The information in this free writing prospectus is preliminary and subject to completion or change. The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase. This free writing prospectus is not an offer to sell or the solicitation of an offer to purchase these securities, nor will there be any sale of these securities in any jurisdiction where that offer, solicitation or sale is not permitted.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File Number 333-143623) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-718-1649.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and prospectus supplement.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, the email communication to which this material may have been attached are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

THIS FREE WRITING PROSPECTUS, DATED AUGUST 1, 2007, MAY BE AMENDED OR COMPLETED PRIOR TO THE TIME OF SALE

$1,820,008,000 (Approximate)
Morgan Stanley Capital I Trust 2007-IQ15

as Issuing Entity

Morgan Stanley Capital I Inc.

as Depositor

Prudential Mortgage Capital Funding, LLC
Principal Commercial Funding II, LLC
Royal Bank of Canada
Morgan Stanley Mortgage Capital Holdings LLC

as Sponsors and Mortgage Loan Sellers

National City Bank

as Mortgage Loan Seller

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-IQ15

Morgan Stanley Capital I Inc. is offering selected classes of its Series 2007-IQ15 Commercial Mortgage Pass-Through Certificates, which represent beneficial ownership interests in the Series 2007-IQ15 trust. The trust’s primary assets will be 134 fixed-rate mortgage loans secured by first mortgage liens on 185 multifamily and commercial properties. Distributions on the certificates will be made on the fourth business day following the determination date in each month, commencing September 13, 2007 in accordance with the priorities described in this free writing prospectus under ‘‘Description of the Offered Certificates — Distributions.’’ Morgan Stanley Capital Services Inc. will provide interest rate swap agreements with respect to each of the Class A-2FL, Class A-4FL, Class A-MFL and Class A-JFL Certificates as described in this free writing prospectus under ‘‘Description of the Swap Contracts.’’ Certain classes of subordinate certificates will provide credit support to certain classes of senior certificates as described in this free writing prospectus under ‘‘Description of the Offered Certificates — Distributions — Subordination; Allocation of Losses and Certain Expenses.’’ The Series 2007-IQ15 Certificates represent interests in and obligations of the issuing entity only and are not interests in or obligations of the depositor, the sponsors or any of their respective affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or private insurer. The depositor will not list the offered certificates on any securities exchange or any automated quotation system of any national securities association.

‘‘IQ’’ is a service mark of Morgan Stanley representing financial investment in the field of commercial mortgage-backed securities collateralized by ‘‘institutional quality’’ whole loans.

Investing in the certificates offered to you involves risks. See ‘‘Risk Factors’’ beginning on page S-45 of this free writing prospectus and page 12 of the base prospectus.

Characteristics of the certificates offered to you include:

Class	Approximate Initial Certificate Balance(1)	Approximate Initial Pass-Through Rate	Pass-Through Rate Description(2)	Ratings (Fitch/S&P)
Class A-1	$61,700,000	%		AAA/AAA
Class A-1A	$278,738,000	%		AAA/AAA
Class A-2	$227,400,000	%		AAA/AAA
Class A-2FL	(4)	LIBOR + %	Floating Rate	AAA/AAA(3)
Class A-3	$72,800,000	%		AAA/AAA
Class A-4	$796,885,000	%		AAA/AAA
Class A-4FL	(4)	LIBOR + %	Floating Rate	AAA/AAA(3)
Class A-M	$205,361,000	%		AAA/AAA
Class A-MFL	(4)	LIBOR + %	Floating Rate	AAA/AAA(3)
Class A-J	$177,124,000	%		AAA/AAA
Class A-JFL	(4)	LIBOR + %	Floating Rate	AAA/AAA(3)
(1)	The certificate balances are approximate and on the closing date may vary by up to 5%. Mortgage loans may be removed from or added to the mortgage pool prior to the closing date within such maximum permitted variance. Any reduction or increase in the number of mortgage loans within these parameters will result in consequential changes to the initial certificate balance of each class of offered certificates and to the other statistical data contained in this free writing prospectus.
(2)	The Class A-1, Class A-1A, Class A-2, Class A-3, Class A-4, Class A-M and Class A-J Certificates and the Class A-2FL, Class A-4FL, Class A-MFL and Class A-JFL Regular Interests will, at all times, accrue interest at a per annum rate equal to (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the weighted average net mortgage rate, (iii) a rate equal to the weighted average net mortgage rate or (iv) a rate equal to the weighted average net mortgage rate less a specified percentage. The Class A-2FL, Class A-4FL, Class A-MFL and Class A-JFL Certificates will, at all times, accrue interest at a per annum floating rate equal to one-month LIBOR plus a specified percentage (provided that for the initial interest accrual period LIBOR shall be an interpolated percentage to reflect the shorter initial interest accrual period) subject to the limitations described in this free writing prospectus.
(3)	The ratings of the Class A-2FL, Class A-4FL, Class A-MFL and Class A-JFL Certificates do not represent any assessment as to whether the floating rate of interest on each such Class will convert to one of a fixed rate or a rate equal to, based on or subject to the weighted average net mortgage rate, as applicable, and only represent the likelihood of the receipt of interest at a rate applicable to the Class A-2FL, Class A-4FL, Class A-MFL and Class A-JFL Regular Interests, respectively. See ‘‘Ratings’’ in this free writing prospectus.
(4)	The principal allocation between each of the Class A-2 and the Class A-2FL Certificates, the Class A-4 and the Class A-4FL Certificates, the Class A-M and the Class A-MFL Certificates and the Class A-J and the Class A-JFL Certificates, respectively, will be determined by market demand up to the amount indicated on the respective fixed rate class.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved the certificates offered to you or determined if this free writing prospectus or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Morgan Stanley & Co. Incorporated will act as sole lead manager and sole bookrunner with respect to the offered certificates. Bear, Stearns & Co. Inc., Greenwich Capital Markets, Inc. and RBC Capital Markets Corporation will act as co-managers with respect to the offered certificates. Morgan Stanley & Co. Incorporated, Bear, Stearns & Co. Inc., Greenwich Capital Markets, Inc. and RBC Capital Markets Corporation, the underwriters, will purchase the certificates offered to you from Morgan Stanley Capital I Inc. and will offer them to the public at negotiated prices determined at the time of sale. The underwriters expect to deliver the certificates to purchasers on or about August 23, 2007. Morgan Stanley Capital I Inc. expects to receive from this offering approximately $, plus accrued interest from the cut-off date, before deducting expenses payable by Morgan Stanley Capital I Inc.

MORGAN STANLEY

BEAR, STEARNS & CO. INC.	RBS GREENWICH CAPITAL	RBC CAPITAL MARKETS

August    , 2007

MORGAN STANLEY CAPITAL I INC.

Commercial Mortgage Pass-Through Certificates, Series 2007-IQ15
Geographic Overview of Mortgage Pool

Washington
4 properties
$38,686,170
1.9% of total
Idaho
2 properties
$32,250,000
1.6% of total
Montana
1 property
$10,000,000
0.5% of total
Missouri
4 properties
$24,432,362
1.2% of total
North Dakota
2 properties
$15,450,000
0.8% of total
Iowa
1 property
$10,800,000
0.5% of total
Minnesota
3 properties
$19,040,455
0.9% of total
Wisconsin
1 property
$3,247,299
0.2% of total
Illinois
2 properties
$13,191,027
0.6% of total
Indiana
4 properties
$75,668,800
3.7% of total
New York
7 properties
$115,479,615
5.6% of total
New Hampshire
1 property
$5,189,955
0.3% of total
Massachusetts
3 properties
$43,526,428
2.1% of total
Oregon
3 properties
$46,063,742
2.2% of total
Utah
1 property
$4,400,000
0.2% of total
Nevada
2 properties
$3,599,186
0.2% of total
Northern California
7 properties
$45,130,855
2.2% of total
California
23 properties
$183,808,250
9.0% of total
Southern California
16 properties
$138,677,395
6.8% of total
Michigan
1 property
$4,500,000
0.2% of total
Pennsylvania
11 properties
$46,948,060
2.3% of total
Ohio
12 properties
$102,240,538
5.0% of total
Connecticut
2 properties
$253,000,000
12.3% of total
New Jersey
5 properties
$22,071,705
1.1% of total
District of Columbia
1 property
$215,000,000
10.5% of total
Maryland
4 properties
$38,028,822
1.9% of total
Virginia
10 properties
$43,904,633
2.1% of total
South Carolina
5 properties
$21,274,690
1.0% of total
North Carolina
3 properties
$5,097,089
0.2% of total
Georgia
9 properties
$116,164,256
5.7% of total
Arizona
6 properties
$41,462,688
2.0% of total
Colorado
2 properties
$6,317,506
0.3% of total
New Mexico
1 property
$18,000,000
0.9% of total
Oklahoma
4 properties
$17,098,897
0.8% of total
Texas
14 properties
$218,215,017
10.6% of total
Louisiana
4 properties
$11,178,809
0.5% of total
Arkansas
3 properties
$30,790,012
1.5% of total
Tennessee
8 properties
$73,630,000
3.6% of total
Alabama
1 property
$3,100,000
0.2% of total
Kentucky
2 properties
$12,974,052
0.6% of total
Florida
13 properties
$107,773,200
5.2% of total
< 1.0% of Cut-Off Date Balance
1.0% - 5.0% of Cut-Off Date Balance
5.1% - 10.0% of Cut-Off Date Balance
> 10.0% of Cut-Off Date Balance

First Stamford, Stamford, CT

Hilton Washington DC, Washington, DC

U-HAUL

U-Haul Portfolio 1, Various

717 Texas Avenue, Houston, TX

Royal Centre, Alpharetta, GA

U-HAUL
SELFSTORAGE
OPEN 7 DAYS

U-Haul Portfolio 2, Various

One Indiana Square, Indianapolis, IN

Jackson Portfolio, Jackson, TN

Metroplex, San Diego, CA

190 East 7th Street, New York, NY

                       IMPORTANT NOTICE ABOUT INFORMATION
                    PRESENTED IN THIS FREE WRITING PROSPECTUS

      Information about the certificates offered to you is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the certificates offered to you; and (b) this free writing prospectus, which describes the specific terms of the certificates offered to you. This free writing prospectus is sometimes referred to herein as the "prospectus supplement."

      You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. The depositor has not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus.

                          -----------------------------

      This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

      The appendices to this prospectus supplement are incorporated into and are a part of this prospectus supplement.

      In this prospectus supplement, the terms "depositor," "we," "our" and "us"
refer to Morgan Stanley Capital I Inc.

                          -----------------------------

      Until ninety days after the date of this prospectus supplement, all dealers that buy, sell or trade the certificates offered by this prospectus supplement, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                          -----------------------------

                              SELLING RESTRICTIONS

EUROPEAN ECONOMIC AREA

      In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter has represented and agreed, and each further underwriter appointed under the programme will be required to represent and agree, that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of the certificates to the public in that Relevant
Member State, except that it may, with effect from and including the Relevant
Implementation Date, make an offer of the certificates to the public in that
Relevant Member State:

      (a)   in the period beginning on the date of publication of a prospectus
            (or in Germany, where the offer starts within) in relation to those certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the
            Prospectus Directive and ending on the date which is 12 months after the date of such publication;

      (b)   at any time to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in
            securities;

      (c)   at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year;
            (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

                                      S-3

      (d)   at any time in any other circumstances which do not require the publication by the depositor of a prospectus pursuant to Article 3 of the Prospectus Directive.

      For the purposes of this provision, the expression of an "offer of the certificates to the public" in relation to any certificates in any Relevant
Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the
Prospectus Directive in that Member State, and the expression "Prospectus
Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

UNITED KINGDOM

      Each underwriter has represented and agreed, and each further underwriter appointed under the programme will be required to represent and agree, that:

      (a)   it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 or Section 236 of the Financial Services and Market Act 2000
            ("FSMA")) received by it in connection with the issue or sale of any certificates in circumstances in which Section 238 of the FSMA does not apply to the depositor; and

      (b)   it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any certificates in, from or otherwise involving the United Kingdom.

                          -----------------------------

                    NOTICE TO RESIDENTS OF THE UNITED KINGDOM

      The trust fund described in this prospectus supplement is a collective investment scheme as defined in the Financial Services and Markets Act 2000 of the United Kingdom. It has not been authorized, or otherwise recognized or approved by the United Kingdom's Financial Services Authority and, as an
unregulated collective investment scheme, accordingly cannot be marketed in the
United Kingdom to the general public.

      The distribution of this prospectus supplement (A) is being made to, or directed at persons who are outside the United Kingdom and (B) is being made to, or directed at, persons who (1) have professional experience in participating in unregulated collective investment schemes, or (2) are persons falling within
Article 22(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Market Act 2000 (Promotion of
Collective Investment Schemes) (Exemptions) Order 2001 (all such persons together being referred to as "PCIS Persons"). This prospectus supplement must not be acted on or relied on by persons who are not PCIS Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to persons who are outside the
United Kingdom or to PCIS Persons and will be engaged in only with such persons.

      Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

                                      S-4

                                      S-5

APPENDIX III - CERTAIN CHARACTERISTICS OF LOAN GROUP 2 ...................................... III-1
APPENDIX IV - SIGNIFICANT LOAN SUMMARIES ..................................................... IV-1
APPENDIX V - FORM OF STATEMENT TO CERTIFICATEHOLDERS .......................................... V-1

                                      S-6

                                EXECUTIVE SUMMARY

      This Executive Summary highlights selected information regarding the certificates. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THIS OFFERING
AND THE UNDERLYING MORTGAGE LOANS, YOU SHOULD READ THIS ENTIRE PROSPECTUS
SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY.

                              CERTIFICATE STRUCTURE

                                        APPROXIMATE INITIAL
 APPROXIMATE                              CERTIFICATE OR         APPROXIMATE INITIAL
CREDIT SUPPORT           CLASS           NOTIONAL BALANCE         PASS-THROUGH RATE
------------------------------------------------------------------------------------

30.000%                Class A-1           $61,700,000%
30.000%               Class A-1A          $278,738,000%
30.000%                Class A-2          $227,400,000%
30.000%               Class A-2FL                  TBD               LIBOR + %
30.000%                Class A-3           $72,800,000%
30.000%                Class A-4          $796,885,000%
30.000%               Class A-4FL                  TBD               LIBOR + %
20.000%                Class A-M          $205,361,000%
20.000%               Class A-MFL                  TBD               LIBOR + %
11.375%                Class A-J          $177,124,000%
11.375%               Class A-JFL                  TBD               LIBOR + %
 9.750%                 Class B            $33,371,000%
 9.000%                 Class C            $15,402,000%
 7.625%                 Class D            $28,237,000%
 6.875%                 Class E            $15,402,000%
 5.375%                 Class F            $30,804,000%
 4.250%                 Class G            $23,103,000%
 3.250%                 Class H            $20,536,000%
  ----                 Class J-P           $66,742,662                 ----
  ----                  Class X         $2,053,605,662                 ----

                                            APPROXIMATE
                                             PERCENT OF       WEIGHTED      PRINCIPAL
 APPROXIMATE                                   TOTAL        AVERAGE LIFE      WINDOW
CREDIT SUPPORT      RATINGS (FITCH/S&P)     CERTIFICATES       (YEARS)       (MONTHS)
--------------------------------------------------------------------------------------

30.000%                   AAA/AAA             3.00%            3.39            1-58
30.000%                   AAA/AAA            13.57%            8.58           1-119
30.000%                   AAA/AAA            11.07%            4.82           58-60
30.000%                   AAA/AAA             ----             4.82           58-60
30.000%                   AAA/AAA             3.54%            7.04           60-107
30.000%                   AAA/AAA            38.80%            9.70          107-119
30.000%                   AAA/AAA             ----             9.70          107-119
20.000%                   AAA/AAA            10.00%            9.88          119-119
20.000%                   AAA/AAA             ----             9.88          119-119
11.375%                   AAA/AAA             8.63%            9.88          119-119
11.375%                   AAA/AAA             ----             9.88          119-119
 9.750%                    AA/AA              1.62%            9.91          119-120
 9.000%                   AA-/AA-             0.75%            9.97          120-120
 7.625%                     A/A               1.37%            9.97          120-120
 6.875%                    A-/A-              0.75%            9.97          120-120
 5.375%                  BBB+/BBB+            1.50%           10.04          120-131
 4.250%                   BBB/BBB             1.12%           11.75          131-143
 3.250%                  BBB-/BBB-            1.00%           11.88          143-143
  ----                     ----               ----             ----            ----
  ----                    AAA/AAA             ----             ----            ----

      Offered Certificates.

      Certificates not offered pursuant to this prospectus supplement.

      o     The notional amount of the Class X Certificates initially will be
            $2,053,605,662.

      o     The percentages indicated under the column "Approximate Credit
            Support" with respect to the Class A-1, Class A-1A, Class A-2, Class
            A-2FL, Class A-3, Class A-4 and Class A-4FL Certificates represent the approximate credit support for those Certificates in the aggregate. The percentages indicated under the column "Approximate
            Credit Support" with respect to the Class A-M and Class A-MFL
            Certificates represent the approximate credit support for those
            Certificates in the aggregate. The percentages indicated under the column "Approximate Credit Support" with respect to the Class A-J and Class A-JFL Certificates represent the approximate credit support for those Certificates in the aggregate.

      o     No other Class of Certificates will provide any credit support to the Class A-2FL, Class A-4FL, Class A-MFL and Class A-JFL
            Certificates for a failure by the Swap Counterparty to make any payment under the related swap agreement.

      o     The initial certificate balance on the closing date may vary by up to 5%. Mortgage loans may be removed from or added to the mortgage pool prior to the closing date within such maximum permitted variance. Any reduction or increase in the number of mortgage loans within these parameters will result in consequential changes to the initial certificate balance of each class of offered certificates and to the other statistical data contained in this prospectus supplement.

                                      S-7

      o     The Class X Certificates and the Class B, Class C, Class D, Class E,
            Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class
            N, Class O and Class P Certificates are not offered pursuant to this prospectus supplement.

      o     The principal allocation between each of the Class A-2 and the Class
            A-2FL Certificates, the Class A-4 and the Class A-4FL Certificates,
            the Class A-M and the Class A-MFL Certificates and the Class A-J and
            the Class A-JFL Certificates, respectively, will be determined by market demand up to the amount indicated on the respective fixed rate class.

      o     The Class A-1, Class A-1A, Class A-2, Class A-3, Class A-4, Class
            A-M and Class A-J Certificates and the Class A-2FL, Class A-4FL,
            Class A-MFL and Class A-JFL Regular Interests will, at all times, accrue interest at a per annum rate equal to (i) a fixed rate, (ii)
            a fixed rate subject to a cap equal to the weighted average net mortgage rate, (iii) a rate equal to the weighted average net mortgage rate or (iv) a rate equal to the weighted average net mortgage rate less a specified percentage. The Class A-2FL, Class
            A-4FL, Class A-MFL and Class A-JFL Certificates will, at all times, accrue interest at a per annum floating rate equal to one-month
            LIBOR plus a specified percentage (provided that for the initial interest accrual period LIBOR shall be an interpolated percentage to reflect the shorter initial interest accrual period) subject to the limitations described in this prospectus supplement.

      o     The initial LIBOR (which will be interpolated between the two-week
            LIBOR and one-month LIBOR) will be determined two (2) Banking Days before the Closing Date. Under certain circumstances described in this prospectus supplement, the interest rates for the Class A-2FL,
            Class A-4FL, Class A-MFL and Class A-JFL Certificates may convert from a one-month LIBOR based rate to one of a fixed rate or a rate equal to, based on or subject to the weighted average net mortgage rate, as applicable. See "Description of the Swap Contracts--The
            Swap Contracts" in this prospectus supplement.

      o     The principal window is expressed in months following the closing date and reflects the period during which distributions of principal would be received under the assumptions set forth in the following sentence. The weighted average life and principal window figures set forth above are based on the following assumptions, among others:
            (i) no losses on the underlying mortgage loans; (ii) no extensions of maturity dates of mortgage loans that do not have "anticipated repayment dates"; (iii) payment in full on the anticipated repayment date or stated maturity date of each mortgage loan having an anticipated repayment date or stated maturity date; and (iv) a 0%
            CPR. See the assumptions set forth under "Yield, Prepayment and
            Maturity Considerations" in this prospectus supplement and under
            "Structuring Assumptions" in the "Glossary of Terms."

      o     For purposes of making distributions to the Class A-1, Class A-1A,
            Class A-2, Class A-3 and Class A-4 Certificates and the Class A-2FL
            and Class A-4FL Regular Interests, the pool of mortgage loans will be deemed to consist of two distinct loan groups, loan group 1 and loan group 2.

      o     Loan group 1 will consist of 113 mortgage loans, representing approximately 86.4% of the initial outstanding pool balance. Loan group 1 will consist of all mortgage loans secured by property types other than multifamily properties and manufactured housing communities. Loan group 2 will consist of 21 mortgage loans secured by multifamily properties and manufactured housing communities, representing approximately 13.6% of the initial outstanding pool balance, and approximately 100% of the principal balance of all the mortgage loans secured by multifamily properties and manufactured housing communities.

      o     So long as funds are sufficient on any distribution date to make distributions of all interest on that distribution date to the Class
            A-1, Class A-1A, Class A-2, Class A-3, Class A-4 and Class X
            Certificates and the Class A-2FL and Class A-4FL Regular Interests,
            interest distributions on the Class A-1, Class A-2, Class A-3 and
            Class A-4 Certificates and the Class A-2FL and Class A-4FL Regular
            Interests will be based upon amounts available relating to mortgage loans in loan group 1, interest distributions on the Class A-1A
            Certificates will be based upon amounts available relating to mortgage loans in loan group 2 and interest distributions on the
            Class X Certificates will be based upon amounts available relating to all the mortgage loans in the mortgage pool. However, if on any distribution date, funds are insufficient to make distributions of all interest on that distribution date to the Class A-1, Class A-1A,
            Class A-2, Class A-3,

                                      S-8

            Class A-4 and Class X Certificates and the Class A-2FL and Class
            A-4FL Regular Interests, available funds will be allocated among all these Classes pro rata in accordance with their interest
            entitlements for that distribution date, without regard to loan group.

      o     Generally, the Class A-1, Class A-2, Class A-3 and Class A-4
            Certificates and the Class A-2FL and Class A-4FL Regular Interests
            will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 2 after the certificate principal balance of the Class A-1A
            Certificates has been reduced to zero and the Class A-1A
            Certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 1 after the principal balances of the Class A-4 Certificates and the Class A-4FL Regular Interest have been reduced to zero.
            However, on and after any distribution date on which the certificate principal balances of the Class A-M through Class P Certificates have been reduced to zero, distributions of principal collected or advanced in respect of the pool of mortgage loans will be
            distributed to the Class A-1, Class A-1A, Class A-2, Class A-3 and
            Class A-4 Certificates and the Class A-2FL and Class A-4FL Regular
            Interests, pro rata.

      o     The Class EI Certificates represent beneficial ownership of certain excess interest in respect of mortgage loans having a
            hyper-amortization feature. These certificates are not represented in this table and are not offered pursuant to this prospectus supplement.

      o     The Class R-I, R-II and R-III Certificates also represent ownership interests in the trust. These certificates are not represented in this table and are not offered pursuant to this prospectus supplement.

      o     It is a condition to the issuance of the certificates that the certificates receive the ratings set forth above.

      o     The Class A-2FL, Class A-4FL, Class A-MFL and Class A-JFL
            Certificates will each represent an undivided beneficial interest in a grantor trust for federal income tax purposes, which grantor trust is comprised of the related swap contract, the related floating rate account and the Class A-2FL, Class A-4FL, Class A-MFL or Class A-JFL
            Regular Interest, respectively. See "Federal Income Tax
            Consequences" in this prospectus supplement.

      o     The ratings of the Class A-2FL, Class A-4FL, Class A-MFL and Class
            A-JFL Certificates do not represent any assessment as to whether the floating rate of interest on each such Class will convert to one of a fixed rate or a rate equal to, based on or subject to the weighted average net mortgage rate, as applicable, and only represent the likelihood of the receipt of interest at a rate applicable to the
            Class A-2FL, Class A-4FL, Class A-MFL and Class A-JFL Regular
            Interests, respectively. See "Ratings" in this prospectus
            supplement.

                                      S-9

                       SUMMARY OF FREE WRITING PROSPECTUS

      This summary highlights selected information from this free writing prospectus. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING
OF THE OFFERED CERTIFICATES, YOU SHOULD READ THIS ENTIRE DOCUMENT AND THE
ACCOMPANYING PROSPECTUS CAREFULLY.

                                             WHAT YOU WILL OWN

GENERAL ..................................   Your certificates (along with the privately offered
                                             certificates) will represent beneficial interests in a
                                             trust created by Morgan Stanley Capital I Inc. on the
                                             closing date. All payments to you will come only from the
                                             amounts received in connection with the assets of the
                                             trust. The trust's assets will primarily consist of 134
                                             fixed rate mortgage loans secured by first mortgage liens
                                             on 185 commercial and multifamily properties, and with
                                             respect to the Class A-2FL, Class A-4FL, Class A-MFL and
                                             Class A-JFL Certificates, a related swap contract with
                                             Morgan Stanley Capital Services Inc.

TITLE OF CERTIFICATES ....................   Commercial Mortgage Pass-Through Certificates, Series
                                             2007-IQ15.

MORTGAGE POOL ............................   The mortgage pool consists of 134 mortgage loans with an
                                             aggregate principal balance of all mortgage loans as of the cut-off date of approximately $2,053,605,662, which may
                                             vary by up to 5%. Each mortgage loan requires scheduled
                                             payments of principal and/or interest to be made monthly.
                                             For purposes of those mortgage loans that have a due date
                                             on a date other than the first of the month, we have
                                             assumed that those mortgage loans are due on the first of
                                             the month for purposes of determining their cut-off dates
                                             and cut-off date balances.

                                             With respect to Mortgage Loan No. 103, The Tower, the
                                             related mortgaged property also secures, on a pari passu
                                             basis, another note that is not included in the trust. See
                                             "Description of the Mortgage Pool--Non-Trust Serviced Pari
                                             Passu Loan." With respect to each of Mortgage Loan No. 2,
                                             Hilton Washington DC, and Mortgage Loan No. 76, Hampton Inn
                                             - Brunswick, GA, the related mortgaged property also
                                             secures, on a subordinated basis, other notes that are not included in the trust. See "Description of the Mortgage
                                             Pool--Serviced Companion Loans."

                                             As of the cut-off date, the balances of the mortgage loans in the mortgage pool range from approximately $999,186 to
                                             approximately $250,000,000 and the mortgage loans are
                                             assumed to have an approximate average balance of
                                             $15,325,415.

                                             For purposes of calculating distributions on certain
                                             classes of certificates, the mortgage loans in the pool of mortgage loans backing the offered certificates will be
                                             divided into a loan group 1 and a loan group 2.

                                             Loan group 1 will consist of 113 mortgage loans (which are secured by property types other than multifamily properties and manufactured housing communities) with an initial
                                             outstanding loan group 1 balance of $1,774,867,574, which
                                             may vary up to 5%. Loan group 1 represents approximately
                                             86.4% of the initial outstanding pool balance.

                                      S-10

                                             Loan group 2 will consist of 20 mortgage loans that are
                                             secured by multifamily properties and one mortgage loan
                                             that is secured by a manufactured housing community
                                             property. Loan Group 2 has an initial outstanding loan
                                             group 2 balance of $278,738,088, which may vary up to 5%.
                                             Loan group 2 represents approximately 13.6% of the initial outstanding pool balance.

                                             As of the cut-off date, the balances of the mortgage loans in loan group 1 range from approximately $999,186 to
                                             approximately $250,000,000 and the mortgage loans in loan
                                             group 1 are assumed to have an approximate average balance of $15,706,793. As of the cut-off date, the balances of the mortgage loans in loan group 2 range from approximately
                                             $1,700,000 to approximately $65,000,000 and the mortgage
                                             loans in loan group 2 are assumed to have an approximate
                                             average balance of $13,273,242.

                                             RELEVANT PARTIES AND DATES

ISSUING ENTITY ...........................   Morgan Stanley Capital I Trust 2007-IQ15, a New York common law trust, will issue the certificates. The trust will be
                                             formed pursuant to the pooling and servicing agreement
                                             between the depositor, the master servicers, the special
                                             servicers, the trustee and the paying agent. See
                                             "Transaction Parties--The Issuing Entity" in this
                                             prospectus supplement.

DEPOSITOR ................................   Morgan Stanley Capital I Inc., a Delaware corporation, is
                                             the depositor. As depositor, Morgan Stanley Capital I Inc.
                                             will acquire the mortgage loans from the mortgage loan
                                             sellers and deposit them into the trust. Morgan Stanley
                                             Capital I Inc. is an affiliate of Morgan Stanley Mortgage
                                             Capital Holdings LLC (successor-in-interest by merger to
                                             Morgan Stanley Mortgage Capital, Inc.), a sponsor of this
                                             transaction and a mortgage loan seller, Morgan Stanley &
                                             Co. Incorporated, one of the underwriters, and Morgan
                                             Stanley Capital Services Inc., the swap counterparty. See
                                             "Transaction Parties--The Depositor" in this prospectus
                                             supplement.

MASTER SERVICERS .........................   Capmark Finance Inc., formerly known as GMAC Commercial
                                             Mortgage Corporation, a California corporation, will act as master servicer with respect to the mortgage loans sold to the trust, other than the mortgage loans sold to the trust by Prudential Mortgage Capital Funding, LLC. Prudential
                                             Asset Resources, Inc. will act as master servicer with
                                             respect to the mortgage loans sold to the trust by
                                             Prudential Mortgage Capital Funding, LLC, other than The
                                             Tower mortgage loan. Prudential Asset Resources, Inc. will not service The Tower mortgage loan under the pooling and
                                             servicing agreement but will service The Tower mortgage
                                             loan and the related non-pooled pari passu note as a master servicer of the Bear Stearns Commercial Mortgage Securities
                                             Trust 2006-PWR14, into which such non-pooled pari passu
                                             note has been deposited. Each master servicer will also
                                             service the related subordinate notes (if any), which are
                                             not included in the trust, but which are serviced under the pooling and servicing agreement. See "Servicing of the
                                             Mortgage Loans--General" and "Transaction Parties--Master
                                             Servicers" in this prospectus supplement. The master
                                             servicers will be primarily responsible for servicing and
                                             administering, directly or through sub-servicers, mortgage loans (a) as to which there is no default or reasonably
                                             foreseeable default that would give rise to a transfer of
                                             servicing to the special servicers and (b) as to which any such default or reasonably foreseeable default has

                                      S-11

                                             been corrected, including as part of a work out. In
                                             addition, the master servicers will be primarily
                                             responsible for making principal and interest advances and servicing advances under the pooling and servicing
                                             agreement.

                                             The master servicing fee in any month is an amount equal to the product of the portion of the per annum master
                                             servicing fee rate applicable to that month, determined in the same manner as the applicable mortgage rate is
                                             determined for each mortgage loan for that month, and the
                                             scheduled principal balance of each mortgage loan. The
                                             master servicing fee rate (including any sub-servicing or
                                             primary servicing fees) for Capmark Finance Inc. will
                                             range, on a loan-by-loan basis, from 0.02% per annum to
                                             0.07% per annum, which amount is inclusive of the excess
                                             servicing fee (if applicable). The master servicing fee
                                             rate (including any sub-servicing or primary servicing fee)
                                             for Prudential Asset Resources, Inc. will range, on a
                                             loan-by-loan basis, from 0.02% per annum to 0.07% per
                                             annum, which amount is inclusive of the excess servicing
                                             fee. In addition, the master servicers will be entitled to retain certain borrower-paid fees and certain income from
                                             investment of certain accounts maintained as part of the
                                             trust fund, as additional servicing compensation.

                                             See "Description of the Offered
                                             Certificates--Distributions--Fees and Expenses" and
                                             "Servicing of the Mortgage Loans--The Master
                                             Servicers--Master Servicer Compensation" in this prospectus supplement.

PRIMARY SERVICERS ........................   Principal Global Investors, LLC will act as primary
                                             servicer with respect to those mortgage loans sold to the
                                             trust by Principal Commercial Funding II, LLC. Capstone
                                             Realty Advisors, LLC will act as primary servicer with
                                             respect to those mortgage loans sold to the trust by
                                             National City Bank. Each master servicer will pay the fees of its related primary servicer or servicers. Midland Loan
                                             Services, Inc. will act as primary servicer with respect to the U-Haul Portfolio 1 mortgage loans, the U-Haul Portfolio
                                             2 mortgage loan and the U-Haul Portfolio 3 mortgage loans.

                                             See "Servicing of the Mortgage Loans--General" and
                                             "Transaction Parties--The Primary Servicers" in this
                                             prospectus supplement.

SPECIAL SERVICERS ........................   Centerline Servicing Inc., a Delaware corporation and an
                                             affiliate of the initial operating adviser, will act as
                                             special servicer with respect to all of the mortgage loans in the trust (other than The Tower mortgage loan and the
                                             Hilton Washington DC mortgage loan) and the related
                                             subordinate notes (which are not included in the trust, but which are serviced under the pooling and servicing
                                             agreement). Centerline Servicing Inc. will not special
                                             service The Tower mortgage loan under the pooling and
                                             servicing agreement but will special service The Tower
                                             mortgage loan and the related non-pooled pari passu note as the special servicer of the Bear Stearns Commercial
                                             Mortgage Securities Trust 2006-PWR14, into which such
                                             non-pooled pari passu note has been deposited. Prudential
                                             Asset Resources, Inc. will act as special servicer of the
                                             Hilton Washington DC mortgage loan and the related
                                             subordinate notes. Generally, the special servicers will
                                             service a mortgage loan upon the occurrence of certain
                                             events that cause that mortgage loan to become a "specially serviced mortgage loan." The special servicers' principal
                                             compensation for their special servicing activities will be the special servicing fee, the workout fee and the

                                      S-12

                                             liquidation fee. See "Servicing of the Mortgage
                                             Loans--General" and "Transaction Parties--The Special
                                             Servicers" in this prospectus supplement.

                                             The special servicing fee is an amount equal to, in any
                                             month, the product of the portion of a rate equal to 0.25%
                                             per annum applicable to that month, determined in the same manner as the applicable mortgage rate is determined for
                                             each specially serviced mortgage loan (or the related
                                             serviced whole loan, as applicable) for that month, and the scheduled principal balance of each specially serviced
                                             mortgage loan (or the related serviced whole loan, as
                                             applicable).

                                             The liquidation fee means, generally, 1.00% of the
                                             liquidation proceeds received in connection with a final
                                             disposition of a specially serviced mortgage loan (or the
                                             related serviced whole loan, as applicable) or REO property or portion thereof and any condemnation proceeds and
                                             insurance proceeds received by the trust (net of any
                                             expenses incurred by the applicable special servicer on
                                             behalf of the trust in connection with the collection of
                                             the condemnation proceeds and insurance proceeds).

                                             The workout fee is a fee payable with respect to any
                                             rehabilitated mortgage loan (which means a specially
                                             serviced mortgage loan or the related serviced whole loan, as applicable, as to which three consecutive scheduled
                                             payments have been made, there is no other event causing it to constitute a specially serviced mortgage loan, and
                                             certain other conditions have been met) equal to 1.00% of
                                             the amount of each collection of interest (other than
                                             default interest and any excess interest) and principal
                                             received (including any condemnation proceeds received and applied as a collection of the interest and principal) on
                                             such mortgage loan (or serviced whole loan, as applicable)
                                             or for so long as it remains a rehabilitated mortgage loan.

                                             In addition, the special servicers will be entitled to
                                             retain certain borrower-paid fees and certain income from
                                             investment of certain accounts maintained as part of the
                                             trust fund, as additional servicing compensation.

                                             See "Description of the Offered
                                             Certificates--Distributions--Fees and Expenses" and
                                             "Servicing of the Mortgage Loans--The Special
                                             Servicers--Special Servicer Compensation" in this
                                             prospectus supplement.

TRUSTEE ..................................   Wells Fargo Bank, N.A., a national banking association,
                                             will act as trustee and custodian of the trust on behalf of the Series 2007-IQ15 certificateholders. See "Transaction
                                             Parties--The Trustee and Custodian" in this prospectus
                                             supplement. In addition, the trustee will be primarily
                                             responsible for back-up advancing if any of the master
                                             servicers fails to perform its advancing obligations.
                                             Following the transfer of the underlying mortgage loans
                                             into the trust, the trustee, on behalf of the trust, will
                                             become the holder of each mortgage loan transferred to the trust.

                                             The trustee fee is an amount equal to, in any month, the
                                             product of the portion of a rate equal to 0.00095% per
                                             annum applicable to that month, determined in the same
                                             manner as the applicable mortgage rate is determined for
                                             each mortgage loan for that month, and the scheduled
                                             principal balance of each mortgage loan.

                                      S-13

                                             See "Description of the Offered
                                             Certificates--Distributions--Fees and Expenses" in this
                                             prospectus supplement.

PAYING AGENT .............................   U.S. Bank National Association, a national banking
                                             association, will act as the paying agent, certificate
                                             registrar and authenticating agent for the certificates.
                                             The paying agent will also have, or be responsible for
                                             appointing an agent to perform, additional duties with
                                             respect to tax administration of the issuing entity. A
                                             portion of the trustee fee is payable to the paying agent.
                                             See "Transaction Parties--The Paying Agent, Certificate
                                             Registrar and Authenticating Agent" in this prospectus
                                             supplement.

                                             See "Description of the Offered
                                             Certificates--Distributions--Fees and Expenses" in this
                                             prospectus supplement.

OPERATING ADVISER ........................   The holders of certificates representing more than 50% of
                                             the aggregate certificate balance of the most subordinate
                                             class of certificates outstanding at any time of
                                             determination, or, if the certificate balance of that class of certificates is less than 25% of the initial certificate balance of that class, the next most subordinate class of
                                             certificates, may appoint a representative to act as
                                             operating adviser for the purposes described in this
                                             prospectus supplement. The initial operating adviser will
                                             be Centerline REIT Inc., an affiliate of one of the special servicers.

                                             With respect to a mortgage loan that has a subordinate note related thereto, the holders of the related subordinate
                                             note might initially be entitled to exercise certain rights of the operating adviser. See "Description of the Mortgage
                                             Pool--Serviced Companion Loans" in this prospectus
                                             supplement.

                                             With respect to The Tower mortgage loan, the operating
                                             adviser will have only the limited consultation rights set forth in the related co-lender agreement and the 2006-PWR14 pooling and servicing agreement, as more fully discussed in this prospectus supplement.

SPONSORS .................................   Prudential Mortgage Capital Funding, LLC, a Delaware
                                             limited liability company, Principal Commercial Funding II,
                                             LLC, a Delaware limited liability company, Royal Bank of
                                             Canada, a Canadian bank, and Morgan Stanley Mortgage
                                             Capital Holdings LLC (successor-in-interest by merger to
                                             Morgan Stanley Mortgage Capital, Inc.), a New York limited liability company, are sponsors of this transaction. As
                                             sponsors, Prudential Mortgage Capital Funding, LLC,
                                             Principal Commercial Funding II, LLC, Royal Bank of Canada
                                             and Morgan Stanley Mortgage Capital Holdings LLC have
                                             organized and initiated the transactions in which the
                                             certificates will be issued and will sell mortgage loans to the depositor. The depositor will transfer the mortgage
                                             loans to the trust, and the trust will then issue the
                                             certificates. Prudential Mortgage Capital Funding, LLC is
                                             an affiliate of Prudential Mortgage Capital Company, LLC,
                                             one of the originators, and an affiliate of one of the
                                             master servicers and special servicers, Prudential Asset
                                             Resources, Inc. Principal Global Investors, LLC, the
                                             primary servicer with respect to those mortgage loans sold to the trust by Principal Commercial Funding II, LLC, is
                                             the parent of Principal Commercial Funding, LLC, which owns a 49% interest in Principal Commercial Funding II, LLC.
                                             Principal Commercial Funding II, LLC is an affiliate of
                                             U.S. Bank National Association, the paying agent. Royal
                                             Bank of Canada is an affiliate of RBC Capital Markets
                                             Corporation, one of the underwriters. Morgan Stanley
                                             Mortgage

                                      S-14

                                             Capital Holdings LLC is an affiliate of the depositor,
                                             Morgan Stanley & Co. Incorporated, one of the underwriters, and Morgan Stanley Capital Services Inc., the swap
                                             counterparty. See "Transaction Parties--The Sponsors,
                                             Mortgage Loan Sellers and Originators" in this prospectus
                                             supplement.

MORTGAGE LOAN SELLERS ....................   Prudential Mortgage Capital Funding, LLC, as to 26 mortgage loans (which include 21 mortgage loans in loan group 1 and five mortgage loans in loan group 2), representing 36.5% of the initial outstanding pool balance (and representing
                                             38.3% of the initial outstanding loan group 1 balance and
                                             24.9% of the initial outstanding loan group 2 balance).

                                             Principal Commercial Funding II, LLC, as to 39 mortgage
                                             loans (which include 32 mortgage loans in loan group 1 and seven mortgage loans in loan group 2), representing 20.6%
                                             of the initial outstanding pool balance (and representing
                                             20.4% of the initial outstanding loan group 1 balance and
                                             22.3% of the initial outstanding loan group 2 balance).

                                             Royal Bank of Canada, as to 34 mortgage loans (which
                                             include 31 mortgage loans in loan group 1 and three
                                             mortgage loans in loan group 2), representing 19.2% of the initial outstanding pool balance (and representing 17.5% of the initial outstanding loan group 1 balance and 30.3% of
                                             loan group 2).

                                             Morgan Stanley Mortgage Capital Holdings LLC, as to 25
                                             mortgage loans (which include 23 mortgage loans in loan
                                             group 1 and two mortgage loans in loan group 2),
                                             representing 19.0% of the initial outstanding pool balance
                                             (and representing 20.5% of the initial outstanding loan
                                             group 1 balance and 9.6% of the initial outstanding loan
                                             group 2 balance).

                                             National City Bank, as to ten mortgage loans (which include six mortgage loans in loan group 1 and four mortgage loans in loan group 2), representing 4.6% of the initial
                                             outstanding pool balance (and representing 3.3% of the
                                             initial outstanding loan group 1 balance and 12.9% of the
                                             initial outstanding loan group 2 balance).

                                             See "Transaction Parties--The Sponsors, Mortgage Loan
                                             Sellers and Originators" in this prospectus supplement.

SWAP COUNTERPARTY ........................   Morgan Stanley Capital Services Inc., a Delaware
                                             corporation, is the swap counterparty. The obligations of
                                             Morgan Stanley Capital Services Inc. under the swap
                                             contract will be guaranteed by Morgan Stanley. Morgan
                                             Stanley Capital Services Inc. is an affiliate of the
                                             depositor, of Morgan Stanley Mortgage Capital Holdings LLC, a sponsor of the transaction and a mortgage loan seller,
                                             and of Morgan Stanley & Co. Incorporated, one of the
                                             Underwriters.

ORIGINATORS ..............................   Each mortgage loan seller or its affiliate originated or
                                             purchased the mortgage loans as to which it is acting as
                                             mortgage loan seller. See "Transaction Parties--The
                                             Sponsors, Mortgage Loan Sellers and Originators" in this
                                             prospectus supplement.

UNDERWRITERS .............................   Morgan Stanley & Co. Incorporated, Bear, Stearns & Co.
                                             Inc., Greenwich Capital Markets, Inc. and RBC Capital
                                             Markets Corporation. Morgan Stanley & Co. Incorporated will be sole lead manager and sole book runner and is an
                                             affiliate of Morgan Stanley Mortgage Capital Holdings LLC, one of the sponsors, mortgage loan

                                      S-15

                                             sellers and originators, of Morgan Stanley Capital Services
                                             Inc., the swap counterparty, and of the depositor. RBC
                                             Capital Markets Corporation is an affiliate of Royal Bank
                                             of Canada, one of the sponsors, mortgage loan sellers and
                                             originators.

SIGNIFICANT OBLIGORS .....................   Mortgage Loan No. 1, First Stamford, represents 12.2% of
                                             the initial outstanding pool balance and Mortgage Loan No.
                                             2, Hilton Washington DC, represents 10.5% of the initial
                                             outstanding pool balance, and therefore, the related
                                             property of each of these mortgage loans is a "significant obligor" as defined in Regulation AB. See Appendix IV for
                                             the description of the significant obligors and certain
                                             financial information thereof.

CUT-OFF DATE .............................   August 1, 2007. For purposes of the information contained
                                             in this prospectus supplement (including the appendices to this prospectus supplement), scheduled payments due in
                                             August 2007 with respect to mortgage loans not having
                                             payment dates on the first of each month have been deemed
                                             received on August 1, 2007, not the actual day on which
                                             those scheduled payments are due. All references to the
                                             "cut-off date" with respect to any mortgage loan
                                             characteristics (including any numerical or statistical
                                             information) contained in this prospectus supplement are
                                             based on an assumption that all scheduled payments will be made on the respective due date and that no unscheduled
                                             prepayments are made.

CLOSING DATE .............................   On or about August 23, 2007.

DETERMINATION DATE .......................   With respect to any distribution date and any of the
                                             mortgage loans, the 7th day of the month in which such
                                             distribution date occurs or, if such day is not a business day, the next succeeding business day.

DISTRIBUTION DATE ........................   The fourth business day following the determination date,
                                             commencing September 13, 2007.

RECORD DATE ..............................   With respect to each distribution date, the close of
                                             business on the last business day of the preceding calendar month.

EXPECTED FINAL DISTRIBUTION DATES ........

                                                  Class A-1                      June 11, 2012
                                                  Class A-1A                     July 11, 2017
                                                  Class A-2                     August 11, 2012
                                                  Class A-2FL                   August 11, 2012
                                                  Class A-3                      July 11, 2016
                                                  Class A-4                      July 11, 2017
                                                  Class A-4FL                    July 11, 2017
                                                  Class A-M                      July 11, 2017
                                                  Class A-MFL                    July 11, 2017
                                                  Class A-J                      July 11, 2017
                                                  Class A-JFL                    July 11, 2017

                                             The expected final distribution date for each class of
                                             certificates is the date on which that class is expected to be paid in full, assuming no delinquencies, losses,
                                             modifications, extensions of maturity dates, repurchases or prepayments of the mortgage loans after the initial
                                             issuance of the certificates and according to the
                                             Structuring Assumptions. Mortgage loans with anticipated
                                             repayment dates are assumed to repay in full on those
                                             dates.

                                      S-16

RATED FINAL DISTRIBUTION DATE ............   As to each class of offered certificates, the distribution date in June 2049.

                                             OFFERED CERTIFICATES

GENERAL ..................................   Morgan Stanley Capital I Inc. is offering the following 11 classes of its Series 2007-IQ15 Commercial Mortgage
                                             Pass-Through Certificates:

                                             o    Class A-l

                                             o    Class A-1A

                                             o    Class A-2

                                             o    Class A-2FL

                                             o    Class A-3

                                             o    Class A-4

                                             o    Class A-4FL

                                             o    Class A-M

                                             o    Class A-MFL

                                             o    Class A-J

                                             o    Class A-JFL

                                             The entire series will consist of a total of 30 classes,
                                             the following 19 of which are not being offered by this
                                             prospectus supplement and the accompanying prospectus:
                                             Class X, Class B, Class C, Class D, Class E, Class F, Class
                                             G, Class H, Class J, Class K, Class L, Class M, Class N,
                                             Class O, Class P, Class EI, Class R-I, Class R-II and Class
                                             R-III.

                                             On the closing date, the Class A-2FL, Class A-4FL, Class
                                             A-MFL and Class A-JFL Regular Interests (the "Floating Rate
                                             Regular Interests") will also be issued by the trust as
                                             uncertificated regular interests in REMIC III. The Class
                                             A-2FL, Class A-4FL, Class A-MFL and Class A-JFL Regular
                                             Interests are not offered hereby. The depositor will
                                             transfer the Class A-2FL, Class A-4FL, Class A-MFL and
                                             Class A-JFL Regular Interests and the related swap
                                             contracts to the paying agent on behalf of the trust in
                                             exchange for the Class A-2FL, Class A-4FL, Class A-MFL and
                                             Class A-JFL Certificates (the "Floating Rate
                                             Certificates"), respectively. The Class A-2FL, Class A-4FL,
                                             Class A-MFL and Class A-JFL Certificates will each
                                             represent all of the beneficial ownership interest in the
                                             Class A-2FL, Class A-4FL, Class A-MFL or Class A-JFL
                                             Regular Interest, respectively, the related swap contract
                                             and funds or assets on deposit from time to time in the
                                             related floating rate account.

CERTIFICATE BALANCE ......................   Your certificates will have the approximate aggregate
                                             initial certificate balance presented in the chart below
                                             and this balance below may vary by up to 5% on the closing date. Mortgage loans may be removed from or added to the
                                             mortgage pool prior to the closing date within such maximum permitted variance. Any reduction or increase in the number of mortgage loans within these parameters will result in
                                             consequential changes to the initial certificate balance of each class of offered

                                      S-17

                                             certificates and to the other statistical data contained in this prospectus supplement:

                                                  Class A-1                      $61,700,000
                                                  Class A-1A                    $278,738,000
                                                  Class A-2                     $227,400,000
                                                  Class A-2FL                           TBD*
                                                  Class A-3                      $72,800,000
                                                  Class A-4                     $796,885,000
                                                  Class A-4FL                           TBD*
                                                  Class A-M                     $205,361,000
                                                  Class A-MFL                           TBD*
                                                  Class A-J                     $177,124,000
                                                  Class A-JFL                           TBD*
                                             ________________

                                             *    The principal allocation between each of the Class A-2
                                                  and the Class A-2FL Certificates, the Class A-4 and
                                                  the Class A-4FL Certificates, the Class A-M and the
                                                  Class A-MFL Certificates and the Class A-J and the
                                                  Class A-JFL Certificates, respectively, will be
                                                  determined by market demand up to the amount indicated
                                                  on the respective fixed rate class.

                                             The certificate balance at any time is the maximum amount
                                             of principal distributable to a class and is subject to
                                             adjustment on each distribution date to reflect any
                                             reductions resulting from distributions of principal to
                                             that class or any allocations of losses to that class.

                                             The certificate balance of each of the Class A-2FL, Class
                                             A-4FL, Class A-MFL and Class A-JFL Certificates will be
                                             equal to the certificate balance of the related Floating
                                             Rate Regular Interests.

                                             The Class X Certificates, which are private certificates,
                                             will not have certificate balances. Such class of
                                             certificates will instead represent the right to receive
                                             distributions of interest accrued as described in this
                                             prospectus supplement on a notional amount.

                                             The notional amount of the Class X Certificates will be
                                             equal to the aggregate of the certificate balances of the
                                             other classes of certificates (other than the Class A-2FL,
                                             Class A-4FL, Class A-MFL, Class A-JFL, Class EI, Class R-I,
                                             Class R-II and Class R-III Certificates) and the Class
                                             A-2FL, Class A-4FL, Class A-MFL and Class A-JFL Regular
                                             Interests outstanding from time to time.

                                             The notional amount of the Class X Certificates will be
                                             reduced on each distribution date by any distributions of
                                             principal actually made on, and any losses actually
                                             allocated to, any other class of certificates (other than
                                             the Class A-2FL, Class A-4FL, Class A-MFL, Class A-JFL,
                                             Class EI, Class R-I, Class R-II and Class R-III
                                             Certificates) and Class A-2FL, Class A-4FL, Class A-MFL and
                                             Class A-JFL Regular Interests outstanding from time to
                                             time.

                                             Upon initial issuance, the aggregate notional amount of the
                                             Class X Certificates will be $2,053,605,662, subject to a
                                             permitted variance of plus or minus 5%. The notional amount of the Class X Certificates is used solely for the purpose of determining the amount of interest to be distributed on that certificate and does not represent the right to
                                             receive any distributions of principal.

                                      S-18

PASS-THROUGH RATES .......................   Your certificates will accrue interest at an annual rate
                                             called a pass-through rate. The following table lists the
                                             approximate initial pass-through rates for each class of
                                             offered certificates:

                                                  Class A-1%
                                                  Class A-1A                        %
                                                  Class A-2%
                                                  Class A-2FL                   LIBOR + %
                                                  Class A-3%
                                                  Class A-4%
                                                  Class A-4FL                   LIBOR + %
                                                  Class A-M                         %
                                                  Class A-MFL                   LIBOR + %
                                                  Class A-J                         %
                                                  Class A-JFL                   LIBOR + %

                                             The Class A-1, Class A-1A, Class A-2, Class A-3, Class A-4,
                                             Class A-M and Class A-J Certificates and the Class A-2FL,
                                             Class A-4FL, Class A-MFL and Class A-JFL Regular Interests
                                             will, at all times, accrue interest at a per annum rate
                                             equal to (i) a fixed rate, (ii) a fixed rate subject to a
                                             cap equal to the weighted average net mortgage rate, (iii)
                                             a rate equal to the weighted average net mortgage rate or
                                             (iv) a rate equal to the weighted average net mortgage rate less a specified percentage. The Class A-2FL, Class A-4FL,
                                             Class A-MFL and Class A-JFL Certificates will, at all
                                             times, accrue interest at a per annum floating rate equal
                                             to one-month LIBOR plus a specified percentage (provided
                                             that for the initial interest accrual period LIBOR shall be an interpolated percentage to reflect the shorter initial
                                             interest accrual period) subject to the limitations
                                             described in this prospectus supplement.

                                             Interest on the certificates (other than the Class A-2FL,
                                             Class A-4FL, Class A-MFL and Class A-JFL Certificates) will be calculated on the basis of a 360-day year consisting of twelve 30-day months, also referred to in this prospectus
                                             supplement as a 30/360 basis. Interest on the Class A-2FL,
                                             Class A-4FL, Class A-MFL and Class A-JFL Certificates will be computed on the basis of the actual number of days
                                             elapsed during the related interest accrual period and a
                                             360-day year.

                                             With respect to the Class A-2FL, Class A-4FL, Class A-MFL
                                             and Class A-JFL Certificates, in the case of a default by
                                             the swap counterparty under the related swap contract, and until such default is cured or the related swap contract is replaced, the Class A-2FL, Class A-4FL, Class A-MFL and
                                             Class A-JFL Certificates will accrue interest at the
                                             pass-through rate of the Class A-2FL, Class A-4FL, Class
                                             A-MFL and Class A-JFL Regular Interests, respectively,
                                             which will be equal to (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the weighted average net mortgage rate, (iii) a rate equal to the weighted average net
                                             mortgage rate or (iv) a rate equal to the weighted average net mortgage rate less a specified percentage (in each
                                             case, per annum, calculated on the basis of a 360-day year consisting of twelve 30-day months). The Class A-2FL, Class
                                             A-4FL, Class A-MFL and Class A-JFL Regular Interests do not
                                             receive interest at a LIBOR-based rate. In the event that
                                             after payment of the net swap payment due from or to the
                                             related swap counterparty, as the case may be, there are
                                             insufficient funds in the related Floating Rate Account to make the full distribution of the Class A-2FL Interest
                                             Distribution Amount, Class A-4FL Interest Distribution
                                             Amount, Class A-MFL Interest Distribution Amount or Class
                                             A-JFL

                                      S-19

                                             Interest Distribution Amount to the holders of the Class
                                             A-2FL, Class A-4FL, Class A-MFL or Class A-JFL
                                             Certificates, respectively, the resulting interest
                                             shortfall will be borne by the holders of the Class A-2FL,
                                             Class A-4FL, Class A-MFL and Class A-JFL Certificates,
                                             respectively.

                                             If the pass-through rate on the Class A-2FL, Class A-4FL,
                                             Class A-MFL or Class A-JFL Regular Interest is reduced
                                             below the related pass-through rate set forth in the
                                             immediately preceding paragraph, there will be a
                                             corresponding dollar-for-dollar reduction in the interest
                                             payment made by the swap counterparty to the trust and,
                                             ultimately, a corresponding decrease in the effective
                                             pass-through rate on the Class A-2FL, Class A-4FL, Class
                                             A-MFL or Class A-JFL Certificates, respectively, for such
                                             distribution date.

                                             The pass-through rate applicable to the Class X
                                             Certificates for the initial distribution date will equal
                                             approximately ___% per annum.

                                             The pass-through rate applicable to the Class X
                                             Certificates for each distribution date subsequent to the
                                             initial distribution date will equal the weighted average
                                             of the respective strip rates (the "Class X Strip Rates")
                                             at which interest accrues from time to time on the
                                             respective components of the total notional amount of the
                                             Class X Certificates outstanding immediately prior to the
                                             related distribution date (weighted on the basis of the
                                             respective notional balances of those components
                                             outstanding immediately prior to that distribution date).
                                             Each of those components will have a notional balance equal to the certificate balance of one of the classes of the
                                             certificates with a principal balance (other than the Class
                                             A-2FL, Class A-4FL, Class A-MFL and Class A-JFL
                                             Certificates) or the Class A-2FL, Class A-4FL, Class A-MFL
                                             and Class A-JFL Regular Interests. The applicable Class X
                                             Strip Rate with respect to each component for each
                                             distribution date will equal the excess, if any, of (a) the weighted average net mortgage rate for the distribution
                                             date, over (b) the pass-through rate for the distribution
                                             date for the related class of certificates with a principal balance (other than the Class A-2FL, Class A-4FL, Class
                                             A-MFL and Class A-JFL Certificates) or the Class A-2FL,
                                             Class A-4FL, Class A-MFL and Class A-JFL Regular Interests.
                                             Under no circumstances will any Class X Strip Rate be less than zero.

                                             The "weighted average net mortgage rate" for a particular
                                             distribution date is a weighted average of the interest
                                             rates on the mortgage loans minus a weighted average annual administrative cost rate, which includes the master
                                             servicing fee rate (including any sub-servicing or primary servicing fees), any excess servicing fee rate and the
                                             trustee fee rate related to the applicable mortgage loans.
                                             The relevant weighting is based upon the respective
                                             scheduled principal balances of the mortgage loans as in
                                             effect immediately prior to the relevant distribution date.
                                             For purposes of calculating the weighted average net
                                             mortgage rate, the mortgage loan interest rates of the
                                             mortgage loans will not reflect any default interest rate.
                                             The mortgage loan interest rates of the mortgage loans will also be determined without regard to any loan term
                                             modifications agreed to by the applicable special servicer or resulting from any borrower's bankruptcy or insolvency.
                                             In addition, for purposes of calculating the weighted
                                             average net mortgage rate, if a mortgage loan does not
                                             accrue interest on a 30/360 basis, its interest rate for
                                             any month will, in general, be deemed to be the rate per
                                             annum that, when calculated on a 30/360 basis, will produce the amount of

                                      S-20

                                             interest that actually accrues on that mortgage loan in
                                             that month and as further adjusted as described in this
                                             prospectus supplement.

(1) DISTRIBUTIONS

A.  AMOUNT AND ORDER OF
    DISTRIBUTIONS ........................   On each distribution date, funds available for distribution from the mortgage loans, net of specified trust expenses,
                                             including all servicing fees, trustee fees and related
                                             compensation, will be distributed in the following amounts and priority:

                                             Step l/Class A Senior and Class X:  To interest,
                                             concurrently,

                                             o    on Class A-1, A-2, A-3 and A-4 Certificates and the
                                                  Class A-2FL and Class A-4FL Regular Interests from the
                                                  portion of the available distribution amount for the
                                                  applicable distribution date that is attributable to
                                                  the mortgage loans in loan group 1, pro rata, in
                                                  accordance with their interest entitlements,

                                             o    on Class A-1A, from the portion of the available
                                                  distribution amount for the applicable distribution
                                                  date that is attributable to the mortgage loans in
                                                  loan group 2, and

                                             o    on Class X, from the available distribution amount, in
                                                  accordance with its interest entitlement.

                                             However, if on any distribution date, the available
                                             distribution amount (or applicable portion thereof) is
                                             insufficient to pay in full the total amount of interest to be paid to any of the Class A Senior Certificates (other
                                             than the Class A-2FL and Class A-4FL Certificates), the
                                             Class A-2FL or Class A-4FL Regular Interest or the Class X
                                             Certificates on that distribution date as described above, the available distribution amount will be allocated among
                                             all these classes pro rata in accordance with their
                                             interest entitlements for that distribution date, without
                                             regard to loan group.

                                             Step 2/Class A Senior: To the extent of amounts then
                                             required to be distributed as principal, concurrently,

                                             (a) to the Class A-1, Class A-2, Class A-3 and Class A-4
                                             Certificates and the Class A-2FL and Class A-4FL Regular
                                             Interests,

                                             o    first, to the Class A-1 Certificates, from the portion
                                                  of such amounts attributable to loan group 1 and,
                                                  after the principal balance of the Class A-1A
                                                  Certificates has been reduced to zero, the portion of
                                                  such amounts attributable to loan group 2 remaining
                                                  after payments to the Class A-1A Certificates have
                                                  been made on the applicable distribution date, until
                                                  the Class A-1 Certificates are reduced to zero,

                                             o    second, to the Class A-2 Certificates and the Class
                                                  A-2FL Regular Interest, pro rata, from the portion of
                                                  such amounts attributable to loan group 1 and, after
                                                  the principal balance of the Class A-1A Certificates
                                                  has been reduced to zero, the portion of such amounts
                                                  attributable to loan group 2 remaining after payments
                                                  to the Class A-1A and Class A-1 Certificates have been
                                                  made on the applicable distribution date, until the
                                                  Class A-2 Certificates and the Class A-2FL Regular
                                                  Interest are reduced to zero,

                                      S-21

                                             o    third, to the Class A-3 Certificates, from the portion
                                                  of such amounts attributable to loan group 1 and,
                                                  after the principal balance of the Class A-1A
                                                  Certificates has been reduced to zero, the portion of
                                                  such amounts attributable to loan group 2 remaining
                                                  after payments to the Class A-1A, Class A-1 and Class
                                                  A-2 Certificates and the Class A-2FL Regular Interest
                                                  have been made on the applicable distribution date,
                                                  until the Class A-3 Certificates are reduced to zero,
                                                  and

                                             o    fourth, to the Class A-4 Certificates and the Class
                                                  A-4FL Regular Interest, pro rata, from the portion of
                                                  such amounts attributable to loan group 1 and, after
                                                  the principal balance of the Class A-1A Certificates
                                                  has been reduced to zero, the portion of such amounts
                                                  attributable to loan group 2 remaining after payments
                                                  to the Class A-1A, Class A-1, Class A-2 and Class A-3
                                                  Certificates and the Class A-2FL Regular Interest have
                                                  been made on the applicable distribution date, until
                                                  the Class A-4 Certificates and the Class A-4FL Regular
                                                  Interest are reduced to zero,

                                             (b) to Class A-1A, from the portion of such amounts
                                             attributable to loan group 2 and, after the principal
                                             balances of the Class A-4 Certificates and the Class A-4FL
                                             Regular Interest have been reduced to zero, the portion of such amounts attributable to loan group 1 remaining after
                                             payments to the Class A-1, Class A-2, Class A-3 and Class
                                             A-4 Certificates and the Class A-2FL and Class A-4FL
                                             Regular Interests have been made on the applicable
                                             distribution date, until its principal balance is reduced
                                             to zero.

                                             If the principal amount of each class of principal balance certificates other than Classes A-1, A-1A, A-2, A-3 and A-4
                                             Certificates and the Class A-2FL and Class A-4FL Regular
                                             Interests has been reduced to zero as a result of losses on the mortgage loans or an appraisal reduction, principal
                                             will be distributed to Classes A-1, A-1A, A-2, A-3 and A-4
                                             Certificates and the Class A-2FL and Class A-4FL Regular
                                             Interests, pro rata, in accordance with their principal
                                             balances.

                                             Step 3/Class A Senior and Class X: To reimburse Classes
                                             A-1, A-1A, A-2, A-3 and A-4 Certificates and the Class
                                             A-2FL and Class A-4FL Regular Interests, with respect to
                                             interest only, Class X, pro rata, for any previously
                                             unreimbursed losses on the mortgage loans that were
                                             previously borne by those classes, together with interest
                                             at the applicable pass-through rate.

                                             Step 4/Class A-M and Class A-MFL: To the Class A-M
                                             Certificates and the Class A-MFL Regular Interest, pro
                                             rata, as follows: (a) to interest on the Class A-M
                                             Certificates and the Class A-MFL Regular Interest in the
                                             amount of their respective interest entitlements; (b) to
                                             the extent of amounts required to be distributed as
                                             principal, to principal on the Class A-M Certificates and
                                             the Class A-MFL Regular Interest in the amount of their
                                             respective principal entitlements until their principal
                                             balances are reduced to zero; and (c) to reimburse the
                                             Class A-M Certificates and the Class A-MFL Regular Interest
                                             for any previously unreimbursed losses on the mortgage
                                             loans that were previously borne by those classes, together with interest at the applicable pass-through rate.

                                             Step 5/Class A-J and Class A-JFL: To the Class A-J
                                             Certificates and the Class A-JFL Regular Interest, pro
                                             rata, as follows: (a) to interest on

                                      S-22

                                             the Class A-J Certificates and the Class A-JFL Regular
                                             Interest, in the amount of their respective interest
                                             entitlements; (b) to the extent of amounts required to be
                                             distributed as principal, to principal on the Class A-J
                                             Certificates and the Class A-JFL Regular Interest, in the
                                             amount of their respective principal entitlements until
                                             their principal balances are reduced to zero; and (c) to
                                             reimburse the Class A-J Certificates and the Class A-JFL
                                             Regular Interest, for any previously unreimbursed losses on the mortgage loans that were previously borne by those
                                             classes, together with interest at the applicable
                                             pass-through rate.

                                             Step 6/Subordinate Private Certificates: In the amounts and order of priority described in the pooling and servicing
                                             agreement.

                                             The amounts payable to the Class A-2FL, Class A-4FL, Class
                                             A-MFL and Class A-JFL Certificates will be as described in
                                             "Description of the Swap Contracts" in this prospectus
                                             supplement.

                                             Each certificateholder will receive its share of
                                             distributions on its class of certificates on a pro rata
                                             basis with all other holders of certificates of the same
                                             class. See "Description of the Offered
                                             Certificates--Distributions" in this prospectus supplement.

B.  INTEREST AND PRINCIPAL
    ENTITLEMENTS .........................   A description of the interest entitlement payable to each
                                             class can be found in "Description of the Offered
                                             Certificates--Distributions" in this prospectus supplement.
                                             As described in that section, there are circumstances
                                             relating to the timing of prepayments in which your
                                             interest entitlement for a distribution date could be less than 1 full month's interest at the pass-through rate on
                                             your certificate's principal balance. In addition, the
                                             right of each master servicer, each special servicer and
                                             the trustee to reimbursement for payment of non-recoverable advances, payment of compensation and reimbursement of
                                             certain costs and expenses will be prior to your right to
                                             receive distributions of principal or interest.

                                             The Class X Certificates will not be entitled to principal distributions. The amount of principal required to be
                                             distributed on the classes entitled to principal on a
                                             particular distribution date will, in general, be equal to the sum of:

                                             o    the principal portion of all scheduled payments, other
                                                  than balloon payments, to the extent received or
                                                  advanced by the master servicer or other party (in
                                                  accordance with the pooling and servicing agreement)
                                                  during the related collection period;

                                             o    all principal prepayments and the principal portion of
                                                  balloon payments received during the related
                                                  collection period;

                                             o    the principal portion of other collections on the
                                                  mortgage loans received during the related collection
                                                  period, such as liquidation proceeds, condemnation
                                                  proceeds, insurance proceeds and income on "real
                                                  estate owned"; and

                                             o    the principal portion of proceeds of mortgage loan
                                                  repurchases received during the related collection
                                                  period;

                                      S-23

                                             subject, however, to the adjustments described in this
                                             prospectus supplement. See the definition of "Principal
                                             Distribution Amount" in the "Glossary of Terms."

C.  PREPAYMENT PREMIUMS/YIELD
    MAINTENANCE CHARGES ..................   The manner in which any prepayment premiums and yield
                                             maintenance charges received during a particular collection period will be allocated to the Class X Certificates, on
                                             the one hand, and the classes of principal balance
                                             certificates (other than the Class A-2FL, Class A-4FL,
                                             Class A-MFL and Class A-JFL Certificates) and the Class
                                             A-2FL, Class A-4FL, Class A-MFL and Class A-JFL Regular
                                             Interests, on the other hand, is described in "Description of the Offered Certificates--Distributions" in this
                                             prospectus supplement. The Class A-2FL, Class A-4FL, Class
                                             A-MFL and Class A-JFL Certificates will not be entitled to receive any prepayment premiums or yield maintenance
                                             charges for so long as the related swap contract remains in place. See "Description of the
                                             Certificates--Distributions--The Floating Rate
                                             Certificates" herein.

(2) SUBORDINATION

A.  GENERAL ..............................   The chart below describes the manner in which the rights of various classes will be senior to the rights of other
                                             classes. Entitlement to receive principal and interest
                                             (other than certain excess interest in connection with
                                             hyperamortizing loans) on any distribution date is depicted in descending order. The manner in which mortgage loan
                                             losses (including interest other than certain excess
                                             interest (over the amount of interest that would have
                                             accrued if the interest rate did not increase) in
                                             connection with hyperamortizing loans) are allocated is
                                             depicted in ascending order.

                                                  --------------------------------------------------
                                                  Class A-1, Class A-1A*, Class A-2, Class A-2FL**,
                                                  Class A-3, Class A-4, Class A-4FL** and Class X***
                                                  --------------------------------------------------
                                                                           |
                                                  --------------------------------------------------
                                                             Class A-M and Class A-MFL**
                                                  --------------------------------------------------
                                                                           |
                                                  --------------------------------------------------
                                                             Class A-J and Class A-JFL**
                                                  --------------------------------------------------
                                                                           |
                                                  --------------------------------------------------
                                                                     Classes B-P
                                                  --------------------------------------------------

                                             NO OTHER FORM OF CREDIT ENHANCEMENT WILL BE AVAILABLE TO
                                             YOU AS A HOLDER OF OFFERED CERTIFICATES.
                                             _______________

                                             *    The Class A-1A Certificates have a priority
                                                  entitlement to principal payments received in respect
                                                  of mortgage loans included in loan group 2. The Class
                                                  A-1, Class A-2, Class A-3 and Class A-4 Certificates
                                                  and the Class A-2FL and Class A-4FL Regular Interests
                                                  have a priority entitlement to principal payments
                                                  received in respect of mortgage loans included in loan
                                                  group 1. See "Description of the Offered
                                                  Certificates--Distributions" in this prospectus
                                                  supplement.

                                             **   Reference to "Class A-2FL," "Class A-4FL," "Class
                                                  A-MFL" or "Class A-JFL" in the chart is to the Class
                                                  A-2FL, Class A-4FL, Class A-MFL or Class A-JFL Regular
                                                  Interest, respectively.

                                             ***  Interest only certificates. No principal payments or
                                                  realized loan losses of principal will be allocated to
                                                  the Class X Certificates. However, any mortgage loan
                                                  losses allocated to any class of principal balance
                                                  certificates will reduce the notional amount of the
                                                  Class X Certificates.

                                      S-24

                                             In addition, while mortgage loan losses and available funds shortfalls will not be directly allocated to the Class
                                             A-2FL, Class A-4FL, Class A-MFL and Class A-JFL
                                             Certificates, mortgage loan losses and available funds
                                             shortfalls may be allocated to the Class A-2FL, Class
                                             A-4FL, Class A-MFL and Class A-JFL Regular Interests, in
                                             reduction of their respective certificate balances,
                                             respectively and the amount of their respective interest
                                             entitlements. Any decrease in the certificate balance of
                                             the Class A-2FL, Class A-4FL, Class A-MFL or Class A-JFL
                                             Regular Interest will result in a corresponding decrease in the certificate balance of the Class A-2FL, Class A-4FL,
                                             Class A-MFL or Class A-JFL Certificates, respectively and
                                             any interest shortfalls suffered by the Class A-2FL, Class
                                             A-4FL, Class A-MFL or Class A-JFL Regular Interest will
                                             reduce the amount of interest distributed on the Class
                                             A-2FL, Class A-4FL, Class A-MFL or Class A-JFL
                                             Certificates, respectively to the extent described in this prospectus supplement.

B.  SHORTFALLS IN AVAILABLE FUNDS ........   The following types of shortfalls in available funds will
                                             reduce amounts available for distribution and will be
                                             allocated in the same manner as mortgage loan losses:

                                             o    shortfalls resulting from compensation which the
                                                  special servicers are entitled to receive;

                                             o    shortfalls resulting from interest on advances made by
                                                  each master servicer, each special servicer or the
                                                  trustee, to the extent not covered by default interest
                                                  and late payment charges paid by the borrower; and

                                             o    shortfalls resulting from a reduction of a mortgage
                                                  loan's interest rate by a bankruptcy court or other
                                                  modification or from other unanticipated,
                                                  extraordinary or default-related expenses of the
                                                  trust.

                                             Reductions in distributions to the Class A-2FL, Class
                                             A-4FL, Class A-MFL or Class A-JFL Regular Interest will
                                             cause a corresponding reduction in distributions to the
                                             Class A-2FL, Class A-4FL, Class A-MFL or Class A-JFL
                                             Certificates, respectively, to the extent described in this prospectus supplement.

                                             Shortfalls in mortgage loan interest as a result of the
                                             timing of voluntary and involuntary prepayments (net of
                                             certain amounts required to be used by each master servicer to offset those shortfalls) will be allocated to each class of certificates (or the Floating Rate Regular Interests),
                                             pro rata, in accordance with their respective interest
                                             entitlements.

                                      S-25

                            INFORMATION ABOUT THE MORTGAGE POOL

(1) CHARACTERISTICS OF THE MORTGAGE POOL

A.  GENERAL ..............................   All numerical information in this prospectus supplement
                                             concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects
                                             the weighting of the mortgage loans based upon their
                                             outstanding principal balances as of the cut-off date,
                                             which assumes that no unscheduled principal payments will
                                             be made. With respect to mortgage loans not having due
                                             dates on the first day of each month, scheduled payments
                                             due in August 2007 have been deemed received on August 1,
                                             2007.

                                             When information presented in this prospectus supplement
                                             with respect to mortgaged properties is expressed as a
                                             percentage of the initial pool balance, the percentages are based upon the cut-off date principal balances of the
                                             related mortgage loans or, with respect to an individual
                                             property securing a multi-property mortgage loan, the
                                             portions of those loan balances allocated to such
                                             properties. The allocated loan amount for each mortgaged
                                             property securing a multi-property mortgage loan is set
                                             forth on Appendix II to this prospectus supplement.

                                             With respect to Mortgage Loan No. 103, The Tower, the
                                             related mortgaged property also secures, on a pari passu
                                             basis, another note that is not included in the trust. See
                                             "Description of the Mortgage Pool--Non-Trust Serviced Pari
                                             Passu Loan." With respect to each of Mortgage Loan No. 2,
                                             Hilton Washington DC, and Mortgage Loan No. 76, Hampton Inn
                                             - Brunswick, GA, the related mortgaged property also
                                             secures, on a subordinated basis, other notes that are not included in the trust. See "Description of the Mortgage
                                             Pool--Serviced Companion Loans."

B.  PRINCIPAL BALANCES ...................   The trust's primary assets will be 134 mortgage loans
                                             (which include 113 mortgage loans in loan group 1 and 21
                                             mortgage loans in loan group 2) with an aggregate principal balance as of the cut-off date of approximately
                                             $2,053,605,662 (which includes $1,774,867,574 in loan group
                                             1 and $278,738,088 in loan group 2). It is possible that
                                             the aggregate mortgage loan balance, the initial
                                             outstanding loan group 1 balance and the initial
                                             outstanding loan group 2 balance will vary by up to 5%. As of the cut-off date, the principal balance of the mortgage loans in the mortgage pool range from approximately
                                             $999,186 to approximately $250,000,000 (and the balances of the mortgage loans range from approximately $999,186 to
                                             approximately $250,000,000 and from approximately
                                             $1,700,000 to approximately $65,000,000 in loan group 1 and loan group 2, respectively) and the mortgage loans are
                                             assumed to have an approximate average balance of
                                             $15,325,415 (and an approximate average balance of
                                             $15,706,793 in loan group 1 and $13,273,242 in loan group
                                             2, respectively).

C.  FEE SIMPLE/LEASEHOLD .................   183 mortgaged properties, securing mortgage loans
                                             representing 97.4% of the initial outstanding pool balance
                                             (which include 158 mortgaged properties in loan group 1,
                                             securing mortgage loans representing 97.0% of the initial
                                             outstanding loan group 1 balance, and 25 mortgaged
                                             properties in loan group 2, securing mortgage loans
                                             representing 100.0% of the initial outstanding loan group 2 balance), are subject to a mortgage, deed of trust or
                                             similar security instrument that creates a first

                                      S-26

                                             mortgage lien on a fee simple estate in the applicable
                                             mortgaged properties.

                                             Two mortgaged properties, securing mortgage loans
                                             representing 2.6% of the initial outstanding pool balance
                                             (which properties are in loan group 1, securing mortgage
                                             loans representing 3.0% of the initial outstanding loan
                                             group 1 balance) are subject to a mortgage, deed of trust
                                             or similar security instrument that creates a first
                                             mortgage lien on a leasehold interest in the applicable
                                             mortgaged properties.

                                             Certain of the mortgage loans are secured by a mortgaged
                                             property that consists of the related borrower's interest
                                             in condominium interests in buildings and/or other
                                             improvements, the related percentage interests in the
                                             common areas and the related voting rights in the
                                             condominium association. See "Risk Factors--Condominium
                                             Ownership May Limit Use and Improvements."

D.  PROPERTY TYPES .......................   The following table shows how the mortgage loans are
                                             secured by collateral which is distributed among different types of properties.

                                                                       AGGREGATE        PERCENTAGE OF
                                                                     CUT-OFF DATE    INITIAL OUTSTANDING
                                             PROPERTY TYPE              BALANCE         POOL BALANCE
                                             ---------------------   -------------   -------------------

                                             Office ..............   $  696,484,854        33.9%
                                             Retail ..............   $  373,252,946        18.2%
                                             Self Storage ........   $  313,979,827        15.3%
                                             Multifamily(1) ......   $  275,540,811        13.4%
                                             Hospitality .........   $  248,675,801        12.1%
                                             Industrial ..........   $   95,271,421         4.6%
                                             Mixed Use ...........   $   28,800,000         1.4%
                                             Other ...............   $   18,402,726         0.9%
                                             Manufactured Housing
                                               Community .........   $    3,197,277         0.2%
                                             TOTAL ...............   $2,053,605,662       100.0%

                                             (1)  Includes one residential cooperative property,
                                                  representing 1.0% of the initial outstanding pool
                                                  balance.

                                             For information regarding the types of properties securing the mortgage loans included in loan group 1 or loan group
                                             2, see Appendix I to this prospectus supplement.

                                      S-27

E.  PROPERTY LOCATION ....................   The number of mortgaged properties, and the approximate
                                             percentage of the initial outstanding pool balance of the
                                             mortgage loans secured by mortgaged properties, located in the 7 states and the District of Columbia with the highest concentrations of mortgaged properties are as described in the table below:

                                                                        PROPERTY LOCATION

                                                                           PERCENTAGE OF           NUMBER OF
                                                                        INITIAL OUTSTANDING   MORTGAGED PROPERTIES
                                             STATE                         POOL BALANCE       IN THE MORTGAGE POOL
                                             -------------------------  -------------------   --------------------

                                             Connecticut .............         12.3%                   2
                                             Texas ...................         10.6%                  14
                                             District of Columbia ....         10.5%                   1
                                             California ..............          9.0%                  23
                                                Southern California ..          6.8%                  16
                                                Northern California ..          2.2%                   7
                                             Georgia .................          5.7%                   9
                                             New York ................          5.6%                   7
                                             Florida .................          5.2%                  13
                                             Ohio                               5.0%                  12

                                             The remaining mortgaged properties are located throughout
                                             31 states. None of these states has a concentration of
                                             mortgaged properties that represents security for more than
                                             3.7% of the initial outstanding pool balance.

                                             For information regarding the location of properties
                                             securing the mortgage loans included in loan group 1 or
                                             loan group 2, see Appendix I to this prospectus supplement.

F.  OTHER MORTGAGE LOAN
    FEATURES .............................   As of the cut-off date, the mortgage loans are assumed to
                                             have the following characteristics:

                                             o    The most recent scheduled payment of principal and
                                                  interest on any mortgage loan was not 30 days or more
                                                  past due, and no mortgage loan has been 30 days or
                                                  more past due in the past year.

                                             o    Seven groups of mortgage loans were made to the same
                                                  borrower or to borrowers that are affiliated with one
                                                  another through partial or complete direct or indirect
                                                  common ownership (which include five groups of
                                                  mortgage loans exclusively in loan group 1 and two
                                                  groups of mortgage loans exclusively in loan group 2;
                                                  of these seven groups, the three largest groups
                                                  represent 10.2%, 5.5% and 1.2%, respectively, of the
                                                  initial outstanding pool balance). The related
                                                  borrower concentrations of the three largest groups
                                                  exclusively in loan group 1 represent 11.8%, 6.4% and
                                                  1.2%, respectively, of the initial outstanding loan
                                                  group 1 balance, and the two largest groups of
                                                  mortgage loans exclusively in loan group 2 represent
                                                  8.6% and 5.8%, respectively, of the initial
                                                  outstanding loan group 2 balance.

                                             o    22 of the mortgaged properties securing mortgage
                                                  loans, representing 4.0% of the initial outstanding
                                                  pool balance (and representing 4.7% of the initial
                                                  outstanding loan group 1 balance), are each leased to
                                                  a single tenant.

                                      S-28

                                             o    All of the mortgage loans bear interest at fixed
                                                  rates.

                                             o    No mortgage loan permits negative amortization or the
                                                  deferral of accrued interest (except excess interest
                                                  that would accrue in the case of hyperamortizing loans
                                                  after the applicable anticipated repayment date for
                                                  the related mortgage loans).

G.  BALLOON LOANS/ARD LOANS ..............   As of the cut-off date, the mortgage loans are assumed to
                                             have the following additional characteristics:

                                             o    125 of the mortgage loans, representing 98.4% of the
                                                  initial outstanding pool balance (which include 104
                                                  mortgage loans in loan group 1, representing 98.1% of
                                                  the initial outstanding loan group 1 balance, and 21
                                                  mortgage loans in loan group 2, representing 100.0% of
                                                  the initial outstanding loan group 2 balance), are
                                                  "balloon loans" (including the hyperamortizing loans).
                                                  For purposes of this prospectus supplement, we
                                                  consider a mortgage loan to be a "balloon loan" if its
                                                  principal balance is not scheduled to be fully or
                                                  substantially amortized by the loan's maturity date or
                                                  anticipated repayment date, as applicable. Of these
                                                  125 mortgage loans, 14 of the mortgage loans,
                                                  representing 11.6% of the initial outstanding pool
                                                  balance (which are in loan group 1, representing 13.4%
                                                  of the initial outstanding loan group 1 balance), are
                                                  hyperamortizing loans that provide for an increase in
                                                  the mortgage rate and/or principal amortization at a
                                                  specified date prior to stated maturity. These loans
                                                  are structured to encourage the borrower to repay the
                                                  loan in full by the specified date (which is prior to
                                                  the loan's stated maturity date) upon which these
                                                  increases occur.

H.  INTEREST ONLY LOANS ..................   As of the cut-off date, the mortgage loans are assumed to
                                             have the following additional characteristics:

                                             o    51 mortgage loans, representing 31.4% of the initial
                                                  outstanding pool balance (which include 39 mortgage
                                                  loans in loan group 1, representing 30.9% of the
                                                  initial outstanding loan group 1 balance, and 12
                                                  mortgage loans in loan group 2, representing 34.0% of
                                                  the initial outstanding loan group 2 balance), provide
                                                  for monthly payments of interest only during a portion
                                                  of the term, and then provide for principal and
                                                  interest payments over the remaining term.

                                             o    27 mortgage loans, representing 46.7% of the initial
                                                  outstanding pool balance (which include 21 mortgage
                                                  loans in loan group 1, representing 44.4% of the
                                                  initial outstanding loan group 1 balance, and six
                                                  mortgage loans in loan group 2, representing 61.1% of
                                                  the initial outstanding loan group 2 balance), provide
                                                  for monthly payments of interest only for their entire
                                                  term.

I.  PREPAYMENT/DEFEASANCE
      PROVISIONS .........................   As of the cut-off date, each of the mortgage loans
                                             restricts voluntary principal prepayments in one of the
                                             following ways:

                                             o    92 mortgage loans, representing 56.0% of the initial
                                                  outstanding pool balance (which include 76 mortgage
                                                  loans in loan group 1, representing 51.3% of the
                                                  initial outstanding loan group 1 balance, and 16
                                                  mortgage loans in loan group 2, representing 85.6% of
                                                  the initial outstanding loan group 2 balance),
                                                  prohibit voluntary

                                      S-29

                                                  principal prepayments during a lockout period, but
                                                  permit the related borrower, after an initial period
                                                  of at least 2 years following the date of issuance of
                                                  the Certificates, to defease the mortgage loan by
                                                  pledging to the trust "government securities" as
                                                  defined in the Investment Company Act of 1940, subject
                                                  to rating agency requirements, and obtaining the
                                                  release of the mortgaged property from the lien of the
                                                  mortgage.

                                             o    32 mortgage loans, representing 16.9% of the initial
                                                  outstanding pool balance (which include 29 mortgage
                                                  loans in loan group 1, representing 18.1% of the
                                                  initial outstanding loan group 1 balance, and three
                                                  mortgage loans in loan group 2, representing 8.9% of
                                                  the initial outstanding loan group 2 balance),
                                                  prohibit voluntary principal prepayments during a
                                                  lockout period, and following the lockout period
                                                  permit principal prepayments if accompanied by a
                                                  prepayment premium calculated as the greater of a
                                                  yield maintenance formula and 1.0% of the amount
                                                  prepaid.

                                             o    One mortgage loan, representing 12.2% of the initial
                                                  outstanding pool balance (which is in loan group 1,
                                                  representing 14.1% of the initial outstanding loan
                                                  group 1 balance), prohibits voluntary principal
                                                  prepayments during a lockout period, and following the
                                                  lockout period permits the related borrower, after an
                                                  initial period of at least 2 years following the date
                                                  of the issuance of the Certificates, to defease the
                                                  mortgage loan by pledging to the trust "government
                                                  securities" as defined in the Investment Company Act
                                                  of 1940 and obtaining the release of the mortgaged
                                                  property from the lien of the mortgage, and then after
                                                  a certain period of time also permits voluntary
                                                  prepayments for a certain period of time if
                                                  accompanied by the greater of a yield maintenance
                                                  formula and 1.0% of the amount prepaid.

                                             o    Three mortgage loans, representing 9.5% of the initial
                                                  outstanding pool balance (which are in loan group 1,
                                                  representing 11.0% of the initial outstanding loan
                                                  group 1 balance), prohibit voluntary principal
                                                  prepayments during a lockout period, and following the
                                                  lockout period permit voluntary prepayments if
                                                  accompanied by the greater of a yield maintenance
                                                  formula and 1.0% of the amount prepaid, and also
                                                  permit the related borrower, after an initial period
                                                  of at least 2 years following the date of the issuance
                                                  of the Certificates, to defease the mortgage loan by
                                                  pledging to the trust "government securities" as
                                                  defined in the Investment Company Act of 1940 and
                                                  obtaining the release of the mortgaged property from
                                                  the lien of the mortgage.

                                             o    One mortgage loan, representing 3.7% of the initial
                                                  outstanding pool balance (which is in loan group 1,
                                                  representing 4.3% of the initial outstanding loan
                                                  group 1 balance), has no lockout period and permits
                                                  only voluntary principal prepayments for a certain
                                                  period of time if accompanied by the greater of a
                                                  yield maintenance formula and 1.0% of the amount
                                                  prepaid, and following such period permits the
                                                  borrower either to make such prepayment or, after an
                                                  initial period of at least 2 years following the date
                                                  of the issuance of the Certificates, to defease the
                                                  mortgage loan by pledging to the trust "government
                                                  securities" as defined in the Investment Company Act
                                                  of 1940 and obtaining the release of the mortgaged
                                                  property from the lien of the mortgage, and then after
                                                  a certain period of time permits either such
                                                  defeasance or

                                      S-30

                                                  voluntary principal prepayments if accompanied by the
                                                  greater of a yield maintenance formula and 0.5% of the
                                                  amount prepaid.

                                             o    Three mortgage loans, representing 0.9% of the initial
                                                  outstanding pool balance (which include one mortgage
                                                  loan in loan group 1, representing 0.2% of the initial
                                                  outstanding loan group 1 balance, and two mortgage
                                                  loans in loan group 2, representing 5.5% of the
                                                  initial outstanding loan group 2 balance), have no
                                                  lockout period and the mortgage loans permit voluntary
                                                  principal prepayments for a certain period of time, if
                                                  accompanied by the greater of a yield maintenance
                                                  formula and 1.0% of the amount prepaid.

                                             o    One mortgage loan, representing 0.7% of the initial
                                                  outstanding pool balance (which is in loan group 1,
                                                  representing 0.8% of the initial outstanding loan
                                                  group 1 balance), has no lockout period and permits
                                                  only voluntary principal prepayments for a certain
                                                  period of time if accompanied by the greater of a
                                                  yield maintenance formula and 1.0% of the amount
                                                  prepaid, and following such period permits the
                                                  borrower either to make such prepayment or, after an
                                                  initial period of at least 2 years following the date
                                                  of the issuance of the Certificates, to defease the
                                                  mortgage loan by pledging to the trust "government
                                                  securities" as defined in the Investment Company Act
                                                  of 1940 and obtaining the release of the mortgaged
                                                  property from the lien of the mortgage.

                                             o    One mortgage loan, representing 0.1% of the initial
                                                  outstanding pool balance (and representing 0.1% of the
                                                  initial outstanding loan group 2 balance), prohibits
                                                  voluntary principal prepayment during a lockout
                                                  period, and following the lockout period permits
                                                  voluntary principal prepayments if (i) prior to April
                                                  2014, accompanied by the greater of a yield
                                                  maintenance formula and 1.0% of the outstanding
                                                  principal balance of the note on the date of
                                                  prepayment, (ii) from April 2014 through March 2015,
                                                  accompanied by the lesser of a yield maintenance
                                                  formula and 5.0% of the outstanding principal balance
                                                  of the note on the date of prepayment, (iii) from
                                                  April 2015 through March 2016, accompanied by the
                                                  lesser of a yield maintenance formula and 4.0% of the
                                                  outstanding principal balance of the note on the date
                                                  of prepayment, (iv) from April 2016 through March
                                                  2017, accompanied by the lesser of a yield maintenance
                                                  formula and 3.0% of the outstanding principal balance
                                                  of the note on the date of prepayment, (v) from April
                                                  2017 through March 2018, accompanied by the lesser of
                                                  a yield maintenance formula and 2.0% of the
                                                  outstanding principal balance of the note on the date
                                                  of prepayment and (iv) from April 2018 through
                                                  February 2019, accompanied by the lesser of a yield
                                                  maintenance formula and 1.0% of the outstanding
                                                  principal balance of the note on the date of
                                                  prepayment.

                                             Notwithstanding the above, the mortgage loans generally (i)
                                             permit prepayment in connection with casualty or
                                             condemnation and certain other matters without payment of a prepayment premium or yield maintenance charge and (ii)
                                             provide for a specified period commencing prior to and
                                             including the maturity date or the anticipated repayment
                                             date during which the related borrower may prepay the
                                             mortgage loan without payment of a prepayment premium or
                                             yield maintenance charge. See "Description of the Mortgage
                                             Pool--Prepayment Restrictions." See the footnotes to
                                             Appendix II of this prospectus

                                      S-31

                                             supplement for more details about the various yield
                                             maintenance formulas.

                                             With respect to the prepayment and defeasance provisions
                                             set forth above, certain of the mortgage loans also include provisions described below:

                                             o    One mortgage loan, representing 10.5% of the initial
                                                  outstanding pool balance (which is in loan group 1,
                                                  representing 12.1% of the initial outstanding loan
                                                  group 1 balance), allows a release of a parcel
                                                  including approximately 1.98 acres of land and
                                                  approximately 59,500 square feet of hotel space,
                                                  consisting of approximately 14,500 square feet of
                                                  existing guest rooms and the 45,000 square foot
                                                  existing exhibit hall, provided the borrower satisfies
                                                  certain conditions, including, but not limited to: (i)
                                                  no event of default has occurred and is continuing,
                                                  (ii) payment of an amount equal to the greater of (a)
                                                  the sum of $9,750,000 and the product of (x) $282,261
                                                  and (y) the anticipated net decrease in the number of
                                                  hotel rooms at the mortgaged property after giving
                                                  effect to both the release and the completion of the
                                                  work or (b) if the release parcel is being sold other
                                                  than to an affiliate of the borrower, 75% of the net
                                                  sales price, after reasonable closing costs, of the
                                                  release parcel, (iii) satisfaction of the prepayment
                                                  provisions of the loan documents, including payment of
                                                  any applicable prepayment premium for the portion of
                                                  the loan being prepaid, (iv) the anticipated net
                                                  decrease in the number of hotel rooms at the property
                                                  following the release and completion of the work will
                                                  not exceed fifteen rooms, (v) the borrower agrees to
                                                  materially reconstruct the swimming pool, pool deck
                                                  and exhibit hall at the property within a reasonable
                                                  time after the release, (vi) the borrower agrees to
                                                  construct a new junior ballroom which may be at the
                                                  release parcel so long as borrower's and lender's
                                                  rights in such portion of the release parcel are
                                                  satisfactory to lender and (vii) the lender receives
                                                  an opinion of counsel regarding the continued
                                                  qualification of the trust fund as a REMIC.

                                             o    One mortgage loan, representing 3.7% of the initial
                                                  outstanding pool balance (which is in loan group 1,
                                                  representing 4.3% of the initial outstanding loan
                                                  group 1 balance), allows the release of a portion of
                                                  the collateral subject to the satisfaction of certain
                                                  conditions including, but not limited to: (i) the
                                                  borrower must prepay an amount equal to $21,711,348,
                                                  and in addition, pay a make whole premium, (ii) the
                                                  DSCR of the remaining properties is at least 1.35x,
                                                  (iii) the LTV of the remaining properties is not
                                                  greater than 79% and (iv) a written confirmation from
                                                  the rating agencies that such release would not result
                                                  in a downgrade, withdrawal or qualification of the
                                                  then current ratings assigned to the certificates.

                                             o    One mortgage loan, representing 3.3% of the initial
                                                  outstanding pool balance (which is in loan group 1,
                                                  representing 3.8% of the initial outstanding loan
                                                  group 1 balance), allows the release of a portion of
                                                  the collateral subject to the satisfaction of certain
                                                  conditions including, but not limited to: (i) no event
                                                  of default has occurred, (ii) the aggregate DSCR of
                                                  the remaining cross-collateralized properties shall be
                                                  the greater of the aggregate DSCR prior to partial
                                                  defeasance and 1.26x and (iii) the LTV of

                                      S-32

                                                  the remaining cross-collateralized properties shall be
                                                  the lesser of the LTV prior to partial defeasance and
                                                  75.1%.

                                             o    One mortgage loan, representing 3.2% of the initial
                                                  outstanding pool balance (which is in loan group 2,
                                                  representing 23.3% of the initial outstanding loan
                                                  group 2 balance), allows the release of a portion of
                                                  the collateral subject to the satisfaction of certain
                                                  conditions including, but not limited to: (i) the
                                                  borrower must prepay an amount equal to 125% of the
                                                  amount allocated to the released property, (ii) the
                                                  DSCR of the remaining properties is at least 1.25x and
                                                  (iii) the LTV of the remaining properties is not
                                                  greater than 80%. The Camellia Trace Parcel and the
                                                  Cherry Grove Parcel must both remain in the
                                                  collateral.

                                             o    One mortgage loan, representing 1.0% of the initial
                                                  outstanding pool balance (which is in loan group 1,
                                                  representing 1.1% of the initial outstanding loan
                                                  group 1 balance), allows the release of up to three
                                                  properties during either (i) the partial defeasance
                                                  period commencing on October 9, 2009 to and including
                                                  August 4, 2011 or (ii) the yield maintenance period
                                                  commencing on August 5, 2011 to and including June 5,
                                                  2017 subject to the satisfaction of certain conditions
                                                  including but not limited to: (a) no event of default
                                                  exists, (b) the LTV with respect to the remaining
                                                  properties is equal to or less than 75%, (c) the DSCR
                                                  for the remaining properties is equal to or greater
                                                  than 1.25x on an amortizing basis, (d) in connection
                                                  with any release during the partial defeasance period
                                                  such release will be obtained solely through a partial
                                                  defeasance, (e) in connection with any release during
                                                  the yield maintenance period, borrower must pay to
                                                  lender an amount equal to the sum of the release value
                                                  plus the yield maintenance amount and (f) the property
                                                  so released is defeased or prepaid based on 110% of
                                                  the allocated loan amount for the first property and
                                                  120% of the allocated loan amount for the second and
                                                  third properties.

                                             o    One mortgage loan, representing 0.7% of the initial
                                                  outstanding pool balance (which is in loan group 1,
                                                  representing 0.8% of the initial outstanding loan
                                                  group 1 balance), allows the release of a portion of
                                                  the collateral subject to the satisfaction of certain
                                                  conditions including, but not limited to: (i) the
                                                  borrower must prepay an amount equal to 125% of the
                                                  amount allocated to the released property, (ii) the
                                                  DSCR of the remaining properties is at least 1.25x,
                                                  (iii) the LTV of the remaining properties is not
                                                  greater than 75% and (iv) no event of default has
                                                  occurred.

                                             o    One mortgage loan, representing 0.5% of the initial
                                                  outstanding pool balance (which is in loan group 1,
                                                  representing 0.6% of the initial outstanding loan
                                                  group 1 balance), allows the release of a portion of
                                                  the collateral subject to the satisfaction of certain
                                                  conditions including, but not limited to: (i) the
                                                  borrower must prepay an amount equal to 125% of the
                                                  amount allocated to the released property, (ii) the
                                                  DSCR of the remaining properties is at least the
                                                  greater of the trailing 12-month DSCR prior to the
                                                  collateral release and 1.40x, (iii) the LTV of the
                                                  remaining properties is not greater than 70% and (iv)
                                                  no event of default has occurred.

                                             o    With respect to one mortgage loan, representing 0.4%
                                                  of the initial outstanding pool balance (which is in
                                                  loan group 1, representing

                                      S-33

                                                  0.5% of the initial outstanding loan group 1 balance),
                                                  the property is comprised of two parcels, Parcel A and
                                                  Parcel B. The allocated loan amount for each parcel is
                                                  50% of the loan amount. Borrower may seek a release of
                                                  either Parcel A or Parcel B, subject to satisfaction
                                                  of the following conditions: (i) defeasance of 110% of
                                                  the allocated loan amount associated with the release
                                                  parcel; (ii) the LTV on the remaining loan does not
                                                  exceed the lesser of 80% and the LTV immediately prior
                                                  to the release; (iii) the DSCR of the remaining loan
                                                  is not less than the greater of 1.20x and the DSCR of
                                                  the loan immediately prior to the release; and (iv)
                                                  borrower obtainment of a no-downgrade letter from the
                                                  rating agencies.

                                             o    One mortgage loan, representing 0.2% of the initial
                                                  outstanding pool balance (which is in loan group 1,
                                                  representing 0.2% of the initial outstanding loan
                                                  group 1 balance), allows the release of a portion of
                                                  the collateral for a maximum two properties subject to
                                                  the satisfaction of certain conditions including: (i)
                                                  the borrower must prepay an amount equal to 115% of
                                                  the amount allocated to the released property and a
                                                  makewhole premium, (ii) the DSCR of the remaining
                                                  properties is at least 1.34x, (iii) the LTV of the
                                                  remaining properties is not greater than 65% and (iv)
                                                  a written confirmation from the rating agencies that
                                                  such release would not result in a downgrade,
                                                  withdrawal or qualification of the then current
                                                  ratings assigned to the certificates.

                                             In addition, certain mortgage loans that are
                                             cross-collateralized and cross-defaulted with other
                                             mortgage loans permit the related borrower to prepay one or more of the related mortgage loans and/or release the
                                             cross-collateralization with respect to the related
                                             mortgaged property or properties, as described below:

                                             o    Four mortgage loans, representing 4.7% of the initial
                                                  outstanding pool balance (which are in loan group 1,
                                                  representing 5.4% of the initial outstanding loan
                                                  group 1 balance), allow the release of a portion of
                                                  the collateral subject to the satisfaction of certain
                                                  conditions including, but not limited to: (i) no event
                                                  of default has occurred, (ii) the aggregate DSCR of
                                                  the remaining cross-collateralized properties shall be
                                                  the greater of the aggregate DSCR prior to partial
                                                  defeasance and 1.26x and (iii) the LTV of the
                                                  remaining cross-collateralized properties shall be the
                                                  lesser of the LTV prior to partial defeasance and
                                                  72.8%.

                                             o    Two mortgage loans, representing 2.3% of the initial
                                                  outstanding pool balance (which are in loan group 1,
                                                  representing 2.6% of the initial outstanding loan
                                                  group 1 balance), allow the release of a portion of
                                                  the collateral subject to the satisfaction of certain
                                                  conditions including, but not limited to: (i) no event
                                                  of default has occurred, (ii) the aggregate DSCR of
                                                  the remaining cross-collateralized properties shall be
                                                  the greater of the aggregate DSCR prior to partial
                                                  defeasance and 1.20x and (iii) the LTV of the
                                                  remaining cross-collateralized properties shall be the
                                                  lesser of the LTV prior to partial defeasance and
                                                  72.2%.

                                             o    Four mortgage loans, representing 0.9% of the initial
                                                  outstanding pool balance (which are in loan group 1,
                                                  representing 1.1% of the initial outstanding loan
                                                  group 1 balance), allow the release of a portion of
                                                  the collateral subject to the satisfaction of certain
                                                  conditions including, but not limited to: (i) no event
                                                  of default has

                                      S-34

                                                  occurred, (ii) the DSCR of the remaining properties is
                                                  at least 1.19x for Rite Aid - Selma, 1.14x for Rite
                                                  Aid - Fresno, 1.24x for Rite Aid - Delano, 1.24x for
                                                  Rite Aid - Shafter and (iii) with respect to the
                                                  release of either the Fresno or Selma properties, the
                                                  borrower must pay a release premium in an amount equal
                                                  to 20% on or prior to June 1, 2010, 10% after June 1,
                                                  2010 but prior to June 1, 2012, and 0% thereafter, in
                                                  each case, of the outstanding related allocated
                                                  principal balance.

                                             Certain mortgage loans (typically secured by two or more
                                             mortgaged properties) also permit the substitution of a
                                             mortgaged property, subject to satisfaction of various
                                             conditions. See the footnotes to Appendix II of this
                                             prospectus supplement.

                                             In addition, certain mortgage loans provide for the free
                                             release of outparcels or other portions of the related
                                             mortgaged property which were given no value or minimal
                                             value in the underwriting process.

                                             One mortgage loan, representing 0.5% of the initial
                                             outstanding pool balance (which is in loan group 1,
                                             representing 0.5% of the initial outstanding loan group 1
                                             balance), permits the related borrower to defease the
                                             mortgage loan at any time (due to the expiration of the
                                             related lockout period) by pledging to the trust
                                             "government securities" as defined in the Investment
                                             Company Act of 1940, subject to rating agency requirements, and obtaining the release of the mortgaged property from
                                             the lien of the mortgage. Upon notice of such a defeasance to be made within 2 years following the date of issuance of the certificates, the related mortgage loan seller must
                                             repurchase such mortgage loan from the trust prior to such defeasance, the proceeds of which would be the equivalent
                                             of a prepayment of such mortgage loan with a yield
                                             maintenance premium.

                                             See the footnotes to Appendix II of this prospectus
                                             supplement for more details concerning certain of the
                                             foregoing provisions.

J.  MORTGAGE LOAN RANGES
      AND WEIGHTED AVERAGES ..............   As of the cut-off date, the mortgage loans are assumed to
                                             have the following additional characteristics:

         i.   MORTGAGE INTEREST
              RATES                          Mortgage interest rates ranging from 5.460% per annum to
                                             8.240% per annum (and ranging from 5.460% per annum to
                                             8.240% per annum for loan group 1 and from 5.480% per annum to 6.455% per annum for loan group 2), and a weighted
                                             average mortgage interest rate of 5.908% per annum (and
                                             5.905% per annum for loan group 1 and 5.931% per annum for loan group 2).

         ii.  ORIGINAL TERMS                 Original terms to scheduled maturity ranging from 60 months to 240 months (and ranging from 60 months to 240 months
                                             with respect to the mortgage loans in loan group 1, and
                                             ranging from 60 months to 168 months with respect to the
                                             mortgage loans in loan group 2), and a weighted average
                                             original term to scheduled maturity of 114 months (and a
                                             weighted average original term to scheduled maturity of 115 months with respect to the mortgage loans in loan group 1, and a weighted average original term to scheduled maturity of 109 months with respect to the mortgage loans in loan
                                             group 2).

         iii. REMAINING TERMS                Remaining terms to scheduled maturity ranging from 58
                                             months to 239 months (and ranging from 58 months to 239
                                             months for loan group 1

                                      S-35

                                             and from 58 months to 162 months for loan group 2), and a
                                             weighted average remaining term to scheduled maturity of
                                             112 months (and weighted average remaining term to
                                             scheduled maturity of 113 months for loan group 1 and 108
                                             months for loan group 2).

         iv.  REMAINING
              AMORTIZATION TERMS             Remaining amortization terms ranging from 140 months
                                             to 360 months (and ranging from 140 months to 360 months
                                             for loan group 1 and from 358 months to 360 months for loan group 2), and a weighted average remaining amortization
                                             term of 348 months (and 347 months for loan group 1 and 360 months for loan group 2).

         v.   LOAN-TO-VALUE RATIOS           Loan-to-value ratios, calculated as described in this
                                             prospectus supplement, range from 7.3% to 80.0% (and range from 7.3% to 80.0% for loan group 1 and from 16.5% to 80.0%
                                             for loan group 2), and the weighted average loan-to-value
                                             ratio, calculated as described in this prospectus
                                             supplement, is 71.0% (and 71.2% for loan group 1 and 69.4%
                                             for loan group 2).

                                             Except as set forth below, for each of the mortgage loans, the loan-to-value ratio was calculated according to the
                                             methodology set forth in this prospectus supplement based
                                             on the estimate of value from a third-party appraisal,
                                             which was generally conducted after February 15, 2006.

                                             For detailed methodologies, see "Description of the
                                             Mortgage Pool--Assessments of Property Value and
                                             Condition--Appraisals" in this prospectus supplement. See
                                             also the footnotes to Appendix II of this prospectus
                                             supplement.

         vi.  DEBT SERVICE COVERAGE
              RATIOS                         Debt service coverage ratios, determined according to the
                                             methodology presented in this prospectus supplement, range from 0.93x to 12.77x (and range from 0.93x to 12.77x for
                                             loan group 1 and from 1.14x to 5.25x for loan group 2), and the weighted average debt service coverage ratio,
                                             determined according to the methodology presented in this
                                             prospectus supplement, is 1.40x (and 1.36x for loan group 1 and 1.59x for loan group 2). These calculations are based
                                             on underwritable cash flow and actual debt service after
                                             the interest only period of the related mortgage loans as
                                             described in this prospectus supplement. With respect to
                                             the mortgage loan that has an interest only period that has not expired as of the cut-off date but will expire prior to maturity, the amount of the monthly debt service payment
                                             considered in the calculation of a debt service coverage
                                             ratio is the amount of the monthly debt service payment
                                             that is due in the first month following the expiration of the applicable interest only period. See "Description of
                                             the Mortgage Pool--Additional Mortgage Loan Information" in
                                             this prospectus supplement.

                                      S-36

K.  NON-TRUST SERVICED
    PARI PASSU LOAN ......................   Mortgage Loan No. 103, The Tower, which, as of the cut-off date, had an outstanding principal balance of $3,188,314
                                             and represents 0.2% of the initial outstanding pool balance
                                             (and represents 0.2% of the initial outstanding loan group
                                             1 balance), is secured by the related mortgaged property on a pari passu basis with, and pursuant to the same mortgage as, another note that is not included in the trust and has an outstanding principal balance of $8,829,177. The
                                             non-pooled pari passu note has the same maturity date and
                                             amortization terms as the related pooled mortgage loan.

                                             The pooled and non-pooled portions of The Tower loan are
                                             currently being serviced by Prudential Asset Resources,
                                             Inc., as master servicer, and Centerline Servicing Inc., as special servicer, pursuant to the pooling and servicing
                                             agreement for the Bear Stearns Commercial Mortgage
                                             Securities Trust 2006-PWR14. The 2006-PWR14 pooling and
                                             servicing agreement provides for servicing arrangements
                                             that are generally consistent with the terms of other
                                             comparably rated commercial mortgage loan securitizations.

                                             The terms of the 2006-PWR14 pooling and servicing agreement provide that:

                                             o    the trustee under the 2006-PWR14 pooling and servicing
                                                  agreement is, in that capacity, the mortgagee of
                                                  record with respect to the mortgaged property securing
                                                  the pooled and non-pooled portions of The Tower loan;

                                             o    Prudential Asset Resources, Inc. will, as master
                                                  servicer under the 2006-PWR14 pooling and servicing
                                                  agreement, be the master servicer for the pooled and
                                                  non-pooled portions of The Tower loan, subject to
                                                  replacement pursuant to the terms of the 2006-PWR14
                                                  pooling and servicing agreement; and

                                             o    Centerline Servicing Inc. will, as special servicer
                                                  under the 2006-PWR14 pooling and servicing agreement,
                                                  be the special servicer for the pooled and non-pooled
                                                  portions of The Tower loan, subject to replacement
                                                  pursuant to the terms of the 2006-PWR14 pooling and
                                                  servicing agreement.

                                             See "Servicing of the Mortgage Loans--Servicing of the
                                             Non-Trust Serviced Loan Group" in this prospectus
                                             supplement.

                                             References in this prospectus supplement, however, to the
                                             trustee, master servicer and special servicer will mean the trustee, master servicer and special servicer,
                                             respectively, under the pooling and servicing agreement
                                             related to the offered certificates unless the context
                                             clearly indicates otherwise.

(2) ADVANCES

A.  PRINCIPAL AND INTEREST
    ADVANCES .............................   Subject to a recoverability determination described in this prospectus supplement, each master servicer (and the
                                             trustee, if applicable) is required to advance delinquent
                                             monthly mortgage loan payments for mortgage loans for which it is acting as master servicer. Neither of the master
                                             servicers nor the trustee will be required to advance (i)
                                             any additional interest accrued as a result of the
                                             imposition of any default rate, (ii) prepayment premiums or yield maintenance charges, (iii) any

                                      S-37

                                             additional interest accrued as a result of any rate
                                             increase after an anticipated repayment date, (iv) excess
                                             interest, (v) balloon payments or (vi) payments on the
                                             subordinated notes or the non-pooled pari passu note. If
                                             any balloon payment is not collected from the related
                                             borrower, subject to a recoverability determination
                                             described in this prospectus supplement, each master
                                             servicer (and the trustee, if applicable) will be required to advance an amount equal to the scheduled payment that
                                             would have been due if the related balloon payment had not become due on those mortgage loans for which it is acting
                                             as master servicer.

                                             If a P&I advance is made, the applicable master servicer
                                             will defer rather than advance its master servicing fee,
                                             the excess servicing fee and the primary servicing fee, but will advance the trustee fee on those mortgage loans for
                                             which it is acting as master servicer.

                                             For an REO property, subject to a recoverability
                                             determination described in this prospectus supplement, each master servicer (or the trustee, if applicable) will be
                                             required to advance the scheduled payment that would have
                                             been due if the predecessor mortgage loan for which it
                                             acted as master servicer had remained outstanding and
                                             continued to amortize in accordance with its amortization
                                             schedule in effect immediately before the REO property was acquired.

B.  SERVICING ADVANCES ...................   Subject to a recoverability determination described in this prospectus supplement, the master servicers and the trustee may also make servicing advances to pay delinquent real
                                             estate taxes, insurance premiums and similar expenses
                                             necessary to maintain and protect the mortgaged property,
                                             to maintain the lien on the mortgaged property or to
                                             enforce the mortgage loan documents provided, however, that neither the master servicer nor the trustee will be
                                             required to make servicing advances with respect to The
                                             Tower loan. With respect to The Tower loan, the master
                                             servicer and the trustee under the 2006-PWR14 pooling and
                                             servicing agreement will be required to make servicing
                                             advances, subject to a recoverability determination
                                             substantially similar to the recoverability determination
                                             described in this prospectus supplement. In addition, each special servicer may, but is not required to, make
                                             servicing advances on an emergency basis.

C.  INTEREST ON ADVANCES .................   All advances made by the master servicers, the special
                                             servicers or the trustee will accrue interest at a rate
                                             equal to the "prime rate" as reported in The Wall Street
                                             Journal. Advances of principal and interest made in respect of mortgage loans which have grace periods that expire on
                                             or after the determination date will not begin to accrue
                                             interest until the day succeeding the expiration date of
                                             the applicable grace period; provided that if such advance is not reimbursed from collections received from the
                                             related borrower by the end of the applicable grace period, advance interest will accrue from the date such advance is made (which will be the master servicer remittance date).

D.  BACK-UP ADVANCES .....................   Pursuant to the requirements of the pooling and servicing
                                             agreement, if any master servicer fails to make a required advance, the trustee will be required to make the advance, subject to the same limitations and with the same rights of the applicable master servicer.

E.  RECOVERABILITY .......................   None of the master servicers, the special servicers or the trustee will be required to make any advance if the
                                             applicable master servicer, the applicable special servicer or the trustee determines in its sole discretion that the
                                             advance would not be recoverable in accordance

                                      S-38

                                             with the servicing standard (or, in the case of the
                                             trustee, its good faith business judgment), and the trustee may rely on any determination made by the applicable master servicer or the applicable special servicer.

                                             With respect to The Tower loan, if the applicable master
                                             servicer receives written notice from the 2006-PWR14 master servicer (which notice will not be necessary for so long as both of such master servicers are the same entity) that the
                                             2006-PWR14 master servicer or other applicable party has
                                             determined, with respect to the related non-pooled pari
                                             passu note, that any proposed advance of scheduled
                                             principal and interest payments would be, or that any
                                             outstanding advance of scheduled principal and interest
                                             payments is, a nonrecoverable advance, then neither the
                                             applicable master servicer nor the trustee will be
                                             permitted to make any additional P&I Advances with respect to the pooled portion of The Tower loan. Following receipt of such notice, such advancing parties may resume making
                                             P&I Advances with respect to the pooled portion of The
                                             Tower loan if the applicable master servicer has consulted with the 2006-PWR14 master servicer (or other applicable
                                             party, if any) and they agree that circumstances with
                                             respect to The Tower loan have changed such that a proposed future advance of scheduled principal and interest payments would not be a nonrecoverable advance. Notwithstanding the foregoing, the applicable master servicer will continue to have the discretion to determine that any future P&I
                                             Advance would be, or that any outstanding P&I Advance is,
                                             as applicable, a nonrecoverable advance. Once such a
                                             determination is made by the applicable master servicer or the applicable master servicer receives written notice of
                                             such determination from the 2006-PWR14 master servicer, the applicable master servicer will be required to follow the
                                             process set forth in this paragraph before making any
                                             additional P&I Advances with respect to the pooled portion of The Tower loan.

                                             With respect to The Tower loan, neither the 2006-PWR14
                                             master servicer nor the 2006-PWR14 trustee will make a
                                             servicing advance if it makes a determination substantially similar to the determination set forth in the second
                                             preceding paragraph.

F.  ADVANCES DURING AN
    APPRAISAL REDUCTION EVENT ............   The occurrence of certain adverse events affecting a
                                             mortgage loan will require the applicable special servicer to obtain a new appraisal or other valuation of the related mortgaged property. In general, if the principal amount of the mortgage loan plus all other amounts due thereunder and interest on advances made with respect thereto exceeds 90%
                                             of the value of the mortgaged property determined by an
                                             appraisal or other valuation, an appraisal reduction may be created in the amount of the excess as described in this
                                             prospectus supplement, provided, however, in the case of
                                             the pooled portion of The Tower loan, an appraisal
                                             reduction will be created by the appraisal or other
                                             valuation obtained by the special servicer under and
                                             pursuant to the 2006-PWR14 pooling and servicing agreement.
                                             If there exists an appraisal reduction for any mortgage
                                             loan, the interest portion of the amount required to be
                                             advanced on that mortgage loan will be proportionately
                                             reduced to the extent of the appraisal reduction. This will reduce the funds available to pay interest and principal on the most subordinate class or classes of certificates then outstanding.

                                      S-39

                                             See "Description of the Offered Certificates--Advances" in
                                             this prospectus supplement.

                       ADDITIONAL ASPECTS OF CERTIFICATES

RATINGS ..................................   The certificates offered to you will not be issued unless
                                             each of the classes of certificates being offered by this
                                             prospectus supplement receives the following ratings from
                                             Fitch, Inc. and Standard & Poor's Ratings Services, a
                                             division of The McGraw-Hill Companies, Inc.

                                                                                RATINGS
                                                        CLASS                 (FITCH/S&P)
                                                  --------------------     ------------------

                                                  Class A-1                     AAA/AAA
                                                  Class A-1A                    AAA/AAA
                                                  Class A-2                     AAA/AAA
                                                  Class A-2FL*                  AAA/AAA
                                                  Class A-3                     AAA/AAA
                                                  Class A-4                     AAA/AAA
                                                  Class A-4FL*                  AAA/AAA
                                                  Class A-M                     AAA/AAA
                                                  Class A-MFL*                  AAA/AAA
                                                  Class A-J                     AAA/AAA
                                                  Class A-JFL*                  AAA/AAA
                                             _______________

                                             *    The ratings of the Class A-2FL, Class A-4FL, Class
                                                  A-MFL and Class A-JFL Certificates do not represent
                                                  any assessment as to whether the floating rate of
                                                  interest on each such Class will convert to one of a
                                                  fixed rate or a rate equal to, based on or subject to
                                                  the weighted average net mortgage rate, as applicable,
                                                  and only represent the likelihood of the receipt of
                                                  interest at a rate applicable to the Class A-2FL,
                                                  Class A-4FL, Class A-MFL and Class A-JFL Regular
                                                  Interests, respectively. See "Ratings" in this
                                                  prospectus supplement.

                                             A rating agency may lower or withdraw a security rating at any time.

                                             See "Ratings" in this prospectus supplement and "Rating" in the prospectus for a discussion of the basis upon which
                                             ratings are given, the limitations of and restrictions on
                                             the ratings, and the conclusions that should not be drawn
                                             from a rating.

SWAP CONTRACTS ...........................   The trust will have the benefit of swap contracts with
                                             Morgan Stanley Capital Services Inc., as swap counterparty, which will each have an initial notional amount equal to
                                             the initial certificate balance of the Class A-2FL, Class
                                             A-4FL, Class A-MFL and Class A-JFL Certificates,
                                             respectively. The notional amount of each such swap
                                             contract will decrease to the extent of any decrease in the certificate balance of the related Class of Floating Rate
                                             Certificates. Each of the swap contracts will have a
                                             maturity date of the distribution date in June 2049 (the
                                             same date as the Rated Final Distribution Date for the
                                             Floating Rate Certificates). Under each swap contract, the swap counterparty will be obligated to pay to the trust on the business day prior to each distribution date interest
                                             accrued on the notional amount of such swap contract at
                                             one-month LIBOR plus a specified percentage (in each case, based on the actual number of days in the interest accrual period for the related Class of Floating Rate Certificates and a 360-day year), provided that for the initial interest accrual period LIBOR will be an interpolated percentage to reflect the shorter initial interest accrual period. The
                                             trust will be obligated to pay to the swap counterparty, on the business day prior to each distribution date, interest accrued on the notional amount of each swap contract at a
                                             rate equal to (i) a fixed rate, (ii) a fixed rate subject
                                             to a cap equal to the weighted average net

                                      S-40

                                             mortgage rate, (iii) a rate equal to the weighted average
                                             net mortgage rate or (iv) a rate equal to the weighted
                                             average net mortgage rate less a specified percentage (in
                                             each case, per annum, calculated on the basis of a 360-day year consisting of twelve 30-day months). If the
                                             pass-through rate on the Class A-2FL, Class A-4FL, Class
                                             A-MFL or Class A-JFL Regular Interest is reduced below the related pass-through rate set forth in the immediately
                                             preceding sentence, or if there is an interest shortfall
                                             with respect to the related Class of Floating Rate Regular
                                             Interest or an allocation of net aggregate prepayment
                                             interest shortfalls, there will be a corresponding
                                             dollar-for-dollar reduction in the interest payment made by the swap counterparty to the trust, and ultimately, a
                                             corresponding decrease in the effective pass-through rate
                                             and amounts of interest distributed on the related Class of
                                             Floating Rate Certificates for such distribution date. See
                                             "Risk Factors--Defaults Under Swap Contracts May Adversely
                                             Affect Payments on the Floating Rate Certificates" and
                                             "Description of the Swap Contracts" in this prospectus
                                             supplement. Morgan Stanley, who has guaranteed the
                                             obligations of the swap counterparty under the swap
                                             contract, currently has a long-term rating of "AA-" by
                                             Fitch and "AA-" by S&P and a short-term rating of "F1+" by
                                             Fitch and "A-1+" by S&P. See "Description of the Swap
                                             Contracts" and "Risk Factors--Defaults under the Applicable
                                             Swap Contract May Adversely Affect Payments on the Floating
                                             Rate Certificates" in this prospectus supplement.

OPTIONAL TERMINATION .....................   On any distribution date on which the aggregate certificate balance of all classes of certificates is less than or
                                             equal to 1% of the initial outstanding pool balance, the
                                             holders of a majority of the controlling class, each of the master servicers, the Centerline special servicer and any
                                             holder of a majority interest in the Class R-I
                                             Certificates, each in turn, will have the option to
                                             purchase all of the remaining mortgage loans, and all
                                             property acquired through exercise of remedies in respect
                                             of any mortgage loan, at the price specified in this
                                             prospectus supplement. Exercise of this option would
                                             terminate the trust and retire the then outstanding
                                             certificates at par plus accrued interest.

REPURCHASE OR SUBSTITUTION ...............   Each mortgage loan seller will make certain representations and warranties with respect to the mortgage loans sold by
                                             it, as described under "Description of the Mortgage
                                             Pool--Representations and Warranties" and "--Repurchases
                                             and Other Remedies." If a mortgage loan seller has been
                                             notified of a material breach of any of its representations and warranties or a material defect in the documentation of any mortgage loan as described under "Description of the
                                             Mortgage Pool--Repurchases and Other Remedies," then that
                                             mortgage loan seller will be required to either cure the
                                             breach, repurchase the affected mortgage loan from the
                                             trust or substitute the affected mortgage loan with another mortgage loan. If the related mortgage loan seller decides to repurchase the affected mortgage loan, the repurchase
                                             would have the same effect on the offered certificates as a prepayment in full of such mortgage loan, except that the
                                             purchase will not be accompanied by any prepayment premium or yield maintenance charge. In addition, certain mortgage loans may be purchased from the trust by the holders of a
                                             mezzanine loan or subordinate note under certain
                                             circumstances. See "Description of the Mortgage
                                             Pool--Subordinate and Other Financing" in this prospectus
                                             supplement. In addition, with respect to Mortgage Loan No.
                                             54, Regal Cinema-Eagan, the borrower may defease such
                                             mortgage loan at any time (due to the expiration of the
                                             related lockout period), in which case the related mortgage loan seller must repurchase such mortgage loan

                                      S-41

                                             from the trust (if notice is received that such defeasance will be made within 2 years following the date of issuance of the certificates), the proceeds of which would
                                             constitute a prepayment of such mortgage loan with a yield maintenance premium.

SALE OF DEFAULTED LOANS ..................   Pursuant to the pooling and servicing agreement, (i) the
                                             holder of the certificates representing the greatest
                                             percentage interest in the controlling class of
                                             certificates, and (ii) the applicable special servicer, in that order, has the option to purchase from the trust any
                                             defaulted mortgage loan that is at least 60 days delinquent as to any monthly debt service payment (or is delinquent as to its balloon payment) at a price equal to the fair value of such mortgage loan as determined by the applicable
                                             special servicer (provided, that if that mortgage loan is
                                             being purchased by the applicable special servicer or by a holder of certificates of the controlling class, the
                                             trustee will be required to verify that such price is equal to fair value). In addition, certain of the mortgage loans are subject to a purchase option upon certain events of
                                             default in favor of a subordinate lender or mezzanine
                                             lender. For more information relating to the sale of
                                             defaulted mortgage loans, see "Servicing of the Mortgage
                                             Loans--Sale of Defaulted Mortgage Loans" in this prospectus supplement.

DENOMINATIONS ............................   The Class A-1, Class A-1A, Class A-2, Class A-2FL, Class
                                             A-3, Class A-4, Class A-4FL, Class A-M, Class A-MFL, Class
                                             A-J and Class A-JFL Certificates will be offered in minimum denominations of $25,000. Investments in excess of the
                                             minimum denominations may be made in multiples of $1.

REGISTRATION, CLEARANCE AND
   SETTLEMENT ............................   Your certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, and will not be registered in your name. You will not
                                             receive a definitive certificate representing your
                                             ownership interest, except in very limited circumstances
                                             described in this prospectus supplement. As a result, you
                                             will hold your certificates only in book-entry form and
                                             will not be a certificateholder of record. You will receive distributions on your certificates and reports relating to distributions only through The Depository Trust Company,
                                             Clearstream Banking, societe anonyme or the Euroclear
                                             System or through participants in The Depository Trust
                                             Company, Clearstream Banking or Euroclear.

                                             You may hold your certificates through:

                                             o    The Depository Trust Company in the United States; or

                                             o    Clearstream Banking or Euroclear in Europe.

                                             Transfers within The Depository Trust Company, Clearstream
                                             Banking or Euroclear will be made in accordance with the
                                             usual rules and operating procedures of those systems.
                                             Cross-market transfers between persons holding directly
                                             through The Depository Trust Company, Clearstream Banking
                                             or Euroclear will be effected in The Depository Trust
                                             Company through the relevant depositories of Clearstream
                                             Banking or Euroclear.

                                             All or any portion of the certificates offered to you may
                                             be converted to definitive certificates and reissued to
                                             beneficial owners or their nominees, rather than to The
                                             Depository Trust Company or its nominee, if we notify The
                                             Depository Trust Company of our intent to

                                      S-42

                                             terminate the book-entry system and, upon receipt of notice of such intent from The Depository Trust Company, the
                                             participants holding beneficial interests in the
                                             certificates agree to initiate such termination.

                                             We expect that the certificates offered to you will be
                                             delivered in book-entry form through the facilities of The
                                             Depository Trust Company, Clearstream Banking or Euroclear
                                             on or about the closing date.

TAX STATUS ...............................   Elections will be made to treat designated portions of the trust as four separate "real estate mortgage investment
                                             conduits"--REMIC I, REMIC II, REMIC III and the RCE Loan
                                             REMIC--for federal income tax purposes. In the opinion of
                                             counsel, each such designated portion of the trust will
                                             qualify for this treatment and each class of offered
                                             certificates (other than the Floating Rate Certificates)
                                             and the Floating Rate Regular Interests will constitute
                                             "regular interests" in REMIC III. Each Class of Floating
                                             Rate Certificates will represent an undivided beneficial
                                             interest in a portion of a grantor trust for federal income tax purposes, which portion is comprised of the related
                                             Floating Rate Regular Interest, the related floating rate
                                             account and the beneficial interests of each such Class in the related swap contract.

                                             Pertinent federal income tax consequences of an investment in the offered certificates include:

                                             o    The regular interests will be treated as newly
                                                  originated debt instruments for federal income tax
                                                  purposes.

                                             o    Beneficial owners of offered certificates will be
                                                  required to report income on the certificates in
                                                  accordance with the accrual method of accounting.

                                             o    It is anticipated that the Class __, Class __, Class
                                                  __ and Class __ Certificates will be issued at a
                                                  premium, that the Class __ and Class __ Certificates
                                                  will be issued with a de minimis amount of original
                                                  issue discount and that the Class __ Certificates will
                                                  be issued with original issue discount for federal
                                                  income tax purposes.

                                             See "Material Federal Income Tax Consequences" in this
                                             prospectus supplement.

CONSIDERATIONS RELATED TO TITLE I
   OF THE EMPLOYEE RETIREMENT
   INCOME SECURITY ACT OF 1974 ...........   Subject to the satisfaction of important conditions
                                             described under "Certain ERISA Considerations" in this
                                             prospectus supplement and in the accompanying prospectus,
                                             the offered certificates may be purchased by persons
                                             investing assets of employee benefit plans or individual
                                             retirement accounts. Fiduciaries of such plans or accounts considering an investment in the Class A-2FL, Class A-4FL,
                                             Class A-MFL and Class A-JFL Certificates should note the
                                             additional representations required with respect to the
                                             purchase of the Class A-2FL, Class A-4FL, Class A-MFL and
                                             Class A-JFL Certificates as described under "ERISA
                                             Considerations" in this prospectus supplement.

LEGAL INVESTMENTS ........................   The offered certificates will not constitute "mortgage
                                             related securities" for purposes of the Secondary Mortgage
                                             Market Enhancement Act of 1984, as amended.

                                             If your investment activities are subject to legal
                                             investment laws and regulations, regulatory capital
                                             requirements or review by regulatory authorities, then you may be subject to restrictions on investment in the

                                      S-43

                                             offered certificates. You should consult your own legal
                                             advisors for assistance in determining the suitability of
                                             and consequences to you of the purchase, ownership and sale of the offered certificates. See "Legal Investment" in this prospectus supplement.

                                      S-44

                                  RISK FACTORS

      You should carefully consider the risks involved in owning a certificate before purchasing a certificate. Among other risks, the timing of payments and payments you receive on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider both the risk factors relating to the mortgage loans and the mortgaged properties and the other risks relating to the certificates.

      The risks and uncertainties described in this section, together with those risks described in the prospectus under "Risk Factors," summarize the material risks relating to your certificates. Your investment could be materially and adversely affected by the actual and potential circumstances that we describe in those sections.

YOUR INVESTMENT IS NOT INSURED OR
GUARANTEED AND YOUR SOURCE FOR REPAYMENTS
IS LIMITED TO PAYMENTS UNDER THE MORTGAGE
LOANS .....................................   Payments under the mortgage loans and the certificates are not insured or guaranteed by any governmental entity or
                                              insurer. Accordingly, the sources for repayment of your
                                              certificates are limited to amounts due with respect to
                                              the mortgage loans.

                                              You should consider all of the mortgage loans to be
                                              nonrecourse loans. Even in those cases where recourse to
                                              a borrower or guarantor is permitted under the related
                                              mortgage loan documents, we have not necessarily
                                              undertaken an evaluation of the financial condition of
                                              any of these persons. If a default occurs, the lender's
                                              remedies generally are limited to foreclosing against the
                                              specific properties and other assets that have been
                                              pledged to secure the mortgage loan. Those remedies may
                                              be insufficient to provide a full return on your
                                              investment. Payment of amounts due under a mortgage loan
                                              prior to its maturity or anticipated repayment date is
                                              primarily dependent on the sufficiency of the net
                                              operating income of the related mortgaged property.
                                              Payment of the balloon payment of a mortgage loan that is
                                              a balloon loan at its maturity, or on its anticipated
                                              repayment date, is primarily dependent upon the
                                              borrower's ability to sell or refinance the mortgaged
                                              property for an amount sufficient to repay the mortgage
                                              loan.

                                              In limited circumstances, Prudential Mortgage Capital
                                              Funding, LLC, Principal Commercial Funding II, LLC, Royal
                                              Bank of Canada, Morgan Stanley Mortgage Capital Holdings
                                              LLC and National City Bank, each as a mortgage loan
                                              seller, may be obligated to repurchase or replace a
                                              mortgage loan that it sold to us if its representations
                                              and warranties concerning that mortgage loan are
                                              materially breached or if there are material defects in
                                              the documentation for that mortgage loan. However, there
                                              can be no assurance that any of these entities will be in
                                              a financial position to effect a repurchase or
                                              substitution. The representations and warranties address
                                              certain characteristics of the mortgage loans and
                                              mortgaged properties as of the date of issuance of the
                                              certificates. They do not relieve you or the trust of
                                              the risk of defaults and losses on the mortgage loans.

                                      S-45

THE REPAYMENT OF A COMMERCIAL MORTGAGE LOAN
IS DEPENDENT ON THE CASH FLOW PRODUCED BY
THE PROPERTY WHICH CAN BE VOLATILE AND
INSUFFICIENT TO ALLOW TIMELY PAYMENT ON
YOUR CERTIFICATES .........................   The mortgage loans are secured by various types of
                                              income-producing commercial, multifamily and manufactured
                                              housing community properties. Commercial lending is
                                              generally thought to expose a lender to greater risk than
                                              one- to four-family residential lending because, among
                                              other things, it typically involves larger loans.

                                              132 mortgage loans, representing 99.4% of the initial
                                              outstanding pool balance (which include 111 mortgage
                                              loans in loan group 1, representing 99.3% of the initial
                                              outstanding loan group 1 balance, and 21 mortgage loans
                                              in loan group 2, representing 100.0% of the initial
                                              outstanding loan group 2 balance), were originated within
                                              12 months prior to the cut-off date. Consequently, these
                                              mortgage loans do not have a long standing payment
                                              history.

                                              The repayment of a commercial mortgage loan is typically
                                              dependent upon the ability of the applicable property to
                                              produce cash flow. Even the liquidation value of a
                                              commercial property is determined, in substantial part,
                                              by the amount of the property's cash flow (or its
                                              potential to generate cash flow). However, net operating
                                              income and cash flow can be volatile and may be
                                              insufficient to cover debt service on the loan at any
                                              given time.

                                              Repayment of loans secured by residential cooperative
                                              properties typically depends upon the payments received
                                              by the cooperative corporation from its
                                              tenants/shareholders.

                                              The net operating income, cash flow and property value of
                                              the mortgaged properties may be adversely affected, among
                                              other things, by any one or more of the following factors:

                                              o   the age, design and construction quality of the
                                                  property;

                                              o   perceptions regarding the safety, convenience and
                                                  attractiveness of the property;

                                              o   the proximity and attractiveness of competing
                                                  properties;

                                              o   the adequacy of the property's management and
                                                  maintenance;

                                              o   increases in operating expenses at the property and in
                                                  relation to competing properties;

                                              o   an increase in the capital expenditures needed to
                                                  maintain the property or make improvements;

                                              o   the dependence upon a single tenant, or a concentration
                                                  of tenants in a particular business or industry;

                                              o   a decline in the financial condition of a major tenant;

                                              o   the lack of operating history in the case of a newly
                                                  built or renovated mortgaged property;

                                      S-46

                                              o   changes or continued weakness in a specific industry
                                                  segment that is important to the success of the related
                                                  mortgaged real property;

                                              o   if the mortgaged real property has uses subject to
                                                  significant regulation, changes in applicable law;

                                              o   an increase in vacancy rates; and

                                              o   a decline in rental rates as leases are renewed or
                                                  entered into with new tenants.

                                              Other factors are more general in nature, such as:

                                              o   national, regional or local economic conditions
                                                  (including plant closings, military base closings,
                                                  industry slowdowns and unemployment rates);

                                              o   local real estate conditions (such as an oversupply of
                                                  competing properties, rental space or multifamily
                                                  housing);

                                              o   demographic factors;

                                              o   decreases in consumer confidence (caused by events such
                                                  as threatened or continuing military action, recent
                                                  disclosures of wrongdoing or financial misstatements by
                                                  major corporations and financial institutions and other
                                                  factors);

                                              o   changes in consumer tastes and preferences; and

                                              o   retroactive changes in building codes.

                                              The volatility of net operating income will be influenced
                                              by many of the foregoing factors, as well as by:

                                              o   the length of tenant leases;

                                              o   the creditworthiness of tenants;

                                              o   the level of tenant defaults;

                                              o   the ability to convert an unsuccessful property to an
                                                  alternative use;

                                              o   new construction in the same market as the mortgaged
                                                  property;

                                              o   rent control and stabilization laws;

                                              o   the number and diversity of tenants;

                                              o   the rate at which new rentals occur; and

                                              o   the property's operating leverage (which is the
                                                  percentage of total property expenses in relation to
                                                  revenue), the ratio of fixed operating expenses to
                                                  those that vary with revenues, and the level of capital
                                                  expenditures required to maintain the property and to
                                                  retain or replace tenants.

                                      S-47

                                              A decline in the real estate market or in the financial
                                              condition of a major tenant will tend to have a more
                                              immediate effect on the net operating income of
                                              properties with short-term revenue sources (such as
                                              short-term or month-to-month leases) and may lead to
                                              higher rates of delinquency or defaults under mortgage
                                              loans secured by those properties.

                                              If a mortgage loan defaults and the related mortgaged
                                              property is foreclosed upon or otherwise disposed of,
                                              there can be no assurance that the proceeds from such
                                              foreclosure or other disposition will be sufficient to
                                              repay the mortgage loan, and there may be losses realized
                                              from such foreclosure or disposition, and in some cases a
                                              mortgaged property may ultimately have to be deeded back
                                              to the trust after work-out efforts.

SEASONED MORTGAGE LOANS SECURED BY OLDER
MORTGAGED PROPERTIES PRESENT ADDITIONAL
RISKS OF REPAYMENT ........................   Two mortgage loans, representing 0.6% of the initial
                                              outstanding pool balance (which are in loan group 1,
                                              representing 0.7% of the initial outstanding loan group 1
                                              balance), are not newly originated and have been
                                              outstanding for 12 or more months prior to the cut-off
                                              date. While seasoned mortgage loans generally have the
                                              benefit of established payment histories, there are a
                                              number of risks associated with seasoned mortgage loans
                                              that are not present, or present to a lesser degree, with
                                              more recently originated mortgage loans. For example,

                                              o   property values and the surrounding neighborhood may
                                                  have changed since origination;

                                              o   origination standards at the time the mortgage loan was
                                                  originated may have been different than current
                                                  origination standards;

                                              o   the market for any related business may have changed
                                                  from the time the mortgage loan was originated;

                                              o   the current financial performance of the related
                                                  borrower, its business, or the related mortgaged
                                                  property in general, may be different than at
                                                  origination; and

                                              o   the environmental and engineering characteristics of
                                                  the mortgaged property or improvements may have
                                                  changed.

                                              Among other things, those factors make it difficult to
                                              estimate the current value of the related mortgaged
                                              property, and estimated values of mortgaged properties
                                              discussed in this prospectus supplement, to the extent
                                              based upon or extrapolated from general market data, may
                                              not be accurate in the case of particular mortgaged
                                              properties.

THE PROSPECTIVE PERFORMANCE OF THE
COMMERCIAL AND MULTIFAMILY MORTGAGE LOANS
INCLUDED IN THE TRUST SHOULD BE EVALUATED
SEPARATELY FROM THE PERFORMANCE OF THE
MORTGAGE LOANS IN ANY OF OUR OTHER
TRUSTS ....................................   While there may be certain common factors affecting the
                                              performance and value of income-producing real properties
                                              in general, those factors

                                      S-48

                                              do not apply equally to all income-producing real
                                              properties and, in many cases, there are unique factors
                                              that will affect the performance and/or value of a
                                              particular income-producing real property. Moreover, the
                                              effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition,
                                              sponsorship and other characteristics of the property and
                                              the related mortgage loan. Each income-producing real
                                              property represents a separate and distinct business
                                              venture; and, as a result, each of the multifamily and
                                              commercial mortgage loans included in one of the
                                              depositor's trusts requires a unique underwriting analysis.
                                              Furthermore, economic and other conditions affecting real
                                              properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic
                                              conditions may vary significantly from the performance of
                                              an otherwise comparable mortgage pool originated and
                                              outstanding under a different set of economic conditions.
                                              Accordingly, investors should evaluate the mortgage loans
                                              underlying the offered certificates independently from the performance of mortgage loans underlying any other series
                                              of certificates.

                                              As a result of the distinct nature of each pool of
                                              commercial mortgage loans, and the separate mortgage
                                              loans within the pool, this prospectus supplement does
                                              not include disclosure concerning the delinquency and
                                              loss experience of static pools of periodic originations
                                              by the sponsors of commercial mortgage loans (known as
                                              "static pool information"). Because of the highly
                                              heterogeneous nature of the assets in commercial mortgage
                                              backed securities transactions, static pool information
                                              for prior securitized pools, even those involving the
                                              same property types (e.g., hotels or office buildings),
                                              may be misleading, because the economics of the
                                              properties and terms of the loans may be materially
                                              different. In particular, static pool information
                                              showing a low level of delinquencies and defaults would
                                              not be indicative of the performance of this pool or any
                                              other pools of mortgage loans originated by the same
                                              sponsor or sponsors. Therefore, investors should
                                              evaluate this offering on the basis of the information
                                              set forth in this prospectus supplement with respect to
                                              the mortgage loans, and not on the basis of any
                                              successful performance of other pools of securitized
                                              commercial mortgage loans.

CERTAIN MORTGAGE LOANS MAY HAVE A LIMITED
OPERATING HISTORY .........................   The properties securing certain of the mortgage loans are
                                              newly constructed and/or recently opened and, as such,
                                              have a limited operating history. There can be no
                                              assurance that any of the properties, whether newly
                                              constructed and/or recently opened or otherwise, will
                                              perform as anticipated.

CONVERTING COMMERCIAL PROPERTIES TO
ALTERNATIVE USES MAY REQUIRE SIGNIFICANT
EXPENSES WHICH COULD REDUCE PAYMENTS ON
YOUR CERTIFICATES .........................   Some of the mortgaged properties may not be readily
                                              convertible to alternative uses if those properties were
                                              to become unprofitable for any reason. This is because:

                                      S-49

                                              o   converting commercial properties to alternate uses or
                                                  converting single-tenant commercial properties to
                                                  multi-tenant properties generally requires substantial
                                                  capital expenditures; and

                                              o   zoning or other restrictions also may prevent
                                                  alternative uses.

                                              The liquidation value of a mortgaged property not readily
                                              convertible to an alternative use may be substantially
                                              less than would be the case if the mortgaged property
                                              were readily adaptable to other uses. If this type of
                                              mortgaged property were liquidated and a lower
                                              liquidation value were obtained, less funds would be
                                              available for distributions on your certificates.

PROPERTY VALUE MAY BE ADVERSELY AFFECTED
EVEN WHEN THERE IS NO CHANGE IN CURRENT
OPERATING INCOME...........................   Various factors may adversely affect the value of the
                                              mortgaged properties without affecting the properties'
                                              current net operating income. These factors include,
                                              among others:

                                              o   changes in the local, regional or national economy;

                                              o   changes in governmental regulations, fiscal policy,
                                                  zoning or tax laws;

                                              o   potential environmental legislation or liabilities or
                                                  other legal liabilities;

                                              o   proximity and attractiveness of competing properties;

                                              o   new construction of competing properties in the same
                                                  market;

                                              o   convertibility of a property to an alternative use;

                                              o   the availability of refinancing;

                                              o   changes in interest rate levels;

                                              o   the age, quality, functionality and design of the
                                                  project;

                                              o   increases in operating costs;

                                              o   an increase in the capital expenditures needed to
                                                  maintain the properties or make improvements; and

                                              o   increase in vacancy rates.

TENANT CONCENTRATION INCREASES THE RISK
THAT CASH FLOW WILL BE INTERRUPTED WHICH
COULD REDUCE PAYMENTS ON YOUR
CERTIFICATES ..............................   A deterioration in the financial condition of a tenant
                                              can be particularly significant if a mortgaged property
                                              is leased to a single or large tenant or a small number
                                              of tenants because rent payable by such tenants generally
                                              will represent all or a significant portion of the cash
                                              flow available to the borrower to pay its obligations to
                                              the lender. We cannot provide assurances that any major
                                              tenant will continue to perform its obligations under its
                                              lease. 22 of the mortgaged properties,

                                      S-50

                                              securing 4.0% of the initial outstanding pool balance (and securing 4.7% of the initial outstanding loan group 1
                                              balance), are leased to single tenants, and with respect to two of those mortgaged properties, securing 0.3% of the
                                              initial outstanding pool balance (and securing 0.4% of the initial outstanding loan group 1 balance), the sole tenant is related to the borrower.

                                              Mortgaged properties leased to a single tenant or a small
                                              number of tenants are more susceptible to interruptions
                                              of cash flow if a tenant fails to renew its lease or
                                              defaults under its lease. This is so because:

                                              o   the financial effect of the absence of rental income
                                                  may be severe;

                                              o   more time may be required to re-lease the space; and

                                              o   substantial capital costs may be incurred to make the
                                                  space appropriate for replacement tenants.

                                              In addition to tenant concentration, another factor that
                                              you should consider is that retail, industrial and office
                                              properties also may be adversely affected if there is a
                                              concentration of tenants in the same or similar business
                                              or industry.

                                              In some cases, the sole or a significant tenant is
                                              related to the subject borrower or an affiliate of that
                                              borrower.

                                              For further information with respect to tenant
                                              concentrations, see Appendix II.

LEASING MORTGAGED PROPERTIES TO MULTIPLE
TENANTS MAY RESULT IN HIGHER RE-LEASING
COSTS WHICH COULD REDUCE PAYMENTS ON YOUR
CERTIFICATES ..............................   If a mortgaged property has multiple tenants, re-leasing
                                              costs and costs of enforcing remedies against defaulting
                                              tenants may be more frequent than in the case of
                                              mortgaged properties with fewer tenants, thereby reducing
                                              the cash flow available for debt service payments. These
                                              costs may cause a borrower to default in its obligations
                                              to a lender which could reduce cash flow available for
                                              debt service payments. Multi-tenanted mortgaged
                                              properties also may experience higher continuing vacancy
                                              rates and greater volatility in rental income and
                                              expenses.

THE RELATED BORROWERS MAY HAVE DIFFICULTY
RE-LEASING MORTGAGED PROPERTIES ...........   Repayment of mortgage loans secured by retail, office and
                                              industrial properties will be affected by the expiration
                                              of leases and the ability of the related borrowers and
                                              property managers to renew the leases or to relet the
                                              space on comparable terms. Certain mortgaged properties
                                              may be leased in whole or in part to government sponsored
                                              tenants who have the right to cancel their leases at any
                                              time because of lack of appropriations. Certain tenants
                                              at the retail properties, including without limitation,
                                              anchor tenants, may have the right to terminate their
                                              leases if certain other tenants are not operating, or if
                                              their sales at the property do not reach a specified
                                              level. Even if vacated space is successfully relet, the
                                              costs associated with reletting, including tenant
                                              improvements and leasing commissions, could be
                                              substantial and could

                                      S-51

                                              reduce cash flow from the related mortgaged properties. 29 of the mortgaged properties, securing approximately 42.7%
                                              of the initial outstanding pool balance (excluding
                                              multifamily, manufactured housing, self storage,
                                              hospitality and certain other property types) all of which are in loan group 1 representing 42.7% of the initial loan group 1 balance (excluding multifamily, manufactured
                                              housing, self storage, hospitality and certain other
                                              property types), have reserves, as of the cut-off date, for tenant improvements and leasing commissions which may serve to defray those costs. There can be no assurances, however, that the funds (if any) held in those reserves for tenant
                                              improvements and leasing commissions will be sufficient to cover the costs and expenses associated with tenant
                                              improvements or leasing commission obligations. In
                                              addition, if a tenant defaults in its obligations to a
                                              borrower, the borrower may incur substantial costs and
                                              experience significant delays associated with enforcing
                                              rights and protecting its investment, including costs
                                              incurred in renovating or reletting the property.

THE CONCENTRATION OF LOANS WITH THE SAME OR
RELATED BORROWERS INCREASES THE POSSIBILITY
OF LOSS ON THE LOANS WHICH COULD REDUCE
PAYMENTS ON YOUR CERTIFICATES .............   The effect of mortgage pool loan losses will be more
                                              severe:

                                              o   if the pool is comprised of a small number of loans,
                                                  each with a relatively large principal amount; or

                                              o   if the losses relate to loans that account for a
                                                  disproportionately large percentage of the aggregate
                                                  principal balance of all mortgage loans.

                                              Mortgage loans with the same borrower or related
                                              borrowers pose additional risks. Among other things,
                                              financial difficulty at one mortgaged real property could
                                              cause the owner to defer maintenance at another mortgaged
                                              real property in order to satisfy current expenses with
                                              respect to the troubled mortgaged real property; related
                                              borrowers who have common general partners or common
                                              managing members could increase the risk that any
                                              financial setback or bankruptcy proceeding involving such
                                              partners could have an impact on the pool of mortgage
                                              loans, related borrowers who have common affiliated
                                              property managers could increase the risk that a
                                              financial setback or bankruptcy proceeding involving such
                                              property manager could have an impact on the pool of
                                              mortgage loans and the owner could attempt to avert
                                              foreclosure on one mortgaged real property by filing a
                                              bankruptcy petition that might have the effect of
                                              interrupting monthly payments for an indefinite period on
                                              all of the related mortgage loans.

                                              Seven groups of mortgage loans are made to the same
                                              borrower or borrowers related through common ownership
                                              and where, in general, the related mortgaged properties
                                              are commonly managed. The related borrower
                                              concentrations of the three largest groups in the
                                              mortgage pool represent 10.2%, 5.5% and 1.2%,
                                              respectively, of the initial outstanding pool balance.
                                              The related borrower concentrations of the three largest
                                              groups exclusively in loan group 1 represent 11.8%, 6.4%
                                              and 1.2%, respectively, of the initial outstanding loan
                                              group 1 balance. The related borrower concentrations of
                                              the two largest groups

                                      S-52

                                              exclusively in loan group 2 represent 8.6% and 5.8%,
                                              respectively, of the initial outstanding loan group 2
                                              balance.

                                              The largest mortgage loan in the mortgage pool represents
                                              12.2% of the initial outstanding pool balance. The
                                              second largest mortgage loan in the mortgage pool
                                              represents 10.5% of the initial outstanding pool
                                              balance. The third largest mortgage loan in the mortgage
                                              pool represents 7.8% of the initial outstanding pool
                                              balance. Each of the other mortgage loans or groups of
                                              crossed mortgage loans represents no more than 4.7% of
                                              the initial outstanding pool balance.

                                              The largest mortgage loan in loan group 1 represents
                                              14.1% of the initial outstanding loan group 1 balance.
                                              The second largest mortgage loan in loan group 1
                                              represents 12.1% of the initial outstanding loan group 1
                                              balance. The third largest mortgage loan in loan group 1
                                              represents 9.0% of the initial outstanding loan group 1
                                              balance. Each of the other mortgage loans or groups of
                                              crossed mortgage loans represents no more than 5.4% of
                                              the initial outstanding loan group 1 balance.

                                              The largest mortgage loan in loan group 2 represents
                                              23.3% of the initial outstanding loan group 2 balance.
                                              The second largest mortgage loan in loan group 2
                                              represents 16.7% of the initial outstanding loan group 2
                                              balance. The third largest mortgage loan in loan group 2
                                              represents 7.2% of the initial outstanding loan group 2
                                              balance. Each of the other mortgage loans represents no
                                              more than 6.5% of the initial outstanding loan group 2
                                              balance.

                                              Mortgage Loan No. 1, First Stamford, represents 12.2% of
                                              the initial outstanding pool balance and Mortgage Loan
                                              No. 2, Hilton Washington DC, represents 10.5% of the
                                              initial outstanding pool balance, and therefore, the
                                              related property of each of these mortgage loans is a
                                              "significant obligor" as defined in Regulation AB. See
                                              Appendix IV for the description of the significant
                                              obligors and certain financial information thereof.

A CONCENTRATION OF LOANS WITH THE SAME
PROPERTY TYPES INCREASES THE POSSIBILITY OF
LOSS ON THE LOANS WHICH COULD REDUCE
PAYMENTS ON YOUR CERTIFICATES .............   A concentration of mortgage loans secured by the same
                                              property type can increase the risk that a decline in a
                                              particular industry will have a disproportionately large
                                              impact on the pool of mortgage loans or a particular loan
                                              group. The following property types represent the
                                              indicated percentage of the initial outstanding pool
                                              balance:

                                              o   office properties represent 33.9%;

                                              o   retail properties represent 18.2%;

                                              o   self storage properties represent 15.3%;

                                              o   multifamily properties represent 13.4% (of which one
                                                  residential cooperative property represents 1.0%);

                                              o   hospitality properties represent 12.1%;

                                              o   industrial properties represent 4.6%;

                                      S-53

                                              o   mixed use properties represent 1.4%;

                                              o   other properties represent 0.9%; and

                                              o   manufactured housing communities represent 0.2%.

                                              For information regarding the types of properties
                                              securing the mortgage loans included in loan group 1 or
                                              loan group 2, see Appendix I to this prospectus
                                              supplement.

A CONCENTRATION OF MORTGAGED PROPERTIES IN
A LIMITED NUMBER OF LOCATIONS MAY ADVERSELY
AFFECT PAYMENTS ON YOUR CERTIFICATES ......   Concentrations of mortgaged properties in geographic
                                              areas may increase the risk that adverse economic or
                                              other developments or a natural disaster or act of
                                              terrorism affecting a particular region of the country
                                              could increase the frequency and severity of losses on
                                              mortgage loans secured by those properties. In the past,
                                              several regions of the United States have experienced
                                              significant real estate downturns at times when other
                                              regions have not. Regional economic declines or adverse
                                              conditions in regional real estate markets could
                                              adversely affect the income from, and market value of,
                                              the mortgaged properties located in the region. Other
                                              regional factors--e.g., earthquakes, floods or hurricanes
                                              or changes in governmental rules or fiscal policies--also
                                              may adversely affect those mortgaged properties.

                                              The mortgaged properties are located throughout 38 states
                                              and the District of Columbia (which include 37 states and
                                              the District of Columbia for loan group 1 and 13 states
                                              for loan group 2). Mortgage loans representing 12.3%,
                                              10.6%, 10.5%, 9.0%, 5.7%, 5.6%, 5.2% and 5.0% of the
                                              initial outstanding pool balance are secured by mortgaged
                                              properties located in Connecticut, Texas, the District of
                                              Columbia, California, Georgia, New York, Florida and
                                              Ohio, respectively, and concentrations of mortgaged
                                              properties, in each case, securing no more than 3.7% of
                                              the initial outstanding pool balance, also exist in
                                              several other states. Mortgaged properties located in
                                              California may be more susceptible to some types of
                                              special hazards that may not be covered by insurance
                                              (such as earthquakes) than properties located in other
                                              parts of the country. If a borrower does not have
                                              insurance against those risks and a severe casualty
                                              occurs at a mortgaged property, the borrower may be
                                              unable to generate income from the mortgaged property in
                                              order to make payments on the related mortgage loan. The
                                              mortgage loans generally do not require any borrowers to
                                              maintain earthquake insurance.

                                              For information regarding the location of the properties
                                              securing the mortgage loans included in loan group 1 and
                                              loan group 2, see Appendix I to this prospectus
                                              supplement.

A LARGE CONCENTRATION OF OFFICE PROPERTIES
IN THE MORTGAGE POOL WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL RISKS OF OFFICE
PROPERTIES ................................   25 of the mortgaged properties, securing mortgage loans
                                              representing 33.9% of the initial outstanding pool
                                              balance (and representing 39.2% of the initial
                                              outstanding loan group 1 balance), are office properties.

                                      S-54

                                              A large number of factors may affect the value of these
                                              office properties, including:

                                              o   the quality of an office building's tenants;

                                              o   the diversity of an office building's tenants, reliance
                                                  on a single or dominant tenant or tenants in a volatile
                                                  industry (e.g., technology and internet companies that
                                                  have experienced or may in the future experience
                                                  circumstances that make their businesses volatile);

                                              o   adverse changes in population, employment growth and
                                                  patterns of telecommuting and sharing office spaces;

                                              o   the physical attributes of the building in relation to
                                                  competing buildings (e.g., age, condition, design,
                                                  location, access to transportation and ability to offer
                                                  certain amenities, such as sophisticated building
                                                  systems);

                                              o   the availability of parking;

                                              o   the desirability of the area as a business location;

                                              o   the strength and nature of the local economy (including
                                                  labor costs and quality, tax environment and quality of
                                                  life for employees); and

                                              o   the suitability of a space for re-leasing without
                                                  significant build-out costs.

                                              Moreover, the cost of refitting office space for a new
                                              tenant is often higher than the cost of refitting other
                                              types of property.

                                              Included in the office properties referenced above are 6
                                              medical office properties, which secure mortgage loans
                                              representing approximately 1.9% of the initial
                                              outstanding pool balance (representing 2.2% of the
                                              initial outstanding loan group 1 balance). The
                                              performance of a medical office property may depend on
                                              the proximity of that property to a hospital or other
                                              health care establishment and on reimbursements for
                                              patient fees from private or government-sponsored
                                              insurance companies. The sudden closure of a nearby
                                              hospital may adversely affect the value of a medical
                                              office property. In addition, the performance of a
                                              medical office property may depend on reimbursements for
                                              patient fees from private or government-sponsored
                                              insurers and issues related to reimbursement (ranging
                                              from non payment to delays in payment) from those
                                              insurers could adversely impact cash flow at the
                                              applicable mortgaged properties. Moreover, medical
                                              office properties appeal to a narrow market of tenants
                                              and the value of a medical office property may be
                                              adversely affected by the availability of competing
                                              medical office properties.

A LARGE CONCENTRATION OF RETAIL PROPERTIES
IN THE MORTGAGE POOL WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL RISKS OF RETAIL
PROPERTIES ................................   48 of the mortgaged properties, securing mortgage loans
                                              representing 18.2% of the initial outstanding pool
                                              balance (representing 21.0% of the initial outstanding
                                              loan group 1 balance), are retail properties. The
                                              quality and success of a retail property's tenants
                                              significantly affect the

                                      S-55

                                              property's value. The success of retail properties can be
                                              adversely affected by local competitive conditions and
                                              changes in consumer spending patterns. A borrower's ability to make debt service payments can be adversely affected if rents are based on a percentage of the tenant's sales and
                                              sales decline or if the closure of one store gives rise to lease provisions permitting the closure of another store.
                                              Additional factors that can affect the success of a retail property include that certain tenants may have rights to
                                              terminate their leases, the location of the subject
                                              property and the physical condition and amenities of the
                                              subject property in relation to competing buildings.

                                              An "anchor tenant" is proportionately larger in size than
                                              other tenants at a retail property and is considered to
                                              be vital in attracting customers to a retail property,
                                              whether or not the anchor tenant's premises are part of
                                              the mortgaged property. 22 of the mortgaged properties,
                                              securing 10.6% of the initial outstanding pool balance
                                              (representing 12.3% of the initial outstanding loan group
                                              1 balance), are properties considered by the applicable
                                              mortgage loan seller to be occupied by, leased to or
                                              adjacent to one or more anchor tenants.

                                              The presence or absence of an anchor store in a shopping
                                              center also can be important because anchor stores play a
                                              key role in generating customer traffic and making a
                                              center desirable for other tenants. Consequently, the
                                              economic performance of an anchored retail property will
                                              be adversely affected by:

                                              o   an anchor store's failure to renew its lease;

                                              o   termination of an anchor store's lease;

                                              o   the bankruptcy or economic decline of an anchor store
                                                  or self-owned anchor or the parent company thereof; or

                                              o   the cessation of the business of an anchor store at the
                                                  shopping center, even if, as a tenant, it continues to
                                                  pay rent.

                                              There may be retail properties with anchor stores that
                                              are permitted to cease operating at any time if certain
                                              other stores are not operated at those locations.
                                              Furthermore, there may be non-anchor tenants that are
                                              permitted to offset all or a portion of their rent, pay
                                              rent based solely on a percentage of their sales, or
                                              terminate their leases if certain anchor stores and/or
                                              major tenants are either not operated or fail to meet
                                              certain business objectives.

                                              Retail properties also face competition from sources
                                              outside a given real estate market. For example, all of
                                              the following compete with more traditional retail
                                              properties for consumer dollars:  factory outlet centers,
                                              discount shopping centers and clubs, catalogue retailers,
                                              home shopping networks, internet websites and
                                              telemarketing. Continued growth of these alternative
                                              retail outlets, which often have lower operating costs,
                                              could adversely affect the rents collectible at the
                                              retail properties included in the mortgage pool, as well
                                              as the income from, and market value of, the mortgaged
                                              properties. Moreover, additional competing retail
                                              properties may be built in the areas where the retail
                                              properties are located, which could adversely affect the
                                              rents collectible at the retail properties included in
                                              the mortgage pool, as well as the income from, and market
                                              value of, the mortgaged properties.

                                      S-56

                                              With respect to Mortgage Loan No. 11, Metroplex Shopping
                                              Center, representing 2.3% of the initial outstanding pool
                                              balance (which is in loan group 1, representing 2.7% of
                                              the initial outstanding loan group 1 balance), rental
                                              space comprising approximately 3.3% of the net rentable
                                              square feet of the related Mortgaged Property (which is
                                              an anchored retail property located in San Diego,
                                              California) has recently been leased by the borrower to
                                              an abortion clinic.

                                              Because of the controversial nature of abortion in the
                                              United States, the presence of this clinic may have an
                                              adverse effect on the operation of the mortgaged property
                                              (including future rental activities) or the borrower's
                                              ability to refinance the mortgage loan. Individuals and
                                              organizations providing abortion services in the United
                                              States have been the target of anti-abortion
                                              demonstrations and incidents of violence and property
                                              damage. Any such incidents may disrupt the operations of
                                              other tenants at the mortgaged property or result in
                                              property damage, loss, or liability claims against the
                                              borrower. Although there are various federal and state
                                              laws designed to protect such clinics and their patrons,
                                              there can be no assurance that such laws will prevent
                                              negative incidents.

                                              In order to mitigate any potential negative effects from
                                              the clinic, the related mortgage loan seller has obtained
                                              a personal indemnity from Alan Fox, the principal of the
                                              borrower, covering any loss, damage, cost or deficiency
                                              suffered by the lender resulting from the presence or
                                              activities of the clinic. Such indemnity will be
                                              assigned by the mortgage loan seller to the trust on the
                                              Closing Date. See Appendix IV Significant Loan Summaries
                                              - Metroplex Shopping Center.

SELF STORAGE PROPERTIES IN THE MORTGAGE
POOL WILL SUBJECT YOUR INVESTMENT TO THE
SPECIAL RISK OF SELF STORAGE PROPERTIES ...   63 mortgaged properties, securing mortgage loans
                                              representing 15.3% of the initial outstanding pool
                                              balance (and representing 17.7% of the initial
                                              outstanding loan group 1 balance), are self storage
                                              properties.

                                              Self storage properties are considered vulnerable to
                                              competition, because both acquisition and development
                                              costs and break-even occupancy are relatively low. The
                                              conversion of self storage facilities to alternative uses
                                              would generally require substantial capital
                                              expenditures. Thus, if the operation of any of the self
                                              storage mortgaged properties becomes unprofitable due to:

                                              o   decreased demand;

                                              o   competition;

                                              o   lack of proximity to apartment complexes or commercial
                                                  users;

                                              o   apartment tenants moving to single-family homes;

                                              o   decline in services rendered, including security;

                                              o   dependence on business activity ancillary to renting
                                                  units;

                                              o   security concerns;

                                              o   age of improvements; or

                                      S-57

                                              o   other factors so that the borrower becomes unable to
                                                  meet its obligations on the related mortgage loan, the
                                                  liquidation value of that self storage mortgaged
                                                  property may be substantially less, relative to the
                                                  amount owing on the mortgage loan, than if the self
                                                  storage mortgaged property were readily adaptable to
                                                  other uses.

                                              Tenant privacy, anonymity and efficient and/or
                                              unsupervised access may heighten environmental risks. No
                                              environmental assessment of a mortgaged property included
                                              an inspection of the contents of the self storage units
                                              included in the self storage mortgaged properties and
                                              there is no assurance that all of the units included in
                                              the self storage mortgaged properties are free from
                                              hazardous substances or other pollutants or contaminants
                                              or will remain so in the future.

MULTIFAMILY PROPERTIES IN THE MORTGAGE POOL
WILL SUBJECT YOUR INVESTMENT TO THE SPECIAL
RISKS OF MULTIFAMILY PROPERTIES ...........   24 of the mortgaged properties, securing mortgage loans
                                              representing 13.4% of the initial outstanding pool
                                              balance (which are in loan group 2, representing 98.9% of
                                              the initial outstanding loan group 2 balance), are
                                              multifamily properties.

                                              A large number of factors may affect the value and
                                              successful operation of these multifamily properties,
                                              including:

                                              o   the physical attributes of the apartment building, such
                                                  as its age, appearance and construction quality;

                                              o   the location of the property;

                                              o   distance from employment centers and shopping areas;

                                              o   the ability of management to provide adequate
                                                  maintenance and insurance;

                                              o   the types of services and amenities provided at the
                                                  property;

                                              o   the property's reputation;

                                              o   the level of mortgage interest rates and income and
                                                  economic conditions (which may encourage tenants to
                                                  purchase rather than rent housing);

                                              o   the presence of competing properties;

                                              o   adverse local or national economic conditions which may
                                                  limit the rent that may be charged and which may result
                                                  in increased vacancies;

                                              o   the tenant mix (such as tenants being predominantly
                                                  students or military personnel or employees of a
                                                  particular business) and requirements that tenants meet
                                                  certain criteria (such as age restrictions for senior
                                                  housing);

                                              o   in the case of any student housing facilities, which
                                                  may be more susceptible to damage or wear and tear than
                                                  other types of multifamily housing, the reliance on the
                                                  financial well-being of the college or university to
                                                  which it relates, competition from on-

                                      S-58

                                                  campus housing units (which may adversely affect
                                                  occupancy), the physical layout of the housing (which
                                                  may not be readily convertible to traditional
                                                  multifamily use), and student tenants having a higher
                                                  turnover rate than other types of multifamily tenants,
                                                  which in certain cases is compounded by the fact that
                                                  student leases are available for periods of less than
                                                  12 months;

                                              o   state and local regulations (which may limit the
                                                  ability to increase rents); and

                                              o   government assistance/rent subsidy programs (which may
                                                  influence tenant mobility).

                                              In addition to state regulation of the landlord/tenant
                                              relationship, certain counties and municipalities impose
                                              rent control on apartment buildings. These ordinances
                                              may limit rent increases to fixed percentages, to
                                              percentages of increases in the consumer price index, to
                                              increases set or approved by a governmental agency, or to
                                              increases determined through mediation or binding
                                              arbitration. Any limitations on a borrower's ability to
                                              raise property rents may impair such borrower's ability
                                              to repay its multifamily loan from its net operating
                                              income or the proceeds of a sale or refinancing of the
                                              related multifamily property.

                                              Certain of the mortgage loans are secured or may be
                                              secured in the future by mortgaged properties that are
                                              subject to certain affordable housing covenants and other
                                              covenants and restrictions with respect to various tax
                                              credit, city, state and federal housing subsidies, rent
                                              stabilization or similar programs, in respect of various
                                              units within the mortgaged properties. The limitations
                                              and restrictions imposed by these programs could result
                                              in losses on the mortgage loans. In addition, in the
                                              event that the program is cancelled, it could result in
                                              less income for the project. These programs may include,
                                              among others:

                                              o   rent limitations that would adversely affect the
                                                  ability of borrower to increase rents to maintain the
                                                  condition of their mortgaged properties and satisfy
                                                  operating expense;

                                              o   covenants that require a minimum number or percentage
                                                  of units be rented to tenants who have incomes that are
                                                  substantially lower than median incomes in the
                                                  applicable area or region; and

                                              o   tenant income restrictions that may reduce the number
                                                  of eligible tenants in those mortgaged properties and
                                                  result in a reduction in occupancy rates.

                                              The difference in rents between subsidized or supported
                                              properties and other multifamily rental properties in the
                                              same area may not be a sufficient economic incentive for
                                              some eligible tenants to reside at a subsidized or
                                              supported property that may have fewer amenities or be
                                              less attractive as a residence. As a result, occupancy
                                              levels at a subsidized or supported property may decline,
                                              which may adversely affect the value and successful
                                              operation of such property.

                                              In addition, multifamily rental properties and
                                              manufactured housing properties are part of a market
                                              that, in general, is characterized by low

                                      S-59

                                              barriers to entry. Thus, a particular multifamily
                                              rental/manufactured housing property market with
                                              historically low vacancies could experience substantial new construction and a resultant oversupply of rental units
                                              within a relatively short period of time. Because leases
                                              with respect to a multifamily rental/manufactured housing
                                              property are typically leased on a short-term basis, the
                                              tenants residing at a particular property may easily move
                                              to alternative multifamily rental/manufactured housing
                                              properties with more desirable amenities or locations or to single family housing.

                                              Some of the mortgaged real properties have tenants that
                                              rely on rent subsidies under various government funded
                                              programs, including the Section 8 Tenant-Based Assistance
                                              Rental Certificate Program of the United States
                                              Department Housing and Urban Development. With respect
                                              to certain of the mortgage loans, the borrower may
                                              receive subsidies or other assistance from government
                                              programs. The related mortgage loan seller may have
                                              underwritten the related mortgage loan on the assumption
                                              that such assistance will continue. Loss of any
                                              applicable assistance could have an adverse effect on the
                                              ability of the related borrower to make timely payments
                                              of debt service. In addition, the restrictions described
                                              above relating to the use of the related mortgaged real
                                              property could reduce the market value of the related
                                              mortgaged real property.

                                              Generally, the mortgaged real property must satisfy
                                              certain requirements, the borrower must observe certain
                                              leasing practices and/or the tenant(s) must regularly
                                              meet certain income requirements or the mortgaged
                                              property must have certain other characteristics
                                              consistent with government policy related the applicable
                                              program. There is no assurance that such programs will
                                              be continued in their present form, that the borrower
                                              will continue to comply with the requirements of the
                                              programs to enable the borrower to receive the subsidies
                                              in the future, that the investors in such borrower will
                                              continue to receive the related tax benefit or that the
                                              level of assistance provided will be sufficient to
                                              generate enough revenues for the related borrower to meet
                                              its obligations under the related mortgage loans.

                                              In addition, under the Federal Fair Housing Act,
                                              analogous statutes in some states and regulations and
                                              guidelines issued pursuant to those laws, any and all
                                              otherwise-available units in a multifamily apartment
                                              building must be made available to any disabled person
                                              who meets the financial criteria generally applied by the
                                              landlord, including implementing alterations and
                                              accommodations in certain circumstances. The costs of
                                              this compliance may be high and the penalties for
                                              noncompliance may be severe. Thus, these fair housing
                                              statutes, regulations and guidelines present a risk of
                                              increased operating costs to the borrowers under the
                                              pooled mortgage loans secured by multifamily apartment
                                              buildings, which may reduce (perhaps significantly)
                                              amounts available for payment on the related pooled
                                              mortgage loan.

CONDOMINIUM OWNERSHIP MAY LIMIT USE AND
IMPROVEMENTS ..............................   Certain of the mortgage loans that we intend to include
                                              in the issuing entity are secured by a mortgaged real
                                              property that consists of the related borrower's interest
                                              in condominium interests in buildings and/or other
                                              improvements, the related percentage interests in the
                                              common areas and the related voting rights in the
                                              condominium association.

                                      S-60

                                              Such interests may in some cases constitute less than a
                                              majority of such voting rights. In the case of
                                              condominiums, a board of managers generally has discretion to make decisions affecting the condominium building and
                                              there may be no assurance that the borrower under a
                                              mortgage loan secured by one or more interests in that
                                              condominium will have any control over decisions made by
                                              the related board of managers. Thus, decisions made by that board of managers, including regarding assessments to be
                                              paid by the unit owners, insurance to be maintained on the condominium building and many other decisions affecting the maintenance, repair and, in the event of a casualty or
                                              condemnation, restoration of that building, may have a
                                              significant impact on the mortgage loans in the issuing
                                              entity that are secured by mortgaged real properties
                                              consisting of such condominium interests. There can be no
                                              assurance that the related board of managers will always
                                              act in the best interests of the borrower under those
                                              mortgage loans. Further, due to the nature of condominiums, a default under the related mortgage loan will not allow
                                              the applicable special servicer the same flexibility in
                                              realizing on the collateral as is generally available with respect to properties that are not condominiums. For
                                              example, a mortgaged real property may not be readily
                                              convertible due to restrictive covenants applicable to a
                                              mortgaged real property subject to a condominium regime.
                                              The rights of other unit owners, the documents governing
                                              the management of the condominium units and the state and
                                              local laws applicable to condominium units must be
                                              considered. Certain transfers of condominium units may
                                              require filings with state agencies or other governmental
                                              authorities. In addition, in the event of a casualty with
                                              respect to such a mortgaged real property, due to the
                                              possible existence of multiple loss payees on any insurance policy covering that mortgaged real property, there could
                                              be a delay in the allocation of related insurance proceeds if any. Consequently, servicing and realizing upon the
                                              collateral described above could subject the
                                              certificateholders to a greater delay, expense and risk
                                              than with respect to a mortgage loan secured by a property that is not a condominium.

RESIDENTIAL COOPERATIVE PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT YOUR INVESTMENT
TO THE SPECIAL RISKS OF RESIDENTIAL
COOPERATIVE PROPERTIES ....................   One mortgaged property, securing a mortgage loan
                                              representing 1.0% of the initial outstanding pool balance
                                              (which is in loan group 2, representing 7.2% of the
                                              initial outstanding loan group 2 balance), is a
                                              residential cooperative property. Various factors may
                                              adversely affect the economic performance of residential
                                              cooperative properties, which could adversely affect
                                              payments on your certificates, including:

                                                  o   the ability of tenants to remain in a cooperative
                                                      property after its conversion from a rental
                                                      property, at below market rents and subject to
                                                      applicable rent control and stabilization laws;

                                                  o   the primary dependence of a borrower upon
                                                      maintenance payments and any rental income from
                                                      units or commercial areas to meet debt service
                                                      obligations;

                                                  o   the concentration of shares relating to occupied
                                                      rental units of the sponsor, owner or investor
                                                      after conversion from rental housing, which may
                                                      result in an inability to meet debt service

                                      S-61

                                                      obligations on the corporation's mortgage loan if
                                                      the sponsor, owner or investor is unable to make
                                                      the required maintenance payments;

                                                  o   the failure of a borrower to qualify for favorable
                                                      tax treatment as a "cooperative housing
                                                      corporation" each year, which may reduce the cash
                                                      flow available to make payments on the related
                                                      mortgage loan; and

                                                  o   that, upon foreclosure, in the event a cooperative
                                                      property becomes a rental property, all or certain
                                                      units at that rental property could be subject to
                                                      rent control, stabilization and tenants' rights
                                                      laws, at below market rents, which may affect
                                                      rental income levels and the marketability and sale
                                                      proceeds of the rental property as a whole.

                                              A residential cooperative building and the land under the
                                              building are owned or leased by a non-profit residential
                                              cooperative corporation. The cooperative owns all the
                                              units in the building and all common areas. Its tenants
                                              own stock, shares or membership certificates in the
                                              corporation. This ownership entitles the
                                              tenant-stockholders to proprietary leases or occupancy
                                              agreements, which confer exclusive rights to occupy
                                              specific units. Generally, the tenant-stockholders make
                                              monthly maintenance payments which represent their share
                                              of the cooperative corporation's mortgage loan payments,
                                              real property taxes, maintenance, contributions to
                                              reserves and other expenses, less any income the
                                              corporation may receive. These payments are in addition
                                              to any payments of principal and interest the
                                              tenant-stockholder may be required to make on any loans
                                              secured by its shares in the cooperative.

                                              With respect to the residential cooperative mortgage
                                              loans, due to attributes particular to residential
                                              housing cooperatives, certain information presented with
                                              respect to such mortgage loans differs from that
                                              presented for other mortgage loans included in the
                                              trust. Several of these differences are particularly
                                              relevant to your consideration of an investment in the
                                              offered certificates. In particular, the manner in which
                                              loan-to-value ratios and debt service coverage ratios for
                                              the residential cooperative mortgage loans by have been
                                              calculated differs from the manner in which loan-to-value
                                              ratios and debt service coverage ratios are calculated
                                              for other mortgage loans included in the trust. For
                                              example, for purposes of determining the debt service
                                              coverage ratio for a residential cooperative mortgage
                                              loan, the underwritable cash flow for the residential
                                              cooperative property is based on projected net operating
                                              income at the property, as determined by an appraisal,
                                              assuming that the property was operated as a rental
                                              property with rents set at prevailing market rates
                                              (taking into account the presence of existing
                                              rent-controlled or rent-stabilized occupants), reduced by
                                              underwritten capital expenditures, property operating
                                              expenses, a market-rate vacancy assumption and projected
                                              reserves. The loan-to-value ratio and debt service
                                              coverage ratio determined for such a residential
                                              cooperative mortgage loan may differ from the
                                              loan-to-value ratio and debt service coverage ratio that
                                              would have been determined for such residential
                                              cooperative mortgage loan had a different methodology
                                              (including the methodology used for calculating such
                                              values with respect to the remaining mortgage loans in
                                              the issuing entity) been used. In addition, due to the
                                              specialized nature of residential housing cooperatives,
                                              certain information presented in and

                                      S-62

                                              shown on Appendix II to this prospectus supplement with
                                              respect to mortgage loans (other than the residential
                                              cooperative mortgage loans) is not presented with respect
                                              to the residential cooperative mortgage loans sold to the
                                              Depositor for inclusion in the trust and is, instead,
                                              reflected as not applicable.

                                              In certain instances, an apartment building or a portion
                                              thereof and the land thereunder may be converted to the
                                              condominium form of ownership, and thereby be divided
                                              into 2 or more condominium units. Generally, in those
                                              instances, the non-profit cooperative corporation does
                                              not own the entire apartment building and the land under
                                              the building, but rather owns a single condominium unit
                                              that generally comprises the residential portions of that
                                              apartment building. The other condominium units in that
                                              apartment building will generally comprise commercial
                                              space and will generally be owned by persons or entities
                                              other than the non-profit cooperative corporation. In
                                              instances where an apartment building has been converted
                                              to the condominium form of ownership, certain of the
                                              common areas in that building may be owned by the
                                              non-profit cooperative corporation and other common areas
                                              (often including the land under the building) may
                                              constitute common elements of the condominium, which
                                              common elements are owned in common by the non-profit
                                              cooperative corporation and the owners of the other
                                              condominium units. Where the apartment building has been
                                              submitted to the condominium form of ownership, each
                                              condominium unit owner will be directly responsible for
                                              the payment of real estate taxes on that owner's unit.
                                              Certain specified maintenance and other obligations,
                                              including hazard and liability insurance premiums, may
                                              not be the direct responsibility of the non-profit
                                              cooperative corporation but rather will be the
                                              responsibility of the condominium board of managers. The
                                              ability of the condominium board of managers to pay
                                              certain expenses of the building will be dependent upon
                                              the payment by all condominium unit owners of common
                                              charges assessed by the condominium board of managers.

A LARGE CONCENTRATION OF HOSPITALITY
PROPERTIES IN THE MORTGAGE POOL WILL
SUBJECT YOUR INVESTMENT TO THE SPECIAL
RISKS OF HOSPITALITY PROPERTIES ...........   Seven of the mortgaged properties, securing mortgage
                                              loans representing 12.1% of the initial outstanding pool
                                              balance (and representing 14.0% of the initial
                                              outstanding loan group 1 balance), are hospitality
                                              properties. Various factors may adversely affect the
                                              economic performance of a hospitality property, including:

                                              o   location of property and proximity of a hotel property
                                                  to major population centers or attractions;

                                              o   adverse economic and social conditions, either local,
                                                  regional, national or international, which may limit
                                                  the amount that can be charged for a room and reduce
                                                  occupancy levels;

                                              o   the construction of competing hotels or resorts;

                                              o   continuing expenditures for modernizing, refurbishing
                                                  and maintaining existing facilities prior to the
                                                  expiration of their anticipated useful lives;

                                      S-63

                                              o   franchise affiliation (or lack thereof);

                                              o   limited service hospitality properties have lower
                                                  barriers to entry than other types of hospitality
                                                  properties, and over building could occur;

                                              o   a deterioration in the financial strength or managerial
                                                  capabilities of the owner and/or operator of a hotel;
                                                  and

                                              o   changes in travel patterns, terrorist attacks,
                                                  increases in energy prices, strikes, natural disasters,
                                                  bad weather, relocation of highways or the construction
                                                  of additional highways.

                                              Because hotel rooms generally are rented for short
                                              periods of time, the financial performance of hotels
                                              tends to be affected by adverse economic conditions and
                                              competition more quickly than are other types of
                                              commercial properties.

                                              Moreover, the hotel and lodging industry is generally
                                              seasonal in nature. This seasonality can be expected to
                                              cause periodic fluctuations in a hotel property's
                                              revenues, occupancy levels, room rates and operating
                                              expenses.

                                              A hotel's ability to attract customers and/or a portion
                                              of its revenues may depend on its having a liquor
                                              license. The laws and regulations relating to liquor
                                              licenses generally prohibit the transfer of those liquor
                                              licenses to any other person. In the event of a
                                              foreclosure of a hotel property with a liquor license,
                                              the trustee or a purchaser in a foreclosure sale would
                                              likely have to apply for a new license. There can be no
                                              assurance that a new liquor license could be obtained
                                              promptly or at all. The lack of a liquor license in a
                                              full service hotel could have an adverse impact on the
                                              revenue generated by the hotel.

                                              A mortgage loan secured by hotel property may be
                                              affiliated with a franchise company through a franchise
                                              agreement or a hotel management company through a
                                              management agreement. The performance of a hotel
                                              property affiliated with a franchise or hotel management
                                              company depends in part on:

                                              o   the continued existence, reputation and financial
                                                  strength of the franchisor or hotel management company,

                                              o   the public perception of the franchise or management
                                                  company or hotel chain service mark, and

                                              o   the duration of the franchise licensing agreement or
                                                  management agreement.

                                              Certain franchise agreements may expire during the term
                                              of the related mortgage loans or soon thereafter, and
                                              there can be no assurance that they can be renewed. In
                                              addition, certain franchise agreements may not be
                                              automatically assignable to subsequent holders of the
                                              mortgage loan, and there can be no assurance that such
                                              future assignment of the franchise agreement will be
                                              approved by the franchisor.

                                              Any provision in a franchise agreement providing for
                                              termination because of the bankruptcy of a franchisor
                                              generally will not be enforceable. Replacement
                                              franchises may require significantly higher

                                      S-64

                                              fees. The transferability of franchise license agreements
                                              is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise
                                              license without the franchisor's consent.

INDUSTRIAL PROPERTIES IN THE MORTGAGE POOL
WILL SUBJECT YOUR INVESTMENT TO THE SPECIAL
RISKS OF INDUSTRIAL PROPERTIES ............   13 of the mortgaged properties, securing mortgage loans
                                              representing 4.6% of the initial outstanding pool balance
                                              (and representing 5.4% of the initial outstanding loan
                                              group 1 balance), are industrial properties. Various
                                              factors may adversely affect the economic performance of
                                              these industrial properties, which could adversely affect
                                              payments on your certificates, including:

                                              o   quality of tenant;

                                              o   reduced demand for industrial space because of a
                                                  decline in a particular industry segment;

                                              o   increased supply of competing industrial space because
                                                  of relative ease in constructing buildings of this
                                                  type;

                                              o   a property becoming functionally obsolete;

                                              o   insufficient supply of labor to meet demand;

                                              o   changes in access to the property, energy prices,
                                                  strikes, relocation of highways or the construction of
                                                  additional highways;

                                              o   location of the property in relation to access to
                                                  transportation;

                                              o   suitability for a particular tenant;

                                              o   building design and adaptability;

                                              o   expense to convert a previously adapted space to other
                                                  use;

                                              o   a change in the proximity of supply sources; and

                                              o   environmental hazards.

MANUFACTURED HOUSING COMMUNITY PROPERTIES
IN THE MORTGAGE POOL WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL RISKS OF
MANUFACTURED HOUSING COMMUNITY
PROPERTIES ................................   One mortgaged property, securing a mortgage loan
                                              representing 0.2% of the initial outstanding pool balance
                                              (which is in loan group 2, representing 1.1% of the
                                              initial outstanding loan group 2 balance), is a
                                              manufactured housing community property. Various factors
                                              may adversely affect the economic performance of
                                              manufactured housing community properties, which could
                                              adversely affect payments on your certificates, including:

                                              o   the physical attributes of the community (e.g., age,
                                                  condition and design);

                                              o   the location of the community;

                                      S-65

                                              o   the services and amenities provided by the community
                                                  and its management (including maintenance and
                                                  insurance);

                                              o   the strength and nature of the local economy (which may
                                                  limit the amount that may be charged, the timely
                                                  payments of those amounts, and may reduce occupancy
                                                  levels);

                                              o   state and local regulations (which may affect the
                                                  property owner's ability to increase amounts charged or
                                                  limit the owner's ability to convert the property to an
                                                  alternate use);

                                              o   competing residential developments in the local market,
                                                  such as other manufactured housing communities,
                                                  apartment buildings and single family homes;

                                              o   the property's reputation;

                                              o   the quality of management;

                                              o   the availability of public water and sewer facilities,
                                                  or the adequacy of any such privately-owned facilities;
                                                  and

                                              o   the property may not be readily convertible to an
                                                  alternate use.

LEASEHOLD INTERESTS ENTAIL CERTAIN RISKS
WHICH MAY ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES .........................   Two of the mortgaged properties, securing mortgage loans
                                              representing 2.6% of the initial outstanding pool balance
                                              (which properties are in loan group 1, securing mortgage
                                              loans representing 3.0% of the initial outstanding loan
                                              group 1 balance), are subject to a first mortgage lien on
                                              a leasehold interest under a ground lease. In
                                              circumstances where both the fee and leasehold interest
                                              in the entire mortgaged property are encumbered, we have
                                              treated that as simply an encumbered fee interest.
                                              However, a ground lessor's execution of a mortgage over
                                              its fee interest to secure the ground lessee's debt may
                                              be subject to challenge as a fraudulent conveyance.
                                              Among other things, a legal challenge to the granting of
                                              such lien may focus on the benefit realized by the ground
                                              lessor from the related mortgage loan. If a court
                                              concluded that the ground lessor's granting of the
                                              mortgage was an avoidable fraudulent conveyance, it might
                                              take actions detrimental to the holders of the offered
                                              certificates, including, under certain circumstances,
                                              invalidating the mortgage over the ground lessor's fee
                                              interest.

                                              Leasehold mortgage loans are subject to certain risks not
                                              associated with mortgage loans secured by a lien on the
                                              fee estate of the borrower. The most significant of
                                              these risks is that if the borrower's leasehold were to
                                              be terminated upon a lease default, the lender would lose
                                              its security. Generally, each related ground lease or
                                              ancillary agreement requires the lessor to give the
                                              lender notice of the borrower's defaults under the ground
                                              lease and an opportunity to cure them, permits the
                                              leasehold interest to be assigned to the lender or the
                                              purchaser at a foreclosure sale, in some cases only upon
                                              the consent of the lessor, and contains certain other
                                              protective provisions typically included in a
                                              "mortgageable" ground lease.

                                      S-66

                                              In addition, certain of the mortgaged properties are
                                              subject to various use restrictions imposed by the
                                              related ground lease, and these limitations could
                                              adversely affect the ability of the related borrower to
                                              lease or sell the mortgaged property on favorable terms,
                                              thus adversely affecting the borrower's ability to
                                              fulfill its obligations under the related mortgage loan.

                                              Upon the bankruptcy of a lessor or a lessee under a
                                              ground lease, the debtor entity has the right to assume
                                              or reject the lease. If a debtor lessor rejects the
                                              lease, the lessee has the right to remain in possession
                                              of its leased premises for the rent otherwise payable
                                              under the lease for the term of the lease (including
                                              renewals). If a debtor lessee/borrower rejects any or
                                              all of the lease, the leasehold lender could succeed to
                                              the lessee/borrower's position under the lease only if
                                              the lessor specifically grants the lender that right. If
                                              both the lessor and the lessee/borrowers are involved in
                                              bankruptcy proceedings, the trustee may be unable to
                                              enforce the bankrupt lessee/borrower's right to refuse to
                                              treat a ground lease rejected by a bankrupt lessor as
                                              terminated. In those circumstances, a lease could be
                                              terminated notwithstanding lender protection provisions
                                              contained therein or in the mortgage.

                                              In a recent decision by the United States Court of
                                              Appeals for the Seventh Circuit (Precision Indus. v.
                                              Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003))
                                              the court ruled with respect to an unrecorded lease of
                                              real property that where a statutory sale of the fee
                                              interest in leased property occurs under Section 363(f)
                                              of the Bankruptcy Code (11 U.S.C. Section 363(f)) upon
                                              the bankruptcy of a landlord, such sale terminates a
                                              lessee's possessory interest in the property, and the
                                              purchaser assumes title free and clear of any interest,
                                              including any leasehold estates. Pursuant to Section
                                              363(e) of the Bankruptcy Code (11 U.S.C. Section 363(a)),
                                              a lessee may request the bankruptcy court to prohibit or
                                              condition the statutory sale of the property so as to
                                              provide adequate protection of the leasehold interests;
                                              however, the court ruled that this provision does not
                                              ensure continued possession of the property, but rather
                                              entitles the lessee to compensation for the value of its
                                              leasehold interest, typically from the sale proceeds.
                                              While there are certain circumstances under which a "free
                                              and clear" sale under Section 363(f) of the Bankruptcy
                                              Code would not be authorized (including that the lessee
                                              could not be compelled in a legal or equitable proceeding
                                              to accept a monetary satisfaction of his possessory
                                              interest, and that none of the other conditions of
                                              Section 363(f)(1)-(4) of the Bankruptcy Code otherwise
                                              permits the sale), we cannot provide assurances that
                                              those circumstances would be present in any proposed sale
                                              of a leased premises. As a result, we cannot provide
                                              assurances that, in the event of a statutory sale of
                                              leased property pursuant to Section 363(f) of the
                                              Bankruptcy Code, the lessee may be able to maintain
                                              possession of the property under the ground lease. In
                                              addition, we cannot provide assurances that the lessee
                                              and/or the lender will be able to recoup the full value
                                              of the leasehold interest in bankruptcy court.

                                              Some of the ground leases securing the mortgaged
                                              properties provide that the ground rent payable
                                              thereunder increases during the term of the lease. These
                                              increases may adversely affect the cash flow and net
                                              income of the borrower from the mortgaged property.

                                      S-67

TENANCIES IN COMMON MAY HINDER RECOVERY ...   Borrowers under 14 mortgage loans, representing 18.3% of
                                              the initial outstanding pool balance, currently own, or
                                              are permitted to own, the related mortgaged property as
                                              tenants-in-common. In general, with respect to a
                                              tenant-in-common ownership structure, each
                                              tenant-in-common owns an undivided interest in the
                                              property and if a tenant-in-common desires to sell its
                                              interest in the property (and is unable to find a buyer
                                              or otherwise needs to force a partition) the
                                              tenant-in-common has the ability to request that a court
                                              order a sale of the property and distribute the proceeds
                                              to each tenant-in-common proportionally.

                                              The bankruptcy, dissolution or action for partition by
                                              one or more of the tenants-in-common could result in an
                                              early repayment of the related mortgage loan, a
                                              significant delay in recovery against the
                                              tenant-in-common mortgagors, a material impairment in
                                              property management and a substantial decrease in the
                                              amount recoverable upon the related mortgage loan. In
                                              some cases, the related mortgage loan documents provide
                                              for full recourse to the related tenant-in-common
                                              borrower or the guarantor if a tenant-in-common files for
                                              partition or bankruptcy. In some cases, the related
                                              tenant-in-common borrower waived its right to partition,
                                              reducing the risk of partition. However, there can be no
                                              assurance that, if challenged, this waiver would be
                                              enforceable. In addition, in some cases the related
                                              mortgage loan documents provide for full recourse or
                                              personal liability for losses as to the related tenant in
                                              common borrowers and the guarantor or for the occurrence
                                              of an event of default under such mortgage loan documents
                                              if a tenant in common files for partition. In most
                                              cases, the related tenant-in-common borrower is a special
                                              purpose entity (in some cases bankruptcy-remote),
                                              reducing the risk of bankruptcy. The tenant-in-common
                                              structure may cause delays in the enforcement of remedies
                                              because each time a tenant-in-common borrower files for
                                              bankruptcy, the bankruptcy court stay will be
                                              reinstated. There can be no assurance that a bankruptcy
                                              proceeding by a single tenant-in-common borrower will not
                                              delay enforcement of this mortgage loan.

TENANT BANKRUPTCY MAY ADVERSELY AFFECT THE
INCOME PRODUCED BY THE PROPERTY AND MAY
ADVERSELY AFFECT THE PAYMENTS ON YOUR
CERTIFICATES ..............................   Certain tenants at some of the mortgaged properties may
                                              have been, may currently be or may in the future become a
                                              party to a bankruptcy proceeding. The bankruptcy or
                                              insolvency of a major tenant, or a number of smaller
                                              tenants, in retail, industrial and office properties may
                                              adversely affect the income produced by the property.
                                              Under the federal bankruptcy code, a tenant/debtor has
                                              the option of affirming or rejecting any unexpired
                                              lease. If the tenant rejects the lease, the landlord's
                                              claim for breach of the lease would be a general
                                              unsecured claim against the tenant, absent collateral
                                              securing the claim. The claim would be limited to the
                                              unpaid rent under the lease for the periods prior to the
                                              bankruptcy petition, or earlier surrender of the leased
                                              premises, plus the rent under the lease for the greater
                                              of 1 year, or 15%, not to exceed 3 years, of the
                                              remaining term of the lease. The actual amount of the
                                              recovery could be less than the amount of the claim.

                                      S-68

ENVIRONMENTAL LAWS ENTAIL RISKS THAT MAY
ADVERSELY AFFECT PAYMENTS ON YOUR
CERTIFICATES ..............................   Various environmental laws may make a current or previous
                                              owner or operator of real property liable for the costs
                                              of removal or remediation of hazardous or toxic
                                              substances on, under or adjacent to the property. Those
                                              laws often impose liability whether or not the owner or
                                              operator knew of, or was responsible for, the presence of
                                              the hazardous or toxic substances. For example, certain
                                              laws impose liability for release of asbestos-containing
                                              materials into the air or require the removal or
                                              containment of asbestos-containing materials. In some
                                              states, contamination of a property may give rise to a
                                              lien on the property to assure payment of the costs of
                                              cleanup. In some states, this lien has priority over the
                                              lien of a pre-existing mortgage. Additionally, third
                                              parties may seek recovery from owners or operators of
                                              real properties for cleanup costs, property damage or
                                              personal injury associated with releases of, or other
                                              exposure to hazardous substances related to the
                                              properties.

                                              The owner's liability for any required remediation
                                              generally is not limited by law and could, accordingly,
                                              exceed the value of the property and/or the aggregate
                                              assets of the owner. The presence of hazardous or toxic
                                              substances also may adversely affect the owner's ability
                                              to refinance the property or to sell the property to a
                                              third party. The presence of, or strong potential for
                                              contamination by, hazardous substances consequently can
                                              have a materially adverse effect on the value of the
                                              property and a borrower's ability to repay its mortgage
                                              loan.

                                              In addition, under certain circumstances, a lender (such
                                              as the trust) could be liable for the costs of responding
                                              to an environmental hazard.

ENVIRONMENTAL RISKS RELATING TO SPECIFIC
MORTGAGED PROPERTIES MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES .............   In general, in connection with the origination of the
                                              mortgage loans, environmental site assessments were
                                              prepared for the related mortgaged properties, except as
                                              otherwise set forth below. In all cases where such
                                              environmental site assessments were prepared, the minimum
                                              standard required for such environmental site assessments
                                              was generally a Phase I type of environmental site
                                              assessment. Phase I environmental site assessments
                                              generally include a site inspection, interview of
                                              knowledgeable persons, review of certain records and
                                              government databases, and preparation of a report by an
                                              environmental professional, but do not usually include
                                              sampling and laboratory analysis.

                                              With respect to the mortgaged properties for which
                                              environmental site assessments (or updates of previous
                                              assessments), were prepared on or after November 2, 2006
                                              (or, for one mortgaged property, securing a mortgage loan
                                              representing 0.2% of the initial outstanding pool
                                              balance, October 21, 2005), which assessments were
                                              prepared for each mortgaged property in the trust, the
                                              related mortgage loan seller will represent to us that,
                                              as of the cut-off date and subject to certain specified
                                              exceptions, it has no knowledge of any material and
                                              adverse environmental condition or circumstance affecting
                                              the applicable mortgaged property that was not disclosed
                                              in the assessment.

                                      S-69

                                              The environmental assessments generally did not disclose
                                              the presence or risk of environmental contamination that
                                              is considered materially adverse to the interests of the
                                              holders of the certificates and the value of the mortgage
                                              loan; however, in certain cases, these assessments did
                                              reveal conditions that resulted in requirements that the
                                              related borrowers establish operations and maintenance
                                              plans, monitor the mortgaged property or nearby
                                              properties, abate or remediate the condition, establish a
                                              reserve fund at the origination of the mortgage loan,
                                              provide additional security such as letters of credit or
                                              stand-alone secured creditor impaired property policies,
                                              and/or take other actions necessary to address such
                                              adverse conditions. We cannot assure you, however, that
                                              any environmental assessments revealed or accurately
                                              quantified all existing or potential environmental risks
                                              or that all adverse environmental conditions have been
                                              completely abated or remediated or that any reserves,
                                              insurance or operations and maintenance plans will be
                                              sufficient to remediate the environmental conditions.
                                              Moreover, we cannot assure you that:  (i) future laws,
                                              ordinances or regulations will not impose any material
                                              environmental liability; or (ii) the current
                                              environmental condition of the mortgaged properties will
                                              not be adversely affected by tenants or by the condition
                                              of land or operations in the vicinity of the mortgaged
                                              properties (such as any leaking underground storage
                                              tanks).

                                              Portions of some of the mortgaged properties securing the
                                              mortgage loans were previously operated as or are located
                                              near other properties currently or previously operated as
                                              on-site dry-cleaners or gasoline stations. Both types of
                                              operations involve the use and storage of hazardous
                                              materials, leading to an increased risk of liability to
                                              the tenant, the landowner and, under certain
                                              circumstances, a lender (such as the trust) under
                                              environmental laws. Dry-cleaners and gasoline station
                                              operators may be required to obtain various environmental
                                              permits or licenses in connection with their operations
                                              and activities and to comply with various environmental
                                              laws, including those governing the use and storage of
                                              hazardous materials. These operations incur ongoing
                                              costs to comply with environmental laws governing, among
                                              other things, containment systems and underground storage
                                              tank systems. In addition, any liability to borrowers
                                              under environmental laws, especially in connection with
                                              releases into the environment of gasoline, dry-cleaning
                                              solvents or other hazardous materials from underground
                                              storage tank systems or otherwise, could adversely impact
                                              the related borrower's ability to repay the related
                                              mortgage loan.

                                              In addition, problems associated with mold may pose risks
                                              to real property and may also be the basis for personal
                                              injury claims against a borrower. Although, in general,
                                              the mortgaged properties are required to be inspected
                                              periodically, there is no set of generally accepted
                                              standards for the assessment of mold currently in place.
                                              Problems associated with mold could result in the
                                              interruption of cash flow, remediation expenses and
                                              litigation which could adversely impact collections from
                                              a mortgaged property. In addition, many of the insurance
                                              policies presently covering the mortgaged properties may
                                              specifically exclude losses due to mold.

                                              Before the applicable special servicer acquires title to
                                              a mortgaged property on behalf of the trust or assumes
                                              operation of the property, it must obtain an
                                              environmental assessment of the property, or rely on a
                                              recent environmental assessment. This requirement will
                                              decrease the

                                      S-70

                                              likelihood that the trust will become liable under any
                                              environmental law. However, this requirement may
                                              effectively preclude foreclosure until a satisfactory
                                              environmental assessment is obtained, or until any required remedial action is thereafter taken. There is accordingly
                                              some risk that the mortgaged property will decline in value while this assessment is being obtained. Moreover, we
                                              cannot assure you that this requirement will effectively
                                              insulate the trust from potential liability under
                                              environmental laws. Any such potential liability could
                                              reduce or delay payments to the certificateholders.

IF A BORROWER IS UNABLE TO REPAY ITS LOAN
ON ITS MATURITY DATE, YOU MAY EXPERIENCE A
LOSS ......................................   125 of the mortgage loans (including hyperamortizing
                                              mortgage loans), representing 98.4% of the initial
                                              outstanding pool balance (which include 104 mortgage
                                              loans in loan group 1, representing 98.1% of the initial
                                              outstanding loan group 1 balance, and 21 mortgage loans
                                              in loan group 2, representing 100% of the initial
                                              outstanding loan group 2 balance), are balloon loans. 14
                                              of these mortgage loans, representing 11.6% of the
                                              initial outstanding pool balance (which are in loan group
                                              1, representing 13.4% of the initial outstanding loan
                                              group 1 balance), are mortgage loans, which are also
                                              referred to in this prospectus supplement as "ARD Loans,"
                                              that have an anticipated repayment date that provide for
                                              an increase in the mortgage rate and/or principal
                                              amortization at a specified date prior to stated
                                              maturity. These ARD Loans are structured to encourage
                                              the borrower to repay the mortgage loan in full by the
                                              specified date (which is prior to the mortgage loan's
                                              stated maturity date) upon which these increases occur.
                                              For purposes of this prospectus supplement, we consider a
                                              mortgage loan to be a "balloon loan" if its principal
                                              balance is not scheduled to be fully or substantially
                                              amortized by the loan's respective anticipated repayment
                                              date (in the case of a hyperamortizing loan) or maturity
                                              date. We cannot assure you that each borrower will have
                                              the ability to repay the principal balance outstanding on
                                              the pertinent date, especially under a scenario where
                                              interest rates have increased from the historically low
                                              interest rates in effect at the time that most of the
                                              mortgage loans were originated. Balloon loans involve
                                              greater risk than fully amortizing loans because the
                                              borrower's ability to repay the loan on its anticipated
                                              repayment date or maturity date typically will depend
                                              upon its ability either to refinance the loan or to sell
                                              the mortgaged property at a price sufficient to permit
                                              repayment. A borrower's ability to achieve either of
                                              these goals will be affected by a number of factors,
                                              including:

                                              o   the availability of, and competition for, credit for
                                                  commercial real estate projects;

                                              o   prevailing interest rates;

                                              o   the fair market value of the related mortgaged
                                                  property;

                                              o   the borrower's equity in the related mortgaged
                                                  property;

                                              o   the borrower's financial condition;

                                              o   the operating history and occupancy level of the
                                                  mortgaged property;

                                              o   tax laws; and

                                      S-71

                                              o   prevailing general and regional economic conditions.

                                              The availability of funds in the credit markets
                                              fluctuates over time.

                                              None of the mortgage loan sellers or their respective
                                              affiliates are under any obligation to refinance any
                                              mortgage loan.

A BORROWER'S OTHER LOANS MAY REDUCE THE
CASH FLOW AVAILABLE TO THE MORTGAGED
PROPERTY WHICH MAY ADVERSELY AFFECT PAYMENT
ON YOUR CERTIFICATES ......................   Except as set forth below, each of the mortgage loan
                                              sellers will represent that, to its knowledge, none of
                                              the other mortgaged properties secure any loans that are
                                              subordinate to the related mortgage loan unless those
                                              other loans are included in the trust. However, the
                                              mortgage loan sellers generally have not obtained updated
                                              title reports or otherwise taken steps to confirm that no
                                              additional secured subordinate financing exists.

                                              Mortgage Loan No. 103, The Tower, representing 0.2% of
                                              the initial outstanding pool balance, represents a note
                                              with an outstanding principal balance as of the Cut-off
                                              Date of $3,188,314 that is secured by the mortgaged
                                              property on a pari passu basis with another note that is
                                              not included in the trust. The non-pooled pari passu
                                              note had an outstanding principal balance as of the
                                              Cut-off Date of $8,829,177. The non-pooled pari passu
                                              note has the same interest rate, maturity date and
                                              amortization term as the related pooled mortgage loan.
                                              For purposes of the information presented in this
                                              prospectus supplement with respect to The Tower mortgage
                                              loan, the Underwritten NOI, Underwritable Cash Flow, NOI
                                              DSCR, NCF DSCR, Cut-off Date LTV, Balloon LTV and Cut-off
                                              Date Balance per Unit or SF, reflect the aggregate
                                              indebtedness evidenced by the pooled and non-pooled
                                              portions of The Tower loan. See Appendix IV for more
                                              details.

                                              Mortgage Loan No. 2, Hilton Washington DC, representing
                                              10.5% of the initial outstanding pool balance, represents
                                              the senior financing interest in an A/B/C/C/C note loan
                                              structure which may total up to $325,600,000 (including
                                              future funding advances that may be made under the
                                              subordinate notes). The subordinate notes have an
                                              aggregate outstanding principal balance as of the Cut-off
                                              Date of $7,500,000 and they are not included in the
                                              trust. The subordinate notes have future funding
                                              obligations for up to $103,100,000 for the renovations of
                                              the Mortgaged Property (which is a hotel property),
                                              including, without limitation, construction of a junior
                                              ballroom, subject to the conditions set forth in the loan
                                              documents. The subordinate notes consist of (i) a
                                              subordinate "B" floating rate note in the maximum
                                              principal amount of $71,900,000 (with a current
                                              outstanding principal balance of $4,875,678), (ii) a
                                              subordinate "C-1" floating rate note in the maximum
                                              principal amount of $19,350,000 (with a current
                                              outstanding principal balance of $1,312,161), (iii) a
                                              subordinate "C-2" floating rate note in the maximum
                                              principal amount of $9,675,000 (with a current
                                              outstanding principal balance of $656,080.50), and (iv) a
                                              subordinate "C-3" floating rate note in the maximum
                                              principal amount of $9,675,000 (with a current
                                              outstanding principal balance of $656,080.50). The
                                              aggregate Cut-off Date LTV and Balloon LTV based on the
                                              potential $325,600,000 maximum first mortgage debt are
                                              each 111.9% based on the "As-Is" appraised value of
                                              $291,000,000.

                                      S-72

                                              Assuming the "Stabilized" value of $466,000,000 (as of
                                              March 1, 2011), the aggregate Cut-off Date LTV and Balloon
                                              LTV based on the potential $325,600,000 maximum first
                                              mortgage debt are each 69.9%. The "Stabilized" value
                                              assumes the planned renovations are complete and utilizes
                                              an ADR of $239.30 and occupancy of 72.0%. The aggregate
                                              underwritten DSCR based on the potential $325,600,000
                                              maximum first mortgage debt is 1.05x (assuming a LIBOR of
                                              5.50% at all times with respect to the four subordinate
                                              notes). See "Description of the Mortgage Pool -- Serviced
                                              Companion Loans -- Hilton Washington DC Mortgage Loan" and
                                              "Appendix II - Certain Characteristics of the Mortgage
                                              Loans - Mortgage Loan No. 2, Hilton Washington DC."

                                              Mortgage Loan No. 76, Hampton Inn - Brunswick, GA,
                                              representing 0.3% of the initial outstanding pool
                                              balance, represents the senior financing interest in an
                                              A/B note loan structure which totals $5,506,131.
                                              The subordinate note has an outstanding principal balance
                                              as of the Cut-off Date of $345,000 and it is not included
                                              in the trust. The aggregate LTV of the mortgage loan and
                                              the subordinate note is 79.5% and the aggregate
                                              underwritten DSCR based on the debt of the mortgage loan
                                              and the subordinate note is 1.50x.

                                              In general, the mortgage loans permit or do not prohibit
                                              additional financing that is not secured by the mortgaged
                                              property, including, but not limited to, trade payables
                                              and indebtedness secured by equipment or other personal
                                              property located at the mortgaged property and/or permit
                                              or do not prohibit the owners or the constituent members
                                              of the borrower to incur indebtedness, including
                                              financings secured by a pledge of their interests in the
                                              borrower. In general, borrowers that have not agreed to
                                              certain special purpose covenants in the related mortgage
                                              loan documents may be permitted to incur additional
                                              financing that is not secured by the mortgaged property.
                                              The organizational documents for the borrowers under
                                              certain mortgage loans in the trust (including the
                                              borrowers under the residential cooperative mortgage
                                              loans) do not require the borrowers to be special purpose
                                              entities.

                                              Four mortgage loans, representing 2.1% of the initial
                                              outstanding balance (which include one mortgage loan in
                                              loan group 1, representing 0.3% of the initial
                                              outstanding loan group 1 balance, and three mortgage
                                              loans in loan group 2, representing 13.6% of the initial
                                              outstanding loan group 2 balance), permit the borrower to
                                              enter into additional financing that is secured by the
                                              related mortgaged property.

                                              Seven mortgage loans, representing 21.6% of the initial
                                              outstanding pool balance (which are in loan group 1,
                                              representing 25.0% of the initial outstanding loan group
                                              1 balance), permit future mezzanine debt to be incurred
                                              upon the satisfaction of certain conditions.

                                              Ten mortgage loans, representing 18.1% of the initial
                                              outstanding pool balance (which include nine mortgage
                                              loans in loan group 1, representing 19.9% of the initial
                                              outstanding loan group 1 balance, and one mortgage loan
                                              in loan group 2, representing 7.2% of the initial
                                              outstanding loan group 2 balance), permit the borrower to
                                              enter into additional financing that is not secured by
                                              the related mortgaged property.

                                      S-73

                                              In the case of some or all of the mortgage loans with
                                              existing subordinate or mezzanine debt, the holder of the
                                              subordinate or mezzanine loan has the right to cure
                                              certain defaults occurring on the mortgage loan and/or
                                              the right to purchase the mortgage loan from the trust if
                                              certain defaults on the mortgage loan occur. The
                                              purchase price required to be paid in connection with
                                              such a purchase is generally equal to the outstanding
                                              principal balance of the mortgage loan, together with
                                              accrued and unpaid interest on, and all unpaid servicing
                                              expenses and advances relating to, the mortgage loan.
                                              The specific rights of the related subordinate or
                                              mezzanine lender with respect to any future subordinate
                                              or mezzanine debt will be specified in the related
                                              intercreditor agreement and may include rights
                                              substantially similar to the cure and repurchase rights
                                              described in the preceding sentence. Such purchase price
                                              generally does not include a yield maintenance premium or
                                              prepayment premium. Accordingly, such purchase (if made
                                              prior to the maturity date or anticipated repayment date)
                                              will have the effect of a prepayment made without payment
                                              of a yield maintenance premium or prepayment premium.

                                              For further information with respect to subordinate debt,
                                              mezzanine debt and other financing, see Appendix II.

                                              No representation is made as to whether any other secured
                                              subordinate financing currently encumbers any mortgaged
                                              property or whether a third-party holds debt secured by a
                                              pledge of equity ownership interests in a related
                                              borrower. Debt that is incurred by the owner of equity
                                              in one or more borrowers and is secured by a guaranty of
                                              the borrower or by a pledge of the equity ownership
                                              interests in those borrowers effectively reduces the
                                              equity owners' economic stake in the related mortgaged
                                              property. The existence of such debt may reduce cash
                                              flow on the related borrower's mortgaged property after
                                              the payment of debt service and may increase the
                                              likelihood that the owner of a borrower will permit the
                                              value or income producing potential of a mortgaged
                                              property to suffer by not making capital infusions to
                                              support the mortgaged property.

                                              When a borrower, or its equity owners, also has one or
                                              more other outstanding loans, even if the loans are
                                              subordinated or are mezzanine loans not directly secured
                                              by the mortgaged property, the trust is subjected to
                                              additional risks. For example, the borrower may have
                                              difficulty servicing and repaying multiple loans. Also,
                                              the existence of another loan generally will make it more
                                              difficult for the borrower to obtain refinancing of the
                                              mortgage loan and may thus jeopardize the borrower's
                                              ability to repay any balloon payment due under the
                                              mortgage loan at maturity. Moreover, the need to service
                                              additional debt may reduce the cash flow available to the
                                              borrower to operate and maintain the mortgaged property.

                                              Additionally, if the borrower, or its equity owners, are
                                              obligated to another lender, actions taken by other
                                              lenders could impair the security available to the
                                              trust. If the other lender files an involuntary
                                              bankruptcy petition against the borrower, or the borrower
                                              files a voluntary bankruptcy petition to stay enforcement
                                              by that lender, the trust's ability to foreclose on the
                                              property will be automatically stayed, and principal and
                                              interest payments might not be made during the course of
                                              the bankruptcy case. The bankruptcy of the other lender
                                              also may operate to stay foreclosure by the trust.

                                      S-74

                                              Further, if another loan secured by the mortgaged
                                              property is in default, the other lender may foreclose on
                                              the mortgaged property, absent an agreement to the
                                              contrary, thereby causing a delay in payments and/or an
                                              involuntary repayment of the mortgage loan prior to
                                              maturity. The trust may also be subject to the costs and
                                              administrative burdens of involvement in foreclosure
                                              proceedings or related litigation.

                                              Even if a subordinate lender has agreed not to take any
                                              direct actions with respect to the related subordinate
                                              debt, including any actions relating to the bankruptcy of
                                              the borrower, and that the holder of the mortgage loan
                                              will have all rights to direct all such actions, there
                                              can be no assurance that in the event of the borrower's
                                              bankruptcy, a court will enforce such restrictions
                                              against a subordinate lender. In its decision in In re
                                              203 North LaSalle Street Partnership, 246 B.R. 325
                                              (Bankr. N.D. Ill. March 10, 2000), the United States
                                              Bankruptcy Court for the Northern District of Illinois
                                              refused to enforce a provision of a subordination
                                              agreement that allowed a first mortgagee to vote a second
                                              mortgagee's claim with respect to a Chapter 11
                                              reorganization plans on the grounds prebankruptcy
                                              contracts cannot override rights expressly provided by
                                              the federal bankruptcy code. This holding, which at
                                              least one court has already followed, potentially limits
                                              the ability of a senior lender to accept or reject a
                                              reorganization plan or to control the enforcement of
                                              remedies against a common borrower over a subordinated
                                              lender's objections.

BANKRUPTCY PROCEEDINGS RELATING TO A
BORROWER CAN RESULT IN DISSOLUTION OF THE
BORROWER AND THE ACCELERATION OF THE
RELATED MORTGAGE LOAN AND CAN OTHERWISE
ADVERSELY IMPACT REPAYMENT OF THE RELATED
MORTGAGE LOAN .............................   Under the federal bankruptcy code, the filing of a
                                              bankruptcy petition by or against a borrower will stay a
                                              sale of real property owned by that borrower, as well as
                                              the commencement or continuation of a foreclosure
                                              action. In addition, if a court determines that the
                                              value of the mortgaged property is less than the
                                              principal balance of the mortgage loan it secures, the
                                              court may reduce the amount of secured indebtedness to
                                              the then-current value of the mortgaged property. Such
                                              an action would make the lender a general unsecured
                                              creditor for the difference between the then-current
                                              value and the amount of its outstanding mortgage
                                              indebtedness. A bankruptcy court also may:

                                              o   grant a debtor a reasonable time to cure a payment
                                                  default on a mortgage loan;

                                              o   reduce monthly payments due under a mortgage loan;

                                              o   change the rate of interest due on a mortgage loan; or

                                              o   otherwise alter the terms of the mortgage loan,
                                                  including the repayment schedule.

                                              Additionally, the trustee of the borrower's bankruptcy or
                                              the borrower, as debtor in possession, has special powers
                                              to avoid, subordinate or disallow debts. In some
                                              circumstances, the claims of the mortgage

                                      S-75

                                              lender may be subordinated to financing obtained by a
                                              debtor-in-possession subsequent to its bankruptcy.

                                              The filing of a bankruptcy petition will also stay the
                                              lender from enforcing a borrower's assignment of rents
                                              and leases. The federal bankruptcy code also may
                                              interfere with the trustee's ability to enforce any
                                              lockbox requirements. The legal proceedings necessary to
                                              resolve these issues can be time consuming and costly and
                                              may significantly delay or reduce the lender's receipt of
                                              rents. A bankruptcy court may also permit rents
                                              otherwise subject to an assignment and/or lockbox
                                              arrangement to be used by the borrower to maintain the
                                              mortgaged property or for other court authorized expenses.

                                              As a result of the foregoing, the recovery with respect
                                              to borrowers in bankruptcy proceedings may be
                                              significantly delayed, and the aggregate amount
                                              ultimately collected may be substantially less than the
                                              amount owed.

                                              A number of the borrowers under the mortgage loans are
                                              limited or general partnerships. Under some
                                              circumstances, the bankruptcy of a general partner of the
                                              partnership may result in the dissolution of that
                                              partnership. The dissolution of a borrower partnership,
                                              the winding up of its affairs and the distribution of its
                                              assets could result in an early repayment of the related
                                              mortgage loan.

                                              In addition, certain of the mortgage loans have sponsors
                                              or borrowers that have previously filed bankruptcy, which
                                              in some cases may have involved the same property which
                                              currently secures the mortgage loan. In each case, the
                                              related entity or person has emerged from bankruptcy.
                                              However, we cannot assure you that such sponsors or
                                              borrowers will not be more likely than other sponsors to
                                              utilize their rights in bankruptcy in the event of any
                                              threatened action by the mortgagee to enforce its rights
                                              under the related loan documents.

CERTAIN OF THE MORTGAGE LOANS WERE NOT
SPECIFICALLY ORIGINATED FOR
SECURITIZATION ............................   Certain of the mortgage loans were not originated
                                              specifically for securitization, and generally those
                                              mortgage loans lack many provisions which are customary
                                              in mortgage loans intended for securitization.
                                              Generally, the borrowers with respect to these mortgage
                                              loans are not required to make payments to lockboxes or
                                              to maintain reserves for certain expenses, such as taxes,
                                              insurance premiums, capital expenditures, tenant
                                              improvements and leasing commissions, and the lenders
                                              under these mortgage loans do not have the right to
                                              terminate the related property manager upon the
                                              occurrence of certain events or require lender approval
                                              of a replacement property manager.

BORROWERS THAT ARE NOT SPECIAL PURPOSE
ENTITIES MAY BE MORE LIKELY TO FILE
BANKRUPTCY PETITIONS AND THIS MAY ADVERSELY
AFFECT PAYMENTS ON YOUR CERTIFICATES ......   While many of the borrowers have agreed to certain
                                              special purpose covenants to limit the bankruptcy risk
                                              arising from activities unrelated to the operation of the
                                              property, some borrowers (including, but not limited to,
                                              the borrower with respect to a mortgage loan secured by a
                                              residential cooperative property) are not special purpose
                                              entities. The

                                      S-76

                                              loan documents and organizational documents of these
                                              borrowers that are not special purpose entities generally
                                              do not limit the purpose of the borrowers to owning the
                                              mortgaged properties and do not contain the
                                              representations, warranties and covenants customarily
                                              employed to ensure that a borrower is a special purpose
                                              entity (such as limitations on indebtedness, affiliate
                                              transactions and the conduct of other businesses,
                                              restrictions on the borrower's ability to dissolve,
                                              liquidate, consolidate, merge or sell all of its assets and restrictions upon amending its organizational documents).
                                              Consequently, these borrowers may have other monetary
                                              obligations, and certain of the loan documents provide that a default under any such other obligations constitutes a
                                              default under the related mortgage loan. In addition, many of the borrowers and their owners do not have an
                                              independent director whose consent would be required to
                                              file a bankruptcy petition on behalf of the applicable
                                              borrower. One of the purposes of an independent director is to avoid a bankruptcy petition filing that is intended
                                              solely to benefit a borrower's affiliate and is not
                                              justified by the borrower's own economic circumstances.
                                              Therefore, the borrowers described above may be more likely to file or be subject to voluntary or involuntary
                                              bankruptcy petitions which may adversely affect payments on your certificates.

THE OPERATION OF COMMERCIAL PROPERTIES IS
DEPENDENT UPON SUCCESSFUL MANAGEMENT ......   The successful operation of a real estate project depends
                                              upon the property manager's performance and viability.
                                              The property manager is generally responsible for:

                                              o   responding to changes in the local market;

                                              o   planning and implementing the rental structure;

                                              o   operating the property and providing building services;

                                              o   managing operating expenses; and

                                              o   assuring that maintenance and capital improvements are
                                                  carried out in a timely fashion.

                                              Properties deriving revenues primarily from short-term
                                              sources are generally more management-intensive than
                                              properties leased to creditworthy tenants under long-term
                                              leases.

                                              A property manager, by controlling costs, providing
                                              appropriate service to tenants and seeing to property
                                              maintenance and general upkeep, can improve cash flow,
                                              reduce vacancy, leasing and repair costs and preserve
                                              building value. On the other hand, management errors
                                              can, in some cases, impair short-term cash flow and the
                                              long-term viability of an income producing property.

                                              We make no representation or warranty as to the skills of
                                              any present or future managers. Additionally, we cannot
                                              assure you that the property managers will be in a
                                              financial condition to fulfill their management
                                              responsibilities throughout the terms of their respective
                                              management agreements.

                                      S-77

PROVISIONS REQUIRING YIELD MAINTENANCE
CHARGES OR DEFEASANCE PROVISIONS MAY NOT
BE ENFORCEABLE ............................   Provisions prohibiting prepayment during a lockout period
                                              or requiring the payment of prepayment premiums or yield
                                              maintenance charges may not be enforceable in some states
                                              and under federal bankruptcy law. Provisions requiring
                                              the payment of prepayment premiums or yield maintenance
                                              charges also may be interpreted as constituting the
                                              collection of interest for usury purposes. Accordingly,
                                              we cannot assure you that the obligation to pay any
                                              prepayment premium or yield maintenance charge will be
                                              enforceable either in whole or in part. Also, we cannot
                                              assure you that foreclosure proceeds will be sufficient
                                              to pay an enforceable prepayment premium or yield
                                              maintenance charge.

                                              Additionally, although the collateral substitution
                                              provisions related to defeasance do not have the same
                                              effect on the certificateholders as prepayment, we cannot
                                              assure you that a court would not interpret those
                                              provisions as requiring a yield maintenance charge. In
                                              certain jurisdictions, those collateral substitution
                                              provisions might be deemed unenforceable under applicable
                                              law or public policy, or usurious.

THE ABSENCE OF LOCKBOXES ENTAILS RISKS THAT
COULD ADVERSELY AFFECT PAYMENTS ON YOUR
CERTIFICATES ..............................   The mortgage loans generally do not require the related
                                              borrower to cause rent and other payments to be made into
                                              a lockbox account maintained on behalf of the lender. If
                                              rental payments are not required to be made directly into
                                              a lockbox account, there is a risk that the borrower will
                                              divert those funds for purposes other than the payment of
                                              the mortgage loan and maintaining the mortgaged property.

ENFORCEABILITY OF CROSS-COLLATERALIZATION
PROVISIONS MAY BE CHALLENGED AND THE
BENEFITS OF THESE PROVISIONS MAY OTHERWISE
BE LIMITED AND MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES .............   The mortgage pool includes three groups of mortgage
                                              loans, representing 7.9% of the initial outstanding pool
                                              balance (which loans are in loan group 1, representing
                                              9.1% of the initial outstanding loan group 1 balance),
                                              under which an aggregate amount of indebtedness is
                                              evidenced by multiple obligations that are
                                              cross-defaulted and cross-collateralized among multiple
                                              mortgaged properties or by the obligations of multiple
                                              borrowers that are liable on a joint and several basis.

                                              Cross-collateralization arrangements involving more than
                                              one borrower could be challenged as fraudulent
                                              conveyances if:

                                              o   one of the borrowers were to become a debtor in a
                                                  bankruptcy case, or were to become subject to an action
                                                  brought by one or more of its creditors outside a
                                                  bankruptcy case;

                                              o   the related borrower did not receive fair consideration
                                                  or reasonably equivalent value when it allowed its
                                                  mortgaged real

                                      S-78

                                                  property or properties to be encumbered by a lien
                                                  benefiting the other borrowers; and

                                              o   the borrower was insolvent when it granted the lien,
                                                  was rendered insolvent by the granting of the lien or
                                                  was left with inadequate capital, or was unable to pay
                                                  its debts as they matured.

                                              Among other things, a legal challenge to the granting of
                                              the liens may focus on:

                                              o   the benefits realized by such borrower entity from the
                                                  respective mortgage loan proceeds as compared to the
                                                  value of its respective property; and

                                              o   the overall cross-collateralization.

                                              If a court were to conclude that the granting of the
                                              liens was an avoidable fraudulent conveyance, that court
                                              could subordinate all or part of the borrower's
                                              respective mortgage loan to existing or future
                                              indebtedness of that borrower. The court also could
                                              recover payments made under that mortgage loan or take
                                              other actions detrimental to the holders of the
                                              certificates, including, under certain circumstances,
                                              invalidating the loan or the related mortgages that are
                                              subject to this cross-collateralization.

                                              Furthermore, when multiple real properties secure a
                                              mortgage loan or group of cross-collateralized mortgage
                                              loans, the amount of the mortgage encumbering any
                                              particular one of those properties may be less than the
                                              full amount of the related mortgage loan or group of
                                              cross-collateralized mortgage loans, generally, to
                                              minimize recording tax. This mortgage amount may equal
                                              the appraised value or allocated loan amount for the
                                              mortgaged real property and will limit the extent to
                                              which proceeds from the property will be available to
                                              offset declines in value of the other properties securing
                                              the same mortgage loan or group of cross-collateralized
                                              mortgage loans.

                                              Moreover, certain mortgage loans may be secured by
                                              mortgaged properties located in various states.
                                              Foreclosure actions are brought in state court and the
                                              courts of one state cannot exercise jurisdictions over
                                              property in another state. Upon a default under any of
                                              these mortgage loans, it may not be possible to foreclose
                                              on the related mortgaged real properties simultaneously.

RESERVES TO FUND CAPITAL EXPENDITURES MAY
BE INSUFFICIENT AND THIS MAY ADVERSELY
AFFECT PAYMENTS ON YOUR CERTIFICATES ......   Many of the mortgage loans do not require the borrowers
                                              to set aside funds for specific reserves controlled by
                                              the lender. Even to the extent that the mortgage loans
                                              require any such reserves, we cannot assure you that any
                                              reserve amounts will be sufficient to cover the actual
                                              costs of items such as taxes, insurance premiums, capital
                                              expenditures, tenant improvements and leasing commissions
                                              (or other items for which the reserves were established)
                                              or that borrowers under the related mortgage loans will
                                              put aside sufficient funds to pay for those items. We
                                              also cannot assure you that cash flow from the properties
                                              will be sufficient

                                      S-79

                                              to fully fund the ongoing monthly reserve requirements or
                                              to enable the borrowers under the related mortgage loans to fully pay for those items.

INADEQUACY OF TITLE INSURERS MAY ADVERSELY
AFFECT PAYMENTS ON YOUR CERTIFICATES ......   Title insurance for a mortgaged property generally
                                              insures a lender against risks relating to a lender not
                                              having a first lien with respect to a mortgaged property,
                                              and in some cases can insure a lender against specific
                                              other risks. The protection afforded by title insurance
                                              depends on the ability of the title insurer to pay claims
                                              made upon it. We cannot assure you that:

                                              o   a title insurer will have the ability to pay title
                                                  insurance claims made upon it;

                                              o   the title insurer will maintain its present financial
                                                  strength; or

                                              o   a title insurer will not contest claims made upon it.

MORTGAGED PROPERTIES SECURING THE MORTGAGE
LOANS THAT ARE NOT IN COMPLIANCE WITH
ZONING AND BUILDING CODE REQUIREMENTS AND
USE RESTRICTIONS COULD ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES .............   Noncompliance with zoning and building codes may cause
                                              the borrower to experience cash flow delays and
                                              shortfalls that would reduce or delay the amount of
                                              proceeds available for distributions on your
                                              certificates. At origination of the mortgage loans, the
                                              mortgage loan sellers took steps to establish that the
                                              use and operation of the mortgaged properties securing
                                              the mortgage loans were in compliance in all material
                                              respects with, or were legally existing non-conforming
                                              uses or structures under, all applicable zoning, land-use
                                              and building ordinances, rules, regulations, and orders.
                                              Evidence of this compliance may be in the form of legal
                                              opinions, confirmations from government officials, title
                                              policy endorsements, appraisals, zoning consultants'
                                              reports and/or representations by the related borrower in
                                              the related mortgage loan documents. These steps may not
                                              have revealed all possible violations and certain
                                              mortgaged properties that were in compliance may not
                                              remain in compliance.

                                              Some violations of zoning, land use and building
                                              regulations may be known to exist at any particular
                                              mortgaged property, but the mortgage loan sellers
                                              generally do not consider those defects known to them to
                                              be material or have obtained policy endorsements and/or
                                              law and ordinance insurance to mitigate the risk of loss
                                              associated with any material violation or noncompliance.
                                              In some cases, the use, operation and/or structure of a
                                              mortgaged property constitutes a permitted nonconforming
                                              use and/or structure as a result of changes in zoning
                                              laws after those mortgaged properties were constructed
                                              and the structure may not be rebuilt to its current state
                                              or be used for its current purpose if a material casualty
                                              event occurs. Insurance proceeds may not be sufficient
                                              to pay the mortgage loan in full if a material casualty
                                              event were to occur, or the mortgaged property, as
                                              rebuilt for a conforming use, may not generate sufficient
                                              income to service the mortgage loan and the value of the
                                              mortgaged property or its revenue

                                      S-80

                                              producing potential may not be the same as it was before
                                              the casualty. If a mortgaged property could not be rebuilt to its current state or its current use were no longer
                                              permitted due to building violations or changes in zoning
                                              or other regulations, then the borrower might experience
                                              cash flow delays and shortfalls or be subject to penalties that would reduce or delay the amount of proceeds available for distributions on your certificates.

                                              In addition, permitted nonconforming uses and/or
                                              structures may be subject to the effects of zoning
                                              compliance requirements that are not casualty-related,
                                              such as the lifting of a parking compliance moratorium,
                                              which expires after a certain period of time. There can
                                              be no assurance that such compliance requirements would
                                              not have a material adverse impact on the related
                                              mortgage loan.

                                              Certain mortgaged properties may be subject to use
                                              restrictions pursuant to reciprocal easement or operating
                                              agreements which could limit the borrower's right to
                                              operate certain types of facilities within a prescribed
                                              radius. These limitations could adversely affect the
                                              ability of the borrower to lease the mortgaged property
                                              on favorable terms.

                                              With respect to Mortgage Loan No. 78, Siete Shopping
                                              Center, the City of Phoenix has notified the related
                                              borrower of a parking shortfall related zoning violation
                                              at the mortgaged property arising from the conversion of
                                              retail space to a nightclub use. The matter is currently
                                              in litigation. A $64,000 escrow was required at closing
                                              and a non-recourse carve-out was obtained for related
                                              losses from the warm body guarantor. See also "Risk
                                              Factors--Litigation or Other Legal Proceedings Could
                                              Adversely Affect Mortgage Loans."

CONDEMNATIONS WITH RESPECT TO MORTGAGED
PROPERTIES SECURING THE MORTGAGE LOANS
COULD ADVERSELY AFFECT PAYMENTS ON YOUR
CERTIFICATES ..............................   From time to time, there may be condemnations pending or
                                              threatened against one or more of the mortgaged
                                              properties. There can be no assurance that the proceeds
                                              payable in connection with a total condemnation will be
                                              sufficient to restore the related mortgaged property or
                                              to satisfy the remaining indebtedness of the related
                                              mortgage loan. The occurrence of a partial condemnation
                                              may have a material adverse effect on the continued use
                                              of the affected mortgaged property, or on an affected
                                              borrower's ability to meet its obligations under the
                                              related mortgage loan. Therefore, we cannot assure you
                                              that the occurrence of any condemnation will not have a
                                              negative impact upon the distributions on your
                                              certificates.

IMPACT OF TERRORIST ATTACKS AND MILITARY
OPERATIONS ON THE FINANCIAL MARKETS AND
YOUR INVESTMENT ...........................   On September 11, 2001, the United States was subjected to
                                              multiple terrorist attacks, resulting in the loss of many
                                              lives and massive property damage and destruction in New
                                              York City, the Washington, D.C. area and Pennsylvania.
                                              It is impossible to predict whether, or the extent to
                                              which, future terrorist activities may occur in the
                                              United States.

                                      S-81

                                              The United States military currently occupies Iraq and
                                              maintains a presence in Afghanistan, which may prompt
                                              further terrorist attacks against the United States.

                                              It is uncertain what effects the U.S. military occupation
                                              of Iraq, any future terrorist activities in the United
                                              States or abroad and/or any consequent actions on the
                                              part of the United States Government and others,
                                              including military action, could have on general economic
                                              conditions, real estate markets, particular business
                                              segments (including those that are important to the
                                              performance of commercial and multifamily mortgage loans)
                                              and/or insurance costs and the availability of insurance
                                              coverage for terrorist acts. Among other things, reduced
                                              investor confidence could result in substantial
                                              volatility in securities markets and a decline in real
                                              estate-related investments. In addition, reduced
                                              consumer confidence, as well as a heightened concern for
                                              personal safety, could result in a material decline in
                                              personal spending and travel.

THE ABSENCE OR INADEQUACY OF INSURANCE
COVERAGE ON THE PROPERTY MAY ADVERSELY
AFFECT PAYMENTS ON YOUR CERTIFICATES ......   The mortgaged properties may suffer casualty losses due
                                              to risks that are not covered by insurance (including
                                              acts of terrorism) or for which insurance coverage is not
                                              adequate or available at commercially reasonable rates.
                                              In addition, some of the mortgaged properties are located
                                              in California and in other coastal areas of certain
                                              states, which are areas that have historically been at
                                              greater risk of acts of nature, including earthquakes,
                                              fires, hurricanes and floods. The mortgage loans
                                              generally do not require borrowers to maintain
                                              earthquake, hurricane or flood insurance and we cannot
                                              assure you that borrowers will attempt or be able to
                                              obtain adequate insurance against those risks. If a
                                              borrower does not have insurance against those risks and
                                              a casualty occurs at a mortgaged property, the borrower
                                              may be unable to generate income from the mortgaged
                                              property in order to make payments on the related
                                              mortgage loan.

                                              Moreover, if reconstruction or major repairs are required
                                              following a casualty, changes in laws that have occurred
                                              since the time of original construction may materially
                                              impair the borrower's ability to effect the
                                              reconstruction or major repairs or may materially
                                              increase the cost thereof.

                                              As a result of these factors, the amount available to
                                              make distributions on your certificates could be reduced.

                                              In light of the September 11, 2001 terrorist attacks in
                                              New York City, the Washington, D.C. area and
                                              Pennsylvania, the comprehensive general liability and
                                              business interruption or rent loss insurance policies
                                              required by typical mortgage loans, which are generally
                                              subject to periodic renewals during the term of the
                                              related mortgage loans, have been affected. To give time
                                              for private markets to develop a pricing mechanism and to
                                              build capacity to absorb future losses that may occur due
                                              to terrorism, on November 26, 2002 the Terrorism Risk
                                              Insurance Act of 2002 was enacted, which established the
                                              Terrorism Insurance Program. Under the Terrorism
                                              Insurance Program, the federal government shares in the
                                              risk of loss associated with certain future terrorist
                                              acts.

                                      S-82

                                              The Terrorism Insurance Program was originally scheduled
                                              to expire on December 31, 2005. However, on December 22,
                                              2005, the Terrorism Risk Insurance Extension Act of 2005
                                              was enacted, which extended the duration of the Terrorism
                                              Insurance Program until December 31, 2007.

                                              The Terrorism Insurance Program is administered by the
                                              Secretary of the Treasury and, through December 31, 2007,
                                              will provide some financial assistance from the United
                                              States Government to insurers in the event of another
                                              terrorist attack that resulted in an insurance claim.
                                              The program applies to United States risks only and to
                                              acts that are committed by an individual or individuals
                                              acting on behalf of a foreign person or foreign interest
                                              as an effort to influence or coerce United States
                                              civilians or the United States Government.

                                              In addition, with respect to any act of terrorism that
                                              occurs in 2007, no compensation is paid under the
                                              Terrorism Insurance Program unless the aggregate industry
                                              losses relating to such act of terror exceed $100
                                              million. As a result, unless the borrowers obtain
                                              separate coverage for events that do not meet that
                                              threshold (which coverage may not be required by the
                                              respective loan documents and may not otherwise be
                                              obtainable), such events would not be covered.

                                              The Treasury Department has established procedures for
                                              the program under which the federal share of compensation
                                              equals 85% of that portion of insured losses that exceeds
                                              an applicable insurer deductible required to be paid
                                              during each program year. The federal share in the
                                              aggregate in any program year may not exceed $100 billion
                                              (and the insurers will not be liable for any amount that
                                              exceeds this cap).

                                              Through December 2007, insurance carriers are required
                                              under the program to provide terrorism coverage in their
                                              basic "all-risk" policies. Any commercial property and
                                              casualty terrorism insurance exclusion that was in force
                                              on November 26, 2002 is automatically voided to the
                                              extent that it excludes losses that would otherwise be
                                              insured losses. Any state approval of those types of
                                              exclusions in force on November 26, 2002 are also voided.

                                              To the extent that uninsured or underinsured casualty
                                              losses occur with respect to the related mortgaged
                                              properties, losses on commercial mortgage loans may
                                              result. In addition, the failure to maintain that
                                              insurance may constitute a default under a commercial
                                              mortgage loan, which could result in the acceleration and
                                              foreclosure of that commercial mortgage loan.
                                              Alternatively, the increased costs of maintaining such
                                              insurance could have an adverse effect on the financial
                                              condition of the mortgage loan borrowers.

                                              Certain of the mortgage loans may be secured by mortgaged
                                              properties that are not insured for acts of terrorism.
                                              In addition, certain mortgage loans may provide that if
                                              the Terrorism Risk Insurance Act of 2002, as amended is
                                              no longer in effect, terrorism insurance is only required
                                              to the extent that such insurance can be purchased for a
                                              premium specified in the loan documents. If casualty
                                              losses are not covered by standard casualty insurance
                                              policies, then in the event of a casualty from an act of
                                              terrorism, the amount available to make distributions on
                                              your certificates could be reduced.

                                      S-83

CERTAIN OTHER RISKS RELATED TO CASUALTY
AND CASUALTY INSURANCE ....................   The loan documents for each mortgage loan generally
                                              require that (A) "all risk" insurance policies be
                                              maintained in an amount equal to either (i) not less than
                                              the full replacement cost of the related mortgaged
                                              property or (ii) the lesser of the full replacement cost
                                              of each related mortgaged property and the outstanding
                                              principal balance of the mortgage loan or (B) the related
                                              borrower will maintain such insurance coverages in such
                                              amounts as the lender may reasonably require.
                                              Notwithstanding this requirement, however, under
                                              insurance law, if an insured property is not rebuilt,
                                              insurance companies are generally required to pay only
                                              the "actual cash value" of the property, which is defined
                                              under state law but is generally equal to the replacement
                                              cost of the property less depreciation. The
                                              determination of "actual cash value" is both inexact and
                                              heavily dependent on facts and circumstances.
                                              Notwithstanding the requirements of the loan documents,
                                              an insurer may refuse to insure a mortgaged property for
                                              the loan amount if it determines that the "actual cash
                                              value" of the mortgaged property would be a lower amount,
                                              and even if it does insure a mortgaged property for the
                                              full loan amount, if at the time of casualty the "actual
                                              cash value" is lower, and the mortgaged property is not
                                              restored, only the "actual cash value" will be paid.
                                              Accordingly, if a borrower does not meet the conditions
                                              to restore a mortgaged property and the mortgagee elects
                                              to require the borrower to apply the insurance proceeds
                                              to repay the mortgage loan, rather than toward
                                              restoration, there can be no assurance that such proceeds
                                              will be sufficient to repay the mortgage loan.

                                              Certain leases may provide that such leases are
                                              terminable in connection with a casualty or condemnation
                                              including in the event the leased premises are not
                                              repaired or restored within a specified time period.

CLAIMS UNDER BLANKET INSURANCE POLICIES MAY
ADVERSELY AFFECT PAYMENTS ON YOUR
CERTIFICATES ..............................   Some of the mortgaged properties are covered by blanket
                                              insurance policies which also cover other properties of
                                              the related borrower or its affiliates. In the event
                                              that those policies are drawn on to cover losses on such
                                              other properties, the amount of insurance coverage
                                              available under those policies may thereby be reduced and
                                              could be insufficient to cover each mortgaged property's
                                              insurable risks.

ENGINEERING REPORTS MAY NOT REFLECT ALL
CONDITIONS THAT REQUIRE REPAIR ON THE
PROPERTY ..................................   Licensed engineers generally inspected the mortgaged
                                              properties and prepared engineering reports in connection
                                              with the origination, acquisition or securitization of
                                              the mortgage loans to assess items such as structure,
                                              exterior walls, roofing, interior construction,
                                              mechanical and electrical systems and general condition
                                              of the site, buildings and other improvements.

                                              With respect to the mortgaged properties for which
                                              engineering reports were prepared on or after November 1,
                                              2006 (or, for one mortgaged property, securing a mortgage
                                              loan representing 0.2% of the initial outstanding
                                              principal balance, January 6, 2006), relating to each
                                              mortgaged property, the related mortgage loan seller will
                                              represent to us that, except as disclosed in the related
                                              report and subject to certain specified exceptions, each
                                              mortgaged property, to the applicable

                                      S-84

                                              mortgage loan seller's knowledge, is free and clear of any damage (or adequate reserves have been established) that
                                              would materially and adversely affect its value as security for the related mortgage loan. With respect to 3 mortgaged properties (Mortgage Loan No. 40, Kmart Shopping Plaza -
                                              Sayville, Mortgage Loan No. 121, Capital One - San Antonio,
                                              and Mortgage Loan No. 109, Woodmere CVS Ground Lease),
                                              engineering reports were not required.

                                              We cannot assure you that all conditions requiring repair
                                              or replacement were identified. In those cases where a
                                              material and adverse condition was identified, that
                                              condition generally has been or is required to be
                                              remedied to the related mortgage loan seller's
                                              satisfaction or funds as deemed necessary by the
                                              applicable mortgage loan seller, or the related
                                              engineering consultant, have been reserved to remedy the
                                              material and adverse condition or other resources for
                                              those repairs were available at origination. No
                                              additional property inspections were conducted by us in
                                              connection with the issuance of the certificates.

VALUATION ESTIMATES MAY INACCURATELY
REFLECT THE VALUE OF THE MORTGAGED
PROPERTIES ................................   In general, in connection with the origination or sale to
                                              us of each of the mortgage loans, the related mortgaged
                                              property was appraised. The resulting estimated property
                                              values represent the analysis and opinion of the person
                                              performing the appraisal and are not guarantees of
                                              present or future values. The person performing the
                                              appraisal may have reached a different conclusion of
                                              value than the conclusion that would be reached by a
                                              different appraiser appraising the same property.
                                              Moreover, the values of the mortgaged properties may have
                                              changed significantly since the appraisal was performed.
                                              In addition, appraisals seek to establish the amount a
                                              typically motivated buyer would pay a typically motivated
                                              seller. Such amount could be significantly higher than
                                              the amount obtained from the sale of a mortgaged property
                                              under a distress or liquidation sale. There is no
                                              assurance that the appraisal values indicated accurately
                                              reflect past, present or future market values of the
                                              mortgaged properties.

                                              Except as set forth below, for each of the mortgaged
                                              properties, the loan-to-value ratio was calculated
                                              according to the methodology described in this prospectus
                                              supplement based on an estimate of value from a
                                              third-party appraisal, which was generally conducted on
                                              or after August 31, 2006 (or, for one mortgaged property,
                                              securing a mortgage loan representing 0.2% of the initial
                                              outstanding pool balance, November 18, 2005). See the
                                              footnotes to Appendix II of this prospectus supplement.

THE TIMING OF MORTGAGE LOAN AMORTIZATION
MAY CAUSE INCREASED POOL CONCENTRATION,
WHICH MAY ADVERSELY AFFECT PAYMENTS ON YOUR
CERTIFICATES ..............................   As principal payments or prepayments are made on mortgage
                                              loans, the remaining mortgage pool may be subject to
                                              increased concentrations of property types, geographic
                                              locations and other pool characteristics of the mortgage
                                              loans and the mortgaged properties, some of which may be
                                              unfavorable. Classes of certificates that have a lower
                                              payment priority are more likely to be exposed to this
                                              concentration risk than are certificate classes with a
                                              higher payment priority. This occurs because

                                      S-85

                                              realized losses are allocated to the class outstanding at
                                              any time with the lowest payment priority and principal on the certificates entitled to principal is generally payable in sequential order or alphabetical order (it being
                                              understood that realized losses will be allocated first, to the Class A-J Certificates and the Class A-JFL Regular
                                              Interest (and correspondingly, the Class A-JFL
                                              Certificates), pro rata, and then, to the Class A-M
                                              Certificates and the Class A-MFL Regular Interest (and
                                              correspondingly, the Class A-MFL Certificates), pro rata), with those classes generally not being entitled to receive principal until the preceding class or classes entitled to receive principal have been retired.

SUBORDINATION OF SOME CERTIFICATES MAY
AFFECT THE TIMING OF PAYMENTS AND THE
APPLICATION OF LOSSES ON YOUR
CERTIFICATES ..............................   As described in this prospectus supplement, the rights of
                                              the holders of each class of subordinate certificates to
                                              receive payments of principal and interest otherwise
                                              payable on their certificates will be subordinated to
                                              those rights of the holders of the more senior
                                              certificates having an earlier alphabetical class
                                              designation (it being understood that such rights of the
                                              holders of the Class A-J Certificates and the Class A-JFL
                                              Regular Interest (and correspondingly, the Class A-JFL
                                              Certificates) will be subordinated to the rights of the
                                              holders of the Class A-M Certificates and the Class A-MFL
                                              Regular Interest (and correspondingly, the Class A-MFL
                                              Certificates)). Losses on the mortgage loans will be
                                              allocated to the Class P, Class O, Class N, Class M,
                                              Class L, Class K, Class J, Class H, Class G, Class F,
                                              Class E, Class D, Class C and Class B, then pro rata
                                              between the Class A-J Certificates and the Class A-JFL
                                              Regular Interest (and correspondingly, the Class A-JFL
                                              Certificates), then pro rata between the Class A-M
                                              Certificates and the Class A-MFL Regular Interest (and
                                              correspondingly, the Class A-MFL Certificates), in that
                                              order, reducing amounts otherwise payable to each class.
                                              Any remaining losses would then be allocated or cause
                                              shortfalls to the Class A-1, Class A-1A, Class A-2, Class
                                              A-3 and Class A-4 Certificates and the Class A-2FL and
                                              Class A-4FL Regular Interests, pro rata, and, solely with
                                              respect to losses of interest, to the Class X
                                              Certificates, in proportion to the amount of interest or
                                              principal payable thereon.

THE OPERATION OF A MORTGAGED PROPERTY
FOLLOWING FORECLOSURE OF THE MORTGAGE LOAN
MAY AFFECT THE TAX STATUS OF THE TRUST AND
MAY ADVERSELY AFFECT PAYMENTS ON YOUR
CERTIFICATES ..............................   If the trust acquires a mortgaged property as a result of
                                              a foreclosure or deed in lieu of foreclosure, the
                                              applicable special servicer will generally retain an
                                              independent contractor to operate the property. The
                                              independent contractor would only be permitted to
                                              renovate or perform construction work on a foreclosed
                                              mortgaged property if such construction was at least 10%
                                              completed when default on the related mortgage loan
                                              became imminent. In addition, any net income from
                                              operations other than qualifying "rents from real
                                              property," or any rental income based on the net profits
                                              of a tenant or a sub-tenant or allocable to a
                                              non-customary service, will subject the trust to a
                                              federal tax on such income at the highest marginal
                                              corporate tax rate, which is currently 35%, and, in
                                              addition, possible state or local tax. In this

                                      S-86

                                              event, the net proceeds available for distribution on your certificates will be reduced. The applicable special
                                              servicer may permit the trust to earn such above described
                                              "net income from foreclosure property" but only if it
                                              determines that the net after-tax benefit to
                                              certificateholders is greater than under another method of operating or leasing the mortgaged property. In addition,
                                              if the trust were to acquire one or more mortgaged
                                              properties pursuant to a foreclosure or deed in lieu of
                                              foreclosure, upon acquisition of those mortgaged
                                              properties, the trust may in certain jurisdictions,
                                              particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such mortgaged properties. Such state or local taxes may reduce net
                                              proceeds available for distribution with respect to the
                                              offered certificates.

STATE LAWS APPLICABLE TO FORECLOSURE
ACTIONS MAY AFFECT THE TIMING OF PAYMENTS
ON YOUR CERTIFICATES ......................   Some states, including California, have laws prohibiting
                                              more than one "judicial action" to enforce a mortgage
                                              obligation. Some courts have construed the term
                                              "judicial action" broadly. In the case of any mortgage
                                              loan secured by mortgaged properties located in multiple
                                              states, the applicable master servicer or the applicable
                                              special servicer may be required to foreclose first on
                                              mortgaged properties located in states where these "one
                                              action" rules apply (and where non-judicial foreclosure
                                              is permitted) before foreclosing on properties located in
                                              states where judicial foreclosure is the only permitted
                                              method of foreclosure. As a result, the ability to
                                              realize upon the mortgage loans may be significantly
                                              delayed and otherwise limited by the application of state
                                              laws.

THE BANKRUPTCY OR INSOLVENCY OF ANY
AFFILIATED BORROWERS MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES .............   Seven groups of mortgage loans were made to the same
                                              borrower or to borrowers that are affiliated with one
                                              another through partial or complete direct or indirect
                                              common ownership (which include five groups of mortgage
                                              loans exclusively in loan group 1 and two groups of
                                              mortgage loans exclusively in loan group 2; of these
                                              seven groups, the three largest groups represent 10.2%,
                                              5.5% and 1.2%, respectively, of the initial outstanding
                                              pool balance). The related borrower concentrations of
                                              the three largest groups exclusively in loan group 1
                                              represent 11.8%, 6.4% and 1.2%, respectively, of the
                                              initial outstanding loan group 1 balance, and the two
                                              largest groups of mortgage loans exclusively in loan
                                              group 2 represent 8.6% and 5.8%, respectively, of the
                                              initial outstanding loan group 2 balance.

                                              The bankruptcy or insolvency of any such borrower or
                                              respective affiliate could have an adverse effect on the
                                              operation of all of the related mortgaged properties and
                                              on the ability of the related mortgaged properties to
                                              produce sufficient cash flow to make required payments on
                                              the related mortgage loans. For example, if a person
                                              that owns or controls several mortgaged properties
                                              experiences financial difficulty at one of those
                                              properties, it could defer maintenance at one or more
                                              other mortgaged properties in order to satisfy current
                                              expenses with respect to the mortgaged property
                                              experiencing financial difficulty, or it could attempt to
                                              avert foreclosure by filing a bankruptcy petition that
                                              might

                                      S-87

                                              have the effect of interrupting monthly payments for an
                                              indefinite period on all the related mortgage loans.

TENANT LEASES MAY HAVE PROVISIONS THAT
COULD ADVERSELY AFFECT PAYMENTS ON YOUR
CERTIFICATES ..............................   In certain jurisdictions, if tenant leases are
                                              subordinate to the liens created by the mortgage and do
                                              not contain attornment provisions which require the
                                              tenant to recognize a successor owner, following
                                              foreclosure, as landlord under the lease, the leases may
                                              terminate upon the transfer of the property to a
                                              foreclosing lender or purchaser at foreclosure. Not all
                                              leases were reviewed to ascertain the existence of these
                                              provisions. Accordingly, if a mortgaged property is
                                              located in such a jurisdiction and is leased to one or
                                              more desirable tenants under leases that are subordinate
                                              to the mortgage and do not contain attornment provisions,
                                              that mortgaged property could experience a further
                                              decline in value if those tenants' leases were
                                              terminated. This is particularly likely if those tenants
                                              were paying above-market rents or could not be replaced.

                                              Some of the leases at the mortgaged properties securing
                                              the mortgage loans included in the trust may not be
                                              subordinate to the related mortgage. If a lease is not
                                              subordinate to a mortgage, the trust will not possess the
                                              right to dispossess the tenant upon foreclosure of the
                                              mortgaged property unless it has otherwise agreed with
                                              the tenant. If the lease contains provisions
                                              inconsistent with the mortgage, for example, provisions
                                              relating to application of insurance proceeds or
                                              condemnation awards, or which could affect the
                                              enforcement of the lender's rights, for example, an
                                              option to purchase the mortgaged property or a right of
                                              first refusal to purchase the mortgaged property, the
                                              provisions of the lease will take precedence over the
                                              provisions of the mortgage.

                                              Additionally, with respect to certain of the mortgage
                                              loans, the related borrower may have granted certain
                                              tenants a right of first refusal in the event a sale is
                                              contemplated or a purchase option to purchase all or a
                                              portion of the mortgaged property. Those provisions, if
                                              not waived or subordinated, may impede the lender's
                                              ability to sell the related mortgaged property at
                                              foreclosure or adversely affect the foreclosure bid price
                                              and the overall marketability of the mortgaged property.
                                              In addition, certain of the mortgaged properties are
                                              and/or may be leased in whole or in part by government
                                              tenants or government sponsored tenants who have the
                                              right to rent reductions or to cancel their leases at any
                                              time or for lack of appropriations or for damage to the
                                              leased premises caused by casualty or condemnation.

RISKS RELATING TO COMPLIANCE WITH THE
AMERICANS WITH DISABILITIES ACT COULD
ADVERSELY AFFECT PAYMENTS ON YOUR
CERTIFICATES ..............................   Under the Americans with Disabilities Act of 1990, public
                                              accommodations are required to meet certain federal
                                              requirements related to access and use by disabled
                                              persons. Borrowers may incur costs complying with the
                                              Americans with Disabilities Act. In addition,
                                              noncompliance could result in the imposition of fines by
                                              the federal government or an award of damages to private
                                              litigants. If a borrower

                                      S-88

                                              incurs these costs or fines, the amount available to pay
                                              debt service would be reduced.

INCREASES IN REAL ESTATE TAXES DUE TO
TERMINATION OF A PILOT PROGRAM OR OTHER TAX
ABATEMENT ARRANGEMENTS MAY REDUCE PAYMENTS
TO CERTIFICATEHOLDERS .....................   Certain of the mortgaged properties securing the mortgage
                                              loans have or may in the future have the benefit of
                                              reduced real estate taxes under a local government
                                              program of payment in lieu of taxes (often known as a
                                              PILOT program) or other tax abatement arrangements. Some
                                              of these programs or arrangements are scheduled to
                                              terminate or have significant tax increases prior to the
                                              maturity of the related mortgage loan, resulting in
                                              higher, and in some cases substantially higher, real
                                              estate tax obligations for the related borrower. An
                                              increase in real estate taxes may impact the ability of
                                              the borrower to pay debt service on the mortgage loans.
                                              There are no assurances that any such program will
                                              continue for the duration of the related mortgage loan.

ASSUMPTIONS MADE IN DETERMINING
UNDERWRITTEN NET CASH FLOW MAY PROVE TO BE
INAPPROPRIATE .............................   As described under "Description of The Mortgage
                                              Pool--Additional Mortgage Loan Information" and "Glossary
                                              of Terms--Underwritable Cash Flow" in this prospectus
                                              supplement, underwritten net cash flow means cash flow as
                                              adjusted based on a number of assumptions used by the
                                              mortgage loan sellers. No representation is made that
                                              the underwritten net cash flow set forth in this
                                              prospectus supplement as of the cut-off date or any other
                                              date is predictive of future net cash flows. In certain
                                              cases, co-tenancy provisions were assumed to be satisfied
                                              and vacant space was assumed to be occupied and space
                                              that was due to expire was assumed to have been re-let,
                                              in each case at market rates that may have exceeded
                                              current rent. Each originator of commercial mortgage
                                              loans has its own underwriting criteria and no assurance
                                              can be given that adjustments or calculations made by one
                                              originator would be made by other lenders. Each investor
                                              should review the assumptions discussed in this
                                              prospectus supplement and make its own determination of
                                              the appropriate assumptions to be used in determining
                                              underwritten net cash flow.

                                              In addition, net cash flow reflects calculations and
                                              assumptions used by the mortgage loan sellers and should
                                              not be used as a substitute for, and may vary (perhaps
                                              substantially) from, cash flow as determined in
                                              accordance with GAAP as a measure of the results of a
                                              mortgaged real property's operation or for cash flow from
                                              operating activities determined in accordance with GAAP
                                              as a measure of liquidity.

                                              The debt service coverage ratios set forth in this
                                              prospectus supplement for the mortgage loans and the
                                              mortgaged properties vary, and may vary substantially,
                                              from the debt service coverage ratios for the mortgage
                                              loans and the mortgaged properties as calculated pursuant
                                              to the definition of such ratios as set forth in the
                                              related mortgage loan documents. See "Description of The
                                              Mortgage Pool--Additional Mortgage Loan Information" and
                                              "Glossary of Terms" for a discussion of the assumptions
                                              used in determining net cash flow. Neither the depositor
                                              nor the underwriters express any opinion as to the
                                              accuracy of

                                      S-89

                                              the determination of, or the appropriateness or
                                              reasonableness of the assumptions used in determining, net cash flow.

RISKS RELATING TO TAX CREDITS .............   With respect to certain mortgage loans secured by
                                              multifamily properties, the related property owners may
                                              be entitled to receive low-income housing tax credits
                                              pursuant to Section 42 of the Internal Revenue Code,
                                              which provides a tax credit for owners of multifamily
                                              rental properties meeting the definition of low-income
                                              housing, who receive a tax credit allocation from the
                                              state tax credit allocating agency. The total amount of
                                              tax credits to which the property owner is entitled is
                                              based upon the percentage of total units made available
                                              to qualified tenants. The owners of the mortgaged
                                              properties subject to the tax credit provisions may use
                                              the tax credits to offset income tax that they may
                                              otherwise owe and the tax credits may be shared among the
                                              equity owners of the project. In general, the tax
                                              credits on the mortgage loans have been allocated to
                                              equity investors in the borrower.

                                              The tax credit provisions limit the gross rent for each
                                              low-income unit. Under the tax credit provisions, a
                                              property owner must comply with the tenant income
                                              restrictions and rental restrictions over a minimum
                                              15-year compliance period, although the property owner
                                              may take the tax credits on an accelerated basis over a
                                              10-year period. In the event a multifamily rental
                                              property does not maintain compliance with the tax credit
                                              restrictions on tenant income or rental rates or
                                              otherwise satisfy the tax credit provisions of the
                                              Internal Revenue Code, the property owner may suffer a
                                              reduction in the amount of available tax credits and/or
                                              face the recapture of all or part of the tax credits
                                              related to the period of noncompliance and face the
                                              partial recapture of previously taken tax credits. The
                                              loss of tax credits, and the possibility of recapture of
                                              tax credits already taken, may provide significant
                                              incentive for the property owner to keep the related
                                              multifamily rental property in compliance with these tax
                                              credit restrictions and limit the income derived from the
                                              related property.

                                              If the trust were to foreclose on such a property it
                                              would be unable to take advantage of the tax credits, but
                                              could sell the property with the right to the remaining
                                              credits to a tax paying investor. Any subsequent
                                              property owner would continue to be subject to rent
                                              limitations unless an election was made to terminate the
                                              tax credits, in which case the property could be operated
                                              as a market rate property after the expiration of three
                                              years. The limitations on rent and ability of potential
                                              buyers to take advantage of the tax credits may limit the
                                              trust's recovery on that property.

CONFLICTS OF INTEREST MAY HAVE AN ADVERSE
EFFECT ON YOUR CERTIFICATES ...............   The applicable special servicer is given considerable
                                              latitude in determining whether and in what manner to
                                              liquidate or modify defaulted mortgage loans for which it
                                              is responsible. The operating adviser will have the
                                              right to replace the applicable special servicer upon
                                              satisfaction of certain conditions set forth in the
                                              pooling and servicing agreement. At any given time, the
                                              operating adviser will be controlled generally by the
                                              holders of the most subordinate, or, if the certificate
                                              principal balance thereof is less than 25% of its
                                              original certificate balance, the next most subordinate,
                                              class of certificates, that is, the controlling class,
                                              outstanding from time to time; these holders may have
                                              interests in conflict with those of some or all of the

                                      S-90

                                              certificateholders. In addition, the operating adviser
                                              will have the right to approve the determination of
                                              customarily acceptable costs with respect to insurance
                                              coverage and the right to advise the applicable special
                                              servicer with respect to certain actions of such special
                                              servicer and, in connection with such rights, may act
                                              solely in the interest of the holders of certificates of
                                              the controlling class, without any liability to any
                                              certificateholder. For instance, the holders of
                                              certificates of the controlling class might desire to
                                              mitigate the potential for loss to that class or
                                              certificateholder from a troubled mortgage loan by
                                              deferring enforcement in the hope of maximizing future
                                              proceeds. However, the interests of the trust may be
                                              better served by prompt action, since delay followed by a
                                              market downturn could result in less proceeds to the
                                              trust than would have been realized if earlier action had
                                              been taken. In general, no servicer is required to act
                                              in a manner more favorable to the offered certificates
                                              than to the non-offered certificates.

                                              The master servicers, any primary servicer, the special
                                              servicers or an affiliate of any of them may hold a
                                              subordinate note related to a mortgage loan or acquire
                                              certain certificates, including those of the initial
                                              controlling class. Under such circumstances, the master
                                              servicers, a primary servicer and the special servicers
                                              may have interests that conflict with the interests of
                                              the other holders of the certificates. In addition, the
                                              master servicers, the special servicers, the primary
                                              servicer and the subservicers will service loans other
                                              than those included in the issuing entity in the ordinary
                                              course of their business. In these instances, the
                                              interests of the master servicers, the special servicers,
                                              the primary servicers or the subservicers, as applicable,
                                              and their respective clients may differ from and compete
                                              with the interests of the issuing entity, and their
                                              activities may adversely affect the amount and timing of
                                              collections on the mortgage loans in the issuing entity.
                                              However, the pooling and servicing agreement and each
                                              primary servicing agreement will provide that the
                                              mortgage loans are to be serviced in accordance with the
                                              servicing standard and without regard to ownership of any
                                              subordinate note or certificates by the master servicers,
                                              the primary servicers or the special servicers, as
                                              applicable. Centerline REIT Inc., an affiliate of
                                              Centerline Servicing Inc., will be the initial holder of
                                              the controlling class and will be the initial operating
                                              adviser. The special servicers will be Centerline
                                              Servicing Inc. and Prudential Asset Resources, Inc.,
                                              which is an affiliate of Prudential Mortgage Capital
                                              Funding, LLC (one of the sponsors and mortgage loan
                                              sellers).

                                              In addition, the controlling class with respect to The
                                              Tower loan is the most subordinate class of certificates
                                              in another securitization. The operating adviser will
                                              have only the limited consultation rights with respect to
                                              The Tower loan as set forth in the related co-lender
                                              agreement and the 2006-PWR14 pooling and servicing
                                              agreement. See "Description of the Mortgage
                                              Pool--Non-Trust Serviced Pari Passu Loan" and "Servicing
                                              of the Mortgage Loans--Servicing of the Non-Trust Serviced
                                              Loan Group."

                                              It is likely that many of the property managers of the
                                              mortgaged properties, or their affiliates, manage
                                              additional properties, including properties that may
                                              compete with the mortgaged properties. Affiliates of the
                                              managers, and managers themselves, also may own other
                                              properties, including competing properties. The managers
                                              of the

                                      S-91

                                              mortgaged properties may accordingly experience conflicts
                                              of interest in the management of those mortgaged
                                              properties.

                                              The activities of the mortgage loan sellers or their
                                              affiliates may involve properties which are in the same
                                              markets as the mortgaged properties underlying the
                                              certificates. In such cases, the interests of each of
                                              the mortgage loan sellers or their affiliates may differ
                                              from, and compete with, the interests of the trust, and
                                              decisions made with respect to those assets may adversely
                                              affect the amount and timing of distributions with
                                              respect to the certificates. Conflicts of interest may
                                              arise between the trust and each of the mortgage loan
                                              sellers or their affiliates that engage in the
                                              acquisition, development, operation, financing and
                                              disposition of real estate if those mortgage loan sellers
                                              acquire any certificates. In particular, if certificates
                                              held by a mortgage loan seller are part of a class that
                                              is or becomes the controlling class, the mortgage loan
                                              seller, as part of the holders of the controlling class,
                                              would have the ability to influence certain actions of
                                              the special servicers under circumstances where the
                                              interests of the trust conflict with the interests of the
                                              mortgage loan seller or its affiliates as acquirors,
                                              developers, operators, financers or sellers of real
                                              estate related assets.

                                              The master servicer for the mortgage loans sold to the
                                              trust by Prudential Mortgage Capital Funding, LLC (other
                                              than The Tower mortgage loan) will be Prudential Asset
                                              Resources, Inc., which is an affiliate of one of the
                                              sponsors and mortgage loan sellers. Prudential Asset
                                              Resources, Inc. will also act as special servicer of the
                                              Hilton Washington DC mortgage loan. Prudential Asset
                                              Resources, Inc. as master servicer under the 2006-PWR14
                                              pooling and servicing agreement, will service The Tower
                                              mortgage loan. In addition, the primary servicer for the
                                              mortgage loans sold to the trust by Principal Commercial
                                              Funding II, LLC is Principal Global Investors, LLC, an
                                              affiliate of such mortgage loan seller. The primary
                                              servicer for the mortgage loans sold to the trust by
                                              National City Bank is Capstone Realty Advisors, LLC, an
                                              affiliate of such mortgage loan seller. Capmark Finance
                                              Inc., as the master servicer responsible for servicing
                                              the mortgage loans other than the Mortgage loans sold to
                                              the trust by Prudential Mortgage Capital Funding, LLC
                                              will delegate many of its servicing obligations to the
                                              applicable primary servicer for the related mortgage
                                              loans pursuant to a primary servicing agreement. Under
                                              these circumstances, Prudential Asset Resources, Inc. or
                                              the primary servicers because they are, or are affiliated
                                              with, mortgage loan sellers, may have interests that
                                              conflict with the interests of the holders of the
                                              certificates. However, both the pooling and servicing
                                              agreement and the primary servicing agreements will
                                              provide that the mortgage loans are to be serviced in
                                              accordance with the servicing standard and without regard
                                              to any obligation of any mortgage loan seller to cure a
                                              breach of representation or warranty or repurchase any
                                              mortgage loan.

                                              The mortgage loan sellers, or their affiliates or
                                              subsidiaries, may acquire a portion of the certificates.
                                              Under those circumstances, they may become the
                                              controlling class, and as the controlling class, have
                                              interests that may conflict with their interests as a
                                              seller of the mortgage loans.

                                              In addition, any subordinate indebtedness secured by the
                                              related mortgaged property, any mezzanine

                                      S-92

                                              loans and/or any future mezzanine loans related to certain of the mortgage loans may be held by the respective sellers of such mortgage loan or affiliates thereof. The holders of such subordinate indebtedness or such mezzanine loans may
                                              have interests that conflict with the interests of the
                                              holders of the certificates.

                                              Additionally, certain of the mortgage loans included in
                                              the trust may have been refinancings of debt previously
                                              held by a mortgage loan seller, or an affiliate or
                                              subsidiary of a mortgage loan seller, and the mortgage
                                              loan sellers, or their affiliates or subsidiaries, may
                                              have or have had equity investments in the borrowers (or
                                              in the owners of the borrowers) or properties under
                                              certain of the mortgage loans included in the trust.
                                              Each of the mortgage loan sellers, and their affiliates
                                              or subsidiaries, have made and/or may make or have
                                              preferential rights to make loans to, or equity
                                              investments in, affiliates of the borrowers under the
                                              mortgage loans.

                                              The depositor is an affiliate of Morgan Stanley Mortgage
                                              Capital Holdings LLC, one of the mortgage loan sellers,
                                              sponsors and originators, Morgan Stanley & Co.
                                              Incorporated, one of the underwriters, and Morgan Stanley
                                              Capital Services Inc., the swap counterparty. Royal Bank
                                              of Canada, one of the mortgage loan sellers, sponsors and
                                              originators, is an affiliate of RBC Capital Markets
                                              Corporation, one of the underwriters.

                                              The Tower mortgage loan will be serviced and administered
                                              pursuant to the 2006-PWR14 pooling and servicing
                                              agreement, which provides for servicing arrangements that
                                              are similar but not identical to those under the pooling
                                              and servicing agreement. Consequently, The Tower
                                              mortgage loan will not be serviced and administered
                                              pursuant to the terms of the pooling and servicing
                                              agreement. In addition, certain of the legal and/or
                                              beneficial owners of the non-pooled pari passu note
                                              secured by the mortgaged property relating to The Tower
                                              mortgage loan, directly or through representatives, has
                                              certain rights under the 2006-PWR14 pooling and servicing
                                              agreement and the related co-lender agreement that affect
                                              the pooled and non-pooled portions of The Tower loan,
                                              including with respect to the servicing thereof and the
                                              appointment of the 2006-PWR14 special servicer with
                                              respect thereto. Those legal and/or beneficial owners
                                              may have interests that conflict with your interests.

PREPAYMENTS MAY REDUCE THE YIELD ON YOUR
CERTIFICATES ..............................   The yield to maturity on your certificates will depend,
                                              in significant part, upon the rate and timing of
                                              principal payments on the mortgage loans. For this
                                              purpose, principal payments include both voluntary
                                              prepayments, if permitted, and involuntary prepayments,
                                              such as prepayments resulting from casualty or
                                              condemnation of mortgaged properties, defaults and
                                              liquidations by borrowers, or repurchases as a result of
                                              a mortgage loan seller's material breach of
                                              representations and warranties or material defects in a
                                              mortgage loan's documentation. In addition, certain of
                                              the mortgage loans may require that, upon the occurrence
                                              of certain events, funds held in escrow or proceeds from
                                              letters of credit may be applied to the outstanding
                                              principal balance of such mortgage loans.

                                      S-93

                                              The investment performance of your certificates may vary
                                              materially and adversely from your expectations if the
                                              actual rate of prepayment is higher or lower than you
                                              anticipate.

                                              In addition, because the amount of principal that will be
                                              distributed to the Class A-1, Class A-1A, Class A-2,
                                              Class A-3 and Class A-4 Certificates and the Class A-2FL
                                              and Class A-4FL Regular Interests will generally be based
                                              upon the particular loan group in which the related
                                              mortgage loan is deemed to be included, the yield on the
                                              Class A-1, Class A-2, Class A-3 and Class A-4
                                              Certificates and the Class A-2FL and Class A-4FL Regular
                                              Interests will be particularly sensitive to prepayments
                                              on mortgage loans in loan group 1 and the yield on the
                                              Class A-1A Certificates will be particularly sensitive to
                                              prepayments on mortgage loans in loan group 2. See
                                              "Yield, Prepayment and Maturity Considerations" in this
                                              prospectus supplement.

                                              Voluntary prepayments under some of the mortgage loans
                                              are prohibited for specified lockout periods or require
                                              payment of a prepayment premium or a yield maintenance
                                              charge or both, unless the prepayment occurs within a
                                              specified period prior to and including the anticipated
                                              repayment date or maturity date, as the case may be.
                                              Nevertheless, we cannot assure you that the related
                                              borrowers will refrain from prepaying their mortgage
                                              loans due to the existence of a prepayment premium or a
                                              yield maintenance charge or the amount of such premium or
                                              charge will be sufficient to compensate you for
                                              shortfalls in payments on your certificates on account of
                                              such prepayments. We also cannot assure you that
                                              involuntary prepayments will not occur or that borrowers
                                              will not default in order to avoid the application of
                                              lockout periods. The rate at which voluntary prepayments
                                              occur on the mortgage loans will be affected by a variety
                                              of factors, including:

                                              o   the terms of the mortgage loans;

                                              o   the length of any prepayment lockout period;

                                              o   the level of prevailing interest rates;

                                              o   the availability of mortgage credit;

                                              o   the applicable yield maintenance charges or prepayment
                                                  premiums and the ability of the master servicer, a
                                                  primary servicer or the special servicer to enforce the
                                                  related provisions;

                                              o   the failure to meet requirements for release of
                                                  escrows/reserves that result in a prepayment;

                                              o   the occurrence of casualties or natural disasters; and

                                              o   economic, demographic, tax or legal factors.

                                              Certain mortgage loans permit a prepayment in connection
                                              with a partial defeasance or property release. See
                                              "Summary of Prospectus Supplement--Information About the
                                              Mortgage Pool."

                                              In addition, certain mortgage loans that are
                                              cross-collateralized and cross-defaulted with other
                                              mortgage loans permit the related borrower to prepay one
                                              or more of the related mortgage loans and/or release the

                                      S-94

                                              cross-collateralization with respect to the related
                                              mortgaged property or properties, subject to the
                                              satisfaction of certain conditions.

                                              Certain mortgage loans (typically secured by two or more
                                              mortgaged properties) also permit the substitution of a
                                              mortgaged property, subject to satisfaction of various
                                              conditions.

                                              In addition, certain mortgage loans provide for the free
                                              release of outparcels or other portions of the related
                                              mortgaged property which were given no value or minimal
                                              value in the underwriting process.

                                              With respect to Mortgage Loan No. 55, Regal Cinema-Eagan,
                                              the borrower may defease such mortgage loan at any time,
                                              because the related lockout period has expired. Upon
                                              notice of such a defeasance, the related mortgage loan
                                              seller must repurchase such mortgage loan from the trust
                                              (if such defeasance will be made within 2 years following
                                              the date of issuance of the certificates) prior to such
                                              defeasance, the proceeds of which would be the equivalent
                                              of a prepayment of such mortgage loan with a yield
                                              maintenance premium. In the event that such mortgage
                                              loan seller fails or is unable to purchase such mortgage
                                              loan prior to such early defeasance, the applicable
                                              master servicer will be required to sell such mortgage
                                              loan from the trust fund. Depending on the price
                                              received from such liquidation, a loss could result.

                                              For further information concerning certain of the
                                              foregoing provisions, see the footnotes to Appendix II of
                                              this prospectus supplement.

                                              Generally, no yield maintenance charge or prepayment
                                              premium will be required for prepayments in connection
                                              with a casualty or condemnation unless an event of
                                              default has occurred. In addition, certain mortgage
                                              loans may allow for all or a portion of the outstanding
                                              principal amount to be prepaid, without any prepayment
                                              premium or yield maintenance charge, if any insurance
                                              proceeds or condemnation awards are applied against the
                                              outstanding principal amount of the loan. In addition,
                                              if a mortgage loan seller repurchases any mortgage loan
                                              from the trust due to the material breach of a
                                              representation or warranty or a material document defect
                                              or the mortgage loan is otherwise purchased from the
                                              trust (including certain purchases by the holder of a
                                              mezzanine loan), the repurchase price paid will be passed
                                              through to the holders of the certificates with the same
                                              effect as if the mortgage loan had been prepaid in part
                                              or in full, except that no yield maintenance charge or
                                              prepayment premium will be payable. Any such repurchase
                                              or purchase may, therefore, adversely affect the yield to
                                              maturity on your certificates. Similarly, certain of the
                                              holders of a mezzanine loan have the right to purchase
                                              the related mortgage loans from the trust upon the
                                              occurrence of certain events (including a default), which
                                              will result in payment to holders of the certificates
                                              with the same effect as if the mortgage loan had been
                                              prepaid in full, except that no yield maintenance charge
                                              or prepayment premium will be payable.

                                              Although all of the mortgage loans have protection
                                              against voluntary prepayments in full in the form of
                                              lockout periods, defeasance provisions, yield maintenance
                                              provisions and/or prepayment premium provisions, there
                                              can be no assurance that (i) borrowers will refrain from
                                              fully prepaying mortgage loans due to the existence of a
                                              yield

                                      S-95

                                              maintenance charge or prepayment premium, (ii) involuntary prepayments or repurchases will not occur or (iii) partial prepayments will not occur in the case of those loans that permit such prepayment without a yield maintenance charge
                                              or prepayment premium.

                                              In addition, the yield maintenance formulas are not the
                                              same for all of the mortgage loans that have yield
                                              maintenance charges. This can lead to substantial
                                              variance from loan to loan with respect to the amount of
                                              yield maintenance charge that is due on the related
                                              prepayment. Also, the description in the mortgage notes
                                              of the method of calculation of prepayment premiums and
                                              yield maintenance charges is complex and subject to legal
                                              interpretation and it is possible that another person
                                              would interpret the methodology differently from the way
                                              we did in estimating an assumed yield to maturity on your
                                              certificates as described in this prospectus supplement.
                                              See Appendix II attached to this prospectus supplement
                                              for a description of the various prepayment provisions.

RELEASE OF COLLATERAL .....................   Notwithstanding the prepayment restrictions described in
                                              this prospectus supplement, certain of the mortgage loans
                                              permit the release of a mortgaged property (or a portion
                                              of the mortgaged property) subject to the satisfaction of
                                              certain conditions described in Appendix II attached to
                                              this prospectus supplement. In order to obtain this
                                              release (other than with respect to the release of
                                              certain non-material portions of the mortgaged properties
                                              which may not require payment of a release price), the
                                              borrower is required (among other things) to pay a
                                              release price, which may include a prepayment premium or
                                              yield maintenance charge on all or a portion of such
                                              payment. See Appendix II attached to this prospectus
                                              supplement for further details regarding the various
                                              release provisions.

THE YIELD ON YOUR CERTIFICATE WILL BE
AFFECTED BY THE PRICE AT WHICH YOU PURCHASE
THE CERTIFICATE AND THE RATE, TIMING AND
AMOUNT OF DISTRIBUTIONS ON YOUR
CERTIFICATE ...............................   The yield on any certificate will depend on (1) the price
                                              at which that certificate is purchased by you and (2) the
                                              rate, timing and amount of distributions on your
                                              certificate. The rate, timing and amount of
                                              distributions on any certificate will, in turn, depend
                                              on, among other things:

                                              o   the interest rate for that certificate;

                                              o   the rate and timing of principal payments (including
                                                  principal prepayments) and other principal collections
                                                  (including loan purchases in connection with breaches
                                                  of representations and warranties) on or in respect of
                                                  the mortgage loans and the extent to which those
                                                  amounts are to be applied or otherwise result in a
                                                  reduction of the certificate balance of such
                                                  certificate;

                                              o   the rate, timing and severity of losses on or in
                                                  respect of the mortgage loans or unanticipated expenses
                                                  of the trust;

                                              o   the rate and timing of any reimbursement of either
                                                  master servicer, either special servicer or the
                                                  trustee, as applicable, out of the

                                      S-96

                                                  certificate account of nonrecoverable advances and
                                                  interest thereon or advances remaining unreimbursed on
                                                  a modified mortgage loan on the date of that
                                                  modification;

                                              o   the timing and severity of any interest shortfalls
                                                  resulting from prepayments to the extent not offset by
                                                  a reduction in a master servicer's compensation as
                                                  described in this prospectus supplement;

                                              o   the timing and severity of any reductions in the
                                                  appraised value of any mortgaged property in a manner
                                                  that has an effect on the amount of advancing required
                                                  on the related mortgage loan; and

                                              o   the method of calculation of prepayment premiums and
                                                  yield maintenance charges and the extent to which
                                                  prepayment premiums and yield maintenance charges are
                                                  collected and, in turn, distributed on that
                                                  certificate.

                                              In addition, any change in the weighted average life of a
                                              certificate may adversely affect yield. Prepayments
                                              resulting in a shortening of weighted average lives of
                                              certificates may be made at a time of lower interest
                                              rates when you may be unable to reinvest the resulting
                                              payment of principal at a rate comparable to the
                                              effective yield anticipated when making the initial
                                              investment in certificates. Delays and extensions
                                              resulting in a lengthening of the weighted average lives
                                              of the certificates may occur at a time of higher
                                              interest rates when you may have been able to reinvest
                                              principal payments that would otherwise have been
                                              received by you at higher rates.

YOU BEAR THE RISK OF BORROWER DEFAULTS ....   The rate and timing of delinquencies or defaults on the
                                              mortgage loans could affect the following aspects of the
                                              offered certificates:

                                              o   the aggregate amount of distributions on them;

                                              o   their yields to maturity;

                                              o   their rates of principal payments; and

                                              o   their weighted average lives.

                                              The rights of holders of each class of subordinate
                                              certificates to receive payments of principal and
                                              interest otherwise payable on their certificates will be
                                              subordinated to such rights of the holders of the more
                                              senior certificates having an earlier alphabetical class
                                              designation (it being understood that such rights of the
                                              holders of the Class A-J Certificates and the Class A-JFL
                                              Regular Interest (and correspondingly, the Class A-JFL
                                              Certificates) will be subordinated to the rights of
                                              holders of the Class A-M Certificates and the Class A-MFL
                                              Regular Interest (and correspondingly, the Class A-MFL
                                              Certificates)). Losses on the mortgage loans will be
                                              allocated to the Class P, Class O, Class N, Class M,
                                              Class L, Class K, Class J, Class H, Class G, Class F,
                                              Class E, Class D, Class C and Class B Certificates, and
                                              pro rata, to Class A-J Certificates and the Class A-JFL
                                              Regular Interest (and correspondingly, the Class A-JFL
                                              Certificates), and pro rata between the Class A-M
                                              Certificates and the Class A-MFL Regular Interest (and
                                              correspondingly, the Class A-MFL Certificates), in that
                                              order, reducing

                                      S-97

                                              amounts otherwise payable to each class. Any remaining
                                              losses would then be allocated to the Class A-1, Class
                                              A-1A, Class A-2, Class A-3 and Class A-4 Certificates and
                                              the Class A-2FL and Class A-4FL Regular Interests, pro
                                              rata, and, with respect to interest losses only, the Class
                                              X Certificates based on their respective entitlements.

                                              If losses on the mortgage loans exceed the aggregate
                                              certificate balance of the classes of certificates
                                              subordinated to a particular class, that particular class
                                              will suffer a loss equal to the full amount of that
                                              excess up to the outstanding certificate balance of that
                                              class.

                                              If you calculate your anticipated yield based on assumed
                                              rates of default and losses that are lower than the
                                              default rate and losses actually experienced and those
                                              losses are allocable to your certificates, your actual
                                              yield to maturity will be lower than the assumed yield.
                                              Under extreme scenarios, that yield could be negative.
                                              In general, the earlier a loss borne by your certificates
                                              occurs, the greater the effect on your yield to maturity.

                                              Additionally, delinquencies and defaults on the mortgage
                                              loans may significantly delay the receipt of
                                              distributions by you on your certificates, unless
                                              advances are made to cover delinquent payments or the
                                              subordination of another class of certificates fully
                                              offsets the effects of any such delinquency or default.

                                              Also, if the related borrower does not repay a mortgage
                                              loan with a hyperamortization feature by its anticipated
                                              repayment date, the effect will be to increase the
                                              weighted average life of your certificates and may reduce
                                              your yield to maturity.

                                              Furthermore, if P&I advances and/or servicing advances
                                              are made with respect to a mortgage loan after default
                                              and the mortgage loan is thereafter worked out under
                                              terms that do not provide for the repayment of those
                                              advances in full at the time of the workout, if at all,
                                              then any reimbursements of those advances prior to the
                                              actual collection of the amount for which the advance was
                                              made may also result in reductions in distributions of
                                              principal to the holders of the offered certificates for
                                              the current month.

INTEREST ON ADVANCES AND COMPENSATION TO
THE MASTER SERVICERS, THE SPECIAL SERVICERS
AND THE TRUSTEE MAY HAVE AN ADVERSE EFFECT
ON THE PAYMENTS ON YOUR CERTIFICATES ......   To the extent described in this prospectus supplement,
                                              the master servicers, the special servicers or the
                                              trustee will be entitled to receive interest at the
                                              "prime rate" on unreimbursed advances they have made with
                                              respect to delinquent monthly payments or that are made
                                              with respect to the preservation and protection of the
                                              related mortgaged property or enforcement of the mortgage
                                              loan. This interest will generally accrue from the date
                                              on which the related advance is made or the related
                                              expense is incurred to the date of reimbursement. No
                                              advance interest will accrue during the grace period, if
                                              any, for the related mortgage loan; however, if such
                                              advance is not reimbursed from collections received from
                                              the related borrower by the end of the applicable grace
                                              period, advance interest will accrue from the date such
                                              advance is made. This interest may be offset in part by
                                              default interest

                                      S-98

                                              and late payment charges paid by the borrower in connection with the mortgage loan or by certain other amounts. In
                                              addition, under certain circumstances, including
                                              delinquencies in the payment of principal and interest, a
                                              mortgage loan will be serviced by the applicable special
                                              servicer, and that special servicer is entitled to
                                              compensation for special servicing activities. The right to receive interest on advances and special servicing
                                              compensation is senior to the rights of certificateholders to receive distributions. The payment of interest on
                                              advances and the payment of compensation to the special
                                              servicers may result in shortfalls in amounts otherwise
                                              distributable on the certificates.

THE SELLERS OF THE MORTGAGE LOANS ARE
SUBJECT TO BANKRUPTCY OR INSOLVENCY LAWS
THAT MAY AFFECT THE TRUST'S OWNERSHIP OF
THE MORTGAGE LOANS ........................   In the event of the insolvency of any mortgage loan
                                              seller, it is possible the trust's right to payment from
                                              or ownership of the mortgage loans could be challenged,
                                              and if that challenge were successful, delays or
                                              reductions in payments on your certificates could occur.

                                              Based upon opinions of counsel that the conveyance of the
                                              mortgage loans would generally be respected in the event
                                              of insolvency of the mortgage loan sellers, which
                                              opinions are subject to various assumptions and
                                              qualifications, the mortgage loan sellers believe that
                                              such a challenge will be unsuccessful, but there can be
                                              no assurance that a bankruptcy trustee, if applicable, or
                                              other interested party will not attempt to assert such a
                                              position. Even if actions seeking those results were not
                                              successful, it is possible that payments on the
                                              certificates would be delayed while a court resolves the
                                              claim.

LIMITED LIQUIDITY AND MARKET VALUE MAY
ADVERSELY AFFECT PAYMENTS ON YOUR
CERTIFICATES ..............................   Your certificates will not be listed on any securities
                                              exchange or traded on any automated quotation systems of
                                              any registered securities association, and there is
                                              currently no secondary market for the certificates.
                                              While one or more underwriters currently intend to make a
                                              secondary market in the certificates, none of them is
                                              obligated to do so. Accordingly, you may not have an
                                              active or liquid secondary market for your certificates,
                                              which could result in a substantial decrease in the
                                              market value of your certificates. The market value of
                                              your certificates also may be affected by many other
                                              factors, including then-prevailing interest rates.
                                              Furthermore, you should be aware that the market for
                                              securities of the same type as the certificates has in
                                              the past been volatile and offered very limited liquidity.

INTEREST RATES BASED ON A WEIGHTED AVERAGE
COUPON RATE ENTAIL RISKS WHICH MAY
ADVERSELY AFFECT PAYMENTS ON YOUR
CERTIFICATES ..............................   The interest rates on certain of the certificates are
                                              based on a weighted average of the mortgage loan interest
                                              rates net of the administrative cost rate, which is
                                              calculated based upon the respective principal balances
                                              of the mortgage loans. The interest rates on certain of
                                              the certificates may be capped at the weighted average
                                              rate. This weighted average rate is further described in
                                              this prospectus supplement under the definition of
                                              "weighted average net mortgage rate."

                                      S-99

                                              Any class of certificates which is either fully or
                                              partially based upon the weighted average net mortgage
                                              rate may be adversely affected by disproportionate
                                              principal payments, prepayments, defaults and other
                                              unscheduled payments on the mortgage loans. Because some
                                              mortgage loans will amortize their principal more quickly
                                              than others, the rate may fluctuate over the life of
                                              those classes of your certificates.

                                              In general, mortgage loans with relatively high mortgage
                                              interest rates are more likely to prepay than mortgage
                                              loans with relatively low mortgage interest rates. For
                                              instance, varying rates of unscheduled principal payments
                                              on mortgage loans which have interest rates above the
                                              weighted average net mortgage rate may have the effect of
                                              reducing the interest rate of your certificates.

LITIGATION OR OTHER LEGAL PROCEEDINGS COULD
ADVERSELY AFFECT THE MORTGAGE LOANS .......   There may be pending or threatened legal proceedings
                                              against, or other past or present adverse regulatory
                                              circumstances experienced by, the borrowers, their
                                              sponsors and/or managers of the mortgaged properties and
                                              their respective affiliates arising out of the ordinary
                                              business of the borrowers, sponsors, managers and
                                              affiliates. Such litigation, other legal proceedings, or
                                              other adverse situations could have a material adverse
                                              effect on your investment.

MORTGAGE ELECTRONIC REGISTRATION SYSTEMS
(MERS) ....................................   The mortgages or assignments of mortgages for some of the
                                              mortgage loans may be recorded in the name of MERS,
                                              solely as nominee for the related mortgage loan seller
                                              and its successor and assigns. Subsequent assignments of
                                              any such mortgages are registered electronically through
                                              the MERS system. The recording of mortgages in the name
                                              of MERS is a new practice in the commercial mortgage
                                              lending industry. Public recording officers and others
                                              have limited, if any, experience with lenders seeking to
                                              foreclose mortgages, assignments of which are registered
                                              with MERS. Accordingly, delays and additional costs in
                                              commencing, prosecuting and completing foreclosure
                                              proceedings and conducting foreclosure sales of the
                                              mortgaged properties could result. Those delays and the
                                              additional costs could in turn delay the distribution of
                                              liquidation proceeds to certificateholders and increase
                                              the amount of losses on the mortgage loans.

DEFAULTS UNDER SWAP CONTRACTS MAY ADVERSELY
AFFECT PAYMENTS ON THE FLOATING RATE
CERTIFICATES ..............................   The trust will have the benefit of swap contracts with the
                                              Swap Counterparty. Morgan Stanley, who has guaranteed the
                                              obligations of the Swap Counterparty under the swap
                                              contracts, currently has a long-term rating of "AA-" by
                                              Fitch and "AA-" by S&P and a short-term rating of "F1+" by
                                              Fitch and "A-1+" by S&P. Because each of the Class A-2FL,
                                              Class A-4FL, Class A-MFL and Class A-JFL Regular Interests
                                              accrues interest at one of a fixed rate or a rate equal to, based on or subject to the weighted average net mortgage
                                              rate, as applicable, the ability of the holders of the
                                              Class A-2FL, Class A-4FL, Class A-MFL and Class A-JFL
                                              Certificates (the "Floating Rate Certificates") to receive the payment of interest at the designated pass-through rate
                                              (which payment of interest may be reduced in certain
                                              circumstances as described in this prospectus supplement)
                                              will depend on payment by the Swap Counterparty pursuant to the related swap contract. See "Description of the Swap
                                              Contracts--The Swap Counterparty." There

                                     S-100

                                              can be no assurance, however, that the guarantor of the
                                              Swap Counterparty's obligations under the swap contracts
                                              will maintain its ratings or have sufficient assets or
                                              otherwise be able to fulfill its obligations under the swap contracts. If the Swap Counterparty guarantor's long-term
                                              rating is not at least "A" by Fitch or "A" by S&P (a
                                              "Rating Agency Trigger Event"), the Swap Counterparty will be required to post collateral, find a replacement Swap
                                              Counterparty that would not cause another Rating Agency
                                              Trigger Event or enter into any other arrangement
                                              satisfactory to Fitch and S&P. In the event that the Swap
                                              Counterparty fails to, among other things, either post
                                              acceptable collateral, find an acceptable replacement swap counterparty or enter into any other arrangement
                                              satisfactory to Fitch and S&P after a Rating Agency Trigger
                                              Event (a "Swap Default"), then the Paying Agent will be
                                              required to take such actions (following the expiration of any applicable grace period), unless otherwise directed in writing by the holders of 100% of the related Class of
                                              Floating Rate Certificates to enforce the rights of the
                                              trust under the related swap contract as may be permitted
                                              by the terms of such swap contract and the Pooling and
                                              Servicing Agreement and use any termination payments
                                              received from the Swap Counterparty (as described in this
                                              prospectus supplement) to enter into a replacement interest rate swap contract on substantially identical terms. The
                                              costs and expenses incurred by the Paying Agent in
                                              connection with enforcing the rights of the trust under the related swap contract will be reimbursable to the Paying
                                              Agent out of amounts otherwise payable to the applicable
                                              Class of Floating Rate Certificates to the extent not
                                              reimbursed by the Swap Counterparty or payable out of net
                                              proceeds of the liquidation of the related swap contract.
                                              If the costs attributable to entering into a replacement
                                              interest rate swap contract would exceed the net proceeds
                                              of the liquidation of the swap contract, a replacement
                                              interest rate swap contract will not be entered into and
                                              any such proceeds will instead be distributed to the
                                              holders of the related Class of Floating Rate Certificates.
                                              Following the termination of the related swap contract (and during the period when the trust is pursuing remedies under the swap contract), or if a Swap Default or other default
                                              or event of termination under the related swap contract
                                              occurs and is continuing, the Class A-2FL Interest
                                              Distribution Amount, Class A-4FL Interest Distribution
                                              Amount, Class A-MFL Interest Distribution Amount or Class
                                              A-JFL Interest Distribution Amount, as applicable, will be equal to the Distributable Certificate Interest Amount (as defined in this prospectus supplement) in respect of the
                                              Class A-2FL, Class A-4FL, Class A-MFL or Class A-JFL
                                              Regular Interest, as applicable, and the Class A-2FL, Class
                                              A-4FL, Class A-MFL or Class A-JFL Certificates, as
                                              applicable, will accrue interest at the same rate, on the
                                              same basis and in the same manner as the Class A-2FL, Class
                                              A-4FL, Class A-MFL or Class A-JFL Regular Interest, as the
                                              case may be. A conversion to one of a fixed rate or a rate equal to, based on or subject to the weighted average net
                                              mortgage rate, as applicable, might result in a temporary
                                              delay of the holders of the Class A-2FL, Class A-4FL, Class
                                              A-MFL or Class A-JFL Certificates, as applicable, to
                                              receive payment of the related Distributable Certificate
                                              Interest Amount if DTC is not provided with sufficient
                                              notice of the resulting change in the payment terms of the related Class of Floating Rate Certificates.

                                              The ratings of the Class A-2FL, Class A-4FL, Class A-MFL
                                              and Class A-JFL Certificates do not represent any
                                              assessment as to whether the floating rate of interest on
                                              each such class will convert to one of a fixed

                                     S-101

                                              rate or a rate equal to, based on or subject to the
                                              weighted average net mortgage rate, as applicable, and only represent the likelihood of the receipt of interest at a
                                              rate equal to (i) a fixed rate, (ii) a fixed rate subject
                                              to a cap equal to the weighted average net mortgage rate,
                                              (iii) a rate equal to the weighted average net mortgage
                                              rate or (iv) a rate equal to the weighted average net
                                              mortgage rate less a specified percentage (in each case,
                                              per annum, calculated on the basis of a 360-day year
                                              consisting of twelve 30-day months). See "Ratings" in this prospectus supplement.

                                              In addition, if the funds allocated to payment of
                                              interest distributions on the Class A-2FL, Class A-4FL,
                                              Class A-MFL or Class A-JFL Regular Interest are
                                              insufficient to make all required interest payments
                                              thereon, the amount paid to the Swap Counterparty will be
                                              reduced and interest paid by the Swap Counterparty under
                                              the related swap contract will be reduced, on a dollar
                                              for dollar basis, by an amount equal to the difference
                                              between the amount actually paid to the Swap Counterparty
                                              and the amount that would have been paid if the funds
                                              allocated to payment of interest distributions on the
                                              Class A-2FL, Class A-4FL, Class A-MFL or Class A-JFL
                                              Regular Interest, as applicable, had been sufficient to
                                              make all required interest payments thereon. As a
                                              result, the holders of the Class A-2FL, Class A-4FL,
                                              Class A-MFL and Class A-JFL Certificates may experience
                                              an interest shortfall. See "Description of the Swap
                                              Contracts" in this prospectus supplement.

SENSITIVITY TO LIBOR AND YIELD
CONSIDERATIONS ............................   The yield to investors in the Class A-2FL, Class A-4FL,
                                              Class A-MFL and Class A-JFL Certificates will be highly
                                              sensitive to changes in the level of one-month LIBOR.
                                              Investors in the Class A-2FL, Class A-4FL, Class A-MFL
                                              and Class A-JFL Certificates should consider the risk
                                              that lower than anticipated levels of one-month LIBOR
                                              could result in actual yields that are lower than
                                              anticipated yields on the Class A-2FL, Class A-4FL, Class
                                              A-MFL and Class A-JFL Certificates.

                                              In addition, because interest payments on the Class
                                              A-2FL, Class A-4FL, Class A-MFL and Class A-JFL
                                              Certificates may be reduced or the pass through rate may
                                              convert to one of a fixed rate or a rate equal to, based
                                              on or subject to the weighted average net mortgage rate,
                                              as applicable, in connection with certain events
                                              discussed in this prospectus supplement, the yield to
                                              investors in the Class A-2FL, Class A-4FL, Class A-MFL
                                              and Class A-JFL Certificates under such circumstances may
                                              not be as high as that offered by other LIBOR based
                                              investments that are not subject to such interest rate
                                              restrictions.

                                              In general, the earlier a change in the level of
                                              one-month LIBOR, the greater the effect on the yield to
                                              maturity to an investor in the Class A-2FL, Class A-4FL,
                                              Class A-MFL and Class A-JFL Certificates. As a result,
                                              the effect on such investor's yield to maturity of a
                                              level of one-month LIBOR that is higher (or lower) than
                                              the rate anticipated by such investor during the period
                                              immediately following the issuance of the Class A-2FL,
                                              Class A-4FL, Class A-MFL and Class A-JFL Certificates is
                                              not likely to be offset by a subsequent like reduction
                                              (or increase) in the level of one-month LIBOR.

                                              The failure by the Swap Counterparty in its obligation to
                                              make payments under the related swap contract, the
                                              conversion to one of a fixed rate or a rate equal to,
                                              based on or subject to the weighted average

                                     S-102

                                              net mortgage rate, as applicable, that is below the rate
                                              that would otherwise be payable at the floating rate and/or the reduction of interest payments resulting from payment
                                              of interest to the Class A-2FL, Class A-4FL, Class A-MFL or
                                              Class A-JFL Regular Interest based on a pass through rate
                                              below the related pass-through rate set forth in the fifth preceding paragraph would have a negative impact. There can be no assurance that a default by the Swap Counterparty
                                              and/or the conversion of the pass through rate from a rate based on LIBOR to one of a fixed rate or a rate equal to,
                                              based on or subject to the weighted average net mortgage
                                              rate, as applicable, would not adversely affect the amount and timing of distributions to the holders of the Class
                                              A-2FL, Class A-4FL, Class A-MFL or Class A-JFL
                                              Certificates, as applicable. See "Yield and Maturity
                                              Considerations" in this prospectus supplement.

      This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described above in this "Risk Factors" section and elsewhere in this prospectus supplement.

                                     S-103

                               TRANSACTION PARTIES

THE SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS

      Prudential Mortgage Capital Funding, LLC

      Overview

      Prudential Mortgage Capital Funding, LLC ("PMCF"), a Delaware limited liability company formed in 1997, is a sponsor of this transaction and is one of the mortgage loan sellers. Prudential Mortgage Capital Company, LLC ("PMCC"), an
affiliate of PMCF, originated and underwrote all of the mortgage loans sold by
PMCF to the depositor in this transaction, which represent 36.5% of the initial mortgage pool balance.

      PMCF is a wholly-owned subsidiary of PMCC and is an affiliate of
Prudential Asset Resources, Inc., one of the master servicers in this transaction. PMCF and PMCC's ultimate beneficial owner is Prudential Financial,
Inc. (NYSE: PRU). The principal offices of PMCF are located at Four Gateway
Center, 8th Floor, 100 Mulberry Street, Newark, New Jersey 07102. PMCF's
telephone number is (888) 263-6800. A significant aspect of PMCC's business is the origination, underwriting and sale to PMCF of mortgage loans secured by commercial and multifamily properties, which mortgage loans are in turn primarily sold through CMBS securitizations.

      PMCF has been actively involved in the securitization of mortgage loans since 1998. From January 1, 2003, through June 30, 2007, PMCC originated for securitization approximately 876 mortgage loans, having a total original principal amount of approximately $12.86 billion, which were assigned to PMCF, and approximately $9.94 billion (this number includes several mortgage loans originated in 2002) have been included in approximately 24 securitizations. In connection with originating mortgage loans for securitization, PMCF and/or certain of its affiliates also originate subordinate or mezzanine debt which is generally not securitized. Of the $9.94 billion in mortgage loans originated by
PMCC and assigned to PMCF that have been included in securitizations since
January 1, 2003, approximately $295.60 million have been included in securitizations in which an affiliate of PMCF was depositor, and $9.64 billion have been included in securitizations in which an unaffiliated entity acted as depositor. In its fiscal year ended December 31, 2006, PMCC originated and assigned to PMCF approximately 203 mortgage loans for securitization, having an aggregate principal balance of approximately $2.67 billion.

      The property types most frequently securing mortgage loans originated by
PMCC for securitization are office, retail, and multifamily properties. However,
PMCC also originates mortgage loans secured by industrial, self storage, hospitality, manufactured housing, mixed-use and other types of properties for its securitization program. States with the largest concentration of mortgage loans have, in the past, included New York, California, and Texas; however, each securitization may include other states with significant concentrations.

      At origination of a mortgage loan, PMCC assigns the loan to PMCF which, together with other sponsors or loan sellers, initiates the securitization of these loans by transferring the loans to the depositor or another entity that acts in a similar capacity as the depositor, which loans will ultimately be transferred to the issuing entity for the related securitization. In coordination with the underwriters selected for a particular securitization,
PMCF works with the rating agencies, loan sellers and servicers in structuring the transaction. Multiple seller transactions in which PMCF has participated to date as a mortgage loan seller include (i) the "IQ" program, in which PMCF,
Morgan Stanley Mortgage Capital Holdings LLC (successor to Morgan Stanley
Mortgage Capital, Inc.) ("MSMCH") and other entities act as sellers, and Morgan
Stanley Capital I Inc., an affiliate of MSMCH, acts as depositor; and (ii) the
"PWR" program, in which PMCF, Wells Fargo Bank and other sellers act as sellers, and Bear Stearns Commercial Mortgage Securities Inc. or an affiliate acts as depositor. Prior to this transaction, PMCF sold approximately $1.23 billion of mortgage loans under the IQ program and approximately $7.88 billion of mortgage loans under the PWR program.

      Prudential Asset Resources, Inc. ("PAR"), an affiliate of PMCF and PMCC, will act as master servicer under the pooling and servicing agreement with respect to the mortgage loans sold to the trust by PMCF, other than The Tower mortgage loan. PAR will service The Tower mortgage loan and the related non-pooled pari passu note under the pooling and servicing agreement for the
Bear Stearns Commercial Mortgage Securities Trust 2006-PWR14.

                                     S-104

PAR will also act as special servicer of the Hilton Washington DC mortgage loan.
See "--The Master Servicers" and "--Special Servicers" in this prospectus supplement.

      PMCC's Underwriting Standards

      General. PMCC originates and underwrites loans through its offices in
Newark, New York City, McLean, Atlanta, Chicago, Dallas, San Francisco and Los
Angeles. All of the PMCC mortgage loans in this transaction were originated by
PMCC or an affiliate of PMCC, in each case, generally in accordance with the underwriting guidelines described below. Each lending situation is unique, however, and the facts and circumstances surrounding each mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific mortgage loan. These underwriting guidelines are general, and there is no assurance that every mortgage loan will comply in all respects with the guidelines.

      Mortgage Loan Analysis. The PMCC credit underwriting team for each mortgage loan was comprised of PMCC real estate professionals. The underwriting team for each mortgage loan is required to conduct a review of the related property, generally including undertaking analyses of the appraisal, the engineering report, the environmental report, the historical property operating statements (to the extent available), current rent rolls, current and historical real estate taxes, and a review of tenant leases. A limited examination of certain key principals of borrower and, if the borrower is not a newly formed special purpose entity, the borrower itself, is performed prior to approval of the mortgage loan. This analysis includes a review of (i) available financial statements (which are generally unaudited), (ii) third-party credit reports, and
(iii) judgment, lien, bankruptcy and pending litigation searches. The credit of certain key tenants is also examined as part of the underwriting process.
Generally, a member of the PMCC underwriting team visits each property to confirm the occupancy rates of the property, the overall quality of the property, including its physical attributes, the property's market and the utility of the property within the market. As part of its underwriting procedures, PMCC also generally obtains the third party reports or other documents described in this prospectus supplement under "Description of the
Mortgage Pool--Assessments of Property Value and Condition," "--Appraisals,"
"--Environmental Assessments," "--Property Condition Assessments," "--Seismic
Review Process," and "--Zoning and Building Compliance."

      Loan Approval. All mortgage loans must be approved by a loan committee that is generally comprised of PMCC professionals. As the size of the mortgage loan increases, the composition of the applicable committee shifts from a regional focus to one that requires involvement by senior officers and/or directors of PMCC, its affiliates and its parent. The loan committee may approve a mortgage loan as recommended, request additional due diligence, modify the terms, or reject a mortgage loan.

      Debt Service Coverage Ratio and LTV Ratio. PMCC's underwriting standards generally require a minimum debt service coverage ratio of 1.20x and a maximum loan to value ratio of 80%. However, these requirements constitute solely a guideline, and exceptions to these guidelines may be approved based on the individual characteristics of a particular mortgage loan, such as the types of tenants and leases at the applicable real property; the existence of additional collateral such as reserves, letters of credit or guarantees; the existence of subordinate or mezzanine debt; PMCC's projection of improved property performance in the future; and other relevant factors.

      The debt service coverage ratio guidelines listed above are calculated based on anticipated underwritten net cash flow at the time of origination.
Therefore, the debt service coverage ratio for each mortgage loan as reported elsewhere in this prospectus supplement may differ from the amount calculated at the time of origination. In addition, PMCC's underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See
"Description of the Mortgage Pool" in this prospectus supplement.

      Escrow Requirements. PMCC often requires a borrower to fund various escrows for taxes and insurance, replacement reserves, capital expenses and/or environmental remediation or monitoring, or, in some cases, requires such reserves to be funded only following a triggering event, such as an event of default under the related mortgage loan. PMCC may also require reserves for deferred maintenance, re-tenanting expenses, and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the

                                     S-105

escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. PMCC conducts a case by case analysis to determine the need for a particular escrow or reserve and, consequently, such requirements may be modified and/or waived in connection with particular loans.

      See Appendix II to this prospectus supplement to obtain specific information on the escrow requirements for the PMCC originated loans included in this transaction.

      The information set forth herein concerning PMCF and PMCC has been provided by PMCF. None of the Depositor, the Trustee, the Paying Agent, the
underwriters nor any other person other than PMCF makes any representation or warranty as to the accuracy or completeness of such information.

      Principal Commercial Funding II, LLC

      Principal Commercial Funding II, LLC ("PCFII") a Delaware limited liability company formed in 2005, is a sponsor of this transaction and one of the mortgage loan sellers. PCFII is an entity owned jointly by U.S. Bank
National Association ("USB"), a subsidiary of U.S. Bancorp (NYSE:USB) and
Principal Commercial Funding, LLC ("PCF"), a subsidiary of Principal Global
Investors, LLC ("PGI") which is a wholly owned subsidiary of Principal Life
Insurance Company. Principal Life Insurance Company is a wholly-owned subsidiary of Principal Financial Services, Inc., which is wholly-owned by Principal
Financial Group (NYSE: PFG). The principal offices of PCFII are located at 801
Grand Avenue, Des Moines, Iowa 50392, telephone number (515) 248-3944.

      PCFII's principal business is the underwriting, origination and sale of mortgage loans secured by commercial and multifamily properties, which mortgage loans are in turn primarily sold into securitizations. PCF or USB have sourced all of the mortgage loans PCFII is selling in this transaction. Principal Global
Investors, LLC, an affiliate of PCFII and a primary servicer in this transaction, services the mortgage loans sold to the Trust by PCFII.

      Principal Commercial Funding II, LLC's Commercial Real Estate
Securitization Program

      PCFII began participating in the securitization of mortgage loans in 2006.
PCFII sources mortgage loans through its owners, PCF and USB. PCF and its affiliates underwrite the mortgage loans for PCFII. PCFII, with the other mortgage loan sellers, participates in the securitization of such mortgage loans by transferring the mortgage loans to a securitization depositor or another entity that acts in a similar capacity. Multiple mortgage loan seller transactions in which PCF and PCFII have participated include the "TOP" program in which Bear Stearns Commercial Mortgage Securities Inc. and Morgan Stanley
Capital I Inc. have alternately acted as depositor, the "PWR" program in which
Bear Stearns Commercial Mortgage Securities Inc. or Bear Stearns Commercial
Mortgage Securities II Inc. act as depositor and the "HQ" and "IQ" programs, in which Morgan Stanley Capital I Inc. has acted as depositor.

      Since the inception of PCF's mortgage loan securitization program in 1998, the total amount of commercial and multifamily mortgage loans originated by PCF and/or PCFII that have been included in securitizations as of June 30, 2007, was approximately $13.1 billion. As of such date, these securitized loans included approximately 1,714 mortgage loans, all of which were fixed rate and which have been included in approximately 40 securitizations. In connection with originating mortgage loans for securitization, certain of PCFII's affiliates also originate subordinate or mezzanine debt which is generally not securitized.
In its fiscal year ended December 31, 2006, PCF and/or PCFII originated and securitized approximately $2.9 billion of commercial and multifamily mortgage loans, all of which were included in securitizations in which an unaffiliated entity acted as depositor. PCF's and/or PCFII's total securitizations have grown from approximately $337.7 million in 1999 to approximately $2.9 billion in 2006.

      The mortgage loans originated for PCFII include fixed rate conduit loans.
PCFII's conduit loan program (which is the program under which PCFII's mortgage loans being securitized in this transaction were originated), will also sometimes originate large loans to be securitized within conduit issuances. The mortgage loans originated for PCFII are secured by multifamily, office, retail, industrial, hotel, manufactured housing and self-storage properties.

                                     S-106

      Servicing

      Principal Global Investors, LLC, an affiliate of PCF and PCFII, services all of the commercial mortgage loans originated for PCF and PCFII for securitization. Additionally, PGI is the primary servicer for the mortgage loans sold by PCFII in this transaction. See "Transactions Parties--The Primary
Servicers" in this prospectus supplement.

      Underwriting Standards

      PCFII's mortgage loans originated for securitization are underwritten by
PCF and its affiliates, and, in each case, will generally be originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific mortgage loan. The underwriting criteria are general, and in many cases exceptions may be approved to one or more of these guidelines. Accordingly, no representation is made that every mortgage loan will comply in all respects with the criteria set forth below.

      The credit underwriting team for each mortgage loan is comprised of real estate professionals. The underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, if available, rent rolls, current and historical real estate taxes, and a review of tenant leases.
The review includes a market analysis which focuses on supply and demand trends, rental rates and occupancy rates. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the mortgage loan. This analysis generally includes a review of financial statements (which are generally unaudited), third-party credit reports, judgment, lien, bankruptcy and pending litigation searches.
Depending on the type of real property collateral involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the underwriting team (or someone on its behalf), visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility and visibility and demand generators. As part of its underwriting procedures, the third party reports or other documents described in this prospectus supplement under "Description of the Mortgage Pool--Assessments of Property Value and Condition," "--Appraisals,"
"--Environmental Assessments," "--Property Condition Assessments," "--Seismic
Review Process," and "--Zoning and Building Code Compliance" are generally obtained.

      All mortgage loans must be approved by a loan committee comprised of senior real estate professionals. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms, or reject a mortgage loan.

      Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting standards for PCFII's mortgage loans generally require a minimum debt service coverage ratio of 1.20x and maximum loan-to-value ratio of 80%. However, these requirements constitute solely a guideline, and exceptions to these guidelines may be approved based on the individual characteristics of a mortgage loan. For example, a mortgage loan originated for PCFII may have a lower debt service coverage ratio or higher loan-to-value ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, real estate professional's judgment of improved property performance in the future and/or other relevant factors. In addition, with respect to certain mortgage loans originated for
PCFII, there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

      The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each mortgage loan as reported in this prospectus supplement and Appendix II hereto may differ from the amount calculated at the time of origination. In addition, PCFII's underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See "Description of the Mortgage Pool" in this prospectus supplement.

      Escrow Requirements. PCFII borrowers are often required to fund various escrows for taxes and insurance or, in some cases, requires such reserves to be funded only upon a triggering event, such as an event of default under the

                                     S-107

related mortgage loan. Additional reserves may be required for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied.
In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. Case-by-case analysis is done to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated for PCFII.

      Royal Bank of Canada

      Royal Bank of Canada ("RBC" or the "Bank"), a Schedule I bank under the
Bank Act (Canada), is a sponsor of this transaction and one of the mortgage loan sellers. RBC originated and underwrote all of the mortgage loans it is selling in this transaction. RBC Capital Markets Corporation, an indirect subsidiary of
RBC, is one of the underwriters in this transaction. RBC's principal executive offices are located at Royal Bank Plaza, 200 Bay Street, Toronto, Ontario,
Canada M5J 2J5. In the U.S., RBC maintains two federally licensed branches in
New York City, an additional federally licensed branch in Miami, Florida and state-licensed representative offices in Houston, Texas; Dallas, Texas;
Greenwich, Connecticut; Wilmington, Delaware; Chicago, Illinois and San
Francisco, California. The Bank's U.S. Real Estate Mortgage Capital business unit ("Mortgage Capital") is part of the Bank's Securitization Finance group and originates commercial mortgage loans from its federally licensed branch located at One Liberty Plaza, New York, New York 10006. The One Liberty Plaza branch is regulated by the U.S. Office of the Comptroller of the Currency. The Bank is
Canada's largest bank as measured by assets and market capitalization and had, on a consolidated basis, as at January 31, 2007, total assets of Cdn$571.6 billion (approximately $458.9 billion), shareholders' equity of Cdn$23.5 billion
(approximately $19.9 billion) and total deposits of Cdn$365.6 billion
(approximately $310.8 billion). The foregoing figures in Canadian dollars were prepared in accordance with Canadian generally accepted accounting principles and have been extracted and derived from, and are qualified by reference to, the
Bank's unaudited consolidated financial statements included in the Bank's report to shareholders for the period ended January 31, 2007. The foregoing figures in
U.S. dollars were converted from Canadian dollars by using the currency conversion rate of Cdn$1.00 to $0.850 in effect on January 31, 2007. Reference is also made to the notes to such audited consolidated financial statements
(including note 1, which contains a discussion of the significant accounting policies). RBC offers a wide range of commercial and retail banking services to its customers. The Bank's common shares are listed on the Toronto Stock
Exchange, New York Stock Exchange and Swiss Exchange under the trading symbol
"RY." Its preferred shares are listed on the Toronto Stock Exchange.

      RBC's Commercial Real Estate Securitization Program

      RBC has been an active participant in the securitization of Canadian commercial and multifamily mortgage loans since 2003. As of June 1, 2007, the total amount of Canadian commercial and multifamily mortgage loans originated and securitized by RBC and its affiliates since RBC began its Canadian securitization program in 2003 was approximately Cdn$2.6 billion. These loans were securitized through approximately eleven securitizations. Since 2004, RBC and its affiliates have originated Canadian commercial and multifamily mortgage loans for securitization through the Real Estate Asset Liquidity Trust
("REAL-T"), a Canadian issuer of commercial mortgage pass-through certificates for which RBC is one of the sponsors. As of June 1, 2007, RBC and its affiliates have originated approximately Cdn $2.3 billion in commercial and multifamily mortgage loans that were sold into REAL-T.

      RBC began originating loans in the United States in September 2006, through its newly created Mortgage Capital business unit. As of June 1, 2007,
Mortgage Capital had originated approximately $2,081.4 million in United States commercial and multifamily mortgage loans since inception for inclusion in securitization, of which approximately $1,335.3 million were securitized in three transactions through trusts created by unrelated depositors and into which
RBC and multiple other unrelated mortgage loan sellers sold commercial and multifamily mortgage loans. Multiple mortgage loan seller transactions in which
RBC has participated include the "CD" program in which Citigroup Commercial
Mortgage Securities, Inc. acts as depositor and the "IQ" program in which Morgan
Stanley Capital I Inc. acts as depositor.

      RBC's Underwriting Standards. All commercial mortgage loans originated for securitization by Mortgage Capital are underwritten in accordance with the underwriting criteria described below. Each lending situation is

                                     S-108

unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality, location and tenancy of the mortgaged real property and the sponsorship of the borrower, will impact the extent to which the underwriting criteria are applied to that mortgage loan. The underwriting criteria are general guidelines, and in many cases exceptions to one or more of the criteria may be approved. Accordingly, no representation is made that each mortgage loan originated by Mortgage Capital will comply in all respects with the underwriting criteria.

      For each mortgage loan Mortgage Capital assigns an underwriting team comprised of real estate professionals who are required to conduct a review of each mortgaged real property related to each loan. This review generally includes an analysis of historical property operating statements, if available, rent rolls, current and historical real estate taxes, and tenant leases. The review also includes market analysis, a review of supply and demand trends, rental rates and occupancy rates. The credit of the borrower and certain key principals of the borrower are reviewed for financial strength and other credit factors, generally including financial statements (which are generally unaudited), third party credit reports, and judgment, lien, bankruptcy and pending litigation searches. Depending on the type of the mortgaged real property and other factors, the credit of key tenants may also be reviewed. Each mortgaged real property is generally inspected to ascertain its overall quality, competitiveness, physical attributes, neighborhood, market, accessibility, visibility and demand generators. As part of its underwriting procedures,
Mortgage Capital also generally performs the procedures and obtains the third party reports or other documents described in this prospectus supplement under
"Description of the Mortgage Pool--Assessments of Property Value and Condition,"
"--Appraisals,""--Environmental Assessments," "--Property Condition
Assessments," "--Seismic Review Process" and "--Zoning and Building Code
Compliance."

      In addition, the borrower is required to provide, and Mortgage Capital reviews, a title insurance policy for each mortgaged real property. The title insurance policy must generally meet the following requirements: (1) the policy must be written by a title insurer licensed to do business in the jurisdiction where the mortgaged real property is located; (2) the policy must be in an amount equal to the original principal amount of the mortgage loan; (3) the protection and benefits of the policy must run to the mortgagee and its successors and assigns; (4) the policy should be written on a standard form
American Land Title Association or equivalent policy promulgated in the jurisdiction where the mortgaged real property is located; and (5) the legal description of the mortgaged real property in the title policy must conform to that shown on the survey of the mortgaged real property, where a survey has been required.

      The borrower is required to provide, and Mortgage Capital or its designee reviews, certificates of required insurance with respect to the mortgaged real property. Such insurance generally may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing "special" form coverage including coverage against loss or damage by fire, lightning, explosion, smoke, windstorm and hail or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the mortgaged real property is located in a flood hazard area, flood insurance; and (5) such other coverage as Mortgage Capital may require based on the specific characteristics of the mortgaged real property.

      Once a mortgage loan has been underwritten, it is presented to the entire credit committee, which is comprised of senior real estate and risk professionals within RBC (US and Canada). The loan committee may either approve a mortgage loan as recommended, request additional due diligence and/or modify the terms, or reject a mortgage loan.

      Debt Service Coverage Ratio and Loan-to-Value Ratio. Mortgage Capital's
underwriting standards generally require a minimum debt service coverage ratio of 1.20x and a maximum loan-to-value ratio of 80%. However, these requirements constitute solely a guideline, and exceptions to these guidelines may be approved based on the individual characteristics of a mortgage loan. For example, Mortgage Capital may originate a mortgage loan with a lower debt service coverage ratio or higher loan-to-value ratio based on the types of tenants and leases at the subject mortgaged real property, requiring additional collateral such as reserves, letters of credit and/or guarantees, anticipated improved property performance in the future and/or other relevant factors. In addition, with respect to certain mortgage loans originated by Mortgage Capital there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans would have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt were taken into account. The debt service coverage guidelines set forth above are calculated based on the underwritten net cash flow at origination. Therefore the debt service coverage ratio for each mortgage loan as reported in this prospectus supplement and Appendix II hereto may differ from the amount calculated at the time of origination. In addition, Mortgage Capital underwriting guidelines generally permit a maximum

                                     S-109

amortization period of 30 years; however, certain mortgage loans may provide for interest-only payments until maturity, or for an interest-only period during a portion of the loan term.

      Escrow Requirements. Mortgage Capital reviews the necessity for a particular escrow or reserve on a loan-by-loan basis and does not require escrows or reserves for every mortgage loan. Mortgage Capital may require a borrower to fund escrows or reserves for taxes, insurance, deferred maintenance, replacement reserves, tenant improvements and leasing commissions. In some cases, escrows or reserves may be required only after the occurrence of a triggering event such as an event of default or when certain debt service coverage ratio tests are not satisfied under the related mortgage loan. In some cases, in lieu of funding an escrow or reserve, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

      Servicing. Mortgage Capital currently contracts with third party servicers for servicing the mortgage loans that it originates. Mortgage Capital assesses third party servicers based upon the credit quality of the servicing institution as well as their current servicer ratings with nationally recognized rating organizations. The servicers may also be reviewed for their systems and reporting capabilities, collection procedures and ability to collect loan level data.

      Morgan Stanley Mortgage Capital Holdings LLC

      Morgan Stanley Mortgage Capital Holdings LLC, a New York limited liability company formed in March 2007 ("MSMCH") is a sponsor of this transaction and is one of the mortgage loan sellers. MSMCH is a successor to Morgan Stanley
Mortgage Capital, Inc. a New York corporation formed in 1984 ("MSMC"), which has been merged into MSMCH on June 15, 2007. MSMCH is an affiliate of the depositor, the swap counterparty and one of the underwriters and is a direct wholly-owned subsidiary of Morgan Stanley (NYSE: MS). Upon such merger, MSMCH has been continuing the business of MSMC. The executive offices of MSMCH are located at
1585 Broadway, New York, New York 10036, telephone number (212) 761-4000. MSMCH also has offices in Chicago, Illinois, Los Angeles, California, Irvine,
California, Alpharetta, Georgia, Dallas, Texas and Herndon, Virginia. MSMCH
originates and purchases commercial and multifamily mortgage loans primarily for securitization or resale. MSMCH also provides warehouse and repurchase financing to residential mortgage lenders, purchases residential mortgage loans for securitization or resale, or for its own investment, and acts as sponsor of residential mortgage loan securitizations. Neither MSMCH nor any of its affiliates currently acts as servicer of the mortgage loans in its securitizations. MSMCH (or its predecessor) originated or purchased all of the mortgage loans it is selling to us.

      MSMCH's Commercial Mortgage Securitization Program

      MSMCH (or its predecessor) has been active as a sponsor of securitizations of commercial mortgage loans since its formation. As a sponsor, MSMCH originates or acquires mortgage loans and either by itself or together with other sponsors or mortgage loan sellers, initiates the securitization of the mortgage loans by transferring the mortgage loans to a securitization depositor, including Morgan
Stanley Capital I Inc., or another entity that acts in a similar capacity. In coordination with its affiliate, Morgan Stanley & Co. Incorporated, and other underwriters, MSMCH works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction. MSMCH acts as sponsor and mortgage loan seller both in transactions in which it is the sole sponsor or mortgage loan seller and transactions in which other entities act as sponsor or mortgage loan seller. MSMCH's "IQ," "HQ" and "TOP" securitization programs typically involve multiple mortgage loan sellers.

      Substantially all mortgage loans originated or acquired by MSMCH are sold to securitizations as to which MSMCH acts as either sponsor or mortgage loan seller. Mortgage loans originated and securitized by MSMCH include both fixed rate and floating rate mortgage loans and both large mortgage loans and conduit mortgage loans (including those shown in the table below), and mortgage loans included in both public and private securitizations. MSMCH also originates subordinate and mezzanine debt which is generally not securitized. The following table sets forth information with respect to originations and securitizations of commercial and multifamily mortgage loans by MSMCH for the four years ending on
December 31, 2006.

                                     S-110

                                                 TOTAL MSMCH MORTGAGE LOANS   TOTAL MSMCH MORTGAGE LOANS
                      TOTAL MSMCH                SECURITIZED WITH AFFILIATED      SECURITIZED WITH        TOTAL MSMCH MORTGAGE LOANS
YEAR                MORTGAGE LOANS*                       DEPOSITOR           NON-AFFILIATED DEPOSITOR           SECURITIZED
------------------------------------------------------------------------------------------------------------------------------------
        (Approximate Amounts in Billions of $s)

2006                     16.9                                8.9                        1.9                         10.7
2005                     12.9                                8.2                        1.5                          9.6
2004                      7.7                                5.1                        1.3                          6.4
2003                      6.4                                3.5                        1.3                          4.8

________________________________

*     Includes all mortgage loans originated or purchased by MSMCH (or its predecessor) in the relevant year. Mortgage loans originated in a given year that were not securitized in that year generally were held for securitization in the following year.

      MSMCH's large mortgage loan program typically originates mortgage loans larger than $75 million, although MSMCH's conduit mortgage loan program also sometimes originates such large mortgage loans. MSMCH originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing and self storage properties. The largest property concentrations of MSMCH securitized loans have been in retail and office properties, and the largest geographic concentrations have been in California and New York.

      Underwriting Standards

      Conduit mortgage loans originated by MSMCH will generally be originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific mortgage loan. The underwriting criteria are general, and in many cases exceptions to one or more of these guidelines may be approved. Accordingly, no representation is made that every mortgage loan will comply in all respects with the criteria set forth below.

      The MSMCH credit underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, rent rolls, current and historical real estate taxes, and a review of tenant leases. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the mortgage loan. This analysis generally includes a review of historical financial statements (which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, and judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property collateral involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the MSMCH underwriting team visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility and visibility and demand generators. As part of its underwriting procedures, MSMCH also generally performs the procedures and obtains the third party reports or other documents described in this prospectus supplement under "Description of the Mortgage
Pool--Assessments of Property Value and Condition," "--Appraisals,"
"--Environmental Assessments," "--Property Condition Assessments," "--Seismic
Review Process" and "--Zoning and Building Code Compliance." MSMCH typically retains outside consultants to conduct its credit underwriting.

      Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from MSMCH and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms, or reject a mortgage loan.

      Debt Service Coverage Ratio and Loan-to-Value Ratio. MSMCH's underwriting standards generally require a minimum debt service coverage ratio of 1.20x and maximum loan-to-value ratio of 80%. However, these requirements constitute solely guidelines, and exceptions to these guidelines may be approved based on the individual characteristics of a mortgage loan. For example, MSMCH may originate a mortgage loan with a lower debt service coverage ratio or higher loan-to-value ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, MSMCH's judgment of improved property performance in the future and/or other relevant factors. In addition, with respect to certain mortgage loans originated by MSMCH there may exist subordinate debt secured by the related mortgaged property

                                     S-111

and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

      The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each mortgage loan as reported in this prospectus supplement and Appendix II may differ from the amount calculated at the time of origination. In addition, MSMCH's underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See "Description of the Mortgage
Pool" in this prospectus supplement.

      Escrow Requirements. MSMCH often requires a borrower to fund various escrows for taxes and insurance, and may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied.
In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. MSMCH conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by MSMCH.

      Servicing

      MSMCH currently contracts with third party servicers for servicing the mortgage loans that it originates or acquires. Third party servicers are assessed based upon the credit quality of the servicing institution. The servicers may be reviewed for their systems and reporting capabilities, review of collection procedures and confirmation of servicers' ability to provide loan-level data. In addition, MSMCH may conduct background checks, meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis.

      The information set forth herein concerning MSMCH has been provided by
MSMCH. None of the Trustee, the Paying Agent, the underwriters nor any other person other than MSMCH makes any representation or warranty as to the accuracy or completeness of such information.

      National City Bank

      National City Bank, a national banking association ("National City Bank"), is one of the mortgage loan sellers. National City Bank originated and underwrote all of the mortgage loans it is selling to us. National City Bank is a wholly-owned subsidiary of National City Corporation (NYSE: NCC). The principal office of National City Bank's commercial mortgage origination division is located at 1900 East Ninth Street, Cleveland, Ohio 44114, and its
telephone number is (216) 222-2000. National City Bank is engaged in a general commercial and retail banking, mortgage financing and servicing, consumer finance and asset management business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. National City Bank is a national banking association chartered by the
Office of the Comptroller of the Currency (the "OCC") and is subject to the regulation, supervision and examination of the OCC.

THE DEPOSITOR

      Morgan Stanley Capital I Inc., the Depositor, is a direct wholly-owned subsidiary of Morgan Stanley and was incorporated in the State of Delaware on
January 28, 1985. The principal executive offices of Morgan Stanley Capital I
Inc. are located at 1585 Broadway, 37th Floor, New York, New York 10036. Its
telephone number is (212) 761-4000. Morgan Stanley Capital I Inc. does not have, nor is it expected in the future to have, any significant assets and is not engaged in any activities except those related to the securitization of assets.

      The Depositor was formed for the purpose of acting as a depositor in asset backed securities transactions. During the period commencing January 1, 2002 and terminating December 31, 2006, the Depositor acted as depositor with respect to commercial and multifamily mortgage loan securitization transactions, in an aggregate amount of $49,447,086,987. MSMCH (or its predecessor) has acted as a sponsor or co-sponsor of all of such

                                     S-112

transactions and contributed a substantial portion of the mortgage loans in such transactions, with the remainder having been contributed by numerous other loan sellers. The Depositor has also acted as depositor with respect to numerous securitizations of residential mortgage loans.

      Morgan Stanley Capital I Inc. will have minimal ongoing duties with respect to the offered certificates and the mortgage loans. The Depositor's duties will include, without limitation, (i) to appoint a successor trustee in the event of the resignation or removal of the trustee, (ii) to provide information in its possession with respect to the certificates to the paying agent to the extent necessary to perform REMIC tax administration, (iii) to indemnify the trustee, the paying agent and trust for any liability, assessment or costs arising from the Depositor's bad faith, negligence or malfeasance in providing such information, (iv) to indemnify the trustee and the paying agent against certain securities laws liabilities, and (v) to sign or to contract with the master servicer to sign any annual report on Form 10-K, including the certification therein required under the Sarbanes-Oxley Act, and any distribution reports on Form 10-D and Current Reports on Form 8-K required to be filed by the trust. The Depositor is required under the Underwriting Agreement to indemnify the Underwriters for, or to contribute to losses in respect of, certain securities law liabilities.

      The information set forth herein concerning the Depositor has been provided by the Depositor. None of the Trustee, the Paying Agent, the
underwriters nor any other person other than the Depositor makes any representation or warranty as to the accuracy or completeness of such information.

THE ISSUING ENTITY

      The issuing entity with respect to the offered certificates will be the
Morgan Stanley Capital I Trust 2007-IQ15 (the "Trust"). The Trust is a New York
common law trust that will be formed on the Closing Date pursuant to the Pooling and Servicing Agreement. The only activities that the Trust may perform are those set forth in the Pooling and Servicing Agreement, which are generally limited to owning and administering the mortgage loans (or the Serviced Loan
Groups, as applicable) and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and other activities described in this prospectus supplement. Accordingly, the Trust may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Certificate Account and other accounts maintained under the Pooling and
Servicing Agreement in certain short-term high-quality investments. The Trust may not lend or borrow money, except that the master servicers and the trustee may make Advances of delinquent monthly debt service payments and servicing
Advances to the Trust, but only to the extent it deems such Advances to be recoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The Pooling and Servicing
Agreement may be amended as set forth in this prospectus supplement under
"Description of the Offered Certificates--Amendments to the Pooling and
Servicing Agreement." The Trust administers the mortgage loans through the trustee, the paying agent, the master servicers and the special servicers. A discussion of the duties of the trustee, the paying agent, the master servicers and the special servicers, including any discretionary activities performed by each of them, is set forth in this prospectus supplement under "Transaction
Parties--The Trustee and Custodian," "--The Paying Agent, Certificate Registrar
and Authenticating Agent," "--The Master Servicers," and "--The Special
Servicers" and under "Servicing of the Mortgage Loans."

      The only assets of the Trust other than the mortgage loans and any REO
Properties are the Certificate Account and other accounts maintained pursuant to the Pooling and Servicing Agreement and the short-term investments in which funds in the Certificate Account and other accounts are invested. The Trust has no present liabilities, but has potential liability relating to ownership of the mortgage loans and any REO Properties, and the other activities described in this prospectus supplement, and indemnity obligations to the trustee, the paying agent, the custodian, the master servicers and the special servicers. The fiscal year of the Trust is the calendar year. The Trust has no executive officers or board of directors and acts through the trustee, the paying agent, the master servicers and the special servicers.

      The Depositor is contributing the mortgage loans to the Trust. The
Depositor is purchasing the mortgage loans from the mortgage loan sellers, as described in this prospectus supplement under "Description of the Mortgage
Pool--Sale of the Mortgage Loans" and "--Representations and Warranties."

      Because the Trust is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a "business trust" for purposes of the federal bankruptcy laws. Bankruptcy courts

                                     S-113

look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the trust would be characterized as a "business trust." The Depositor has been formed as a bankruptcy remote special purpose entity. In connection with the sale of the mortgage loans from each mortgage loan seller to the Depositor and from the
Depositor to the trust, certain legal opinions are required. Those opinions to the extent relating to an entity subject to the Bankruptcy Code are generally analogous to the following:

      (1)   If such mortgage loan seller were to become a debtor in a properly presented case under Title 11 of the United States Code (the
            "Bankruptcy Code"), a federal bankruptcy court, would determine that
            (i) (a) a transfer of the mortgage loans by the related mortgage loan seller to the Depositor (including collection thereon) in the form and manner set forth in the related Mortgage Loan Purchase
            Agreement would constitute a true sale or absolute transfer of such mortgage loans (including the collections thereon), rather than a borrowing by the related mortgage loan seller from the Depositor secured by those mortgage loans, so that those mortgage loans
            (including the collections thereon) would not be property of the estate of the related mortgage loan seller under Section 541(a) of the Bankruptcy Code, and thus (b) the Depositor's rights to the related mortgage loans (including the collections thereon) would not be impaired by the operation of the Bankruptcy Code; and

      (2)   If the Depositor were to become a debtor in a properly presented case under the Bankruptcy Code, a federal bankruptcy court would determine (i) (a) a transfer of the related mortgage loans by the
            Depositor to the trust (including the collections thereon) in the form and manner set forth in the Pooling and Servicing Agreement would constitute a true sale or absolute transfer of those mortgage loans (including the collections thereon), rather than a borrowing by the Depositor from the trust secured by those mortgage loans, so that those mortgage loans (including the collections thereon) would not be property of the estate of the Depositor under Section 541(a)
            of the Bankruptcy Code, and thus (b) the trust's rights to the related mortgage loans (including the collections thereon) would not be impaired by the operation of the Bankruptcy Code.

      Such legal opinions are based on numerous assumptions, and there can be no assurance that all of such assumed facts are true, or will continue to be true.
Moreover, there can be no assurance that a court would rule as anticipated in the foregoing legal opinions. Accordingly, although the transfer of the underlying mortgage loans from each mortgage loan seller to the Depositor and from the Depositor to the Trust has been structured as a sale, there can be no assurance that the sale of the underlying mortgage loans will not be recharacterized as a pledge, with the result that the Depositor or Trust would be deemed to be a creditor of the related mortgage loan seller rather than an owner of the mortgage loans. See "Risk Factors--The Mortgage Loan Sellers Are
Subject To Bankruptcy Or Insolvency Laws That May Affect The Trust's Ownership
Of The Mortgage Loans" in this prospectus supplement.

THE TRUSTEE AND CUSTODIAN

      Wells Fargo Bank, National Association ("Wells Fargo Bank") will act as the trustee (in such capacity, the "trustee"). Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $482 billion in assets, 23 million customers and 158,000 employees as of December 31, 2006,
Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United
States. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services.
The Depositor, the Sponsors, the Mortgage Loan Sellers, the Master Servicers and
the Special Servicers may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. The corporate trust office of the trustee is located at 9062 Old Annapolis Road, Columbia, Maryland 21045, Attn:
Corporate Trust Services (CMBS) Morgan Stanley Capital I Trust 2007-IQ15. As
compensation for the performance of its duties as trustee, Wells Fargo Bank,
N.A. will be paid a portion of the monthly Trustee Fee as set forth in the
Pooling and Servicing Agreement.

      Wells Fargo Bank has provided corporate trust services since 1934. Wells
Fargo Bank acts as trustee with respect to a variety of transactions and asset types including corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations. As of December 31, 2006, Wells
Fargo Bank was acting as trustee on over 285 series of commercial mortgage-backed securities with an aggregate principal balance of over $290 billion.

                                     S-114

      In its capacity as trustee on commercial mortgage securitizations, Wells
Fargo Bank is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, Wells Fargo has not been required to make an advance on a commercial mortgage-backed securities transaction.

      Wells Fargo Bank's assessment of compliance with applicable servicing criteria for the twelve months ended December 31, 2006, furnished pursuant to
Item 1122 of Regulation AB, discloses that it was not in compliance with the
1122(d)(3)(i) servicing criterion during that reporting period. The assessment of compliance indicates that certain monthly investor or remittance reports included errors in the calculation and/or the reporting of delinquencies for the related pool assets, which errors may or may not have been material, and that all such errors were the result of data processing errors and/or the mistaken interpretation of data provided by other parties participating in the servicing function. The assessment further states that all necessary adjustments to Wells
Fargo Bank's data processing systems and/or interpretive clarifications have been made to correct those errors and to remedy related procedures. Despite the fact that the platform of transactions to which such assessment of compliance relates included commercial mortgage-backed securities transactions, the errors described above did not occur with respect to any such commercial mortgage-backed securities transactions.

      Wells Fargo Bank is acting as custodian of the mortgage loan files pursuant to the Pooling and Servicing Agreement. In that capacity, Wells Fargo
Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the Certificateholders. Wells
Fargo Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction and/or issuer. Wells
Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains its commercial document custody facilities in Minneapolis, Minnesota. As of December 31, 2006, Wells Fargo Bank
was acting as custodian of more than 43,000 commercial mortgage loan files.

      The trustee is at all times required to be, and will be required to resign if it fails to be, (i) an institution insured by the FDIC, (ii) a corporation, national bank or national banking association, organized and doing business under the laws of the United States of America or any state, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority and (iii) an institution whose short-term debt obligations are at all times rated not less than "A-1" (without regard to plus or minus) by S&P and "F-1" by Fitch and whose long-term senior unsecured debt is at all times rated not less than "A+" by S&P and "AA-" by Fitch, or a rating otherwise acceptable to the Rating Agencies as evidenced by a confirmation from each Rating Agency that such trustee will not cause a downgrade, withdrawal or qualification of the then current ratings of any class of certificates. See
"Description of the Offered Certificates--Distributions--Fees and Expenses" in
this prospectus supplement and "Description of the Pooling and Servicing
Agreements--Duties of the Trustee," "Description of the Pooling and Servicing
Agreements--Regarding the Fees, Indemnities and Powers of the Trustee" and
"Description of the Pooling and Servicing Agreements--Resignation and Removal of
the Trustee" in the prospectus.

      The information set forth herein concerning Wells Fargo Bank has been provided by Wells Fargo Bank. None of the Depositor, the underwriters nor any other person other than Wells Fargo Bank makes any representation or warranty as to the accuracy or completeness of such information.

      Duties of the Trustee

      The trustee will make no representations as to the validity or sufficiency of the Pooling and Servicing Agreement, the certificates or any asset or related document and is not accountable for the use or application by the Depositor or a master servicer or a special servicer of any of the certificates or any of the proceeds of the certificates, or for the use or application by the Depositor or a master servicer or a special servicer of funds paid in consideration of the assignment of the mortgage loans to the trust or deposited into any fund or account maintained with respect to the certificates or any account maintained pursuant to the Pooling and Servicing Agreement or for investment of any such amounts. If no Event of Default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the Pooling and Servicing Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine the documents and to determine whether they conform to the requirements of the Pooling and Servicing Agreement. The trustee is required to notify Certificateholders of any termination of a master servicer or a special

                                     S-115

servicer or appointment of a successor to a master servicer or a special servicer. The trustee will be obligated to make any Advance required to be made, and not made, by the applicable master servicer under the Pooling and Servicing
Agreement; provided that the trustee will not be obligated to make any Advance that it deems in its business judgment to be a nonrecoverable advance. The trustee will be entitled, but not obligated, to rely conclusively on any determination by a master servicer or a special servicer, solely in the case of
Servicing Advances, that an Advance if made, would be a nonrecoverable advance.
The trustee will be entitled to reimbursement for each Advance made by it in the same manner and to the same extent as, but prior to, the master servicer. See
"Description of the Offered Certificates--Advances" in this prospectus supplement.

      In addition to having express duties under the Pooling and Servicing
Agreement, the trustee, as a fiduciary, also has certain duties unique to fiduciaries under applicable law. In general, the trustee will be subject to certain federal laws and, because the Pooling and Servicing Agreement is governed by New York law, certain New York state laws. As a national bank acting in a fiduciary capacity, the trustee will, in the administration of its duties under the Pooling and Servicing Agreement, be subject to certain regulations promulgated by the Office of the Comptroller of the Currency, specifically those set forth in Chapter 12, Part 9 of the Code of Federal Regulations. New York
common law has required fiduciaries of common law trusts formed in New York to perform their duties in accordance with the "prudent person" standard, which, in this transaction, would require the trustee to exercise such diligence and care in the administration of the trust as a person of ordinary prudence would employ in managing his own property. However, under New York common law, the application of this standard of care can be restricted contractually to apply only after the occurrence of a default. The Pooling and Servicing Agreement provides that the trustee is subject to the prudent person standard only for so long as an event of default has occurred and remains uncured.

      Matters Regarding the Trustee

      The trustee and its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons shall have not any liability to the trust or the Certificateholders arising out of or in connection with the Pooling and Servicing Agreement, except for their respective negligence or willful misconduct.

      The trustee and each of its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons are entitled to indemnification from the trust for any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action or performance of obligations or exercise of rights incurred without negligence or willful misconduct on their respective parts, arising out of, or in connection with the Pooling and Servicing Agreement, the mortgage loans, the certificates and the acceptance or administration of the trusts or duties created under the Pooling and Servicing Agreement (including, without limitation, any unanticipated loss, liability or expense incurred in connection with any action or inaction of any master servicer, any special servicer or the
Depositor but only to the extent the trustee is unable to recover within a reasonable period of time such amount from such third party pursuant to the
Pooling and Servicing Agreement), including the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder and the trustee and each of its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons shall be entitled to indemnification from the trust for any unanticipated loss, liability or expense incurred in connection with the provision by it of the reports required to be provided by it pursuant to the Pooling and Servicing Agreement.

      Resignation and Removal of the Trustee

      The trustee may at any time resign from its obligations and duties under the Pooling and Servicing Agreement by giving written notice to the Depositor, the master servicers, if any, the Rating Agencies and all Certificateholders.
Upon receiving the notice of resignation, the Depositor is required promptly to appoint a successor trustee meeting the requirements set forth above. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

      If at any time (i) the trustee shall cease to be eligible to continue as trustee under the Pooling and Servicing Agreement, or (ii) the trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the trustee or of its property shall be appointed, or any public officer shall take charge or control of the

                                     S-116

trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or (iii) a tax is imposed or threatened with respect to the trust or any REMIC by any state in which the trustee or the trust held by the trustee is located solely because of the location of the trustee in such state (provided, that, if the trustee agrees to indemnify the trust for such taxes, it shall not be removed pursuant to this clause (iii)), or (iv) the continuation of the trustee as such would result in a downgrade, qualification or withdrawal of the rating by the Rating Agencies of any class of certificates with a rating as evidenced in writing by the Rating Agencies, or (v) if the trustee fails to perform (or acts with negligence, bad faith, or willful misconduct in performing) any of its Exchange Act reporting or Regulation AB obligations under the Pooling and Servicing Agreement (other than the failure to file any Exchange Act report due to the non-receipt of the Exchange Act reportable information from the applicable master servicer or special servicer), then Morgan Stanley Capital I Inc. may remove the trustee and appoint a successor trustee meeting the eligibility requirements set forth above. In the case of removal under clauses (i), (ii), (iii), (iv) and (v) above, the trustee shall bear all such costs of transfer. Holders of the certificates entitled to more than 50% of the voting rights may at any time remove the trustee for cause and appoint a successor trustee.

      Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee meeting the eligibility requirements set forth above. Upon any succession of the trustee, the predecessor trustee will be entitled to the payment of compensation and reimbursement agreed to under the Pooling and
Servicing Agreement for services rendered and expenses incurred. The Pooling and
Servicing Agreement provides that expenses relating to resignation of the trustee or any removal of the trustee for cause will be required to be paid by the trustee, and expenses relating to the removal of the trustee without cause will be paid by the parties effecting such removal.

      If the trustee resigns or is terminated or removed, then any and all costs and expenses associated with transferring the duties of the trustee to a successor trustee, including those associated with the transfer of mortgage files and other documents and statements held by the predecessor trustee to the successor trustee, are to be paid:

      (a)   by the predecessor trustee, if such predecessor trustee has resigned or been removed for cause, including by the Depositor in accordance with the Pooling and Servicing Agreement;

      (b)   by the Certificateholders that effected the removal, if the predecessor trustee has been removed without cause by such
            Certificateholders; and

      (C)   out of the trust assets, if such costs and expenses are not paid by the predecessor trustee, as contemplated by the immediately preceding clause (a), within a specified period after they are incurred (except that such predecessor trustee will remain liable to the trust for those costs and expenses).

      Trustee Compensation

      As compensation for the performance of its duties as trustee, Wells Fargo
Bank will be paid the monthly Trustee Fee. The Trustee Fee is an amount equal to, in any month, the product of the portion of a rate equal to 0.00095% per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each mortgage loan for such month, and the
Scheduled Principal Balance of each mortgage loan. A portion of the Trustee Fee is payable to the paying agent. In addition, the trustee will be entitled to recover from the trust fund all reasonable unanticipated expenses and disbursements incurred or made by the trustee in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine expenses incurred in the ordinary course of performing its duties as trustee under the Pooling and Servicing Agreement, and not including any expense, disbursement or advance as may arise from its negligence or bad faith.

THE PAYING AGENT, CERTIFICATE REGISTRAR AND AUTHENTICATING AGENT

      U.S. Bank National Association ("U.S. Bank") will initially serve as paying agent, certificate registrar and authenticating agent for purposes of recording and otherwise providing for the registration of the offered certificates and of transfers and exchanges of the definitive certificates, if issued, and as authenticating agent of the certificates. U.S. Bank is an affiliate of PCF II, one of the sponsors and the mortgage loan sellers. See
"--The Sponsors, Mortgage Loan Sellers and Originators--Principal Commercial
Funding II, LLC."

                                     S-117

      U.S. Bank is a national banking association and a wholly-owned subsidiary of U.S. Bancorp, which is currently ranked as the sixth largest bank holding company in the United States with total assets exceeding $221 billion as of
March 31, 2007. As of March 31, 2007, U.S. Bancorp serves approximately 14.2 million customers, operates 2,498 branch offices in 24 states and has over
50,000 employees. A network of specialized U.S. Bancorp offices across the nation, inside and outside its 24-state footprint, provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

      U.S. Bank has one of the largest corporate trust businesses in the country with offices in 46 U.S. cities. The Pooling and Servicing Agreement will be administered from U.S. Bank's corporate trust office located at One Federal
Street, Corporate Trust Services - 3rd Floor, Boston, MA 02110, Attention:
Morgan Stanley 2007-IQ15.

      U.S. Bank has provided corporate trust services since 1924. As of March
31, 2007, U.S. Bank was acting as trustee or paying agent with respect to over
81,000 issuances of securities with an aggregate outstanding principal balance of over $2.2 trillion. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

      U.S. Bank will act as paying agent under the Pooling and Servicing
Agreement. The paying agent shall make each monthly statement available to the holders via the paying agent's internet website at http://www.usbank.com/abs.
Holders with questions may direct them to the paying agent's bondholder services group at 800-934-6802.

      U.S. Bank has provided securities administration services since 1987. As of March 31, 2007, U.S. Bank was acting as paying agent with respect to over 223 issuances of securities with an aggregate outstanding principal balance of approximately $28,349,000,000. U.S. Bank has acted as paying agent of commercial mortgage backed securitizations since 1993.

      Pursuant to the terms of the pooling and servicing agreement, the paying agent will be responsible for calculating and making allocations and distributions to holders.

      U.S. Bank's procedures for performing its duties as required by the
Pooling and Servicing Agreement are set forth as follows:

      A U.S. Bank analyst (an "Analyst") will review the relevant executed legal transaction documents for this transaction (collectively, the "Documents") and program the distribution module of U.S. Bank's cash-flow modeling system (the
"System") to provide the necessary calculations for this transaction. The programming will consist of modeling all collection and withdrawal activity that will take place in all of the trust accounts for this transaction and modeling the payment priorities (the disbursement of cash) to the certificateholders and various other parties. All trigger events set forth in the Documents will be modeled without regard to probability of occurrence.

      Prior to the first distribution to the certificateholders, a supervisor for the transaction (the "Supervisor") will create an independent review spreadsheet, which will be based on the Documents and will be processed each month and compared to the System model output. The Supervisor will also review the content of the certificateholder statements prior to the first distribution date to ensure that all information required by the Documents is present and correct.

      The entire distribution program will undergo a line-by-line formula review by the Supervisor prior to the sixth month of distributions, and in no event later than the earliest date a trigger event could occur. The Supervisor's responsibility is to make sure that the program is consistent with the terms and payment priorities set forth in the Documents and that the certificateholders statement includes all items required to be reported by the Documents.

      On a monthly basis, an Analyst will obtain from the Master Servicers a file containing the payment activity for the related collection period on a loan-by-loan basis. The loan file will be converted to a database format and loaded into the System program. Prior to processing, the loan data will be reviewed to determine the reasonableness of the data based on loan level data received with respect to the cut-off date or the most recent collection period.
Once the loan data is confirmed with the Master Servicers, the Analyst will input several aggregate amounts into a System database and begin processing the distributions through the System.

                                     S-118

      To the extent U.S. Bank is required by the Documents to re-compute any loan-data elements supplied by the Master Servicers, U.S. Bank will do so based on information received from the underwriter or the Master Servicers. U.S. Bank will identify all discrepancies and bring them to the attention of the Master
Servicers for resolution. If all discrepancies are not resolved by the date required in the Documents, U.S. Bank will deliver a discrepancy memorandum to the Master Servicers.

      The distribution reports will be reviewed by the Analyst and then by the
Supervisor using a transaction-specific review spreadsheet. Any corrections identified by the Supervisor will be corrected by the Analyst and reviewed by the Supervisor. The Supervisor also will be responsible for the timely delivery of reports to the administration unit for processing all cashflow items.

      In the past three years, the paying agent has not made material changes to the policies and procedures of its securities administration services for commercial mortgage-backed securities. However, the paying agent acquired the securities administration business of State Street Bank and Trust Company in
2002, and prior to January 1, 2006, the officers and employees in the office of the paying agent acquired from State Street used slightly different procedures than those set forth above to review the data for each certificateholder statement. Instead of creating an independent spreadsheet for review, a
Supervisor reviewed each line of a proposed certificateholder holder statement prior to its distribution. As of January 1, 2006, all offices of the paying agent will use the procedures set forth above.

      The paying agent and each of its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons are entitled to indemnification from the trust for any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action or performance of obligations or exercise of rights incurred without negligence or willful misconduct on their respective parts, arising out of, or in connection with the Pooling and Servicing Agreement, the mortgage loans, the certificates and the acceptance or administration of the trusts or duties created under the Pooling and Servicing Agreement (including, without limitation, any unanticipated loss, liability or expense incurred in connection with any action or inaction of any master servicer, any special servicer or the
Depositor but only to the extent the paying agent is unable to recover within a reasonable period of time such amount from such third party pursuant to the
Pooling and Servicing Agreement), including the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder and the paying agent and each of its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons shall be entitled to indemnification from the trust for any unanticipated loss, liability or expense incurred in connection with the provision by it of the reports required to be provided by it pursuant to the Pooling and Servicing Agreement.

      The information set forth in this prospectus supplement concerning U.S.
Bank has been provided by U.S. Bank. None of the Depositor, the Trustee, the
master servicers, the special servicers, the underwriters nor any other person other than U.S. Bank makes any representation or warranty as to the accuracy or completeness of such information.

THE MASTER SERVICERS

      Certain of the duties of the master servicers and the provisions of the
Pooling and Servicing Agreement are set forth in this prospectus supplement under "Servicing of the Mortgage Loans." The manner in which collections on the mortgage loans are to be maintained is described under "Description of the
Agreements--Collection and Other Servicing Procedures" and "--Certificate
Account and Other Collection Accounts" in the accompanying prospectus. The advance obligations of the master servicers are described in this prospectus supplement under "Description of the Offered Certificates--Advances." Certain
terms of the Pooling and Servicing Agreement regarding the master servicers'
removal, replacement, resignation or transfer are described in this prospectus supplement under "--Events of Default" and in the prospectus under "Description of the Agreements--Matters Regarding a Master Servicer and the Depositor."
Certain limitations on the master servicers' liability under the Pooling and
Servicing Agreement are described under "Description of the Agreements--Matters
Regarding a Master Servicer and the Depositor" in the prospectus and under
"Servicing of the Mortgage Loans--General" in this prospectus supplement.

      The master servicers may appoint one or more sub-servicers to perform all or any portion of their respective duties under the Pooling and Servicing
Agreement, as described under "Servicing of the Mortgage Loans--General" and
"Transaction Parties--The Primary Servicers" in this prospectus supplement and under "Description of the

                                     S-119

Agreements--Sub-Servicers" in the accompanying prospectus; provided that following the Closing Date no master servicer may appoint a sub-servicer without the Depositor's prior consent to the extent set forth in the Pooling and
Servicing Agreement, which consent may not be unreasonably withheld. Each master servicer monitors and reviews the performance of sub-servicers appointed by it.

      The information set forth in this prospectus supplement concerning the master servicers has been provided by them.

      Capmark Finance Inc.

      Capmark will act as master servicer with respect to the mortgage loans (or the Serviced Loan Groups, as applicable), other than the mortgage loans sold to the trust by Prudential Mortgage Capital Funding, LLC. Capmark's servicing offices are located at 116 Welsh Road, Horsham, Pennsylvania 19044 and its
telephone number is (215) 328-1258.

      Capmark is a California corporation and has been servicing commercial and multifamily mortgage loans in private label commercial mortgage-backed securities transactions since 1995. As of December 31, 2006, Capmark was the master servicer and/or primary of a portfolio of multifamily and commercial loans in commercial mortgage-backed securities transactions in the United States totaling approximately $135.3 billion in aggregate outstanding principal balance.

      The table below contains information on the size and growth of the portfolio of commercial and multifamily loans in commercial mortgage-backed securities transactions in the United States from 2004 to 2006 in respect of which Capmark has acted as master and/or primary servicer.

                                YEAR (AMOUNTS IN $ BILLIONS)
                              ------------------------------

                               2004        2005         2006
                              -----       -----        -----
CMBS (US)................     100.2       122.4        135.3
Other....................      97.0       102.8        131.5
                              -----       -----        -----
   TOTAL.................     197.2       225.2        266.8
                              =====       =====        =====

      Capmark has developed policies and procedures for the performance of its master servicing obligations in compliance with applicable servicing agreements, and the applicable servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act. These policies and procedures include, among other things, sending delinquency notices for loans prior to servicing transfer.

      No master servicer event of default has occurred in a securitization transaction involving commercial mortgage loans in which Capmark was acting as master servicer, as a result of any action or inaction of Capmark as master servicer, including a result of Capmark's failure to comply with the applicable servicing criteria in connection with any securitization transaction.

      GMAC Commercial Mortgage Corporation legally changed its name to Capmark
Finance Inc. in May 2006. Capmark Finance Inc. is a wholly owned subsidiary of
Capmark Financial Group Inc. ("Capmark Financial Group"), which is majority owned by an entity controlled by affiliates of Kohlberg Kravis Roberts & Co.
L.P., Five Mile Capital Partners LLC and Goldman Sachs Capital Partners. The
minority owners of Capmark Financial Group consists of GMAC Mortgage Group, Inc.
and certain directors and officers of Capmark Financial Group and its subsidiaries.

      Capmark Servicer Ireland Limited (formerly known as GMAC Commercial
Mortgage Servicing (Ireland) Limited) opened in January 2000 and is headquartered in Mullingar, Ireland. The Irish unit is engaged in servicing all
European loans and deals and, as a general matter, provides certain back office functions for Capmark's portfolio in the United States.

      Capmark Overseas Processing India Private Limited opened in September 2002 and was acquired by Capmark in July 2003. Capmark Overseas Processing India
Private Limited is located in Hyderabad (Andra Pradesh), India and provides certain back office functions for Capmark's portfolio in the United States.

                                     S-120

      Each of Capmark Servicer Ireland Limited and Capmark Overseas Processing
India Private Limited report to the same managing director of Capmark.

      From time-to-time Capmark and its affiliates are parties to lawsuits and other legal proceedings arising in the ordinary course of business. Capmark does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service as master servicer.

      The information set forth herein concerning Capmark has been provided by
Capmark. None of the Depositor, the Trustee, the Paying Agent, the underwriters nor any other person other than Capmark makes any representation or warranty as to the accuracy or completeness of such information.

      Prudential Asset Resources, Inc.

      Prudential Asset Resources, Inc. ("PAR"), a Delaware corporation, will act as the master servicer with respect to those pooled mortgage loans sold by
Prudential Mortgage Capital Funding, LLC to the depositor for deposit into the trust fund, other than The Tower mortgage loan. Prudential Asset Resources, Inc.
will not service The Tower mortgage loan under the pooling and servicing agreement but will service The Tower mortgage loan and the related non-pooled pari passu note as a master servicer under the 2006-PWR14 pooling and servicing agreement. PAR is a wholly owned subsidiary of PMCC, which is an indirect subsidiary of Prudential Financial, Inc. and an affiliate of Prudential Mortgage
Capital Company, LLC, one of the originators. PAR is an affiliate of Prudential
Mortgage Capital Funding, LLC, a sponsor and one of the mortgage loan sellers.
PAR's principal offices are located at 2200 Ross Avenue, Suite 4900E, Dallas, TX
75201. PAR, which has been servicing commercial real estate mortgage loans, agricultural loans and single-family mortgages since March 2001, services commercial mortgage loan portfolios for a variety of Prudential companies, as well as for CMBS transactions, Fannie Mae and FHA.

      PAR has policies and procedures for the performance of its master servicing obligations in compliance with applicable servicing agreements.
Recently, PAR has modified some of its policies and procedures to conform to the servicing criteria set forth in Item 1122 of Regulation AB and in connection with the transition of its servicing system to a Strategy platform, which is widely used in the commercial mortgage loan servicing industry. From time to time PAR and its affiliates are parties to lawsuits and other legal proceedings arising in the ordinary course of business. PAR does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service as master servicer.

      PAR is a rated master and primary servicer by S&P and Fitch and has been approved to be a master and primary servicer in transactions rated by Moody's.
There have been no material non-compliance or default issues for PAR in its servicing of CMBS loans. PAR's portfolio of serviced loans has grown substantially, as shown by the table below which indicates the aggregate outstanding principal balance of loans serviced by PAR as of the respective year-end:

COMMERCIAL MORTGAGE LOANS            2006               2005               2004
-------------------------      ----------------   ----------------   ----------------

CMBS                           $ 11,355,139,141   $  9,031,936,108   $  6,820,173,095
Total                          $ 50,035,453,930   $ 46,502,619,927   $ 44,396,359,820

      The information set forth in this prospectus supplement concerning PAR has been provided by PAR. None of the Depositor, the Trustee, the Paying Agent, the
underwriters nor any other person other than PAR makes any representation or warranty as to the accuracy or completeness of such information.

THE PRIMARY SERVICERS

      Principal Global Investors, LLC

      Principal Global Investors, LLC ("PGI") will act as primary servicer with respect to the mortgage loans sold to the Depositor by Principal Commercial
Funding II, LLC. PGI, a Delaware limited liability company, is a wholly owned subsidiary of Principal Life Insurance Company. PGI is the parent of Principal
Commercial Funding, LLC, which owns a 49% interest in Principal Commercial
Funding II, LLC. The principal servicing offices of PGI are located at 801 Grand
Avenue, Des Moines, Iowa 50392.

                                     S-121

      PGI is ranked "Above Average" as a primary servicer and a special servicer of commercial real estate loans by S&P. PGI has extensive experience in servicing commercial real estate mortgage loans. PGI has been engaged in the servicing of commercial mortgage loans since 1970 and commercial mortgage loans originated for securitization since 1998.

      As of June 30, 2007, PGI was responsible for servicing approximately 3,409 commercial and multifamily mortgage loans, with an aggregate outstanding principal balance of approximately $26.2 billion. The portfolio of loans serviced by PGI includes commercial mortgage loans included in commercial mortgage-backed securitizations, portfolio loans and loans serviced for non-affiliated clients. The portfolio consists of multifamily, office, retail, industrial, warehouse and other types of income-producing properties. PGI services loans in most states throughout the United States.

      As of June 30, 2007, PGI was a primary servicer in approximately 49 commercial mortgage-backed securitization transactions, servicing approximately
1,724 loans with an aggregate outstanding principal balance of approximately
$12.9 billion.

      PGI will enter into a servicing agreement with the master servicer to service the commercial mortgage loans sold to the Depositor by Principal
Commercial Funding II, LLC and will agree, pursuant to such servicing agreement, to service such mortgage loans in accordance with the servicing standard. PGI's responsibilities will include, but are not limited to:

      o     collecting payments on the loans and remitting such amounts, net of certain fees to be retained by PGI as servicing compensation and certain other amounts, including escrow and reserve funds, to the master servicer;

      o     providing certain CMSA reports to the master servicer;

      o     processing certain borrower requests (and obtaining, when required, consent of the master servicer and/or special servicer, as applicable); and

      o     handling early stage delinquencies and collections; provided that servicing of defaulted loans is transferred from PGI to the special servicer, as required pursuant to the terms of the pooling and servicing agreement.

      PGI has developed policies, procedures and controls for the performance of primary servicing obligations consistent with applicable servicing agreements and servicing standards.

      The information set forth in this prospectus supplement concerning PGI has been provided by PGI and Principal Commercial Funding II, LLC. None of the
Depositor, the Trustee, the Paying Agent, the underwriters nor any other person other than PGI and Principal Commercial Funding II, LLC makes any representation or warranty as to the accuracy or completeness of such information.

      Capstone Realty Advisors, LLC

      Capstone Realty Advisors, LLC ("Capstone") will act as primary servicer with respect to the mortgage loans transferred to the Depositor by National City
Bank. Capstone, an affiliate of National City Bank, is an Ohio limited liability company formed in 1998. Capstone is engaged in the business of originating and processing applications for mortgage loans to be secured by mortgages, deeds of trust or deeds to secure debt on multifamily and commercial mortgaged properties. Such mortgage loans include loans insured by HUD, FHLMC or GNMA, mortgage loans made by insurance company lenders and mortgage loans funded by conduits or affiliates for inclusion in commercial mortgage-backed securitized transactions. Capstone retains servicing on such mortgage loans but in the case of securitized mortgage loans, such servicing is limited to primary servicing or subservicing under subservicing agreements executed with a master servicer.

      Since its inception in 1998, Capstone has serviced commercial and multifamily mortgage loans for HUD, FHLMC, GNMA, insurance companies and several conduit lenders. It has in the past served as a master servicer for commercial mortgage-backed securitized mortgage loans which are part of a commercial mortgage-backed security transaction but now serves only as a primary servicer in those transactions.

                                     S-122

      As of March 31, 2007, Capstone's portfolio of commercial mortgage-backed securitized mortgage loans ("CMBS Loans") similar to the mortgage loans contained in this transaction was 130 mortgage loans under 42 subservicing agreements with an outstanding principal balance of approximately $964,000,000.
This represents growth from one subservicing agreement in 2001 to the present numbers.

      Capstone has a staff of 25 employees dedicated solely to servicing commercial mortgage loans. Two of these employees are dedicated to CMBS Loans.
The Chief Operating Officer of Capstone is in charge of all servicing and is assisted by a National Servicing Manager. Each of these employees has over 18 years of experience in servicing commercial mortgage loans, including CMBS
Loans.

      Capstone has a manual of policy and procedures for servicing of commercial and multifamily mortgage loans and all employees are required to be familiar and to comply with those policies and procedures. Capstone has a quality control person whose responsibility is to verify that such policies and procedures are complied with. There has been no material change in the policies and procedures in servicing assets of the same type as those included within the mortgage pool during the last three years.

      Capstone has acted as a primary servicer for 42 CMBS transactions during the past 6 years. During that period, no CMBS Loan which Capstone has serviced has defaulted or experienced an early amortization or other performance triggering event because of Capstone's acts or omissions as primary servicer for such mortgage loan.

      Capstone does engage outside parties to conduct annual physical inspections of mortgaged properties but Capstone reviews the reports of such inspections and Capstone makes its own independent evaluation based on its review of those inspection reports.

      Capstone has not experienced any events of material noncompliance with those aspects of the servicing criteria for which it has responsibility under the applicable subservicing agreements for any prior securitizations.

      Capstone is a wholly owned subsidiary of National City Bank. Capstone has a net worth and sufficient liquidity that will adequately enable Capstone to comply with all of Capstone's obligations and responsibilities under the proposed subservicing agreement and to cure any event of material non-compliance by Capstone thereunder.

      Each subservicing agreement which Capstone has executed as primary servicer is consistent with customary practices in the CMBS industry. Pursuant to a subservicing agreement that Capstone is expected to enter into with the master servicer, Capstone will be required to establish and maintain servicing files and establish servicing files criteria. Capstone will be required to collect monthly payments of principal and interest, late charges, default interest, prepayment premiums, insurance proceeds and condemnation awards plus escrows for insurance premiums and real estate taxes and it may require collection of other reserves. All such payments of principal and interest will be required to be deposited as collected with an eligible financial institution in an eligible account and are not to be co-mingled with other funds of
Capstone. Similarly, all escrows will be required to be deposited as received in an eligible financial institution in an eligible account. Capstone will be required to transmit to the master servicer by wire on the applicable remittance date all payments received by it for principal and interest. Capstone will not be required to make any distributions to the trustee or to any certificateholders. In addition, Capstone will be required to monitor payments of taxes and insurance premiums, analyze the sufficiency of tax and insurance reserve accounts and pay when due, from the funds in escrow, all real estate taxes and insurance premiums and to make disbursements of other reserves in accordance with the applicable reserve agreement. If there are not sufficient funds in escrow, Capstone will be required to give the master servicer prior notice of need for master servicer to make an advance or force place insurance.
Capstone will not be obligated to make advances, either for principal and interest or for property protection expenses. Capstone will be required to use all reasonable efforts to make collections of all payments due from a borrower and to maintain records demonstrating the subservicer's collection efforts.
Capstone is required to make physical inspections of the property and collect and analyze property and borrower financial reports. In addition, Capstone will be required to process all requests made by a borrower for consents or approvals, for determination by the master servicer. Capstone will be required to notify the master servicer and the special servicer of any significant events which affect the loans, the borrower, or the property, including the filing of any bankruptcy actions. Capstone will be required to furnish its financial statements each year to the master servicer. Capstone will be required to provide the master servicer with certain CMSA reports. Capstone expects to maintain the required errors and omissions insurance and fidelity bond coverage.
Capstone will be required to file all UCC continuation statements and to prepare and file all IRS 1098s and 1099s. Capstone is not

                                     S-123

expected to provide all of the servicing activities contained in the definition of Servicing Criteria as included in Section 1122(d) of Regulation AB.

      Capstone uses commercially reasonable activities, including follow up phone calls, letters, and emails, to attempt collection of all payments and escrows due under each mortgage loan.

      Capstone maintains separate collection accounts and escrow accounts for all mortgage loans serviced by it and does not co-mingle any of those funds with
Capstone's assets. Capstone has no obligation to, and does not, make advances for principal and interest or for property protection expenses under its subservicing agreements. Capstone is responsible for taking all reasonable efforts to receive all payments due on each mortgage loan and to enforce all other terms and conditions of the mortgage loan documents and to inform the master servicer of any delinquency. If a mortgage loan becomes delinquent, the master servicer reserves the right to transfer the loan to the special servicer.
Capstone has no authority to modify any terms, fees, penalties or payments as set forth in the mortgage loan documents. Capstone does not serve as the custodian of any mortgage loan documents and has no custodial responsibility under the subservicing agreement.

      So long as Capstone is in compliance with its obligations under the subservicing agreement, it cannot be removed or replaced as a primary servicer.
Capstone may not transfer its subservicing rights without consent. Capstone cannot resign except in limited circumstances.

      If Capstone is removed as a subservicer for cause or Capstone resigns as subservicer, the subservicing agreement includes the process for obtaining a replacement back-up subservicer and requires the cooperation of Capstone in connection with such replacement, including the obligation of Capstone to reimburse the master servicer for all expenses associated with the servicing transfer or additional fees charged by the successor servicer. Capstone will be required to continue to provide all required reports pertaining to the period of time during which Capstone served as primary subservicer. Upon such termination,
Capstone will be required to notify each borrower of the address of the successor subservicer and deliver the servicing files and all cash held by the subservicer to the replacement subservicer and submit to the master servicer a ledger accounting itemizing all payments received by it and a current trial balance for all mortgage loans subserviced by it under the applicable subservicing agreement.

      The information set forth in this prospectus supplement concerning
Capstone has been provided by Capstone and National City Bank. None of the
Depositor, the Trustee, the Paying Agent, the underwriters nor any other person other than Capstone and National City Bank makes any representation or warranty as to the accuracy or completeness of such information.

      Midland Loan Services, Inc.

      Midland Loan Services, Inc. will act as primary servicer with respect to the U-Haul Portfolio 1 mortgage loan, the U-Haul Portfolio 2 mortgage loan and the U-Haul Portfolio 3 mortgage loan.

THE SPECIAL SERVICERS

      Centerline Servicing Inc.

      Centerline Servicing Inc. ("CSI") (f/k/a ARCap Servicing, Inc.) will be appointed as the special servicer of all of the mortgage loans (other than The
Tower mortgage loan and the Hilton Washington DC mortgage loan), and as such, will be responsible for servicing the applicable Specially Serviced Mortgage
Loans and REO Properties. CSI will not special service The Tower mortgage loan under the Pooling and Servicing Agreement but will act as the special servicer of The Tower mortgage loan and the related non-pooled pari passu note under the
2006-PWR14 pooling and servicing agreement. CSI is a corporation organized under the laws of the state of Delaware and is a wholly-owned subsidiary of Centerline
Capital Group Inc. (f/k/a Charter Mac Corporation), a wholly-owned subsidiary of
Centerline Holding Company (f/k/a CharterMac), a publicly traded company.
Centerline REIT Inc. (f/k/a ARCap REIT, Inc.), an affiliate of CSI, is anticipated to be the controlling class representative with respect to the transaction described in this prospectus supplement. The principal offices of
CSI are located at 5221 N. O'Connor Blvd. Suite 600, Irving, Texas 75039, and
its telephone number is 972-868-5300.

                                      S-124

      Certain of the duties of the special servicer and the provisions of the
Pooling and Servicing Agreement regarding the special servicer, including without limitation information regarding the rights and obligations of the special servicer with respect to delinquencies, losses, bankruptcies and recoveries and the ability of the special servicer to waive or modify the terms of the mortgage loans are set forth herein under "Description of the Pooling and
Servicing Agreement--Modifications, Waivers and Amendments," and "--Defaulted
Mortgage Loans; REO Properties; Purchase Option." Certain terms of the Pooling and Servicing Agreement regarding the special servicer's removal, replacement, resignation or transfer are described herein under "--Replacement of Special
Servicer." Certain limitations on each special servicer's liability under the pooling and servicing agreement are described in the prospectus under
"--General." CSI will service the specially serviced mortgage loans in this transaction in accordance with the procedures set forth in the pooling and servicing agreement and in accordance with the loan documents and applicable laws.

      CSI has a special servicer rating of CSS1 from Fitch. CSI is also on S&P's
Select Servicer list as a U.S. Commercial Mortgage Special Servicer and is ranked "STRONG" by S&P. As of June 30, 2007, CSI was the named special servicer in approximately 71 transactions representing approximately 11,154 first mortgage loans, with an aggregate stated principal balance of approximately
$90.708 billion. Of those 71 transactions, 67 are commercial mortgage-backed securities transactions representing approximately 11,067 first mortgage loans, with an aggregate stated principal balance of approximately $89.4 billion. The remaining four transactions are made up of two CDOs and two business lines with affiliates of CSI. The portfolio includes multifamily, office, retail, hospitality, industrial and other types of income-producing properties, located in the United States, Canada, Virgin Islands and Puerto Rico. With respect to such transactions as of such date, the special servicer was administering approximately 41 assets with a stated principal balance of approximately $202.3 million. All of these specially serviced assets are serviced in accordance with the applicable procedures set forth in the related pooling and servicing agreement that governs the asset. Since its inception in 2002 and through June
30, 2007, CSI has resolved 283 total assets, including multifamily, office, retail, hospitality, industrial and other types of income-producing properties, with an aggregate principal balance of $1.56 billion.

      The special servicer shall segregate and hold all funds collected and received in connection with the operation of each REO Property separate and apart from its own funds and general assets and shall establish and maintain with respect to each REO Property one or more accounts held in trust for the benefit of the Certificateholders (and the holder of the related subordinate loan or pari passu loan, if in connection with a Serviced Loan Group). This account or accounts shall be an Eligible Account. The funds in this account or accounts will not be commingled with the funds of the special servicer, or the funds of any of the special servicer's other serviced assets that are not serviced pursuant to the Pooling and Servicing Agreement.

      CSI has developed policies and procedures and controls for the performance of its special servicing obligations in compliance with the Pooling and
Servicing Agreement, applicable law and the applicable servicing standard.

      CSI has been special servicing assets for approximately 4 years and employs an asset management staff with an average of 13 years experience in this line of business. Two additional senior managers in the special servicing group have 30 and 18 years respectively of industry experience. CSI was formed in 2002 for the purpose of supporting the related business of Centerline REIT Inc., its former parent, of acquiring and managing investments in subordinated CMBS for its own account and those of its managed funds. Since December 31, 2002 the number of commercial mortgage-backed securities transactions on which CSI is the named special servicer has grown from approximately 24 transactions representing approximately 4,004 loans with an aggregate stated principal balance of approximately $24.5 billion, to approximately 67 transactions consisting of approximately 11,067 loans with an approximate stated aggregate principal balance of $89.4 billion on June 30, 2007. The four non-CMBS transactions were acquired by CSI in the first quarter of 2007. With respect to such non-CMBS transactions, CSI is the named special servicer on approximately 87 first mortgage loans with an aggregate stated principal balance of $1.308 billion as of June 30, 2007.

      The information set forth in this prospectus supplement concerning CSI has been provided by it. None of the Depositor, the Trustee, the Paying Agent, the
underwriters nor any other person other than CSI and Centerline REIT Inc. makes any representation or warranty as to the accuracy or completeness of such information.

                                     S-125

      Prudential Asset Resources, Inc.

      PAR will be appointed as the special servicer for the Hilton Washington DC mortgage loan and the related subordinate notes. See "--The Master
Servicers--Prudential Asset Resources, Inc." above.

      Prudential Asset Resources, Inc. (in the context of special servicing,
"PAR Special Servicing"), a Delaware corporation, is a wholly owned subsidiary of PMCC, which is an indirect subsidiary of Prudential Financial, Inc. and an affiliate of Prudential Mortgage Capital Company, LLC, one of the originators.
PAR Special Servicing is an affiliate of Prudential Mortgage Capital Funding,
LLC, a sponsor and one of the mortgage loan sellers. PAR is one of the Master
Servicers and is acting as the named special servicer for one (1) loan group in this transaction. PAR Special Servicing's office is located at 2 Ravinia Drive,
Suite 1400, Atlanta, GA 30346. PAR Special Servicing, which has been servicing commercial real estate mortgage loans since March 2001, specially services commercial mortgage loan portfolios for a variety of Prudential companies, as well as for CMBS, Fannie Mae and certain third party investors.

      PAR Special Servicing has policies and procedures for the performance of its special servicing obligations in compliance with applicable servicing agreements. PAR Special Servicing has policies and procedures in place to handle delinquencies, losses, bankruptcies and recoveries consistent with the terms of the pooling and servicing agreement. As part of PAR, PAR Special Servicing regularly reviews it's policies and processes, but the last significant revision of PAR's policies and processes was done in order to conform to the servicing criteria set forth in Item 1122 of Regulation AB. From time to time, PAR Special
Servicing and its affiliates are parties to lawsuits and other legal proceedings arising in the ordinary course of business. PAR Special Servicing does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service as special servicer.

      PAR is a rated special servicer by S&P and Fitch and has been approved to be a special servicer in transactions rated by Moody's. There have been no material non-compliance or default issues for PAR Special Servicing in its servicing of CMBS loans. The amount of loans for which PAR Special Servicing is the named special servicer has increased each of the past three years, as shown in the table below which indicates the aggregate outstanding principal balance of loans naming PAR Special Servicing as special servicer as of the respective year-end:

COMMERCIAL MORTGAGE LOANS        2006                2005                 2004
-------------------------   ---------------    ----------------     ----------------

CMBS                        $ 1,366,420,657    $  1,136,160,910     $  1,007,721,965
Total                       $29,072,451,501    $ 27,030,758,471     $ 20,772,526,843

      The information set forth in this prospectus supplement concerning PAR
Special Servicing has been provided by it. None of the Depositor, the Trustee, the Paying Agent, the underwriters nor any other person other than PAR Special
Servicing makes any representation or warranty as to the accuracy or completeness of such information.

                                     S-126

                     DESCRIPTION OF THE OFFERED CERTIFICATES

      Capitalized terms are defined in the "Glossary of Terms" in this prospectus supplement.

GENERAL

      The Series 2007-IQ15 Commercial Mortgage Pass-Through Certificates (the
"Certificates") will be issued on or about August 23, 2007 pursuant to a Pooling and Servicing Agreement to be dated as of August 1, 2007, among Morgan Stanley
Capital I Inc., the master servicers, the special servicers, the trustee and the paying agent.

      The Certificates will represent in the aggregate the entire beneficial ownership interest in the trust consisting primarily of:

      o     the mortgage loans and all payments under and proceeds of the mortgage loans received after the Cut-off Date, exclusive of principal prepayments received on or prior to the Cut-off Date and scheduled payments of principal and interest due on or before the
            Cut-off Date;

      o     any mortgaged property acquired on behalf of the Certificateholders in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise;

      o     a security interest in any "government securities" as defined in the
            Investment Company Act of 1940 pledged in respect of the defeasance of a mortgage loan;

      o     certain rights of Morgan Stanley Capital I Inc. under, or assigned to Morgan Stanley Capital I Inc. pursuant to, each of the Mortgage
            Loan Purchase Agreements relating to mortgage loan document delivery requirements and the representations and warranties of the related mortgage loan seller regarding its mortgage loans; and

      o     with respect to the Class A-2FL, Class A-4FL, Class A-MFL and Class
            A-JFL Certificates, the related Swap Contract, the related Floating
            Rate Regular Interest, respectively, and funds or assets on deposit from time to time in the related Floating Rate Account.

      The Certificates will be issued on or about August 23, 2007 and will only be entitled to scheduled payments on the mortgage loans that are due (and unscheduled payments that are received) after the Cut-off Date.

      The Certificates will consist of 30 Classes, to be designated as:

      o     the Class A-1 Certificates, the Class A-1A Certificates, the Class
            A-2 Certificates, the Class A-2FL Certificates, the Class A-3
            Certificates, the Class A-4 Certificates and the Class A-4FL
            Certificates;

      o     the Class X Certificates;

      o     the Class A-M Certificates, the Class A-MFL Certificates, the Class
            A-J Certificates, the Class A-JFL Certificates, the Class B
            Certificates, the Class C Certificates, the Class D Certificates,
            the Class E Certificates, the Class F Certificates, the Class G
            Certificates, the Class H Certificates, the Class J Certificates,
            the Class K Certificates, the Class L Certificates, the Class M
            Certificates, the Class N Certificates, the Class O Certificates,
            the Class P Certificates and the Class EI Certificates; and

      o     the Class R-I Certificates, the Class R-II Certificates and the
            Class R-III Certificates.

      On the Closing Date, the Class A-2FL, Class A-4FL, Class A-MFL and Class
A-JFL Regular Interests (the "Floating Rate Regular Interests") will also be issued by the trust as uncertificated regular interests in REMIC III. The
Floating Rate Regular Interests are not offered hereby. The Depositor will transfer the Floating Rate Regular Interests and the Swap Contracts to the
Paying Agent on behalf of the Trust in exchange for the Class A-2FL, Class
A-4FL, Class A-MFL and Class A-JFL Certificates (the "Floating Rate
Certificates"). The Class A-2FL, Class A-4FL, Class A-MFL and Class A-JFL
Certificates will each represent all of the beneficial ownership interest in the

                                     S-127

Class A-2FL, Class A-4FL, Class A-MFL and Class A-JFL Regular Interest,
respectively, the related Swap Contract and funds or assets on deposit from time to time in the related Floating Rate Account.

      The Class A Senior Certificates, the Class A-M Certificates, the Class
A-MFL Certificates, the Class A-J Certificates and the Class A-JFL Certificates
will be issued in denominations of $25,000 initial Certificate Balance and in any whole dollar denomination in excess of that amount.

      Each Class of Offered Certificates will initially be represented by one or more global certificates registered in the name of the nominee of The Depository
Trust Company ("DTC"). We have been informed by DTC that DTC's nominee initially will be Cede & Co. No person acquiring an interest in an offered certificate will be entitled to receive a fully registered physical certificate representing such interest, except as presented in the prospectus under "Description Of The
Offered Certificates--Reports to Certificateholders; Available
Information--Book-Entry Certificates." Unless and until definitive certificates are issued in respect of any Class of Offered Certificates, all references to actions by holders of the Offered Certificates will refer to actions taken by
DTC upon instructions received from the related Certificate Owners through DTC's participating organizations.

      All references in this prospectus supplement to payments, notices, reports and statements to holders of the Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to the related Certificate Owners through DTC's Participants in accordance with DTC procedures. Until definitive certificates are issued in respect of any Class of Offered Certificates, interests in such Certificates will be transferred on the book-entry records of
DTC and its Participants. See "Description Of The Certificates--Book-Entry
Registration and Definitive Certificates" in the prospectus.

      Certificateholders must hold their Offered Certificates in book-entry form, and delivery of the Offered Certificates will be made through the facilities of DTC, in the United States, and may be made through the facilities of Clearstream Banking or Euroclear, in Europe. Transfers within DTC,
Clearstream Banking or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream
Banking or Euroclear, on the other, will be effected in DTC through Citibank,
N.A. or JPMorgan Chase, the relevant depositaries of Clearstream Banking and
Euroclear, respectively.

      Because of time-zone differences, credits of securities received in
Clearstream Banking or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear participant or Clearstream Banking customer on such business day. Cash received in Clearstream Banking or Euroclear as a result of sales of securities by or through a Clearstream Banking customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Banking or
Euroclear cash account only as of the business day following settlement in DTC.

                                     S-128

CERTIFICATE BALANCES

      Upon initial issuance, the Class A-1, Class A-1A, Class A-2, Class A-2FL,
Class A-3, Class A-4, Class A-4FL, Class A-M, Class A-MFL, Class A-J and Class
A-JFL Certificates will have the following aggregate Certificate Balances. In each case, the Certificate Balance may vary by up to 5%. Mortgage loans may be removed from or added to the Mortgage Pool prior to the Closing Date within such maximum permitted variance. Any reduction or increase in the number of mortgage loans within these parameters will result in consequential changes to the initial Certificate Balance of each Class of Offered Certificates and to the other statistical data contained in this prospectus supplement.

                          APPROXIMATE INITIAL      APPROXIMATE PERCENT        RATINGS         APPROXIMATE
CLASS                     CERTIFICATE BALANCE    OF INITIAL POOL BALANCE    (FITCH/S&P)      CREDIT SUPPORT
--------------------      -------------------    -----------------------    -----------      --------------

Class A-1...........          $ 61,700,000                3.00%               AAA/AAA           30.000%
Class A-1A..........          $278,738,000               13.57%               AAA/AAA           30.000%
Class A-2...........          $227,400,000               11.07%               AAA/AAA           30.000%
Class A-2FL.........                   (1)                ----                AAA/AAA           30.000%
Class A-3...........          $ 72,800,000                3.54%               AAA/AAA           30.000%
Class A-4...........          $796,885,000               38.80%               AAA/AAA           30.000%
Class A-4FL.........                   (1)                ----                AAA/AAA           30.000%
Class A-M...........          $205,361,000               10.00%               AAA/AAA           20.000%
Class A-MFL.........                   (1)                ----                AAA/AAA           20.000%
Class A-J...........          $177,124,000                8.63%               AAA/AAA           11.375%
Class A-JFL.........                   (1)                ----                AAA/AAA           11.375%

(1)   The principal allocation between each of the Class A-2 and the Class A-2FL
      Certificates, the Class A-4 and the Class A-4FL Certificates, the Class
      A-M and the Class A-MFL Certificates and the Class A-J and the Class A-JFL
      Certificates, respectively, will be determined by market demand up to the amount indicated on the respective fixed rate class.

      The percentages indicated under the column "Approximate Credit Support"
with respect to the Class A-1, Class A-1A, Class A-2, Class A-2FL, Class A-3,
Class A-4 and Class A-4FL Certificates represent the approximate credit support for those Certificates in the aggregate. The percentages indicated under the column "Approximate Credit Support" with respect to the Class A-M and Class
A-MFL Certificates represent the approximate credit support for those certificates in the aggregate. The percentages indicated under the column
"Approximate Credit Support" with respect to the Class A-J and Class A-JFL
Certificates represent the approximate credit support for those certificates in the aggregate. No other Class of Certificates will provide any credit support to the Class A-2FL, Class A-4FL, Class A-MFL and Class A-JFL Certificates for a
failure by the Swap Counterparty to make a payment under the related swap agreement. See "Ratings" in this prospectus supplement.

      The initial Certificate Balance of each Principal Balance Certificate will be presented on the face thereof. The Certificate Balance outstanding at any time will equal the then maximum amount of principal that the holder will be entitled to receive. On each Distribution Date, the Certificate Balance of each
Principal Balance Certificate will be reduced by any distributions of principal actually made on that certificate on the applicable Distribution Date, and will be further reduced by any Realized Losses and Expense Losses allocated to such certificate on such Distribution Date. See "--Distributions" and
"--Distributions--Subordination; Allocation of Losses and Certain Expenses"
below.

      The Certificate Balance of each of the Class A-2FL, Class A-4FL, Class
A-MFL and Class A-JFL Certificates will equal the Certificate Balance of each of the Class A-2FL, Class A-4FL, Class A-MFL and Class A-JFL Regular Interests,
respectively.

      The Class X Certificates will not have a Certificate Balance. Such class of certificates will represent the right to receive distributions of interest accrued as described in this prospectus supplement on a Notional Amount.

      The Notional Amount of the Class X Certificates, as of any date of determination, will be equal to the aggregate of the Certificate Balances of the
Classes of Principal Balance Certificates (other than the Class A-2FL, Class
A-4FL, Class A-MFL and Class A-JFL Certificates) and the Class A-2FL, Class
A-4FL, Class A-MFL and Class A-JFL Regular Interests outstanding from time to time. Accordingly, the Notional Amount of the Class X Certificates will be reduced on each Distribution Date by any distributions of principal actually made on, and any Realized Losses and Expense Losses of principal actually allocated to, any Class of Principal Balance Certificates (other than

                                     S-129

the Class A-2FL, Class A-4FL, Class A-MFL and Class A-JFL Certificates) and the
Class A-2FL, Class A-4FL, Class A-MFL and Class A-JFL Regular Interests.

      Upon initial issuance, the aggregate Notional Amount of the Class X
Certificates will be $2,053,605,662, subject to a permitted variance of plus or minus 5%. The Notional Amount of the Class X Certificates is used solely for the purpose of determining the amount of interest to be distributed on such
Certificates and does not represent the right to receive any distributions of principal.

      The Residual Certificates will not have Certificate Balances or Notional
Amounts.

PASS-THROUGH RATES

      The Class A-1, Class A-1A, Class A-2, Class A-3, Class A-4, Class A-M and
Class A-J Certificates and the Class A-2FL, Class A-4FL, Class A-MFL and Class
A-JFL Regular Interests will, at all times, accrue interest at a per annum rate equal to (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the weighted average net mortgage rate, (iii) a rate equal to the weighted average net mortgage rate or (iv) a rate equal to the weighted average net mortgage rate less a specified percentage. The Class A-2FL, Class A-4FL, Class A-MFL and Class
A-JFL Certificates will, at all times, accrue interest at a per annum floating rate equal to one-month LIBOR plus a specified percentage (provided that for the initial interest accrual period LIBOR shall be an interpolated percentage to reflect the shorter initial interest accrual period) subject to the limitations described in this prospectus supplement.

      The Pass-Through Rate applicable to the Class X Certificates for the initial Distribution Date will equal approximately __% per annum.

      The Pass-Through Rate applicable to the Class X Certificates for each
Distribution Date subsequent to the initial Distribution Date will equal the weighted average of the respective strip rates (the "Class X Strip Rates") at which interest accrues from time to time on the respective components of the total notional amount of the Class X Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective notional balances of such components outstanding immediately prior to such
Distribution Date). Each of those components will have a notional balance equal to the Certificate Balance of one of the Classes of Principal Balance
Certificates (other than the Class A-2FL, Class A-4FL, Class A-MFL and Class
A-JFL Certificates) and the Class A-2FL, Class A-4FL, Class A-MFL and Class
A-JFL Regular Interests. The applicable Class X Strip Rate with respect to each component for each Distribution Date will equal the excess, if any, of (a) the
Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the pass-through rate for the Distribution Date for the Classes of Principal Balance
Certificates (other than the Class A-2FL, Class A-4FL, Class A-MFL and Class
A-JFL Certificates) or the Class A-2FL, Class A-4FL, Class A-MFL and Class A-JFL
Regular Interests. Under no circumstances will any Class X Strip Rate be less than zero.

      The Administrative Cost Rate for each mortgage loan is presented in
Appendix II. The Administrative Cost Rate will be payable on the Scheduled
Principal Balance of each mortgage loan outstanding from time to time. The
Administrative Cost Rate applicable to a mortgage loan in any month will be determined using the same interest accrual basis on which interest accrues under the terms of such mortgage loan.

DISTRIBUTIONS

      General

      Distributions on or with respect to the Certificates (other than the Class
A-2FL, Class A-4FL, Class A-MFL and Class A-JFL Certificates) and the Class
A-2FL, Class A-4FL, Class A-MFL and Class A-JFL Regular Interests will be made by the paying agent, to the extent of available funds, and in accordance with the manner and priority presented in this prospectus supplement, on each
Distribution Date, commencing September 13, 2007. Except as otherwise described below, all such distributions will be made to the persons in whose names the
Certificates (other than the Class A-2FL, Class A-4FL, Class A-MFL and Class
A-JFL Certificates) and the Class A-2FL, Class A-4FL, Class A-MFL and Class
A-JFL Regular Interests are registered at the close of business on the related
Record Date. Every distribution will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder will

                                     S-130

have provided the paying agent with wiring instructions on or before the related
Record Date, or otherwise by check mailed to such Certificateholder.

      The final distribution on any Certificate will be determined without regard to any possible future reimbursement of any Realized Losses or Expense
Losses previously allocated to such certificate (other than the Class A-2FL,
Class A-4FL, Class A-MFL and Class A-JFL Certificates) and the Class A-2FL,
Class A-4FL, Class A-MFL and Class A-JFL Regular Interests. The final distribution will be made in the same manner as earlier distributions, but only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution. Any distribution that is to be made with respect to a Class of Certificates (other than the Class A-2FL, Class A-4FL, Class A-MFL and Class A-JFL Certificates) or
the Class A-2FL, Class A-4FL, Class A-MFL or Class A-JFL Regular Interest in
reimbursement of a Realized Loss or Expense Loss previously allocated to that certificate or regular interest, which reimbursement is to occur after the date on which such certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the Certificateholder that surrendered such certificate. The likelihood of any such distribution is remote. All distributions made on or with respect to a Class of Certificates will be allocated pro rata among such Certificates based on their respective Percentage
Interests in such Class.

      Funds in the Distribution Account and Interest Reserve Account will remain uninvested.

      Funds in the Certificate Account may be invested in investments permitted under the Pooling and Servicing Agreement selected by, and at the risk of, the master servicers. The investments are required to mature, unless payable on demand, not later than the business day immediately preceding the next Master
Servicer Remittance Date, and any such investment cannot be sold or disposed of prior to its maturity unless payable on demand.

      The Available Distribution Amount

      With respect to any Distribution Date, distributions of interest on and principal of the Certificates (other than the Class A-2FL, Class A-4FL, Class
A-MFL and Class A-JFL Certificates) and the Class A-2FL, Class A-4FL, Class
A-MFL and Class A-JFL Regular Interests will be made from the Available
Distribution Amount for that Distribution Date.

      With respect to the Distribution Date occurring in each January, other than a leap year, and each February, the Interest Reserve Amounts (unless such
Distribution Date is the final Distribution Date) will be deposited into the applicable Interest Reserve Account in respect of each Interest Reserve Loan in an amount equal to 1 day's interest at the related Net Mortgage Rate on its principal balance as of the Due Date in the month in which such Distribution
Date occurs, to the extent a Scheduled Payment or P&I Advance is timely made in respect thereof for such Due Date. For purposes of this calculation, the Net
Mortgage Rate for those months will be calculated without regard to any adjustment for Interest Reserve Amounts or the interest accrual basis as described in the definition of "Net Mortgage Rate" in the "Glossary of Terms."
With respect to the Distribution Date occurring in March of each year (beginning in 2008), or February if the related Distribution Date is the final Distribution
Date, the paying agent will withdraw an amount from the Interest Reserve Account in respect of each Interest Reserve Loan equal to the related Interest Reserve
Amount from the preceding January, if applicable, and February, and the withdrawn amount is to be included as part of the Available Distribution Amount for such Distribution Date.

                                     S-131

      Fees and Expenses. The amounts available for distribution on the
Certificates on any Distribution Date will generally be net of the following amounts:

         TYPE/RECIPIENT                            AMOUNT                        FREQUENCY          SOURCE OF PAYMENT
--------------------------------  ----------------------------------------   ------------------   ---------------------

Fees

Servicing Fee / Master Servicers  The product of the portion of the per      Monthly.             Interest payment on
                                  annum Master Servicing Fee Rate for the                         the related mortgage
                                  applicable master servicer for such                             loan.
                                  month, determined in the same manner as
                                  the applicable mortgage rate is
                                  determined for each mortgage loan for
                                  such month, and the Scheduled Principal
                                  Balance of each mortgage loan, reduced
                                  by any Compensating Interest Payment.
                                  The Master Servicing Fee Rate
                                  (including any sub-servicing or primary
                                  servicing fees and inclusive of the
                                  Excess Servicing Fee, if applicable)
                                  will range, on a loan-by-loan basis,
                                  from 0.02% per annum to 0.07% per
                                  annum.

Additional Servicing              o    50% of assumption fees and            Time to time.        The related fees or
   Compensation / Master               assumption application fees on                             investment income.
   Servicers                           non-Specially Serviced Mortgage
                                       Loans (unless consent is not
                                       required from the Special Servicer,
                                       then 100%);

                                  o    all late payment fees and net
                                       default interest (other than on
                                       Specially Serviced Mortgage Loans)
                                       not used to pay interest on
                                       Advances and additional trust fund
                                       expenses;

                                  o    50% of application, release,
                                       loan modification, forbearance and
                                       extension fees on non-Specially
                                       Serviced Mortgage Loans (to the
                                       extent consent is required from the
                                       Special Servicer);

                                  o    100% of defeasance fees if
                                       processed by the Master Servicer
                                       (other than the consent fee
                                       retained by a mortgage loan seller,
                                       if applicable)

                                  o    all net investment income
                                       earned on amounts on deposit in the
                                       Certificate Account and (if not
                                       required to be paid to borrower)
                                       escrow accounts; and

                                  o    any Prepayment Interest Excess
                                       not used to offset Prepayment
                                       Interest Shortfalls (other than on
                                       Specially Serviced Mortgage Loans).

                                  o    The primary servicer is
                                       entitled to all or a portion of the
                                       fees otherwise payable to the
                                       master servicer set forth in the
                                       five bullet points above that are
                                       paid on the mortgage loans for
                                       which it acts as the primary
                                       servicer.

                                     S-132

         TYPE/RECIPIENT                            AMOUNT                        FREQUENCY          SOURCE OF PAYMENT
--------------------------------  ----------------------------------------   ------------------   ---------------------

Special Servicing Fee / Special   The product of the portion of a rate       Monthly for          Collections on the
   Servicers                      equal to 0.25% per annum applicable to     Specially            mortgage loans in
                                  such month, determined in the same         Serviced Mortgage    the mortgage pool.
                                  manner as the applicable mortgage rate     Loans.
                                  is determined for each Specially
                                  Serviced Mortgage Loan for such month,
                                  and the Scheduled Principal Balance of
                                  each Specially Serviced Mortgage Loan.

Workout Fee / Special Servicers   1.00% of each collection of principal      Monthly on           The related
                                  and interest on each Rehabilitated         Rehabilitated        collection of
                                  Mortgage Loan.                             Mortgage Loans.      principal and/or
                                                                                                  interest.

Liquidation Fee / Special         1.00% of the Liquidation Proceeds          Upon receipt of      The related
   Servicers                      received in connection with a full or      Liquidation          Liquidation Proceeds,
                                  partial liquidation of a Specially         Proceeds,            Condemnation
                                  Serviced Mortgage Loan or related REO      Condemnation         Proceeds or
                                  Property and/or any Condemnation           Proceeds and         Insurance Proceeds.
                                  Proceeds or Insurance Proceeds received    Insurance
                                  by the trust (other than Liquidation       Proceeds.
                                  Proceeds received in connection with a
                                  repurchase by a mortgage loan seller or
                                  purchase by a mezzanine or subordinate
                                  lender under the conditions specified
                                  in the definition of Liquidation Fee in
                                  this prospectus supplement).

Additional Special Servicing      o    all late payment fees and net          Time to time.       The related fee or
   Compensation / Special              default interest (on Specially                             investment income.
   Servicers                           Serviced Mortgage Loans) not used
                                       to pay interest on Advances and
                                       additional trust fund expenses;

                                  o    50% of assumption fees on
                                       non-Specially Serviced Mortgage
                                       Loans and 100% of such fees on
                                       Specially Serviced Mortgage Loans;

                                  o    100% of application, loan
                                       modification, forbearance and
                                       extension fees on Specially
                                       Serviced Mortgage Loans; and 50% of
                                       such fees on non-Specially Serviced
                                       Mortgage Loans; and

                                  o    all net investment income
                                       received on funds in any REO
                                       Account.

Trustee Fee / Trustee and Paying  The product of the portion of a rate       Monthly.             Interest on each
   Agent                          equal to 0.00095% per annum applicable                          mortgage loan.
                                  to such month, determined in the same
                                  manner as the applicable mortgage rate
                                  is determined for each mortgage loan
                                  for such month, and the Scheduled
                                  Principal Balance of each mortgage
                                  loan.  A portion of the Trustee Fee is
                                  payable to the paying agent.

                                     S-133

         TYPE/RECIPIENT                            AMOUNT                        FREQUENCY          SOURCE OF PAYMENT
--------------------------------  ----------------------------------------   ------------------   ---------------------

Expenses

Servicing Advances / Master       To the extent of funds available, the      Time to time.        Recoveries on the
   Servicers, Special Servicers   amount of any Servicing Advances.                               related mortgage
   and Trustee                                                                                    loan, or to the
                                                                                                  extent that the
                                                                                                  party making the
                                                                                                  advance determines
                                                                                                  it is nonrecoverable,
                                                                                                  from collections in
                                                                                                  the applicable
                                                                                                  Certificate Account.

Interest on Servicing Advances /  At Prime Rate.                             When Advance is      First from late
   Master Servicers, Special                                                 reimbursed.          payment charges and
   Servicers and Trustee                                                                          default interest in
                                                                                                  excess of the
                                                                                                  regular interest
                                                                                                  rate on the related
                                                                                                  mortgage loan, and
                                                                                                  then from collections
                                                                                                  in the Certificate
                                                                                                  Account.

P&I Advances / Master Servicers   To the extent of funds available, the      Time to time.        Recoveries on the
   and Trustee                    amount of any P&I Advances.                                     related mortgage
                                                                                                  loan, or to the
                                                                                                  extent that the
                                                                                                  party making the
                                                                                                  advance determines
                                                                                                  it is nonrecoverable,
                                                                                                  from collections in
                                                                                                  the Certificate
                                                                                                  Account.

Interest on P&I Advances /        At Prime Rate.                             When Advance is      First from late
   Master Servicers and Trustee                                              reimbursed.          payment charges and
                                                                                                  default interest in
                                                                                                  excess of the
                                                                                                  regular interest
                                                                                                  rate, and then from
                                                                                                  all collections in
                                                                                                  the Certificate
                                                                                                  Account.

Indemnification Expenses /        Amounts for which the trustee, the         From time to time.   All collections in
   Trustee, Paying Agent,         paying agent, the custodian, the master                         the Certificate
   Custodian, Master Servicers    servicers and the special servicers are                         Account.
   and/or Special Servicers       entitled to indemnification.

Trust Fund Expenses not Advanced  Based on third party charges.              From time to time.   All collections in
   (may include environmental                                                                     the Certificate
   remediation costs,                                                                             Account.
   appraisals, independent
   contractor to operate REO) /
   Trustee, Paying Agent, Master
   Servicers and/or Special
   Servicers

      Pursuant to the Pooling and Servicing Agreement, the applicable master servicer and/or the applicable special servicer will be entitled to seek reimbursement from amounts due the holder of a related Serviced Companion Loan, to the extent that the amounts in the applicable sub-account of the Certificate
Account are not sufficient to fully

                                     S-134

reimburse such master servicer or special servicer for fees and expenses that solely relate to the related Serviced Loan Group and are required to be paid from amounts due the holder of the related Serviced Companion Loan as provided in the related Co-Lender Agreement.

      The Pooling and Servicing Agreement does not provide for any successor master servicer, successor special servicer, successor trustee or successor paying agent, as the case may be, to receive compensation in excess of that permitted its predecessor, except in the case where a successor cannot be found for existing compensation. Any change to the compensation of the master servicer, special servicer, trustee or paying agent would require an amendment to the Pooling and Servicing Agreement.

      Application of the Available Distribution Amount

      On each Distribution Date, except as described under "--Optional
Termination" below, for so long as any Class of Offered Certificates remains outstanding, the paying agent will apply the Available Distribution Amount other than Excess Interest and Excess Liquidation Proceeds, if any for such date for the following purposes and in the following order of priority:

      (1)   to the holders of the Class A-1, Class A-1A, Class A-2, Class A-3,
            Class A-4 and Class X Certificates and Class A-2FL and Class A-4FL
            Regular Interests, concurrently,

            o     to the holders of the Class A-1, Class A-2, Class A-3 and
                  Class A-4 Certificates and Class A-2FL and Class A-4FL Regular
                  Interests, the Distributable Certificate Interest Amount in
                  respect of each such Class for such Distribution Date (which shall be payable from amounts in the Available Distribution
                  Amount attributable to Loan Group 1), pro rata in proportion to the Distributable Certificate Interest Amount payable in respect of each such Class;

            o     to the holders of the Class A-1A Certificates, the
                  Distributable Certificate Interest Amount in respect of such
                  Class for such Distribution Date (which shall be payable from amounts in the Available Distribution Amount attributable to
                  Loan Group 2); and

            o     to the holders of the Class X Certificates, the Distributable
                  Certificate Interest Amount in respect of such Class for such
                  Distribution Date;

      provided, however, that if the portion of Available Distribution Amount attributable to either Loan Group is insufficient to pay in full the total amount of interest to be distributed with respect to any of the Class A
      Senior Certificates (other than the Class A-2FL and Class A-4FL
      Certificates), the Class A-2FL or Class A-4FL Regular Interest or the
      Class X Certificates on such Distribution Date as described above, the
      Available Distribution Amount will be allocated among all those Classes pro rata in proportion to the respective amounts of interest payable thereon for such Distribution Date, without regard to loan group;

      (2)   (A) to the holders of the Class A-1, Class A-2, Class A-3 and Class
            A-4 Certificates and Class A-2FL and Class A-4FL Regular Interests,

            o     first, to the holders of the Class A-1 Certificates, the Loan
                  Group 1 Principal Distribution Amount for such Distribution
                  Date and, after the Certificate Balance of the Class A-1A
                  Certificates has been reduced to zero, the Loan Group 2
                  Principal Distribution Amount remaining after payments to the
                  Class A-1A Certificates have been made on the applicable
                  Distribution Date, until the Class A-1 Certificates are
                  reduced to zero,

            o     second, to the holders of the Class A-2 Certificates and Class
                  A-2FL Regular Interest, pro rata, the Loan Group 1 Principal
                  Distribution Amount for such Distribution Date and, after the
                  Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Loan Group 2 Principal Distribution
                  Amount remaining after payments to the Class A-1A and Class
                  A-1 Certificates have been made on the applicable Distribution
                  Date, until the Class A-2 Certificates and Class A-2FL Regular
                  Interest are reduced to zero,

                                     S-135

            o     third, to the holders of the Class A-3 Certificates, the Loan
                  Group 1 Principal Distribution Amount for such Distribution
                  Date and, after the Certificate Balance of the Class A-1A
                  Certificates has been reduced to zero, the Loan Group 2
                  Principal Distribution Amount remaining after payments to the
                  Class A-1A, Class A-1 and Class A-2 Certificates and the Class
                  A-2FL Regular Interest have been made on the applicable
                  Distribution Date, until the Class A-3 Certificates are
                  reduced to zero, and

            o     fourth, to the holders of the Class A-4 Certificates and Class
                  A-4FL Regular Interest, pro rata, the Loan Group 1 Principal
                  Distribution Amount for such Distribution Date and, after the
                  Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Loan Group 2 Principal Distribution
                  Amount remaining after payments to the Class A-1A, Class A-1,
                  Class A-2 and Class A-3 Certificates and Class A-2FL Regular
                  Interest have been made on the applicable Distribution Date, until the Class A-4 Certificates and Class A-4FL Regular
                  Interest are reduced to zero,

      (B) to the holders of the Class A-1A Certificates, the Loan Group 2
      Principal Distribution Amount for such Distribution Date and, after the
      Certificate Balances of the Class A-4 Certificates and the Class A-4FL
      Regular Interest have been reduced to zero, the Loan Group 1 Principal
      Distribution Amount for such Distribution Date remaining after payments to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates and the
      Class A-2FL and Class A-4FL Regular Interests have been made on the applicable distribution date, until the aggregate Certificate Balance of the Class A-1A Certificates has been reduced to zero;

      (3)   to the holders of the Class A Senior Certificates (other than the
            Class A-2FL and Class A-4FL Certificates) and the Class A-2FL and
            Class A-4FL Regular Interests and the Class X Certificates, pro rata in proportion to their respective entitlements to reimbursement described in this clause, to reimburse them for any Realized Losses or Expense Losses previously allocated to each such Class and for which reimbursement has not previously been fully paid (in the case of the Class X Certificates, insofar as Realized Losses or Expense
            Losses have resulted in shortfalls in the amount of interest distributed, other than by reason of a reduction of the Notional
            Amount), plus interest on such Realized Losses or Expense Losses, at
            1/12 of the applicable Pass-Through Rate;

      (4)   to the holders of the Class A-M Certificates and to the Class A-MFL
            Regular Interest, pro rata, the Distributable Certificate Interest
            Amount in respect of each such Class for such Distribution Date in proportion to the Distributable Certificate Interest Amount payable in respect of each such Class;

      (5)   upon payment in full of the aggregate Certificate Balances of the
            Class A Senior Certificates (other than the Class A-2FL and Class
            A-4FL Certificates) and the Class A-2FL and Class A-4FL Regular
            Interests, to the holders of the Class A-M Certificates and to the
            Class A-MFL Regular Interest, pro rata, the Principal Distribution
            Amount for such Distribution Date until the Certificate Balances of the Class A-M Certificates and the Class A-MFL Regular Interest have been reduced to zero; the portion of the Principal Distribution
            Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A Senior Certificates (other than the Class A-2FL and Class A-4FL Certificates) and the Class
            A-2FL and Class A-4FL Regular Interests;

      (6)   to the holders of the Class A-M Certificates and to the Class A-MFL
            Regular Interest, pro rata, in proportion to their respective entitlements to reimbursement described in this clause, to reimburse them for any Realized Losses or Expense Losses previously allocated to each such Class and for which reimbursement has not previously been fully paid, plus interest on such Realized Losses or Expense
            Losses, at 1/12 the applicable Pass-Through Rate;

      (7)   to the holders of the Class A-J Certificates and to the Class A-JFL
            Regular Interest, pro rata, the Distributable Certificate Interest
            Amount in respect of each such Class for such Distribution Date in proportion to the Distributable Certificate Interest Amount payable in respect of each such Class;

      (8)   upon payment in full of the Certificate Balances of the Class A-M
            Certificates and the Class A-MFL Regular Interest, to the holders of the Class A-J Certificates and Class A-JFL Regular Interest, pro
            rata, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balances of the Class A-J
            Certificates and Class A-JFL Regular Interest have been reduced to zero; the portion of the

                                     S-136

            Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A
            Senior Certificates (other than the Class A-2FL and Class A-4FL
            Certificates), the Class A-2FL and Class A-4FL Regular Interests,
            the Class A-M Certificates and the Class A-MFL Regular Interest;

      (9)   to the holders of the Class A-J Certificates and the Class A-JFL
            Regular Interest, pro rata, to reimburse them for any Realized
            Losses or Expense Losses previously allocated to each such Class and for which reimbursement has not previously been fully paid, plus interest on such Realized Losses or Expense Losses, at 1/12 the applicable Pass-Through Rate; and

      (10)  to make payments to the holders of the private certificates (other than the Class X Certificates) as contemplated below.

      Notwithstanding the foregoing, on each Distribution Date occurring on or after the date, if any, upon which the aggregate Certificate Balance of all
Classes of Subordinate Certificates (other than the Class A-MFL and Class A-JFL
Certificates) and the Class A-MFL and Class A-JFL Regular Interests has been reduced to zero or the aggregate Appraisal Reduction in effect is greater than or equal to the aggregate Certificate Balance of all Classes of Subordinate
Certificates (other than the Class A-MFL and Class A-JFL Certificates) and the
Class A-MFL and Class A-JFL Regular Interests, the Principal Distribution Amount
will be distributed:

      o     first, to the Class A-1, Class A-1A, Class A-2, Class A-3 and Class
            A-4 Certificates and the Class A-2FL and Class A-4FL Regular
            Interests, pro rata, in proportion to their respective Certificate
            Balances, in reduction of their respective Certificate Balances, until the aggregate Certificate Balance of each such Class is reduced to zero; and

      o     second, to the Class A-1, Class A-1A, Class A-2, Class A-3 and Class
            A-4 Certificates and the Class A-2FL and Class A-4FL Regular
            Interests, pro rata, based on their respective entitlements to reimbursement, for the unreimbursed amount of Realized Losses and
            Expense Losses previously allocated to such Classes, plus interest on such Realized Losses or Expense Losses, at 1/12 of the applicable
            Pass-Through Rate.

      On each Distribution Date, following the above-described distributions on the Offered Certificates (other than the Floating Rate Certificates), the
Floating Rate Regular Interests and the Class X Certificates, the paying agent will apply the remaining portion, if any, of the Available Distribution Amount for such date to make payments to the holders of each of the respective Classes of private certificates, other than the Class X Certificates, Class EI
Certificate and Residual Certificates, in alphabetical order of Class designation, in each case for the following purposes and in the following order of priority, that is, payments under clauses (1), (2) and (3) below, in that order, to the holders of the Class B, Class C, Class D, Class E, Class F, Class
G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P
Certificates:

      (1)   to pay interest to the holders of the particular Class of
            Certificates, up to an amount equal to the Distributable Certificate
            Interest Amount in respect of such Class of Certificates for such
            Distribution Date;

      (2)   if the aggregate Certificate Balance of each other Class of
            Subordinate Certificates, if any, with an earlier alphabetical Class designation has been reduced to zero, to pay principal to the holders of the particular Class of Certificates, up to an amount equal to the lesser of (a) the then outstanding aggregate
            Certificate Balance of such Class of Certificates and (b) the aggregate of the remaining Principal Distribution Amount for such
            Distribution Date; and

      (3)   to reimburse the holders of the particular Class of Certificates, up to an amount equal to (a) all Realized Losses and Expense Losses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been paid, plus (b) all unpaid interest on such amounts, at 1/12 of the Pass-Through Rate of such
            Class of Certificates.

      Any portion of the Available Distribution Amount for any Distribution Date
that is not otherwise payable to the holders of REMIC Regular Certificates and the Floating Rate Regular Interests as contemplated above, will be paid to the holders of the Residual Certificates. Any amount of Excess Interest on deposit in the Excess Interest Sub-account for the related Collection Period will be paid to the holders of the Class EI Certificates.

                                     S-137

      Excess Liquidation Proceeds will be deposited into the Reserve Account. On each Distribution Date, amounts on deposit in the Reserve Account will be used, first, to reimburse the holders of the Principal Balance Certificates (or, in the case of the Floating Rate Certificates, the Floating Rate Regular Interests)
-- in order of alphabetical Class designation (it being understood that the rights of the holders of the Class A-J Certificates and the Class A-JFL Regular
Interests (and correspondingly, the Class A-JFL Certificates) to receive such reimbursements will be subordinated to the rights of the holders of the Class
A-M Certificates and the Class A-MFL Regular Interest (and correspondingly, the
Class A-MFL Certificates)) -- for any, and to the extent of, Realized Losses and
Expense Losses previously allocated to them; and second, upon the reduction of the aggregate Certificate Balance of the Principal Balance Certificates to zero, to pay any amounts remaining on deposit in such account to the applicable special servicer as additional special servicer compensation.

      The amount to be allocated to the Floating Rate Regular Interests on each
Distribution Date will be required to be deposited into the related Floating
Rate Account on the related Master Servicer Remittance Date and the portion of such amount, if any, which is equal to the net swap payment due to the Swap
Counterparty in respect of the related Class of Floating Rate Regular Interests will be applied to make payments under the related Swap Contract as provided in this prospectus supplement under "Description of the Swap Contracts." The amounts remaining in the related Floating Rate Account, including any net swap payment received under the related Swap Contract from the Swap Counterparty, will be distributed to the holders of the related Class of Floating Rate
Certificates on the Distribution Date as part of the Class A-2FL Available
Funds, Class A-4FL Available Funds, Class A-MFL Available Funds and Class A-JFL
Available Funds, as applicable.

      The Floating Rate Certificates

      On each Distribution Date, the paying agent will distribute from the Class
A-2FL Available Funds, Class A-4FL Available Funds, Class A-MFL Available Funds
and Class A-JFL Available Funds, to the holders of the Class A-2FL, Class A-4FL,
Class A-MFL and Class A-JFL Certificates, respectively, as of the related Record
Date the following amounts: (i) the Class A-2FL Interest Distribution Amount,
Class A-4FL Interest Distribution Amount, Class A-MFL Interest Distribution
Amount and Class A-JFL Interest Distribution Amount, respectively and (ii) the
Class A-2FL Principal Distribution Amount, Class A-4FL Principal Distribution
Amount, Class A-MFL Principal Distribution Amount and Class A-JFL Principal
Distribution Amount, respectively. Under certain circumstances described under
"Description of the Swap Contracts" herein, termination payments (or a portion thereof) will also be distributed to the holders of the Class A-2FL, Class
A-4FL, Class A-MFL and Class A-JFL Certificates, as applicable. No holder of a
Floating Rate Certificates will be entitled to receive any portion of any
Prepayment Premium or Yield Maintenance Charge allocated to the related Class of
Floating Rate Regular Interest for so long as the related Swap Contract or any replacement swap contract remains in place. Such amounts will be payable to the
Swap Counterparty pursuant to the terms of the related Swap Contract.

      The Class A-2FL, Class A-4FL, Class A-MFL and Class A-JFL Certificates
will each accrue interest for each Distribution Date on their Certificate
Balance at a rate equal to one-month LIBOR + __%, __%, __% and __%, respectively
(provided that for the initial interest accrual period LIBOR shall be an interpolated percentage to reflect the shorter initial Interest Accrual Period)
based on the actual number of days elapsed in the related Interest Accrual
Period and a 360-day year; provided that such amount will not be paid if the
Swap Counterparty defaults on its obligation to pay interest under the related
Swap Contract, or if a Swap Default occurs and is continuing or if there are insufficient funds in the related Floating Rate Account to pay the Swap
Counterparty the full amount due to the Swap Counterparty under the related Swap
Contract. Allocation of Net Aggregate Prepayment Interest Shortfalls to each of the Class A-2FL, Class A-4FL, Class A-MFL and Class A-JFL Regular Interests will reduce the amount of interest payable to the Class A-2FL, Class A-4FL, Class
A-MFL and Class A-JFL Certificates, respectively, by an equivalent amount. If the pass-through rate on the Class A-2FL, Class A-4FL, Class A-MFL or Class
A-JFL Regular Interest is reduced below the related pass-through rate set forth in the immediately succeeding paragraph, there will be a corresponding dollar-for-dollar reduction in the interest payment made by the Swap
Counterparty to the trust and, ultimately, a corresponding decrease in the effective Pass-Through Rate on the Class A-2FL, Class A-4FL, Class A-MFL or
Class A-JFL Certificates, respectively, for such distribution date.

      In the case of a default of the Swap Counterparty, and until such default is cured or the related Swap Contract is replaced, the Class A-2FL, Class A-4FL,
Class A-MFL and Class A-JFL Certificates, as applicable, will accrue interest at the Pass Through Rate of, and on the same basis and in the same manner as, the
Class A-2FL, Class A-4FL, Class A-MFL and Class A-JFL Regular Interests,
respectively. The Pass-Through Rate of each of the Class A-

                                     S-138

2FL, Class A-4FL, Class A-MFL and Class A-JFL Regular Interests is equal to (i)
a fixed rate, (ii) a fixed rate subject to a cap equal to the weighted average net mortgage rate, (iii) a rate equal to the weighted average net mortgage rate or (iv) a rate equal to the weighted average net mortgage rate less a specified percentage.

      In the event that after payment of the net swap payment due from or to the
Swap Counterparty, as the case may be, there are insufficient funds in the related Floating Rate Account to make the full distribution of the Class A-2FL
Interest Distribution Amount, Class A-4FL Interest Distribution Amount, Class
A-MFL Interest Distribution Amount and Class A-JFL Interest Distribution Amount,
as applicable, to the holders of the Class A-2FL, Class A-4FL, Class A-MFL and
Class A-JFL Certificates, as applicable, the resulting interest shortfall will be borne by the holders of each such Class.

      For a further discussion, see "Description of the Swap Contracts" herein.

      Distributions of Prepayment Premiums and Yield Maintenance Charges

      On any Distribution Date, Prepayment Premiums or Yield Maintenance Charges
collected in respect of each mortgage loan included in Loan Group 1 during the related Collection Period will be distributed by the paying agent on the Classes of Certificates as follows: to the Holders of each of the Class A-1, Class A-2,
Class A-3, Class A-4, Class A-M and the Class A-J Certificates, and the Class
A-2FL, Class A-4FL, Class A-MFL and Class A-JFL Regular Interests, and the Class
B, Class C, Class D, Class E, Class F, Class G and Class H Certificates then entitled to distributions of principal on such Distribution Date, an amount equal to the product of (a) a fraction, which in no event may be greater than
1.0 or less than 0.0, the numerator of which is the amount distributed as principal to the holders of that Class on that Distribution Date, and the denominator of which is the total amount distributed as principal to the holders of all Classes of Certificates (except the Class A-1A Certificates and the Class
A-2FL, Class A-4FL, Class A-MFL and Class A-JFL Certificates) and the Class
A-2FL, Class A-4FL, Class A-MFL and Class A-JFL Regular Interests, on that
Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and that Class and (c) the amount of the Prepayment Premium or Yield
Maintenance Charge collected in respect of such principal prepayment during the related Collection Period. All Prepayment Premiums or Yield Maintenance Charges
allocated to the Class A-2FL, Class A-4FL, Class A-MFL and Class A-JFL Regular
Interests will be paid to the Swap Counterparty unless the related Swap Contract or any replacement swap contract is terminated, in which case, those amounts will be distributed to the Class A-2FL, Class A-4FL, Class A-MFL and Class A-JFL
Certificates.

      On any Distribution Date, Prepayment Premiums or Yield Maintenance Charges
collected in respect of each mortgage loan included in Loan Group 2 during the related Collection Period will be distributed by the paying agent as follows: to the holders of the Class A-1A Certificates then entitled to distributions of principal on such Distribution Date, an amount equal to the product of (a) a fraction, which in no event may be greater than 1.0 or less than 0.0, the numerator of which is the amount distributed as principal to the holders of that
Class on that Distribution Date, and the denominator of which is the total amount distributed as principal to the holders of the Class A-1A Certificates,
(b) the Base Interest Fraction for the related principal prepayment and that
Class and (c) the amount of the Prepayment Premium or Yield Maintenance Charge collected in respect of such principal prepayment during the related Collection
Period.

      Any Prepayment Premiums or Yield Maintenance Charges described in the previous paragraphs remaining after the distributions described in the paragraphs above will be distributed to the holders of the Class X Certificates.

      No Prepayment Premiums and Yield Maintenance Charges will be distributed to holders of the Class J, Class K, Class L, Class M, Class N, Class O, Class P
or Class EI Certificates or the Residual Certificates. Any Prepayment Premiums
or Yield Maintenance Charges distributed to holders of a Class of Certificates may not be sufficient to compensate those holders for any loss in yield attributable to the related principal prepayments.

      Treatment of REO Properties

      Notwithstanding that any mortgaged property may be acquired as part of the trust through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan will, for purposes of, among other things, determining
Pass-Through Rates of, distributions on and allocations of Realized Losses and
Expense Losses to the Certificates, as well as the amount of Master Servicing
Fees, Trustee Fees, Primary Servicing Fees, Excess Servicing Fees and

                                     S-139

Special Servicing Fees payable under the Pooling and Servicing Agreement, be treated as having remained outstanding until such REO Property is liquidated. In connection therewith, operating revenues and other proceeds derived from such
REO Property, exclusive of related operating costs, will be "applied" by the applicable master servicer as principal, interest and other amounts "due" on such mortgage loan; and, subject to the recoverability determination described under "--Advances" below and the effect of any Appraisal Reductions described under "--Appraisal Reductions" below, such master servicer will be required to make P&I Advances in respect of such mortgage loan, in all cases as if such mortgage loan had remained outstanding. References to mortgage loan and mortgage loans in the definitions of Weighted Average Net Mortgage Rate and Principal
Distribution Amount are intended to include any mortgage loan or mortgage loans as to which the related mortgaged property has become an REO Property.

      Appraisal Reductions

      Not later than the earliest Appraisal Event with respect to any mortgage loan (or any Serviced Loan Group, as applicable) serviced under the Pooling and
Servicing Agreement, the applicable special servicer is required to obtain an
MAI appraisal, if the Scheduled Principal Balance of the mortgage loan is greater than $2,000,000, or perform an internal valuation, if the Scheduled
Principal Balance of the mortgage loan (or the Serviced Loan Group, as applicable) is equal to or less than $2,000,000, of the related mortgaged property or REO Property, as the case may be; provided, however, that if the applicable special servicer is required to obtain such MAI appraisal or internal valuation due to the receipt by such special servicer of a notice of a bankruptcy proceeding, such MAI appraisal or internal valuation will be obtained within 60 days of the receipt of such notice. However, the applicable special servicer, in accordance with the Servicing Standard, need not obtain either the
MAI appraisal or the internal valuation if such an appraisal or valuation had been obtained within the prior 12 months. MAI appraisals and internal valuations with respect to the Non-Trust Serviced Pari Passu Loan will be obtained by the
2006-PWR14 Special Servicer, pursuant to the terms of the 2006-PWR14 Pooling and
Servicing Agreement.

      As a result of such MAI appraisal or internal valuation, an Appraisal
Reduction may be created. An Appraisal Reduction will be reduced to zero as of the date the related mortgage loan (other than the Non-Trust Serviced Pari Passu
Loan) (or Serviced Loan Group, as applicable) is brought current under the then current terms of the mortgage loan (other than the Non-Trust Serviced Pari Passu
Loan) (or Serviced Loan Group, as applicable) for at least 3 consecutive months.
No Appraisal Reduction will exist as to any mortgage loan after it has been paid in full, liquidated, repurchased or otherwise disposed of. An appraisal for any mortgage loan (other than the Non-Trust Serviced Pari Passu Loan) (or Serviced
Loan Group, as applicable) that has not been brought current for at least 3 consecutive months will be updated annually, with a corresponding adjustment to the amount of the related Appraisal Reduction. In addition, the Operating
Adviser may at any time request the applicable special servicer to obtain - at the Operating Adviser's expense - an updated appraisal, with a corresponding adjustment to the amount of the Appraisal Reduction.

      The existence of an Appraisal Reduction will proportionately reduce a master servicer's or the trustee's, as the case may be, obligation to make P&I
Advances in respect of the related mortgage loan, which will generally result in a reduction in current distributions in respect of the then most subordinate
Class or Classes of Principal Balance Certificates. See "--Advances--P&I
Advances" below.

      The Non-Trust Serviced Pari Passu Loan is subject to provisions in the
2006-PWR14 Pooling and Servicing Agreement relating to appraisal reductions that are substantially similar to the provisions set forth above. The existence of an appraisal reduction under the 2006-PWR14 Pooling and Servicing Agreement in respect of the Non-Trust Serviced Pari Passu Loan will proportionately reduce the amount of the P&I Advances to be made in respect of the Non-Trust Serviced
Pari Passu Loan, which will generally result in a reduction in current distributions in respect of the then most subordinate class or classes of
Principal Balance Certificates. See "--Advances--P&I Advances" below and
"Description of the Mortgage Pool--The Non-Trust Serviced Pari Passu Loan" in
this prospectus supplement.

      Subordination; Allocation of Losses and Certain Expenses

      As and to the extent described in this prospectus supplement, the rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described in this prospectus supplement, to the rights of holders of the Senior
Certificates, and to the

                                     S-140

rights of the holders of each other Class of Subordinate Certificates with an earlier alphabetical Class designation (it being understood that such rights of the holders of the Class A-J Certificates and the Class A-JFL Regular Interest
(and correspondingly, the Class A-JFL Certificates) will be subordinated to the rights of the holders of the Class A-M Certificates and the Class A-MFL Regular
Interest (and correspondingly, the Class A-MFL Certificates)). This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of each Class of Class A Senior Certificates of principal in an amount equal to the entire Certificate Balance of the Class A Senior
Certificates.

      Similarly, but to decreasing degrees and in alphabetical order of Class designation (it being understood that such rights of the holders of the Class
A-J Certificates and the Class A-JFL Regular Interest (and correspondingly, the
Class A-JFL Certificates) will be subordinated to the rights of the holders of the Class A-M Certificates and the Class A-MFL Regular Interest (and
correspondingly, the Class A-MFL Certificates)), this subordination is also intended to enhance the likelihood of timely receipt by the holders of the
Subordinate Certificates, other than the Class P Certificates, which do not have the benefit of any effective subordination, of the full amount of interest payable in respect of such Classes of Certificates on each Distribution Date, and the ultimate receipt by such holders of principal equal to, in each case, the entire Certificate Balance of such Classes of Certificates. This subordination will be accomplished by the application of the Available
Distribution Amount on each Distribution Date in accordance with the order of priority described above under "--Application of the Available Distribution
Amount" and by the allocation of Realized Losses and Expense Losses as described below. No other form of credit support will be available for the benefit of the holders of the Certificates.

      Allocation to the Class A Senior Certificates (other than the Class A-2FL and Class A-4FL Certificates) and the Class A-2FL and Class A-4FL Regular
Interests, for so long as they are outstanding, of the entire Principal
Distribution Amount for each Distribution Date will generally have the effect of reducing the Certificate Balance of those Classes at a faster rate than would be the case if principal payments were allocated pro rata to all Classes of
Certificates with Certificate Balances (other than the Floating Rate
Certificates) and the Floating Rate Regular Interests. Thus, as principal is distributed to the holders of the Class A Senior Certificates (other than the
Class A-2FL and Class A-4FL Certificates) and the Class A-2FL and Class A-4FL
Regular Interests, the percentage interest in the trust evidenced by the Class A
Senior Certificates (other than the Class A-2FL and Class A-4FL Certificates)
and the Class A-2FL and Class A-4FL Regular Interests will be decreased, with a corresponding increase in the percentage interest in the trust evidenced by the
Subordinate Certificates, thereby increasing, relative to their respective
Certificate Balances, the subordination afforded the Class A Senior Certificates
(other than the Class A-2FL and Class A-4FL Certificates) and the Class A-2FL
and Class A-4FL Regular Interests by the Subordinate Certificates.

      Following retirement of the Class A Senior Certificates, the herein described successive allocation to the Subordinate Certificates, in alphabetical order of Class designation (it being understood that such rights of the holders of the Class A-J Certificates and the Class A-JFL Regular Interest (and
correspondingly, the Class A-JFL Certificates) will be subordinated to the rights of the holders of the Class A-M Certificates and the Class A-MFL Regular
Interest (and correspondingly, the Class A-MFL Certificates)), in each case until such Class is paid in full, of the entire Principal Distribution Amount for each Distribution Date will provide a similar benefit to each such Class of
Certificates or the Floating Rate Regular Interests with regard to the relative amount of subordination afforded thereto by the other Classes of Certificates with later alphabetical Class designations (it being understood that such rights of the holders of the Class A-J Certificates and the Class A-JFL Regular
Interest (and correspondingly, the Class A-JFL Certificates) will be subordinated to the rights of the holders of the Class A-M Certificates and the
Class A-MFL Regular Interest (and correspondingly, the Class A-MFL
Certificates)).

      Realized Losses of principal and interest on the mortgage loans and
Expense Losses thereon for any Distribution Date, to the extent not previously allocated and net of amounts, if any, on deposit in the Reserve Account, will be allocated to the Class P, Class O, Class N, Class M, Class L, Class K, Class J,
Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates,
and then pro rata between the Class A-J Certificates and Class A-JFL Regular
Interest (and correspondingly, the Class A-JFL Certificates), and then pro rata between the Class A-M Certificates and the Class A-MFL Regular Interest (and
correspondingly, the Class A-MFL Certificates), in that order, and then to the
Class A-1, Class A-1A, Class A-2, Class A-3 and Class A-4 Certificates and the
Class A-2FL and Class A-4FL Regular Interests, pro rata and, solely with respect to losses of interest, to the Class X Certificates (other than as a reduction of the Notional Amount), pro rata with the Class A Senior Certificates (other

                                     S-141

than the Class A-2FL and Class A-4FL Certificates) and the Class A-2FL and Class
A-4FL Regular Interest, in each case reducing principal and/or interest otherwise payable thereon. Any allocations of Realized Losses to the Class
A-2FL, Class A-4FL, Class A-MFL or Class A-JFL Regular Interest will result in an equivalent reduction to the Class A-2FL, Class A-4FL, Class A-MFL or Class
A-JFL Certificates, respectively.

      As described in greater detail under "--Advances--Reimbursement of
Advances" below, if any Advance (and interest on such Advance) has been determined to be nonrecoverable from collections on the related mortgage loan, the party that made such Advance will be entitled to reimbursement out of amounts in the Certificate Account in the Collection Period in which the nonrecoverability determination is made. Any such reimbursement will be made first from amounts allocable to principal during the Collection Period in which the reimbursement is made, prior to reimbursement from other collections
(including interest) received during that Collection Period (and similarly, in subsequent periods, from principal first and then from other collections). Such reimbursement will create a deficit (or increase an otherwise-existing deficit)
between the total principal balance of the mortgage pool (net of advances of principal) and the total principal balance of the Certificates. The related reimbursements and payments made during any Collection Period will therefore result in the allocation of those amounts (in reverse sequential order in accordance with the loss allocation rules described in the preceding paragraph)
to reduce the principal balances of the Principal Balance Certificates (without accompanying principal distributions) on the distribution date for that
Collection Period. If any such Advance, or any portion of any such Advance, is determined, at any time during this reimbursement process, to be ultimately nonrecoverable out of collections on the related mortgage loan, then the applicable master servicer or the trustee, as applicable, will be entitled to immediate reimbursement out of general collections on the mortgage loans in such master servicer's Certificate Account as a nonrecoverable Advance in an amount equal to the portion of that Advance that remains outstanding, plus accrued interest or, if amounts in such Certificate Account are not sufficient to reimburse such nonrecoverable Advance, out of the other master servicer's
Certificate Account.

      With respect to the mortgage loan that is a senior note of the related
Serviced Loan Group, Realized Losses will not be allocated to the mortgage loan of any Serviced Loan Group until such Realized Losses reduce the related
Serviced Companion Loans that are subordinate notes to zero. Any additional trust expenses under the Pooling and Servicing Agreement that are Expense Losses are to be paid, first, out of collections on, and other proceeds of, such subordinate notes until reduced to zero and then the related mortgage loan of the Serviced Loan Group. With respect to the mortgage loan that is a pari passu note of the related Serviced Loan Group, Realized Losses for such mortgage loan will equal a pro rata share (based on principal balance) of the amount of any loss calculated with respect to the related Serviced Loan Group. Any additional trust expenses under the Pooling and Servicing Agreement that are Expense Losses are to be applied to such pari passu note on a pari passu basis (based on principal balance) with respect to the other pari passu notes in the Serviced
Loan Group.

      Realized Losses with respect to the Non-Trust Serviced Pari Passu Loan will equal a pro rata share (based on principal balance) of the amount of any loss calculated with respect to the Non-Trust Serviced Loan Group in accordance with the 2006-PWR14 Pooling and Servicing Agreement. Any additional trust expenses (that are equivalent to Expense Losses) allocated to the Non-Trust
Serviced Pari Passu Loan under the 2006-PWR14 Pooling and Servicing Agreement on a pro rata basis (based on principal balance) will be paid out of collections on, and other proceeds of, the Non-Trust Serviced Pari Passu Loan and, if such funds are insufficient, out of general collections in the Certificate Account.

      Prepayment Interest Shortfalls and Prepayment Interest Excesses

      To the extent that the aggregate Prepayment Interest Shortfalls on all mortgage loans serviced by a master servicer (including Specially Serviced
Mortgage Loans) exceed the aggregate Prepayment Interest Excesses for such mortgage loans for the related Distribution Date, the Master Servicing Fee payable to the applicable master servicer will be reduced by the amount of any
Compensating Interest. See "Description of the Offered
Certificates--Distributions--Fees and Expenses" and "Servicing of the Mortgage
Loans--The Master Servicers--Master Servicer Compensation" in this prospectus supplement.

      Any Net Aggregate Prepayment Interest Shortfall for a Distribution Date
will be allocated to each Class of Certificates (other than the Floating Rate
Certificates) and the Floating Rate Regular Interests in proportion to the amount of Accrued Certificate Interest payable to each such Class on such
Distribution Date, in each case reducing interest otherwise payable thereon.
Allocation of Net Aggregate Prepayment Interest Shortfalls to a Floating Rate

                                     S-142

Regular Interest will reduce the amount of interest payable to the related Class of Floating Rate Certificates by an equivalent amount. The Distributable
Certificate Interest Amount in respect of any Class of Certificates will be reduced to the extent any Net Aggregate Prepayment Interest Shortfalls are allocated to such Class of Certificates. See "Servicing of the Mortgage
Loans--The Master Servicer--Master Servicer Compensation" in this prospectus supplement.

      The Distributable Certificate Interest Amount in respect of any Class of
Certificates (other than the Floating Rate Certificates) and the Floating Rate
Regular Interests will be reduced to the extent any Net Aggregate Prepayment
Interest Shortfalls are allocated to such Class. See "Description of the Offered
Certificates--Distributions--Fees and Expenses" and "Servicing of the Mortgage
Loans--The Master Servicers--Master Servicer Compensation" in this prospectus supplement.

      On any Distribution Date, to the extent that the aggregate Prepayment
Interest Excesses on all mortgage loans serviced by a master servicer (including any Specially Serviced Mortgage Loans) exceed the aggregate Prepayment Interest
Shortfalls for such mortgage loans for such Distribution Date, such excess amount will be payable to the applicable master servicer as additional servicing compensation.

OPTIONAL TERMINATION

      The holders of a majority of the Controlling Class, the Capmark master servicer, the Prudential master servicer, the Centerline special servicer and the holder of the majority interest in the Class R-I Certificates, in that order, will have the option to purchase, in whole but not in part, the mortgage loans and any other property remaining in the trust on any Distribution Date on or after the Distribution Date on which the aggregate Certificate Balance of all
Classes of Principal Balance Certificates then outstanding is less than or equal to 1% of the Initial Pool Balance.

      The purchase price for any such purchase will be the sum of, without duplication, 100% of the aggregate unpaid principal balances of the mortgage loans, other than any mortgage loans as to which a master servicer has determined that all payments or recoveries with respect thereto have been made, plus accrued and unpaid interest at the mortgage rate--or the mortgage rate less the Master Servicing Fee Rate--if a master servicer is the purchaser--to the Due
Date for each mortgage loan ending in the Collection Period with respect to which such purchase occurs, plus unreimbursed Advances, with interest thereon at the Advance Rate, and the fair market value of any other property remaining in the trust. The optional termination of the trust must be conducted so as to constitute a "qualified liquidation" of each REMIC under Section 860F of the
Code.

      Upon any such termination, the purchase price for the mortgage loans and the other property in the trust will be applied to pay accrued and unpaid interest on and reduce the Certificate Balance of all outstanding Classes to zero in the manner provided under "Description of the Offered
Certificates--Distributions--Application of the Available Distribution Amount"
in this prospectus supplement. Notice of any optional termination must be mailed by the trustee to the Certificateholders, the Swap Counterparty and the Rating
Agencies upon the receipt of written notice of such optional termination.

      ANY SUCH TERMINATION WILL HAVE AN ADVERSE EFFECT ON THE YIELD OF ANY
OUTSTANDING OFFERED CERTIFICATES PURCHASED AT A PREMIUM. SEE "YIELD, PREPAYMENT
AND MATURITY CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT.

ADVANCES

      P&I Advances

      On the business day prior to each Distribution Date, each master servicer
(or the trustee, if applicable) will be obligated to make a P&I Advance for the mortgage loans for which it is acting as master servicer, unless such master servicer, the applicable special servicer or the trustee, as the case may be, has determined, in its sole discretion, exercised in accordance with the
Servicing Standard (or, in the case of the trustee, exercised in accordance with its good faith business judgment), that the amount to be advanced, plus interest expected to accrue thereon, would not be recoverable from subsequent payments or collections, including Insurance Proceeds, Condemnation Proceeds and Liquidation
Proceeds, in respect of the related mortgage loan and only until the mortgage loan has been liquidated; provided, however, that the amount of any P&I Advance required to be advanced by the master servicer with respect

                                     S-143

to interest on a mortgage loan as to which there has been an Appraisal Reduction will be an amount equal to the product of:

      o     the amount required to be advanced by such master servicer without giving effect to this sentence; and

      o     a fraction, the numerator of which is the Scheduled Principal
            Balance of such mortgage loan as of the immediately preceding
            Determination Date less any Appraisal Reduction in effect with respect to such mortgage loan (or, in the case of the mortgage loan related to a Serviced Loan Group or the Non-Trust Serviced Pari
            Passu Loan, the portion of the Appraisal Reduction that is allocable to such mortgage loan or the Non-Trust Serviced Pari Passu Loan, as applicable) and the denominator of which is the Scheduled Principal
            Balance of such mortgage loan as of such Determination Date.

      In addition, the master servicers and the trustee will not in any event be required to (i) advance Prepayment Premiums, Yield Maintenance Charges, default interest, Excess Interest or Balloon Payments or (ii) make any P&I Advance with respect to any Serviced Companion Loan or the Non-Trust Serviced Companion Loan.

      None of the master servicers, the special servicers, the paying agent or the trustee will be required to advance any amount due to be paid by the Swap
Counterparty for distribution to the Floating Rate Certificates in the event that the Swap Counterparty fails to make a required payment under the related
Swap Contract.

      With respect to any mortgage loan that is delinquent in respect of its
Balloon Payment, including any REO Property as to which the related mortgage loan provided for a Balloon Payment, P&I Advances will be required in an amount equal to the Assumed Scheduled Payment, less the related master servicing fee, the excess servicing fee, the primary servicing fee and any other servicing fees payable from such Assumed Scheduled Payments, if such amount is not collected from the related borrower, subject to the same conditions and limitations, as described above, that apply to P&I Advances of other Scheduled Payments.

      Each master servicer (and the trustee, if applicable) will be entitled to interest on P&I Advances made by it, which interest will accrue at the Advance
Rate. This interest and any interest on other Advances, including interest on the pro rata portion of servicing advances made by the 2006-PWR14 Master
Servicer, the 2006-PWR14 Special Servicer or the 2006-PWR14 Trustee, as
applicable, in respect of the Non-Trust Serviced Pari Passu Loan, will result in a reduction in amounts payable on the Certificates, to the extent that interest is not otherwise offset in accordance with the Pooling and Servicing Agreement and the 2006-PWR14 Pooling and Servicing Agreement.

      P&I Advances and interest accrued thereon at the Advance Rate will be reimbursable or payable from recoveries on the related mortgage loans and, to the extent the applicable master servicer (or the trustee, as applicable)
determines in its sole discretion, exercised in accordance with the Servicing
Standard (or, in the case of the trustee, exercised in accordance with its good faith business judgment), that a P&I Advance will not be ultimately recoverable from related recoveries it will recover such amounts from general collections on all mortgage loans, as described under "--Reimbursement of Advances" below. P&I
Advances made in respect of mortgage loans which have a grace period that expires after the Determination Date will not begin to accrue interest until the day succeeding the expiration date of any applicable grace period; provided that if such P&I Advance is not reimbursed from collections received by the related borrower by the end of the applicable grace period, Advance interest will accrue from the date such Advance is made (which will be the Master Servicer Remittance
Date). In no event will the master servicer be required to make aggregate P&I
Advances with respect to any mortgage loan which, when including the amount of interest accrued thereon at the Advance Rate, equals an amount greater than the
Scheduled Principal Balance plus all overdue amounts thereof, less any Appraisal
Reductions with respect thereto.

      The right of the master servicers and the trustee to reimbursement or payment out of recoveries will be prior to the right of the Certificateholders to receive any amounts recovered with respect to any mortgage loan. If a master servicer fails to make a required P&I Advance, the trustee is required to make such P&I Advance, subject to the same limitations, and with the same rights, including the right to receive interest on such P&I Advance, as described above for a master servicer.

                                     S-144

      Servicing Advances

      Servicing Advances, in all cases, will be reimbursable as described below.
Each master servicer will be permitted to pay, or to direct the payment of, certain servicing expenses directly out of the applicable Certificate Account or the Distribution Account and under certain circumstances without regard to the relationship between the expense and the funds from which it is being paid.

      With respect to the mortgaged properties securing the mortgage loans
(other than the Non-Trust Serviced Pari Passu Loan), each master servicer will be obligated to make Servicing Advances on those mortgage loans for which it is acting as master servicer for, among other things, real estate taxes prior to the earlier of the imposition of late tax payment penalty charges or the notice of intent to create a tax lien on the property and insurance premiums, to the extent that the trustee as mortgagee has an insurable interest, taking into account the insurance required at loan closing and insurance coverage is available at commercially reasonable rates and not paid by the related borrower on a timely basis and for collection or foreclosure costs, including reasonable attorneys fees. With respect to REO Properties (other than REO Properties with respect to the Non-Trust Serviced Pari Passu Loan), each master servicer will be obligated to make Servicing Advances on those mortgage loans for which it is acting as master servicer, if necessary and to the extent that funds from the operation of the related REO Property are unavailable to pay any amounts due and payable, for:

      o     insurance premiums, taking into account the insurance required at loan closing and to the extent that insurance coverage is available at commercially reasonable rates;

      o     items such as real estate taxes and assessments in respect of such
            REO Property that may result in the imposition of a lien;

      o     any ground rents in respect of such REO Property; and

      o     other costs and expenses necessary to maintain, manage or operate such REO Property.

      In addition, the applicable special servicer may, but is not required to, make Servicing Advances on an emergency basis.

      Notwithstanding the foregoing, each master servicer will be obligated to make such Servicing Advances only to the extent that such master servicer or the applicable special servicer has not determined, as described below, that the amount so advanced will be nonrecoverable from subsequent payments or collections, including Insurance Proceeds, Liquidation Proceeds and REO Income,
in respect of such mortgage loan or REO Property; provided, however, that upon a determination that such amounts would not be recoverable, such master servicer or the applicable special servicer is required to provide notice of such determination to the applicable master servicer or the applicable special servicer and if the applicable special servicer determines that the payment of such amounts is necessary to preserve the related mortgaged property and would be in the best interest of the Certificateholders, such master servicer is required to pay such amounts from amounts in the related Certificate Account.

      The master servicers may incur certain costs and expenses in connection with the servicing of a mortgage loan (or Serviced Loan Group, as applicable) or the administration of REO Property. Servicing Advances, including interest accrued thereon at the Advance Rate, will be reimbursable from recoveries or collections on the related mortgage loan (and, if applicable, the related
Serviced Companion Loans) or REO Property. However, if a master servicer determines, as described below, that any Servicing Advance previously made, and accrued interest thereon at the Advance Rate, will not be ultimately recoverable from such related recoveries, such Advances and accrued interest will generally be reimbursable from amounts on deposit in the applicable Certificate Account
(or if not available from such Certificate Account, from the other Certificate
Account in certain circumstances) or the Distribution Account. If a master servicer fails to make a required Servicing Advance (other than an Advance determined to be a nonrecoverable Advance), the trustee is required to make such
Servicing Advance, subject to the same limitations, and with the same rights, including the right to receive interest on such Servicing Advance, as described above for a master servicer.

      In general, none of the master servicers, the special servicers or the trustee will be required to make any Servicing Advances with respect to the
Non-Trust Serviced Pari Passu Loan under the Pooling and Servicing Agreement.
Those advances will be made by the 2006-PWR14 Master Servicer, the 2006-PWR14
Special Servicer

                                     S-145

or the 2006-PWR14 Trustee in accordance with the 2006-PWR14 Pooling and
Servicing Agreement on generally the same terms and conditions as are applicable under the pooling and servicing agreement. If any servicing advances are made with respect to the Non-Trust Serviced Loan Group under the 2006-PWR14 Pooling and Servicing Agreement, the party making that advance will be entitled to be reimbursed with interest thereon as set forth in the 2006-PWR14 Pooling and
Servicing Agreement, including in the event of a nonrecoverability determination by the 2006-PWR14 Master Servicer, from general collections on all mortgage loans (up to the Non-Trust Serviced Pari Passu Loan's pro rata portion of such servicing advance).

      Reimbursement of Advances

      Any monthly P&I Advance or Servicing Advance (in either case, with interest) that has been determined to be nonrecoverable from the particular mortgage loan to which it relates will be reimbursable from the Certificate
Accounts in the Collection Period in which the nonrecoverability determination is made. Any reimbursement of nonrecoverable Advances will be made first from amounts in the Certificate Accounts allocable to principal during the Collection
Period in which the reimbursement is made, prior to reimbursement from other collections (including interest) received during that Collection Period (and similarly, in subsequent periods, from principal first and then from other collections). If the amount in the Certificate Accounts allocable to principal on the mortgage loans is insufficient to fully reimburse the party entitled to reimbursement, then such party may elect in its sole discretion as an accommodation to the Certificateholders to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the Advance) for no more than
6 Collection Periods without the consent of the Operating Adviser and, in any event, 12 Collection Periods in the aggregate. If such master servicer or trustee, as applicable, determines, in its sole discretion, for any reason to recover its nonrecoverable Advances, then such master servicer or trustee, as applicable, will be entitled to immediate reimbursement of those nonrecoverable
Advances with interest at the Advance Rate. Such master servicer's or trustee's, as applicable, agreement to defer reimbursement of such nonrecoverable Advances shall not be construed as an obligation on the part of such master servicer or the trustee, or a right of the Certificateholders. No such deferment shall be deemed to create in the Certificateholders a right to prior payment of distributions over such master servicer's or the trustee's right to reimbursement for Advances. Deferred Advances shall continue to earn interest at the Advance Rate. In all events the decision to defer reimbursement or seek immediate reimbursement of nonrecoverable Advances shall be deemed to be in accordance with the Servicing Standard, in the case of the master servicers and, with respect to the trustee, in accordance with its good faith business judgment.

      If such party does not elect to defer reimbursement of such amount, then such party will be entitled to reimbursement of such insufficiency out of any amounts on deposit in the Certificate Accounts. If a monthly P&I Advance or
Servicing Advance is made with respect to a mortgage loan after a default thereon and the mortgage loan is thereafter worked out under terms that do not provide for the repayment of those Advances (together with interest thereon) in full at the time of the workout (but such amounts become an obligation of the borrower to be paid in the future), then such Advance, unless determined to be nonrecoverable, will be reimbursable only from amounts in the Certificate
Accounts that represent principal on the mortgage loans, net of any nonrecoverable Advances then outstanding and reimbursable from such amounts. To the extent that the reimbursement is made from principal, the Principal
Distribution Amount otherwise payable on the Certificates on the related distribution date will be reduced and, in the case of reimbursement of nonrecoverable Advances, a Realized Loss will be allocated (in reverse sequential order in accordance with the loss allocation rules described above under "--Subordination; Allocation of Losses and Certain Expenses") to reduce the total principal balance of the Certificates on that distribution date. Any provision in the Pooling and Servicing Agreement for any Servicing Advance or
P&I Advance by any master servicer, any special servicer or the trustee is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person or entity the risk of loss with respect to one or more of the mortgage loans.

      Nonrecoverable Advances

      The determination that any P&I Advance or Servicing Advance, previously made or proposed to be made, would not be recoverable for a particular mortgage loan will be made in the sole discretion of the applicable master servicer or the applicable special servicer (exercised in accordance with the Servicing
Standard) or the trustee (exercised in accordance with its good faith business judgment), and is required to be accompanied by an officer's certificate delivered to the trustee, the applicable special servicer or the applicable master servicer, the Operating Adviser, the holder of the related Serviced
Companion Loan, the Rating Agencies, the paying agent and us, setting

                                     S-146

forth the reasons for such determination, with copies of appraisals or internal valuations, if any, or other information that supports such determination. A master servicer's or a special servicer's determination of nonrecoverability
(or, with respect to any P&I Advances on the Non-Trust Serviced Pari Passu Loan,
the determination of nonrecoverability of the 2006-PWR14 Master Servicer or other applicable party under the 2006-PWR14 Pooling and Servicing Agreement)
will be conclusive and binding upon the Certificateholders and the trustee. The trustee will be entitled to rely conclusively on any determination by such master servicer or the applicable special servicer of nonrecoverability (or, with respect to any P&I Advances on the Non-Trust Serviced Pari Passu Loan, the
determination of nonrecoverability of the 2006-PWR14 Master Servicer or other applicable party under the 2006-PWR14 Pooling and Servicing Agreement) with respect to such Advance and will have no obligation to make a separate determination of recoverability.

      In addition, a master servicer or a special servicer, in considering whether a P&I Advance or Servicing Advance is a nonrecoverable Advance, will be entitled to give due regard to the existence of any outstanding nonrecoverable
Advance with respect to other mortgage loans which, at the time of such consideration, the reimbursement of which is being deferred or delayed by a master servicer, a special servicer or the trustee because there is insufficient principal available for such reimbursement, in light of the fact that proceeds on the related mortgage loan are a source of reimbursement not only for the P&I
Advance or Servicing Advance under consideration, but also as a potential source of reimbursement of such nonrecoverable Advance which is or may be being deferred or delayed. In addition, any such master servicer or special servicer may update or change its recoverability determinations at any time (but not reverse any other master servicer or special servicer's determination that an
P&I Advance or Servicing Advance is a nonrecoverable Advance).

      If the applicable master servicer receives written notice by the
2006-PWR14 Master Servicer (which notice will not be necessary for so long as both of such master servicers are the same entity) that the 2006-PWR14 Master
Servicer (or other applicable party under the 2006-PWR14 Pooling and Servicing
Agreement) has determined, with respect to the Non-Trust Serviced Companion
Loan, that any proposed advance of scheduled principal and interest payments would be, or that any outstanding advance of scheduled principal and interest payments is, a nonrecoverable advance, then neither the applicable master servicer nor the trustee will be permitted to make any additional P&I Advances with respect to the Non-Trust Serviced Pari Passu Loan. Following receipt of such notice, such advancing parties may resume making P&I Advances with respect to the Non-Trust Serviced Pari Passu Loan if the applicable master servicer has consulted with the 2006-PWR14 Master Servicer (or other applicable party under the 2006-PWR14 Pooling and Servicing Agreement) and they agree that circumstances with respect to the Non-Trust Serviced Loan Group have changed such that a proposed future advance of scheduled principal and interest payments would not be a nonrecoverable Advance. Notwithstanding the foregoing, the applicable master servicer will continue to have the discretion to determine that any future P&I Advance would be, or that any outstanding P&I Advance is, as applicable, a nonrecoverable Advance. Once such a determination is made by the applicable master servicer or the applicable master servicer receives written notice of such determination from the 2006-PWR14 Master Servicer, the applicable master servicer will be required to follow the process set forth in this paragraph before making any additional P&I Advances with respect to the
Non-Trust Serviced Pari Passu Loan.

      With respect to the Non-Trust Serviced Loan Group, neither the 2006-PWR14
Master Servicer nor the 2006-PWR14 Trustee will make a servicing advance if it makes a determination of non-recoverability substantially similar to the determination of non-recoverability set forth in the second preceding paragraph, in accordance with the 2006-PWR14 Pooling and Servicing Agreement.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

      Paying Agent Reports

      Based solely on information provided in monthly reports prepared by the master servicers and the special servicers and delivered to the paying agent, the paying agent will be required to provide or make available to each
Certificateholder and the Swap Counterparty on each Distribution Date:

      (a)   A statement (in the form of Appendix V) setting forth, to the extent applicable:

            (1)   the date of such Distribution Date, and of the Record Date,
                  Interest Accrual Period, and Determination Date for such
                  Distribution Date;

                                     S-147

            (2)   the Available Distribution Amount for the Distribution Date,
                  and any other cash flows received on the mortgage loans and applied to pay fees and expenses (including the components of
                  Available Distribution Amount or such other cash flows);

            (3)   the aggregate amount of servicing fees, special servicing
                  fees, other special servicing compensation, trustee fees and paying agent fees paid, respectively, to the master servicers, the special servicers, the trustee and the paying agent with respect to the Mortgage Pool and with respect to each Loan
                  Group;

            (4)   the amount of other fees and expenses accrued and paid from the trust fund, including without limitation Advance
                  reimbursement and interest on Advances, and specifying the purpose of such fees or expenses and the party receiving
                  payment of those amounts, if applicable;

            (5)   the amount, if any, of such distributions to the holders of each Class of Principal Balance Certificates applied to reduce the aggregate Certificate Balance thereof;

            (6)   the amount of such distribution to holders of each Class of
                  REMIC Regular Certificates and the Floating Rate Regular
                  Interests allocable to (A) interest and (B) Prepayment
                  Premiums or Yield Maintenance Charges;

            (7)   the amount of any shortfall in principal distributions and any shortfall in interest distributions to each applicable Class of Certificates;

            (8)   the amount of excess cash flow, if any distributed to the
                  holder of the Residual Certificates;

            (9)   the weighted average mortgage rate (and interest rates by
                  distributional groups or ranges) of the mortgage loans as of the related Determination Date;

            (10)  the number of outstanding mortgage loans and the aggregate principal balance and Scheduled Principal Balance of the
                  mortgage loans and weighted average remaining term at the
                  close of business on the related Determination Date, with
                  respect to the Mortgage Pool and with respect to each Loan
                  Group;

            (11)  the number and aggregate Scheduled Principal Balance of mortgage loans, with respect to the Mortgage Pool and with respect to each Loan Group:

                  First, delinquent 30 to 59 days,

                  Second, delinquent 60 to 89 days,

                  Third, delinquent 90 days or more,

                  Fourth, as to which foreclosure proceedings have been
                  commenced, or

                  Fifth, as to which bankruptcy proceedings have been commenced;

            (12)  the aggregate amount and general purpose of Servicing Advances and P&I Advances outstanding, separately stated, that have been made by the master servicers and the trustee, with
                  respect to the Mortgage Pool and with respect to each Loan
                  Group;

            (13)  the number and related principal balances of any mortgage loans modified, extended or waived on a loan-by-loan basis since the previous Determination Date (including a description of any material modifications, extensions or waivers to
                  mortgage loan terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time);

            (14)  material breaches of mortgage loan representations and warranties of which the trustee, a master servicer or a
                  special servicer has received written notice;

            (15)  material breaches of any covenants under the Pooling and
                  Servicing Agreement of which the trustee, a master servicer or a special servicer has received written notice;

                                     S-148

            (16)  if applicable to any transaction, information regarding any tests used for determining any early amortization, liquidation or other performance trigger and whether the trigger was met;

            (17)  with respect to any REO Property included in the trust, the principal balance of the related mortgage loan as of the date of acquisition of the REO Property and the Scheduled Principal
                  Balance of the mortgage loan;

            (18)  as of the related Determination Date:

                  First, as to any REO Property sold during the related
                  Collection Period, the date of the related determination by the applicable special servicer that it has recovered all
                  payments which it expects to be finally recoverable and the amount of the proceeds of such sale deposited into the
                  applicable Certificate Account, and

                  Second, the aggregate amount of other revenues collected by the applicable special servicer with respect to each REO
                  Property during the related Collection Period and credited to the applicable Certificate Account, in each case identifying such REO Property by the loan number of the related mortgage loan;

            (19)  the aggregate Certificate Balance or Notional Amount of each
                  Class of REMIC Regular Certificates and the Floating Rate
                  Regular Interests before and after giving effect to the
                  distribution made on such Distribution Date;

            (20)  the aggregate amount of Principal Prepayments made during the related Collection Period, with respect to the Mortgage Pool and with respect to each Loan Group;

            (21)  the Pass-Through Rate applicable to each Class of REMIC
                  Regular Certificates, the Floating Rate Certificates and the
                  Floating Rate Regular Interests for such Distribution Date;

            (22)  the amount of Unpaid Interest, Realized Losses or Expense
                  Losses, if any, incurred with respect to the mortgage loans, including a breakout by type of such Realized Losses or
                  Expense Losses, with respect to the Mortgage Pool and with respect to each Loan Group;

            (23)  the amount of any Appraisal Reductions effected during the related Collection Period on a loan-by-loan basis and the
                  total Appraisal Reductions in effect as of such Distribution
                  Date, with respect to the Mortgage Pool and with respect to each Loan Group;

            (24)  as determined and/or approved by the Depositor, any other information necessary to satisfy the requirements of Item
                  1121(a) of Regulation AB that can, in the Paying Agent's
                  reasonable judgment, be included on the Monthly
                  Certificateholders Report without undue difficulty;

            (25)  with respect to each Swap Contract:

                  First, the amounts received and paid in respect of such Swap
                  Contract for such Distribution Date and the Pass-Through Rate applicable to the related Class of Floating Rate Certificates for the next succeeding Distribution Date;

                  Second, identification of any Rating Agency Trigger Event or
                  Swap Default under such Swap Contract as of the close of
                  business on the last day of the immediately preceding calendar month;

                  Third, the amount of any (i) payment by the Swap Counterparty as a termination payment, (ii) payment to any successor
                  interest rate Swap Counterparty to acquire a replacement swap contract, and (iii) collateral posted by the Swap Counterparty in connection with any Rating Agency Trigger Event under such
                  Swap Contract; and

                  Fourth, the amount of and identification of any payments on the related Class of Floating Rate Certificates in addition to the amount of principal and interest due on such class, such as any

                                     S-149

                  termination payment received in connection with such Swap
                  Contract or any payment of a Prepayment Premium or Yield
                  Maintenance Charge after the termination of such Swap
                  Contract; and

            (b)   A report containing information regarding the mortgage loans as of the end of the related Collection Period, which report will contain substantially the categories of information
                  regarding the mortgage loans presented in Appendix I and will be presented in a tabular format substantially similar to the format utilized in Appendix I.

      The reports described in clauses (a) and (b) above may be combined into 1 report for purposes of dissemination.

      In the case of information furnished pursuant to subclauses (a)(5), (a)(6)
and (a)(7) above, the amounts shall be expressed as a dollar amount per $1,000 of original actual principal amount of the Certificates for all Certificates of each applicable Class.

      The paying agent will make the foregoing reports and certain other information available each month to the general public via the paying agent's website, which shall initially be located at http://www.usbank.com/abs. In addition, the paying agent will also make certain other additional reports available via the paying agent's website on a restricted basis to Morgan Stanley
Capital I Inc. and its designees, the Rating Agencies, parties to the Pooling and Servicing Agreement, the Underwriters, the Certificateholders and any
prospective investors or beneficial owners of Certificates who provide the paying agent with an investor certification satisfactory to the paying agent. In addition, the paying agent will make available on its website any reports on
Forms 10-D, 10-K and 8-K that have been prepared and filed with respect to the trust through the EDGAR system. For assistance with the paying agent's website, investors may call (800) 934-6802. The trustee and the paying agent will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor. In addition, the trustee and the paying agent may disclaim responsibility for any information of which it is not the original source.

      In connection with providing access to the paying agent's website, the paying agent may require registration and the acceptance of a disclaimer. The trustee and the paying agent will not be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.

      On an annual basis, the master servicers are required to deliver or make available electronically the Annual Report to the trustee and the paying agent, and the paying agent will make such report available as described above to the
Underwriters, the Certificateholders, Morgan Stanley Capital I Inc. and its
designees, the parties to the Pooling and Servicing Agreement, the Rating
Agencies and any prospective investors or beneficial owners of Certificates who provide the paying agent with an investor certification satisfactory to the paying agent.

      The paying agent is required to make available at its corporate trust offices (either in physical or electronic form), during normal business hours, upon reasonable advance written notice for review by any certificateholder, any certificate owner, any prospective investor, the Underwriters, each Rating
Agency, the special servicers, the holder of the related Serviced Companion
Loan, the Depositor, originals or copies of, among other things, the following items (to the extent such items are in its possession): (i) the most recent property inspection reports in the possession of the paying agent in respect of each mortgaged property and REO Property, (ii) the most recent mortgaged property/REO Property rent roll and annual operating statement, if any, collected or otherwise obtained by or on behalf of the master servicers or the special servicers and delivered to the paying agent, (iii) any Phase I
Environmental Report or engineering report prepared or appraisals performed in respect of each mortgaged property; provided, however, that the paying agent shall be permitted to require payment by the requesting party (other than either
Rating Agency) of a sum sufficient to cover the reasonable expenses actually incurred by the paying agent of providing access or copies (including electronic or digital copies) of any such information reasonably requested in accordance with the preceding sentence.

      Other Information

      The Pooling and Servicing Agreement generally requires that the trustee and/or the paying agent make available, at its corporate trust office or at such other office as it may reasonably designate, during normal business hours, upon reasonable advance notice for review by any Certificateholder, the Swap
Counterparty, the holder of the related Serviced Companion Loan, each Rating
Agency or Morgan Stanley Capital I Inc., originals or copies of,

                                     S-150

among other things, the following items (to the extent such items are in its possession), except to the extent not permitted by applicable law or under any of the mortgage loan documents:

      o     the Pooling and Servicing Agreement and any amendments thereto;

      o     all reports or statements delivered to holders of the relevant Class of Certificates since the Closing Date;

      o     all officer's certificates delivered to the paying agent since the
            Closing Date;

      o     all accountants' reports delivered to the paying agent since the
            Closing Date;

      o     the mortgage loan files;

      o     the most recent property inspection report prepared by or on behalf of the master servicers or the special servicers in respect of each mortgaged property;

      o     the most recent mortgaged property rent rolls and annual operating statements, if any, collected by or on behalf of the master servicers or the special servicers and delivered to the paying agent;

      o     any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the master servicers and/or the special servicers; and

      o     any and all officer's certificates and other evidence delivered to the trustee to support a master servicer's determination that any
            Advance was not or, if made, would not be, recoverable.

      Copies of any and all of the foregoing items and any servicer reports will be available from the paying agent (or, with respect to the mortgage files and certain other items, the trustee) upon request; however, the paying agent or trustee will be permitted to require the requesting party to pay a sum sufficient to cover the reasonable costs and expenses of providing such copies.
Recipients of such information will generally be required to acknowledge that such information may be used only in connection with an evaluation of the
Certificates by such recipient and in accordance with applicable law.

      The trust will file distribution reports on Form 10-D, annual reports on
Form 10-K and (if applicable) current reports on Form 8-K with the Securities and Exchange Commission (the "Commission") regarding the Certificates, to the extent, and for such time, as it shall be required to do so under the Securities
Exchange Act of 1934, as amended. Such reports will be filed under the name
"Morgan Stanley Capital I Trust 2007-IQ15." Members of the public may read and copy any materials filed with the Commission at the Commission's Public
Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Additional
information regarding the Public Reference Room can be obtained by calling the
Commission at 1-800-SEC-0330. The Commission also maintains a site on the World
Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval
("EDGAR") system. The Depositor has filed the accompanying prospectus and the related registration statement, including all exhibits thereto as well as this prospectus supplement, through the EDGAR system, so the materials should be available by logging onto the Commission's website. The Commission maintains computer terminals providing access to the EDGAR system at the office referred to above.

      Book-Entry Certificates

      Until such time, if any, as definitive certificates are issued in respect of the Offered Certificates, the foregoing information and access will be available to the related Certificate Owners only to the extent it is forwarded by, or otherwise available through, DTC and its Participants or otherwise made available publicly by the paying agent. The manner in which notices and other communications are conveyed by DTC to its Participants, and by such Participants to the Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

      The master servicers, the special servicers, the paying agent and the
Depositor are required to recognize as Certificateholders only those persons in whose names the Certificates are registered with the Certificate Registrar as of the related Record Date; however, any Certificate Owner that has delivered to the Certificate Registrar a written

                                     S-151

certification, in the form prescribed by the Pooling and Servicing Agreement, regarding such Certificate Owner's beneficial ownership of Offered Certificates will be recognized as a Certificateholder for purposes of obtaining the foregoing information and access.

EXAMPLE OF DISTRIBUTIONS

      The following chart sets forth an example of distributions on the
Certificates assuming the Certificates are issued in August 2007:

The close of business on:

August 1, 2007               (A)  Cut-off Date.
August 31, 2007              (B)  Record Date for all Classes of Certificates.
August 2-September 7, 2007   (C)  The Collection Period.  Each master servicer receives Scheduled Payments due after the
                                  Cut-off Date and any Principal Prepayments made after the Cut-off Date and on or prior to
                                  September 7.
September 7, 2007            (D)  Determination Date for mortgage loans.
September 12, 2007           (E)  Master Servicer Remittance Date (1 Business Day prior to the Distribution Date).
September 13, 2007           (F)  Distribution Date.

      Succeeding monthly periods follow the pattern of (B) through (F) above
(except as described below).

      First, The outstanding principal balance of the mortgage loans will be the aggregate outstanding principal balance of the mortgage loans at the close of business on the Cut-off Date, after deducting principal payments due on or before such date, whether or not received. Principal payments due on or before such date, and the accompanying interest payments, are not part of the trust.

      Second, Distributions on the next Distribution Date will be made to those persons that are the Certificateholders of record on this date. Each subsequent
Record Date will be the last business day of the month preceding the related
Distribution Date.

      Third, Any Scheduled Payments due and collected and Principal Prepayments collected, after the Cut-off Date will be deposited into the applicable
Certificate Account. Each subsequent Collection Period will begin on the day after the Determination Date in the month preceding the month of each
Distribution Date and will end on the Determination Date in the month in which the Distribution Date occurs.

      Fourth, Generally, as of the close of business on the Determination Date, each master servicer will have determined the amounts of principal and interest that will be remitted with respect to the related Collection Period.

      Fifth, Each master servicer will remit to the paying agent no later than the business day prior to the related Distribution Date all amounts held by each master servicer, and any P&I Advances required to be made by such master servicer, that together constitute the Available Distribution Amount for such
Distribution Date.

      Sixth, The paying agent will make distributions to the Certificateholders on the fourth business day following the determination date each month.

EXPECTED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

      The Expected Final Distribution Date for each Class of Certificates presented under "Summary of Prospectus Supplement--Relevant Parties and
Dates--Expected Final Distribution Dates" in this prospectus supplement is the date on which such Class is expected to be paid in full, assuming timely payments and no Principal Prepayments will be made on the mortgage loans in accordance with their terms and otherwise based on the Structuring Assumptions.
The actual final distribution date for any Class may be earlier or later (and could be substantially later) than the Expected Final Distribution Date.

      The Rated Final Distribution Date of each Class of Offered Certificates is the Distribution Date in June 2049.

                                     S-152

      The ratings assigned by the Rating Agencies to each Class of Principal
Balance Certificates reflects an assessment of the likelihood that the
Certificateholders of such Class will receive, on or before the Rated Final
Distribution Date, all principal distributions to which they are entitled.

AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT

      The Pooling and Servicing Agreement may be amended from time to time by the parties thereto, without notice to or the consent of any of the Holders, to do the following:

      o     to cure any ambiguity;

      o     to cause the provisions therein to conform to or be consistent with or in furtherance of the statements made with respect to the
            Certificates, the trust or the Pooling and Servicing Agreement in this prospectus supplement, the accompanying prospectus or the memorandum under which certain of the Subordinate Certificates are being offered, or to correct or supplement any provision which may be inconsistent with any other provisions;

      o     to amend any provision thereof to the extent necessary or desirable to maintain the status of each REMIC created under the Pooling and
            Servicing Agreement (or the interest represented by the Class EI that evidence beneficial ownership of the grantor trust assets) for the purposes of federal income tax (or comparable provisions of state income tax law);

      o     to make any other provisions with respect to matters or questions arising under or with respect to the Pooling and Servicing Agreement not inconsistent with the provisions therein;

      o     to modify, add to or eliminate the provisions in the Pooling and
            Servicing Agreement relating to transfers of residual certificates;

      o     to amend any provision to the extent necessary or desirable to list the Certificates on a stock exchange, including, without limitation, the appointment of one or more sub-paying agents and the requirement that certain information be delivered to such sub-paying agents; or

      o     to make any other amendment which does not adversely affect in any material respect the interests of any Certificateholder (unless such
            Certificateholder consents).

      No such amendment effected pursuant to the first, second or fourth bullet above may (A) adversely affect in any material respect the interests of any
Holder not consenting thereto without the consent of 100% of the
Certificateholders or (B) adversely affect the status of any REMIC created under the Pooling and Servicing Agreement (or the interest represented by the Class EI
Certificates that evidence beneficial ownership of the grantor trust assets).
Prior to entering into any amendment without the consent of Holders pursuant to this paragraph, the trustee may require an opinion of counsel.

      The Pooling and Servicing Agreement may also be amended from time to time by the agreement of the parties thereto (without the consent of the
Certificateholders) and with the written confirmation of the Rating Agencies that such amendment would not cause the ratings on any Class of Certificates to be qualified, withdrawn or downgraded; provided, however, that such amendment may not effect any of the items set forth in the bullet points of the proviso in the next succeeding paragraph. The trustee may request, at its option, to receive an opinion of counsel, addressed to the parties to the Pooling and
Servicing Agreement and any primary servicer, that any amendment pursuant to this paragraph is permitted under the Pooling and Servicing Agreement.

                                     S-153

      The Pooling and Servicing Agreement may also be amended from time to time by the parties with the consent of the Holders of not less than 51% of the aggregate certificate balance of the Certificates then outstanding (as calculated under the Pooling and Servicing Agreement), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders; provided that no such amendment may:

      o     reduce in any manner the amount of, or delay the timing of the distributions required to be made on any certificate without the consent of the Holder of such certificate;

      o     adversely affect in any material respect the interests of the
            Holders of the Certificates in a manner other than as described in the immediately preceding bullet, without the consent of the Holders of all Certificates affected thereby;

      o     significantly change the activities of the trust, without the consent of the Holders of Certificates representing more than 50% of all the voting rights;

      o     reduce the aforesaid percentages of aggregate certificate percentage or certificate balance, the Holders of which are required to consent to any such amendment without the consent of all the Holders of each
            Class of Certificates affected thereby;

      o     eliminate the master servicers' or the trustee's obligation to advance or alter the Servicing Standard except as may be necessary or desirable to comply with Sections 860A through 860G of the Code and related Treasury Regulations and rulings promulgated thereunder;

      o     adversely affect the status of any grantor trust created out of the related portion of the trust, for federal income tax purposes, without the consent of 100% of the Class EI Certificateholders or the Class A-2FL, Class A-4FL, Class A-MFL and Class A-JFL
            Certificateholders, as applicable; or

      o     adversely affect the status of any REMIC created under the Pooling and Servicing Agreement for federal income tax purposes, without the consent of 100% of the Certificateholders (other than the Class EI
            Certificateholders, but including the Class R-I, Class R-II and
            Class R-III Certificateholders). The trustee may request, at its option, to receive an opinion of counsel that any amendment pursuant to this paragraph is permitted under the Pooling and Servicing
            Agreement.

      No amendment to the Pooling and Servicing Agreement may change in any manner the obligations of any mortgage loan seller under the related Mortgage
Loan Purchase Agreement without the consent of the mortgage loan seller or materially and adversely affect the rights of the holder of any Serviced
Companion Loan without the consent of such holder. Additionally, the Pooling and
Servicing Agreement may not be amended in a manner that would adversely affect distributions to the Swap Counterparty or the rights or obligations of the Swap
Counterparty under the Swap Contracts without the prior written consent of the
Swap Counterparty (which consent will not be unreasonably withheld, conditioned or delayed).

EVIDENCE AS TO COMPLIANCE

      Each of the master servicers, the special servicers, the trustee and the paying agent will be required under the Pooling and Servicing Agreement, and we expect that each Additional Servicer and each sub-servicer will be required under the applicable primary servicing or sub-servicing agreement, to deliver annually, to the trustee, the paying agent and the Depositor on or before the date specified in the Pooling and Servicing Agreement or the applicable primary servicing or sub-servicing agreement, an officer's certificate stating that (i)
a review of that party's servicing activities during the preceding calendar year or portion of that year and of performance under the Pooling and Servicing
Agreement or the applicable primary servicing or sub-servicing agreement in the case of an Additional Servicer or other sub-servicer, has been made under the officer's supervision, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the Pooling and
Servicing Agreement or the applicable primary servicing or sub-servicing agreement in the case of an Additional Servicer or other sub-servicer, in all material respects throughout the year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure.

                                     S-154

      In addition, the master servicers, the special servicers, the paying agent and the trustee, each at its own expense, will be required under the Pooling and
Servicing Agreement, and we expect that each Servicing Function Participant will be required under the applicable primary servicing or sub-servicing agreement, to deliver annually, to the trustee, the paying agent, the Rating Agencies and the Depositor, a report (an "Assessment of Compliance") assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation
AB that contains the following:

      o     a statement of the party's responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

      o     a statement that the party used the criteria in Item 1122(d) of
            Regulation AB to assess compliance with the applicable servicing criteria;

      o     the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year, setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status thereof; and

      o     a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

      Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an "Attestation Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting
Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria; provided, however, that with respect to each year in respect of which the Trustee, on behalf of the Trust, is not required under the
Securities and Exchange Act of 1934, as amended, to file reports with the
Commission regarding the Certificates, each party that is required to deliver an
Assessment of Compliance, in lieu of delivering an Attestation Report, may, at such party's option, instead deliver a report of a registered public accounting firm, prepared in accordance with Uniform Single Attestation Program ("USAP"), to the effect that such firm has examined the servicing operations of such party for the previous calendar year and that on the basis of such examination, such party has complied during such previous calendar year with the minimum servicing standards identified in USAP in all material respects, except for such significant exceptions or errors in records that, in the opinion of such firm,
USAP requires it to report.

                        DESCRIPTION OF THE SWAP CONTRACTS

GENERAL

      On the Closing Date, the Depositor will assign to the Paying Agent, on behalf of the trust, the Class A-2FL, Class A-4FL, Class A-MFL and Class A-JFL
Regular Interests together with swap contracts (the "Swap Contracts") with
Morgan Stanley Capital Services Inc., a Delaware corporation (the "Swap
Counterparty"). The Class A-2FL, Class A-4FL, Class A-MFL and Class A-JFL
Certificates will each represent all of the beneficial interest in the Class
A-2FL, Class A-4FL, Class A-MFL or Class A-JFL Regular Interest, respectively, the related Swap Contract and all amounts on deposit in the related Floating
Rate Account (as defined below). Each Swap Contract will have an expiration date of the Distribution Date in June 2049. Promptly upon the determination of LIBOR by the Swap Counterparty, the Swap Counterparty will provide a report to the paying agent setting forth LIBOR for the Interest Accrual Period for the
Floating Rate Certificates. The paying agent will be entitled to conclusively rely on such report (in the absence of manifest error).

      The Paying Agent will establish and maintain an account in the name of the
Paying Agent, in trust for holders of the Class A-2FL, Class A-4FL, Class A-MFL or Class A-JFL Certificates, respectively (each, a "Floating Rate Account").
Promptly upon receipt of any payment of interest on the Class A-2FL, Class
A-4FL, Class A-MFL or Class A-JFL Regular Interest or a payment or other receipt in respect of the related Swap Contract, the paying agent will deposit the same into the related Floating Rate Account.

                                     S-155

      The Paying Agent may make withdrawals from the related Floating Rate
Account only for the following purposes: (i) to distribute the Class A-2FL
Available Funds, Class A-4FL Available Funds, Class A-MFL Available Funds and
Class A-JFL Available Funds, as applicable, for any Distribution Date to the holders of the Class A-2FL, Class A-4FL, Class A-MFL and Class A-JFL
Certificates, respectively; (ii) to withdraw any amount deposited into the related Floating Rate Account that was not required to be deposited therein;
(iii) to apply any funds required to be paid to the Swap Counterparty under the related Swap Contract; (iv) to clear and terminate such account pursuant to the terms of the Pooling and Servicing Agreement; (v) in the event of the termination of the related Swap Contract, to replace such Swap Contract, to apply any termination payments paid by the Swap Counterparty to offset the expense of entering into a substantially identical interest rate swap contract with another counterparty, if possible, and to distribute any remaining amounts to the holders of the Class A-2FL, Class A-4FL, Class A-MFL and Class A-JFL
Certificates, as applicable (net of any costs and expenses related to the applicable Swap Contract), and if not possible, to distribute the entire termination payment (net of any costs and expenses related to the applicable
Swap Contract), to the holders of the Class A-2FL, Class A-4FL, Class A-MFL and
Class A-JFL Certificates, as applicable, and (vi) to pay to the paying agent any costs and expenses incurred in connection with the enforcement of the rights of the holder of the related Swap Contract with respect to such Swap Contract;
provided that the paying agent will only be permitted to incur and reimburse itself out of the related Floating Rate Account with respect to any such costs and expenses which are in excess of any termination payment received from the
Swap Counterparty and not otherwise applied to offset the expense of entering into a replacement Swap Contract if it has received the written consent of 100%
of the holders of the related Class of Floating Rate Certificates or each Rating
Agency then rating such Class of Floating Rate Certificates has confirmed in writing that such action or event will not result in the reduction, qualification or withdrawal of its then current rating for such Class of
Floating Rate Certificates. If after receipt or payment of the net swap payment due from or to the Swap Counterparty there are insufficient funds in the related
Floating Rate Account to make the full distribution of the Distributable
Certificate Interest Amount to the holders of the related Class of Floating Rate
Certificates, the resulting interest shortfall will be borne by the holders of such Class of Floating Rate Certificates. Neither the paying agent nor any other party will be required to advance any amount due to be paid by the Swap
Counterparty for distribution to the related Class of Floating Rate Certificates in the event that the Swap Counterparty fails to make a required payment.

THE SWAP CONTRACTS

      The Swap Contracts will each provide that, subject to any adjustments for
Net Aggregate Prepayment Interest Shortfalls or for other losses on the mortgage loans that reduce interest available for payments to the Swap Counterparty, in each case as described below, on the business day prior to each Distribution
Date, commencing in September 2007, the paying agent will pay (or will instruct the master servicer to pay) an amount (the "Fixed Interest Distribution") to the
Swap Counterparty at a rate equal to (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the weighted average net mortgage rate, (iii) a rate equal to the weighted average net mortgage rate or (iv) a rate equal to the weighted average net mortgage rate less a specified percentage (in each case, per annum, calculated on the basis of a 360-day year consisting of twelve 30-day months)
multiplied by a notional amount equal to the outstanding principal balance of the Class A-2FL, Class A-4FL, Class A-MFL and Class A-JFL Regular Interest, with respect to the Class A-2FL, Class A-4FL, Class A-MFL or Class A-JFL
Certificates, respectively (each, a "Floating Rate Certificate Notional Amount")
calculated on a 30/360 basis, and the Swap Counterparty will pay an amount equal to the related Floating Rate Certificate Notional Amount multiplied by the
Pass-Through Rate of the related Class of Floating Rate Certificates to the paying agent for the benefit of the holders of each such Class of Floating Rate
Certificates. The Pass-Through Rate for each of the Class A-2FL, Class A-4FL,
Class A-MFL and Class A-JFL Certificates is one-month LIBOR (or, in the case of the initial Interest Accrual Period, an interpolated rate based on two-week and one-month LIBOR) plus a specified percentage, based on the actual number of days elapsed in the related Interest Accrual Period and a 360-day year. Required payments under the Swap Contracts with respect to each Distribution Date will be made by the Swap Counterparty or the paying agent on a net basis. The Swap
Counterparty will also make payments to the trust with respect to the Swap
Contracts on the Closing Date.

      If the debt ratings of the Swap Counterparty's Credit Support Provider fall below the levels specified for each Rating Agency as set forth in a Swap
Contract (a "Rating Agency Trigger Event"), the Swap Counterparty will be required to post collateral, find a replacement swap counterparty or credit support provider that would not cause a Rating Agency Trigger Event to occur or enter into another arrangement satisfactory to each Rating Agency. If the Swap
Counterparty fails to take such action, the paying agent, unless otherwise directed in writing by the holders of 100% of the related Class of Floating Rate
Certificates (and only to the extent that, and only for so long as, doing so

                                     S-156

does not lead the paying agent to incur expenses in excess of the amounts available to it from such holders for reimbursement) will be required to enforce the rights of the trust under the related Swap Contract as may be permitted by the terms of such Swap Contract and the Pooling and Servicing Agreement and use
any termination payments received from the Swap Counterparty to enter into a replacement interest rate swap contract on substantially identical terms. The costs and expenses incurred by the paying agent in connection with enforcing the rights of the trust under the related Swap Contract will be reimbursable to the paying agent solely out of amounts in the related Floating Rate Account that are otherwise payable to the related Class of Floating Rate Certificates to the extent not reimbursed by the Swap Counterparty; provided that either without the consent of 100% of the holders of the related Class of Floating Rate
Certificates or the written confirmation of each Rating Agency then rating such
Class of Floating Rate Certificates that such action or event will not result in the reduction, qualification or withdrawal of its then current rating of such
Class of Floating Rate Certificates, the paying agent will not be permitted to incur such costs and expenses in excess of any termination payment received from the Swap Counterparty and not otherwise applied to offset the expense of entering into a replacement interest rate swap contract. If the costs attributable to entering into a replacement interest rate swap contract would exceed the net proceeds of the liquidation of a Swap Contract, the paying agent will not be permitted to enter into a replacement interest rate swap contract and any such proceeds will instead be distributed to the holders of the related
Class of Floating Rate Certificates. Following the termination of a Swap
Contract (and during the period when the paying agent is pursuing remedies under such Swap Contract) or if a Swap Default or other default or event of termination under the Swap Contract occurs and is continuing, until such default is cured or such Swap Contract is replaced, the Distributable Certificate
Interest Amount with respect to the related Class of Floating Rate Certificates will be equal to the Distributable Certificate Interest Amount for the related
Class of Floating Rate Regular Interest and the related Class of Floating Rate
Certificates will accrue interest at the same rate, on the same basis and in the same manner as the related Class of Floating Rate Regular Interest. Any conversion of the related Class of Floating Rate Certificates to a fixed interest rate will become permanent following the determination by the paying agent not to enter into a replacement interest rate swap contract and the distribution of any termination payments to the holders of such Class of
Floating Rate Certificates. A Swap Default or termination of a Swap Contract and the consequent conversion to a fixed interest rate will not constitute a default under the Pooling and Servicing Agreement. A conversion to a fixed interest rate might result in a temporary delay to the holders of the related Class of
Floating Rate Certificates in receiving payment of the related Distributable
Certificate Interest Amount on such Class of Floating Rate Certificates if DTC is not given sufficient notice of the resulting change in the payment terms of such Class of Floating Rate Certificates.

      "Swap Default" means any failure on the part of the Swap Counterparty to
(i) make a required payment under a Swap Contract or (ii) post acceptable collateral, find an acceptable replacement swap counterparty or credit support provider or enter into another arrangement satisfactory to each Rating Agency after a Rating Agency Trigger Event as required by a Swap Contract.

      The paying agent will have no obligation on behalf of the trust to pay or cause to be paid to the Swap Counterparty any portion of the related Fixed
Interest Distribution in respect of the related Class of Floating Rate Regular
Interest unless and until the related interest payment on such Class of Floating
Rate Regular Interest is actually received by the paying agent; provided, however, that the paying agent may receive funds from the Swap Counterparty representing the net amount payable to the paying agent pursuant to the related
Swap Contract and the paying agent may pay the net swap payment from amounts received on the related Class of Floating Rate Certificates.

      In addition, if the funds allocated to the payment of the related Fixed
Interest Distribution of a Class of Floating Rate Regular Interest are
insufficient to make any required payments to the Swap Counterparty and to make full distributions of the related Interest Distribution Amount to the related
Class of Floating Rate Certificates, the paying agent will be required to use such funds to make required payments to the Swap Counterparty prior to making distributions on the related Class of Floating Rate Certificates, and holders of such Certificates will experience a shortfall. Any Net Aggregate Prepayment
Interest Shortfall allocated to a Class of Floating Rate Regular Interest or a reduction in the interest available to be distributed to a Class of Floating
Rate Regular Interest for any other reason will result in a corresponding dollar-for-dollar reduction in the interest payment made by the Swap
Counterparty to the related grantor trust and, therefore, a corresponding decrease in the amount of interest distributed on the related Class of Floating
Rate Certificates.

                                     S-157

      In addition to certain customary events of default and termination events contained in a Swap Contract, the Swap Counterparty will have the right to terminate the applicable Swap Contract if the trust does not make a required payment to the Swap Counterparty or if the Pooling and Servicing Agreement is
amended or the holders of the related Class of Floating Rate Certificates or
Floating Rate Regular Interest waive compliance with any provisions of the
Pooling and Servicing Agreement without the consent of the Swap Counterparty if such amendment or waiver would have an adverse effect on the Swap Counterparty.

      Upon the request of the Depositor, the Swap Counterparty may, at its option, but is not required to, (i) provide any financial information required by Regulation AB with respect to the Swap Counterparty or any guarantor of the
Swap Counterparty if providing the financial information of a guarantor is permitted under Regulation AB or (ii) assign the interest rate swap agreement at its own cost to another entity that has agreed to take the actions described in clause (i) of this sentence with respect to itself (and which has the required swap counterparty rating and to which the assignment would satisfy the Rating
Agency Condition).

SIGNIFICANCE PERCENTAGE

      The "significance percentage" with respect to the Swap Contract is less than 10%. "Significance percentage" means the percentage that the amount of the
"significance estimate" (as described below) represents of the initial aggregate
Certificate Balance of the Class A-2FL, Class A-4FL, Class A-MFL and Class A-JFL
Certificates. The "significance estimate" has been determined based on a reasonable good faith estimate of maximum probable exposure, made in substantially the same manner as that used in the Swap Counterparty's internal risk management process in respect of similar interest rate swap agreement.

TERMINATION PAYMENTS

      The Swap Counterparty will be required to pay termination amounts, if any are payable pursuant to a Swap Contract, to the trust if an Event of Default or an Early Termination Date (each as defined in such Swap Contract) occurs under the Swap Contract and the Swap Counterparty is the sole Defaulting Party or the sole Affected Party (each as defined in the Swap Contract). No other termination amounts will be payable by any party under the Swap Contract.

      The Swap Contract will be filed with the SEC together with the Current
Report on Form 8-K (the "Form 8-K") to be filed in connection with the issuance of the offered certificates.

THE SWAP COUNTERPARTY

      The interest rate swap agreements will be provided by Morgan Stanley
Capital Services Inc. ("MSCS"), a Delaware corporation formed in 1985. Morgan
Stanley Capital Services Inc. is an affiliate of the depositor and Morgan
Stanley & Co. Incorporated, one of the underwriters, and a wholly-owned, unregulated special purpose subsidiary of Morgan Stanley (NYSE: MS). The principal executive offices of Morgan Stanley Capital Services Inc. are located at 1585 Broadway, New York, New York 10036, telephone number (212) 761-4000.

      Morgan Stanley Capital Services Inc. conducts business in the over-the-counter derivatives market, writing a variety of derivative instruments, including interest rate swaps, currency swaps, credit default swaps and interest rate options with institutional clients. The payment obligations of
Morgan Stanley Capital Services Inc. under its derivative instruments are 100%
guaranteed by Morgan Stanley. As of July 30, 2007, Morgan Stanley had a
long-term debt rating of "Aa3" by Moody's Investors Service, Inc. ("Moody's"),
"AA-" by Standard & Poor's Ratings Services, a division of The McGraw Hill
Companies, Inc. ("S&P") and "AA-" by Fitch, Inc. ("Fitch") and a short-term debt rating of "P-1" by Moody's, "A-1+" by S&P and "F1+" by Fitch.

      The information contained in this section entitled "The Swap Counterparty"
relates to and has been obtained from the Swap Counterparty.

                                     S-158

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL

      The yield to maturity on the Offered Certificates will be affected by the price paid by the Certificateholder, the related Pass-Through Rates and the rate, timing and amount of distributions on such Offered Certificates. The rate, timing and amount of distributions on any such certificate will in turn depend on, among other things:

      o     the Pass-Through Rate for such certificate;

      o     the rate and timing of principal payments, including Principal
            Prepayments, and other principal collections on the mortgage loans
            (including payments of principal arising from purchases of mortgage loans in connection with Material Breaches and Material Document
            Defects) and the extent to which such amounts are to be applied in reduction of the Certificate Balance or Notional Amount of such certificate;

      o     the rate, timing and severity of Realized Losses and Expense Losses and the extent to which such losses and expenses are allocable in reduction of the Certificate Balance or Notional Amount of such certificate or in reduction of amounts distributable thereon;

      o     the rate and timing of any reimbursement of the master servicers, the special servicers or the trustee, as applicable, out of the
            Certificate Account of nonrecoverable Advances or Advances remaining unreimbursed on a modified mortgage loan on the date of such modification; and

      o     the timing and severity of any Net Aggregate Prepayment Interest
            Shortfalls and the extent to which such shortfalls are allocable in reduction of the Distributable Certificate Interest Amount payable on such certificate.

      All Prepayment Premiums or Yield Maintenance Charges allocated to the
Class A-2FL, Class A-4FL, Class A-MFL and Class A-JFL Regular Interests will be paid to the Swap Counterparty unless the related Swap Contract and any replacement swap contract is terminated, in which case, those amounts will be distributed to the related Class of Floating Rate Certificates.

      In addition, the effective yield to holders of the Offered Certificates will differ from the yield otherwise produced by the applicable Pass-Through
Rate and purchase prices of such Certificates because interest distributions will not be payable to such holders until at least the 11th day of the month following the month of accrual without any additional distribution of interest or earnings thereon in respect of such delay.

PASS-THROUGH RATES

      The interest rates on certain of the Certificates may be based on a
Weighted Average Net Mortgage Rate. The interest rates on certain of the
Certificates may be capped at such Weighted Average Net Mortgage Rate.
Accordingly, the yield on those Classes of Certificates may be sensitive to changes in the relative composition of the Mortgage Pool as a result of scheduled amortization, voluntary and involuntary prepayments and any unscheduled collections of principal and/or any experience of Realized Losses as a result of liquidations of mortgage loans. In general, the effect of any such changes on such yields and Pass-Through Rates for such Certificates will be particularly adverse to the extent that mortgage loans with relatively higher mortgage rates experience faster rates of such scheduled amortization, voluntary prepayments and unscheduled collections or Realized Losses than mortgage loans with relatively lower mortgage rates. In addition, the yield on the Floating
Rate Certificates will be sensitive to levels of one-month LIBOR. In general, the effect of any such changes on the yields and Pass-Through Rates for those certificates will be particularly adverse to the extent that mortgage loans with relatively higher mortgage rates experience faster rates of such scheduled amortization, voluntary prepayments and unscheduled collections or Realized
Losses than mortgage loans with relatively lower mortgage rates. In the case of a default of the Swap Counterparty, and until such default is cured or the related Swap Contract is replaced, the related Class of Floating Rate
Certificates will accrue interest at the Pass Through Rate of, and on the same basis and in the same manner as, the related Class of Floating Rate Regular
Interest. The Pass-Through Rate of each of the Class A-2FL, Class A-4FL, Class
A-MFL and Class A-JFL Regular Interests is a rate equal to (i) a fixed rate,
(ii) a fixed rate subject to a cap equal to the weighted average net mortgage rate, (iii) a rate equal to the weighted average net mortgage rate

                                     S-159

or (iv) a rate equal to the weighted average net mortgage rate less a specified percentage (in each case, per annum, calculated on the basis of a 360-day year consisting of twelve 30-day months).

RATE AND TIMING OF PRINCIPAL PAYMENTS

      The yield to maturity on the Class X Certificates will be extremely sensitive to, and the yield to maturity on any Class of Offered Certificates purchased at a discount or premium will be affected by, the rate and timing of principal payments made in reduction of the aggregate Certificate Balance or
Notional Amount of such Classes of Certificates. As described in this prospectus supplement, the Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of the Class A Senior Certificates until the
Certificate Balance thereof is reduced to zero and will thereafter be distributable entirely in respect of each other Class of Principal Balance
Certificates, in descending alphabetical, and, if applicable, ascending numerical, order of Class designation, in each case until the aggregate
Certificate Balance of such Class of Certificates is, in turn, reduced to zero
(it being understood that the Principal Distribution Amount will be distributable first, to the Class A-M Certificates and the Class A-MFL Regular
Interest (and correspondingly, the Class A-MFL Certificates), pro rata, and then, to the Class A-J Certificates and the Class A-JFL Regular Interest (and
correspondingly, the Class A-JFL Certificates)). Consequently, the rate and timing of principal payments that are distributed or otherwise result in reduction of the aggregate Certificate Balance of each Class of Offered
Certificates will be directly related to the rate and timing of principal payments on or in respect of the mortgage loans, which will in turn be affected by the amortization schedules thereof, the dates on which Balloon Payments are due, any extension of maturity dates by the applicable special servicer, the rate and timing of any reimbursement of a master servicer, a special servicer or the trustee, as applicable, out of the Certificate Account of nonrecoverable
Advances or Advances remaining unreimbursed on a modified mortgage loan on the date of such modification (together with interest on such Advances), and the rate and timing of Principal Prepayments and other unscheduled collections thereon, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties and purchases of mortgage loans out of the trust.

      A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the Mortgage Pool. In particular, the mortgage loans in Loan Group 1 are secured primarily by mortgaged properties other than multifamily and the mortgage loans in Loan Group
2 are secured primarily by multifamily mortgaged properties. Because principal distributions on the Class A-1A Certificates are generally received from collections on the mortgage loans in Loan Group 2, an adverse event with respect to related multifamily mortgaged properties would have a substantially greater impact on the Class A-1A Certificates than if such Class received principal distributions from other property types as well. However, on and after any
Distribution Date on which the Certificate Balances of the Class A-M through
Class P Certificates have been reduced to zero, the Class A-1A Certificates will receive principal distributions from the collections on the Mortgage Pool, pro rata, with the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates and
the Class A-2FL and Class A-4FL Regular Interests. Furthermore, because the amount of principal that will be distributed to the Class A-1, Class A-1A, Class
A-2, Class A-3 and Class A-4 Certificates and the Class A-2FL and Class A-4FL
Regular Interests will generally be based upon the particular Loan Group that the related mortgage loan is deemed to be in, the yield on the Class A-1, Class
A-2, Class A-3 and Class A-4 Certificates and the Class A-2FL and Class A-4FL
Regular Interests (and correspondingly, the Class A-2FL and Class A-4FL
Certificates) will be particularly sensitive to prepayments on mortgage loans in
Loan Group 1, the yield on the Class A-1A Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 2.

      With respect to Mortgage Loan No. 55, Regal Cinema-Eagan, the borrower may defease such mortgage loan at any time, because the related lockout period has expired. Upon notice of such a defeasance, the related mortgage loan seller must repurchase such mortgage loan from the trust (if such defeasance will be made within 2 years following the date of issuance of the Certificates) prior to such defeasance, the proceeds of which would be the equivalent of a prepayment of such mortgage loan with a yield maintenance premium.

      Although the borrower under an ARD Loan may have incentives to prepay the
ARD Loan on its Anticipated Repayment Date, there is no assurance that the borrower will be able to prepay the ARD Loan on its Anticipated Repayment Date.
The failure of the borrower to prepay the ARD Loan on its Anticipated Repayment
Date will not be an event of default under the terms of that mortgage loan.
However, the Pooling and Servicing Agreement will

                                     S-160

require action to be taken to enforce the trust's right to apply excess cash flow generated by the mortgaged property to the payment of principal in accordance with the terms of the ARD Loan documents.

      Prepayments and, assuming the respective maturity dates therefor have not occurred, liquidations of the mortgage loans will result in distributions on the
Certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans and will tend to shorten the weighted average lives of the Principal Balance Certificates. Any early termination of the trust as described in this prospectus supplement under "Description of the Offered
Certificates--Optional Termination" will also shorten the weighted average lives of those Certificates then outstanding. Defaults on the mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the mortgage loans, and, accordingly, on the
Principal Balance Certificates, while work-outs are negotiated or foreclosures are completed, and such delays will tend to lengthen the weighted average lives of those Certificates. See "Servicing of the Mortgage Loans--Mortgage Loan
Modifications" in this prospectus supplement.

      The extent to which the yield to maturity of any offered certificate may vary from the anticipated yield will depend upon the degree to which such certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in turn are distributed or otherwise result in a reduction of the aggregate Certificate Balance or Notional Amounts of its Class. An investor should consider, in the case of any such certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield.

      In general, if an offered certificate is purchased at a discount or premium, the earlier a payment of principal on the mortgage loans is distributed or otherwise results in reduction of the Certificate Balance or Notional Amounts of the related Class, the greater will be the effect on the yield to maturity of such certificate. As a result, the effect on an investor's yield of principal payments on the mortgage loans occurring at a rate higher, or lower than the rate anticipated by the investor during any particular period may not be fully offset by a subsequent like reduction, or increase, in the rate of such principal payments. With respect to the Class A Senior Certificates (other than the Class A-2FL and Class A-4FL Certificates) and the Class A-2FL and Class
A-4FL Regular Interests, and the Class A-M Certificates, the Class A-MFL Regular
Interest, the Class A-J Certificates, the Class A-JFL Regular Interest, Class B,
Class C, Class D, Class E, Class F, Class G and Class H Certificates the
allocation of a portion of collected Prepayment Premiums or Yield Maintenance
Charges to the Certificates as described in this prospectus supplement is intended to mitigate those risks; however, such allocation, if any, may be insufficient to offset fully the adverse effects on yield that such prepayments may have. The Prepayment Premium or Yield Maintenance Charge payable, if any, with respect to any mortgage loan, is required to be calculated as presented in
"Appendix II--Certain Characteristics of the Mortgage Loans."

      Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of Principal Prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

UNPAID DISTRIBUTABLE CERTIFICATE INTEREST

      If the portion of the Available Distribution Amount distributable in respect of interest on any Class of Certificates on any Distribution Date is
less than the Distributable Certificate Interest Amount then payable for that
Class, the shortfall will be distributable to holders of the Class of
Certificates on subsequent Distribution Dates, to the extent of the Available
Distribution Amount. Any such shortfall (which would not include interest shortfalls in connection with a principal prepayment accompanied by less than a full month's interest) will bear interest at the applicable Pass-Through Rate and will adversely affect the yield to maturity of the Class of Certificates for as long as it is outstanding. Any such shortfall borne by the Class A-2FL, Class
A-4FL, Class A-MFL or Class A-JFL Regular Interest will be borne by the holders of the Class A-2FL, Class A-4FL, Class A-MFL or Class A-JFL Certificates,
respectively.

                                     S-161

LOSSES AND SHORTFALLS

      The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Realized Losses and Expense Losses allocable to principal will generally be applied to reduce the Certificate Balances of the
Principal Balance Certificates in the following order: first, to the Class P
Certificates and then in ascending alphabetical order of Class designation through the Class B Certificates, then pro rata between the Class A-J
Certificates and the Class A-JFL Regular Interest (and correspondingly, the
Class A-JFL Certificates), then pro rata between the Class A-M Certificates and the Class A-MFL Regular Interest (and correspondingly, the Class A-MFL
Certificates), then pro rata among the Class A-1, Class A-1A, Class A-2, Class
A-3 and Class A-4 Certificates and the Class A-2FL and Class A-4FL Regular
Interests (and correspondingly, the Class A-2FL and Class A-4FL Certificates),
until the remaining Certificate Balance of each such Class has been reduced to zero. As to each of such classes, Realized Losses and Expense Losses will reduce
(i) first, the Certificate Balance of such Class until such Certificate Balance is reduced to zero (in the case of the Principal Balance Certificates (other than the Class A-2FL, Class A-4FL, Class A-MFL and Class A-JFL Certificates) and
the Class A-2FL, Class A-4FL, Class A-MFL and Class A-JFL Regular

Interests); (ii) second, Unpaid Interest owing to such Class and (iii) third,
Distributable Certificate Interest Amounts owing to such Class. Realized Losses and Expense Losses that reduce Distributable Certificate Interest Amounts shall be allocated among the Class A-1 Certificates, Class A-1A Certificates, Class
A-2 Certificates, Class A-3 Certificates and Class A-4 Certificates and the
Class A-2FL and Class A-4FL Regular Interests (and correspondingly, the Class
A-2FL and Class A-4FL Certificates), pro rata, and, as to their interest entitlements only, the Class X Certificates, based upon their outstanding
Certificate Balances or accrued interest, as the case may be. Net Aggregate
Prepayment Interest Shortfalls arising in respect of all of the mortgage loans will be borne by the holders of each Class of Certificates pro rata in each case reducing interest otherwise payable thereon. Shortfalls arising from delinquencies and defaults, to the extent the master servicer determines that
P&I Advances would be nonrecoverable, Appraisal Reductions, Expense Losses and
Realized Losses generally will result in, among other things, a shortfall in current distributions to the most subordinate Class of Certificates outstanding.
In addition, although losses will not be directly allocated to the Class A-2FL,
Class A-4FL, Class A-MFL and Class A-JFL Certificates, losses allocated to the
Class A-2FL, Class A-4FL, Class A-MFL and Class A-JFL Regular Interests,
respectively, will result in a corresponding reduction of the Certificate
Balance of the Class A-2FL, Class A-4FL, Class A-MFL and Class A-JFL
Certificates, respectively.

RELEVANT FACTORS

      The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors including, without limitation, payments of principal arising from repurchases of mortgage loans (including payments of principal arising from purchases of mortgage loans in connection with breaches of representations and warranties), prevailing interest rates, the terms of the mortgage loans--for example, provisions prohibiting Principal Prepayments for certain periods and/or requiring the payment of Prepayment Premiums or Yield Maintenance Charges, due on sale and due on encumbrance provisions, release provisions and amortization terms that require Balloon Payments--the demographics and relative economic vitality of the areas in which the mortgaged properties are located and the general supply and demand for rental units or comparable commercial space, as applicable, in such areas, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors" in this prospectus supplement and in the prospectus.

      The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage interest rate, the related borrower has an incentive to refinance its mortgage loan. A requirement that a prepayment be accompanied by a Prepayment Premium or
Yield Maintenance Charge may not provide a sufficient economic disincentive to deter a borrower from refinancing at a more favorable interest rate.

      Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell or refinance mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell mortgaged properties prior to the exhaustion of tax depreciation benefits.

                                     S-162

      In addition, certain of the mortgage loans have performance escrows or letters of credit pursuant to which the funds held in escrow or the proceeds of such letters of credit may be applied to reduce the principal balance of such mortgage loans if certain performance triggers are not satisfied. This circumstance would have the same effect on the offered certificates as a partial prepayment on such mortgage loans without payment of a yield maintenance charge.
For more information regarding these performance escrows and letters of credit, see the footnotes to Annex II to this prospectus supplement.

      We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of such factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to whether a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans.

WEIGHTED AVERAGE LIFE

      Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of any Principal Balance
Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise collected or advanced and applied to reduce the Certificate Balance of such certificate. Furthermore, because the amount of principal that will be distributed to the Class A-1, Class
A-1A, Class A-2, Class A-3 and Class A-4 Certificates and the Class A-2FL and
Class A-4FL Regular Interests will generally be based upon the particular Loan
Group that the related mortgage loan is deemed to be in, the weighted average life on the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates and the
Class A-2FL and Class A-4FL Regular Interests will be particularly sensitive to prepayments on mortgage loans in Loan Group 1 and the weighted average life on the Class A-1A Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 2.

      Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement is the Constant Prepayment Rate or CPR model. The CPR model represents an assumed constant rate of prepayment each month expressed as a percentage of the then outstanding principal balance of all of the mortgage loans. We make no representation as to the appropriateness of using the CPR model for purposes of analyzing an investment in the Offered Certificates.

      The following tables indicate the percent of the initial Certificate
Balance of each Class of Offered Certificates after each of the dates shown and the corresponding weighted average life of each such Class of the Certificates, if the Mortgage Pool were to prepay at the indicated levels of CPR, and sets forth the percentage of the initial Certificate Balance of such Certificates that would be outstanding after each of the dates shown. The tables below have also been prepared generally on the basis of the Structuring Assumptions.

      The mortgage loans do not have all of the characteristics of the
Structuring Assumptions. To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables, the
Classes of Certificates analyzed in the tables may mature earlier or later than indicated by the tables and therefore will have a corresponding decrease or increase in weighted average life. Additionally, mortgage loans generally do not prepay at any constant rate. Accordingly, it is highly unlikely that the mortgage loans will prepay in a manner consistent with the Structuring
Assumptions. Furthermore, it is unlikely that the mortgage loans will experience no defaults or losses. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Certificate Balances, and shorten or extend the weighted average lives, shown in the following tables. These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages. Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay.

      For the purposes of each table, the weighted average life of a certificate is determined by:

      o     multiplying the amount of each reduction in the Certificate Balance thereon by the number of years from the date of issuance of the certificate to the related Distribution Date;

      o     summing the results; and

      o     dividing the sum by the aggregate amount of the reductions in the
            Certificate Balance of such certificate.

                                     S-163

      The characteristics of the mortgage loans differ in substantial respects from those assumed in preparing the tables below, and the tables are presented for illustrative purposes only. In particular, it is unlikely that the Mortgage
Pool will not experience any defaults or losses, or that the Mortgage Pool or any mortgage loan will prepay at any constant rate. Therefore, there can be no assurance that the mortgage loans will prepay at any particular rate.

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-1 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                    0%              25%            50%            75%           100%
--------------------------------   ------          ------         ------         ------         ------

Closing Date....................    100%            100%           100%           100%           100%
August 2008.....................     90%             90%            90%            90%            90%
August 2009.....................     78%             78%            78%            78%            78%
August 2010.....................     64%             64%            64%            64%            64%
August 2011.....................     48%             48%            48%            48%            48%
August 2012 and thereafter......      0%              0%             0%             0%             0%
Weighted average life (years)...    3.39            3.37           3.35           3.33           3.33

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
          CLASS A-1A CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                    0%              25%            50%            75%           100%
--------------------------------   ------          ------         ------         ------         ------

Closing Date....................    100%            100%           100%           100%           100%
August 2008.....................    100%            100%           100%           100%           100%
August 2009.....................    100%            100%           100%           100%           100%
August 2010.....................    100%            100%           100%           100%           100%
August 2011.....................    100%            100%           100%           100%           100%
August 2012.....................     76%             76%            76%            76%            76%
August 2013.....................     76%             76%            76%            76%            76%
August 2014.....................     75%             75%            75%            75%            75%
August 2015.....................     75%             75%            75%            75%            75%
August 2016.....................     74%             74%            74%            74%            74%
August 2017 and thereafter......      0%              0%             0%             0%             0%
Weighted average life (years)...    8.58            8.58           8.57           8.55           8.39

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-2 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                    0%              25%            50%            75%           100%
--------------------------------   ------          ------         ------         ------         ------

Closing Date....................    100%            100%           100%           100%           100%
August 2008.....................    100%            100%           100%           100%           100%
August 2009.....................    100%            100%           100%           100%           100%
August 2010.....................    100%            100%           100%           100%           100%
August 2011.....................    100%            100%           100%           100%           100%
August 2012 and thereafter......      0%              0%             0%             0%             0%
Weighted average life (years)...    4.82            4.82           4.82           4.81           4.65

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
          CLASS A-2FL CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                    0%              25%            50%            75%           100%
--------------------------------   ------          ------         ------         ------         ------

Closing Date....................    100%            100%           100%           100%           100%
August 2008.....................    100%            100%           100%           100%           100%
August 2009.....................    100%            100%           100%           100%           100%
August 2010.....................    100%            100%           100%           100%           100%
August 2011.....................    100%            100%           100%           100%           100%
August 2012 and thereafter......      0%              0%             0%             0%             0%
Weighted average life (years)...    4.82            4.82           4.82           4.81           4.65

                                     S-164

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-3 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                    0%              25%            50%            75%           100%
--------------------------------   ------          ------         ------         ------         ------

Closing Date....................    100%            100%           100%           100%           100%
August 2008.....................    100%            100%           100%           100%           100%
August 2009.....................    100%            100%           100%           100%           100%
August 2010.....................    100%            100%           100%           100%           100%
August 2011.....................    100%            100%           100%           100%           100%
August 2012.....................    100%            100%            99%            99%            90%
August 2013.....................     79%             76%            73%            71%            68%
August 2014.....................     49%             44%            41%            39%            38%
August 2015.....................     25%             17%            12%             7%             0%
August 2016 and thereafter......      0%              0%             0%             0%             0%
Weighted average life (years)...    7.04            6.87           6.76           6.68           6.57

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-4 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                    0%              25%            50%            75%           100%
--------------------------------   ------          ------         ------         ------         ------

Closing Date....................    100%            100%           100%           100%           100%
August 2008.....................    100%            100%           100%           100%           100%
August 2009.....................    100%            100%           100%           100%           100%
August 2010.....................    100%            100%           100%           100%           100%
August 2011.....................    100%            100%           100%           100%           100%
August 2012.....................    100%            100%           100%           100%           100%
August 2013.....................    100%            100%           100%           100%           100%
August 2014.....................    100%            100%           100%           100%           100%
August 2015.....................    100%            100%           100%           100%            99%
August 2016.....................     88%             87%            86%            85%            85%
August 2017 and thereafter......      0%              0%             0%             0%             0%
Weighted average life (years)...    9.70            9.67           9.63           9.59           9.37

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
          CLASS A-4FL CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                    0%              25%            50%            75%           100%
--------------------------------   ------          ------         ------         ------         ------

Closing Date....................    100%            100%           100%           100%           100%
August 2008.....................    100%            100%           100%           100%           100%
August 2009.....................    100%            100%           100%           100%           100%
August 2010.....................    100%            100%           100%           100%           100%
August 2011.....................    100%            100%           100%           100%           100%
August 2012.....................    100%            100%           100%           100%           100%
August 2013.....................    100%            100%           100%           100%           100%
August 2014.....................    100%            100%           100%           100%           100%
August 2015.....................    100%            100%           100%           100%            99%
August 2016.....................     88%             87%            86%            85%            85%
August 2017 and thereafter......      0%              0%             0%             0%             0%
Weighted average life (years)...    9.70            9.67           9.63           9.59           9.37

                                     S-165

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-M CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                    0%              25%            50%            75%           100%
--------------------------------   ------          ------         ------         ------         ------

Closing Date....................    100%            100%           100%           100%           100%
August 2008.....................    100%            100%           100%           100%           100%
August 2009.....................    100%            100%           100%           100%           100%
August 2010.....................    100%            100%           100%           100%           100%
August 2011.....................    100%            100%           100%           100%           100%
August 2012.....................    100%            100%           100%           100%           100%
August 2013.....................    100%            100%           100%           100%           100%
August 2014.....................    100%            100%           100%           100%           100%
August 2015.....................    100%            100%           100%           100%           100%
August 2016.....................    100%            100%           100%           100%           100%
August 2017 and thereafter......      0%              0%             0%             0%             0%
Weighted average life (years)...    9.88            9.88           9.88           9.88           9.80

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
          CLASS A-MFL CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                     0%              25%            50%            75%           100%
--------------------------------    ------          ------         ------         ------         ------

Closing Date....................     100%            100%           100%           100%           100%
August 2008.....................     100%            100%           100%           100%           100%
August 2009.....................     100%            100%           100%           100%           100%
August 2010.....................     100%            100%           100%           100%           100%
August 2011.....................     100%            100%           100%           100%           100%
August 2012.....................     100%            100%           100%           100%           100%
August 2013.....................     100%            100%           100%           100%           100%
August 2014.....................     100%            100%           100%           100%           100%
August 2015.....................     100%            100%           100%           100%           100%
August 2016.....................     100%            100%           100%           100%           100%
August 2017 and thereafter......       0%              0%             0%             0%             0%
Weighted average life (years)...     9.88            9.88           9.88           9.88           9.80

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-J CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                    0%              25%            50%            75%           100%
--------------------------------   ------          ------         ------         ------         ------

Closing Date....................    100%            100%           100%           100%           100%
August 2008.....................    100%            100%           100%           100%           100%
August 2009.....................    100%            100%           100%           100%           100%
August 2010.....................    100%            100%           100%           100%           100%
August 2011.....................    100%            100%           100%           100%           100%
August 2012.....................    100%            100%           100%           100%           100%
August 2013.....................    100%            100%           100%           100%           100%
August 2014.....................    100%            100%           100%           100%           100%
August 2015.....................    100%            100%           100%           100%           100%
August 2016.....................    100%            100%           100%           100%           100%
August 2017 and thereafter......      0%              0%             0%             0%             0%
Weighted average life (years)...    9.88            9.88           9.88           9.88           9.80

                                     S-166

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
          CLASS A-JFL CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                    0%              25%            50%            75%           100%
--------------------------------   ------          ------         ------         ------         ------

Closing Date....................    100%            100%           100%           100%           100%
August 2008.....................    100%            100%           100%           100%           100%
August 2009.....................    100%            100%           100%           100%           100%
August 2010.....................    100%            100%           100%           100%           100%
August 2011.....................    100%            100%           100%           100%           100%
August 2012.....................    100%            100%           100%           100%           100%
August 2013.....................    100%            100%           100%           100%           100%
August 2014.....................    100%            100%           100%           100%           100%
August 2015.....................    100%            100%           100%           100%           100%
August 2016.....................    100%            100%           100%           100%           100%
August 2017 and thereafter......      0%              0%             0%             0%             0%
Weighted average life (years)...    9.88            9.88           9.88           9.88           9.80

                                     S-167

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

      The Mortgage Pool will consist of 134 fixed-rate, first lien mortgage loans with an aggregate Cut-off Date Balance of $2,053,605,662, subject to a permitted variance of plus or minus 5%. The Cut-off Date Balances of the mortgage loans range from $999,186 to $250,000,000, and the mortgage loans are assumed to have an average Cut-off Date Balance of $15,325,415.

      For purposes of calculating distributions on certain Classes of
Certificates, the mortgage loans in the pool of mortgage loans backing the
Offered Certificates will be divided into Loan Group 1 and Loan Group 2.

      Loan Group 1 will consist of 113 mortgage loans that are secured by property types other than multifamily properties and manufactured housing communities. Loan Group 1 has an Initial Loan Group 1 Balance of $1,774,867,574,
subject to a permitted variance of plus or minus 5%. Loan Group 1 represents approximately 86.4% of the Initial Pool Balance.

      Loan Group 2 will consist of 20 mortgage loans that are secured by multifamily properties and one mortgage loan that is secured by a manufactured housing community property. Loan Group 2 has an Initial Loan Group 2 Balance of
$278,738,088, subject to a permitted variance of plus or minus 5%. Loan Group 2 represents approximately 13.6% of the Initial Pool Balance.

      The Cut-off Date Balances of the mortgage loans in Loan Group 1 range from
$999,186 to $250,000,000 and the mortgage loans in Loan Group 1 are assumed to have an average Cut-off Date Balance of $15,706,793. The Cut-off Date Balances
of the mortgage loans in Loan Group 2 range from $1,700,000 to $65,000,000 and the mortgage loans in Loan Group 2 are assumed to have an average Cut-off Date
Balance of $13,273,242.

      Generally, for purposes of the presentation of Mortgage Pool information in this prospectus supplement, multiple mortgaged properties securing a single mortgage loan have been treated as multiple cross-collateralized and cross-defaulted mortgage loans, each secured by one of the related mortgaged properties and each having a principal balance in an amount equal to an allocated portion of the aggregate indebtedness represented by such obligation.
In addition, for purposes of the presentation of Mortgage Pool information in this prospectus supplement, certain multiple mortgaged properties securing a single mortgage loan were treated as a single mortgaged property if, generally, such mortgaged properties were in close proximity to each other and economically dependent upon each other in order to provide sufficient income to pay debt service on the related mortgage loan. All numerical information concerning the mortgage loans contained in this prospectus supplement is approximate.

      A description of the underwriting standards for each of Prudential
Mortgage Capital Funding, LLC, Principal Commercial Funding II, LLC, Royal Bank
of Canada, Morgan Stanley Mortgage Capital Holdings LLC and National City Bank
is set forth in this prospectus supplement under "The Sponsors, Mortgage Loan
Sellers and Originators-- Prudential Mortgage Capital Funding, LLC--Underwriting
Standards," "--Principal Commercial Funding II, LLC--Underwriting Standards,"
"--Royal Bank of Canada--Underwriting Standards," "--Morgan Stanley Mortgage
Capital Holdings LLC--Underwriting Standards" and "--National City
Bank--Underwriting Standards," respectively.

      The mortgage loans included in this transaction were selected for this transaction from mortgage loans specifically originated for securitizations of this type by the Sponsors or mortgage loan sellers or affiliates thereof taking into account Rating Agency criteria and anticipated feedback, anticipated subordinate investor feedback, property type and geographic location.

      The mortgage loans were originated between November 28, 2006 and July 19,
2007 (or, for two mortgage loans representing collectively 0.6% of the initial outstanding pool balance, January 27, 2006 (The Tower mortgage loan) and June
11, 1999 (Regal Cinema-Eagan mortgage loan)). As of the Cut-off Date, none of the mortgage loans will be 30 days or more delinquent, or had been 30 days or more delinquent during the 12 calendar months preceding the Cut-off Date. Brief summaries of the material terms of the mortgage loans associated with the 10 largest loans in the Mortgage Pool are contained in Appendix IV attached.

                                     S-168

      183 mortgaged properties, securing mortgage loans representing 97.4% of the Initial Pool Balance (which include 158 mortgaged properties in Loan Group
1, securing mortgage loans representing 97.0% of the Initial Loan Group 1
Balance and 25 mortgaged properties in Loan Group 2, securing mortgage loans representing 100.0% of the Initial Loan Group 2 Balance), are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple estate in such mortgaged properties. Two mortgaged properties, securing mortgage loans representing 2.6% of the Initial Pool
Balance (which properties are in Loan Group 1, securing mortgage loans representing 3.0% of the Initial Loan Group 1 Balance), are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a leasehold interest in such mortgaged properties.

      On the Closing Date, we will acquire the mortgage loans from the mortgage loan sellers, in each case pursuant to a Mortgage Loan Purchase Agreement to be entered into between us and the particular mortgage loan seller. We will then transfer the mortgage loans, without recourse, to the trustee for the benefit of the Certificateholders. See "--Sale of the Mortgage Loans" below.

MATERIAL TERMS AND CHARACTERISTICS OF THE MORTGAGE LOANS

      Mortgage Rates; Calculations of Interest

      The mortgage loans bear interest at mortgage rates that will remain fixed for their entire terms. Other than the ARD Loans, no mortgage loan permits negative amortization or the deferral of accrued interest. 133 mortgage loans, representing 99.8% of the Initial Pool Balance accrue interest on the basis of the actual number of days elapsed each month in a 360-day year. One mortgage loan, representing 0.2% of the Initial Pool Balance, accrues interest on the basis of a 360-day year consisting of twelve 30-day months.

      Property Types

      The mortgage loans consist of the following property types:

      o     Office - 25 of the mortgaged properties, which secure 33.9% of the
            Initial Pool Balance, are office properties;

      o     Retail - 48 of the mortgaged properties, which secure 18.2% of the
            Initial Pool Balance, are retail properties;

      o     Self Storage - 63 of the mortgaged properties, which secure 15.3% of the Initial Pool Balance, are self storage properties;

      o     Multifamily - 24 of the mortgaged properties, which secure 13.4% of the Initial Pool Balance, are multifamily properties (including one residential cooperative property which secures 1.0% of the Initial
            Pool Balance);

      o     Hospitality - Seven of the mortgaged properties, which secure 12.1%
            of the Initial Pool Balance, are hospitality properties;

      o     Industrial - 13 of the mortgaged properties, which secure 4.6% of the Initial Pool Balance, are industrial properties;

      o     Mixed Use - One mortgaged property, which secures 1.4% of the
            Initial Pool Balance, is a mixed use property;

      o     Other - Three of the mortgaged properties, which secure 0.9% of the
            Initial Pool Balance, are other properties; and

      o     Manufactured Housing Community - One mortgaged property, which secures 0.2% of the Initial Pool Balance, is a manufactured housing community property.

      For information regarding the property types in Loan Group 1 or Loan Group
2, see Appendix I to this prospectus supplement.

                                     S-169

      Property Location

      The following 7 states and the District of Columbia contain the largest concentrations of mortgaged properties securing the mortgage loans: Connecticut,
Texas, the District of Columbia, California, Georgia, New York, Florida and
Ohio:

      o     Two mortgaged properties, representing security for 12.3% of the
            Initial Pool Balance, are located in Connecticut;

      o     14 mortgaged properties, representing security for 10.6% of the
            Initial Pool Balance, are located in Texas;

      o     One mortgaged property, representing security for 10.5% of the
            Initial Pool Balance, is located in the District of Columbia;

      o     23 mortgaged properties, representing security for 9.0% of the
            Initial Pool Balance, are located in California;

      o     Nine mortgaged properties, representing security for 5.7% of the
            Initial Pool Balance, are located in Georgia;

      o     Seven mortgaged properties, representing security for 5.6% of the
            Initial Pool Balance, are located in New York;

      o     13 mortgaged properties, representing security for 5.2% of the
            Initial Pool Balance, are located in Florida; and

      o     12 mortgaged properties, representing security for 5.0% of the
            Initial Pool Balance, are located in Ohio.

      For information regarding the location of the properties securing the mortgage loans included in Loan Group 1 and Loan Group 2, see Appendix I to this prospectus supplement.

      Due Dates

      131 of the mortgage loans, representing 98.5% of the Initial Pool Balance
(which include 110 mortgage loans in Loan Group 1, representing 98.3% of the
Initial Loan Group 1 Balance, and 21 mortgage loans in Loan Group 2, representing 100.0% of the Initial Loan Group 2 Balance), have Due Dates between the first and the fifth day of each calendar month. Two of the mortgage loans, representing 1.0% of the Initial Pool Balance, which are in Loan Group 1, representing 1.2% of the Initial Loan Group 1 Balance, have Due Dates between the sixth and tenth day of each calendar month.

      One mortgage loan, representing 0.5% of the Initial Pool Balance (which is in loan group 1, representing 0.5% of the Initial Loan Group 1 Balance) has a
Due Date on the eleventh day of each calendar month.

      Certain states require a minimum of 7 to 15 days before late payment charges may be levied.

      Amortization

      The mortgage loans have the following amortization features:

      o     125 of the mortgage loans, representing 98.4% of the Initial Pool
            Balance (which include 104 mortgage loans in Loan Group 1, representing 98.1% of the Initial Loan Group 1 Balance, and 21
            mortgage loans in Loan Group 2, representing 100.0% of the Initial
            Loan Group 2 Balance), are Balloon Loans. 14 of these mortgage loans, representing 11.6% of the Initial Pool Balance (which are in loan group 1, representing 13.4% of the Initial Loan Group 1
            Balance) are ARD Loans. The amount of the Balloon Payments on those mortgage loans that accrue interest on a basis other than a 360-day year consisting of twelve 30-day months will be greater, and the actual amortization terms will be longer, than would be the case if such mortgage loans accrued interest on such basis as a result of the application of interest and principal on such mortgage loans over time. See "Risk Factors."

                                     S-170

      Prepayment Restrictions

      As of the Cut-off Date, each of the mortgage loans restricts voluntary principal prepayments in one of the following ways:

      o     92 mortgage loans, representing 56.0% of the initial outstanding pool balance (which include 76 mortgage loans in loan group 1, representing 51.3% of the initial outstanding loan group 1 balance, and 16 mortgage loans in loan group 2, representing 85.6% of the initial outstanding loan group 2 balance), prohibit voluntary principal prepayments during a lockout period, but permit the related borrower, after an initial period of at least 2 years following the date of issuance of the Certificates, to defease the mortgage loan by pledging to the trust "government securities" as defined in the Investment Company Act of 1940, subject to rating agency requirements, and obtaining the release of the mortgaged property from the lien of the mortgage.

      o     32 mortgage loans, representing 16.9% of the initial outstanding pool balance (which include 29 mortgage loans in loan group 1, representing 18.1% of the initial outstanding loan group 1 balance, and three mortgage loans in loan group 2, representing 8.9% of the initial outstanding loan group 2 balance), prohibit voluntary principal prepayments during a lockout period, and following the lockout period permit principal prepayments if accompanied by a prepayment premium calculated as the greater of a yield maintenance formula and 1.0% of the outstanding principal balance of the amount prepaid.

      o     One mortgage loan, representing 12.2% of the initial outstanding pool balance (which is in loan group 1, representing 14.1% of the initial outstanding loan group 1 balance), prohibits voluntary principal prepayments during a lockout period, and following the lockout period permits the related borrower, after an initial period of at least 2 years following the date of the issuance of the
            Certificates, to defease the mortgage loan by pledging to the trust
            "government securities" as defined in the Investment Company Act of
            1940 and obtaining the release of the mortgaged property from the lien of the mortgage, and then after a certain period of time also permits voluntary prepayments for a certain period of time if accompanied by the greater of a yield maintenance formula and 1.0%
            of the amount prepaid.

      o     Three mortgage loans, representing 9.5% of the initial outstanding pool balance (which are in loan group 1, representing 11.0% of the initial outstanding loan group 1 balance), prohibit voluntary principal prepayments during a lockout period, and following the lockout period permit voluntary prepayments if accompanied by the greater of a yield maintenance formula and 1.0% of the amount prepaid, and also permit the related borrower, after an initial period of at least 2 years following the date of the issuance of the
            Certificates, to defease the mortgage loan by pledging to the trust
            "government securities" as defined in the Investment Company Act of
            1940 and obtaining the release of the mortgaged property from the lien of the mortgage.

      o     One mortgage loan, representing 3.7% of the initial outstanding pool balance (which is in loan group 1, representing 4.3% of the initial outstanding loan group 1 balance), has no lockout period and permits only voluntary principal prepayments for a certain period of time if accompanied by the greater of a yield maintenance formula and 1.0%
            of the amount prepaid, and following such period permits the borrower either to make such prepayment or, after an initial period of at least 2 years following the date of the issuance of the
            Certificates, to defease the mortgage loan by pledging to the trust
            "government securities" as defined in the Investment Company Act of
            1940 and obtaining the release of the mortgaged property from the lien of the mortgage, and then after a certain period of time permits either such defeasance or voluntary principal prepayments if accompanied by the greater of a yield maintenance formula and 0.5%
            of the amount prepaid.

      o     Three mortgage loans, representing 0.9% of the initial outstanding pool balance (which includes one mortgage loan in loan group 1, representing 0.2% of the initial outstanding loan group 1 balance, and two mortgage loans in loan group 2, representing 5.5% of the initial outstanding loan group 2 balance), have no lockout period and the mortgage loans permit voluntary principal prepayments for a certain period of time, if accompanied by the greater of a yield maintenance formula and 1.0% of the amount prepaid.

                                     S-171

      o     One mortgage loan, representing 0.7% of the initial outstanding pool balance (which is in loan group 1, representing 0.8% of the initial outstanding loan group 1 balance), has no lockout period and permits only voluntary principal prepayments for a certain period of time if accompanied by the greater of a yield maintenance formula and 1.0%
            of the amount prepaid, and following such period permits the borrower either to make such prepayment or, after an initial period of at least 2 years following the date of the issuance of the
            Certificates, to defease the mortgage loan by pledging to the trust
            "government securities" as defined in the Investment Company Act of
            1940 and obtaining the release of the mortgaged property from the lien of the mortgage.

      o     One mortgage loan, representing 0.1% of the initial outstanding pool balance (and representing 0.1% of the initial outstanding loan group
            2 balance), prohibits voluntary principal prepayment during a lockout period, and following the lockout period permits voluntary principal prepayments if (i) prior to April 2014, accompanied by the greater of a yield maintenance formula and 1.0% of the outstanding principal balance of the note on the date of prepayment, (ii) from
            April 2014 through March 2015, accompanied by the lesser of a yield maintenance formula and 5.0% of the outstanding principal balance of the note on the date of prepayment, (iii) from April 2015 through
            March 2016, accompanied by the lesser of a yield maintenance formula and 4.0% of the outstanding principal balance of the note on the date of prepayment, (iv) from April 2016 through March 2017, accompanied by the lesser of a yield maintenance formula and 3.0% of the outstanding principal balance of the note on the date of prepayment, (v) from April 2017 through March 2018, accompanied by the lesser of a yield maintenance formula and 2.0% of the
            outstanding principal balance of the note on the date of prepayment and (vi) from April 2018 through February 2019, accompanied by the lesser of a yield maintenance formula and 1.0% of the outstanding principal balance of the note on the date of prepayment.

      With respect to the prepayment and defeasance provisions set forth above, certain of the mortgage loans also include provisions described below:

      o     One mortgage loan, representing 10.5% of the initial outstanding pool balance (which is in loan group 1, representing 12.1% of the initial outstanding loan group 1 balance), allows a release of a parcel including approximately 1.98 acres of land and approximately
            59,500 square feet of hotel space, consisting of approximately
            14,500 square feet of existing guest rooms and the 45,000 square foot existing exhibit hall (the "Release Parcel"), provided the borrower satisfies certain conditions, including, but not limited to: (i) no event of default has occurred and is continuing, (ii)
            payment of an amount equal to the greater of (a) the sum of
            $9,750,000 and the product of (x) $282,261 and (y) the anticipated net decrease in the number of hotel rooms at the mortgaged property after giving effect to both the release and the completion of the work or (b) if the Release Parcel is being sold other than to an affiliate of the borrower, 75% of the net sales price, after reasonable closing costs, of the Release Parcel, (iii) satisfaction of the prepayment provisions of the loan documents, including payment of any applicable prepayment premium for the portion of the
            Mortgage Loan being prepaid, (iv) the anticipated net decrease in the number of hotel rooms at the property following the release and completion of the work will not exceed fifteen rooms, (v) the borrower agrees to materially reconstruct the swimming pool, pool deck and exhibit hall at the property within a reasonable time after the release, (vi) the borrower agrees to construct a new junior ballroom which may be at the Release Parcel so long as borrower's and lender's rights in such portion of the Release Parcel are satisfactory to lender and (vii) the lender receives an opinion of counsel regarding the continued qualification of the trust fund as a
            REMIC.

      o     One mortgage loan representing 3.7% of the initial outstanding pool balance (which is in loan group 1, representing 4.3% of the initial outstanding loan group 1 balance), allows the release of a portion of the collateral subject to the satisfaction of certain conditions including, but not limited to: (i) the borrower must prepay an amount equal to $21,711,348, and in addition, pay a make whole premium, (ii) the DSCR of the remaining properties is at least
            1.35x, (iii) the LTV of the remaining properties is not greater than
            79% and (iv) a written confirmation from the rating agencies that such release would not result in a downgrade, withdrawal or qualification of the then current ratings assigned to the
            certificates.

      o     One mortgage loan, representing 3.3% of the initial outstanding pool balance (which is in loan group 1, representing 3.8% of the initial outstanding loan group 1 balance), allows the release of a portion of the collateral subject to the satisfaction of certain conditions including, but not limited to: (i) no event of

                                     S-172

            default has occurred, (ii) the aggregate DSCR of the remaining cross-collateralized properties shall be the greater of the aggregate DSCR prior to partial defeasance and 1.26x and (iii) the
            LTV of the remaining cross-collateralized properties shall be the lesser of the LTV prior to partial defeasance and 75.1%.

      o     One mortgage loan, representing 3.2% of the initial outstanding pool balance (which is in loan group 2, representing 23.3% of the initial outstanding loan group 2 balance), allows the release of a portion of the collateral subject to the satisfaction of certain conditions including, but not limited to: (i) the borrower must prepay an amount equal to 125% of the amount allocated to the released property, (ii) the DSCR of the remaining properties is at least
            1.25x and (iii) the LTV of the remaining properties is not greater than 80%. The Camellia Trace Parcel and the Cherry Grove Parcel must both remain in the collateral.

      o     One mortgage loan, representing 1.0% of the initial outstanding pool balance (which is in loan group 1, representing 1.1% of the initial outstanding loan group 1 balance), allows the release of up to three properties during either (i) the partial defeasance period commencing on October 9, 2009 to and including August 4, 2011 or
            (ii) the yield maintenance period commencing on August 5, 2011 to and including June 5, 2017 subject to the satisfaction of certain conditions including but not limited to: (a) no event of default exists, (b) the LTV with respect to the remaining properties is equal to or less than 75%, (c) the DSCR for the remaining properties is equal to or greater than 1.25x on an amortizing basis, (d) in connection with any release during the partial defeasance period such release will be obtained solely through a partial defeasance,
            (e) in connection with any release during the yield maintenance period, borrower must pay to lender an amount equal to the sum of the release value plus the yield maintenance amount and (f) the property so released is defeased or prepaid based on 110% of the allocated loan amount for the first property and 120% of the allocated loan amount for the second and third properties.

      o     One mortgage loan, representing 0.7% of the initial outstanding pool balance (which is in loan group 1, representing 0.8% of the initial outstanding loan group 1 balance), allows the release of a portion of the collateral subject to the satisfaction of certain conditions including, but not limited to: (i) the borrower must prepay an amount equal to 125% of the amount allocated to the released property, (ii) the DSCR of the remaining properties is at least
            1.25x, (iii) the LTV of the remaining properties is not greater than
            75% and (iv) no event of default has occurred.

      o     One mortgage loan, representing 0.5% of the initial outstanding pool balance (which is in loan group 1, representing 0.6% of the initial outstanding loan group 1 balance), allows the release of a portion of the collateral subject to the satisfaction of certain conditions including, but not limited to: (i) the borrower must prepay an amount equal to 125% of the amount allocated to the released property, (ii) the DSCR of the remaining properties is at least the greater of the trailing 12-month DSCR prior to the collateral release and 1.40x, (iii) the LTV of the remaining properties is not greater than 70% and (iv) no event of default has occurred.

      o     With respect to one mortgage loan, representing 0.4% of the initial outstanding pool balance (which is in loan group 1, representing
            0.5% of the initial outstanding loan group 1 balance), the property is comprised of two parcels, Parcel A and Parcel B. The allocated loan amount for each parcel is 50% of the loan amount. Borrower may seek a release of either Parcel A or Parcel B, subject to
            satisfaction of the following conditions: (i) defeasance of 110% of the allocated loan amount associated with the release parcel; (ii)
            the LTV on the remaining loan does not exceed the lesser of 80% and the LTV immediately prior to the release; (iii) the DSCR of the remaining loan is not less than the greater of 1.20x and the DSCR of the loan immediately prior to the release; and (iv) borrower obtainment of a no-downgrade letter from the rating agencies.

      o     One mortgage loan, representing 0.2% of the initial outstanding pool balance (which is in loan group 1, representing 0.2% of the initial outstanding loan group 1 balance), allows the release of a portion of the collateral for a maximum two properties subject to the satisfaction of certain conditions including: (i) the borrower must prepay an amount equal to 115% of the amount allocated to the released property and a makewhole premium, (ii) the DSCR of the remaining properties is at least 1.34x, (iii) the LTV of the remaining properties is not greater than 65% and (iv) a written confirmation from the rating agencies that such release would not result in a downgrade, withdrawal or qualification of the then current ratings assigned to the certificates.

                                     S-173

      In addition, certain mortgage loans that are cross-collateralized and cross-defaulted with other mortgage loans permit the related borrower to prepay one or more of the related mortgage loans and/or release the cross-collateralization with respect to the related mortgaged property or properties, as follows:

      o     Four mortgage loans, representing 4.7% of the initial outstanding pool balance (which are in loan group 1, representing 5.4% of the initial outstanding loan group 1 balance), allow the release of a portion of the collateral subject to the satisfaction of certain conditions including, but not limited to: (i) no event of default has occurred, (ii) the aggregate DSCR of the remaining
            cross-collateralized properties shall be the greater of the aggregate DSCR prior to partial defeasance and 1.26x and (iii) the
            LTV of the remaining cross-collateralized properties shall be the lesser of the LTV prior to partial defeasance and 72.8%.

      o     Two mortgage loans, representing 2.3% of the initial outstanding pool balance (which are in loan group 1, representing 2.6% of the initial outstanding loan group 1 balance), allow the release of a portion of the collateral subject to the satisfaction of certain conditions including, but not limited to: (i) no event of default has occurred, (ii) the aggregate DSCR of the remaining
            cross-collateralized properties shall be the greater of the aggregate DSCR prior to partial defeasance and 1.20x and (iii) the
            LTV of the remaining cross-collateralized properties shall be the lesser of the LTV prior to partial defeasance and 72.2%.

      o     Four mortgage loans, representing 0.9% of the initial outstanding pool balance (which are in loan group 1, representing 1.1% of the initial outstanding loan group 1 balance), allow the release of a portion of the collateral subject to the satisfaction of certain conditions including, but not limited to: (i) no event of default has occurred, (ii) the DSCR of the remaining properties is at least
            1.19x for Rite Aid - Selma, 1.14x for Rite Aid - Fresno, 1.24x for
            Rite Aid - Delano, 1.24x for Rite Aid - Shafter and (iii) with respect to the release of either the Fresno or Selma properties, the borrower must pay a release premium in an amount equal to 20% on or prior to June 1, 2010, 10% after June 1, 2010 but prior to June 1,
            2012, and 0% thereafter, in each case, of the outstanding related allocated principal balance.

      Certain mortgage loans (typically secured by two or more mortgaged properties) also permit the substitution of a mortgaged property, subject to the satisfaction of various conditions.

      o     Four mortgage loans, representing 4.7% of the initial outstanding pool balance (which are in loan group 1, representing 5.4% of the initial outstanding loan group 1 balance), allow a substitution of a fee interest in another property for a maximum of 30% of the original principal (in aggregate, and only one time) subject to the satisfaction of certain conditions including, but not limited to:
            (i) the value of the substitute property is greater than or equal to the substitution release property, (ii) the aggregate DSCR after the substitution is not less than the greater of 1.26x or the aggregate
            DSCR prior to the substitution, (iii) the aggregate LTV of the remaining properties is no greater than the lesser of 72.8% or the
            LTV prior to the substitution, (iv) the DSCR for the substitute property is equal to or greater than the DSCR for the substitution release property and (v) receipt of written confirmation from the
            Rating Agencies that such substitution will not result in a downgrade, qualification or withdrawal of the then current ratings on the certificates.

      o     One mortgage loan, representing 3.3% of the initial outstanding pool balance (which is in loan group 1, representing 3.8% of the initial outstanding loan group 1 balance), allows a substitution of a fee interest in another property for a maximum of 30% of the original principal (in aggregate, and only one time) subject to the satisfaction of certain conditions including, but not limited to:
            (i) the value of the substitute property is greater than or equal to the substitution release property, (ii) the aggregate DSCR after the substitution is not less than the greater of 1.26x or the aggregate
            DSCR prior to the substitution, (iii) the aggregate LTV of the remaining properties is no greater than the lesser of 75.1% or the
            LTV prior to the substitution, (iv) the DSCR for the substitute property is equal to or greater than the DSCR for the substitution release property and (v) receipt of written confirmation from the
            Rating Agencies that such substitution will not result in a downgrade, qualification or withdrawal of the then current ratings on the certificates.

      o     Two mortgage loans, representing 2.3% of the initial outstanding pool balance (which are in loan group 1, representing 2.6% of the initial outstanding loan group 1 balance), allow a substitution of a fee interest in another property for a maximum of 30% of the original principal (in aggregate, and only one time) subject to the satisfaction of certain conditions including, but not limited to:
            (i) the value of the substitute property is greater than or equal to the substitution release property, (ii) the aggregate DSCR after the substitution is

                                     S-174

            not less than the greater of 1.20x or the aggregate DSCR prior to the substitution, (iii) the aggregate LTV of the remaining properties is no greater than the lesser of 72.2% or the LTV prior to the substitution, (iv) the DSCR for the substitute property is equal to or greater than the DSCR for the substitution release property and (v) receipt of written confirmation from the Rating
            Agencies that such substitution will not result in a downgrade, qualification or withdrawal of the then current ratings on the certificates.

      o     One mortgage loan, representing 1.0% of the initial outstanding pool balance (which is in loan group 1, representing 1.1% of the initial loan group 1 balance), allows a substitution of a fee interest in up to two properties in the aggregate per calendar year, but only one time per property, subject to the satisfaction of certain conditions including, but not limited to: (i) no event of default exists, (ii)
            the aggregate allocated loan amount of all substituted parcels does not exceed $10,175,000, (iii) after giving effect to the
            substitution, the DSCR for the loan and property is equal to or greater than the greater of (a) a DSCR (including the substituted parcel but excluding the substitute parcel) of 1.20x on an amortizing basis and (b) the DSCR (including the substituted parcel but excluding the substitute parcel) as of the date immediately preceding the substitution, (iv) after giving effect to the substitution, the LTV of the property (including the substitute parcel but excluding the substituted parcel) is equal to or less than the lesser of (i) a LTV of 71.2% and (ii) the LTV of the date immediately preceding the substitution, (v) NOI for the substitute parcel for the 12 month period immediately preceding the
            substitution is equal to or greater than the NOI for the substituted parcel for the 12 month period immediately preceding the
            substitution and the NOI for the substitute parcel has not shown a downward trend over the three years prior to the substitution, (vi)
            any substitute parcel must be a multi-tenant office property, in the location of and quality and condition of that of the substitute parcel, (vii) the mortgage encumbering the substitute parcel will secure all amounts evidenced by the note and will be equal to 125%
            of the amount of the loan allocated to the substitute parcel and the amount of the loan allocated to and the allocated loan amount of the substitute parcel will equal the allocated loan amount of the related substituted parcel, (viii) the substitute parcel must be at least 80% occupied by third-party tenants and (ix) lender receives confirmation from each rating agency rating the certificates to the effect that such substitution will not result in an adverse rating impact.

      In addition, certain mortgage loans provide for the free release of outparcels or other portions of the related mortgaged property which were given no value or minimal value in the underwriting process.

      One mortgage loan (Mortgage Loan No. 55, Regal Cinema-Eagan), representing
0.5% of the initial outstanding pool balance (which is in loan group 1, representing 0.5% of the initial outstanding loan group 1 balance), permits the related borrower to defease the mortgage loan at any time (due to the expiration of the related lockout period) by pledging to the trust "government securities"
as defined in the Investment Company Act of 1940, subject to rating agency requirements, and obtaining the release of the mortgaged property from the lien of the mortgage. Upon notice of such a defeasance to be made within 2 years following the date of issuance of the certificates, the related mortgage loan seller must repurchase such mortgage loan from the trust prior to such defeasance, the proceeds of which would be the equivalent of a prepayment of such mortgage loan with a yield maintenance premium.

      Notwithstanding the above, the mortgage loans generally provide that the related borrower may prepay the mortgage loan without prepayment premium or defeasance requirements commencing 1 to 7 (except for one mortgage loan, representing 0.9% of the Initial Pool Balance, which permits such prepayment commencing 25, and one mortgage loan, representing 0.4% of the Initial Pool
Balance, which permits such prepayment commencing 61) payment dates prior to and including the maturity date or the anticipated repayment date.

      See the footnotes to Appendix II of this prospectus supplement for more details concerning certain of the foregoing provisions.

      Non-Recourse Obligations

      The mortgage loans are generally non-recourse obligations of the related borrowers and, upon any such borrower's default in the payment of any amount due under the related mortgage loan, the holder of a non-recourse mortgage loan may look only to the related mortgaged property for satisfaction of the borrower's obligations. In those cases where the loan documents permit recourse to the borrower or a guarantor for some or all of the amounts due under such mortgage loan, we have not evaluated the financial condition of any such person, and prospective investors should thus consider all of the mortgage loans to be non-recourse. None of the mortgage loans is insured

                                     S-175

or guaranteed by any mortgage loan seller or any of their affiliates, the United
States, any government entity or instrumentality, mortgage insurer or any other person.

      "Due-on-Sale" and "Due-on-Encumbrance" Provisions

      The mortgages generally contain due-on-sale and due-on-encumbrance clauses that permit the holder of the mortgage to accelerate the maturity of the related mortgage loan (or Serviced Loan Group, as applicable) if the borrower sells or otherwise transfers or encumbers the related mortgaged property or that prohibit the borrower from doing so without the consent of the holder of the mortgage.
However, the mortgage loans (or Serviced Loan Groups, as applicable) generally permit transfers of the related mortgaged property, subject to reasonable approval of the proposed transferee by the holder of the mortgage, payment of an assumption fee, which may be waived by the applicable master servicer or the applicable special servicer, as the case may be, or, if collected, will be paid to such master servicer or special servicer as additional servicing compensation, and certain other conditions.

      In addition, some of the mortgage loans (or Serviced Loan Groups, as applicable) permit the borrower to transfer the related mortgaged property or interests in the borrower to an affiliate or subsidiary of the borrower, or an entity of which the borrower is the controlling beneficial owner, transfer the related mortgaged property to specified entities or types of entities, issue new ownership interests in the borrower or transfer certain ownership interests in the borrower, upon the satisfaction of certain limited conditions set forth in the applicable mortgage loan documents and/or as determined by the applicable master servicer. The residential cooperative mortgage loan permits transfers of shares in the related cooperative corporation in connection with the assignment of a proprietary lease for one or more units in the related mortgaged property.
The applicable master servicer or the applicable special servicer, as the case may be, will determine, in a manner consistent with the Servicing Standard, whether to exercise any right it may have under any such clause to accelerate payment of the related mortgage loan (or Serviced Loan Groups, as applicable)
upon, or to withhold its consent to, any transfer or further encumbrance of the related mortgaged property in accordance with the Pooling and Servicing
Agreement.

      Subordinate and Other Financing

      Except as set forth below, each of the mortgage loan sellers will represent that, to its knowledge, none of the other mortgaged properties secure any loans that are subordinate to the related mortgage loan unless such other loans are included in the trust. However, the mortgage loan sellers generally have not obtained updated title reports or otherwise taken steps to confirm that no such additional secured subordinate financing exists.

      Mortgage Loan No. 103, The Tower, representing 0.2% of the initial outstanding pool balance, represents a note with an outstanding principal balance as of the Cut-off Date of $3,188,314 that is secured by the mortgaged property on a pari passu basis with another note (the "Non-Trust Serviced
Companion Loan") that is not included in the trust. The Non-Trust Serviced
Companion Loan has an outstanding principal balance as of the Cut-off Date of
$8,829,177. The Non-Trust Serviced Companion Loan has the same interest rate, maturity date and amortization term as the related pooled mortgage loan (the
"Non-Trust Serviced Pari Passu Loan"). For purposes of the information presented in this prospectus supplement with respect to the Non-Trust Serviced Pari Passu
Loan, the Underwritten NOI, Underwritable Cash Flow, NOI DSCR, NCF DSCR, Cut-off
Date LTV, Balloon LTV and Cut-off Date Balance per Unit or SF, reflect the aggregate indebtedness evidenced by the pooled and non-pooled portions of The
Tower loan. See Appendix IV for more details.

      Mortgage Loan No. 2, Hilton Washington DC, representing 10.5% of the initial outstanding pool balance, represents the senior financing interest in an
A/B/C/C/C note loan structure which may total up to $325,600,000 (including future funding advances that may be made under the subordinate notes). The subordinate notes have an aggregate outstanding principal balance as of the
Cut-off Date of $7,500,000 and they are not included in the trust. The subordinate notes have future funding obligations for up to $103,100,000 for the renovations of the Mortgaged Property (which is a hotel property), including, without limitation, construction of a junior ballroom, subject to the conditions set forth in the loan documents. The subordinate notes consist of (i) a subordinate "B" floating rate note in the maximum principal amount of
$71,900,000 (with a current outstanding principal balance of $4,875,678), (ii) a subordinate "C-1" floating rate note in the maximum principal amount of
$19,350,000 (with a current outstanding principal balance of $1,312,161), (iii)
a subordinate "C-2" floating rate note in the maximum principal amount of
$9,675,000 (with a current outstanding principal balance of $656,080.50), and
(iv) a subordinate "C-3" floating rate note in the maximum principal amount of
$9,675,000 (with a current outstanding principal balance of $656,080.50).

                                     S-176

The aggregate Cut-off Date LTV and Balloon LTV based on the potential
$325,600,000 maximum first mortgage debt are each 111.9% based on the "As-Is"
appraised value of $291,000,000. Assuming the "Stabilized" value of $466,000,000
(as of March 1, 2011), the aggregate Cut-off Date LTV and Balloon LTV based on the potential $325,600,000 maximum first mortgage debt are each 69.9%. The
"Stabilized" value assumes the planned renovations are complete and utilizes an
ADR of $239.30 and occupancy of 72.0%. The aggregate underwritten DSCR based on the potential $325,600,000 maximum first mortgage debt is 1.05x (assuming a
LIBOR of 5.50% at all times with respect to the four subordinate notes). See
"Description of the Mortgage Pool -- Serviced Companion Loans -- Hilton
Washington DC Mortgage Loan" and "Appendix II - Certain Characteristics of the
Mortgage Loans - Mortgage Loan No. 2, Hilton Washington DC."

      Mortgage Loan No. 76, Hampton Inn - Brunswick, GA, representing 0.3% of the initial outstanding pool balance, represents the senior financing interest in an A/B note loan structure which totals $5,506,131. The B Note has an outstanding principal balance as of the Cut-off Date of $345,000 and it is not included in the trust. The aggregate LTV of the mortgage loan and the B Note is
79.5% and the aggregate underwritten DSCR based on the debt of the mortgage loan and the subordinate note is 1.50x.

      In the case of some or all of the mortgage loans with existing subordinate or mezzanine debt, the holder of the subordinate or mezzanine loan has the right to cure certain defaults occurring with respect to the mortgage loan and/or the right to purchase the mortgage loan from the trust if certain defaults on the mortgage loan occur. The purchase price required to be paid in connection with such a purchase is generally equal to the outstanding principal balance of the mortgage loan, together with accrued and unpaid interest on, and all unpaid servicing expenses and Advances relating to, the mortgage loan. Such purchase price generally does not include a yield maintenance premium or prepayment premium. Accordingly, such purchase (if made prior to the maturity date or anticipated repayment date) will have the effect of a prepayment made without payment of a yield maintenance premium or prepayment premium. The specific rights of the related subordinate or mezzanine lender with respect to any future subordinate or mezzanine debt will be specified in the related intercreditor agreement and may include rights substantially similar to the cure and repurchase rights described in the preceding sentence.

      In general, the mortgage loans permit or do not prohibit additional financing that is not secured by the mortgaged property, including, but not limited to, trade payables and indebtedness secured by equipment or other personal property located at the mortgaged property and/or permit or do not prohibit the owners or the constituent members of the borrower to incur indebtedness, including financings secured by a pledge of their interests in the borrower. In general, borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents may be permitted to incur additional financing that is not secured by the mortgaged property. The organizational documents for the borrowers under the residential cooperative mortgage loan and certain other mortgage loans in the trust do not require the borrowers to be special purpose entities.

      Four mortgage loans, representing 2.1% of the initial outstanding balance
(which include one mortgage loan in loan group 1, representing 0.3% of the initial outstanding loan group 1 balance, and three mortgage loans in loan group
2, representing 13.6% of the initial outstanding loan group 2 balance), permit the borrower to enter into additional financing that is secured by the related mortgaged property.

      Seven mortgage loans, representing 21.6% of the initial outstanding pool balance (which are in loan group 1, representing 25.0% of the initial outstanding loan group 1 balance), permit future mezzanine debt to be incurred upon the satisfaction of certain conditions.

      Ten mortgage loans, representing 18.1% of the initial outstanding pool balance (which include nine mortgage loans in loan group 1, representing 19.9%
of the initial outstanding loan group 1 balance, and one mortgage loan in loan group 2, representing 7.2% of the initial outstanding loan group 2 balance), permit the borrower to enter into additional financing that is not secured by the related mortgaged property.

      For further information with respect to subordinate debt, mezzanine debt and other financing, see Appendix II.

      Because certain mortgage loans permit a third party to hold debt secured by a pledge of an equity interest in the related borrower, neither the mortgage loan sellers nor the Depositor will make any representations as to whether a third party holds debt secured by a pledge of an equity interest in a related borrower. See "Legal Aspects Of The Mortgage Loans And The Leases--Subordinate
Financing" in the prospectus and "Risk Factors--A Borrower's

                                     S-177

Other Loans May Reduce The Cash Flow Available To The Mortgaged Property Which
May Adversely Affect Payment On Your Certificates" in this prospectus supplement.

      Generally all of the mortgage loans also permit the related borrower to incur other unsecured indebtedness, including but not limited to trade payables, in the ordinary course of business and to incur indebtedness secured by equipment or other personal property located at the mortgaged property.

      Loan Purpose

      93 of the mortgage loans we intend to include in the Trust, representing
68.6% of the Initial Pool Balance (which include 79 mortgage loans in Loan Group
1, representing 71.0% of the Initial Loan Group 1 Balance, and 14 mortgage loans in Loan Group 2, representing 53.8% of the Initial Loan Group 2 Balance), were originated in connection with the borrower's refinancing of a previous mortgage loan; 41 of the mortgage loans we intend to include in the Trust, representing
31.4% of the Initial Pool Balance (which include 34 mortgage loans in Loan Group
1, representing 29.0% of the Initial Loan Group 1 Balance, and seven mortgage loans in Loan Group 2, representing 46.2% of the Initial Loan Group 2 Balance), were originated in connection with the borrower's acquisition of the mortgaged property that secures such mortgage loan.

      Additional Collateral

      Certain of the mortgage loans have additional collateral in the form of reserves under which monies disbursed by the originating lender or letters of credit are reserved for specified periods which are to be released only upon the satisfaction of certain conditions by the borrower. If the borrowers do not satisfy conditions for release of the monies or letters of credit by the outside release date, such monies or letters of credit may be applied to partially repay the related mortgage loan, or may be held by the lender as additional security for the mortgage loans. In addition, some of the other mortgage loans provide for reserves for items such as deferred maintenance, environmental remediation, debt service, tenant improvements and leasing commissions and capital improvements. For further information with respect to additional collateral, see
Appendix II.

      The ARD Loans

      14 mortgage loans, representing 11.6% of the Initial Pool Balance (which are in Loan Group 1, representing 13.4% of the Initial Loan Group 1 Balance), provide that if the related borrower has not prepaid such mortgage loan in full on or before its Anticipated Repayment Date, any principal outstanding on that date will thereafter amortize more rapidly and accrue interest at the Revised
Rate for that mortgage loan rather than at the Initial Rate. In addition, funds on deposit in lockbox accounts relating to the ARD Loan in excess of amounts needed to pay property operating expenses and reserves will be applied to repayment of the applicable mortgage loan resulting in a more rapid amortization.

      Cash Management Agreements/Lockboxes

      25 of the mortgage loans, representing 49.2% of the Initial Pool Balance
(which are in Loan Group 1, representing 56.9% of the Initial Loan Group 1
Balance), generally provided that rents, credit card receipts, accounts receivables payments and other income derived from the related mortgaged properties will be subject to a cash management/lockbox arrangement.

      Appendix II to this prospectus supplement sets forth (among other things)
the type of provisions (if any) for the establishment of a lockbox under the terms of each mortgage loan. The following paragraphs describe each type of provision:

      o     Hard. The related borrower is required to instruct the tenants and other payors to pay all rents and other revenue directly to an account controlled by the lockbox bank, which in general is the applicable master servicer or the applicable special servicer on behalf of the trust. Such revenue generally is either (a) swept and remitted to the related borrower unless a default or other "trigger"
            event under the related mortgage loan documents has occurred or (b)
            not made immediately available to the related borrower, but instead is forwarded to a cash management account controlled by the lockbox bank, which in general is the applicable master servicer or the applicable special servicer on behalf of the trust and then applied according to the

                                     S-178

            related mortgage loan documents, which typically contemplate application to sums payable under the related mortgage loan and, in certain transactions, to expenses at the related mortgaged property, with any excess remitted to the related borrower.

      o     Soft, Springing to Hard. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the related borrower or the property manager and then forwarded to an account controlled by the lockbox bank, which in general is the applicable master servicer or the applicable special servicer on behalf of the trust. Until the occurrence of certain specified "trigger" events, which typically include an event of default under the mortgage loan, such revenue is forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower.
            Upon the occurrence of such a trigger event, the mortgage loan documents require the related borrower to instruct tenants and other payors to pay directly into an account controlled by the lockbox bank, which in general is the applicable master servicer or the applicable special servicer on behalf of the trust; the revenue is then applied by the applicable master servicer or the applicable special servicer on behalf of the trust according to the related mortgage loan documents.

      o     Soft. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the related borrower or the property manager and forwarded to an account controlled by the lockbox bank, which in general is the applicable master servicer or the applicable special servicer on behalf of the trust. The funds are then either made available to the related borrower or are applied by the applicable master servicer or the applicable special servicer on behalf of the trust according to the related mortgage loan documents.

      o     Springing to Hard. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the related borrower or property manager. Upon the occurrence of certain specified "trigger" events, which typically include an event of default under the mortgage loan, the mortgage loan documents contemplate establishment of a hard lockbox and require the related borrower to instruct tenants to pay directly into an account controlled by the applicable master servicer or the applicable special servicer on behalf of the trust; the revenue is then applied by the lockbox bank, which in general is the applicable master servicer or the applicable special servicer on behalf of the trust according to the related mortgage loan documents.

      o     None. Revenue from the related mortgaged property is paid to the related borrower and is not subject to a lockbox as of the origination date, and no lockbox is contemplated to be established during the mortgage loan term.

      In connection with any hard lockbox, income deposited directly into the related lockbox account may not include amounts paid in cash that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hospitality properties, cash or "over-the-counter" receipts may be deposited into the lockbox account by the property manager. Mortgage loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the trust.

THE NON-TRUST SERVICED PARI PASSU LOAN

      Mortgage Loan No. 103, The Tower (the "Non-Trust Serviced Pari Passu
Loan"), with an outstanding principal balance of $3,188,314, representing 0.2%
of the Initial Pool Balance, is secured by the same mortgaged property on a pari passu basis with a companion note (the "Non-Trust Serviced Companion Loan") that has an outstanding principal balance of $8,829,177. The Non-Trust Serviced
Companion Loan is not included in the trust but is owned by the Bear Stearns
Commercial Mortgage Securities Trust 2006-PWR14 (the "2006-PWR14 Trust"). For
purposes of the information presented in this prospectus supplement with respect to the Non-Trust Serviced Pari Passu Loan, the Debt Service Coverage Ratio and
Loan-to-Value Ratio reflect the aggregate indebtedness evidenced by the
Non-Trust Serviced Pari Passu Loan and the Non-Trust Serviced Companion Loan.
The Non-Trust Serviced Pari Passu Loan was originally subordinate to the
Non-Trust Serviced Companion Loan but became pari passu upon the Mortgaged
Property having an underwritten cash flow equal to or greater than $1,037,163 and the actual debt service coverage ratio becoming 1.20x.

                                     S-179

      The Non-Trust Serviced Pari Passu Loan and the Non-Trust Serviced
Companion Loan will be serviced pursuant to the provisions of the pooling and servicing agreement for the 2006-PWR14 Trust (the "2006-PWR14 Pooling and
Servicing Agreement"). Prudential Asset Resources, Inc., as master servicer under the 2006-PWR14 Pooling and Servicing Agreement (in such capacity, the
"2006-PWR14 Master Servicer") will make Servicing Advances in respect of the mortgaged property securing the Non-Trust Serviced Pari Passu Loan and the
Non-Trust Serviced Companion Loan, and advances of principal and interest only in respect of the Non-Trust Serviced Companion Loan that is included in the
2006-PWR14 Trust. The 2006-PWR14 Master Servicer will remit collections on the
Non-Trust Serviced Pari Passu Loan to, or on behalf of, the trust. Prudential
Asset Resources, Inc., as master servicer under the pooling and servicing agreement (or the trustee, as applicable) will make P&I Advances with respect to the Non-Trust Serviced Pari Passu Loan pursuant to the pooling and servicing agreement. Under the 2006-PWR14 Pooling and Servicing Agreement, the servicing and administration of the Non-Trust Serviced Pari Passu Loan and the Non-Trust
Serviced Companion Loan will generally be conducted as if such loans were a single "mortgage loan" under the provisions of the 2006-PWR14 Pooling and
Servicing Agreement.

      The holders of the Non-Trust Serviced Pari Passu Loan and the Non-Trust
Serviced Companion Loan entered into a co-lender agreement. That co-lender agreement provides for the following:

      o     the Non-Trust Serviced Pari Passu Loan and the Non-Trust Serviced
            Companion Loan are of equal priority with each other and no portion of either of them will have priority or preference over the other;

      o     the 2006-PWR14 Pooling and Servicing Agreement and the related co-lender agreement will exclusively govern the servicing and administration of the Non-Trust Serviced Pari Passu Loan and the
            Non-Trust Serviced Companion Loan (and all decisions, consents, waivers, approvals and other actions on the part of the holder of the Non-Trust Serviced Pari Passu Loan and the Non-Trust Serviced
            Companion Loan will be effected in accordance with the 2006-PWR14
            Pooling and Servicing Agreement);

      o     all payments, proceeds and other recoveries on or in respect of the
            Non-Trust Serviced Pari Passu Loan and/or the Non-Trust Serviced
            Companion Loan (in each case, subject to the rights of the
            2006-PWR14 Master Servicer, the 2006-PWR14 Special Servicer, the
            2006-PWR14 Depositor or the 2006-PWR14 Trustee to payments and reimbursements pursuant to and in accordance with the terms of the
            2006-PWR14 Pooling and Servicing Agreement and the rights of the applicable master servicer, the applicable special servicer and the trustee to payments and reimbursements pursuant to and in accordance with the terms of the pooling and servicing agreement) will be applied to the Non-Trust Serviced Pari Passu Loan and the Non-Trust
            Serviced Companion Loan on a pari passu basis according to their respective outstanding principal balances;

      o     the transfer of the ownership of the Non-Trust Serviced Companion
            Loan to any person or entity is generally prohibited, other than (i)
            to institutional lenders, investment funds, affiliates thereof exceeding a minimum net worth requirement, (ii) any person or entity upon receipt of written confirmation from the Rating Agencies that such transfer will not result in a downgrade, qualification or withdrawal of the then current ratings on the certificates or (iii)
            to trusts or other entities established to acquire mortgage loans and issue securities backed by and payable from the proceeds of such loans is generally prohibited; and

      o     the 2006-PWR14 Master Servicer and the 2006-PWR14 Special Servicer,
            as applicable, generally will be required to consult with (but not obtain the approval of) the holder of the Non-Trust Serviced Pari
            Passu Loan in connection with certain material servicing decisions involving the Non-Trust Serviced Loan Group as set forth in the co-lender agreement.

THE SERVICED COMPANION LOANS

      Hilton Washington DC Mortgage Loan

      General

      The mortgaged property securing Mortgage Loan No. 2 (referred to herein as the "Hilton Washington DC Mortgage Loan"), with an original principal balance of
$215,000,000 and an outstanding principal balance of $215,000,000 as of the
Cut-off Date (representing approximately 10.5% of the Initial Pool Balance), also secures a

                                     S-180

subordinate B note with an initial principal balance of $4,875,678 and a maximum principal balance of $71,900,000 and three subordinate pari passu C notes consisting of (i) a C-1 note with an initial principal balance of $1,312,161 and a maximum principal balance of $19,350,000, (ii) a C-2 note with an initial principal balance of $656,080.50 and a maximum principal balance of $9,675,000 and (iii) a C-3 note with an initial principal balance of $656,080.50 and a maximum principal balance of $9,675,000) (the B and C notes, collectively, the
"Hilton Washington DC Subordinate Loans") that are not included in the trust.
The Hilton Washington DC Loan will be transferred to the trust by Prudential
Mortgage Capital Funding, LLC. The B note is currently held by The Prudential
Insurance Company of America, is interest only and accrues interest at LIBOR plus 2.20%. The C-1 note is currently held by Prudential Mortgage Capital
Funding, LLC, is interest only, and accrues interest at LIBOR plus 3.15%. The
C-2 and C-3 notes are currently held by Merrill Lynch Capital, a Division of
Merrill Lynch Business Financial Services, Inc., are interest only, and accrue interest at LIBOR plus 3.15%. For purposes of the information presented in this prospectus supplement with respect to the Hilton Washington DC Mortgage Loan, the Debt Service Coverage Ratio and loan-to-value ratio reflect the indebtedness evidenced by the Hilton Washington DC Mortgage Loan without taking into account the Hilton Washington DC Subordinate Loans, unless otherwise indicated. The
Hilton Washington DC Mortgage Loan together with the Hilton Washington DC
Subordinate Loans are collectively referred to herein as the "Hilton Washington
DC Loan Group."

      The Hilton Washington DC Mortgage Loan and the Hilton Washington DC
Subordinate Loans will be serviced pursuant to the provisions of the Pooling and
Servicing Agreement by Prudential Asset Resources, Inc., as both master servicer and special servicer. The applicable master servicer will make Servicing
Advances in respect of the mortgaged property securing the Hilton Washington DC
Loan Group, but will make advances of principal and interest pursuant to the
Pooling and Servicing Agreement only in respect of the Hilton Washington DC
Mortgage Loan. The applicable master servicer will remit collections on the
Hilton Washington DC Subordinate Loans to the holders thereof. Under the Pooling and Servicing Agreement, the servicing and administration of the Hilton
Washington DC Loan Group generally will be conducted as if such loans were a single "mortgage loan" under the provisions of the Pooling and Servicing
Agreement, but subject to the terms of a co-lender agreement (as amended and restated) (the "Hilton Washington DC Co-Lender Agreement").

      The initial holder of the Hilton Washington DC Mortgage Loan and the holders of the Hilton Washington DC Subordinate Loans entered into the Hilton
Washington DC Co-Lender Agreement. The holders of the Hilton Washington DC
Subordinate Loans may sell or transfer the Hilton Washington DC Subordinate
Loans at any time subject to compliance with the requirements of the Hilton
Washington DC Co-Lender Agreement.

      The Hilton Washington DC Co-Lender Agreement

      The Hilton Washington DC Co-Lender Agreement provides, among other things, for the application of payments among the Hilton Washington DC Mortgage Loan and the Hilton Washington DC Subordinate Loans.

      All amounts paid by the related borrower or otherwise available for payment on the Hilton Washington DC Loan Group (net of various payments and reimbursements to third parties, including the applicable master servicer, the special servicer and/or the trustee under the Pooling and Servicing Agreement, advances and/or interest on advances, among other things) will be applied in a particular priority such that the holder of the Hilton Washington DC Mortgage
Loan will receive interest and principal before any payments are made on the
Hilton Washington DC Subordinate Loans.

      Consultation and Approval Rights

      In general, the Hilton Washington DC Co-Lender Agreement provides that the holders of greater than 50% of the outstanding principal balance of the most subordinate Hilton Washington DC Subordinate Loans will have consultation and approval rights with respect to certain actions taken by the holder of the
Hilton Washington DC Mortgage Loan and the applicable master servicer or special servicer, as the case may be, in regard to the Hilton Washington DC Loan Group, except that no advice, direction or objection from or by such holder may (and the holder of the Hilton Washington DC Mortgage Loan and each applicable master servicer or special servicer, as the case may be, are to ignore and act without regard to any such advice, direction or objection that the holder of the Hilton
Washington DC Mortgage Loan or any servicer has determined, in its reasonable, good faith judgment, will) require or cause the holder of the Hilton Washington
DC Mortgage Loan or any master servicer or special servicer to violate any provision of the Hilton Washington DC Co-Lender Agreement, the loan documents, or the Pooling

                                     S-181

and Servicing Agreement including any REMIC provisions and, without limitation, any servicer's obligation to act in accordance with the Servicing Standard.
Notwithstanding the foregoing, certain actions relating to the funding of future advances by the holders of the Hilton Washington DC Subordinate Loans will be subject to the rights of such holders to consent to such actions pursuant to the terms of the Hilton Washington DC Co-Lender Agreement. These consultation and approval rights may shift from the holders of greater than 50% of the outstanding principal balance of the C notes to the holders of greater than 50%
of the outstanding principal balance of the B note if (i) the maximum principal balance of the C notes (including all applicable future advances) minus principal payments, appraisal reduction amounts and realized losses allocated to the C notes is less than 25% of (x) the maximum principal balance of the C notes
(including all applicable future advances) minus (y) principal payments on the C notes or (ii) the holder of greater than 50% of the outstanding principal balance of the C notes is the borrower or a party affiliated with the borrower.
Similarly, these consultation and approval rights may shift to the Controlling
Class if similar reductions occur with respect to the B note.

      Future Funding Advances

      Pursuant to the related loan documents, the holders of the Hilton
Washington DC Subordinate Loans are required, subject to the satisfaction of certain conditions, to make future funding advances up to the maximum principal balance of each subordinate note. The Hilton Washington DC Co-Lender Agreement provides that the holder of the Hilton Washington DC Mortgage Loan is under no obligation to make any such future funding advance and contains an indemnification of the holder of the Hilton Washington DC Mortgage Loan by each of the holders of the Hilton Washington DC Subordinate Loans for any losses or expenses incurred in connection with the failure of any such holder to make any required future funding advance.

      Cure Rights

      Pursuant to the Hilton Washington DC Co-Lender Agreement, the holders of the Hilton Washington DC Subordinate Loans have the right to cure certain monetary and non-monetary events of default that have occurred and are continuing in accordance with the terms and conditions set forth in the Hilton
Washington DC Co-Lender Agreement, including any failure by another holder of a
Hilton Washington DC Subordinate Loan to make a future funding advance.

      Purchase Option

      Pursuant to the Hilton Washington DC Co-Lender Agreement, the holders of the Hilton Washington DC Subordinate Loans, upon written notice to the holder of the Hilton Washington DC Mortgage Loan, will have the right to purchase the
Hilton Washington DC Mortgage Loan upon certain events of default by the borrower under the related loan documents pursuant to the conditions set forth in, and in accordance with the requirements of, the Hilton Washington DC
Co-Lender Agreement.

      The purchase price for the Hilton Washington DC Mortgage Loan in connection with this purchase option will generally include the outstanding principal balance of the Hilton Washington DC Mortgage Loan, accrued and unpaid interest at the applicable interest rate, any servicing fees, special servicing fees, expenses advanced by the applicable master servicer or the special servicer and any other amounts specified in the Hilton Washington DC Co-Lender
Agreement or the Pooling and Servicing Agreement.

      The applicable master servicer and the applicable special servicer are required to comply with the applicable provisions of any intercreditor agreement and Co-Lender Agreement, and in the event of any conflict between the terms of the Pooling and Servicing Agreement and the terms of an intercreditor agreement or Co-Lender Agreement, the conflict shall be resolved in favor of such intercreditor agreement or Co-Lender Agreement.

      The Hampton Inn -  Brunswick, GA Mortgage Loan

      General

      The mortgaged property securing Mortgage Loan No. 76 (referred to herein as the "Hampton Inn - Brunswick, GA Mortgage Loan"), with an original principal balance of $5,175,000 and an outstanding principal balance of $5,161,131 as of the Cut-off Date (representing approximately 0.3% of the Initial Pool Balance), also secures a subordinate B note with an original principal balance of $345,000
(the "Hampton Inn - Brunswick, GA Subordinate

                                     S-182

Loan") that is not included in the trust. The Hampton Inn - Brunswick, GA
Mortgage Loan will be transferred to the trust by Morgan Stanley Mortgage
Capital Holdings LLC. The Hampton Inn - Brunswick, GA Subordinate Loan is
currently held by Mezz Cap Finance, LLC and accrues interest at 12.75%. For purposes of the information presented in this prospectus supplement with respect to the Hampton Inn - Brunswick, GA Mortgage Loan, the Debt Service Coverage
Ratio and loan-to-value ratio reflect the indebtedness evidenced by the Hampton
Inn - Brunswick, GA Mortgage Loan without taking into account the Hampton Inn -
Brunswick, GA Subordinate Loan, unless otherwise indicated. The Hampton Inn -
Brunswick, GA Mortgage Loan together with the Hampton Inn - Brunswick, GA
Subordinate Loan are collectively referred to herein as the "Hampton Inn -
Brunswick, GA Loan Group."

      The Hampton Inn - Brunswick, GA Mortgage Loan and the Hampton Inn -
Brunswick, GA Subordinate Loan will be serviced pursuant to the provisions of the Pooling and Servicing Agreement. The applicable master servicer will make
Servicing Advances in respect of the mortgaged property securing the Hampton Inn
- Brunswick, GA Loan Group, and advances of principal and interest only in respect of the Hampton Inn - Brunswick, GA Mortgage Loan pursuant to the Pooling and Servicing Agreement. The applicable master servicer will remit collections on the Hampton Inn - Brunswick, GA Subordinate Loan to the holders thereof.
Under the Pooling and Servicing Agreement, the servicing and administration of the Hampton Inn - Brunswick, GA Loan Group generally will be conducted as if such loans were a single "mortgage loan" under the provisions of the Pooling and
Servicing Agreement.

      The initial holder of the Hampton Inn - Brunswick, GA Mortgage Loan and the holder of the Hampton Inn - Brunswick, GA Subordinate Loan entered into an intercreditor agreement (the "Hampton Inn - Brunswick, GA Co-Lender Agreement").
The holders of the Hampton Inn - Brunswick, GA Subordinate Loan may sell or transfer the Hampton Inn - Brunswick, GA Subordinate Loan at any time subject to compliance with the requirements of the Hampton Inn - Brunswick, GA Co-Lender
Agreement.

      The Hampton Inn - Brunswick, GA Co-Lender Agreement

      The Hampton Inn - Brunswick, GA Co-Lender Agreement provides, among other things, for the application of payments between the Hampton Inn - Brunswick, GA
Mortgage Loan and the Hampton Inn - Brunswick, GA Subordinate Loan.

      All amounts paid by the related borrower or otherwise available for payment on the Hampton Inn - Brunswick, GA Loan Group (net of various payments and reimbursements to third parties, including the applicable master servicer, the applicable special servicer and/or the trustee under the Pooling and
Servicing Agreement, and the applicable master servicer, the applicable special servicer and/or the trustee (if any) of the securitization that may include the
Hampton Inn - Brunswick, GA Subordinate Loan for servicing compensation, advances and/or interest on advances, among other things) will be applied in a particular priority such that the holders of the Hampton Inn - Brunswick, GA
Mortgage Loan will receive interest and principal before any payments are made on the Hampton Inn - Brunswick, GA Subordinate Loan.

      Consultation and Approval Rights

      The Hampton Inn - Brunswick, GA Co-Lender Agreement provides that the holder of the Hampton Inn - Brunswick, GA Subordinate Loan will have consultation and approval rights with respect to certain actions taken by the applicable master servicer or the applicable special servicer, as the case may be, in regard to the Hampton Inn - Brunswick, GA Loan Group, except that no advice, direction or objection from or by the holder of the Hampton Inn -
Brunswick, GA Subordinate Loan may (and the applicable master servicer or the applicable special servicer, as the case may be, is to ignore and act without regard to any such advice, direction or objection that such servicer has determined, in its reasonable, good faith judgment, will) require or cause such master servicer or special servicer to take any action or refrain from taking any action which would violate any law of any applicable jurisdiction, be inconsistent with the Servicing Standard under the Pooling and Servicing
Agreement, violate the REMIC provisions of the Code or violate any other provisions of the Pooling and Servicing Agreement or any provisions of the
Hampton Inn - Brunswick, GA Co-Lender Agreement.

      Cure Rights

                                     S-183

      Pursuant to the Hampton Inn - Brunswick, GA Co-Lender Agreement, the
holders of the Hampton Inn - Brunswick, GA Subordinate Loan have the right to cure certain monetary events of default that have occurred and are continuing in accordance with the terms and conditions set forth in the Hampton Inn -
Brunswick, GA Co-Lender Agreement.

      Purchase Option

      Pursuant to the Hampton Inn - Brunswick, GA Co-Lender Agreement, the
holders of the Hampton Inn - Brunswick, GA Subordinate Loan, upon written notice to the holder of the Hampton Inn - Brunswick, GA Mortgage Loan, will have the right to purchase the Hampton Inn - Brunswick, GA Mortgage Loan upon certain events of default by the borrower under the related loan documents pursuant to the conditions set forth in and in accordance with the requirements of the
Hampton Inn - Brunswick, GA Co-Lender Agreement.

      The purchase price for the Hampton Inn - Brunswick, GA Mortgage Loan in connection with this purchase option will generally include the outstanding principal balance of the Hampton Inn - Brunswick, GA Mortgage Loan, accrued and unpaid interest at the applicable interest rate, any servicing fees, special servicing fees, liquidation fees, expenses advanced by the applicable master servicer or the applicable special servicer and any other amounts specified in the Hampton Inn - Brunswick, GA Co-Lender Agreement or the Pooling and Servicing
Agreement.

ASSESSMENTS OF PROPERTY VALUE AND CONDITION

      Appraisals

      In general, in connection with the origination or sale to the Depositor of each of the mortgage loans, the related mortgaged property was appraised by an outside appraiser. In general, with respect to those mortgage loans for which an appraisal was used in any value calculation, those estimates represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. There can be no assurance that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property. Moreover, such appraisals sought to establish the amount of typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of the mortgaged properties as of the Cut-off Date is presented in this prospectus supplement for illustrative purposes only. The loan-to-value ratios for each mortgaged property were calculated according to the methodology described in this prospectus supplement based on the estimates of value from the third party appraisals generally conducted on or after August 31, 2006 (or, for one mortgage loan, representing 0.2% of the initial outstanding pool balance,
November 18, 2005).

      Environmental Assessments

      With respect to the mortgaged properties for which environmental site assessments, or in some cases an update of a previous assessment, were prepared on or after November 2, 2006 (or, for one mortgaged property, securing a mortgage loan representing 0.2% of the initial outstanding pool balance, October
21, 2005), which include each mortgaged property securing each mortgage loan in the trust, the related mortgage loan seller will represent to us that, as of the
Cut-off Date and subject to certain specified exceptions, it has no knowledge of any material and adverse environmental condition or circumstance affecting such mortgaged property that was not disclosed in such assessment.

      Property Condition Assessments

      Each mortgage loan seller or an affiliate of the seller of the mortgage loan inspected, or caused to be inspected, each of the mortgaged properties in connection with the origination or acquisition of their respective mortgage loans to assess items such as structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements.

      With respect to the mortgaged properties for which engineering reports were prepared on or after November 1, 2006 (or, for one mortgaged property, securing a mortgage loan representing 0.2% of the initial outstanding pool

                                     S-184

balance, January 6, 2006), relating to all mortgaged properties, the related mortgage loan seller will represent to us that, except as disclosed in the related report and subject to certain specified exceptions, each mortgaged property, to the mortgage loan seller's knowledge, is free and clear of any damage (or adequate reserves have been established) that would materially and adversely affect its value as security for the related mortgage loan.

      Seismic Review Process

      In general, the underwriting guidelines applicable to the origination of the mortgage loans required that prospective borrowers seeking loans secured by properties located in California and areas of other states where seismic risk is deemed material obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of probable maximum loss ("PML"), probable loss ("PL") or scenario expected loss ("SEL") in an earthquake scenario. Generally, any of the mortgage loans as to which the property was estimated to have PML, PL or SEL in excess of 20% of the estimated replacement cost would either be subject to a lower loan-to-value limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance or be declined.

      Zoning and Building Code Compliance

      Each mortgage loan seller took steps to establish that the use and operation of the mortgaged properties that represent security for its mortgage loans, at their respective dates of origination, were in compliance in all material respects with, or were legally existing non-conforming uses or structures under, applicable zoning, land-use and similar laws and ordinances, but no assurance can be given that such steps revealed all possible violations.
Evidence of such compliance may have been in the form of legal opinions, confirmations from government officials, title insurance endorsements, survey endorsements, appraisals, zoning consultants' reports and/or representations by the related borrower contained in the related mortgage loan documents.
Violations may be known to exist at any particular mortgaged property, but the related mortgage loan seller has informed us that it does not consider any such violations known to it to be material.

ADDITIONAL MORTGAGE LOAN INFORMATION

      Each of the tables presented in Appendix I to this prospectus supplement sets forth selected characteristics of the Mortgage Pool presented, where applicable, as of the Cut-off Date. For a detailed presentation of certain of the characteristics of the mortgage loans and the mortgaged properties, on an individual basis, see Appendix II to this prospectus supplement, and for a brief summary of the 10 largest loans in the Mortgage Pool, see Appendix IV to this prospectus supplement. Additional information regarding the mortgage loans is contained in this prospectus supplement under "Risk Factors" elsewhere in this
"Description of the Mortgage Pool" section and under "Legal Aspects Of The
Mortgage Loans And The Leases" in the prospectus.

      For purposes of the tables in Appendix I and for the information presented in Appendix II and Appendix IV:

      (1)   References to "DSCR" are references to "Debt Service Coverage
            Ratios." In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) Underwritable Cash Flow to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term. For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix II and Appendix IV, the "Debt
            Service Coverage Ratio" or "DSCR" (or group of cross-collateralized mortgage loans) is calculated pursuant to the definition thereof under the "Glossary of Terms" in this prospectus supplement. For purposes of the information presented in this prospectus supplement, the Debt Service Coverage Ratio (unless otherwise indicated)
            reflects with respect to where periodic payments are interest-only for a certain amount of time after origination after which date the mortgage loan amortizes principal for the remaining term of the mortgage loan, the annualized amount of debt service that will be payable under the mortgage loan after the beginning of the amortization term of the mortgage loan. The Debt Service Coverage
            Ratio in this prospectus supplement with respect to a Serviced Loan
            Group reflects the related mortgage loan and the Serviced Companion

                                     S-185

            Loans that are pari passu notes but, unless otherwise noted, does not reflect the Serviced Companion Loans that are subordinate notes.
            The Debt Service Coverage Ratio in this prospectus supplement with respect to the Non-Trust Serviced Pari Passu Loan reflects the
            Non-Trust Serviced Pari Passu Loan and the Non-Trust Serviced
            Companion Loan.

      (2)   In connection with the calculation of DSCR and loan-to-value ratios, in determining Underwritable Cash Flow for a mortgaged property, other than a residential cooperative property, the applicable mortgage loan seller relied on rent rolls and other generally unaudited financial information provided by the respective borrowers and calculated stabilized estimates of cash flow that took into consideration historical financial statements, material changes in the operating position of the mortgaged property of which the mortgage loan seller was aware (e.g., new signed leases or end of
            "free rent" periods and market data), and estimated capital expenditures, leasing commission and tenant improvement reserves.
            The applicable mortgage loan seller made changes to operating statements and operating information obtained from the respective borrowers, resulting in either an increase or decrease in the estimate of Underwritable Cash Flow derived therefrom, based upon the mortgage loan seller's evaluation of such operating statements and operating information and the assumptions applied by the respective borrowers in preparing such statements and information.
            In most cases, borrower supplied "trailing-12 months" income and/or expense information or the most recent operating statements or rent rolls were utilized. In some cases, partial year operating income data was annualized, with certain adjustments for items deemed not appropriate to be annualized. In some instances, historical expenses were inflated. For purposes of calculating Underwritable Cash Flow for mortgage loans, where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was
            significantly higher than the market rent for similar properties.
            The Underwritable Cash Flow for a residential cooperative property is based on projected net operating income at the property, as determined by the appraisal obtained in connection with the origination of the related mortgage loan, assuming that property was operated as a rental property with rents set at prevailing market rates taking into account the presence of existing rent-controlled or rent-stabilized occupants, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves. See also "Risk
            Factors--Residential Cooperative Properties In The Mortgage Pool
            Will Subject Your Investment To The Special Risks Of Residential
            Cooperative Properties" in this prospectus supplement.

      (3)   Historical operating results may not be available for some of the mortgage loans which are secured by mortgaged properties with newly constructed improvements, mortgaged properties with triple net leases, mortgaged properties that have recently undergone
            substantial renovations and newly acquired mortgaged properties. In such cases, items of revenue and expense used in calculating
            Underwritable Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants or from other borrower-supplied information. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the applicable mortgage loan seller in determining the presented operating information.

      (4)   The Debt Service Coverage Ratios are presented in this prospectus supplement for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a mortgaged property to generate sufficient cash flow to repay the related mortgage loan.
            Accordingly, no assurance can be given, and no representation is made, that the Debt Service Coverage Ratios accurately reflect that ability.

      (5)   References in the tables to "Cut-off Date LTV" are references to
            "Cut-off Date Loan-to-Value" and references to "Balloon LTV" are references to "Balloon Loan-to-Value." For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix II and Appendix IV, the
            "Cut-off Date LTV," "Cut-off Date Loan-to-Value," "Balloon LTV" or
            "Balloon Loan-to-Value" for any mortgage loan is calculated pursuant to the definition thereof under the "Glossary of Terms" in this prospectus supplement. The loan-to-value information in this prospectus supplement with respect to a Serviced Loan Group reflects the related mortgage loan and the Serviced Companion Loans that are pari passu notes but, unless otherwise noted, does not reflect the
            Serviced Companion Loans that are subordinate notes. The
            loan-to-value information in this prospectus supplement with respect to the

                                     S-186

            Non-Trust Serviced Pari Passu Loan reflects the Non-Trust Serviced
            Pari Passu Loan and the Non-Trust Serviced Companion Loan.

      (6)   The value of the related mortgaged property or properties for purposes of determining the Cut-off Date LTV is determined as described above under "--Assessments of Property Value and
            Condition--Appraisals."

      (7)   No representation is made that any such value would approximate either the value that would be determined in a current appraisal of the related mortgaged property or the amount that would be realized upon a sale.

      (8)   References to "weighted averages" are references to averages weighted on the basis of the Cut-off Date Balances of the related mortgage loans.

      The sum in any column of any of the tables in Appendix I may not equal the indicated total due to rounding.

      Generally, the loan documents with respect to the mortgage loans require the borrowers to provide the related lender with quarterly and/or annual operating statements and rent rolls.

STANDARD HAZARD INSURANCE

      Each master servicer is required to use reasonable efforts, consistent with the Servicing Standard, to cause each borrower to maintain for the related mortgaged property (other than any REO Property) for which it is acting as master servicer (a) a fire and hazard insurance policy with extended coverage and (b) all other insurance required by the terms of the loan documents
(provided that in determining what insurance the borrower is required to maintain the master servicer shall take into account the insurance maintained on the closing date of the mortgage loan) and the related mortgage in the amounts set forth therein. Certain mortgage loans may permit such hazard insurance policy to be maintained by a tenant at the related mortgaged property, or may permit the related borrower or tenant to self-insure. The coverage of each such policy will be in an amount, subject to a deductible customary in the related geographic area, that is not less than the lesser of the full replacement cost of the improvements that represent security for such mortgage loan, with no deduction for depreciation, and the outstanding principal balance owing on such mortgage loan, but in any event, unless otherwise specified in the applicable mortgage or mortgage note, in an amount sufficient to avoid the application of any coinsurance clause.

      If, on the date of origination of a mortgage loan, the improvements on a related mortgaged property (other than any REO Property) were located in an area identified in the Federal Register by the Federal Emergency Management Agency as
having special flood hazards, the master servicer for such mortgage loan will be required (to the extent permitted under the related mortgage loan documents or required by law) to cause to be maintained a flood insurance policy in an amount representing coverage of at least the lesser of:

      o     the outstanding principal balance of the related mortgage loan; and

      o     the maximum amount of such insurance available for the related mortgaged property under the national flood insurance program, if the area in which the improvements are located is participating in such program.

      If a borrower fails to maintain such fire and hazard insurance, the applicable master servicer will be required to obtain such insurance to the extent such insurance is available at commercially reasonable rates and obtaining such insurance is in accordance with the Servicing Standard and the cost thereof, subject to a determination of recoverability, will be a Servicing
Advance. The applicable special servicer will be required to maintain fire and hazard insurance with extended coverage and, if applicable, flood insurance on an REO Property for which it is acting as special servicer in an amount not less than the maximum amount obtainable with respect to such REO Property and the cost thereof will be paid by the applicable master servicer as a Servicing
Advance, subject to a determination of recoverability. Neither of the master servicers nor the special servicers will be required in any event to maintain or obtain insurance coverage (including terrorism coverage) beyond what is available at a commercially reasonable rate and consistent with the Servicing
Standard. A determination by the master servicer (with respect to non-Specially
Serviced Mortgage Loans) that terrorism insurance is available at a commercially reasonable rate will be subject to the approval of the applicable special servicer as set forth in the Pooling and

                                     S-187

Servicing Agreement, provided that the failure of the applicable special servicer to approve or disapprove such determination within 7 days of notice thereof will be a deemed approval of such determination.

      Included in the insurance that the borrower is required to maintain may be loss of rents endorsements and comprehensive public liability insurance. The master servicers will not require borrowers to maintain earthquake insurance unless the related borrower is required under the terms of its mortgage loan to maintain earthquake insurance and such insurance is available at a commercially reasonable rate. Any losses incurred with respect to mortgage loans due to uninsured risks, including earthquakes, mudflows and floods, or insufficient hazard insurance proceeds may adversely affect payments to the
Certificateholders. The applicable special servicer will have the right, but not the obligation, at the expense of the trust, to obtain earthquake insurance on any mortgaged property securing a Specially Serviced Mortgage Loan and/or any
REO Property for which it is acting as special servicer so long as such insurance is available at commercially reasonable rates. See "Risk Factors--The
Absence Of Or Inadequacy Of Insurance Coverage On The Property May Adversely
Affect Payments On Your Certificates" and "--Certain Other Risks Related to
Casualty and Casualty Insurance" in this prospectus supplement.

SALE OF THE MORTGAGE LOANS

      On the Closing Date, each mortgage loan seller will sell its mortgage loans, without recourse, to Morgan Stanley Capital I Inc., and Morgan Stanley
Capital I Inc., in turn, will sell all of the mortgage loans, without recourse and will assign the representations and warranties made by each mortgage loan seller in respect of the mortgage loans and the related remedies for breach thereof, to the trustee for the benefit of the Certificateholders. In connection with such assignments, each mortgage loan seller is required in accordance with the related Mortgage Loan Purchase Agreement to deliver the Mortgage File, with respect to each mortgage loan so assigned by it, to the custodian on behalf of the trustee; provided, however, that with respect to the Non-Trust Serviced Pari
Passu Loan, the related mortgage loan seller is obligated to deliver the original mortgage note, and copies of the other documents included in the definition of "Mortgage File.".

      The custodian, on behalf of the trustee, will be required to review the documents delivered by each mortgage loan seller with respect to its mortgage loans within 90 days following the Closing Date, and the custodian, on behalf of the trustee, will hold the related documents in trust. Within 90 days following the Closing Date, the assignments with respect to each mortgage loan (other than the Non-Trust Serviced Pari Passu Loan) and any related assignment of rents and leases, as described in the "Glossary of Terms" under the term "Mortgage File,"
are to be completed in the name of the trustee, if delivered in blank.

      Notwithstanding the foregoing, with respect to any mortgage, assignment of leases or UCC financing statements which have been recorded or filed in the name of MERS or its designee, if any, no mortgage assignment, assignment of the assignment of leases or UCC filing statements in favor of the trustee will be required to be prepared or delivered. Instead, the related mortgage loan seller will be required to take all actions as are necessary to cause the trustee to be shown as (and the trustee will be required to take all actions necessary to confirm that it is shown as) the owner of the related mortgage loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS and to provide reasonable evidence of any such transfers to the master servicers and the special servicers.

      The mortgagee of record with respect to the Non-Trust Serviced Loan Group will be the 2006-PWR14 Trustee.

REPRESENTATIONS AND WARRANTIES

      In each Mortgage Loan Purchase Agreement, the related mortgage loan seller will represent and warrant with respect to each of its mortgage loans, subject to certain specified exceptions set forth therein, as of the Closing Date or as of such other date specifically provided in the representation and warranty, among other things, generally to the effect that:

            (1)   the information presented in the schedule of the mortgage
                  loans attached to the related Mortgage Loan Purchase Agreement is true and correct in all material respects;

            (2)   such mortgage loan seller owns the mortgage loan free and
                  clear of any and all pledges, liens and/or other encumbrances;

                                     S-188

            (3)   no scheduled payment of principal and interest under the
                  mortgage loan was 30 days or more past due as of the Cut-off
                  Date, and the mortgage loan has not been 30 days or more
                  delinquent in the 12-month period immediately preceding the
                  Cut-off Date;

            (4)   the related mortgage constitutes a valid and, subject to
                  certain creditors' rights exceptions, enforceable first
                  priority mortgage lien, subject to certain permitted
                  encumbrances, upon the related mortgaged property;

            (5)   the assignment of the related mortgage in favor of the trustee constitutes a legal, valid and binding assignment;

            (6)   the related assignment of leases establishes and creates a valid and, subject to certain creditor's rights exceptions, enforceable first priority lien in or assignment of the
                  related borrower's interest in all leases of the mortgaged property;

            (7)   the mortgage has not been satisfied, cancelled, rescinded or, except for certain permitted encumbrances, subordinated in whole or in part, and the related mortgaged property has not been released from the lien of such mortgage, in whole or in part in any manner that materially and adversely affects the value thereof;

            (8)   the mortgaged property satisfies certain conditions, generally as discussed under "Risk Factors--Property Inspections And
                  Engineering Reports May Not Reflect All Conditions That
                  Require Repair On The Property";

            (9)   the mortgage loan seller has received no notice of the
                  commencement of any proceeding for the condemnation of all or any material portion of any mortgaged property;

            (10)  the related mortgaged property is covered by an American Land
                  Title Association (or a comparable form as adopted in the
                  applicable jurisdiction) lender's title insurance policy or similar binding agreement of the title insurer that insures that the related mortgage is a valid, first priority lien on such mortgaged property, subject only to certain permitted encumbrances;

            (11)  the proceeds of the mortgage loan have been fully disbursed and there is no obligation for future advances with respect thereto;

            (12)  the mortgaged property satisfies certain conditions with respect to environmental matters, generally as discussed under
                  "Risk Factors--Environmental Risks Relating To Specific
                  Mortgaged Properties May Adversely Affect Payments On Your
                  Certificates";

            (13)  each mortgage note, mortgage and other agreement that evidences or secures the mortgage loan is, subject to certain creditors' rights exceptions, general principles of equity and other exceptions of general application, the legal, valid and binding obligation of the maker thereof, enforceable in
                  accordance with its terms, and there is no valid defense,
                  counterclaim or right of offset or rescission available to the related borrower with respect to such mortgage note, mortgage or other agreement;

            (14)  the related mortgaged property is required pursuant to the related mortgage to be (or the holder of the mortgage can
                  require it to be) insured by casualty, business interruption and liability insurance policies of a type specified in the related Mortgage Loan Purchase Agreement;

            (15)  there are no delinquent or unpaid taxes, assessments or other outstanding charges affecting the related mortgaged property that are or may become a lien of priority equal to or higher than the lien of the related Mortgage;

            (16)  to the mortgage loan seller's knowledge, the related borrower is not a debtor in any state or federal bankruptcy or
                  insolvency proceeding;

                                     S-189

            (17)  no mortgage requires the holder thereof to release all or any material portion of the related mortgaged property from the lien thereof except upon payment in full of the mortgage loan, a defeasance of the mortgage loan or, in certain cases, upon
                  (a) the satisfaction of certain legal and underwriting
                  requirements and/or (b) the payment of a release price and prepayment consideration in connection therewith;

            (18)  to the mortgage loan seller's knowledge, there exists no material default, breach, violation or event giving the lender the right to accelerate and, to such mortgage loan seller's knowledge, no event which, with the passage of time or the giving of notice, or both, would constitute any of the
                  foregoing, under the related documents evidencing or securing the mortgage loan in any such case to the extent the same
                  materially and adversely affects the value of the mortgage loan and the related mortgaged property, other than those
                  defaults that are otherwise covered by any other
                  representation and warranty;

            (19)  the related mortgaged property consists of a fee simple estate in real estate or, if the related mortgage encumbers the
                  interest of a borrower as a lessee under a ground lease of the mortgaged property (a) such ground lease or a memorandum
                  thereof has been or will be duly recorded and (or the related estoppel letter or lender protection agreement between the mortgage loan seller and related lessor) does not prohibit the interest of the lessee thereunder to be encumbered by the
                  related mortgage; (b) the lessee's interest in such ground lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related mortgage, other than the related fee interest and certain permitted encumbrances;
                  (c) the borrower's interest in such ground lease is assignable to Morgan Stanley Capital I Inc. and its successors and
                  assigns upon notice to, but (except in the case where such consent cannot be unreasonably withheld) without the consent of, the lessor thereunder (or if it is required it will have been obtained prior to the closing date); (d) such ground
                  lease is in full force and effect and the mortgage loan seller has received no notice that an event of default has occurred thereunder; (e) such ground lease, or an estoppel letter or other agreement related thereto, requires the lessor under such ground lease to give notice of any default by the lessee to the holder of the mortgage and further provides that no notice of termination given under such ground lease is
                  effective against such holder unless a copy has been delivered to such holder; (f) the holder of the mortgage is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such ground lease) to cure any default under such ground
                  lease, which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such ground lease; and (g) such ground lease has an original term
                  (including any extension options set forth therein) which
                  extends not less than 20 years beyond the stated maturity date of the related mortgage loan;

            (20)  the related mortgage loan documents provide that (i) the related borrower is required to pay all reasonable costs and expenses of lender incurred in connection with the defeasance of such mortgage loan, if applicable, and the release of the related mortgaged property, (ii) the related borrower is
                  required to pay all reasonable costs and expenses of lender incurred in connection with the approval of an assumption of such mortgage loan and (iii) the related borrower is required to pay the cost of any tax opinion required in connection with the full or partial release or substitution of collateral for the mortgage loan; and

            (21)  at origination, the mortgage loans complied with all applicable federal, state and local statutes and regulations.

REPURCHASES AND OTHER REMEDIES

      If any mortgage loan document required to be delivered to the custodian by a mortgage loan seller with respect to its mortgage loans as described under
"--Sale of the Mortgage Loans" above has a Material Document Defect, or if there is a Material Breach by a mortgage loan seller regarding the characteristics of any of its mortgage loans and/or the related mortgaged properties as described under "--Representations and Warranties" above, then such mortgage loan seller will be obligated to cure such Material Document Defect or Material Breach in all material respects within the applicable Permitted Cure Period.
Notwithstanding the foregoing, in the event that the loan documents do not provide for the payments described under representation 20 of the preceding paragraph relating to

                                     S-190

the payment of expenses associated with the related defeasance or assumption of the related mortgage loan or the payment of the cost of a tax opinion associated with the full or partial release or substitution of collateral for the mortgage loan, the related mortgage loan seller's sole obligation for a breach of such representation or warranty will be to pay an amount sufficient to pay such expenses to the extent that such amount is due and not paid by the borrower.

      If any such Material Document Defect or Material Breach cannot be corrected or cured in all material respects within the applicable Permitted Cure
Period, the related mortgage loan seller will be obligated, not later than the last day of such Permitted Cure Period, to:

      o     repurchase the affected mortgage loan from the trust at the Purchase
            Price; or

      o     at its option, if within the 2-year period commencing on the Closing
            Date, replace such mortgage loan with a Qualifying Substitute
            Mortgage Loan; and

      o     pay an amount generally equal to the excess of the applicable
            Purchase Price for the mortgage loan to be replaced (calculated as if it were to be repurchased instead of replaced), over the unpaid principal balance of the applicable Qualifying Substitute Mortgage
            Loan as of the date of substitution, after application of all payments due on or before such date, whether or not received.

      The related mortgage loan seller must cure any Material Document Defect or
Material Breach within the Permitted Cure Period; provided, however, that if such Material Document Defect or Material Breach would cause the mortgage loan to be other than a "qualified mortgage," as defined in the Code, then the repurchase or substitution must occur within 90 days from the date the mortgage loan seller was notified of the defect or breach.

      The foregoing obligations of any mortgage loan seller to cure a Material
Document Defect or a Material Breach in respect of any of its mortgage loans or the obligation of any mortgage loan seller to repurchase or replace the defective mortgage loan will constitute the sole remedies of the trustee and the
Certificateholders with respect to such Material Document Defect or Material
Breach; and none of us, the other mortgage loan sellers or any other person or entity will be obligated to repurchase or replace the affected mortgage loan if the related mortgage loan seller defaults on its obligation to do so. Each mortgage loan seller is obligated to cure, repurchase or replace only mortgage loans that are sold by it, and will have no obligations with respect to any mortgage loan sold by any other mortgage loan seller.

      If (i) a mortgage loan is to be repurchased or replaced in connection with a Material Document Defect or Material Breach as contemplated above (a
"Defective Mortgage Loan"), (ii) such Defective Mortgage Loan is cross-collateralized and cross-defaulted with one or more other mortgage loans in the trust ("Crossed Mortgage Loans") and (iii) the applicable document defect or breach does not constitute a Material Document Defect or Material Breach, as the case may be, as to such Crossed Mortgage Loans, then the applicable document defect or breach (without regard to this paragraph) (as the case may be) shall be deemed to constitute a Material Document Defect or Material Breach, as the
case may be, as to each such Crossed Mortgage Loan, and the applicable mortgage loan seller shall be obligated to repurchase or replace each such Crossed
Mortgage Loan in accordance with the provisions of the applicable mortgage loan purchase agreement, unless, in the case of such breach or document defect, (A)
the applicable mortgage loan seller provides a nondisqualification opinion to the trustee (or the master servicer) for the benefit of the Certificateholders at the expense of that mortgage loan seller and (B) both of the following conditions would be satisfied if the mortgage loan seller were to repurchase or replace only those mortgage loans as to which a Material Breach had occurred without regard to this paragraph (the "Affected Loans"): (1) the debt service coverage ratio for all such Crossed Mortgage Loans (excluding the Affected
Loans) for the four calendar quarters immediately preceding the repurchase or replacement (determined in accordance with the applicable mortgage loan purchase agreement) is equal to at least the greater of (x) the debt service coverage ratio for all such mortgage loans (including the Affected Loans) set forth under the heading "NCF DSCR" in Appendix II to this prospectus supplement and (y)
1.25x, and (2) the loan-to-value ratio for all such Crossed Mortgage Loans
(excluding the Affected Loans) is not greater than the lesser of (x) the current loan-to-value ratio for all such mortgage loans (including the Affected Loans)
set forth under the heading "Cut-off Date LTV" in Appendix II to this prospectus supplement and (y) 75%. The determination of the applicable master servicer as to whether either of the conditions set forth above has been satisfied shall be conclusive and binding in the absence of manifest error. The applicable master servicer will be entitled to cause, or direct the applicable mortgage loan seller to cause, to be

                                     S-191

delivered to the master servicer an appraisal of any or all of the related mortgaged properties for purposes of determining whether the condition set forth in clause (2) above has been satisfied, in each case at the expense of the applicable mortgage loan seller if the scope and cost of such appraisal is approved by such mortgage loan seller (such approval not to be unreasonably withheld).

CHANGES IN MORTGAGE POOL CHARACTERISTICS

      The description in this prospectus supplement of the Mortgage Pool and the mortgaged properties is based upon the Mortgage Pool as expected to be constituted at the time the Offered Certificates are issued. Prior to the issuance of the Offered Certificates, a mortgage loan may be removed from the
Mortgage Pool if we deem such removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans may be included in the
Mortgage Pool prior to the issuance of the Offered Certificates, unless including such mortgage loans would materially alter the characteristics of the
Mortgage Pool as described in this prospectus supplement. The information presented in this prospectus supplement is representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Offered
Certificates are issued, although the range of mortgage rates and maturities and certain other characteristics of the mortgage loans in the Mortgage Pool may vary.

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

      Each master servicer and each special servicer, either directly or through the Primary Servicers or sub-servicers, will be required to service and administer the mortgage loans (other than the Non-Trust Serviced Pari Passu
Loan) (or Serviced Loan Groups, as applicable) for which it is master servicer or special servicer in accordance with the Servicing Standard. With respect to a
Serviced Loan Group, the Pooling and Servicing Agreement will govern the servicing of the entire Serviced Loan Group, including the related mortgage loan and the Serviced Companion Loans.

      The 2006-PWR14 Pooling and Servicing Agreement and the related co-lender agreement will exclusively govern the servicing and administration of the
Non-Trust Serviced Loan Group (and all decisions, consents, waivers, approvals and other actions on the part of the holder of the Non-Trust Serviced Loan Group will be effected in accordance with the 2006-PWR14 Pooling and Servicing
Agreement). Consequently, the servicing provisions set forth herein, including, but not limited to those regarding the maintenance of insurance, the enforcement of due-on-encumbrance and due-on-sale provisions, and those regarding modification of the mortgage loans, appraisal reductions, defaulted mortgage loans and foreclosure procedures and the administration of accounts will not be applicable to the Non-Trust Serviced Pari Passu Loan, the servicing and administration of which will instead be governed by the 2006-PWR14 Pooling and
Servicing Agreement. The servicing standard for the Non-Trust Serviced Loan
Group under the 2006-PWR14 Pooling and Servicing Agreement is substantially similar to the Servicing Standard under the Pooling and Servicing Agreement.

      Each master servicer and each special servicer is required to adhere to the Servicing Standard without regard to any conflict of interest that it may have, any fees or other compensation to which it is entitled, any relationship it may have with any borrower or any mortgage loan seller, and the different payment priorities among the Classes of Certificates. Any master servicer, any special servicer and any Primary Servicer may become the owner or pledgee of
Certificates with the same rights as each would have if it were not a master servicer, a special servicer or a Primary Servicer, as the case may be.

      Any such interest of a master servicer, a special servicer or a Primary
Servicer in the Certificates will not be taken into account when evaluating whether actions of such master servicer, special servicer or Primary Servicer are consistent with their respective obligations in accordance with the
Servicing Standard, regardless of whether such actions may have the effect of benefiting the Class or Classes of Certificates owned by such master servicer, special servicer or Primary Servicer. In addition, a master servicer or a special servicer may lend money on a secured or unsecured basis to, accept deposits from, and otherwise generally engage in any kind of business or dealings with, any borrower as though such master servicer or special servicer were not a party to the transactions contemplated hereby.

                                     S-192

      The related master servicer for (i) the PCFII mortgage loans, (ii) the
NatCity mortgage loans and (iii) the U-Haul Portfolio 1 mortgage loan, the
U-Haul Portfolio 2 mortgage loan and the U-Haul Portfolio 3 mortgage loan, intends to enter into an agreement with each of the Primary Servicers acting as primary servicer for its related mortgage loans, under which the Primary
Servicers will assume many of the servicing obligations of the master servicer presented in this section with respect to the related mortgage loans. The
Primary Servicers are subject to the Servicing Standard. If an Event of Default occurs in respect of such master servicer and such master servicer is terminated, such termination will not in and of itself cause the termination of any Primary Servicer. Notwithstanding the provisions of any primary servicing agreement or the Pooling and Servicing Agreement, each master servicer shall remain obligated and liable to the trustee, paying agent, the special servicers and the Certificateholders for servicing and administering the mortgage loans in accordance with the provisions of the Pooling and Servicing Agreement to the same extent as if such master servicer was alone servicing and administering the mortgage loans.

      Each of the master servicers, the Primary Servicers and the special servicers are permitted to enter into sub-servicing agreements and any such sub-servicer will receive a fee for the services specified in such sub-servicing agreement. However, any sub-servicing agreement is subject to various conditions set forth in the Pooling and Servicing Agreement including the requirement that
(with limited exceptions, which related to reporting under Regulation AB by a sub-servicer engaged at the request of a mortgage loan seller) the master servicers, the Primary Servicers or the special servicers, as the case may be, will remain liable for their respective servicing obligations under the Pooling and Servicing Agreement or the primary servicing agreement, as applicable. The master servicers or the special servicers, as the case may be, will be required to pay any servicing compensation due to any sub-servicer out of its own funds.

      The master servicer or special servicer may resign from the obligations and duties imposed on it under the Pooling and Servicing Agreement, upon 30 days' notice to the trustee and the paying agent; provided that:

      o     a successor master servicer or special servicer is available and willing to assume the obligations of such master servicer or special servicer, and accepts appointment as successor master servicer or special servicer, on substantially the same terms and conditions, and for not more than equivalent compensation;

      o     the applicable master servicer or special servicer bears all costs associated with its resignation and the related transfer of servicing; and

      o     the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the Certificates.

      Furthermore, any master servicer or special servicer may resign if it determines that its duties are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. A resignation of a master servicer will not affect the rights and obligations of the Primary Servicers to continue to act as Primary
Servicers. If a master servicer ceases to serve as such and shall not have been replaced by a qualified successor, the trustee or an agent of the trustee will assume such master servicer's duties and obligations under the Pooling and
Servicing Agreement. If any special servicer shall cease to serve as such and a qualified successor shall not have been engaged, the trustee or an agent of the trustee will assume the duties and obligations of such special servicer. In the event the trustee or any agent of the trustee assumes the duties and obligations of the master servicer or special servicer under such circumstances, the trustee will be permitted to resign as master servicer or special servicer notwithstanding the first sentence of this paragraph if it has been replaced by a qualified successor pursuant to the terms of the Pooling and Servicing
Agreement.

      The relationship of each master servicer and each special servicer to the trustee is intended to be that of an independent contractor and not that of a joint venturer, partner or agent.

      Neither master servicer will have any responsibility for the performance of the other master servicer's duties or either special servicer's duties under the Pooling and Servicing Agreement, and neither special servicer will have responsibility for the performance of either master servicer's or the other's special servicer's duties under the Pooling and Servicing Agreement.

      The master servicers (each with respect to the respective mortgage loans for which it is the applicable master servicer) initially will be responsible for the servicing and administration of the entire Mortgage Pool (other than the

                                     S-193

Non-Trust Serviced Pari Passu Loan). However, the applicable special servicer will be responsible for servicing and administering any Specially Serviced
Mortgage Loans.

      Upon the occurrence of any of the events set forth under the term
"Specially Serviced Mortgage Loan" in the "Glossary of Terms" to this prospectus supplement, the applicable master servicer will be required to transfer its principal servicing responsibilities with respect thereto to the applicable special servicer for such mortgage loan in accordance with the procedures set forth in the Pooling and Servicing Agreement. Notwithstanding such transfer, the applicable master servicer will continue to receive any payments on such mortgage loan, including amounts collected by the applicable special servicer, to make selected calculations with respect to such mortgage loan, and to make remittances to the paying agent and prepare reports for the trustee and the paying agent with respect to such mortgage loan. If title to the related mortgaged property is acquired by the trust, whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the applicable special servicer for such mortgage loan will be responsible for the operation and management thereof and such loan will be considered a Specially Serviced Mortgage Loan. The special servicing transfer events for the Non-Trust Serviced Pari Passu Loan under the
2006-PWR14 Pooling and Servicing Agreement are generally similar but not identical to the events set forth under the term "Specially Serviced Mortgage
Loan" in the "Glossary of Terms" hereto.

      A Specially Serviced Mortgage Loan can become a Rehabilitated Mortgage
Loan to which the master servicer for such mortgage loan will re-assume all servicing responsibilities.

      The master servicers and the special servicers will, in general, each be required to pay all ordinary expenses incurred by them in connection with their servicing activities, for their respective mortgage loans, under the Pooling and
Servicing Agreement and will not be entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. See "Description of
the Offered Certificates--Advances--Servicing Advances" in this prospectus supplement.

      The master servicers, the special servicers, the primary servicer and any partner, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification from the trust out of collections on, and other proceeds of, the mortgage loans (and, if and to the extent that the matter relates to any Serviced Loan Group, out of collections on, and other proceeds of, the related Serviced Companion Loans not included in the trust) against any loss, liability, or expense incurred in connection with any legal action or claim relating to the Pooling and Servicing Agreement, the mortgage loans or the
Certificates other than any loss, liability or expense incurred by reason of the applicable master servicer's, the applicable special servicer's or the primary servicer's respective willful misfeasance, bad faith or negligence in the performance of their respective duties under the Pooling and Servicing
Agreement. In addition, under the Pooling and Servicing Agreement, the
2006-PWR14 Master Servicer and the 2006-PWR14 Special Servicer is entitled to indemnification from the trust against the trust's pro rata share of any loss, liability and expense incurred in connection with any legal action or claim relating to the 2006-PWR14 Pooling and Servicing Agreement and the Non-Trust
Serviced Pari Passu Loan, other than any losses incurred by reason of the
2006-PWR14 Master Servicer's or the 2006-PWR14 Special Servicer's, as
applicable, willful misfeasance, bad faith or negligence in the performance of their respective duties under the 2006-PWR14 Pooling and Servicing Agreement.

      With respect to the Non-Trust Serviced Pari Passu Loan, the 2006-PWR14
Pooling and Servicing Agreement and the related intercreditor agreement will exclusively govern the servicing and administration of the Non-Trust Serviced
Loan Group (and all decisions, consents, waivers, approvals and other actions on the part of the holder of the Non-Trust Serviced Loan Group will be effected in accordance with the 2006-PWR14 Pooling and Servicing Agreement).

     Master Servicer Compensation

      Each master servicer will be entitled to a Master Servicing Fee equal to the Master Servicing Fee Rate applied to the outstanding Scheduled Principal
Balance of the mortgage loans for which it is acting as master servicer, including REO Properties. Each master servicer will be entitled to retain as additional servicing compensation all investment income earned on amounts on deposit in the Certificate Account maintained by it and interest on escrow accounts if permitted by the related loan documents and applicable law, and other fees payable in connection with the servicing of the mortgage loans to the extent provided in the Pooling and Servicing Agreement.

                                     S-194

      The related Master Servicing Fee for each master servicer will be reduced, on each Distribution Date by the amount, if any, of a Compensating Interest
Payment required to be made by such master servicer on such Distribution Date.
Any Net Aggregate Prepayment Interest Shortfall will be allocated as presented under "Description of the Offered Certificates--Distributions--Prepayment
Interest Shortfalls and Prepayment Interest Excesses" in this prospectus supplement. If Prepayment Interest Excesses for all mortgage loans serviced by a master servicer (including Specially Serviced Mortgage Loans) exceed Prepayment
Interest Shortfalls for such mortgage loans as of any Distribution Date, such excess amount will be payable to the master servicer as additional servicing compensation.

      In addition, each master servicer will be entitled to 50% of all assumption fees received in connection with any mortgage loans which are not
Specially Serviced Mortgage Loans (unless, in certain circumstances, special servicer consent was not required in connection with the assumption, in which event the master servicer will be entitled to 100% of the assumption fees with respect thereto).

      In the event that either master servicer resigns or is no longer master servicer for any reason, such master servicer will continue to have the right to receive the Excess Servicing Fee with respect to the mortgage loans serviced by such master servicer. Any successor servicer will receive the Master Servicing
Fee as compensation.

      See also "Description of the Offered Certificates--Distributions--Fees and
Expenses" in this prospectus supplement.

EVENTS OF DEFAULT

      If an Event of Default described under the third, fourth, eighth or ninth bullet under the definition of "Event of Default" under the "Glossary of Terms"
has occurred, the obligations and responsibilities of such master servicer under the Pooling and Servicing Agreement will terminate on the date which is 60 days following the date on which the trustee or Morgan Stanley Capital I Inc. gives written notice to such master servicer that it is terminated. If an event of default described under the first, second, fifth, sixth or seventh bullet under the definition of "Event of Default" under the "Glossary of Terms" has occurred, the obligations and responsibilities of such master servicer under the Pooling and Servicing Agreement will terminate, immediately upon the date which the trustee or Morgan Stanley Capital I Inc. give written notice to such master servicer that it is terminated. After any Event of Default (other than an Event of Default described under the ninth bullet under the definition of "Event of
Default" under the "Glossary of Terms"), the trustee may elect to terminate such master servicer by providing such notice, and shall provide such notice if holders of Certificates representing more than 25% of the Certificate Balance of all Certificates so direct the trustee. After an Event of Default described under the ninth bullet under the definition of "Event of Default" under the
"Glossary of Terms," the trustee shall, at the written direction of the holders of Certificates representing not less than 51% of the Certificate Balance of all
Certificates or at the direction of the holders of a majority of the Controlling
Class, terminate such master servicer.

      Upon such termination, all authority, power and rights of such master servicer under the Pooling and Servicing Agreement, whether with respect to the mortgage loans or otherwise, shall terminate except for any rights related to indemnification, unpaid servicing compensation or unreimbursed Advances and related interest or its portion of the Excess Servicing Fee; provided that in no event shall the termination of a master servicer be effective until a successor servicer shall have succeeded a master servicer as successor servicer, subject to approval by the Rating Agencies, notified the applicable master servicer of such designation, and such successor servicer shall have assumed the applicable master servicer's obligations and responsibilities with respect to the mortgage loans as set forth in the Pooling and Servicing Agreement. The trustee may not succeed the master servicer as servicer until and unless it has satisfied the provisions specified in the Pooling and Servicing Agreement. However, if a
master servicer is terminated as a result of an Event of Default described under the fifth, sixth or seventh bullet under the definition of "Event of Default"
under the "Glossary of Terms," the trustee shall act as successor servicer immediately and shall use commercially reasonable efforts to either satisfy the conditions specified in the Pooling and Servicing Agreement or transfer the duties of such master servicer to a successor servicer who has satisfied such conditions.

      Pursuant to the Pooling and Servicing Agreement, a successor master servicer must (i) be a servicer as to which the Rating Agencies have confirmed in writing that the servicing transfer to such successor will not result in a withdrawal, downgrade or qualification of the then current ratings on the
Certificates and (ii) if it is a master servicer

                                     S-195

other than the Prudential master servicer, assume the obligations under the primary servicing agreements entered into by the applicable predecessor master servicer. If any master servicer is terminated based upon an Event of Default related to a rating agency downgrade or its failure to remain on an approved servicer list of any Rating Agency, then such master servicer shall have the right to enter into a sub-servicing agreement or primary servicing agreement with the applicable successor master servicer with respect to all applicable mortgage loans that are not then subject to a sub-servicing agreement or primary servicing agreement, so long as such terminated master servicer is on the approved select list of commercial mortgage loan servicers maintained by S&P and has a commercial loan primary servicer rating of at least CPS3 (or the equivalent) from Fitch (or obtains a confirmation from each Rating Agency as to which such terminated master servicer does not satisfy the applicable rating level described above that such primary or sub-servicing servicing arrangement will not result in a withdrawal, downgrade or qualification of the then current ratings on the Certificates) and the Operating Adviser has consented to such primary servicing or sub-servicing arrangement.

      However, if either master servicer is terminated solely due to an Event of
Default described in the eighth or ninth bullet of the definition of Event of
Default, and prior to being replaced as described in the previous paragraph such master servicer as a terminated master servicer provides the trustee with the appropriate "request for proposal" material and the names of potential bidders, the trustee will solicit good faith bids for such master servicer's rights to master service mortgage loans in accordance with the Pooling and Servicing
Agreement (which rights will be subject to the continuation of the respective
Primary Servicers as Primary Servicers in the absence of a primary servicing event of default by the respective Primary Servicer). The trustee will have thirty days to sell those rights and obligations to a successor servicer that meets the requirements of a master servicer under the Pooling and Servicing
Agreement; provided that the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the Certificates. The termination of such master servicer as a master servicer will be effective when such servicer has succeeded the terminated master servicer, as successor master servicer and such successor master servicer has assumed the terminated master servicer's master servicing obligations and responsibilities under the Pooling and Servicing Agreement. If a successor is not appointed within thirty days, such master servicer will be replaced by the trustee.

      The Pooling and Servicing Agreement does not provide for any such successor to receive any compensation in excess of that paid to the applicable predecessor master servicer. Such predecessor master servicer is required to cooperate with respect to the transfer of servicing and to pay for the expenses of its termination and replacement if such termination is due to an Event of
Default or voluntary resignation.

      Special Servicer Compensation

      Each special servicer will be entitled to receive:

      o     a Special Servicing Fee;

      o     a Workout Fee; and

      o     a Liquidation Fee.

      The Special Servicing Fee will be payable monthly from general collections on all the mortgage loans (or, to the extent solely related to a Serviced Loan
Group, from collections on such Serviced Loan Group) and, to the extent of the trust's interest therein, any foreclosure properties, prior to any distribution of such collections to Certificateholders or the holder of a related Serviced
Companion Loan, as applicable. The Workout Fee with respect to any Rehabilitated
Mortgage Loan will cease to be payable if such loan again becomes a Specially
Serviced Mortgage Loan or if the related mortgaged property becomes an REO
Property; otherwise such fee is paid until the maturity of such mortgage loan.
If any special servicer is terminated or resigns for any reason, it will retain the right to receive any Workout Fees payable on mortgage loans that became
Rehabilitated Mortgage Loans while it acted as special servicer and remained
Rehabilitated Mortgage Loans at the time of such termination or resignation, as well as certain mortgage loans that became Rehabilitated Mortgage Loans within three months following such termination or resignation, until such mortgage loan becomes a Specially Serviced Mortgage Loan or if the related mortgaged property becomes an REO Property. The successor special servicer will not be entitled to any portion of such Workout Fees.

                                     S-196

      Each special servicer is also entitled to retain, in general, all assumption fees, modification fees, default interest and extension fees collected on Specially Serviced Mortgage Loans for which it is acting as special servicer and 50% of such fees on non-Specially Serviced Mortgage Loans (unless special servicer consent was not required in connection with the assumption), certain borrower-paid fees, investment income earned on amounts on deposit in any accounts maintained for REO Property collections, and other charges specified in the Pooling and Servicing Agreement. The Special Servicing Fee, the
Liquidation Fee and the Workout Fee will be obligations of the trust and will represent Expense Losses. The Special Servicer Compensation will be payable in addition to the Master Servicing Fee payable to the master servicer. Each special servicer will generally be entitled to approve assumptions with respect to the mortgage loans.

      As described in this prospectus supplement under "--The Operating
Adviser," the Operating Adviser will have the right to receive notification of certain actions of the applicable special servicer, subject to the limitations described in this prospectus supplement. See also "Description of the Offered
Certificates--Distributions--Fees and Expenses" in this prospectus supplement.

      If the Non-Trust Serviced Pari Passu Loan becomes specially serviced under the 2006-PWR14 Pooling and Servicing Agreement, the 2006-PWR14 Special Servicer
will be entitled to similar compensation pursuant to the 2006-PWR14 Pooling and
Servicing Agreement. If funds received in respect of the Non-Trust Serviced Loan
Group are insufficient to pay such compensation to the 2006-PWR14 Special
Servicer, a pro rata portion of such amounts will be withdrawn from general collections in the Certificate Account. No special servicer is entitled to the foregoing fees with respect to the Non-Trust Serviced Pari Passu Loan.

      Termination of Special Servicer

      The trustee may terminate a special servicer upon a Special Servicer Event of Default. The termination of a special servicer will be effective when a successor special servicer meeting the requirements of a special servicer under the Pooling and Servicing Agreement has succeeded such special servicer as successor special servicer and such successor special servicer has assumed the applicable special servicer's obligations and responsibilities with respect to the applicable mortgage loans, as set forth in an agreement substantially in the form of the Pooling and Servicing Agreement. The Pooling and Servicing Agreement
does not provide for any such successor to receive any compensation in excess of that paid to the predecessor special servicer. Such predecessor special servicer is required to cooperate with respect to the transfer of servicing and to pay for the expenses of its termination and replacement, if such termination is due to a Special Servicer Event of Default or voluntary resignation.

      In addition to the termination of a special servicer upon a Special
Servicer Event of Default, upon the direction of the Operating Adviser, subject to the satisfaction of certain conditions, the trustee will remove the applicable special servicer from its duties as special servicer at any time upon the appointment and acceptance of such appointment by a successor special servicer appointed by the Operating Adviser; provided that, prior to the effectiveness of any such appointment the trustee shall have received a letter from each Rating Agency to the effect that such appointment would not result in a downgrade, qualification or withdrawal in any rating then assigned to any
Class of Certificates. Subject to the same conditions, the Operating Adviser may also appoint the successor special servicer if the applicable special servicer is terminated in connection with an Event of Default.

THE OPERATING ADVISER

      An Operating Adviser appointed by the holders of a majority of the
Controlling Class will have the right (except with respect to the Non-Trust
Serviced Pari Passu Loan and the Hilton Washington DC mortgage loan) to receive notification from the applicable special servicer in regard to certain actions.
With respect to each Mortgage Loan, the applicable special servicer will not be permitted to take any of the following actions with respect to any Mortgage Loan unless and until it has notified the Operating Adviser in writing and such
Operating Adviser has not objected in writing (i) within 5 Business Days of having been notified thereof in respect of actions relating to non-Specially
Serviced Mortgage Loans (which 5 Business Day period shall run concurrently with the time periods set forth in the Primary Servicing Agreement with respect to such actions) and (ii) within 10 Business Days of having been notified thereof in respect of actions relating to Specially Serviced Mortgage Loans and having been provided with all reasonably requested information with respect thereto (it being understood and agreed that if such written objection has not been received by the applicable special servicer within such 5 Business Day or 10 Business Day

                                     S-197

period, as applicable, then the Operating Adviser's approval will be deemed to have been given) of, among other things:

      o     any modification, amendment or waiver, or consent to modification, amendment or waiver, of a Money Term of a mortgage loan other than an extension of the original maturity date for 2 years or less;

      o     any actual or proposed foreclosure or comparable conversion of the ownership of a mortgaged property;

      o     any proposed sale of a Specially Serviced Mortgage Loan, other than in connection with the termination of the trust as described in this prospectus supplement under "Description of the Offered
            Certificates--Optional Termination";

      o     any determination to bring an REO Property into compliance with applicable environmental laws;

      o     any acceptance of substitute or additional collateral for a mortgage loan (except with respect to a defeasance);

      o     any acceptance of a discounted payoff;

      o     any waiver or consent to waiver of a "due on sale" or "due on encumbrance" clause;

      o     any acceptance of an assumption agreement releasing a borrower from liability under a mortgage loan;

      o     any release of collateral for a Specially Serviced Mortgage Loan
            (other than in accordance with the terms of, or upon satisfaction of, such mortgage loan);

      o     any release of "earn-out" reserves on deposit in an escrow reserve account, other than where such release does not require the consent of the lender or required under applicable law; and

      o     any franchise changes or certain management company changes for which the applicable special servicer is required to consent.

      Other than with respect to a proposed sale of a Specially Serviced
Mortgage Loan, the Operating Adviser will also be entitled to advise the applicable special servicer with respect to the foregoing actions.

      In addition, subject to the satisfaction of certain conditions, the
Operating Adviser will have the right to direct the trustee to remove the applicable special servicer at any time, with or without cause, upon the appointment and acceptance of such appointment by a successor special servicer appointed by the Operating Adviser; provided that, prior to the effectiveness of any such appointment the trustee shall have received a letter from each Rating
Agency to the effect that such appointment would not result in a downgrade or withdrawal in any rating then assigned to any Class of Certificates. The
Operating Adviser will pay costs and expenses incurred in connection with the removal and appointment of the applicable special servicer (unless such removal is based on certain events or circumstances specified in the Pooling and
Servicing Agreement).

      At any time, the holders of a majority of the Controlling Class may direct the paying agent in writing to hold an election for an Operating Adviser, which election will be held commencing as soon as practicable thereafter.

      The Operating Adviser will be responsible for its own expenses.

      The Operating Adviser will not be entitled to exercise the rights set forth above with respect to the Non-Trust Serviced Pari Passu Loan. Similar rights will be exercised by the operating adviser or similar person appointed by the related controlling class under the 2006-PWR14 Pooling and Servicing
Agreement. The Operating Adviser will have only the limited rights with respect to the Non-Trust Serviced Pari Passu Loan under the 2006-PWR14 Pooling and
Servicing Agreement. The 2006-PWR14 Master Servicer and the 2006-PWR14 Special
Servicer, as applicable, generally will be required to consult with (but not obtain the approval of) the holder of the Non-Trust Serviced Pari Passu Loan in connection with certain material servicing decisions involving the Non-Trust
Serviced Loan Group as set forth in the co-lender agreement.

                                     S-198

      With respect to the Hilton Washington DC mortgage loan, the rights of the
Operating Adviser described in this section will be exercised by the holders of the related subordinate notes until the consultation and approval rights of the holders of the subordinate notes have shifted to the holder of the Hilton
Washington DC mortgage loan in accordance with the related Co-Lender Agreement.
See "Description of the Mortgage Pool--The Serviced Companion Loans--Hilton
Washington DC Mortgage Loan--Consultation and Approval Rights."

      Notwithstanding the foregoing, in the event that no Operating Adviser has been appointed, or no Operating Adviser has been identified to the master servicers or special servicers, as applicable, then the master servicer or special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the advice of any such Operating Adviser.

MORTGAGE LOAN MODIFICATIONS

      Each master servicer will have the right to permit non-material, routine modifications to the performing (non-specially serviced) mortgage loans it services, pursuant to the terms of the Pooling and Servicing Agreement.

      Subject to any restrictions applicable to REMICs, the applicable special servicer will be permitted to enter into a modification, waiver or amendment of the terms of any Specially Serviced Mortgage Loan for which it is acting as special servicer, including any modification, waiver or amendment to:

      o     reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment
            Premium or Yield Maintenance Charge;

      o     reduce the amount of the Scheduled Payment on any Specially Serviced
            Mortgage Loan, including by way of a reduction in the related mortgage rate;

      o     forbear in the enforcement of any right granted under any mortgage note or mortgage relating to a Specially Serviced Mortgage Loan;

      o     extend the maturity date of any Specially Serviced Mortgage Loan;
            and/or

      o     accept a Principal Prepayment during any Lockout Period;

provided in each case that (1) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the reasonable judgment of the applicable special servicer, such default is reasonably foreseeable and (2) in the reasonable judgment of the applicable special servicer, such modification, waiver or amendment would increase the recovery to the Certificateholders (or, with respect to any Serviced Loan Group, to the Certificateholders and the
holder of the related Serviced Companion Loan, as a collective whole) on a net present value basis, as demonstrated in writing by the applicable special servicer to the trustee and the paying agent.

      In no event, however, will the applicable special servicer be permitted to:

      o     extend the maturity date of a Specially Serviced Mortgage Loan beyond a date that is 2 years prior to the Rated Final Distribution
            Date; or

      o     if the Specially Serviced Mortgage Loan is secured by a ground lease, extend the maturity date of such Specially Serviced Mortgage
            Loan unless the applicable special servicer gives due consideration to the remaining term of such ground lease.

      Additionally, the applicable special servicer will be permitted to modify performing mortgage loans subject to such special servicer consulting with counsel, and if such special servicer deems it necessary, the receipt of an opinion from counsel stating that such modification will not result in the violation of any REMIC provisions under the Code.

      Modifications that forgive principal or interest (other than default interest) of a mortgage loan will result in Realized Losses on such mortgage loan and such Realized Losses will be allocated among the various Classes of
Certificates in the manner described under "Description of the Offered
Certificates--Distributions--Subordination; Allocation of Losses and Certain
Expenses" in this prospectus supplement.

                                     S-199

      The modification of a mortgage loan may tend to reduce prepayments by avoiding liquidations and therefore may extend the weighted average life of the
Certificates beyond that which might otherwise be the case. See "Yield,
Prepayment and Maturity Considerations" in this prospectus supplement.

      Modifications with respect to the Non-Trust Serviced Pari Passu Loan will be made subject to and in accordance with the terms of the 2006-PWR14 Pooling and Servicing Agreement.

SALE OF DEFAULTED MORTGAGE LOANS

      The Pooling and Servicing Agreement grants to each of (a) the holder of
Certificates representing the greatest percentage interest in the Controlling
Class and (b) the applicable special servicer, in that order, an option (the
"Option") to purchase from the trust any defaulted mortgage loan that is at least 60 days delinquent as to any monthly debt service payment (or is delinquent as to its Balloon Payment). The "Option Purchase Price" for a
defaulted mortgage loan will equal the fair value of such mortgage loan, as determined by the applicable special servicer upon the request of any holder of the Option. The applicable special servicer is required to recalculate the fair value of such defaulted mortgage loan if there has been a material change in circumstances or the applicable special servicer has received new information that has a material effect on value (or otherwise if the time since the last valuation exceeds 60 days). If the Option is exercised by either of the applicable special servicer or the holder of Certificates representing the greatest percentage interest in the Controlling Class or any of their affiliates then, prior to the exercise of the Option, the trustee will be required to verify, in accordance with the Pooling and Servicing Agreement, that the Option
Purchase Price is a fair price. The reasonable, out of pocket expenses of the applicable special servicer and the trustee incurred in connection with any such determination of the fair value of a mortgage loan shall be payable and reimbursed to the applicable special servicer and the trustee as an expense of the trust.

      The Option is assignable to a third party by the holder thereof, and upon such assignment such third party shall have all of the rights granted to the original holder of such Option. The Option will automatically terminate, and will not be exercisable, if the mortgage loan to which it relates is no longer delinquent, because the defaulted mortgage loan has (i) become a Rehabilitated
Mortgage Loan, (ii) been subject to a work-out arrangement, (iii) been foreclosed upon or otherwise resolved (including by a full or discounted pay-off), (iv) been purchased by the related mortgage loan seller pursuant to the Pooling and Servicing Agreement or (v) been purchased by the holder of a related mezzanine loan pursuant to a purchase option set forth in the related intercreditor agreement.

      Notwithstanding the foregoing, the Option will not apply to the Non-Trust
Serviced Pari Passu Loan. The 2006-PWR14 Pooling and Servicing Agreement
provides for a comparable fair value call option for the Non-Trust Serviced Pari
Passu Companion Loan, but anyone exercising the right to purchase the Non-Trust
Serviced Companion Loans under the 2006-PWR14 Pooling and Servicing Agreement is not required to, and is not entitled to, purchase the Non-Trust Serviced Pari
Passu Loan from the trust.

FORECLOSURES

      The applicable special servicer may at any time, with respect to mortgage loans for which it is acting as special servicer, with notification to the
Operating Adviser and in accordance with the Pooling and Servicing Agreement, institute foreclosure proceedings, exercise any power of sale contained in any mortgage, accept a deed in lieu of foreclosure or otherwise acquire title to a mortgaged property by operation of law or otherwise, if such action is consistent with the Servicing Standard and a default on the related mortgage loan has occurred but subject, in all cases, to limitations concerning environmental matters and, in specified situations, the receipt of an opinion of counsel relating to REMIC requirements; provided, however, with respect to the mortgaged properties of the Non-Trust Serviced Pari Passu Loan, all such actions will be taken by the 2006-PWR14 Special Servicer in accordance with the
2006-PWR14 Pooling and Servicing Agreement.

      If any mortgaged property (other than the mortgaged property of the
Non-Trust Serviced Pari Passu Loan) is acquired as described in the preceding paragraph, the applicable special servicer is required to use reasonable efforts to sell the REO Property as soon as practicable consistent with the requirement to maximize proceeds for all Certificateholders (or, with respect to any
Serviced Loan Group, to the Certificateholders and the holder of the related
Serviced Companion Loans, as a collective whole, but taking into account the subordinate nature of the Serviced Companion Loans that are subordinate notes, if any) but in no event later than 3 years after the end of the

                                     S-200

year in which it was acquired (as such period may be extended by an application to the Internal Revenue Service or following receipt of an opinion of counsel that such extension will not result in the failure of such mortgaged property to qualify as "foreclosure property" under the REMIC provisions of the Code), or any applicable extension period, unless the applicable special servicer has obtained an extension from the Internal Revenue Service or has previously delivered to the trustee an opinion of counsel to the effect that the holding of the REO Property by the trust subsequent to 3 years after the end of the year in which it was acquired, or to the expiration of such extension period, will not result in the failure of such REO Property to qualify as "foreclosure property"
under the REMIC provisions of the Code. In addition, the applicable special servicer is required to use its best efforts to sell any REO Property prior to the Rated Final Distribution Date.

      If the trust acquires a mortgaged property (other than the mortgaged property of the Non-Trust Serviced Pari Passu Loan) by foreclosure or deed-in-lieu of foreclosure upon a default of a mortgage loan, the Pooling and
Servicing Agreement provides that the applicable special servicer, on behalf of the trustee, must administer such mortgaged property so that it qualifies at all times as "foreclosure property" within the meaning of Code Section 860G(a)(8).
The Pooling and Servicing Agreement also requires that any such mortgaged property be managed and operated by an "independent contractor," within the meaning of applicable Treasury regulations, who furnishes or renders services to the tenants of such mortgaged property. Generally, the RCE Loan REMIC and REMIC
I will not be taxable on income received with respect to its allocable share of a mortgaged property to the extent that it constitutes "rents from real property," within the meaning of Code Section 856(c)(3)(A) and Treasury regulations thereunder. "Rents from real property" do not include the portion of any rental based on the net income or gain of any tenant or sub-tenant. No determination has been made whether rent on any of the mortgaged properties meets this requirement. "Rents from real property" include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the mortgaged properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a mortgaged property owned by a trust, would not constitute "rents from real property," or that all of the rental income would not so qualify if the non-customary services are not provided by an independent contractor or a separate charge is not stated. In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a mortgaged property allocable to the RCE Loan REMIC or REMIC I, including but not limited to a hotel business, will not constitute "rents from real property." Any of the foregoing types of income may instead constitute "net income from foreclosure property," which would be taxable to REMIC I at the highest marginal federal corporate rate--currently 35%--and may also be subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining the Net REO Proceeds available for distribution to holders of Certificates. Under the Pooling and Servicing Agreement, the
applicable special servicer, with respect to its mortgage loans, is required to determine whether the earning of such income taxable to the RCE Loan REMIC or
REMIC I would result in a greater recovery to the Certificateholders on a net after-tax basis than a different method of operation of such property.
Prospective investors are advised to consult their own tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs.

SERVICING OF THE NON-TRUST SERVICED LOAN GROUP

      Mortgage Loan No. 103, The Tower (the "Non-Trust Serviced Pari Passu
Loan"), which has an outstanding principal balance as of the Cut-off Date of
$3,188,314, representing 0.2% of the Initial Pool Balance, is secured by the same mortgaged property on a pari passu basis with a companion note (the
"Non-Trust Serviced Companion Loan") that has an outstanding principal balance of $8,829,177. The Non-Trust Serviced Pari Passu Loan and the Non-Trust Serviced
Companion Loan are collectively referred to in this prospectus supplement as the
"Non-Trust Serviced Loan Group." The Non-Trust Serviced Pari Passu Loan is
included in the Trust. The Non-Trust Serviced Companion Loan is not included in the Trust.

      The Non-Trust Serviced Loan Group will be serviced pursuant to the
2006-PWR14 Pooling and Servicing Agreement. Prudential Asset Resources, Inc., as
the 2006-PWR14 Master Servicer will make servicing advances in respect of the mortgaged properties securing the Non-Trust Serviced Pari Passu Loan and the
Non-Trust Serviced Companion Loan, and advances of principal and interest in respect of the Non-Trust Serviced Companion Loan only. The 2006-PWR14 Master
Servicer will remit collections on the Non-Trust Serviced Pari Passu Loan to, or on

                                     S-201

behalf of, the trust. The applicable master servicer (or the trustee, as applicable) will make P&I Advances with respect to the Non-Trust Serviced Pari
Passu Loan pursuant to the Pooling and Servicing Agreement. Under the 2006-PWR14
Pooling and Servicing Agreement, the servicing and administration of the
Non-Trust Serviced Pari Passu Loan and the Non-Trust Serviced Companion Loan
will generally be conducted as if such loans were a single "mortgage loan" under the provisions of the 2006-PWR14 Pooling and Servicing Agreement.

      The lenders of the Non-Trust Serviced Loan Group have entered into a co-lender agreement that governs the respective rights and powers of the holders of the Non-Trust Serviced Pari Passu Loan and the Non-Trust Serviced Companion
Loans (if advanced) and provides, in general, that:

      o     The Non-Trust Serviced Pari Passu Loan and the Non-Trust Serviced
            Companion Loan are of equal priority with each other and no portion of any of them will have priority or preference over any of the others.

      o     All payments, proceeds and other recoveries on or in respect of the
            Non-Trust Serviced Pari Passu Loan and the Non-Trust Serviced
            Companion Loan will be applied to the Non-Trust Serviced Pari Passu
            Loan and the Non-Trust Serviced Companion Loans on a pari passu basis according to their respective outstanding principal balances
            (subject, in each case, to the payment and reimbursement rights of the 2006-PWR14 Master Servicer, the 2006-PWR14 Special Servicer, the
            2006-PWR14 Trustee with respect to the Non-Trust Serviced Loan Group
            (in the case of the Non-Trust Serviced Pari Passu Loan, to the extent allocated thereto) and the applicable master servicer and the trustee in accordance with the terms of the Pooling and Servicing
            Agreement).

      o     The holder (or servicer) of the Non-Trust Serviced Pari Passu Loan is entitled to consult (but not to approve) with the 2006-PWR14
            Special Servicer in connection with certain material servicing decisions. If the 2006-PWR14 Master Servicer or the 2006-PWR14
            Special Servicer, as applicable, determines in accordance with the servicing standard under the 2006-PWR14 Pooling and Servicing
            Agreement that immediate action is necessary to protect the interests of the holders of the Non-Trust Serviced Pari Passu Loan and the Non-Trust Serviced Companion Loan (as a collective whole), the 2006-PWR14 Master Servicer or the 2006-PWR14 Special Servicer,
            as applicable, may take such action without waiting for the response of the holder of the Non-Trust Serviced Pari Passu Loan.

      Sale of Defaulted Mortgage Loan. Under the 2006-PWR14 Pooling and
Servicing Agreement, in the event that the Non-Trust Serviced Companion Loan is subject to a fair value purchase option, the option holder under the 2006-PWR14
Pooling and Servicing Agreement is not required to, and is not entitled to, purchase the Non-Trust Serviced Pari Passu Loan from the trust.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

      The following discussion, when read in conjunction with the discussion of
"Federal Income Tax Consequences" in the prospectus, describes the material federal income tax considerations for investors in the Offered Certificates.
However, these two discussions do not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules, and do not address state and local tax considerations.
Prospective purchasers should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates.

GENERAL

      For United States federal income tax purposes, four separate REMIC elections will be made with respect to designated portions of the trust (REMIC
I, REMIC II, REMIC III and the RCE Loan REMIC), other than that portion of the trust consisting of (i) the rights to Excess Interest and the Excess Interest
Sub-account (the "Excess Interest Grantor Trust"), (ii) the Class A-2FL Regular
Interest, the related Swap Contract and the related Floating Rate Account (the
"Class A-2FL Grantor Trust"), (iii) the Class A-4FL Regular Interest, the
related Swap Contract and the related Floating Rate Account (the "Class A-4FL
Grantor Trust"), (iv) the Class A-MFL Regular Interest, the related Swap
Contract and the related Floating Rate Account (the "Class A-MFL Grantor Trust")
and (v) the Class A-JFL Regular Interest, the related Swap Contract and the related Floating Rate Account (the "Class A-JFL Grantor Trust"). See "Federal
Income Tax Consequences--REMICs--Tiered REMIC Structures" in the prospectus.

                                     S-202

Upon the issuance of the Offered Certificates, Cadwalader, Wickersham & Taft
LLP, counsel to Morgan Stanley Capital I Inc., will deliver its opinion generally to the effect that, assuming:

      o     the making of proper elections;

      o     the accuracy of all representations made with respect to the mortgage loans;

      o     ongoing compliance with all provisions of the Pooling and Servicing
            Agreement and other related documents and no amendments thereof;

      o     the 2006-PWR14 Pooling and Servicing Agreement related to the
            Non-Trust Serviced Pari Passu Loan is administered in accordance with its terms and the REMICs formed thereunder continue to qualify as REMICs; and

      o     compliance with any changes in applicable provisions of the Code, as it may be amended from time to time, and applicable Treasury
            Regulations adopted thereunder;

for federal income tax purposes, (1) each of REMIC I, REMIC II, REMIC III and the RCE Loan REMIC will qualify as a REMIC under the Code; (2) the Residual
Certificates will represent three separate Classes of REMIC residual interests evidencing the sole Class of "residual interests" in REMIC I and the RCE Loan
REMIC in the case of the Class R-I Certificates, the sole Class of "residual interests" in REMIC II, in the case of the Class R-II Certificates and the sole
Class of "residual interests" in REMIC III, in the case of the Class R-III
Certificates; (3) the REMIC Regular Certificates and the Floating Rate Regular
Interests will evidence the "regular interests" in, and will be treated as debt instruments of, REMIC III; (4) the Excess Interest Grantor Trust, the Class
A-2FL Grantor Trust, the Class A-4FL Grantor Trust, the Class A-MFL Grantor
Trust and the Class A-JFL Grantor Trust will each be treated as a grantor trust for federal income tax purposes; (5) the Class EI Certificates will represent beneficial ownership of the assets of the Excess Interest Grantor Trust; (6) the
Class A-2FL Certificates will represent beneficial ownership of the assets of the Class A-2FL Grantor Trust; (7) the Class A-4FL Certificates will represent beneficial ownership of the assets of the Class A-4FL Grantor Trust; (8) the
Class A-MFL Certificates will represent beneficial ownership of the assets of the Class A-MFL Grantor Trust and (9) the Class A-JFL Certificates will represent beneficial ownership of the assets of the Class A-JFL Grantor Trust.

      See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC
Regular Certificates" in the prospectus for a discussion of the principal federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates.

      Except as provided below, the Offered Certificates will be "real estate assets" within the meaning of Section 856(C)(4)(A) and 856(c)(5)(B) of the Code for a real estate investment trust in the same proportion that the assets in the related REMIC would be so treated. In addition, interest, including OID, if any, on the Offered Certificates will be interest described in Section 856(c)(3)(B)
of the Code to the extent that such Certificates are treated as "real estate assets" under Section 856(c)(5)(B) of the Code. However, if 95% or more of the related REMIC's assets are real estate assets within the meaning of Section
856(c)(5)(B), then the entire Offered Certificates shall be treated as real estate assets and all interest from the Offered Certificates shall be treated as interest described in Section 856(c)(3)(B). The Offered Certificates will not qualify for the foregoing treatments to the extent the mortgage loans are defeased with U.S. obligations. In the case of the Floating Rate Certificates, the above discussion applies only to the holder's beneficial interest in the related Floating Rate Regular Interest and their respective basis allocable thereto.

      Moreover, the Offered Certificates (other than the Floating Rate
Certificates) will be "qualified mortgages" under Section 860G(a)(3) of the Code if transferred to another REMIC on its start-up day in exchange for regular or residual interests therein. Because each of the Floating Rate Certificates will represent an undivided beneficial interest in the related Swap Contract and the related Floating Rate Account, they will not be suitable assets for resecuritization in a REMIC. Offered Certificates (other than the Floating Rate
Certificates) and the Floating Rate Regular Interests held by certain financial institutions will constitute "evidences of indebtedness" within the meaning of
Section 582(c)(1) of the Code (and not any portion of the basis of the Floating
Rate Certificates allocable to the related Swap Contract).

                                     S-203

      The Offered Certificates (other than the Floating Rate Certificates) and the Floating Rate Regular Interests will be treated as assets described in
Section 7701(a)(19)(C)(xi) of the Code for a domestic building and loan association generally only in the proportion which the related REMIC's assets consist of loans secured by an interest in real property which is residential real property (initially 13.6% of the Initial Pool Balance) or other property described in Section 7701(a)(19)(C) of the Code. However, if 95% or more of the related REMIC's assets are assets described in 7701(a)(19)(C), then the entire
Offered Certificates (other than the Floating Rate Certificates) and the
Floating Rate Regular Interests will be treated as qualified property under
7701(a)(19)(C).

      A mortgage loan that has been defeased with United States Treasury obligations will not qualify for the foregoing treatments under Sections
856(C)(4)(A), 856(c)(5)(B), 856(c)(3)(B) and 7701(a)(19)(C) of the Code.

ORIGINAL ISSUE DISCOUNT AND PREMIUM

      It is anticipated that the Class __, Class __, Class __ and Class __
Certificates will be issued at a premium, that the Class __ and Class __
Certificates will be issued with a de minimis amount of original issue discount and that the Class __ Certificates will be issued with original issue discount for federal income tax purposes.

      Final regulations on the amortization of bond premium (a) do not apply to regular interests in a REMIC, such as regular interests represented by the
Offered Certificates, and (b) state that they are intended to create no inference concerning the amortization of premium of such instruments. Holders of each such Class of Certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Federal Income
Tax Consequences--REMICs--Taxation of Owners of REMIC Regular
Certificates--Premium" in the prospectus.

      The IRS has issued OID Regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with OID.
Purchasers of the Offered Certificates should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address all of the issues relevant to accrual of OID on prepayable securities such as the Offered
Certificates. The OID Regulations in some circumstances permit the holder of a debt instrument to recognize OID under a method that differs from that of the issuer. Accordingly, it is possible that holders of Offered Certificates, if any, issued with OID may be able to select a method for recognizing any OID that differs from that used by the paying agent in preparing reports to holders of the Offered Certificates and the IRS. Prospective purchasers of those Offered
Certificates issued with OID are advised to consult their tax advisors concerning the treatment of any OID with respect to such Offered Certificates.

      To the extent that any offered certificate is purchased in this offering or in the secondary market at not more than a de minimis discount, as defined in the prospectus, a holder who receives a payment that is included in the stated
redemption price at maturity, generally the principal amount of such certificate, will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder's adjusted basis in the offered certificate. Such allocable portion of the holder's adjusted basis will be based upon the proportion that such payment of stated redemption price bears to the total remaining stated redemption price at maturity, immediately before such payment is made, of such certificate. See "Federal Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original
Issue Discount and Premium" and "--Sale, Exchange or Redemption" in the
prospectus.

      See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC
Regular Certificates--Original Issue Discount and Premium" in the prospectus.

      The prepayment assumption that will be used in determining the rate of accrual of OID, if any, market discount and amortizable bond premium for federal income tax purposes will be a 0% CPR, as described in the prospectus, applied to each mortgage loan, other than an ARD Loan, until its maturity. In addition, for purposes of calculating OID, each of the ARD Loans is assumed to prepay in full on such mortgage loan's Anticipated Repayment Date. For a description of CPR, see "Yield, Prepayment and Maturity Considerations" in this prospectus supplement. However, we make no representation that the mortgage loans will not prepay during any such period or that they will prepay at any particular rate before or during any such period.

      Prepayment Premiums or Yield Maintenance Charges actually collected on the mortgage loans will be distributed to the holders of each Class of Certificates entitled thereto as described under "Description of the Offered

                                     S-204

Certificates--Distributions--Distributions of Prepayment Premiums and Yield
Maintenance Charges" in this prospectus supplement. It is not entirely clear under the Code when the amount of a Prepayment Premium or Yield Maintenance
Charge should be taxed to the holders of a Class of Certificates entitled to a
Prepayment Premium or Yield Maintenance Charge. For federal income tax information reporting purposes, Prepayment Premiums or Yield Maintenance Charges will be treated as income to the holders of a Class of Certificates entitled to
Prepayment Premiums or Yield Maintenance Charges only after a master servicer's actual receipt of a Prepayment Premium or a Yield Maintenance Charge to which the holders of such Class of Certificates is entitled under the terms of the
Pooling and Servicing Agreement, rather than including projected Prepayment
Premiums or Yield Maintenance Charges in the determination of a
Certificateholder's projected constant yield to maturity. However, the timing and characterization of such income as ordinary income or capital gain is not entirely clear and the Certificateholders should consult their tax advisors concerning the treatment of Prepayment Premiums or Yield Maintenance Charges.

TAXATION OF THE SWAP CONTRACTS

      Each holder of a Floating Rate Certificate will be treated for federal income tax purposes as having entered into its proportionate share of the rights of such Class under the related Swap Contract.

      Holders of the Floating Rate Certificates must allocate the price they pay for their Certificates between their interests in the related Floating Rate
Regular Interests, and the related Swap Contract based on their relative fair market values. The portion, if any, allocated to the Swap Contract will be treated as a swap premium (the "Swap Premium") paid or received by the holders of the Floating Rate Certificates. If the Swap Premium is paid by a holder, it will reduce the purchase price for the related Class of Floating Rate
Certificates allocable to the related Floating Rate Regular Interest. If the
Swap Premium is received by a holder, it will be deemed to have increased the purchase price for the related Floating Rate Regular Interest. If the Swap
Contract is on market, no amount of the purchase price will be allocable to it.
Holders of the Floating Rate Certificates should consult tax advisors as to whether a Swap Premium should be deemed to be paid or received with respect to such Certificates. A holder of a Floating Rate Certificate generally will be required to amortize any Swap Premium under a level payment method as if the
Swap Premium represented the present value of a series of equal payments made or received over the life of the applicable Swap Contract (adjusted to take into account decreases in notional principal amount), discounted at a rate equal to the rate used to determine the amount of the Swap Premium (or some other reasonable rate). Prospective purchasers of Floating Rate Certificates should consult tax advisors regarding the appropriate method of amortizing any Swap
Premium. Treasury Regulations treat a non-periodic payment made under a swap contract as a loan for federal income tax purposes if the payment is
"significant." It is not expected that any Swap Premium would be treated in part as a loan under Treasury Regulations.

      Under Treasury Regulations (i) all taxpayers must recognize periodic payments with respect to a notional principal contract under the accrual method of accounting, and (ii) any periodic payments received under a Swap Contract must be netted against payments made under the Swap Contract and deemed made or received as a result of the Swap Premium over the recipient's taxable year, rather than accounted for on a gross basis. Net income or deduction with respect to net payments under a notional principal contract for a taxable year should constitute ordinary income or ordinary deduction. The IRS could contend the amount is capital gain or loss, but such treatment is unlikely, at least in the absence of further regulations. Any regulations requiring capital gain or loss treatment presumably would apply only prospectively. Individuals may be limited in their ability to deduct any such net deduction and should consult their tax advisors prior to investing in the Floating Rate Certificates.

      Any amount of proceeds from the sale, redemption or retirement of a
Floating Rate Certificate that is considered to be allocated to the holder's rights under the related Swap Contract or that the holder is deemed to have paid to the purchaser would be considered a "termination payment" allocable to that
Floating Rate Certificate under Treasury Regulations. A holder of a Floating
Rate Certificate will have gain or loss from such a termination equal to (A) (i)
any termination payment it received or is deemed to have received under the related Swap Contract minus (ii) the unamortized portion of any Swap Premium paid (or deemed paid) by the holder upon entering into or acquiring its interest in the Swap Contract or (B) (i) any termination payment it paid or is deemed to have paid under the related Swap Contract minus (ii) the unamortized portion of any Swap Premium received or deemed received upon entering into or acquiring its interest in the Swap Contract. Gain or loss realized upon the termination of a
Swap Contract will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

                                     S-205

      The Floating Rate Certificates, representing a beneficial ownership in the related Floating Rate Regular Interest, and the applicable Swap Contract, may constitute positions in a straddle, in which case the straddle rules of Code
Section 1092 would apply. A selling holder's capital gain or loss with respect to such regular interest would be short term because the holding period would be tolled under the straddle rules. Similarly, capital gain or loss realized in connection with the termination of the related Swap Contract would be short term. If the holder of a Floating Rate Certificate incurred or continued to incur indebtedness to acquire or hold such Floating Rate Certificate, the holder would generally be required to capitalize a portion of the interest paid on such indebtedness until termination of the related Swap Contract.

      Pursuant to the Pooling and Servicing Agreement (i) the Paying Agent on
behalf of the trust will deliver or cause to be delivered the federal taxpayer identification number of each grantor trust that holds a Swap Contract on an IRS
Form W-9 to the Swap Counterparty as soon as possible after each Swap Contract is entered into (but no later than the first payment date under the Swap
Contracts), provided that the Paying Agent has received the applicable taxpayer identification number from the IRS by such date (and the Paying Agent shall use its best efforts to obtain such taxpayer identification number from the IRS by such date) and, if requested by the Swap Counterparty (unless not permitted under federal income tax law) an IRS Form W-8IMY, (ii) each non-exempt Class
A-2FL, Class A-4FL, Class A-MFL and Class A-JFL Certificateholder will be obligated pursuant to the Pooling and Servicing Agreement to provide applicable certification to the Paying Agent (with copies directly from such
Certificateholder to the Swap Counterparty) to enable the Paying Agent to make payments to the Floating Rate Certificateholders without federal withholding or backup withholding, and (iii) as authorized by the Floating Rate
Certificateholders under the Pooling and Servicing Agreement, the Paying Agent may forward any such certification received to the Swap Counterparty if requested. If the above obligations are satisfied, under current law, no U.S.
federal withholding or backup withholding taxes will be required to be deducted or withheld from payments by the Swap Counterparty to the trust fund.

ADDITIONAL CONSIDERATIONS

      The applicable special servicer is authorized, when doing so is consistent with maximizing the trust's net after-tax proceeds from an REO Property, to incur taxes on the trust in connection with the operation of such REO Property.
Any such taxes imposed on the trust would reduce the amount distributable to the
Certificateholders. See "Servicing of the Mortgage Loans--Foreclosures" in this prospectus supplement.

      Federal income tax information reporting duties with respect to the
Offered Certificates, REMIC I, REMIC II, REMIC III and the RCE Loan REMIC, the
Excess Interest Grantor Trust, the Class A-2FL Grantor Trust, the Class A-4FL
Grantor Trust, the Class A-MFL Grantor Trust and the Class A-JFL Grantor Trust
will be the obligation of the paying agent, and not of any master servicer.

      For further information regarding the United States federal income tax consequences of investing in the Offered Certificates, see "Federal Income Tax
Consequences--REMICs" and "State Tax Considerations" in the prospectus.

                   CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

      The following discussion summarizes certain legal aspects of mortgage loans secured by real property in Connecticut, Texas and District of Columbia
(representing approximately 12.3%, 10.6% and 10.5%, respectively, of the Initial
Pool Balance) which is general in nature. This summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the mortgage loans.

      Various states have imposed statutory prohibitions or limitations that limit the remedies of a mortgagee under a mortgage or a beneficiary under a deed of trust. The mortgage loans are limited recourse loans and are, therefore, generally not recourse to the borrowers but limited to the mortgaged property.
Even though recourse is available pursuant to the terms of the mortgage loan, certain states have adopted statutes which impose prohibitions against or limitations on such recourse. The limitations described below and similar or other restrictions in other jurisdictions where mortgaged properties are located may restrict the ability of either master servicer or either special servicer, as applicable, to realize on the mortgage loan and may adversely affect the amount and timing of receipts on the mortgage loan.

                                     S-206

CONNECTICUT

     Foreclosure of a mortgage is accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having interests in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. When the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming. At the completion of the judicial foreclosure proceedings, if the mortgagee prevails, the court issues a judgment of foreclosure. In Connecticut, there are two forms of foreclosure, strict foreclosure and foreclosure by sale. In a strict foreclosure, the borrower and the holder of any junior encumbrance on the property may redeem the property that is being foreclosed (subject to existing senior liens and encumbrances), by paying the entire outstanding principal balance of the debt, plus interest, fees and costs, on the "law day," one of which is established by the court for the mortgagor and for the holder of each junior encumbrance. If no such party redeems on its law day, title to the property becomes absolute in the foreclosing party following the last law day. In a foreclosure by sale, a right of redemption may be exercised up until the time a sale is judicially confirmed.
If a foreclosure by sale is ordered, the purchaser at such sale will acquire the estate or interest in real property covered by the mortgage. If the mortgage covered the tenant's interest in a lease and leasehold estate, the purchaser at the foreclosure sale will acquire such tenant's interest subject to the tenant's obligations under the lease to pay rent and perform other covenants contained therein.

      Connecticut has imposed statutory prohibitions or limitations on the remedies of a mortgagee under a mortgage. For example, the appointment of a receiver requires a showing of waste, and if a plaintiff moves for foreclosure by sale and the ensuing sale proceeds are insufficient to pay the entire outstanding principal balance of the debt, plus interest, fees and costs, the plaintiff's deficiency may be reduced by up to one-half. The mortgage loans are generally non-recourse loans as to which, in the event of default by a borrower, recourse may be had only against the specific property pledged to secure the mortgage loans and not against the borrower's other assets. The limitations described below may restrict the ability of the mortgagee, to realize on the mortgage loan and may adversely affect the amount and timing if receipts on the mortgage loan.

      Under Connecticut law, a foreclosure may proceed only judicially. Upon default of a mortgage, a mortgagee is generally presented with the choice of either proceeding in equity to foreclosure upon the mortgaged property or to proceed at law and sue on the note. Connecticut law does not require that the mortgagee must bring a foreclosure action before being entitled to sue on the note. However, once having begun a foreclosure action or an action to sue on the note or guaranty, a mortgagee is not permitted to pursue both matters to judgment and the court may exercise its discretion to stay one of the proceedings. Connecticut does not restrict a mortgagee from seeking a deficiency judgment, except in the instance where the foreclosing mortgagee has moved for a foreclosure by sale and the foreclosure sale proceeds are insufficient, as described above. In order to obtain a deficiency judgment, a series of procedural and substantive requirements must be satisfied. However, the availability of a deficiency judgment is limited in the case of the mortgage loans because of the limited nature of its recourse liabilities. In Connecticut, liens for unpaid real estate taxes and certain assessments take priority over the lien of a previously recorded mortgage. While Connecticut foreclosure proceedings are intended to proceed quickly on the court docket, defenses, appeals and claims to jury trials can impede the speed at which judicial foreclosure matters are brought to conclusion.

TEXAS

      Mortgage loans in Texas are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in Texas may be accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust or by judicial foreclosure. Any such action must be brought within 4 years after the accrual of the cause of action. With respect to a judicial foreclosure, notwithstanding anything in the deed of trust to the contrary, the mortgagee must give the borrower written notice delivered by certified mail that it is in default and provide 20 days for the borrower to cure such default before any judicial foreclosure is permitted. With respect to a trustee's sale, the lender must give the borrower written notice delivered by certified mail that it is in default and provide 21 days for the borrower to cure such default before any judicial foreclosure is permitted. Public notice of a trustee's sale is continued for at least 21 days in statutory form after which the mortgaged real estate may be sold by the trustee. Any trustee sale must be made pursuant to the terms of the deed of trust at a public venue at the county courthouse of the county in which any portion of the real estate is located, between the hours of
10 A.M. and 4 P.M. on the first Tuesday of the month after the month in which the statutory notice period has been satisfied in an area designated by the commissioners' court. Under Texas law, the borrower does not have the right to redeem the real estate after a

                                     S-207

judicial foreclosure or trustee's sale. Under Texas law, if the sale price at a judicial foreclosure or trustee's sale is less than the fair market value of the real estate, any obligor (including any guarantor) may be required to offset the deficiency between the fair market value and the sale price.

DISTRICT OF COLUMBIA

      Commercial mortgage loans in the District of Columbia are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in the District of Columbia may be accomplished by a non-judicial trustee's sale under a specific "power of sale" provision in the deed of trust or by judicial foreclosure. After appropriate notices to the borrower and owner of the property are provided as specified in the loan documents, a so-called statutory notice of foreclosure is filed with the D.C. Recorder of Deeds and mailed, by certified mail and regular mail, to all owners and lienholders of record. Conduct of the foreclosure cannot occur sooner than thirty days after recording this notice. By common practice, the foreclosure sale is advertised five times in a newspaper in general circulation in the District of Columbia every other day except weekends and holidays. By judicial decision, a foreclosing trustee under a deed of trust who is related to the noteholder may have the burden of showing that the foreclosure procedures followed were fair.
An independent trustee for foreclosure purposes would not have that burden. The foreclosure auction is commonly conducted by a professional auctioneer, with the trustee in attendance. There is no right of redemption after the foreclosure sale. There is not statutory audit procedure after the foreclosure. On recourse loans, a deficiency judgment may be sought after a foreclosure. The D.C. Code affords lien priority to certain taxes and water/sewer charges over earlier-recorded deeds of trust. Under D.C. law, in order to enforce an assignment of rents, a mortgagee is required to (i) take actual possession of the mortgaged property, (ii) take constructive possession of the mortgaged property by obtaining court authorization to collect rents from tenants or (iii)
move for the appointment of, and obtain an affirmative ruling appointing, a receiver for the mortgaged property.

                          CERTAIN ERISA CONSIDERATIONS

      ERISA and the Code impose restrictions on Plans that are subject to ERISA and/or Section 4975 of the Code and on persons that are Parties in Interest with respect to such Plans. ERISA also imposes duties on persons who are fiduciaries of Plans subject to ERISA and prohibits certain transactions between a Plan and
Parties in Interest with respect to such Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of such Plan. Governmental plans (as defined in Section 3(32) of ERISA) are not subject to the restrictions of ERISA and the Code. However, such Plans may be subject to similar provisions of applicable federal, state or local law.

PLAN ASSETS

      The U.S. Department of Labor ("DOL") has issued a final regulation (29
C.F.R. Section 2510.3-101) concerning the definition of what constitutes the assets of a Plan. The DOL Regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan subject to ERISA or Section 4975 of the
Code makes an "equity" investment will be deemed for certain purposes, including the prohibited transaction provisions of ERISA and Section 4975 of the Code, to be assets of the investing Plan unless certain exceptions apply. Under the terms of the regulation, if the assets of the trust were deemed to constitute Plan assets by reason of a Plan's investment in Certificates, such Plan assets would include an undivided interest in the mortgage loans and any other assets of the trust. If the mortgage loans or other trust assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets may be deemed to be a "fiduciary" with respect to those assets, and thus subject to the fiduciary requirements and prohibited transaction provisions of ERISA and
Section 4975 of the Code with respect to the mortgage loans and other trust assets.

      Affiliates of Morgan Stanley Capital I Inc., the Underwriters, the master servicers, the special servicers and certain of their respective affiliates might be considered or might become fiduciaries or other Parties in Interest with respect to investing Plans. Moreover, the trustee, the paying agent, the master servicers, the special servicers, the Operating Adviser, any insurer, primary insurer or any other issuer of a credit support instrument relating to the primary assets in the trust or certain of their respective affiliates might be considered fiduciaries or other Parties in

                                     S-208

Interest with respect to investing Plans. In the absence of an applicable exemption, "prohibited transactions"--within the meaning of ERISA and Section
4975 of the Code--could arise if Certificates were acquired by, or with "plan assets" of, a Plan with respect to which any such person is a Party in Interest.

      In addition, an insurance company proposing to acquire or hold the Offered
Certificates with assets of its general account should consider the extent to which such acquisition or holding would be subject to the requirements of ERISA and Section 4975 of the Code under John Hancock Mutual Life Insurance Co. v.
Harris Trust and Savings Bank, 510 U.S. 86 (1993), and Section 401(C) of ERISA,
as added by the Small Business Job Protection Act of 1996, Public Law No.
104-188, and subsequent DOL and judicial guidance. See "--Insurance Company
General Accounts" below.

SPECIAL EXEMPTION APPLICABLE TO THE OFFERED CERTIFICATES

      With respect to the acquisition and holding of the Offered Certificates, the DOL has granted to Morgan Stanley & Co. Incorporated an individual prohibited transaction exemption (Prohibited Transaction Exemption 90-24, as amended), which generally exempts from certain of the prohibited transaction rules of ERISA and Section 4975 of the Code transactions relating to:

      o     the initial purchase, the holding, and the subsequent resale by
            Plans of Certificates evidencing interests in pass-through trusts;
            and

      o     transactions in connection with the servicing, management and operation of such trusts; provided that the assets of such trusts consist of certain secured receivables, loans and other obligations that meet the conditions and requirements of the Exemption.

The assets covered by the Exemption include mortgage loans such as the mortgage loans and fractional undivided interests in such loans.

      The Exemption as applicable to the Offered Certificates (and as modified by Prohibited Transaction Exemption 2007-05) sets forth the following five general conditions which must be satisfied for exemptive relief:

      o     the acquisition of the Certificates by a Plan must be on terms, including the price for the Certificates, that are at least as favorable to the Plan as they would be in an arm's-length
            transaction with an unrelated party;

      o     the Certificates acquired by the Plan must have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from Fitch, Moody's, S&P, DBRS Limited or
            DBRS, Inc.;

      o     the trustee cannot be an affiliate of any member of the Restricted
            Group other than an Underwriter; the "Restricted Group" consists of the Underwriters, Morgan Stanley Capital I Inc., the Swap
            Counterparty, each master servicer, each special servicer, each
            Primary Servicer, any person responsible for servicing a Non-Trust
            Serviced Loan Group and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of such Classes of Certificates;

      o     the sum of all payments made to the Underwriters in connection with the distribution of the Certificates must represent not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to and retained by Morgan Stanley Capital I
            Inc. in consideration of the assignment of the mortgage loans to the trust must represent not more than the fair market value of such mortgage loans; the sum of all payments made to and retained by a master servicer, a special servicer, and any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement or other relevant servicing agreement and reimbursement of such person's reasonable expenses in connection therewith; and

      o     the Plan investing in the Certificates must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the
            Securities and Exchange Commission under the 1933 Act.

      Before purchasing any such Class of Certificates, a fiduciary of a Plan should confirm (a) that such Certificates constitute "securities" for purposes of the Exemption and (b) that the specific and general conditions of the

                                     S-209

Exemption and the other requirements set forth in the Exemption would be satisfied. Morgan Stanley Capital I Inc. expects that, as of the Closing Date, the second general condition set forth above will be satisfied with respect to each of such Classes of Certificates. A fiduciary of a Plan contemplating purchasing any such Class of Certificates in the secondary market must make its own determination that at the time of such acquisition, any such Class of
Certificates continues to satisfy the second general condition set forth above.
In addition, the Plan fiduciary should consider the availability of other prohibited transaction exemptions.

      Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions, but only if, among other requirements:

      o     the investing Plan fiduciary or its affiliates is an obligor with respect to 5% or less of the fair market value of the obligations contained in the trust;

      o     the Plan's investment in each Class of Certificates does not exceed
            25% of all of the Certificates outstanding of that Class at the time of the acquisition; and

      o     immediately after the acquisition, no more than 25% of the assets of the Plan are invested in Certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

      We believe that the Exemption will apply to the acquisition and holding of the Offered Certificates (except for the Floating Rate Certificates to the extent of the applicable Swap Contract) by Plans or persons acting on behalf of or with "plan assets" of Plans, and that all of the above conditions of the
Exemption, other than those within the control of the investing Plans or Plan investors, have been met. Upon request, the Underwriters will deliver to any fiduciary or other person considering investing "plan assets" of any Plan in the
Certificates a list identifying each borrower that is the obligor under each mortgage loan that constitutes more than 5% of the aggregate principal balance of the assets of the trust.

      Each of the Swap Contracts benefiting the Floating Rate Certificates does not meet all of the requirements for an "eligible swap" under the Exemption, and consequently is not eligible for the exemptive relief available under the
Exemption. For ERISA purposes, the Depositor believes that an interest in each of the Floating Rate Certificates could be viewed as representing beneficial interests in two assets, (i) the right to receive payments with respect to the related Floating Rate Regular Interest, without taking into account payments made or received with respect to the related Swap Contract and (ii) the rights and obligations under the related Swap Contract. A Plan's purchase and holding of a Floating Rate Certificate could constitute or otherwise result in a prohibited transaction under ERISA and Section 4975 of the Code between the Plan and the Swap Counterparty unless an exemption is available.

      Accordingly, as long as the related Swap Contract is in effect, no Plan or other person using Plan assets may acquire or hold any interest in a Floating
Rate Certificate unless such acquisition or holding is eligible for the exemptive relief available under the statutory transaction exemption available under Section 408(b)(17) of ERISA to "service providers" to Plans (provided that such service provider is neither a fiduciary with respect to the plan assets used to acquire the Certificates nor an affiliate of such fiduciary and that the transaction is for "adequate consideration") or PTCE 84-14 (for transactions by independent "qualified professional asset managers"), PTCE 91-38 (for transactions by bank collective investment funds), PTCE 90-1 (for transactions by insurance company pooled separate accounts), PTCE 95-60 (for transactions by insurance company general accounts) or PTCE 96-23 (for transactions effected by
"in house asset managers") or similar exemption under similar law (collectively, the "Investor-Based Exemptions"). It should be noted, however, that even if the conditions specified in one or more of the Investor-Based Exemptions are met, the scope of relief provided by the Investor-Based Exemptions may not necessarily cover all acts that might be construed as prohibited transactions
(in particular, fiduciary self-dealing transactions prohibited by ERISA Section
406(b)). Plan fiduciaries should consult their legal counsel concerning this analysis and the applicability of the Investor-Based Exemptions. Each beneficial owner of a Floating Rate Certificate, or any interest therein, shall be deemed to have represented that either (i) it is not a Plan or person using Plan assets or (ii) the acquisition and holding of the Floating Rate Certificate are eligible for the exemptive relief available under at least one of the
Investor-Based Exemptions.

                                     S-210

INSURANCE COMPANY GENERAL ACCOUNTS

      Based on the reasoning of the United States Supreme Court in John Hancock
Mutual Life Ins. Co. v. Harris Trust and Savings Bank, an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party in Interest with respect to a Plan by virtue of such investment. Any investor that is an insurance company using the assets of an insurance company general account should note that the Small
Business Job Protection Act of 1996 added Section 401(C) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and
Section 4975 of the Code. Pursuant to Section 401(C), the Department of Labor
issued final regulations effective January 5, 2000 with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. As a result of these regulations, assets of an insurance company general account will not be treated as "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code to the extent such assets relate to contracts issued to employee benefit plans on or before December 31, 1998 and the insurer satisfied various conditions.

      Any assets of an insurance company general account which support insurance policies or annuity contracts issued to Plans after December 31, 1998, or on or before that date for which the insurer does not comply with the 401(C)
Regulations, may be treated as "plan assets" of such Plans. Because Section
401(C) does not relate to insurance company separate accounts, separate account assets continue to be treated as "plan assets" of any Plan that is invested in such separate account. Insurance companies contemplating the investment of general account assets in the Subordinate Certificates should consult with their legal counsel with respect to the applicability of Section 401(C).

      Accordingly, any insurance company that acquires or holds any offered certificate shall be deemed to have represented and warranted to Morgan Stanley
Capital I Inc., the trustee, the paying agent and each master servicer that (1)
such acquisition and holding is permissible under applicable law, including the
Exemption, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code, and will not subject Morgan Stanley
Capital I Inc., the trustee, the paying agent, either master servicer, either special servicer or the certificate registrar to any obligation in addition to those undertaken in the Pooling and Servicing Agreement or (2) the source of funds used to acquire and hold such Certificates is an "insurance company general account," as defined in DOL Prohibited Transaction Class Exemption
95-60, and the applicable conditions set forth in PTCE 95-60 have been satisfied.

GENERAL INVESTMENT CONSIDERATIONS

      Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA, Section 4975 of the Code or any corresponding provisions of applicable federal, state or local law, the applicability of the
Exemption, or other exemptive relief, and the potential consequences to their specific circumstances, prior to making an investment in the Certificates.
Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of ERISA regarding prudent investment procedure and diversification, an investment in the Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                LEGAL INVESTMENT

      The Offered Certificates will not constitute "mortgage related securities"
for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as
amended. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Offered Certificates, is subject to significant interpretive uncertainties.

      No representations are made as to the proper characterization of the
Offered Certificates for legal investment, financial institution regulatory purposes, or as to the ability of particular investors to purchase the Offered
Certificates under applicable legal investment or other restrictions. The uncertainties referred to above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered
Certificates.

                                     S-211

      Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult their own legal advisors to determine whether, and to what extent, the Offered Certificates will constitute legal investments for them or are subject to investment, capital or other restrictions. See "Legal Investment" in the prospectus.

                                  LEGAL MATTERS

      The validity of the Offered Certificates and the material federal income tax consequences of investing in the Offered Certificates will be passed upon for Morgan Stanley Capital I Inc. by Cadwalader, Wickersham & Taft LLP, New
York, New York. Legal matters with respect to the Offered Certificates will be passed upon for the Underwriters by Cadwalader, Wickersham & Taft LLP, New York,
New York. Legal matters will be passed upon for Prudential Mortgage Capital
Funding, LLC and Morgan Stanley Mortgage Capital Holdings LLC by Cadwalader,
Wickersham & Taft LLP, New York, New York, for Principal Commercial Funding II,
LLC by Dechert LLP, for Royal Bank of Canada by Andrews Kurth LLP, Dallas,
Texas, and for National City Bank by Latham & Watkins LLP, New York, New York.

                                     RATINGS

      It is a condition of the issuance of the Offered Certificates that they receive the following credit ratings from Fitch and S&P.

                CLASS                           FITCH                S&P
                ---------------------------     -----                ---
                Class A-1..................      AAA                 AAA
                Class A-1A.................      AAA                 AAA
                Class A-2..................      AAA                 AAA
                Class A-2FL................      AAA                 AAA
                Class A-3..................      AAA                 AAA
                Class A-4..................      AAA                 AAA
                Class A-4FL................      AAA                 AAA
                Class A-M..................      AAA                 AAA
                Class A-MFL................      AAA                 AAA
                Class A-J..................      AAA                 AAA
                Class A-JFL................      AAA                 AAA

      The ratings of the Offered Certificates address the likelihood of the timely payment of interest and the ultimate payment of principal, if any, due on the Offered Certificates by the Rated Final Distribution Date, which is the first Distribution Date that is 24 months after the end of the amortization term of the mortgage loan, that, as of the Cut-off Date, has the longest remaining amortization term. The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency.

      The ratings of the Certificates do not represent any assessment of (1) the likelihood or frequency of principal prepayments, voluntary or involuntary, on the mortgage loans, (2) the degree to which such prepayments might differ from those originally anticipated, (3) whether and to what extent Prepayment
Premiums, Yield Maintenance Charges, Excess Interest or default interest will be received, (4) the allocation of Net Aggregate Prepayment Interest Shortfalls or
(5) the tax treatment of the Certificates.

      The ratings of the Class A-2FL, Class A-4FL, Class A-MFL and Class A-JFL
Certificates do not represent any assessment as to whether the floating rate on each such Class will convert to one of a fixed rate or a rate equal to, based on or subject to the weighted average net mortgage rate, as applicable, and only represent the likelihood of the receipt of interest up to the Pass-Through Rates on the Class A-2FL, Class A-4FL, Class A-MFL or Class A-JFL Regular Interest,
respectively (which is one of a fixed rate or a rate equal to, based on or subject to the Weighted Average Net Mortgage Rate, as applicable). In addition, the ratings on the Class A-2FL, Class A-4FL, Class A-MFL and Class A-JFL
Certificates do not address (i) the likelihood of receipt by the holders of the
Class A-2FL, Class A-4FL, Class A-MFL and Class A-JFL Certificates of the timely distributions of interest in connection with the change of the payment terms to one of a fixed rate or a rate equal to, based on or subject to the weighted average

                                     S-212

net mortgage rate, as applicable, upon a Swap Default if DTC is not given sufficient advance notice of such change in the payment terms, (ii) in the event that the Swap Counterparty defaults on its obligations under the related Swap
Contract, the likelihood that the holders of the Class A-2FL, Class A-4FL, Class
A-MFL and Class A-JFL Certificates will experience shortfalls resulting from expenses incurred in enforcing the Swap Counterparty's obligations under the related Swap Contract that were not recovered from the Swap Counterparty or
(iii) to the extent to which interest on the Class A-2FL, Class A-4FL, Class
A-MFL and Class A-JFL Certificates will be reduced due to the allocation of Net
Aggregate Prepayment Interest Shortfalls or reduction in payment by the Swap
Counterparty if the Pass-Through Rate of each of the Class A-2FL, Class A-4FL,
Class A-MFL and Class A-JFL Regular Interest is reduced below the related pass through rate, which is one of a fixed rate or a rate equal to, based on or subject to the weighted average net mortgage rate, as applicable.

      There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any Class thereof and, if so, what such rating would be. A rating assigned to any Class of
Offered Certificates by a rating agency that has not been requested by Morgan
Stanley Capital I Inc. to do so may be lower than the ratings assigned thereto at the request of Morgan Stanley Capital I Inc.

                                     S-213

                                GLOSSARY OF TERMS

      The Certificates will be issued pursuant to the Pooling and Servicing
Agreement. The following "Glossary of Terms" is not complete. You should also refer to the prospectus and the Pooling and Servicing Agreement for additional definitions. If you send a written request to the trustee at its corporate office, the trustee will provide to you without charge a copy of the Pooling and
Servicing Agreement, without exhibits and schedules.

      Unless the context requires otherwise, the definitions contained in this
"Glossary of Terms" apply only to this series of Certificates and will not necessarily apply to any other series of Certificates the trust may issue.

      "2006-PWR14 Depositor" means the "Depositor" under the 2006-PWR14 Pooling and Servicing Agreement, which as of the date hereof is Bear Stearns Commercial
Mortgage Securities Inc.

      "2006-PWR14 Master Servicer" means the master servicer for the Non-Trust
Serviced Loan Group under the 2006-PWR14 Pooling and Servicing Agreement, which as of the date hereof is Prudential Asset Resources, Inc.

      "2006-PWR14 Pooling and Servicing Agreement" means the pooling and servicing agreement dated as of December 1, 2006 among the 2006-PWR14 Depositor, the 2006-PWR14 Master Servicer, the 2006-PWR14 Special Servicer, the 2006-PWR14
Trustee, and certain other parties, pursuant to which the Commercial Mortgage
Pass-Through Certificates, Series 2006-PWR14, were issued.

      "2006-PWR14 Special Servicer" means the special servicer for the Non-Trust
Serviced Loan Group under the 2006-PWR14 Pooling and Servicing Agreement, which as of the date hereof is Centerline Servicing Inc.

      "2006-PWR14 Trustee" means the "Trustee" under the 2006-PWR14 Pooling and
Servicing Agreement, which as of the date hereof is LaSalle Bank National
Association.

      "Accrued Certificate Interest" means, in respect of each Class of REMIC
Regular Certificates and for each of the Floating Rate Regular Interests for each Distribution Date, the amount of interest for the applicable Interest
Accrual Period accrued at the applicable Pass-Through Rate on the aggregate
Certificate Balance or Notional Amount, as the case may be, of such Class of
Certificates outstanding immediately prior to such Distribution Date. Accrued
Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest with respect to the Floating Rate
Certificates, will, unless and until the floating rate of interest of each such class converts to one of a fixed rate or a rate equal to, based on or subject to the weighted average net mortgage rate, as applicable, be calculated on the basis of the actual number of days elapsed in the related Interest Accrual
Period and a 360 day year.

      "Additional Servicer" means each affiliate of a master servicer, a sponsor, the trustee, the paying agent, the Depositor or any Underwriter that services any of the mortgage loans and each person that is not an affiliate of a master servicer, a sponsor, the trustee, the paying agent, the Depositor or any
Underwriter other than the special servicers, and who services 10% or more of the mortgage loans based on the principal balance of the mortgage loans.

      "Administrative Cost Rate" will equal the sum of the rates for which the related Master Servicing Fee, the Excess Servicing Fee, the related Primary
Servicing Fee and the Trustee Fee and, in the case of the Non-Trust Serviced
Pari Passu Loan, the Pari Passu Loan Servicing Fee Rate for any month (in each case, expressed as a per annum rate) are calculated for any mortgage loan in such month, as set forth for each mortgage loan on Appendix II to this prospectus supplement.

      "Advance" means either a Servicing Advance or P&I Advance, as the context may require.

      "Advance Rate" means a per annum rate equal to the "prime rate" as published in The Wall Street Journal from time to time or if no longer so published, such other publication as determined by the trustee in its reasonable discretion.

                                     S-214

      "Annual Report" means one or more reports for each mortgage loan based on the most recently available rent rolls and most recently available year-end financial statements of each applicable borrower, to the extent such information is provided to the master servicer, containing such information and analyses as required by the Pooling and Servicing Agreement including, without limitation,
Debt Service Coverage Ratios, to the extent available, and in such form as shall be specified in the Pooling and Servicing Agreement.

      "Anticipated Repayment Date" means, in respect of any ARD Loan, the date on which a substantial principal payment on an ARD Loan is anticipated to be made (which is prior to stated maturity).

      "Appraisal Event" means, with respect to any mortgage loan (or Serviced
Loan Group, as applicable), not later than the earliest of the following:

      o     the date 120 days after the occurrence of any delinquency in payment with respect to such mortgage loan (or Serviced Loan Group, as the case may be) if such delinquency remains uncured;

      o     the date 30 days after receipt of notice that the related borrower has filed a bankruptcy petition, an involuntary bankruptcy has occurred, or has consented to the filing of a bankruptcy proceeding against it or a receiver is appointed in respect of the related mortgaged property; provided that such petition or appointment remains in effect;

      o     the effective date of any modification to a Money Term of a mortgage loan (or Serviced Loan Group, as the case may be), other than an extension of the date that a Balloon Payment is due for a period of less than 6 months from the original due date of such Balloon
            Payment; and

      o the date 30 days following the date a mortgaged property becomes an REO
Property.

      "Appraisal Reduction" will equal for any mortgage loan, including a mortgage loan as to which the related mortgaged property has become an REO
Property, an amount, calculated as of the first Determination Date that is at least 15 days after the date on which the appraisal is obtained or the internal valuation is performed, equal to the excess, if any, of:

      the sum of:

            o     the Scheduled Principal Balance of such mortgage loan (or
                  Serviced Loan Group, as the case may be) (or, in the case of an REO Property, the related REO Mortgage Loan), less the
                  undrawn principal amount of any letter of credit or debt
                  service reserve, if applicable, that is then securing such mortgage loan (or Serviced Loan Group, as the case may be);

            o     to the extent not previously advanced by a master servicer or the trustee, all accrued and unpaid interest on such mortgage loan (or Serviced Loan Group, as the case may be) (or, in the case of an REO Property, the related REO Mortgage Loan);

            o     all related unreimbursed Advances and interest on such
                  Advances at the Advance Rate; and

            o     to the extent funds on deposit in any applicable Escrow
                  Accounts are not sufficient therefor, and to the extent not previously advanced by a master servicer, a special servicer or the trustee, all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents and other amounts which were required to be deposited in any Escrow Account (but were not deposited) in respect of the related mortgaged property or REO Property, as the case may be,

      over

            o     90% of the value (net of any prior mortgage liens) of such mortgaged property or REO Property as determined by such
                  appraisal or internal valuation plus the amount of any escrows held by or on behalf of the trustee as security for the
                  mortgage loan (or Serviced Loan Group, as the case may be)
                  (less the estimated amount of obligations anticipated to be payable in the next 12 months to which such escrows relate).

                                     S-215

      With respect to each mortgage loan that is cross-collateralized with any other mortgage loan, the value of each mortgaged property that is security for each mortgage loan in such cross-collateralized group, as well as the outstanding amounts under each such mortgage loan, shall be taken into account when calculating such Appraisal Reduction.

      In the case of a Serviced Loan Group, any Appraisal Reduction will be calculated in respect of the related mortgage loan and the Serviced Companion
Loans and then (i) in the case of the Serviced Companion Loans that are pari passu notes, allocated pro rata between the related mortgage loan and the
Serviced Companion Loans according to their respective principal balances or
(ii) in the case of the Serviced Companion Loans that are subordinate notes, allocated first to the Serviced Companion Loans until reduced to zero and then to the mortgage loan.

      In the case of the Non-Trust Serviced Pari Passu Loan, any Appraisal
Reduction will be calculated in respect of the Non-Trust Serviced Pari Passu
Loan and the Non-Trust Serviced Companion Loan and then allocated pro rata between the Non-Trust Serviced Pari Passu Loan and the Non-Trust Serviced
Companion Loan according to their respective principal balances.

      "ARD Loan" means a mortgage loan that provides for increases in the mortgage rate and/or principal amortization at a date prior to stated maturity, which creates an incentive for the related borrower to prepay such mortgage loan.

      "Assumed Scheduled Payment" means an amount deemed due in respect of:

      o     any Balloon Loan that is delinquent in respect of its Balloon
            Payment beyond the first Determination Date that follows its original stated maturity date; or

      o     any mortgage loan as to which the related mortgaged property has become an REO Property.

      The Assumed Scheduled Payment deemed due on any such Balloon Loan on its original stated maturity date and on each successive Due Date that such Balloon
Loan remains or is deemed to remain outstanding will equal the Scheduled Payment that would have been due on such date if the related Balloon Payment had not come due, but rather such mortgage loan had continued to amortize in accordance with its amortization schedule in effect immediately prior to maturity. With respect to any mortgage loan as to which the related mortgaged property has become an REO Property, the Assumed Scheduled Payment deemed due on each Due
Date for so long as the REO Property remains part of the trust, equals the
Scheduled Payment (or Assumed Scheduled Payment) due on the last Due Date prior to the acquisition of such REO Property.

      "Authenticating Agent" means the paying agent, in its capacity as the
Authenticating Agent.

      "Available Distribution Amount" means in general, for any Distribution
Date, an amount equal to the aggregate of the following amounts with respect to the mortgage loans:

      (1)   all amounts on deposit in the Distribution Account as of the commencement of business on such Distribution Date that represent payments and other collections on or in respect of the mortgage loans and any REO Properties that were received by a master servicer or a special servicer through the end of the related Collection
            Period, exclusive of any portion thereof that represents one or more of the following:

            o     Scheduled Payments collected but due on a Due Date subsequent to the related Collection Period;

            o     Prepayment Premiums or Yield Maintenance Charges (which are separately distributable on the Certificates as described in this prospectus supplement);

            o     amounts that are payable or reimbursable to any person other than the Certificateholders (including, among other things, amounts payable to the master servicers, the special
                  servicers, the Primary Servicers, the trustee and the paying agent as compensation or in reimbursement of outstanding
                  Advances, expenses or indemnities);

                                     S-216

            o     amounts deposited in the Distribution Account in error;

            o     if such Distribution Date occurs during January, other than a leap year, or February of any year (unless the related
                  Distribution Date is the final Distribution Date), the
                  Interest Reserve Amounts with respect to the Interest Reserve
                  Loans to be deposited into the Interest Reserve Account; and

            o     any portion of such amounts payable to the holder of the
                  Serviced Companion Loans;

      (2)   to the extent not already included in clause (1), any Compensating
            Interest Payments paid with respect to such Distribution Date; and

      (3)   if such Distribution Date occurs during March of any year (or
            February, if the related Distribution Date is the final Distribution
            Date), the aggregate of the Interest Reserve Amounts then on deposit in each Interest Reserve Account in respect of each Interest Reserve
            Loan.

      In addition, (i) in the case of the mortgage loans that permit voluntary
Principal Prepayment on any day of the month without the payment of a full month's interest, the applicable master servicer will be required to remit to the Distribution Account on any Master Servicer Remittance Date for a Collection
Period any Principal Prepayments received after the end of such Collection
Period but no later than the first business day immediately preceding such
Master Servicer Remittance Date (provided that the applicable master servicer has received such payments from the applicable primary servicer, if any), and
(ii) in the case of the mortgage loans for which a Scheduled Payment (including any Balloon Payment) is due in a month on a Due Date (including any grace period) that is scheduled to occur after the Determination Date in such month, the applicable master servicer will be required to remit to the Distribution
Account on the Master Servicer Remittance Date occurring in such month any such
Scheduled Payment (net of the Master Servicing Fee and Primary Servicing Fee,
and including any Balloon Payment) that is received no later than the date that is one business day immediately preceding such Master Servicer Remittance Date
(provided that the applicable master servicer has received such payments from the applicable primary servicer, if any). Amounts remitted to the Distribution
Account on a Master Servicer Remittance Date as described above in the paragraph will, in general, also be part of the Available Distribution Amount for the
Distribution Date occurring in the applicable month.

      "B Note" means a subordinate note secured by the same Mortgaged Property as the related mortgage loan, irrespective of any designation used therefor in the related Co-Lender Agreement, such as B note, C note, D note or any other terms that are similar thereto.

      "Balloon Loans" means mortgage loans (or Serviced Loan Group, as the case may be) that provide for Scheduled Payments based on amortization schedules significantly longer than their terms to maturity or Anticipated Repayment Date, and that are expected to have remaining principal balances equal to or greater than 5% of the original principal balance of those mortgage loans as of their respective stated maturity date or anticipated to be paid on their Anticipated
Repayment Dates, as the case may be, unless prepaid prior thereto.

      "Balloon LTV" - See "Balloon LTV Ratio."

      "Balloon LTV Ratio" or "Balloon LTV" means the ratio, expressed as a percentage, of the principal balance of a Balloon Loan anticipated to be outstanding on the date on which the related Balloon Payment is scheduled to be due or, in the case of an ARD Loan, the principal balance on its related
Anticipated Repayment Date to the value of the related mortgaged property or properties as of the Cut-off Date determined as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

      "Balloon Payment" means, with respect to a Balloon Loan, the principal payments and scheduled interest due and payable on the relevant maturity dates.

      "Banking Day" means any day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency) in
London, England.

      "Base Interest Fraction" means, with respect to any principal prepayment of any mortgage loan that provides for payment of a Prepayment Premium or Yield
Maintenance Charge, and with respect to any Class of Certificates

                                     S-217

(except for the Floating Rate Certificates) and the Floating Rate Regular
Interests, a fraction (A) whose numerator is the greater of (x) zero and (y) the difference between (i) the Pass-Through Rate on that Class of Certificates or
Floating Rate Regular Interest, and (ii) the Discount Rate and (B) whose denominator is the difference between (i) the mortgage rate on the related mortgage loan and (ii) the Discount Rate; provided, however, that under no circumstances will the Base Interest Fraction be greater than 1. If the Discount
Rate referred to above is greater than or equal to the mortgage rate on the related mortgage loan, then the Base Interest Fraction will equal zero;
provided, however, that if the Discount Rate referred to above is greater than or equal to the mortgage rate on the related mortgage loan, but is less than the
Pass-Through Rate on that Class of Certificates, then the Base Interest Fraction shall be equal to 1.0.

      "Certificate Account" means one or more separate accounts established and maintained by a master servicer, any Primary Servicer or any sub-servicer on behalf of a master servicer, pursuant to the Pooling and Servicing Agreement.

      "Certificate Balance" will equal the then maximum amount that the holder of each Principal Balance Certificate will be entitled to receive in respect of principal out of future cash flow on the mortgage loans and other assets included in the trust.

      "Certificate Owner" means a person acquiring an interest in an offered certificate.

      "Certificate Registrar" means the paying agent, in its capacity as the
Certificate Registrar.

      "Certificateholder" or "Holder" means an investor certificateholder, a person in whose name a certificate is registered by the Certificate Registrar or a person in whose name ownership of an uncertificated certificate is recorded in the books and records of the Certificate Registrar.

      "Certificates" has the meaning described under "Description of the Offered
Certificates--General" in this prospectus supplement.

      "Class" means the designation applied to the Offered Certificates, the
Class A-2FL, Class A-4FL, Class A-MFL and Class A-JFL Regular Interests and the
private certificates, pursuant to this prospectus supplement.

      "Class A Senior Certificates" means the Class A-1 Certificates, the Class
A-1A Certificates, the Class A-2 Certificates, the Class A-4FL Certificates, the
Class A-3 Certificates, the Class A-4 Certificates and the Class A-2FL
Certificates.

      "Class A-2FL Available Funds" means, with respect to any Distribution
Date, (i) the sum of all previously undistributed payments or other receipts on account of principal and interest and other sums on or in respect of the Class
A-2FL Regular Interest received by the paying agent after the Cut-off Date and on or prior to such Distribution Date plus (ii) the sum of all previously undistributed amounts received from the Swap Counterparty in respect of the
Class A-2FL Regular Interest pursuant to the applicable Swap Contract, but excluding the following: (a) all amounts of Prepayment Premiums and Yield
Maintenance Charges allocated to the Class A-2FL Regular Interest for so long as the applicable Swap Contract remains in place; and (b) all regularly scheduled interest payments required to be paid to the Swap Counterparty in respect of the
Class A-2FL Regular Interest pursuant to the applicable Swap Contract.

      "Class A-2FL Interest Distribution Amount" means with respect to any
Distribution Date, the sum of (i) for so long as the applicable Swap Contract is in effect and there exists no continuing payment default under the applicable
Swap Contract, the aggregate amount of interest received by the Paying Agent from the Swap Counterparty in respect of the Class A-2FL Regular Interest pursuant to the terms of the applicable Swap Contract during the related
Interest Accrual Period and (ii) amounts in respect of interest (including reimbursement of any interest shortfalls) received on the Class A-2FL Regular
Interest not required to be paid to the Swap Counterparty (which will arise due to the netting provisions of the applicable Swap Contract or upon the termination or expiration of the applicable Swap Contract). If the Swap
Counterparty defaults on its obligation to pay such interest to the Paying
Agent, or if a Swap Default occurs and is continuing, the Class A-2FL Interest
Distribution Amount will equal the Distributable Certificate Interest Amount in respect of the Class A-2FL Regular Interest.

                                     S-218

      "Class A-2FL Principal Distribution Amount" means, with respect to any
Distribution Date, an amount equal to the aggregate amount of the principal payments made on the Class A-2FL Regular Interest on such Distribution Date.

      "Class A-2FL Regular Interest" means an interest issued as an uncertificated regular interest in REMIC III represented by the Class A-2FL
Certificates.

      "Class A-4FL Available Funds" means, with respect to any Distribution
Date, (i) the sum of all previously undistributed payments or other receipts on account of principal and interest and other sums on or in respect of the Class
A-4FL Regular Interest received by the paying agent after the Cut-off Date and on or prior to such Distribution Date plus (ii) the sum of all previously undistributed amounts received from the Swap Counterparty in respect of the
Class A-4FL Regular Interest pursuant to the applicable Swap Contract, but excluding the following: (a) all amounts of Prepayment Premiums and Yield
Maintenance Charges allocated to the Class A-4FL Regular Interest for so long as the applicable Swap Contract remains in place; and (b) all regularly scheduled interest payments required to be paid to the Swap Counterparty in respect of the
Class A-4FL Regular Interest pursuant to the applicable Swap Contract.

      "Class A-4FL Interest Distribution Amount" means with respect to any
Distribution Date, the sum of (i) for so long as the applicable Swap Contract is in effect and there exists no continuing payment default under the applicable
Swap Contract, the aggregate amount of interest received by the Paying Agent from the Swap Counterparty in respect of the Class A-4FL Regular Interest pursuant to the terms of the applicable Swap Contract during the related
Interest Accrual Period and (ii) amounts in respect of interest (including reimbursement of any interest shortfalls) received on the Class A-4FL Regular
Interest not required to be paid to the Swap Counterparty (which will arise due to the netting provisions of the applicable Swap Contract or upon the termination or expiration of the applicable Swap Contract). If the Swap
Counterparty defaults on its obligation to pay such interest to the Paying
Agent, or if a Swap Default occurs and is continuing, the Class A-4FL Interest
Distribution Amount will equal the Distributable Certificate Interest Amount in respect of the Class A-4FL Regular Interest.

      "Class A-4FL Principal Distribution Amount" means, with respect to any
Distribution Date, an amount equal to the aggregate amount of the principal payments made on the Class A-4FL Regular Interest on such Distribution Date.

      "Class A-4FL Regular Interest" means an interest issued as an uncertificated regular interest in REMIC III represented by the Class A-4FL
Certificates.

      "Class A-JFL Available Funds" means, with respect to any Distribution
Date, (i) the sum of all previously undistributed payments or other receipts on account of principal and interest and other sums on or in respect of the Class
A-JFL Regular Interest received by the paying agent after the Cut-off Date and on or prior to such Distribution Date plus (ii) the sum of all previously undistributed amounts received from the Swap Counterparty in respect of the
Class A-JFL Regular Interest pursuant to the applicable Swap Contract, but excluding the following: (a) all amounts of Prepayment Premiums and Yield
Maintenance Charges allocated to the Class A-JFL Regular Interest for so long as the applicable Swap Contract remains in place; and (b) all regularly scheduled interest payments required to be paid to the Swap Counterparty in respect of the
Class A-JFL Regular Interest pursuant to the applicable Swap Contract.

      "Class A-JFL Interest Distribution Amount" means with respect to any
Distribution Date, the sum of (i) for so long as the applicable Swap Contract is in effect and there exists no continuing payment default under the applicable
Swap Contract, the aggregate amount of interest received by the Paying Agent from the Swap Counterparty in respect of the Class A-JFL Regular Interest pursuant to the terms of the applicable Swap Contract during the related
Interest Accrual Period and (ii) amounts in respect of interest (including reimbursement of any interest shortfalls) received on the Class A-JFL Regular
Interest not required to be paid to the Swap Counterparty (which will arise due to the netting provisions of the applicable Swap Contract or upon the termination or expiration of the applicable Swap Contract). If the Swap
Counterparty defaults on its obligation to pay such interest to the Paying
Agent, or if a Swap Default occurs and is continuing, the Class A-JFL Interest
Distribution Amount will equal the Distributable Certificate Interest Amount in respect of the Class A-JFL Regular Interest.

                                     S-219

      "Class A-JFL Principal Distribution Amount" means, with respect to any
Distribution Date, an amount equal to the aggregate amount of the principal payments made on the Class A-JFL Regular Interest on such Distribution Date.

      "Class A-JFL Regular Interest" means an interest issued as an uncertificated regular interest in REMIC III represented by the Class A-JFL
Certificates.

      "Class A-MFL Available Funds" means, with respect to any Distribution
Date, (i) the sum of all previously undistributed payments or other receipts on account of principal and interest and other sums on or in respect of the Class
A-MFL Regular Interest received by the paying agent after the Cut-off Date and on or prior to such Distribution Date plus (ii) the sum of all previously undistributed amounts received from the Swap Counterparty in respect of the
Class A-MFL Regular Interest pursuant to the applicable Swap Contract, but excluding the following: (a) all amounts of Prepayment Premiums and Yield
Maintenance Charges allocated to the Class A-MFL Regular Interest for so long as the applicable Swap Contract remains in place; and (b) all regularly scheduled interest payments required to be paid to the Swap Counterparty in respect of the
Class A-MFL Regular Interest pursuant to the applicable Swap Contract.

      "Class A-MFL Interest Distribution Amount" means with respect to any
Distribution Date, the sum of (i) for so long as the Swap Contract is in effect and there exists no continuing payment default under the applicable Swap
Contract, the aggregate amount of interest received by the Paying Agent from the
Swap Counterparty in respect of the Class A-MFL Regular Interest pursuant to the terms of the applicable Swap Contract during the related Interest Accrual Period and (ii) amounts in respect of interest (including reimbursement of any interest shortfalls) received on the Class A-MFL Regular Interest not required to be paid to the Swap Counterparty (which will arise due to the netting provisions of the applicable Swap Contract or upon the termination or expiration of the applicable
Swap Contract). If the Swap Counterparty defaults on its obligation to pay such interest to the Paying Agent, or if a Swap Default occurs and is continuing, the
Class A-MFL Interest Distribution Amount will equal the Distributable
Certificate Interest Amount in respect of the Class A-MFL Regular Interest.

      "Class A-MFL Principal Distribution Amount" means, with respect to any
Distribution Date, an amount equal to the aggregate amount of the principal payments made on the Class A-MFL Regular Interest on such Distribution Date.

      "Class A-MFL Regular Interest" means an interest issued as an uncertificated regular interest in REMIC III represented by the Class A-MFL
Certificates.

      "Clearstream Banking" means Clearstream Banking Luxembourg, societe anonyme.

      "Closing Date" means on or about August 23, 2007.

      "Code" means the Internal Revenue Code of 1986, as amended, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form and proposed regulations thereunder, to the extent that, by reason of their proposed effective date, such proposed regulations would apply to the trust.

      "Co-Lender Agreement" means (i) with respect to a Serviced Loan Group, a co-lender agreement or agreement among noteholders between the holders of the related mortgage loan and the Serviced Companion Loans and (ii) with respect to the Non-Trust Serviced Loan Group, a co-lender agreement between the holders of the Non-Trust Serviced Pari Passu Loan and the Non-Trust Serviced Companion
Loan.

      "Collection Period" means, with respect to any Distribution Date, the period beginning with the day after the Determination Date in the month preceding such Distribution Date (or, in the case of the first Distribution
Date, the Cut-off Date) and ending with the Determination Date occurring in the month in which such Distribution Date occurs.

      "Compensating Interest" means, with respect to any Distribution Date and each master servicer, an amount equal to the excess of (A) Prepayment Interest
Shortfalls incurred in respect of the mortgage loans serviced by such master servicer resulting from Principal Prepayments on such mortgage loans (but not including the Serviced

                                     S-220

Companion Loans and the Non-Trust Serviced Loan Group) during the related
Collection Period over (B) Prepayment Interest Excesses incurred in respect of the mortgage loans serviced by such master servicer resulting from Principal
Prepayments on such mortgage loans (but not including the Serviced Companion
Loans and the Non-Trust Serviced Loan Group) during the same Collection Period.
Notwithstanding the foregoing, such Compensating Interest shall not (i) with respect to Principal Prepayments, exceed the portion of the aggregate Master
Servicing Fee accrued at a rate per annum equal to 2 basis points for the related Collection Period calculated in respect of all the mortgage loans serviced by such master servicer, including REO Properties (but not including the Serviced Companion Loans and the Non-Trust Serviced Loan Group), to the
extent that such master servicer applied the subject Principal Prepayments in accordance with the terms of the related mortgage loan documents, or (ii) be required to be paid on any Prepayment Interest Shortfalls incurred in respect of any Specially Serviced Mortgage Loans or defaulted mortgage loans.

      "Compensating Interest Payment" means any payment of Compensating
Interest.

      "Condemnation Proceeds" means any awards resulting from the full or partial condemnation or eminent domain proceedings or any conveyance in lieu or in anticipation thereof with respect to a mortgaged property by or to any governmental, quasi-governmental authority or private entity with condemnation powers other than amounts to be applied to the restoration, preservation or repair of such mortgaged property or released to the related borrower in accordance with the terms of the mortgage loan(or Serviced Loan Group, as the case may be). With respect to the mortgaged properties securing any Serviced
Loan Group, only an allocable portion of such Condemnation Proceeds will be distributable to the Certificateholders. With respect to the mortgaged properties securing the Non-Trust Serviced Pari Passu Loan, the Condemnation
Proceeds will include only the portion of such net proceeds that is payable to the holder of the Non-Trust Serviced Pari Passu Loan pursuant to the 2006-PWR14
Pooling and Servicing Agreement.

      "Constant Prepayment Rate" or "CPR" means a rate that represents an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the mortgage loans underlying the Certificates.

      "Controlling Class" means the most subordinate Class of Subordinate
Certificates outstanding at any time of determination; provided, however, that if the aggregate Certificate Balance of such Class of Certificates is less than
25% of the initial aggregate Certificate Balance of such Class as of the Closing
Date, the Controlling Class will be the next most subordinate Class of
Certificates.

      "CPR" - See "Constant Prepayment Rate" above.

      "Custodian" means the trustee, in its capacity as the custodian under the pooling and servicing agreement.

      "Cut-off Date" means August 1, 2007. For purposes of the information contained in this prospectus supplement (including the appendices to this prospectus supplement), scheduled payments due in August 2007 with respect to mortgage loans not having payment dates on the first of each month have been deemed received on August 1, 2007, not the actual day which such scheduled payments are due. All references to the "cut-off date" with respect to any mortgage loan characteristics (including any numerical or statistical information) contained in this prospectus supplement are based on an assumption that all scheduled payments will be made on the respective due date and that no unscheduled prepayments are made.

      "Cut-off Date Balance" means, with respect to any mortgage loan, such mortgage loan's principal balance outstanding as of its Cut-off Date, after application of all payments of principal due on or before such date, whether or not received, determined as described under "Description of the Mortgage
Pool--Additional Mortgage Loan Information" in this prospectus supplement and assuming no unscheduled prepayment is made. For purposes of those mortgage loans that have a due date on a date other than the first of the month, we have assumed that monthly payments on such mortgage loans are due on the first of the month for purposes of determining their Cut-off Date Balances.

                                     S-221

      "Cut-off Date Loan-to-Value" or "Cut-off Date LTV" means a ratio, expressed as a percentage, of the Cut-off Date Balance of a mortgage loan to the value of the related mortgaged property or properties determined as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information"
in this prospectus supplement. With respect to any mortgage loan that is part of a cross-collateralized group of mortgage loans, the "Cut-off Date Loan-to-Value"
or "Cut-off Date LTV" means a ratio, expressed as a percentage, the numerator of which is the Cut-off Date Balance of all the mortgage loans in the cross-collateralized group and the denominator of which is the aggregate of the value of the related mortgaged properties determined as described under
"Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement, related to the cross-collateralized group.

      "Cut-off Date LTV" - See "Cut-off Date Loan-to-Value."

      "Debt Service Coverage Ratio" or "DSCR" means the ratio of Underwritable
Cash Flow estimated to be produced by the related mortgaged property or properties to the annualized amount of debt service payable under that mortgage loan. With respect to any mortgage loan that is part of a cross-collateralized group of mortgage loans, the "Debt Service Coverage Ratio" or "DSCR" is the ratio of Underwritable Cash Flow calculated for the mortgaged properties related to the cross-collateralized group to the annualized amount of debt service payable for all of the mortgage loans in the cross-collateralized group.

      "Depositor" means Morgan Stanley Capital I Inc.

      "Determination Date" means, with respect to any Distribution Date and any of the mortgage loans, the 7th day of the month in which such Distribution Date occurs or, if such day is not a business day, the next succeeding business day.

      "Discount Rate" means, for the purposes of the distribution of Prepayment
Premiums or Yield Maintenance Charges, the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually.

      "Distributable Certificate Interest Amount" means, in respect of any Class of REMIC Regular Certificates or Floating Rate Regular Interest for any
Distribution Date, the sum of:

      (a)   Accrued Certificate Interest in respect of such Class of
            Certificates or Floating Rate Regular Interest, as applicable, for such Distribution Date, reduced (to not less than zero) by:

            (i)   any Net Aggregate Prepayment Interest Shortfalls allocated to such Class; and

            (ii)  Realized Losses and Expense Losses, in each case specifically allocated with respect to such Distribution Date to reduce the
                  Distributable Certificate Interest Amount payable in respect of such Class in accordance with the terms of the Pooling and
                  Servicing Agreement; and

      (b)   the portion of the Distributable Certificate Interest Amount for such Class remaining unpaid as of the close of business on the preceding Distribution Date; and

      (c)   if the aggregate Certificate Balance is reduced because amounts in the Certificate Account allocable to principal have been used to reimburse a nonrecoverable Advance, and there is a subsequent recovery of amounts on the applicable mortgage loans, then interest at the applicable pass-through rate that would have accrued and been distributable with respect to the amount that the aggregate
            Certificate Balance was so reduced, which interest shall accrue from the date that the Certificate Balance was so reduced through the end of the Interest Accrual Period related to the Distribution Date on which such amounts are subsequently recovered.

      "Distribution Account" means the distribution account maintained by the paying agent, in accordance with the Pooling and Servicing Agreement.

      "Distribution Date" means the fourth business day following the
Determination Date.

                                     S-222

      "Document Defect" means that a mortgage loan document is not delivered as and when required, is not properly executed or is defective on its face.

      "DOL Regulation" means the final regulation, issued by the U.S. Department of Labor, defining the term "plan assets" which provides, generally, that when a
Plan makes an equity investment in another entity, the underlying assets of that entity may be considered plan assets unless exceptions apply (29 C.F.R. Section
2510.3-101).

      "DSCR" - See "Debt Service Coverage Ratio."

      "DTC" means The Depository Trust Company.

      "DTC Systems" means those computer applications, systems, and the like for processing data for DTC.

      "Due Dates" means dates upon which the related Scheduled Payments are first due, without the application of grace periods, under the terms of the related mortgage loans (or Serviced Loan Groups, as the case may be).

      "EPA" means the United States Environmental Protection Agency.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

      "Escrow Account" means one or more custodial accounts established and maintained by a master servicer (or a Primary Servicer on its behalf) pursuant to the Pooling and Servicing Agreement.

      "Euroclear" means The Euroclear System.

      "Event of Default" means, with respect to a master servicer under the
Pooling and Servicing Agreement, any one of the following events:

      o     any failure by such master servicer to remit to the paying agent or otherwise make any payment required to be remitted by the master servicer under the terms of the Pooling and Servicing Agreement, including any required Advances, at the times required under the terms of the Pooling and Servicing Agreement, which failure to remit is not cured by 11:00 a.m. on the Distribution Date;

      o     any failure by such master servicer to make a required deposit to the Certificate Account which continues unremedied for 1 business day following the date on which such deposit was first required to be made;

      o     any failure on the part of such master servicer duly to observe or perform in any material respect any other of the duties, covenants or agreements on the part of such master servicer contained in the
            Pooling and Servicing Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to such master servicer by Morgan Stanley Capital I Inc. or the trustee; provided, however, that if such master servicer certifies to the trustee and Morgan Stanley Capital I Inc. that such master servicer is in good faith attempting to remedy such failure, such cure period will be extended to the extent necessary to permit such master servicer to cure such failure; provided, further, that such cure period may not exceed 90 days;

      o     any breach of the representations and warranties of such master servicer in the Pooling and Servicing Agreement that materially and adversely affects the interest of any holder of any Class of
            Certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied shall have been given to such master servicer by Morgan
            Stanley Capital I Inc. or the trustee; provided, however, that if such master servicer certifies to the trustee and Morgan Stanley
            Capital I Inc. that such master servicer is in good faith attempting to remedy such breach, such cure period will be extended to the extent necessary to permit the master servicer to cure such breach;
            provided, further, that such cure period may not exceed 90 days;

      o     a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency,

                                     S-223

            readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against such master servicer and such decree or order shall have remained in force undischarged, undismissed or unstayed for a period of 60 days;

      o     such master servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such master servicer or of or relating to all or substantially all of its property;

      o     such master servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing;

      o     such master servicer ceases to have a master servicer rating of at least "CMS3" from Fitch and is not reinstated to such status within
            30 days, or the trustee receives written notice from Fitch to the effect that the continuation of such master servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by Fitch to any Class of Certificates and citing servicing concerns with such master servicer as the sole or a material factor in such rating action and such notice is rescinded within 30 days; provided that such master servicer will have 60 days after removal due to such default within which it may sell its servicing rights to a party acceptable under the Pooling and Servicing Agreement; or

      o     such master servicer is no longer listed on S&P's Select Servicer
            List as a U.S. Commercial Mortgage Master Servicer and is not
            reinstated to such status within 60 days.

      Under certain circumstances, the failure by a party to the Pooling and
Servicing Agreement or a primary servicing agreement or sub-servicing agreement to perform its duties described under "Description of the Offered
Certificates--Evidence as to Compliance" in this prospectus supplement, or to perform certain other reporting duties imposed on it for purposes of compliance with Regulation AB and the Exchange Act, will constitute an "Event of Default"
that entitles the Depositor or another party to terminate that party. In some circumstances, such an "Event of Default" may be waived by the Depositor in its sole discretion.

      "Excess Interest" means in respect of each ARD Loan that does not repay on its Anticipated Repayment Date, the excess, if any, of the Revised Rate over the
Initial Rate, together with interest thereon at the Revised Rate from the date accrued to the date such interest is payable (generally, after payment in full of the outstanding principal balance of such loan).

      "Excess Interest Sub-account" means an administrative account deemed to be a sub-account of the Distribution Account. The Excess Interest Sub-account will not be an asset of any REMIC created under the Pooling and Servicing Agreement.

      "Excess Liquidation Proceeds" means the excess of (i) proceeds from the sale or liquidation of a mortgage loan or related REO Property, net of expenses and any related Advances and interest thereon over (ii) the amount that would have been received if a prepayment in full had been made with respect to such mortgage loan (or, in the case of an REO Property related to any Serviced Loan
Group, a Principal Prepayment in full had been made with respect to both the mortgage loan and the Serviced Companion Loans) on the date such proceeds were received.

      "Excess Servicing Fee" means a fee payable to the master servicers (if applicable) or Primary Servicers, as applicable, that is included as a component of the Master Servicing Fee and accrues at a rate set forth in the Pooling and
Servicing Agreement, which is assignable and non-terminable.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

      "Exemption" means the individual prohibited transaction exemption granted by the DOL to Morgan Stanley & Co. Incorporated, as amended.

                                     S-224

      "Expense Losses" means, among other things:

      o     any interest paid to the master servicers, the special servicers and the trustee in respect of unreimbursed Advances;

      o     all Special Servicer Compensation paid to the applicable special servicer (to the extent not collected from the related borrower);

      o     other expenses of the trust, including, but not limited to, specified reimbursements and indemnification payments to the trustee, the paying agent and certain related persons, specified reimbursements and indemnification payments to Morgan Stanley
            Capital I Inc., the master servicers, the Primary Servicers or the special servicers and certain related persons, specified taxes payable from the assets of the trust, the costs and expenses of any tax audits with respect to the trust and other tax-related expenses and the cost of various opinions of counsel required to be obtained in connection with the servicing of the mortgage loans and administration of the trust;

      o     any other expense of the trust not specifically included in the calculation of Realized Loss for which there is no corresponding collection from the borrower; and

      o     with respect to the Non-Trust Serviced Pari Passu Loan, without duplication, the pro rata portion of similar items to the foregoing items, as such expenses are incurred by the trust formed pursuant to the 2006-PWR14 Pooling and Servicing Agreement or the parties thereto, to the extent allocable to the Non-Trust Serviced Pari
            Passu Loan.

      "Fitch" means Fitch, Inc.

      "Fixed Interest Distribution" means, with respect to the Master Servicer
Remittance Date prior to each Distribution Date, the amount of interest the trust is obligated to pay or cause to be paid to the Swap Counterparty pursuant to the applicable Swap Contract.

      "Floating Rate Certificate" means any of the Class A-2FL, Class A-4FL,
Class A-MFL and Class A-JFL Certificates.

      "Floating Rate Regular Interest" means any of the Class A-2FL, Class
A-4FL, Class A-MFL and Class A-JFL Regular Interests.

      "401(C) Regulations" means the final regulations issued by the DOL under
Section 401(C) of ERISA clarifying the application of ERISA to "insurance company general accounts."

      "Hazardous Materials" means gasoline, petroleum products, explosives, radioactive materials, polychlorinated biphenyls or related or similar materials, and any other substance or material as may be defined as a hazardous or toxic substance, material or waste by any federal, state or local environmental law, ordinance, rule, regulation or order, including, without limitation, the Comprehensive Environmental Response, Compensation, and
Liability Act of 1980, as amended (42 U.S.C. ss.ss. 9601 et seq.), the Hazardous
Materials Transportation Act, as amended (49 U.S.C. ss.ss. 1801, et seq.), the
Resource Conservation and Recovery Act, as amended (42 U.S.C. ss.ss. 6901 et seq.), the Federal Water Pollution Control Act, as amended (33 U.S.C. ss.ss.
1251 et seq.), the Clean Air Act, as amended (42 U.S.C. ss.ss. 7401 et seq.), and any regulations promulgated pursuant thereto.

      "Initial Loan Group 1 Balance" means the aggregate Cut-off Date Balance of the mortgage loans in Loan Group 1, or $1,774,867,574.

      "Initial Loan Group 2 Balance" means the aggregate Cut-off Date Balance of the mortgage loans in Loan Group 2, or $278,738,088.

      "Initial Pool Balance" means the aggregate Cut-off Date Balance of
$2,053,605,662.

                                     S-225

      "Initial Rate" means, with respect to any mortgage loan, the mortgage rate in effect as of the Cut-off Date for such mortgage loan, as may be modified
(without including any excess amount applicable solely because of the occurrence of an Anticipated Repayment Date).

      "Insurance Proceeds" means all amounts paid by an insurer under any insurance policy in connection with a mortgage loan, excluding any amounts required to be paid to the related borrower or used to restore the related mortgaged property. With respect to the mortgaged property or properties securing any Serviced Loan Group, only an allocable portion of such Insurance
Proceeds will be distributable to the Certificateholders. With respect to a mortgaged property securing the Non-Trust Serviced Loan Group, the Insurance
Proceeds will include only the portion of such net proceeds that is payable to the holder of the Non-Trust Serviced Pari Passu Loan pursuant to the 2006-PWR14
Pooling and Servicing Agreement.

      "Interest Accrual Period" means, with respect to each Distribution Date,
(i) for each class of REMIC Regular Certificates and for the Class A-2FL, Class
A-4FL, Class A-MFL or Class A-JFL Regular Interest, the calendar month immediately preceding the month in which such Distribution Date occurs and (ii)
for the Class A-2FL, Class A-4FL, Class A-MFL and Class A-JFL Certificates,
unless and until the floating rate of interest of each such class converts to one of a fixed rate or a rate equal to, based on or subject to the weighted average net mortgage rate, as applicable, the period from (and including) the prior Distribution Date (or the Closing Date, in the case of the first such period) and ending on (and including) the day before the current Distribution
Date.

      "Interest Reserve Account" means an account that the Paying Agent has established and will maintain for the benefit of the holders of the
Certificates.

      "Interest Reserve Amount" means all amounts deposited in each Interest
Reserve Account with respect to Scheduled Payments due in any applicable January and February.

      "Interest Reserve Loan" - See "Non-30/360 Loan" below.

      "Interest Reset Date" means the day that is two Banking Days prior to the start of the related Interest Accrual Period.

      "Interested Party" means the special servicers, the master servicers,
Morgan Stanley Capital I Inc., the holder of any related junior indebtedness, the Operating Adviser, a holder of 50% or more of the Controlling Class, any independent contractor engaged by a master servicer or a special servicer pursuant to the Pooling and Servicing Agreement or any person actually known to a responsible officer of the trustee to be an affiliate of any of them.

      "LIBOR" or "one-month LIBOR" means with respect to each Interest Accrual
Period, the per annum rate for deposits in U.S. dollars for a period of one month, which appears on the Telerate Page 3750 as the "London Interbank Offering
Rate" as of 11:00 a.m., London time, on the Interest Reset Date. If such rate does not appear on said Telerate Page 3750, LIBOR shall be the arithmetic mean of the offered quotations obtained by the Swap Counterparty from the principal
London office of four major banks in the London interbank market selected by the
Swap Counterparty in its sole discretion (each, a "Reference Bank") for rates at which deposits in U.S. dollars are offered to prime banks in the London interbank market for a period of one month in an amount that is representative for a single transaction in the relevant market at the relevant time as of approximately 11:00 a.m., London time, on the Interest Reset Date. If fewer than two Reference Banks provide the Swap Counterparty with such quotations, LIBOR shall be the rate per annum which the Swap Counterparty determines to be the arithmetic mean of the rates quoted by major banks in New York City, New York selected by the Swap Counterparty at approximately 11:00 a.m. New York City time on the first day of such Interest Accrual Period for loans in U.S. dollars to leading European banks for a period of one month in an amount that is representative for a single transaction in the relevant market at the relevant time. LIBOR for the initial Interest Accrual Period will be determined two (2)
Banking Days before the Closing Date, provided that for the initial Interest
Accrual Period LIBOR shall be an interpolated rate based on two-week and one-month LIBOR to reflect the shorter initial Interest Accrual Period, as set forth in the Swap Contracts.

      "Liquidation Fee" means, generally, 1.00% of the related Liquidation
Proceeds received in connection with a full or partial liquidation of a
Specially Serviced Mortgage Loan or related REO Property and/or any Condemnation
Proceeds or Insurance Proceeds received by the trust (except in the case of a final disposition consisting of the

                                     S-226

repurchase of a mortgage loan or REO Property by a mortgage loan seller due to a
Material Breach or a Material Document Defect); provided, however, that (A) in the case of a final disposition consisting of the repurchase of a mortgage loan or REO Property by a mortgage loan seller due to a breach of a representation and warranty or document defect, such fee will only be paid by such mortgage loan seller and due to the applicable special servicer if repurchased after the date that is 180 days or more after the applicable mortgage loan seller receives notice of the breach causing the repurchase and (B) in the case of a repurchase of a mortgage loan by any subordinate or mezzanine lender, such fee will only be due to the applicable special servicer if repurchased 60 days after a master servicer, special servicer or trustee receives notice of the default causing the repurchase and payment is not prohibited by the applicable co-lender or intercreditor agreement.

      "Liquidation Proceeds" means proceeds from the sale or liquidation of a mortgage loan or related REO Property, net of expenses (or, with respect to a mortgage loan repurchased by a mortgage loan seller, the Purchase Price of such mortgage loan). With respect to the mortgaged property or properties securing any Serviced Loan Group, only an allocable portion of such Liquidation Proceeds will be distributable to the Certificateholders.

      "Loan Group 1" means that distinct loan group consisting of 113 mortgage loans that are secured by property types other than multifamily properties and manufactured housing communities, representing, in the aggregate, approximately
86.4% of the Initial Pool Balance.

      "Loan Group 2" means that distinct loan group consisting of 20 mortgage loans that are secured by multifamily properties and one mortgage loan that is secured by a manufactured housing community property, representing, in the aggregate, approximately 13.6% of the Initial Pool Balance.

      "Loan Group 1 Principal Distribution Amount" means, for any Distribution
Date, that portion, if any, of the Principal Distribution Amount that is attributable to the mortgage loans included in Loan Group 1.

      "Loan Group Principal Distribution Amount" means the Loan Group 1
Principal Distribution Amount or Loan Group 2 Principal Distribution Amount, as
applicable.

      "Loan Group 2 Principal Distribution Amount" means, for any Distribution
Date, that portion, if any, of the Principal Distribution Amount that is attributable to the mortgage loans included in Loan Group 2.

      "Lockout Period" means the period, if any, during which voluntary principal prepayments are prohibited under a mortgage loan.

      "MAI" means Member of the Appraisal Institute.

      "Master Servicer Remittance Date" means in each month the business day preceding the Distribution Date.

      "Master Servicing Fee" means the monthly amount, which amount is inclusive of the Excess Servicing Fee, based on the Master Servicing Fee Rate, to which the applicable master servicer is entitled in compensation for servicing the mortgage loans for which it is responsible, including REO Mortgage Loans. For the avoidance of doubt, the Master Servicing Fee shall be payable to the applicable master servicer for servicing each Serviced Companion Loans out of payments on such Serviced Companion Loans.

      "Master Servicing Fee Rate" means a rate per annum set forth in the
Pooling and Servicing Agreement which is payable with respect to a mortgage loan in connection with the Master Servicing Fee, and which is part of the
Administrative Cost Rate.

      "Material Breach" means a breach of any of the representations and warranties made by a mortgage loan seller with respect to a mortgage loan that either (a) materially and adversely affects the interests of the holders of the
Certificates in the related mortgage loan or (b) both (i) materially and adversely affects the value of the mortgage loan and (ii) the mortgage loan is a
Specially Serviced Mortgage Loan or Rehabilitated Mortgage Loan.

      "Material Document Defect" means a Document Defect that either (a)
materially and adversely affects the interests of the holders of the
Certificates in the related mortgage loan or (b) both (i) materially and adversely affects the value of the mortgage loan and (ii) the mortgage loan is a
Specially Serviced Mortgage Loan or Rehabilitated Mortgage Loan.

                                     S-227

      "Money Term" means, with respect to any mortgage loan(or Serviced Loan
Group, as the case may be), the stated maturity date, mortgage rate, principal balance, amortization term or payment frequency thereof or any provision thereof requiring the payment of a Prepayment Premium or Yield Maintenance Charge (but
does not include late fee or default interest provisions).

      "Moody's" means Moody's Investors Service, Inc.

      "Mortgage File" means the following documents, among others:

      o     the original mortgage note (or lost note affidavit and indemnity), endorsed (without recourse) in blank or to the order of the trustee;

      o     the original or a copy of the related mortgage(s), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office);

      o     the original or a copy of any related assignment(s) of rents and leases (if any such item is a document separate from the mortgage), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon
            (unless such document(s) have not been returned by the applicable recorder's office);

      o     an assignment of each related mortgage in blank or in favor of the trustee, in recordable form;

      o     an assignment of any related assignment(s) of rents and leases (if any such item is a document separate from the mortgage) in blank or in favor of the trustee, in recordable form;

      o     an original or copy of the related lender's title insurance policy
            (or, if a title insurance policy has not yet been issued, a binder, commitment for title insurance or a preliminary title report or an agreement to provide any of the foregoing pursuant to binding escrow instructions executed by the title company or its authorized agent);

      o     when relevant, the related ground lease or a copy thereof;

      o     when relevant, copies of any loan agreements, lockbox agreements, intercreditor agreements and Co-Lender Agreements, if any, as well as copies of the notes evidencing the Serviced Companion Loans;

      o     when relevant, all letters of credit in favor of the lender and applicable assignments or transfer documents; and

      o     when relevant, with respect to hospitality properties, a copy of any franchise agreement, franchise comfort letter and applicable assignments or transfer documents.

      "Mortgage Loan Purchase Agreement" means each of the agreements entered into between Morgan Stanley Capital I Inc. and the respective mortgage loan seller, as the case may be.

      "Mortgage Pool" means the 134 mortgage loans with an aggregate principal balance as of the Cut-off Date, of approximately $2,053,605,662, which may vary by up to 5%.

      "Net Aggregate Prepayment Interest Shortfall" means, for the related
Distribution Date and each master servicer, the aggregate of all Prepayment
Interest Shortfalls incurred in respect of all (or, where specified, a portion)
of the mortgage loans serviced by such master servicer (including Specially
Serviced Mortgage Loans) during any Collection Period that are neither offset by
Prepayment Interest Excesses collected on such mortgage loans during such
Collection Period nor covered by a Compensating Interest Payment paid by such master servicer and Primary Servicer in respect of such mortgage loans, if applicable.

      "Net Mortgage Rate" means, in general, with respect to any mortgage loan, a per annum rate equal to the related mortgage rate (excluding any default interest or any rate increase occurring after an Anticipated Repayment Date)

                                     S-228

minus the related Administrative Cost Rate; provided that, for purposes of calculating the Pass-Through Rate for each Class of REMIC Regular Certificates or the Class A-2FL, Class A-4FL, Class A-MFL or Class A-JFL Regular Interest
from time to time, the Net Mortgage Rate for any mortgage loan will be calculated without regard to any modification, waiver or amendment of the terms of such mortgage loan subsequent to the Closing Date. In addition, because the
Certificates (other than the Floating Rate Certificates) and the Floating Rate
Regular Interests accrue interest on the basis of a 360-day year consisting of twelve 30-day months, when calculating the Pass-Through Rate for each Class for each Distribution Date, the Net Mortgage Rate on a Non-30/360 Loan will be the annualized rate at which interest would have to accrue on the basis of a 360-day year consisting of twelve 30-day months in order to result in the accrual of the aggregate amount of interest actually accrued (exclusive of default interest or
Excess Interest). However, with respect to each Non-30/360 Loan:

      o     the Net Mortgage Rate that would otherwise be in effect for purposes of the Scheduled Payment due in January of each year (other than a leap year) and February of each year (unless such Distribution Date is the final Distribution Date) will be adjusted to take into account the applicable Interest Reserve Amount; and

      o     the Net Mortgage Rate that would otherwise be in effect for purposes of the Scheduled Payment due in March of each year (commencing in
            2008), or February if the related Distribution Date is the final
            Distribution Date, will be adjusted to take into account the related withdrawal from the Interest Reserve Account for the preceding
            January (if applicable) and February.

      "Net Operating Income" or "NOI" means historical net operating income for a mortgaged property for the annual or other period specified (or ending on the
"NOI Date" specified), and generally consists of revenue derived from the use and operation of the mortgaged property, consisting primarily of rental income
(and in the case of a residential cooperative mortgage loan, assuming that the property was operated as a rental property), less the sum of (a) operating expenses (such as utilities, administrative expenses, management fees and advertising) and (b) fixed expenses, such as insurance, real estate taxes
(except in the case of certain mortgage loans included in the trust, where the related borrowers are exempted from real estate taxes and assessments) and, if applicable, ground lease payments. Net operating income generally does not reflect (i.e. it does not deduct for) capital expenditures, including tenant improvement costs and leasing commissions, interest expenses and non-cash items such as depreciation and amortization.

      "Non-30/360 Loan" or "Interest Reserve Loan" means a mortgage loan that accrues interest other than on the basis of a 360-day year consisting of 12
30-day months.

      "Non-Trust Serviced Companion Loan" means the pari passu note related to the Non-Trust Serviced Pari Passu Loan.

      "Non-Trust Serviced Loan Group" means, collectively, the Non-Trust
Serviced Pari Passu Loan and the Non-Trust Serviced Companion Loan.

      "Non-Trust Serviced Pari Passu Loan" means Mortgage Loan No. 103, The
Tower, which is sold to the trust by the depositor under the pooling and servicing agreement.

      "Notional Amount" has the meaning described under "Description of the
Offered Certificates--Certificate Balances" in this prospectus supplement.

      "Offered Certificates" mean the Class A-1, Class A-1A, Class A-2, Class
A-2FL, Class A-3, Class A-4, Class A-4FL, Class A-M, Class A-MFL, Class A-J and
Class A-JFL Certificates.

      "OID" means original issue discount within the meaning of the Code.

      "Operating Adviser" means that entity appointed by the holders of a majority of the Controlling Class which will have the right to receive notification from, and in specified cases to direct, the applicable special servicer in regard to specified actions. We anticipate that the initial
Operating Adviser will be Centerline REIT Inc., LLC, an affiliate of one of the special servicers.

                                     S-229

      "Option" means the option to purchase from the trust any defaulted mortgage loan, as described under "Servicing of the Mortgage Loans--Sale of
Defaulted Mortgage Loans," in this prospectus supplement.

      "P&I Advance" means the amount of any Scheduled Payments or Assumed
Scheduled Payments (net of the related Master Servicing Fees, Excess Servicing
Fees, Primary Servicing Fees and other servicing fees payable from such
Scheduled Payments or Assumed Scheduled Payments), other than any default interest or Balloon Payment, advanced on the mortgage loans that are delinquent as of the close of business on the related Determination Date.

      In the case of mortgage loans for which a Scheduled Payment is due in a month on a Due Date (including any grace period) that is scheduled to occur after the end of the Collection Period in such month, the master servicer must, unless the Scheduled Payment is received before the end of such Collection
Period, make a P&I Advance in an amount equal to such Scheduled Payment (net of any Master Servicing Fee or Primary Servicing Fee) (or, in the case of a Balloon
Payment, an amount equal to the Assumed Scheduled Payment that would have been deemed due if such Due Date occurred on the Master Servicer Remittance Date), in each case subject to a nonrecoverability determination.

      "PAR" means Prudential Asset Resources, Inc.

      "Pari Passu Loan Servicing Fee Rate" means the servicing fee rate applicable to the Non-Trust Serviced Pari Passu Loan pursuant to the 2006-PWR14
Pooling and Servicing Agreement.

      "Participants" means DTC's participating organizations.

      "Parties in Interest" means persons who have specified relationships to
Plans ("parties in interest" under Section 3(14) of ERISA or "disqualified persons" under Section 4975 of the Code).

      "Pass-Through Rate" means the rate per annum at which any Class of
Certificates (other than the Class EI Certificates and Residual Certificates) or the Class A-2FL, Class A-4FL, Class A-MFL or Class A-JFL Regular Interest
accrues interest.

      "Percentage Interest" will equal, as evidenced by any REMIC Regular
Certificate or Class A-2FL, Class A-4FL, Class A-MFL or Class A-JFL in the Class
to which it belongs, a fraction, expressed as a percentage, the numerator of which is equal to the initial Certificate Balance or Notional Amount, as the case may be, of such certificate as set forth on the face thereof, and the denominator of which is equal to the initial aggregate Certificate Balance or
Notional Amount, as the case may be, of such Class.

      "Permitted Cure Period" means, for the purposes of any Material Document
Defect or Material Breach in respect of any mortgage loan, the 90-day period immediately following the receipt by the related mortgage loan seller of notice of such Material Document Defect or Material Breach, as the case may be.
However, if such Material Document Defect or Material Breach, as the case may be, cannot be corrected or cured in all material respects within such 90-day period and such Document Defect or Material Breach would not cause the mortgage loan to be other than a "qualified mortgage," and the related mortgage loan seller is diligently attempting to effect such correction or cure, then the applicable Permitted Cure Period will be extended for an additional 90 days unless, solely in the case of a Material Document Defect, (x) the mortgage loan is then a Specially Serviced Mortgage Loan and a Servicing Transfer Event has
occurred as a result of a monetary default or as described in the second and fifth bullet points of the definition of Specially Serviced Mortgage Loan and
(y) the Document Defect was identified in a certification delivered to the related mortgage loan seller by the trustee in accordance with the Pooling and
Servicing Agreement.

      "Plans" means (a) employee benefit plans as defined in Section 3(3) of
ERISA that are subject to Title I of ERISA, (b) plans as defined in Section 4975 of the Code that are subject to Section 4975 of the Code, (c) any other retirement plan or employee benefit plan or arrangement subject to applicable federal, state or local law materially similar to the foregoing provisions of
ERISA and the Code, and (d) entities whose underlying assets include plan assets by reason of a plan's investment in such entities.

      "Pooling and Servicing Agreement" means the Pooling and Servicing
Agreement, dated as of August 1, 2007, among Morgan Stanley Capital I Inc., as depositor, Capmark, as master servicer with respect to the mortgage loans,

                                     S-230

other than the mortgage loans sold to the trust by PMCF, Prudential Asset
Resources, Inc., as master servicer with respect to the PMCF mortgage loans,
Centerline Servicing Inc., as special servicer with respect to the mortgage loans other than the Hilton Washington DC mortgage loan, Prudential Asset
Resources, Inc, as special servicer with respect to the Hilton Washington DC mortgage loan, Wells Fargo Bank, N.A., as trustee and custodian, and U.S. Bank
National Association, as paying agent, certificate registrar and authenticating agent.

      "Prepayment Interest Excess" means, in the case of a mortgage loan in which a full or partial Principal Prepayment (including any unscheduled Balloon
Payment) is made during any Collection Period after the Due Date for such mortgage loan, the amount of interest which accrues on the amount of such
Principal Prepayment or unscheduled Balloon Payment allocable to such mortgage loan that exceeds the corresponding amount of interest accruing on the
Certificates. The amount of the Prepayment Interest Excess in any such case will generally equal the interest that accrues on such mortgage loan from such Due
Date to the date such payment was made, net of the amount of any Master
Servicing Fee, the Primary Servicing Fee, the Excess Servicing Fee, the Trustee
Fee in the case of the Non-Trust Serviced Pari Passu Loan, the servicing fee payable in connection therewith pursuant to the 2006-PWR14 Pooling and Servicing
Agreement and if the related mortgage loan is a Specially Serviced Mortgage
Loan, the Special Servicing Fee in each case, to the extent payable out of such collection of interest.

      "Prepayment Interest Shortfall" means a shortfall in the collection of a full month's interest for any Distribution Date and with respect to any mortgage loan as to which the related borrower has made a full or partial Principal
Prepayment (including any unscheduled Balloon Payment) during the related
Collection Period, and the date such payment was made occurred prior to the Due
Date for such mortgage loan in such Collection Period (including any shortfall resulting from such a payment during the grace period relating to such Due
Date). Such a shortfall arises because the amount of interest (net of the Master
Servicing Fee, the Primary Servicing Fee, the Excess Servicing Fee, any
servicing fee payable in connection with the Non-Trust Serviced Pari Passu Loan
(if applicable), the Special Servicing Fee, if the related mortgage loan is a
Specially Serviced Mortgage Loan, and the Trustee Fee) that accrues on the amount of such Principal Prepayment or unscheduled Balloon Payment allocable to such mortgage loan will be less than the corresponding amount of interest accruing on the Certificates, if applicable. In such a case, the Prepayment
Interest Shortfall will generally equal the excess of:

      o     the aggregate amount of interest that would have accrued at the Net
            Mortgage Rate (less the Special Servicing Fee, if the related mortgage loan is a Specially Serviced Mortgage Loan) on the
            Scheduled Principal Balance of such mortgage loan for the 30 days ending on such Due Date if such Principal Prepayment or Balloon
            Payment had not been made, over

      o     the aggregate interest that did so accrue at the Net Mortgage Rate
            (less the Special Servicing Fee, if the related mortgage loan is a
            Specially Serviced Mortgage Loan) through the date such payment was made.

      "Prepayment Premium" means, with respect to any mortgage loan (or any
Serviced Loan Group, as applicable) for any Distribution Date, prepayment premiums and percentage charges, if any, received during the related Collection
Period in connection with Principal Prepayments on such mortgage loan (or
Serviced Loan Group, as applicable). With respect to Prepayment Premiums received in respect of any Serviced Loan Group, "Prepayment Premium" means the amount of such Prepayment Premium allocated to the mortgage loan included in the trust.

      "Primary Servicers" mean Principal Global Investors, LLC, Capstone Realty
Advisors, LLC and Midland Loan Services, Inc., and their respective permitted successors and assigns.

      "Primary Servicing Fee" means the monthly amount, based on the Primary
Servicing Fee Rate, paid as compensation for the primary servicing of the mortgage loans.

      "Primary Servicing Fee Rate" means a per annum rate set forth in the
Pooling and Servicing Agreement, which is payable each month with respect to a mortgage loan in connection with the Primary Servicing Fee and which is part of the Administrative Cost Rate.

      "Principal Balance Certificates" means, upon initial issuance, the Class
A-1, Class A-1A, Class A-2, Class A-2FL, Class A-3, Class A-4, Class A-4FL,
Class A-M, Class A-MFL, Class A-J, Class A-JFL, Class B, Class C, Class D, Class
E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class
O and Class P Certificates.

                                     S-231

      "Principal Distribution Amount" equals, in general, for any Distribution
Date, the aggregate of the following:

      o     the principal portions of all Scheduled Payments (other than the principal portion of Balloon Payments) and any Assumed Scheduled
            Payments to, in each case, the extent received or advanced, as the case may be, in respect of the mortgage loans and any REO mortgage loans for their respective Due Dates occurring during the related
            Collection Period; and

      o     all payments (including Principal Prepayments and the principal portion of Balloon Payments (but not in respect of any Serviced
            Companion Loan or its respective successor REO mortgage loan)) and other collections (including Liquidation Proceeds (other than the portion thereof, if any, constituting Excess Liquidation Proceeds),
            Condemnation Proceeds, Insurance Proceeds and REO Income (each as defined in this prospectus supplement) and proceeds of mortgage loan repurchases) that were received on or in respect of the mortgage loans (but not in respect of any Serviced Companion Loan or its respective successor REO mortgage loan) during the related
            Collection Period and that were identified and applied by a master servicer as recoveries of principal thereof.

      The following amounts shall reduce the Principal Distribution Amount (and, in each case, will be allocated first to the Loan Group Principal Distribution
Amount applicable to the related mortgage loan, and then to the other Loan Group
Principal Distribution Amount) to the extent applicable:

      o     if any Advances previously made in respect of any mortgage loan that becomes the subject of a workout are not fully repaid at the time of that workout, then those Advances (and Advance interest thereon) are reimbursable from amounts allocable to principal on the Mortgage
            Pool during the Collection Period for the related Distribution Date, net of any nonrecoverable Advances then outstanding and reimbursable from such amounts, and the Principal Distribution Amount will be reduced (to not less than zero) by any of those Advances (and
            Advance interest thereon) that are reimbursed from such principal collections during that Collection Period (provided that if any of those amounts that were reimbursed from such principal collections are subsequently recovered on the related mortgage loan, such recoveries will increase the Principal Distribution Amount (and will be allocated first to such other Loan Group Principal Distribution
            Amount, and then to the Loan Group Principal Distribution Amount applicable to the related mortgage loan) for the Distribution Date following the Collection Period in which the subsequent recovery occurs) for the Distribution Date following the Collection Period in which the subsequent recovery occurs); and

      o     if any Advance previously made in respect of any mortgage loan is determined to be nonrecoverable, then that Advance (unless the applicable party entitled to the reimbursement elects to defer all or a portion of the reimbursement as described in this prospectus supplement) will be reimbursable (with Advance interest thereon)
            first from amounts allocable to principal on the Mortgage Pool during the Collection Period for the related distribution date
            (prior to reimbursement from other collections) and the Principal
            Distribution Amount will be reduced (to not less than zero) by any of those Advances (and Advance interest thereon) that are reimbursed from such principal collections on the Mortgage Pool during that
            Collection Period (provided that if any of those amounts that were reimbursed from such principal collections are subsequently recovered (notwithstanding the nonrecoverability determination) on the related mortgage loan, such recovery will increase the Principal
            Distribution Amount (and will be allocated first to such other Loan
            Group Principal Distribution Amount, and then to the Loan Group
            Principal Distribution Amount applicable to the related mortgage loan) for the distribution date following the collection period in which the subsequent recovery occurs) for the distribution date following the Collection Period in which the subsequent recovery occurs).

      "Principal Prepayments" means the payments and collections with respect to principal of the mortgage loans (or Serviced Loan Groups, as the case may be)
that constitute voluntary and involuntary prepayments of principal made prior to their scheduled Due Dates.

      "PTCE" means a DOL Prohibited Transaction Class Exemption.

      "Purchase Price" means that amount at least equal to the unpaid principal balance of such mortgage loan, together with accrued but unpaid interest thereon to but not including the Due Date in the Collection Period in which the purchase occurs and the amount of any expenses related to such mortgage loan, or the related REO Property

                                     S-232

(including, without duplication, any Servicing Advances, Advance Interest related to such mortgage loan and any Special Servicing Fees and Liquidation
Fees paid with respect to the mortgage loan that are reimbursable to the master servicers, the primary servicers, the special servicers or the trustee, plus if such mortgage loan is being repurchased or substituted for by a mortgage loan seller pursuant to the related Mortgage Loan Purchase Agreement, all expenses reasonably incurred or to be incurred by the master servicers, the primary servicers, the special servicers, Morgan Stanley Capital I Inc. or the trustee in respect of the Material Breach or Material Document Defect giving rise to the repurchase or substitution obligation (and that are not otherwise included above)) plus, in connection with a repurchase by a mortgage loan seller, any
Liquidation Fee payable by such mortgage loan seller in accordance with the proviso contained in the definition of "Liquidation Fee."

      "Qualifying Substitute Mortgage Loan" means a mortgage loan having the characteristics required in the Pooling and Servicing Agreement and otherwise satisfying the conditions set forth therein and for which the Rating Agencies have confirmed in writing that such mortgage loan would not result in a withdrawal, downgrade or qualification of the then current ratings on the
Certificates.

      "Rated Final Distribution Date" means the Distribution Date in June 2049.

      "Rating Agencies" means Fitch and S&P.

      "RCE Loan REMIC" means the segregated pool of assets consisting of the mortgage loan identified as Regal Cinema-Eagan (other than the Excess Interest payable thereon) to be elected by the Paying Agent on behalf of the Trust to be treated for federal income tax purposes as a REMIC.

      "Realized Losses" means losses arising from the inability of the trustee, master servicers or the special servicers to collect all amounts due and owing under any defaulted mortgage loan, including by reason of any modifications to the terms of a mortgage loan, bankruptcy of the related borrower or a casualty of any nature at the related mortgaged property, to the extent not covered by insurance. The Realized Loss, if any, in respect of a liquidated mortgage loan or related REO Property, will generally equal the excess, if any, of:

      o     the outstanding principal balance of such mortgage loan as of the date of liquidation, together with all accrued and unpaid interest thereon at the related mortgage rate, over

      o     the aggregate amount of Liquidation Proceeds, if any, recovered in connection with such liquidation, net of any portion of such liquidation proceeds that is payable or reimbursable in respect of related liquidation and other servicing expenses to the extent not already included in Expense Losses.

      If the mortgage rate on any such mortgage loan is reduced or a portion of the debt due under any such mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the applicable special servicer or in connection with a bankruptcy or similar proceeding involving the related borrower, the resulting reduction in interest paid and the principal amount so forgiven, as the case may be, also will be treated as a
Realized Loss. Any reimbursements of Advances determined to be nonrecoverable
(and interest on such Advances) that are made in any Collection Period from collections of principal that would otherwise be included in the Principal
Distribution Amount for the related Distribution Date, will create a deficit (or increase an otherwise-existing deficit) between the aggregate principal balance of the Mortgage Pool and the total principal balance of the Certificates on the succeeding Distribution Date. The related reimbursements and payments made during any Collection Period will therefore result in the allocation of those amounts as Realized Losses (in reverse sequential order in accordance with the loss allocation rules described in this prospectus supplement) to reduce principal balances of the Principal Balance Certificates on the distribution date for that Collection Period.

      "Record Date" means, (i) with respect to each class of offered certificates, other than the Class A-2FL, Class A-4FL, Class A-MFL and Class
A-JFL Certificates, for each Distribution Date, the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs and (ii) with respect to the Class A-2FL, Class A-4FL, Class A-MFL and
Class A-JFL Certificates, the business day immediately preceding the related
Distribution Date.

      "Regulation AB" means Subpart 229.1100 - Asset Backed Securities
(Regulation AB), 17 C.F.R. ss.ss. 229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have

                                     S-233

been provided by the Commission in the adopting release (Asset-Backed
Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506-1,631 (Jan.
7, 2005)) or by the staff of the Commission, or as may be provided by the
Commission or its staff from time to time.

      "Rehabilitated Mortgage Loan" means a Specially Serviced Mortgage Loan for which (a) 3 consecutive Scheduled Payments have been made (in the case of any such mortgage loan (or Serviced Loan Group, as the case may be) that was modified, based on the modified terms), (b) no other Servicing Transfer Event has occurred and is continuing (or with respect to determining whether any mortgage loan as to which an Appraisal Event has occurred is a Rehabilitated
Mortgage Loan, no other Appraisal Event has occurred) and (c) the trust has been reimbursed for all costs incurred as a result of the occurrence of the Servicing
Transfer Event, such amounts have been forgiven or the related borrower has agreed to reimburse such costs or, if such costs represent certain Advances, is obligated to repay such Advances, as more particularly set forth in the Pooling and Servicing Agreement. No portion of a Serviced Loan Group will constitute a
Rehabilitated Mortgage Loan unless the other portion of the related Serviced
Loan Group also constitutes a Rehabilitated Mortgage Loan.

      "REMIC Regular Certificates" means the Senior Certificates (other than the
Class A-2FL and Class A-4FL Certificates) and the Subordinate Certificates
(other than the Class A-MFL and Class A-JFL Certificates).

      "REO Income" means the income received in connection with the operation of an REO Property, net of certain expenses specified in the Pooling and Servicing
Agreement. With respect to any Serviced Loan Group, only an allocable portion of such REO Income will be distributable to the Certificateholders. With respect to the Non-Trust Serviced Loan Group (if the 2006-PWR14 Special Servicer has
foreclosed upon the mortgaged properties securing the Non-Trust Serviced Pari
Passu Loan), the REO Income includes only the portion of such net income that is paid to the holder of the Non-Trust Serviced Pari Passu Loan pursuant to the
2006-PWR14 Pooling and Servicing Agreement.

      "REO Mortgage Loan" means any defaulted mortgage loan as to which the related mortgaged property is REO Property.

      "REO Property" means any mortgaged property (or in the case of the
Non-Trust Serviced Pari Passu Loan, a beneficial interest in such mortgaged property) acquired on behalf of the Certificateholders in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise.

      "REO Tax" means a tax on "net income from foreclosure property" within the meaning of the REMIC provisions of the Code.

      "Reserve Account" means an account in the name of the paying agent for the deposit of any Excess Liquidation Proceeds.

      "Residual Certificates" means the Class R-I Certificates, the Class R-II
Certificates and the Class R-III Certificates.

      "Revised Rate" means, with respect to any mortgage loan, a fixed rate per annum equal to the Initial Rate plus a specified percentage.

      "S&P" means Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc.

      "Scheduled Payment" means, in general, for any mortgage loan (or Serviced
Loan Group, as the case may be) on any Due Date, the amount of the scheduled payment of principal and interest, or interest only, due thereon on such date, taking into account any waiver, modification or amendment of the terms of such mortgage loan (or Serviced Loan Group, as the case may be) subsequent to the
Closing Date, whether agreed to by the applicable special servicer or occurring in connection with a bankruptcy proceeding involving the related borrower.

      "Scheduled Principal Balance" of any mortgage loan (or Serviced Loan
Group, as the case may be) or REO Mortgage Loan on any Distribution Date will generally equal the Cut-off Date Balance, as defined above (less any principal amortization occurring on or prior to the Cut-off Date), thereof, reduced, to not less than zero, by:

                                     S-234

      o     any payments or other collections of principal, or Advances in lieu thereof, on such mortgage loan that have been collected or received during any preceding Collection Period, other than any Scheduled
            Payments due in any subsequent Collection Period; and

      o     the principal portion of any Realized Loss incurred in respect of such mortgage loan during any preceding Collection Period.

      "Senior Certificates" means the Class A Senior Certificates and the Class
X Certificates.

      "Serviced Companion Loan" means any pari passu note or subordinate note other than the mortgage loan that evidences the related Serviced Loan Group.

      "Serviced Loan Group" means, with respect to a mortgage loan that is evidenced by more than one notes, the entire mortgage loan, including the related mortgage loan and the other pari passu notes or subordinate notes.

      "Servicing Advances" means, in general, customary, reasonable and necessary "out-of-pocket" costs and expenses required to be incurred by each master servicer in connection with the servicing of the mortgage loan (or
Serviced Loan Group, as the case may be) for which it is acting as master servicer after a default, whether or not a payment default, delinquency or other unanticipated event, or in connection with the administration of any REO
Property.

      "Servicing Function Participant" means any person, other than the master servicers and the special servicers, that, within the meaning of Item 1122 of
Regulation AB, is performing activities that address the servicing criteria set forth in Item 1122(d) of Regulation AB, unless such person's activities relate only to 5% or less of the mortgage loans based on the principal balance of the mortgage loans or the applicable Master Servicer has assumed responsibility for the servicing activity, as provided for under Regulation AB.

      "Servicing Standard" means the standard by which the master servicers and the special servicers will service and administer the mortgage loans (or
Serviced Loan Group, as applicable) and/or REO Properties that it is obligated to service and administer on behalf of the Trustee in the best interests and for the benefit of the Certificateholders (or, with respect to any Serviced Loan
Group, for the Certificateholders and the holder of the related Serviced
Companion Loans, as a collective whole, but with respect to the Serviced Loan
Groups, taking into account the subordinate nature of the Serviced Companion
Loans that are subordinate notes, if any) (as determined by the applicable master servicer or the applicable special servicer, as applicable, in its good faith and reasonable judgment), in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective subject mortgage loans (or Serviced Loan Groups, as the case may be) and the related
Co-Lender Agreements and, to the extent consistent with the foregoing, further as follows--

      o     with the same care, skill and diligence as is normal and usual in such master servicer's or special servicer's, as applicable, general mortgage servicing activities, and in the case of a special servicer, its REO property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans that are comparable to those which it is obligated to service and administer pursuant to the Pooling and Servicing
            Agreement; and

      o     with a view to the timely collection of all scheduled payments of principal and interest under the serviced mortgage loans (or
            Serviced Loan Group, as the case may be) and, in the case of a special servicer, if a serviced mortgage loan (or Serviced Loan
            Group, as the case may be) comes into and continues in default and if, in the judgment of such special servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery of principal and interest on that mortgage loan (or Serviced Loan Group, as the case may be)
            to the Certificateholders, as a collective whole (or, with respect to any Serviced Loan Group, to the Certificateholders and the holder of the related Serviced Companion Loans, as a collective whole, but taking into account the subordinate nature of any Serviced Companion
            Loan that is a subordinate note, if any), on a net present value basis (the relevant discounting of anticipated collections that will be distributable to the Certificateholders to be performed at the rate determined by such special servicer but in any case not less than (i) the related Net Mortgage Rate in the case of a mortgage loan other than a Serviced Loan Group or (ii) in the case of a
            Serviced Loan Group, the weighted average of the related mortgage loan and the Serviced Companion Loans), but

                                     S-235

      o     without regard to--

            (a)   any relationship that a master servicer or a special servicer, as the case may be, or any affiliate thereof may have with the related borrower,

            (b)   the ownership of any Certificate or any interest in any
                  Serviced Companion Loan or mezzanine loan by a master servicer or a special servicer, as the case may be, or by any affiliate thereof,

            (c)   a master servicer's obligation to make Advances,

            (d)   a special servicer's obligation to request that a master
                  servicer make Servicing Advances,

            (e)   the right of a master servicer (or any affiliate thereof) or a special servicer (or any affiliate thereof), as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation payable to it, or with respect to any
                  particular transaction, or

            (f)   other than with respect to Capmark, any obligation of a master servicer or any of its affiliates (in their capacity as a
                  mortgage loan seller, if applicable) to cure a breach of a representation or warranty or repurchase the mortgage loan.

      "Servicing Transfer Event" means an instance where an event has occurred that has caused a mortgage loan (or Serviced Loan Group, as applicable) to become a Specially Serviced Mortgage Loan.

      "Special Servicer Compensation" means such fees payable to a special servicer, collectively, the Special Servicing Fee, the Workout Fee and the
Liquidation Fee and any other fees payable to a special servicer pursuant to the
Pooling and Servicing Agreement.

      "Special Servicer Event of Default" means, with respect to a special servicer under the Pooling and Servicing Agreement, any one of the following events:

      o     any failure by such special servicer to remit to the paying agent or the applicable master servicer within 1 business day of the date when due any amount required to be so remitted under the terms of the Pooling and Servicing Agreement;

      o     any failure by such special servicer to deposit into any account any amount required to be so deposited or remitted under the terms of the Pooling and Servicing Agreement which failure continues unremedied for 1 business day following the date on which such deposit or remittance was first required to be made;

      o     any failure on the part of such special servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of such special servicer contained in the
            Pooling and Servicing Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to such special servicer by Morgan Stanley Capital I Inc. or the trustee; provided, however, that to the extent that such special servicer certifies to the trustee and Morgan Stanley Capital I Inc.
            that such special servicer is in good faith attempting to remedy such failure and the Certificateholders shall not be materially and adversely affected thereby, such cure period will be extended to the extent necessary to permit such special servicer to cure the failure; provided further, that such cure period may not exceed 90 days;

      o     any breach by such special servicer of the representations and warranties contained in the Pooling and Servicing Agreement that materially and adversely affects the interests of the holders of any
            Class of Certificates and that continues unremedied for a period of
            30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to such special servicer by Morgan Stanley Capital I Inc. or the trustee; provided, however, that to the extent that such special servicer is in good faith attempting to remedy such breach and the Certificateholders shall not be materially and adversely affected thereby, such cure period may be extended to the extent necessary to permit such special servicer to cure such failure; provided, further, that such cure period may not exceed 90 days;

                                     S-236

      o     a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against such special servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

      o     such special servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such special servicer or of or relating to all or substantially all of its property;

      o     such special servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing;

      o     such special servicer ceases to have a special servicer rating of at least "CSS3" from Fitch, or the trustee receives written notice from
            Fitch to the effect that the continuation of such special servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by Fitch to any Class of
            Certificates and citing servicing concerns with such special servicer as the sole or a material factor in such rating action, and such notice is not rescinded within 60 days; or

      o     such special servicer is no longer listed on S&P's Select Servicer
            List as a U.S. Commercial Mortgage Special Servicer and is not
            reinstated to such status within 60 days.

      Under certain circumstances, the failure by a party to the Pooling and
Servicing Agreement to perform its duties described under "Description of the
Offered Certificates--Evidence as to Compliance" in this prospectus supplement, or to perform certain other reporting duties imposed on it for purposes of compliance with Regulation AB and the Exchange Act, will constitute an "Event of
Default" that entitles the Depositor or another party to terminate that party.
In some circumstances, such an "Event of Default" may be waived by the Depositor in its sole discretion.

      "Special Servicing Fee" means an amount equal to, in any month, the applicable portion for that month of a rate equal to 0.25% per annum of the outstanding Scheduled Principal Balance of each Specially Serviced Mortgage
Loan.

      "Specially Serviced Mortgage Loan" means any mortgage loan (or Serviced
Loan Group, as applicable) as to which:

      o     a payment default shall have occurred (i) at its maturity date
            (except, if (a) the borrower is making its regularly scheduled monthly payments, (b) the borrower notifies the applicable master servicer (who shall forward such notice to the applicable special servicer and the Operating Adviser) of its intent to refinance such mortgage loan (or Serviced Loan Group, as the case may be) and is diligently pursuing such refinancing, (c) the borrower delivers a firm commitment to refinance acceptable to the operating adviser on or prior to the maturity date, and (d) such refinancing occurs within 60 days of such default, which 60-day period may be extended to 120 days at the Operating Adviser's discretion) or (ii) if any other payment is more than 60 days past due or has not been made on or before the second Due Date following the date such payment was due;

      o     to the applicable master servicer's or the applicable special servicer's knowledge, the borrower has consented to the appointment of a receiver or conservator in any insolvency or similar proceeding of or relating to such borrower or to all or substantially all of its property, or the borrower has become the subject of a decree or order issued under a bankruptcy, insolvency or similar law and such decree or order shall have remained undischarged, undismissed or unstayed for a period of 30 days;

                                     S-237

      o     the applicable master servicer or the applicable special servicer shall have received notice of the foreclosure or proposed
            foreclosure of any other lien on the mortgaged property;

      o     the applicable master servicer or the applicable special servicer has knowledge of a default (other than a failure by the related borrower to pay principal or interest) which, in the judgment of such master servicer or special servicer, materially and adversely affects the interests of the Certificateholders and which has occurred and remains unremedied for the applicable grace period specified in such mortgage loan (or, if no grace period is specified, 60 days);

      o     the borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors or voluntarily suspends payment of its obligations; or

      o     in the good faith and reasonable judgment (in accordance with the
            Servicing Standard) of the applicable master servicer or the applicable special servicer, (a) a payment default is imminent or is likely to occur within 60 days or (b) any other default is imminent or is likely to occur within 60 days and such default, in the judgment of the master servicer or special servicer, is reasonably likely to materially and adversely affect the interests of the
            Certificateholders or the holders of any related Serviced Companion
            Loan.

      "Sponsor" means each of Prudential Mortgage Capital Funding, LLC,
Principal Commercial Funding II, LLC, Royal Bank of Canada and Morgan Stanley
Mortgage Capital Holdings LLC or any successor thereto.

      "Structuring Assumptions" means the following assumptions:

      o     the mortgage rate on each mortgage loan in effect as of the Closing
            Date remains in effect until maturity or its Anticipated Repayment
            Date, except as otherwise stated in the next succeeding sentence.
            With respect to Mortgage Loan No. 59, 190 Jony Drive, the loan requires interest only payments based on an interest rate of 6.82%
            from August 1, 2007 through July 1, 2011. Beginning August 1, 2011 until the loan is paid in full at the anticipated repayment date of
            July 1, 2017, the loan will require principal and interest payments based on an interest rate of 5.77% and a 30-year amortization;

      o     the initial Certificate Balances and initial Pass-Through Rates of the certificates are as presented in this prospectus supplement;

      o     the closing date for the sale of the Certificates is August 23,
            2007;

      o     distributions on the Certificates are made on the 11th day of each month;

      o     there are no delinquencies, defaults or Realized Losses with respect to the mortgage loans;

      o     Scheduled Payments on the mortgage loans are timely received on the first day of each month;

      o     the trust does not experience any Expense Losses;

      o     no Principal Prepayment on any mortgage loan is made during its
            Lockout Period, if any, or during any period when Principal
            Prepayments on such mortgage loans are required to be accompanied by a Yield Maintenance Charge, and otherwise Principal Prepayments are made on the mortgage loans at the indicated levels of CPR, notwithstanding any limitations in the mortgage loans on partial prepayments;

      o     no Prepayment Interest Shortfalls occur;

      o     no mortgage loan is the subject of a repurchase or substitution by the respective mortgage loan seller and no optional termination of the trust occurs, unless specifically noted;

      o     each ARD Loan pays in full on its Anticipated Repayment Date;

      o     any mortgage loan with the ability to choose defeasance or yield maintenance chooses yield maintenance;

                                     S-238

      o     with respect to Mortgage Loan No. 55, Regal Cinema - Eagan, the loan was modeled with yield maintenance during the first 24 periods following the closing date for the sale of the Certificates, followed by defeasance for the remainder of its term (the subsequent
            115 periods prior to the maturity date); and

      o     no holder of a mezzanine loan exercises its option to purchase any mortgage loan.

      "Subordinate Certificates" means the Class A-M Certificates, the Class
A-MFL Certificates (or, as the context requires, the Class A-MFL Regular
Interest), the Class A-J Certificates, the Class A-JFL Certificates (or, as the
context requires, the Class A-JFL Regular Interest), the Class B Certificates,
the Class C Certificates, the Class D Certificates, the Class E Certificates,
the Class F Certificates, the Class G Certificates, the Class H Certificates,
the Class J Certificates, the Class K Certificates, the Class L Certificates,
the Class M Certificates, the Class N Certificates, the Class O Certificates and
the Class P Certificates.

      "Subordinate Private Certificates" means the Class B Certificates, Class C
Certificates, the Class D Certificates, the Class E Certificates, the Class F
Certificates, the Class G Certificates, the Class H Certificates, the Class J
Certificates, the Class K Certificates, the Class L Certificates, the Class M
Certificates, the Class N Certificates, the Class O Certificates and the Class P
Certificates.

      "Swap Counterparty" means Morgan Stanley Capital Services Inc. or any successor thereto.

      "Treasury Rate" unless otherwise specified in the related mortgage loan documents, is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates
under the heading "U.S. government securities/Treasury constant maturities" for the week ending prior to the date of the relevant principal prepayment, of U.S.
Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date (or Anticipated Repayment Date, if applicable) of the mortgage loan prepaid. If Release H.15 is no longer published, the master servicer for such mortgage loan will select a comparable publication to determine the Treasury Rate.

      "Trustee Fee" means a monthly fee as set forth in the Pooling and
Servicing Agreement to be paid from the Distribution Account to the trustee and the paying agent as compensation for the performance of their duties calculated at a rate that is part of the Administrative Cost Rate.

      "Underwritable Cash Flow" means an estimate of stabilized cash flow available for debt service. In general, it is the estimated stabilized revenue derived from the use and operation of a mortgaged property, consisting primarily of rental income (and in the case of a residential cooperative mortgage loan, assuming that the property was operated as a rental property) less the sum of
(a) estimated stabilized operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising), (b) fixed expenses, such as insurance, real estate taxes (except in the case of certain mortgage loans included in the trust, where the related borrowers are exempted from real estate taxes and assessments) and, if applicable, ground lease payments, and (c) reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritable Cash Flow generally does not reflect interest expenses and non-cash items such as depreciation and amortization.

      Underwritable Cash Flow in the case of any mortgage loan that is secured by a residential cooperative property generally equals projected net operating income at the related mortgaged property, as determined by the appraisal obtained in connection with the origination of that loan, assuming such property was operated as a rental property with rents set at prevailing market rates taking into account the presence of existing rent-controlled or rent-stabilized occupants, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves.

      "Underwriters" means Morgan Stanley & Co. Incorporated, Bear, Stearns &
Co. Inc., Greenwich Capital Markets, Inc. and RBC Capital Markets Corporation.

      "Underwriting Agreement" means that agreement, dated as of August __,
2007, entered into by Morgan Stanley Capital I Inc., Morgan Stanley & Co.
Incorporated, Bear, Stearns & Co. Inc., Greenwich Capital Markets, Inc. and RBC
Capital Markets Corporation.

                                     S-239

      "Unpaid Interest" means, on any Distribution Date with respect to any
Class of Certificates (excluding the Residual Certificates, the Class EI
Certificates and the Class A-2FL, Class A-4FL, Class A-MFL and Class A-JFL
Certificates), and the Class A-2FL, Class A-4FL, Class A-MFL and Class A-JFL
Regular Interests, the portion of Distributable Certificate Interest for such
Class remaining unpaid as of the close of business on the preceding Distribution
Date, plus one month's interest thereon at the applicable Pass-Through Rate.

      "Weighted Average Net Mortgage Rate" means, for any Distribution Date, the weighted average of the Net Mortgage Rates for the mortgage loans (in the case of each mortgage loan that is a Non-30/360 Mortgage Loan, adjusted as described under the definition of Net Mortgage Rate) weighted on the basis of their respective Scheduled Principal Balances as of the close of business on the preceding Distribution Date.

      "Workout Fee" means that fee, payable with respect to any Rehabilitated
Mortgage Loan, equal to 1.00% of the amount of each collection of interest
(other than default interest and Excess Interest) and principal received
(including any Condemnation Proceeds received and applied as a collection of such interest and principal) on such mortgage loan (or Serviced Loan Group, as the case may be) for so long as it remains a Rehabilitated Mortgage Loan.

      "Yield Maintenance Charge" means, with respect to any Distribution Date, the aggregate of all yield maintenance charges, if any, received during the related Collection Period in connection with Principal Prepayments.

      "Yield Maintenance Minimum Amount" means, with respect to a mortgage loan that provides for a Yield Maintenance Charge to be paid in connection with any
Principal Prepayment thereon or other early collection of principal thereof, any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

                                      S-240

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

MORTGAGE LOAN SELLERS

---------------------------------------------------------------------------------------------------------------------------------

                                                                                   PERCENT BY   WEIGHTED     WEIGHTED
                                                                     AGGREGATE      AGGREGATE    AVERAGE      AVERAGE   WEIGHTED
                                                    NUMBER OF     CUT-OFF DATE   CUT-OFF DATE   MORTGAGE    REMAINING    AVERAGE
LOAN SELLER                                    MORTGAGE LOANS      BALANCE ($)    BALANCE (%)   RATE (%)  TERM (MOS.)   DSCR (X)
---------------------------------------------------------------------------------------------------------------------------------

Prudential Mortgage Capital Funding, LLC                   26      749,692,457           36.5      5.854          102       1.35
Principal Commercial Funding II, LLC                       39      423,394,444           20.6      6.048          123       1.32
Royal Bank of Canada                                       34      394,427,182           19.2      5.710          103       1.29
Morgan Stanley Mortgage Capital Holdings LLC               25      391,044,936           19.0      5.993          128       1.70
National City Bank                                         10       95,046,642            4.6      6.183          119       1.29
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                    134   $2,053,605,662          100.0%     5.908%         112       1.40X
=================================================================================================================================

-----------------------------------------------------------------------

                                                   WEIGHTED   WEIGHTED
                                                    AVERAGE    AVERAGE
                                               CUT-OFF DATE    BALLOON
LOAN SELLER                                         LTV (%)    LTV (%)
-----------------------------------------------------------------------

Prudential Mortgage Capital Funding, LLC               71.0       67.3
Principal Commercial Funding II, LLC                   68.6       63.1
Royal Bank of Canada                                   75.4       73.5
Morgan Stanley Mortgage Capital Holdings LLC           67.9       56.9
National City Bank                                     75.2       69.8
-----------------------------------------------------------------------
TOTAL:                                                 71.0%      65.8%
=======================================================================

CUT-OFF DATE BALANCES

---------------------------------------------------------------------------------------------------------------------------------

                                                                                   PERCENT BY   WEIGHTED     WEIGHTED
                                                                     AGGREGATE      AGGREGATE    AVERAGE      AVERAGE   WEIGHTED
                                                    NUMBER OF     CUT-OFF DATE   CUT-OFF DATE   MORTGAGE    REMAINING    AVERAGE
CUT-OFF DATE BALANCE ($)                       MORTGAGE LOANS      BALANCE ($)    BALANCE (%)   RATE (%)  TERM (MOS.)   DSCR (X)
---------------------------------------------------------------------------------------------------------------------------------

<= 2,500,000                                               15       25,852,435            1.3      6.036          140       1.44
2,500,001 - 5,000,000                                      41      140,996,268            6.9      6.006          123       1.39
5,000,001 - 7,500,000                                      12       75,034,932            3.7      5.982          119       1.31
7,500,001 - 10,000,000                                     13      116,947,260            5.7      6.085          127       2.21
10,000,001 - 12,500,000                                    13      139,483,323            6.8      5.809          118       1.24
12,500,001 - 15,000,000                                     9      125,675,112            6.1      6.009          124       1.22
15,000,001 - 17,500,000                                     1       16,803,750            0.8      6.190          119       1.46
17,500,001 - 20,000,000                                     8       95,464,005            4.6      5.738          127       2.15
20,000,001 - 30,000,000                                     5      121,568,000            5.9      5.910          119       1.24
30,000,001 - 40,000,000                                     2       76,452,719            3.7      5.907          118       1.18
40,000,001 - 50,000,000                                     5      188,884,112            9.2      5.942          125       1.23
60,000,001 - 70,000,000                                     2      132,850,556            6.5      5.726           89       1.30
70,000,001 >=                                               8      797,593,189           38.8      5.892          101       1.35
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                    134   $2,053,605,662          100.0%     5.908%         112       1.40X
=================================================================================================================================

-----------------------------------------------------------------------

                                                   WEIGHTED   WEIGHTED
                                                    AVERAGE    AVERAGE
                                               CUT-OFF DATE    BALLOON
CUT-OFF DATE BALANCE ($)                            LTV (%)    LTV (%)
-----------------------------------------------------------------------

<= 2,500,000                                           59.0       40.6
2,500,001 - 5,000,000                                  64.9       52.9
5,000,001 - 7,500,000                                  71.6       64.4
7,500,001 - 10,000,000                                 64.9       54.5
10,000,001 - 12,500,000                                75.5       67.9
12,500,001 - 15,000,000                                73.3       67.1
15,000,001 - 17,500,000                                63.9       63.9
17,500,001 - 20,000,000                                61.0       58.9
20,000,001 - 30,000,000                                76.0       74.7
30,000,001 - 40,000,000                                77.1       68.5
40,000,001 - 50,000,000                                70.9       65.3
60,000,001 - 70,000,000                                77.6       71.7
70,000,001 >=                                          71.0       68.4
-----------------------------------------------------------------------
TOTAL:                                                 71.0%      65.8%
=======================================================================

Minimum: $999,186
Maximum: $250,000,000
Weighted Average: $15,325,415

                                       I-1

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

STATES

---------------------------------------------------------------------------------------------------------------------------------

                                                                                   PERCENT BY   WEIGHTED     WEIGHTED
                                                    NUMBER OF        AGGREGATE      AGGREGATE    AVERAGE      AVERAGE   WEIGHTED
                                                    MORTGAGED     CUT-OFF DATE   CUT-OFF DATE   MORTGAGE    REMAINING    AVERAGE
STATE                                              PROPERTIES      BALANCE ($)    BALANCE (%)   RATE (%)  TERM (MOS.)   DSCR (X)
---------------------------------------------------------------------------------------------------------------------------------

Connecticut                                                 2      253,000,000           12.3      5.654          119       1.05
Texas                                                      14      218,215,017           10.6      6.277          119       1.23
District of Columbia                                        1      215,000,000           10.5      5.779           58       1.80
California                                                 23      183,808,250            9.0      5.796          119       1.28
Georgia                                                     9      116,164,256            5.7      5.834          118       1.35
New York                                                    7      115,479,615            5.6      5.970          137       2.79
Florida                                                    13      107,773,200            5.2      6.071          119       1.23
Ohio                                                       12      102,240,938            5.0      6.168          125       1.25
Indiana                                                     4       75,668,800            3.7      5.771          119       1.26
Tennessee                                                   8       73,630,000            3.6      5.678           65       1.37
Pennsylvania                                               11       46,948,060            2.3      6.100          118       1.16
Oregon                                                      3       46,063,742            2.2      5.648          114       1.23
Virginia                                                   10       43,904,633            2.1      5.944          124       1.29
Massachusetts                                               3       43,528,428            2.1      5.891          141       1.36
Arizona                                                     6       41,462,688            2.0      5.712          118       1.31
Washington                                                  4       38,686,170            1.9      5.578          132       1.32
Maryland                                                    4       38,028,822            1.9      6.142          115       1.33
Idaho                                                       2       32,250,000            1.6      5.726          119       1.36
Arkansas                                                    3       30,790,012            1.5      6.228           93       1.31
Missouri                                                    4       24,432,362            1.2      5.963          117       1.27
New Jersey                                                  5       22,071,705            1.1      6.282          119       1.46
South Carolina                                              5       21,274,690            1.0      5.736          116       1.22
Minnesota                                                   3       19,040,455            0.9      7.016          129       1.05
New Mexico                                                  1       18,000,000            0.9      5.630          119       1.48
Oklahoma                                                    4       17,098,897            0.8      5.928          117       1.20
North Dakota                                                2       15,450,000            0.8      6.014          118       1.19
Illinois                                                    2       13,191,027            0.6      5.684          111       1.63
Kentucky                                                    2       12,974,052            0.6      6.048          155       1.65
Louisiana                                                   4       11,178,809            0.5      5.876          116       1.25
Iowa                                                        1       10,800,000            0.5      5.680          119       1.15
Montana                                                     1       10,000,000            0.5      5.880          120       1.68
Colorado                                                    2        6,317,506            0.3      6.145          118       1.23
New Hampshire                                               1        5,189,955            0.3      6.120          107       1.26
North Carolina                                              3        5,097,089            0.2      5.868          119       1.26
Michigan                                                    1        4,500,000            0.2      6.434          120       1.29
Utah                                                        1        4,400,000            0.2      6.290          120       1.50
Nevada                                                      2        3,599,186            0.2      6.034          119       1.68
Wisconsin                                                   1        3,247,299            0.2      5.990          119       1.24
Alabama                                                     1        3,100,000            0.2      6.030           59       1.25
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                    185   $2,053,605,662          100.0%     5.908%         112       1.40X
=================================================================================================================================

-----------------------------------------------------------------------

                                                   WEIGHTED   WEIGHTED
                                                    AVERAGE    AVERAGE
                                               CUT-OFF DATE    BALLOON
STATE                                               LTV (%)    LTV (%)
-----------------------------------------------------------------------

Connecticut                                            68.5       63.8
Texas                                                  69.7       66.1
District of Columbia                                   73.9       73.9
California                                             71.3       65.6
Georgia                                                75.0       72.4
New York                                               49.4       48.1
Florida                                                73.7       69.4
Ohio                                                   76.1       60.7
Indiana                                                77.5       70.1
Tennessee                                              78.9       78.4
Pennsylvania                                           74.2       66.5
Oregon                                                 75.5       73.8
Virginia                                               69.8       57.2
Massachusetts                                          72.0       61.5
Arizona                                                71.5       68.7
Washington                                             68.1       55.1
Maryland                                               68.3       63.3
Idaho                                                  74.4       72.3
Arkansas                                               75.3       72.3
Missouri                                               72.7       69.0
New Jersey                                             71.2       62.9
South Carolina                                         71.9       63.6
Minnesota                                              72.1       45.5
New Mexico                                             75.9       75.9
Oklahoma                                               75.3       65.9
North Dakota                                           67.5       62.2
Illinois                                               68.8       64.7
Kentucky                                               57.7       25.0
Louisiana                                              74.6       63.6
Iowa                                                   80.0       74.6
Montana                                                61.3       61.3
Colorado                                               77.7       67.7
New Hampshire                                          72.7       63.5
North Carolina                                         69.0       58.6
Michigan                                               66.2       60.4
Utah                                                   60.9       52.2
Nevada                                                 49.1       43.3
Wisconsin                                              73.8       62.8
Alabama                                                70.5       68.0
-----------------------------------------------------------------------
TOTAL:                                                 71.0%      65.8%
=======================================================================

                                       I-2

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

PROPERTY TYPES

---------------------------------------------------------------------------------------------------------------------------------

                                                                                   PERCENT BY   WEIGHTED     WEIGHTED
                                                    NUMBER OF        AGGREGATE      AGGREGATE    AVERAGE      AVERAGE   WEIGHTED
                                                    MORTGAGED     CUT-OFF DATE   CUT-OFF DATE   MORTGAGE    REMAINING    AVERAGE
PROPERTY TYPE                                      PROPERTIES      BALANCE ($)    BALANCE (%)   RATE (%)  TERM (MOS.)   DSCR (X)
---------------------------------------------------------------------------------------------------------------------------------

Office
    Suburban                                               12      363,889,874           17.7      5.715          119       1.14
    Urban                                                   6      282,952,719           13.8      6.155          120       1.58
    Medical                                                 6       39,451,260            1.9      5.938          119       1.21
    Office                                                  1       10,191,000            0.5      5.590          118       1.22
---------------------------------------------------------------------------------------------------------------------------------
            SUBTOTAL:                                      25     $696,484,854           33.9%     5.905%         120       1.32X
                                               ----------------------------------------------------------------------------------
Retail
    Anchored                                               18      205,012,744           10.0      5.724          117       1.31
    Unanchored                                             11       96,029,318            4.7      5.706          122       1.30
    Free Standing                                          13       42,254,235            2.1      6.510          131       1.16
    Specialty                                               1       13,362,112            0.7      5.820          173       1.44
    Shadow Anchored                                         4       13,197,032            0.6      6.151          120       1.47
    Single Tenant                                           1        3,397,506            0.2      6.450          119       1.22
---------------------------------------------------------------------------------------------------------------------------------
            SUBTOTAL:                                      48     $373,252,946           18.2%     5.833%         122       1.30X
                                               ----------------------------------------------------------------------------------
Self Storage
    Self Storage                                           63      313,979,827           15.3      6.000          116       1.25
---------------------------------------------------------------------------------------------------------------------------------
            SUBTOTAL:                                      63     $313,979,827           15.3%     6.000%         116       1.25X
                                               ----------------------------------------------------------------------------------
Multifamily
    Garden                                                 19      176,890,811            8.6      5.807           96       1.32
    Low Rise                                                2       61,150,000            3.0      6.311          119       1.21
    Cooperative                                             1       20,000,000            1.0      5.480          162       5.25
    High Rise                                               1       14,100,000            0.7      6.455          120       1.25
    Mid Rise                                                1        3,400,000            0.2      6.060          119       2.88
---------------------------------------------------------------------------------------------------------------------------------
            SUBTOTAL:                                      24     $275,540,811           13.4%     5.931%         108       1.60X
                                               ----------------------------------------------------------------------------------
Hospitality
    Full Service                                            1      215,000,000           10.5      5.779           58       1.80
    Limited Service                                         6       33,675,801            1.6      6.013          133       1.71
---------------------------------------------------------------------------------------------------------------------------------
            SUBTOTAL:                                       7     $248,675,801           12.1%     5.811%          68       1.79X
                                               ----------------------------------------------------------------------------------
Industrial
    Flex                                                    5       60,508,957            2.9      5.992          127       1.30
    Warehouse                                               4       25,668,047            1.2      6.104          115       1.42
    Light                                                   4        9,094,417            0.4      5.908          119       1.43
---------------------------------------------------------------------------------------------------------------------------------
            SUBTOTAL:                                      13      $95,271,421            4.6%     6.014%         123       1.34X
                                               ----------------------------------------------------------------------------------
Mixed Use
    Retail/Office                                           1       28,800,000            1.4      6.080          118       1.12
---------------------------------------------------------------------------------------------------------------------------------
            SUBTOTAL:                                       1      $28,800,000            1.4%     6.080%         118       1.12X
                                               ----------------------------------------------------------------------------------
Other
    Leased Fee                                              3       18,402,726            0.9      6.158          175       1.03
---------------------------------------------------------------------------------------------------------------------------------
            SUBTOTAL:                                       3      $18,402,726            0.9%     6.158%         175       1.03X
                                               ----------------------------------------------------------------------------------
Manufactured Housing Community
    Manufactured Housing Community                          1        3,197,277            0.2      5.900          119       1.15
---------------------------------------------------------------------------------------------------------------------------------
            SUBTOTAL:                                       1       $3,197,277            0.2%     5.900%         119       1.15X
---------------------------------------------------------------------------------------------------------------------------------
Total:                                                    185   $2,053,605,662          100.0%     5.908%         112       1.40X
=================================================================================================================================

-----------------------------------------------------------------------

                                                   WEIGHTED   WEIGHTED
                                                    AVERAGE    AVERAGE
                                               CUT-OFF DATE    BALLOON
PROPERTY TYPE                                       LTV (%)    LTV (%)
-----------------------------------------------------------------------

Office
    Suburban                                           70.2       65.8
    Urban                                              69.0       64.9
    Medical                                            71.4       64.0
    Office                                             77.2       77.2
-----------------------------------------------------------------------
            SUBTOTAL:                                  69.9%      65.5%
                                               ------------------------
Retail
    Anchored                                           73.0       68.6
    Unanchored                                         71.7       67.0
    Free Standing                                      69.1       47.0
    Specialty                                          60.5       36.4
    Shadow Anchored                                    59.3       52.5
    Single Tenant                                      77.2       66.5
-----------------------------------------------------------------------
            SUBTOTAL:                                  71.4%      64.0%
                                               ------------------------
Self Storage
    Self Storage                                       73.1       64.1
-----------------------------------------------------------------------
            SUBTOTAL:                                  73.1%      64.1%
                                               ------------------------
Multifamily
    Garden                                             77.1       74.6
    Low Rise                                           63.1       62.1
    Cooperative                                        16.5       16.5
    High Rise                                          79.7       72.7
    Mid Rise                                           34.9       31.0
-----------------------------------------------------------------------
            SUBTOTAL:                                  69.2%      67.0%
                                               ------------------------
Hospitality
    Full Service                                       73.9       73.9
    Limited Service                                    62.6       44.1
-----------------------------------------------------------------------
            SUBTOTAL:                                  72.4%      69.9%
                                               ------------------------
Industrial
    Flex                                               70.8       65.2
    Warehouse                                          73.5       67.5
    Light                                              61.1       52.4
-----------------------------------------------------------------------
            SUBTOTAL:                                  70.6%      64.6%
                                               ------------------------
Mixed Use
    Retail/Office                                      80.0       80.0
-----------------------------------------------------------------------
            SUBTOTAL:                                  80.0%      80.0%
                                               ------------------------
Other
    Leased Fee                                         61.3       49.0
-----------------------------------------------------------------------
            SUBTOTAL:                                  61.3%      49.0%
                                               ------------------------
Manufactured Housing Community
    Manufactured Housing Community                     79.9       67.8
-----------------------------------------------------------------------
            SUBTOTAL:                                  79.9%      67.8%
-----------------------------------------------------------------------
Total:                                                 71.0%      65.8%
=======================================================================

                                       I-3

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

MORTGAGE RATES

---------------------------------------------------------------------------------------------------------------------------------

                                                                                   PERCENT BY   WEIGHTED     WEIGHTED
                                                                     AGGREGATE      AGGREGATE    AVERAGE      AVERAGE   WEIGHTED
                                                    NUMBER OF     CUT-OFF DATE   CUT-OFF DATE   MORTGAGE    REMAINING    AVERAGE
MORTGAGE RATE (%)                              MORTGAGE LOANS      BALANCE ($)    BALANCE (%)   RATE (%)  TERM (MOS.)   DSCR (X)
---------------------------------------------------------------------------------------------------------------------------------

5.001 - 5.500                                               6      117,053,000            5.7      5.469          126       1.95
5.501 - 5.750                                              27      547,796,435           26.7      5.644          112       1.40
5.751 - 6.000                                              42      676,091,124           32.9      5.819          102       1.46
6.001 - 6.500                                              55      688,233,269           33.5      6.229          119       1.24
6.501 - 7.000                                               3       14,791,380            0.7      6.798          140       1.25
8.001 - 8.500                                               1        9,640,455            0.5      8.240          140       1.00
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                    134   $2,053,605,662          100.0%     5.908%         112       1.40X
=================================================================================================================================

-----------------------------------------------------------------------

                                                   WEIGHTED   WEIGHTED
                                                    AVERAGE    AVERAGE
                                               CUT-OFF DATE    BALLOON
MORTGAGE RATE (%)                                   LTV (%)    LTV (%)
-----------------------------------------------------------------------

5.001 - 5.500                                          64.9       64.7
5.501 - 5.750                                          70.6       66.6
5.751 - 6.000                                          73.2       68.3
6.001 - 6.500                                          70.0       63.7
6.501 - 7.000                                          74.3       55.8
8.001 - 8.500                                          66.9       19.3
-----------------------------------------------------------------------
TOTAL:                                                 71.0%      65.8%
=======================================================================

Minimum: 5.460%
Maximum: 8.240%
Weighted Average: 5.908%

SEASONING

---------------------------------------------------------------------------------------------------------------------------------

                                                                                   PERCENT BY   WEIGHTED     WEIGHTED
                                                                     AGGREGATE      AGGREGATE    AVERAGE      AVERAGE   WEIGHTED
                                                    NUMBER OF     CUT-OFF DATE   CUT-OFF DATE   MORTGAGE    REMAINING    AVERAGE
SEASONING (MOS.)                               MORTGAGE LOANS      BALANCE ($)    BALANCE (%)   RATE (%)  TERM (MOS.)   DSCR (X)
---------------------------------------------------------------------------------------------------------------------------------

0                                                          14      125,415,000            6.1      6.123          108       1.35
1 - 5                                                     113    1,867,837,406           91.0      5.888          111       1.31
6 - 11                                                      5       47,524,487            2.3      5.676          173       5.15
12 - 23                                                     1        3,188,314            0.2      5.650          102       1.36
24 >=                                                       1        9,640,455            0.5      8.240          140       1.00
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                    134   $2,053,605,662          100.0%     5.908%         112       1.40X
=================================================================================================================================

-----------------------------------------------------------------------

                                                   WEIGHTED   WEIGHTED
                                                    AVERAGE    AVERAGE
                                               CUT-OFF DATE    BALLOON
SEASONING (MOS.)                                    LTV (%)    LTV (%)
-----------------------------------------------------------------------

0                                                      70.8       67.0
1 - 5                                                  72.0       67.1
6 - 11                                                 32.6       18.8
12 - 23                                                72.0       61.7
24 >=                                                  66.9       19.3
-----------------------------------------------------------------------
TOTAL:                                                 71.0%      65.8%
=======================================================================

Minimum: 0 mos.
Maximum: 98 mos.
Weighted Average: 2 mos.

                                       I-4

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

ORIGINAL TERMS TO STATED MATURITY

---------------------------------------------------------------------------------------------------------------------------------

                                                                                   PERCENT BY   WEIGHTED     WEIGHTED
                                                                     AGGREGATE      AGGREGATE    AVERAGE      AVERAGE   WEIGHTED
                                                    NUMBER OF     CUT-OFF DATE   CUT-OFF DATE   MORTGAGE    REMAINING    AVERAGE
ORIGINAL TERM TO STATED MATURITY (MOS.)        MORTGAGE LOANS      BALANCE ($)    BALANCE (%)   RATE (%)  TERM (MOS.)   DSCR (X)
---------------------------------------------------------------------------------------------------------------------------------

<= 60                                                       6      311,600,000           15.2      5.783           58       1.65
61 - 84                                                     2        5,570,590            0.3      6.176           83       1.50
85 - 120                                                  109    1,587,473,199           77.3      5.912          118       1.24
121 - 180                                                  11      125,813,441            6.1      5.947          160       2.73
181 >=                                                      6       23,148,432            1.1      7.070          196       1.08
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                    134   $2,053,605,662          100.0%     5.908%         112       1.40X
=================================================================================================================================

-----------------------------------------------------------------------

                                                   WEIGHTED   WEIGHTED
                                                    AVERAGE    AVERAGE
                                               CUT-OFF DATE    BALLOON
ORIGINAL TERM TO STATED MATURITY (MOS.)             LTV (%)    LTV (%)
-----------------------------------------------------------------------

<= 60                                                  75.5       75.4
61 - 84                                                66.6       60.5
85 - 120                                               71.7       67.2
121 - 180                                              50.9       34.7
181 >=                                                 67.2        9.3
-----------------------------------------------------------------------
TOTAL:                                                 71.0%      65.8%
=======================================================================

Minimum: 60 mos.
Maximum: 240 mos.
Weighted Average: 114 mos.

REMAINING TERMS TO STATED MATURITY

---------------------------------------------------------------------------------------------------------------------------------

                                                                                   PERCENT BY   WEIGHTED     WEIGHTED
                                                                     AGGREGATE      AGGREGATE    AVERAGE      AVERAGE   WEIGHTED
                                                    NUMBER OF     CUT-OFF DATE   CUT-OFF DATE   MORTGAGE    REMAINING    AVERAGE
REMAINING TERM TO STATED MATURITY (MOS.)       MORTGAGE LOANS      BALANCE ($)    BALANCE (%)   RATE (%)  TERM (MOS.)   DSCR (X)
---------------------------------------------------------------------------------------------------------------------------------

<= 60                                                       6      311,600,000           15.2      5.783           58       1.65
61 - 84                                                     2        5,570,590            0.3      6.176           83       1.50
85 - 120                                                  109    1,587,473,199           77.3      5.912          118       1.24
121 - 180                                                  12      135,453,895            6.6      6.110          159       2.61
181 - 240                                                   5       13,507,978            0.7      6.236          235       1.15
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                    134   $2,053,605,662          100.0%     5.908%         112       1.40X
=================================================================================================================================

-----------------------------------------------------------------------

                                                   WEIGHTED   WEIGHTED
                                                    AVERAGE    AVERAGE
                                               CUT-OFF DATE    BALLOON
REMAINING TERM TO STATED MATURITY (MOS.)            LTV (%)    LTV (%)
-----------------------------------------------------------------------

<= 60                                                  75.5       75.4
61 - 84                                                66.6       60.5
85 - 120                                               71.7       67.2
121 - 180                                              52.0       33.6
181 - 240                                              67.4        2.2
-----------------------------------------------------------------------
TOTAL:                                                 71.0%      65.8%
=======================================================================

Minimum: 58 mos.
Maximum: 239 mos.
Weighted Average: 112 mos.

                                       I-5

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

ORIGINAL AMORTIZATION TERMS

---------------------------------------------------------------------------------------------------------------------------------

                                                                                                                        WEIGHTED
                                                                                   PERCENT BY   WEIGHTED     WEIGHTED    AVERAGE
                                                                     AGGREGATE      AGGREGATE    AVERAGE      AVERAGE    POST IO
                                                    NUMBER OF     CUT-OFF DATE   CUT-OFF DATE   MORTGAGE    REMAINING     PERIOD
ORIGINAL AMORTIZATION TERM (MOS.)              MORTGAGE LOANS      BALANCE ($)    BALANCE (%)   RATE (%)  TERM (MOS.)   DSCR (X)
---------------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
    Interest Only                                          27      959,180,750           46.7      5.865          101       1.61
    181 - 240                                               1        4,156,661            0.2      6.080          235       1.15
    241 - 300                                               7       85,644,944            4.2      6.296          130       1.23
    301 - 360                                              90      971,204,774           47.3      5.915          118       1.20
---------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                                                 125   $2,020,187,129           98.4%     5.908%         111       1.40X
                                               ----------------------------------------------------------------------------------

FULLY AMORTIZING LOANS
    121 - 180                                               5       24,067,217            1.2      5.792          176       1.54
    181 - 240                                               4        9,351,317            0.5      6.305          236       1.14
---------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                                                   9      $33,418,533            1.6%     5.936%         192       1.43X
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                    134   $2,053,605,662          100.0%     5.908%         112       1.40X
=================================================================================================================================

-----------------------------------------------------------------------

                                                   WEIGHTED   WEIGHTED
                                                    AVERAGE    AVERAGE
                                               CUT-OFF DATE    BALLOON
ORIGINAL AMORTIZATION TERM (MOS.)                   LTV (%)    LTV (%)
-----------------------------------------------------------------------

BALLOON LOANS
    Interest Only                                      71.1       71.1
    181 - 240                                          66.2        2.1
    241 - 300                                          71.8       52.4
    301 - 360                                          71.5       64.2
-----------------------------------------------------------------------
SUBTOTAL:                                              71.3%      66.8%
                                               ------------------------

FULLY AMORTIZING LOANS
    121 - 180                                          44.7        1.0
    181 - 240                                          67.9        2.3
-----------------------------------------------------------------------
SUBTOTAL:                                              51.2%       1.3%
-----------------------------------------------------------------------
TOTAL:                                                 71.0%      65.8%
=======================================================================

Minimum: 144 mos.
Maximum: 360 mos.
Weighted Average: 349 mos.

REMAINING AMORTIZATION TERMS

---------------------------------------------------------------------------------------------------------------------------------

                                                                                                                        WEIGHTED
                                                                                   PERCENT BY   WEIGHTED     WEIGHTED    AVERAGE
                                                                     AGGREGATE      AGGREGATE    AVERAGE      AVERAGE    POST IO
                                                    NUMBER OF     CUT-OFF DATE   CUT-OFF DATE   MORTGAGE    REMAINING     PERIOD
REMAINING AMORTIZATION TERM (MOS.)             MORTGAGE LOANS      BALANCE ($)    BALANCE (%)   RATE (%)  TERM (MOS.)   DSCR (X)
---------------------------------------------------------------------------------------------------------------------------------

BALLOON
    Interest Only                                          27      959,180,750           46.7      5.865          101       1.61
    1 - 180                                                 1        9,640,455            0.5      8.240          140       1.00
    181 - 240                                               1        4,156,661            0.2      6.080          235       1.15
    241 - 300                                               6       76,004,489            3.7      6.049          128       1.26
    301 - 360                                              90      971,204,774           47.3      5.915          118       1.20
---------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                                                 125   $2,020,187,129           98.4%     5.908%         111       1.40X
                                               ----------------------------------------------------------------------------------

FULLY AMORTIZING LOANS
    121 - 180                                               5       24,067,217            1.2      5.792          176       1.54
    181 - 240                                               4        9,351,317            0.5      6.305          236       1.14
---------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                                                   9      $33,418,533            1.6%     5.936%         192       1.43X
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                    134   $2,053,605,662          100.0%     5.908%         112       1.40X
=================================================================================================================================

-----------------------------------------------------------------------

                                                   WEIGHTED   WEIGHTED
                                                    AVERAGE    AVERAGE
                                               CUT-OFF DATE    BALLOON
REMAINING AMORTIZATION TERM (MOS.)                  LTV (%)    LTV (%)
-----------------------------------------------------------------------

BALLOON
    Interest Only                                      71.1       71.1
    1 - 180                                            66.9       19.3
    181 - 240                                          66.2        2.1
    241 - 300                                          72.4       56.6
    301 - 360                                          71.5       64.2
-----------------------------------------------------------------------
SUBTOTAL:                                              71.3%      66.8%
                                               ------------------------

FULLY AMORTIZING LOANS
    121 - 180                                          44.7        1.0
    181 - 240                                          67.9        2.3
-----------------------------------------------------------------------
SUBTOTAL:                                              51.2%       1.3%
-----------------------------------------------------------------------
TOTAL:                                                 71.0%      65.8%
=======================================================================

Minimum: 140 mos.
Maximum: 360 mos.
Weighted Average: 348 mos.

                                       I-6

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

LOAN-TO-VALUE RATIOS

---------------------------------------------------------------------------------------------------------------------------------

                                                                                   PERCENT BY   WEIGHTED     WEIGHTED
                                                                     AGGREGATE      AGGREGATE    AVERAGE      AVERAGE   WEIGHTED
                                                    NUMBER OF     CUT-OFF DATE   CUT-OFF DATE   MORTGAGE    REMAINING    AVERAGE
LOAN-TO-VALUE RATIO (%)                        MORTGAGE LOANS      BALANCE ($)    BALANCE (%)   RATE (%)  TERM (MOS.)   DSCR (X)
---------------------------------------------------------------------------------------------------------------------------------

<= 10.0                                                     1        9,000,000            0.4      5.530          162      12.77
10.1 - 20.0                                                 1       20,000,000            1.0      5.480          162       5.25
20.1 - 30.0                                                 3        5,319,789            0.3      5.925          125       2.08
30.1 - 40.0                                                 4       12,235,755            0.6      5.817          142       2.19
40.1 - 50.0                                                 5       20,571,590            1.0      5.816          148       1.68
50.1 - 60.0                                                 7       32,568,782            1.6      5.979          133       1.51
60.1 - 70.0                                                40      677,419,791           33.0      6.012          123       1.19
70.1 - 75.0                                                26      610,622,910           29.7      5.887           97       1.46
75.1 - 80.0                                                47      665,867,045           32.4      5.840          110       1.25
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                    134   $2,053,605,662          100.0%     5.908%         112       1.40X
=================================================================================================================================

-----------------------------------------------------------------------

                                                   WEIGHTED   WEIGHTED
                                                    AVERAGE    AVERAGE
                                               CUT-OFF DATE    BALLOON
LOAN-TO-VALUE RATIO (%)                             LTV (%)    LTV (%)
-----------------------------------------------------------------------

<= 10.0                                                 7.3        7.3
10.1 - 20.0                                            16.5       16.5
20.1 - 30.0                                            27.1       17.0
30.1 - 40.0                                            35.8       19.2
40.1 - 50.0                                            46.8       21.3
50.1 - 60.0                                            54.9       39.0
60.1 - 70.0                                            66.8       61.3
70.1 - 75.0                                            73.4       69.7
75.1 - 80.0                                            78.0       73.0
-----------------------------------------------------------------------
TOTAL:                                                 71.0%      65.8%
=======================================================================

Minimum: 7.3%
Maximum: 80.0%
Weighted Average: 71.0%

BALLOON LOAN-TO-VALUE RATIOS

---------------------------------------------------------------------------------------------------------------------------------

                                                                                   PERCENT BY   WEIGHTED     WEIGHTED
                                                                     AGGREGATE      AGGREGATE    AVERAGE      AVERAGE   WEIGHTED
                                                    NUMBER OF     CUT-OFF DATE   CUT-OFF DATE   MORTGAGE    REMAINING    AVERAGE
BALLOON LOAN-TO-VALUE RATIO (%)                MORTGAGE LOANS      BALANCE ($)    BALANCE (%)   RATE (%)  TERM (MOS.)   DSCR (X)
---------------------------------------------------------------------------------------------------------------------------------

<= 10.0                                                    11       46,575,194            2.3      5.870          190       3.60
10.1 - 20.0                                                 2       29,640,455            1.4      6.378          155       3.87
20.1 - 30.0                                                 2        3,896,589            0.2      5.795          119       2.17
30.1 - 40.0                                                 5       25,506,304            1.2      5.872          147       1.82
40.1 - 50.0                                                 4       11,687,918            0.6      5.901          118       1.79
50.1 - 55.0                                                 8       27,148,384            1.3      6.076          119       1.32
55.1 - 60.0                                                20      131,890,883            6.4      6.148          132       1.26
60.1 - 65.0                                                27      650,828,594           31.7      5.887          117       1.18
65.1 - 70.0                                                16      299,607,342           14.6      6.149          118       1.23
70.1 - 75.0                                                23      516,687,000           25.2      5.833           92       1.48
75.1 - 80.0                                                16      310,137,000           15.1      5.694          102       1.30
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                    134   $2,053,605,662          100.0%     5.908%         112       1.40X
=================================================================================================================================

-----------------------------------------------------------------------

                                                   WEIGHTED   WEIGHTED
                                                    AVERAGE    AVERAGE
                                               CUT-OFF DATE    BALLOON
BALLOON LOAN-TO-VALUE RATIO (%)                     LTV (%)    LTV (%)
-----------------------------------------------------------------------

<= 10.0                                                44.0        2.5
10.1 - 20.0                                            32.9       17.4
20.1 - 30.0                                            27.2       23.0
30.1 - 40.0                                            50.6       35.2
40.1 - 50.0                                            50.2       44.2
50.1 - 55.0                                            60.0       52.4
55.1 - 60.0                                            67.7       58.1
60.1 - 65.0                                            70.0       63.3
65.1 - 70.0                                            71.4       67.9
70.1 - 75.0                                            75.4       73.8
75.1 - 80.0                                            78.3       78.1
-----------------------------------------------------------------------
TOTAL:                                                 71.0%      65.8%
=======================================================================

Minimum: 0.6%
Maximum: 80.0%
Weighted Average: 65.8%

                                       I-7

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

DEBT SERVICE COVERAGE RATIOS

---------------------------------------------------------------------------------------------------------------------------------

                                                                                   PERCENT BY   WEIGHTED     WEIGHTED
                                                                     AGGREGATE      AGGREGATE    AVERAGE      AVERAGE   WEIGHTED
                                                    NUMBER OF     CUT-OFF DATE   CUT-OFF DATE   MORTGAGE    REMAINING    AVERAGE
DEBT SERVICE COVERAGE RATIO (X)                MORTGAGE LOANS      BALANCE ($)    BALANCE (%)   RATE (%)  TERM (MOS.)   DSCR (X)
---------------------------------------------------------------------------------------------------------------------------------

<= 1.00                                                     2       22,640,455            1.1      7.097          162       0.96
1.01 - 1.10                                                 8      276,158,425           13.4      5.675          119       1.05
1.11 - 1.20                                                39      413,079,879           20.1      6.042          122       1.16
1.21 - 1.30                                                37      676,429,563           32.9      5.991          117       1.24
1.31 - 1.40                                                16      235,701,578           11.5      5.775          101       1.38
1.41 - 1.50                                                10      106,407,194            5.2      5.873          126       1.45
1.51 - 1.60                                                 2        9,221,871            0.4      6.316          103       1.54
1.61 - 1.70                                                 7       27,904,407            1.4      5.967          119       1.66
1.71 - 1.80                                                 4      232,253,666           11.3      5.785           65       1.80
1.81 - 1.90                                                 2       10,023,200            0.5      5.757          112       1.85
1.91 - 2.00                                                 1        2,897,403            0.1      5.700          119       1.99
2.01 - 2.50                                                 1        3,995,646            0.2      5.530          119       2.42
2.51 - 3.00                                                 3        7,892,374            0.4      5.911          119       2.74
3.01 >=                                                     2       29,000,000            1.4      5.496          162       7.58
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                    134   $2,053,605,662          100.0%     5.908%         112       1.40X
=================================================================================================================================

-----------------------------------------------------------------------

                                                   WEIGHTED   WEIGHTED
                                                    AVERAGE    AVERAGE
                                               CUT-OFF DATE    BALLOON
DEBT SERVICE COVERAGE RATIO (X)                     LTV (%)    LTV (%)
-----------------------------------------------------------------------

<= 1.00                                                63.2       40.8
1.01 - 1.10                                            69.1       63.8
1.11 - 1.20                                            73.2       65.0
1.21 - 1.30                                            72.9       68.1
1.31 - 1.40                                            75.2       71.9
1.41 - 1.50                                            69.4       65.2
1.51 - 1.60                                            65.2       59.4
1.61 - 1.70                                            58.3       52.7
1.71 - 1.80                                            72.3       70.2
1.81 - 1.90                                            59.3       55.6
1.91 - 2.00                                            27.0       22.7
2.01 - 2.50                                            38.1       31.5
2.51 - 3.00                                            40.3       34.7
3.01 >=                                                13.6       13.6
-----------------------------------------------------------------------
TOTAL:                                                 71.0%      65.8%
=======================================================================

Minimum: 0.93x
Maximum: 12.77x
Weighted Average: 1.40x

AMORTIZATION TYPES

---------------------------------------------------------------------------------------------------------------------------------

                                                                                   PERCENT BY   WEIGHTED     WEIGHTED
                                                                     AGGREGATE      AGGREGATE    AVERAGE      AVERAGE   WEIGHTED
                                                    NUMBER OF     CUT-OFF DATE   CUT-OFF DATE   MORTGAGE    REMAINING    AVERAGE
AMORTIZATION TYPE                              MORTGAGE LOANS      BALANCE ($)    BALANCE (%)   RATE (%)  TERM (MOS.)   DSCR (X)
---------------------------------------------------------------------------------------------------------------------------------

Balloon Loans                                              46      412,869,718           20.1      6.090          120       1.28
Fully Amortizing Loans                                     10       37,575,194            1.8      5.952          197       1.40
Interest Only Loans                                        27      959,180,750           46.7      5.865          101       1.61
Partial IO Balloon Loans                                   51      643,980,000           31.4      5.854          118       1.15
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                    134   $2,053,605,662          100.0%     5.908%         112       1.40X
=================================================================================================================================

-----------------------------------------------------------------------

                                                   WEIGHTED   WEIGHTED
                                                    AVERAGE    AVERAGE
                                               CUT-OFF DATE    BALLOON
AMORTIZATION TYPE                                   LTV (%)    LTV (%)
-----------------------------------------------------------------------

Balloon Loans                                          71.4       58.9
Fully Amortizing Loans                                 52.8        1.4
Interest Only Loans                                    71.1       71.1
Partial IO Balloon Loans                               71.5       66.0
-----------------------------------------------------------------------
TOTAL:                                                 71.0%      65.8%
=======================================================================

                                       I-8

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

PREPAYMENT RESTRICTION ANALYSIS: TOTAL POOL

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%) (1)(2)(3)

---------------------------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS                   AUG-07           AUG-08           AUG-09           AUG-10           AUG-11
---------------------------------------------------------------------------------------------------------------------

Locked Out                                94.19%           94.19%           71.16%           68.96%           55.51%
Yield Maintenance Total                    5.81%            5.81%           28.84%           31.04%           44.49%
Prepayment Premium Points Total            0.00%            0.00%            0.00%            0.00%            0.00%
Open                                       0.00%            0.00%            0.00%            0.00%            0.00%
---------------------------------------------------------------------------------------------------------------------
TOTALS                                   100.00%          100.00%          100.00%          100.00%          100.00%
---------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding         $2,053,605,662   $2,047,004,367   $2,039,798,795   $2,030,782,328   $2,020,373,254
% Initial Pool Balance                   100.00%           99.68%           99.33%           98.89%           98.38%
---------------------------------------------------------------------------------------------------------------------

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (CONT'D) (%) (1)(2)(3)

---------------------------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS                   AUG-12           AUG-13           AUG-14           AUG-15           AUG-16
---------------------------------------------------------------------------------------------------------------------

Locked Out                                59.56%           59.48%           59.27%           58.08%           55.35%
Yield Maintenance Total                   39.99%           40.08%           40.25%           40.35%           42.97%
Prepayment Premium Points Total            0.00%            0.00%            0.04%            0.04%            0.03%
Open                                       0.44%            0.44%            0.44%            1.54%            1.65%
---------------------------------------------------------------------------------------------------------------------
TOTALS                                   100.00%          100.00%          100.00%          100.00%          100.00%
---------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding         $1,697,730,292   $1,680,956,365   $1,657,926,402   $1,638,884,173   $1,524,359,451
% Initial Pool Balance                    82.67%           81.85%           80.73%           79.81%           74.23%
---------------------------------------------------------------------------------------------------------------------

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (CONT'D) (%) (1)(2)(3)

---------------------------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS                   AUG-17           AUG-18           AUG-19           AUG-20           AUG-21
---------------------------------------------------------------------------------------------------------------------

Locked Out                                70.28%           69.61%           49.42%           47.71%           63.23%
Yield Maintenance Total                   29.47%           30.28%           50.58%           52.29%            8.00%
Prepayment Premium Points Total            0.25%            0.12%            0.00%            0.00%            0.00%
Open                                       0.00%            0.00%            0.00%            0.00%           28.76%
---------------------------------------------------------------------------------------------------------------------
TOTALS                                   100.00%          100.00%          100.00%          100.00%          100.00%
---------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding           $114,785,560     $109,811,223      $64,523,021      $61,161,747      $28,587,986
% Initial Pool Balance                     5.59%            5.35%            3.14%            2.98%            1.39%
---------------------------------------------------------------------------------------------------------------------

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (CONT'D) (%) (1)(2)(3)

---------------------------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS                   AUG-22           AUG-23           AUG-24           AUG-25           AUG-26
---------------------------------------------------------------------------------------------------------------------

Locked Out                                67.63%           67.17%           66.42%           64.87%           47.85%
Yield Maintenance Total                   32.37%           32.83%           33.58%           35.13%           40.06%
Prepayment Premium Points Total            0.00%            0.00%            0.00%            0.00%            0.00%
Open                                       0.00%            0.00%            0.00%            0.00%           12.09%
---------------------------------------------------------------------------------------------------------------------
TOTALS                                   100.00%          100.00%          100.00%          100.00%          100.00%
---------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding             $5,032,697       $4,130,324       $3,169,861       $2,146,222       $1,055,939
% Initial Pool Balance                     0.25%            0.20%            0.15%            0.10%            0.05%
---------------------------------------------------------------------------------------------------------------------

Notes:

(1)   The above analysis is based on the Structuring Assumptions and a 0% CPR as discussed in the Free Writing Prospectus

(2)   See Appendix II of the Free Writing Prospectus for a description of the
      Yield Maintenance

(3)   Def/YM1 loans have been modeled as Yield Maintenance.

                                       I-9

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1

MORTGAGE LOAN SELLERS

---------------------------------------------------------------------------------------------------------------------------------

                                                                                   PERCENT BY   WEIGHTED     WEIGHTED
                                                                     AGGREGATE      AGGREGATE    AVERAGE      AVERAGE   WEIGHTED
                                                    NUMBER OF     CUT-OFF DATE   CUT-OFF DATE   MORTGAGE    REMAINING    AVERAGE
LOAN SELLER                                    MORTGAGE LOANS      BALANCE ($)    BALANCE (%)   RATE (%)  TERM (MOS.)   DSCR (X)
---------------------------------------------------------------------------------------------------------------------------------

Prudential Mortgage Capital Funding, LLC                   21      680,257,447           38.3      5.814          100       1.36
Morgan Stanley Mortgage Capital Holdings LLC               23      364,287,936           20.5      6.029          126       1.51
Principal Commercial Funding II, LLC                       32      361,317,167           20.4      6.088          123       1.32
Royal Bank of Canada                                       31      310,033,382           17.5      5.717          112       1.27
National City Bank                                          6       58,971,642            3.3      6.052          118       1.29
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                    113   $1,774,867,574          100.0%     5.905%         113       1.36X
=================================================================================================================================

-----------------------------------------------------------------------

                                                   WEIGHTED   WEIGHTED
                                                    AVERAGE    AVERAGE
                                               CUT-OFF DATE    BALLOON
LOAN SELLER                                         LTV (%)    LTV (%)
-----------------------------------------------------------------------

Prudential Mortgage Capital Funding, LLC               71.8       67.8
Morgan Stanley Mortgage Capital Holdings LLC           70.5       58.9
Principal Commercial Funding II, LLC                   67.4       61.7
Royal Bank of Canada                                   74.4       72.3
National City Bank                                     75.4       70.3
-----------------------------------------------------------------------
TOTAL:                                                 71.2%      65.6%
=======================================================================

CUT-OFF DATE BALANCES

---------------------------------------------------------------------------------------------------------------------------------

                                                                                   PERCENT BY   WEIGHTED     WEIGHTED
                                                                     AGGREGATE      AGGREGATE    AVERAGE      AVERAGE   WEIGHTED
                                                    NUMBER OF     CUT-OFF DATE   CUT-OFF DATE   MORTGAGE    REMAINING    AVERAGE
CUT-OFF DATE BALANCE ($)                       MORTGAGE LOANS      BALANCE ($)    BALANCE (%)   RATE (%)  TERM (MOS.)   DSCR (X)
---------------------------------------------------------------------------------------------------------------------------------

<= 2,500,000                                               13       22,027,435            1.2      6.003          143       1.45
2,500,001 - 5,000,000                                      37      127,313,980            7.2      6.011          124       1.37
5,000,001 - 7,500,000                                       8       48,734,131            2.7      5.942          119       1.33
7,500,001 - 10,000,000                                     11       98,907,260            5.6      6.085          128       2.38
10,000,001 - 12,500,000                                    11      115,723,323            6.5      5.832          118       1.23
12,500,001 - 15,000,000                                     6       82,045,112            4.6      5.891          126       1.22
15,000,001 - 17,500,000                                     1       16,803,750            0.9      6.190          119       1.46
17,500,001 - 20,000,000                                     6       57,464,005            3.2      5.862          118       1.27
20,000,001 - 30,000,000                                     5      121,568,000            6.8      5.910          119       1.24
30,000,001 - 40,000,000                                     2       76,452,719            4.3      5.907          118       1.18
40,000,001 - 50,000,000                                     4      142,384,112            8.0      5.825          127       1.24
60,000,001 - 70,000,000                                     1       67,850,556            3.8      5.790          119       1.24
70,000,001 >=                                               8      797,593,189           44.9      5.892          101       1.35
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                    113   $1,774,867,574          100.0%     5.905%         113       1.36X
=================================================================================================================================

-----------------------------------------------------------------------

                                                   WEIGHTED   WEIGHTED
                                                    AVERAGE    AVERAGE
                                               CUT-OFF DATE    BALLOON
CUT-OFF DATE BALANCE ($)                            LTV (%)    LTV (%)
-----------------------------------------------------------------------

<= 2,500,000                                           56.9       36.2
2,500,001 - 5,000,000                                  64.9       52.4
5,000,001 - 7,500,000                                  69.6       62.8
7,500,001 - 10,000,000                                 63.8       51.9
10,000,001 - 12,500,000                                75.0       66.3
12,500,001 - 15,000,000                                71.2       64.6
15,000,001 - 17,500,000                                63.9       63.9
17,500,001 - 20,000,000                                71.8       68.3
20,000,001 - 30,000,000                                76.0       74.7
30,000,001 - 40,000,000                                77.1       68.5
40,000,001 - 50,000,000                                74.4       67.0
60,000,001 - 70,000,000                                75.3       63.7
70,000,001 >=                                          71.0       68.4
-----------------------------------------------------------------------
TOTAL:                                                 71.2%      65.6%
=======================================================================

Minimum: $999,186
Maximum: $250,000,000
Weighted Average: $15,706,793

                                      I-10

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1

STATES

---------------------------------------------------------------------------------------------------------------------------------

                                                                                   PERCENT BY   WEIGHTED     WEIGHTED
                                                    NUMBER OF        AGGREGATE      AGGREGATE    AVERAGE      AVERAGE   WEIGHTED
                                                    MORTGAGED     CUT-OFF DATE   CUT-OFF DATE   MORTGAGE    REMAINING    AVERAGE
STATE                                              PROPERTIES      BALANCE ($)    BALANCE (%)   RATE (%)  TERM (MOS.)   DSCR (X)
---------------------------------------------------------------------------------------------------------------------------------

Connecticut                                                 2      253,000,000           14.3      5.654          119       1.05
District of Columbia                                        1      215,000,000           12.1      5.779           58       1.80
Texas                                                      12      208,530,007           11.7      6.277          119       1.23
California                                                 23      183,808,250           10.4      5.796          119       1.28
Florida                                                    13      107,773,200            6.1      6.071          119       1.23
Georgia                                                     6       90,544,256            5.1      5.803          118       1.40
Ohio                                                       10       86,015,938            4.8      6.114          126       1.25
Indiana                                                     2       56,275,000            3.2      5.769          119       1.21
New York                                                    5       48,979,615            2.8      5.858          144       3.30
Pennsylvania                                               11       46,948,060            2.6      6.100          118       1.16
Oregon                                                      3       46,063,742            2.6      5.648          114       1.23
Virginia                                                   10       43,904,633            2.5      5.944          124       1.29
Massachusetts                                               3       43,528,428            2.5      5.891          141       1.36
Arizona                                                     6       41,462,688            2.3      5.712          118       1.31
Washington                                                  4       38,686,170            2.2      5.578          132       1.32
Maryland                                                    4       38,028,822            2.1      6.142          115       1.33
Idaho                                                       2       32,250,000            1.8      5.726          119       1.36
South Carolina                                              5       21,274,690            1.2      5.736          116       1.22
Arkansas                                                    2       16,140,012            0.9      6.121           69       1.36
New Jersey                                                  3       15,474,427            0.9      6.410          119       1.21
North Dakota                                                2       15,450,000            0.9      6.014          118       1.19
Minnesota                                                   2       14,790,455            0.8      7.376          132       1.02
Illinois                                                    2       13,191,027            0.7      5.684          111       1.63
Louisiana                                                   4       11,178,809            0.6      5.876          116       1.25
Iowa                                                        1       10,800,000            0.6      5.680          119       1.15
Oklahoma                                                    3       10,341,897            0.6      6.156          116       1.24
Montana                                                     1       10,000,000            0.6      5.880          120       1.68
Tennessee                                                   3        8,630,000            0.5      5.814          118       1.37
Kentucky                                                    1        7,774,052            0.4      5.830          179       1.73
Colorado                                                    2        6,317,506            0.4      6.145          118       1.23
New Hampshire                                               1        5,189,955            0.3      6.120          107       1.26
North Carolina                                              3        5,097,089            0.3      5.868          119       1.26
Michigan                                                    1        4,500,000            0.3      6.434          120       1.29
Utah                                                        1        4,400,000            0.2      6.290          120       1.50
Nevada                                                      2        3,599,186            0.2      6.034          119       1.68
Missouri                                                    2        3,572,362            0.2      6.117          111       1.25
Wisconsin                                                   1        3,247,299            0.2      5.990          119       1.24
Alabama                                                     1        3,100,000            0.2      6.030           59       1.25
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                    160   $1,774,867,574          100.0%     5.905%         113       1.36X
=================================================================================================================================

-----------------------------------------------------------------------

                                                   WEIGHTED   WEIGHTED
                                                    AVERAGE    AVERAGE
                                               CUT-OFF DATE    BALLOON
STATE                                               LTV (%)    LTV (%)
-----------------------------------------------------------------------

Connecticut                                            68.5       63.8
District of Columbia                                   73.9       73.9
Texas                                                  69.4       66.0
California                                             71.3       65.6
Florida                                                73.7       69.4
Georgia                                                74.1       72.3
Ohio                                                   75.5       58.4
Indiana                                                78.2       69.7
New York                                               52.5       49.5
Pennsylvania                                           74.2       66.5
Oregon                                                 75.5       73.8
Virginia                                               69.8       57.2
Massachusetts                                          72.0       61.5
Arizona                                                71.5       68.7
Washington                                             68.1       55.1
Maryland                                               68.3       63.3
Idaho                                                  74.4       72.3
South Carolina                                         71.9       63.6
Arkansas                                               77.8       76.1
New Jersey                                             77.4       68.9
North Dakota                                           67.5       62.2
Minnesota                                              71.4       38.5
Illinois                                               68.8       64.7
Louisiana                                              74.6       63.6
Iowa                                                   80.0       74.6
Oklahoma                                               72.5       62.2
Montana                                                61.3       61.3
Tennessee                                              70.6       66.1
Kentucky                                               51.7        1.1
Colorado                                               77.7       67.7
New Hampshire                                          72.7       63.5
North Carolina                                         69.0       58.6
Michigan                                               66.2       60.4
Utah                                                   60.9       52.2
Nevada                                                 49.1       43.3
Missouri                                               73.0       61.5
Wisconsin                                              73.8       62.8
Alabama                                                70.5       68.0
-----------------------------------------------------------------------
TOTAL:                                                 71.2%      65.6%
=======================================================================

                                      I-11

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1

PROPERTY TYPES

---------------------------------------------------------------------------------------------------------------------------------

                                                                                   PERCENT BY   WEIGHTED     WEIGHTED
                                                    NUMBER OF        AGGREGATE      AGGREGATE    AVERAGE      AVERAGE   WEIGHTED
                                                    MORTGAGED     CUT-OFF DATE   CUT-OFF DATE   MORTGAGE    REMAINING    AVERAGE
PROPERTY TYPE                                      PROPERTIES      BALANCE ($)    BALANCE (%)   RATE (%)  TERM (MOS.)   DSCR (X)
---------------------------------------------------------------------------------------------------------------------------------

Office
    Suburban                                               12      363,889,874           20.5      5.715          119       1.14
    Urban                                                   6      282,952,719           15.9      6.155          120       1.58
    Medical                                                 6       39,451,260            2.2      5.938          119       1.21
    Office                                                  1       10,191,000            0.6      5.590          118       1.22
---------------------------------------------------------------------------------------------------------------------------------
            SUBTOTAL:                                      25     $696,484,854           39.2%     5.905%         120       1.32X
                                               ----------------------------------------------------------------------------------
Retail
    Anchored                                               18      205,012,744           11.6      5.724          117       1.31
    Unanchored                                             11       96,029,318            5.4      5.706          122       1.30
    Free Standing                                          13       42,254,235            2.4      6.510          131       1.16
    Specialty                                               1       13,362,112            0.8      5.820          173       1.44
    Shadow Anchored                                         4       13,197,032            0.7      6.151          120       1.47
    Single Tenant                                           1        3,397,506            0.2      6.450          119       1.22
---------------------------------------------------------------------------------------------------------------------------------
            SUBTOTAL:                                      48     $373,252,946           21.0%     5.833%         122       1.30X
                                               ----------------------------------------------------------------------------------
Self Storage
    Self Storage                                           63      313,979,827           17.7      6.000          116       1.25
---------------------------------------------------------------------------------------------------------------------------------
            SUBTOTAL:                                      63     $313,979,827           17.7%     6.000%         116       1.25X
                                               ----------------------------------------------------------------------------------
Hospitality
    Full Service                                            1      215,000,000           12.1      5.779           58       1.80
    Limited Service                                         6       33,675,801            1.9      6.013          133       1.71
---------------------------------------------------------------------------------------------------------------------------------
            SUBTOTAL:                                       7     $248,675,801           14.0%     5.811%          68       1.79X
                                               ----------------------------------------------------------------------------------
Industrial
    Flex                                                    5       60,508,957            3.4      5.992          127       1.30
    Warehouse                                               4       25,668,047            1.4      6.104          115       1.42
    Light                                                   4        9,094,417            0.5      5.908          119       1.43
---------------------------------------------------------------------------------------------------------------------------------
            SUBTOTAL:                                      13      $95,271,421            5.4%     6.014%         123       1.34X
                                               ----------------------------------------------------------------------------------
Mixed Use
    Office/Retail                                           1       28,800,000            1.6      6.080          118       1.12
---------------------------------------------------------------------------------------------------------------------------------
            SUBTOTAL:                                       1      $28,800,000            1.6%     6.080%         118       1.12X
                                               ----------------------------------------------------------------------------------
Other
    Leased Fee                                              3       18,402,726            1.0      6.158          175       1.03
---------------------------------------------------------------------------------------------------------------------------------
            SUBTOTAL:                                       3      $18,402,726            1.0%     6.158%         175       1.03X
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                    160   $1,774,867,574          100.0%     5.905%         113       1.36X
=================================================================================================================================

-----------------------------------------------------------------------

                                                   WEIGHTED   WEIGHTED
                                                    AVERAGE    AVERAGE
                                               CUT-OFF DATE    BALLOON
PROPERTY TYPE                                       LTV (%)    LTV (%)
-----------------------------------------------------------------------

Office
    Suburban                                           70.2       65.8
    Urban                                              69.0       64.9
    Medical                                            71.4       64.0
    Office                                             77.2       77.2
-----------------------------------------------------------------------
            SUBTOTAL:                                  69.9%      65.5%
                                               ------------------------
Retail
    Anchored                                           73.0       68.6
    Unanchored                                         71.7       67.0
    Free Standing                                      69.1       47.0
    Specialty                                          60.5       36.4
    Shadow Anchored                                    59.3       52.5
    Single Tenant                                      77.2       66.5
-----------------------------------------------------------------------
            SUBTOTAL:                                  71.4%      64.0%
                                               ------------------------
Self Storage
    Self Storage                                       73.1       64.1
-----------------------------------------------------------------------
            SUBTOTAL:                                  73.1%      64.1%
                                               ------------------------
Hospitality
    Full Service                                       73.9       73.9
    Limited Service                                    62.6       44.1
-----------------------------------------------------------------------
            SUBTOTAL:                                  72.4%      69.9%
                                               ------------------------
Industrial
    Flex                                               70.8       65.2
    Warehouse                                          73.5       67.5
    Light                                              61.1       52.4
-----------------------------------------------------------------------
            SUBTOTAL:                                  70.6%      64.6%
                                               ------------------------
Mixed Use
    Office/Retail                                      80.0       80.0
-----------------------------------------------------------------------
            SUBTOTAL:                                  80.0%      80.0%
                                               ------------------------
Other
    Leased Fee                                         61.3       49.0
-----------------------------------------------------------------------
            SUBTOTAL:                                  61.3%      49.0%
-----------------------------------------------------------------------
TOTAL:                                                 71.2%      65.6%
=======================================================================

                                      I-12

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1

MORTGAGE RATES

---------------------------------------------------------------------------------------------------------------------------------

                                                                                   PERCENT BY   WEIGHTED     WEIGHTED
                                                                     AGGREGATE      AGGREGATE    AVERAGE      AVERAGE   WEIGHTED
                                                    NUMBER OF     CUT-OFF DATE   CUT-OFF DATE   MORTGAGE    REMAINING    AVERAGE
MORTGAGE RATE (%)                              MORTGAGE LOANS      BALANCE ($)    BALANCE (%)   RATE (%)  TERM (MOS.)   DSCR (X)
---------------------------------------------------------------------------------------------------------------------------------

5.001 - 5.500                                               5       97,053,000            5.5      5.467          119       1.28
5.501 - 5.750                                              23      446,139,435           25.1      5.644          120       1.41
5.751 - 6.000                                              36      631,163,846           35.6      5.815          100       1.48
6.001 - 6.500                                              45      576,079,458           32.5      6.217          119       1.23
6.501 - 7.000                                               3       14,791,380            0.8      6.798          140       1.25
8.001 - 8.500                                               1        9,640,455            0.5      8.240          140       1.00
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                    113   $1,774,867,574          100.0%     5.905%         113       1.36X
=================================================================================================================================

-----------------------------------------------------------------------

                                                   WEIGHTED   WEIGHTED
                                                    AVERAGE    AVERAGE
                                               CUT-OFF DATE    BALLOON
MORTGAGE RATE (%)                                   LTV (%)    LTV (%)
-----------------------------------------------------------------------

5.001 - 5.500                                          74.9       74.6
5.501 - 5.750                                          68.8       63.9
5.751 - 6.000                                          72.9       68.0
6.001 - 6.500                                          70.6       63.7
6.501 - 7.000                                          74.3       55.8
8.001 - 8.500                                          66.9       19.3
-----------------------------------------------------------------------
TOTAL:                                                 71.2%      65.6%
=======================================================================

Minimum: 5.460%
Maximum: 8.240%
Weighted Average: 5.905%

SEASONING

---------------------------------------------------------------------------------------------------------------------------------

                                                                                   PERCENT BY   WEIGHTED     WEIGHTED
                                                                     AGGREGATE      AGGREGATE    AVERAGE      AVERAGE   WEIGHTED
                                                    NUMBER OF     CUT-OFF DATE   CUT-OFF DATE   MORTGAGE    REMAINING    AVERAGE
SEASONING (MOS.)                               MORTGAGE LOANS      BALANCE ($)    BALANCE (%)   RATE (%)  TERM (MOS.)   DSCR (X)
---------------------------------------------------------------------------------------------------------------------------------

0                                                          12      109,190,000            6.2      6.075          107       1.36
1 - 5                                                      95    1,625,324,318           91.6      5.881          112       1.30
6 - 11                                                      4       27,524,487            1.6      5.819          181       5.08
12 - 23                                                     1        3,188,314            0.2      5.650          102       1.36
24 >=                                                       1        9,640,455            0.5      8.240          140       1.00
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                    113   $1,774,867,574          100.0%     5.905%         113       1.36X
=================================================================================================================================

-----------------------------------------------------------------------

                                                   WEIGHTED   WEIGHTED
                                                    AVERAGE    AVERAGE
                                               CUT-OFF DATE    BALLOON
SEASONING (MOS.)                                    LTV (%)    LTV (%)
-----------------------------------------------------------------------

0                                                      69.5       66.2
1 - 5                                                  71.8       66.6
6 - 11                                                 44.3       20.5
12 - 23                                                72.0       61.7
24 >=                                                  66.9       19.3
-----------------------------------------------------------------------
TOTAL:                                                 71.2%      65.6%
=======================================================================

Minimum: 0 mos.
Maximum: 98 mos.
Weighted Average: 2 mos.

                                      I-13

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1

ORIGINAL TERMS TO STATED MATURITY

---------------------------------------------------------------------------------------------------------------------------------

                                                                                   PERCENT BY   WEIGHTED     WEIGHTED
                                                                     AGGREGATE      AGGREGATE    AVERAGE      AVERAGE   WEIGHTED
                                                    NUMBER OF     CUT-OFF DATE   CUT-OFF DATE   MORTGAGE    REMAINING    AVERAGE
ORIGINAL TERM TO STATED MATURITY (MOS.)        MORTGAGE LOANS      BALANCE ($)    BALANCE (%)   RATE (%)  TERM (MOS.)   DSCR (X)
---------------------------------------------------------------------------------------------------------------------------------

<= 60                                                       5      246,600,000           13.9      5.816           58       1.73
61 - 84                                                     2        5,570,590            0.3      6.176           83       1.50
85 - 120                                                   90    1,393,735,111           78.5      5.890          118       1.24
121 - 180                                                  10      105,813,441            6.0      6.035          160       2.26
181 >=                                                      6       23,148,432            1.3      7.070          196       1.08
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                    113   $1,774,867,574          100.0%     5.905%         113       1.36X
=================================================================================================================================

-----------------------------------------------------------------------

                                                   WEIGHTED   WEIGHTED
                                                    AVERAGE    AVERAGE
                                               CUT-OFF DATE    BALLOON
ORIGINAL TERM TO STATED MATURITY (MOS.)             LTV (%)    LTV (%)
-----------------------------------------------------------------------

<= 60                                                  74.3       74.1
61 - 84                                                66.6       60.5
85 - 120                                               71.8       67.1
121 - 180                                              57.4       38.1
181 >=                                                 67.2        9.3
-----------------------------------------------------------------------
TOTAL:                                                 71.2%      65.6%
=======================================================================

Minimum: 60 mos.
Maximum: 240 mos.
Weighted Average: 115 mos.

REMAINING TERMS TO STATED MATURITY

---------------------------------------------------------------------------------------------------------------------------------

                                                                                   PERCENT BY   WEIGHTED     WEIGHTED
                                                                     AGGREGATE      AGGREGATE    AVERAGE      AVERAGE   WEIGHTED
                                                    NUMBER OF     CUT-OFF DATE   CUT-OFF DATE   MORTGAGE    REMAINING    AVERAGE
REMAINING TERM TO STATED MATURITY (MOS.)       MORTGAGE LOANS      BALANCE ($)    BALANCE (%)   RATE (%)  TERM (MOS.)   DSCR (X)
---------------------------------------------------------------------------------------------------------------------------------

<= 60                                                       5      246,600,000           13.9      5.816           58       1.73
61 - 84                                                     2        5,570,590            0.3      6.176           83       1.50
85 - 120                                                   90    1,393,735,111           78.5      5.890          118       1.24
121 - 180                                                  11      115,453,895            6.5      6.219          158       2.15
181 - 240                                                   5       13,507,978            0.8      6.236          235       1.15
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                    113   $1,774,867,574          100.0%     5.905%         113       1.36X
=================================================================================================================================

-----------------------------------------------------------------------

                                                   WEIGHTED   WEIGHTED
                                                    AVERAGE    AVERAGE
                                               CUT-OFF DATE    BALLOON
REMAINING TERM TO STATED MATURITY (MOS.)            LTV (%)    LTV (%)
-----------------------------------------------------------------------

<= 60                                                  74.3       74.1
61 - 84                                                66.6       60.5
85 - 120                                               71.8       67.1
121 - 180                                              58.2       36.5
181 - 240                                              67.4        2.2
-----------------------------------------------------------------------
TOTAL:                                                 71.2%      65.6%
=======================================================================

Minimum: 58 mos.
Maximum: 239 mos.
Weighted Average: 113 mos.

                                      I-14

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1

ORIGINAL AMORTIZATION TERMS

---------------------------------------------------------------------------------------------------------------------------------

                                                                                   PERCENT BY   WEIGHTED     WEIGHTED
                                                                     AGGREGATE      AGGREGATE    AVERAGE      AVERAGE   WEIGHTED
                                                    NUMBER OF     CUT-OFF DATE   CUT-OFF DATE   MORTGAGE    REMAINING    AVERAGE
ORIGINAL AMORTIZATION TERM (MOS.)              MORTGAGE LOANS      BALANCE ($)    BALANCE (%)   RATE (%)  TERM (MOS.)   DSCR (X)
---------------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
    Interest Only                                          21      788,780,750           44.4      5.871          101       1.56
    181 - 240                                               1        4,156,661            0.2      6.080          235       1.15
    241 - 300                                               7       85,644,944            4.8      6.296          130       1.23
    301 - 360                                              75      862,866,686           48.6      5.894          118       1.19
---------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                                                 104   $1,741,449,041           98.1%     5.904%         111       1.36X
                                               ----------------------------------------------------------------------------------

FULLY AMORTIZING LOANS
    121 - 180                                               5       24,067,217            1.4      5.792          176       1.54
    181 - 240                                               4        9,351,317            0.5      6.305          236       1.14
---------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                                                   9      $33,418,533            1.9%     5.936%         192       1.43X
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                    113   $1,774,867,574          100.0%     5.905%         113       1.36X
=================================================================================================================================

-----------------------------------------------------------------------

                                                   WEIGHTED   WEIGHTED
                                                    AVERAGE    AVERAGE
                                               CUT-OFF DATE    BALLOON
ORIGINAL AMORTIZATION TERM (MOS.)                   LTV (%)    LTV (%)
-----------------------------------------------------------------------

BALLOON LOANS
    Interest Only                                      72.3       72.3
    181 - 240                                          66.2        2.1
    241 - 300                                          71.8       52.4
    301 - 360                                          71.0       63.5
-----------------------------------------------------------------------
SUBTOTAL:                                              71.6%      66.8%
                                               ------------------------

FULLY AMORTIZING LOANS
    121 - 180                                          44.7        1.0
    181 - 240                                          67.9        2.3
-----------------------------------------------------------------------
SUBTOTAL:                                              51.2%       1.3%
-----------------------------------------------------------------------
TOTAL:                                                 71.2%      65.6%
=======================================================================

Minimum: 144 mos.
Maximum: 360 mos.
Weighted Average: 348 mos.

REMAINING AMORTIZATION TERMS

---------------------------------------------------------------------------------------------------------------------------------

                                                                                                                        WEIGHTED
                                                                                   PERCENT BY   WEIGHTED     WEIGHTED    AVERAGE
                                                                     AGGREGATE      AGGREGATE    AVERAGE      AVERAGE    POST IO
                                                    NUMBER OF     CUT-OFF DATE   CUT-OFF DATE   MORTGAGE    REMAINING     PERIOD
REMAINING AMORTIZATION TERM (MOS.)             MORTGAGE LOANS      BALANCE ($)    BALANCE (%)   RATE (%)  TERM (MOS.)   DSCR (X)
---------------------------------------------------------------------------------------------------------------------------------

BALLOON
    Interest Only                                          21      788,780,750           44.4      5.871          101       1.56
    1 - 180                                                 1        9,640,455            0.5      8.240          140       1.00
    181 - 240                                               1        4,156,661            0.2      6.080          235       1.15
    241 - 300                                               6       76,004,489            4.3      6.049          128       1.26
    301 - 360                                              75      862,866,686           48.6      5.894          118       1.19
---------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                                                 104   $1,741,449,041           98.1%     5.904%         111       1.36X
                                               ----------------------------------------------------------------------------------

FULLY AMORTIZING LOANS
    121 - 180                                               5       24,067,217            1.4      5.792          176       1.54
    181 - 240                                               4        9,351,317            0.5      6.305          236       1.14
---------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                                                   9      $33,418,533            1.9%     5.936%         192       1.43X
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                    113   $1,774,867,574          100.0%     5.905%         113       1.36X
=================================================================================================================================

-----------------------------------------------------------------------

                                                   WEIGHTED   WEIGHTED
                                                    AVERAGE    AVERAGE
                                               CUT-OFF DATE    BALLOON
REMAINING AMORTIZATION TERM (MOS.)                  LTV (%)    LTV (%)
-----------------------------------------------------------------------

BALLOON
    Interest Only                                      72.3       72.3
    1 - 180                                            66.9       19.3
    181 - 240                                          66.2        2.1
    241 - 300                                          72.4       56.6
    301 - 360                                          71.0       63.5
-----------------------------------------------------------------------
SUBTOTAL:                                              71.6%      66.8%
                                               ------------------------

FULLY AMORTIZING LOANS
    121 - 180                                          44.7        1.0
    181 - 240                                          67.9        2.3
-----------------------------------------------------------------------
SUBTOTAL:                                              51.2%       1.3%
-----------------------------------------------------------------------
TOTAL:                                                 71.2%      65.6%
=======================================================================

Minimum: 140 mos.
Maximum: 360 mos.
Weighted Average: 347 mos.

                                      I-15

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1

LOAN-TO-VALUE RATIOS

---------------------------------------------------------------------------------------------------------------------------------

                                                                                   PERCENT BY   WEIGHTED     WEIGHTED
                                                                     AGGREGATE      AGGREGATE    AVERAGE      AVERAGE   WEIGHTED
                                                    NUMBER OF     CUT-OFF DATE   CUT-OFF DATE   MORTGAGE    REMAINING    AVERAGE
LOAN-TO-VALUE RATIO (%)                        MORTGAGE LOANS      BALANCE ($)    BALANCE (%)   RATE (%)  TERM (MOS.)   DSCR (X)
---------------------------------------------------------------------------------------------------------------------------------

<= 10.0                                                     1        9,000,000            0.5      5.530          162      12.77
20.1 - 30.0                                                 3        5,319,789            0.3      5.925          125       2.08
30.1 - 40.0                                                 3        8,835,755            0.5      5.723          150       1.92
40.1 - 50.0                                                 5       20,571,590            1.2      5.816          148       1.68
50.1 - 60.0                                                 7       32,568,782            1.8      5.979          133       1.51
60.1 - 70.0                                                35      612,184,781           34.5      5.984          124       1.18
70.1 - 75.0                                                23      584,229,110           32.9      5.875           96       1.47
75.1 - 80.0                                                36      502,157,768           28.3      5.850          115       1.22
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                    113   $1,774,867,574          100.0%     5.905%         113       1.36X
=================================================================================================================================

-----------------------------------------------------------------------

                                                   WEIGHTED   WEIGHTED
                                                    AVERAGE    AVERAGE
                                               CUT-OFF DATE    BALLOON
LOAN-TO-VALUE RATIO (%)                             LTV (%)    LTV (%)
-----------------------------------------------------------------------

<= 10.0                                                 7.3        7.3
20.1 - 30.0                                            27.1       17.0
30.1 - 40.0                                            36.1       14.7
40.1 - 50.0                                            46.8       21.3
50.1 - 60.0                                            54.9       39.0
60.1 - 70.0                                            67.3       61.4
70.1 - 75.0                                            73.4       69.8
75.1 - 80.0                                            77.7       71.8
-----------------------------------------------------------------------
TOTAL:                                                 71.2%      65.6%
=======================================================================

Minimum: 7.3%
Maximum: 80.0%
Weighted Average: 71.2%

BALLOON LOAN-TO-VALUE RATIOS

---------------------------------------------------------------------------------------------------------------------------------

                                                                                   PERCENT BY   WEIGHTED     WEIGHTED
                                                                     AGGREGATE      AGGREGATE    AVERAGE      AVERAGE   WEIGHTED
                                                    NUMBER OF     CUT-OFF DATE   CUT-OFF DATE   MORTGAGE    REMAINING    AVERAGE
BALLOON LOAN-TO-VALUE RATIO (%)                MORTGAGE LOANS      BALANCE ($)    BALANCE (%)   RATE (%)  TERM (MOS.)   DSCR (X)
---------------------------------------------------------------------------------------------------------------------------------

<= 10.0                                                    11       46,575,194            2.6      5.870          190       3.60
10.1 - 20.0                                                 1        9,640,455            0.5      8.240          140       1.00
20.1 - 30.0                                                 2        3,896,589            0.2      5.795          119       2.17
30.1 - 40.0                                                 4       22,106,304            1.2      5.843          152       1.66
40.1 - 50.0                                                 4       11,687,918            0.7      5.901          118       1.79
50.1 - 55.0                                                 8       27,148,384            1.5      6.076          119       1.32
55.1 - 60.0                                                18      127,355,872            7.2      6.149          132       1.26
60.1 - 65.0                                                23      582,634,794           32.8      5.844          117       1.17
65.1 - 70.0                                                13      277,510,065           15.6      6.148          118       1.23
70.1 - 75.0                                                17      462,935,000           26.1      5.802           89       1.51
75.1 - 80.0                                                12      203,377,000           11.5      5.711          113       1.26
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                    113   $1,774,867,574          100.0%     5.905%         113       1.36X
=================================================================================================================================

-----------------------------------------------------------------------

                                                   WEIGHTED   WEIGHTED
                                                    AVERAGE    AVERAGE
                                               CUT-OFF DATE    BALLOON
BALLOON LOAN-TO-VALUE RATIO (%)                     LTV (%)    LTV (%)
-----------------------------------------------------------------------

<= 10.0                                                44.0        2.5
10.1 - 20.0                                            66.9       19.3
20.1 - 30.0                                            27.2       23.0
30.1 - 40.0                                            53.0       35.8
40.1 - 50.0                                            50.2       44.2
50.1 - 55.0                                            60.0       52.4
55.1 - 60.0                                            67.7       58.1
60.1 - 65.0                                            70.9       63.5
65.1 - 70.0                                            71.2       67.8
70.1 - 75.0                                            74.9       73.8
75.1 - 80.0                                            78.0       77.9
-----------------------------------------------------------------------
TOTAL:                                                 71.2%      65.6%
=======================================================================

Minimum: 0.6%
Maximum: 80.0%
Weighted Average: 65.6%

                                      I-16

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1

DEBT SERVICE COVERAGE RATIOS

---------------------------------------------------------------------------------------------------------------------------------

                                                                                   PERCENT BY   WEIGHTED     WEIGHTED
                                                                     AGGREGATE      AGGREGATE    AVERAGE      AVERAGE   WEIGHTED
                                                    NUMBER OF     CUT-OFF DATE   CUT-OFF DATE   MORTGAGE    REMAINING    AVERAGE
DEBT SERVICE COVERAGE RATIO (X)                MORTGAGE LOANS      BALANCE ($)    BALANCE (%)   RATE (%)  TERM (MOS.)   DSCR (X)
---------------------------------------------------------------------------------------------------------------------------------

<= 1.00                                                     2       22,640,455            1.3      7.097          162       0.96
1.01 - 1.10                                                 8      276,158,425           15.6      5.675          119       1.05
1.11 - 1.20                                                32      316,595,601           17.8      6.038          124       1.16
1.21 - 1.30                                                31      628,800,753           35.4      5.968          117       1.24
1.31 - 1.40                                                14      168,576,578            9.5      5.811          117       1.38
1.41 - 1.50                                                 7       67,507,194            3.8      5.942          130       1.44
1.51 - 1.60                                                 1        4,021,871            0.2      6.240           83       1.55
1.61 - 1.70                                                 7       27,904,407            1.6      5.967          119       1.66
1.71 - 1.80                                                 4      232,253,666           13.1      5.785           65       1.80
1.81 - 1.90                                                 2       10,023,200            0.6      5.757          112       1.85
1.91 - 2.00                                                 1        2,897,403            0.2      5.700          119       1.99
2.01 - 2.50                                                 1        3,995,646            0.2      5.530          119       2.42
2.51 - 3.00                                                 2        4,492,374            0.3      5.798          118       2.64
3.01 >=                                                     1        9,000,000            0.5      5.530          162      12.77
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                    113   $1,774,867,574          100.0%     5.905%         113       1.36X
=================================================================================================================================

-----------------------------------------------------------------------

                                                   WEIGHTED   WEIGHTED
                                                    AVERAGE    AVERAGE
                                               CUT-OFF DATE    BALLOON
DEBT SERVICE COVERAGE RATIO (X)                     LTV (%)    LTV (%)
-----------------------------------------------------------------------

<= 1.00                                                63.2       40.8
1.01 - 1.10                                            69.1       63.8
1.11 - 1.20                                            74.2       64.4
1.21 - 1.30                                            72.8       68.0
1.31 - 1.40                                            73.2       68.7
1.41 - 1.50                                            67.3       60.8
1.51 - 1.60                                            63.3       57.6
1.61 - 1.70                                            58.3       52.7
1.71 - 1.80                                            72.3       70.2
1.81 - 1.90                                            59.3       55.6
1.91 - 2.00                                            27.0       22.7
2.01 - 2.50                                            38.1       31.5
2.51 - 3.00                                            44.4       37.5
3.01 >=                                                 7.3        7.3
-----------------------------------------------------------------------
TOTAL:                                                 71.2%      65.6%
=======================================================================

Minimum: 0.93x
Maximum: 12.77x
Weighted Average: 1.36x

AMORTIZATION TYPES

---------------------------------------------------------------------------------------------------------------------------------

                                                                                   PERCENT BY   WEIGHTED     WEIGHTED
                                                                     AGGREGATE      AGGREGATE    AVERAGE      AVERAGE   WEIGHTED
                                                    NUMBER OF     CUT-OFF DATE   CUT-OFF DATE   MORTGAGE    REMAINING    AVERAGE
AMORTIZATION TYPE                              MORTGAGE LOANS      BALANCE ($)    BALANCE (%)   RATE (%)  TERM (MOS.)   DSCR (X)
---------------------------------------------------------------------------------------------------------------------------------

Balloon Loans                                              43      399,343,630           22.5      6.092          121       1.29
Fully Amortizing Loans                                     10       37,575,194            2.1      5.952          197       1.40
Interest Only Loans                                        21      788,780,750           44.4      5.871          101       1.56
Partial IO Balloon Loans                                   39      549,168,000           30.9      5.813          118       1.13
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                    113   $1,774,867,574          100.0%     5.905%         113       1.36X
=================================================================================================================================

-----------------------------------------------------------------------

                                                   WEIGHTED   WEIGHTED
                                                    AVERAGE    AVERAGE
                                               CUT-OFF DATE    BALLOON
AMORTIZATION TYPE                                   LTV (%)    LTV (%)
-----------------------------------------------------------------------

Balloon Loans                                          71.3       58.7
Fully Amortizing Loans                                 52.8        1.4
Interest Only Loans                                    72.3       72.3
Partial IO Balloon Loans                               70.8       65.3
-----------------------------------------------------------------------
TOTAL:                                                 71.2%      65.6%
=======================================================================

                                      I-17

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1

PREPAYMENT RESTRICTION ANALYSIS: LOAN GROUP 1

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%) (1)(2)(3)

---------------------------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS                   AUG-07           AUG-08           AUG-09           AUG-10           AUG-11
---------------------------------------------------------------------------------------------------------------------

Locked Out                                94.13%           94.13%           68.88%           66.32%           50.71%
Yield Maintenance Total                    5.87%            5.87%           31.12%           33.68%           49.29%
Prepayment Premium Points Total            0.00%            0.00%            0.00%            0.00%            0.00%
Open                                       0.00%            0.00%            0.00%            0.00%            0.00%
---------------------------------------------------------------------------------------------------------------------
TOTALS                                   100.00%          100.00%          100.00%          100.00%          100.00%
---------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding         $1,774,867,574   $1,768,418,941   $1,761,380,691   $1,752,601,379   $1,742,732,983
% Initial Pool Balance                   100.00%           99.64%           99.24%           98.75%           98.19%
---------------------------------------------------------------------------------------------------------------------

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (CONT'D) (%) (1)(2)(3)

---------------------------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS                   AUG-12           AUG-13           AUG-14           AUG-15           AUG-16
---------------------------------------------------------------------------------------------------------------------

Locked Out                                56.48%           56.37%           56.10%           54.72%           51.31%
Yield Maintenance Total                   43.02%           43.12%           43.34%           43.48%           46.75%
Prepayment Premium Points Total            0.00%            0.00%            0.05%            0.04%            0.03%
Open                                       0.50%            0.50%            0.51%            1.76%            1.91%
---------------------------------------------------------------------------------------------------------------------
TOTALS                                   100.00%          100.00%          100.00%          100.00%          100.00%
---------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding         $1,485,760,421   $1,470,198,208   $1,448,576,753   $1,431,032,223   $1,318,082,423
% Initial Pool Balance                    83.71%           82.83%           81.62%           80.63%           74.26%
---------------------------------------------------------------------------------------------------------------------

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (CONT'D) (%) (1)(2)(3)

---------------------------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS                   AUG-17           AUG-18           AUG-19           AUG-20           AUG-21
---------------------------------------------------------------------------------------------------------------------

Locked Out                                85.11%           85.11%           71.62%           70.89%           63.23%
Yield Maintenance Total                   14.59%           14.75%           28.38%           29.11%            8.00%
Prepayment Premium Points Total            0.30%            0.14%            0.00%            0.00%            0.00%
Open                                       0.00%            0.00%            0.00%            0.00%           28.76%
---------------------------------------------------------------------------------------------------------------------
TOTALS                                   100.00%          100.00%          100.00%          100.00%          100.00%
---------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding            $94,785,560      $89,811,223      $44,523,021      $41,161,747      $28,587,986
% Initial Pool Balance                     5.34%            5.06%            2.51%            2.32%            1.61%
---------------------------------------------------------------------------------------------------------------------

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (CONT'D) (%) (1)(2)(3)

---------------------------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS                   AUG-22           AUG-23           AUG-24           AUG-25           AUG-26
---------------------------------------------------------------------------------------------------------------------

Locked Out                                67.63%           67.17%           66.42%           64.87%           47.85%
Yield Maintenance Total                   32.37%           32.83%           33.58%           35.13%           40.06%
Prepayment Premium Points Total            0.00%            0.00%            0.00%            0.00%            0.00%
Open                                       0.00%            0.00%            0.00%            0.00%           12.09%
---------------------------------------------------------------------------------------------------------------------
TOTALS                                   100.00%          100.00%          100.00%          100.00%          100.00%
---------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding             $5,032,697       $4,130,324       $3,169,861       $2,146,222       $1,055,939
% Initial Pool Balance                     0.28%            0.23%            0.18%            0.12%            0.06%
---------------------------------------------------------------------------------------------------------------------

Notes:

(1)   The above analysis is based on the Structuring Assumptions and a 0% CPR as discussed in the Free Writing Prospectus

(2)   See Appendix II of the Free Writing Prospectus for a description of the
      Yield Maintenance

(3)   Def/YM1 loans have been modeled as Yield Maintenance.

                                      I-18

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2

MORTGAGE LOAN SELLERS

---------------------------------------------------------------------------------------------------------------------------------

                                                                                   PERCENT BY   WEIGHTED     WEIGHTED
                                                                     AGGREGATE      AGGREGATE    AVERAGE      AVERAGE   WEIGHTED
                                                    NUMBER OF     CUT-OFF DATE   CUT-OFF DATE   MORTGAGE    REMAINING    AVERAGE
LOAN SELLER                                    MORTGAGE LOANS      BALANCE ($)    BALANCE (%)   RATE (%)  TERM (MOS.)   DSCR (X)
---------------------------------------------------------------------------------------------------------------------------------

Royal Bank of Canada                                        3       84,393,800           30.3      5.687           72       1.37
Prudential Mortgage Capital Funding, LLC                    5       69,435,010           24.9      6.248          119       1.23
Principal Commercial Funding II, LLC                        7       62,077,277           22.3      5.820          119       1.35
National City Bank                                          4       36,075,000           12.9      6.397          119       1.30
Morgan Stanley Mortgage Capital Holdings LLC                2       26,757,000            9.6      5.505          151       4.21
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                     21     $278,738,088          100.0%     5.931%         108       1.59X
=================================================================================================================================

-----------------------------------------------------------------------

                                                   WEIGHTED   WEIGHTED
                                                    AVERAGE    AVERAGE
                                               CUT-OFF DATE    BALLOON
LOAN SELLER                                         LTV (%)    LTV (%)
-----------------------------------------------------------------------

Royal Bank of Canada                                   78.9       78.0
Prudential Mortgage Capital Funding, LLC               63.6       62.4
Principal Commercial Funding II, LLC                   75.5       71.8
National City Bank                                     74.8       69.1
Morgan Stanley Mortgage Capital Holdings LLC           32.4       30.4
-----------------------------------------------------------------------
TOTAL:                                                 69.4%      67.0%
=======================================================================

CUT-OFF DATE BALANCES

---------------------------------------------------------------------------------------------------------------------------------

                                                                                   PERCENT BY   WEIGHTED     WEIGHTED
                                                                     AGGREGATE      AGGREGATE    AVERAGE      AVERAGE   WEIGHTED
                                                    NUMBER OF     CUT-OFF DATE   CUT-OFF DATE   MORTGAGE    REMAINING    AVERAGE
CUT-OFF DATE BALANCE ($)                       MORTGAGE LOANS      BALANCE ($)    BALANCE (%)   RATE (%)  TERM (MOS.)   DSCR (X)
---------------------------------------------------------------------------------------------------------------------------------

<= 2,500,000                                                2        3,825,000            1.4      6.225          120       1.33
2,500,001 - 5,000,000                                       4       13,682,288            4.9      5.954          119       1.59
5,000,001 - 7,500,000                                       4       26,300,800            9.4      6.055          118       1.27
7,500,001 - 10,000,000                                      2       18,040,000            6.5      6.085          119       1.28
10,000,001 - 12,500,000                                     2       23,760,000            8.5      5.695          117       1.33
12,500,001 - 15,000,000                                     3       43,630,000           15.7      6.229          119       1.22
17,500,001 - 20,000,000                                     2       38,000,000           13.6      5.551          142       3.46
40,000,001 - 50,000,000                                     1       46,500,000           16.7      6.300          119       1.20
60,000,001 - 70,000,000                                     1       65,000,000           23.3      5.660           58       1.37
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                     21     $278,738,088          100.0%     5.931%         108       1.59X
=================================================================================================================================

-----------------------------------------------------------------------

                                                   WEIGHTED   WEIGHTED
                                                    AVERAGE    AVERAGE
                                               CUT-OFF DATE    BALLOON
CUT-OFF DATE BALANCE ($)                            LTV (%)    LTV (%)
-----------------------------------------------------------------------

<= 2,500,000                                           71.2       65.6
2,500,001 - 5,000,000                                  64.6       57.2
5,000,001 - 7,500,000                                  75.4       67.5
7,500,001 - 10,000,000                                 70.9       68.4
10,000,001 - 12,500,000                                77.7       75.7
12,500,001 - 15,000,000                                77.3       71.8
17,500,001 - 20,000,000                                44.6       44.6
40,000,001 - 50,000,000                                60.2       60.2
60,000,001 - 70,000,000                                80.0       80.0
-----------------------------------------------------------------------
TOTAL:                                                 69.4%      67.0%
=======================================================================

Minimum: $1,700,000
Maximum: $65,000,000
Weighted Average: $13,273,242

                                      I-19

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2

STATES

---------------------------------------------------------------------------------------------------------------------------------

                                                                                   PERCENT BY   WEIGHTED     WEIGHTED
                                                    NUMBER OF        AGGREGATE      AGGREGATE    AVERAGE      AVERAGE   WEIGHTED
                                                    MORTGAGED     CUT-OFF DATE   CUT-OFF DATE   MORTGAGE    REMAINING    AVERAGE
STATE                                              PROPERTIES      BALANCE ($)    BALANCE (%)   RATE (%)  TERM (MOS.)   DSCR (X)
---------------------------------------------------------------------------------------------------------------------------------

New York                                                    2       66,500,000           23.9      6.053          132       2.42
Tennessee                                                   5       65,000,000           23.3      5.660           58       1.37
Georgia                                                     3       25,620,000            9.2      5.941          119       1.16
Missouri                                                    2       20,860,000            7.5      5.937          118       1.27
Indiana                                                     2       19,393,800            7.0      5.777          118       1.39
New Mexico                                                  1       18,000,000            6.5      5.630          119       1.48
Ohio                                                        2       16,225,000            5.8      6.451          120       1.27
Arkansas                                                    1       14,650,000            5.3      6.345          119       1.25
Texas                                                       2        9,685,010            3.5      6.286          119       1.23
Oklahoma                                                    1        6,757,000            2.4      5.580          117       1.14
New Jersey                                                  2        6,597,277            2.4      5.982          119       2.04
Kentucky                                                    1        5,200,000            1.9      6.375          119       1.53
Minnesota                                                   1        4,250,000            1.5      5.760          119       1.15
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                     25     $278,738,088          100.0%     5.931%         108       1.59X
=================================================================================================================================

-----------------------------------------------------------------------

                                                   WEIGHTED   WEIGHTED
                                                    AVERAGE    AVERAGE
                                               CUT-OFF DATE    BALLOON
STATE                                               LTV (%)    LTV (%)
-----------------------------------------------------------------------

New York                                               47.1       47.1
Tennessee                                              80.0       80.0
Georgia                                                78.0       73.0
Missouri                                               72.7       70.3
Indiana                                                75.4       71.1
New Mexico                                             75.9       75.9
Ohio                                                   79.6       72.6
Arkansas                                               72.5       68.2
Texas                                                  75.5       68.6
Oklahoma                                               79.5       71.4
New Jersey                                             56.7       48.8
Kentucky                                               66.7       60.8
Minnesota                                              74.6       69.6
-----------------------------------------------------------------------
TOTAL:                                                 69.4%      67.0%
=======================================================================

                                      I-20

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2

PROPERTY TYPES

---------------------------------------------------------------------------------------------------------------------------------

                                                                                   PERCENT BY   WEIGHTED     WEIGHTED
                                                    NUMBER OF        AGGREGATE      AGGREGATE    AVERAGE      AVERAGE   WEIGHTED
                                                    MORTGAGED     CUT-OFF DATE   CUT-OFF DATE   MORTGAGE    REMAINING    AVERAGE
PROPERTY TYPE                                      PROPERTIES      BALANCE ($)    BALANCE (%)   RATE (%)  TERM (MOS.)   DSCR (X)
---------------------------------------------------------------------------------------------------------------------------------

Multifamily
    Garden                                                 19      176,890,811           63.5      5.807           96       1.32
    Low Rise                                                2       61,150,000           21.9      6.311          119       1.21
    Cooperative                                             1       20,000,000            7.2      5.480          162       5.25
    High Rise                                               1       14,100,000            5.1      6.455          120       1.25
    Mid Rise                                                1        3,400,000            1.2      6.060          119       2.88
---------------------------------------------------------------------------------------------------------------------------------
        SUBTOTAL:                                          24     $275,540,811           98.9%     5.931%         108       1.60X
                                               ----------------------------------------------------------------------------------
Manufactured Housing Community
    Manufactured Housing Community                          1        3,197,277            1.1      5.900          119       1.15
---------------------------------------------------------------------------------------------------------------------------------
        SUBTOTAL:                                           1       $3,197,277            1.1%     5.900%         119       1.15X
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                     25     $278,738,088          100.0%     5.931%         108       1.59X
=================================================================================================================================

-----------------------------------------------------------------------

                                                   WEIGHTED   WEIGHTED
                                                    AVERAGE    AVERAGE
                                               CUT-OFF DATE    BALLOON
PROPERTY TYPE                                       LTV (%)    LTV (%)
-----------------------------------------------------------------------

Multifamily
    Garden                                             77.1       74.6
    Low Rise                                           63.1       62.1
    Cooperative                                        16.5       16.5
    High Rise                                          79.7       72.7
    Mid Rise                                           34.9       31.0
-----------------------------------------------------------------------
        SUBTOTAL:                                      69.2%      67.0%
                                               ------------------------
Manufactured Housing Community
    Manufactured Housing Community                     79.9       67.8
-----------------------------------------------------------------------
        SUBTOTAL:                                      79.9%      67.8%
-----------------------------------------------------------------------
TOTAL:                                                 69.4%      67.0%
=======================================================================

MORTGAGE RATES

---------------------------------------------------------------------------------------------------------------------------------

                                                                                   PERCENT BY   WEIGHTED     WEIGHTED
                                                                     AGGREGATE      AGGREGATE    AVERAGE      AVERAGE   WEIGHTED
                                                    NUMBER OF     CUT-OFF DATE   CUT-OFF DATE   MORTGAGE    REMAINING    AVERAGE
MORTGAGE RATE (%)                              MORTGAGE LOANS      BALANCE ($)    BALANCE (%)   RATE (%)  TERM (MOS.)   DSCR (X)
---------------------------------------------------------------------------------------------------------------------------------

5.001 - 5.500                                               1       20,000,000            7.2      5.480          162       5.25
5.501 - 5.750                                               4      101,657,000           36.5      5.646           80       1.39
5.751 - 6.000                                               6       44,927,277           16.1      5.873          119       1.16
6.001 - 6.500                                              10      112,153,811           40.2      6.293          119       1.30
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                     21     $278,738,088          100.0%     5.931%         108       1.59X
=================================================================================================================================

-----------------------------------------------------------------------

                                                   WEIGHTED   WEIGHTED
                                                    AVERAGE    AVERAGE
                                               CUT-OFF DATE    BALLOON
MORTGAGE RATE (%)                                   LTV (%)    LTV (%)
-----------------------------------------------------------------------

5.001 - 5.500                                          16.5       16.5
5.501 - 5.750                                          78.7       78.2
5.751 - 6.000                                          78.3       73.0
6.001 - 6.500                                          66.7       63.4
-----------------------------------------------------------------------
TOTAL:                                                 69.4%      67.0%
=======================================================================

Minimum: 5.480%
Maximum: 6.455%
Weighted Average: 5.931%

                                      I-21

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2

SEASONING

---------------------------------------------------------------------------------------------------------------------------------

                                                                                   PERCENT BY   WEIGHTED     WEIGHTED
                                                                     AGGREGATE      AGGREGATE    AVERAGE      AVERAGE   WEIGHTED
                                                    NUMBER OF     CUT-OFF DATE   CUT-OFF DATE   MORTGAGE    REMAINING    AVERAGE
SEASONING (MOS.)                               MORTGAGE LOANS      BALANCE ($)    BALANCE (%)   RATE (%)  TERM (MOS.)   DSCR (X)
---------------------------------------------------------------------------------------------------------------------------------

0                                                           2       16,225,000            5.8      6.451          120       1.27
1 - 5                                                      18      242,513,088           87.0      5.933          102       1.32
6 - 11                                                      1       20,000,000            7.2      5.480          162       5.25
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                     21     $278,738,088          100.0%     5.931%         108       1.59X
=================================================================================================================================

-----------------------------------------------------------------------

                                                   WEIGHTED   WEIGHTED
                                                    AVERAGE    AVERAGE
                                               CUT-OFF DATE    BALLOON
SEASONING (MOS.)                                    LTV (%)    LTV (%)
-----------------------------------------------------------------------

0                                                      79.6       72.6
1 - 5                                                  73.0       70.8
6 - 11                                                 16.5       16.5
-----------------------------------------------------------------------
TOTAL:                                                 69.4%      67.0%
=======================================================================

Minimum: 0 mos.
Maximum: 6 mos.
Weighted Average: 2 mos.

ORIGINAL TERMS TO STATED MATURITY

---------------------------------------------------------------------------------------------------------------------------------

                                                                                   PERCENT BY   WEIGHTED     WEIGHTED
                                                                     AGGREGATE      AGGREGATE    AVERAGE      AVERAGE   WEIGHTED
                                                    NUMBER OF     CUT-OFF DATE   CUT-OFF DATE   MORTGAGE    REMAINING    AVERAGE
ORIGINAL TERM TO STATED MATURITY (MOS.)        MORTGAGE LOANS      BALANCE ($)    BALANCE (%)   RATE (%)  TERM (MOS.)   DSCR (X)
---------------------------------------------------------------------------------------------------------------------------------

<= 60                                                       1       65,000,000           23.3      5.660           58       1.37
85 - 120                                                   19      193,738,088           69.5      6.068          119       1.29
121 - 180                                                   1       20,000,000            7.2      5.480          162       5.25
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                     21     $278,738,088          100.0%     5.931%         108       1.59X
=================================================================================================================================

-----------------------------------------------------------------------

                                                   WEIGHTED   WEIGHTED
                                                    AVERAGE    AVERAGE
                                               CUT-OFF DATE    BALLOON
ORIGINAL TERM TO STATED MATURITY (MOS.)             LTV (%)    LTV (%)
-----------------------------------------------------------------------

<= 60                                                  80.0       80.0
85 - 120                                               71.2       67.8
121 - 180                                              16.5       16.5
-----------------------------------------------------------------------
TOTAL:                                                 69.4%      67.0%
=======================================================================

Minimum: 60 mos.
Maximum: 168 mos.
Weighted Average: 109 mos.

REMAINING TERMS TO STATED MATURITY

---------------------------------------------------------------------------------------------------------------------------------

                                                                                   PERCENT BY   WEIGHTED     WEIGHTED
                                                                     AGGREGATE      AGGREGATE    AVERAGE      AVERAGE   WEIGHTED
                                                    NUMBER OF     CUT-OFF DATE   CUT-OFF DATE   MORTGAGE    REMAINING    AVERAGE
REMAINING TERM TO STATED MATURITY (MOS.)       MORTGAGE LOANS      BALANCE ($)    BALANCE (%)   RATE (%)  TERM (MOS.)   DSCR (X)
---------------------------------------------------------------------------------------------------------------------------------

<= 60                                                       1       65,000,000           23.3      5.660           58       1.37
85 - 120                                                   19      193,738,088           69.5      6.068          119       1.29
121 - 180                                                   1       20,000,000            7.2      5.480          162       5.25
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                     21     $278,738,088          100.0%     5.931%         108       1.59X
=================================================================================================================================

-----------------------------------------------------------------------

                                                   WEIGHTED   WEIGHTED
                                                    AVERAGE    AVERAGE
                                               CUT-OFF DATE    BALLOON
REMAINING TERM TO STATED MATURITY (MOS.)            LTV (%)    LTV (%)
-----------------------------------------------------------------------

<= 60                                                  80.0       80.0
85 - 120                                               71.2       67.8
121 - 180                                              16.5       16.5
-----------------------------------------------------------------------
TOTAL:                                                 69.4%      67.0%
=======================================================================

Minimum: 58 mos.
Maximum: 162 mos.
Weighted Average: 108 mos.

                                      I-22

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2

ORIGINAL AMORTIZATION TERMS

---------------------------------------------------------------------------------------------------------------------------------

                                                                                   PERCENT BY   WEIGHTED     WEIGHTED
                                                                     AGGREGATE      AGGREGATE    AVERAGE      AVERAGE   WEIGHTED
                                                    NUMBER OF     CUT-OFF DATE   CUT-OFF DATE   MORTGAGE    REMAINING    AVERAGE
ORIGINAL AMORTIZATION TERM (MOS.)              MORTGAGE LOANS      BALANCE ($)    BALANCE (%)   RATE (%)  TERM (MOS.)   DSCR (X)
---------------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
    Interest Only                                           6      170,400,000           61.1      5.835          101       1.80
    301 - 360                                              15      108,338,088           38.9      6.081          119       1.27
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                     21     $278,738,088          100.0%     5.931%         108       1.59X
=================================================================================================================================

-----------------------------------------------------------------------

                                                   WEIGHTED   WEIGHTED
                                                    AVERAGE    AVERAGE
                                               CUT-OFF DATE    BALLOON
ORIGINAL AMORTIZATION TERM (MOS.)                   LTV (%)    LTV (%)
-----------------------------------------------------------------------

BALLOON LOANS
    Interest Only                                      65.5       65.5
    301 - 360                                          75.4       69.2
-----------------------------------------------------------------------
TOTAL:                                                 69.4%      67.0%
=======================================================================

Minimum: 360 mos.
Maximum: 360 mos.
Weighted Average: 360 mos.

REMAINING AMORTIZATION TERMS

---------------------------------------------------------------------------------------------------------------------------------

                                                                                   PERCENT BY   WEIGHTED     WEIGHTED
                                                                     AGGREGATE      AGGREGATE    AVERAGE      AVERAGE   WEIGHTED
                                                    NUMBER OF     CUT-OFF DATE   CUT-OFF DATE   MORTGAGE    REMAINING    AVERAGE
REMAINING AMORTIZATION TERM (MOS.)             MORTGAGE LOANS      BALANCE ($)    BALANCE (%)   RATE (%)  TERM (MOS.)   DSCR (X)
---------------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
    Interest Only                                           6      170,400,000           61.1      5.835          101       1.80
    301 - 360                                              15      108,338,088           38.9      6.081          119       1.27
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                     21     $278,738,088          100.0%     5.931%         108       1.59X
=================================================================================================================================

-----------------------------------------------------------------------

                                                   WEIGHTED   WEIGHTED
                                                    AVERAGE    AVERAGE
                                               CUT-OFF DATE    BALLOON
REMAINING AMORTIZATION TERM (MOS.)                  LTV (%)    LTV (%)
-----------------------------------------------------------------------

BALLOON LOANS
    Interest Only                                      65.5       65.5
    301 - 360                                          75.4       69.2
-----------------------------------------------------------------------
TOTAL:                                                 69.4%      67.0%
=======================================================================

Minimum: 358 mos.
Maximum: 360 mos.
Weighted Average: 360 mos.

                                      I-23

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2

LOAN-TO-VALUE RATIOS

---------------------------------------------------------------------------------------------------------------------------------

                                                                                   PERCENT BY   WEIGHTED     WEIGHTED
                                                                     AGGREGATE      AGGREGATE    AVERAGE      AVERAGE   WEIGHTED
                                                    NUMBER OF     CUT-OFF DATE   CUT-OFF DATE   MORTGAGE    REMAINING    AVERAGE
LOAN-TO-VALUE RATIO (%)                        MORTGAGE LOANS      BALANCE ($)    BALANCE (%)   RATE (%)  TERM (MOS.)   DSCR (X)
---------------------------------------------------------------------------------------------------------------------------------

10.1 - 20.0                                                 1       20,000,000            7.2      5.480          162       5.25
30.1 - 40.0                                                 1        3,400,000            1.2      6.060          119       2.88
60.1 - 70.0                                                 5       65,235,010           23.4      6.274          119       1.26
70.1 - 75.0                                                 3       26,393,800            9.5      6.156          119       1.23
75.1 - 80.0                                                11      163,709,277           58.7      5.810           95       1.31
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                     21     $278,738,088          100.0%     5.931%         108       1.59X
=================================================================================================================================

-----------------------------------------------------------------------

                                                   WEIGHTED   WEIGHTED
                                                    AVERAGE    AVERAGE
                                               CUT-OFF DATE    BALLOON
LOAN-TO-VALUE RATIO (%)                             LTV (%)    LTV (%)
-----------------------------------------------------------------------

10.1 - 20.0                                            16.5       16.5
30.1 - 40.0                                            34.9       31.0
60.1 - 70.0                                            61.5       60.5
70.1 - 75.0                                            73.5       67.1
75.1 - 80.0                                            79.0       76.4
-----------------------------------------------------------------------
TOTAL:                                                 69.4%      67.0%
=======================================================================

Minimum: 16.5%
Maximum: 80.0%
Weighted Average: 69.4%

BALLOON LOAN-TO-VALUE RATIOS

---------------------------------------------------------------------------------------------------------------------------------

                                                                                   PERCENT BY   WEIGHTED     WEIGHTED
                                                                     AGGREGATE      AGGREGATE    AVERAGE      AVERAGE   WEIGHTED
                                                    NUMBER OF     CUT-OFF DATE   CUT-OFF DATE   MORTGAGE    REMAINING    AVERAGE
BALLOON LOAN-TO-VALUE RATIO (%)                MORTGAGE LOANS      BALANCE ($)    BALANCE (%)   RATE (%)  TERM (MOS.)   DSCR (X)
---------------------------------------------------------------------------------------------------------------------------------

10.1 - 20.0                                                 1       20,000,000            7.2      5.480          162       5.25
30.1 - 40.0                                                 1        3,400,000            1.2      6.060          119       2.88
55.1 - 60.0                                                 2        4,535,010            1.6      6.105          118       1.24
60.1 - 65.0                                                 4       68,193,800           24.5      6.257          119       1.26
65.1 - 70.0                                                 3       22,097,277            7.9      6.168          119       1.22
70.1 - 75.0                                                 6       53,752,000           19.3      6.098          119       1.19
75.1 - 80.0                                                 4      106,760,000           38.3      5.663           82       1.38
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                     21     $278,738,088          100.0%     5.931%         108       1.59X
=================================================================================================================================

-----------------------------------------------------------------------

                                                   WEIGHTED   WEIGHTED
                                                    AVERAGE    AVERAGE
                                               CUT-OFF DATE    BALLOON
BALLOON LOAN-TO-VALUE RATIO (%)                     LTV (%)    LTV (%)
-----------------------------------------------------------------------

10.1 - 20.0                                            16.5       16.5
30.1 - 40.0                                            34.9       31.0
55.1 - 60.0                                            65.6       58.0
60.1 - 65.0                                            62.7       61.0
65.1 - 70.0                                            74.0       68.4
70.1 - 75.0                                            79.3       73.1
75.1 - 80.0                                            78.8       78.4
-----------------------------------------------------------------------
TOTAL:                                                 69.4%      67.0%
=======================================================================

Minimum: 16.5%
Maximum: 80.0%
Weighted Average: 67.0%

                                      I-24

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2

DEBT SERVICE COVERAGE RATIOS

---------------------------------------------------------------------------------------------------------------------------------

                                                                                   PERCENT BY   WEIGHTED     WEIGHTED
                                                                     AGGREGATE      AGGREGATE    AVERAGE      AVERAGE   WEIGHTED
                                                    NUMBER OF     CUT-OFF DATE   CUT-OFF DATE   MORTGAGE    REMAINING    AVERAGE
DEBT SERVICE COVERAGE RATIO (X)                MORTGAGE LOANS      BALANCE ($)    BALANCE (%)   RATE (%)  TERM (MOS.)   DSCR (X)
---------------------------------------------------------------------------------------------------------------------------------

1.11 - 1.20                                                 7       96,484,277           34.6      6.056          119       1.18
1.21 - 1.30                                                 6       47,628,811           17.1      6.300          119       1.25
1.31 - 1.40                                                 2       67,125,000           24.1      5.684           60       1.37
1.41 - 1.50                                                 3       38,900,000           14.0      5.755          118       1.46
1.51 - 1.60                                                 1        5,200,000            1.9      6.375          119       1.53
2.51 - 3.00                                                 1        3,400,000            1.2      6.060          119       2.88
3.01 >=                                                     1       20,000,000            7.2      5.480          162       5.25
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                     21     $278,738,088          100.0%     5.931%         108       1.59X
=================================================================================================================================

-----------------------------------------------------------------------

                                                   WEIGHTED   WEIGHTED
                                                    AVERAGE    AVERAGE
                                               CUT-OFF DATE    BALLOON
DEBT SERVICE COVERAGE RATIO (X)                     LTV (%)    LTV (%)
-----------------------------------------------------------------------

1.11 - 1.20                                            69.9       67.0
1.21 - 1.30                                            75.2       68.5
1.31 - 1.40                                            80.0       79.7
1.41 - 1.50                                            73.0       73.0
1.51 - 1.60                                            66.7       60.8
2.51 - 3.00                                            34.9       31.0
3.01 >=                                                16.5       16.5
-----------------------------------------------------------------------
TOTAL:                                                 69.4%      67.0%
=======================================================================

Minimum: 1.14x
Maximum: 5.25x
Weighted Average: 1.59x

AMORTIZATION TYPES

---------------------------------------------------------------------------------------------------------------------------------

                                                                                   PERCENT BY   WEIGHTED     WEIGHTED
                                                                     AGGREGATE      AGGREGATE    AVERAGE      AVERAGE   WEIGHTED
                                                    NUMBER OF     CUT-OFF DATE   CUT-OFF DATE   MORTGAGE    REMAINING    AVERAGE
AMORTIZATION TYPE                              MORTGAGE LOANS      BALANCE ($)    BALANCE (%)   RATE (%)  TERM (MOS.)   DSCR (X)
---------------------------------------------------------------------------------------------------------------------------------

Interest Only Loans                                         6      170,400,000           61.1      5.835          101       1.80
Partial IO Balloon Loans                                   12       94,812,000           34.0      6.090          119       1.28
Balloon Loans                                               3       13,526,088            4.9      6.020          119       1.22
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                     21     $278,738,088          100.0%     5.931%         108       1.59X
=================================================================================================================================

-----------------------------------------------------------------------

                                                   WEIGHTED   WEIGHTED
                                                    AVERAGE    AVERAGE
                                               CUT-OFF DATE    BALLOON
AMORTIZATION TYPE                                   LTV (%)    LTV (%)
-----------------------------------------------------------------------

Interest Only Loans                                    65.5       65.5
Partial IO Balloon Loans                               75.5       70.1
Balloon Loans                                          74.6       63.4
-----------------------------------------------------------------------
TOTAL:                                                 69.4%      67.0%
=======================================================================

                                      I-25

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2

PREPAYMENT RESTRICTION ANALYSIS: LOAN GROUP 2

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%) (1)(2)(3)

----------------------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS                  AUG-07          AUG-08          AUG-09          AUG-10          AUG-11
----------------------------------------------------------------------------------------------------------------

Locked Out                               94.53%          94.52%          85.61%          85.62%          85.62%
Yield Maintenance Total                   5.47%           5.48%          14.39%          14.38%          14.38%
Prepayment Premium Points Total           0.00%           0.00%           0.00%           0.00%           0.00%
Open                                      0.00%           0.00%           0.00%           0.00%           0.00%
----------------------------------------------------------------------------------------------------------------
TOTALS                                  100.00%         100.00%         100.00%         100.00%         100.00%
----------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding          $278,738,088    $278,585,426    $278,418,104    $278,180,949    $277,640,271
% Initial Pool Balance                  100.00%          99.95%          99.89%          99.80%          99.61%
----------------------------------------------------------------------------------------------------------------

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (CONT'D) (%) (1)(2)(3)

----------------------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS                  AUG-12          AUG-13          AUG-14          AUG-15          AUG-16
----------------------------------------------------------------------------------------------------------------

Locked Out                               81.21%          81.17%          81.17%          81.17%          81.18%
Yield Maintenance Total                  18.79%          18.83%          18.83%          18.83%          18.82%
Prepayment Premium Points Total           0.00%           0.00%           0.00%           0.00%           0.00%
Open                                      0.00%           0.00%           0.00%           0.00%           0.00%
----------------------------------------------------------------------------------------------------------------
TOTALS                                  100.00%         100.00%         100.00%         100.00%         100.00%
----------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding          $211,969,871    $210,758,157    $209,349,649    $207,851,950    $206,277,029
% Initial Pool Balance                   76.05%          75.61%          75.11%          74.57%          74.00%
----------------------------------------------------------------------------------------------------------------

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (CONT'D) (%) (1)(2)(3)

----------------------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS                  AUG-17          AUG-18          AUG-19          AUG-20          AUG-21
----------------------------------------------------------------------------------------------------------------

Locked Out                                0.00%           0.00%           0.00%           0.00%           0.00%
Yield Maintenance Total                 100.00%         100.00%         100.00%         100.00%           0.00%
Prepayment Premium Points Total           0.00%           0.00%           0.00%           0.00%           0.00%
Open                                      0.00%           0.00%           0.00%           0.00%           0.00%
----------------------------------------------------------------------------------------------------------------
TOTALS                                  100.00%         100.00%         100.00%         100.00%           0.00%
----------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding           $20,000,000     $20,000,000     $20,000,000     $20,000,000              $0
% Initial Pool Balance                    7.18%           7.18%           7.18%           7.18%           0.00%
----------------------------------------------------------------------------------------------------------------

Notes:

(1)   The above analysis is based on the Structuring Assumptions and a 0% CPR as discussed in the Free Writing Prospectus

(2)   See Appendix II of the Free Writing Prospectus for a description of the
      Yield Maintenance

(3)   Def/YM1 loans have been modeled as Yield Maintenance.

                                      I-26

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

-------------------------------------------------------------------------------------------------------------------
  MORTGAGE       CMSA        CMSA       MORTGAGE
  LOAN NO.     LOAN NO.  PROPERTY NO.   LOAN SELLER(1)   PROPERTY NAME(2)
-------------------------------------------------------------------------------------------------------------------

      1           1          1-001      PMCF             First Stamford
      2           2          2-001      PMCF             Hilton Washington DC
      3           3          3-001      PCF II           717 Texas Avenue
                                                         U-Haul Portfolio 1  Roll-Up
      4           4          4-001      MSMCH            U-Haul Portfolio 1A - Hyattsville (I) (A)
      4                      4-002      MSMCH            U-Haul Portfolio 1A - Manchester (I) (A)
      4                      4-003      MSMCH            U-Haul Portfolio 1A - Beaverton (I) (A)
      4                      4-004      MSMCH            U-Haul Portfolio 1A - Austin (I) (A)
                  5          5-005      MSMCH            U-Haul Portfolio 1B - South Miami (II) (A)
      5                      5-006      MSMCH            U-Haul Portfolio 1B - Philadelphia South (II) (A)
      5                      5-007      MSMCH            U-Haul Portfolio 1B - Tulsa - South Memorial (II) (A)
      5                      5-008      MSMCH            U-Haul Portfolio 1B - Cleveland (II) (A)
      5                      5-009      MSMCH            U-Haul Portfolio 1B - Conroe (II) (A)
                  6          6-010      MSMCH            U-Haul Portfolio 1C - Dublin (III) (A)
      6                      6-011      MSMCH            U-Haul Portfolio 1C - Northridge (III) (A)
      6                      6-012      MSMCH            U-Haul Portfolio 1C - Orange Park (III) (A)
      6                      6-013      MSMCH            U-Haul Portfolio 1C - Tulsa - East Avenue (III) (A)
                  7          7-014      MSMCH            U-Haul Portfolio 1D - Richmond - North Lombardy (IV) (A)
      7                      7-015      MSMCH            U-Haul Portfolio 1D - Garland (IV) (A)
      7                      7-016      MSMCH            U-Haul Portfolio 1D - Eugene (IV) (A)
      7                      7-017      MSMCH            U-Haul Portfolio 1D - Shreveport - Hollywood (IV) (A)
      7                      7-018      MSMCH            U-Haul Portfolio 1D - Kansas City (IV) (A)
      8           8          8-001      PCF II           Royal Centre
                  9                                      U-Haul Portfolio 2 Roll-Up
      9                      9-001      MSMCH            U-Haul Portfolio 2 - Carlsbad (V)
      9                      9-002      MSMCH            U-Haul Portfolio 2 - Chester (V)
      9                      9-003      MSMCH            U-Haul Portfolio 2 - Richmond - North Blvd (V)
      9                      9-004      MSMCH            U-Haul Portfolio 2 - Sterling (V)
      9                      9-005      MSMCH            U-Haul Portfolio 2 - Kenner (V)
      9                      9-006      MSMCH            U-Haul Portfolio 2 - Richmond - East Belt (V)
      9                      9-007      MSMCH            U-Haul Portfolio 2 - Odenton (V)
      9                      9-008      MSMCH            U-Haul Portfolio 2 - College Park (V)
      9                      9-009      MSMCH            U-Haul Portfolio 2 - Glendale (V)
      9                      9-010      MSMCH            U-Haul Portfolio 2 - Mechanicsville (V)
      9                      9-011      MSMCH            U-Haul Portfolio 2 - Rialto (V)
      9                      9-012      MSMCH            U-Haul Portfolio 2 - Suffolk (V)
      9                      9-013      MSMCH            U-Haul Portfolio 2 - Little Rock (V)
      9                      9-014      MSMCH            U-Haul Portfolio 2 - Columbia - Jamil Road (V)
      9                      9-015      MSMCH            U-Haul Portfolio 2 - Columbia - Decker Park (V)
      9                      9-016      MSMCH            U-Haul Portfolio 2 - Marrero (V)
      9                      9-017      MSMCH            U-Haul Portfolio 2 - Myrtle Beach (V)
      9                      9-018      MSMCH            U-Haul Portfolio 2 - Boone (V)
      9                      9-019      MSMCH            U-Haul Portfolio 2 - Shreveport - Financial Plaza (V)
                  10                                     Jackson Portfolio Roll-Up
     10                     10-001      RBC              Cherry Grove (VI)
     10                     10-002      RBC              Camellia Trace (VI)
     10                     10-003      RBC              Northridge (VI)
     10                     10-004      RBC              Cedarwood (VI)
     10                     10-005      RBC              Whispering Oaks (VI)
     11           11        11-001      RBC              Metroplex
     12           12        12-001      MSMCH            One Indiana Square
     13           13        13-001      PMCF             190 East 7th Street
                                                         U-Haul Portfolio 3 Roll-Up
     14           14        14-001      MSMCH            U-Haul Portfolio 3A - Margate (VII) (B)
     14                     14-002      MSMCH            U-Haul Portfolio 3A - Hampton (VII) (B)
     14                     14-003      MSMCH            U-Haul Portfolio 3A - Houston North (VII) (B)
     14                     14-004      MSMCH            U-Haul Portfolio 3A - Lodi (VII) (B)
     15           15        15-005      MSMCH            U-Haul Portfolio 3B - Boston (VIII) (B)
     15                     15-006      MSMCH            U-Haul Portfolio 3B - San Clemente (VIII) (B)
     15                     15-007      MSMCH            U-Haul Portfolio 3B - Orlando (VIII) (B)
     15                     15-008      MSMCH            U-Haul Portfolio 3B - Oklahoma City (VIII) (B)
     16           16        16-001      PMCF             The AES Building
     17           17        17-001      RBC              Steadfast Heritage
     18           18        18-001      NatCity          Wellington
     19           19        19-001      PMCF             Sample 95 Industrial Portfolio
     20           20        20-001      PMCF             BoDo Lifestyle Center
     21           21        21-001      RBC              Lynnwood
                  22                                     Szeles Portfolio Roll-Up
     22                     22-001      PMCF             Szeles Portfolio I - Rossmoyne Business Center (IX)
     22                     22-002      PMCF             Szeles Portfolio I - 100 Corporate Center (IX)
     22                     22-003      PMCF             Szeles Portfolio I - Evergreen Center (IX)
     22                     22-004      PMCF             Szeles Portfolio I - East Park Building (IX)
     22                     22-005      PMCF             Szeles Portfolio I - Anchor Place (IX)
     22                     22-006      PMCF             Szeles Portfolio I - Commerce Business Center (IX)
     22                     22-007      PMCF             Szeles Portfolio I - State Hill Professional Center (IX)
     23           23        23-001      MSMCH            160 East 65th Street Coop
     24           24        24-001      RBC              Nantucket Self Storage
                                                         Rite Aid Portfolio Roll-Up
     25           25        25-001      MSMCH            Rite Aid Portfolio - Selma (C)
     26           26        26-001      MSMCH            Rite Aid Portfolio - Fresno (C)
     27           27        27-001      MSMCH            Rite Aid Portfolio - Delano (C)
     28           28        28-001      MSMCH            Rite Aid Portfolio - Shafter (C)
     29           29        29-001      MSMCH            81 Main Street
     30           30        30-001      PCF II           Broadstone Ladera Apartments
     31           31        31-001      PMCF             Headquarters I,II, & Severna Park I
     32           32        32-001      RBC              Sawtelle Self Storage
     33           33        33-001      PCF II           West Wind Landing Apartments
     34           34        34-001      NatCity          Ashbury at Chenal
     35           35        35-001      NatCity          Erie Shore Landings
     36           36        36-001      RBC              Jonesboro
     37           37        37-001      PCF II           Palmetto Health Parkridge
     38           38        38-001      RBC              Ahwatukee Mercado
     39           39        39-001      MSMCH            Shops at Stoughton
     40           40        40-001      MSMCH            Kmart Shopping Plaza - Sayville
     41           41        41-001      RBC              Colony Bay Apartments
     42           42        42-001      PCF II           Camden Taravue Apartments
     43           43        43-001      PMCF             Dorneyville Shopping Center
     44           44        44-001      RBC              Evergreen - IH 10 & Floresville
     45           45        45-001      PMCF             Super DSM
     46           46        46-001      PCF II           Summit Medical Center
     47           47        47-001      PCF II           210 Adrian Road
     48           48        48-001      NatCity          Wayne Town Plaza
     49           49        49-001      PMCF             Gemini Towers
     50           50        50-001      RBC              Firewheel Village
     51           51        51-001      RBC              Woodcreek Village
     52           52        52-001      RBC              Manhattan Beach Mall
     53           53        53-001      PCF II           Market Pointe I
     54           54        54-001      PMCF             Bridger Peaks Town Center
     55           55        55-001      MSMCH            Regal Cinema - Eagan
     56           56        56-001      RBC              Provinces
     57           57        57-001      RBC              The Shoppes At Osgood
     58           58        58-001      PCF II           Magnolia Villas Apartments
     59           59        59-001      PCF II           190 Jony Drive
     60           60        60-001      MSMCH            724 Fifth Avenue
     61           61        61-001      PMCF             French Quarter Apartments
     62           62        62-001      MSMCH            Pioneer Plaza I & II
     63           63        63-001      NatCity          Edison Park Center
     64           64        64-001      PMCF             Peace Corporate Industrial
     65           65        65-001      PMCF             Beechwood Centre
     66           66        66-001      PCF II           Hampton Inn
     67           67        67-001      RBC              Hampton Suites
     68           68        68-001      RBC              Beechgrove
     69           69        69-001      RBC              Kohl's Shopping Center
     70           70        70-001      PMCF             Palms at Rolling Creek
     71           71        71-001      MSMCH            Walkers Station Apartments
     72           72        72-001      RBC              Holiday Inn Express- Costa Mesa
     73           73        73-001      RBC              Amber Valley Retail Center
     74           74        74-001      RBC              Caliente Springs RV and Self Storage
     75           75        75-001      NatCity          Oakwood Apts.
     76           76        76-001      MSMCH            Hampton Inn - Brunswick, GA
     77           77        77-001      PMCF             Edina Professional Building
     78           78        78-001      RBC              Siete Shopping Center
     79           79        79-001      RBC              Bridgeview
     80           80        80-001      PCF II           720 Paularino Avenue
     81           81        81-001      NatCity          Pine Tree Plaza
     82           82        82-001      RBC              Walkersville Self Storage
     83           83        83-001      PCF II           Coral Desert Health Center
     84           84        84-001      PMCF             Woodranch Center
     85           85        85-001      PMCF             Southcross Village
     86           86        86-001      PMCF             Emmott Business Park
     87           87        87-001      RBC              Devon Ocala
     88           88        88-001      RBC              Evergreen -Fair Oaks West
     89           89        89-001      PCF II           23041-71 Antonio Parkway
                  90                                     Triarch Portfolio Roll-Up
     90                     90-001      PCF II           Triarch Burger King (X)
     90                     90-002      PCF II           Triarch Checkers (Wilton Manors) (X)
     90                     90-003      PCF II           Triarch Checkers (Pinnellas Park) (X)
     90                     90-004      PCF II           Triarch Taco Bell (X)
     91           91        91-001      RBC              Park Oakhurst A/C Self Storage
     92           92        92-001      RBC              Lanco Mini Storage
     93           93        93-001      NatCity          Holiday Inn Express
     94           94        94-001      PCF II           58 Grant Avenue
     95           95        95-001      RBC              Devon Stone Mountain
     96           96        96-001      PCF II           Blair House Apartments
     97           97        97-001      PMCF             Bedrosian - Colorado Springs
     98           98        98-001      PCF II           Heritage Plaza
     99           99        99-001      RBC              Century 21
     100         100        100-001     PMCF             Twin Spires Self Storage
     101         101        101-001     PCF II           Roundy's Supermarket
     102         102        102-001     PCF II           Hanover Village MHP
     103         103        103-001     PMCF             The Tower
     104         104        104-001     PCF II           Dolly Creek
     105         105        105-001     PMCF             Alameda Crossing Shops
     106         106        106-001     RBC              Planet Self Storage
     107         107        107-001     PMCF             La Quinta Inn & Suites
     108         108        108-001     PCF II           20 Aquarium
     109         109        109-001     NatCity          Woodmere CVS Ground Lease
     110         110        110-001     RBC              Peakview Self Storage
     111         111        111-001     PCF II           Sandalfoot Plaza
     112         112        112-001     PCF II           Academy Crossing
     113         113        113-001     PCF II           1151 Azalea Garden Road
     114         114        114-001     PMCF             Colonial Woods
     115         115        115-001     RBC              Collierville Marketplace
     116         116        116-001     MSMCH            Rite Aid - Mt. Gilead
     117         117        117-001     PCF II           Arrowhead Shops Shopping Center
     118         118        118-001     PCF II           3950 and 3970 North Las Vegas Boulevard
     119         119        119-001     MSMCH            North Traders Landing
     120         120        120-001     PCF II           11100 Westlake Drive
     121         121        121-001     MSMCH            Capital One - San Antonio
     122         122        122-001     PCF II           Buellton Town Plaza
     123         123        123-001     NatCity          Sunset Townhomes
     124         124        124-001     MSMCH            CVS - Cincinnati, OH
     125         125        125-001     PCF II           American Safe 'N' Sound
     126         126        126-001     PCF II           5770-5780 Uplander Way
     127         127        127-001     PCF II           The Ridge At White Oaks Apartments
     128         128        128-001     RBC              Devon Anderson
     129         129        129-001     PCF II           The Kirby Shopping Center
     130         130        130-001     PCF II           MidPoint Plaza
     131         131        131-001     PCF II           Hillandale Medical Office Building
     132         132        132-001     PCF II           8418 East 171st Street
     133         133        133-001     PCF II           Sunset Plaza Shopping Center
     134         134        134-001     PCF II           4125 & 4145 West Dewey Drive

                                                         TOTALS AND WEIGHTED AVERAGES:

--------------------------------------------------------------------------------------------------------------
  MORTGAGE     LOAN          CROSS-                ORIGINAL      CUT-OFF DATE       NOI      NCF     CUT-OFF
  LOAN NO.     GROUP  COLLATERALIZATION(2)          BALANCE        BALANCE(3)   DSCR(4)  DSCR(4)   DATE  LTV
--------------------------------------------------------------------------------------------------------------

      1          1             No              $250,000,000      $250,000,000      1.34     1.05       68.7%
      2          1             No              $215,000,000      $215,000,000      2.02     1.80       73.9%
      3          1             No              $160,000,000      $160,000,000      1.32     1.23       67.9%
                                                $95,670,000       $95,593,189      1.28     1.26       72.7%
      4          1            Yes               $12,567,931       $12,557,841      1.28     1.26       72.7%
      4          1            Yes                $5,194,125        $5,189,955      1.28     1.26       72.7%
      4          1            Yes                $5,015,397        $5,011,370      1.28     1.26       72.7%
      4          1            Yes                $2,525,579        $2,523,551      1.28     1.26       72.7%
                 1            Yes                $9,806,486        $9,798,613      1.28     1.26       72.7%
      5          1            Yes                $6,237,305        $6,232,297      1.28     1.26       72.7%
      5          1            Yes                $3,414,395        $3,411,654      1.28     1.26       72.7%
      5          1            Yes                $3,284,520        $3,281,883      1.28     1.26       72.7%
      5          1            Yes                $2,010,084        $2,008,470      1.28     1.26       72.7%
                 1            Yes                $7,791,187        $7,784,932      1.28     1.26       72.7%
      6          1            Yes                $7,629,379        $7,623,254      1.28     1.26       72.7%
      6          1            Yes                $4,879,235        $4,875,318      1.28     1.26       72.7%
      6          1            Yes                $4,277,515        $4,274,081      1.28     1.26       72.7%
                 1            Yes                $8,593,221        $8,586,322      1.28     1.26       72.7%
      7          1            Yes                $3,590,057        $3,587,175      1.28     1.26       72.7%
      7          1            Yes                $3,555,226        $3,552,372      1.28     1.26       72.7%
      7          1            Yes                $2,902,599        $2,900,269      1.28     1.26       72.7%
      7          1            Yes                $2,395,759        $2,393,836      1.28     1.26       72.7%
      8          1             No               $77,000,000       $77,000,000      1.56     1.39       74.7%
                                                $67,910,000       $67,850,556      1.27     1.24       75.3%
      9          1             No               $10,836,022       $10,826,537      1.27     1.24       75.3%
      9          1             No                $5,695,748        $5,690,762      1.27     1.24       75.3%
      9          1             No                $5,383,653        $5,378,941      1.27     1.24       75.3%
      9          1             No                $5,122,163        $5,117,679      1.27     1.24       75.3%
      9          1             No                $5,071,557        $5,067,118      1.27     1.24       75.3%
      9          1             No                $4,382,905        $4,379,069      1.27     1.24       75.3%
      9          1             No                $4,270,970        $4,267,231      1.27     1.24       75.3%
      9          1             No                $2,886,886        $2,884,359      1.27     1.24       75.3%
      9          1             No                $2,874,204        $2,871,688      1.27     1.24       75.3%
      9          1             No                $2,769,850        $2,767,425      1.27     1.24       75.3%
      9          1             No                $2,709,997        $2,707,625      1.27     1.24       75.3%
      9          1             No                $2,496,766        $2,494,581      1.27     1.24       75.3%
      9          1             No                $2,442,150        $2,440,012      1.27     1.24       75.3%
      9          1             No                $2,416,237        $2,414,122      1.27     1.24       75.3%
      9          1             No                $2,098,662        $2,096,825      1.27     1.24       75.3%
      9          1             No                $1,887,829        $1,886,177      1.27     1.24       75.3%
      9          1             No                $1,716,527        $1,715,024      1.27     1.24       75.3%
      9          1             No                $1,521,467        $1,520,135      1.27     1.24       75.3%
      9          1             No                $1,326,407        $1,325,246      1.27     1.24       75.3%
                                                $65,000,000       $65,000,000      1.43     1.37       80.0%
     10          2             No               $27,902,000       $27,902,000      1.43     1.37       80.0%
     10          2             No               $15,760,000       $15,760,000      1.43     1.37       80.0%
     10          2             No               $11,250,000       $11,250,000      1.43     1.37       80.0%
     10          2             No                $6,885,000        $6,885,000      1.43     1.37       80.0%
     10          2             No                $3,203,000        $3,203,000      1.43     1.37       80.0%
     11          1             No               $48,000,000       $48,000,000      1.35     1.29       73.2%
     12          1             No               $48,000,000       $48,000,000      1.74     1.22       78.0%
     13          2             No               $46,500,000       $46,500,000      1.21     1.20       60.2%
                                                $46,420,000       $46,384,112      1.22     1.20       71.9%
     14          1            Yes                $9,198,305        $9,191,194      1.22     1.20       71.9%
     14          1            Yes                $6,033,026        $6,028,362      1.22     1.20       71.9%
     14          1            Yes                $4,207,283        $4,204,030      1.22     1.20       71.9%
     14          1            Yes                $4,196,179        $4,192,935      1.22     1.20       71.9%
     15          1            Yes               $10,174,182       $10,166,316      1.22     1.20       71.9%
     15          1            Yes                $6,058,994        $6,054,310      1.22     1.20       71.9%
     15          1            Yes                $3,893,813        $3,890,803      1.22     1.20       71.9%
     15          1            Yes                $2,658,218        $2,656,163      1.22     1.20       71.9%
     16          1             No               $39,000,000       $38,952,719      1.27     1.15       77.9%
     17          1             No               $37,500,000       $37,500,000      1.29     1.22       76.2%
     18          1             No               $28,800,000       $28,800,000      1.16     1.12       80.0%
     19          1             No               $27,000,000       $27,000,000      1.37     1.25       74.0%
     20          1             No               $23,250,000       $23,250,000      1.46     1.42       75.7%
     21          1             No               $22,168,000       $22,168,000      1.33     1.27       77.9%
                                                $20,350,000       $20,350,000      1.62     1.15       71.2%
     22          1             No                $6,617,308        $6,617,308      1.62     1.15       71.2%
     22          1             No                $3,771,154        $3,771,154      1.62     1.15       71.2%
     22          1             No                $3,130,769        $3,130,769      1.62     1.15       71.2%
     22          1             No                $2,348,077        $2,348,077      1.62     1.15       71.2%
     22          1             No                $1,565,385        $1,565,385      1.62     1.15       71.2%
     22          1             No                $1,565,385        $1,565,385      1.62     1.15       71.2%
     22          1             No                $1,351,922        $1,351,922      1.62     1.15       71.2%
     23          2             No               $20,000,000       $20,000,000      5.29     5.25       16.5%
     24          1             No               $20,000,000       $20,000,000      1.39     1.38       79.7%
                                                $19,500,000       $19,464,005      1.23     1.18       69.5%
     25          1            Yes                $5,800,000        $5,789,294      1.23     1.18       69.5%
     26          1            Yes                $5,150,000        $5,140,494      1.23     1.18       69.5%
     27          1            Yes                $4,950,000        $4,940,863      1.23     1.18       69.5%
     28          1            Yes                $3,600,000        $3,593,355      1.23     1.18       69.5%
     29          1             No               $18,000,000       $18,000,000      1.60     1.26       65.5%
     30          2             No               $18,000,000       $18,000,000      1.54     1.48       75.9%
     31          1             No               $16,803,750       $16,803,750      1.65     1.46       63.9%
     32          1             No               $15,000,000       $15,000,000      1.45     1.21       78.8%
     33          2             No               $14,880,000       $14,880,000      1.44     1.15       79.7%
     34          2             No               $14,650,000       $14,650,000      1.51     1.25       72.5%
     35          2             No               $14,100,000       $14,100,000      1.51     1.25       79.7%
     36          1             No               $13,700,000       $13,700,000      1.41     1.38       78.3%
     37          1             No               $13,500,000       $13,500,000      1.70     1.20       70.0%
     38          1             No               $13,483,000       $13,483,000      1.20     1.14       77.9%
     39          1             No               $13,500,000       $13,362,112      1.49     1.44       60.5%
     40          1             No               $13,000,000       $13,000,000      1.08     0.93       60.5%
     41          2             No               $11,900,000       $11,900,000      1.66     1.48       75.8%
     42          2             No               $11,860,000       $11,860,000      1.58     1.17       79.7%
     43          1             No               $11,175,000       $11,175,000      1.40     1.11       78.1%
     44          1             No               $10,800,000       $10,800,000      1.37     1.12       77.3%
     45          1             No               $10,800,000       $10,800,000      1.54     1.15       80.0%
     46          1             No               $10,545,000       $10,545,000      1.47     1.16       77.5%
     47          1             No               $10,500,000       $10,500,000      1.52     1.25       73.4%
     48          1             No               $10,500,000       $10,491,400      1.37     1.27       75.5%
     49          1             No               $10,500,000       $10,491,067      1.43     1.15       78.9%
     50          1             No               $10,400,000       $10,400,000      1.48     1.36       80.0%
     51          1             No               $10,300,000       $10,300,000      1.41     1.35       79.2%
     52          1             No               $10,191,000       $10,191,000      1.31     1.22       77.2%
     53          1             No               $10,100,000       $10,029,856      1.47     1.37       46.7%
     54          1             No               $10,000,000       $10,000,000      1.79     1.68       61.3%
     55          1             No               $11,275,467        $9,640,455      1.00     1.00       66.9%
     56          1             No                $9,585,000        $9,585,000      1.26     1.18       77.2%
     57          1             No                $9,300,000        $9,300,000      1.49     1.18       62.8%
     58          2             No                $9,040,000        $9,040,000      1.44     1.15       78.3%
     59          1             No                $9,040,000        $9,040,000      1.31     1.23       78.6%
     60          1             No                $9,000,000        $9,000,000     13.18    12.77        7.3%
     61          2             No                $9,000,000        $9,000,000      1.56     1.41       63.4%
     62          1             No                $9,000,000        $9,000,000      1.66     1.19       70.9%
     63          1             No                $8,700,000        $8,692,754      1.36     1.28       79.8%
     64          1             No                $8,600,000        $8,600,000      2.12     1.85       64.7%
     65          1             No                $8,275,000        $8,275,000      1.54     1.17       79.6%
     66          1             No                $7,800,000        $7,774,052      1.90     1.73       51.7%
     67          1             No                $7,500,000        $7,500,000      2.36     1.77       59.1%
     68          2             No                $7,500,000        $7,493,800      1.37     1.25       74.8%
     69          1             No                $7,000,000        $7,000,000      1.66     1.22       68.0%
     70          2             No                $6,850,000        $6,850,000      1.55     1.23       78.7%
     71          2             No                $6,757,000        $6,757,000      1.53     1.14       79.5%
     72          1             No                $6,750,000        $6,750,000      1.54     1.31       75.0%
     73          1             No                $6,150,000        $6,150,000      1.56     1.20       74.5%
     74          1             No                $6,000,000        $6,000,000      1.29     1.11       55.7%
     75          2             No                $5,200,000        $5,200,000      1.93     1.53       66.7%
     76          1             No                $5,175,000        $5,161,131      1.90     1.67       74.5%
     77          1             No                $5,150,000        $5,150,000      1.45     1.07       79.8%
     78          1             No                $5,023,000        $5,023,000      1.54     1.18       75.5%
     79          1             No                $4,600,000        $4,591,027      1.34     1.21       76.5%
     80          1             No                $4,560,000        $4,556,260      1.25     1.20       64.6%
     81          1             No                $4,500,000        $4,500,000      1.61     1.29       66.2%
     82          1             No                $4,400,000        $4,400,000      1.31     1.10       65.5%
     83          1             No                $4,400,000        $4,400,000      1.65     1.50       60.9%
     84          1             No                $4,390,000        $4,390,000      1.41     1.15       67.5%
     85          2             No                $4,250,000        $4,250,000      1.46     1.15       74.6%
     86          1             No                $4,200,000        $4,156,661      1.39     1.15       66.2%
     87          1             No                $4,025,000        $4,021,871      1.59     1.55       63.3%
     88          1             No                $4,000,000        $4,000,000      1.37     1.08       79.4%
     89          1             No                $4,000,000        $3,995,646      2.55     2.42       38.1%
                                                 $3,850,000        $3,850,000      1.81     1.39       62.6%
     90          1             No                $1,170,000        $1,170,000      1.81     1.39       62.6%
     90          1             No                $1,010,000        $1,010,000      1.81     1.39       62.6%
     90          1             No                  $873,000          $873,000      1.81     1.39       62.6%
     90          1             No                  $797,000          $797,000      1.81     1.39       62.6%
     91          1             No                $3,700,000        $3,700,000      1.26     1.03       79.6%
     92          1             No                $3,500,000        $3,500,000      1.32     1.06       79.7%
     93          1             No                $3,500,000        $3,493,188      2.99     2.62       49.2%
     94          1             No                $3,440,000        $3,437,020      1.21     1.15       78.1%
     95          1             No                $3,408,000        $3,401,765      1.45     1.39       66.3%
     96          2             No                $3,400,000        $3,400,000      3.56     2.88       34.9%
     97          1             No                $3,400,000        $3,397,506      1.32     1.22       77.2%
     98          1             No                $3,400,000        $3,397,032      1.44     1.41       69.3%
     99          1             No                $3,300,000        $3,300,000      1.78     1.47       63.5%
     100         1             No                $3,280,000        $3,280,000      1.44     1.19       80.0%
     101         1             No                $3,250,000        $3,247,299      1.32     1.24       73.8%
     102         2             No                $3,200,000        $3,197,277      1.17     1.15       79.9%
     103         1             No                $3,250,000        $3,188,314      1.57     1.36       72.0%
     104         1             No                $3,100,000        $3,100,000      1.57     1.25       70.5%
     105         1             No                $3,000,000        $3,000,000      1.68     1.63       45.8%
     106         1             No                $3,000,000        $3,000,000      1.30     1.04       50.3%
     107         1             No                $3,000,000        $2,997,430      1.59     1.40       66.6%
     108         1             No                $3,000,000        $2,997,408      1.33     1.23       73.1%
     109         1             No                $3,000,000        $2,994,300      1.44     1.43       62.4%
     110         1             No                $2,920,000        $2,920,000      1.54     1.25       78.3%
     111         1             No                $2,900,000        $2,897,403      2.24     1.99       27.0%
     112         1             No                $2,900,000        $2,894,730      1.81     1.64       52.6%
     113         1             No                $2,900,000        $2,860,494      1.53     1.36       36.2%
     114         2             No                $2,840,000        $2,835,010      1.42     1.22       67.9%
     115         1             No                $2,800,000        $2,800,000      2.04     1.63       55.7%
     116         1             No                $2,787,875        $2,753,950      1.15     1.15       68.8%
     117         1             No                $2,750,000        $2,744,677      1.27     1.17       69.8%
     118         1             No                $2,600,000        $2,600,000      1.68     1.29       57.3%
     119         1             No                $2,550,000        $2,550,000      1.70     1.32       75.0%
     120         1             No                $2,500,000        $2,497,823      1.45     1.30       64.0%
     121         1             No                $2,450,000        $2,408,425      1.06     1.06       64.2%
     122         1             No                $2,300,000        $2,300,000      2.12     1.69       48.6%
     123         2             No                $2,125,000        $2,125,000      1.68     1.38       78.7%
     124         1             No                $2,120,000        $2,120,000      1.46     1.14       77.8%
     125         1             No                $2,000,000        $1,979,615      1.79     1.74       31.9%
     126         1             No                $1,750,000        $1,748,546      1.76     1.65       41.6%
     127         2             No                $1,700,000        $1,700,000      1.62     1.27       61.8%
     128         1             No                $1,550,000        $1,548,719      1.43     1.37       75.2%
     129         1             No                $1,450,000        $1,444,264      1.30     1.22       68.8%
     130         1             No                $1,450,000        $1,423,200      1.95     1.83       26.9%
     131         1             No                $1,300,000        $1,300,000      1.38     1.27       61.9%
     132         1             No                $1,180,000        $1,178,526      1.29     1.24       73.7%
     133         1             No                $1,080,000        $1,079,131      1.58     1.20       71.9%
     134         1             No                $1,000,000          $999,186      2.88     2.69       27.8%

                                             $2,056,132,092    $2,053,605,662     1.57x    1.40x       71.0%

---------------------------------------------------------------------------------------------------------------------
  MORTGAGE         BALLOON
  LOAN NO.             LTV      STREET ADDRESS
---------------------------------------------------------------------------------------------------------------------

      1              64.0%      100, 200 & 300 First Stamford Place
      2              73.9%      1919 Connecticut Ave
      3              67.9%      717 Texas Avenue
                     63.5%
      4              63.5%      2421 Chillum Road
      4              63.5%      515 South Willow Street
      4              63.5%      14225 SW Tualatin-Valley Highway
      4              63.5%      8710 Burnet Road
                     63.5%      6701 South Dixie Highway
      5              63.5%      1015-25 South 12th Street
      5              63.5%      1010 South Memorial Drive
      5              63.5%      6000 Clark Avenue
      5              63.5%      1305 South I-45
                     63.5%      6265 Scarlett Court
      6              63.5%      18160 Parthenia Street
      6              63.5%      701 Blanding Boulevard
      6              63.5%      5140 South 103 East
                     63.5%      900 North Lombardy Street
      7              63.5%      12215 LBJ Freeway
      7              63.5%      4400 Franklin Boulevard
      7              63.5%      2205 Hollywood Avenue
      7              63.5%      1530 Locust Street
      8              74.7%      11575, 11475, and 11700 Great Oaks Way
                     63.7%
      9              63.7%      6175 Paseo Del Norte
      9              63.7%      1600 Highland Avenue
      9              63.7%      2930 North Boulevard
      9              63.7%      45715 Old Ox Road
      9              63.7%      2828 Marietta Street
      9              63.7%      351 East Belt Boulevard
      9              63.7%      1480 Annapolis Road
      9              63.7%      4540 Washington Road
      9              63.7%      12280 North 51st Avenue
      9              63.7%      8083 Elm Drive
      9              63.7%      2775 Foothill Boulevard
      9              63.7%      1325 Holland Road
      9              63.7%      6224 Colonel Glenn Road
      9              63.7%      156 Jamil Road
      9              63.7%      125 Decker Park Road
      9              63.7%      7201 West Bank Expressway
      9              63.7%      5604 South Kings Highway
      9              63.7%      849 Highway 105 Bypass
      9              63.7%      5919 Financial Plaza
                     80.0%
     10              80.0%      299 Walker Rd
     10              80.0%      100 Trace Drive
     10              80.0%      33 Constellation Circle
     10              80.0%      714A Walker Rd
     10              80.0%      1985 Campbell Street
     11              73.2%      7340 & 7480 Miramar Road
     12              68.9%      211 North Pennsylvania Street
     13              60.2%      186-196 East 7th Street
                     58.6%
     14              58.6%      1700 North State Road 7
     14              58.6%      1023 West Mercury Boulevard
     14              58.6%      8330 Highway 6 North Houston
     14              58.6%      450 North Cherokee Lane
     15              58.6%      15 Rusfield Street
     15              58.6%      310 Avenida Pico
     15              58.6%      4001 East Colonial Drive
     15              58.6%      6500 NW Expressway
     16              61.1%      388 South Main Street
     17              76.2%      1895 Fourteenth Avenue SE
     18              80.0%      1035 - 1051 S. State Rd. 7
     19              74.0%      3001 & 3035 North Andrews Ave. Extension & 2000 Park Central Boulevard North
     20              75.7%      S. 8th Street & W. Broad Street
     21              77.9%      3225 Alderwood Mall Blvd.
                     63.4%
     22              63.4%      4999 Louise Drive
     22              63.4%      100 Corporate Center Drive
     22              63.4%      101 Erford Road
     22              63.4%      939 East Park Drive
     22              63.4%      645 North 12th Street
     22              63.4%      50 Commerce Drive
     22              63.4%      1991 State Hill Road
     23              16.5%      160 East 65th Street
     24              79.7%      6 Sun Island Drive
                     59.1%
     25              59.1%      2640 Floral Avenue
     26              59.1%      4224 E. Shields Avenue
     27              59.1%      1809 Cecil Avenue
     28              59.1%      150 East Lerdo Highway
     29              65.5%      81 Main Street
     30              75.9%      6101 Sequoia Road NW
     31              63.9%      Headquarters Drive & Governor Ritchie Hwy
     32              73.5%      2240 Sawtelle Blvd.
     33              74.5%      450 Johnny Mercer Boulevard
     34              68.2%      16401 Chenal Valley Dr.
     35              72.7%      5115 Lake Rd.
     36              78.3%      1843 East Highland and 2300-2302 East Highland
     37              63.1%      190 Parkridge Drive
     38              77.9%      4747 East Elliot
     39              36.4%      701-707 Technology Center Drive
     40              56.8%      5151 Sunrise Highway
     41              75.8%      6530 Covington Road
     42              75.6%      3975 Taravue Lane
     43              73.4%      3245 Hamilton Boulevard
     44              74.6%      512 10th Street/1802 B Street, 25300 IH 10 West, 28730 IH 10 West, 25518 IH 10 West
     45              74.6%      3900 NW 106th Street
     46              70.4%      7509 & 7515 SR 52
     47              64.7%      210 Adrian Road
     48              64.3%      4095 Burbank Rd.
     49              66.9%      1991-2001 Crocker Road
     50              80.0%      3178 Lavon Drive
     51              79.2%      4001 Woodcreek Oaks Blvd
     52              77.2%      500 S Sepulveda Boulevard
     53               1.0%      15104-15310 East Indiana Avenue
     54              61.3%      1550 N. 19th Avenue
     55              19.3%      2055 Cliff Road
     56              77.2%      1050 East Ray Road
     57              57.9%      4323,4265,4281,4151 45th St
     58              73.3%      205 West Montgomery Cross Road
     59              72.2%      190 Jony Drive
     60               7.3%      724 Fifth Avenue
     61              63.4%      7381 Normandie Court
     62              63.6%      1109 & 1211 West Myrtle Street
     63              67.8%      808 - 908 West Maple St.
     64              64.7%      12101 Barber Greene Road
     65              74.3%      7508 Beechwood Centre Road
     66               1.1%      800 Phillips Lane
     67              55.2%      14783 West Grand Avenue
     68              63.6%      4651 Mimi Drive
     69              63.2%      1814 Centeral Ave.
     70              72.9%      17100 Rolling Creek Dr
     71              71.4%      2600 Tealwood Drive
     72              66.6%      2070 Newport Boulevard
     73              68.7%      2501, 2551 and 2581 45th St South
     74              50.8%      15305 Little Morongo Road
     75              60.8%      6928 Oakwood Dr.
     76              58.3%      230 Warren Mason Boulevard
     77              74.5%      7250 France Ave S
     78              68.2%      4139 W. Bell Road
     79              64.6%      7401 S. 78th Ave.
     80              55.0%      720 Paularino Avenue
     81              60.4%      4174 - 4246 Pontiac Lake Rd.
     82              59.7%      201 Stauffer Court
     83              52.2%      1424 East Foremaster Drive
     84              63.5%      1070 & 1080 Country Club Drive
     85              69.6%      14802 County Road 5
     86               2.1%      9000 Emmott Road; 7100, 7150, & 7200 Ertel Lane; 7000 & 7020 Dallas Street;
                                9101 & 9103 Keough Road; 7025, 7045, 7075, and 7095 San Antonio Street; 9000,
                                9015, and 9028 Hahn Road
     87              57.6%      2401 SW 17th Rd.
     88              76.4%      28983 & 28991 IH 10 West
     89              31.5%      23041-71 Antonio Parkway
                     56.7%
     90              56.7%      6785 Commonwealth Avenue
     90              56.7%      590 East Oakland Park Boulevard
     90              56.7%      8199 US Highway 19 North
     90              56.7%      7867 Adairsville Highway 140
     91              71.8%      13799 Park Blvd
     92              71.8%      1813 Old Philadelphia Pike
     93              41.5%      3154 Navarre Ave.
     94              66.1%      58 Grant Avenue
     95              56.5%      5502 Memorial Dr.
     96              31.0%      218 South Street
     97              66.5%      3590 Citadel Drive North
     98              58.6%      45995 & 45999 Regal Plaza
     99              59.5%      12331 Pacific Highway South
     100             75.0%      8507 Walbrook Drive
     101             62.8%      1850 Plover Road
     102             67.8%      202 Jacobstown-New Egypt Road
     103             61.7%      402 E. Yakima Ave
     104             68.0%      2409 Acton Road
     105             39.2%      1619 N. Dysart Road
     106             45.5%      350 Alumni Rd.
     107             55.6%      14000 Medical Complex Drive
     108             61.9%      20 Aquarium Drive
     109             52.9%      28100 Chagrin Blvd.
     110             69.2%      2702 E. Yampa St., 1012 Hathaway Dr., 6050 Terminal Ave.
     111             22.7%      22973 & 23057 State Road 7
     112             44.9%      3282 Academy Avenue
     113              0.8%      1151 Azalea Garden Road
     114             58.1%      6333 Windswept Lane
     115             51.0%      988 Civic Center Drive
     116              2.4%      510 West Marion Road
     117              2.3%      302-342 Dussel Drive
     118             50.9%      3950 and 3970 North Las Vegas Boulevard
     119             71.1%      4870-4874 Harvest Mill Way & 4860 North Broadway Street
     120             54.2%      11100 Westlake Drive
     121              2.0%      719 North Main Street
     122             45.5%      175 & 225 McMurray Road
     123             71.8%      630 S. Abbe Rd.
     124             72.6%      604 Race Street
     125              0.7%      1800 Prime Place
     126             35.4%      5770-5780 Uplander Way
     127             57.9%      123 Ridge Court
     128             68.1%      205 Beltline Road
     129              2.4%      5802 Kirby Drive
     130              0.6%      812-836 5th Avenue
     131             52.7%      6085 Hillandale Drive
     132             57.5%      8418 East 171st Street
     133             61.4%      100 East Sunset Drive
     134             23.7%      4125 & 4145 West Dewey Drive

                     65.8%

------------------------------------------------------------------------------------------------------------------------------------
  MORTGAGE
  LOAN NO.    CITY                         STATE    ZIP CODE     PROPERTY TYPE                       PROPERTY SUB-TYPE
------------------------------------------------------------------------------------------------------------------------------------

      1       Stamford                      CT        06902      Office                              Suburban
      2       Washington                    DC        20009      Hospitality                         Full Service
      3       Houston                       TX        77002      Office                              Urban

      4       Hyattsville                   MD        20782      Self Storage                        Self Storage
      4       Manchester                    NH        3103       Self Storage                        Self Storage
      4       Beaverton                     OR        97005      Self Storage                        Self Storage
      4       Austin                        TX        78757      Self Storage                        Self Storage
              South Miami                   FL        33143      Self Storage                        Self Storage
      5       Philadelphia                  PA        19147      Self Storage                        Self Storage
      5       Tulsa                         OK        74112      Self Storage                        Self Storage
      5       Cleveland                     OH        44102      Self Storage                        Self Storage
      5       Conroe                        TX        77301      Self Storage                        Self Storage
              Dublin                        CA        94568      Self Storage                        Self Storage
      6       Northridge                    CA        91324      Self Storage                        Self Storage
      6       Orange Park                   FL        32065      Self Storage                        Self Storage
      6       Tulsa                         OK        74146      Self Storage                        Self Storage
              Richmond                      VA        23220      Self Storage                        Self Storage
      7       Garland                       TX        75041      Self Storage                        Self Storage
      7       Eugene                        OR        97403      Self Storage                        Self Storage
      7       Shreveport                    LA        71129      Self Storage                        Self Storage
      7       Kansas City                   MO        64108      Self Storage                        Self Storage
      8       Alpharetta                    GA        30022      Office                              Suburban

      9       Carlsbad                      CA        92009      Self Storage                        Self Storage
      9       Chester                       PA        19013      Self Storage                        Self Storage
      9       Richmond                      VA        23230      Self Storage                        Self Storage
      9       Sterling                      VA        20166      Self Storage                        Self Storage
      9       Kenner                        LA        70062      Self Storage                        Self Storage
      9       Richmond                      VA        23224      Self Storage                        Self Storage
      9       Odenton                       MD        21113      Self Storage                        Self Storage
      9       College Park                  GA        30349      Self Storage                        Self Storage
      9       Glendale                      AZ        85304      Self Storage                        Self Storage
      9       Mechanicsville                VA        23111      Self Storage                        Self Storage
      9       Rialto                        CA        92376      Self Storage                        Self Storage
      9       Suffolk                       VA        23434      Self Storage                        Self Storage
      9       Little Rock                   AR        72204      Self Storage                        Self Storage
      9       Columbia                      SC        29210      Self Storage                        Self Storage
      9       Columbia                      SC        29206      Self Storage                        Self Storage
      9       Marrero                       LA        70072      Self Storage                        Self Storage
      9       Myrtle Beach                  SC        29575      Self Storage                        Self Storage
      9       Boone                         NC        28607      Self Storage                        Self Storage
      9       Shreveport                    LA        71129      Self Storage                        Self Storage

     10       Jackson                       TN        38305      Multifamily                         Garden
     10       Jackson                       TN        38305      Multifamily                         Garden
     10       Jackson                       TN        38305      Multifamily                         Garden
     10       Jackson                       TN        38305      Multifamily                         Garden
     10       Jackson                       TN        38305      Multifamily                         Garden
     11       San Diego                     CA        92126      Retail                              Unanchored
     12       Indianapolis                  IN        46204      Office                              Urban
     13       New York                      NY        10009      Multifamily                         Low Rise

     14       Margate                       FL        33063      Self Storage                        Self Storage
     14       Hampton                       VA        23666      Self Storage                        Self Storage
     14       Houston                       TX        77095      Self Storage                        Self Storage
     14       Lodi                          CA        95240      Self Storage                        Self Storage
     15       Boston                        MA        02118      Self Storage                        Self Storage
     15       San Clemente                  CA        92672      Self Storage                        Self Storage
     15       Orlando                       FL        32803      Self Storage                        Self Storage
     15       Oklahoma City                 OK        73132      Self Storage                        Self Storage
     16       Akron                         OH        44311      Office                              Urban
     17       Albany                        OR        97322      Retail                              Anchored
     18       Wellington                    FL        33414      Mixed Use                           Retail/Office
     19       Pompano Beach                 FL        33069      Industrial                          Flex
     20       Boise                         ID        83702      Retail                              Anchored
     21       Lynnwood                      WA        98036      Retail                              Anchored

     22       Lower Allen Township          PA        17111      Office                              Suburban
     22       East Pennsboro Township       PA        17011      Office                              Suburban
     22       East Pennsboro Township       PA        17011      Office                              Suburban
     22       Lower Paxton Township         PA        17111      Office                              Suburban
     22       lemoyne Borough               PA        17111      Office                              Suburban
     22       Spring Township               PA     19610-3335    Office                              Suburban
     22       Wyomissing Borough            PA     19610-1648    Office                              Suburban
     23       New York                      NY        10021      Multifamily                         Cooperative
     24       Nantucket                     MA        02554      Self Storage                        Self Storage

     25       Selma                         CA        93662      Retail                              Free Standing
     26       Fresno                        CA        93726      Retail                              Free Standing
     27       Delano                        CA        93215      Retail                              Free Standing
     28       Shafter                       CA        93263      Retail                              Free Standing
     29       White Plains                  NY        10601      Office                              Urban
     30       Albuquerque                   NM        87120      Multifamily                         Garden
     31       Millersville & Severna Park   MD    21108, 21146   Industrial                          Flex
     32       Los Angeles                   CA        90064      Self Storage                        Self Storage
     33       Savannah                      GA        31410      Multifamily                         Garden
     34       Little Rock                   AR        72223      Multifamily                         Low Rise
     35       Sheffield Lake                OH        44054      Multifamily                         High Rise
     36       Jonesboro                     AR        72401      Retail                              Anchored
     37       Columbia                      SC        29212      Office                              Medical
     38       Phoenix                       AZ        85044      Retail                              Anchored
     39       Stoughton                     MA        02072      Retail                              Specialty
     40       Sayville                      NY        11716      Other                               Leased Fee
     41       Fort Wayne                    IN        46804      Multifamily                         Garden
     42       St. Louis                     MO        63125      Multifamily                         Garden
     43       South Whitehall               PA        18103      Retail                              Unanchored
     44       Floresville, San Antonio      TX    78114, 78257   Self Storage                        Self Storage
     45       Urbandale                     IA        50322      Industrial                          Flex
     46       Hudson                        FL        34667      Office                              Medical
     47       Millbrae                      CA        94030      Self Storage                        Self Storage
     48       Woooster                      OH        44691      Retail                              Anchored
     49       Westlake                      OH        44145      Office                              Suburban
     50       Garland                       TX        75040      Retail                              Anchored
     51       Roseville                     CA        95747      Retail                              Anchored
     52       Manhattan Beach               CA        90266      Office                              Office
     53       Spokane Valley                WA        99216      Retail                              Anchored
     54       Bozeman                       MT        59715      Retail                              Anchored
     55       Eagan                         MN        55122      Retail                              Free Standing
     56       Chandler                      AZ        85225      Retail                              Unanchored
     57       Fargo                         ND        58104      Retail                              Anchored
     58       Savannah                      GA        31406      Multifamily                         Garden
     59       Carlstadt                     NJ        07072      Industrial                          Warehouse
     60       New York                      NY        10019      Office                              Urban
     61       Hazelwood                     MO        63042      Multifamily                         Garden
     62       Boise                         ID        83702      Office                              Urban
     63       Hartville                     OH        44632      Retail                              Anchored
     64       DeKalb                        IL     60115-7901    Industrial                          Warehouse
     65       Avon                          IN        46123      Retail                              Anchored
     66       Louisville                    KY        40209      Hospitality                         Limited Service
     67       Surprise                      AZ        85374      Hospitality                         Limited Service
     68       Indianapolis                  IN        46237      Multifamily                         Garden
     69       Albany                        NY        12205      Retail                              Anchored
     70       Houston                       TX        77090      Multifamily                         Garden
     71       Oklahoma City                 OK        73120      Multifamily                         Garden
     72       Costa Mesa                    CA        92626      Hospitality                         Limited Service
     73       Fargo                         ND        58104      Retail                              Unanchored
     74       Desert Hot Springs            CA        92240      Self Storage                        Self Storage
     75       Florence                      KY        41042      Multifamily                         Garden
     76       Brunswick                     GA        31520      Hospitality                         Limited Service
     77       Edina                         MN     55435-4305    Office                              Medical
     78       Phoenix                       AZ        85053      Retail                              Anchored
     79       Bridgeview                    IL        60455      Industrial                          Warehouse
     80       Costa Mesa                    CA        92626      Office                              Medical
     81       Waterford Township            MI        48328      Retail                              Shadow Anchored
     82       Walkersville                  MD        21793      Self Storage                        Self Storage
     83       St. George                    UT        84790      Office                              Medical
     84       Simi Vallley                  CA        93065      Retail                              Unanchored
     85       Burnsville                    MN        55306      Multifamily                         Garden
     86       Houston                       TX        77040      Industrial                          Flex
     87       Ocala                         FL        34474      Self Storage                        Self Storage
     88       Boerne                        TX        78006      Self Storage                        Self Storage
     89       Rancho Santa Margarita        CA        92688      Retail                              Unanchored

     90       Jacksonville                  FL        32254      Retail                              Free Standing
     90       Wilton Manors                 FL        33334      Retail                              Free Standing
     90       Pinnellas Park                FL        33781      Retail                              Free Standing
     90       Adairsville                   GA        30103      Retail                              Free Standing
     91       Seminole                      FL        33776      Self Storage                        Self Storage
     92       Lancaster                     PA        17602      Self Storage                        Self Storage
     93       Oregon                        OH        43616      Hospitality                         Limited Service
     94       Carteret                      NJ        07008      Industrial                          Warehouse
     95       Stone Mountain                GA        30083      Self Storage                        Self Storage
     96       Morristown                    NJ        07960      Multifamily                         Mid Rise
     97       Colorado Springs              CO        80909      Retail                              Single Tenant
     98       Sterling                      VA        20615      Retail                              Shadow Anchored
     99       Lakewood                      WA        98499      Self Storage                        Self Storage
     100      Knoxville                     TN        37923      Self Storage                        Self Storage
     101      Plover                        WI        54467      Retail                              Free Standing
     102      Wrightstown                   NJ        08562      Manufactured Housing Community      Manufactured Housing Community
     103      Yakima                        WA        98901      Office                              Suburban
     104      Birmingham                    AL        35243      Retail                              Unanchored
     105      Avondale                      AZ        85323      Retail                              Shadow Anchored
     106      Newington                     CT        06111      Self Storage                        Self Storage
     107      Tomball                       TX        77375      Hospitality                         Limited Service
     108      Secaucus                      NJ        07094      Industrial                          Light
     109      Woodmere                      OH        44122
     110      Colorado Springs              CO        80909      Self Storage                        Self Storage
     111      Boca Raton                    FL        33428      Retail                              Anchored
     112      Portsmouth                    VA        23703      Retail                              Unanchored
     113      Norfolk                       VA        23502      Office                              Suburban
     114      Houston                       TX     77057-7279    Multifamily                         Garden
     115      Collierville                  TN        38017      Self Storage                        Self Storage
     116      Mt. Gilead                    OH        43338      Retail                              Free Standing
     117      Maumee                        OH        43537      Retail                              Unanchored
     118      Las Vegas                     NV        89115      Industrial                          Light
     119      Knoxville                     TN        37918      Retail                              Unanchored
     120      Charlotte                     NC        28273      Industrial                          Light
     121      San Antonio                   TX        78205      Other                               Leased Fee
     122      Buellton                      CA        93427      Retail                              Shadow Anchored
     123      Elyria                        OH        44035      Multifamily                         Garden
     124      Cincinnati                    OH        45202      Retail                              Free Standing
     125      Hauppauge                     NY        11788      Self Storage                        Self Storage
     126      Culver City                   CA        90230      Industrial                          Flex
     127      Newnan                        GA        30265      Multifamily                         Garden
     128      Anderson                      SC        29621      Self Storage                        Self Storage
     129      West University Place         TX        77005      Retail                              Unanchored
     130      Redwood City                  CA        94063      Retail                              Anchored
     131      Lithonia                      GA        30058      Office                              Medical
     132      Belton                        MO        64012      Retail                              Free Standing
     133      Monroe                        NC        28112      Retail                              Anchored
     134      Las Vegas                     NV        89118      Industrial                          Light

-----------------------------------------------------------------------------------------------------------------------
  MORTGAGE                                                                    PERCENT     PERCENT LEASED     SECURITY
  LOAN NO.      UNITS/SF             YEAR BUILT             YEAR RENOVATED   LEASED(5)    AS OF DATE(5)      TYPE(6)
-----------------------------------------------------------------------------------------------------------------------

      1          793,624             1984-1986                   NAP            98.7%       04/30/2007       Fee
      2            1,119                1965                     NAP            73.4%       03/31/2007       Fee
      3          696,421                2003                     NAP           100.0%       06/28/2007       Fee

      4           83,855                1961                     NAP            93.8%       03/31/2007       Fee
      4           48,643                1940                     NAP            77.8%       03/31/2007       Fee
      4           48,300                1988                     NAP            96.2%       03/31/2007       Fee
      4           37,010                1983                     NAP            93.9%       03/31/2007       Fee
                  46,150                1951                  1970, 1998        93.9%       03/31/2007       Fee
      5           93,191                1913                     1980           91.5%       03/31/2007       Fee
      5           45,725                1953                     1975           89.3%       03/31/2007       Fee
      5           62,988                1949                     NAP            84.2%       03/31/2007       Fee
      5           37,425                1980                     NAP            89.4%       03/31/2007       Fee
                  61,075             1982, 1993                  NAP            85.9%       03/31/2007       Fee
      6           44,569                1996                     NAP            90.2%       03/31/2007       Fee
      6           40,375                1995                     NAP            92.8%       03/31/2007       Fee
      6           52,450                1975                     1996           83.6%       03/31/2007       Fee
                  92,161                1880                     NAP            87.1%       03/31/2007       Fee
      7           64,270                1971                     NAP            83.1%       03/31/2007       Fee
      7           40,735                1980                     NAP            88.3%       03/31/2007       Fee
      7           62,297                1960                     1980           84.1%       03/31/2007       Fee
      7           45,228                1916                     NAP            79.1%       03/31/2007       Fee
      8          623,060             1998-2000                   NAP            92.7%       05/16/2007       Fee

      9           74,040                1996                     NAP            94.8%       03/31/2007       Fee
      9           71,750                1989                     NAP            93.7%       03/31/2007       Fee
      9           54,619                1946                     NAP            88.4%       03/31/2007       Fee
      9           41,700                1987                     NAP            85.4%       03/31/2007       Fee
      9           74,110                1990                     NAP            59.2%       03/31/2007       Fee
      9           60,730                1988                     NAP            82.8%       03/31/2007       Fee
      9           40,840                1988                     NAP            92.2%       03/31/2007       Fee
      9           55,450                1986                     NAP            88.8%       03/31/2007       Fee
      9           40,455                1980                     NAP            95.7%       03/31/2007       Fee
      9           35,500                1989                     NAP            88.2%       03/31/2007       Fee
      9           42,769                1988                     NAP            85.5%       03/31/2007       Fee
      9           35,400                1988                     NAP            93.6%       03/31/2007       Fee
      9           67,306                1980                     NAP            78.8%       03/31/2007       Fee
      9           50,650                1988                     NAP            87.9%       03/31/2007       Fee
      9           52,804                1986                     NAP            79.5%       03/31/2007       Fee
      9           26,110                1985                     NAP            96.3%       03/31/2007       Fee
      9           32,660                1987                     NAP            89.3%       03/31/2007       Fee
      9           29,960                1985                     NAP            70.3%       03/31/2007       Fee
      9           46,325                1986                     NAP            73.5%       03/31/2007       Fee

     10              380                1997                     NAP            91.1%       03/07/2007       Fee
     10              212                2001                     NAP            91.5%       03/07/2007       Fee
     10              160                1996                     2006           99.4%       03/07/2007       Fee
     10              101                1979                     NAP            91.0%       03/07/2007       Fee
     10               50                1997                     2006           98.0%       03/07/2007       Fee
     11          211,734             1991-1992                   NAP            87.7%       07/09/2007       Fee
     12          662,416                1970               1997-2005; 2007      68.5%       04/01/2007       Fee
     13              124                1998                     NAP           100.0%       06/11/2007       Fee

     14           71,401                1994                     NAP            98.6%       03/31/2007       Fee
     14           43,134                1956                     NAP            94.3%       03/31/2007       Fee
     14           41,975                1995                     NAP            90.7%       03/31/2007       Fee
     14           51,125            1990 / 1995                  NAP            83.9%       03/31/2007       Fee
     15           88,574                1920                     NAP            74.4%       03/31/2007       Fee
     15           31,016                1981                     NAP            96.6%       03/31/2007       Fee
     15           32,874                1984                     NAP            95.2%       03/31/2007       Fee
     15           42,358                1983                     NAP            81.5%       03/31/2007       Fee
     16          429,080                1925                     1995           97.6%       06/29/2007       Leasehold
     17          288,853             1988-2005                   2006           79.6%       02/13/2007       Fee
     18           96,711            2006 - 2007                  NAP            84.1%       05/18/2007       Fee
     19          373,225                2000                     NAP           100.0%       05/01/2007       Fee
     20          118,050                2005                     NAP            94.3%       06/29/2007       Fee
     21          105,338                1985                     NAP            98.8%       03/01/2007       Fee

     22           57,078                1998                     NAP            98.0%       07/03/2007       Fee
     22           41,998                1989                     NAP            94.2%       07/03/2007       Fee
     22           26,005                2000                     NAP            73.9%       07/03/2007       Fee
     22           24,700                1988                     NAP           100.0%       07/03/2007       Fee
     22           15,344                1988                     NAP            66.8%       07/03/2007       Fee
     22           12,784                1997                     NAP           100.0%       07/03/2007       Fee
     22           10,922                1996                     NAP           100.0%       07/03/2007       Fee
     23              180                1968                     1985          100.0%       04/30/2007       Fee
     24           93,585                2002                     NAP            94.9%       04/22/2007       Fee

     25           17,272                2006                     NAP           100.0%       08/01/2007       Fee
     26           17,272                2006                     NAP           100.0%       08/01/2007       Fee
     27           17,272                2006                     NAP           100.0%       08/01/2007       Fee
     28           17,272                2006                     NAP           100.0%       08/01/2007       Fee
     29          121,696                1984                     2003           97.4%       06/01/2007       Fee
     30              280                1985                  2003-2004         94.6%       06/07/2007       Fee
     31          208,089             1985-1987                   NAP            90.9%       06/19/2007       Fee
     32           50,064                1998                     NAP            94.7%       04/26/2007       Fee
     33              192                1984                     NAP            92.7%       06/28/2007       Fee
     34              216                1999                     NAP            95.8%       06/20/2007       Fee
     35              241                1969                  2000-2006         93.4%       06/14/2007       Fee
     36          151,324                1977                     1998           96.4%       04/30/2007       Fee
     37           88,766                2003                     NAP            95.3%       05/17/2007       Leasehold
     38           54,065                1986                     NAP            89.3%       06/01/2007       Fee
     39           77,584                2005                     NAP           100.0%       04/23/2007       Fee
     40          212,006                1968                     NAP           100.0%       04/25/2007       Fee
     41              495             1968-1973                   NAP            85.1%       04/04/2007       Fee
     42              304                1974                     NAP            90.5%       05/17/2007       Fee
     43          101,763                1970                     2001           90.2%       06/07/2007       Fee
     44          227,392             1983-2006                   NAP            87.8%       03/23/2007       Fee
     45          518,161                1968                  1972, 1982        89.9%       05/01/2007       Fee
     46           49,925             2000-2004                   NAP            94.1%       06/26/2007       Fee
     47           82,425                1980                     1995           87.5%       04/24/2007       Fee
     48          146,985                1992                     NAP            94.1%       05/31/2007       Fee
     49          145,242             1981, 1985                  NAP            91.1%       06/04/2007       Fee
     50          148,870                1995                     2002          100.0%       04/30/2007       Fee
     51           29,335                2002                     NAP           100.0%       03/15/2007       Fee
     52           32,321                1976                     NAP            94.1%       12/31/2006       Fee
     53          111,836                1997                     NAP           100.0%       05/29/2007       Fee
     54           76,034                2000                     NAP            98.7%       05/15/2007       Fee
     55           64,234                1998                     NAP           100.0%       08/01/2007       Fee
     56           34,295                2001                     NAP            95.9%       03/01/2007       Fee
     57          131,179                2006                     NAP            90.5%       03/01/2007       Fee
     58              144                1986                     NAP            89.6%       06/28/2007       Fee
     59          102,292             1969/1975                   2000          100.0%       06/12/2007       Fee
     60           56,400                1921                     NAP            84.5%       05/31/2007       Fee
     61              272                1970                     NAP            94.1%       04/30/2007       Fee
     62           62,611             1994, 1999                  NAP            88.8%       02/21/2007       Fee
     63          137,168       1974, 1975, 1978, 1999            2004           94.4%       04/19/2007       Fee
     64          304,704                1957                     2007          100.0%       05/30/2007       Fee
     65           99,005                1999                     NAP            98.4%       05/31/2007       Fee
     66              130                1995                     NAP            65.3%       03/23/2007       Fee
     67              100                2005                     NAP            69.3%       03/01/2007       Fee
     68              304                1970                     2006           82.9%       02/08/2007       Fee
     69          139,078                1990                     2003           98.5%       12/31/2006       Fee
     70              180                1969                     2005           96.1%       05/24/2007       Fee
     71              230                1983                     NAP            92.6%       03/06/2007       Fee
     72           33,101                1989                     NAP              NAP          NAP           Fee
     73           56,469                2001                     NAP            91.5%       03/15/2007       Fee
     74           88,575                1994                     NAP            84.0%       05/08/2007       Fee
     75              201   Phase I - 1970; Phase II - 1979       NAP            97.0%       05/14/2007       Fee
     76              129                1991                     2006           66.7%       12/31/2006       Fee
     77           51,201                1973                     2006           81.7%       05/01/2007       Fee
     78           35,950                1985                     NAP           100.0%       04/07/2007       Fee
     79          192,384         1962, 1970's, 1987              NAP           100.0%       01/01/2007       Fee
     80           15,000                1981                  1998-2001        100.0%       05/18/2007       Fee
     81           49,978                1987                     2006           85.3%       07/26/2007       Fee
     82           55,928                2005                     NAP            85.0%       05/31/2007       Fee
     83           39,230                2007                     NAP           100.0%       07/19/2007       Fee
     84           20,730                1999                     NAP           100.0%       04/27/2007       Fee
     85               60                1985                     NAP            91.7%       05/01/2007       Fee
     86          178,278                1991                     2006           95.7%       07/03/2007       Fee
     87           82,841                1987                     NAP            72.0%       03/19/2007       Fee
     88          111,286             1985-2005                   NAP            90.1%       03/23/2007       Fee
     89           32,236                1996                     NAP           100.0%       06/04/2007       Fee

     90            2,861                2002                     NAP           100.0%       06/29/2007       Fee
     90              819                1993                     NAP           100.0%       06/29/2007       Fee
     90              856                2003                     NAP           100.0%       06/29/2007       Fee
     90            2,100                1996                     NAP           100.0%       06/29/2007       Fee
     91           33,173                1997                     NAP            85.6%       05/16/2007       Fee
     92           61,685    1998, 1999, 2000, 2004, 2007         NAP            77.2%       04/13/2007       Fee
     93               85                2003                     NAP            73.5%       11/01/2006       Fee
     94           50,000                1972                  2003-2004        100.0%       06/20/2007       Fee
     95          105,788                1988                  1997-1998         78.8%       04/03/2007       Fee
     96               76                1965                     NAP            97.4%       06/05/2007       Fee
     97           42,024                1995                     2005          100.0%       07/01/2007       Fee
     98           11,102                2007                     NAP           100.0%       05/29/2007       Fee
     99           52,175                1983                     NAP            99.6%       04/30/2007       Fee
     100             403                2000                     NAP            94.3%       05/29/2007       Fee
     101          43,761                1999                     NAP           100.0%       06/27/2007       Fee
     102             102                1980                     NAP            92.2%       06/25/2007       Fee
     103         129,005                1939                     1980           86.7%       06/01/2007       Fee
     104          25,200                1997                     NAP            95.2%       06/20/2007       Fee
     105          12,316                2006                     NAP           100.0%       05/01/2007       Fee
     106          88,300                2002                     NAP            53.3%       04/12/2007       Fee
     107              67                2003                     NAP            59.8%       03/31/2007       Fee
     108          48,000                1975                     NAP            99.2%       06/13/2007       Fee
     109          11,970                2007                     NAP           100.0%       05/07/2007       Fee
     110          48,045                1996                     NAP            94.3%       04/06/2007       Fee
     111          72,066            1975 / 1987                  2006          100.0%       06/07/2007       Fee
     112          45,483                1989                     2004          100.0%       05/30/2007       Fee
     113          52,359                1987                     NAP           100.0%       03/01/2007       Fee
     114             112                1982                     NAP            91.0%       05/01/2007       Fee
     115          71,225                2004                     NAP            82.4%       04/24/2007       Fee
     116          11,157                2006                     NAP           100.0%       04/30/2007       Fee
     117          33,351                1986                     NAP            90.2%       06/11/2007       Fee
     118          33,700                2000                     NAP            76.3%       06/14/2007       Fee
     119          16,214                2003                     NAP           100.0%       04/19/2007       Fee
     120          59,000            1989 / 1997                  NAP           100.0%       06/06/2007       Fee
     121           5,300                2006                     NAP           100.0%       08/01/2007       Fee
     122          17,772                2001                     NAP           100.0%       06/08/2007       Fee
     123              48                1970                  2004-2006         95.8%       06/14/2007       Fee
     124           8,343                1950                     1998          100.0%       03/20/2007       Fee
     125          59,181                1991                     NAP            79.1%       04/06/2007       Fee
     126          16,369                1979                     NAP           100.0%       06/28/2007       Fee
     127              25                1997                     NAP           100.0%       06/06/2007       Fee
     128          39,349                1990                     NAP            80.4%       03/20/2007       Fee
     129           9,270                1960                     NAP            78.4%       05/01/2007       Fee
     130          18,916                1950                     NAP            91.8%       03/22/2007       Fee
     131           9,126                2007                     NAP           100.0%       07/03/2007       Fee
     132           7,000                2006                     NAP           100.0%       06/11/2007       Fee
     133          58,962                1975                     NAP            80.6%       06/22/2007       Fee
     134          27,000                1988                     NAP           100.0%       06/12/2007       Fee

----------------------------------------------------------------------------------------------------------------------------------
                                                             CUT-OFF                        FIRST          FIRST
  MORTGAGE                         RELATED              DATE BALANCE                       PAYMENT        PAYMENT      MATURITY
  LOAN NO.    LIEN POSITION     BORROWER LIST         PER UNIT OR SF     NOTE DATE       DATE (P&I)      DATE (IO)       DATE
----------------------------------------------------------------------------------------------------------------------------------

      1           First              NAP                        $315     06/15/2007     08/05/2012      08/05/2007    07/05/2017
      2           First              NAP                    $192,136     05/30/2007         NAP         07/05/2007    06/05/2012
      3           First              NAP                        $230     06/28/2007         NAP         08/01/2007    07/01/2017
                                                                         06/22/2007     08/01/2007          NAP       07/01/2016
      4           First      4, 5, 6, 7, 9, 14, 15               $95     06/22/2007     08/01/2007          NAP       07/01/2016
      4           First      4, 5, 6, 7, 9, 14, 15               $95     06/22/2007     08/01/2007          NAP       07/01/2016
      4           First      4, 5, 6, 7, 9, 14, 15               $95     06/22/2007     08/01/2007          NAP       07/01/2016
      4           First      4, 5, 6, 7, 9, 14, 15               $95     06/22/2007     08/01/2007          NAP       07/01/2016
                  First      4, 5, 6, 7, 9, 14, 15               $95     06/22/2007     08/01/2007          NAP       07/01/2016
      5           First      4, 5, 6, 7, 9, 14, 15               $95     06/22/2007     08/01/2007          NAP       07/01/2016
      5           First      4, 5, 6, 7, 9, 14, 15               $95     06/22/2007     08/01/2007          NAP       07/01/2016
      5           First      4, 5, 6, 7, 9, 14, 15               $95     06/22/2007     08/01/2007          NAP       07/01/2016
      5           First      4, 5, 6, 7, 9, 14, 15               $95     06/22/2007     08/01/2007          NAP       07/01/2016
                  First      4, 5, 6, 7, 9, 14, 15               $95     06/22/2007     08/01/2007          NAP       07/01/2016
      6           First      4, 5, 6, 7, 9, 14, 15               $95     06/22/2007     08/01/2007          NAP       07/01/2016
      6           First      4, 5, 6, 7, 9, 14, 15               $95     06/22/2007     08/01/2007          NAP       07/01/2016
      6           First      4, 5, 6, 7, 9, 14, 15               $95     06/22/2007     08/01/2007          NAP       07/01/2016
                  First      4, 5, 6, 7, 9, 14, 15               $95     06/22/2007     08/01/2007          NAP       07/01/2016
      7           First      4, 5, 6, 7, 9, 14, 15               $95     06/22/2007     08/01/2007          NAP       07/01/2016
      7           First      4, 5, 6, 7, 9, 14, 15               $95     06/22/2007     08/01/2007          NAP       07/01/2016
      7           First      4, 5, 6, 7, 9, 14, 15               $95     06/22/2007     08/01/2007          NAP       07/01/2016
      7           First      4, 5, 6, 7, 9, 14, 15               $95     06/22/2007     08/01/2007          NAP       07/01/2016
      8           First              NAP                        $124     05/16/2007         NAP         07/01/2007    06/01/2017
                                                                         06/22/2007     08/01/2007          NAP       07/01/2017
      9           First      4, 5, 6, 7, 9, 14, 15               $73     06/22/2007     08/01/2007          NAP       07/01/2017
      9           First      4, 5, 6, 7, 9, 14, 15               $73     06/22/2007     08/01/2007          NAP       07/01/2017
      9           First      4, 5, 6, 7, 9, 14, 15               $73     06/22/2007     08/01/2007          NAP       07/01/2017
      9           First      4, 5, 6, 7, 9, 14, 15               $73     06/22/2007     08/01/2007          NAP       07/01/2017
      9           First      4, 5, 6, 7, 9, 14, 15               $73     06/22/2007     08/01/2007          NAP       07/01/2017
      9           First      4, 5, 6, 7, 9, 14, 15               $73     06/22/2007     08/01/2007          NAP       07/01/2017
      9           First      4, 5, 6, 7, 9, 14, 15               $73     06/22/2007     08/01/2007          NAP       07/01/2017
      9           First      4, 5, 6, 7, 9, 14, 15               $73     06/22/2007     08/01/2007          NAP       07/01/2017
      9           First      4, 5, 6, 7, 9, 14, 15               $73     06/22/2007     08/01/2007          NAP       07/01/2017
      9           First      4, 5, 6, 7, 9, 14, 15               $73     06/22/2007     08/01/2007          NAP       07/01/2017
      9           First      4, 5, 6, 7, 9, 14, 15               $73     06/22/2007     08/01/2007          NAP       07/01/2017
      9           First      4, 5, 6, 7, 9, 14, 15               $73     06/22/2007     08/01/2007          NAP       07/01/2017
      9           First      4, 5, 6, 7, 9, 14, 15               $73     06/22/2007     08/01/2007          NAP       07/01/2017
      9           First      4, 5, 6, 7, 9, 14, 15               $73     06/22/2007     08/01/2007          NAP       07/01/2017
      9           First      4, 5, 6, 7, 9, 14, 15               $73     06/22/2007     08/01/2007          NAP       07/01/2017
      9           First      4, 5, 6, 7, 9, 14, 15               $73     06/22/2007     08/01/2007          NAP       07/01/2017
      9           First      4, 5, 6, 7, 9, 14, 15               $73     06/22/2007     08/01/2007          NAP       07/01/2017
      9           First      4, 5, 6, 7, 9, 14, 15               $73     06/22/2007     08/01/2007          NAP       07/01/2017
      9           First      4, 5, 6, 7, 9, 14, 15               $73     06/22/2007     08/01/2007          NAP       07/01/2017
                                                                         05/11/2007         NAP         07/01/2007    06/01/2012
     10           First              NAP                     $71,982     05/11/2007         NAP         07/01/2007    06/01/2012
     10           First              NAP                     $71,982     05/11/2007         NAP         07/01/2007    06/01/2012
     10           First              NAP                     $71,982     05/11/2007         NAP         07/01/2007    06/01/2012
     10           First              NAP                     $71,982     05/11/2007         NAP         07/01/2007    06/01/2012
     10           First              NAP                     $71,982     05/11/2007         NAP         07/01/2007    06/01/2012
     11           First      11, 21, 38, 51, 52, 56             $227     06/04/2007         NAP         08/01/2007    07/01/2017
     12           First              NAP                         $72     06/15/2007     08/01/2009      08/01/2007    07/01/2017
     13           First              NAP                    $375,000     06/11/2007         NAP         08/05/2007    07/05/2017
                                                                         06/22/2007     08/01/2007          NAP       07/01/2019
     14           First      4, 5, 6, 7, 9, 14, 15              $115     06/22/2007     08/01/2007          NAP       07/01/2019
     14           First      4, 5, 6, 7, 9, 14, 15              $115     06/22/2007     08/01/2007          NAP       07/01/2019
     14           First      4, 5, 6, 7, 9, 14, 15              $115     06/22/2007     08/01/2007          NAP       07/01/2019
     14           First      4, 5, 6, 7, 9, 14, 15              $115     06/22/2007     08/01/2007          NAP       07/01/2019
     15           First      4, 5, 6, 7, 9, 14, 15              $115     06/22/2007     08/01/2007          NAP       07/01/2019
     15           First      4, 5, 6, 7, 9, 14, 15              $115     06/22/2007     08/01/2007          NAP       07/01/2019
     15           First      4, 5, 6, 7, 9, 14, 15              $115     06/22/2007     08/01/2007          NAP       07/01/2019
     15           First      4, 5, 6, 7, 9, 14, 15              $115     06/22/2007     08/01/2007          NAP       07/01/2019
     16           First              NAP                         $91     06/22/2007     08/05/2007          NAP       07/05/2017
     17           First              NAP                        $130     03/26/2007         NAP         05/01/2007    04/01/2017
     18           First              NAP                        $298     05/30/2007         NAP         07/01/2007    06/01/2017
     19           First              NAP                         $72     07/02/2007         NAP         08/05/2007    07/05/2017
     20           First              NAP                        $197     07/06/2007         NAP         09/05/2007    08/05/2017
     21           First      11, 21, 38, 51, 52, 56             $210     05/02/2007         NAP         07/01/2007    06/01/2017
                                                                         07/10/2007     09/05/2009      09/05/2007    08/05/2017
     22           First              NAP                        $108     07/10/2007     09/05/2009      09/05/2007    08/05/2017
     22           First              NAP                        $108     07/10/2007     09/05/2009      09/05/2007    08/05/2017
     22           First              NAP                        $108     07/10/2007     09/05/2009      09/05/2007    08/05/2017
     22           First              NAP                        $108     07/10/2007     09/05/2009      09/05/2007    08/05/2017
     22           First              NAP                        $108     07/10/2007     09/05/2009      09/05/2007    08/05/2017
     22           First              NAP                        $108     07/10/2007     09/05/2009      09/05/2007    08/05/2017
     22           First              NAP                        $108     07/10/2007     09/05/2009      09/05/2007    08/05/2017
     23           First              NAP                    $111,111     01/02/2007         NAP         03/01/2007    02/01/2021
     24           First              NAP                        $214     05/10/2007         NAP         07/01/2007    06/01/2017
                                                                         05/25/2007     07/01/2007          NAP       06/01/2017
     25           First         25, 26, 27, 28                  $282     05/25/2007     07/01/2007          NAP       06/01/2017
     26           First         25, 26, 27, 28                  $282     05/25/2007     07/01/2007          NAP       06/01/2017
     27           First         25, 26, 27, 28                  $282     05/25/2007     07/01/2007          NAP       06/01/2017
     28           First         25, 26, 27, 28                  $282     05/25/2007     07/01/2007          NAP       06/01/2017
     29           First              NAP                        $148     06/01/2007         NAP         07/09/2007    06/09/2017
     30           First              NAP                     $64,286     06/07/2007         NAP         08/01/2007    07/01/2017
     31           First              NAP                         $81     06/28/2007         NAP         08/05/2007    07/05/2017
     32           First              NAP                        $300     05/17/2007     07/01/2012      07/01/2007    06/01/2017
     33           First             33, 58                   $77,500     06/28/2007     08/01/2012      08/01/2007    07/01/2017
     34           First              NAP                     $67,824     06/29/2007     08/01/2012      08/01/2007    07/01/2017
     35           First            35, 123                   $58,506     07/11/2007     09/01/2010      09/01/2007    08/01/2017
     36           First              NAP                         $91     07/12/2007         NAP         09/01/2007    08/01/2012
     37           First              NAP                        $152     05/17/2007     07/01/2012      07/01/2007    06/01/2017
     38           First      11, 21, 38, 51, 52, 56             $249     03/29/2007         NAP         05/01/2007    04/01/2017
     39           First              NAP                        $172     12/08/2006     02/01/2007          NAP       01/01/2022
     40           First              NAP                         $61     06/01/2007     07/01/2017      07/01/2007    06/01/2022
     41           First              NAP                     $24,040     04/30/2007         NAP         06/01/2007    05/01/2017
     42           First              NAP                     $39,013     05/17/2007     07/01/2013      07/01/2007    06/01/2017
     43           First              NAP                        $110     06/08/2007     08/05/2012      08/05/2007    07/05/2017
     44           First             44, 88                       $47     07/05/2007     09/01/2009      09/01/2007    08/01/2012
     45           First              NAP                         $21     06/20/2007     08/05/2012      08/05/2007    07/05/2017
     46           First              NAP                        $211     06/27/2007     08/01/2010      08/01/2007    07/01/2017
     47           First              NAP                        $127     05/18/2007     07/01/2009      07/01/2007    06/01/2017
     48           First          48, 63, 109                     $71     06/07/2007     08/01/2007          NAP       07/01/2017
     49           First              NAP                         $72     07/03/2007     08/05/2007          NAP       07/05/2017
     50           First              NAP                         $70     05/24/2007         NAP         07/01/2007    06/01/2017
     51           First      11, 21, 38, 51, 52, 56             $351     06/07/2007         NAP         08/01/2007    07/01/2017
     52           First      11, 21, 38, 51, 52, 56             $315     05/24/2007         NAP         07/01/2007    06/01/2017
     53           First              NAP                         $90     05/29/2007     07/01/2007          NAP       06/01/2022
     54           First              NAP                        $132     07/18/2007         NAP         09/05/2007    08/05/2017
     55           First              NAP                        $150     06/11/1999     07/11/1999          NAP       04/11/2019
     56           First      11, 21, 38, 51, 52, 56             $279     05/01/2007         NAP         07/01/2007    06/01/2017
     57           First              NAP                         $71     05/29/2007     07/01/2011      07/01/2007    06/01/2017
     58           First             33, 58                   $62,778     06/28/2007     08/01/2012      08/01/2007    07/01/2017
     59           First              NAP                         $88     06/12/2007     08/01/2011      08/01/2007    07/01/2017
     60           First              NAP                        $160     01/12/2007         NAP         03/01/2007    02/01/2021
     61           First              NAP                     $33,088     06/29/2007         NAP         08/05/2007    07/05/2017
     62           First              NAP                        $144     03/06/2007     05/01/2010      05/01/2007    04/01/2017
     63           First          48, 63, 109                     $63     06/14/2007     08/01/2007          NAP       07/01/2017
     64           First              NAP                         $28     06/15/2007         NAP         08/05/2007    07/05/2016
     65           First              NAP                         $84     06/20/2007     08/05/2012      08/05/2007    07/05/2017
     66           First              NAP                     $59,800     05/30/2007     08/01/2007          NAP       07/01/2022
     67           First              NAP                     $75,000     07/05/2007     09/01/2012      09/01/2007    08/01/2017
     68           First              NAP                     $24,651     06/21/2007     08/01/2007          NAP       07/01/2017
     69           First              NAP                         $50     05/14/2007     07/01/2012      07/01/2007    06/01/2017
     70           First              NAP                     $38,056     06/15/2007     08/01/2011      08/01/2007    07/01/2017
     71           First              NAP                     $29,378     05/01/2007     06/01/2010      06/01/2007    05/01/2017
     72           First              NAP                        $204     06/21/2007     08/01/2009      08/01/2007    07/01/2017
     73           First              NAP                        $109     05/31/2007     07/01/2011      07/01/2007    06/01/2017
     74           First              NAP                         $68     07/16/2007     09/01/2010      09/01/2007    08/01/2017
     75           First              NAP                     $25,871     06/15/2007     08/01/2010      08/01/2007    07/01/2017
     76           First              NAP                     $40,009     05/22/2007     07/01/2007          NAP       06/01/2017
     77           First              NAP                        $101     05/18/2007     07/05/2012      07/05/2007    06/05/2017
     78           First              NAP                        $140     05/18/2007     07/01/2010      07/01/2007    06/01/2017
     79           First              NAP                         $24     05/17/2007     07/01/2007          NAP       06/01/2017
     80           First              NAP                        $304     06/01/2007     08/01/2007          NAP       07/01/2017
     81           First              NAP                         $90     07/12/2007     09/01/2010      09/01/2007    08/01/2017
     82           First              NAP                         $79     06/21/2007     08/01/2010      08/01/2007    07/01/2017
     83           First              NAP                        $112     07/19/2007     09/01/2007          NAP       08/01/2017
     84           First              NAP                        $212     07/12/2007     09/05/2012      09/05/2007    08/05/2017
     85           First              NAP                     $70,833     06/29/2007     08/05/2012      08/05/2007    07/05/2017
     86           First              NAP                         $23     03/01/2007     04/05/2007          NAP       03/05/2027
     87           First              NAP                         $49     06/26/2007     08/01/2007          NAP       07/01/2014
     88           First             44, 88                       $36     05/08/2007     07/01/2009      07/01/2007    06/01/2012
     89           First              NAP                        $124     06/04/2007     08/01/2007          NAP       07/01/2017
                                                                         06/29/2007     08/01/2012      08/01/2007    07/01/2017
     90           First              NAP                        $580     06/29/2007     08/01/2012      08/01/2007    07/01/2017
     90           First              NAP                        $580     06/29/2007     08/01/2012      08/01/2007    07/01/2017
     90           First              NAP                        $580     06/29/2007     08/01/2012      08/01/2007    07/01/2017
     90           First              NAP                        $580     06/29/2007     08/01/2012      08/01/2007    07/01/2017
     91           First              NAP                        $112     06/06/2007     08/01/2010      08/01/2007    07/01/2017
     92           First              NAP                         $57     04/25/2007     06/01/2010      06/01/2007    05/01/2017
     93           First              NAP                     $41,096     05/15/2007     07/01/2007          NAP       06/01/2017
     94           First              NAP                         $69     06/20/2007     08/01/2007          NAP       07/01/2017
     95           First              NAP                         $32     05/25/2007     07/01/2007          NAP       06/01/2017
     96           First              NAP                     $44,737     06/05/2007     08/01/2009      08/01/2007    07/01/2017
     97           First              NAP                         $81     07/02/2007     08/05/2007          NAP       07/05/2017
     98           First              NAP                        $306     06/07/2007     08/01/2007          NAP       07/01/2017
     99           First              NAP                         $63     06/01/2007     08/01/2012      08/01/2007    07/01/2017
     100          First              NAP                      $8,139     05/30/2007     07/05/2012      07/05/2007    06/05/2017
     101          First              NAP                         $74     06/27/2007     08/01/2007          NAP       07/01/2017
     102          First              NAP                     $31,346     06/25/2007     08/01/2007          NAP       07/01/2017
     103          First              NAP                         $93     01/27/2006     03/05/2006          NAP       02/05/2016
     104          First              NAP                        $123     06/20/2007     08/01/2009      08/01/2007    07/01/2012
     105          First              NAP                        $244     07/12/2007     09/05/2007          NAP       08/05/2017
     106          First              NAP                         $34     05/23/2007     07/01/2010      07/01/2007    06/01/2017
     107          First              NAP                     $44,738     06/08/2007     08/05/2007          NAP       07/05/2017
     108          First              NAP                         $62     06/13/2007     08/01/2007          NAP       07/01/2017
     109          First          48, 63, 109                    $250     05/25/2007     07/01/2007          NAP       06/01/2017
     110          First              NAP                         $61     04/20/2007     06/01/2009      06/01/2007    05/01/2017
     111          First              NAP                         $40     06/07/2007     08/01/2007          NAP       07/01/2017
     112          First              NAP                         $64     06/01/2007     07/01/2007          NAP       06/01/2017
     113          First              NAP                         $55     03/01/2007     05/01/2007          NAP       04/01/2022
     114          First              NAP                     $25,313     05/24/2007     07/05/2007          NAP       06/05/2017
     115          First              NAP                         $39     05/08/2007     07/01/2011      07/01/2007    06/01/2017
     116          First              NAP                        $247     01/08/2007     03/08/2007          NAP       02/08/2027
     117          First              NAP                         $82     06/11/2007     08/01/2007          NAP       07/01/2027
     118          First              NAP                         $77     06/22/2007     08/01/2009      08/01/2007    07/01/2017
     119          First              NAP                        $157     05/01/2007     06/01/2013      06/01/2007    05/01/2017
     120          First              NAP                         $42     06/06/2007     08/01/2007          NAP       07/01/2017
     121          First              NAP                        $454     11/28/2006     01/01/2007          NAP       12/01/2026
     122          First              NAP                        $129     06/08/2007     08/01/2012      08/01/2007    07/01/2017
     123          First            35, 123                   $44,271     07/17/2007     09/01/2010      09/01/2007    08/01/2017
     124          First              NAP                        $254     05/03/2007     07/01/2012      07/01/2007    06/01/2017
     125          First              NAP                         $33     04/06/2007     06/01/2007          NAP       05/01/2022
     126          First              NAP                        $107     06/28/2007     08/01/2007          NAP       07/01/2017
     127          First              NAP                     $68,000     06/06/2007     08/01/2012      08/01/2007    07/01/2017
     128          First              NAP                         $39     06/05/2007     08/01/2007          NAP       07/01/2014
     129          First              NAP                        $156     05/01/2007     07/01/2007          NAP       06/01/2027
     130          First              NAP                         $75     03/22/2007     05/01/2007          NAP       04/01/2019
     131          First              NAP                        $142     07/03/2007     09/01/2007          NAP       08/01/2017
     132          First              NAP                        $168     06/18/2007     08/01/2007          NAP       07/01/2017
     133          First              NAP                         $18     06/22/2007     08/01/2007          NAP       07/01/2017
     134          First              NAP                         $37     06/12/2007     08/01/2007          NAP       07/01/2017

--------------------------------------------------------------------------------------------------------------------------------
  MORTGAGE                            GRACE                            LOCKBOX     LOCKBOX    ORIGINAL TERM     REMAINING TERM
  LOAN NO.     DUE DATE             PERIOD(7)             ARD LOAN      STATUS      TYPE       TO MATURITY        TO MATURITY
--------------------------------------------------------------------------------------------------------------------------------

      1           5                     0                    No        In-Place     Hard           120                119
      2           5                     0                    No        In-Place     Hard            60                58
      3           1                     0                    No        In-Place     Hard           120                119
                                                                       In-Place     Soft           108                107
      4           1                     5                    Yes       In-Place     Soft           108                107
      4           1                     5                    Yes       In-Place     Soft           108                107
      4           1                     5                    Yes       In-Place     Soft           108                107
      4           1                     5                    Yes       In-Place     Soft           108                107
                  1                     5                    Yes       In-Place     Soft           108                107
      5           1                     5                    Yes       In-Place     Soft           108                107
      5           1                     5                    Yes       In-Place     Soft           108                107
      5           1                     5                    Yes       In-Place     Soft           108                107
      5           1                     5                    Yes       In-Place     Soft           108                107
                  1                     5                    Yes       In-Place     Soft           108                107
      6           1                     5                    Yes       In-Place     Soft           108                107
      6           1                     5                    Yes       In-Place     Soft           108                107
      6           1                     5                    Yes       In-Place     Soft           108                107
                  1                     5                    Yes       In-Place     Soft           108                107
      7           1                     5                    Yes       In-Place     Soft           108                107
      7           1                     5                    Yes       In-Place     Soft           108                107
      7           1                     5                    Yes       In-Place     Soft           108                107
      7           1                     5                    Yes       In-Place     Soft           108                107
      8           1                     0                    No        In-Place     Hard           120                118
                                                                       In-Place     Soft           120                119
      9           1                     5                    Yes       In-Place     Soft           120                119
      9           1                     5                    Yes       In-Place     Soft           120                119
      9           1                     5                    Yes       In-Place     Soft           120                119
      9           1                     5                    Yes       In-Place     Soft           120                119
      9           1                     5                    Yes       In-Place     Soft           120                119
      9           1                     5                    Yes       In-Place     Soft           120                119
      9           1                     5                    Yes       In-Place     Soft           120                119
      9           1                     5                    Yes       In-Place     Soft           120                119
      9           1                     5                    Yes       In-Place     Soft           120                119
      9           1                     5                    Yes       In-Place     Soft           120                119
      9           1                     5                    Yes       In-Place     Soft           120                119
      9           1                     5                    Yes       In-Place     Soft           120                119
      9           1                     5                    Yes       In-Place     Soft           120                119
      9           1                     5                    Yes       In-Place     Soft           120                119
      9           1                     5                    Yes       In-Place     Soft           120                119
      9           1                     5                    Yes       In-Place     Soft           120                119
      9           1                     5                    Yes       In-Place     Soft           120                119
      9           1                     5                    Yes       In-Place     Soft           120                119
      9           1                     5                    Yes       In-Place     Soft           120                119
                                                                         None        NAP            60                58
     10           1                     5                    No          None        NAP            60                58
     10           1                     5                    No          None        NAP            60                58
     10           1                     5                    No          None        NAP            60                58
     10           1                     5                    No          None        NAP            60                58
     10           1                     5                    No          None        NAP            60                58
     11           1                     8                    No          None        NAP           120                119
     12           1                     5                    No          None        NAP           120                119
     13           5                     0                    No          None        NAP           120                119
                                                                       In-Place     Soft           144                143
     14           1                     5                    Yes       In-Place     Soft           144                143
     14           1                     5                    Yes       In-Place     Soft           144                143
     14           1                     5                    Yes       In-Place     Soft           144                143
     14           1                     5                    Yes       In-Place     Soft           144                143
     15           1                     5                    Yes       In-Place     Soft           144                143
     15           1                     5                    Yes       In-Place     Soft           144                143
     15           1                     5                    Yes       In-Place     Soft           144                143
     15           1                     5                    Yes       In-Place     Soft           144                143
     16           5                     0                    No          None        NAP           120                119
     17           1                     5                    No          None        NAP           120                116
     18           1                     5                    No          None        NAP           120                118
     19           5                     0                    No          None        NAP           120                119
     20           5                     0                    No          None        NAP           120                120
     21           1                     8                    No          None        NAP           120                118
                                                                         None        NAP           120                120
     22           5                     0                    No          None        NAP           120                120
     22           5                     0                    No          None        NAP           120                120
     22           5                     0                    No          None        NAP           120                120
     22           5                     0                    No          None        NAP           120                120
     22           5                     0                    No          None        NAP           120                120
     22           5                     0                    No          None        NAP           120                120
     22           5                     0                    No          None        NAP           120                120
     23           1                     5                    No          None        NAP           168                162
     24           1                     5                    No          None        NAP           120                118
                                                                      Springing     Hard           120                118
     25           1                     5                    No       Springing     Hard           120                118
     26           1                     5                    No       Springing     Hard           120                118
     27           1                     5                    No       Springing     Hard           120                118
     28           1                     5                    No       Springing     Hard           120                118
     29           9                     0                    No       Springing     Hard           120                118
     30           1                     0                    No          None        NAP           120                119
     31           5                     0                    No          None        NAP           120                119
     32           1                     5                    No          None        NAP           120                118
     33           1                     0                    No          None        NAP           120                119
     34           1                     7                    No          None        NAP           120                119
     35           1                     7                    No          None        NAP           120                120
     36           1                     5                    No          None        NAP            60                60
     37           1                     0                    No          None        NAP           120                118
     38           1                     8                    No          None        NAP           120                116
     39           1                     5                    No          None        NAP           180                173
     40           1                     5                    No       Springing     Hard           180                178
     41           1                     5                    No          None        NAP           120                117
     42           1                     2                    No          None        NAP           120                118
     43           5                     0                    No          None        NAP           120                119
     44           1                     5                    No          None        NAP            60                60
     45           5                     0                    No          None        NAP           120                119
     46           1                     0                    No          None        NAP           120                119
     47           1                     0                    No          None        NAP           120                118
     48           1                     7                    No          None        NAP           120                119
     49           5                     0                    No        In-Place     Hard           120                119
     50           1                     5                    No          None        NAP           120                118
     51           1                     8                    No          None        NAP           120                119
     52           1                     8                    No          None        NAP           120                118
     53           1                     0                    No          None        NAP           180                178
     54           5                     0                    No          None        NAP           120                120
     55           11                    0                    No        In-Place     Hard           238                140
     56           1                     8                    No          None        NAP           120                118
     57           1                     5                    No          None        NAP           120                118
     58           1                     0                    No          None        NAP           120                119
     59           1      5 once per calendar year then 0     Yes         None        NAP           120                119
     60           1                     5                    No          None        NAP           168                162
     61           5                     0                    No          None        NAP           120                119
     62           1                     5                    No          None        NAP           120                116
     63           1                     7                    No          None        NAP           120                119
     64           5                     0                    No       Springing     Hard           108                107
     65           5                     0                    No          None        NAP           120                119
     66           1                     0                    No        In-Place     Hard           180                179
     67           1                     5                    No          None        NAP           120                120
     68           1                     5                    No          None        NAP           120                119
     69           1                     5                    No          None        NAP           120                118
     70           1                     0                    No          None        NAP           120                119
     71           1                     5                    No          None        NAP           120                117
     72           1                     5                    No          None        NAP           120                119
     73           1                     5                    No          None        NAP           120                118
     74           1                     5                    No          None        NAP           120                120
     75           1                     7                    No          None        NAP           120                119
     76           1                     5                    No          None        NAP           120                118
     77           5                     0                    No          None        NAP           120                118
     78           1                     5                    No          None        NAP           120                118
     79           1                     5                    No          None        NAP           120                118
     80           1                     0                    Yes         None        NAP           120                119
     81           1                     7                    No          None        NAP           120                120
     82           1                     5                    No          None        NAP           120                119
     83           1                     0                    Yes         None        NAP           120                120
     84           5                     0                    No          None        NAP           120                120
     85           5                     0                    No          None        NAP           120                119
     86           5                     0                    No          None        NAP           240                235
     87           1                     5                    No          None        NAP            84                83
     88           1                     5                    No          None        NAP            60                58
     89           1                     0                    No          None        NAP           120                119
                                                                         None        NAP           120                119
     90           1                     0                    No          None        NAP           120                119
     90           1                     0                    No          None        NAP           120                119
     90           1                     0                    No          None        NAP           120                119
     90           1                     0                    No          None        NAP           120                119
     91           1                     5                    No          None        NAP           120                119
     92           1                     5                    No          None        NAP           120                117
     93           1                     7                    No          None        NAP           120                118
     94           1                     0                    No          None        NAP           120                119
     95           1                     5                    No          None        NAP           120                118
     96           1                     0                    No          None        NAP           120                119
     97           5                     0                    Yes      Springing     Hard           120                119
     98           1                     0                    No          None        NAP           120                119
     99           1                     5                    No          None        NAP           120                119
     100          5                     0                    No          None        NAP           120                118
     101          1                     0                    Yes         None        NAP           120                119
     102          1                     0                    No          None        NAP           120                119
     103          5                     0                    No          None        NAP           120                102
     104          1                     0                    No          None        NAP            60                59
     105          5                     0                    No          None        NAP           120                120
     106          1                     5                    No          None        NAP           120                118
     107          5                     0                    No        In-Place     Hard           120                119
     108          1                     0                    No          None        NAP           120                119
     109          1                     7                    No          None        NAP           120                118
     110          1                     5                    No          None        NAP           120                117
     111          1                     0                    No          None        NAP           120                119
     112          1                     0                    No          None        NAP           120                118
     113          1                     0                    No          None        NAP           180                176
     114          5                     0                    No          None        NAP           120                118
     115          1                     5                    No          None        NAP           120                118
     116          8                     0                    No       Springing     Hard           240                234
     117          1                     2                    No          None        NAP           240                239
     118          1                     0                    No          None        NAP           120                119
     119          1                     5                    No          None        NAP           120                117
     120          1                    15                    Yes         None        NAP           120                119
     121          1                     5                    No        In-Place     Hard           240                232
     122          1                     0                    No          None        NAP           120                119
     123          1                     7                    No          None        NAP           120                120
     124          1                     5                    No          None        NAP           120                118
     125          1                     0                    No          None        NAP           180                177
     126          1                     0                    No          None        NAP           120                119
     127          1                     0                    No          None        NAP           120                119
     128          1                     5                    No          None        NAP            84                83
     129          1                     0                    No          None        NAP           240                238
     130          1                     0                    No          None        NAP           144                140
     131          1                     0                    No          None        NAP           120                120
     132          1                     0                    Yes         None        NAP           120                119
     133          1                    15                    No          None        NAP           120                119
     134          1                     0                    No          None        NAP           120                119

                                                                                                   114                112

------------------------------------------------------------------------------------------------------------------------
  MORTGAGE        ORIGINAL       REMAINING         MORTGAGE                 MONTHLY              MONTHLY    THIRD MOST
  LOAN NO.     AMORT. TERM(8)   AMORT. TERM         RATE(9)         PAYMENT (P&I)(9)     PAYMENT (IO)(9)    RECENT NOI
------------------------------------------------------------------------------------------------------------------------

      1             360             360              5.650%        $1,443,089.47       $1,193,431.71       $17,412,837
      2              IO              IO              5.779%                  NAP       $1,049,784.78       $25,318,046
      3              IO              IO              6.345%                  NAP         $857,750.00               NAP
                    360             359              6.120%          $580,991.71                 NAP
      4             360             359              6.120%           $76,323.44                 NAP        $1,194,628
      4             360             359              6.120%           $31,543.26                 NAP          $670,416
      4             360             359              6.120%           $30,457.87                 NAP          $410,042
      4             360             359              6.120%           $15,337.52                 NAP          $371,403
                    360             359              6.120%           $59,553.54                 NAP        $1,051,504
      5             360             359              6.120%           $37,878.36                 NAP          $545,947
      5             360             359              6.120%           $20,735.19                 NAP          $302,442
      5             360             359              6.120%           $19,946.47                 NAP          $397,466
      5             360             359              6.120%           $12,206.98                 NAP          $297,602
                    360             359              6.120%           $47,314.88                 NAP          $741,235
      6             360             359              6.120%           $46,332.25                 NAP          $745,097
      6             360             359              6.120%           $29,630.97                 NAP          $449,597
      6             360             359              6.120%           $25,976.80                 NAP          $446,715
                    360             359              6.120%           $52,185.54                 NAP          $751,537
      7             360             359              6.120%           $21,801.96                 NAP          $318,499
      7             360             359              6.120%           $21,590.43                 NAP          $308,868
      7             360             359              6.120%           $17,627.11                 NAP          $264,727
      7             360             359              6.120%           $14,549.14                 NAP          $196,128
      8              IO              IO              5.770%                  NAP         $375,383.91        $6,049,866
                    360             359              5.790%          $398,031.64                 NAP
      9             360             359              5.790%           $63,511.70                 NAP        $1,018,892
      9             360             359              5.790%           $33,383.71                 NAP          $472,908
      9             360             359              5.790%           $31,554.47                 NAP          $483,887
      9             360             359              5.790%           $30,021.84                 NAP          $442,009
      9             360             359              5.790%           $29,725.23                 NAP          $450,222
      9             360             359              5.790%           $25,688.92                 NAP          $386,746
      9             360             359              5.790%           $25,032.86                 NAP          $420,210
      9             360             359              5.790%           $16,920.51                 NAP          $190,353
      9             360             359              5.790%           $16,846.18                 NAP          $193,142
      9             360             359              5.790%           $16,234.54                 NAP          $270,703
      9             360             359              5.790%           $15,883.74                 NAP          $294,810
      9             360             359              5.790%           $14,633.95                 NAP          $223,561
      9             360             359              5.790%           $14,313.84                 NAP          $222,781
      9             360             359              5.790%           $14,161.96                 NAP          $120,600
      9             360             359              5.790%           $12,300.60                 NAP          $120,852
      9             360             359              5.790%           $11,064.88                 NAP          $174,120
      9             360             359              5.790%           $10,060.85                 NAP          $105,966
      9             360             359              5.790%            $8,917.57                 NAP          $122,004
      9             360             359              5.790%            $7,774.29                 NAP          $156,543
                     IO              IO              5.660%                  NAP         $310,841.44
     10              IO              IO              5.660%                  NAP         $133,432.27               NAP
     10              IO              IO              5.660%                  NAP          $75,367.09               NAP
     10              IO              IO              5.660%                  NAP          $53,799.48               NAP
     10              IO              IO              5.660%                  NAP          $32,925.28               NAP
     10              IO              IO              5.660%                  NAP          $15,317.31               NAP
     11              IO              IO              5.460%                  NAP         $221,433.33               NAP
     12             360             360              5.770%          $280,725.12         $234,005.56        $4,704,532
     13              IO              IO              6.300%                  NAP         $247,515.63        $3,090,819
                    360             359              6.260%          $286,117.90                 NAP
     14             360             359              6.260%           $56,695.38                 NAP          $793,625
     14             360             359              6.260%           $37,185.63                 NAP          $614,730
     14             360             359              6.260%           $25,932.33                 NAP          $365,648
     14             360             359              6.260%           $25,863.89                 NAP          $396,152
     15             360             359              6.260%           $62,710.38                 NAP        $1,275,021
     15             360             359              6.260%           $37,345.68                 NAP          $650,327
     15             360             359              6.260%           $24,000.21                 NAP          $373,374
     15             360             359              6.260%           $16,384.40                 NAP          $252,503
     16             300             299              6.260%          $257,512.18                 NAP        $2,968,872
     17              IO              IO              5.540%                  NAP         $175,529.51               NAP
     18              IO              IO              6.080%                  NAP         $147,946.67               NAP
     19              IO              IO              5.980%                  NAP         $136,418.75        $2,253,591
     20              IO              IO              5.790%                  NAP         $113,739.32               NAP
     21              IO              IO              5.470%                  NAP         $102,452.59               NAP
                    360             360              6.190%          $124,505.41         $106,430.04
     22             360             360              6.190%           $40,486.03          $34,608.37          $646,385
     22             360             360              6.190%           $23,072.68          $19,723.05           $96,954
     22             360             360              6.190%           $19,154.68          $16,373.85          $416,475
     22             360             360              6.190%           $14,366.01          $12,280.39          $192,110
     22             360             360              6.190%            $9,577.34           $8,186.93          $165,907
     22             360             360              6.190%            $9,577.34           $8,186.93          $188,200
     22             360             360              6.190%            $8,271.33           $7,070.52          $199,436
     23              IO              IO              5.480%                  NAP          $92,601.85               NAP
     24              IO              IO              5.750%                  NAP          $97,164.35        $1,327,436
                    360             358              5.960%          $116,411.35                 NAP
     25             360             358              5.960%           $34,624.91                 NAP               NAP
     26             360             358              5.960%           $30,744.54                 NAP               NAP
     27             360             358              5.960%           $29,550.57                 NAP               NAP
     28             360             358              5.960%           $21,491.33                 NAP               NAP
     29              IO              IO              5.880%                  NAP          $89,425.00        $1,501,810
     30              IO              IO              5.630%                  NAP          $85,622.92               NAP
     31              IO              IO              6.190%                  NAP          $87,883.22        $1,482,103
     32             357             357              5.860%           $88,874.52          $74,267.36        $1,125,066
     33             360             360              5.900%           $88,258.71          $74,176.11        $1,020,372
     34             360             360              6.345%           $91,109.68          $78,537.73               NAP
     35             360             360              6.455%           $88,704.72          $76,899.67          $787,192
     36              IO              IO              6.180%                  NAP          $71,534.93               NAP
     37             300             300              5.680%           $84,359.24          $64,787.50               NAP
     38              IO              IO              5.570%                  NAP          $63,452.81          $853,559
     39             300             293              5.820%           $85,501.36                 NAP               NAP
     40             360             360              6.250%           $80,043.24          $68,648.73               NAP
     41              IO              IO              5.630%                  NAP          $56,606.26        $1,187,834
     42             360             360              5.760%           $69,287.10          $57,718.67        $1,091,433
     43             360             360              6.200%           $68,443.41          $58,539.41          $575,215
     44             360             360              6.050%           $65,099.04          $55,206.25          $848,022
     45             360             360              5.680%           $62,546.43          $51,830.00         -$153,358
     46             360             360              6.150%           $64,243.11          $54,793.72               NAP
     47             360             360              5.680%           $60,809.03          $50,390.28               NAP
     48             360             359              6.045%           $63,256.91                 NAP        $1,107,671
     49             360             359              5.900%           $62,279.33                 NAP        $1,318,471
     50              IO              IO              5.700%                  NAP          $50,086.11               NAP
     51              IO              IO              5.460%                  NAP          $47,515.90          $798,385
     52              IO              IO              5.590%                  NAP          $48,132.42          $697,601
     53             180             178              5.650%           $83,331.56                 NAP        $1,416,646
     54              IO              IO              5.880%                  NAP          $49,680.56          $905,096
     55             268             170              8.240%           $92,589.19                 NAP        $1,091,427
     56              IO              IO              5.480%                  NAP          $44,379.44          $644,799
     57             360             360              6.010%           $55,818.00          $47,224.41               NAP
     58             360             360              6.000%           $54,199.37          $45,827.78          $719,113
     59             360             360              6.820%           $52,869.90          $52,090.91          $818,787
     60              IO              IO              5.530%                  NAP          $42,051.04        $3,167,803
     61              IO              IO              6.170%                  NAP          $46,917.71          $800,683
     62             360             360              5.560%           $51,440.33          $42,279.17          $842,365
     63             360             359              5.982%           $52,058.02                 NAP          $980,011
     64              IO              IO              5.670%                  NAP          $41,199.38               NAP
     65             360             360              5.760%           $48,343.23          $40,271.67          $718,655
     66             180             179              5.830%           $65,106.60                 NAP        $1,432,404
     67             360             360              5.890%           $44,437.26          $37,323.78           $87,407
     68             360             359              6.010%           $45,015.00                 NAP               NAP
     69             360             360              5.500%           $39,745.23          $32,528.94               NAP
     70             360             360              6.330%           $42,533.68          $36,635.61          $101,646
     71             360             360              5.580%           $38,705.34          $31,856.44          $597,546
     72             360             360              6.020%           $40,556.50          $34,332.81               NAP
     73             360             360              6.020%           $36,951.47          $31,281.01          $510,467
     74             360             360              6.420%           $37,608.96          $32,545.83          $442,809
     75             360             360              6.375%           $32,441.23          $28,008.68          $520,300
     76             300             298              6.100%           $33,659.65                 NAP        $1,116,492
     77             360             360              5.760%           $30,086.73          $25,063.33          $636,116
     78             360             360              5.890%           $29,761.11          $24,996.98          $261,922
     79             360             358              5.710%           $26,727.58                 NAP               NAP
     80             360             359              6.040%           $27,456.88                 NAP               NAP
     81             360             360              6.434%           $28,248.02          $24,462.60               NAP
     82             360             360              6.360%           $27,407.12          $23,643.89            $4,999
     83             360             360              6.290%           $27,206.13                 NAP               NAP
     84             360             360              6.350%           $27,316.15          $23,553.06          $339,093
     85             360             360              5.760%           $24,828.85          $20,683.33          $323,095
     86             240             235              6.080%           $30,284.27                 NAP          $605,175
     87             360             359              6.240%           $24,756.45                 NAP          $624,445
     88             360             360              5.750%           $23,342.91          $19,432.87          $362,342
     89             360             359              5.530%           $22,786.91                 NAP          $729,145
                    300             300              5.920%           $24,617.67          $19,257.13
     90             300             300              5.920%            $7,481.21           $5,852.16               NAP
     90             300             300              5.920%            $6,458.14           $5,051.87               NAP
     90             300             300              5.920%            $5,582.14           $4,366.62               NAP
     90             300             300              5.920%            $5,096.18           $3,986.48               NAP
     91             360             360              5.800%           $21,709.86          $18,131.71          $269,528
     92             360             360              5.720%           $20,358.40          $16,915.05          $283,313
     93             360             358              5.720%           $20,358.40                 NAP          $465,927
     94             360             359              5.830%           $20,250.07                 NAP               NAP
     95             360             358              6.000%           $20,432.68                 NAP          $263,269
     96             360             360              6.060%           $20,516.06          $17,408.47          $772,522
     97             360             359              6.450%           $21,378.63                 NAP               NAP
     98             360             359              5.800%           $19,949.60                 NAP               NAP
     99             360             360              6.020%           $19,827.62          $16,784.93          $321,977
     100            360             360              6.060%           $19,791.96          $16,794.06          $304,251
     101            360             359              5.990%           $19,464.50                 NAP               NAP
     102            360             359              5.900%           $18,980.37                 NAP          $201,734
     103            360             342              5.650%           $18,760.16                 NAP          $749,087
     104            360             360              6.030%           $18,645.90          $15,793.85          $261,211
     105            360             360              6.280%           $18,530.09                 NAP               NAP
     106            360             360              5.950%           $17,890.19          $15,081.60          $120,651
     107            324             323              6.970%           $20,575.81                 NAP          $397,186
     108            360             359              5.840%           $17,679.08                 NAP               NAP
     109            360             358              5.830%           $17,659.95                 NAP               NAP
     110            360             360              5.790%           $17,114.60          $14,284.68          $232,600
     111            360             359              5.700%           $16,831.61                 NAP          $526,214
     112            360             358              6.030%           $17,442.94                 NAP          $387,388
     113            180             176              5.920%           $24,346.68                 NAP          $438,720
     114            360             358              6.180%           $17,357.28                 NAP          $302,258
     115            360             360              5.630%           $16,127.22          $13,319.12          $127,153
     116            240             234              6.540%           $20,851.35                 NAP               NAP
     117            240             239              6.220%           $20,052.47                 NAP          $319,587
     118            360             360              6.020%           $15,621.76          $13,224.49               NAP
     119            360             360              5.700%           $14,800.21          $12,280.73               NAP
     120            360             359              5.810%           $14,684.75                 NAP               NAP
     121            240             232              6.070%           $17,651.64                 NAP               NAP
     122            360             360              5.950%           $13,715.81          $11,562.56          $290,709
     123            360             360              6.421%           $13,321.23          $11,528.44          $193,248
     124            360             360              5.740%           $12,358.28          $10,281.51               NAP
     125            180             177              5.830%           $16,694.00                 NAP          $401,414
     126            360             359              5.990%           $10,480.89                 NAP               NAP
     127            360             360              5.980%           $10,170.51           $8,589.33               NAP
     128            360             359              6.010%            $9,303.00                 NAP          $163,452
     129            240             238              6.410%           $10,734.12                 NAP          $158,923
     130            144             140              6.280%           $14,360.83                 NAP          $275,286
     131            360             360              6.050%            $7,836.00                 NAP               NAP
     132            300             299              6.110%            $7,682.30                 NAP               NAP
     133            360             359              6.110%            $6,551.72                 NAP           $97,684
     134            360             359              6.070%            $6,040.58                 NAP          $171,363

                    349             348              5.908%

---------------------------------------------------------------------------------------------------------------------------------
  MORTGAGE             THIRD MOST                                  SECOND MOST                                 MOST
  LOAN NO.             RECENT NOI             SECOND MOST           RECENT NOI                MOST          RECENT NOI
                        END DATE               RECENT NOI            END DATE           RECENT NOI           END DATE
---------------------------------------------------------------------------------------------------------------------------------

      1                12/31/2004             $17,847,207           12/31/2005         $18,369,592       T-12 (12/31/2006)
      2                12/31/2005             $23,998,380           12/31/2006         $25,452,940       T-12 (3/31/2007)
      3                    NAP                 $8,291,513           12/31/2005         $11,833,371          12/31/2006

      4             T-12 (03/31/2005)          $1,243,416       T-12 (03/31/2006)       $1,295,175       T-12 (03/31/2007)
      4             T-12 (03/31/2005)            $733,707       T-12 (03/31/2006)         $661,998       T-12 (03/31/2007)
      4             T-12 (03/31/2005)            $474,229       T-12 (03/31/2006)         $540,440       T-12 (03/31/2007)
      4             T-12 (03/31/2005)            $442,497       T-12 (03/31/2006)         $441,896       T-12 (03/31/2007)
                    T-12 (03/31/2005)          $1,122,604       T-12 (03/31/2006)       $1,194,806       T-12 (03/31/2007)
      5             T-12 (03/31/2005)            $651,321       T-12 (03/31/2006)         $636,174       T-12 (03/31/2007)
      5             T-12 (03/31/2005)            $304,105       T-12 (03/31/2006)         $342,251       T-12 (03/31/2007)
      5             T-12 (03/31/2005)            $444,883       T-12 (03/31/2006)         $137,071       T-12 (03/31/2007)
      5             T-12 (03/31/2005)            $319,825       T-12 (03/31/2006)         $323,177       T-12 (03/31/2007)
                    T-12 (03/31/2005)            $781,988       T-12 (03/31/2006)         $826,592       T-12 (03/31/2007)
      6             T-12 (03/31/2005)            $762,925       T-12 (03/31/2006)         $782,873       T-12 (03/31/2007)
      6             T-12 (03/31/2005)            $519,840       T-12 (03/31/2006)         $536,456       T-12 (03/31/2007)
      6             T-12 (03/31/2005)            $473,091       T-12 (03/31/2006)         $500,409       T-12 (03/31/2007)
                    T-12 (03/31/2005)            $826,974       T-12 (03/31/2006)         $893,958       T-12 (03/31/2007)
      7             T-12 (03/31/2005)            $376,600       T-12 (03/31/2006)         $411,582       T-12 (03/31/2007)
      7             T-12 (03/31/2005)            $346,167       T-12 (03/31/2006)         $377,260       T-12 (03/31/2007)
      7             T-12 (03/31/2005)            $321,558       T-12 (03/31/2006)         $304,333       T-12 (03/31/2007)
      7             T-12 (03/31/2005)            $228,339       T-12 (03/31/2006)         $239,486       T-12 (03/31/2007)
      8                12/31/2004              $5,791,220           12/31/2005          $5,235,348          12/31/2006

      9             T-12 (03/31/2005)          $1,051,505       T-12 (03/31/2006)       $1,137,669       T-12 (03/31/2007)
      9             T-12 (03/31/2005)            $520,070       T-12 (03/31/2006)         $578,927       T-12 (03/31/2007)
      9             T-12 (03/31/2005)            $536,876       T-12 (03/31/2006)         $539,080       T-12 (03/31/2007)
      9             T-12 (03/31/2005)            $433,383       T-12 (03/31/2006)         $473,955       T-12 (03/31/2007)
      9             T-12 (03/31/2005)            $296,422       T-12 (03/31/2006)         $607,572       T-12 (03/31/2007)
      9             T-12 (03/31/2005)            $349,428       T-12 (03/31/2006)         $406,973       T-12 (03/31/2007)
      9             T-12 (03/31/2005)            $404,079       T-12 (03/31/2006)         $409,818       T-12 (03/31/2007)
      9             T-12 (03/31/2005)            $267,449       T-12 (03/31/2006)         $305,140       T-12 (03/31/2007)
      9             T-12 (03/31/2005)            $250,678       T-12 (03/31/2006)         $296,340       T-12 (03/31/2007)
      9             T-12 (03/31/2005)            $272,675       T-12 (03/31/2006)         $282,325       T-12 (03/31/2007)
      9             T-12 (03/31/2005)            $304,332       T-12 (03/31/2006)         $275,225       T-12 (03/31/2007)
      9             T-12 (03/31/2005)            $230,780       T-12 (03/31/2006)         $246,195       T-12 (03/31/2007)
      9             T-12 (03/31/2005)            $257,711       T-12 (03/31/2006)         $300,082       T-12 (03/31/2007)
      9             T-12 (03/31/2005)            $188,477       T-12 (03/31/2006)         $232,346       T-12 (03/31/2007)
      9             T-12 (03/31/2005)            $168,949       T-12 (03/31/2006)         $205,881       T-12 (03/31/2007)
      9             T-12 (03/31/2005)             $98,420       T-12 (03/31/2006)         $229,310       T-12 (03/31/2007)
      9             T-12 (03/31/2005)            $148,890       T-12 (03/31/2006)         $171,491       T-12 (03/31/2007)
      9             T-12 (03/31/2005)            $141,501       T-12 (03/31/2006)         $148,689       T-12 (03/31/2007)
      9             T-12 (03/31/2005)            $138,779       T-12 (03/31/2006)         $162,319       T-12 (03/31/2007)

     10                    NAP                        NAP              NAP              $2,259,020       TTM (01/31/2007)
     10                    NAP                        NAP              NAP              $1,248,095       TTM (01/31/2007)
     10                    NAP                        NAP              NAP                $892,630       TTM (01/31/2007)
     10                    NAP                        NAP              NAP                $569,498       TTM (01/31/2007)
     10                    NAP                        NAP              NAP                $272,050       TTM (01/31/2007)
     11                    NAP                 $2,826,822           12/31/2005          $3,523,943          12/31/2006
     12                06/27/1905              $4,696,475           06/28/1905          $4,516,558       T-12 (3/31/2007)
     13                12/31/2005              $3,259,736           12/31/2006          $3,381,821       T-12 (4/30/2007)

     14             T-12 (03/31/2005)            $961,259       T-12 (03/31/2006)       $1,052,916       T-12 (03/31/2007)
     14             T-12 (03/31/2005)            $632,545       T-12 (03/31/2006)         $633,944       T-12 (03/31/2007)
     14             T-12 (03/31/2005)            $446,001       T-12 (03/31/2006)         $400,826       T-12 (03/31/2007)
     14             T-12 (03/31/2005)            $417,608       T-12 (03/31/2006)         $408,286       T-12 (03/31/2007)
     15             T-12 (03/31/2005)          $1,197,922       T-12 (03/31/2006)       $1,000,348       T-12 (03/31/2007)
     15             T-12 (03/31/2005)            $715,902       T-12 (03/31/2006)         $722,155       T-12 (03/31/2007)
     15             T-12 (03/31/2005)            $424,496       T-12 (03/31/2006)         $432,456       T-12 (03/31/2007)
     15             T-12 (03/31/2005)            $286,911       T-12 (03/31/2006)         $304,311       T-12 (03/31/2007)
     16                12/31/2004              $3,880,214           12/31/2005          $4,157,156       T-12 (12/31/2006)
     17                    NAP                        NAP              NAP              $2,327,096          12/31/2006
     18                    NAP                   $550,020    (12/31/2006) Ann 9 mos.      $804,948          03/31/2007
     19                12/31/2005              $2,303,869           12/31/2006          $2,279,033       T-12 (3/30/2007)
     20                    NAP                        NAP              NAP              $1,342,536       T-12 (12/31/2006)
     21                    NAP                 $1,506,881           12/31/2005          $1,621,813          12/31/2006

     22                12/31/2004                $705,641           12/31/2005            $768,647       T-12 (12/31/2006)
     22                12/31/2004               -$131,372           12/31/2005            $416,688       T-12 (12/31/2006)
     22                12/31/2004                $392,582           12/31/2005            $225,345       T-12 (12/31/2006)
     22                12/31/2004                $199,320           12/31/2005            $240,639       T-12 (12/31/2006)
     22                12/31/2004                $168,810           12/31/2005            $114,911       T-12 (12/31/2006)
     22                12/31/2004                $208,942           12/31/2005            $186,625       T-12 (12/31/2006)
     22                12/31/2004                $205,323           12/31/2005            $236,926       T-12 (12/31/2006)
     23                    NAP                 $1,307,482           06/26/1905          $1,327,855          06/27/1905
     24                12/31/2005              $1,584,535           12/31/2006          $1,615,293          02/28/2007

     25                    NAP                        NAP              NAP                     NAP              NAP
     26                    NAP                        NAP              NAP                     NAP              NAP
     27                    NAP                        NAP              NAP                     NAP              NAP
     28                    NAP                        NAP              NAP                     NAP              NAP
     29                06/27/1905              $1,633,717           06/28/1905          $1,765,082       T-12 (03/31/2007)
     30                    NAP                        NAP              NAP              $1,473,964          12/31/2006
     31                12/31/2005              $1,725,574           12/31/2006          $1,579,314       T-12 (3/31/2007)
     32                12/31/2005              $1,263,749           12/31/2007          $1,322,838          02/28/2007
     33                12/31/2004              $1,081,982           12/31/2005          $1,211,644          12/31/2006
     34                    NAP                   $980,617           12/31/2005          $1,162,941          12/31/2006
     35                12/31/2004                $647,536           12/31/2005          $1,307,560     6/30/2007 Annualized
     36                    NAP                 $1,198,098           12/31/2005          $1,282,289          12/31/2006
     37                    NAP                        NAP              NAP              $1,317,731          12/31/2005
     38                12/31/2004                $883,384           12/31/2005            $934,816          12/31/2006
     39                    NAP                        NAP              NAP                     NAP              NAP
     40                    NAP                        NAP              NAP                     NAP              NAP
     41                12/31/2006              $1,309,208        TTM (04/16/2007)       $1,405,899       (03/31/2007) Ann.
     42                12/31/2004              $1,115,318           12/31/2005          $1,110,697          12/31/2006
     43                12/31/2004                $671,135           12/31/2005            $942,702       T-12 (12/31/2006)
     44                12/31/2005                $937,572           12/31/2006          $1,015,703          03/31/2007
     45                12/31/2004                 $22,752           12/31/2005            $807,484       T-12 (12/31/2006)
     46                    NAP                   $903,163           12/31/2005            $915,227          12/31/2006
     47                    NAP                        NAP              NAP                $722,715          12/31/2006
     48                12/31/2004              $1,076,560           12/31/2005          $1,081,758          12/31/2006
     49                12/31/2005              $1,062,953           12/31/2006          $1,028,743       T-12 (5/31/2007)
     50                    NAP                        NAP              NAP                $753,338          12/31/2006
     51                12/31/2005                $782,684           12/31/2006          $1,033,573       (03/25/2007) Ann.
     52                12/31/2004                $795,517           12/31/2005            $722,602          12/31/2006
     53                12/31/2004              $1,517,657           12/31/2005          $1,545,912          12/31/2006
     54                12/31/2005                $979,503           12/31/2006          $1,003,241        T-12 (4/1/2007)
     55                06/26/1905              $1,014,533           06/27/1905          $1,090,201          06/28/1905
     56                12/31/2005                $688,670           12/31/2006            $696,361       TTM (01/31/2007)
     57                    NAP                        NAP              NAP                $536,599          12/31/2006
     58                12/31/2004                $649,791           12/31/2005            $768,521          12/31/2006
     59                12/31/2004                $856,044           12/31/2005            $919,941          12/31/2006
     60                06/26/1905              $3,531,236           06/27/1905          $4,115,715    T-11 (11/30/2006) Ann.
     61                12/31/2004                $844,590           12/31/2005            $871,163       T-12 (12/31/2006)
     62                06/26/1905                $790,534           06/27/1905            $731,325          06/28/1905
     63                12/31/2004                $973,461           12/31/2005            $951,574          12/31/2006
     64                    NAP                        NAP              NAP                     NAP              NAP
     65                12/31/2005                $747,719           12/31/2006            $708,420       T-12 (3/30/2007)
     66                12/31/2005              $1,461,822           12/31/2006          $1,579,463       T-12 (04/30/2007)
     67                12/31/2005              $1,108,320           12/31/2006          $1,197,453          03/31/2007
     68                    NAP                   $638,561           12/31/2006            $739,100          04/30/2007
     69                    NAP                   $377,482           12/31/2005            $451,620          12/31/2006
     70                12/31/2005                $467,098           12/31/2006            $680,476  T-4 (04/30/2007) Annualized
     71                06/26/1905                $571,285           06/27/1905            $594,398          06/28/1905
     72                    NAP                   $688,816           12/31/2005            $888,850          12/31/2006
     73                12/31/2004                $520,647           12/31/2005            $650,595          12/31/2006
     74                12/31/2004                $523,888           12/31/2005            $601,562          12/31/2006
     75                12/31/2005                $560,128           12/31/2006            $590,696       T-12 (4/30/2007)
     76                06/26/1905              $1,061,567           06/27/1905            $837,208          06/28/1905
     77                12/31/2005                $555,824           12/31/2006            $484,219       T-12 (2/28/2007)
     78                12/31/2004                $446,595           12/31/2005            $457,030          12/31/2006
     79                    NAP                        NAP              NAP                     NAP              NAP
     80                    NAP                        NAP              NAP                $396,369          12/31/2006
     81                    NAP                   $388,757           12/31/2005            $452,548          12/31/2006
     82          May-Dec 2005, Annualized        $225,605           12/31/2006            $318,056          05/31/2007
     83                    NAP                        NAP              NAP                     NAP              NAP
     84                12/31/2005                $401,484           12/31/2006            $438,378  T-4 (04/30/2007) Annualized
     85                12/31/2005                $339,643           12/31/2006            $354,733       T-12 (4/30/2007)
     86                12/31/2004                $605,175           12/31/2005            $602,365  T-9 (09/30/2006) Annualized
     87                12/31/2005                $491,581           12/31/2006            $575,844          02/08/2007
     88                12/31/2005                $379,088           12/31/2006            $369,940       (03/31/2007) Ann.
     89                12/31/2004                $677,421           12/31/2005            $736,923          12/31/2006

     90                    NAP                        NAP              NAP                     NAP              NAP
     90                    NAP                        NAP              NAP                     NAP              NAP
     90                    NAP                        NAP              NAP                     NAP              NAP
     90                    NAP                        NAP              NAP                     NAP              NAP
     91                12/31/2005                $260,948           12/31/2006            $285,136          03/31/2007
     92                12/31/2005                $296,935           12/31/2006            $282,266          03/31/2007
     93                12/31/2004                $711,793           12/31/2005            $902,612          12/31/2006
     94                    NAP                        NAP              NAP                     NAP              NAP
     95                12/31/2005                $379,392           12/31/2006            $579,042          02/28/2007
     96                12/31/2004                $783,563           12/31/2005            $764,913          12/31/2006
     97                    NAP                        NAP              NAP                     NAP              NAP
     98                    NAP                        NAP              NAP                     NAP              NAP
     99                12/31/2005                $360,111           12/31/2006            $382,460          03/31/2007
     100               12/31/2005                $283,532           12/31/2006            $290,526  T-2 (02/28/2007) Annualized
     101                   NAP                        NAP              NAP                     NAP              NAP
     102               12/31/2004                $229,173           12/31/2005            $251,119          12/31/2006
     103               09/30/2004                $705,601           09/30/2005          $1,115,777       T-12 (12/31/2006)
     104               12/31/2004                $283,840           12/31/2005            $279,633          12/31/2006
     105                   NAP                        NAP              NAP                $143,955        YTD (5/7/2007)
     106               12/31/2005                $205,611           12/31/2006            $229,377          03/31/2007
     107               12/31/2005                $368,351           12/31/2006            $442,349       T-12 (3/31/2007)
     108                   NAP                        NAP              NAP                     NAP              NAP
     109                   NAP                        NAP              NAP                     NAP              NAP
     110               12/31/2005                $240,546           12/31/2006            $330,905          01/31/2007
     111               12/31/2004                $641,295           12/31/2005            $517,885          12/31/2006
     112               12/31/2004                $394,422           12/31/2005            $414,189          12/31/2006
     113               12/31/2004                $585,611           12/31/2005            $450,630          12/31/2006
     114               12/31/2005                $307,965           12/31/2006            $312,237       T-12 (3/31/2007)
     115               12/31/2005                $254,487           12/31/2006            $284,607          02/28/2007
     116                   NAP                        NAP              NAP                     NAP              NAP
     117               12/31/2004                $317,703           12/31/2005            $295,125          12/31/2006
     118                   NAP                        NAP              NAP                     NAP              NAP
     119                   NAP                        NAP              NAP                $281,429          06/28/1905
     120                   NAP                        NAP              NAP                     NAP              NAP
     121                   NAP                        NAP              NAP                     NAP              NAP
     122               12/31/2004                $271,820           12/31/2005            $271,062          12/31/2006
     123               12/31/2005                $222,953           12/31/2006            $233,004       T-12 (06/30/2007)
     124                   NAP                        NAP              NAP                     NAP              NAP
     125               12/31/2004                $369,679           12/31/2005            $345,230          12/31/2006
     126                   NAP                   $155,542           12/31/2005            $121,868          12/31/2006
     127                   NAP                   $218,593           12/31/2005            $171,948          12/31/2006
     128               12/31/2005                $170,706           12/31/2006            $164,768          02/28/2007
     129               12/31/2004                $160,048           12/31/2005            $183,954          12/31/2006
     130               12/31/2004                $294,701           12/31/2005            $332,751          12/31/2006
     131                   NAP                        NAP              NAP                     NAP              NAP
     132                   NAP                        NAP              NAP                     NAP              NAP
     133               12/31/2004                 $69,385           12/31/2005            $139,010          12/31/2006
     134               12/31/2004                $184,681           12/31/2005            $194,929          12/31/2006

------------------------------------------------------------------------------------------------------------------------------------
  MORTGAGE    UNDERWRITTEN     UNDERWRITTEN    UNDERWRITABLE  UNDERWRITTEN    UNDERWRITABLE        BALLOON         CURRENT  MORTGAGE
  LOAN NO.             EGI         EXPENSES              NOI      RESERVES        CASH FLOW        BALANCE       VALUE(10)  LOAN NO.
------------------------------------------------------------------------------------------------------------------------------------

      1        $30,696,728      $11,577,054      $19,119,674      $931,662      $18,188,013   $233,099,302    $364,000,000      1
      2        $91,551,170      $66,162,367      $25,388,803    $2,746,535      $22,642,268   $215,000,000    $291,000,000      2
      3        $23,477,065       $9,937,450      $13,539,615      $835,709      $12,703,906   $160,000,000    $235,500,000      3
               $12,452,550       $3,550,314       $8,902,235      $123,889       $8,778,352    $83,456,001    $131,450,000
      4         $1,430,318         $299,626       $1,130,692       $14,255       $1,116,437    $10,963,409     $17,900,000      4
      4           $685,537         $207,320         $478,217        $5,351         $472,866     $4,531,001      $6,800,000      4
      4           $617,820         $165,119         $452,701        $4,830         $447,871     $4,375,091      $6,900,000      4
      4           $404,489         $175,255         $229,233        $4,441         $224,792     $2,203,143      $4,000,000      4
                $1,194,678         $314,351         $880,327        $4,615         $875,712     $8,554,511     $14,800,000
      5           $814,133         $247,964         $566,169        $9,182         $556,987     $5,441,000      $8,000,000      5
      5           $431,495         $122,019         $309,475       $12,346         $297,130     $2,978,485      $4,500,000      5
      5           $561,121         $142,515         $418,606        $6,299         $412,307     $2,865,192      $4,300,000      5
      5           $329,992         $146,751         $183,241        $3,743         $179,499     $1,753,461      $3,400,000      5
                $1,028,339         $267,648         $760,691        $6,109         $754,583     $6,796,502     $10,200,000
      6           $924,263         $238,509         $685,755        $4,457         $681,298     $6,655,351     $10,400,000      6
      6           $598,661         $158,906         $439,755        $4,043         $435,712     $4,256,313      $6,400,000      6
      6           $553,468         $163,859         $389,609       $13,138         $376,471     $3,731,414      $5,600,000      6
                $1,044,412         $222,695         $821,717        $9,216         $812,501     $7,496,141     $11,250,000
      7           $562,758         $219,375         $343,383        $6,414         $336,969     $3,131,721      $4,900,000      7
      7           $453,770         $132,218         $321,552        $4,074         $317,479     $3,101,338      $4,900,000      7
      7           $491,139         $218,489         $272,650        $6,853         $265,798     $2,532,030      $3,800,000      7
      7           $326,157         $107,695         $218,462        $4,523         $213,940     $2,089,897      $3,400,000      7
      8        $11,342,092       $4,327,724       $7,014,368      $747,672       $6,266,697    $77,000,000    $103,100,000      8
                $8,399,316       $2,348,380       $6,050,666      $115,446       $5,935,493    $57,371,377     $90,070,000
      9         $1,209,998         $286,355         $923,643        $7,369         $916,274     $9,154,433     $14,400,000      9
      9           $688,477         $183,617         $504,860        $7,175         $497,685     $4,811,853      $7,400,000      9
      9           $662,594         $167,804         $494,790        $6,008         $488,782     $4,548,190      $6,700,000      9
      9           $573,308         $136,017         $437,291        $5,838         $431,453     $4,327,279      $7,250,000      9
      9           $590,207         $140,027         $450,180        $7,406         $442,774     $4,284,526      $6,550,000      9
      9           $492,445         $115,764         $376,682        $6,071         $370,611     $3,702,744      $5,800,000      9
      9           $498,924         $133,695         $365,230        $8,985         $356,245     $3,608,178      $6,100,000      9
      9           $397,861         $115,391         $282,469        $5,545         $276,924     $2,438,885      $3,800,000      9
      9           $359,586         $112,508         $247,078        $4,041         $243,038     $2,428,170      $3,600,000      9
      9           $346,685          $85,963         $260,722        $9,230         $251,492     $2,340,011      $3,550,000      9
      9           $344,119         $110,690         $233,429        $4,277         $229,152     $2,289,445      $4,000,000      9
      9           $299,628          $84,012         $215,616        $4,956         $210,660     $2,109,306      $3,200,000      9
      9           $386,530         $117,658         $268,872        $6,731         $262,141     $2,063,165      $3,110,000      9
      9           $311,914         $102,541         $209,373        $6,072         $203,301     $2,041,273      $3,330,000      9
      9           $299,605         $116,866         $182,740        $6,865         $175,875     $1,772,981      $2,740,000      9
      9           $258,452          $96,148         $162,304        $2,673         $159,631     $1,594,865      $2,700,000      9
      9           $233,225          $77,569         $155,655        $5,879         $149,777     $1,450,147      $2,200,000      9
      9           $204,276          $69,426         $134,580        $5,692         $129,158     $1,285,358      $1,950,000      9
      9           $241,482          $96,329         $145,152        $4,633         $140,520     $1,120,568      $1,690,000      9
                $8,008,548       $2,691,977       $5,316,570      $195,150       $5,121,420    $65,000,000     $81,200,000
     10         $3,370,223       $1,098,373       $2,271,850       $85,500       $2,186,350    $27,902,000     $34,900,000     10
     10         $1,906,410         $615,214       $1,291,195       $42,400       $1,248,795    $15,760,000     $19,700,000     10
     10         $1,438,215         $524,652         $913,563       $32,000         $881,563    $11,250,000     $14,400,000     10
     10           $860,321         $281,414         $578,907       $25,250         $553,657     $6,885,000      $8,100,000     10
     10           $433,379         $172,324         $261,055       $10,000         $251,055     $3,203,000      $4,100,000     10
     11         $4,574,347         $984,491       $3,589,857      $166,705       $3,423,152    $48,000,000     $65,600,000     11
     12        $10,106,381       $5,217,284       $4,889,097      $794,899       $4,094,198    $42,396,374     $61,500,000     12
     13         $5,038,745       $1,443,134       $3,595,610       $33,356       $3,562,254    $46,500,000     $77,200,000     13
                $5,968,482       $1,794,143       $4,174,338       $51,093       $4,123,247    $37,822,909     $64,550,000
     14         $1,251,765         $429,276         $822,489        $7,125         $815,364     $7,494,759     $13,400,000     14
     14           $680,446         $146,902         $533,544        $4,311         $529,233     $4,915,695      $8,050,000     14
     14           $558,253         $181,107         $377,146        $4,200         $372,946     $3,428,086      $6,000,000     14
     14           $532,141         $155,067         $377,074        $5,113         $371,961     $3,419,038      $5,500,000     14
     15         $1,345,037         $436,438         $908,599        $8,857         $899,742     $8,289,899     $14,200,000     15
     15           $725,176         $185,852         $539,324        $3,102         $536,223     $4,936,855      $8,500,000     15
     15           $496,676         $147,259         $349,416        $8,219         $341,198     $3,172,669      $5,400,000     15
     15           $378,988         $112,242         $266,746       $10,166         $256,580     $2,165,909      $3,500,000     15
     16         $5,547,107       $1,628,765       $3,918,342      $362,607       $3,555,735    $30,573,593     $50,000,000     16
     17         $4,495,877       $1,349,270       $2,708,529      $128,439       $2,580,090    $37,500,000     $49,200,000     17
     18         $3,275,503       $1,213,668       $2,061,835       $80,868       $1,980,967    $28,800,000     $36,000,000     18
     19         $3,556,140       $1,305,670       $2,250,471      $198,742       $2,051,729    $27,000,000     $36,500,000     19
     20         $2,804,126         $813,896       $1,990,230       $50,768       $1,939,462    $23,250,000     $30,700,000     20
     21         $2,114,707         $474,645       $1,640,062       $84,668       $1,555,394    $22,168,000     $28,460,000     21
                $3,217,353       $1,145,189       $2,072,163      $354,248       $1,717,915    $18,139,970     $28,600,000
     22           $985,943         $368,029         $617,914       $90,757         $527,157     $5,898,661      $9,300,000     22
     22           $682,668         $236,959         $445,709      $132,712         $312,997     $3,361,603      $5,300,000     22
     22           $501,582         $163,851         $337,730       $32,616         $305,114     $2,790,764      $4,400,000     22
     22           $345,735         $137,095         $208,640       $38,100         $170,540     $2,093,073      $3,300,000     22
     22           $271,047         $105,412         $165,635       $22,145         $143,490     $1,395,383      $2,200,000     22
     22           $236,898          $77,274         $159,624       $20,207         $139,417     $1,395,383      $2,200,000     22
     22           $193,480          $56,569         $136,911       $17,711         $119,200     $1,205,102      $1,900,000     22
     23        $10,268,966       $4,392,899       $5,876,067       $45,000       $5,831,067    $20,000,000    $121,200,000     23
     24         $2,080,420         $460,686       $1,619,734        $9,358       $1,610,376    $20,000,000     $25,090,000     24
                $2,199,344         $482,427       $1,716,917       $70,816       $1,646,101    $16,552,956     $28,000,000
     25           $638,839         $131,243         $507,596       $20,208         $487,387     $4,923,443      $8,100,000     25
     26           $549,326         $118,003         $431,323       $17,790         $413,533     $4,371,678      $7,100,000     26
     27           $587,058         $139,120         $447,938       $18,309         $429,630     $4,201,904      $7,400,000     27
     28           $424,121          $94,062         $330,059       $14,509         $315,551     $3,055,930      $5,400,000     28
     29         $3,513,618       $1,798,653       $1,714,965      $360,220       $1,354,745    $18,000,000     $27,500,000     29
     30         $2,389,476         $803,480       $1,585,996       $70,000       $1,515,996    $18,000,000     $23,700,000     30
     31         $2,472,908         $734,728       $1,738,180      $194,617       $1,543,563    $16,803,750     $26,300,000     31
     32         $1,772,839         $478,730       $1,294,109        $7,510       $1,286,599    $14,003,393     $19,040,000     32
     33         $1,919,721         $639,575       $1,280,146       $57,600       $1,222,546    $13,920,955     $18,675,000     33
     34         $2,173,749         $748,000       $1,425,747       $54,000       $1,371,747    $13,784,736     $20,200,000     34
     35         $2,264,856         $872,417       $1,392,439       $60,250       $1,332,189    $12,869,944     $17,700,000     35
     36         $1,520,217         $200,645       $1,211,108       $22,699       $1,188,409    $13,700,000     $17,500,000     36
     37         $1,843,886         $523,581       $1,320,305      $106,734       $1,213,571    $12,170,130     $19,275,000     37
     38         $1,245,746         $328,493         $917,253       $48,600         $868,653    $13,483,000     $17,300,000     38
     39         $1,996,917         $467,792       $1,529,125       $50,430       $1,478,696     $8,041,592     $22,100,000     39
     40           $920,103          $27,603         $892,500            $0         $892,500    $12,215,187     $21,500,000     40
     41         $2,386,668       $1,256,760       $1,129,908      $123,750       $1,006,158    $11,900,000     $15,700,000     41
     42         $1,962,260         $869,490       $1,092,770      $117,648         $975,122    $11,251,819     $14,875,000     42
     43         $1,380,432         $397,444         $982,987       $73,495         $909,492    $10,495,693     $14,300,000     43
     44         $1,339,764         $431,605         $908,159       $34,815         $873,344    $10,422,734     $13,980,000     44
     45         $1,632,357         $677,164         $955,193       $90,153         $865,040    $10,074,025     $13,500,000     45
     46         $1,377,427         $409,671         $967,756       $71,393         $896,363     $9,573,262     $13,600,000     46
     47         $1,497,108         $578,921         $918,187        $8,040         $910,147     $9,252,979     $14,300,000     47
     48         $1,410,680         $367,138       $1,043,542       $78,989         $964,553     $8,937,535     $13,900,000     48
     49         $2,226,321       $1,158,823       $1,067,498      $205,896         $861,602     $8,899,607     $13,300,000     49
     50         $1,429,531         $538,579         $890,951       $75,411         $815,540    $10,400,000     $13,000,000     50
     51         $1,181,426         $375,101         $806,325       $37,345         $768,980    $10,300,000     $13,000,000     51
     52         $1,002,022         $246,162         $755,860       $51,920         $703,940    $10,191,000     $13,200,000     52
     53         $1,848,440         $376,323       $1,472,117       $99,571       $1,372,546       $211,032     $21,500,000     53
     54         $1,525,442         $457,880       $1,067,562       $66,457       $1,001,105    $10,000,000     $16,300,000     54
     55         $1,146,161          $31,707       $1,114,454            $0       $1,114,454     $2,780,183     $14,400,000     55
     56           $955,687         $285,793         $669,894       $39,958         $629,936     $9,585,000     $12,420,000     56
     57         $1,459,004         $616,676         $842,328       $53,066         $789,262     $8,570,654     $14,800,000     57
     58         $1,360,150         $569,391         $790,758       $43,200         $747,558     $8,468,522     $11,550,000     58
     59           $978,878         $160,917         $817,961       $35,802         $782,159     $8,300,155     $11,500,000     59
     60         $8,758,720       $2,108,103       $6,650,618      $205,296       $6,445,322     $9,000,000    $122,800,000     60
     61         $1,837,919         $961,071         $876,848       $81,600         $795,248     $9,000,000     $14,190,000     61
     62         $1,198,716         $358,268         $840,448      $103,934         $736,514     $8,075,494     $12,700,000     62
     63         $1,114,973         $264,265         $850,708       $50,938         $799,770     $7,391,688     $10,900,000     63
     64         $1,324,972         $274,646       $1,050,326      $138,021         $912,305     $8,600,000     $13,300,000     64
     65         $1,064,054         $321,402         $742,653       $65,920         $676,733     $7,727,151     $10,400,000     65
     66         $3,377,868       $1,890,079       $1,487,789      $135,115       $1,352,674       $170,493     $15,025,000     66
     67         $2,814,583       $1,757,728       $1,056,855      $112,583         $944,272     $7,014,251     $12,700,000     67
     68         $1,759,284       $1,020,783         $738,501       $60,800         $677,701     $6,377,363     $10,020,000     68
     69         $1,193,755         $547,458         $646,297       $63,620         $582,677     $6,512,073     $10,300,000     69
     70         $1,368,094         $687,334         $680,761       $55,080         $625,681     $6,346,092      $8,700,000     70
     71         $1,320,639         $734,588         $586,051       $57,500         $528,551     $6,066,555      $8,500,000     71
     72         $1,916,842       $1,280,896         $635,946            $0         $635,946     $5,995,868      $9,000,000     72
     73           $835,451         $250,017         $585,434       $53,193         $532,236     $5,668,601      $8,250,000     73
     74           $923,313         $420,236         $503,077            $0         $503,077     $5,473,089     $10,780,000     74
     75         $1,249,438         $601,821         $647,617       $50,250         $597,367     $4,740,619      $7,800,000     75
     76         $2,393,932       $1,625,222         $768,710       $95,757         $672,953     $4,034,403      $6,925,000     76
     77         $1,136,601         $700,140         $436,461       $49,165         $387,296     $4,808,132      $6,450,000     77
     78           $637,667         $174,572         $463,095       $43,079         $420,016     $4,536,508      $6,650,000     78
     79           $956,025         $526,831         $429,194       $40,736         $388,458     $3,875,912      $6,000,000     79
     80           $561,755         $149,098         $412,657       $18,300         $394,357     $3,880,880      $7,050,000     80
     81           $720,534         $248,488         $472,046       $33,128         $438,918     $4,105,863      $6,800,000     81
     82           $661,620         $291,337         $370,283        $8,389         $361,894     $4,010,187      $6,720,000     82
     83           $655,890         $118,427         $537,463       $47,075         $490,388     $3,770,622      $7,230,000     83
     84           $524,532         $124,853         $399,679       $23,939         $375,740     $4,130,059      $6,500,000     84
     85           $627,600         $265,601         $361,999       $19,881         $342,118     $3,968,627      $5,700,000     85
     86           $683,113         $179,463         $503,650       $84,405         $419,245       $134,532      $6,280,000     86
     87           $914,539         $442,414         $472,125       $12,426         $459,699     $3,660,395      $6,350,000     87
     88           $504,722         $184,257         $320,465       $16,693         $303,772     $3,851,525      $5,040,000     88
     89           $923,367         $227,053         $696,314       $34,548         $661,766     $3,311,972     $10,500,000     89
                  $497,179          $78,278         $418,900        $7,205         $411,695     $3,484,241      $6,150,000
     90           $152,046          $28,442         $123,603        $1,859         $121,744     $1,058,847      $1,700,000     90
     90           $113,756          $14,533          $99,223        $1,892          $97,331       $914,048      $1,500,000     90
     90           $109,140          $21,383          $87,757          $556          $87,201       $790,063      $1,300,000     90
     90           $122,237          $13,920         $108,317        $2,898         $105,419       $721,283      $1,650,000     90
     91           $534,582         $260,380         $274,202        $4,976         $269,226     $3,336,475      $4,650,000     91
     92           $459,117         $190,383         $268,724        $9,253         $259,471     $3,151,179      $4,390,000     92
     93         $1,337,712         $607,236         $730,476       $89,686         $640,790     $2,949,949      $7,100,000     93
     94           $388,328          $93,766         $294,562       $15,000         $279,562     $2,909,633      $4,400,000     94
     95           $867,638         $511,102         $356,536       $15,868         $340,668     $2,896,335      $5,130,000     95
     96         $1,391,101         $647,122         $743,978       $34,276         $709,702     $3,022,835      $9,750,000     96
     97           $521,141         $182,150         $338,990       $26,396         $312,594     $2,927,658      $4,400,000     97
     98           $408,879          $64,463         $344,416        $7,218         $337,198     $2,873,229      $4,900,000     98
     99           $552,773         $194,647         $358,126        $7,826         $350,300     $3,092,195      $5,200,000     99
     100          $528,325         $237,580         $290,745        $7,139         $283,606     $3,074,443      $4,100,000     100
     101          $449,527         $141,686         $307,841       $17,504         $290,337     $2,761,942      $4,400,000     101
     102          $377,760         $111,837         $265,923        $5,100         $260,823     $2,712,261      $4,000,000     102
     103        $2,071,798         $743,535       $1,328,263      $171,279       $1,156,984     $2,732,060     $16,700,000     103
     104          $439,744         $143,054         $296,690       $16,380         $280,310     $2,991,832      $4,400,000     104
     105          $469,490          $95,016         $374,475       $11,832         $362,643     $2,570,151      $6,550,000     105
     106          $524,354         $288,392         $235,962       $13,245         $222,717     $2,712,587      $5,960,000     106
     107        $1,134,437         $743,054         $391,384       $45,378         $346,006     $2,503,654      $4,500,000     107
     108          $368,904          $86,628         $282,276       $22,080         $260,196     $2,538,226      $4,100,000     108
     109          $315,188           $9,456         $305,732        $1,796         $303,936     $2,536,855      $4,800,000     109
     110          $406,499         $143,016         $263,483        $7,207         $256,276     $2,580,338      $3,730,000     110
     111        $1,066,313         $614,241         $452,072       $49,668         $402,404     $2,443,350     $10,750,000     111
     112          $582,865         $203,583         $379,282       $36,387         $342,895     $2,466,760      $5,500,000     112
     113          $916,107         $469,800         $446,307       $49,740         $396,567        $64,185      $7,900,000     113
     114          $598,227         $303,224         $295,003       $40,420         $254,583     $2,426,208      $4,175,000     114
     115          $576,952         $250,863         $326,089       $10,684         $315,405     $2,564,335      $5,030,000     115
     116          $300,379          $12,015         $288,364        $1,674         $286,690        $96,436      $4,000,000     116
     117          $452,031         $145,294         $306,737       $25,014         $281,723        $91,077      $3,930,000     117
     118          $341,963          $75,997         $265,965       $23,710         $242,255     $2,309,520      $4,540,000     118
     119          $332,308          $81,219         $251,089       $16,700         $234,389     $2,418,150      $3,400,000     119
     120          $311,383          $56,197         $255,186       $25,763         $229,423     $2,113,299      $3,900,000     120
     121          $245,389          $21,889         $223,500            $0         $223,500        $76,423      $3,750,000     121
     122          $393,984         $100,019         $293,965       $15,697         $278,268     $2,153,186      $4,730,000     122
     123          $309,954          $77,168         $232,786       $12,000         $220,786     $1,938,421      $2,700,000     123
     124          $185,689           $5,571         $180,118       $10,426         $169,692     $1,978,736      $2,725,000     124
     125          $633,498         $275,708         $357,790        $9,590         $348,200        $43,805      $6,200,000     125
     126          $297,235          $75,892         $221,343       $13,259         $208,084     $1,487,199      $4,200,000     126
     127          $248,854          $81,954         $166,900       $11,784         $155,116     $1,592,114      $2,750,000     127
     128          $402,869         $243,736         $159,133        $5,902         $153,231     $1,403,471      $2,060,000     128
     129          $257,155          $89,797         $167,358       $10,013         $157,345        $50,114      $2,100,000     129
     130          $411,527          $74,857         $336,670       $21,943         $314,727        $29,543      $5,300,000     130
     131          $169,499          $39,867         $129,632       $10,493         $119,139     $1,106,408      $2,100,000     131
     132          $133,993          $15,065         $118,928        $4,550         $114,378       $920,477      $1,600,000     132
     133          $195,385          $71,196         $124,188       $30,070          $94,118       $921,025      $1,500,000     133
     134          $271,100          $62,164         $208,936       $14,040         $194,896       $851,813      $3,600,000     134

--------------------------------------------------------------------------------------------------------------------
  MORTGAGE       CMSA          CMSA       MORTGAGE        PROPERTY NAME(2)
  LOAN NO.     LOAN NO.    PROPERTY NO.   LOAN SELLER(1)
--------------------------------------------------------------------------------------------------------------------

      1            1           1-001      PMCF            First Stamford
      2            2           2-001      PMCF            Hilton Washington DC
      3            3           3-001      PCF II          717 Texas Avenue
                                                          U-Haul Portfolio 1  Roll-Up
      4            4           4-001      MSMCH           U-Haul Portfolio 1A - Hyattsville (I) (A)
      4                        4-002      MSMCH           U-Haul Portfolio 1A - Manchester (I) (A)
      4                        4-003      MSMCH           U-Haul Portfolio 1A - Beaverton (I) (A)
      4                        4-004      MSMCH           U-Haul Portfolio 1A - Austin (I) (A)
                   5           5-005      MSMCH           U-Haul Portfolio 1B - South Miami (II) (A)
      5                        5-006      MSMCH           U-Haul Portfolio 1B - Philadelphia South (II) (A)
      5                        5-007      MSMCH           U-Haul Portfolio 1B - Tulsa - South Memorial (II) (A)
      5                        5-008      MSMCH           U-Haul Portfolio 1B - Cleveland (II) (A)
      5                        5-009      MSMCH           U-Haul Portfolio 1B - Conroe (II) (A)
                   6           6-010      MSMCH           U-Haul Portfolio 1C - Dublin (III) (A)
      6                        6-011      MSMCH           U-Haul Portfolio 1C - Northridge (III) (A)
      6                        6-012      MSMCH           U-Haul Portfolio 1C - Orange Park (III) (A)
      6                        6-013      MSMCH           U-Haul Portfolio 1C - Tulsa - East Avenue (III) (A)
                   7           7-014      MSMCH           U-Haul Portfolio 1D - Richmond - North Lombardy (IV) (A)
      7                        7-015      MSMCH           U-Haul Portfolio 1D - Garland (IV) (A)
      7                        7-016      MSMCH           U-Haul Portfolio 1D - Eugene (IV) (A)
      7                        7-017      MSMCH           U-Haul Portfolio 1D - Shreveport - Hollywood (IV) (A)
      7                        7-018      MSMCH           U-Haul Portfolio 1D - Kansas City (IV) (A)
      8            8           8-001      PCF II          Royal Centre
                   9                                      U-Haul Portfolio 2 Roll-Up
      9                        9-001      MSMCH           U-Haul Portfolio 2 - Carlsbad (V)
      9                        9-002      MSMCH           U-Haul Portfolio 2 - Chester (V)
      9                        9-003      MSMCH           U-Haul Portfolio 2 - Richmond - North Blvd (V)
      9                        9-004      MSMCH           U-Haul Portfolio 2 - Sterling (V)
      9                        9-005      MSMCH           U-Haul Portfolio 2 - Kenner (V)
      9                        9-006      MSMCH           U-Haul Portfolio 2 - Richmond - East Belt (V)
      9                        9-007      MSMCH           U-Haul Portfolio 2 - Odenton (V)
      9                        9-008      MSMCH           U-Haul Portfolio 2 - College Park (V)
      9                        9-009      MSMCH           U-Haul Portfolio 2 - Glendale (V)
      9                        9-010      MSMCH           U-Haul Portfolio 2 - Mechanicsville (V)
      9                        9-011      MSMCH           U-Haul Portfolio 2 - Rialto (V)
      9                        9-012      MSMCH           U-Haul Portfolio 2 - Suffolk (V)
      9                        9-013      MSMCH           U-Haul Portfolio 2 - Little Rock (V)
      9                        9-014      MSMCH           U-Haul Portfolio 2 - Columbia - Jamil Road (V)
      9                        9-015      MSMCH           U-Haul Portfolio 2 - Columbia - Decker Park (V)
      9                        9-016      MSMCH           U-Haul Portfolio 2 - Marrero (V)
      9                        9-017      MSMCH           U-Haul Portfolio 2 - Myrtle Beach (V)
      9                        9-018      MSMCH           U-Haul Portfolio 2 - Boone (V)
      9                        9-019      MSMCH           U-Haul Portfolio 2 - Shreveport - Financial Plaza (V)
                  10                                      Jackson Portfolio Roll-Up
     10                       10-001      RBC             Cherry Grove (VI)
     10                       10-002      RBC             Camellia Trace (VI)
     10                       10-003      RBC             Northridge (VI)
     10                       10-004      RBC             Cedarwood (VI)
     10                       10-005      RBC             Whispering Oaks (VI)
     11           11          11-001      RBC             Metroplex
     12           12          12-001      MSMCH           One Indiana Square
     13           13          13-001      PMCF            190 East 7th Street
                                                          U-Haul Portfolio 3 Roll-Up
     14           14          14-001      MSMCH           U-Haul Portfolio 3A - Margate (VII) (B)
     14                       14-002      MSMCH           U-Haul Portfolio 3A - Hampton (VII) (B)
     14                       14-003      MSMCH           U-Haul Portfolio 3A - Houston North (VII) (B)
     14                       14-004      MSMCH           U-Haul Portfolio 3A - Lodi (VII) (B)
     15           15          15-005      MSMCH           U-Haul Portfolio 3B - Boston (VIII) (B)
     15                       15-006      MSMCH           U-Haul Portfolio 3B - San Clemente (VIII) (B)
     15                       15-007      MSMCH           U-Haul Portfolio 3B - Orlando (VIII) (B)
     15                       15-008      MSMCH           U-Haul Portfolio 3B - Oklahoma City (VIII) (B)
     16           16          16-001      PMCF            The AES Building
     17           17          17-001      RBC             Steadfast Heritage
     18           18          18-001      NatCity         Wellington
     19           19          19-001      PMCF            Sample 95 Industrial Portfolio
     20           20          20-001      PMCF            BoDo Lifestyle Center
     21           21          21-001      RBC             Lynnwood
                  22                                      Szeles Portfolio Roll-Up
     22                       22-001      PMCF            Szeles Portfolio I - Rossmoyne Business Center (IX)
     22                       22-002      PMCF            Szeles Portfolio I - 100 Corporate Center (IX)
     22                       22-003      PMCF            Szeles Portfolio I - Evergreen Center (IX)
     22                       22-004      PMCF            Szeles Portfolio I - East Park Building (IX)
     22                       22-005      PMCF            Szeles Portfolio I - Anchor Place (IX)
     22                       22-006      PMCF            Szeles Portfolio I - Commerce Business Center (IX)
     22                       22-007      PMCF            Szeles Portfolio I - State Hill Professional Center (IX)
     23           23          23-001      MSMCH           160 East 65th Street Coop
     24           24          24-001      RBC             Nantucket Self Storage
                                                          Rite Aid Portfolio Roll-Up
     25           25          25-001      MSMCH           Rite Aid Portfolio - Selma (C)
     26           26          26-001      MSMCH           Rite Aid Portfolio - Fresno (C)
     27           27          27-001      MSMCH           Rite Aid Portfolio - Delano (C)
     28           28          28-001      MSMCH           Rite Aid Portfolio - Shafter (C)
     29           29          29-001      MSMCH           81 Main Street
     30           30          30-001      PCF II          Broadstone Ladera Apartments
     31           31          31-001      PMCF            Headquarters I,II, & Severna Park I
     32           32          32-001      RBC             Sawtelle Self Storage
     33           33          33-001      PCF II          West Wind Landing Apartments
     34           34          34-001      NatCity         Ashbury at Chenal
     35           35          35-001      NatCity         Erie Shore Landings
     36           36          36-001      RBC             Jonesboro
     37           37          37-001      PCF II          Palmetto Health Parkridge
     38           38          38-001      RBC             Ahwatukee Mercado
     39           39          39-001      MSMCH           Shops at Stoughton
     40           40          40-001      MSMCH           Kmart Shopping Plaza - Sayville
     41           41          41-001      RBC             Colony Bay Apartments
     42           42          42-001      PCF II          Camden Taravue Apartments
     43           43          43-001      PMCF            Dorneyville Shopping Center
     44           44          44-001      RBC             Evergreen - IH 10 & Floresville
     45           45          45-001      PMCF            Super DSM
     46           46          46-001      PCF II          Summit Medical Center
     47           47          47-001      PCF II          210 Adrian Road
     48           48          48-001      NatCity         Wayne Town Plaza
     49           49          49-001      PMCF            Gemini Towers
     50           50          50-001      RBC             Firewheel Village
     51           51          51-001      RBC             Woodcreek Village
     52           52          52-001      RBC             Manhattan Beach Mall
     53           53          53-001      PCF II          Market Pointe I
     54           54          54-001      PMCF            Bridger Peaks Town Center
     55           55          55-001      MSMCH           Regal Cinema - Eagan
     56           56          56-001      RBC             Provinces
     57           57          57-001      RBC             The Shoppes At Osgood
     58           58          58-001      PCF II          Magnolia Villas Apartments
     59           59          59-001      PCF II          190 Jony Drive
     60           60          60-001      MSMCH           724 Fifth Avenue
     61           61          61-001      PMCF            French Quarter Apartments
     62           62          62-001      MSMCH           Pioneer Plaza I & II
     63           63          63-001      NatCity         Edison Park Center
     64           64          64-001      PMCF            Peace Corporate Industrial
     65           65          65-001      PMCF            Beechwood Centre
     66           66          66-001      PCF II          Hampton Inn
     67           67          67-001      RBC             Hampton Suites
     68           68          68-001      RBC             Beechgrove
     69           69          69-001      RBC             Kohl's Shopping Center
     70           70          70-001      PMCF            Palms at Rolling Creek
     71           71          71-001      MSMCH           Walkers Station Apartments
     72           72          72-001      RBC             Holiday Inn Express- Costa Mesa
     73           73          73-001      RBC             Amber Valley Retail Center
     74           74          74-001      RBC             Caliente Springs RV and Self Storage
     75           75          75-001      NatCity         Oakwood Apts.
     76           76          76-001      MSMCH           Hampton Inn - Brunswick, GA
     77           77          77-001      PMCF            Edina Professional Building
     78           78          78-001      RBC             Siete Shopping Center
     79           79          79-001      RBC             Bridgeview
     80           80          80-001      PCF II          720 Paularino Avenue
     81           81          81-001      NatCity         Pine Tree Plaza
     82           82          82-001      RBC             Walkersville Self Storage
     83           83          83-001      PCF II          Coral Desert Health Center
     84           84          84-001      PMCF            Woodranch Center
     85           85          85-001      PMCF            Southcross Village
     86           86          86-001      PMCF            Emmott Business Park
     87           87          87-001      RBC             Devon Ocala
     88           88          88-001      RBC             Evergreen -Fair Oaks West
     89           89          89-001      PCF II          23041-71 Antonio Parkway
                  90                                      Triarch Portfolio Roll-Up
     90                       90-001      PCF II          Triarch Burger King (X)
     90                       90-002      PCF II          Triarch Checkers (Wilton Manors) (X)
     90                       90-003      PCF II          Triarch Checkers (Pinnellas Park) (X)
     90                       90-004      PCF II          Triarch Taco Bell (X)
     91           91          91-001      RBC             Park Oakhurst A/C Self Storage
     92           92          92-001      RBC             Lanco Mini Storage
     93           93          93-001      NatCity         Holiday Inn Express
     94           94          94-001      PCF II          58 Grant Avenue
     95           95          95-001      RBC             Devon Stone Mountain
     96           96          96-001      PCF II          Blair House Apartments
     97           97          97-001      PMCF            Bedrosian - Colorado Springs
     98           98          98-001      PCF II          Heritage Plaza
     99           99          99-001      RBC             Century 21
     100          100         100-001     PMCF            Twin Spires Self Storage
     101          101         101-001     PCF II          Roundy's Supermarket
     102          102         102-001     PCF II          Hanover Village MHP
     103          103         103-001     PMCF            The Tower
     104          104         104-001     PCF II          Dolly Creek
     105          105         105-001     PMCF            Alameda Crossing Shops
     106          106         106-001     RBC             Planet Self Storage
     107          107         107-001     PMCF            La Quinta Inn & Suites
     108          108         108-001     PCF II          20 Aquarium
     109          109         109-001     NatCity         Woodmere CVS Ground Lease
     110          110         110-001     RBC             Peakview Self Storage
     111          111         111-001     PCF II          Sandalfoot Plaza
     112          112         112-001     PCF II          Academy Crossing
     113          113         113-001     PCF II          1151 Azalea Garden Road
     114          114         114-001     PMCF            Colonial Woods
     115          115         115-001     RBC             Collierville Marketplace
     116          116         116-001     MSMCH           Rite Aid - Mt. Gilead
     117          117         117-001     PCF II          Arrowhead Shops Shopping Center
     118          118         118-001     PCF II          3950 and 3970 North Las Vegas Boulevard
     119          119         119-001     MSMCH           North Traders Landing
     120          120         120-001     PCF II          11100 Westlake Drive
     121          121         121-001     MSMCH           Capital One - San Antonio
     122          122         122-001     PCF II          Buellton Town Plaza
     123          123         123-001     NatCity         Sunset Townhomes
     124          124         124-001     MSMCH           CVS - Cincinnati, OH
     125          125         125-001     PCF II          American Safe 'N' Sound
     126          126         126-001     PCF II          5770-5780 Uplander Way
     127          127         127-001     PCF II          The Ridge At White Oaks Apartments
     128          128         128-001     RBC             Devon Anderson
     129          129         129-001     PCF II          The Kirby Shopping Center
     130          130         130-001     PCF II          MidPoint Plaza
     131          131         131-001     PCF II          Hillandale Medical Office Building
     132          132         132-001     PCF II          8418 East 171st Street
     133          133         133-001     PCF II          Sunset Plaza Shopping Center
     134          134         134-001     PCF II          4125 & 4145 West Dewey Drive

                                                          TOTALS AND WEIGHTED AVERAGES:

------------------------------------------------------------------------------------------------------------------------
  MORTGAGE       SOURCE OF       VALUATION                                                                  LEASE
  LOAN NO.       VALUE(10)         DATE       LARGEST TENANT(11)                                       EXPIRATION DATE
------------------------------------------------------------------------------------------------------------------------

      1          Appraisal      05/10/2007    Legg Mason & Co., LLC                                        Various
      2          Appraisal      02/19/2007    NAP                                                            NAP
      3          Appraisal      06/01/2007    Conoco Phillips Company                                    06/30/2015

      4          Appraisal      05/01/2007    NAP                                                            NAP
      4          Appraisal      05/01/2007    NAP                                                            NAP
      4          Appraisal      05/01/2007    NAP                                                            NAP
      4          Appraisal      05/01/2007    NAP                                                            NAP
                 Appraisal      05/01/2007    NAP                                                            NAP
      5          Appraisal      05/01/2007    NAP                                                            NAP
      5          Appraisal      05/01/2007    NAP                                                            NAP
      5          Appraisal      05/01/2007    NAP                                                            NAP
      5          Appraisal      05/01/2007    NAP                                                            NAP
                 Appraisal      05/01/2007    NAP                                                            NAP
      6          Appraisal      05/01/2007    NAP                                                            NAP
      6          Appraisal      05/01/2007    NAP                                                            NAP
      6          Appraisal      05/01/2007    NAP                                                            NAP
                 Appraisal      05/01/2007    NAP                                                            NAP
      7          Appraisal      05/01/2007    NAP                                                            NAP
      7          Appraisal      05/01/2007    NAP                                                            NAP
      7          Appraisal      05/01/2007    NAP                                                            NAP
      7          Appraisal      05/01/2007    NAP                                                            NAP
      8          Appraisal      06/29/2007    Infinity Insurance Company                                 08/31/2010

      9          Appraisal      05/01/2007    NAP                                                            NAP
      9          Appraisal      05/01/2007    NAP                                                            NAP
      9          Appraisal      05/01/2007    NAP                                                            NAP
      9          Appraisal      05/01/2007    NAP                                                            NAP
      9          Appraisal      05/01/2007    NAP                                                            NAP
      9          Appraisal      05/01/2007    NAP                                                            NAP
      9          Appraisal      05/01/2007    NAP                                                            NAP
      9          Appraisal      05/01/2007    NAP                                                            NAP
      9          Appraisal      05/01/2007    NAP                                                            NAP
      9          Appraisal      05/01/2007    NAP                                                            NAP
      9          Appraisal      05/01/2007    NAP                                                            NAP
      9          Appraisal      05/01/2007    NAP                                                            NAP
      9          Appraisal      05/01/2007    NAP                                                            NAP
      9          Appraisal      05/01/2007    NAP                                                            NAP
      9          Appraisal      05/01/2007    NAP                                                            NAP
      9          Appraisal      05/01/2007    NAP                                                            NAP
      9          Appraisal      05/01/2007    NAP                                                            NAP
      9          Appraisal      05/01/2007    NAP                                                            NAP
      9          Appraisal      05/01/2007    NAP                                                            NAP

     10          Appraisal      03/05/2007    NAP                                                            NAP
     10          Appraisal      03/05/2007    NAP                                                            NAP
     10          Appraisal      03/05/2007    NAP                                                            NAP
     10          Appraisal      03/05/2007    NAP                                                            NAP
     10          Appraisal      03/05/2007    NAP                                                            NAP
     11          Appraisal      03/18/2007    Treasures Furniture, Inc                                   11/30/2013
     12          Appraisal      03/15/2007    Regions Bank                                               06/30/2011
     13          Appraisal      02/12/2007    NAP                                                            NAP

     14          Appraisal      05/01/2007    NAP                                                            NAP
     14          Appraisal      05/01/2007    NAP                                                            NAP
     14          Appraisal      05/01/2007    NAP                                                            NAP
     14          Appraisal      05/01/2007    NAP                                                            NAP
     15          Appraisal      05/01/2007    NAP                                                            NAP
     15          Appraisal      05/01/2007    NAP                                                            NAP
     15          Appraisal      05/01/2007    NAP                                                            NAP
     15          Appraisal      05/01/2007    NAP                                                            NAP
     16          Appraisal      02/23/2007    Advanced Elastomer Systems                                 12/31/2015
     17          Appraisal      02/08/2007    Sears                                                      07/24/2009
     18          Appraisal      02/05/2008    Palm Beach Atlantic University                             04/01/2017
     19          Appraisal      06/01/2007    Beltmann Group, Inc - Bldg 3                               10/31/2010
     20          Appraisal      06/01/2007    Regal Cinemas (Edwards)                                    11/30/2020
     21          Appraisal      04/12/2007    Marshall's #293                                            01/31/2012

     22          Appraisal      04/27/2007    Chubb Group of Insurance                                   02/28/2010
     22          Appraisal      04/27/2007    Mass Mutual Life Insurance Co.                             03/31/2013
     22          Appraisal      04/27/2007    Milton S. Hershey Medical Center                           03/31/2010
     22          Appraisal      04/27/2007    Scientific Games                                           12/31/2008
     22          Appraisal      04/27/2007    Site Blauvelt Engineers                                    10/14/2008
     22          Appraisal      04/27/2007    Berkshire Health Plan                                      03/31/2013
     22          Appraisal      04/27/2007    Reading Hospital & Medical Center                          12/31/2011
     23          Appraisal      11/22/2006    NAP                                                            NAP
     24          Appraisal      04/03/2007    NAP                                                            NAP

     25          Appraisal      02/08/2007    Thrifty Payless, Inc.                                      11/30/2026
     26          Appraisal      02/08/2007    Thrifty Payless, Inc.                                      02/28/2027
     27          Appraisal      02/08/2007    Thrifty Payless, Inc.                                      03/31/2027
     28          Appraisal      02/08/2007    Thrifty Paylyess, Inc.                                     01/31/2027
     29          Appraisal      04/26/2007    Bartlett, McDonough, Bastone, LLP                          04/30/2008
     30          Appraisal      05/17/2007    NAP                                                            NAP
     31          Appraisal      03/25/2007    Millenium Digital Media                                    08/31/2007
     32          Appraisal      04/09/2007    NAP                                                            NAP
     33          Appraisal      06/05/2007    NAP                                                            NAP
     34          Appraisal      05/08/2007    NAP                                                            NAP
     35          Appraisal      06/14/2007    NAP                                                            NAP
     36          Appraisal      03/19/2007    Hobby Lobby                                                04/30/2011
     37          Appraisal      03/08/2007    Palmetto Health Alliance                                   11/30/2013
     38          Appraisal      02/22/2007    Walgreen Store #1599                                       08/31/2026
     39          Appraisal      11/09/2006    Bassett Furniture                                          04/16/2021
     40          Appraisal      04/01/2007    Kmart                                                      12/31/2018
     41          Appraisal      03/21/2007    NAP                                                            NAP
     42          Appraisal      04/20/2007    NAP                                                            NAP
     43          Appraisal      04/09/2007    Gallery Billards                                           04/30/2009
     44          Appraisal      02/15/2007    NAP                                                            NAP
     45          Appraisal      04/10/2007    EDS Information Services                                   01/31/2011
     46          Appraisal      06/11/2007    Medical Associates of West Florida                         10/31/2010
     47          Appraisal      03/12/2007    NAP                                                            NAP
     48          Appraisal      04/09/2007    Elder-Beerman                                              04/30/2014
     49          Appraisal      05/16/2007    PS Professional Office                                     01/31/2009
     50          Appraisal      05/01/2007    Hobby Lobby                                                09/30/2012
     51          Appraisal      05/01/2007    Wells Fargo Bank                                           11/30/2012
     52          Appraisal      05/01/2007    Allen Crivello and Tim Greaney So Cal Es                   06/30/2011
     53          Appraisal      04/10/2007    TSA Stores, Inc.                                           01/31/2013
     54          Appraisal      05/09/2007    Old Navy                                                   08/31/2010
     55          Appraisal      04/12/2007    Regal Cinemas, Inc.                                        04/30/2019
     56          Appraisal      02/22/2007    Century 21 Metro Allaince                                  04/30/2009
     57          Appraisal      03/26/2007    Hornbachers                                                04/30/2021
     58          Appraisal      06/05/2007    NAP                                                            NAP
     59          Appraisal      05/18/2007    GiftCertificates.com                                       07/31/2010
     60          Appraisal      12/13/2006    Prada USA Corp                                             04/30/2012
     61          Appraisal      05/24/2007    NAP                                                            NAP
     62          Appraisal      12/29/2006    Regence Blue Shield                                        08/31/2009
     63          Appraisal      04/13/2007    Marc's                                                     11/21/2009
     64          Appraisal      05/02/2007    3M Company                                                 07/31/2016
     65          Appraisal      04/09/2007    Gerdt Furniture & Interiors, Inc.                          12/09/2018
     66          Appraisal      04/26/2007    NAP                                                            NAP
     67          Appraisal      04/18/2007    NAP                                                            NAP
     68          Appraisal      05/17/2007    NAP                                                            NAP
     69          Appraisal      03/20/2007    Kohl's (Ground Lease)                                      01/28/2023
     70          Appraisal      05/23/2007    NAP                                                            NAP
     71          Appraisal      03/21/2007    NAP                                                            NAP
     72          Appraisal      05/04/2007    NAP                                                            NAP
     73          Appraisal      03/19/2007    Paramount Sports                                           03/30/2010
     74          Appraisal      02/24/2007    NAP                                                            NAP
     75          Appraisal      05/07/2007    NAP                                                            NAP
     76          Appraisal      05/16/2007    NAP                                                            NAP
     77          Appraisal      04/10/2007    Arthritis and Rheumatology                                 02/28/2010
     78          Appraisal      04/17/2007    Live Management                                            09/30/2009
     79          Appraisal      03/29/2007    Faith Cartage                                              03/31/2012
     80          Appraisal      05/08/2007    Genetic Institute of Anti-Aging (GIAA), LLC                12/31/2020
     81          Appraisal      03/15/2007    Dolgencorp, Inc.                                           10/31/2009
     82          Appraisal      05/07/2007    NAP                                                            NAP
     83          Appraisal      07/01/2007    IHC Health Services, Inc.                                  03/31/2019
     84          Appraisal      05/22/2007    Tutor Time                                                 07/31/2016
     85          Appraisal      04/03/2007    NAP                                                            NAP
     86          Appraisal      01/25/2007    Copeland International                                     04/30/2009
     87          Appraisal      02/26/2007    NAP                                                            NAP
     88          Appraisal      02/08/2007    NAP                                                            NAP
     89          Appraisal      04/12/2007    Tire Pros                                                  05/31/2013

     90          Appraisal      05/25/2007    Southern King Holdings, LLC                                10/31/2026
     90          Appraisal      05/24/2007    Checkers Drive-In Restaurants, Inc.                        06/30/2026
     90          Appraisal      05/24/2007    Checkers Drive-In Restaurants, Inc.                        06/30/2026
     90          Appraisal      05/14/2007    Charter Food, Inc                                          09/30/2021
     91          Appraisal      04/16/2007    NAP                                                            NAP
     92          Appraisal      03/16/2007    NAP                                                            NAP
     93          Appraisal      03/23/2007    NAP                                                            NAP
     94          Appraisal      05/30/2007    Sixtrees USA, LTD                                          06/30/2022
     95          Appraisal      03/01/2007    NAP                                                            NAP
     96          Appraisal      03/20/2007    NAP                                                            NAP
     97          Appraisal      04/10/2007    Bedrosian Tile                                             06/30/2019
     98          Appraisal      04/17/2007    Top Kick Martial Arts                                      03/31/2012
     99          Appraisal      04/13/2007    NAP                                                            NAP
     100         Appraisal      04/01/2007    NAP                                                            NAP
     101         Appraisal      06/06/2007    Copps Food Center                                          01/06/2020
     102         Appraisal      04/24/2007    NAP                                                            NAP
     103         Appraisal      02/15/2006    Moss Adams                                                 11/30/2015
     104         Appraisal      06/03/2007    Realty South, Inc.                                         05/31/2008
     105         Appraisal      12/22/2006    Pacific Dental                                             11/30/2016
     106         Appraisal      04/11/2007    NAP                                                            NAP
     107         Appraisal      04/09/2007    NAP                                                            NAP
     108         Appraisal      05/09/2007    BRS                                                        03/31/2019
     109         Appraisal      03/26/2007    CVS Pharmacy, Inc.                                         01/31/2032
     110         Appraisal      03/12/2007    NAP                                                            NAP
     111         Appraisal      05/10/2007    Publix                                                     11/30/2009
     112         Appraisal      03/13/2007    Department of Rehabilitative Services                      11/30/2011
     113         Appraisal      01/10/2007    Titan America, LLC                                         07/31/2012
     114         Appraisal      04/18/2007    NAP                                                            NAP
     115         Appraisal      04/12/2007    NAP                                                            NAP
     116         Appraisal      08/31/2006    Rite Aid                                                   01/31/2027
     117         Appraisal      05/09/2007    NNA of Toledo, Inc.                                        09/30/2008
     118         Appraisal      06/01/2007    Advanced Training                                          02/15/2009
     119         Appraisal      03/28/2007    Harvest Towne W&S                                          10/01/2013
     120         Appraisal      05/17/2007    US Cotton, LLC                                             12/31/2018
     121         Appraisal      10/01/2006    Capital One, N.A.                                          10/31/2026
     122         Appraisal      05/11/2007    Pet House                                                  10/31/2012
     123         Appraisal      06/14/2007    NAP                                                            NAP
     124         Appraisal      03/08/2007    CVS                                                        08/31/2019
     125         Appraisal      03/19/2007    NAP                                                            NAP
     126         Appraisal      05/23/2007    Haas Auto Stereo, Inc.                                     06/30/2022
     127         Appraisal      05/08/2007    NAP                                                            NAP
     128         Appraisal      02/28/2007    NAP                                                            NAP
     129         Appraisal      03/06/2007    Radio Shack-Tandy Corp                                     01/31/2009
     130         Appraisal      02/24/2007    Starlite Market                                            10/31/2014
     131         Appraisal      07/01/2007    Bio-Medical Applications of Ge                             07/31/2017
     132         Appraisal      05/10/2007    Advance Stores Company, Incorporated                       07/31/2021
     133         Appraisal      05/20/2007    Food Lion                                                  10/30/2009
     134         Appraisal      04/12/2007    Universal Brass, Inc                                       09/30/2009

----------------------------------------------------------------------------------------------------------
  MORTGAGE                                                                        LEASE
  LOAN NO.       % NSF    SECOND LARGEST TENANT                              EXPIRATION DATE       % NSF
----------------------------------------------------------------------------------------------------------

      1          36.8%    Odyssey America Reinsurance                          09/30/2022          13.2%
      2           NAP     NAP                                                      NAP              NAP
      3          40.8%    Calpine Central, LP                                  12/13/2013          31.9%

      4           NAP     NAP                                                      NAP              NAP
      4           NAP     NAP                                                      NAP              NAP
      4           NAP     NAP                                                      NAP              NAP
      4           NAP     NAP                                                      NAP              NAP
                  NAP     NAP                                                      NAP              NAP
      5           NAP     NAP                                                      NAP              NAP
      5           NAP     NAP                                                      NAP              NAP
      5           NAP     NAP                                                      NAP              NAP
      5           NAP     NAP                                                      NAP              NAP
                  NAP     NAP                                                      NAP              NAP
      6           NAP     NAP                                                      NAP              NAP
      6           NAP     NAP                                                      NAP              NAP
      6           NAP     NAP                                                      NAP              NAP
                  NAP     NAP                                                      NAP              NAP
      7           NAP     NAP                                                      NAP              NAP
      7           NAP     NAP                                                      NAP              NAP
      7           NAP     NAP                                                      NAP              NAP
      7           NAP     NAP                                                      NAP              NAP
      8          37.6%    Textron Financial Corporation                        12/31/2011          11.7%

      9           NAP     NAP                                                      NAP              NAP
      9           NAP     NAP                                                      NAP              NAP
      9           NAP     NAP                                                      NAP              NAP
      9           NAP     NAP                                                      NAP              NAP
      9           NAP     NAP                                                      NAP              NAP
      9           NAP     NAP                                                      NAP              NAP
      9           NAP     NAP                                                      NAP              NAP
      9           NAP     NAP                                                      NAP              NAP
      9           NAP     NAP                                                      NAP              NAP
      9           NAP     NAP                                                      NAP              NAP
      9           NAP     NAP                                                      NAP              NAP
      9           NAP     NAP                                                      NAP              NAP
      9           NAP     NAP                                                      NAP              NAP
      9           NAP     NAP                                                      NAP              NAP
      9           NAP     NAP                                                      NAP              NAP
      9           NAP     NAP                                                      NAP              NAP
      9           NAP     NAP                                                      NAP              NAP
      9           NAP     NAP                                                      NAP              NAP
      9           NAP     NAP                                                      NAP              NAP

     10           NAP     NAP                                                      NAP              NAP
     10           NAP     NAP                                                      NAP              NAP
     10           NAP     NAP                                                      NAP              NAP
     10           NAP     NAP                                                      NAP              NAP
     10           NAP     NAP                                                      NAP              NAP
     11          47.3%    New Horizons, Inc.                                   06/30/2008           8.9%
     12          16.2%    Sommer & Barnard                                     01/31/2021          12.4%
     13           NAP     NAP                                                      NAP              NAP

     14           NAP     NAP                                                      NAP              NAP
     14           NAP     NAP                                                      NAP              NAP
     14           NAP     NAP                                                      NAP              NAP
     14           NAP     NAP                                                      NAP              NAP
     15           NAP     NAP                                                      NAP              NAP
     15           NAP     NAP                                                      NAP              NAP
     15           NAP     NAP                                                      NAP              NAP
     15           NAP     NAP                                                      NAP              NAP
     16          35.5%    Brouse McDowell LPA                                  10/31/2019          17.4%
     17          23.5%    Gottschalks                                          04/30/2015          15.0%
     18          12.4%    Ching's Development, LLC                             05/01/2017           8.3%
     19          30.5%    AmSan, LLC - Bldg 2                                  04/30/2008          17.4%
     20          38.1%    Office Depot                                         01/31/2016          16.4%
     21          23.7%    Michael's Stores, Inc #2118                          10/31/2010          23.7%

     22          15.1%    Universal Media, Inc.                                06/03/2010          14.0%
     22          42.3%    Fonterra (USA), Inc.                                 02/28/2011          29.6%
     22          34.6%    Metropolitian Life Insurance                         02/29/2012          26.5%
     22         100.0%    NAP                                                      NAP              NAP
     22          33.6%    Sun Microsystems                                     01/31/2008          16.8%
     22          60.9%    Berks Plastic Surgery                                07/31/2015          39.1%
     22          75.1%    Christina Ohnsman, M.D.                              03/31/2012          24.9%
     23           NAP     NAP                                                      NAP              NAP
     24           NAP     NAP                                                      NAP              NAP

     25         100.0%    NAP                                                      NAP              NAP
     26         100.0%    NAP                                                      NAP              NAP
     27         100.0%    NAP                                                      NAP              NAP
     28         100.0%    NAP                                                      NAP              NAP
     29          12.7%    EYP Mission Critical Facilitie                       03/31/2013          11.1%
     30           NAP     NAP                                                      NAP              NAP
     31          10.0%    Tuesday Morning                                      01/15/2009           2.9%
     32           NAP     NAP                                                      NAP              NAP
     33           NAP     NAP                                                      NAP              NAP
     34           NAP     NAP                                                      NAP              NAP
     35           NAP     NAP                                                      NAP              NAP
     36          30.5%    Goody's                                              11/30/2009          25.9%
     37          33.8%    PHA                                                  09/30/2013          20.1%
     38          24.0%    Cactus Jacks                                         05/31/2009           7.8%
     39          33.8%    Logan Furniture                                      01/31/2017          28.2%
     40         100.0%    NAP                                                      NAP              NAP
     41           NAP     NAP                                                      NAP              NAP
     42           NAP     NAP                                                      NAP              NAP
     43          11.8%    Tappen Japanese                                      04/30/2009           9.8%
     44           NAP     NAP                                                      NAP              NAP
     45          53.7%    Quality Manufacturing                                02/28/2010          18.0%
     46          30.9%    Coastal Ortropaedics                                 11/30/2010           8.1%
     47           NAP     NAP                                                      NAP              NAP
     48          36.4%    JCPenney                                             02/28/2009          23.3%
     49          8.4%     Comprehensive Pediatrics                             01/31/2016           6.4%
     50          39.9%    Big Lots                                             01/31/2013          23.6%
     51          13.8%    GOLDEN ONE CREDIT UNION                              12/31/2007          12.0%
     52          9.6%     Drs. M Simanian & Jacob Elisha Dr. Mitra             08/14/2007           6.1%
     53          29.0%    Circuit City Stores, Inc.                            01/31/2018          26.6%
     54          27.7%    The Gap, Inc.                                        08/31/2010          11.9%
     55         100.0%    NAP                                                      NAP              NAP
     56          23.3%    Rosati's of Ocotillo, Inc                            06/30/2011           8.6%
     57          49.6%    Paces Lodging Corp.                                  04/30/2011          14.6%
     58           NAP     NAP                                                      NAP              NAP
     59         100.0%    NAP                                                      NAP              NAP
     60          27.0%    SHVO, Inc.                                           11/30/2014          16.0%
     61           NAP     NAP                                                      NAP              NAP
     62          46.1%    New York Life Insurance Company                      05/31/2013          18.2%
     63          32.7%    Big Lots                                             01/31/2010          22.1%
     64          91.3%    The National Bank & Trust Company                    06/30/2017           8.7%
     65          66.4%    Todays Bedroom One                                   11/30/2012          15.2%
     66           NAP     NAP                                                      NAP              NAP
     67           NAP     NAP                                                      NAP              NAP
     68           NAP     NAP                                                      NAP              NAP
     69          63.6%    OfficeMax Store #14                                  12/31/2009          16.5%
     70           NAP     NAP                                                      NAP              NAP
     71           NAP     NAP                                                      NAP              NAP
     72           NAP     NAP                                                      NAP              NAP
     73          19.2%    Old Chicago                                          04/30/2011          12.6%
     74           NAP     NAP                                                      NAP              NAP
     75           NAP     NAP                                                      NAP              NAP
     76           NAP     NAP                                                      NAP              NAP
     77          24.5%    France Ave. Family Physicians                        07/31/2014          14.0%
     78          27.7%    Associated Appliances Sales                          10/31/2009          13.6%
     79          56.7%    Mattress World                                       08/31/2014          43.3%
     80          50.0%    Advanced Surgical Partners, LLC                      12/31/2020          50.0%
     81          14.0%    Secretary of State                                   09/30/2008           6.7%
     82           NAP     NAP                                                      NAP              NAP
     83          76.7%    Southern Utah Spine & Rehabilitation                 06/30/2022          23.3%
     84          51.8%    JJ Gmacs                                             02/28/2009          12.1%
     85           NAP     NAP                                                      NAP              NAP
     86          21.5%    Airtime Amusements Inc.                              09/30/2008           6.5%
     87           NAP     NAP                                                      NAP              NAP
     88           NAP     NAP                                                      NAP              NAP
     89          15.0%    Paul's Japanese                                      04/01/2013          13.4%

     90         100.0%    NAP                                                      NAP              NAP
     90         100.0%    NAP                                                      NAP              NAP
     90         100.0%    NAP                                                      NAP              NAP
     90         100.0%    NAP                                                      NAP              NAP
     91           NAP     NAP                                                      NAP              NAP
     92           NAP     NAP                                                      NAP              NAP
     93           NAP     NAP                                                      NAP              NAP
     94         100.0%    NAP                                                      NAP              NAP
     95           NAP     NAP                                                      NAP              NAP
     96           NAP     NAP                                                      NAP              NAP
     97         100.0%    NAP                                                      NAP              NAP
     98          24.1%    Ledo Pizza                                           10/31/2016          15.9%
     99           NAP     NAP                                                      NAP              NAP
     100          NAP     NAP                                                      NAP              NAP
     101        100.0%    NAP                                                      NAP              NAP
     102          NAP     NAP                                                      NAP              NAP
     103         12.4%    Federal Bankruptcy Court                             03/31/2012           8.9%
     104         22.2%    Richard's BBQ                                        12/31/2007          16.7%
     105         26.1%    NYPD Pizza                                           01/01/2017          25.5%
     106          NAP     NAP                                                      NAP              NAP
     107          NAP     NAP                                                      NAP              NAP
     108         55.4%    Business Archives Corp                               03/31/2012          35.4%
     109        100.0%    NAP                                                      NAP              NAP
     110          NAP     NAP                                                      NAP              NAP
     111         57.1%    Blockbuster Videos                                   04/04/2010           8.9%
     112         20.8%    Blockbuster Inc                                      10/31/2009          11.4%
     113         51.0%    Sentara Health System                                10/15/2009          49.0%
     114          NAP     NAP                                                      NAP              NAP
     115          NAP     NAP                                                      NAP              NAP
     116        100.0%    NAP                                                      NAP              NAP
     117         24.6%    The Bagel Place, Inc.                                04/30/2012          14.4%
     118         44.2%    New Antioch Church                                   05/31/2011          32.0%
     119         48.1%    Chop House Restaurant                                12/02/2018          41.3%
     120        100.0%    NAP                                                      NAP              NAP
     121        100.0%    NAP                                                      NAP              NAP
     122         14.1%    RPL Management                                       12/31/2011          10.9%
     123          NAP     NAP                                                      NAP              NAP
     124        100.0%    NAP                                                      NAP              NAP
     125          NAP     NAP                                                      NAP              NAP
     126         60.0%    Aragon-Haas Insurance Brokers, Inc.                  06/30/2022          40.0%
     127          NAP     NAP                                                      NAP              NAP
     128          NAP     NAP                                                      NAP              NAP
     129         22.7%    Papa Johns-Houston                                   08/31/2009          17.8%
     130         58.5%    Los Dos Amigos                                       11/30/2009          10.3%
     131        100.0%    NAP                                                      NAP              NAP
     132        100.0%    NAP                                                      NAP              NAP
     133         52.5%    Family Dollar                                        06/30/2009          14.9%
     134         50.0%    Pioneer Woodworking                                  07/31/2010          32.2%

--------------------------------------------------------------------------------------------------------------------
  MORTGAGE                                                            LEASE                           INSURANCE
  LOAN NO.    THIRD LARGEST TENANT                               EXPIRATION DATE       % NSF       ESCROW IN PLACE
--------------------------------------------------------------------------------------------------------------------

      1       Elizabeth Arden, Inc.                                10/31/2011          7.8%              No
      2       NAP                                                      NAP              NAP              No
      3       Jones Day                                            03/10/2019          7.8%              No

      4       NAP                                                      NAP              NAP              Yes
      4       NAP                                                      NAP              NAP              Yes
      4       NAP                                                      NAP              NAP              Yes
      4       NAP                                                      NAP              NAP              Yes
              NAP                                                      NAP              NAP              Yes
      5       NAP                                                      NAP              NAP              Yes
      5       NAP                                                      NAP              NAP              Yes
      5       NAP                                                      NAP              NAP              Yes
      5       NAP                                                      NAP              NAP              Yes
              NAP                                                      NAP              NAP              Yes
      6       NAP                                                      NAP              NAP              Yes
      6       NAP                                                      NAP              NAP              Yes
      6       NAP                                                      NAP              NAP              Yes
              NAP                                                      NAP              NAP              Yes
      7       NAP                                                      NAP              NAP              Yes
      7       NAP                                                      NAP              NAP              Yes
      7       NAP                                                      NAP              NAP              Yes
      7       NAP                                                      NAP              NAP              Yes
      8       MCI Communications Services, Inc.                    05/31/2008          11.0%             No

      9       NAP                                                      NAP              NAP              Yes
      9       NAP                                                      NAP              NAP              Yes
      9       NAP                                                      NAP              NAP              Yes
      9       NAP                                                      NAP              NAP              Yes
      9       NAP                                                      NAP              NAP              Yes
      9       NAP                                                      NAP              NAP              Yes
      9       NAP                                                      NAP              NAP              Yes
      9       NAP                                                      NAP              NAP              Yes
      9       NAP                                                      NAP              NAP              Yes
      9       NAP                                                      NAP              NAP              Yes
      9       NAP                                                      NAP              NAP              Yes
      9       NAP                                                      NAP              NAP              Yes
      9       NAP                                                      NAP              NAP              Yes
      9       NAP                                                      NAP              NAP              Yes
      9       NAP                                                      NAP              NAP              Yes
      9       NAP                                                      NAP              NAP              Yes
      9       NAP                                                      NAP              NAP              Yes
      9       NAP                                                      NAP              NAP              Yes
      9       NAP                                                      NAP              NAP              Yes

     10       NAP                                                      NAP              NAP              Yes
     10       NAP                                                      NAP              NAP              Yes
     10       NAP                                                      NAP              NAP              Yes
     10       NAP                                                      NAP              NAP              Yes
     10       NAP                                                      NAP              NAP              Yes
     11       Scan Furniture                                       07/31/2007          8.1%              No
     12       Krieg Devault et al                                  08/31/2010          7.4%              No
     13       NAP                                                      NAP              NAP              Yes

     14       NAP                                                      NAP              NAP              Yes
     14       NAP                                                      NAP              NAP              Yes
     14       NAP                                                      NAP              NAP              Yes
     14       NAP                                                      NAP              NAP              Yes
     15       NAP                                                      NAP              NAP              Yes
     15       NAP                                                      NAP              NAP              Yes
     15       NAP                                                      NAP              NAP              Yes
     15       NAP                                                      NAP              NAP              Yes
     16       Malone Advertising                                   12/31/2014          11.7%             No
     17       Ross Dress for Less                                  01/31/2011          11.9%             No
     18       Sakura Restaurant                                    04/01/2017          6.4%              Yes
     19       Publix Super Markets, Inc. - Bldg 12                 02/28/2010          17.4%             No
     20       Urban Outfitters                                     02/28/2017          8.8%              Yes
     21       Gateway                                              05/31/2009          9.0%              No

     22       Orth Rodgers & Associates                            07/31/2009          12.4%             No
     22       Urology of Central PA, Inc.                          03/31/2021          22.3%             No
     22       ATX Telecommunications                               09/30/2008          7.1%              No
     22       NAP                                                      NAP              NAP              No
     22       MHM Correctional Services                            08/31/2008          16.4%             No
     22       NAP                                                      NAP              NAP              No
     22       NAP                                                      NAP              NAP              No
     23       NAP                                                      NAP              NAP              No
     24       NAP                                                      NAP              NAP              Yes

     25       NAP                                                      NAP              NAP              No
     26       NAP                                                      NAP              NAP              No
     27       NAP                                                      NAP              NAP              No
     28       NAP                                                      NAP              NAP              No
     29       F.T.L., Inc.                                         09/30/2009          6.4%              No
     30       NAP                                                      NAP              NAP              Yes
     31       Fletcher's Auto Tech                                 06/30/2007          2.6%              Yes
     32       NAP                                                      NAP              NAP              No
     33       NAP                                                      NAP              NAP              Yes
     34       NAP                                                      NAP              NAP              No
     35       NAP                                                      NAP              NAP              Yes
     36       Office Max                                           01/31/2014          15.9%             Yes
     37       Parkridge Surgery Center LLC                         10/31/2023          15.8%             Yes
     38       Abacus Inn                                           11/30/2007          7.3%              No
     39       La-Z-Boy                                             12/31/2021          26.4%             No
     40       NAP                                                      NAP              NAP              No
     41       NAP                                                      NAP              NAP              No
     42       NAP                                                      NAP              NAP              No
     43       Carpet Outlet                                        04/30/2009          9.4%              Yes
     44       NAP                                                      NAP              NAP              Yes
     45       DSI Systems, Inc.                                    05/31/2009          16.3%             No
     46       Pasco Hernando Surgical Associates                   03/31/2013          7.3%              Yes
     47       NAP                                                      NAP              NAP              No
     48       Fashion Bug                                          01/31/2009          8.7%              Yes
     49       American Express                                     08/31/2012          6.0%              Yes
     50       Mardel's                                             07/31/2017          16.8%             Yes
     51       STEVEN W. FRANK, DDS                                 09/30/2008          7.9%              No
     52       Rolando Marcelino Vergel deDio Goko Gr               02/08/2008          5.8%              No
     53       Barnes & Noble Booksellers, Inc.                     01/31/2014          22.5%             No
     54       Famous Footwear                                      08/31/2010          9.1%              No
     55       NAP                                                      NAP              NAP              No
     56       Catalina 1.75 Cleaners                               06/30/2008          7.9%              No
     57       Alerus                                               06/26/2026          2.1%              No
     58       NAP                                                      NAP              NAP              Yes
     59       NAP                                                      NAP              NAP              No
     60       Craig Drill Capital Corporation                      09/30/2014          9.2%              No
     61       NAP                                                      NAP              NAP              No
     62       Network Support & Solutions Group, Inc.              12/31/2009          12.0%             Yes
     63       Goodwill Industries                                  04/18/2009          6.6%              Yes
     64       NAP                                                      NAP              NAP              No
     65       Star Walk Buffet                                     05/31/2016          7.2%              No
     66       NAP                                                      NAP              NAP              No
     67       NAP                                                      NAP              NAP              Yes
     68       NAP                                                      NAP              NAP              No
     69       Hawkin's Restaurant                                  12/31/2007          4.1%              Yes
     70       NAP                                                      NAP              NAP              Yes
     71       NAP                                                      NAP              NAP              Yes
     72       NAP                                                      NAP              NAP              Yes
     73       Play it again Sports                                 01/31/2007          11.4%             No
     74       NAP                                                      NAP              NAP              Yes
     75       NAP                                                      NAP              NAP              Yes
     76       NAP                                                      NAP              NAP              No
     77       Sharpe, Dillon, & Cockson                            12/31/2015          11.2%             No
     78       Scuba Specialties                                    06/30/2013          10.7%             Yes
     79       NAP                                                      NAP              NAP              Yes
     80       NAP                                                      NAP              NAP              Yes
     81       Harbour Mortgage Co., Inc.                           05/31/2009          6.7%              Yes
     82       NAP                                                      NAP              NAP              Yes
     83       NAP                                                      NAP              NAP              Yes
     84       Chea's Fitness                                       08/31/2010          10.2%             Yes
     85       NAP                                                      NAP              NAP              Yes
     86       Marmion Air Services                                 05/31/2008          6.1%              Yes
     87       NAP                                                      NAP              NAP              No
     88       NAP                                                      NAP              NAP              Yes
     89       Golden Wrench                                        06/30/2011          10.9%             Yes

     90       NAP                                                      NAP              NAP              No
     90       NAP                                                      NAP              NAP              No
     90       NAP                                                      NAP              NAP              No
     90       NAP                                                      NAP              NAP              No
     91       NAP                                                      NAP              NAP              Yes
     92       NAP                                                      NAP              NAP              Yes
     93       NAP                                                      NAP              NAP              No
     94       NAP                                                      NAP              NAP              Yes
     95       NAP                                                      NAP              NAP              No
     96       NAP                                                      NAP              NAP              No
     97       NAP                                                      NAP              NAP              No
     98       Cold Stone Creamery                                  05/31/2017          12.1%             Yes
     99       NAP                                                      NAP              NAP              No
     100      NAP                                                      NAP              NAP              Yes
     101      NAP                                                      NAP              NAP              No
     102      NAP                                                      NAP              NAP              Yes
     103      Wilkinson Corporation                                06/30/2011          5.8%              Yes
     104      Mandarin Cafe                                        07/31/2010          11.1%             Yes
     105      Pei Wei Asian Diner                                  11/30/2016          22.7%             Yes
     106      NAP                                                      NAP              NAP              Yes
     107      NAP                                                      NAP              NAP              Yes
     108      United Services America                              03/31/2012          6.3%              Yes
     109      NAP                                                      NAP              NAP              No
     110      NAP                                                      NAP              NAP              Yes
     111      99c Beauty Supply                                    05/31/2011          4.6%              No
     112      Western Branch Jazzercise                            08/31/2008          7.9%              Yes
     113      NAP                                                      NAP              NAP              Yes
     114      NAP                                                      NAP              NAP              Yes
     115      NAP                                                      NAP              NAP              No
     116      NAP                                                      NAP              NAP              No
     117      Household Finance Corporation II                     10/04/2011          9.4%              Yes
     118      NAP                                                      NAP              NAP              Yes
     119      Gettelfinger Properties, LLC                         07/11/2010          10.6%             Yes
     120      NAP                                                      NAP              NAP              No
     121      NAP                                                      NAP              NAP              No
     122      Kitchen & Bath Showroom                              05/05/2013          10.9%             No
     123      NAP                                                      NAP              NAP              Yes
     124      NAP                                                      NAP              NAP              No
     125      NAP                                                      NAP              NAP              No
     126      NAP                                                      NAP              NAP              No
     127      NAP                                                      NAP              NAP              Yes
     128      NAP                                                      NAP              NAP              No
     129      Kolache Factory                                      10/31/2010          15.5%             Yes
     130      Super Pure Water                                     03/31/2008          6.3%              No
     131      NAP                                                      NAP              NAP              No
     132      NAP                                                      NAP              NAP              No
     133      CFM Discount Furniture                               08/31/2011          11.9%             No
     134      D&L Framing, LLC                                     12/31/2008          17.8%             No

---------------------------------------------------------------------------------------------------------------------------------
  MORTGAGE       TAX ESCROW       CAPITAL EXPENDITURE     TI/LC ESCROW
  LOAN NO.      IN PLACE(12)      ESCROW IN PLACE(13)     IN PLACE(14)                    OTHER ESCROW DESCRIPTION(15)
---------------------------------------------------------------------------------------------------------------------------------

      1              Yes                   No                  Yes                               Vacancy Reserve
      2              Yes                  Yes                  No                 Interest Reserve, Interest Reserve Shortfall,
                                                                                           Renovation Completion Date
      3              No                    No                  No                                      NAP

      4              Yes                  Yes                  No                                      NAP
      4              Yes                  Yes                  No                                      NAP
      4              Yes                  Yes                  No                                      NAP
      4              Yes                  Yes                  No                                      NAP
                     Yes                  Yes                  No                                      NAP
      5              Yes                  Yes                  No                                      NAP
      5              Yes                  Yes                  No                                      NAP
      5              Yes                  Yes                  No                                      NAP
      5              Yes                  Yes                  No                                      NAP
                     Yes                  Yes                  No                                      NAP
      6              Yes                  Yes                  No                                      NAP
      6              Yes                  Yes                  No                                      NAP
      6              Yes                  Yes                  No                                      NAP
                     Yes                  Yes                  No                                      NAP
      7              Yes                  Yes                  No                                      NAP
      7              Yes                  Yes                  No                                      NAP
      7              Yes                  Yes                  No                                      NAP
      7              Yes                  Yes                  No                                      NAP
      8              No                    No                  No                                      NAP

      9              Yes                  Yes                  No                                      NAP
      9              Yes                  Yes                  No                                      NAP
      9              Yes                  Yes                  No                                      NAP
      9              Yes                  Yes                  No                                      NAP
      9              Yes                  Yes                  No                                      NAP
      9              Yes                  Yes                  No                                      NAP
      9              Yes                  Yes                  No                                      NAP
      9              Yes                  Yes                  No                                      NAP
      9              Yes                  Yes                  No                                      NAP
      9              Yes                  Yes                  No                                      NAP
      9              Yes                  Yes                  No                                      NAP
      9              Yes                  Yes                  No                                      NAP
      9              Yes                  Yes                  No                                      NAP
      9              Yes                  Yes                  No                                      NAP
      9              Yes                  Yes                  No                                      NAP
      9              Yes                  Yes                  No                                      NAP
      9              Yes                  Yes                  No                                      NAP
      9              Yes                  Yes                  No                                      NAP
      9              Yes                  Yes                  No                                      NAP

     10              Yes                  Yes                  No                                      NAP
     10              Yes                  Yes                  No                                      NAP
     10              Yes                  Yes                  No                                      NAP
     10              Yes                  Yes                  No                                      NAP
     10              Yes                  Yes                  No                                      NAP
     11              No                    No                  No                                    Earnout
     12              No                   Yes                  Yes                               Tenant Reserve
     13              Yes                  Yes                  No                                      NAP

     14              Yes                  Yes                  No                                      NAP
     14              Yes                  Yes                  No                                      NAP
     14              Yes                  Yes                  No                                      NAP
     14              Yes                  Yes                  No                                      NAP
     15              Yes                  Yes                  No                                      NAP
     15              Yes                  Yes                  No                                      NAP
     15              Yes                  Yes                  No                                      NAP
     15              Yes                  Yes                  No                                      NAP
     16              No                    No                  No                           AES Reserve, Holdback LOC
     17              No                    No                  No                          Kay Jewelers Reimbursement
     18              Yes                  Yes                  Yes                                  Holdback
     19              Yes                  Yes                  No                            Credit Enhancement LOC
     20              Yes                   No                  Yes                                     NAP
     21              No                    No                  No                                      NAP

     22              Yes                   No                  No                                      NAP
     22              Yes                   No                  No                                      NAP
     22              Yes                   No                  No                                      NAP
     22              Yes                   No                  No                                      NAP
     22              Yes                   No                  No                                      NAP
     22              Yes                   No                  No                                      NAP
     22              Yes                   No                  No                                      NAP
     23              No                    No                  No                                      NAP
     24              Yes                  Yes                  No                                      NAP

     25              No                    No                  No                                      NAP
     26              No                    No                  No                                      NAP
     27              No                    No                  No                                      NAP
     28              No                    No                  No                                      NAP
     29              No                    No                  No                                      NAP
     30              Yes                  Yes                  No                                      NAP
     31              Yes                   No                  No                                      NAP
     32              Yes                   No                  No                                      NAP
     33              Yes                  Yes                  No                                      NAP
     34              Yes                   No                  No                                      NAP
     35              Yes                  Yes                  No                                      NAP
     36              Yes                  Yes                  Yes                           Working Capital Reserve
     37              Yes                   No                  Yes                                     NAP
     38              No                    No                  No
     39              Yes                   No                  No                                      NAP
     40              No                    No                  No                                      NAP
     41              Yes                   No                  No                                      NAP
     42              No                    No                  No                                      NAP
     43              Yes                  Yes                  Yes                        Rent Reserve, Leasing Reserve
     44              Yes                  Yes                  No                               Reverse Earn Out
     45              No                    No                  Yes                                     NAP
     46              Yes                   No                  No                                      NAP
     47              No                    No                  No                            Additional Security LOC
     48              Yes                  Yes                  Yes                                     NAP
     49              Yes                  Yes                  Yes                                     NAP
     50              Yes                   No                  No                                      NAP
     51              No                    No                  No                             Reserve on dark space
     52              No                    No                  No                                      NAP
     53              No                    No                  No                                      NAP
     54              Yes                   No                  Yes                                     NAP
     55              No                    No                  No                                      NAP
     56              No                    No                  No                                      NAP
     57              No                    No                  No                           Lakemode Liquors Reserve
     58              Yes                  Yes                  No                                      NAP
     59              Yes                   No                  Yes                        Debt Service Coverage Reserve
     60              No                    No                  No                                 Prada Reserve
     61              Yes                  Yes                  No                                      NAP
     62              Yes                  Yes                  No                              Near Term Rollover
     63              Yes                  Yes                  Yes                                     NAP
     64              No                    No                  No                                  TI Reserve
     65              No                    No                  Yes                                     NAP
     66              Yes                  Yes                  No                                      NAP
     67              Yes                  Yes                  No                                      NAP
     68              No                   Yes                  No                                      NAP
     69              Yes                   No                  No                                      NAP
     70              Yes                  Yes                  No                                      NAP
     71              Yes                   No                  No                                      NAP
     72              Yes                  Yes                  No                                      NAP
     73              No                    No                  Yes                               Zoning Holdback
     74              Yes                  Yes                  No                                      NAP
     75              Yes                  Yes                  No                                      NAP
     76              Yes                   No                  No                                  PIP Reserve
     77              No                    No                  No                      Rent Reserve, Occupancy Reserve LOC
     78              Yes                  Yes                  Yes                    Phoenix Litigation Fund, Renewal and
                                                                                       Re-Tenanting Fund, Cell Tower Fund
     79              Yes                   No                  Yes                           Rent Abatement Reserve
     80              Yes                   No                  No                                      NAP
     81              Yes                  Yes                  Yes                                     NAP
     82              Yes                  Yes                  No                                      NAP
     83              Yes                   No                  No                                      NAP
     84              Yes                   No                  Yes                                     NAP
     85              Yes                  Yes                  No                                      NAP
     86              Yes                  Yes                  Yes                                     NAP
     87              Yes                  Yes                  No                                      NAP
     88              Yes                  Yes                  No                                    Earnout
     89              Yes                   No                  No                                      NAP

     90              No                    No                  No                                      NAP
     90              No                    No                  No                                      NAP
     90              No                    No                  No                                      NAP
     90              No                    No                  No                                      NAP
     91              Yes                  Yes                  No                              Reverse Earnout LOC
     92              Yes                  Yes                  No                                Reverse Earnout
     93              Yes                  Yes                  No                                      NAP
     94              Yes                   No                  No                                      NAP
     95              Yes                  Yes                  No                                      NAP
     96              Yes                   No                  No                                      NAP
     97              No                    No                  No                                      NAP
     98              Yes                   No                  Yes                                     NAP
     99              No                   Yes                  No                                      NAP
     100             Yes                  Yes                  No                                      NAP
     101             No                    No                  No                                      NAP
     102             Yes                   No                  No                                      NAP
     103             Yes                  Yes                  Yes                                     NAP
     104             Yes                   No                  Yes                                     NAP
     105             Yes                   No                  No                                      NAP
     106             Yes                  Yes                  No                              Reverse Earnout LOC
     107             Yes                  Yes                  No                                      NAP
     108             Yes                   No                  Yes                                     NAP
     109             No                    No                  No                                      NAP
     110             Yes                  Yes                  No                                      NAP
     111             No                    No                  No                                      NAP
     112             Yes                   No                  Yes                                     NAP
     113             Yes                   No                  Yes                                     NAP
     114             Yes                  Yes                  No                                      NAP
     115             No                    No                  No                                      NAP
     116             No                    No                  No                                      NAP
     117             Yes                   No                  Yes                            Additional Collateral
     118             Yes                   No                  No                                      NAP
     119             Yes                  Yes                  Yes                                     NAP
     120             No                    No                  No                                      NAP
     121             No                    No                  No                                      NAP
     122             No                    No                  No                                      NAP
     123             Yes                  Yes                  No                                      NAP
     124             No                   Yes                  No                                      NAP
     125             No                    No                  No                                      NAP
     126             No                    No                  No                                      NAP
     127             Yes                   No                  No                                      NAP
     128             Yes                  Yes                  No                           Additional Reserves Fund
     129             Yes                   No                  Yes                                     NAP
     130             Yes                   No                  No                                      NAP
     131             No                    No                  No                                      NAP
     132             No                    No                  No                                      NAP
     133             Yes                   No                  No                                      NAP
     134             No                    No                  No                                      NAP

----------------------------------------------------------------------------------------------------------------------------
  MORTGAGE                SPRINGING ESCROW                  INITIAL CAPITAL EXPENDITURE        MONTHLY CAPITAL EXPENDITURE
  LOAN NO.                DESCRIPTION(16)                        ESCROW REQUIREMENT(17)             ESCROW REQUIREMENT(18)
----------------------------------------------------------------------------------------------------------------------------

      1                         NAP                                                  $0                                 $0
      2                   Insurance, Other                                           $0                           $228,283
      3                Tax, Insurance, TI/LC                                         $0                                 $0

      4             Tax, Insurance, CapEx, Other                                 $6,287                                 $0
      4             Tax, Insurance, CapEx, Other                                 $3,648                                 $0
      4             Tax, Insurance, CapEx, Other                                 $3,623                                 $0
      4             Tax, Insurance, CapEx, Other                                 $2,776                                 $0
                    Tax, Insurance, CapEx, Other                                 $3,461                                 $0
      5             Tax, Insurance, CapEx, Other                                 $6,887                                 $0
      5             Tax, Insurance, CapEx, Other                                 $3,429                                 $0
      5             Tax, Insurance, CapEx, Other                                 $4,724                                 $0
      5             Tax, Insurance, CapEx, Other                                 $2,807                                 $0
                    Tax, Insurance, CapEx, Other                                 $4,582                                 $0
      6             Tax, Insurance, CapEx, Other                                 $3,343                                 $0
      6             Tax, Insurance, CapEx, Other                                 $3,032                                 $0
      6             Tax, Insurance, CapEx, Other                                 $3,941                                 $0
                    Tax, Insurance, CapEx, Other                                 $6,912                                 $0
      7             Tax, Insurance, CapEx, Other                                 $4,811                                 $0
      7             Tax, Insurance, CapEx, Other                                 $3,055                                 $0
      7             Tax, Insurance, CapEx, Other                                 $4,672                                 $0
      7             Tax, Insurance, CapEx, Other                                 $3,392                                 $0
      8                    Tax, Insurance                                            $0                                 $0

      9             Tax, Insurance, CapEx, Other                                 $5,527                                 $0
      9             Tax, Insurance, CapEx, Other                                 $5,381                                 $0
      9             Tax, Insurance, CapEx, Other                                 $4,096                                 $0
      9             Tax, Insurance, CapEx, Other                                 $3,128                                 $0
      9             Tax, Insurance, CapEx, Other                                 $5,555                                 $0
      9             Tax, Insurance, CapEx, Other                                 $4,553                                 $0
      9             Tax, Insurance, CapEx, Other                                 $3,063                                 $0
      9             Tax, Insurance, CapEx, Other                                 $4,159                                 $0
      9             Tax, Insurance, CapEx, Other                                 $3,030                                 $0
      9             Tax, Insurance, CapEx, Other                                 $2,663                                 $0
      9             Tax, Insurance, CapEx, Other                                 $3,208                                 $0
      9             Tax, Insurance, CapEx, Other                                 $2,655                                 $0
      9             Tax, Insurance, CapEx, Other                                 $5,048                                 $0
      9             Tax, Insurance, CapEx, Other                                 $3,795                                 $0
      9             Tax, Insurance, CapEx, Other                                 $3,960                                 $0
      9             Tax, Insurance, CapEx, Other                                 $2,004                                 $0
      9             Tax, Insurance, CapEx, Other                                 $2,450                                 $0
      9             Tax, Insurance, CapEx, Other                                 $2,247                                 $0
      9             Tax, Insurance, CapEx, Other                                 $3,474                                 $0

     10                         NAP                                                  $0                             $6,851
     10                         NAP                                                  $0                             $3,822
     10                         NAP                                                  $0                             $2,885
     10                         NAP                                                  $0                             $1,821
     10                         NAP                                                  $0                               $883
     11                         NAP                                                  $0                                 $0
     12                Tax, Insurance, TI/LC                                         $0                            $11,040
     13                         NAP                                                  $0                             $2,780

     14             Tax, Insurance, CapEx, Other                                 $5,344                                 $0
     14             Tax, Insurance, CapEx, Other                                 $3,234                                 $0
     14             Tax, Insurance, CapEx, Other                                 $3,150                                 $0
     14             Tax, Insurance, CapEx, Other                                 $3,834                                 $0
     15             Tax, Insurance, CapEx, Other                                 $6,643                                 $0
     15             Tax, Insurance, CapEx, Other                                 $2,326                                 $0
     15             Tax, Insurance, CapEx, Other                                 $2,466                                 $0
     15             Tax, Insurance, CapEx, Other                                 $3,177                                 $0
     16                Tax, Insurance, Cap Ex                                        $0                                 $0
     17                    Tax, Insurance                                            $0                                 $0
     18                         NAP                                                  $0                             $1,746
     19                      Insurance                                               $0                             $1,511
     20                        Cap Ex                                                $0                                 $0
     21                        Other                                                 $0                                 $0

     22           Insurance, Cap Ex, TI/LC, Other                                    $0                                 $0
     22           Insurance, Cap Ex, TI/LC, Other                                    $0                                 $0
     22           Insurance, Cap Ex, TI/LC, Other                                    $0                                 $0
     22           Insurance, Cap Ex, TI/LC, Other                                    $0                                 $0
     22           Insurance, Cap Ex, TI/LC, Other                                    $0                                 $0
     22           Insurance, Cap Ex, TI/LC, Other                                    $0                                 $0
     22           Insurance, Cap Ex, TI/LC, Other                                    $0                                 $0
     23                Tax, Insurance, CapEx                                         $0                                 $0
     24                         NAP                                                  $0                               $780

     25             Tax, Insurance, CapEx, TI/LC                                     $0                                 $0
     26             Tax, Insurance, CapEx, TI/LC                                     $0                                 $0
     27             Tax, Insurance, CapEx, TI/LC                                     $0                                 $0
     28         Tax, Insurance, CapEx, TI/LC, Other                                  $0                                 $0
     29                    Tax, Insurance                                            $0                                 $0
     30                         NAP                                            $367,500                                 $0
     31               Insurance, Cap Ex, TI/LC                                       $0                                 $0
     32                         NAP                                                  $0                                 $0
     33                         NAP                                            $454,000                             $4,000
     34                         NAP                                                  $0                                 $0
     35                         NAP                                                  $0                             $5,021
     36                        Other                                                 $0                             $1,892
     37                        TI/LC                                                 $0                                 $0
     38                         NAP                                                  $0                                 $0
     39                        TI/LC                                                 $0                                 $0
     40                Tax, Insurance, Other                                         $0                                 $0
     41                         NAP                                                  $0                                 $0
     42                         NAP                                                  $0                                 $0
     43                         NAP                                                  $0                             $1,272
     44                         NAP                                                  $0                             $2,901
     45                Tax, Insurance, Cap Ex                                        $0                                 $0
     46                        TI/LC                                                 $0                                 $0
     47                         NAP                                                  $0                                 $0
     48                         NAP                                            $315,000                             $1,250
     49                        Other                                                 $0                             $3,248
     50                 TI/LC, CapEx, Other                                          $0                                 $0
     51                        Other                                                 $0                                 $0
     52                    Tax, Insurance                                            $0                                 $0
     53                         NAP                                                  $0                                 $0
     54                         NAP                                                  $0                                 $0
     55             Tax, Insurance, CapEx, TI/LC                                     $0                                 $0
     56                        Other                                                 $0                                 $0
     57                         NAP                                                  $0                                 $0
     58                         NAP                                            $156,000                             $3,000
     59                         NAP                                                  $0                                 $0
     60             Tax, Insurance, CapEx, TI/LC                                     $0                                 $0
     61                      Insurance                                               $0                             $6,800
     62                        TI/LC                                                 $0                             $1,044
     63                         NAP                                             $50,000                             $2,365
     64            Tax, Insurance, Cap Ex, Other                                     $0                                 $0
     65                Tax, Insurance, Cap Ex                                        $0                                 $0
     66                         NAP                                        $578,000 LOC                                 $0
     67                        Other                                             $9,382                                 $0
     68                    Tax, Insurance                                            $0                             $5,067
     69                        Other                                                 $0                                 $0
     70                         NAP                                                  $0                             $4,597
     71                        CapEx                                                 $0                                 $0
     72                         NAP                                                  $0                             $4,000
     73                         NAP                                                  $0                                 $0
     74                         NAP                                                  $0                             $1,107
     75                         NAP                                            $100,328                             $4,197
     76                         NAP                                                  $0                                 $0
     77                Tax, Insurance, Cap Ex                                        $0                                 $0
     78                         NAP                                                  $0                               $633
     79                         NAP                                                  $0                                 $0
     80                         NAP                                                  $0                                 $0
     81                         NAP                                                  $0                             $1,189
     82                         NAP                                                  $0                               $699
     83                         NAP                                                  $0                                 $0
     84                        Cap Ex                                                $0                                 $0
     85                         NAP                                                  $0                             $1,657
     86                         NAP                                                  $0                             $2,982
     87                      Insurance                                               $0                             $1,034
     88                         NAP                                                  $0                             $1,391
     89                         NAP                                                  $0                                 $0

     90                         NAP                                                  $0                                 $0
     90                         NAP                                                  $0                                 $0
     90                         NAP                                                  $0                                 $0
     90                         NAP                                                  $0                                 $0
     91                         NAP                                                  $0                               $415
     92                         NAP                                                  $0                               $771
     93                         NAP                                                  $0                             $6,126
     94                        Other                                                 $0                                 $0
     95                    Tax, Insurance                                            $0                             $1,330
     96                         NAP                                                  $0                                 $0
     97            Tax, Insurance, Cap Ex, TI/LC                                     $0                                 $0
     98                         NAP                                                  $0                                 $0
     99                         NAP                                                  $0                               $652
     100                        NAP                                                  $0                               $595
     101                        NAP                                                  $0                                 $0
     102                        NAP                                                  $0                                 $0
     103                        NAP                                                  $0                             $5,021
     104                        NAP                                                  $0                                 $0
     105                       Cap Ex                                                $0                                 $0
     106                        NAP                                                  $0                               $736
     107                       Other                                                 $0            $3,747 to and including
                                                                                                           monthly payment
                                                                                                              occurring on
                                                                                                            April 5, 2008;
                                                                                                         1/12 of 4% of the
                                                                                                           previous year's
                                                                                                             gross revenue
                                                                                                               thereafter.
     108                        NAP                                                  $0                                 $0
     109                        NAP                                                  $0                                 $0
     110                        NAP                                                  $0                               $601
     111                        NAP                                                  $0                                 $0
     112                       TI/LC                                                 $0                                 $0
     113                        NAP                                                  $0                                 $0
     114                        NAP                                                  $0                             $3,368
     115                        NAP                                                  $0                                 $0
     116        Tax, Insurance, CapEx, TI/LC, Other                                  $0                                 $0
     117                        NAP                                                  $0                                 $0
     118                        NAP                                                  $0                                 $0
     119                       TI/LC                                                 $0                               $203
     120                       TI/LC                                                 $0                                 $0
     121                        NAP                                                  $0                                 $0
     122                        NAP                                                  $0                                 $0
     123                        NAP                                                  $0                             $1,000
     124                       TI/LC                                                 $0                               $373
     125                        NAP                                                  $0                                 $0
     126                        NAP                                                  $0                                 $0
     127                        NAP                                                  $0                                 $0
     128                     Insurance                                          $35,937                                 $0
     129                        NAP                                                  $0                                 $0
     130                        NAP                                                  $0                                 $0
     131                       TI/LC                                                 $0                                 $0
     132                        NAP                                                  $0                                 $0
     133                        NAP                                                  $0                                 $0
     134                        NAP                                                  $0                                 $0

--------------------------------------------------------------------------------------------------------------------
  MORTGAGE                CURRENT CAPITAL EXPENDITURE         INITIAL TI/LC ESCROW            MONTHLY TI/LC ESCROW
  LOAN NO.                         ESCROW BALANCE(19)              REQUIREMENT(20)                 REQUIREMENT(21)
--------------------------------------------------------------------------------------------------------------------

      1                                            $0                  $10,000,000                              $0
      2                                            $0                           $0                              $0
      3                                            $0                           $0                              $0

      4                                        $6,287                           $0                              $0
      4                                        $3,648                           $0                              $0
      4                                        $3,623                           $0                              $0
      4                                        $2,776                           $0                              $0
                                               $3,461                           $0                              $0
      5                                        $6,887                           $0                              $0
      5                                        $3,429                           $0                              $0
      5                                        $4,724                           $0                              $0
      5                                        $2,807                           $0                              $0
                                               $4,582                           $0                              $0
      6                                        $3,343                           $0                              $0
      6                                        $3,032                           $0                              $0
      6                                        $3,941                           $0                              $0
                                               $6,912                           $0                              $0
      7                                        $4,811                           $0                              $0
      7                                        $3,055                           $0                              $0
      7                                        $4,672                           $0                              $0
      7                                        $3,392                           $0                              $0
      8                                            $0                           $0                              $0

      9                                        $5,527                           $0                              $0
      9                                        $5,381                           $0                              $0
      9                                        $4,096                           $0                              $0
      9                                        $3,128                           $0                              $0
      9                                        $5,555                           $0                              $0
      9                                        $4,553                           $0                              $0
      9                                        $3,063                           $0                              $0
      9                                        $4,159                           $0                              $0
      9                                        $3,030                           $0                              $0
      9                                        $2,663                           $0                              $0
      9                                        $3,208                           $0                              $0
      9                                        $2,655                           $0                              $0
      9                                        $5,048                           $0                              $0
      9                                        $3,795                           $0                              $0
      9                                        $3,960                           $0                              $0
      9                                        $2,004                           $0                              $0
      9                                        $2,450                           $0                              $0
      9                                        $2,247                           $0                              $0
      9                                        $3,474                           $0                              $0

     10                                            $0                           $0                              $0
     10                                            $0                           $0                              $0
     10                                            $0                           $0                              $0
     10                                            $0                           $0                              $0
     10                                            $0                           $0                              $0
     11                                            $0                           $0                              $0
     12                                            $0                   $1,000,000                              $0
     13                                            $0                           $0                              $0

     14                                        $5,344                           $0                              $0
     14                                        $3,234                           $0                              $0
     14                                        $3,150                           $0                              $0
     14                                        $3,834                           $0                              $0
     15                                        $6,643                           $0                              $0
     15                                        $2,326                           $0                              $0
     15                                        $2,466                           $0                              $0
     15                                        $3,177                           $0                              $0
     16                                            $0                           $0                              $0
     17                                            $0                           $0                              $0
     18                                        $3,492                           $0                         $14,583
     19                                            $0                           $0                              $0
     20                                            $0                     $251,000                          $4,500
     21                                            $0                           $0                              $0

     22                                            $0                           $0                              $0
     22                                            $0                           $0                              $0
     22                                            $0                           $0                              $0
     22                                            $0                           $0                              $0
     22                                            $0                           $0                              $0
     22                                            $0                           $0                              $0
     22                                            $0                           $0                              $0
     23                                            $0                           $0                              $0
     24                                            $0                           $0                              $0

     25                                            $0                           $0                              $0
     26                                            $0                           $0                              $0
     27                                            $0                           $0                              $0
     28                                            $0                           $0                              $0
     29                                            $0                           $0                              $0
     30                                      $368,290                           $0                              $0
     31                                            $0                           $0                              $0
     32                                            $0                           $0                              $0
     33                                      $454,122                           $0                              $0
     34                                            $0                           $0                              $0
     35                                            $0                           $0                              $0
     36                                            $0                     $350,000                              $0
     37                                            $0                           $0                          $3,000
     38                                            $0                           $0                              $0
     39                                            $0                           $0                              $0
     40                                            $0                           $0                              $0
     41                                            $0                           $0                              $0
     42                                            $0                           $0                              $0
     43                                            $0                           $0                          $4,462
     44                                            $0                           $0                              $0
     45                                            $0                     $430,000                          $7,527
     46                                            $0                           $0                              $0
     47                                            $0                           $0                              $0
     48                                      $316,250                     $250,000                         $17,485
     49                                            $0                           $0                         $13,624
     50                                            $0                           $0                              $0
     51                                            $0                           $0                              $0
     52                                            $0                           $0                              $0
     53                                            $0                           $0                              $0
     54                                            $0                 $175,000 LOC                              $0
     55                                            $0                           $0                              $0
     56                                            $0                           $0                              $0
     57                                            $0                           $0                              $0
     58                                      $156,042                           $0                              $0
     59                                            $0                 $511,460 LOC                              $0
     60                                            $0                           $0                              $0
     61                                            $0                           $0                              $0
     62                                        $2,088                           $0                              $0
     63                                       $50,000                     $315,000                              $0
     64                                            $0                           $0                              $0
     65                                            $0                           $0                          $2,718
     66                                  $578,000 LOC                           $0                              $0
     67                                            $0                           $0                              $0
     68                                            $0                           $0                              $0
     69                                            $0                           $0                              $0
     70                                            $0                           $0                              $0
     71                                            $0                           $0                              $0
     72                                            $0                           $0                              $0
     73                                            $0                     $232,355                              $0
     74                                            $0                           $0                              $0
     75                                      $100,328                           $0                              $0
     76                                            $0                           $0                              $0
     77                                            $0                           $0                              $0
     78                                            $0                           $0                          $2,961
     79                                            $0                           $0                          $3,336
     80                                            $0                           $0                              $0
     81                                            $0                      $50,000                          $2,083
     82                                            $0                           $0                              $0
     83                                            $0                           $0                              $0
     84                                            $0                           $0                          $1,800
     85                                            $0                           $0                              $0
     86                                        $8,946                           $0                          $4,667
     87                                            $0                           $0                              $0
     88                                            $0                           $0                              $0
     89                                            $0                           $0                              $0

     90                                            $0                           $0                              $0
     90                                            $0                           $0                              $0
     90                                            $0                           $0                              $0
     90                                            $0                           $0                              $0
     91                                            $0                           $0                              $0
     92                                          $771                           $0                              $0
     93                                       $12,252                           $0                              $0
     94                                            $0                           $0                              $0
     95                                            $0                           $0                              $0
     96                                            $0                           $0                              $0
     97                                            $0                           $0                              $0
     98                                            $0                      $11,500                            $850
     99                                            $0                           $0                              $0
     100                                         $595                           $0                              $0
     101                                           $0                           $0                              $0
     102                                           $0                           $0                              $0
     103                                      $85,678                           $0                         $16,500
     104                                           $0                      $63,000                          $1,100
     105                                           $0                           $0                              $0
     106                                           $0                           $0                              $0
     107                                       $3,747                           $0                              $0
     108                                           $0                       $1,500                          $1,500
     109                                           $0                           $0                              $0
     110                                         $601                           $0                              $0
     111                                           $0                           $0                              $0
     112                                           $0                      $60,000                              $0
     113                                           $0                     $250,000                              $0
     114                                       $3,368                           $0                              $0
     115                                           $0                           $0                              $0
     116                                           $0                           $0                              $0
     117                                           $0                           $0                            $850
     118                                           $0                           $0                              $0
     119                                         $203                           $0                            $540
     120                                           $0                           $0                              $0
     121                                           $0                           $0                              $0
     122                                           $0                           $0                              $0
     123                                           $0                           $0                              $0
     124                                           $0                           $0                              $0
     125                                           $0                           $0                              $0
     126                                           $0                           $0                              $0
     127                                           $0                           $0                              $0
     128                                      $35,937                           $0                              $0
     129                                           $0                           $0                            $750
     130                                           $0                           $0                              $0
     131                                           $0                           $0                              $0
     132                                           $0                           $0                              $0
     133                                           $0                           $0                              $0
     134                                           $0                           $0                              $0

--------------------------------------------------------------------------------------------------------
  MORTGAGE                 CURRENT TI/LC    ENVIRONMENTAL            INTEREST
  LOAN NO.            ESCROW BALANCE(22)    INSURANCE(23)         ACCRUAL METHOD         SEASONING(24)
--------------------------------------------------------------------------------------------------------

      1                      $10,001,907          No                Actual/360                      1
      2                               $0          No                Actual/360                      2
      3                               $0          No                Actual/360                      1
                                                                    Actual/360                      1
      4                               $0          No                Actual/360                      1
      4                               $0          No                Actual/360                      1
      4                               $0          No                Actual/360                      1
      4                               $0          No                Actual/360                      1
                                      $0          No                Actual/360                      1
      5                               $0          No                Actual/360                      1
      5                               $0          No                Actual/360                      1
      5                               $0          No                Actual/360                      1
      5                               $0          No                Actual/360                      1
                                      $0          No                Actual/360                      1
      6                               $0          No                Actual/360                      1
      6                               $0          No                Actual/360                      1
      6                               $0          No                Actual/360                      1
                                      $0          No                Actual/360                      1
      7                               $0          No                Actual/360                      1
      7                               $0          No                Actual/360                      1
      7                               $0          No                Actual/360                      1
      7                               $0          No                Actual/360                      1
      8                               $0          No                Actual/360                      2
                                                                    Actual/360                      1
      9                               $0          No                Actual/360                      1
      9                               $0          No                Actual/360                      1
      9                               $0          No                Actual/360                      1
      9                               $0          No                Actual/360                      1
      9                               $0          No                Actual/360                      1
      9                               $0          No                Actual/360                      1
      9                               $0          No                Actual/360                      1
      9                               $0          No                Actual/360                      1
      9                               $0          No                Actual/360                      1
      9                               $0          No                Actual/360                      1
      9                               $0          No                Actual/360                      1
      9                               $0          No                Actual/360                      1
      9                               $0          No                Actual/360                      1
      9                               $0          No                Actual/360                      1
      9                               $0          No                Actual/360                      1
      9                               $0          No                Actual/360                      1
      9                               $0          No                Actual/360                      1
      9                               $0          No                Actual/360                      1
      9                               $0          No                Actual/360                      1
                                                                    Actual/360                      2
     10                               $0          No                Actual/360                      2
     10                               $0          No                Actual/360                      2
     10                               $0          No                Actual/360                      2
     10                               $0          No                Actual/360                      2
     10                               $0          No                Actual/360                      2
     11                               $0          No                Actual/360                      1
     12                       $1,000,000          No                Actual/360                      1
     13                               $0          No                Actual/360                      1
                                                                    Actual/360                      1
     14                               $0          No                Actual/360                      1
     14                               $0          No                Actual/360                      1
     14                               $0          No                Actual/360                      1
     14                               $0          No                Actual/360                      1
     15                               $0          No                Actual/360                      1
     15                               $0          No                Actual/360                      1
     15                               $0          No                Actual/360                      1
     15                               $0          No                Actual/360                      1
     16                               $0          No                Actual/360                      1
     17                               $0          No                Actual/360                      4
     18                          $29,166          No                Actual/360                      2
     19                               $0          No                Actual/360                      1
     20                               $0          No                Actual/360                      0
     21                               $0          No                Actual/360                      2
                                                                    Actual/360                      0
     22                               $0          No                Actual/360                      0
     22                               $0          No                Actual/360                      0
     22                               $0          No                Actual/360                      0
     22                               $0          No                Actual/360                      0
     22                               $0          No                Actual/360                      0
     22                               $0          No                Actual/360                      0
     22                               $0          No                Actual/360                      0
     23                               $0          No                Actual/360                      6
     24                               $0          No                Actual/360                      2
                                                                    Actual/360                      2
     25                               $0          No                Actual/360                      2
     26                               $0          No                Actual/360                      2
     27                               $0          No                Actual/360                      2
     28                               $0          No                Actual/360                      2
     29                               $0          No                Actual/360                      2
     30                               $0          No                Actual/360                      1
     31                               $0          No                Actual/360                      1
     32                               $0          No                Actual/360                      2
     33                               $0          No                Actual/360                      1
     34                               $0          No                Actual/360                      1
     35                               $0          No                Actual/360                      0
     36                               $0          No                Actual/360                      0
     37                           $3,000          No                Actual/360                      2
     38                               $0          No                Actual/360                      4
     39                               $0          No                Actual/360                      7
     40                               $0          No                Actual/360                      2
     41                               $0          No                Actual/360                      3
     42                               $0          No                Actual/360                      2
     43                         $227,736          No                Actual/360                      1
     44                               $0          No                Actual/360                      0
     45                         $430,062          No                Actual/360                      1
     46                               $0          No                Actual/360                      1
     47                               $0          No                Actual/360                      2
     48                         $267,485          No                Actual/360                      1
     49                               $0          No                Actual/360                      1
     50                               $0          No                Actual/360                      2
     51                               $0          No                Actual/360                      1
     52                               $0          No                Actual/360                      2
     53                               $0          No                Actual/360                      2
     54                               $0          No                Actual/360                      0
     55                               $0          No                Actual/360                     98
     56                               $0          No                Actual/360                      2
     57                               $0          No                Actual/360                      2
     58                               $0          No                Actual/360                      1
     59                               $0          No                Actual/360                      1
     60                               $0          No                Actual/360                      6
     61                               $0          No                Actual/360                      1
     62                               $0          No                Actual/360                      4
     63                       $3,150,000          No                Actual/360                      1
     64                               $0          No                Actual/360                      1
     65                               $0          No                Actual/360                      1
     66                               $0          No                Actual/360                      1
     67                               $0          No                Actual/360                      0
     68                               $0          No                Actual/360                      1
     69                               $0          No                Actual/360                      2
     70                               $0          No                Actual/360                      1
     71                               $0          No                Actual/360                      3
     72                               $0          No                Actual/360                      1
     73                         $307,355          No                Actual/360                      2
     74                               $0          No                Actual/360                      0
     75                               $0          No                Actual/360                      1
     76                               $0          No                Actual/360                      2
     77                               $0          No                Actual/360                      2
     78                               $0          No                Actual/360                      2
     79                          $72,500          No                Actual/360                      2
     80                               $0          No                Actual/360                      1
     81                          $50,000          No                Actual/360                      0
     82                               $0          No                Actual/360                      1
     83                               $0          No                Actual/360                      0
     84                               $0          No                Actual/360                      0
     85                               $0          No                Actual/360                      1
     86                               $0          No                Actual/360                      5
     87                               $0          No                Actual/360                      1
     88                               $0          No                Actual/360                      2
     89                               $0          No                  30/360                        1
                                                                    Actual/360                      1
     90                               $0          No                Actual/360                      1
     90                               $0          No                Actual/360                      1
     90                               $0          No                Actual/360                      1
     90                               $0          No                Actual/360                      1
     91                               $0          No                Actual/360                      1
     92                               $0          No                Actual/360                      3
     93                               $0          No                Actual/360                      2
     94                               $0          No                Actual/360                      1
     95                               $0          No                Actual/360                      2
     96                               $0          No                Actual/360                      1
     97                               $0          No                Actual/360                      1
     98                          $11,500          No                Actual/360                      1
     99                               $0          No                Actual/360                      1
     100                              $0          No                Actual/360                      2
     101                              $0          No                Actual/360                      1
     102                              $0          No                Actual/360                      1
     103                        $221,309          No                Actual/360                     18
     104                         $63,053          No                Actual/360                      1
     105                              $0          No                Actual/360                      0
     106                              $0          No                Actual/360                      2
     107                              $0          No                Actual/360                      1
     108                          $1,500          No                Actual/360                      1
     109                              $0          No                Actual/360                      2
     110                              $0          No                Actual/360                      3
     111                              $0          No                Actual/360                      1
     112                         $60,000          No                Actual/360                      2
     113                        $252,737          No                Actual/360                      4
     114                              $0          No                Actual/360                      2
     115                              $0          No                Actual/360                      2
     116                              $0          No                Actual/360                      6
     117                              $0          No                Actual/360                      1
     118                              $0          No                Actual/360                      1
     119                            $540          No                Actual/360                      3
     120                              $0          No                Actual/360                      1
     121                              $0          No                Actual/360                      8
     122                              $0          No                Actual/360                      1
     123                              $0          No                Actual/360                      0
     124                              $0          No                Actual/360                      2
     125                              $0          No                Actual/360                      3
     126                              $0          No                Actual/360                      1
     127                              $0          No                Actual/360                      1
     128                              $0          No                Actual/360                      1
     129                            $750          No                Actual/360                      2
     130                              $0          No                Actual/360                      4
     131                              $0          No                Actual/360                      0
     132                              $0          No                Actual/360                      1
     133                              $0          No                Actual/360                      1
     134                              $0          No                Actual/360                      1

                                                                                                    2

---------------------------------------------------------------------------------------------------------------
                                                    PREPAYMENT CODE(25)
              -------------------------------------------------------------------------------------------------
                                                                                          LESSER       LESSER
  MORTGAGE                                                                                 OF YM        OF YM
  LOAN NO.         LO       DEF          DEF/YM1           DEF/YM0.5         YM1          AND 5%       AND 4%
---------------------------------------------------------------------------------------------------------------

      1            26        22              70
      2            24                                                         33
      3            25                        91
                   25        79
      4            25        79
      4            25        79
      4            25        79
      4            25        79
                   25        79
      5            25        79
      5            25        79
      5            25        79
      5            25        79
                   25        79
      6            25        79
      6            25        79
      6            25        79
                   25        79
      7            25        79
      7            25        79
      7            25        79
      7            25        79
      8                                      82                  10           26
                   25        91
      9            25        91
      9            25        91
      9            25        91
      9            25        91
      9            25        91
      9            25        91
      9            25        91
      9            25        91
      9            25        91
      9            25        91
      9            25        91
      9            25        91
      9            25        91
      9            25        91
      9            25        91
      9            25        91
      9            25        91
      9            25        91
      9            25        91
                   26        30
     10            26        30
     10            26        30
     10            26        30
     10            26        30
     10            26        30
     11            25        88
     12            25        88
     13            26        92
                   25       115
     14            25       115
     14            25       115
     14            25       115
     14            25       115
     15            25       115
     15            25       115
     15            25       115
     15            25       115
     16            26        92
     17            28        85
     18            26        90
     19            26                        92
     20            25        93
     21            26        87
                   47                                                         71
     22            47                                                         71
     22            47                                                         71
     22            47                                                         71
     22            47                                                         71
     22            47                                                         71
     22            47                                                         71
     22            47                                                         71
     23            30                                                        134
     24            26        90
                   26        90
     25            26        90
     26            26        90
     27            26        90
     28            26        90
     29            26        69
     30            25        93
     31            26        92
     32            26        90
     33            25        92
     34            25        91
     35            24        92
     36            24        32
     37                                      92                               26
     38            28        85
     39            31       144
     40            26       150
     41            27        89
     42                                                                      116
     43            26        90
     44            24        32
     45            26        92
     46            25        93
     47            26        92
     48            25        91
     49            26        92
     50            26        90
     51            25        88
     52            26        87
     53            26       152
     54            35                                                         83
     55            36       201
     56            26        87
     57            35        81
     58            25        92
     59            25                        93
     60            30                                                        134
     61            26        92
     62            28        88
     63            25        91
     64            26        80
     65            26        92
     66            25       153
     67            24        35
     68            25        91
     69            26        86
     70            26        90
     71            27        89
     72            25        91
     73            35        81
     74            24        92
     75            25        90
     76            26        90
     77            27        91
     78            26        91
     79            26                                                         90
     80            25                                                         93
     81            24        92
     82            25        91
     83            24        94
     84            25        93
     85            26        92
     86            30       208
     87            25        55
     88            26        30
     89                                                                      118
                   25                                                         93
     90            25                                                         93
     90            25                                                         93
     90            25                                                         93
     90            25                                                         93
     91            25        91
     92            27        89
     93            26        90
     94            25                                                         93
     95            26        90
     96                                                                      118
     97            26        90
     98            25                                                         93
     99            25                                                         91
     100           27                                                         91
     101           25                                                         93
     102           25                                                         93
     103           43        73
     104           25                                                         33
     105           25        93
     106           35                                                         81
     107           26        92
     108           25                                                         93
     109           26        90
     110           27        89
     111           25                                                         91
     112           26                                                         92
     113           28                                                        150
     114           27        91
     115           26        87
     116           30       206
     117           25                                                        213
     118           25                                                         93
     119           27        89
     120           25                                                         93
     121           32       204
     122           25                                                         93
     123           24        92
     124           26        90
     125           27                                                        151
     126           25                                                         93
     127           25                                                         93
     128           25        55
     129           26                                                        212
     130           28                                                         55             12           12
     131           24                                                         94
     132           25                                                         93
     133           25                                                         93
     134           25                                                         93

---------------------------------------------------------------------------------------------------------------------------------
                                   PREPAYMENT CODE(25)
                   ---------------------------------------------------------
                       LESSER          LESSER        LESSER
  MORTGAGE              OF YM           OF YM         OF YM                                 YM      ADMINISTRATIVE     MORTGAGE
  LOAN NO.             AND 3%          AND 2%        AND 1%         OPEN           FORMULA(26)      COST RATE (27)     LOAN NO.
---------------------------------------------------------------------------------------------------------------------------------

      1                                                               2                     A                2.095         1
      2                                                               3                     A                2.095         2
      3                                                               4                     B                3.095         3
                                                                      4                                      2.095
      4                                                               4                                      2.095         4
      4                                                               4                                      2.095         5
      4                                                               4                                      2.095         6
      4                                                               4                                      2.095         7
                                                                      4                                      2.095         8
      5                                                               4                                      2.095         9
      5                                                               4                                      2.095        10
      5                                                               4                                      2.095        11
      5                                                               4                                      2.095        12
                                                                      4                                      2.095        13
      6                                                               4                                      2.095        14
      6                                                               4                                      2.095        15
      6                                                               4                                      2.095        16
                                                                      4                                      2.095        17
      7                                                               4                                      2.095        18
      7                                                               4                                      2.095        19
      7                                                               4                                      2.095        20
      7                                                               4                                      2.095        21
      8                                                               2                     C                3.095        22
                                                                      4                                      2.095
      9                                                               4                                      2.095        23
      9                                                               4                                      2.095        24
      9                                                               4                                      2.095        25
      9                                                               4                                      2.095        26
      9                                                               4                                      2.095        27
      9                                                               4                                      2.095        28
      9                                                               4                                      2.095        29
      9                                                               4                                      2.095        30
      9                                                               4                                      2.095        31
      9                                                               4                                      2.095        32
      9                                                               4                                      2.095        33
      9                                                               4                                      2.095        34
      9                                                               4                                      2.095        35
      9                                                               4                                      2.095        36
      9                                                               4                                      2.095        37
      9                                                               4                                      2.095        38
      9                                                               4                                      2.095        39
      9                                                               4                                      2.095        40
      9                                                               4                                      2.095        41
                                                                      4                                      2.095
     10                                                               4                                      2.095        42
     10                                                               4                                      2.095        43
     10                                                               4                                      2.095        44
     10                                                               4                                      2.095        45
     10                                                               4                                      2.095        46
     11                                                               7                                      2.095        47
     12                                                               7                                      7.095        48
     13                                                               2                                      2.095        49
                                                                      4                                      2.095
     14                                                               4                                      2.095        50
     14                                                               4                                      2.095        51
     14                                                               4                                      2.095        52
     14                                                               4                                      2.095        53
     15                                                               4                                      2.095        54
     15                                                               4                                      2.095        55
     15                                                               4                                      2.095        56
     15                                                               4                                      2.095        57
     16                                                               2                                      2.095        58
     17                                                               7                                      2.095        59
     18                                                               4                                      5.095        60
     19                                                               2                     A                2.095        61
     20                                                               2                                      2.095        62
     21                                                               7                                      2.095        63
                                                                      2                                      2.095
     22                                                               2                     A                2.095        64
     22                                                               2                     A                2.095        65
     22                                                               2                     A                2.095        66
     22                                                               2                     A                2.095        67
     22                                                               2                     A                2.095        68
     22                                                               2                     A                2.095        69
     22                                                               2                     A                2.095        70
     23                                                               4                     D                2.095        71
     24                                                               4                                      2.095        72
                                                                      4                                      2.095
     25                                                               4                                      2.095        73
     26                                                               4                                      2.095        74
     27                                                               4                                      2.095        75
     28                                                               4                                      2.095        76
     29                                                              25                                      2.095        77
     30                                                               2                                      3.095        78
     31                                                               2                                      2.095        79
     32                                                               4                                      2.095        80
     33                                                               3                                      3.095        81
     34                                                               4                                      5.095        82
     35                                                               4                                      5.095        83
     36                                                               4                                      2.095        84
     37                                                               2                     B                3.095        85
     38                                                               7                                      2.095        86
     39                                                               5                                      2.095        87
     40                                                               4                                      2.095        88
     41                                                               4                                      2.095        89
     42                                                               4                     B                3.095        90
     43                                                               4                                      2.095        91
     44                                                               4                                      2.095        92
     45                                                               2                                      2.095        93
     46                                                               2                                      3.095        94
     47                                                               2                                      3.095        95
     48                                                               4                                      5.095        96
     49                                                               2                                      7.095        97
     50                                                               4                                      2.095        98
     51                                                               7                                      2.095        99
     52                                                               7                                      2.095        100
     53                                                               2                                      3.095        101
     54                                                               2                     A                2.095        102
     55                                                               1                                      2.095        103
     56                                                               7                                      2.095        104
     57                                                               4                                      2.095        105
     58                                                               3                                      3.095        106
     59                                                               2                     B                3.095        107
     60                                                               4                     D                2.095        108
     61                                                               2                                      2.095        109
     62                                                               4                                      2.095        110
     63                                                               4                                      7.095        111
     64                                                               2                                      2.095        112
     65                                                               2                                      2.095        113
     66                                                               2                                      3.095        114
     67                                                              61                                      2.095        115
     68                                                               4                                      2.095        116
     69                                                               7                                      2.095        117
     70                                                               4                                      2.095        118
     71                                                               4                                      2.095        119
     72                                                               4                                      2.095        120
     73                                                               4                                      2.095        121
     74                                                               4                                      2.095        122
     75                                                               5                                      7.095        123
     76                                                               4                                      2.095        124
     77                                                               2                                      7.095        125
     78                                                               3                                      2.095        126
     79                                                               4                     E                2.095        127
     80                                                               2                     F                3.095        128
     81                                                               4                                      7.095        129
     82                                                               4                                      2.095        130
     83                                                               2                                      3.095        131
     84                                                               2                                      2.095        132
     85                                                               2                                      2.095        133
     86                                                               2                                      2.095        134
     87                                                               4                                      2.095        135
     88                                                               4                                      2.095        136
     89                                                               2                     F                3.095        137
                                                                      2                                      3.095
     90                                                               2                     B                3.095        138
     90                                                               2                     B                3.095        139
     90                                                               2                     B                3.095        140
     90                                                               2                     B                3.095        141
     91                                                               4                                      2.095        142
     92                                                               4                                      2.095        143
     93                                                               4                                      7.095        144
     94                                                               2                     F                3.095        145
     95                                                               4                                      2.095        146
     96                                                               2                     B                3.095        147
     97                                                               4                                      7.095        148
     98                                                               2                     F                3.095        149
     99                                                               4                     G                2.095        150
     100                                                              2                     A                3.095        151
     101                                                              2                     F                3.095        152
     102                                                              2                     F                3.095        153
     103                                                              4                                      2.095        154
     104                                                              2                     F                3.095        155
     105                                                              2                                      2.095        156
     106                                                              4                     H                2.095        157
     107                                                              2                                      2.095        158
     108                                                              2                     F                3.095        159
     109                                                              4                                      7.095        160
     110                                                              4                                      2.095        161
     111                                                              4                     F                3.095        162
     112                                                              2                     F                3.095        163
     113                                                              2                     F                3.095        164
     114                                                              2                                      2.095        165
     115                                                              7                                      2.095        166
     116                                                              4                                      2.095        167
     117                                                              2                     F                3.095        168
     118                                                              2                     F                3.095        169
     119                                                              4                                      2.095        170
     120                                                              2                     F                3.095        171
     121                                                              4                                      2.095        172
     122                                                              2                     F                3.095        173
     123                                                              4                                      7.095        174
     124                                                              4                                      2.095        175
     125                                                              2                     F                3.095        176
     126                                                              2                     F                3.095        177
     127                                                              2                     F                3.095        178
     128                                                              4                                      2.095        179
     129                                                              2                     F                3.095        180
     130                 12              12            11             2                     F                3.095        181
     131                                                              2                     F                3.095        182
     132                                                              2                     F                3.095        183
     133                                                              2                     F                3.095        184
     134                                                              2                     F                3.095        185

FOOTNOTES TO APPENDIX II

1     "PMCF", "PCF II", "RBC", "MSMCH" and "NatCity" denote Prudential Mortgage
      Capital Funding, LLC, Principal Commercial Funding II, LLC, Royal Bank of
      Canada, Morgan Stanley Mortgage Capital Holdings LLC and National City
      Bank, respectively.

2     The following loan pools represent multiple properties securing a single mortgage loan, and are designated by identical Roman Numeral codings:
      Mortgage Loan Nos. 4, 5, 6, 7, 9, 10, 14, 15, 22 and 90. For the purpose of the statistical information set forth in this Prospectus Supplement as to such mortgage loans, a portion of the aggregate Cut-off Date Balance has been allocated to each mortgaged property based on allocated loan amounts set forth in the related mortgage loan agreement, respective appraised values and/or Underwritten Cash Flows. The following loan pools represent cross-collateralized/cross-defaulted properties securing multiple mortgage loans and are designated by identical alphabetical coding: Mortgage Loan Nos. 4-7, 14-15 and 25-28. For the purpose of the statistical information set forth in this Prospectus Supplement as to such single-loan/multiple-property and cross-collateralized/multiple property loan pools, certain credit statistics, including NOI DSCR, NCF DSCR,
      Cut-off Date LTV, Balloon LTV and Cut-off Date Balance per Unit or SF, are
      calculated on an aggregate basis.

      With respect to Mortgage Loan No. 2, Hilton Washington DC, the loan allows a release of approximately 1.98 acres of land and approximately 59,500 square feet of hotel space, consisting of approximately 14,500 square feet of existing guest rooms and the 45,000 square foot existing exhibit hall
      (the "Release Parcel"), provided the borrower satisfies certain conditions, including, but not limited to: (i) no event of default has occurred and is continuing, (ii) payment of an amount equal to the greater of (a) the sum of $9,750,000 and the product of (x) $282,261 and (y) the anticipated net decrease in the number of hotel rooms at the mortgaged property after giving effect to both the release and the completion of the work or (b) if the Release Parcel is being sold other than to an affiliate of the borrower, 75% of the net sales price, after reasonable closing costs, of the Release Parcel, (iii) satisfaction of the prepayment provisions of the loan documents, including payment of any applicable prepayment premium for the portion of the Mortgage Loan being prepaid,
      (iv) the anticipated net decrease in the number of hotel rooms at the property following the release and completion of the work will not exceed fifteen rooms, (v) the borrower agrees to materially reconstruct the swimming pool, pool deck and exhibit hall at the property within a reasonable time after the release, (vi) the borrower agrees to construct a new junior ballroom which may be at the Release Parcel so long as borrower's and lender's rights in such portion of the Release Parcel are satisfactory to the lender and (vii) the lender receives an opinion of counsel regarding the continued qualification of the trust fund as a
      REMIC.

      With respect to Mortgage Loan Nos. 4-7, U-Haul Portfolio 1, the loan allows the release of a portion of the collateral subject to the satisfaction of certain conditions including, but not limited to: (i) no event of default has occurred, (ii) the aggregate DSCR of the remaining cross-collateralized properties shall be the greater of the aggregate DSCR prior to partial defeasance and 1.26x and (iii) the LTV of the remaining cross-collateralized properties shall be the lesser of the LTV prior to partial defeasance and 72.8%.

      With respect to Mortgage Loan No. 8, Royal Centre, the loan allows the release of a portion of the collateral subject to the satisfaction of certain conditions including, but not limited to: (i) the borrower must prepay an amount equal to $21,711,348 and a make whole premium, (ii) the
      DSCR of the remaining properties is at least 1.35x and (iii) the LTV of the remaining properties is not greater than 79%.

      With respect to Mortgage Loan No. 9, U-Haul Portfolio 2, the loan allows the release of a portion of the collateral subject to the satisfaction of certain conditions including, but not limited to: (i) no event of default has occurred, (ii) the aggregate DSCR of the remaining
      cross-collateralized properties shall be the greater of the aggregate DSCR prior to partial defeasance and 1.26x and (iii) the LTV of the remaining cross-collateralized properties shall be the lesser of the LTV prior to partial defeasance and 75.1%.

      With respect to Mortgage Loan Nos. 10, Jackson Portfolio, the loan allows the release of a portion of the collateral subject to the satisfaction of certain conditions including, but not limited to: (i) the borrower must prepay an amount equal to 125% of the amount allocated to the released property, (ii) the DSCR of the remaining properties is at least 1.25x and
      (iii) the LTV of the remaining properties is not greater than 80%. The
      Camellia Trace Parcel and Cherry Grove Parcel must both remain in the collateral.

      With respect to Mortgage Loan Nos. 14-15, U-Haul Portfolio 3, the loan allows the release of a portion of the collateral subject to the satisfaction of certain conditions including, but not limited to: (i) no event of default has occurred, (ii) the aggregate DSCR of the remaining cross-collateralized properties shall be the greater of the aggregate DSCR prior to partial defeasance and 1.20x and (iii) the LTV of the remaining cross-collateralized properties shall be the lesser of the LTV prior to partial defeasance and 72.2%.

      With respect to Mortgage Loan No. 22, Szeles Portfolio, the loan allows the release of up to three properties during either (i) the partial defeasance period commencing on October 9, 2009 to and including August 4,
      2011 or (ii) the yield maintenance period commencing on August 5, 2011 to and including June 5, 2017 subject to the satisfaction of certain conditions including but not limited to: (a) no event of default exists,
      (b) the LTV with respect to the remaining properties is equal to or less than 75%, (c) the DSCR for the remaining properties is equal to or greater than 1.25x on an amortizing basis, (d) in connection with any release during the partial defeasance period such release will be obtained solely through a partial defeasance, (e) in connection with any release during the yield maintenance period, borrower must pay to the lender an amount equal to the sum of the release value plus the yield maintenance amount, and (f) the property so released is defeased or prepaid based on 110% of the allocated loan amount for the first property and 120% of the allocated loan amount for the second and third properties.

      With respect to Mortgage Loan Nos. 25-28, Rite Aid Portfolio, the loan allows the release of a portion of the collateral subject to the satisfaction of certain conditions including, but not limited to: (i) no event of default has occurred, (ii) the DSCR of the remaining properties is at least 1.19x for Rite Aid - Selma, 1.14x for Rite Aid - Fresno, 1.24x
      for Rite Aid - Delano, 1.24x for Rite Aid - Shafter, (iii) with respect to the release of either the Fresno or Selma properties, the borrower must pay a release premium an amount equal to 20% on or prior to June 1,

                                      II-1

      2010, 10% after June 1, 2010 but prior to June 1, 2012, and 0% thereafter, in each case, of the outstanding related allocated principal balance and
      (iv) the release is in connection with an arm's length sale of the properties.

      With respect to Mortgage Loan No. 36, Jonesboro, the loan allows the release of a portion of the collateral subject to the satisfaction of certain conditions including, but not limited to: (i) the borrower must prepay an amount equal to 125% of the amount allocated to the released property, (ii) the DSCR of the remaining properties is at least 1.25x,
      (iii) the LTV of the remaining properties is not greater than 75% and (iv)
      no event of default has occurred.

      With respect to Mortgage Loan No. 44, Evergreen - 1H 10 & Floresville, the
      loan allows the release of a portion of the collateral subject to the satisfaction of certain conditions including, but not limited to: (i) the borrower must prepay an amount equal to 125% of the amount allocated to the released property, (ii) the DSCR of the remaining properties is at least the greater of the trailing 12-month DSCR prior to the collateral release and 1.40x, (iii) the LTV of the remaining properties is not greater than 70% and (iv) no event of default has occurred.

      With respect to Mortgage Loan No. 62, Pioneer Plaza I&II, the property is comprised of two parcels, Parcel A and Parcel B. The allocated loan amount for each parcel is 50% of the loan amount. The borrower may seek a release of either Parcel A or Parcel B, subject to satisfaction of the following conditions: (i) partial defeasance of 110% of the allocated loan amount associated with the release parcel; (ii) the LTV on the remaining loan does not exceed the lesser of 80% and the LTV immediately prior to the release; (iii) the DSCR of the remaining loan is not less than the greater of 1.20x and the DSCR of the loan immediately prior to the release; and
      (iv) borrower obtainment of a no-downgrade letter from any rating agency.

      With respect to Mortgage Loan No. 90, Triarch Portfolio, the loan allows the release of a portion of the collateral for a maximum of two properties subject to the satisfaction of certain conditions including: (i) the borrower must prepay an amount equal to 115% of the amount allocated to the released property and a make whole premium, (ii) the DSCR of the remaining properties is at least 1.34x and (iii) the LTV of the remaining properties is not greater than 65%.

      With respect to Mortgage Loan Nos. 4-7, U-Haul Portfolio 1, the loan allows a substitution of a fee interest in another property for a maximum of 30% of the original principal (in aggregate, and only once) subject to the satisfaction of certain conditions including, but not limited to: (i)
      the value of the substitute property is greater than or equal to the substitution release property, (ii) the aggregate DSCR after substitution is not less than the greater of 1.26x or the aggregate DSCR prior to the substitution, (iii) the aggregate LTV of the remaining properties is no greater than the lesser of 72.8% or the LTV prior to substitution, (iv)
      the DSCR for the substitute property is equal to or greater than the DSCR for the substitution release property and (v) the rating agencies approve the substitution.

      With respect to Mortgage Loan Nos. 9, U-Haul Portfolio 2, the loan allows a substitution of a fee interest in another property for a maximum of 30%
      of the original principal (in aggregate, and only once) subject to the satisfaction of certain conditions including, but not limited to: (i) the value of the substitute property is greater than or equal to the substitution release property, (ii) the aggregate DSCR after substitution is not less than the greater of 1.26x or the aggregate DSCR prior to substitution, (iii) the aggregate LTV of the remaining properties is no greater than the lesser of 75.1% or the LTV prior to substitution, (iv)
      the DSCR for the substitute property is equal to or greater than the DSCR for the substitution release property and (v) the rating agencies approve the substitution.

      With respect to Mortgage Loan Nos. 14-15, U-Haul Portfolio 3, the loan allows a substitution of a fee interest in another property for a maximum of 30% of the original principal (in aggregate, and only once) subject to the satisfaction of certain conditions including, but not limited to: (i)
      the value of the substitute property is greater than or equal to the substitution release property, (ii) the aggregate DSCR after substitution is not less than the greater of 1.20x or the aggregate DSCR prior to substitution, (iii) the aggregate LTV of the remaining properties is no greater than the lesser of 72.2% or the aggregate LTV prior to substitution, (iv) the DSCR for the substitute property is equal to or greater than the DSCR for the substitution release property and (v) the rating agencies approve the substitution.

      With respect to Mortgage Loan No. 22, Szeles Portfolio, the loan allows a substitution of a fee interest in up to two properties in the aggregate per calendar year, but only one time per property, subject to the satisfaction of certain conditions including, but not limited to: (i) no event of default exists, (ii) the aggregate allocated loan amount of all substituted parcels does not exceed $10,175,000, (iii) after giving effect to the substitution, the DSCR for the loan and property is equal to or greater than the greater of (a) a DSCR (including the substituted parcel but excluding the substitute parcel) of 1.20x on an amortizing basis and
      (b) the DSCR (including the substituted parcel but excluding the substitute parcel) as of the date immediately preceding the substitution,
      (iv) after giving effect to the substitution, the LTV of the property
      (including the substitute parcel but excluding the substituted parcel) is equal to or less than the lesser of (i) a LTV of 71.2% and (ii) the LTV of the date immediately preceding the substitution, (v) NOI for the substitute parcel for the 12 month period immediately preceding the substitution is equal to or greater than the NOI for the substituted parcel for the 12 month period immediately preceding the substitution and the NOI for the substitute parcel has not shown a downward trend over the three years prior to the substitution, (vi) any substitute parcel must be a multi-tenant office property, in the location of and quality and condition of that of the substitute parcel, (vii) the mortgage encumbering the substitute parcel will secure all amounts evidenced by the note and will be equal to 125% of the amount of the loan allocated to the substitute parcel and the amount of the loan allocated to and the allocated loan amount of the substitute parcel will equal the allocated loan amount of the related substituted parcel, (viii) the substitute parcel must be at least 80% occupied by third-party tenants and (ix)
      lender receives confirmation from each rating agency rating the certificates to the effect that such substitution will not result in an adverse rating impact.

3     The Cut-off Date is August 1, 2007 for any mortgage loan that has a due date on the first day of each month. For purposes of the information contained in this Prospectus Supplement, we present the loans as if scheduled payments due in August 2007 were due on August 1, 2007, not the actual day on which such scheduled payments were due.

                                      II-2

      With respect to Mortgage Loan No. 103, The Tower, the loan is comprised of a note with an aggregate outstanding principal balance as of the Cut-off
      Date of $3,188,314 that is secured by the mortgaged properties on a pari passu basis with another note (the "Tower Companion Loan") that is not included in the trust. The Tower Companion Loan had an outstanding principal balance as of the Cut-off Date of $8,829,177. The Tower
      Companion Loan has the same interest rate, maturity date and amortization term as the loan included in the trust. For purposes of the information presented in this Prospectus Supplement with respect to the loan, the
      Underwritten NOI, Underwritten Cash Flow, NOI DSCR, NCF DSCR, Cut-off Date
      LTV, Balloon LTV and Cut-off Date Balance per Unit or SF, reflect the aggregate indebtedness evidenced by the loan included in the trust and the
      Tower Companion Loan.

      With respect to Mortgage Loan No. 2, Hilton Washington DC, the
      $215,000,000 loan represents the senior portion (the "A-Note") of a potential $325,600,000 maximum first mortgage debt that has a combined outstanding principal balance as of the Cut-Off Date of $222,500,000. The remaining portions of the loan consists of (i) a subordinate floating rate loan in the maximum principal amount of $71,900,000 (the "B Floating Rate
      Note"), (ii) a subordinate floating rate loan in the maximum principal amount of $19,350,000 (the "C-1 Floating Rate Note"), (iii) a subordinate floating rate loan in the maximum principal amount of $9,675,000 (the "C-2
      Floating Rate Note"), and (iv) a subordinate floating rate loan in the maximum principal amount of $9,675,000 (the "C-3 Floating Rate Note"). The current outstanding principal balance of the B Floating Rate Note is
      $4,875,678; the current outstanding principal balance of the C-1 Floating
      Rate Note is $1,312,161; the current outstanding principal balance of the
      C-2 Floating Rate Note is $656,080.50; and the current outstanding principal balance of the C-3 Floating Rate Note is $656,080.50. The aggregate Cut-off Date LTV and Balloon LTV based on the potential
      $325,600,000 maximum first mortgage debt are each 111.9% based on the
      "As-Is" appraised value of $291,000,000. Assuming the "Stabilized" value of $466,000,000 (as of March 1, 2011), the aggregate Cut-off Date LTV and
      Balloon LTV based on the potential $325,600,000 maximum first mortgage debt are each 69.9%. The "Stabilized" value assumes the planned renovations are complete and utilizes an ADR of $239.30 and occupancy of
      72.0%. The aggregate underwritten DSCR based on the potential $325,600,000 maximum first mortgage debt is 1.05x (assuming a LIBOR of 5.50% at all times with respect to the four subordinate notes).

      With respect to Mortgage Loan No. 76, Hampton Inn-Brunswick, GA, the
      $5,161,131 loan represents the senior financing interest in an A/B note loan structure which totals $5,506,131. The B Note has an outstanding principal balance as of the Cut-off Date of $345,000 and it is not included in the trust. The aggregate LTV of the mortgage loan and the B
      Note is 79.5% and the aggregate underwritten DSCR based on the debt of the mortgage loan and the B Note is 1.50x.

      With respect to Mortgage Loan No. 33, West Wind Landing Apartments, the
      borrower has a one (1) time right in the future to obtain secured subordinate financing on the property subject to certain conditions, including but not limited to: (i) the combined LTV does not exceed 80%,
      (ii) the combined DSCR is not less than 1.15x and (iii) the subordinate lender will execute a subordination and standstill agreement.

      With respect to Mortgage Loan No. 35, Erie Shore Landings, the borrower has the right anytime after three years from the Note Date to obtain secured subordinate financing on the property subject to certain conditions, including but not limited to: (i) the combined LTV does not exceed 85% and (ii) the combined DSCR is not less than 1.10x.

      With respect to Mortgage Loan No. 58, Magnolia Villas Apartments, the
      borrower has a one (1) time right in the future to obtain secured subordinate financing on the property subject to certain conditions, including but not limited to: (i) the combined LTV does not exceed 80%,
      (ii) the combined DSCR is not less than 1.15x and (iii) the subordinate lender will execute a subordination and standstill agreement.

      With respect to Mortgage Loan No. 81, Pine Tree Plaza, the Borrower has
      the right in the future to obtain secured subordinate financing on the property subject to certain conditions, including but not limited to: (i)
      the combined LTV does not exceed 80% and (ii) the combined DSCR is not less than 1.20x.

      With respect to Mortgage Loan No. 1, First Stamford, the borrower has the right in the future to obtain mezzanine financing on the property provided that, among other conditions, (i) the combined LTV is not greater than
      80%, (ii) the combined DSCR is not less than 1.10x and (iii) a written confirmation from the rating agencies that such mezzanine loan will not result in a downgrade, withdrawal, or qualification of the ratings assigned to the offered certificates.

      With respect to Mortgage Loan No. 2, Hilton Washington DC, the borrower is permitted to incur unsecured subordinate debt from the loan sponsor or any of the borrower's direct or indirect owners in an amount not to exceed
      $10,000,000, payable only out of, and to the extent of, net cash flow after debt service under the loan. Furthermore, each member of the borrower is permitted to incur unsecured subordinate debt from the loan sponsor or any of the borrower's direct or indirect owners in an amount not to exceed $10,000,000, payable out of, and to the extent of, net cash flow after debt service under the loan.

      With respect to Mortgage Loan No. 3, 717 Texas Avenue, future mezzanine is permitted subject to various conditions including but not limited to; (i)
      the combined LTV is not greater than 80%, (ii) the combined DSCR is not less than 1.00x and (iii) the lender must approve the mezzanine lender and financing documents and will enter into any intercreditor agreement with the mezzanine lender.

      With respect to Mortgage Loan No. 11, Metroplex, the borrower has the right in the future to obtain unsecured financing on the property from affiliates of the borrower provided that the maximum amount is $500,000.

      With respect to Mortgage Loan No. 21, Lynnwood, the borrower has the right in the future to obtain unsecured financing on the property from affiliates of the borrower provided that the maximum amount is $500,000.

                                      II-3

      With respect to Mortgage Loan No. 22, Szeles Portfolio, the borrower has the right in the future to allow an affiliate of the borrower to obtain a
      $370,000 letter of credit on behalf of the borrower and in connection therewith, the borrower may obtain an unsecured subordinate loan from such affiliate for purposes of reimbursing it for the cost of the letter of credit in an amount no greater than $370,000. Additionally, the borrower is permitted to incur additional debt secured by a 28,000 square foot parcel of land, which is not collateral for the loan (the "Trenton
      Property"), pursuant to the terms of the loan documents. The borrower may finance debt on the Trenton Property in an amount no greater than
      $1,200,000 with such debt secured only by the Trenton Property. The permitted unsecured debt must be subordinated to the loan and is permitted only upon satisfaction of certain conditions, including without limitation that the borrower must enter into an acceptable subordination and standstill agreement.

      With respect to Mortgage Loan No. 23, 160 East 65th Street Coop, the
      borrower has the right in the future to obtain a line of credit on the property from Independence Community Bank or Sovereign Bank and/or an unsecured loan with certain other acceptable institutional lenders provided that the combined LTV is not greater than 25%.

      With respect to Mortgage Loan No. 37, Palmetto Health Parkridge, future mezzanine financing is permitted subject to various conditions including but not limited to: (i) the combined LTV is not greater than 75%, (ii) the combined DSCR is not less than 1.40x and (iii) the lender must approve the mezzanine lender and financing documents and will enter into any intercreditor agreement with the mezzanine lender.

      With respect to Mortgage Loan No. 38, Ahwatukee Mercado, the borrower has the right in the future to obtain unsecured financing on the property from affiliates of the borrower provided that the maximum amount is $500,000.

      With respect to Mortgage Loan No. 49, Gemini Towers, future mezzanine financing is permitted provided that, among other conditions, (i) the combined LTV is not greater than 85% and (ii) the combined DSCR is not less than 1.05x.

      With respect to Mortgage Loan No. 51, Woodcreek Village, the borrower has the right in the future to obtain unsecured financing on the property from affiliates of the borrower provided that the maximum amount is $500,000.

      With respect to Mortgage Loan No. 52, Manhattan Beach Mall, the borrower has the right in the future to obtain unsecured financing on the property from affiliates of the borrower provided that the maximum amount is
      $500,000.

      With respect to Mortgage Loan No. 56, Provinces, the borrower has the right in the future to obtain unsecured financing on the property from affiliates of the borrower provided that the maximum amount is $500,000.

      With respect to Mortgage Loan No. 86, Emmott Business Park, future mezzanine financing is permitted provided that, among other conditions,
      (i) the combined LTV is not greater than 75% and (ii) the combined DSCR is not less than 1.10x.

      With respect to Mortgage Loan No. 99, Twin Spires Self Storage, the
      borrower has the right in the future to obtain unsecured financing on the property from affiliates of the borrower provided that the maximum amount is $200,000.

      With respect to Mortgage Loan No. 103, The Tower, the borrower has the right in the future to obtain (a) mezzanine financing on the property provided that, among other conditions, (i) maximum amount is $800,000,
      (ii) the combined LTV is not greater than 80% and (iii) the combined DSCR is not less than 1.20x, and (b) unsecured financing on the property provided that, among other conditions, (i) the maximum amount is $100,000 and (ii) the combined LTV is not greater than 75%.

      With respect to Mortgage Loan No. 106, Planet Self Storage, the borrower has the right in the future to obtain mezzanine financing on the property from affiliates of the borrower provided that, among other conditions, (i)
      the combined LTV is not greater than 75% and (ii) the combined DSCR is not less than 1.20x.

4     The indicated NOI DSCR reflects current scheduled payments as of the
      Cut-off Date for all Mortgage Loans. The indicated NCF DSCR reflects (i)
      for any partial interest-only loan, the scheduled principal and interest payments after any applicable interest only periods and (ii) for all other loans, the current scheduled payments as of the Cut-off Date.

5     In general for each mortgaged property, "Percent Leased" was determined based on a rent roll, operating statement, lease or occupancy report provided by the borrower. "Percent Leased as of Date" indicates the date as of which "Percent Leased" was determined based on such information.

6     Certain mortgage loans are subject to a ground lease. If for any mortgage loan, the ground lessor has encumbered/subordinated its interest in the respective mortgaged property to the lien of the leasehold mortgage such that upon foreclosure, the lease is extinguished, the mortgage loan may be disclosed as a fee loan.

      With respect to Mortgage Loan No. 16, The AES Building, the information presented is in regards to the ground lease relating to the 388 South Main
      Street property. The borrower has also entered into a ground lease with the City of Akron covering the land located across the Ohio/Erie Canal that contains a surface level parking lot and a single-story parking garage. The lease for the parking lot has a 20-year term expiring on July
      31, 2022. At the end of the 20-year term, title to the land will be transferred to the borrower without further consideration and cost.

                                      II-4

      With respect to Mortgage Loan No. 1, First Stamford, the property is held in a condominium ownership structure that consists of three units. Each unit corresponds to one of the office buildings comprising the property, and each unit holder also owns an undivided interest in the common areas.
      First Stamford Place SPE L.L.C. and Fairfax First Stamford SPE L.L.C.
      collectively own the three units as tenants-in-common with ownership interests of 37.64% and 62.36%, respectively. Fairfax First Stamford SPE
      L.L.C. has subsequently leased its tenant-in-common interest to Merrifield
      First Stamford SPE L.L.C. under a long-term master lease.

      With respect to Mortgage Loan No, 20, BoDo Lifestyle Center, the collateral consists of a 118,050 square foot retail and entertainment portion of the 330,000 square foot property known as BoDo Lifestyle
      Center. The center consists of three separate multi-story properties which have been subdivided and are subject to three separate condominium associations, of which the borrower's ownership interest is as follows:
      (1) Agora Condominium (building 7): 77% ownership; (2) Front Street
      Condominium (building 4): 17% ownership; and (3) Building 8 Condominium
      (building 8): 5% ownership.

      With respect to Mortgage Loan No. 49, Gemini Towers, pursuant to certain conditions set forth in the mortgage, the borrower has the ability to convert to a tenants-in-common form of ownership in the future.

      With respect to Mortgage Loan No. 49, Gemini Towers, loan sponsors John J.
      and James A. Carney have had one foreclosure and one deed in lieu of foreclosure within the last five years. Together with their partners, the sponsors acquired two office buildings in Dublin Ohio in 1999, financing the acquisition with mortgage loans. At the time of the purchase the buildings were 95% leased, but shortly after the acquisition the market started to decline, particularly following the events of September 11,
      2001. Despite marketing efforts and after attempting to work out solutions with the lenders, ownership and lenders agreed that a deed in-lieu of foreclosure and a foreclosure, respectively, were the best courses of action.

      With respect to Mortgage Loan No. 65, Beechwood Centre, loan sponsor
      Ronald Russ had a deed in lieu of foreclosure in 2006. During 1989-1990,
      Mr. Russ joined as a 50% partner to co-develop a retail shopping center located in the eastern suburbs of Cincinnati, financing the development with a mortgage loan. In November 2004, one of the anchors filed for bankruptcy protection, and several other tenants later vacated. The principals subsequently attempted to reach a work-out arrangement, but the servicer was unable to obtain approval of the proposed work-out scenario.
      As such, the principals ultimately deeded the property back to the loan servicing company in 2006.

7     The "Grace Period" shown is grace period to charge late interest.

8     The "Original Amort. Term" shown is the basis for determining the fixed monthly principal and interest payment as set forth in the related note.
      Due to the Actual/360 interest calculation methodology applied to some mortgage loans, the actual amortization to a zero balance for such loans will be longer.

      With respect to Mortgage Loan No. 55, Regal Cinema - Eagan, the loan amortizes over a 238-month term. Payments, however, reset (with the same interest rate) at five-year intervals throughout the loan term (coinciding with the tenant's scheduled rent increases), as follows:

      Loan Term Interval                  Monthly Debt Service Payment
      July 11, 1999 - April 11, 2004      $89,114.42
      May 11, 2004 - April 11, 2009       $92,589.19
      May 11, 2009 - April 11, 2014       $96,170.87
      May 11, 2014 - April 11, 2019       $99,912.93

9     With respect to Mortgage Loan No. 59, 190 Jony Drive, the loan requires interest only payments based on an interest rate of 6.82% from August 1,
      2007 through July 1, 2011. Beginning August 1, 2011 until the loan is paid in full at the anticipated repayment date of July 1, 2017, the loan will require principal and interest payments based on an interest rate of 5.77%
      and a 30-year amortization.

10    With respect to Mortgage Loan No. 18, Wellington, the appraised value is based on stabilization of the subject property. The "as stabilized" value of $36,000,000 is conditional upon certain assumptions including lease-up to market occupancy. The date of the stabilization value is February 5,
      2008. A $5,500,000 holdback ("Holdback Funds") is currently in place and shall be released by the Lender based on certain criteria including, but not limited to: (i) the lender shall release $500,000 of the Holdback
      Funds to the Borrower following submission of a Certificate of Completion for the building located on Tract A of the property and upon certain tenants (Extreme Tanning, The Maternal Fetal Center, Inc., and Anthony
      Garcia Insurance Company) being in occupancy, open for business, and having commenced rental payments pursuant to their respective leases; and
      (ii) the lender shall release all or a portion of the remaining $5,000,000 of the Holdback Funds ("Remaining Holdback Funds") to the borrower in amounts such that after giving effect to the release of the applicable portion of the Remaining Holdback Funds, the loan shall have a DSCR of not less than 1.20x (on an interest-only basis). The "as-is" appraised value is $33,000,000.

      With respect to Mortgage Loan No. 103, The Tower, the Appraised Value of
      $16,700,000 and Valuation Date of February 15, 2006 represent the "as stabilized" value and the related date such value was expected to be realized, as concluded to by the appraiser in a report dated November 18,
      2005. The Original Appraised Value of $14,250,000 and Original Appraisal
      Report Date of October 31, 2005 represent the "as-is" value and date of such valuation in the same report. All Balloon LTV and Cut-Off Date LTV calculations are based on the "as stabilized" value.

                                      II-5

11    "Largest Tenant" refers to the tenant that represents the greatest percentage of the total square footage at the mortgaged property, "Second
      Largest Tenant" refers to the tenant that represents the second greatest percentage of the total square footage and "Third Largest Tenant" refers to the tenant that represents the third greatest percentage of the total square footage at the mortgaged property. In certain cases, the data for tenants occupying multiple spaces include square footage only from the primary spaces sharing the same expiration date, and may not include minor spaces with different expiration dates.

12    For "Tax Escrow in Place" identified as "Yes," collections may occur at one time or be ongoing. In certain instances, the amount of the escrow may be capped or collected only for certain periods of such mortgage loan and/or may not be replenished after a release of funds.

13    For "Capital Expenditure Escrow in Place" identified as "Yes," collections may occur at one time or be ongoing. In certain instances, the amount of the escrow may be capped or collected only for certain periods of such mortgage loan and/or may not be replenished after a release of funds.

14    For "TI/LC Escrow in Place" identified as "Yes," collections may occur at one time or be ongoing. In certain instances the amount of the escrow may be capped or collected only for certain periods of time and/or may not be replenished after a release of funds. The weighted average percentage of mortgage loans disclosed as having TI/LC cash or letter of credit reserves in place considers only mortgage loans on commercial properties, excluding multifamily, manufactured housing community, land and self storage mortgaged properties.

15    "Other Escrow Description" indicates any other types of escrow required, or in certain cases letter of credit required, other than Insurance, Tax,
      Capital Expenditure and TI/LC. In certain cases, the letter of credit may represent additional security from a tenant, and may therefore be relinquished when such tenant leaves the property at lease expiration.

16    "Springing Escrow Description" indicates the type of escrow required to be funded in the future and/or upon the occurrence of certain future events as outlined in the respective loan documents.

17    "Initial Capital Expenditure Escrow Requirement" indicates the amount of the escrow, or in certain cases the letter of credit, that was deposited at loan closing.

18    "Monthly Capital Expenditure Escrow Requirement" indicates the monthly amount designated for the Capital Expenditure Escrow in the loan documents for such mortgage loan. In certain cases, the amount of the escrow may be capped or collected only for certain periods of time or under certain conditions.

19    "Current Capital Expenditure Escrow Balance" generally indicates the balance or, in certain cases, a letter of credit, in place as of June
      2007.

      With respect to mortgage loan No. 2, Hilton Washington DC, from and after the closing date, the borrower is required to deposit monthly an amount equal to the excess of (a) the greater of (i) 3% of gross revenue and (ii)
      the amount required to be reserved in respect of FF&E pursuant to the management agreement, over (b) the monthly amount then being deposited in the Capital Renewals Account under the management agreement. After the first operating year after the year in which the PIP is complete, the percentage of gross revenue as stated in subclause (i) above increases from 3% to 4%. The current monthly FF&E Reserve deposits are $228,283.

20    "Initial TI/LC Escrow Requirement" indicates the amount of the escrow, or in certain cases the letter of credit, that was deposited at loan closing.

21    "Monthly TI/LC Escrow Requirement" indicates the monthly amount designated for the Tenant Improvements and Leasing Commissions Escrow in the loan documents for such mortgage loan. In certain cases, the amount of the escrow may be capped or collected only for certain periods of time or under certain conditions.

22    "Current TI/LC Escrow Balance" generally indicates the balance or, in certain cases, a letter of credit, in place as of June 2007.

23    With respect to mortgage loan No. 65, Beechwood Centre, a Phase II site assessment, performed to determine whether a former dry cleaning operation at the mortgaged property had significantly impacted the environmental condition of the property, found that the level of solvents in the groundwater sample exceeded those set by the Indiana Department of
      Environmental Management ("IDEM"). The borrower deposited an environmental reserve in the amount of $255,000 at closing and is required to report the existing environmental condition to the IDEM and obtain a clean "no further action" letter from the IDEM relating to the contamination.
      Additionally, the loan sponsor has executed a partial payment guaranty for
      50% of the loan amount until the borrower obtains such "no further action"
      letter.

                                      II-6

      With respect to mortgage loan No. 103, The Tower, the most recent environmental site assessment of the mortgaged property, performed on
      October 21, 2005, indicated the presence of at least two and up to five underground storage tanks associated with the historical operation of a gas station and car wash at the mortgaged property. Although the underground storage tanks may be located in the sidewalk and street areas owned by the City of Yakima, the city's public works director has stated
      that any underground storage tanks and associated contamination discovered in the street and sidewalk areas to the center of the street are considered to be the adjacent property owner's responsibility to remove and remediate.

24    "Seasoning" represents the number of payments elapsed from the earlier of the "First Payment Date (P&I)" or "First Payment Date (IO)" to the Cut-off
      Date.

25    The "Prepayment Code" includes the number of loan payments from the first
      Due Date to the stated maturity. "LO" represents the lockout period. "DEF"
      represents defeasance. "DEF/YM1" represents defeasance or the greater of yield maintenance and 1.0%. "DEF/YM0.5" represents defeasance or the greater of yield maintenance and 0.5%. "YM1" represents the greater of yield maintenance and 1.0%. "Open" represents the number of payments, including the maturity date, at which principal prepayments are permitted without payment of a prepayment premium. "Lesser of YM and 5.0, 4.0, 3.0,
      2.0, 1.0%" represents the lesser of yield maintenance and 5.0, 4.0, 3.0,
      2.0, 1.0%, as applicable, of the then current outstanding balance of the loan. For each mortgage loan, the number set forth under a category of
      "Prepayment Code" represents the number of payments in the Original Term to Maturity for which such provision applies.

      With respect to Mortgage Loan No. 55, Regal Cinema - Eagan, the loan was modeled with 24 months of YM, followed by LO/DEF for the remainder of its term (the subsequent 115 periods prior to the maturity date).

26    Mortgage Loans with associated Yield Maintenance Prepayment Premiums are categorized according to unique Yield Maintenance formulas. There are 8 different Yield Maintenance formulas represented by the loans in the subject mortgage loan pool. The different formulas are referenced by the letters "A" ... and "H" . Exceptions to formulas are shown below.
      Descriptions of these yield maintenance formulas are listed beginning on page II-9. Numerical references and sections refer back to the original loan documents.

27    The "Administrative Cost Rate" indicated for each mortgage loan will be calculated based on the same interest accrual method applicable to each mortgage loan.

28    Each of the following mortgage loans is structured with a performance holdback or letter of credit ("LOC") subject to achievement of certain release conditions. The release conditions are referenced by numbers 1 -
      9, which are summarized immediately below the table. The amount of the holdback was escrowed, or the letter of credit was established, for each mortgage loan at closing. Many of the loans with reserves and reserve agreements in place permit or require the amount in the reserve (or proceeds of the letter of credit) to be applied to outstanding loan amounts in the event of a default. The mortgage loans referenced in this paragraph do not include all of such loans, but rather only those loans which permit or require the application of the reserve (or proceeds of the letter of credit) to the balance of the mortgage loan if the mortgaged property does not achieve certain conditions in accordance with the terms of the respective reserve agreements. Although generally the mortgage loans prohibit voluntary partial prepayment, the following mortgage loans may require partial prepayments:

                                                                     Escrowed Holdback or
                                                                                Letter of
  Mtg.                                            Escrow or LOC            Credit Initial  Outside Date       Prepayment Premium
Loan No.    Property Name                       Release Conditions                 Amount   for Release           Provisions
---------------------------------------------------------------------------------------------------------------------------------

  11       Metroplex                                   1                   $4,224,000 LOC    07/01/2010             NAP
  18       Wellington                                  2                       $5,500,000    05/30/2009             NAP
  44       Evergreen - IH 10 & Floresville             3                     $738,000 LOC    07/05/2009      Yield Maintenance
  47       210 Adrian Road                             4                   $1,700,000 LOC        NAP         Yield Maintenance
  59       190 Jony Drive                              5                     $511,460 LOC        NAP         Yield Maintenance
  59       190 Jony Drive                              6                     $652,350 LOC    07/31/2010      Yield Maintenance
  59       190 Jony Drive                              7                     $272,442 LOC        NAP         Yield Maintenance
  88       Evergreen - Fair Oaks West                  4                         $393,000    07/05/2009      Yield Maintenance
  66       Hampton Inn                                 8                     $578,000 LOC    06/01/2008      Yield Maintenance
  91       Park Oakhurst A/C Self Storage              3                     $446,000 LOC    06/01/2010      Yield Maintenance
  92       Lanco Mini Storage                          3                     $413,000 LOC    04/25/2010      Yield Maintenance
 106       Planet Self Storage                         3                     $406,000 LOC    05/23/2010      Yield Maintenance
 108       20 Aquarium                                 9                          $91,063    06/01/2008      Yield Maintenance
 117       Arrowhead Shops Shopping Center             9                          $55,442    06/11/2008      Yield Maintenance
 129       The Kirby Shopping Center                   9                          $19,130    04/30/2008      Yield Maintenance
 130       MidPoint Plaza                              9                          $15,625    10/01/2007      Yield Maintenance
 133       Sunset Plaza Shopping Center                9                         $100,838    03/01/2008      Yield Maintenance

                                      II-7

All yield maintenance premiums indicated above are to be paid by the borrower.

RELEASE CONDITIONS

1.    The letter of credit will be released when the borrower furnishes to the lender a written disbursement request and upon satisfaction of certain conditions, including but not limited to, a DSCR equal to or greater than
      1.20x and a maximum LTV of 80%.

2.    The lender shall release $500,000 of the Holdback Funds to the borrower upon certain conditions including, but not limited to: (i) no event of default shall have occurred and be then continuing under any of the loan documents; (ii) the borrower shall have submitted to the lender a
      Certificate of Completion (acceptable to the lender in its sole and absolute discretion) for the building located on Tract A of the Property and shall have submitted evidence of lien-free completion; and (iii)
      certain tenants (Extreme Tanning, The Maternal Fetal Center, Inc., and
      Anthony Garcia Insurance Company) shall be in occupancy, open for business and paying rent each pursuant to the terms of their respective lease, and the lender shall have received certain items including, but not limited to: acceptable tenant estoppels and acceptable subordination, nondisturbance and attornment agreements. The lender shall release all or a portion of the remaining $5,000,000 of the Holdback Funds to the borrower in disbursements in amounts determined pursuant conditions including, but not limited to: (i) no event of default, shall have occurred and be then continuing under any of the loan documents; (ii)
      after giving effect to the release of the applicable portion of the remaining Holdback Funds, the loan shall have a DSCR of not less than
      1.20x (on an interest-only basis).

3.    The letter of credit will be released when the borrower furnishes to the lender a written disbursement request and upon satisfaction of certain conditions, including but not limited to, a DSCR equal to or greater than
      1.20x assuming a 30-year amortization and a maximum LTV of 80%.

4.    The reserve/letter of credit will be released when the net operating income from operation of the premises (calculated by the lender based on the six (6) month annualized trailing income and expense numbers) equals or exceeds $910,147 and the annual net operating income from operation of the premises equals or exceeds 1.25x the annual debt service on the note.

5.    The letter of credit will be released when the borrower furnishes to the lender written disbursement request; lien waivers; title endorsements; all permits, bonds, licenses, approvals required by law whether for commencement, performance, completion, occupancy, use or otherwise; a copy of the construction contract and any change orders and a statement from an architect, contractor or engineering consultant to the extent and cost of the work completed; fully executed lease(s) with terms acceptable to
      Lender; lessee's estoppel certificate, including among other things, the lessee's occupancy, unconditional acceptance of the improvements, the expiration of all rental deferrals and the commencement of consecutive monthly rental payments and a certificate of occupancy. In addition, the lender has inspected or waived right to inspection.

6.    The letter of credit will be released when the borrower furnishes to the lender a written disbursement request and upon tenant's lease expiring, but not earlier than July 31, 2010.

7.    The letter of credit will be released as the property stabilizes and the borrower furnishes to the lender evidence that the DSCR of the property has increased to at least 1.15x.

8.    The letter of credit will be released when the borrower furnishes to the lender written disbursement request along with an updated Final Quality
      Assurance Evaluation reflecting a Condition Score for the bedrooms at the
      Premises of at least 75% or a letter from the Franchisor stating work has been completed; lien waivers; title endorsements; all permits, bonds, licenses, approvals required by law whether for commencement, performance, completion, occupancy, use or otherwise; a copy of the construction contract and any change orders and a statement from an architect, contractor or engineering consultant to the extent and cost of the work completed. In addition, the lender has inspected or waived right to inspection.

9.    The reserve will be released when the borrower furnishes to the lender written disbursement request; lien waivers; title endorsements; all permits, bonds, licenses, approvals required by law whether for commencement, performance, completion, occupancy, use or otherwise; a copy of the construction contract and any change orders and a statement from an architect, contractor or engineering consultant to the extent and cost of the work completed. In addition, the lender has inspected or waived right to inspection.

                                      II-8

YIELD MAINTENANCE FORMULAS

A.    The prepayment premium is equal to the greater of (i) one percent (1%) of the principal amount being prepaid or (ii) the present value of a series of payments each equal to the "Payment Differential" and payable on each payment date over the remaining original term of the mortgage loan through and including the maturity date, discounted at the "Reinvestment Yield"
      for the number of months remaining as of the date of such prepayment to each such payment date and the maturity date. "Payment Differential" means an amount equal to (i) the interest rate on the mortgage loan less the
      "Reinvestment Yield", divided by (ii) 12 and multiplied by (iii) the principal sum outstanding under the mortgage loan after application of the constant monthly payment due under the Note on the date of such prepayment, provided that the Payment Differential shall in no event be less than zero. "Reinvestment Yield" means an amount equal to the lesser of (i) the yield on the U.S. Treasury issue (primary issue) with a maturity date closest to the maturity date, or (ii) the yield on the U.S.
      Treasury issue (primary issue) with a term equal to the remaining average life of the indebtedness evidenced by the mortgage loan, with each such yield being based on the bid price for such issue as published in the Wall
      Street Journal on the date that is fourteen (14) days prior to the date of such prepayment set forth in the notice of prepayment (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield.

B.    "Make Whole Premium" (1)means the greater of one percent (1%) of the outstanding principal amount of the Loan or a premium calculated as provided in subparagraphs (1)-(3) below:

      (1)   Determine the "Reinvestment Yield." The Reinvestment Yield will be equal to the yield on the applicable* U.S. Treasury Issue ("Primary
      Issue") published one week prior to the date of prepayment (2) and converted to an equivalent monthly compounded nominal yield. In the event there is no market activity involving the Primary Issue at the time of prepayment, the Lender shall choose a comparable Treasury Bond, Note or
      Bill ("Secondary Issue") which the Lender reasonably deems to be similar to the Primary Issue's characteristics (i.e., rate, remaining time to maturity, yield).

      *At this time there is not a U.S. Treasury Issue for this prepayment period. At the time of prepayment, Lender shall select in its (3)sole and absolute discretion a U.S. Treasury Issue with similar remaining time to
      (4)(5)maturity as the Note.

      (2)   Calculate the "Present Value of the Loan." The Present Value of the
      Loan is the present value of the payments to be made in accordance with the Note (all installment payments and any remaining payment due on the
      (5)Maturity Date) discounted at the Reinvestment Yield for the number of months remaining from the date of prepayment to the (5)(6)Maturity Date.

      (3)   Subtract the amount of the prepaid proceeds from the Present Value of the Loan as of the date of prepayment. Any resulting positive differential shall be the premium.

      (4)   "Open Period" means the period beginning with the payment date in that month which is (8)one month prior to the (5)Maturity Date.

      Borrower shall not have the right or privilege to prepay all or any portion of the unpaid principal balance of the Note until the (9)Open
      Period. From and after such date, provided there is no Event of Default, the principal balance of the Note may be prepaid, at par, in whole but not in part, upon: (a) not less than (10)30 days prior written notice to
      Lender specifying the date on which prepayment is to be made, which prepayment must occur no later than the fifth day of any such month unless
      Borrower pays to Lender all interest that would have accrued for the entire month in which the Note is prepaid absent such prepayment. If prepayment occurs on a date other than a scheduled monthly payment date,
      Borrower shall make the scheduled monthly payment in accordance with the terms of the Note, regardless of any prepayment; (b) payment of all accrued and unpaid interest on the outstanding principal balance of the
      Note to the date on which prepayment is to be made; and (c) payment of all other Indebtedness then due under the Loan Documents. Lender shall not be obligated to accept any prepayment of the principal balance of the Note unless it is accompanied by all sums due in connection therewith; (11)In addition, Borrower shall have the right to prepay the unpaid principal balance (12)after the Lockout Date in accordance with the terms above provided, however that such prepayment which is prior to the Open Period will require the payment of the Make Whole Premium.(13)(14)

      NOTES:

      (1)   With respect to Mortgage Loan No. 96, Blair House Apartments:
            delete: "means"; insert: "In the event an Event of Default and acceleration occur, Borrower shall pay to Lender a "Make Whole
            Premium". The Make Whole Premium shall be".

      (2)   With respect to Mortgage Loan No. 42, Camden Taravue Apartments and
            Mortgage Loan No. 59, 190 Jony Drive: insert: "plus fifty (50) basis points".

      (3)   With respect to Mortgage Loan No. 3, 717 Texas Avenue: delete: "sole and absolute"; insert: "reasonable".

      (4)   With respect to Mortgage Loan No. 37, Palmetto Health Parkridge:
            delete: "to maturity as the Note."; insert: " the end of the applicable prepayment period."

      (5)   With respect to Mortgage Loan No. 59, 190 Jony Drive: delete:
            "maturity as the Note"; insert: "maturity of the U.S. Treasury Issue as to the time remaining to the Anticipated Repayment Date in the
            Note".

      (6)   With respect to Mortgage Loan No. 3, 717 Texas Avenue: delete:
            "maturity date"; insert: "first day of the Open Period."

                                      II-9

      (7)   With respect to Mortgage Loan No. 96, Blair House Apartments:
            delete: ""Open Period" means the period beginning with the payment date in that month which is one month prior to the Maturity Date.";
            insert: "Notwithstanding anything in this Section 2.1 (D) to the contrary, during the last 30 days prior to the Maturity Date in connection with an Event of Default and acceleration, the Make Whole
            Premium shall not be subject to the one percent (1%) minimum and shall be calculated only as provided in (1) through (3) above.
            Lender will notify Borrower in writing of the amount of Make Whole
            Premium due and payable."

      (8)   With respect to Mortgage Loan No. 42, Camden Taravue Apartments and
            Mortgage Loan No. 4, 717 Texas Avenue: delete: "one month"; insert:
            "three months".

      (9)   With respect to Mortgage Loan No. 96, Blair House Apartments:
            delete: "Open Period"; insert: "the date which is one (1) month prior to the Maturity Date."

      (10)  With respect to Mortgage Loan No. 96, Blair House Apartments:
            delete: "30"; insert: "15".

      (11)  With respect to Mortgage Loan No. 96, Blair House Apartments:
            delete: "In addition, Borrower shall have the right to prepay the unpaid principal balance after the Lockout Date in accordance with the terms above provided, however that such prepayment which is prior to the Open Period will require the payment of the Make Whole
            Premium."; insert: "In addition to the Loan Prepayment rights set forth in paragraph 2.1 (E)(i) hereinabove, prior to the date which is one (1) month prior to the Maturity Date, Borrower may prepay the principal balance of the Note, provided there is no Event of
            Default, in whole but not in part, upon (a) not less than 30 days prior written notice to the Lender specifying the date on which prepayment is to be made, which prepayment must occur no later than the fifth day of any such month unless Borrower pays to Lender all interest that would have accrued for the entire month in which the
            Note is prepaid, absent such prepayment. If prepayment occurs on a date other than a scheduled monthly payment date, Borrower shall make the scheduled monthly payment in accordance with the terms of the Note regardless of any prepayment; (b) payment of all accrued and unpaid interest on the outstanding principal balance of the Note to and including the date on which prepayment is made; (c) payment of all other Indebtedness then due under the Loan Documents; and (d)
            payment of a Make Whole Premium. Lender shall not be obligated to accept any prepayment of the principal balance of the Note unless it is accompanied by all sums due in connection therewith."

      (12)  With respect to Mortgage Loan No. 42, Camden Taravue Apartments and
            Mortgage Loan No. 37, Palmetto Health Parkridge: delete: "after the
            Lockout Date".

      (13)  With respect to Mortgage Loan No. 59, 190 Jony Drive: insert:
            "Following the Anticipated Repayment Date, Borrower shall have the right to prepay the principal balance of the Note, at par, in whole but not in part, upon (a) not less than 30 days prior written notice to Lender specifying the date on which prepayment is to be made. If prepayment occurs on a date other than a scheduled monthly payment date, Borrower shall make the scheduled monthly payment in accordance with the terms of the Note, regardless of any prepayment;
            (b) payment of all accrued and unpaid interest on the outstanding principal balance of the Note to and including the date on which prepayment is to be made; and (c) payment of all other Indebtedness then due under the Loan Documents. Lender shall not be obligated to accept any prepayment of the principal balance of the Note unless it is accompanied by all sums due in connection therewith.
            Notwithstanding anything hereinabove in this paragraph (iii) to the contrary, following the Anticipated Repayment Date, payments, and prepayments, if any, derived solely from Rents, and from no other funds, shall be made and applied in accordance with paragraph 11 of the Note."

      (14)  With respect to Mortgage Loan No. 90, Triarch Portfolio: insert:
            "Notwithstanding above, Borrower shall have the right to prepay a portion of the Loan in conjunction with paragraph 40 of the Security
            Deed and paragraph 41 of the Mortgage."

C.    "Make Whole Premium" shall mean (i) from the Closing Date through month
      108 of the Loan term: the greater of one percent (1%) of the outstanding principal amount of the Loan or a premium calculated as provided in subparagraphs (1)-(3) below; and (ii) from month 109 to the Open Period of the Loan term: the greater of one-half percent (0.5%) of the outstanding principal amount of the Loan or a premium calculated as provided in subparagraphs (1)-(3):

      (1)   Determine the "Reinvestment Yield." The Reinvestment Yield will be equal to the yield on a U.S. Treasury Issue with similar remaining time to the Maturity Date as reasonably selected by Lender within one week prior to the date of prepayment and converted to an equivalent monthly compounded nominal yield. In the event there is no market activity involving the U.S. Treasury Issue at the time of prepayment, Lender shall choose a comparable Treasury Bond, Note or
            Bill which Lender reasonably deems to be similar to the U.S.
            Treasury Issue's characteristics (i.e., rate, remaining time to maturity, yield).

      (2)   Calculate the "Present Value of the Loan." The Present Value of the
            Loan is the present value of the payments to be made hereunder (all installment payments and any remaining payment due on the Maturity
            Date) discounted at the Reinvestment Yield for the number of months remaining from the date of prepayment to the Maturity Date. In the event of a partial prepayment as a result of the terms of this
            Agreement, the Present Value of the Mortgage shall be calculated in accordance with the preceding sentence multiplied by the fraction which results from dividing the amount of the prepaid proceeds by the principal balance immediately prior to the prepayment.

      (3)   Subtract the outstanding principal amount of the Note from the
            Present Value of the Loan as of the date of prepayment. Any resulting positive differential shall be the premium.

                                     II-10

      "Open Period" shall mean the period beginning on the Payment Date in the month which is one month prior to the Maturity Date and ending on the
      Maturity Date.

      Prepayment After Open Period. Borrower shall not have the right or privilege to prepay all or any portion of the unpaid principal balance of the Note without premium until the Open Period unless otherwise specifically set forth herein. From and after the first day of the Open
      Period, provided no Event of Default then exists, the principal balance of the Note may be prepaid, at par, in whole but not in part, with no prepayment fee or premium, upon: (a) not less than 15 days prior written notice to Lender specifying the date on which prepayment is to be made, which prepayment must occur no later than the first day of any such month unless Borrower pays to Lender all interest that would have accrued from the entire month in which the Note is prepaid absent such prepayment; (b)
      payment of all accrued and unpaid interest on the outstanding principal balance of the Note to and including the date on which prepayment is to be made; and (c) payment of all other Indebtedness then due under the Loan
      Documents. Lender shall not be obligated to accept any prepayment of the principal balance of the Note unless it is accompanied by all sums due in connection therewith. Any prepayment occurring in connection with a
      Casualty Event or a Taking will not require payment of any premium, whenever such payment is made.

      Prepayment Prior To Open Period. In addition to the Loan prepayment rights set forth in Section 2.3.1, after the Closing Date but prior to the Open
      Period, Borrower may prepay the principal balance of the Note in full (or in part in connection with the release of a Release Parcel if permitted by the terms of the loan agreement), in accordance with the requirements of clauses (a) - (c) of Section 2.3.1. hereof, provided however, that such prepayment will require payment of the Make Whole Premium.

D.    "YIELD MAINTENANCE PREMIUM" shall equal an amount equal to the greater of:
      (i) one percent (1%) of the remaining principal balance of this Note, or
      (ii) the product of: (A) the ratio of the principal amount being repaid over the outstanding principal balance of this Note on the Prepayment Date
      (after subtracting the scheduled principal payment on such Prepayment
      Date), multiplied by: (B) the present value as of the Prepayment Date of the remaining scheduled payments of principal and interest from the
      Prepayment Date through the Maturity Date (including any balloon payment)
      determined by discounting such payments at the Discount Rate (as hereinafter defined) less the amount of the outstanding principal balance of this Note on the Prepayment Date (after subtracting the scheduled principal payment on such Prepayment Date). The "Discount Rate" is the rate which, when compounded monthly, is equivalent to the Treasury Rate
      (as hereinafter defined), when compounded semi-annually. The "Treasury
      Rate" is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest
      Rates under the heading U.S. government securities/Treasury constant maturities for the week ending prior to the Prepayment Date, of U.S.
      Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the Maturity Date. (In the event
      Release H.15 is no longer published, Lender shall select a comparable publication to determine the Treasury Rate.) The term "Lockout Period
      Expiration Date" shall mean the date which is the earlier of (A) the second anniversary of the date that is the "startup day," within the meaning of Section 860G(a) (9) of the IRS Code, of a REMlC that holds this
      Note or (B) the five year anniversary of the first day of the first full calendar month following the date of this Note. Lender shall notify
      Borrower of the amount and the basis of determination of the required prepayment consideration.

E.    From and after the Lockout Period Expiration Date, and provided no Event of Default exists, the principal balance of this Note may be prepaid, in whole but not in part, on a Monthly Payment Date only upon the satisfaction of the following conditions precedent: (i) not less than 30 days and not more than 60 days prior written notice (the "Prepayment
      Notice") to Lender specifying the scheduled payment date on which prepayment is to be made (the "Prepayment Date"); (ii) payment of all accrued and unpaid interest on the outstanding principal balance of this
      Note and including the Prepayment Date; (iii) payment of all other sums then due under this Note, the Security Instrument and other Loan Documents and (iv) if the Prepayment Date occurs prior to the Open Prepayment Date, payment of a prepayment consideration (the "Prepayment Consideration") in an amount equal to the greater of: (A) one percent (1%) of the principal amount of the loan being prepaid and (B) the present value of a series of payments each equal to the Payment Differential and payable on each
      Monthly Payment Date over the remaining original term of the Note and on the Maturity Date discounted at the Reinvestment Yield for the number of months remaining from the Prepayment Date to each such Monthly Payment
      Date and the Maturity Date. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise. Lender shall notify Borrower of the amount, and the basis of determination, of the required Prepayment Consideration. If a Prepayment
      Notice is given by Borrower to Lender pursuant to this Article 5, and
      Lender has notified Borrower of all amounts due and payable as described herein, the principal balance of this Note and the other sums required under this article shall be due and payable on the Prepayment Date.

      "Open Prepayment Date" shall mean the date which is three (3) months prior to the Maturity Date.

      "Reinvestment Yield" shall mean the lesser of (a)(i) the yield on the U.S.
      Treasury issue (primary issue) with the same maturity date as the Maturity
      Date or (ii) if no such U.S. Treasury issue is available, then the interpolated yield on the two U.S. Treasury issues (primary issues) with maturity dates (one prior to and one following) that are the closest to the Maturity Date and (b)(i) the yield on the U.S. Treasury issue (primary issue) with a term equal to the remaining average life of the Debt or (ii)
      if no such U.S. Treasury issue is available, then the interpolated yield on the two U.S. Treasury issues (primary issues) with terms (one prior to and one following) that are closest to the remaining average life of the
      Debt, with each such yield being based on the bid price for such issue as published in The Wall Street Journal on the date that is 14 days prior to the Repayment Date (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield.

      "Payment Differential" shall mean, with respect to any Repayment Date, (x)
      the Applicable Interest Rate minus the Reinvestment Yield, divided by (y)
      12, and multiplied by (z) the principal sum being repaid on such Repayment
      Date after application of the Constant Monthly Payment (if any) due on the
      date of the Default Repayment, provided that the Payment Differential shall in no event be less than zero.

                                     II-11

F.    Borrower shall not have the right or privilege to prepay all or any portion of the unpaid principal balance of this Note until the Open
      Period. From and after such date, provided there is no Event of Default, the principal balance of this Note may be prepaid, at par, in whole but not in part, upon: (a) not less than (1)30 days prior written notice to
      Lender specifying the date on which prepayment is to be made, which prepayment must occur no later than the fifth day of any such month unless
      Borrower pays to Lender all interest that would have accrued for the entire month in which this Note is prepaid absent such prepayment; (b)
      payment of all accrued and unpaid interest on the outstanding principal balance of this Note to and including the date on which prepayment is to be made; and (c) payment of all other Indebtedness then due under the Loan
      Documents. Lender shall not be obligated to accept any prepayment of the principal balance of this Note unless it is accompanied by all sums due in connection therewith.

      "Securitization Transaction" shall mean: the sale, transfer or assignment of this Note, the other Loan Documents and the Environmental Indemnity, or the granting of participations or issuance of mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement, each, as designated by Lender, a Securitization Transaction.(2)

      In addition to the Loan Prepayment rights set forth hereinabove, (3)after the Lockout Date (which is (4)the earlier of the date which is two
      (2)years after the date of the Securitization Transaction (5)(as hereinafter defined) or the date which is four (4)years after the date of the first full debt service payment hereunder) but prior to the Open
      Period, Borrower may prepay the principal balance of this Note, as set forth in the immediately preceding paragraph, provided however, that such prepayment will require the payment of the Make Whole Premium.

      Borrower agrees that to the extent of any prepayment permitted herein, or if Lender accelerates the whole or any part of the principal sum evidenced hereby after the occurrence of an Event of Default, Borrower waives any right to prepay said principal sum in whole or in part without premium and agrees to pay, as yield maintenance protection and not as a penalty (6)the
      "Make Whole Premium".

      The Make Whole Premium shall be (6)the greater of one percent (1%) of the outstanding principal amount of the Loan or a premium calculated as provided in subparagraphs (1)-(3) below:

      (1)   Determine the "Reinvestment Yield." The Reinvestment Yield will be equal to the yield on a U.S. Treasury Issue with similar remaining time to the (7)Maturity Date as reasonably selected by Lender within one week prior to the date of prepayment and converted to an equivalent monthly compounded nominal yield, or in the event there is no market activity involving the U.S. Treasury Issue at the time of prepayment, the Lender shall choose a comparable Treasury Bond,
            Note or Bill which the Lender reasonably deems to be similar to the
            U.S. Treasury Issue's characteristics (i.e., rate, remaining time to maturity(8), yield).

      (2)   Calculate the "Present Value of the Loan." The Present Value of the
            Loan is the present value of the payments to be made hereunder (all installment payments and any remaining payment due on the
            (7)Maturity Date) discounted at the Reinvestment Yield (9)for the number of months remaining from the date of prepayment to the
            (7)Maturity Date.

      (3)   Subtract the outstanding principal amount of the Note from the
            Present Value of the Loan as of the date of prepayment. Any resulting positive differential shall be the premium.(10)

      Notwithstanding anything in this section to the contrary, during the "Open
      Period" which is the period beginning on the payment date in the month which is (11)one month prior to the (7)Maturity Date, no Make Whole
      Premium shall be payable. In the event any proceeds from a Casualty or
      Taking are applied to reduce the principal balance hereof, such reduction shall be made without a Make Whole Premium, provided no Event of Default then exists under the Loan Documents.

       Notes:

      (1)   With respect to Mortgage Loan No. 104, Dolly Creek: delete: "30";
            insert: "15"

      (2)   With respect to Mortgage Loan No. 101, Roundy's Supermarket,
            Mortgage Loan No. 120, 11100 Westlake Drive, Mortgage Loan No. 80,
            720 Paularino Avenue, Mortgage Loan No. 132, 8418 East 171st Street:
            insert: "Following the Anticipated Repayment Date, Borrower shall have the right to prepay the principal balance of this Note, at par, in whole but not in part, upon (a) not less than 30 days prior written notice to Lender specifying the date on which prepayment is to be made. If prepayment occurs on a date other than a scheduled monthly payment date, Borrower shall make the scheduled monthly payment in accordance with the terms of this Note, regardless of any prepayment; (b) payment of all accrued and unpaid interest on the outstanding principal balance of this Note to and including the date on which prepayment is to be made; and (c) payment of all other
            Indebtedness then due under the Loan Documents. Lender shall not be obligated to accept any prepayment of the principal balance of this
            Note unless it is accompanied by all sums due in connection therewith. Notwithstanding anything hereinabove in this paragraph
            (iii) to the contrary, following the Anticipated Repayment Date, payments, and prepayments, if any, derived solely from Rents, and from no other funds, shall be made and applied in accordance with paragraph 11 of this Note."

      (3)   With respect to Mortgage Loan No. 89, 23041-71 Antonio Parkway:
            delete: "after the Lockout Date (which is the earlier of the date which is two (2) years after the date of the Securitization
            Transaction (as hereinafter defined) or the date which is four (4)
            years after the date of the first full debt service payment hereunder) but".

      (4)   With respect to Mortgage Loan No. 118, 3950 and 3970 North Las Vegas
            Boulevard: delete: "the earlier of the date which is two (2) years after the date of the Securitization Transaction (as hereinafter defined) or the date which is four (4) years after the date of the first full debt service payment hereunder); insert: "the date which is two (2) years after the date of the first full debt service payment hereunder)".

                                     II-12

      (5)   With respect to Mortgage Loan No. 130, MidPoint Plaza: delete: "(as hereinafter defined) or the date which is four (4) years after the date of the first full debt service payment hereunder)".

      (6)   With respect to Mortgage Loan No. 129, The Kirby Shopping Center:
            insert: "the lesser of: (a) the maximum amount which is allowable under Texas law limited the amount of interest which may be contracted for, charged or received after considering all other amounts constituting or deemed to constitute interest, and (b)".

      (7)   With respect to Mortgage Loan No. 101, Roundy's Supermarket,
            Mortgage Loan No. 120, 11100 Westlake Drive, Mortgage Loan No. 80,
            720 Paularino Avenue, Mortgage Loan No. 132, 8418 East 171st Street:
            delete: "Maturity Date"; insert: "Anticipated Repayment Date".

      (8)   With respect to Mortgage Loan No. 101, Roundy's Supermarket,
            Mortgage Loan No. 120, 11100 Westlake Drive, Mortgage Loan No. 80,
            720 Paularino Avenue, Mortgage Loan No. 132, 8418 East 171st Street:
            insert: "of the U.S. Treasury Issue as to the time remaining to the
            Anticipated Repayment Date".

      (9)   With respect to Mortgage Loan No. 126, 5770-5780 Uplander Way:
            insert: "plus 50 basis points".

      (10)  With respect to Mortgage Loan No. 130, MidPoint Plaza: insert:
            "Notwithstanding the foregoing, during the 8th through the 12th years of the Loan, the Make Whole Premium shall be the lesser of:
            (i) the premium calculated by the Reinvestment Yield as provided in subparagraphs (1)-(3) above; or (ii) (a) five percent (5%) of the outstanding indebtedness beginning as of April 1, 2014 (the first month of the 8th year of the loan); (b) four percent (4%) of the outstanding indebtedness beginning as of April 1, 2015 (the first month of the 9th year of the loan); (c) three percent (3%) of the outstanding indebtedness beginning as of April 1, 2016 (the first month of the 10th year of the loan); (d) two percent (2%) of the outstanding indebtedness beginning as of April 1, 2017 (the first month of the 11th year of the loan); and (e) one percent (1%) of the outstanding indebtedness beginning as of April 1, 2018 (the first month of the 12th year of the loan).

      (11)  With respect to Mortgage Loan No. 111, Sandalfoot Plaza: delete:
            "one month"; insert "three months".

       The following loans do not have any exceptions to the standard language:

       Mortgage Loan No. 94, 58 Grant Avenue
       Mortgage Loan No. 98, Heritage Plaza
       Mortgage Loan No. 102, Hanover Village MHP
       Mortgage Loan No. 108, 20 Aquarium
       Mortgage Loan No. 112,  Academy Crossing
       Mortgage Loan No. 113, 1151 Azalea Garden Road
       Mortgage Loan No. 117, Arrowhead Shops Shopping Center
       Mortgage Loan No. 122, Buellton Town Plaza
       Mortgage Loan No. 125, American Safe `N' Sound
       Mortgage Loan No. 127, The Ridge At White Oak Apartments
       Mortgage Loan No. 131, Hillandale Medical Office Building
       Mortgage Loan No. 133, Sunset Plaza Shopping Center
       Mortgage Loan No. 134, 4125 & 4145 West Dewey Drive

G.    From and after the Lockout Period Expiration Date, and provided no Event of Default exists, the principal balance of this Note may be prepaid, in whole but not in part, on a Monthly Payment Date only upon the satisfaction of the following conditions precedent: (i) not less than 30 days prior written notice (the "Prepayment Notice") to Lender specifying the scheduled payment date on which prepayment is to be made (the
      "Prepayment Date"); (ii) payment of all accrued and unpaid interest on the outstanding principal balance of this Note and including the Prepayment
      Date; (iii) payment of all other sums then due under this Note, the
      Security Instrument and other Loan Documents and (iv) if the Prepayment
      Date occurs prior to the Open Prepayment Date, payment of a prepayment consideration (the "Prepayment Consideration") in an amount equal to the greater of: (A) one percent (1%) of the principal amount of the loan being prepaid and (B) the present value of a series of payments each equal to the Payment Differential and payable on each Monthly Payment Date over the remaining original term of the Note and on the Maturity Date discounted at the Reinvestment Yield for the number of months remaining from the
      Prepayment Date to each such Monthly Payment Date and the Maturity Date.
      In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise. Lender shall notify
      Borrower of the amount, and the basis of determination, of the required
      Prepayment Consideration. If a Prepayment Notice is given by Borrower to
      Lender pursuant to this Article 5, the principal balance of this note and other sums required under the Article shall be due and payable on the
      Prepayment Date. Any such prepayment notice shall be revocable by Borrower
      (but not more than two (2) times in any twelve (12) month period) provided however, if Borrower elects to so revoke a Prepayment Notice Borrower shall reimburse Lender for all out-of-pocket expenses incurred by Lender in connection with such revocation.

      "Open Prepayment Date" shall mean the date which is three (3) months prior to the Maturity Date.

      "Reinvestment Yield" shall mean the lesser of (a)(i) the yield on the U.S.
      Treasury issue (primary issue) with the same maturity date as the Maturity
      Date or (ii) if no such U.S. Treasury issue is available, then the

                                     II-13

      interpolated yield on the two U.S. Treasury issues (primary issues) with maturity dates (one prior to and one following) that are the closest to the Maturity Date and (b)(i) the yield on the U.S. Treasury issue (primary issue) with a term equal to the remaining average life of the Debt or (ii)
      if no such U.S. Treasury issue is available, then the interpolated yield on the two U.S. Treasury issues (primary issues) with terms (one prior to and one following) that are closest to the remaining average life of the
      Debt, with each such yield being based on the bid price for such issue as published in The Wall Street Journal on the date that is 14 days prior to the Repayment Date (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield.

      "Payment Differential" shall mean, with respect to any Repayment Date, (x)
      the Applicable Interest Rate minus the Reinvestment Yield, divided by (y)
      12, and multiplied by (z) the principal sum being repaid on such Repayment
      Date after application of the Constant Monthly Payment (if any) due on the
      date of the Default Repayment, provided that the Payment Differential shall in no event be less than zero.

H.    From and after the Lockout Period Expiration Date, and provided no Event of Default exists, the principal balance of this Note may be prepaid, in whole but not in part, (except as permitted by section 5.6 of the Security
      Instrument) on a Monthly Payment Date: (i) not less than 30 days and not more than 60 days prior written notice (the "Prepayment Notice") to Lender specifying the scheduled payment date on which prepayment is to be made
      (the "Prepayment Date"); (ii) payment of all accrued and unpaid interest on the outstanding principal balance of this Note and including the
      Prepayment Date; (iii) payment of all other sums then due under this Note, the Security Instrument and other Loan Documents and (iv) if the
      Prepayment Date occurs prior to the Monthly Payment Date which is three
      (3) months prior to the Maturity Date, payment of a prepayment consideration (the "Prepayment Consideration") in an amount equal to the greater of: (A) one percent (1%) of the principal amount of the loan being prepaid and (B) the present value of a series of payments each equal to the Payment Differential and payable on each Monthly Payment Date over the remaining original term of the Note and on the Maturity Date discounted at the Reinvestment Yield for the number of months remaining from the
      Prepayment Date to each such Monthly Payment Date and the Maturity Date.
      In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise. Lender shall notify
      Borrower of the amount, and the basis of determination, of the required
      Prepayment Consideration. If a Prepayment Notice is given by Borrower to
      Lender pursuant to this Article 5, the principal balance of this Note and the other sums required under this article shall be due and payable on the
      Prepayment Date.

      "Reinvestment Yield" shall mean the lesser of (a)(i) the yield on the U.S.
      Treasury issue (primary issue) with the same maturity date as the Maturity
      Date or (ii) if no such U.S. Treasury issue is available, then the interpolated yield on the two U.S. Treasury issues (primary issues) with maturity dates (one prior to and one following) that are the closest to the Maturity Date and (b)(i) the yield on the U.S. Treasury issue (primary issue) with a term equal to the remaining average life of the Debt or (ii)
      if no such U.S. Treasury issue is available, then the interpolated yield on the two U.S. Treasury issues (primary issues) with terms (one prior to and one following) that are closest to the remaining average life of the
      Debt, with each such yield being based on the bid price for such issue as published in The Wall Street Journal on the date that is 14 days prior to the Repayment Date (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield.

      "Payment Differential" shall mean, with respect to any Repayment Date, (x)
      the Applicable Interest Rate minus the Reinvestment Yield, divided by (y)
      12, and multiplied by (z) the principal sum being repaid on such Repayment
      Date after application of the Constant Monthly Payment (if any) due on the
      date of the Default Repayment, provided that the Payment Differential shall in no event be less than zero.

                                     II-14

APPENDIX III

CERTAIN CHARACTERISTICS OF LOAN GROUP 2

MORTGAGE     MORTGAGE
LOAN NO.    LOAN SELLER   PROPERTY NAME                         STREET ADDRESS                    COUNTY         CITY
--------------------------------------------------------------------------------------------------------------------------------

                          Jackson Portfolio Roll-Up
   10           RBC       Cherry Grove (I)                      299 Walker Rd                     Madison        Jackson
   10           RBC       Camellia Trace (I)                    100 Trace Drive                   Madison        Jackson
   10           RBC       Northridge (I)                        33 Constellation Circle           Madison        Jackson
   10           RBC       Cedarwood (I)                         714A Walker Rd                    Madison        Jackson
   10           RBC       Whispering Oaks (I)                   1985 Campbell Street              Madison        Jackson
   13          PMCF       190 East 7th Street                   186-196 East 7th Street           New York       New York
   23          MSMCH      160 East 65th Street Coop             160 East 65th Street              New York       New York
   30         PCF II      Broadstone Ladera Apartments          6101 Sequoia Road NW              Bernalillo     Albuquerque
   33         PCF II      West Wind Landing Apartments          450 Johnny Mercer Boulevard       Chatham        Savannah
   34         NatCity     Ashbury at Chenal                     16401 Chenal Valley Dr.           Pulaski        Little Rock
   35         NatCity     Erie Shore Landings                   5115 Lake Rd.                     Lorain         Sheffield Lake
   41           RBC       Colony Bay Apartments                 6530 Covington Road               Allen          Fort Wayne
   42         PCF II      Camden Taravue Apartments             3975 Taravue Lane                 Saint Louis    St. Louis
   58         PCF II      Magnolia Villas Apartments            205 West Montgomery Cross Road    Chatham        Savannah
   61          PMCF       French Quarter Apartments             7381 Normandie Court              Saint Louis    Hazelwood
   68           RBC       Beechgrove                            4651 Mimi Drive                   Marion         Indianapolis
   70          PMCF       Palms at Rolling Creek                17100 Rolling Creek Dr            Harris         Houston
   71          MSMCH      Walkers Station Apartments            2600 Tealwood Drive               Oklahoma       Oklahoma City
   75         NatCity     Oakwood Apts.                         6928 Oakwood Dr.                  Boone          Florence
   85          PMCF       Southcross Village                    14802 County Road 5               Dakota         Burnsville
   96         PCF II      Blair House Apartments                218 South Street                  Morris         Morristown
  102         PCF II      Hanover Village MHP                   202 Jacobstown-New Egypt Road     Burlington     Wrightstown
  114          PMCF       Colonial Woods                        6333 Windswept Lane               Harris         Houston
  123         NatCity     Sunset Townhomes                      630 S. Abbe Rd.                   Lorain         Elyria
  127         PCF II      The Ridge At White Oaks Apartments    123 Ridge Court                   Coweta         Newnan

                          TOTAL AND WEIGHTED AVERAGES:

MORTGAGE                                                            PROPERTY                             CUT-OFF DATE
LOAN NO.    STATE    ZIP CODE    PROPERTY TYPE                      SUB-TYPE                                  BALANCE
----------------------------------------------------------------------------------------------------------------------

                                                                                                          $65,000,000
   10        TN       38305      Multifamily                        Garden                                $27,902,000
   10        TN       38305      Multifamily                        Garden                                $15,760,000
   10        TN       38305      Multifamily                        Garden                                $11,250,000
   10        TN       38305      Multifamily                        Garden                                 $6,885,000
   10        TN       38305      Multifamily                        Garden                                 $3,203,000
   13        NY       10009      Multifamily                        Low Rise                              $46,500,000
   23        NY       10021      Multifamily                        Cooperative                           $20,000,000
   30        NM       87120      Multifamily                        Garden                                $18,000,000
   33        GA       31410      Multifamily                        Garden                                $14,880,000
   34        AR       72223      Multifamily                        Low Rise                              $14,650,000
   35        OH       44054      Multifamily                        High Rise                             $14,100,000
   41        IN       46804      Multifamily                        Garden                                $11,900,000
   42        MO       63125      Multifamily                        Garden                                $11,860,000
   58        GA       31406      Multifamily                        Garden                                 $9,040,000
   61        MO       63042      Multifamily                        Garden                                 $9,000,000
   68        IN       46237      Multifamily                        Garden                                 $7,493,800
   70        TX       77090      Multifamily                        Garden                                 $6,850,000
   71        OK       73120      Multifamily                        Garden                                 $6,757,000
   75        KY       41042      Multifamily                        Garden                                 $5,200,000
   85        MN       55306      Multifamily                        Garden                                 $4,250,000
   96        NJ       07960      Multifamily                        Mid Rise                               $3,400,000
  102        NJ       08562      Manufactured Housing Community     Manufactured Housing Community         $3,197,277
  114        TX       77057      Multifamily                        Garden                                 $2,835,010
  123        OH       44035      Multifamily                        Garden                                 $2,125,000
  127        GA       30265      Multifamily                        Garden                                 $1,700,000

                                                                                                         $278,738,088

            CUT-OFF DATE
MORTGAGE     BALANCE PER                      MORTGAGE     ORIGINAL TERM     REMAINING TERM        ORIGINAL       REMAINING
LOAN NO.     UNIT OR PAD       NOTE DATE          RATE      TO MATURITY        TO MATURITY       AMORT. TERM     AMORT. TERM
-----------------------------------------------------------------------------------------------------------------------------

                 $71,982      05/11/2007        5.660%          60                 58                 IO             IO
   10            $71,982      05/11/2007        5.660%          60                 58                 IO             IO
   10            $71,982      05/11/2007        5.660%          60                 58                 IO             IO
   10            $71,982      05/11/2007        5.660%          60                 58                 IO             IO
   10            $71,982      05/11/2007        5.660%          60                 58                 IO             IO
   10            $71,982      05/11/2007        5.660%          60                 58                 IO             IO
   13           $375,000      06/11/2007        6.300%          120                119                IO             IO
   23           $111,111      01/02/2007        5.480%          168                162                IO             IO
   30            $64,286      06/07/2007        5.630%          120                119                IO             IO
   33            $77,500      06/28/2007        5.900%          120                119               360             360
   34            $67,824      06/29/2007        6.345%          120                119               360             360
   35            $58,506      07/11/2007        6.455%          120                120               360             360
   41            $24,040      04/30/2007        5.630%          120                117                IO             IO
   42            $39,013      05/17/2007        5.760%          120                118               360             360
   58            $62,778      06/28/2007        6.000%          120                119               360             360
   61            $33,088      06/29/2007        6.170%          120                119                IO             IO
   68            $24,651      06/21/2007        6.010%          120                119               360             359
   70            $38,056      06/15/2007        6.330%          120                119               360             360
   71            $29,378      05/01/2007        5.580%          120                117               360             360
   75            $25,871      06/15/2007        6.375%          120                119               360             360
   85            $70,833      06/29/2007        5.760%          120                119               360             360
   96            $44,737      06/05/2007        6.060%          120                119               360             360
  102            $31,346      06/25/2007        5.900%          120                119               360             359
  114            $25,313      05/24/2007        6.180%          120                118               360             358
  123            $44,271      07/17/2007        6.421%          120                120               360             360
  127            $68,000      06/06/2007        5.980%          120                119               360             360

                                                5.931%          109                108               360             360

                                                                                                            STUDIOS
                                                                                                  ---------------------------
MORTGAGE      NOI          NCF       CUT-OFF DATE     BALLOON              UTILITIES                  NO. OF        AVG RENT
LOAN NO.    DSCR (X)     DSCR (X)             LTV         LTV           PAID BY TENANT            UNITS/PADS         PER MO.
-----------------------------------------------------------------------------------------------------------------------------

              1.43         1.37             80.0%       80.0%
   10         1.43         1.37             80.0%       80.0%           Electric, Water                    0             NAP
   10         1.43         1.37             80.0%       80.0%           Electric, Water                    0             NAP
   10         1.43         1.37             80.0%       80.0%           Electric, Water                    0             NAP
   10         1.43         1.37             80.0%       80.0%           Electric, Water                    0             NAP
   10         1.43         1.37             80.0%       80.0%           Electric, Water                    0             NAP
   13         1.21         1.20             60.2%       60.2%              Electric                        5          $2,099
   23         5.29         5.25             16.5%       16.5%              Electric                       30          $2,210
   30         1.54         1.48             75.9%       75.9%     Electric, Gas, Sewer, Water              0             NAP
   33         1.44         1.15             79.7%       74.5%        Electric, Gas, Water                  0             NAP
   34         1.51         1.25             72.5%       68.2%       Electric, Sewer, Water                 0             NAP
   35         1.51         1.25             79.7%       72.7%                None                         22            $570
   41         1.66         1.48             75.8%       75.8%              Electric                        0             NAP
   42         1.58         1.17             79.7%       75.6%       Electric, Sewer, Water                47            $440
   58         1.44         1.15             78.3%       73.3%       Electric, Sewer, Water                 0             NAP
   61         1.56         1.41             63.4%       63.4%            Electric, Gas                     0             NAP
   68         1.37         1.25             74.8%       63.6%              Electric                       16            $405
   70         1.55         1.23             78.7%       72.9%           Electric, Water                    0             NAP
   71         1.53         1.14             79.5%       71.4%              Electric                        0             NAP
   75         1.93         1.53             66.7%       60.8%    Electric, Heat, Sewer, Water              0             NAP
   85         1.46         1.15             74.6%       69.6%            Electric, Gas                     0             NAP
   96         3.56         2.88             34.9%       31.0%            Electric, Gas                     5            $944
  102         1.17         1.15             79.9%       67.8%            Electric, Gas                     0             NAP
  114         1.42         1.22             67.9%       58.1%              Electric                        0             NAP
  123         1.68         1.38             78.7%       71.8%     Electric, Gas, Sewer, Water              0             NAP
  127         1.62         1.27             61.8%       57.9%       Electric, Sewer, Water                 0             NAP

              1.75X        1.59X            69.4%       67.0%

                   1 BEDROOM                     2 BEDROOM                    3 BEDROOM                     4 BEDROOM
            ------------------------      ------------------------     ------------------------    --------------------------
MORTGAGE        NO. OF      AVG RENT          NO. OF      AVG RENT         NO. OF      AVG RENT        NO. OF       AVG RENT
LOAN NO.    UNITS/PADS       PER MO.      UNITS/PADS       PER MO.     UNITS/PADS       PER MO.    UNITS/PADS        PER MO.
-----------------------------------------------------------------------------------------------------------------------------

   10               68          $679             240          $779             72          $849             0            NAP
   10               80          $668              80          $802             52          $909             0            NAP
   10               48          $704              96          $792             16          $897             0            NAP
   10                0           NAP              62          $711             39          $783             0            NAP
   10                5          $599              36          $699              9          $799             0            NAP
   13               22        $2,696              67        $3,225             25        $4,477             5         $4,765
   23               78        $3,542              54        $5,233             18        $9,441             0            NAP
   30              140          $650             140          $800              0           NAP             0            NAP
   33               32          $750             108          $850             52          $978             0            NAP
   34               48          $730             144          $800             24          $875             0            NAP
   35              161          $680              55        $1,113              3        $2,000             0            NAP
   41              227          $435             191          $534             76          $642             1           $640
   42              172          $522              85          $718              0           NAP             0            NAP
   58               32          $695              72          $787             40          $890             0            NAP
   61              136          $568             136          $664              0           NAP             0            NAP
   68              106          $490             180          $565              2          $675             0            NAP
   70               84          $558              85          $733             11        $1,015             0            NAP
   71              132          $400              98          $558              0           NAP             0            NAP
   75               60          $475             141          $543              0           NAP             0            NAP
   85               24          $895              36        $1,003              0           NAP             0            NAP
   96               50        $1,352              21        $1,649              0           NAP             0            NAP
  102                0           NAP               0           NAP              0           NAP             0            NAP
  114               88          $509              24          $652              0           NAP             0            NAP
  123                0           NAP              24          $525             24          $625             0            NAP
  127                0           NAP               0           NAP             25          $950             0            NAP

                 OTHER UNITS          TOTAL UNITS                                  MANUFACTURED HOUSING COMMUNITY
            ----------------------    -----------                 ------------------------------------------------------------------
MORTGAGE        NO. OF    AVG RENT         NO. OF       NO. OF       NO. OF             AVG RENT OF      GROSS         GROSS INCOME
LOAN NO.    UNITS/PADS     PER MO.     UNITS/PADS    ELEVATORS    HOMESITES    HOMESITE PER MO. ($)     INCOME   FROM RV SITES ONLY
------------------------------------------------------------------------------------------------------------------------------------

   10                0         NAP            380            0          NAP                     NAP        NAP                  NAP
   10                0         NAP            212            0          NAP                     NAP        NAP                  NAP
   10                0         NAP            160            0          NAP                     NAP        NAP                  NAP
   10                0         NAP            101            0          NAP                     NAP        NAP                  NAP
   10                0         NAP             50            0          NAP                     NAP        NAP                  NAP
   13                0         NAP            124            2          NAP                     NAP        NAP                  NAP
   23                4     $25,741            184            3          NAP                     NAP        NAP                  NAP
   30                0         NAP            280            0          NAP                     NAP        NAP                  NAP
   33                0         NAP            192            0          NAP                     NAP        NAP                  NAP
   34                0         NAP            216            0          NAP                     NAP        NAP                  NAP
   35                0         NAP            241            3          NAP                     NAP        NAP                  NAP
   41                0         NAP            495            0          NAP                     NAP        NAP                  NAP
   42                0         NAP            304            0          NAP                     NAP        NAP                  NAP
   58                0         NAP            144            0          NAP                     NAP        NAP                  NAP
   61                0         NAP            272            0          NAP                     NAP        NAP                  NAP
   68                0         NAP            304            0          NAP                     NAP        NAP                  NAP
   70                0         NAP            180            0          NAP                     NAP        NAP                  NAP
   71                0         NAP            230            0          NAP                     NAP        NAP                  NAP
   75                0         NAP            201            0          NAP                     NAP        NAP                  NAP
   85                0         NAP             60            0          NAP                     NAP        NAP                  NAP
   96                0         NAP             76            1          NAP                     NAP        NAP                  NAP
  102                0         NAP            102            0          102                    $335    $34,170                  NAP
  114                0         NAP            112            0          NAP                     NAP        NAP                  NAP
  123                0         NAP             48            0          NAP                     NAP        NAP                  NAP
  127                0         NAP             25            0          NAP                     NAP        NAP                  NAP

               MULTIFAMILY WITH RETAIL OR COMMERCIAL SPACES
             -------------------------------------------------
MORTGAGE                                    GROSS INCOME FROM
LOAN NO.     GROSS INCOME    COMMERCIAL OR RETAIL SPACES ONLY
--------------------------------------------------------------

   10                 NAP                                 NAP
   10                 NAP                                 NAP
   10                 NAP                                 NAP
   10                 NAP                                 NAP
   10                 NAP                                 NAP
   13                 NAP                                 NAP
   23         $11,302,864                          $1,235,564
   30                 NAP                                 NAP
   33                 NAP                                 NAP
   34                 NAP                                 NAP
   35                 NAP                                 NAP
   41                 NAP                                 NAP
   42                 NAP                                 NAP
   58                 NAP                                 NAP
   61                 NAP                                 NAP
   68                 NAP                                 NAP
   70                 NAP                                 NAP
   71                 NAP                                 NAP
   75                 NAP                                 NAP
   85                 NAP                                 NAP
   96                 NAP                                 NAP
  102                 NAP                                 NAP
  114                 NAP                                 NAP
  123                 NAP                                 NAP
  127                 NAP                                 NAP

APPENDIX IV
SIGNIFICANT LOAN SUMMARIES

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 1 - FIRST STAMFORD
--------------------------------------------------------------------------------

               [4 PHOTOS OF MORTGAGE LOAN NO. 1 - FIRST STAMFORD]

                                      IV-1

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 1 - FIRST STAMFORD
--------------------------------------------------------------------------------

                  [MAP OF MORTGAGE LOAN NO. 1 - FIRST STAMFORD]

                                      IV-2

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 1 - FIRST STAMFORD
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:               PMCF

ORIGINAL BALANCE:                   $250,000,000

CUT-OFF DATE BALANCE:               $250,000,000

SHADOW RATING (FITCH/S&P):          NAP

LOAN PURPOSE:                       Refinance

FIRST PAYMENT DATE:                 August 5, 2007

INTEREST RATE:                      5.650%

AMORTIZATION:                       Interest only through July 5, 2012.
                                    Principal and interest payments of
                                    $1,443,089.47 beginning August 5, 2012
                                    through the maturity date.

ARD:                                NAP

HYPERAMORTIZATION:                  NAP

MATURITY DATE:                      July 5, 2017

EXPECTED MATURITY BALANCE:          $233,099,302

SPONSOR(S):                         Peter L. Malkin & Anthony E. Malkin

INTEREST CALCULATION:               Actual/360

CALL PROTECTION:                    Locked out until 25 months after the REMIC
                                    "start up" day, with U.S. Treasury
                                    defeasance thereafter. Prepayable with the
                                    greater of yield maintenance or 1 % anytime
                                    after July 5, 2011. Prepayable without a
                                    premium from and after May 6, 2017.

LOAN PER SF:                        $315.01

UP-FRONT RESERVES:                  RE Tax(1):                 $992,309

                                    TI/LC(1):                  $10,000,000

                                    Earnout(1):                $10,000,000

ONGOING RESERVES:                   RE Tax(1):                 $141,758

LOCKBOX:                            Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:             Single Asset

PROPERTIES TYPE:                    Office

PROPERTIES SUB-TYPE:                Suburban

LOCATION:                           Stamford, CT

YEAR BUILT/RENOVATED:               1984-1986 / NAP

PERCENT LEASED(2):                  98.7%

SQUARE FOOTAGE:                     793,624

THE COLLATERAL:                     Three suburban office buildings

OWNERSHIP INTEREST:                 Fee

PROPERTY MANAGEMENT:                W&M Properties of Connecticut, Inc.

3RD MOST RECENT NOI (AS OF):        $17,412,837 (2004)

2ND MOST RECENT NOI (AS OF):        $17,847,207 (2005)

MOST RECENT NOI (AS OF):            $18,369,592 (2006)

U/W NET OP. INCOME:                 $19,119,674

U/W NET CASH FLOW:                  $18,188,013

U/W OCCUPANCY:                      88.3%

APPRAISED VALUE:                    $364,000,000

CUT-OFF DATE LTV:                   68.7%

MATURITY DATE LTV:                  64.0%

DSCR:                               1.05x
--------------------------------------------------------------------------------

(1)   See "Escrows and Reserves" for specific details.

(2)   Percent Leased is based on the rent roll dated April 30, 2007.

THE FIRST STAMFORD LOAN

      THE LOAN. The largest loan (the "First Stamford Loan") as evidenced by the
Promissory Note is secured by a first priority fee Open-End Mortgage Deed and
Security Agreement, Assignment of Leases and Rents, and Fixture Filing
encumbering the 793,624 square foot suburban office property known as First
Stamford, located in Stamford, Connecticut (the "First Stamford Property"). The
First Stamford Loan was originated on June 15, 2007 by or on behalf of
Prudential Mortgage Capital Funding, LLC.

      THE BORROWER. The borrowers are First Stamford Place SPE L.L.C, Fairfax
First Stamford SPE L.L.C., and Merrifield First Stamford SPE L.L.C., all
Delaware limited liability companies (collectively, the "First Stamford
Borrower") that own no material asset other than the First Stamford Property and related interests. The First Stamford Property is held in a condominium ownership structure that consists of three units. Each unit corresponds to one of the office buildings comprising the First Stamford Property, and each unit holder also owns an undivided interest in the common areas. First Stamford Place
SPE L.L.C. and Fairfax First Stamford SPE L.L.C. collectively own the three units as tenants-in-common with ownership interests of 37.64% and 62.36%, respectively. Fairfax First Stamford SPE L.L.C. has subsequently leased its tenant-in-common interest to Merrifield First Stamford SPE L.L.C. under a long term master lease. The First Stamford Borrower is an affiliate of W&M Properties and is controlled by Peter L. Malkin and Anthony E. Malkin, the sponsors of the
First

                                      IV-3

Stamford Loan. W&M Properties is a privately held family-based real estate company founded in 1965 that specializes in several areas including acquisitions, financing, equity raising, engineering, construction, marketing, management, and accounting. The company controls approximately 8.5 million square feet of commercial real estate and approximately 5,000 apartment units.
Peter L. Malkin is Chairman of W&M Properties and has over 50 years of real estate acquisition, ownership, and operations experience. Anthony E. Malkin is
President of W&M Properties and has over 17 years of real estate acquisition, management, construction, and marketing experience.

      THE PROPERTY. The First Stamford Property is located in Stamford,
Connecticut, at 100, 200, and 300 First Stamford Place. The First Stamford
Property is proximate to a regional transportation center and is located approximately 25 miles northeast of New York City. The First Stamford Property was originally constructed between 1984 and 1986 and has not undergone significant subsequent renovation. It consists of a 322,846 square foot seven-story office building, a 305,146 square foot seven-story office building, and a 165,632 square foot four-story office building. There exists a total of
25,628 square feet dedicated to retail and other non-office use. The First
Stamford Property is situated on approximately 9.72 acres and includes 1,831 parking spaces. The First Stamford Borrower has no program in place for material renovation, improvement or development of the First Stamford Property.

      GENERAL COMPETITIVE CONDITIONS. According to the appraisal, the First
Stamford Property's submarket has realized a declining vacancy rate, strong rent growth, and positive net absorption in recent years. Primary competition for the
First Stamford Property consists of Metro Center, a 280,000 square foot eight-story office building built in 1987 and located approximately one-half of a mile from the First Stamford Property; Three Stamford Plaza, a 242,732 square foot fifteen-story office building built in 1980 and located approximately 1.2 miles from the First Stamford Property; and Four Stamford Plaza, a 261,195
square foot fifteen-story office building built in 1979 and located approximately 1.3 miles from the First Stamford Property. Additionally, one
370,000 square foot twelve-story office building located at 279 Atlantic Street, approximately 1.0 mile from the First Stamford Property, is currently being constructed in the First Stamford Property's submarket.

      The following table presents certain information relating to the major tenants at the First Stamford Property:

------------------------------------------------------------------------------------------------------------------------------------
                                                                                          % OF TOTAL     ANNUALIZED
                                    CREDIT RATING                          ANNUALIZED      ANNUALIZED   UNDERWRITTEN
                                       (FITCH/       TENANT               UNDERWRITTEN    UNDERWRITTEN    BASE RENT       LEASE
        TENANT NAME(1)             MOODY'S/S&P)(2)    NRSF     % OF NRSF  BASE RENT ($)    BASE RENT    ($ PER NRSF)   EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------

Legg Mason & Co., LLC(1)(3)          A-/A2/BBB+      222,432       28%      $8,872,955         34%         $39.89      09/30/2024(4)
Odyssey America Reinsurance         BB+/Baa3/BBB-    104,679       13%      $3,501,186         13%         $33.45      09/30/2022(5)
Elizabeth Arden, Inc.                 --/--/--        62,162        8%      $2,299,994          9%         $37.00       10/31/2011
The Thomson Corp. Delaware, Inc.      --/A3/A-        55,287        7%      $2,288,329          9%         $41.39       04/30/2019
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                               444,560       56%     $16,962,464         64%         $38.16
------------------------------------------------------------------------------------------------------------------------------------

Other Tenants(3)                         NAP         270,632       34%      $9,486,213         36%         $35.05        Various
Vacant Space(3)                          NAP          78,432       10%              $0          0%          $0.00          NAP
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                               793,624      100%     $26,448,677        100%         $33.33
------------------------------------------------------------------------------------------------------------------------------------

(1)   The tenant mix consists primarily of financial service and insurance firms. The largest tenant, Legg Mason & Co., LLC is a global asset management firm serving the institutional, mutual fund, and wealth management markets. The second largest tenant, Odyssey America
      Reinsurance, the principal operating subsidiary of Odyssey Re Holdings
      Corp., underwrites casualty, surety, and property treaty reinsurance, and facultative casualty reinsurance in the United States, Canada and Latin
      America.

(2)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)   Numbers presented in the chart above for Legg Mason & Co., LLC, Other
      Tenants, and Vacant Space are underwritten numbers, as they consider near term tenant rollover as vacant space and certain anticipated leasing as in-place. These amounts differ from those presented on the rent roll dated
      April 30, 2007, which showed an overall occupancy for the First Stamford
      Property of 98.7% and 10,332 square feet of vacant space.

(4)   Legg Mason & Co., LLC has 150,249 square feet expiring on September 30,
      2024 and 72,183 square feet expiring on December 31, 2012. Of the 72,183 square feet expiring on December 31, 2012, 19,771 square feet may be terminated on December 1, 2008. Additionally, Legg Mason & Co. has the
      option to terminate 30,000 square feet of non-specific contiguous space on up to two separate occasions and during two defined periods. The first
      30,000 square feet may be terminated in a period between September 30,
      2013 and September 30, 2016 and the second 30,000 square feet may be terminated in a period between September 30, 2018 and September 30, 2020.
      The tenant does not have any renewal options. Finally, Legg Mason & Co.
      has antenna rent of $18,000 expiring on September 30, 2010 and $7,200 expiring on December 31, 2012.

(5)   Odyssey America Reinsurance has 101,619 square feet expiring on September
      30, 2022 and 3,060 square feet expiring on January 31, 2013. The tenant does not have any termination options and all of its space can be renewed on two separate occasions for a period of five years each. Also, tenant has a right of first offer for a specified 5,000 square foot space.

                                      IV-4

-----------------------------------------------------------------------------------------------------------------------------
                                                   LEASE ROLLOVER SCHEDULE

                                            AVERAGE
                   # OF                    BASE RENT     % OF TOTAL                     % OF TOTAL BASE     CUMULATIVE % OF
                  LEASES                    PER SF       SQUARE FEET    CUMULATIVE %    RENTAL REVENUES    TOTAL BASE RENTAL
      YEAR        ROLLING    ANNUAL RENT    ROLLING        ROLLING      OF SF ROLLING       ROLLING         REVENUES ROLLING
-----------------------------------------------------------------------------------------------------------------------------

     Vacant         12                $0     $0.00           10%             10%                0%                  0%
      2007           3                $0     $0.00            1%             11%                0%                  0%
      2008           8        $1,804,226    $37.27            6%             17%                7%                  7%
      2009           7        $1,232,202    $28.42            5%             23%                5%                 11%
      2010           5          $692,040    $39.98            2%             25%                3%                 14%
      2011          10        $3,898,999    $37.33           13%             38%               15%                 29%
      2012          11        $4,684,031    $39.39           15%             53%               18%                 47%
      2013           4          $605,500    $36.37            2%             55%                2%                 49%
      2014           1            $6,300       NAP            0%             55%                0%                 49%
      2015           1            $4,800     $2.91            0%             55%                0%                 49%
      2016           0                $0     $0.00            0%             55%                0%                 49%
 2017 & Beyond      15       $13,520,579     38.08           45%            100%               51%                100%
-----------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              HISTORICAL ANNUAL RENT PER SQUARE FOOT INFORMATION(1)
--------------------------------------------------------------------------------
   2004(2)                          2005(2)                        2006(2)
--------------------------------------------------------------------------------
   $32.86                           $33.58                         $34.00
--------------------------------------------------------------------------------

(1)   The effective annual rent based on base rent information provided by the
      First Stamford Borrower.

(2)   For the First Stamford Property as of year-end.

--------------------------------------------------------------------------------
                       HISTORICAL OCCUPANCY INFORMATION(1)

                     YEAR                          OCCUPANCY(2)
--------------------------------------------------------------------------------
                     2002                            100.0%
                     2003                             98.1%
                     2004                             97.4%
                     2005                             95.4%
                     2006                             98.7%
--------------------------------------------------------------------------------

(1)   Source: First Stamford Borrower.

(2)   For the First Stamford Property as of year-end.

      ESCROWS AND RESERVES. The First Stamford Borrower is required to escrow
1/12 of annual real estate taxes monthly. At closing, the First Stamford
Borrower deposited $10 million into a tenant improvements and leasing costs
("TI/LC") reserve to address future leasing costs. So long as no event of default has occurred and is continuing, funds in the TI/LC reserve may be released as reimbursement for tenant improvement and leasing commission costs.
In the event the First Stamford Borrower receives a fee in connection with the termination of a lease, such fee will be deposited in the TI/LC reserve and applied toward the leasing costs that may be incurred in connection with the re-leasing of the terminated space. At closing, the First Stamford Borrower deposited $10 million into an earnout reserve in connection with 53,000 square feet of anticipated leasing. Funds in the earnout reserve will be released to the First Stamford Borrower once the 53,000 square feet has been leased, rent payments have commenced, and all other provisions in the loan documents have been met.

      LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the First Stamford Loan. The lockbox will be in place until the First Stamford
Loan has been paid in full.

      PROPERTY MANAGEMENT. The First Stamford Property is managed by W&M
Properties of Connecticut, Inc., which is an affiliate of the First Stamford
Borrower. The management agreement is subordinate to the First Stamford Loan.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Future mezzanine financing is permitted during the term of the First Stamford Loan subject to certain terms and conditions including, among others, (i) immediately following the closing of such mezzanine loan, the aggregate principal balance of such mezzanine loan and the First Stamford Loan will not result in a LTV ratio greater than 80%, (ii)
immediately following the closing of such mezzanine loan, the DSCR calculated based on the combined amount of such mezzanine loan and the First Stamford Loan will not be less than 1.10x, (iii) neither the First Stamford Borrower nor its managing member will be a party to the mezzanine loan and the mezzanine loan will not be secured by any of their respective property, including the First
Stamford Property, (iv) the execution of an acceptable intercreditor agreement
(with respect to such mezzanine loan), and (v) a written confirmation from the
Rating Agencies that such mezzanine loan will not result in a downgrade, withdrawal, or qualification of the ratings assigned to the offered certificates.

                                      IV-5

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

      RELEASE OF PARCELS. Not allowed.

      TERRORISM COVERAGE. The First Stamford Borrower is required, in accordance with the related loan documents, to maintain insurance against perils and acts of terrorism, provided that such insurance is available and that the total annual premium payable by the First Stamford Borrower does not exceed $135,000 per year. If the cost of such insurance is greater than $135,000, the First
Stamford Borrower is required to obtain the maximum coverage available for acts of terrorism as may be obtained for $135,000. The $135,000 cap may be increased annually by a percentage equal to the increase in the "Consumer Price Index"
from the previous year.

      Certain additional information regarding the First Stamford Loan and the
First Stamford Property is set forth on Appendix II hereto.

                                      IV-6

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 2 - HILTON WASHINGTON DC
--------------------------------------------------------------------------------

            [5 PHOTOS OF MORTGAGE LOAN NO. 2 - HILTON WASHINGTON DC]

                                      IV-7

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 2 - HILTON WASHINGTON DC
--------------------------------------------------------------------------------

               [MAP OF MORTGAGE LOAN NO. 2 - HILTON WASHINGTON DC]

                                      IV-8

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 2 - HILTON WASHINGTON DC
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                PMCF

ORIGINAL BALANCE(1):                $215,000,000

CUT-OFF DATE BALANCE(1):            $215,000,000

SHADOW RATING (FITCH/S&P):          NAP

LOAN PURPOSE:                       Acquisition

FIRST PAYMENT DATE:                 July 5, 2007

INTEREST RATE:                      5.779%

AMORTIZATION:                       Interest Only

ARD:                                NAP

HYPERAMORTIZATION:                  NAP

MATURITY DATE:                      June 5, 2012

EXPECTED MATURITY BALANCE:          $215,000,000

SPONSOR(S):                         Lowe Enterprises, Inc.

INTEREST CALCULATION:               Actual/360

CALL PROTECTION:                    Locked out for two years after which the
                                    loan may be prepaid at the greater of Yield
                                    Maintenance or 1% of the principal amount
                                    being prepaid. Prepayable without a premium
                                    from and after March 6, 2012.

LOAN PER ROOM(1):                   $192,136

UP-FRONT RESERVES:                  RE Tax:                       $1,464,172

ONGOING RESERVES:                   RE Tax:                       $366,043/month

                                    Insurance(2):                 Springing

                                    FF&E(2):                      $228,283/month

                                    Interest Reserve(2):          Variable

                                    Cap-Ex Reserve(2):            Springing

                                    Additional Interest           Springing
                                    Reserve(2):

                                    Cash Collateral Reserve(2):   Springing

                                    Security Deposit Reserve(2):  Springing

LOCKBOX:                            Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:             Single Asset

PROPERTY TYPE:                      Hospitality

PROPERTY SUB-TYPE:                  Full Service

LOCATION:                           Washington, DC

YEAR BUILT/RENOVATED:               1965/NAP

PERCENT LEASED(3):                  73.4%

NUMBER OF ROOMS:                    1,119

THE COLLATERAL:                     A full service hotel located in Washington,
                                    DC

OWNERSHIP INTEREST:                 Fee

PROPERTY MANAGEMENT:                Hilton Hotels Corporation

3RD MOST RECENT NOI (AS OF):        $25,318,046 (2005)

2ND MOST RECENT NOI (AS OF):        $23,998,380 (2006)

MOST RECENT NOI (AS OF):            $25,452,940 (T-12 03/31/2007)

U/W NET OP. INCOME:                 $25,388,803

U/W NET CASH FLOW:                  $22,642,268

U/W OCCUPANCY:                      73.4%

APPRAISED VALUE:                    $291,000,000

CUT-OFF DATE LTV(1)(4):             73.9%

MATURITY DATE LTV(1)(4):            73.9%

DSCR(1)(5):                         1.80x
--------------------------------------------------------------------------------

(1)   The subject $215,000,000 loan represents the senior portion (the "A-Note")
      of a potential $325,600,000 maximum first mortgage debt. The original/current principal balances of the four subordinate notes are
      $4,875,678, $1,312,161, $656,080.50 and $656,080.50, respectively, and are subject to increase via subsequent fundings by the lender to cover renovation expenditures in an amount equal to 75% of incurred costs up to a maximum per note of $71,900,000, $19,350,000, $9,675,000 and $9,675,000, respectively. All Loan per Room, LTV and DSCR numbers in this table are based on the $215,000,000 A-Note. See "The Loan" and "Additional
      Indebtedness" herein for additional information.

(2)   See "Escrows and Reserves" for more details.

(3)   Represents the trailing twelve-month average occupancy rate, based on the borrower financials, as of March 31, 2007.

(4)   The Cut-off Date LTV and Maturity Date LTV of the $325,600,000 maximum potential first mortgage debt are each 69.9% based on the "Stabilized"
      appraised value of $466,000,000 (as of March 1, 2011). The "Stabilized"
      value assumes the planned renovations are complete and utilizes an ADR of
      $239.30 and occupancy of 72.0%.

(5)   The DSCR is based solely on the A-Note. The DSCR based on the $325,600,000 maximum potential first mortgage debt is 1.05x (assuming a LIBOR of 5.50%
      at all times with respect to the four subordinate notes).

THE HILTON WASHINGTON DC LOAN

      THE LOAN. The second largest loan as evidenced by the $215,000,000
Promissory Note (the "Hilton Washington DC Loan" or the "A-Note") is the senior fixed rate portion of a maximum $325,600,000 first mortgage loan (the "Hilton
Washington DC Loan Group"). The remaining portions of the Hilton Washington DC
Loan Group consists of (i) a subordinate floating rate loan in the maximum principal amount of $71,900,000 (the "B Floating Rate Note"), (ii) a subordinate floating rate loan in the maximum principal amount of $19,350,000 (the "C-1
Floating Rate Note"), (iii) a subordinate floating rate loan in the maximum principal amount of $9,675,000 (the "C-2 Floating Rate Note"), and (iv) a
subordinate floating rate loan in the maximum principal amount of $9,675,000
(the "C-3 Floating Rate Note"). The current outstanding principal balance of the
B Floating Rate Note is $4,875,678; the current outstanding principal balance of the C-1 Floating Rate Note is $1,312,161; the current outstanding principal balance of the C-2 Floating Rate Note is $656,080.50; and the current outstanding principal balance of the C-3 Floating Rate Note is $656,080.50. All five notes are secured by a Deed of Trust, Assignment of

                                      IV-9

Leases and Rents and Security Agreement and Fixture Filing (the "Hilton
Washington DC Mortgage") encumbering a full-service hotel known as Hilton
Washington DC, located in Washington, District of Columbia (the "Hilton
Washington DC Property"). The Hilton Washington DC Loan was originated on May
30, 2007 by or on behalf of Prudential Mortgage Capital Funding, LLC.

      THE BORROWER. The borrower is CJUF II Destination Hotel LLC, a Delaware limited liability company (the "Hilton Washington DC Borrower") that owns no material asset other than the Hilton Washington DC Hotel Property and related interests. The Hilton Washington DC Borrower is a joint venture between an entity controlled by Lowe Enterprises, Inc. (the "Hilton Washington DC Loan
Sponsor") and Canyon-Johnson Urban Fund II LP. The Hilton Washington DC Loan
Sponsor is a national real estate investment, development and management firm.
Over the past 35 years, the Hilton Washington DC Loan Sponsor has developed, acquired or managed more than $8.5 billion of real estate assets nationwide.
Through its investment management affiliate, Hilton Washington DC Loan Sponsor manages in excess of $3 billion of real estate assets on behalf of investment clients. Canyon-Johnson Urban Fund II LP is a special purpose closed-end real estate fund focused solely on the revitalization of urban properties in underserved neighborhoods. The Hilton Washington DC Loan Sponsor is required to maintain a net worth of no less than $40,000,000 for the term of the Hilton
Washington DC Loan.

      THE PROPERTY. The Hilton Washington DC Property is located in Washington,
DC at 1919 Connecticut Avenue. The Hilton Washington DC Property was originally constructed in 1965 and consists of two joined curved towers containing 1,119 guestrooms. As currently configured, the Hilton Washington DC Property has
109,002 square feet of meeting/banquet space (including the 35,815 square foot
International Ballroom and 45,000 square feet of exhibit hall space), six food and beverage outlets with aggregate seating capacity of 766, a business center, a concierge lounge, a gift shop, a jewelry store, an outdoor pool and wading area, a fitness center and spa, three tennis courts and two subterranean parking levels with 385 spaces.

      A comprehensive renovation is planned for 2007-2010, which is expected to cost approximately $131.3 million. The renovation work would seek to improve the interior quality of the hotel guestrooms, upgrade the meeting facilities, replace the elevators, renovate the fitness center and pool area, and create additional parking. Although the renovations contemplate the removal of approximately 14,500 square feet of existing guest rooms from the collateral, a reconfiguration of the remaining hotel rooms is planned such that the room count will only be decreased by 5 to 15 guestrooms. Planned guestroom renovations include replacement of soft goods and most case goods, new carpet, wall vinyl, draperies, plumbing, air-conditioning units, and full bathroom renovation.

-----------------------------------------------------------------------------------------------------------
                          SUBJECT AND MARKET HISTORICAL OCCUPANCY, ADR, REVPAR(1)

                COMPETITIVE SET                  SUBJECT PROPERTY                 PENETRATION FACTOR

          PERCENT                         PERCENT                           PERCENT
 YEAR     LEASED      ADR      REVPAR     LEASED       ADR       REVPAR     LEASED        ADR       REVPAR
-----------------------------------------------------------------------------------------------------------

 2002      65.5%    $157.67    $103.23     65.3%     $157.10     $102.63      99.7%       99.6%      99.4%
 2003      69.2%    $157.52    $109.08     64.2%     $162.41     $104.34      92.8%      103.1%      95.7%
 2004      69.0%    $167.10    $115.38     71.7%     $160.08     $114.77     103.8%       95.8%      99.5%
 2005      73.1%    $184.98    $135.19     74.4%     $169.63     $126.26     101.8%       91.7%      93.4%
 2006      71.6%    $186.18    $133.22     71.5%     $176.88     $126.47      99.9%       95.0%      94.9%
-----------------------------------------------------------------------------------------------------------

(1)   The above table is based on data provided by STR Reports as of January
      2005 and January 2007. The Competitive Set includes the following hotels:
      Hilton Washington DC Property (the subject), Marriott Wardman Park, Omni
      Shoreham Hotel, Hyatt Regency Washington, and the Renaissance Washington
      DC Hotel.

      MARKET. According to the information in the appraisal performed in connection with the origination of the Hilton Washington DC Loan, the Hilton
Washington DC Property is located in the Northwest Washington DC market area within the Washington-Arlington-Alexandria, DC-VA-MD-WV MSA. The appraiser further reports that the Hilton Washington DC Property's primary competitors include the 1,332-room Marriott Wardman Park and the 834-room Omni Shoreham, both located in Washington, DC. As reported in the appraisal, for the year ending December 31, 2006, the primary competition (including the Hilton
Washington DC Property) achieved an overall occupancy of 68.3% at an average rate of $183.69, yielding a RevPAR of $125.43. The appraiser also identified two properties that are under development in the Washington DC area: the 2,000-room
Gaylord National in Prince George County and the 1,500-room Marriott Convention
Center in Washington, DC.

      ESCROWS AND RESERVES. The Hilton Washington DC Borrower is required to escrow monthly 1/12 of annual real estate taxes. The amount shown under the
"Loan Information" table above is the current monthly collection. The Hilton
Washington DC Borrower is also required to escrow monthly 1/12 of the estimated insurance premiums due, which obligation will commence upon the Hilton
Washington DC Borrower's failure to maintain an adequate blanket insurance policy with respect to the Hilton Washington DC Property is maintained.

      The Hilton Washington DC Borrower is required to deposit monthly into a
FF&E reserve an amount equal to the excess of (1) the greater of (i) 3% of gross revenue (increasing to 4% following the end of the first operating year after the operating year in which the work described in the property improvement plan is completed); and (ii) the amount required to be reserved in respect of FF&E pursuant to the management agreement, over (2) the monthly amount then being deposited in the capital renewals account under the management agreement. The current monthly collection as shown in the "Loan Information" table above is
$228,283. The Hilton Washington DC Borrower will be entitled to reimbursement for eligible FF&E expenditures, capital improvements and the renovation work upon satisfaction of certain conditions set forth in the Hilton Washington DC
Loan documents.

                                     IV-10

      Prior to the Renovation Completion Date (as defined below), the interest reserve account will be funded from the cash management account (to the extent there are sufficient funds therein and after funding of certain other reserves)
pursuant to the cash management agreement. Subject to certain conditions set forth in the Hilton Washington DC Loan documents, from September 1, 2007, through and including the Renovation Completion Date, if (i) the balance in the interest reserve account is less than or equal to $5 million and (ii) there is an Interest Reserve Shortfall (as defined below), then the Hilton Washington DC
Borrower will promptly deposit the Interest Reserve Shortfall Amount (as defined below) into the interest reserve account. If the sum of all amounts previously deposited into the interest reserve account has not yet exceeded $6,200,000, the
Hilton Washington DC Borrower will fund 25% of each Interest Reserve Shortfall
Amount and the holders of the B Floating Rate Note, C-1 Floating Rate Note, C-2
Floating Rate Note and C-3 Floating Rate Note (such holders, the "Junior
Holders") will either (a) on June 5, 2010, advance the remaining 75% of the
Interest Reserve Shortfall Amount into the interest reserve account (provided that the Junior Holders will in no event be required to advance more than the lesser of (i) the maximum principal amount of their respective subordinate notes or (ii) $4,650,000 in the aggregate into the interest reserve account), or (b)
after June 5, 2010, transfer the remaining 75% of the Interest Reserve Shortfall
Amount from the additional interest reserve account into the interest reserve account. If the amount of all sums previously deposited by the Hilton Washington
DC Borrower and Junior Holders into the interest reserve account is $6,200,000 or more, Hilton Washington DC Borrower will be obligated to deposit 100% of any additional Interest Reserve Shortfall Amount into the interest reserve account.
Prior to the Renovation Completion Date, interest payments will be funded from the interest reserve account.

      "Renovation Completion Date" means the date on which the lender determines in its reasonable discretion that both (a) the completion of the renovation work has occurred and (b) the Hilton Washington DC Property has achieved a DSCR of at least 1.15x (based on the Hilton Washington DC Loan Group).

      "Interest Reserve Shortfall" means the lender's determination that there is an amount (the "Interest Reserve Shortfall Amount") equal to the excess of
(A) debt service from the date of calculation until the first date that the lender reasonably estimates the Hilton Washington DC Property will achieve and thereafter maintain a DSCR of at least 1.00x (based on the then current principal balance of the Hilton Washington DC Loan Group and amounts expected to be advanced by the Junior Holders), over (B) the sum of (i) the balance of the interest reserve account plus (ii) forecasted net cash flow until the first date that the lender reasonably estimates the Hilton Washington DC Property will achieve and thereafter maintain a DSCR of at least 1.0x for a trailing one month period.

      If the Hilton Washington DC Borrower has not met the conditions set forth in the Hilton Washington DC Loan documents for the final advances by the Junior
Holders by June 5, 2010, and there remain any sums un-advanced by the Junior
Holders, such remaining amount of the B Floating Rate Note, the C-1 Floating
Rate Note, the C-2 Floating Rate Note and the C-3 Floating Rate Note combined will be funded into the cap-ex reserve account and the additional interest reserve account. The portion of such amount funded into the additional interest reserve account will be the excess of (x) $4,650,000 over (y) the sum of all amounts previously funded by the Junior Holders into the interest reserve account.

      After a Trigger Event (as defined below) other than an event of default under the Hilton Washington DC Loan, all amounts on deposit in the cash management account (after payment of debt service and certain other reserves), will be deposited into the cash collateral reserve account. As more particularly set forth in the Hilton Washington DC Loan documents, amounts on deposit in the cash collateral reserve account may be used by the Junior Holders to prepay their subordinate notes.

      "Trigger Event" means the occurrence of any of the following: (1) an event of default under the Hilton Washington DC Loan, (2) if completion of the renovation, as reasonably determined by the lender, has not occurred on or prior to December 5, 2010; provided, however, that if the lender determines that certain conditions have been met, then the lender will, in the lender's reasonable discretion, extend the deadline for purposes of this definition to
June 5, 2011, or (3) anytime after June 5, 2011 that the Hilton Washington DC
Property fails to maintain a DSCR of 1.21x (based on the Hilton Washington DC
Loan Group); provided, however, that the Hilton Washington DC Borrower may avoid this trigger by prepaying that portion of the Hilton Washington DC Loan (or delivering a letter of credit in the same amount) which, after giving effect to such prepayment would result in a DSCR greater than 1.21x.

      All security deposits under material leases will be held by the Hilton
Washington DC Borrower in accordance with the terms of the applicable lease. The
Hilton Washington DC Borrower will, upon the lender's request during the continuance of an event of default under the Hilton Washington DC Loan deliver to the lender such security deposits (and any interest theretofore earned thereon) to be held by the lender in the security deposit reserve account.

      LOCKBOX AND CASH MANAGEMENT. All gross revenues (including credit card receipts) from the Hilton Washington DC Property are remitted to the property manager's operating account. At present and so long as the property management agreement remains in effect, substantially all of the gross revenues are paid to and received by the property manager. The operating account is subject to the control of the lender, provided, however, the property manager has full access to the operating account and is the sole party authorized to access, withdraw, or transfer items from the operating account in accordance with the management agreement and manager's subordination and non-disturbance agreement. A hard lockbox is in place with respect to the Hilton Washington DC Loan into which the property manager is required to deposit all amounts due to the Hilton Washington
DC Borrower pursuant to the property management agreement. Prior to the
Renovation Completion Date and after the Renovation Completion Date, if a
Trigger Event has occurred and not been cured, funds in the lockbox will be swept on a daily basis to the lender's cash management account. After the

                                     IV-11

Renovation Completion Date and prior to a Trigger Event, funds in the lockbox will be available for withdrawal by the Hilton Washington DC Borrower. The lockbox will be in place until the Hilton Washington DC Loan has been paid in full.

      PROPERTY MANAGEMENT. The Hilton Washington DC Property is managed by
Hilton Hotels Corporation.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). The Hilton
Washington DC Mortgage also secures (i) the B Floating Rate Note with an original principal balance of $4,875,678, (ii) the C-1 Floating Rate Note with an original principal balance of $1,312,161, (iii) the C-2 Floating Rate Note with an original principal balance of $656,080.50 and (iv) the C-3 Floating Rate
Note with an original principal balance of $656,080.50. Only the A-Note is included in the trust. The combined aggregate original principal balance of the
A-Note, the B Floating Rate Note, the C-1 Floating Rate Note, the C-2 Floating
Rate Note and the C-3 Floating Rate Note is $222,500,000, which is subject to increase via subsequent fundings by Junior Holders to cover renovation expenditures in an amount equal to 75% of the Hilton Washington DC Borrower's incurred costs up to a maximum of $103,100,000 in subsequent fundings. The combined aggregate maximum principal balance of the A-Note, B Floating Rate
Note, the C-1 Floating Rate Note, the C-2 Floating Rate Note and the C-3
Floating Rate Note is $325,600,000. The Hilton Washington DC Loan Group matures on June 5, 2012. See table below for additional loan terms. The Junior Holders will have various consent rights with respect to material servicing decisions, a right to appoint or replace the special servicer under certain conditions, a right to cure defaults and an option to purchase the A-Note under certain circumstances. For more information with respect to these rights, see
"Description of the Mortgage Pool-Pari Passu, Subordinate and/or Other
Financing-Split Loan Structures-Hilton Washington DC Loan Group" in the
Prospectus Supplement. The B Floating Rate Note is currently held by The
Prudential Insurance Company of America. The C-1 Floating Rate Note is currently held by PMCF, while the C-2 Floating Rate Note and the C-3 Floating Rate Note
are currently held by Merrill Lynch Capital, a Division of Merrill Lynch
Business Financial Services Inc.

      The Junior Holders are permitted to transfer their notes and the related future funding obligations to qualified transferees that meet certain asset tests and that, in the case of a transfer of the funding obligation, have a rating of at least "A-" by S&P, and "A3" by Moody's.

      Upon the sale of any such notes to such a qualified transferee, neither
The Prudential Insurance Company of America, PMCF nor Merrill Lynch Capital, a
Division of Merrill Lynch Business Financial Services Inc., will have such obligation any longer.

------------------------------------------------------------------------------------------------------------------------------------
                                                                    MAXIMUM POTENTIAL
                 LOAN TYPE                     ORIGINAL BALANCE          BALANCE          AMORTIZATION          INTEREST RATE(1)
------------------------------------------------------------------------------------------------------------------------------------

Senior A-Note        A-Note                     $215,000,000.00      $215,000,000.00      Interest Only              5.779%
------------------------------------------------------------------------------------------------------------------------------------
Subordinate B-Note   B Floating Rate Note         $4,875,678.00       $71,900,000.00      Interest Only     One month LIBOR + 2.200%
------------------------------------------------------------------------------------------------------------------------------------
                     C-1 Floating Rate Note       $1,312,161.00       $19,350,000.00      Interest Only     One month LIBOR + 3.150%
                     ---------------------------------------------------------------------------------------------------------------
Subordinate C-Note   C-2 Floating Rate Note         $656,080.50        $9,675,000.00      Interest Only     One month LIBOR + 3.150%
                     ---------------------------------------------------------------------------------------------------------------
                     C-3 Floating Rate Note         $656,080.50        $9,675,000.00      Interest Only     One month LIBOR + 3.150%
------------------------------------------------------------------------------------------------------------------------------------
            TOTAL                               $222,500,000.00      $325,600,000.00
------------------------------------------------------------------------------------------------------------------------------------

(1)   The LIBOR component of the B Floating Rate Note and the C-1, C-2, C-3
      Floating Rate Notes is capped at 6.5% per annum, which rate cap is effective through May 5, 2012.

      The Hilton Washington DC Borrower may request the B Floating Rate Note, the C-1 Floating Rate Note, the C-2 Floating Rate Note and the C-3 Floating Rate
Note advances (but not more frequently than once per calendar month and not more than 36 disbursements), and the maximum aggregate principal amount of the proceeds advanced will not exceed the lesser of (x) (i) $67,024,322 for the B
Floating Rate Note, (ii) $18,037,839 for the C-1 Floating Rate Note, (iii)
$9,018,919 for the C-2 Floating Rate Note and (iv) $9,018,919 for the C-3
Floating Rate Note, as applicable, or (y) 75% of the actual total costs of the renovation work as set forth in the mortgage loan documents. Subsequent advances will be funded in accordance with the mortgage loan documents, and will be made pro-rata from each of the B Floating Rate Note, C-1 Floating Rate Note, C-2
Floating Rate Note and C-3 Floating Rate Note based on the then outstanding balances of the B Floating Rate Note, C-1 Floating Rate Note, C-2 Floating Rate
Note and C-3 Floating Rate Note. The final disbursements of the B Floating Rate
Note, the C-1 Floating Rate Note, the C-2 Floating Rate Note and the C-3
Floating Rate Note will in no event be later than June 5, 2010. In addition, the
Hilton Washington DC Loan Sponsor entered into a completion guaranty in favor of the lender.

      The obligation to fund any future advances required under the Hilton
Washington DC Loan will be the sole obligation of the related Junior Holder and neither the Trust (nor the Master Servicer, Special Servicers or Trustee) will be liable for making any future advances or for paying any fees, costs or expenses relating to such advances. Pursuant to the related A/B/C Co-Lender
Agreement, in the event that the Trust is named as a party to any litigation by the borrower with respect to any future funding obligation of any Junior Holder and it has been finally judicially determined in such litigation that such
Junior Holder has breached its future funding obligation, such Junior Holder will be required to indemnify the Trust against any and all losses and liabilities incurred by the Trust in connection with such litigation that would otherwise result in any losses, except to the extent that it is finally judicially determined that any such losses and liabilities resulted primarily from the bad faith or willful misconduct of the Trust, provided that such Junior
Holder will not be liable for (i)

                                     IV-12

any such losses and liabilities which arise out of or result from any failure by the Hilton Washington DC Borrower to make payments under the Hilton Washington
DC Loan or to otherwise perform its obligations under the Hilton Washington DC
Loan other than those losses that directly arise out of or result from a breach of a future funding obligation or (ii) for any indirect, special, incidental, consequential or punitive damages asserted by the Trust.

      In addition, the Hilton Washington DC Borrower is permitted to incur debt from the Hilton Washington DC Loan Sponsor (or any of the Hilton Washington DC
Borrower's direct or indirect owners), provided that such debt is unsecured, is expressly subordinate to the Hilton Washington DC Loan, is in an amount not to exceed $10,000,000, provides by its terms that such lender will not be entitled to receive any debt service payments after the occurrence and during the continuance of an event of default under the Hilton Washington DC Loan and is payable only out of, and to the extent of, net cash flow after debt service.
Furthermore, each member of the Hilton Washington DC Borrower is permitted to incur debt from the Hilton Washington DC Loan Sponsor (or any of the Hilton
Washington DC Borrower's direct or indirect owners), provided that such debt is unsecured, is expressly subordinate to the Hilton Washington DC Loan, is in an amount not to exceed $10,000,000, provides by its terms that such lender will not be entitled to receive any debt service payments after the occurrence and during the continuance of an event of default under the Hilton Washington DC
Loan and is only payable out of, and to the extent of, net cash flow after debt service. The permitted debt described in this paragraph, together with permitted capital leases and trade payables, may not exceed 4% of the then outstanding principal balance of the Hilton Washington DC Loan Group.

      RELEASE OF PARCELS. The Hilton Washington DC Borrower may obtain a release of approximately 1.98 acres of land and approximately 59,500 square feet of hotel space, consisting of approximately 14,500 square feet of existing guest rooms and the 45,000 square foot existing exhibit hall (the "Release Parcel"), provided the Hilton Washington DC Borrower satisfies certain conditions, including, but not limited to: (i) payment of an amount equal to the greater of
(a) the sum of $9,750,000 and the product of (x) $282,261 and (y) the anticipated net decrease in the number of hotel rooms at the Hilton Washington
DC Property after giving effect to both the release and the completion of the work or (b) if the Release Parcel is being sold other than to an affiliate of the borrower, 75% of the net sales price, after reasonable closing costs, of the
Release Parcel, (ii) satisfaction of the prepayment provisions of the loan documents, (iii) the anticipated net decrease in the number of hotel rooms at the property following the release and completion of the work will not exceed fifteen rooms, (iv) the Hilton Washington DC Borrower agrees to materially reconstruct the swimming pool, pool deck and exhibit hall at the Hilton
Washington DC Property within a reasonable time after the release, (v) the
Hilton Washington DC Borrower agrees to construct a new junior ballroom which may be at the Release Parcel so long as Hilton Washington DC Borrower's and lender's rights in such portion of the Release Parcel are satisfactory to lender and (vi) the lender receives an opinion of counsel regarding the continued
qualification of the trust fund as a REMIC.

      TERRORISM COVERAGE. The Hilton Washington DC Borrower is required, in accordance with the related loan documents, to maintain insurance against perils and acts of terrorism, provided that if the Terrorism Risk Insurance Act of
2002, as amended, is no longer in effect, the Hilton Washington DC Borrower is only required to purchase as much terrorism insurance as may be obtained for a premium equal to $450,000 per annum.

      Certain additional information regarding the Hilton Washington DC Loan and the Hilton Washington DC Property is set forth on Appendix II hereto.

                                     IV-13

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     IV-14

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 3 - 717 TEXAS AVENUE
--------------------------------------------------------------------------------

              [2 PHOTOS OF MORTGAGE LOAN NO. 3 - 717 TEXAS AVENUE]

                                     IV-15

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 3 - 717 TEXAS AVENUE
--------------------------------------------------------------------------------

                 [MAP OF MORTGAGE LOAN NO. 3 - 717 TEXAS AVENUE]

                                     IV-16

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 3 - 717 TEXAS AVENUE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:               PCF II

ORIGINAL BALANCE:                   $160,000,000

CUT-OFF DATE BALANCE:               $160,000,000

SHADOW RATING (FITCH/S&P):          NAP

LOAN PURPOSE:                       Refinance

FIRST PAYMENT DATE:                 August 1, 2007

INTEREST RATE:                      6.345%

AMORTIZATION:                       Interest Only

ARD:                                NAP

HYPERAMORTIZATION:                  NAP

MATURITY DATE:                      July 1, 2017

EXPECTED MATURITY BALANCE:          $160,000,000

SPONSOR(S):                         Hines Interests Limited Partnership

INTEREST CALCULATION:               Actual/360

CALL PROTECTION:                    Locked out until 2 years after the REMIC
                                    "start-up" day, with U.S. Treasury
                                    defeasance or the payment of the greater of
                                    Yield Maintenance or 1% of the principal
                                    balance thereafter. Prepayable without a
                                    premium from and after April 1, 2017.

LOAN PER SF:                        $229.75

UP-FRONT RESERVES:                  None

ONGOING RESERVES:                   RE Tax(1):              Springing

                                    Insurance(1):           Springing

                                    TI/LC(1):               Springing

LOCKBOX:                            Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:             Single Asset

PROPERTY TYPE:                      Office

PROPERTY SUB-TYPE:                  Urban

LOCATION:                           Houston, TX

YEAR BUILT/RENOVATED:               2003 / NAP

PERCENT LEASED(2):                  100.0%

SQUARE FOOTAGE:                     696,421

THE COLLATERAL:                     33-story office building

OWNERSHIP INTEREST:                 Fee

PROPERTY MANAGEMENT:                Hines Interests Limited Partnership

3RD MOST RECENT NOI (AS OF):        NAP

2ND MOST RECENT NOI (AS OF):        $8,291,513  (2005)

MOST RECENT NOI (AS OF):            $11,833,371 (2006)

U/W NET OP. INCOME:                 $13,539,615

U/W NET CASH FLOW:                  $12,703,906

U/W OCCUPANCY:                      93.3%

APPRAISED VALUE:                    $235,500,000

CUT-OFF DATE LTV:                   67.9%

MATURITY DATE LTV:                  67.9%

DSCR:                               1.23x
--------------------------------------------------------------------------------

(1)   See "Escrow and Reserves" for specific details.

(2)   Percent Leased is based on the rent roll dated June 28, 2007.

THE 717 TEXAS AVENUE LOAN

      THE LOAN. The third largest loan (the "717 Texas Avenue Loan") as evidenced by the Promissory Note (the "717 Texas Avenue Note") is secured by a first priority fee Deed of Trust, Assignment of Leases and Rents, and Security
Agreement (the "717 Texas Avenue Mortgage") encumbering the 696,421 square foot office building known as 717 Texas Avenue, located in Houston, Texas (the "717
Texas Avenue Property"). The 717 Texas Avenue Loan was originated on June 28,
2007 by or on behalf of Principal Commercial Funding II, LLC.

      THE BORROWER. The borrower is Block 59 Limited Partnership, a Texas limited partnership (the "717 Texas Avenue Borrower") that owns no material asset other than the 717 Texas Avenue Property and related interests. The 717
Texas Avenue Borrower is owned by Block 59 GP LLC (0.1%) and 717 Texas, LP
(99.9%). 717 Texas, LP is owned by Hines 717 Texas Associates LP (29.97%) and PL
Block 59 Partners, Ltd (69.93%).

      THE PROPERTY. The 717 Texas Avenue Property is located in Houston, Texas at the corner of Texas Avenue and Milam Street. The 717 Texas Avenue Property is
located in the northeast quadrant of the Houston CBD, within walking distance of
Minute Maid Park. The 717 Texas Avenue Property is located adjacent to Houston's
Theatre District, historic Market Square, and the Lancaster Hotel. I-10 and I-45
connect less than one mile away just north of the 717 Texas Avenue Property. The
717 Texas Avenue Property was constructed in 2003. It consists of a 696,421 square foot, 33-story office building and parking garage. The 717 Texas Avenue
Property is situated on approximately 1.1 acres and includes 900 parking spaces in a 10 level parking garage. Amenities at the 717 Texas Avenue Property

                                     IV-17

include manned security 24/7, proximity security card reader system, tunnel system access, video surveillance, and ground level retail and food service. The
717 Texas Avenue Property has earned LEED (Leadership In Energy and
Environmental Design) Certification.

      The following table presents certain information relating to the major tenants at the 717 Texas Avenue Property:

------------------------------------------------------------------------------------------------------------------------------------
                                                                       ANNUALIZED      % OF TOTAL       ANNUALIZED
                           CREDIT RATING                              UNDERWRITTEN     ANNUALIZED      UNDERWRITTEN
                              (FITCH/        TENANT                    BASE RENT      UNDERWRITTEN       BASE RENT        LEASE
      TENANT NAME         MOODY'S/S&P)(1)     NRSF      % OF NRSF         ($)           BASE RENT      ($ PER NRSF)    EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------

Calpine Central, LP(2)        --/--/--       221,833        32%         $5,505,895         41%             $24.82       12/13/2013
Conoco Phillips Company       --/A1/A-       284,463        41%         $4,213,487         31%             $14.81       06/30/2015
Jones Day                     --/--/--        54,661         8%         $1,471,474         11%             $26.92       03/10/2019
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                       560,957        81%        $11,190,856         83%             $19.95
------------------------------------------------------------------------------------------------------------------------------------

Other Tenants                 Various        135,271        19%         $2,288,551         17%             $16.92         Various
Vacant Space                    NAP              193         0%                 $0          0%              $0.00           NAP
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                       696,421       100%        $13,479,407        100%             $19.36
------------------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)   The tenant is currently involved in a Chapter 11 bankruptcy proceeding.

--------------------------------------------------------------------------------------------------------------------
                                              LEASE ROLLOVER SCHEDULE

                    # OF      AVERAGE BASE     % OF TOTAL                     % OF TOTAL BASE      CUMULATIVE % OF
                   LEASES     RENT PER SF     SQUARE FEET    CUMULATIVE %     RENTAL REVENUES     TOTAL BASE RENTAL
      YEAR         ROLLING      ROLLING         ROLLING      OF SF ROLLING        ROLLING         REVENUES ROLLING
--------------------------------------------------------------------------------------------------------------------

     Vacant           1          $0.00              0%             0%                 0%                   0%
      2007            0          $0.00              0%             0%                 0%                   0%
      2008            0          $0.00              0%             0%                 0%                   0%
      2009            3         $14.81              2%             2%                 2%                   2%
      2010            1         $24.00              4%             6%                 5%                   7%
      2011            3         $13.04              2%             8%                 1%                   8%
      2012            1         $17.50              1%             9%                 1%                   9%
      2013            1         $24.82             32%            41%                41%                  49%
      2014            2         $14.01              6%            47%                 5%                  54%
      2015            5         $15.11             43%            90%                33%                  87%
      2016            1         $14.00              2%            92%                 2%                  89%
 2017 & Beyond        1         $26.92              8%           100%                11%                 100%
--------------------------------------------------------------------------------------------------------------------

      ESCROWS AND RESERVES. Upon the occurrence of an event of default, the 717
Texas Avenue Borrower is required to deposit monthly into a reserve account 1/12 of the total annual amount of such insurance premiums and real estate taxes. In the event that the lease agreement in favor of Calpine Central, LP is disaffirmed in connection with Case No. 05-60200 BRL currently pending in the US
Bankruptcy Court in which Calpine Central, LP is the debtor, the borrower shall deposit with the lender in a TI/LC reserve all funds received in payment of any claim paid as a result of disaffirmance of the Calpine Lease. Additionally, in the event that the lease agreement with Burlington Resources Oil & Gas Company is terminated pursuant to its termination option or any other lease covering more than 139,825 square feet of net rentable area is terminated pursuant to a termination option, the borrower shall deposit with the lender in a TI/LC reserve any termination penalty monetary award or other compensation paid to the borrower in connection with such lease termination.

      LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the 717 Texas Avenue Loan.

      PROPERTY MANAGEMENT. The 717 Texas Avenue Property is managed by Hines
Interests Limited Partnership, which is an affiliate of the 717 Texas Avenue
Borrower. The property management agreement is subordinate to the 717 Texas
Avenue Loan.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. The 717 Texas Avenue
Borrower is permitted to obtain a mezzanine loan subject to the conditions set forth in the loan documents, including (i) immediately following the closing of such mezzanine loan, the aggregate balance of such mezzanine loan and the 717
Texas Avenue Loan will not result in a LTV ratio greater than 80.0%, (ii)
immediately following the closing of such mezzanine loan, the DSCR calculated on the basis of such mezzanine loan and the 717 Texas Avenue Loan will not be less than 1.00x, (iii) the mezzanine lender shall enter into an intercreditor agreement with the 717 Texas Avenue Lender and (iv) a written confirmation from the rating agencies that such mezzanine loan will not result in a downgrade, withdrawal or qualification of the ratings assigned to the offered certificates.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

                                     IV-18

      RELEASE OF PARCELS. Not allowed.

      TERRORISM COVERAGE. The 717 Texas Avenue Borrower is required, in accordance with the related loan documents, to maintain insurance against perils and acts of terrorism, provided that such insurance is available and that the total annual premium payable by the 717 Texas Avenue Borrower does not exceed
$180,000 per year. If the cost of such insurance is greater than $180,000, the
717 Texas Avenue Borrower is required to obtain the maximum coverage available for acts of terrorism as may be obtained for $180,000.

      Certain additional information regarding the 717 Texas Avenue Loan and the
717 Texas Avenue Property is set forth on Appendix II hereto.

                                     IV-19

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     IV-20

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 4 - U-HAUL PORTFOLIO 1
--------------------------------------------------------------------------------

             [4 PHOTOS OF MORTGAGE LOAN NO. 4 - U-HAUL PORTFOLIO 1]

                                     IV-21

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 4 - U-HAUL PORTFOLIO 1
--------------------------------------------------------------------------------

                [MAP OF MORTGAGE LOAN NO. 4 - U-HAUL PORTFOLIO 1]

                                     IV-22

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 4 - U-HAUL PORTFOLIO 1
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:               MSMCH

ORIGINAL BALANCE:                   $95,670,000

CUT-OFF DATE BALANCE:               $95,593,189

SHADOW RATING (FITCH/S&P):          NAP

LOAN PURPOSE:                       Refinance

FIRST PAYMENT DATE:                 August 1, 2007

INTEREST RATE:                      6.120%

AMORTIZATION:                       360 months

ARD:                                July 1, 2016

HYPERAMORTIZATION:                  After the ARD, the Interest Rate steps up to
                                    the greater of 8.120% and the then
                                    applicable treasury rate plus 2%. Additional
                                    payments to principal of excess cash flow
                                    will be required until the loan is paid in
                                    full.

MATURITY DATE:                      July 1, 2037

EXPECTED MATURITY BALANCE:          $83,456,001

SPONSOR(S):                         SAC Holding Corporation and Blackwater
                                    Investments, Inc.

INTEREST CALCULATION:               Actual/360

CALL PROTECTION:                    Locked out until 2 years after the REMIC
                                    "start-up" day, with U.S. Treasury
                                    defeasance thereafter. Prepayable without a
                                    premium from and after April 1, 2016.

LOAN PER SF/UNIT:                   $94.98/$7,842.58

UP-FRONT RESERVES:                  RE Tax:                  $473,338

                                    Insurance:               $88,690

                                    Cap Ex:                  $75,382

                                    Environmental:           $169,375

                                    Deferred Maintenance:    $388,374

ONGOING RESERVES:                   RE Tax(1):               Springing

                                    Insurance(1):            Springing

                                    Cap Ex(1):               Springing

                                    Op Ex(1):                Springing

LOCKBOX:                            Soft
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:             Portfolio of 18 assets

PROPERTY TYPE:                      Self Storage

PROPERTY SUB-TYPE:                  Self Storage

LOCATION:                           See table below

YEAR BUILT/RENOVATED:               See table below

PERCENT LEASED(2):                  88.0%

SQUARE FOOTAGE:                     1,006,447

UNITS:                              12,189

THE COLLATERAL:                     18 self-storage properties

OWNERSHIP INTEREST:                 Fee

PROPERTY MANAGEMENT:                U-Haul Co. local affiliates

3RD MOST RECENT NOI (AS OF):        $9,463,853  (T-12 03/31/2005)

2ND MOST RECENT NOI (AS OF):        $10,374,069 (T-12 03/31/2006)

MOST RECENT NOI (AS OF):            $10,445,937 (T-12 03/31/2007)

U/W NET OP. INCOME:                 $8,902,235

U/W NET CASH FLOW:                  $8,778,352

U/W OCCUPANCY:                      88.5%

APPRAISED VALUE:                    $131,450,000

CUT-OFF DATE LTV:                   72.7%

MATURITY DATE LTV:                  63.5%

DSCR:                               1.26x
--------------------------------------------------------------------------------

(1)   See "Escrows and Reserves" for specific details.

(2)   Based on the rent roll dated March 31, 2007.

THE U-HAUL PORTFOLIO 1 LOAN

      THE LOAN. The fourth largest loan (the "U-Haul Portfolio 1 Loan"), as evidenced by four Promissory Notes (collectively, the "U-Haul Portfolio 1 Note")
that are cross-defaulted and cross-collateralized, is secured by first priority fee Deeds of Trust (collectively, the "U-Haul Portfolio 1 Mortgage") encumbering
18 self-storage properties that total approximately 1,006,447 square feet
(12,189 units), located in Maryland, New Hampshire, Oregon, Texas, Virginia,
Louisiana, Missouri, Pennsylvania, Oklahoma, Ohio, Northern California, Southern
California and Florida (the "U-Haul Portfolio 1 Properties"). The U-Haul
Portfolio 1 Loan was originated on June 22, 2007 by or on behalf of Morgan
Stanley Mortgage Capital Holdings LLC.

                                     IV-23

      THE BORROWER. The borrowers are four Nevada corporations, each of which owns no material assets other than its respective interest in the U-Haul
Portfolio 1 Properties (the "U-Haul Portfolio 1 Borrowers"). The U-Haul
Portfolio 1 Borrowers, as well as the fee owners of certain of the U-Haul
Portfolio 1 Properties who are also mortgagors under the related U-Haul
Portfolio Mortgage, are controlled by SAC Holding Corporation (owned by AMERCO)
and Blackwater Investments, Inc. (owned by Mark Shoen) (the "Sponsor").

      AMERCO is the holding company for AMERCO Real Estate Company, U-Haul
International, Republic Western Insurance and Oxford Life. The company operates in four segments: Moving and Storage Operations, Property and Casualty
Insurance, Life Insurance, and SAC Holdings.

      The SAC Holdings segment owns self-storage properties that are managed by
U-Haul under property management agreements and act as independent U-Haul rental equipment dealers. SAC Holding Corporation, and its primary subsidiary, SAC
Holding II, own self-storage properties that are managed by U-Haul and owned by
Mark V. Shoen, a significant shareholder of AMERCO and executive officer of
U-Haul. AMERCO, through its subsidiaries, has contractual interests in certain of SAC Holding Corporation's properties that entitle AMERCO to future income based on the financial performance of these properties.

      Blackwater Investments, Inc. was formed by Mark Shoen in 2004 to own all of the SAC entities and shares of AMERCO stock. In addition, Mark directly owns shares of AMERCO outside of Blackwater.

      U-Haul International rents trucks, trailers, and vehicle tow devices and sells packing supplies to do-it-yourself movers through approximately 14,000 independent dealers and about 1,450 company-owned centers in the US and Canada.
In addition, U-Haul is a leading operator of self-storage facilities since 1974.
It maintains more than 1,000 storage locations in the US and Canada, consisting of some 378,000 rooms with about 33 million sq. ft. of space. U-Haul's self-storage facility locations range in size up to 156,000 square feet of storage space, with individual storage units in sizes ranging from 15 square feet to over 400 square feet.

      THE PROPERTY. The U-Haul Portfolio 1 Properties are comprised of eighteen self storage properties that total approximately 1,006,447 square feet (12,189 units), located in Maryland, New Hampshire, Oregon, Texas, Virginia, Louisiana,
Missouri, Pennsylvania, Oklahoma, Ohio, Northern California, Southern California
and Florida. The U-Haul Portfolio 1 Properties were originally constructed between 1880 and 1996. The U-Haul Portfolio 1 Properties include approximately
884 parking spaces in total. See tables below for additional information about the U-Haul Portfolio 1 Properties:

--------------------------------------------------------------------------------------------------------

                                                               ALLOCATED                      OWNERSHIP
               PROPERTY                       LOCATION        LOAN AMOUNT    PROPERTY TYPE    INTEREST
--------------------------------------------------------------------------------------------------------

1A - 2421 Chillum Road                   Hyattsville, MD      $12,567,931     Self Storage       Fee
1A - 515 South Willow Street             Manchester, NH        $5,194,125     Self Storage       Fee
1A - 14225 SW Tualatin-Valley Highway    Beaverton, OR         $5,015,397     Self Storage       Fee
1A - 8710 Burnet Road                    Austin, TX            $2,525,579     Self Storage       Fee
1B - 6701 South Dixie Highway            South Miami, FL       $9,806,486     Self Storage       Fee
1B - 1015-25 South 12th Street           Philadelphia, PA      $6,237,305     Self Storage       Fee
1B - 1010 South Memorial Drive           Tulsa, OK             $3,414,395     Self Storage       Fee
1B - 6000 Clark Avenue                   Cleveland, OH         $3,284,520     Self Storage       Fee
1B - 1305 South I-45                     Conroe, TX            $2,010,084     Self Storage       Fee
1C - 6265 Scarlett Court                 Dublin, CA            $7,791,187     Self Storage       Fee
1C - 18160 Parthenia Street              Northridge, CA        $7,629,379     Self Storage       Fee
1C - 701 Blanding Boulevard              Orange Park, FL       $4,879,235     Self Storage       Fee
1C - 5140 South 103 East                 Tulsa, OK             $4,277,515     Self Storage       Fee
1D - 900 North Lombardy Street           Richmond, VA          $8,593,221     Self Storage       Fee
1D - 12215 LBJ Freeway                   Garland, TX           $3,590,057     Self Storage       Fee
1D - 4400 Franklin Boulevard             Eugene, OR            $3,555,226     Self Storage       Fee
1D - 2205 Hollywood Avenue               Shreveport, LA        $2,902,599     Self Storage       Fee
1D - 1530 Locust Street                  Kansas City, MO       $2,395,759     Self Storage       Fee
--------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                        $95,670,000
--------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
                                              YEAR
                                             BUILT/          PERCENT
               PROPERTY                     RENOVATED        LEASED     UNITS(1)     SQUARE FEET
-------------------------------------------------------------------------------------------------

1A - 2421 Chillum Road                      1961/NAP          93.8%       1046         83,855
1A - 515 South Willow Street                1940/NAP          77.8%        635         48,643
1A - 14225 SW Tualatin-Valley Highway       1988/NAP          96.2%        456         48,300
1A - 8710 Burnet Road                       1983/NAP          93.9%        373         37,010
1B - 6701 South Dixie Highway            1951/1970, 1998      93.9%        626         46,150
1B - 1015-25 South 12th Street              1913/1980         91.5%      1,348         93,191
1B - 1010 South Memorial Drive              1953/1975         89.3%        403         45,725
1B - 6000 Clark Avenue                      1949/NAP          84.2%      1,018         62,988
1B - 1305 South I-45                        1980/NAP          89.4%        357         37,425
1C - 6265 Scarlett Court                 1982, 1993/NAP       85.9%        671         61,075
1C - 18160 Parthenia Street                 1996/NAP          90.2%        577         44,569
1C - 701 Blanding Boulevard                 1995/NAP          92.8%        537         40,375
1C - 5140 South 103 East                    1975/1996         83.6%        618         52,450
1D - 900 North Lombardy Street              1880/NAP          87.1%      1,241         92,161
1D - 12215 LBJ Freeway                      1971/NAP          83.1%        675         64,270
1D - 4400 Franklin Boulevard                1980/NAP          88.3%        420         40,735
1D - 2205 Hollywood Avenue                  1960/1980         84.1%        698         62,297
1D - 1530 Locust Street                     1916/NAP          79.1%        490         45,228
-------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                        88.0%     12,189      1,006,447
-------------------------------------------------------------------------------------------------

(1)   Based on Unit Mix Reports provided by U-Haul as of 7/29/2007. Unit numbers are approximate and may fluctuate over time based on demand.

      ESCROWS AND RESERVES. At loan origination, the U-Haul Portfolio 1
Borrowers have deposited an amount equal to $473,338 into the Real Estate Tax reserve, $88,690 into the Insurance reserve and $388,374 into the Deferred
Maintenance reserve. Following a trigger event or if the escrow falls below cap, the U-Haul Portfolio 1 Borrowers are required to escrow monthly 1/12 of annual real estate taxes and insurance premiums.

      Moreover, upon the occurrence of a Cash Sweep Trigger Event (set forth below), the U-Haul Portfolio 1 Borrowers will be required to deposit monthly an amount equal to the sum of the following amounts: (i) any operating expenses approved by the mortgagee in excess of the tax and insurance reserves set forth above into the Operating and Maintenance Expense Sub-Account ("OpEx") reserve,
(ii) any additional capital expenditure expenses approved by the mortgagee into the CapEx reserve and (iii) so long as the amount in the CapEx reserve is less than the amount initially deposited in such reserve, an amount equal to $75,382 into the CapEx reserve. Additionally, the U-

                                     IV-24

Haul Portfolio 1 Borrowers are required, if the U-Haul Portfolio 1 Loan is not repaid on the ARD, or in the event of default, to deposit monthly all excess cash flow into the Excess Cash Flow reserve.

      LOCKBOX AND CASH MANAGEMENT. A soft lockbox is in place with respect to the U-Haul Portfolio 1 Loan. The lockbox will be in place until the U-Haul
Portfolio 1 Loan has been paid in full. Upon the occurrence of any of the following triggering events (a "Cash Sweep Trigger Event"): (i) an event of default, (ii) the U-Haul Portfolio 1 Loan is not repaid on the ARD or (iii) the
DSCR for the preceding twelve-month period falls below 1.15x, the rents collected by the property manager and held in the lockbox will automatically be transferred daily to the cash management account controlled solely by the lender
(rather than to the borrower account).

      PROPERTY MANAGEMENT. Each of the U-Haul Portfolio 1 Properties is managed by a local affiliate of U-Haul Co. The management agreements are subordinate to the U-Haul Portfolio 1 Loan.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

      RELEASE OF PARCELS. Provided no event of default exists, the U-Haul
Portfolio 1 Borrowers may obtain a release of one or more U-Haul Portfolio 1
Properties by partial defeasance subject to the satisfaction of certain conditions, including, but not limited to: (i) after giving effect to the proposed release, the DSCR with respect to the remaining U-Haul Portfolio 1
Properties would be greater than the greater of (a) the DSCR with respect to the
U-Haul Portfolio 1 Properties immediately prior to the proposed release or (b)
1.26x, (ii) after giving effect to the proposed release, the LTV with respect to the remaining U-Haul Portfolio 1 Properties would be no greater than the lesser of (a) 72.80% or (b) the LTV immediately prior to such release and (iii) the
U-Haul Portfolio 1 Borrowers have obtained a written confirmation from each of the rating agencies that the ratings of the certificates will not be qualified, downgraded or withdrawn as a result of such release.

      PROPERTY SUBSTITUTION. Provided no event of default exists, after the permitted defeasance date, and only once during the term of the U-Haul Portfolio
1 Loan, each U-Haul Portfolio 1 Borrower may obtain a release of any of the applicable U-Haul Portfolio 1 Properties by substituting one or more other properties of like or better kind and quality in place of a released property, subject to the satisfaction of certain conditions, including, but not limited to: (i) the properties to be substituted do not comprise more than 30% of the original principal balance of the U-Haul Portfolio 1 Loan, (ii) after the proposed substitution, the LTV with respect to the remaining U-Haul Portfolio 1
Properties would be no greater than the lesser of (a) 72.8% and (b) the LTV with respect to the remaining U-Haul Portfolio 1 Properties immediately prior to the date of the proposed substitution, (iii) during the twelve full calendar months immediately preceding the proposed substitution, the DSCR with respect to the remaining U-Haul Portfolio 1 Properties would be equal to or greater than the greater of (a) 1.26x and (b) the DSCR in respect of the U-Haul Portfolio 1
Properties (including the property to be substituted) for the twelve full months immediately preceding the substitution, (iv) the DSCR for the twelve months immediately preceding the substitution with respect to the proposed substitute property would be equal to or greater than the DSCR for the twelve months immediately preceding the proposed substitution with respect to the property to be substituted and (v) the applicable U-Haul Portfolio 1 Borrower has obtained a written confirmation from each of the rating agencies that the ratings of the certificates will not be qualified, downgraded or withdrawn as a result of such substitution.

      In addition, each U-Haul Portfolio 1 Borrower may acquire an additional property or properties adjacent to or within the same submarket, which additional property or properties will be subject to the lien of the U-Haul
Portfolio 1 Mortgage, subject to certain conditions, including, but not limited to: (i) the LTV after the acquisition of such additional property would be no greater than the LTV as of the loan origination, (ii) the DSCR after the acquisition of such additional property would be equal to or greater than the greater of (x) the DSCR immediately prior to such acquisition and (y) the DSCR as of the loan origination and (iii) if required by the lender, a written confirmation is obtained from the rating agencies that the ratings assigned to the certificates will not be qualified, downgraded or withdrawn as a result of such acquisition.

      TERRORISM COVERAGE. Each U-Haul Portfolio 1 Borrower is required, in accordance with the related loan documents, to maintain insurance against perils and acts of terrorism covering 100% of the insurable replacement value of the applicable U-Haul Portfolio 1 Properties.

      Certain additional information regarding the U-Haul Portfolio 1 Loan and the U-Haul Portfolio 1 Properties is set forth on Appendix II hereto.

                                     IV-25

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     IV-26

--------------------------------------------------------------------------------
                       MORTGAGE LOAN NO. 5 - ROYAL CENTRE
--------------------------------------------------------------------------------

                [4 PHOTOS OF MORTGAGE LOAN NO. 5 - ROYAL CENTRE]

                                     IV-27

--------------------------------------------------------------------------------
                       MORTGAGE LOAN NO. 5 - ROYAL CENTRE
--------------------------------------------------------------------------------

                   [MAP OF MORTGAGE LOAN NO. 5 - ROYAL CENTRE]

                                     IV-28

--------------------------------------------------------------------------------
                       MORTGAGE LOAN NO. 5 - ROYAL CENTRE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:               PCF II

ORIGINAL BALANCE:                   $77,000,000

CUT-OFF DATE BALANCE:               $77,000,000

SHADOW RATING (FITCH/S&P):          NAP

LOAN PURPOSE:                       Acquisition

FIRST PAYMENT DATE:                 July 1, 2007

INTEREST RATE:                      5.770%

AMORTIZATION:                       Interest Only

ARD:                                NAP

HYPERAMORTIZATION:                  NAP

MATURITY DATE:                      June 1, 2017

EXPECTED MATURITY BALANCE:          $77,000,000

SPONSOR(S):                         CH Realty Investors IV, L.P.

INTEREST CALCULATION:               Actual/360

CALL PROTECTION:                    Open to prepayment with the greater of Yield
                                    Maintenance or 1% of principal balance for
                                    the first 108 payments then prepayment with
                                    the greater of Yield Maintenance or 0.5% of
                                    principal balance thereafter. Additionally,
                                    2 years after the REMIC "start-up" day, U.S.
                                    Treasury defeasance is allowed. Prepayable
                                    without a premium from and after May 1,
                                    2017.

LOAN PER SF:                        $123.58

UP-FRONT RESERVES:                  None

ONGOING RESERVES:                   RE Tax(2):          Springing

                                    Insurance(2):       Springing

LOCKBOX:                            Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:             Single Asset

PROPERTY TYPE:                      Office

PROPERTY SUB-TYPE:                  Suburban

LOCATION:                           Alpharetta, GA

YEAR BUILT/RENOVATED:               1998, 2000 / NAP

PERCENT LEASED(1):                  92.7%

SQUARE FOOTAGE:                     623,060

THE COLLATERAL:                     Three Class A mid-rise office buildings that
                                    are a part of the Royal Centre office park.

OWNERSHIP INTEREST:                 Fee

PROPERTY MANAGEMENT:                CB Richard Ellis, Inc.

3RD MOST RECENT NOI (AS OF):        $6,049,866 (2004)

2ND MOST RECENT NOI (AS OF):        $5,791,220 (2005)

MOST RECENT NOI (AS OF):            $5,235,348 (2006)

U/W NET OP. INCOME:                 $7,014,368

U/W NET CASH FLOW:                  $6,266,697

U/W OCCUPANCY:                      90.0%

APPRAISED VALUE:                    $103,100,000

CUT-OFF DATE LTV:                   74.7%

MATURITY DATE LTV:                  74.7%

DSCR:                               1.39x
--------------------------------------------------------------------------------

(1)   Percent Leased is based on the rent roll dated May 16, 2007.

(2)   See "Escrow and Reserves" for specific details.

THE ROYAL CENTRE LOAN

      THE LOAN. The fifth largest loan (the "Royal Centre Loan") as evidenced by the Promissory Note (the "Royal Centre Note") is secured by a first priority fee
Deed of Trust, Assignment of Leases and Rents, and Security Agreement (the
"Royal Centre Mortgage") encumbering 623,060 square feet of three office buildings known as Royal Centre, located in Alpharetta, Georgia (the "Royal
Centre Property"). The Royal Centre Loan was originated on May 16, 2007 by or on behalf of Principal Commercial Funding II, LLC.

      THE BORROWER. The borrower is CH Realty IV/Royal Centre, L.L.C., a
Delaware limited liability company (the "Royal Centre Borrower") that owns no material asset other than the Royal Centre Property and related interests. The
Royal Centre Borrower is 100% owned by CH Realty Investors IV, L.P., which is an affiliate of Crow Holdings.

      THE PROPERTY. The Royal Centre Property is located in Alpharetta, Georgia, at 11575, 11475, and 11700 Great Oaks Way, south of Old Milton Parkway and east of Georgia Highway 400. The Royal Centre Property is located in the Royal Centre
Office Park development which is 27 miles north of downtown Atlanta. The North
Point Mall is located less than two miles south of the Royal Centre Property.
North Point Mall is a 1.5 million square foot regional mall anchored by
Dillard's, Macy's, Parisian, JC Penney, and Sears. The Royal Centre Property was
originally constructed in 1998 and 2000. It consists of 623,060 square feet contained in three buildings. One building contains 150,643 square feet in three stories, another building contains 168,530 square feet in four stories, and the third building contains 303,887

                                     IV-29

square feet in six stories. The Royal Centre Property is situated on approximately 37.6 acres and includes 3,321 parking spaces. Onsite amenities include a full service cafe, ATM, onsite walking trail, and security and camera monitoring with card key access.

      The following table presents certain information relating to the major tenants at the Royal Centre Property:

------------------------------------------------------------------------------------------------------------------------------------
                                                                                          % OF TOTAL     ANNUALIZED
                                  CREDIT RATING                            ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                                     (FITCH/       TENANT                 UNDERWRITTEN   UNDERWRITTEN     BASE RENT       LEASE
          TENANT NAME             MOODY'S/S&P)(1)   NRSF      % OF NRSF   BASE RENT ($)    BASE RENT    ($ PER NRSF)    EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------

Infinity Insurance Company         BBB/Baa3/BBB    234,540       38%       $5,178,292         45%          $22.08       08/31/2010
Textron Financial Corporation        --/A3/A-       72,940       12%       $1,525,772         13%          $20.92       12/31/2011
MCI Communications Services, Inc     --/--/--       68,637       11%       $1,263,013         11%          $18.40       05/31/2008
Fireman's Fund Insurance Company     --/--/--       56,895        9%       $1,055,402          9%          $18.55       03/31/2016
VeriFone, Inc.                       --/--/--       38,117        6%         $714,694          6%          $18.75       07/31/2014
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                             471,129       76%       $9,737,173         84%          $20.67
------------------------------------------------------------------------------------------------------------------------------------

Other Tenants                        Various       106,287       17%       $1,849,654         16%          $17.40        Various
Vacant Space                           NAP          45,644        7%               $0          0%           $0.00          NAP
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                             623,060      100%      $11,586,827        100%          $18.60
------------------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

--------------------------------------------------------------------------------------------------------------------
                                              LEASE ROLLOVER SCHEDULE

                    # OF     AVERAGE BASE    % OF TOTAL                    % OF TOTAL BASE    CUMULATIVE % OF TOTAL
                   LEASES    RENT PER SF    SQUARE FEET    CUMULATIVE %    RENTAL REVENUES     BASE RENTAL REVENUES
      YEAR         ROLLING     ROLLING        ROLLING      OF SF ROLLING       ROLLING               ROLLING
--------------------------------------------------------------------------------------------------------------------

     Vacant           4          $0.00            7%             7%                0%                    0%
      2007            0          $0.00            0%             7%                0%                    0%
      2008            2         $18.37           11%            19%               11%                   11%
      2009            2         $15.44            2%            21%                1%                   13%
      2010            3         $21.93           39%            60%               46%                   59%
      2011            4         $21.08           12%            72%               13%                   73%
      2012            7         $17.68           13%            84%               12%                   85%
      2013            0          $0.00            0%            84%                0%                   85%
      2014            1         $18.75            6%            91%                6%                   91%
      2015            0          $0.00            0%            91%                0%                   91%
      2016            2         $18.55            9%           100%                9%                  100%
 2017 & Beyond        2          $0.00            0%           100%                0%                  100%
--------------------------------------------------------------------------------------------------------------------

      ESCROWS AND RESERVES. Upon the occurrence of an event of default, the
Royal Centre Borrower is required to deposit monthly into this reserve account
1/12 of the total annual amount of such insurance premiums and real estate taxes.

      LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the Royal Centre Loan.

      PROPERTY MANAGEMENT. The Royal Centre Property is managed by CB Richard
Ellis, Inc. The property management agreement is subordinate to the Royal Centre
Loan.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

      RELEASE OF PARCELS. The Royal Centre Borrower may obtain a release of one of the three buildings by making a partial prepayment of the loan in an amount equal to $21,711,348, subject to the satisfaction of certain conditions including but not limited to (i) no event of default has occurred, (ii) LTV ratio will be equal to or less than 79.0% after the release, (iii) the DSCR ratio will be equal to or greater than 1.35x after the release and (iv) a written confirmation from the rating agencies that such a release would not result in a downgrade, withdrawal or qualification of the then current ratings assigned to any class of certificates.

      TERRORISM COVERAGE. The Royal Centre Borrower is required, in accordance with the related loan documents, to maintain insurance against perils and acts of terrorism, provided that such insurance is available and that the total annual premium payable by the Royal Centre Borrower does not exceed twice the current annual premium. If the cost of such insurance is greater than twice the current

                                     IV-30

annual premium, the Royal Centre Borrower is required to obtain the maximum coverage available for acts of terrorism as may be obtained for twice the amount of the current annual premium.

      Certain additional information regarding the Royal Centre Loan and the
Royal Centre Property is set forth on Appendix II hereto.

                                     IV-31

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                                     IV-32

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 6 - U-HAUL PORTFOLIO 2
--------------------------------------------------------------------------------

             [2 PHOTOS OF MORTGAGE LOAN NO. 6 - U-HAUL PORTFOLIO 2]

                                     IV-33

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 6 - U-HAUL PORTFOLIO 2
--------------------------------------------------------------------------------

                [MAP OF MORTGAGE LOAN NO. 6 - U-HAUL PORTFOLIO 2]

                                     IV-34

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 6 - U-HAUL PORTFOLIO 2
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:               MSMCH

ORIGINAL BALANCE:                   $67,910,000

CUT-OFF DATE BALANCE:               $67,850,556

SHADOW RATING (FITCH/S&P):          NAP

LOAN PURPOSE:                       Refinance

FIRST PAYMENT DATE:                 August 1, 2007

INTEREST RATE:                      5.790%

AMORTIZATION:                       360 months

ARD:                                July 1, 2017

HYPERAMORTIZATION:                  After the ARD, the Interest Rate steps up to
                                    the greater of 7.790% and the then
                                    applicable treasury rate plus 2%. Additional
                                    payments to principal of excess cash flow
                                    will be required until the loan is paid in
                                    full.

MATURITY DATE:                      July 1, 2037

EXPECTED MATURITY BALANCE:          $57,371,377

SPONSOR(S):                         SAC Holding Corporation and Blackwater
                                    Investments, Inc.

INTEREST CALCULATION:               Actual/360

CALL PROTECTION:                    Locked out until 2 years after the REMIC
                                    "start-up" day, with U.S. Treasury
                                    defeasance thereafter. Prepayable without a
                                    premium from and after April 1, 2017.

LOAN PER SF/UNIT:                   $72.71/$6,998.51

UP-FRONT RESERVES:                  RE Tax:                  $277,976

                                    Insurance:               $79,419

                                    Deferred Maintenance:    $988,657

                                    CapEx:                   $69,996

                                    Environmental:           $18,946

ONGOING RESERVES:                   RE Tax(1):               Springing

                                    Insurance(1):            Springing

                                    Cap Ex(1):               Springing

                                    Op Ex (1):               Springing

LOCKBOX:                            Soft
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:             Portfolio of 19 assets

PROPERTIES TYPE:                    Self Storage

PROPERTIES SUB-TYPE:                Self Storage

LOCATION:                           See table below

YEAR BUILT/RENOVATED:               See table below

PERCENT LEASED(2):                  84.8%

SQUARE FOOTAGE:                     933,178

UNITS:                              9,695

THE COLLATERAL:                     19 self-storage properties

OWNERSHIP INTEREST:                 Fee

PROPERTY MANAGEMENT:                U-Haul Co. local affiliates

3RD MOST RECENT NOI (AS OF):        $5,870,309 (T-12 03/31/2005)

2ND MOST RECENT NOI (AS OF):        $6,060,404 (T-12 03/31/2006)

MOST RECENT NOI (AS OF):            $7,009,337 (T-12 03/31/2007)

U/W NET OP. INCOME:                 $5,935,493

U/W NET CASH FLOW:                  $6,050,666

U/W OCCUPANCY:                      83.0%

APPRAISED VALUE:                    $90,070,000

CUT-OFF DATE LTV:                   75.3%

MATURITY DATE LTV:                  63.7%

DSCR:                               1.24x
--------------------------------------------------------------------------------

(1)   See "Escrows and Reserves" for specific details.

(2)   Based on the rent roll dated March 31, 2007.

THE U-HAUL PORTFOLIO 2 LOAN

      THE LOAN. The sixth largest loan (the "U-Haul Portfolio 2 Loan") as evidenced by a Promissory Note is secured by first priority fee Deeds of Trust
(collectively, the "U-Haul Portfolio 2 Mortgage") encumbering nineteen self storage properties that total approximately 933,178 square feet (9,695 units), located in Southern California, Pennsylvania, Virginia, Louisiana, Maryland,
Georgia, Arizona, Arkansas, South Carolina and North Carolina (the "U-Haul
Portfolio 2 Properties"). The U-Haul Portfolio 2 Loan was originated on June 22,
2007 by or on behalf of Morgan Stanley Mortgage Capital Holdings LLC.

      THE BORROWER. The borrowers are Eleven SAC Self-Storage Corporation, a
Nevada corporation, and Eleven SAC Self-Storage 882092, LLC, a Delaware limited liability company, which own no material assets other than their interest in the
U-Haul Portfolio 2

                                     IV-35

Properties (the "U-Haul Portfolio 2 Borrower"). The U-Haul Portfolio 2 Borrower,
as well as the fee owner of certain of the U-Haul Portfolio 2 Properties which is also the mortgagor under the U-Haul Portfolio 2 Mortgage, are controlled by
SAC Holding Corporation (owned by AMERCO) and Blackwater Investments, Inc.
(owned by Mark Shoen) (the "Sponsor").

      AMERCO is the holding company for AMERCO Real Estate Company, U-Haul
International, Republic Western Insurance and Oxford Life. The company operates in four segments: Moving and Storage Operations, Property and Casualty
Insurance, Life Insurance, and SAC Holdings.

      The SAC Holdings segment owns self-storage properties that are managed by
U-Haul under property management agreements and act as independent U-Haul rental equipment dealers. SAC Holding Corporation, and its primary subsidiary, SAC
Holding II, own self-storage properties that are managed by U-Haul and owned by
Mark V. Shoen, a significant shareholder of AMERCO and executive officer of
U-Haul. AMERCO, through its subsidiaries, has contractual interests in certain of SAC Holding Corporation's properties that entitle AMERCO to future income based on the financial performance of these properties.

      Blackwater Investments, Inc. was formed by Mark Shoen in 2004 to own all of the SAC entities and shares of AMERCO stock. In addition, Mark directly owns shares of AMERCO outside of Blackwater.

      U-Haul International rents trucks, trailers, and vehicle tow devices and sells packing supplies to do-it-yourself movers through approximately 14,000 independent dealers and about 1,450 company-owned centers in the US and Canada.
In addition, U-Haul is a leading operator of self-storage facilities since 1974.
It maintains more than 1,000 storage locations in the US and Canada, consisting of some 378,000 rooms with about 33 million sq. ft. of space. U-Haul's self-storage facility locations range in size up to 156,000 square feet of storage space, with individual storage units in sizes ranging from 15 square feet to over 400 square feet.

      THE PROPERTY. The U-Haul Portfolio 2 Properties are comprised of 19 self storage properties that total approximately 933,178 square feet (9,695 units), located in Southern California, Pennsylvania, Virginia, Louisiana, Maryland,
Georgia, Arizona, Arkansas, South Carolina and North Carolina. The U-Haul
Portfolio 2 Properties were originally constructed between 1946 and 1996. The
U-Haul Portfolio 2 Properties include 264 parking spaces in total. See tables below for additional information about the U-Haul Portfolio 2 Properties:

-----------------------------------------------------------------------------------------------

                                                     ALLOCATED                       OWNERSHIP
           PROPERTY                LOCATION         LOAN AMOUNT     PROPERTY TYPE    INTEREST
-----------------------------------------------------------------------------------------------

6175 Paseo Del Norte          Carlsbad, CA          $10,836,022     Self Storage        Fee
1600 Highland Avenue          Chester, PA            $5,695,748     Self Storage        Fee
2930 North Boulevard          Richmond, VA           $5,383,653     Self Storage        Fee
45715 Old Ox Road             Sterling, VA           $5,122,163     Self Storage        Fee
2828 Marietta Street          Kenner, LA             $5,071,557     Self Storage        Fee
351 East Belt Boulevard       Richmond, VA           $4,382,905     Self Storage        Fee
1480 Annapolis Road           Odenton, MD            $4,270,970     Self Storage        Fee
4540 Washington Road          College Park, GA       $2,886,886     Self Storage        Fee
12280 North 51st Avenue       Glendale, AZ           $2,874,204     Self Storage        Fee
8083 Elm Drive                Mechanicsville, VA     $2,769,850     Self Storage        Fee
2775 Foothill Boulevard       Rialto, CA             $2,709,997     Self Storage        Fee
1325 Holland Road             Suffolk, VA            $2,496,766     Self Storage        Fee
6224 Colonel Glenn Road       Little Rock, AR        $2,442,150     Self Storage        Fee
156 Jamil Road                Columbia, SC           $2,416,237     Self Storage        Fee
125 Decker Park Road          Columbia, SC           $2,098,662     Self Storage        Fee
7201 West Bank Expressway     Marrero, LA            $1,887,829     Self Storage        Fee
5604 South Kings Highway      Myrtle Beach, SC       $1,716,527     Self Storage        Fee
849 Highway 105 Bypass        Boone, NC              $1,521,467     Self Storage        Fee
5919 Financial Plaza          Shreveport, LA         $1,326,407     Self Storage        Fee
-----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                              $67,910,000
-----------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                                    YEAR
                                   BUILT/       PERCENT                 SQUARE
           PROPERTY              RENOVATED      LEASED     UNITS(1)      FEET
-------------------------------------------------------------------------------

6175 Paseo Del Norte              1996/NAP       94.8%       998        74,040
1600 Highland Avenue              1989/NAP       93.7%       581        71,750
2930 North Boulevard              1946/NAP       88.4%       704        54,619
45715 Old Ox Road                 1987/NAP       85.4%       340        41,700
2828 Marietta Street              1990/NAP       59.2%       869        74,110
351 East Belt Boulevard           1988/NAP       82.8%       605        60,730
1480 Annapolis Road               1988/NAP       92.2%       481        40,840
4540 Washington Road              1986/NAP       88.8%       582        55,450
12280 North 51st Avenue           1980/NAP       95.7%       440        40,455
8083 Elm Drive                    1989/NAP       88.2%       336        35,500
2775 Foothill Boulevard           1988/NAP       85.5%       344        42,769
1325 Holland Road                 1988/NAP       93.6%       330        35,400
6224 Colonel Glenn Road           1980/NAP       78.8%       750        67,306
156 Jamil Road                    1988/NAP       87.9%       472        50,650
125 Decker Park Road              1986/NAP       79.5%       442        52,804
7201 West Bank Expressway         1985/NAP       96.3%       324        26,110
5604 South Kings Highway          1987/NAP       89.3%       356        32,660
849 Highway 105 Bypass            1985/NAP       70.3%       329        29,960
5919 Financial Plaza              1986/NAP       73.5%       412        46,325
-------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                           84.8%     9,695       933,178
-------------------------------------------------------------------------------

(1)   Based on Unit Mix Reports provided by U-Haul as of 7/29/2007. Unit numbers are approximate and may fluctuate over time based on demand.

      ESCROWS AND RESERVES. At loan origination, the U-Haul Portfolio 2 Borrower has deposited an amount equal to $277,976 into the Real Estate Tax reserve,
$79,419 into the Insurance reserve and $988,657 into the Deferred Maintenance reserve. Following a trigger event or if the escrow falls below cap, the U-Haul
Portfolio 2 Borrower is required to escrow monthly 1/12 of annual real estate taxes and insurance premiums.

      Moreover, upon the occurrence of a Cash Sweep Trigger Event (set forth below), the U-Haul Portfolio 2 Borrower will be required to deposit monthly an amount equal to the sum of the following amounts: (i) any operating expenses approved by the mortgagee in excess of the tax and insurance reserves set forth above into the Operating and Maintenance Expense Sub-Account ("OpEx") reserve,
(ii) any additional capital expenditure expenses approved by the mortgagee into the CapEx reserve and (iii) so long as the amount in the CapEx reserve is less than the amount initially deposited in such reserve, an amount equal to $69,996 into the CapEx reserve. Additionally, the U-Haul Portfolio 2 Borrower is required, if the U-Haul Portfolio 2 Loan is not repaid on the ARD, or in the event of default, to deposit monthly into the Excess Cash Flow reserve all excess cash flow.

                                     IV-36

      LOCKBOX AND CASH MANAGEMENT. A soft lockbox is in place with respect to the U-Haul Portfolio 2 Loan. The lockbox will be in place until the U-Haul
Portfolio 2 Loan has been paid in full. Upon the occurrence of any of the following triggering events (a "Cash Sweep Trigger Event"): (i) an event of default, (ii) the U-Haul Portfolio 2 Loan is not repaid on the ARD or (iii) the
DSCR for the preceding twelve-month period falls below 1.15x, the rents collected by the property manager and held in the lockbox will automatically be transferred daily to the cash management account controlled solely by the lender
(rather than to the borrower account).

      PROPERTY MANAGEMENT. Each of the U-Haul Portfolio 2 Properties is managed by a local affiliate of U-Haul Co. The management agreements are subordinate to the U-Haul Portfolio 2 Loan.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

      RELEASE OF PARCELS. Provided no event of default exists, the U-Haul
Portfolio 2 Borrower may obtain a release of one or more U-Haul Portfolio 2
Properties by partial defeasance subject to the satisfaction of certain conditions, including, but not limited to: (i) after giving effect to the proposed release, the DSCR with respect to the remaining U-Haul Portfolio 2
Properties would be greater than the greater of (a) the DSCR with respect to the
U-Haul Portfolio 2 Properties immediately prior to the proposed release or (b)
1.26x, (ii) after giving effect to the proposed release, the LTV with respect to the remaining U-Haul Portfolio 2 Properties would be no greater than the lesser of (a) 75.1% or (b) the LTV immediately prior to such release, and (iii) the
U-Haul Portfolio 2 Borrower has obtained a written confirmation from each of the rating agencies that the ratings of the certificates will not be qualified, downgraded or withdrawn as a result of such release.

      PROPERTY SUBSTITUTION. Provided no event of default exists, after the permitted defeasance date, once during the term of the U Haul Portfolio 2 Loan, the U-Haul Portfolio 2 Borrower may obtain a release of any of the U-Haul
Portfolio 2 Properties by substituting one or more other properties of like or better kind and quality in place of a released property, subject to the satisfaction of certain conditions, including, but not limited to: (i) the properties to be substituted do not comprise more than 30% of the original principal balance of the U-Haul Portfolio 2 Loan, (ii) after the proposed substitution, the LTV with respect to the remaining U-Haul Portfolio 2
Properties would be no greater than the lesser of (a) 75.10% and (b) the LTV with respect to the remaining U-Haul Portfolio 2 Properties immediately prior to the date of the proposed substitution, (iii) during the twelve full calendar months immediately preceding the proposed substitution, the DSCR with respect to the remaining U-Haul Portfolio 2 Properties would be equal to or greater than the greater of (a) 1.26x and (b) the DSCR in respect of the U-Haul Portfolio 2
Properties (including the property to be substituted) for the twelve full months immediately preceding the substitution, (iv) the DSCR for the twelve months immediately preceding the substitution with respect to the proposed substitute property would be equal to or greater than the DSCR for the twelve months immediately preceding the proposed substitution with respect to the property to be substituted and (v) the U-Haul Portfolio 2 Borrower has obtained a written confirmation from each of the rating agencies that the ratings of the certificates will not be qualified, downgraded or withdrawn as a result of such substitution.

      In addition, the U-Haul Portfolio 2 Borrower may acquire an additional property or properties adjacent to or within the same submarket, which additional property or properties will be subject to the lien of the U-Haul
Portfolio 2 Mortgage, subject to certain conditions, including without limitation: (i) the LTV after the acquisition of such additional property would be no greater than the LTV as of the loan origination, (ii) the DSCR after the acquisition of such additional property is equal to or greater than the greater of (a) the DSCR immediately prior to such acquisition and (b) the DSCR as of the loan origination and (iii) if required by the lender, a written confirmation is obtained from the rating agencies that the ratings assigned to the certificates will not be qualified, downgraded or withdrawn as a result of such acquisition.

      TERRORISM COVERAGE. The U-Haul Portfolio 2 Borrower is required, in accordance with the related loan documents, to maintain insurance against perils and acts of terrorism covering 100% of the insurable replacement value of the
U-Haul Portfolio 2 Properties.

      Certain additional information regarding the U-Haul Portfolio 2 Loan and the U-Haul Portfolio 2 Properties is set forth on Appendix II hereto.

                                     IV-37

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     IV-38

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 7 - JACKSON PORTFOLIO
--------------------------------------------------------------------------------

              [6 PHOTOS OF MORTGAGE LOAN NO. 7 - JACKSON PORTFOLIO]

                                     IV-39

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 7 - JACKSON PORTFOLIO
--------------------------------------------------------------------------------

                [MAP OF MORTGAGE LOAN NO. 7 - JACKSON PORTFOLIO]

                                     IV-40

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 7 - JACKSON PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:               RBC

ORIGINAL BALANCE:                   $65,000,000

CUT-OFF DATE BALANCE:               $65,000,000

SHADOW RATING (FITCH/S&P):          NAP

LOAN PURPOSE:                       Acquisition

FIRST PAYMENT DATE:                 July 1, 2007

INTEREST RATE:                      5.660%

AMORTIZATION:                       Interest Only

ARD:                                NAP

HYPERAMORTIZATION:                  NAP

MATURITY DATE:                      June 1, 2012

EXPECTED MATURITY BALANCE:          $65,000,000

SPONSOR(S):                         Mr. Peter Rosenbaum

INTEREST CALCULATION:               Actual/360

CALL PROTECTION:                    Locked out until 2 years after the REMIC
                                    "start-up" day, with U.S. Treasury
                                    defeasance thereafter. Prepayable without a
                                    premium from and after March 1, 2012.

LOAN PER UNIT:                      $71,982.28

UP-FRONT RESERVES:                  Deferred Maintenance: $21,250

                                    RE Tax:               $564,644

                                    Insurance:            $173,000

ONGOING RESERVES:                   RE Tax:               $56,464

                                    Insurance:            $14,416

                                    Cap Ex:               $16,263

LOCKBOX:                            None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:             Portfolio of 5 Assets

PROPERTY TYPE:                      Multifamily

PROPERTY SUB-TYPE:                  Garden

LOCATION:                           Jackson, TN

YEAR BUILT/RENOVATED:               1979,1996,1997, 2001/2006

PERCENT LEASED(1):                  93.0%

UNITS:                              903

THE COLLATERAL:                     Five garden style multi-family apartment
                                    complexes

OWNERSHIP INTEREST:                 Fee

PROPERTY MANAGEMENT:                Brookside Management

3RD MOST RECENT NOI (AS OF):        NAP

2ND MOST RECENT NOI (AS OF):        NAP

MOST RECENT NOI (AS OF):            $5,241,293 (T-12 01/31/2007)

U/W NET OP. INCOME:                 $5,316,570

U/W NET CASH FLOW:                  $5,121,420

U/W OCCUPANCY:                      92.2%

APPRAISED VALUE:                    $81,200,000

CUT-OFF DATE LTV:                   80.0%

MATURITY DATE LTV:                  80.0%

DSCR:                               1.37x
--------------------------------------------------------------------------------

(1)   Percent Leased is based on the underwritten rent roll dated March 7, 2007.

THE JACKSON PORTFOLIO LOAN

      THE LOAN. The seventh largest loan (the "Jackson Portfolio Loan") as evidenced by the Promissory Note (the "Jackson Portfolio Note") is secured by a first priority fee (Deed of Trust, Assignment of Leases and Rents, Security
Agreement and Fixture Filing) (the "Jackson Portfolio Mortgage") encumbering a
903 unit five-property multi-family portfolio comprised of five assets known as
Camellia Trace, Northridge, Cherry Grove, Cedarwood, and Whispering Oaks located in Jackson, Tennessee (the "Jackson Portfolio Properties"). The Jackson
Portfolio Loan was originated on May 11, 2007 by or on behalf of Royal Bank of
Canada.

      THE BORROWER. The borrowers under the Jackson Portfolio are Camellia
Tennessee Holdings, LLC, Cedarwood Holdings, LLC, Cherry Grove Holdings, LLC,
Northridge Tennessee Holdings, LLC, and Whispering Oaks Realty Co., LLC, each of which is a Delaware limited liability company ("the Jackson Portfolio Borrower")
that own no material asset other than the subject property and related interests. The Jackson Portfolio Borrowers are controlled by Mr. Peter
Rosenbaum, the sponsor of the Jackson Portfolio Loan.

      THE PROPERTY. The Jackson Portfolio Properties are comprised of five properties, which include 903 residential units located in Jackson, Tennessee.
See table below for additional information about the Jackson Portfolio
Properties.

                                     IV-41

----------------------------------------------------------------------------------------------------------------------
                                   ALLOCATED LOAN                     OWNERSHIP     YEAR BUILT/     PERCENT
    PROPERTY        LOCATION           AMOUNT        PROPERTY TYPE     INTEREST      RENOVATED       LEASED     UNITS
----------------------------------------------------------------------------------------------------------------------

Cherry Grove       Jackson, TN      $27,902,000       Multifamily        Fee         1997/NAP         91.1%      380
Camellia Trace     Jackson, TN      $15,760,000       Multifamily        Fee         2001/NAP         91.5%      212
Northridge         Jackson, TN      $11,250,000       Multifamily        Fee         1996/2006        99.4%      160
Cedarwood          Jackson, TN       $6,885,000       Multifamily        Fee         1979/NAP         91.0%      101
Whispering Oaks    Jackson, TN       $3,203,000       Multifamily        Fee         1997/2006        98.0%       50
----------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
                                      1 BR      JACKSON               2 BR                                3BR        JACKSON
                                      AVG.     CLASS A/B              AVG.      JACKSON CLASS             AVG.      CLASS A/B
                   TOTAL    1 BR    IN-PLACE   1BR MARKET   2 BR    IN-PLACE       A/B 2BR      3 BR    IN-PLACE   3BR MARKET
   PROPERTY        UNITS    UNITS     RENT       RENTS      UNITS     RENT       MARKET RENTS   UNITS     RENT        RENTS
------------------------------------------------------------------------------------------------------------------------------

Cherry Grove        380      68       $679     $435-$704     240      $779        $495-$829      72       $849      $560-$990
Camellia Trace      212      80(1)    $668     $435-$704      80      $802        $495-$829      52       $909      $560-$990
Northridge          160      48       $704     $435-$704      96      $792        $495-$829      16       $897      $560-$990
Cedarwood           101       0        NAP     $435-$704      62      $711        $495-$829      39       $783      $560-$990
Whispering Oaks      50       5       $599     $435-$704      36      $699        $495-$829       9       $799      $560-$990
------------------------------------------------------------------------------------------------------------------------------

(1)   Includes 20 Loft Units.

      ESCROWS AND RESERVES. The Jackson Portfolio Borrower is required to escrow
1/12 of estimated annual real estate taxes and insurance premiums monthly. The
Jackson Portfolio Borrower is required to deposit $16,263 monthly into a capital expenditure reserve. An initial deposit of $21,250 was collected upfront for a deferred maintenance reserve.

      LOCKBOX AND CASH MANAGEMENT. None.

      PROPERTY MANAGEMENT. The Jackson Portfolio Properties are managed by
Brookside Management, which is not an affiliate of Mr. Peter Rosenbaum the
Loan's sponsor. The management agreement is subordinate to the Jackson Portfolio
Loan.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

      RELEASE OF PARCELS. Partial release is permitted with partial defeasance of the individual properties, with a release price of 125% of the allocated loan amount. Immediately following the release, the LTV must be less than or equal to
80% and the DSCR must be at least 1.25x. The Camellia Trace and Cherry Grove properties are not subject to the partial release and must remain as part of the collateral.

      TERRORISM COVERAGE. The Jackson Portfolio Borrower is required, in accordance with the related loan documents to maintain insurance against terrorism.

      Certain additional information regarding the Jackson Portfolio Loan and the Jackson Portfolio Properties is set forth on Appendix II hereto.

                                     IV-42

--------------------------------------------------------------------------------
                         MORTGAGE LOAN NO. 8 - METROPLEX
--------------------------------------------------------------------------------

                  [2 PHOTOS OF MORTGAGE LOAN NO. 8 - METROPLEX]

                                     IV-43

--------------------------------------------------------------------------------
                         MORTGAGE LOAN NO. 8 - METROPLEX
--------------------------------------------------------------------------------

                    [MAP OF MORTGAGE LOAN NO. 8 - METROPLEX]

                                     IV-44

--------------------------------------------------------------------------------
                         MORTGAGE LOAN NO. 8 - METROPLEX
--------------------------------------------------------------------------------

                    [MAP OF MORTGAGE LOAN NO. 8 - METROPLEX]

                                     IV-45

--------------------------------------------------------------------------------
                         MORTGAGE LOAN NO. 8 - METROPLEX
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:               RBC

ORIGINAL BALANCE:                   $48,000,000

CUT-OFF DATE BALANCE:               $48,000,000

SHADOW RATING (FITCH/S&P):          NAP

LOAN PURPOSE:                       Refinance

FIRST PAYMENT DATE:                 August 1, 2007

INTEREST RATE:                      5.460%

AMORTIZATION:                       Interest Only

ARD:                                NAP

HYPERAMORTIZATION:                  NAP

MATURITY DATE:                      July 1, 2017

EXPECTED MATURITY BALANCE:          $48,000,000

SPONSOR(S):                         Alan C. Fox

INTEREST CALCULATION:               Actual/360

CALL PROTECTION:                    Locked out until 2 years after the REMIC
                                    "start-up" day, with U.S. Treasury
                                    defeasance thereafter. Prepayable without a
                                    premium from and after January 1, 2017.

LOAN PER SF:                        $226.70

UP-FRONT RESERVES:                  Earn out Reserve: $4,224,000 (LOC)

ONGOING RESERVES:                   RE Tax(1):        Springing

                                    Insurance(1):     Springing

LOCKBOX:                            None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:             Single Asset

PROPERTY TYPE:                      Retail

PROPERTY SUB-TYPE:                  Unanchored

LOCATION:                           San Diego, CA

YEAR BUILT/RENOVATED:               1991-1992

PERCENT LEASED(2):                  87.7%

SQUARE FOOTAGE:                     211,734

THE COLLATERAL:                     Two, two-story retail buildings

OWNERSHIP INTEREST:                 Fee

PROPERTY MANAGEMENT:                ACF Property Management, Inc.

3RD MOST RECENT NOI (AS OF):        NAP

2ND MOST RECENT NOI (AS OF):        $2,826,822  (2005)

MOST RECENT NOI (AS OF):            $3,523,943  (2006)

U/W NET OP. INCOME:                 $3,589,857

U/W NET CASH FLOW:                  $3,423,152

U/W OCCUPANCY:                      87.7%

APPRAISED VALUE:                    $65,600,000

CUT-OFF DATE LTV:                   73.2%

MATURITY DATE LTV:                  73.2%

DSCR:                               1.29x
--------------------------------------------------------------------------------

(1)   See "Escrows and Reserves" for specific details.

(2)   Percent Leased is based on the underwritten rent roll dated July 9, 2007.

THE METROPLEX LOAN

      THE LOAN. The eighth largest loan (the "Metroplex Loan") as evidenced by the Promissory Note (the "Metroplex Note") is secured by a first priority fee
(Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture
Filing) (the "Metroplex Mortgage") encumbering the 211,734 square foot retail building known as Metroplex, located in San Diego, California (the "Metroplex
Property"). The Metroplex Loan was originated on June 4, 2007 by or on behalf of
Royal Bank of Canada.

      THE BORROWER. The borrower is Metroplex Shopping Center 05 A, L.P., a
California limited partnership (the "Metroplex Borrower") that owns no material asset other than the Metroplex Property and related interests. The Metroplex
Borrower is controlled by Alan C. Fox, the sponsor of the Metroplex Loan.

      THE PROPERTY. The Metroplex Property is located in San Diego, California at the intersection of Miramar and Carroll Road. The Metroplex Property was
originally constructed in 1991-1992. It consists of two, two-story in-line buildings totaling 211,734 square feet. The property configuration includes
68,266 square feet (32.24%) for office space, and 143,468 square feet (67.76%)
for retail space. The Metroplex Property is situated on approximately 8.92 acres and includes 688 parking spaces. The Metroplex Property is anchored by Treasures
Furniture, Inc. and New Horizons, Inc. Treasurers Furniture annualized YTD sales are $218/SF, indicating occupancy costs of 9.03%.

                                     IV-46

      The following table presents certain information relating to the major tenants at the Metroplex Property:

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                           % OF TOTAL     ANNUALIZED
                              CREDIT RATING                                ANNUALIZED      ANNUALIZED    UNDERWRITTEN
                                 (FITCH/                                  UNDERWRITTEN    UNDERWRITTEN     BASE RENT      LEASE
      TENANT NAME            MOODY'S/S&P)(1)   TENANT NRSF    % OF NRSF   BASE RENT ($)     BASE RENT    ($ PER NRSF)   EXPIRATION
-----------------------------------------------------------------------------------------------------------------------------------

Treasure's Furniture, Inc.       --/--/--        100,233          47%       $1,980,308          53%          $19.76     11/30/2013
New Horizons, Inc                --/--/--         18,937           9%         $432,322          12%          $22.83     06/30/2008
Scan Furniture                   --/--/--         17,045           8%         $347,718           9%          $20.40     07/31/2007
Koren Metro Flooring, Inc.       --/--/--         13,408           6%         $257,434           7%          $19.20     04/30/2014

-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                           149,623          71%       $3,017,906          80%          $20.17
-----------------------------------------------------------------------------------------------------------------------------------

Other Tenants                    Various          36,020          17%         $752,627          20%          $20.89      Various
Vacant Space                       NAP            26,091          12%               $0           0%           $0.00        NAP
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                           211,734         100%       $3,770,534         100%        $20.31(2)
-----------------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)   Excludes vacant square footage.

----------------------------------------------------------------------------------------------------------------
                                            LEASE ROLLOVER SCHEDULE

                   # OF     AVERAGE BASE    % OF TOTAL                    % OF TOTAL BASE      CUMULATIVE % OF
                  LEASES    RENT PER SF    SQUARE FEET    CUMULATIVE %    RENTAL REVENUES     TOTAL BASE RENTAL
      YEAR        ROLLING     ROLLING        ROLLING      OF SF ROLLING       ROLLING         REVENUES ROLLING
----------------------------------------------------------------------------------------------------------------

     Vacant          2          $0.00           12%            12%               0%                    0%
      2007           1         $20.40            8%            20%               9%                    9%
      2008           3         $21.68           10%            30%              12%                   21%
      2009           0          $0.00            0%            30%               0%                   21%
      2010           2         $18.91            3%            33%               3%                   25%
      2011           1         $18.36            3%            37%               3%                   28%
      2012           1         $17.08            2%            39%               2%                   30%
      2013           1         $19.76           47%            86%              53%                   83%
      2014           2         $20.76           10%            97%              12%                   95%
      2015           0          $0.00            0%            97%               0%                   95%
      2016           0          $0.00            0%            97%               0%                   95%
 2017 & Beyond       1         $28.20            3%           100%               5%                  100%
----------------------------------------------------------------------------------------------------------------

      ESCROWS AND RESERVES. Upon event of default, the Metroplex Borrower is required to escrow 1/12 of estimated annual real estate taxes and insurance premiums monthly.

      At loan closing, the Metroplex Borrower posted a letter of credit in the total amount of $4,224,000 (collectively, the "Earnout Reserve"). Funds in the earnout reserve will be released to the Metroplex Borrower once they furnish to the lender a written disbursement request and upon satisfaction of certain conditions, including but not limited to, a DSCR equal to or greater than 1.20x and a maximum LTV of 80%.

      LOCKBOX AND CASH MANAGEMENT. None.

      PROPERTY MANAGEMENT. The Metroplex Property is managed by ACF Property
Management, Inc. which is an affiliate of Alan C. Fox the Loan's sponsor. The management agreement is subordinate to the Metroplex Loan.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

      RELEASE OF PARCELS. Not allowed.

      TERRORISM COVERAGE. The Metroplex Borrower is required, in accordance with the related loan documents to maintain insurance against terrorism.

      PERSONAL GUARANTEE. The sponsor of the Metroplex Loan has provided a personal guarantee up to a maximum of $7,000,000 against realized losses on the
Metroplex Loan. Such guarantee will be assigned by the mortgage loan seller to the MSCI 2007-IQ15 trust. In addition, the sponsor is personally liable to the lender with respect to the matters specifically set forth in "Risk Factors -- A
Large

                                     IV-47

Concentration Of Retail Properties In The Mortgage Pool Will Subject Your
Investment To The Special Risks Of Retail Properties" in the Free Writing
Prospectus.

      Certain additional information regarding the Metroplex Loan and the
Metroplex Property is set forth on Appendix II hereto.

                                     IV-48

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 9 - ONE INDIANA SQUARE
--------------------------------------------------------------------------------

             [4 PHOTOS OF MORTGAGE LOAN NO. 9 - ONE INDIANA SQUARE]

                                     IV-49

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 9 - ONE INDIANA SQUARE
--------------------------------------------------------------------------------

                [MAP OF MORTGAGE LOAN NO. 9 - ONE INDIANA SQUARE]

                                     IV-50

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 9 - ONE INDIANA SQUARE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:               MSMCH

ORIGINAL BALANCE:                   $48,000,000

CUT-OFF DATE BALANCE:               $48,000,000

SHADOW RATING (FITCH/S&P):          NAP

LOAN PURPOSE:                       Refinance

FIRST PAYMENT DATE:                 August 1, 2007

INTEREST RATE:                      5.770%

AMORTIZATION:                       Interest-only through July 1, 2009.
                                    Thereafter, principal and interest
                                    payments of $280,725.12 beginning August 1,
                                    2009 through the maturity date.

ARD:                                NAP

HYPERAMORTIZATION:                  NAP

MATURITY DATE:                      July 1, 2017

EXPECTED MATURITY BALANCE:          $42,396,374

SPONSOR(S):                         McKnight Realty Partners

INTEREST CALCULATION:               Actual/360

CALL PROTECTION:                    Locked out until 2 years after the REMIC
                                    "start-up" day, with U.S. Treasury
                                    defeasance thereafter. Prepayable without a
                                    premium on or after January 1, 2017.

LOAN PER SF:                        $72.46

UP-FRONT RESERVES:                  TI/LC:                   $1,000,000

                                    Deferred Maintenance:    $17,500,000

                                    Deferred Maintenance:    $15,000,000 (LOC)

                                    Major Tenant TI/LC:      $2,000,000

ONGOING RESERVES:                   RE Tax:                  Springing(2)

                                    Insurance:               Springing(2)

                                    TI/LC:                   Springing(2)

                                    Cap Ex:                  $11,040/month(2)

                                    Construction             Springing(2)

                                    Management:

LOCKBOX:                            None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:             Single Asset

PROPERTY TYPE:                      Office

PROPERTY SUB-TYPE:                  Urban

LOCATION:                           Indianapolis, IN

YEAR BUILT/RENOVATED:               1970/1997-2005; 2007

PERCENT LEASED(1):                  68.5%

SQUARE FOOTAGE:                     662,416

THE COLLATERAL:                     A 36-story Class A office

OWNERSHIP INTEREST:                 Fee

PROPERTY MANAGEMENT:                McKnight Property Management, LLC

3RD MOST RECENT NOI (AS OF):        $4,704,532  (2005)

2ND MOST RECENT NOI (AS OF):        $4,696,475  (2006)

MOST RECENT NOI (AS OF):            $4,516,558  (T-12 03/31/2007)

U/W NET OP. INCOME:                 $4,889,097

U/W NET CASH FLOW:                  $4,094,198

U/W OCCUPANCY:                      73.5%

APPRAISED VALUE:                    $61,500,000

CUT-OFF DATE LTV:                   78.0%

MATURITY DATE LTV:                  68.9%

DSCR:                               1.46x

POST IO DSCR:                       1.22x
--------------------------------------------------------------------------------

(1)   Percent Leased is based on the rent roll dated April 1, 2007.

(2)   See "Escrows and Reserves" for specific details.

THE ONE INDIANA SQUARE LOAN

      THE LOAN. The ninth largest loan (the "One Indiana Square Loan") as evidenced by the Promissory Note (the "One Indiana Square Note") is secured by a first priority fee Mortgage and Security Agreement (the "One Indiana Square
Mortgage") encumbering a 36-story Class A office building known as One Indiana
Square, located in Indianapolis, Indiana (the "One Indiana Square Property").
The One Indiana Square Loan was originated on June 15, 2007 by or on behalf of
Morgan Stanley Mortgage Capital Inc. (predecessor to Morgan Stanley Mortgage
Capital Holdings LLC).

      THE BORROWER. The borrower is One Indiana Square Associates LLC, an
Indiana limited liability company (the "One Indiana Square Borrower") that owns no material asset other than the One Indiana Square Property and related interests. The One Indiana Square Borrower is indirectly controlled by four individuals, three of whom are carve-out guarantors in respect of the One
Indiana Square Borrower and are officers of McKnight Realty Partners
("McKnight"), the sponsor of the One Indiana Square Loan. McKnight is a real estate

                                     IV-51

investment firm led by members of two well known Pittsburgh families. Beginning in 1999 with its acquisition of a prime 800,000 square-foot building in the core of the Pittsburgh commercial business district, McKnight has acquired and improved fourteen commercial properties in Pittsburgh, in addition to commercial properties in Indianapolis, Chicago, Columbus, Cincinnati and Dallas.

      THE PROPERTY. The One Indiana Square Property is located in Indianapolis,
Indiana, on the northeast corner of Ohio Street and Pennsylvania Street. The One
Indiana Square Property is a 36-story Class A office building, containing approximately 662,416 square feet. The One Indiana Square Property was constructed in 1970. The One Indiana Square Property is situated on approximately 2.27 acres and includes 905 parking spaces. On April 2, 2006, intense winds swept through the Indianapolis commercial business district, damaging the facade and curtain wall, as well as certain interior areas, on sixteen stories of the One Indiana Square Property. The cost to repair such damage is estimated by a third-party engineer to be approximately $11,750,000.
The One Indiana Square Borrower has submitted an insurance claim in respect of the damage and deposited $32,500,000 into the repair reserve (consisting of
$15,000,000 by letters of credit and $17,500,000 in cash) to completely reconstruct the building facade in addition to making the necessary repairs. Any insurance proceeds received by the One Indiana Square Borrower are required to be deposited into a repair reserve. The One Indiana Square Borrower's failure to repair the damage pursuant to the terms of One Indiana Square Mortgage would be an event of default thereunder. In addition, the non-recourse carveout guarantor has provided a completion guaranty of the repair work.

      The following table presents certain information relating to the major tenants at the One Indiana Square Property:

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                         ANNUALIZED
                                                                          ANNUALIZED     % OF TOTAL     UNDERWRITTEN
                            CREDIT RATING                                UNDERWRITTEN    ANNUALIZED       BASE RENT
                               (FITCH/                                    BASE RENT      UNDERWRITTEN      ($ PER         LEASE
      TENANT NAME          MOODY'S/S&P)(1)    TENANT NRSF   % OF NRSF        ($)          BASE RENT       NRSF)(2)     EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------

Regions Bank                   A+/A1/A          107,028        16%        $2,087,046         26%           $19.50      06/30/2011
Sommer & Barnard              --/--/--           81,879        12%        $1,702,951         21%           $21.50      01/31/2021
Krieg Devault et al           --/--/--           48,927         7%          $965,030         12%           $19.86      08/31/2010
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                          237,834        36%        $4,755,027         59%           $20.25
------------------------------------------------------------------------------------------------------------------------------------

Other Tenants                    NAP            212,967        32%        $3,285,921         41%           $17.31        Various
Vacant Space                     NAP            211,615        32%                $0          0%            $0.00          NAP
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                          662,416       100%        $8,040,948        100%           $18.93
------------------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)   Annualized Underwritten Base Rent per NRSF excludes space to which no rent is attributed, such as storage, vault space, fitness center, meeting rooms, and tenants with free rent until February 2008.

      The following table presents certain information relating to the lease rollover at the One Indiana Square Property:

----------------------------------------------------------------------------------------------------------------------
                                               LEASE ROLLOVER SCHEDULE

                                                                                 % OF TOTAL
                                 AVERAGE BASE     % OF TOTAL     CUMULATIVE %   BASE RENTAL     CUMULATIVE % OF TOTAL
                  # OF LEASES    RENT PER SF     SQUARE FEET        OF SF        REVENUES       BASE RENTAL REVENUES
     YEAR           ROLLING       ROLLING(1)      ROLLING(2)      ROLLING(2)      ROLLING              ROLLING
----------------------------------------------------------------------------------------------------------------------

     Vacant            31           $0.00            33%             33%             0%                   0%
      MTM               2          $17.94             2%             35%             3%                   3%
      2007              4          $17.62             1%             35%             1%                   4%
      2008              2          $13.67             0%             36%             0%                   4%
      2009              6          $17.70             4%             40%             6%                  10%
      2010             11          $18.89            12%             52%            18%                  28%
      2011              4          $19.34            18%             70%            28%                  56%
      2012              5          $18.88             4%             74%             5%                  62%
      2013              6          $17.07             7%             81%            10%                  72%
      2014              3          $17.25             1%             82%             1%                  73%
      2015              2          $15.95             5%             87%             6%                  79%
      2016              0           $0.00             0%             87%             0%                  79%
 2017 & Beyond          5          $21.50            13%            100%            21%                 100%
----------------------------------------------------------------------------------------------------------------------

(1)   The Average Base Rent per SF Rolling excludes space to which no rent is attributed, such as storage, vault space, fitness center, meeting rooms, and rent from the tenant "Broadcast Services" who do not occupy any square footage, but pay $96,000 in rent.

(2)   The percentage of total square feet rolling and cumulative percentage of square feet rolling exclude 16,279 SF of space to which no rent or expiration date is attributed, such as storage vault space, fitness center, and meeting rooms.

      ESCROWS AND RESERVES. At loan closing, the One Indiana Square Borrower (i)
posted a letter of credit in the total amount of $15,000,000 (collectively, the
"Completion/Repair Letter of Credit") and deposited an amount equal to
$17,500,000 into a Required Repairs reserve and (ii) deposited (a) an amount equal to $2,000,000 for tenant improvement and leasing commission costs associated with the

                                     IV-52

largest tenant's lease expiration on June 30, 2011 (the "Major Tenant TI/LC
Reserve") and (b) an amount equal to $1,000,000 as TI/LC reserve for the other spaces (the "Standard TI/LC Reserve"). Any insurance proceeds for the windstorm damage received by the One Indiana Square Borrower are also required to be deposited into the Required Repairs reserve. The Completion/Repair Letter of
Credit will be held until all exterior work is complete. The Major Tenant TI/LC
Reserve will be released upon the re-tenanting of the related space for a term that extends at least three years beyond the loan's maturity date. Moreover, if the TI/LC balance falls below the $1MM cap, the One Indiana Square Borrower is required to deposit (i) monthly into the Standard TI/LC Reserve an amount equal to $25,000 until the amount on deposit in such reserve equals $1,000,000 and
(ii) monthly into a Cap Ex Reserve in an amount equal to $11,040. Additionally, if an event of default has occurred and is continuing, the DSCR ceases to be equal to or greater than 1.10x or the lender does not receive proof that all taxes and insurance premiums have been paid at least thirty days prior to their respective due dates, the One Indiana Square Borrower will be required to deposit monthly into a Tax Reserve 1/12 of the taxes payable during the next ensuing 12 months and into an Insurance Reserve 1/12 of the insurance premiums payable for the renewal of the coverage upon the expiration thereof.

      LOCKBOX AND CASH MANAGEMENT. None.

      PROPERTY MANAGEMENT. The One Indiana Square Property is managed by
McKnight Property Management, LLC, which is an affiliate of the One Indiana
Square Borrower. The management agreement is subordinate to the One Indiana
Square Loan.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

      RELEASE OF PARCELS. Not allowed.

      TERRORISM COVERAGE. The One Indiana Square Borrower is required, in accordance with the related loan documents, to maintain insurance against perils and acts of terrorism, provided that such insurance is available at commercially reasonable rates as determined by the Mortgagee in its sole discretion.

      Certain additional information regarding the One Indiana Square Loan and the One Indiana Square Property is set forth on Appendix II hereto.

                                     IV-53

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     IV-54

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 10 - 190 EAST 7TH STREET
--------------------------------------------------------------------------------

            [3 PHOTOS OF MORTGAGE LOAN NO. 10 - 190 EAST 7TH STREET]

                                     IV-55

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 10 - 190 EAST 7TH STREET
--------------------------------------------------------------------------------

               [MAP OF MORTGAGE LOAN NO. 10 - 190 EAST 7TH STREET]

                                     IV-56

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 10 - 190 EAST 7TH STREET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:               PMCF

ORIGINAL BALANCE:                   $46,500,000

CUT-OFF DATE BALANCE:               $46,500,000

SHADOW RATING (FITCH/S&P):          NAP/NAP

LOAN PURPOSE:                       Refinance

FIRST PAYMENT DATE:                 August 5, 2007

INTEREST RATE:                      6.300%

AMORTIZATION:                       Interest Only

ARD:                                NAP

HYPERAMORTIZATION:                  NAP

MATURITY DATE:                      July 5, 2017

EXPECTED MATURITY BALANCE:          $46,500,000

SPONSOR(S):                         Paul Stallings

INTEREST CALCULATION:               Actual/360

CALL PROTECTION:                    Locked out until until 25 months after the
                                    REMIC "start-up" day, with U.S. Treasury
                                    defeasance thereafter. Prepayable without a
                                    premium from and after May 6, 2017.

LOAN PER UNIT:                      $375,000

UP-FRONT RESERVES:                  RE Tax(1):        $58,142

                                    Insurance(1):     $48,895

ONGOING RESERVES:                   RE Tax(1):        $58,142

                                    Insurance(1):     $8,149

                                    Cap Ex(1):        $2,780

LOCKBOX:                            None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:             Single Asset

PROPERTY TYPE:                      Multifamily

PROPERTY SUB-TYPE:                  Low Rise

LOCATION:                           New York, NY

YEAR BUILT/RENOVATED:               1998 / N/A

PERCENT LEASED(2):                  100.0%

UNITS:                              124

THE COLLATERAL:                     A two building multifamily apartment complex

OWNERSHIP INTEREST:                 Fee

PROPERTY MANAGEMENT:                CLS Management, LLC.

3RD MOST RECENT NOI (AS OF):        $3,090,819  (2005)

2ND MOST RECENT NOI (AS OF):        $3,259,736  (2006)

MOST RECENT NOI (AS OF):            $3,381,821  (T-12 04/30/2007)

U/W NET OP. INCOME:                 $3,595,610

U/W NET CASH FLOW:                  $3,562,254

U/W OCCUPANCY:                      96.0%

APPRAISED VALUE:                    $77,200,000

CUT-OFF DATE LTV:                   60.2%

MATURITY DATE LTV:                  60.2%

DSCR:                               1.20x
--------------------------------------------------------------------------------

(1)   See "Escrows and Reserves" for specific details.

(2)   Percent Leased is based on the rent roll dated June 11, 2007.

THE 190 EAST 7TH STREET LOAN

      THE LOAN. The tenth largest loan (the "190 East 7th Street Loan") as evidenced by the Amended, Restated and Consolidated Promissory Note is secured by a first priority fee Amended, Restated and Consolidated Mortgage and Security
Agreement encumbering a 124-unit 2-building apartment complex known as 190 East
7th Street, located on approximately 0.57 acres in New York, New York (the "190
East 7th Street Property"). The 190 East 7th Street Loan was originated on June
11, 2007 by or on behalf of Prudential Mortgage Capital Funding, LLC.

      THE BORROWER. The borrower is P.S. 71 Associates, LLC, a New York limited liability company (the "190 East 7th Street Borrower") that owns no material asset other than the 190 East 7th Street Property and related interests. Paul
Stallings, the sponsor and sole guarantor of the 190 East 7th Street Loan, holds a 49.75% direct ownership interest in the 190 East 7th Street Borrower. Mr.
Stallings has been actively engaged in real estate development since 1979, and as of May 2007 owns and operates 11 residential rental buildings and a 110-room
NYC boutique hotel.

      THE PROPERTY. The 190 East 7th Street Property is located in New York, New
York, at 186 - 196 East 7th Street, in the East Village neighborhood of downtown
New York City. The 190 East 7th Street Property is located on a thru-block site with frontage on East 6th Street and East 7th Street between Avenues B and C.
The 190 East 7th Street Property was originally constructed in 1998.

                                     IV-57

----------------------------------------------------------------------------------------------------------
                                  PERCENT LEASED
                     NUMBER OF        (AS OF        AVERAGE SF    AVERAGE MONTHLY    AVERAGE MONTHLY RENT
      UNIT TYPE        UNITS       06/11//2007)      PER UNIT      RENT PER UNIT            PER SF
----------------------------------------------------------------------------------------------------------

Studio                   5             100.0%            488           $2,099               $4.30
1-Bedroom               22             100.0%            597           $2,696               $4.52
2-Bedroom               67             100.0%            717           $3,225               $4.50
3-Bedroom               25             100.0%          1,115           $4,477               $4.02
4-Bedroom                5             100.0%          1,443           $4,765               $3.30
----------------------------------------------------------------------------------------------------------
TOTAL                  124             100.0%            796           $3,400               $4.27
----------------------------------------------------------------------------------------------------------

      The above table is generally based on data provided by Metropolitan
Valuation Services.

      ESCROWS AND RESERVES. At loan origination, the 190 East 7th Street
Borrower deposited an amount equal to $58,142 into a real estate retax reserve and $48,895 into an insurance reserve. In addition, the 190 East 7th Street
Borrower is required to escrow 1/12 of annual real estate taxes and 1/12 of annual insurance premiums monthly. Lastly, the 190 East 7th Street Borrower is required to deposit $2,780 monthly into a replacement reserve.

      LOCKBOX AND CASH MANAGEMENT. None.

      PROPERTY MANAGEMENT. The 190 East 7th Street Property is managed by CLS
Management, LLC., which is an affiliate of the 190 East 7th Street Borrower. The management agreement is subordinate to the 190 East 7th Street Loan.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

      RELEASE OF PARCELS. Not allowed.

      TERRORISM COVERAGE. The 190 East 7th Street Borrower is required, in accordance with the related loan documents, to maintain insurance against perils and acts of terrorism, provided that such insurance is commercially available.

      Certain additional information regarding the 190 East 7th Street Loan and the 190 East 7th Street Property is set forth on Appendix II hereto.

                                     IV-58

                       This page left intentionally blank

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                                                   MORGAN STANLEY CAPITAL I INC.
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                                                   STATEMENT TO CERTIFICATEHOLDERS

                                                                                                           PAYMENT DATE:
                                                                                                           RECORD DATE:
                                                                                                           DETERMINATION DATE:

U.S. BANK CORPORATE TRUST SERVICES
ONE FEDERAL STREET
BOSTON, MA 02110

PAYING AGENT'S REPORT TO CERTIFICATEHOLDERS

------------------------------------------------------------------------------------------------------------------------------------
REPORT SECTIONS                                                       PREPARER            PAGE NUMBER                 ACCESS
---------------                                                     ------------          -----------                 ------

Distribution Date Statement                                         Paying Agent
Loan Schedule                                                       Paying Agent
Loan Portfolio Stratifications                                      Paying Agent
Historical Liquidation Loss Report                                  Paying Agent
Historical Bond / Collateral Realized Loss Reconciliation Report    Paying Agent
Interest Shortfall Reconciliation                                   Paying Agent
Reconciliation of Funds                                             Paying Agent
REO Status Reports                                                    Servicer
Historical Loan Modification                                          Servicer
Delinquent Loan Status Report                                         Servicer
Loan Level Reserve/ LOC Report                                        Servicer
Servicer Watchlist                                                    Servicer
Comparative Financial Status Report                                   Servicer
------------------------------------------------------------------------------------------------------------------------------------

ADDITIONAL REPORT/FILE
------------------------------------------------------------------------------------------------------------------------------------

CSSA Periodic Loan Update File                                        Servicer     Delivery Through Web Site
Operating Statement Analysis                                          Servicer     Upon Request
NOI Adjustment Worksheet                                              Servicer     Upon Request
------------------------------------------------------------------------------------------------------------------------------------

US BANK INFORMATION DELIVERY VEHICLES
------------------------------------------------------------------------------------------------------------------------------------

Web Site:                                                                       https://trustinvestorreporting.usbank.com
For other information delivery requests:                                        ct.information.delivery@usbank.com
------------------------------------------------------------------------------------------------------------------------------------

DEAL-SPECIFIC CONTACTS
------------------------------------------------------------------------------------------------------------------------------------

Account Officer (paying agent questions):
Bond Analyst (analytics and collateral questions):
Trustee                                               Wells Fargo Bank, National Association
Paying Agent                                          U.S. Bank National Association
Master Servicers                                      Capmark Finance Inc.,
                                                      Prudential Asset Resources, Inc., with respect to the Prudential loans only
Special Servicers                                     Centerline Servicing Inc.,
                                                      Prudential Asset Resources, Inc., with respect to the Hilton Washington,
                                                      D.C. loan only
------------------------------------------------------------------------------------------------------------------------------------

RATING AGENCY CONTACTS
------------------------------------------------------------------------------------------------------------------------------------

Fitch, Inc.                                                                        Standard & Poor's Rating Services
One State Street Plaza                                                             55 Water Street
New York, NY 10004                                                                 New York, NY 10041
(212) 908-0500                                                                     (212) 438-2430
------------------------------------------------------------------------------------------------------------------------------------

This report has been prepared by, or is based on information furnished to U.S. Bank Corporate Trust Services ("U.S. Bank") by, one
or more third parties (e.g. Servicers, Master Servicer, etc.), and U.S. Bank has not independently verified information received from or prepared by any such third party. U.S. Bank shall not and does not undertake responsibility for the accuracy, completeness, or sufficiency of this report or the information contained herein for any purpose, and U.S. Bank makes no representations or warranties with respect thereto. The information in this report is presented here with the approval of the Issuer solely as a convenience for the user, and should not be relied upon without further investigation by any user contemplating an investment decision with respect to the related securities.

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                                                   STATEMENT TO CERTIFICATEHOLDERS

                                                                                                           PAYMENT DATE:
                                                                                                           RECORD DATE:
                                                                                                           DETERMINATION DATE:
PAYING AGENT'S REPORT TO CERTIFICATEHOLDERS
PAYMENT SUMMARY

------------------------------------------------------------------------------------------------------------------------------------
         PASS
        THROUGH   ORIGINAL   BEGINNING    PRINCIPAL       INTEREST     PREPAYMENT      REALIZED           TOTAL           ENDING
CLASS    RATE     BALANCE     BALANCE    DISTRIBUTION   DISTRIBUTION    PREMIUM     PRINCIPAL LOSS     DISTRIBUTION      BALANCE
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
          Totals:
                  ------------------------------------------------------------------------------------------------------------------

CERTIFICATE FACTOR DETAIL

---------------------------------------------------------------------------------------------------
                   BEGINNING      PRINCIPAL       INTEREST     PREPAYMENT  REALIZED       ENDING
CLASS    CUSIP    CERT. FACTOR   DISTRIBUTION   DISTRIBUTION    PREMIUM      LOSS      CERT. FACTOR
---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------

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                                                   STATEMENT TO CERTIFICATEHOLDERS

                                                                                                           PAYMENT DATE:
                                                                                                           RECORD DATE:
                                                                                                           DETERMINATION DATE:

PRINCIPAL DETAIL:

------------------------------------------------------------------------------------------------------------------------------------
        BEGINNING   SCHEDULED   UNSCHEDULED      REALIZED        TOTAL      ENDING      CUMULATIVE               CUMULATIVE
CLASS    BALANCE    PRINCIPAL    PRINCIPAL    PRINCIPAL LOSS   PRINCIPAL   BALANCE    REALIZED LOSSES       APPRAISAL REDUCTION
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
TOTAL
------------------------------------------------------------------------------------------------------------------------------------

INTEREST DETAIL:

------------------------------------------------------------------------------------------------------------------------------------
              ACCRUED           UNPAID    NET AGG   INTEREST      RECOVERY OF       PREPAYMENT    TOTAL INTEREST         ENDING
CLASS   CERTIFICATE INTEREST   INTEREST    PPIS       LOSS     NONRECOVERABLE ADV    PREMIUMS     DISTR. AMOUNT     UNPAID INTEREST
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
TOTAL
------------------------------------------------------------------------------------------------------------------------------------

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                                                   STATEMENT TO CERTIFICATEHOLDERS

                                                                                                           PAYMENT DATE:
                                                                                                           RECORD DATE:
                                                                                                           DETERMINATION DATE:

PAYING AGENT'S REPORT TO CERTIFICATEHOLDERS
MORTGAGE LOAN ACTIVITY FOR RELATED PAYMENT DATE:

            ------------------------------------------------------------------------------------------------------------------------
                         Beginning                                                          Ending                        Ending
                         Agg Sched      Sch       Unsch Sch                  Available     Agg Sched                    Agg Actual
            # of Loans   Principal   Principal    Principal     Interest    Distribution   Principal   Realized Loss     Principal
            Remaining     Balance    Remittance   Remittance   Remittance       Amt        Balance     Since Cutoff       Balance
------------------------------------------------------------------------------------------------------------------------------------

Aggregate
------------------------------------------------------------------------------------------------------------------------------------
Group 1
------------------------------------------------------------------------------------------------------------------------------------
Group 2
------------------------------------------------------------------------------------------------------------------------------------

            ---------------------------------
                Current           Current
            Realized Losses   Expenses Losses
---------------------------------------------
Aggregate
---------------------------------------------
Group 1
---------------------------------------------
Group 2
---------------------------------------------

AGGREGATE DELINQUENCY INFORMATION FOR RELATED PAYMENT DATE:

                   -------------------------------------------------------------------------------
                   Current   One Month   Two Months   3 Months +   Bankruptcy   Foreclosures   REO
--------------------------------------------------------------------------------------------------

   # of Loans
--------------------------------------------------------------------------------------------------
Agg Prin Balance
--------------------------------------------------------------------------------------------------

APPRAISAL REDUCTION INFORMATION:
----------------------------------------------------------------
            SPB of      Appraised   Cumulative     Most Recent
Loan #   Apr Red Loan     Value     ASER Amount   App. Red. Date
----------------------------------------------------------------

----------------------------------------------------------------

REO PROPERTY WITH FINAL RECOVERY DETERMINATION:
----------------------------------------------------------------------------
Mortgage   Basis for Final   All Proceeds   Portion Proceeds     Amount of
 Loan #    Recovery Determ     Received     to Certificates    Realized Loss
----------------------------------------------------------------------------

----------------------------------------------------------------------------

OTHER REQUIRED INFORMATION
------------------------------------------------------------------------------------

FEES                        Primary Servicer                                    0.00
                            Master Servicer                                     0.00
                            Trustee                                             0.00
                            Special Servicer                                    0.00

AGGREGATE AMOUNT OF:
                            Trust Fund Expenses                                 0.00
                            Additional Trust Fund Expenses                      0.00
                            Other Expenses                                      0.00
ADVANCES                    Current Net Advances             Gp1          Gp2
                                                             ---          ---
                               Principal                           0.00         0.00
                               Interest                            0.00         0.00
                            Advances                               0.00         0.00

                            Interest on Advances                   0.00         0.00

INTEREST RESERVE AMOUNT
                            (Withheld)/Deposit                                  0.00

1. SIGNIFICANT OBLIGOR'S NET OPERATING INCOME                                   0.00
2. SIGNIFICANT OBLIGOR'S NET OPERATING INCOME                                   0.00
------------------------------------------------------------------------------------

TWELVE MONTH SUMMARY OF PREPAYMENTS AND PENALTIES:
-----------------------------------------------------
    Month/Year        Prepayments        Penalties
    ----------        -----------        ---------

-----------------------------------------------------

CLASS XXXX SWAP INFO
--------------------------------------------------------------------------------
(I)
  a) Amount rec'd or paid to Counterparty                                     0
  b) Next succeeding payment Pass-Through Rate                                0%
(II)
  a) Rating Agency Trigger Event                                              X
  b) Swap Default                                                             X
(III)
  a) Swap termination payment                                                 0
  b) Payment to acquire replacement swap contract                             0
  c) Collateral posted by Swap Counterparty
(IV)
  a) payment in excess of sch P&I
     1) Swap termination payment                                              0
     2) Prepayment Premium or Yield Maintenance Charge                        0
--------------------------------------------------------------------------------

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                                                   STATEMENT TO CERTIFICATEHOLDERS

                                                                                                           PAYMENT DATE:
                                                                                                           RECORD DATE:
                                                                                                           DETERMINATION DATE:
PAYING AGENT'S REPORT TO CERTIFICATEHOLDERS

HISTORICAL INFORMATION (ROLLING 24 MONTHS)

------------------------------------------------------------------------------------------------------------------------------------
       One Month Delinquent   Two Months Delinquent   Three Plus Delinquent    Pre-Payments     Mod./REO/Workouts     Liquidations
Date   Count        Balance   Count         Balance   Count         Balance   Count   Balance   Count     Balance   Count    Balance
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

SUBORDINATION LEVELS
------------------------------------------
Class          Original           Current
------------------------------------------

------------------------------------------

RATINGS DETAIL
----------------------------------------------------------
         Original   Current Fitch   Original   Current S&P
Class     Fitch                       S&P
----------------------------------------------------------

----------------------------------------------------------

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                                                   CERTIFICATES, SERIES 2007-IQ15

                                                ----------------------------------
DISTRIBUTION DATE:                                MORTGAGE LOAN CHARACTERISTICS
                                                ----------------------------------

REMAINING PRINCIPAL BALANCE

             -------------------------------------------------------------------------------------------------
                         TOTAL                           GROUP 1                           GROUP 2
             -------------------------------------------------------------------------------------------------

 BALANCE     COUNT     BALANCE        %       COUNT     BALANCE        %        COUNT     BALANCE        %
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
  TOTAL
--------------------------------------------------------------------------------------------------------------

GROSS RATE

             -------------------------------------------------------------------------------------------------
                       TOTAL                             GROUP 1                           GROUP 2
             -------------------------------------------------------------------------------------------------

GROSS RATE   COUNT   BALANCE ($)      %       COUNT   BALANCE ($)      %        COUNT   BALANCE ($)      %
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
  TOTAL
--------------------------------------------------------------------------------------------------------------

GROUP 1 WEIGHTED AVERAGE RATE:0%

GROUP 2 WEIGHTED AVERAGE RATE: 0%

TOTAL WEIGHTED AVERAGE RATE: 0%

REMAINING STATED TERM (BALLOON LOANS ONLY)

             -------------------------------------------------------------------------------------------------
                       TOTAL                             GROUP 1                           GROUP 2
             -------------------------------------------------------------------------------------------------

  MONTH      COUNT   BALANCE ($)      %       COUNT   BALANCE ($)      %        COUNT   BALANCE ($)      %
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
  TOTAL
--------------------------------------------------------------------------------------------------------------

GROUP 1 WEIGHTED AVERAGE REMAINING STATED TERM:

GROUP 2 WEIGHTED AVERAGE REMAINING STATED TERM:

TOTAL WEIGHTED AVERAGE REMAINING STATED TERM:

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                                                   CERTIFICATES, SERIES 2007-IQ15

                                                ----------------------------------
DISTRIBUTION DATE:                                MORTGAGE LOAN CHARACTERISTICS
                                                ----------------------------------

REMAINING STATED TERM (FULLY AMORTIZING LOANS ONLY)

             -------------------------------------------------------------------------------------------------
                       TOTAL                             GROUP 1                           GROUP 2
             -------------------------------------------------------------------------------------------------

  MONTH      COUNT   BALANCE ($)      %       COUNT   BALANCE ($)      %        COUNT   BALANCE ($)      %
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
  TOTAL
--------------------------------------------------------------------------------------------------------------

GROUP 1 WEIGHTED AVERAGE REMAINING STATED TERM:

GROUP 2 WEIGHTED AVERAGE REMAINING STATED TERM:

TOTAL WEIGHTED AVERAGE REMAINING STATED TERM:

AMORTIZATION TYPE

             -------------------------------------------------------------------------------------------------
                       TOTAL                             GROUP 1                           GROUP 2
             -------------------------------------------------------------------------------------------------

   TYPE      COUNT   BALANCE ($)      %       COUNT   BALANCE ($)      %        COUNT   BALANCE ($)      %
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
  TOTAL
--------------------------------------------------------------------------------------------------------------

GEOGRAPHIC DISTRIBUTION BY STATE

             -------------------------------------------------------------------------------------------------
                       TOTAL                             GROUP 1                           GROUP 2
             -------------------------------------------------------------------------------------------------

  STATE      COUNT   BALANCE ($)      %       COUNT   BALANCE ($)      %        COUNT   BALANCE ($)      %
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
TOTAL
--------------------------------------------------------------------------------------------------------------

PROPERTY TYPE

             -------------------------------------------------------------------------------------------------
                       TOTAL                             GROUP 1                           GROUP 2
             -------------------------------------------------------------------------------------------------

   TYPE      COUNT   BALANCE ($)      %       COUNT   BALANCE ($)      %        COUNT   BALANCE ($)      %
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
  TOTAL
--------------------------------------------------------------------------------------------------------------

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                                                   CERTIFICATES, SERIES 2007-IQ15

                                                ----------------------------------
DISTRIBUTION DATE:                                MORTGAGE LOAN CHARACTERISTICS
                                                ----------------------------------

SEASONING

             -------------------------------------------------------------------------------------------------
                       TOTAL                             GROUP 1                           GROUP 2
             -------------------------------------------------------------------------------------------------

  MONTH      COUNT   BALANCE ($)      %       COUNT   BALANCE ($)      %        COUNT   BALANCE ($)      %
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
  TOTAL
--------------------------------------------------------------------------------------------------------------

GROUP 1 WEIGHTED AVERAGE SEASONING:

GROUP 2 WEIGHTED AVERAGE SEASONING:

TOTAL WEIGHTED AVERAGE SEASONING:

ORIGINAL REMAINING TERM TO MATURITY

             -------------------------------------------------------------------------------------------------
                       TOTAL                             GROUP 1                           GROUP 2
             -------------------------------------------------------------------------------------------------

  MONTH      COUNT   BALANCE ($)      %       COUNT   BALANCE ($)      %        COUNT   BALANCE ($)      %
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
  TOTAL
--------------------------------------------------------------------------------------------------------------

GROUP 1 WEIGHTED AVERAGE ORIGINAL REMAINING MONTHS:

GROUP 2 WEIGHTED AVERAGE ORIGINAL REMAINING MONTHS:

TOTAL WEIGHTED AVERAGE ORIGINAL REMAINING MONTHS:

REMAINING TERM TO MATURITY

             -------------------------------------------------------------------------------------------------
                       TOTAL                             GROUP 1                           GROUP 2
             -------------------------------------------------------------------------------------------------

  MONTH      COUNT   BALANCE ($)      %       COUNT   BALANCE ($)      %        COUNT   BALANCE ($)      %
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
  TOTAL
--------------------------------------------------------------------------------------------------------------

GROUP 1 WEIGHTED AVERAGE REMAINING MONTHS:

GROUP 2 WEIGHTED AVERAGE REMAINING MONTHS:

TOTAL WEIGHTED AVERAGE REMAINING MONTHS:

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                                                ----------------------------------
DISTRIBUTION DATE:                                MORTGAGE LOAN CHARACTERISTICS
                                                ----------------------------------

ORIGINAL AMORTIZATION TERM

             -------------------------------------------------------------------------------------------------
                       TOTAL                             GROUP 1                           GROUP 2
             -------------------------------------------------------------------------------------------------

  MONTH      COUNT   BALANCE ($)      %       COUNT   BALANCE ($)      %        COUNT   BALANCE ($)      %
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
  TOTAL
--------------------------------------------------------------------------------------------------------------

GROUP 1 WEIGHTED AVERAGE ORIGINAL AMORTIZATION MONTHS:

GROUP 2 WEIGHTED AVERAGE ORIGINAL AMORTIZATION MONTHS:

TOTAL WEIGHTED AVERAGE ORIGINAL AMORTIZATION MONTHS:

REMAINING AMORTIZATION TERM

             -------------------------------------------------------------------------------------------------
                       TOTAL                             GROUP 1                           GROUP 2
             -------------------------------------------------------------------------------------------------

  MONTH      COUNT   BALANCE ($)      %       COUNT   BALANCE ($)      %        COUNT   BALANCE ($)      %
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
  TOTAL
--------------------------------------------------------------------------------------------------------------

GROUP 1 WEIGHTED AVERAGE REMAINING AMORTIZATION MONTHS:

GROUP 2 WEIGHTED AVERAGE REMAINING AMORTIZATION MONTHS:

TOTAL WEIGHTED AVERAGE REMAINING AMORTIZATION MONTHS:

YEAR OF FIRST PAYMENT DATE

             -------------------------------------------------------------------------------------------------
                       TOTAL                             GROUP 1                           GROUP 2
             -------------------------------------------------------------------------------------------------

   YEAR      COUNT   BALANCE ($)      %       COUNT   BALANCE ($)      %        COUNT   BALANCE ($)      %
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
  TOTAL
--------------------------------------------------------------------------------------------------------------

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                                                   CERTIFICATES, SERIES 2007-IQ15

                                                ----------------------------------
DISTRIBUTION DATE:                                MORTGAGE LOAN CHARACTERISTICS
                                                ----------------------------------

ORIGINAL LTV

             -------------------------------------------------------------------------------------------------
                       TOTAL                             GROUP 1                           GROUP 2
             -------------------------------------------------------------------------------------------------

   LTV       COUNT   BALANCE ($)      %       COUNT   BALANCE ($)      %        COUNT   BALANCE ($)      %
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
  TOTAL
--------------------------------------------------------------------------------------------------------------

GROUP 1 WEIGHTED AVERAGE ORIGINAL LTV:

GROUP 2 WEIGHTED AVERAGE ORIGINAL LTV:

TOTAL WEIGHTED AVERAGE ORIGINAL LTV:

CURRENT LTV

             -------------------------------------------------------------------------------------------------
                       TOTAL                             GROUP 1                           GROUP 2
             -------------------------------------------------------------------------------------------------

   LTV       COUNT   BALANCE ($)      %       COUNT   BALANCE ($)      %        COUNT   BALANCE ($)      %
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
  TOTAL
--------------------------------------------------------------------------------------------------------------

GROUP 1 WEIGHTED AVERAGE LTV:

GROUP 2 WEIGHTED AVERAGE LTV:

TOTAL WEIGHTED AVERAGE LTV:

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                                                ----------------------------------
DISTRIBUTION DATE:                                MORTGAGE LOAN CHARACTERISTICS
                                                ----------------------------------

ORIGINAL DSCR

             -------------------------------------------------------------------------------------------------
                       TOTAL                             GROUP 1                           GROUP 2
             -------------------------------------------------------------------------------------------------

   DSCR      COUNT   BALANCE ($)      %       COUNT   BALANCE ($)      %        COUNT   BALANCE ($)      %
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
  TOTAL
--------------------------------------------------------------------------------------------------------------

GROUP 1 WEIGHTED AVERAGE ORIGINAL DSCR:

GROUP 2 WEIGHTED AVERAGE ORIGINAL DSCR:

TOTAL WEIGHTED AVERAGE ORIGINAL DSCR:

DSCR

             -------------------------------------------------------------------------------------------------
                       TOTAL                             GROUP 1                           GROUP 2
             -------------------------------------------------------------------------------------------------

   DSCR      COUNT   BALANCE ($)      %       COUNT   BALANCE ($)      %        COUNT   BALANCE ($)      %
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
  TOTAL
--------------------------------------------------------------------------------------------------------------

GROUP 1 WEIGHTED AVERAGE DSCR: 0.00

GROUP 2 WEIGHTED AVERAGE DSCR: 0.00

TOTAL WEIGHTED AVERAGE DSCR: 0.00

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                                               -------------------------------------------------------
                                                              LOAN LEVEL DETAIL REPORT
                                               -------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Offer    Property  Transfer           Maturity  Neg  End Schedule  Note  Sched   Prepay/     Prepay  Paid Thru   Prepay     Loan
Loan#      Type      Date    State *    Date    Am     Balance     Rate   P&I   Liquid/Adj    Date     Date      Premiu   Status **
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
TOTALS:     0                                            0.00            0.00      0.00                           0.00
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*     If State field is blank, loan has properties in multiple states.

**    Loan Status: A = Payment not received but still in grace period; B = Late Payment but less than 30 days delinquent; 0 =
      Current; 1 = 30-59 Days Delinquent; 2 = 60-89 Days Delinquent; 3 = 90+ Days Delinquent; 4 = Performing Matured Balloon; 5 =
      Non-Performing Matured Balloon; 7 = Foreclosure in Process; 9 = REO.

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                                                    MORGAN STANLEY CAPITAL I INC
                                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-IQ15

                                                                                                           PAYMENT DATE:
                                                                                                           RECORD DATE:

FUNDS FROM COLLATERAL:

 Interest
  Scheduled Interest Amount:                                     0.00

  Less Interest Adjustments:
   Neg Am/Deferred Interest Amount:                       0.00
   Prepayment Interest Excess (Shortfall):                0.00
   Other Interest Adjustment:                             0.00
    Total Interest Adjustments:                                  0.00

  Less Scheduled Fees:
   Servicing Fee/Primary Servicing Fees:                  0.00
   Trustee Fee:                                           0.00
    Total Scheduled Fees:                                        0.00

  Less Unscheduled Expenses or Shortfalls:
   Reimbursed Interest on Advances:                       0.00
   Special Servicing Fees:
    Special Servicer Workout Fee:                  0.00
    Special Servicer Liquidation Fee Amount:       0.00
    Special Servicer Fee Amount plus Adjustment:   0.00
   Total Special Servicer Fees Collected:                 0.00
   Most Recent ASER Amount:                               0.00
   Other Expenses or Shortfalls:                          0.00
    Total Unscheduled Expenses or Shortfalls:                    0.00

  Net Interest Amount:                                                  0.00

 Principal:
  Scheduled Principal Amount:                             0.00
  Unscheduled Principal Collections:                      0.00
  Other Principal Adjustments:                            0.00

  Total Principal Amount:                                               0.00

 Prepayment Penalties/Yield Maintenance Charges:                        0.00

 Total Funds Available for Distribution:                                        0.00

FUNDS TO BONDS:
 Interest Distribution:                                   0.00
 Principal Distribution:                                  0.00
 Prepayment Penalties/Yield Maintenance Charges:          0.00

 Total Funds to Bonds:                                                          0.00

 Net Difference Bonds - Collateral                                              0.00

Note: Specific definition and allocations of the fees may vary based on specific deal servicing agreements.

                       This page left intentionally blank

                         MORGAN STANLEY CAPITAL I INC.,
                                    DEPOSITOR

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                (ISSUABLE IN SERIES BY SEPARATE ISSUING ENTITIES)

                                   ----------

          Morgan Stanley Capital I Inc. will periodically offer certificates in one or more series and each series of certificates will represent beneficial ownership interests in a different trust fund.

          EACH TRUST FUND WILL CONSIST PRIMARILY OF ONE OR MORE SEGREGATED POOLS
OF:

          1)   multifamily and/or commercial mortgage loans;

          2)   mortgage pass-through certificates or other mortgage backed securities;

          3)   direct obligations of the United States or other governmental agencies; or

          4)   any combination of 1-3, above.

     The certificates of any series may consist of one or more classes. A given class may:

          o    provide for the accrual of interest based on fixed, floating, variable or adjustable rates;

          o    be senior or subordinate to one or more other classes in respect of distributions;

          o    be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;

          o    be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;

          o    provide for distributions of accrued interest commencing only following the occurrence of certain events, such as the
               retirement of one or more other classes;

          o    provide for sequential distributions of principal; and

          o    provide for distributions based on a combination of any of the foregoing characteristics; or any combination of the above.

     INVESTING IN THE CERTIFICATES OFFERED TO YOU INVOLVES RISKS. SEE "RISK
FACTORS" BEGINNING ON PAGE 11 IN THIS PROSPECTUS AND ON PAGE S-41 OF THE RELATED
PROSPECTUS SUPPLEMENT.

     If specified in the related prospectus supplement, the trust fund for a series of certificates may include insurance or guarantees for the loans, letters of credit, insurance policies and surety bonds, the establishment of one or more reserve funds or any combination of the foregoing, or guaranteed investment contracts, interest rate exchange or interest rate swap agreements, interest rate cap, floor or collar agreements or currency exchange or swap agreements as described in this prospectus.

     Structural credit enhancement will generally be provided for the respective classes of offered certificates through the subordination of more junior classes of offered and/or non-offered certificates.

     This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series. The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities in any state where the offer or sale is not permitted.

     The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the certificates to be offered to you or determined if this prospectus or the accompanying prospectus supplement are truthful or complete. Any representation to the contrary is a criminal offense.

                                   ----------

                                 MORGAN STANLEY
                  THE DATE OF THIS PROSPECTUS IS JUNE 22, 2007

       IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND
                     THE ACCOMPANYING PROSPECTUS SUPPLEMENT

     Information about the certificates being offered to you is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of certificates; and (b) the accompanying prospectus supplement, which describes the specific terms of your series of certificates, including:

          o    the timing of interest and principal payments;

          o    applicable interest rates;

          o    information about the trust fund's assets;

          o    information about any credit support or cash flow agreement;

          o    the rating for each class of certificates;

          o    information regarding the nature of any subordination;

          o    any circumstance in which the trust fund may be subject to early termination;

          o    whether any elections will be made to treat the trust fund or a designated portion thereof as a "real estate mortgage investment conduit" for federal income tax purposes;

          o    the aggregate principal amount of each class of certificates;

          o    information regarding any master servicer, sub-servicer or special servicer; and

          o    whether the certificates will be initially issued in definitive or book-entry form.

     You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. Morgan Stanley Capital I Inc. has not authorized anyone to provide you with information that is different.

     Distributions on the certificates will be made only from the assets of the related trust fund. The certificates of each series will not be an obligation of
Morgan Stanley Capital I Inc. or any of its affiliates. Neither the certificates nor any assets in the related trust fund will be insured or guaranteed by any governmental agency or instrumentality or any other person unless the related prospectus supplement so provides.

     This prospectus and the accompanying prospectus supplement include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus and the prospectus supplement identify the pages where these sections are located.

     Morgan Stanley Capital I Inc.'s principal executive office is located at
1585 Broadway, New York, New York 10036, and the telephone number is (212)
761-4000.

                                   ----------

     Until 90-days after the date of each prospectus supplement, all dealers that buy, sell or trade the certificates offered by that prospectus supplement, whether or not participating in the offering, may be required to deliver a prospectus supplement and this prospectus. This is in addition to the dealers'
obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                      -ii-

                                      -iii-

                                      -iv-

                                       -v-

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                              SUMMARY OF PROSPECTUS

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF AN OFFERING OF CERTIFICATES, READ
THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT CAREFULLY.

                                WHAT YOU WILL OWN

TITLE OF CERTIFICATES.........   Mortgage Pass-Through Certificates, issuable in
                                 series.

MORTGAGE POOL.................   Each trust fund will consist primarily of one
                                 or more segregated pools of:

                                 (1)  multifamily and/or commercial mortgage
                                      loans;

                                 (2)  mortgage pass-through certificates or
                                      other mortgage backed securities;

                                 (3)  direct obligations of the United States or
                                      other governmental agencies; or

                                 (4)  any combination of 1-3 above.

                                 as to some or all of the mortgage loans,
                                 assignments of the leases of the related
                                 mortgaged properties or assignments of the
                                 rental payments due under those leases.

                                 Each trust fund for a series of certificates
                                 may also include:

                                 o    insurance or guarantees for the loans,
                                      letters of credit, insurance policies and
                                      surety bonds, the establishment of one or
                                      more reserve funds or any combination of
                                      the foregoing; and

                                 o    guaranteed investment contracts, interest
                                      rate exchange or interest rate swap, cap,
                                      floor or collar agreements or currency
                                      exchange or swap agreements.

                           RELEVANT PARTIES AND DATES

ISSUING ENTITY................   The issuing entity with respect to each series
                                 will be a New York common law trust formed by
                                 the depositor and containing the assets
                                 described in this prospectus and specified in
                                 the related prospectus supplement.

DEPOSITOR.....................   Morgan Stanley Capital I Inc., a Delaware
                                 corporation and a wholly-owned subsidiary of
                                 Morgan Stanley.

MASTER SERVICER...............   Each master servicer, if any, for each series
                                 of certificates will be named in the related
                                 prospectus supplement. A master servicer may be
                                 an affiliate of Morgan Stanley Capital I Inc.

PRIMARY SERVICER..............   Each primary servicer, if any, for each series
                                 of certificates will be named in the related
                                 prospectus supplement. A primary servicer may
                                 be an affiliate of Morgan Stanley Capital I
                                 Inc.

                                       -1-

SPECIAL SERVICER..............   Each special servicer, if any, for each series
                                 of certificates will be named, or the
                                 circumstances in accordance with which a
                                 special servicer will be appointed will be
                                 described, in the related prospectus
                                 supplement. A special servicer may be an
                                 affiliate of Morgan Stanley Capital I Inc.

TRUSTEE.......................   The trustee for each series of certificates
                                 will be named in the related prospectus
                                 supplement.

OTHER PARTIES.................   If so specified in the prospectus supplement
                                 for a series, there may be one or more
                                 additional parties to the related pooling and
                                 servicing agreement, including, but not limited
                                 to, (i) a paying agent, which will make
                                 payments and perform other specified duties
                                 with respect to the certificates, (ii) a
                                 certificate registrar, which will maintain the
                                 register of certificates and perform certain
                                 duties with respect to certificate transfer,
                                 (iii) an authenticating agent, which will
                                 countersign the certificates on behalf of the
                                 trustee and/or (iv) a fiscal agent, which will
                                 be required to make advances if the trustee
                                 fails to do so when required.

SPONSOR.......................   The sponsor or sponsors for each series of
                                 certificates will be named in the related
                                 prospectus supplement. The sponsor will
                                 initiate the issuance of a series of
                                 certificates and will sell mortgage loans to
                                 the depositor. If specified in the related
                                 prospectus supplement, the sponsor may be
                                 Morgan Stanley Mortgage Capital Inc., an
                                 affiliate of the depositor.

SELLERS.......................   The seller or sellers of the mortgage loans or
                                 other assets will be named in the related
                                 prospectus supplement. A seller may be an
                                 affiliate of Morgan Stanley Capital I Inc.
                                 Morgan Stanley Capital I Inc. will purchase the
                                 mortgage loans or other assets, on or before
                                 the issuance of the related series of
                                 certificates.

ORIGINATORS...................   If the mortgage loans or other assets have been
                                 originated by an entity other than the related
                                 sponsor or loan seller, the prospectus
                                 supplement will identify the related originator
                                 and set forth certain information with respect
                                 thereto.

                       INFORMATION ABOUT THE MORTGAGE POOL

THE TRUST FUND ASSETS.........   Each series of certificates will represent in
                                 the aggregate the entire beneficial ownership
                                 interest in a trust fund consisting primarily
                                 of:

      (a) MORTGAGE ASSETS.....   The mortgage loans and the mortgage backed
                                 securities, or one or the other, with respect
                                 to each series of certificates will consist of
                                 a pool of:

                                 o    multifamily and/or commercial mortgage
                                      loans;

                                 o    mortgage pass-through certificates or
                                      other mortgage backed securities
                                      evidencing interests in or secured by
                                      mortgage loans; or

                                 o    a combination of mortgage loans and
                                      mortgage backed securities.

                                 The mortgage loans will not be guaranteed or
                                 insured by:

                                 o    Morgan Stanley Capital I Inc. or any of
                                      its affiliates; or

                                 o    unless the prospectus supplement so
                                      provides, any governmental agency or
                                      instrumentality or other person.

                                      -2-

                                 The mortgage loans will be secured by first
                                 liens or junior liens on, or security interests
                                 in:

                                 o    residential properties consisting of five
                                      or more rental or cooperatively owned
                                      dwelling units; or

                                 o    office buildings, shopping centers, retail
                                      stores, hotels or motels, nursing homes,
                                      hospitals or other health care-related
                                      facilities, mobile home parks, warehouse
                                      facilities, mini-warehouse facilities or
                                      self-storage facilities, industrial
                                      plants, congregate care facilities, mixed
                                      use commercial properties or other types
                                      of commercial properties.

                                 Generally, the mortgage loans:

                                 o    will be secured by properties located in
                                      any of the fifty states, the District of
                                      Columbia or the Commonwealth of Puerto
                                      Rico;

                                 o    will have individual principal balances at
                                      origination of at least $25,000;

                                 o    will have original terms to maturity of
                                      not more than 40 years; and

                                 o    will be originated by persons other than
                                      Morgan Stanley Capital I Inc.

                                 Each mortgage loan may provide for the
                                 following payment terms:

                                 o    Each mortgage loan may provide for no
                                      accrual of interest or for accrual of
                                      interest at a fixed or adjustable rate or
                                      at a rate that may be converted from
                                      adjustable to fixed, or vice versa, from
                                      time to time at the borrower's election.
                                      Adjustable mortgage rates may be based on
                                      one or more indices.

                                 o    Each mortgage loan may provide for
                                      scheduled payments to maturity or payments
                                      that adjust from time to time to
                                      accommodate changes in the interest rate
                                      or to reflect the occurrence of certain
                                      events.

                                 o    Each mortgage loan may provide for
                                      negative amortization or accelerated
                                      amortization.

                                 o    Each mortgage loan may be fully amortizing
                                      or require a balloon payment due on the
                                      loan's stated maturity date.

                                 o    Each mortgage loan may contain
                                      prohibitions on prepayment or require
                                      payment of a premium or a yield
                                      maintenance penalty in connection with a
                                      prepayment.

                                 o    Each mortgage loan may provide for
                                      payments of principal, interest or both,
                                      on due dates that occur monthly,
                                      quarterly, semi-annually or at another
                                      interval as specified in the related
                                      prospectus supplement.

                                       -3-

      (b) GOVERNMENT
          SECURITIES..........   If the related prospectus supplement so
                                 specifies, the trust fund may include direct
                                 obligations of the United States, agencies of
                                 the United States or agencies created by
                                 government entities which provide for payment
                                 of interest or principal or both.

      (c) COLLECTION
          ACCOUNTS ...........   Each trust fund will include one or more
                                 accounts established and maintained on behalf
                                 of the certificateholders. The person(s)
                                 designated in the related prospectus supplement
                                 will, to the extent described in this
                                 prospectus and the prospectus supplement,
                                 deposit into this account all payments and
                                 collections received or advanced with respect
                                 to the trust fund's assets. The collection
                                 account may be either interest-bearing or
                                 non-interest-bearing, and funds may be held in
                                 the account as cash or invested in short-term,
                                 investment grade obligations.

      (d) CREDIT SUPPORT......   If the related prospectus supplement so
                                 specifies, one or more classes of certificates
                                 may be provided with partial or full protection
                                 against certain defaults and losses on a trust
                                 fund's mortgage loans and mortgage backed
                                 securities.

                                 This protection may be provided by one or more
                                 of the following means:

                                 o    subordination of one or more other classes
                                      of certificates,

                                 o    cross-support provisions

                                 o    loan insurance policies or guarantees,

                                 o    letters of credit,

                                 o    certificate insurance policies or surety
                                      bonds,

                                 o    reserve fund or funds or

                                 o    a combination thereof.

                                 The related prospectus supplement will describe
                                 the amount and types of credit support, the
                                 entity providing the credit support, if
                                 applicable, and related information. If a
                                 particular trust fund includes mortgage backed
                                 securities, the related prospectus supplement
                                 will describe any similar forms of credit
                                 support applicable to those mortgage backed
                                 securities.

      (e) CASH FLOW
          AGREEMENTS..........   If the related prospectus supplement so
                                 provides, the trust fund may include guaranteed
                                 investment contracts pursuant to which moneys
                                 held in the collection accounts will be
                                 invested at a specified rate. The trust fund
                                 also may include agreements (as described
                                 below) designed to reduce the effects of
                                 interest rate or currency exchange rate
                                 fluctuations on the trust fund's assets or on
                                 one or more classes of certificates.

                                 Agreements of this sort may include:

                                 o    interest rate exchange or interest rate
                                      swap agreements,

                                 o    interest rate cap, floor or collar
                                      agreements,

                                       -4-

                                 o    currency exchange or swap agreements, or

                                 o    other interest rate or currency
                                      agreements. Currency exchange or swap
                                      agreements might be included in a trust
                                      fund if some or all of the mortgage loans
                                      or mortgage backed securities, such as
                                      mortgage loans secured by mortgaged
                                      properties located outside the United
                                      States, are denominated in a non United
                                      States currency.

                                 The related prospectus supplement will describe
                                 the principal terms of any guaranteed
                                 investment contract or other such agreement and
                                 provide information with respect to the
                                 obligor. If a particular trust fund includes
                                 mortgage backed securities, the related
                                 prospectus supplement will describe any
                                 guaranteed investment contract or other
                                 agreements applicable to those mortgage backed
                                 securities.

REPURCHASES AND SUBSTITUTIONS
   OF MORTGAGE ASSETS;
   ACQUISITION OF ADDITIONAL
   MORTGAGE ASSETS ...........   If and to the extent described in the related
                                 prospectus supplement, Morgan Stanley Capital I
                                 Inc. a mortgage asset seller or another
                                 specified person or entity may make or assign
                                 to or for the benefit of one of our trusts
                                 various representations and warranties, or may
                                 be obligated to deliver to one of our trusts
                                 various documents, in either case relating to
                                 some or all of the mortgage assets transferred
                                 to that trust. A material breach of one of
                                 those representations and warranties or a
                                 failure to deliver a material document may,
                                 under the circumstances described in the
                                 related prospectus supplement, give rise to an
                                 obligation to repurchase the affected mortgage
                                 asset(s) out of the subject trust or to replace
                                 the affected mortgage asset(s) with other
                                 mortgage asset(s) that satisfy the criteria
                                 specified in the related prospectus supplement
                                 or to reimburse the related trust fund for any
                                 related losses. See "Description of the
                                 Agreements--Assignment of Assets--Repurchases"
                                 and "--Representations and
                                 Warranties--Repurchases" herein.

                                 In addition, if so specified in the related
                                 prospectus supplement, if a mortgage loan
                                 backing a series of certificates defaults, it
                                 may be subject to a fair value purchase option
                                 or other purchase option under the related
                                 pooling and servicing agreement or another
                                 agreement, or may be subject to a purchase
                                 option on the part of another lender whose loan
                                 is secured by the related real estate
                                 collateral or by a security interest in the
                                 equity in the related borrower. Further, if so
                                 specified in the related prospectus supplement,
                                 a special servicer or other specified party for
                                 a trust fund may be obligated to sell a
                                 mortgage asset that is in default. See
                                 "Description of the Agreements--Realization
                                 Upon Defaulted Whole Loans" herein.

                                 In general, the initial total principal balance
                                 of the mortgage assets in a trust will equal or
                                 exceed the initial total principal balance of
                                 the related certificates. If the initial total
                                 principal balance of the related mortgage
                                 assets is less than the initial total principal
                                 balance of any series, we may arrange an
                                 interim deposit of cash or liquid investments
                                 with the trustee to cover the shortfall. For
                                 the period specified in the related prospectus
                                 supplement, following the initial issuance of
                                 that series, we will be entitled to obtain a
                                 release of the deposited cash or investments in
                                 exchange for the deposit of a corresponding
                                 amount of

                                       -5-

                                 mortgage assets. If we fail to deliver mortgage
                                 assets sufficient to make up the entire
                                 shortfall within that specified period, any of
                                 the cash or investments remaining on deposit
                                 with the related trustee will be used to pay
                                 down the principal balance of the related
                                 certificates, as described in the related
                                 prospectus supplement.

                                 If so specified in the related prospectus
                                 supplement, the related trustee may be
                                 authorized or required to apply collections on
                                 the mortgage assets underlying a series of
                                 offered certificates to acquire new mortgage
                                 assets that conform to the description of
                                 mortgage assets in this prospectus, and satisfy
                                 the criteria set forth in the related
                                 prospectus supplement.

                                 If the subject securitization transaction
                                 involves a prefunding or revolving period, then
                                 we will indicate in the related prospectus
                                 supplement, among other things, (i) the term or
                                 duration of the prefunding or revolving period
                                 and for prefunding periods, the amount of
                                 proceeds to be deposited in the prefunding
                                 account and the percentage of the mortgage
                                 asset pool represented by those proceeds, (ii)
                                 for revolving periods, the maximum amount of
                                 additional assets that may be acquired during
                                 the revolving period, if applicable, and the
                                 percentage of the mortgage asset pool
                                 represented by those assets and (iii) any
                                 limitation on the ability to add pool assets.

DISTRIBUTIONS ON
   CERTIFICATES...............   Each series of certificates will have the
                                 following characteristics:

                                 o    if the certificates evidence an interest
                                      in a trust fund that includes mortgage
                                      loans, the certificates will be issued
                                      pursuant to a pooling agreement;

                                 o    if the certificates evidence an interest
                                      in a trust fund that does not include
                                      mortgage loans, the certificates will be
                                      issued pursuant to a trust agreement;

                                 o    each series of certificates will include
                                      one or more classes of certificates;

                                 o    each series of certificates, including any
                                      class or classes not offered by this
                                      prospectus, will represent, in the
                                      aggregate, the entire beneficial ownership
                                      interest in the related trust fund;

                                 o    each class of certificates being offered
                                      to you, other than certain stripped
                                      interest certificates, will have a stated
                                      principal amount; and

                                 o    each class of certificates being offered
                                      to you, other than certain stripped
                                      principal certificates, will accrue
                                      interest based on a fixed, floating,
                                      variable or adjustable interest rate.

                                 The related prospectus supplement will specify
                                 the principal amount, if any, and the interest
                                 rate, if any, for each class of certificates.
                                 In the case of a floating, variable or
                                 adjustable interest rate, the related
                                 prospectus supplement will specify the method
                                 for determining the rate.

                                 The certificates will not be guaranteed or
                                 insured by Morgan Stanley Capital I Inc. or any
                                 of its affiliates. If the related prospectus
                                 supplement so provides, the certificates may be
                                 insured or guaranteed

                                      -6-

                                 by an entity specifiedtherein. Otherwise, the
                                 certificates also will not be guaranteed or
                                 insured by any governmental agency or
                                 instrumentality or by any other person.

   (A) INTEREST...............   Each class of certificates offered to you,
                                 other than stripped principal certificates and
                                 certain classes of stripped interest
                                 certificates, will accrue interest at the rate
                                 indicated in the prospectus supplement.
                                 Interest will be distributed to you as provided
                                 in the related prospectus supplement.

                                 Interest distributions:

                                 o    on stripped interest certificates may be
                                      made on the basis of the notional amount
                                      for that class, as described in the
                                      related prospectus supplement; and

                                 o    may be reduced to the extent of certain
                                      delinquencies, losses, prepayment interest
                                      shortfalls, and other contingencies
                                      described in this prospectus and the
                                      related prospectus supplement.

   (B) PRINCIPAL..............   The certificates of each series initially will
                                 have an aggregate principal balance no greater
                                 than the outstanding principal balance of the
                                 trust fund's assets as of the close of business
                                 on the first day of the month during which the
                                 trust fund is formed, after application of
                                 scheduled payments due on or before that date,
                                 whether or not received. The related prospectus
                                 supplement may provide that the principal
                                 balance of the trust fund's assets will be
                                 determined as of a different date. The
                                 principal balance of a certificate at a given
                                 time represents the maximum amount that the
                                 holder is then entitled to receive of principal
                                 from future cash flow on the assets in the
                                 related trust fund.

                                 Unless the prospectus supplement provides
                                 otherwise, distributions of principal:

                                 o    will be made on each distribution date to
                                      the holders of the class or classes of
                                      certificates entitled to principal
                                      distributions, until the principal
                                      balances of those certificates have been
                                      reduced to zero; and

                                 o    will be made on a pro rata basis among all
                                      of the certificates of a given class or by
                                      random selection, as described in the
                                      prospectus supplement or otherwise
                                      established by the trustee.

                                 Stripped interest or interest-only certificates
                                 will not have a principal balance and will not
                                 receive distributions of principal.

ADVANCES......................   Unless the related prospectus supplement
                                 otherwise provides, if a scheduled payment on a
                                 mortgage loan is delinquent and the master
                                 servicer determines that an advance would be
                                 recoverable, the master servicer will, in most
                                 cases, be required to advance the shortfall.
                                 Neither Morgan Stanley Capital I Inc. nor any
                                 of its affiliates will have any responsibility
                                 to make those advances.

                                      -7-

                                 The master servicer:

                                 o    will be reimbursed for advances from
                                      subsequent recoveries from the delinquent
                                      mortgage loan or from other sources, as
                                      described in this prospectus and the
                                      related prospectus supplement; and

                                 o    will be entitled to interest on advances,
                                      if specified in the related prospectus
                                      supplement.

                                 If a particular trust fund includes mortgage
                                 backed securities, the prospectus supplement
                                 will describe any advance obligations
                                 applicable to those mortgage backed securities.

TERMINATION...................   The related prospectus supplement may provide
                                 for the optional early termination of the
                                 series of certificates through repurchase of
                                 the trust fund's assets by a specified party,
                                 under specified circumstances.

                                 The related prospectus supplement may provide
                                 for the early termination of the series of
                                 certificates in various ways, including:

                                 o    optional early termination where a party
                                      identified in the prospectus supplement
                                      could repurchase the trust fund assets
                                      pursuant to circumstances specified in the
                                      prospectus supplement; and

                                 o    termination through the solicitation of
                                      bids for the sale of all or a portion of
                                      the trust fund assets in the event the
                                      principal amount of a specified class or
                                      classes declines by a specified percentage
                                      amount on or after a specified date.

REGISTRATION OF CERTIFICATES..   If the related prospectus supplement so
                                 provides, one or more classes of the
                                 certificates being offered to you will
                                 initially be represented by one or more
                                 certificates registered in the name of Cede &
                                 Co., as the nominee of the Depository Trust
                                 Company. If the certificate you purchase is
                                 registered in the name of Cede & Co., you will
                                 not be entitled to receive a definitive
                                 certificate, except under the limited
                                 circumstances described in this prospectus.

TAX STATUS OF THE
   CERTIFICATES...............   The certificates of each series will constitute
                                 either:

                                 o    regular interests and residual interests
                                      in a trust treated as a real estate
                                      mortgage investment conduit--known as a
                                      REMIC--under Sections 860A through 860G of
                                      the Internal Revenue Code; or

                                 o    interests in a trust treated as a grantor
                                      trust under applicable provisions of the
                                      Internal Revenue Code.

   (A) REMIC..................   The regular certificates of the REMIC generally
                                 will be treated as debt obligations of the
                                 applicable REMIC for federal income tax
                                 purposes. Some of the regular certificates of
                                 the REMIC may be issued with original issue
                                 discount for federal income tax purposes.

                                 A portion or, in certain cases, all of the
                                 income from REMIC residual certificates:

                                 o    may not be offset by any losses from other
                                      activities of the holder of those
                                      certificates;

                                      -8-

                                 o    may be treated as unrelated business
                                      taxable income for holders of the residual
                                      certificates of the REMIC that are subject
                                      to tax on unrelated business taxable
                                      income, as defined in Section 511 of the
                                      Internal Revenue Code; and

                                 o    may be subject to U.S. withholding tax.

                                 To the extent described in this prospectus and
                                 the related prospectus supplement, the
                                 certificates offered to you will be treated as:

                                 o    assets described in section 7701(a)(19)(C)
                                      of the Internal Revenue Code; and

                                 o    "real estate assets" within the meaning of
                                      sections 856(c)(4)(A) and 856(c)(5)(B) of
                                      the Internal Revenue Code.

   (B) GRANTOR TRUST..........   If no election is made to treat the trust fund
                                 relating to a series of certificates as a
                                 REMIC, the trust fund will be classified as a
                                 grantor trust and not as an association taxable
                                 as a corporation for federal income tax
                                 purposes. If the trust fund is a grantor trust,
                                 you will be treated as an owner of an undivided
                                 pro rata interest in the mortgage pool or pool
                                 of securities and any other assets held by the
                                 trust fund. In certain cases the certificates
                                 may represent interests in a portion of a trust
                                 fund as to which one or more REMIC elections,
                                 as described above, are also made.

                                 Investors are advised to consult their tax
                                 advisors and to review "Federal Income Tax
                                 Consequences" in this prospectus and the
                                 related prospectus supplement.

ERISA CONSIDERATIONS..........   If you are subject to Title I of the Employee
                                 Retirement Income Security Act of 1974, as
                                 amended--also known as ERISA, or Section 4975
                                 of the Internal Revenue Code, you should
                                 carefully review with your legal advisors
                                 whether the purchase or holding of certificates
                                 could give rise to a transaction that is
                                 prohibited or is not otherwise permissible
                                 under either statute.

                                 In general, the related prospectus supplement
                                 will specify that some of the classes of
                                 certificates may not be transferred unless the
                                 trustee and Morgan Stanley Capital I Inc.
                                 receive a letter of representations or an
                                 opinion of counsel to the effect that:

                                 o    the transfer will not result in a
                                      violation of the prohibited transaction
                                      provisions of ERISA or the Internal
                                      Revenue Code;

                                 o    the transfer will not cause the assets of
                                      the trust fund to be deemed "plan assets"
                                      for purposes of ERISA or the
                                      Internal Revenue Code; and

                                 o    the transfer will not subject any of the
                                      trustee, Morgan Stanley Capital I Inc. or
                                      any servicer to additional obligations.

LEGAL INVESTMENT..............   The related prospectus supplement will specify
                                 whether any classes of the offered certificates
                                 will constitute "mortgage related securities"
                                 for purposes of the Secondary Mortgage Market
                                 Enhancement Act of 1984, as amended. If your
                                 investment activities are subject to legal
                                 investment laws and regulations, regulatory
                                 capital requirements, or

                                      -9-

                                 review by regulatory authorities, then you may
                                 be subject to restrictions on investment in the
                                 offered certificates. You should consult your
                                 own legal advisors for assistance in
                                 determining the suitability of and consequences
                                 to you of the purchase, ownership, and the sale
                                 of the offered certificates.

RATING........................   At the date of issuance, each class of
                                 certificates of each series that are offered to
                                 you will be rated not lower than investment
                                 grade by one or more nationally recognized
                                 statistical rating agencies.

                                      -10-

                                  RISK FACTORS

     You should carefully consider the risks involved in owning a certificate before purchasing a certificate. In particular, the timing and payments you receive on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

     The risks and uncertainties described below under Risk Factors, together with those described in the related prospectus supplement under Risk Factors, summarize the material risks relating to your certificates.

THE LACK OF A SECONDARY MARKET
    MAY MAKE IT DIFFICULT
    FOR YOU TO RESELL YOUR
    CERTIFICATES..............   Secondary market considerations may make your
                                 certificates difficult to resell or less
                                 valuable than you anticipated for a variety of
                                 reasons, including:

                                 o    there may not be a secondary market for
                                      the certificates;

                                 o    if a secondary market develops, we cannot
                                      assure you that it will continue or will
                                      provide you with the liquidity of
                                      investment you may have anticipated. Lack
                                      of liquidity could result in a substantial
                                      decrease in the market value of your
                                      certificates;

                                 o    the market value of your certificates will
                                      fluctuate with changes in interest rates;

                                 o    the secondary market for certificates
                                      backed by residential mortgages may be
                                      more liquid than the secondary market for
                                      certificates backed by multifamily and
                                      commercial mortgages so if your liquidity
                                      assumptions were based on the secondary
                                      market for certificates backed by
                                      residential mortgages, your assumptions
                                      may not be correct;

                                 o    certificateholders have no redemption
                                      rights; and

                                 o    secondary market purchasers are limited to
                                      this prospectus, the related prospectus
                                      supplement and to the reports delivered to
                                      certificateholders for information
                                      concerning the certificates.

                                 Morgan Stanley & Co. Incorporated currently
                                 expects to make a secondary market in your
                                 certificates, but it has no obligation to do
                                 so.

THE TRUST FUND'S ASSETS MAY BE
    INSUFFICIENT TO ALLOW FOR
    REPAYMENT IN FULL ON YOUR
    CERTIFICATES .............   Unless the related prospectus supplement so
                                 specifies, the sole source of payment on your
                                 certificates will be proceeds from the assets
                                 included in the trust fund for each series of
                                 certificates and any form of credit enhancement
                                 specified in the related prospectus supplement.
                                 You will not have any claim against, or
                                 security interest in, the trust fund for any
                                 other series. In addition, in general, there is
                                 no recourse to Morgan Stanley Capital I Inc. or
                                 any other entity, and neither the certificates
                                 nor the underlying mortgage loans are
                                 guaranteed or insured by any governmental
                                 agency or instrumentality or any other entity.

                                      -11-

                                 Therefore, if the trust fund's assets are
                                 insufficient to pay you your expected return,
                                 in most situations you will not receive payment
                                 from any other source. Exceptions include:

                                 o    loan repurchase obligations in
                                      connection with a breach of certain of the
                                      representations and warranties; and

                                 o    advances on delinquent loans, to the
                                      extent the master servicer deems the
                                      advance will be recoverable.

                                 Because some of the representations and
                                 warranties with respect to the mortgage loans
                                 or mortgage backed securities may have been
                                 made or assigned in connection with transfers
                                 of the mortgage loans or mortgage backed
                                 securities prior to the closing date, the
                                 rights of the trustee and the
                                 certificateholders with respect to those
                                 representations or warranties will be limited
                                 to their rights as assignees. Unless the
                                 related prospectus supplement so specifies,
                                 neither Morgan Stanley Capital I Inc., the
                                 master servicer nor any affiliate thereof will
                                 have any obligation with respect to
                                 representations or warranties made by any other
                                 entity.

                                 There may be accounts, as described in the
                                 related prospectus supplement, maintained as
                                 credit support. The amounts in these accounts
                                 may be withdrawn, under conditions described in
                                 the related prospectus supplement. Any
                                 withdrawn amounts will not be available for the
                                 future payment of principal or interest on the
                                 certificates.

                                 If a series of certificates consists of one or
                                 more classes of subordinate certificates, the
                                 amount of any losses or shortfalls in
                                 collections of assets on any distribution date
                                 will be borne first by one or more classes of
                                 the subordinate certificates, as described in
                                 the related prospectus supplement. Thereafter,
                                 those losses or shortfalls will be borne by the
                                 remaining classes of certificates, in the
                                 priority and manner and subject to the
                                 limitations specified in the related prospectus
                                 supplement.

PREPAYMENTS AND REPURCHASES
   MAY REDUCE THE YIELD ON
   YOUR CERTIFICATES .........   The yield on your certificates may be reduced
                                 by prepayments on the mortgage loans or
                                 mortgage backed securities because prepayments
                                 affect the average life of the certificates.
                                 Prepayments can be voluntary, if permitted, and
                                 involuntary, such as prepayments resulting from
                                 casualty or condemnation, defaults and
                                 liquidations or repurchases upon breaches of
                                 representations and warranties. The investment
                                 performance of your certificates may vary
                                 materially and adversely from your expectation
                                 if the actual rate of prepayment is higher or
                                 lower than you anticipated.

                                 Voluntary prepayments may require the payment
                                 of a yield maintenance or prepayment premium.
                                 Nevertheless, we cannot assure you that the
                                 existence of the prepayment premium will cause
                                 a borrower to refrain from prepaying its
                                 mortgage loan nor can we assure you of the rate
                                 at which prepayments will occur. Morgan Stanley
                                 Mortgage Capital Inc., under certain
                                 circumstances, may be required to repurchase a
                                 mortgage loan from the trust fund if there has
                                 been a breach of a representation or warranty.
                                 The repurchase price paid will be passed
                                 through to you, as a certificateholder, with
                                 the same effect as if the mortgage loan had
                                 been prepaid in part or in full, except that no

                                      -12-

                                 prepayment premium or yield maintenance charge
                                 would be payable. Such a repurchase may
                                 therefore adversely affect the yield to
                                 maturity on your certificates.

                                 In a pool of mortgage loans, the rate of
                                 prepayment is unpredictable as it is influenced
                                 by a variety of factors including:

                                 o    the terms of the mortgage loans;

                                 o    the length of any prepayment lockout
                                      period;

                                 o    the prevailing interest rates;

                                 o    the availability of mortgage credit;

                                 o    the applicable yield maintenance charges
                                      or prepayment premiums;

                                 o    the servicer's ability to enforce those
                                      yield maintenance charges or prepayment
                                      premiums;

                                 o    the occurrence of casualties or natural
                                      disasters; and

                                 o    economic, demographic, tax, legal or other
                                      factors.

                                 There can be no assurance that the rate of
                                 prepayments will conform to any model described
                                 in this prospectus or in the related prospectus
                                 supplement.

                                 Some of the certificates may be more sensitive
                                 to prepayments than other certificates and in
                                 certain cases, the certificateholder holding
                                 these certificates may fail to recoup its
                                 original investment. You should carefully
                                 consider the specific characteristics of the
                                 certificates you purchase, as well as your
                                 investment approach and strategy. For instance,
                                 if you purchase a certificate at a premium, a
                                 prepayment may reduce the stream of interest
                                 payments you are entitled to receive on your
                                 certificate and your actual yield may be lower
                                 than your anticipated yield. Similarly, if you
                                 purchase a certificate which provides for the
                                 payment of interest only, or a certificate
                                 which provides for the payment of interest only
                                 after the occurrence of certain events, such as
                                 the retirement of one or more other classes of
                                 certificates of a series, you will probably be
                                 extremely sensitive to prepayments because a
                                 prepayment may reduce the stream of interest
                                 payments you are entitled to receive on your
                                 certificate.

IF PREPAYMENT PREMIUMS ARE NOT
   ENFORCED, YOUR CERTIFICATES
   MAY BE ADVERSELY
   AFFECTED ..................   The yield on your certificates may be less than
                                 anticipated because the prepayment premium or
                                 yield maintenance required under certain
                                 prepayment scenarios may not be enforceable in
                                 some states or under federal bankruptcy laws.

                                 o    Some courts may consider the prepayment
                                      premium to be usurious.

                                      -13-

                                 o    Even if the prepayment premium is
                                      enforceable, we cannot assure you that
                                      foreclosure proceeds will be sufficient to
                                      pay the prepayment premium.

                                 o    Although the collateral substitution
                                      provisions related to defeasance are not
                                      suppose to be treated as a prepayment and
                                      should not affect your certificates, we
                                      cannot assure you that a court will not
                                      interpret the defeasance provisions as
                                      requiring a prepayment premium; nor can we
                                      assure you that if it is treated as a
                                      prepayment premium, the court will find
                                      the defeasance income stream enforceable.

THE TIMING OF MORTGAGE LOAN
   AMORTIZATION MAY ADVERSELY
   AFFECT PAYMENT ON YOUR
   CERTIFICATES ..............   As principal payments or prepayments are made
                                 on a mortgage loan, the mortgage pool will be
                                 exposed to concentration risks with respect to
                                 the diversity of mortgaged properties, types of
                                 mortgaged properties and number of borrowers.
                                 Classes that have a later sequential
                                 designation or a lower payment priority are
                                 more likely to be exposed to these
                                 concentration risks than are classes with an
                                 earlier sequential designation or higher
                                 priority. This is so because principal on the
                                 certificates will be payable in sequential
                                 order, and no class entitled to a distribution
                                 of principal will receive its principal until
                                 the principal amount of the preceding class or
                                 classes entitled to receive principal have been
                                 reduced to zero.

RATINGS DO NOT GUARANTY
   PAYMENT....................   Any rating assigned by a rating agency to a
                                 class of certificates reflects the rating
                                 agency's assessment of the likelihood that
                                 holders of the class of certificates will
                                 receive the payments to which they are
                                 entitled.

                                 o    The ratings do not assess the likelihood
                                      that you will receive timely payments on
                                      your certificates.

                                 o    The ratings do not assess the likelihood
                                      of prepayments, including those caused by
                                      defaults.

                                 o    The ratings do not assess the likelihood
                                      of early optional termination of the
                                      certificates.

                                 Each rating agency rating classes of a
                                 particular series will determine the amount,
                                 type and nature of credit support required for
                                 that series. This determination may be based on
                                 an actuarial analysis of the behavior of
                                 mortgage loans in a larger group taking into
                                 account the appraised value of the real estate
                                 and the commercial and multifamily real estate
                                 market.

                                 o    We cannot assure you that the historical
                                      data supporting the actuarial analysis
                                      will accurately reflect or predict the
                                      rate of delinquency, foreclosure or loss
                                      that will be experienced by the mortgage
                                      loans in a particular series.

                                 o    We cannot assure you that the appraised
                                      value of any property securing a mortgage
                                      loan in a particular series will remain
                                      stable throughout the life of your
                                      certificate.

                                      -14-

                                 o    We cannot assure you that the real estate
                                      market will not experience an overall
                                      decline in property values nor can we
                                      assure you that the outstanding balance of
                                      any mortgage loan in a particular series
                                      will always be less than the market value
                                      of the property securing the mortgage
                                      loan.

RATINGS DO NOT GUARANTY
   VALUE......................   If one or more rating agencies downgrade
                                 certificates of a series, your certificate will
                                 decrease in value. Because none of Morgan
                                 Stanley Capital I Inc., the seller, the master
                                 servicer, the trustee or any affiliate has any
                                 obligation to maintain a rating of a class of
                                 certificates, you will have no recourse if your
                                 certificate decreases in value.

CASH FLOW FROM THE PROPERTIES
   MAY BE VOLATILE AND
   INSUFFICIENT TO ALLOW
   TIMELY PAYMENT ON YOUR
   CERTIFICATES ..............   Repayment of a commercial or multifamily
                                 mortgage loan is dependent on the income
                                 produced by the property. Therefore, the
                                 borrower's ability to repay a mortgage loan
                                 depends primarily on the successful operation
                                 of the property and the net operating income
                                 derived from the property. Net operating income
                                 can be volatile and may be adversely affected
                                 by factors such as:

                                 o    economic conditions causing plant closings
                                      or industry slowdowns;

                                 o    an oversupply of available retail space,
                                      office space or multifamily housing;

                                 o    changes in consumer tastes and
                                      preferences;

                                 o    decrease in consumer confidence;

                                 o    retroactive changes in building codes;

                                 o    the age, design and construction quality
                                      of the property, including perceptions
                                      regarding the attractiveness, convenience
                                      or safety of the property;

                                 o    the age, design, construction quality and
                                      proximity of competing properties;

                                 o    increases in operating expenses due to
                                      external factors such as increases in
                                      heating or electricity costs;

                                 o    increases in operating expenses due to
                                      maintenance or improvements required at
                                      the property;

                                 o    a decline in the financial condition of a
                                      major tenant;

                                 o    a decline in rental rates as leases are
                                      renewed or entered into with new tenants;

                                 o    the concentration of a particular business
                                      type in a building;

                                 o    the length of tenant leases;

                                 o    the creditworthiness of tenants; and

                                 o    the property's "operating leverage."

                                      -15-

                                 Operating leverage refers to the percentage of
                                 total property expenses in relation to revenue,
                                 the ratio of fixed operating expenses to those
                                 that vary with revenue and the level of capital
                                 expenditures required to maintain the property
                                 and retain or replace tenants.

                                 If a commercial property is designed for a
                                 specific tenant, net operating income may be
                                 adversely affected if that tenant defaults
                                 under its obligations because properties
                                 designed for a specific tenant often require
                                 substantial renovation before it is suitable
                                 for a new tenant. As a result, the proceeds
                                 from liquidating this type of property
                                 following foreclosure might be insufficient to
                                 cover the principal and interest due under the
                                 loan.

                                 It is anticipated that a substantial portion of
                                 the mortgage loans included in any trust fund
                                 will be nonrecourse loans or loans for which
                                 recourse may be restricted or unenforceable.
                                 Therefore, if a borrower defaults, recourse may
                                 be had only against the specific property and
                                 any other assets that have been pledged to
                                 secure the related mortgage loan.

PROPERTY VALUE MAY BE
   ADVERSELY AFFECTED EVEN
   WHEN THERE IS NO CHANGE IN
   CURRENT OPERATING INCOME...   Various factors may adversely affect the value
                                 of the mortgaged properties without affecting
                                 the properties' current net operating income.
                                 These factors include among others:

                                 o    changes in governmental regulations,
                                      fiscal policy, zoning or tax laws;

                                 o    potential environmental legislation or
                                      liabilities or other legal liabilities;

                                 o    the availability of refinancing; and

                                 o    changes in interest rate levels or yields
                                      required by investors in income-producing
                                      commercial properties.

THE PROSPECTIVE PERFORMANCE OF
   THE COMMERCIAL AND
   MULTIFAMILY MORTGAGE LOANS
   INCLUDED IN EACH TRUST
   SHOULD BE EVALUATED
   SEPARATELY FROM THE
   PERFORMANCE OF THE MORTGAGE
   LOANS IN ANY OF OUR OTHER
   TRUSTS.....................   While there may be certain common factors
                                 affecting the performance and value of
                                 income-producing real properties in general,
                                 those factors do not apply equally to all
                                 income-producing real properties and, in many
                                 cases, there are unique factors that will
                                 affect the performance and/or value of a
                                 particular income-producing real property.
                                 Moreover, the effect of a given factor on a
                                 particular real property will depend on a
                                 number of variables, including but not limited
                                 to property type, geographic location,
                                 competition, sponsorship and other
                                 characteristics of the property and the related
                                 mortgage loan. Each income-producing real
                                 property represents a separate and distinct
                                 business venture; and, as a result, each of the
                                 multifamily and commercial mortgage loans
                                 included in one of the depositor's trusts
                                 requires a unique underwriting

                                      -16-

                                 analysis. Furthermore, economic and other
                                 conditions affecting real properties, whether
                                 worldwide, national, regional or local, vary
                                 over time. The performance of a pool of
                                 mortgage loans originated and outstanding under
                                 a given set of economic conditions may vary
                                 significantly from the performance of an
                                 otherwise comparable mortgage pool originated
                                 and outstanding under a different set of
                                 economic conditions. Accordingly, investors
                                 should evaluate the mortgage loans underlying
                                 the offered certificates independently from the
                                 performance of mortgage loans underlying any
                                 other series of offered certificates.

                                 As a result of the distinct nature of each pool
                                 of commercial mortgage loans, and the separate
                                 mortgage loans within the pool, this prospectus
                                 does not include disclosure concerning the
                                 delinquency and loss experience of static pools
                                 of periodic originations by the sponsor of
                                 assets of the type to be securitized (known as
                                 "static pool data"). Because of the highly
                                 heterogeneous nature of the assets in
                                 commercial mortgage backed securities
                                 transactions, static pool data for prior
                                 securitized pools, even those involving the
                                 same asset types (e.g., hotels or office
                                 buildings), may be misleading, since the
                                 economics of the properties and terms of the
                                 loans may be materially different. In
                                 particular, static pool data showing a low
                                 level of delinquencies and defaults would not
                                 be indicative of the performance of this pool
                                 or any other pools of mortgage loans originated
                                 by the same sponsor. Therefore, investors
                                 should evaluate this offering on the basis of
                                 the information set forth in the related
                                 prospectus supplement with respect to the
                                 mortgage loans, and not on the basis of any
                                 successful performance of other pools of
                                 securitized commercial mortgage loans.

VARIOUS TYPES OF
   INCOME-PRODUCING PROPERTIES
   MAY SECURE MORTGAGE LOANS
   UNDERLYING A SERIES OF
   CERTIFICATES AND EACH TYPE
   OF INCOME-PRODUCING
   PROPERTY MAY PRESENT
   SPECIAL RISKS..............   The mortgage loans underlying a series of
                                 certificates may be secured by numerous types
                                 of multifamily and commercial properties. The
                                 adequacy of an income-producing property as
                                 security for a mortgage loan depends in large
                                 part on its value and ability to generate net
                                 operating income. The relative importance of
                                 any factor affecting the value or operation of
                                 an income-producing property will depend on the
                                 type and use of the property, and the type and
                                 use of a particular income-producing property
                                 may present special risks. Additionally, many
                                 types of commercial properties are not readily
                                 convertible to alternative uses if the original
                                 use is not successful or may require
                                 significant capital expenditures to effect any
                                 conversion to an alternative use.

THE OPERATION OF COMMERCIAL
   PROPERTIES IS DEPENDENT
   UPON SUCCESSFUL
   MANAGEMENT ................   The successful operation of a real estate
                                 project depends upon the property manager's
                                 performance and viability. The property manager
                                 is responsible for:

                                 o    responding to changes in the local market;

                                      -17-

                                 o    planning and implementing the rental
                                      structure;

                                 o    operating the property and providing
                                      building services;

                                 o    managing operating expenses; and

                                 o    assuring that maintenance and capital
                                      improvements are carried out in a timely
                                      fashion.

                                 A good property manager, by controlling costs,
                                 providing appropriate service to tenants and
                                 seeing to the maintenance of improvements, can
                                 improve cash flow, reduce vacancy, leasing and
                                 repair costs and preserve building value. On
                                 the other hand, management errors can, in some
                                 cases, impair short-term cash flow and the long
                                 term viability of an income-producing property.
                                 Properties deriving revenues primarily from
                                 short-term sources are generally more
                                 management intensive than properties leased to
                                 creditworthy tenants under long-term leases.

                                 Morgan Stanley Capital I Inc. makes no
                                 representation or warranty as to the skills of
                                 any present or future managers. Additionally,
                                 Morgan Stanley Capital I Inc. cannot assure you
                                 that the property managers will be in a
                                 financial condition to fulfill their management
                                 responsibilities throughout the terms of their
                                 respective management agreements.

YOU SHOULD CONSIDER THE NUMBER
   OF MORTGAGE LOANS IN THE
   POOL ......................   Assuming pools of equal aggregate unpaid
                                 principal balances, the concentration of
                                 default, foreclosure and loss in a trust fund
                                 containing fewer mortgage loans will generally
                                 be higher than that in trust fund containing
                                 more mortgage loans.

YOUR INVESTMENT IS NOT INSURED
   OR GUARANTEED AND YOUR
   SOURCE FOR REPAYMENTS IS
   LIMITED ...................   Payments under the mortgage loans are generally
                                 not insured or guaranteed by any person or
                                 entity.

                                 In general, the borrowers under the mortgage
                                 loans will be entities created to own or
                                 purchase the related commercial property. The
                                 borrowers are set up this way, in significant
                                 part, to isolate the property from the debts
                                 and liabilities of the person creating the
                                 entity. In most cases, the loan will represent
                                 a nonrecourse obligation of the related
                                 borrower secured by the lien of the related
                                 mortgage and the related lease assignments.
                                 Even if the loan is recourse, the borrower
                                 generally will not have any significant assets
                                 other than the property or properties and the
                                 related leases, which will be pledged to the
                                 trustee. Therefore, payments on the loans and,
                                 in turn, payments of principal and interest on
                                 your certificates, will depend primarily or
                                 solely on rental payments by the lessees. Those
                                 rental payments will, in turn, depend on
                                 continued occupancy by, or the creditworthiness
                                 of, those lessees. Both continued occupancy and
                                 creditworthiness may be adversely affected by a
                                 general economic downturn or an adverse change
                                 in the lessees' financial conditions.

                                      -18-

BORROWER MAY BE UNABLE TO
   REPAY THE REMAINING
   PRINCIPAL BALANCE ON ITS
   MATURITY DATE WHICH WOULD
   ADVERSELY AFFECT
   PAYMENT ON YOUR
   CERTIFICATES ..............   Some of the mortgage loans may not be fully
                                 amortizing over their terms to maturity and
                                 will require substantial principal
                                 payments--i.e., balloon payments--at their
                                 stated maturity. Mortgage loans with balloon
                                 payments involve a greater degree of risk
                                 because a borrower's ability to make a balloon
                                 payment typically will depend upon its ability
                                 either to timely refinance the loan or to
                                 timely sell the mortgaged property. However,
                                 refinancing a loan or selling the property will
                                 be affected by a number of factors, including:

                                 o    interest rates;

                                 o    the borrower's equity in the property;

                                 o    the financial condition and operating
                                      history of the borrower and the property;

                                 o    tax laws;

                                 o    renewability of operating licenses;

                                 o    prevailing economic conditions and the
                                      availability of credit for commercial and
                                      multifamily properties;

                                 o    with respect to certain multifamily
                                      properties and mobile home parks, rent
                                      control laws; and

                                 o    with respect to hospitals, nursing homes
                                      and convalescent homes, reimbursement
                                      rates from private and public coverage
                                      providers.

YOUR CERTIFICATES WILL BEAR
   LOSSES IF INSUFFICIENT
   FUNDS ARE AVAILABLE TO
   SATISFY ANY JUNIOR MORTGAGE
   LOANS .....................   If the prospectus supplement so specifies, some
                                 of the mortgage loans may be secured primarily
                                 by junior mortgages. In the event of a
                                 liquidation, satisfaction of a mortgage loan
                                 secured by a junior mortgage will be
                                 subordinate to the satisfaction of the related
                                 senior mortgage loan. If the proceeds are
                                 insufficient to satisfy the junior mortgage and
                                 the related senior mortgage, the junior
                                 mortgage loan in the trust fund would suffer a
                                 loss and the class of certificate you own may
                                 bear that loss. Therefore, any risks of
                                 deficiencies associated with first mortgage
                                 loans will be even greater in the case of
                                 junior mortgage loans. See "--Risks Factors."

OBLIGOR DEFAULT MAY ADVERSELY
   AFFECT PAYMENT ON YOUR
   CERTIFICATES ..............   If the related prospectus supplement so
                                 specifies, a master servicer, a sub servicer or
                                 a special servicer will be permitted, within
                                 prescribed parameters, to extend and modify
                                 whole loans that are in default or as to which
                                 a payment default is imminent. Any ability to
                                 extend or modify may apply, in particular, to
                                 whole loans with balloon payments. In addition,
                                 a master servicer, a sub servicer or a special
                                 servicer may receive a workout fee based on
                                 receipts from, or proceeds of, those whole
                                 loans. While any entity granting this type of
                                 extension or

                                      -19-

                                 modification generally will be required to
                                 determine that the extension or modification is
                                 reasonably likely to produce a greater recovery
                                 on a present value basis than liquidation,
                                 there is no assurance this will be the case.
                                 Additionally, if the related prospectus
                                 supplement so specifies, some of the mortgage
                                 loans included in the mortgage pool may have
                                 been subject to workouts or similar
                                 arrangements following prior periods of
                                 delinquency and default.

TENANT BANKRUPTCY MAY
   ADVERSELY AFFECT PAYMENT
   ON YOUR CERTIFICATES ......   The bankruptcy or insolvency of a major tenant,
                                 or of a number of smaller tenants may adversely
                                 affect the income produced by a mortgaged
                                 property. Under the Bankruptcy Code, a tenant
                                 has the option of assuming or rejecting any
                                 unexpired lease. If the tenant rejects the
                                 lease, the landlord's claim would be a general
                                 unsecured claim against the tenant, absent
                                 collateral securing the claim. The claim would
                                 be limited to the unpaid rent reserved for the
                                 periods prior to the bankruptcy petition or the
                                 earlier surrender of the leased premises, which
                                 are unrelated to the rejection, plus the
                                 greater of one year's rent or 15% of the
                                 remaining rent reserved under the lease, but
                                 not more than three years' rent to cover any
                                 rejection related claims.

BORROWER BANKRUPTCY MAY
   ADVERSELY AFFECT PAYMENT
   ON YOUR CERTIFICATES ......   Under the Bankruptcy Code, the filing of a
                                 petition in bankruptcy by or against a borrower
                                 will stay the sale of the real property owned
                                 by that borrower, as well as the commencement
                                 or continuation of a foreclosure action. In
                                 addition, if a court determines that the value
                                 of the mortgaged property is less than the
                                 principal balance of the mortgage loan it
                                 secures, the court may prevent a lender from
                                 foreclosing on the mortgaged property, subject
                                 to certain protections available to the lender.
                                 As part of a restructuring plan, a court also
                                 may reduce the amount of secured indebtedness
                                 to the then-value of the mortgaged property.
                                 Such an action would make the lender a general
                                 unsecured creditor for the difference between
                                 the then-value and the amount of its
                                 outstanding mortgage indebtedness. A bankruptcy
                                 court also may:

                                 o    grant a debtor a reasonable time to cure a
                                      payment default on a mortgage loan;

                                 o    reduce monthly payments due under a
                                      mortgage loan;

                                 o    change the rate of interest due on a
                                      mortgage loan; or

                                 o    otherwise alter the mortgage loan's
                                      repayment schedule.

                                 Moreover, the filing of a petition in
                                 bankruptcy by, or on behalf of, a junior
                                 lienholder may stay the senior lienholder from
                                 taking action to foreclose on the mortgaged
                                 property in a manner that would substantially
                                 diminish the position of the junior lien.
                                 Additionally, the borrower's trustee or the
                                 borrower, as debtor-in-possession, has certain
                                 special powers to avoid, subordinate or
                                 disallow debts. In certain circumstances, the
                                 claims of the trustee may be subordinated to
                                 financing obtained by a debtor-in-possession
                                 subsequent to its bankruptcy.

                                      -20-

                                 Under the Bankruptcy Code, the lender will be
                                 stayed from enforcing a borrower's assignment
                                 of rents and leases. The Bankruptcy Code also
                                 may interfere with the lender's ability to
                                 enforce lockbox requirements. The legal
                                 proceedings necessary to resolve these issues
                                 can be time consuming and may significantly
                                 delay the receipt of rents. Rents also may
                                 escape an assignment to the extent they are
                                 used by the borrower to maintain the mortgaged
                                 property or for other court authorized
                                 expenses.

                                 As a result of the foregoing, the lender's
                                 recovery with respect to borrowers in
                                 bankruptcy proceedings may be significantly
                                 delayed, and the aggregate amount ultimately
                                 collected may be substantially less than the
                                 amount owed.

SOPHISTICATION OF THE BORROWER
   MAY ADVERSELY AFFECT
   PAYMENT ON YOUR
   CERTIFICATES ..............   In general, the mortgage loans will be made to
                                 partnerships, corporations or other entities
                                 rather than individuals. This may entail
                                 greater risks of loss from delinquency and
                                 foreclosure than do single family mortgage
                                 loans. In addition, the borrowers under
                                 commercial mortgage loans may be more
                                 sophisticated than the average single family
                                 home borrower. This may increase the likelihood
                                 of protracted litigation or the likelihood of
                                 bankruptcy in default situations.

CREDIT SUPPORT MAY NOT COVER
   LOSSES OR RISKS WHICH COULD
   ADVERSELY AFFECT PAYMENT ON
   YOUR CERTIFICATES .........   Although the prospectus supplement for a series
                                 of certificates will describe the credit
                                 support for the related trust fund, the credit
                                 support will be limited in amount and coverage
                                 and may not cover all potential losses or
                                 risks. Use of credit support will be subject to
                                 the conditions and limitations described in the
                                 prospectus and in the related prospectus
                                 supplement. Moreover, any applicable credit
                                 support may not cover all potential losses or
                                 risks. For example, credit support may not
                                 cover fraud or negligence by a mortgage loan
                                 originator or other parties.

                                 A series of certificates may include one or
                                 more classes of subordinate certificates, which
                                 may include certificates being offered to you.
                                 Although subordination is intended to reduce
                                 the senior certificateholders' risk of
                                 delinquent distributions or ultimate losses,
                                 the amount of subordination will be limited and
                                 may decline under certain circumstances. In
                                 addition, if principal payments are made in a
                                 specified order of priority, and limits exist
                                 with respect to the aggregate amount of claims
                                 under any related credit support, the credit
                                 support may be exhausted before the principal
                                 of the certificate classes with lower priority
                                 has been repaid. Significant losses and
                                 shortfalls on the assets consequently may fall
                                 primarily upon classes of certificates having a
                                 lower payment priority.

                                 The amount of any credit support supporting one
                                 or more classes of certificates being offered
                                 to you, including the subordination of one or
                                 more classes will be determined on the basis of
                                 criteria established by each pertinent rating
                                 agency. Those criteria will be based on an
                                 assumed level of defaults, delinquencies, other
                                 losses or other factors. However, the loss
                                 experience on the related mortgage loans or
                                 mortgage backed securities may exceed the
                                 assumed levels. See "Description of Credit
                                 Support."

                                      -21-

                                 Regardless of the form of any credit
                                 enhancement, the amount of coverage will be
                                 limited and, in most cases, will be subject to
                                 periodic reduction, in accordance with a
                                 schedule or formula. The master servicer
                                 generally will be permitted to reduce,
                                 terminate or substitute all or a portion of the
                                 credit enhancement for any series of
                                 certificates, if the applicable rating agency
                                 indicates that the then current ratings will
                                 not be adversely affected. A rating agency may
                                 lower the ratings of any series of certificates
                                 if the obligations of any credit support
                                 provider are downgraded. The ratings also may
                                 be lowered if losses on the related mortgage
                                 loans or MBS substantially exceed the level
                                 contemplated by the rating agency at the time
                                 of its initial rating analysis. Neither Morgan
                                 Stanley Capital I Inc., the master servicer nor
                                 any of their affiliates will have any
                                 obligation to replace or supplement any credit
                                 enhancement, or to take any other action to
                                 maintain any ratings of any series of
                                 certificates.

INVESTORS IN SUBORDINATE
   CLASSES OF CERTIFICATES MAY
   BE SUBJECT TO DELAYS IN
   PAYMENT AND MAY NOT RECOVER
   THEIR INITIAL
   INVESTMENTS ...............   To the extent described in this prospectus, the
                                 subordinate certificateholders' rights to
                                 receive distributions with respect to the
                                 assets to which they would otherwise be
                                 entitled will be subordinate to the rights of
                                 the senior certificateholders and of the master
                                 servicer, if the master servicer is paid its
                                 servicing fee, including any unpaid servicing
                                 fees with respect to one or more prior periods,
                                 and is reimbursed for certain unreimbursed
                                 advances and unreimbursed liquidation expenses.
                                 As a result, investors in subordinate
                                 certificates must be prepared to bear the risk
                                 that they may be subject to delays in payment
                                 and may not recover their initial investments.

                                 The yields on the subordinate certificates may
                                 be extremely sensitive to the loss experience
                                 of the assets and the timing of any losses. If
                                 the actual rate and amount of losses
                                 experienced by the assets exceed the rate and
                                 amount assumed by an investor, the yields to
                                 maturity on the subordinate certificates may be
                                 lower than anticipated.

DIFFICULTIES IN ENFORCEMENT OF
   LOAN PROVISIONS MAY
   ADVERSELY AFFECT PAYMENT ON
   YOUR CERTIFICATES .........   The mortgage loans may contain due-on-sale
                                 clauses, which permit a lender to accelerate
                                 the maturity of the mortgage loan if the
                                 borrower sells, transfers or conveys the
                                 related mortgaged property or its interest in
                                 the mortgaged property and debt-acceleration
                                 clauses, which permit a lender to accelerate
                                 the loan upon a monetary or non-monetary
                                 default by the borrower. These clauses are
                                 generally enforceable. The courts of all states
                                 will enforce clauses providing for acceleration
                                 in the event of a material payment default. The
                                 equity courts, however, may refuse to enforce
                                 these clauses if acceleration of the
                                 indebtedness would be inequitable, unjust or
                                 unconscionable.

                                 If the related prospectus supplement so
                                 specifies, the mortgage loans will be secured
                                 by an assignment of leases and rents. Pursuant
                                 to those assignments, the borrower typically
                                 assigns its right, title and interest as
                                 landlord under the leases on the related
                                 mortgaged property and the income derived from
                                 the leases to the lender as further security
                                 for the

                                      -22-

                                 related mortgage loan, while retaining a
                                 license to collect rents as long as there is no
                                 default. If the borrower defaults, the license
                                 terminates and the lender is entitled to
                                 collect rents. These assignments are typically
                                 not perfected as security interests prior to
                                 actual possession of the cash flows. Some state
                                 laws may require that the lender take
                                 possession of the mortgaged property and obtain
                                 judicial appointment of a receiver before
                                 becoming entitled to collect the rents. In
                                 addition, if bankruptcy or similar proceedings
                                 are commenced by or in respect of the borrower,
                                 the lender's ability to collect the rents may
                                 be adversely affected. See "Legal Aspects of
                                 the Mortgage Loans and the Leases--Leases and
                                 Rents."

ENVIRONMENTAL ISSUES AT THE
   MORTGAGED PROPERTIES MAY
   ADVERSELY AFFECT PAYMENT ON
   YOUR CERTIFICATES .........   Real property pledged as security for a
                                 mortgage loan may be subject to environmental
                                 risks. Under federal law and the laws of
                                 certain states, contamination of a property may
                                 give rise to a lien on the property to assure
                                 the costs of cleanup. In several states, this
                                 type of lien has priority over the lien of an
                                 existing mortgage against the property.
                                 Moreover, the presence of hazardous or toxic
                                 substances, or the failure to remediate the
                                 property, may adversely affect the owner or
                                 operator's ability to borrow using the property
                                 as collateral. In addition, under the laws of
                                 some states and under CERCLA and other federal
                                 law, a lender may become liable, as an "owner
                                 operator," for costs of addressing releases or
                                 threatened releases of hazardous substances
                                 that require remedy at a property, if agents or
                                 employees of the lender have become
                                 sufficiently involved in the management or
                                 operations of the borrower. Liability may be
                                 imposed even if the environmental damage or
                                 threat was caused by a prior owner.

                                 Under certain circumstances, a lender also
                                 risks this type of liability on foreclosure of
                                 the mortgage. Unless the related prospectus
                                 supplement specifies otherwise, neither the
                                 master servicer, the sub-servicer nor the
                                 special servicer may acquire title to a
                                 mortgaged property or take over its operation
                                 unless the master servicer has previously
                                 determined, based upon a report prepared by a
                                 person who regularly conducts environmental
                                 audits, that:

                                 o    the mortgaged property is in compliance
                                      with applicable environmental laws, and
                                      there are no circumstances present at the
                                      mortgaged property for which
                                      investigation, testing, monitoring,
                                      containment, clean-up or remediation could
                                      be required under any federal, state or
                                      local law or regulation; or

                                 o    if the mortgaged property is not in
                                      compliance with applicable environmental
                                      laws or circumstances requiring any of the
                                      foregoing actions are present, that it
                                      would be in the best economic interest of
                                      the trust fund to acquire title to the
                                      mortgaged property and take the actions as
                                      would be necessary and appropriate to
                                      effect compliance or respond to those
                                      circumstances.

                                 See "Legal Aspects of the Mortgage Loans and
                                 Leases--Environmental Legislation."

                                      -23-

IF YOU ARE SUBJECT TO ERISA,
   YOU MAY NOT BE ELIGIBLE TO
   PURCHASE CERTIFICATES......   Generally, ERISA applies to investments made by
                                 employee benefit plans and transactions
                                 involving the assets of those plans. Due to the
                                 complexity of regulations governing those
                                 plans, prospective investors that are subject
                                 to ERISA are urged to consult their own counsel
                                 regarding consequences under ERISA of
                                 acquisition, ownership and disposition of the
                                 offered certificates of any series.

THE INCOME TAX CONSIDERATIONS
   SHOULD IMPACT YOUR DECISION
   TO PURCHASE A REMIC
   RESIDUAL CERTIFICATE ......   Except as provided in the prospectus
                                 supplement, REMIC residual certificates are
                                 anticipated to have "phantom income" associated
                                 with them. That is, taxable income is
                                 anticipated to be allocated to the REMIC
                                 residual certificates in the early years of the
                                 existence of the related REMIC--even if the
                                 REMIC residual certificates receive no
                                 distributions from the related REMIC--with a
                                 corresponding amount of losses allocated to the
                                 REMIC residual certificates in later years.
                                 Accordingly, the present value of the tax
                                 detriments associated with the REMIC residual
                                 certificates may significantly exceed the
                                 present value of the tax benefits related
                                 thereto, and the REMIC residual certificates
                                 may have a negative "value."

                                 Moreover, the REMIC residual certificates will,
                                 in effect, be allocated an amount of gross
                                 income equal to the non-interest expenses of
                                 the REMIC, but those expenses will be
                                 deductible only as itemized deductions, and
                                 will be subject to all the limitations
                                 applicable to itemized deductions, by holders
                                 of REMIC residual certificates that are
                                 individuals. Accordingly, investment in the
                                 REMIC residual certificates generally will not
                                 be suitable for individuals or for certain
                                 pass-through entities, such as partnerships or
                                 S corporations, that have individuals as
                                 partners or shareholders. In addition, REMIC
                                 residual certificates are subject to
                                 restrictions on transfer. Finally, prospective
                                 purchasers of a REMIC residual certificate
                                 should be aware that Treasury Department
                                 regulations do not permit certain REMIC
                                 residual interests to be marked to market.

REQUIRED CONSENT IN CONNECTION
   WITH SERVICING THE
   PROPERTIES MAY EFFECT THE
   TIMING OF PAYMENTS ON YOUR
   CERTIFICATES ..............   Under certain circumstances, the consent or
                                 approval of the holders of a specified
                                 percentage of the aggregate principal balance
                                 of all outstanding certificates of a series or
                                 a similar means of allocating decision-making
                                 will be required to direct certain actions. The
                                 actions may include directing the special
                                 servicer or the master servicer regarding
                                 measures to be taken with respect to some of
                                 the mortgage loans and real estate owned
                                 properties and amending the relevant pooling
                                 agreement or trust agreement. The consent or
                                 approval of these holders will be sufficient to
                                 bind all certificateholders of the relevant
                                 series. See "Description of the
                                 Agreements--Events of Default," "--Rights Upon
                                 Event of Default," and "--Amendment."

                                      -24-

LITIGATION ARISING OUT OF
   ORDINARY BUSINESS MAY
   ADVERSELY AFFECT PAYMENT ON
   YOUR CERTIFICATES .........   There may be pending or threatened legal
                                 proceedings against the borrowers and managers
                                 of the mortgaged properties and their
                                 respective affiliates arising out of the
                                 ordinary business of the borrowers, managers
                                 and affiliates. This litigation could cause a
                                 delay in the payment on your certificates.
                                 Therefore, we cannot assure you that this type
                                 of litigation would not have a material adverse
                                 effect on your certificates.

COMPLIANCE WITH THE AMERICANS
   WITH DISABILITIES ACT OF
   1990 MAY BE EXPENSIVE AND
   MAY ADVERSELY AFFECT
   PAYMENT ON YOUR
   CERTIFICATES ..............   Under the Americans with Disabilities Act of
                                 1990, all public accommodations are required to
                                 meet federal requirements related to access and
                                 use by disabled persons. Borrowers may incur
                                 costs complying with the Americans with
                                 Disabilities Act of 1990. In addition,
                                 noncompliance could result in the imposition of
                                 fines by the federal government or an award of
                                 damages to private litigants. These costs of
                                 complying with the Americans with Disabilities
                                 Act of 1990 and the possible imposition of
                                 fines for noncompliance would result in
                                 additional expenses on the mortgaged
                                 properties, which could have an adverse effect
                                 on your certificates.

IF YOUR CERTIFICATE IS
   BOOK-ENTRY, YOU WILL NOT BE
   RECOGNIZED AS A
   CERTIFICATEHOLDER BY THE
   TRUSTEE ...................   If the prospectus supplement so provides, one
                                 or more classes of the certificates offered to
                                 you will be initially represented by one or
                                 more certificates for each class registered in
                                 the name of Cede & Co., the nominee for the
                                 Depository Trust Company. If you purchase this
                                 type of certificate:

                                 o    your certificate will not be registered in
                                      your name or the name of your nominee;

                                 o    you will not be recognized by the trustee
                                      as a certificateholder; and

                                 o    you will be able to exercise your right as
                                      a certificateholder only through the
                                      Depository Trust Company and its
                                      participating organizations.

                                 You will be recognized as a certificateholder
                                 only if and when definitive certificates are
                                 issued. See "Description of the
                                 Certificates--Book-Entry Registration and
                                 Definitive Certificates."

                                   ----------

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described above under "Risk Factors" and elsewhere in this prospectus.

                                      -25-

                         DESCRIPTION OF THE TRUST FUNDS

     Capitalized terms are defined in the "Glossary of Terms" beginning on page
122.

ASSETS

     Each series of certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund. The primary assets of each trust fund will include:

          o    multifamily mortgage loans, commercial mortgage loans or both;

          o    mortgage pass-through certificates or other mortgage-backed securities evidencing interests in or secured by one or more mortgage loans or other similar certificates or securities;

          o    direct obligations of the United States, agencies of the United
               States or agencies created by government entities which are not subject to redemption prior to maturity at the option of the issuer and are (a) interest-bearing securities, (b)
               non-interest-bearing securities, (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or (d) interest-bearing securities from which the right to payment of principal has been removed; or

          o    a combination of mortgage loans, mortgage backed securities and government securities.

     Neither the mortgage loans nor the mortgage backed securities will be guaranteed or insured by Morgan Stanley Capital I Inc. or any of its affiliates.
If so specified in the related prospectus supplement, the mortgage loans or mortgage backed securities may be insured or guaranteed by an entity specified therein. Otherwise, such mortgage loans or mortgage backed securities will not be insured or guaranteed by any government agency or instrumentality or by any other person. Each asset will be selected by Morgan Stanley Capital I Inc. for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder thereof, which may be an affiliate of Morgan
Stanley Capital I Inc. and, with respect to mortgage loans or mortgage backed securities, which prior holder may or may not be the originator of the mortgage loan or the issuer of the mortgage backed securities.

     The certificates of any series will generally be entitled to payment only from the assets of the related trust fund and will not be entitled to payments in respect of the assets of any other trust fund established by Morgan Stanley
Capital I Inc. If specified in the related prospectus supplement, the assets of a trust fund will consist of certificates representing beneficial ownership interests in another trust fund that contains the assets.

MORTGAGE LOANS

GENERAL

     The mortgage loans will be secured by liens on, or security interests in, mortgaged properties consisting of:

          o    Multifamily Properties which are residential properties
               consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings; or

          o    Commercial Properties which are office buildings, shopping centers, retail stores, hotels or motels, nursing homes,
               hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or
               self-storage facilities, industrial plants, congregate care facilities, mixed use or other types of commercial properties.

The mortgaged properties will be located in any one of the fifty states, the
District of Columbia or the Commonwealth of Puerto Rico, or, in another location, if specified in the related prospectus supplement. The mortgage loans in the mortgage pool will be evidenced by promissory notes secured by first or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on the mortgaged property.

                                      -26-

Multifamily Properties may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations. The mortgaged properties may include leasehold interests in properties, the title to which is held by third party lessors. The term of any leasehold will exceed the term of the related mortgage note by at least five years or such other period as shall be specified in the related prospectus supplement. Each mortgage loan will have been originated by a person other than
Morgan Stanley Capital I Inc. The related prospectus supplement will indicate if any originator or a mortgage loan is an affiliate of Morgan Stanley Capital I
Inc. Mortgage loans will generally also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the mortgage loan.

LEASES

     If specified in the related prospectus supplement, some or all of the mortgage loans will include assignments of the leases of the related mortgaged properties and assignments of the rental payments due from lessee to lessor under the leases. To the extent specified in the related prospectus supplement, the commercial properties may be leased to lessees that respectively occupy all or a portion of the properties. Pursuant to an assignment of a lease, the related borrower may assign its rights, title and interest as lessor under each lease and the income derived from the lease to the related lender, while retaining a license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender or its agent is entitled to collect the rents from the related lessee or lessees for application to the monetary obligations of the borrower. State law may limit or restrict the enforcement of the lease assignments by a lender until it takes possession of the related mortgaged property or a receiver is appointed. See "Legal Aspects of the Mortgage Loans and the Leases--Leases and Rents." Alternatively, if
specified in the related prospectus supplement, the borrower and the lender may agree that payments under leases are to be made directly to the master servicer.

     If described in the related prospectus supplement, the leases may require the lessees to pay rent that is sufficient in the aggregate to cover all scheduled payments of principal and interest on the related mortgage loans. In some cases, the leases may require the lessees to pay their pro rata share of the operating expenses, insurance premiums and real estate taxes associated with the mortgaged properties. Some of the leases may require the borrower to bear costs associated with structural repairs or the maintenance of the exterior or other portions of the mortgaged property or provide for certain limits on the aggregate amount of operating expenses, insurance premiums, taxes and other expenses that the lessees are required to pay. If so specified in the related prospectus supplement, under certain circumstances the lessees may be permitted to set off their rental obligations against the obligations of the borrowers under the leases. In those cases where payments under the leases, net of any operating expenses payable by the borrowers are insufficient to pay all of the scheduled principal and interest on the related mortgage loans, the borrowers must rely on other income or sources, including security deposits, generated by the related mortgaged property to make payments on the related mortgage loan.

     To the extent specified in the related prospectus supplement, some commercial properties may be leased entirely to one lessee. In these cases, absent the availability of other funds, the borrower must rely entirely on rent paid by the lessee in order for the borrower to pay all of the scheduled principal and interest on the related mortgage loan. To the extent specified in the related prospectus supplement, some of the leases may expire prior to the stated maturity of the related mortgage loan. In these cases, upon expiration of the leases the borrowers will have to look to alternative sources of income, including rent payment by any new lessees or proceeds from the sale or refinancing of the mortgaged property, to cover the payments of principal and interest due on these mortgage loans unless the lease is renewed. As specified in the related prospectus supplement, some of the leases may provide that upon the occurrence of a casualty affecting a mortgaged property, the lessee will have the right to terminate its lease, unless the borrower, as lessor, is able to cause the mortgaged property to be restored within a specified period of time. Some leases may provide that it is the lessor's responsibility, while other leases provide that it is the lessee's responsibility, to restore the mortgaged property after a casualty to its original condition. Some leases may provide a right of termination to the related lessee if a taking of a material or specified percentage of the leased space in the mortgaged property occurs, or if the ingress or egress to the leased space has been materially impaired.

DEFAULT AND LOSS CONSIDERATIONS WITH RESPECT TO THE MORTGAGE LOANS

     Mortgage loans secured by commercial and multifamily properties are markedly different from owner occupied single family mortgage loans. The repayment of loans secured by commercial or multifamily properties is typically

                                      -27-

dependent upon the successful operation of the property rather than upon the liquidation value of the real estate. The mortgage loans generally will be non-recourse loans, which means that, absent special facts, the lender may look only to the Net Operating Income from the property for repayment of the mortgage debt, and not to any other of the borrower's assets, in the event of the borrower's default. Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on a loan. The "Debt Service Coverage Ratio" of a mortgage loan at any given time is the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the mortgage loan. "Net Operating
Income" means, for any given period, to the extent set forth in the related prospectus supplement, the total operating revenues derived from a mortgaged property during that period, minus the total operating expenses incurred in respect of the mortgaged property during that period other than:

          o    non-cash items such as depreciation and amortization;

          o    capital expenditures; and

          o    debt service on loans secured by the mortgaged property.

     The Net Operating Income of a mortgaged property will fluctuate over time and may be sufficient or insufficient to cover debt service on the related mortgage loan at any given time.

     As the primary component of Net Operating Income, rental income as well as maintenance payments from tenant stockholders of a cooperative is subject to the vagaries of the applicable real estate market or business climate. Properties typically leased, occupied or used on a short-term basis, such as health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties leased, occupied or used for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial loans may be secured by owner occupied mortgaged properties or mortgaged properties leased to a single tenant. Accordingly, a decline in the financial condition of the borrower or single tenant, as applicable, may have a disproportionately greater effect on the Net Operating Income from the mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

     Changes in the expense components of Net Operating Income due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate and personal property tax rates and other operating expenses, including energy costs; changes in governmental rules, regulations and fiscal policies, including environmental legislation; and acts of God may also affect the risk of default on the related mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower, is responsible for payment of some or all of these expenses;
however, because leases are subject to default risks as well when a tenant's income is insufficient to cover its rent and operating expenses, the existence of "net of expense" provisions will only temper, not eliminate, the impact of expense increases on the performance of the related mortgage loan. See
"--Leases" above.

     The duration of leases and the existence of any "net of expense" provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties. However, that risk may be affected equally or to a greater extent by changes in government regulation of the operator of the property. Examples of the latter include mortgage loans secured by health care-related facilities and hospitals, the income from which and the operating expenses of which are subject to state and federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property. Low and moderate-income housing in particular may be subject to legal limitations and regulations but, because of these regulations, may also be less sensitive to fluctuations in market rents generally.

     The Debt Service Coverage Ratio should not be relied upon as the sole measure of the risk of default because other factors may outweigh a high Debt
Service Coverage Ratio. For instance, where a mortgage loan requires substantial principal payments at the stated maturity, the risk of default if the balloon payment cannot be refinanced at maturity is significant, even though the related
Debt Service Coverage Ratio may be high.

                                      -28-

     The liquidation value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including declines in rental or occupancy rates. Lenders generally use the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated upon a default by the borrower.

     Appraised values for income-producing properties may be based on:

          o    the recent resale value of comparable properties at the date of the appraisal;

          o    the cost of replacing the property;

          o    a projection of value based upon the property's projected net cash flow; or

          o    a selection from or interpolation of the values derived from the methods listed here.

     Each of these appraisal methods presents analytical challenges for the following reasons:

          o    it is often difficult to find truly comparable properties that have recently been sold;

          o    the replacement cost of a property may have little to do with its current market value;

          o    income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate
               capitalization rate;

          o    more than one of the appraisal methods may be used and each may produce significantly different results; and

          o    if a high Loan-to-Value Ratio accompanies a high Debt Service
               Coverage Ratio or vice versa, the analysis of default and loss risks is difficult.

     While Morgan Stanley Capital I Inc. believes that the foregoing considerations are important factors that generally distinguish the multifamily and commercial loans from single family mortgage loans and provide insight to the risks associated with income-producing real estate, there is no assurance that these factors will in fact have been considered by the originators of the multifamily and commercial loans, or that, for any of the mortgage loans, they are complete or relevant. See "Risk Factors--Borrower May Be Unable To Repay The
Remaining Principal Balance On Its Maturity Date Which Would Adversely Affect
Payment On Your Certificates," "--Your Certificates Will Bear Losses If
Insufficient Funds Are Available to Satisfy Any Junior Mortgage Loans," and
"--Obligor Default May Adversely Affect Payment on Your Certificates."

LOAN-TO-VALUE RATIO

     The Loan-to-Value Ratio of a mortgage loan at any given time is the ratio, expressed as a percentage, of the then outstanding principal balance of the mortgage loan to the Value of the related mortgaged property. The Value of a mortgaged property, other than with respect to Refinance Loans, is generally the lesser of

          o    the appraised value determined in an appraisal obtained by the originator at origination of that loan and

          o    the sales price for that property.

Refinance Loans are loans made to refinance existing loans. Unless the related prospectus supplement provides otherwise, the Value of the mortgaged property securing a Refinance Loan is the appraised value determined in an appraisal obtained at the time of origination of the Refinance Loan. The Value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the Value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

                                      -29-

LOAN COMBINATIONS

Certain of the mortgage loans included in one of our trust funds may be part of a loan combination. A loan combination will generally consist of the particular mortgage loan or loans that we will include in the subject trust fund and one or more other mortgage loans that we will not include in the trust fund. Each mortgage loan comprising a particular loan combination is evidenced by a separate promissory note. The aggregate debt represented by the entire loan combination, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged property or properties. The mortgage loans constituting a particular loan combination are obligations of the same borrower and are cross-defaulted. The allocation of payments to the respective mortgage loans comprising a loan combination, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is either effected through a co-lender agreement or other intercreditor arrangement to which the respective holders of the subject promissory notes are parties and/or may be reflected in the subject promissory notes and/or a common loan agreement. Such co-lender agreement or other intercreditor arrangement will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a loan combination. Further, each such co-lender agreement or other intercreditor arrangement may impose restrictions on the transferability of the ownership of any mortgage loan that is part of a loan combination.

MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS

     Each prospectus supplement will contain information, as of the date of that prospectus supplement or the Cut-off Date, if applicable and specifically known to Morgan Stanley Capital I Inc., with respect to the mortgage loans, including:

          o    the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the
               mortgage loans, unless the related prospectus supplement provides otherwise, the close of business on the Cut-off Date, which is a day of the month of formation of the related trust fund, as designated in the prospectus supplement;

          o    the type of property securing the mortgage loans, e.g.,
               multifamily property or commercial property and the type of property in each category;

          o    the weighted average, by principal balance, of the original and remaining terms to maturity of the mortgage loans;

          o    the earliest and latest origination date and maturity date of the mortgage loans;

          o    the weighted average, by principal balance, of the Loan-to-Value
               Ratios at origination of the mortgage loans;

          o    the mortgage rates or range of mortgage rates and the weighted average mortgage rate borne by the mortgage loans;

          o    the state or states in which most of the mortgaged properties are located;

          o    information with respect to the prepayment provisions, if any, of the mortgage loans;

          o    the weighted average Retained Interest, if any;

          o    with respect to mortgage loans with adjustable mortgage rates, the Index, the frequency of the adjustment dates, the highest, lowest and weighted average note margin and pass-through margin, and the maximum mortgage rate or monthly payment variation at the time of any adjustment thereof and over the life of the
               adjustable rate loan and the frequency of monthly payment
               adjustments;

          o    the Debt Service Coverage Ratio either at origination or as of a more recent date, or both; and

          o    information regarding the payment characteristics of the mortgage loans, including without limitation balloon payment and other amortization provisions.

                                      -30-

The related prospectus supplement will also contain certain information available to Morgan Stanley Capital I Inc. with respect to the provisions of leases and the nature of tenants of the mortgaged properties and other information referred to in a general manner under "--Default and Loss
Considerations with Respect to the Mortgage Loans" above. If specific information respecting the mortgage loans is not known to Morgan Stanley Capital
I Inc. at the time certificates are initially offered, more general information of the nature described in the bullet points in this section will be provided in the prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of the related certificates at or before the initial issuance thereof and will be filed as part of a Current
Report on Form 8-K with the Securities and Exchange Commission within fifteen days after the initial issuance.

PAYMENT PROVISIONS OF THE MORTGAGE LOANS

     Generally, the mortgage loans will:

          o    have individual principal balances at origination of not less than $25,000;

          o    have original terms to maturity of not more than 40 years; and

          o    provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at another interval as specified in the related prospectus supplement.

     Each mortgage loan may provide for no accrual of interest or for accrual of interest thereon at a mortgage rate. Each mortgage loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of certain events, and may provide for negative amortization or accelerated amortization, in each case as described in the related prospectus supplement. Each mortgage loan may be fully amortizing or require a balloon payment due on its stated
maturity date, in each case as described in the related prospectus supplement.
Each mortgage loan may contain a Lockout Period and Lockout Date, the date of expiration of the Lockout Period, or require payment of a prepayment premium in connection with a prepayment, in each case as described in the related prospectus supplement.

     In the event that holders of any class or classes of the offered certificates in this prospectus supplement will be entitled to all or a portion of any prepayment premiums collected in respect of mortgage loans, the related prospectus supplement will specify the method or methods by which these amounts will be allocated. A mortgage loan may also contain provisions entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property, as described in the related prospectus supplement. In the event that holders of any class or classes of offered certificates will be entitled to all or a portion of an Equity Participation, the related prospectus supplement will specify the terms and provisions of the Equity Participation and the method or methods by which distributions in respect thereof will be allocated among the certificates.

MORTGAGE BACKED SECURITIES

     Any MBS will have been issued pursuant to an MBS Agreement. A seller, the
MBS issuer, or the servicer of the underlying mortgage loans or Underlying MBS, or a combination of those entities, will have entered into the MBS Agreement with an MBS trustee, if any, or with the original purchaser of the interest in the underlying mortgage loans or MBS evidenced by the MBS.

     Distributions of any principal or interest, as applicable, will be made on
MBS on the dates specified in the related prospectus supplement. The MBS may be issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. Any principal or interest distributions will be made on the MBS by the MBS trustee or the MBS servicer.
The MBS issuer or the MBS servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

     The MBS either will have been previously registered under the Securities
Act of 1933, as amended, or each of the following will have been satisfied with respect to the MBS: (1) neither the issuer of the MBS nor any of its affiliates has a direct or indirect agreement, arrangement, relationship or understanding relating to the MBS and the related series of securities to be issued; (2)
neither the issuer of the MBS nor any of its affiliates is an affiliate of the

                                      -31-

sponsor, depositor, issuing entity or underwriter of the related series of securities to be issued and (3) the depositor would be free to publicly resell the MBS without registration under the Securities Act of 1933, as amended.

     Enhancement in the form of reserve funds, subordination or other forms of credit support similar to that described for the certificates under "Description of Credit Support" may be provided with respect to the MBS. The type, characteristics and amount of the credit support, if any, will be a function of certain characteristics of the mortgage loans or Underlying MBS evidenced by or securing the MBS and other factors and generally will have been established for the MBS on the basis of requirements of any Rating Agency that may have assigned a rating to the MBS or the initial purchasers of the MBS.

     The prospectus supplement for a series of certificates evidencing interests in assets that include MBS will specify, to the extent available:

          o    the aggregate approximate initial and outstanding principal amount or Notional Amount, as applicable, and type of the MBS to be included in the trust fund;

          o    the original and remaining term to stated maturity of the MBS, if applicable;

          o    whether the MBS is entitled only to interest payments, only to principal payments or to both;

          o    the pass-through or bond rate of the MBS or formula for
               determining the rates, if any;

          o    the applicable payment provisions for the MBS, including, but not limited to, any priorities, payment schedules and subordination features;

          o    the MBS issuer, MBS servicer and MBS trustee, as applicable;

          o    characteristics of the credit support, if any, such as
               subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the related Underlying Mortgage
               Loans, the Underlying MBS or directly to the MBS;

          o    the terms on which the MBS or the related Underlying Mortgage
               Loans or Underlying MBS may, or are required to, be purchased prior to their maturity;

          o    the terms on which mortgage loans or Underlying MBS may be substituted for those originally underlying the MBS;

          o    the servicing fees payable under the MBS Agreement;

          o    the type of information in respect of the Underlying Mortgage
               Loans described under "--Mortgage Loans--Mortgage Loan
               Information in Prospectus Supplements" above, and the type of information in respect of the Underlying MBS described in this paragraph;

          o    the characteristics of any cash flow agreements that are included as part of the trust fund evidenced or secured by the MBS;

          o    whether the MBS is in certificated form, book-entry form or held through a depository such as The Depository Trust Company or the
               Participants Trust Company;

          o    the market price of the MBS and the basis on which the market price was determined; and

          o    if the issuer of the MBS is required to file reports under the
               Exchange Act of 1934, as amended, how to locate the reports of the MBS issuer.

     If specified in the prospectus supplement for a series of certificates, a trust fund may contain one or more MBS issued by Morgan Stanley Capital I Inc.
that each represent an interest in one or more Underlying Mortgage Loans. The prospectus supplement for a series will contain the disclosure concerning the
MBS described in the preceding

                                      -32-

paragraph and, in particular, will disclose the Underlying Mortgage Loans appropriately in light of the percentage of the aggregate principal balance of all assets represented by the principal balance of the MBS.

GOVERNMENT SECURITIES

     The prospectus supplement for a series of certificates evidencing interests in assets of a trust fund that include government securities will specify, to the extent available:

          o    the aggregate approximate initial and outstanding principal amounts or Notional Amounts, as applicable, and types of the government securities to be included in the trust fund;

          o    the original and remaining terms to stated maturity of the government securities;

          o    whether the government securities are entitled only to interest payments, only to principal payments or to both;

          o    the interest rates of the government securities or the formula to determine the rates, if any;

          o    the applicable payment provisions for the government securities;
               and

          o    to what extent, if any, the obligation evidenced by the related series of certificates is backed by the full faith and credit of the United States.

ACCOUNTS

     Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in the related prospectus supplement deposit all payments and collections received or advanced with respect to the assets and other assets in the trust fund. Such an account may be maintained as an interest-bearing or a non-interest-bearing account, and funds held in that account may be held as cash or invested in short-term, investment grade obligations, in each case as described in the related prospectus supplement. See "Description of the
Agreements--Certificate Account and Other Collection Accounts."

CREDIT SUPPORT

     If so provided in the related prospectus supplement, partial or full protection against certain defaults and losses on the assets in the related trust fund may be provided to one or more classes of certificates in the related series. Credit support may be provided in the form of subordination of one or more other classes of certificates in the series, by cross-support provisions, insurance or guarantees for the loans, letters of credit, insurance policies and surety bonds, the establishment of one or more reserve funds or any combination of the foregoing. The amount and types of coverage, the identification of the entity providing the coverage if applicable and related information with respect to each type of Credit Support, if any, will be described in the prospectus supplement for a series of certificates. See "Risk Factors--Credit Support May
Not Cover Losses Or Risks Which Could Adversely Affect Payment On Your
Certificates."

CASH FLOW AGREEMENTS

     If so provided in the related prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds may be invested, or interest rate exchange or interest rate swap agreements, interest rate cap, floor or collar agreements, currency exchange or swap agreements or other interest rate or currency agreements provided to reduce the effect s of interest rate or currency exchange rate fluctuations on the assets or on one or more classes of certificates. Currency exchange or swap agreements might be included in the trust fund if some or all of the mortgage loans or MBS, such as mortgage loans secured by mortgaged properties located outside the United States, were denominated in a non United States currency. The principal terms of any guaranteed investment contract or other such agreement, including, without limitation, provisions relating to the timing, manner and amount of payments and provisions relating to termination, will be described in the prospectus

                                      -33-

supplement for the related series. In addition, the related prospectus supplement will provide information with respect to the obligor under any Cash
Flow Agreement.

                                 USE OF PROCEEDS

     The net proceeds to be received from the sale of the certificates will be applied by Morgan Stanley Capital I Inc. to the purchase of assets and to pay for certain expenses incurred in connection with the purchase of assets and sale of certificates. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of assets acquired by Morgan Stanley
Capital I Inc., prevailing interest rates, availability of funds and general market conditions.

                              YIELD CONSIDERATIONS

GENERAL

     The yield on any offered certificate will depend on the price paid by the certificateholder will accrue interest thereon based on a pass-through rate of the certificate, the receipt and timing of receipt of distributions on the certificate and the weighted average life of the assets in the related trust fund, which may be affected by prepayments, defaults, liquidations or repurchases. See "Risk Factors."

PASS-THROUGH RATE

     Certificates of any class within a series may have fixed, variable or adjustable pass-through rates, which may or may not be based upon the interest rates borne by the assets in the related trust fund. The prospectus supplement with respect to any series of certificates will specify

          o    the pass-through rate for each class of certificates or, in the case of a variable or adjustable pass-through rate, the method of determining the pass-through rate;

          o    the effect, if any, of the prepayment of any mortgage loan or MBS on the pass-through rate of one or more classes of certificates;
               and

          o    whether the distributions of interest on the certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

     The effective yield to maturity to each holder of certificates entitled to payments of interest will be below that otherwise produced by the applicable pass-through rate and purchase price of the certificate because, while interest may accrue on each asset during a certain period, the distribution of interest will be made on a day which may be several days, weeks or months following the period of accrual.

TIMING OF PAYMENT OF INTEREST

     Each payment of interest on the certificates will have a stated principal amount in addition to the certificate Balance of a class of Accrual
Certificates, and will be distributed to certificateholders as provided in the related prospectus supplement and will include interest accrued during the
Interest Accrual Period for that Distribution Date. As indicated in this prospectus under "--Pass-through Rate" above, if the Interest Accrual Period ends on a date other than a Distribution Date for the related series, the yield realized by the holders of the certificates may be lower than the yield that would result if the Interest Accrual Period ended on that Distribution Date. In addition, if so specified in the related prospectus supplement, interest accrued for an Interest Accrual Period for one or more classes of certificates may be calculated on the assumption that distributions of principal, additions to the
Certificate Balance of Accrual Certificates and allocations of losses on the assets may be made on the first day of the Interest Accrual Period for a
Distribution Date and not on that Distribution Date. This method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during an Interest Accrual Period. The
Interest Accrual Period for any class of offered certificates will be described in the related prospectus supplement.

                                      -34-

PAYMENTS OF PRINCIPAL; PREPAYMENTS

     The yield to maturity on the certificates will be affected by the rate of principal payments on the assets including principal prepayments on mortgage loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations. These payments may be directly dependent upon the payments on leases underlying the mortgage loans. The rate at which principal prepayments occur on the mortgage loans will be affected by a variety of factors, including, without limitation, the terms of the mortgage loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the mortgage rates on the mortgage loans comprising or underlying the assets in a particular trust fund, the mortgage loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by the mortgage loans. In this regard, it should be noted that assets may consist of mortgage loans with different mortgage rates and the stated pass-through or pay-through interest rate of certain MBS may be a number of percentage points higher or lower than the underlying mortgage loans. The rate of principal payments on some or all of the classes of certificates of a series

          o    will correspond to the rate of principal payments on the assets in the related trust fund;

          o    is likely to be affected by the existence of Lockout Periods and
               Prepayment Premium provisions of the mortgage loans underlying or comprising the assets; and

          o    is likely to be affected to the extent the servicer of any mortgage loan is able to enforce the Lockout Period and
               Prepayment Premium provisions.

Mortgage loans with a Lockout Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical mortgage loans without these provisions, with shorter Lockout Periods or with lower Prepayment Premiums.

     If the purchaser of a certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the prospectus supplement for a series of certificates, the effect on yield on one or more classes of the certificates of the series of prepayments of the assets in the related trust fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to these classes.

     When a full prepayment is made on a mortgage loan, the borrower is charged interest on the principal amount of the mortgage loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment.
Generally, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of certificates entitled to payments of interest because interest on the principal amount of any mortgage loan so prepaid will be paid only to the date of prepayment rather than for a full month. In most cases, a partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related mortgage loan as of the
Due Date in the month in which the partial prepayment is received. As a result, to the extent set forth in the related prospectus supplement, the effect of a partial prepayment on a mortgage loan will be to reduce the amount of interest passed through to holders of certificates in the month following the receipt of the partial prepayment by an amount equal to one month's interest at the applicable pass-through rate on the prepaid amount.

     The timing of changes in the rate of principal payments on the mortgage loans or MBS may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the mortgage loans or the MBS and distributed on a certificate, the greater the effect on the investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher or lower than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease or increase in the rate of principal payments.

                                      -35-

PREPAYMENTS--MATURITY AND WEIGHTED AVERAGE LIFE

     The rates at which principal payments are received on the assets included in or comprising a trust fund and the rate at which payments are made from any
Credit Support or Cash Flow Agreement for the related series of certificates may affect the ultimate maturity and the weighted average life of each class of a series. Prepayments on the mortgage loans comprising or underlying the mortgage loans or MBS in a particular trust fund will generally accelerate the rate at which principal is paid on some or all of the classes of the certificates of the related series.

     If so provided in the prospectus supplement for a series of certificates, one or more classes of certificates may have a final scheduled Distribution
Date, which is the date on or prior to which the certificate Balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to that series set forth in the related prospectus supplement.

     Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of the security will be repaid to the investor. The weighted average life of a class of certificates of a series will be influenced by the rate at which principal on the mortgage loans comprising or underlying the mortgage loans or MBS is paid to that class, which may be in the form of scheduled amortization or prepayments which include prepayments, in whole or in part, and liquidations due to default.

     In addition, the weighted average life of the certificates may be affected by the varying maturities of the mortgage loans comprising or underlying the
MBS. If any mortgage loans comprising or underlying the assets in a particular trust fund have actual terms to maturity of less than those assumed in calculating final scheduled Distribution Dates for the classes of certificates of the related series, one or more classes of certificates may be fully paid prior to their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the assets will, to some extent, be a function of the mix of mortgage rates and maturities of the mortgage loans comprising or underlying the assets. See "Description of the Trust Funds."

     Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate prepayment model. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of the loans.

     Neither CPR nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the mortgage loans underlying or comprising the mortgage loans, the MBS or both. Moreover,
CPR was developed based upon historical prepayment experience for single family loans. Thus, it is likely that prepayment of any mortgage loans comprising or underlying the mortgage loans or the MBS for any series will not conform to any particular level of CPR.

     Morgan Stanley Capital I Inc. is not aware of any meaningful publicly available prepayment statistics for multifamily or commercial mortgage loans.

     The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of the series and the percentage of the initial certificate Balance of each class that would be outstanding on specified
Distribution Dates. The information in these tables will be based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the mortgage loans comprising or underlying the related assets are made at rates corresponding to various percentages of CPR or at other rates specified in the prospectus supplement. These tables and assumptions are intended to illustrate the sensitivity of weighted average life of the certificates to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the certificates. It is unlikely that prepayment of any mortgage loans comprising or underlying the mortgage loans or MBS for any series will conform to any particular level of CPR or any other rate specified in the related prospectus supplement.

                                      -36-

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

     TYPE OF MORTGAGE ASSET

     A number of mortgage loans may have balloon payments due at maturity.
Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a risk that mortgage loans having balloon payments may default at maturity, or that the servicer may extend the maturity of this type of mortgage loan in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the servicer may, to the extent and under the circumstances set forth in the related prospectus supplement, be permitted to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan will tend to extend the weighted average life of the certificates. This would lengthen the period of time elapsed from the date of issuance of a certificate until it is retired.

     FORECLOSURES AND PAYMENT PLANS

     The number of foreclosures and the principal amount of the mortgage loans comprising or underlying the mortgage loans or MBS that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average life of the mortgage loans comprising or underlying the mortgage loans or MBS and that of the related series of certificates. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average life of the certificates.

     DUE-ON-SALE AND DUE-ON-ENCUMBRANCE CLAUSES

     Acceleration of mortgage payments as a result of transfers of or the creation of encumbrances upon underlying mortgaged property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant prospectus supplement. A number of the mortgage loans comprising or underlying the assets may include "Due-on-Sale" clauses or
"Due-on-Encumbrance" clauses that allow the holder of the mortgage loans to demand payment in full of the remaining principal balance of the mortgage loans upon sale or other transfers of or the creation of encumbrances upon the related mortgaged property. With respect to any Whole Loans, the master servicer, on behalf of the trust fund, will be required to exercise--or waive its right to exercise--any rights that the trustee may have as lender to accelerate payment of the Whole Loan in a manner consistent with the Servicing Standard, and in accordance with such procedures as may be set forth in the related prospectus supplement. See "Legal Aspects of the Mortgage Loans and the Leases--Due-on-Sale
and Due-on-Encumbrance" and "Description of the Agreements--Due-on-Sale and
Due-on-Encumbrance Provisions."

                                 THE DEPOSITOR

     Morgan Stanley Capital I Inc., the depositor, is a direct wholly-owned subsidiary of Morgan Stanley and was incorporated in the State of Delaware on
January 28, 1985. The principal executive offices of Morgan Stanley Capital I
Inc. are located at 1585 Broadway, New York, New York 10036. Its telephone number is (212) 761-4000. Morgan Stanley Capital I Inc. does not have, nor is it expected in the future to have, any significant assets. See "The Depositor" in the prospectus supplement.

                                   THE SPONSOR

GENERAL

     It is anticipated that Morgan Stanley Mortgage Capital Inc., a New York corporation formed in 1984 ("MSMC") will be a sponsor or co-sponsor for each series; however, if so specified in the related prospectus supplement, MSMC may not be a sponsor for a given series. The prospectus supplement for each series of securities

                                      -37-

will identify any co-sponsors for the related series. MSMC is an affiliate of the depositor and a direct wholly-owned subsidiary of Morgan Stanley (NYSE: MS).
The executive offices of MSMC are located at 1585 Broadway, New York, New York
10036, telephone number (212) 761-4000. MSMC also has offices in Chicago,
Illinois, Los Angeles, California and Irvine, California. MSMC originates and purchases commercial and multifamily mortgage loans primarily for securitization or resale. MSMC also provides warehouse and repurchase financing to residential mortgage lenders, purchases residential mortgage loans for securitization or resale, or for its own investment, and acts as sponsor of residential mortgage loan securitizations. Neither MSMC nor any of its affiliates currently acts as servicer of the mortgage loans in its securitizations.

MSMC'S COMMERCIAL MORTGAGE SECURITIZATION PROGRAM

     MSMC has been active as a sponsor of securitizations of commercial mortgage loans since its formation. As a sponsor, MSMC originates or acquires mortgage loans and either by itself or together with other sponsors or mortgage loan sellers, initiates the securitization of them by transferring the mortgage loans to a securitization depositor, including Morgan Stanley Capital I Inc., or another entity that acts in a similar capacity. In coordination with its affiliate, Morgan Stanley & Co. Incorporated, and other underwriters, MSMC works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction. MSMC acts as sponsor and mortgage loan seller both in transactions in which it is the sole sponsor or mortgage loan seller and transactions in which other entities act as sponsor or mortgage loan seller. MSMC's "IQ," "HQ" and "TOP" securitization programs typically involve multiple mortgage loan sellers.

     Substantially all mortgage loans originated by MSMC are sold to securitizations as to which MSMC acts as either sponsor or mortgage loan seller.
Loans originated and securitized by MSMC, and included in the table below include both fixed rate and floating rate loans and both large loans and conduit loans. MSMC also originates subordinate and mezzanine debt which is generally not securitized. The following table sets forth information with respect to originations and securitizations of commercial and multifamily mortgage loans by
MSMC for the four years ending on December 31, 2006.

                                                                    TOTAL MSMC LOANS
                                               TOTAL MSMC LOANS     SECURITIZED WITH
YEAR (APPROXIMATE AMTS                         SECURITIZED WITH      NON-AFFILIATED    TOTAL MSMC LOANS
   IN BILLIONS-$'S)      TOTAL MSMC LOANS*   AFFILIATED DEPOSITOR       DEPOSITOR         SECURITIZED
----------------------   -----------------   --------------------   ----------------   ----------------

2006                            16.9                  8.9                  1.9               10.7
2005                            12.9                  8.2                  1.5                9.6
2004                             7.7                  5.1                  1.3                6.4
2003                             6.4                  3.5                  1.3                4.8

*    MSMC Loans means all loans originated or purchased by MSMC in the relevant year. Loans originated in a given year that were not securitized in that year generally were held for securitization in the following year. Total
     MSMC Loans Securitized includes loans in both public and private securitizations.

     MSMC's large mortgage loan program typically originates loans larger than
$75 million, although MSMC's conduit mortgage loan program also sometimes originates such large loans. MSMC originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing and self-storage properties. The largest property concentrations of MSMC's securitized loans have been in retail and office properties, and the largest geographic concentrations have been in California and New York.

UNDERWRITING STANDARDS

     Conduit mortgage loans originated by MSMC will generally be originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific loan.
The underwriting criteria are general, and in many cases exceptions to one or more of these guidelines may be approved. Accordingly, no representation is made that every mortgage loan will comply in all respects with the criteria set forth below.

     The MSMC credit underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, rent rolls,

                                      -38-

current and historical real estate taxes, and a review of tenant leases. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the loan. This analysis generally includes a review of historical financial statements (which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property collateral involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the MSMC underwriting team visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility and visibility and demand generators. As part of its underwriting procedures, MSMC also generally performs the procedures and obtains the third party reports or other documents described in the prospectus supplement under "Description of the Mortgage
Pool--Assessments of Property Value and Condition," "--Appraisals,"
"--Environmental Assessments," "--Property Condition Assessments," "--Seismic
Review Process" and "--Zoning and Building Code Compliance." MSMC typically retains outside consultants to conduct its credit underwriting.

     Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from MSMC and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms, or reject a mortgage loan.

     Debt Service Coverage Ratio and LTV Ratio. MSMC's underwriting standards generally require a minimum debt service coverage ratio of 1.20x and maximum LTV
Ratio of 80%. However, these requirements constitute solely guidelines, and exceptions to these guidelines may be approved based on the individual characteristics of a mortgage loan. For example, MSMC may originate a mortgage loan with a lower debt service coverage ratio or higher LTV Ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees,
MSMC's judgment of improved property performance in the future and/or other relevant factors. In addition, with respect to certain mortgage loans originated by MSMC there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher LTV Ratio, if such subordinate or mezzanine debt is taken into account.

     The debt service coverage ratio guidelines set forth above are calculated based on Underwritten Net Cash Flow at origination. Therefore, the debt service coverage ratio for each Mortgage Loan as reported in the prospectus supplement and Annex A-1 thereto may differ from the amount calculated at the time of origination. In addition, MSMC's underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See "Description of the Mortgage
Pool" in the prospectus supplement.

     Escrow Requirements. MSMC often requires a borrower to fund various escrows for taxes and insurance, and may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. MSMC conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by MSMC.

SERVICING

MSMC currently contracts with third party servicers for servicing the mortgage loans that it originates or acquires. Third party servicers are assessed based upon the credit quality of the servicing institution. The servicers may be reviewed for their systems and reporting capabilities, review of collection procedures and confirmation of servicers' ability to provide loan-level data. In addition, Morgan Stanley Mortgage Capital Inc. may conduct background checks, meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis.

                                      -39-

              OTHER SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS

     Any additional sponsors, loan sellers and originators for a given series will be identified in the related prospectus supplement, which will provide additional information regarding such additional sponsors, loan sellers and originators, including with respect to any entity that originated 20% or more of the principal balance of the mortgage loans in the related trust fund, information regarding such entity's origination program and underwriting or credit-granting criteria.

                                      -40-

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     The certificates of each series, including any class of certificates not offered by this prospectus, will represent the entire beneficial ownership interest in the trust fund created pursuant to the related Agreement. Each series of certificates will consist of one or more classes of certificates that may:

          o    provide for the accrual of interest thereon based on fixed, floating, variable or adjustable rates;

          o    be senior or subordinate to one or more other classes of
               certificates in respect of distributions on the certificates;

          o    be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;

          o    be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;

          o    provide for distributions of accrued interest thereon commencing only following the occurrence of events, such as the retirement of one or more other classes of certificates of the series;

          o    provide for payments of interest and/or principal sequentially, based on specified payment schedules, from only a portion of the assets in the trust fund or based on specified calculations, to the extent of available funds, in each case as described in the related prospectus supplement;

          o    provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a Stripped Principal
               Certificate component and a Stripped Interest Certificate
               component; or

          o    do all or any combination of the above.

     Any of the foregoing may be included in the certificates being offered to you.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the Certificate Balances or, in case of Stripped
Interest Certificates, Notional Amounts or percentage interests specified in the related prospectus supplement. The transfer of any offered certificates may be registered and these certificates may be exchanged without the payment of any service charge payable in connection with the registration of transfer or exchange. However Morgan Stanley Capital I Inc. or the trustee or any of its agents may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of certificates of a series may be issued in definitive form or in book-entry form, as provided in the related prospectus supplement. See "Risk Factors--If Your Certificate Is Book-Entry, You
Will Not Be Recognized As Certificateholder By The Trustee." Under limited circumstances, definitive certificates will be exchangeable for other certificates of the same class and series of a like aggregate Certificate
Balance, Notional Amount or percentage interest but of different authorized denominations.

     Generally, the initial total principal balance of the mortgage assets in a trust will equal or exceed the initial total principal balance of the related certificates. If the initial total principal balance of the related mortgage assets is less than the initial total principal balance of any series, we may arrange an interim deposit of cash or liquid investments with the trustee to cover the shortfall. For the period specified in the related prospectus supplement, following the initial issuance of that series, we will be entitled to obtain a release of the deposited cash or investments in exchange for the deposit of a corresponding amount of mortgage assets. If we fail to deliver mortgage assets sufficient to make up the entire shortfall within that specified period, any of the cash or investments remaining on deposit with the related trustee will be used to pay down the principal balance of the related certificates, as described in the related prospectus supplement.

                                      -41-

     If so specified in the related prospectus supplement, the related trustee may be authorized or required to apply collections on the mortgage assets underlying a series of offered certificates to acquire new mortgage assets that conform to the description of mortgage assets in this prospectus, and satisfy the criteria set forth in the related prospectus supplement.

     If the subject securitization transaction involves a prefunding or revolving period, then we will indicate in the related prospectus supplement, among other things, (i) the term or duration of the prefunding or revolving period and for prefunding periods, the amount of proceeds to be deposited in the prefunding account and the percentage of the mortgage asset pool represented by those proceeds, (ii) for revolving periods, the maximum amount of additional assets that may be acquired during the revolving period, if applicable, and the percentage of the mortgage asset pool represented by those assets and (iii) any limitation on the ability to add pool assets.

DISTRIBUTIONS

     Distributions on the certificates of each series will be made by or on behalf of the trustee on each Distribution Date as specified in the related prospectus supplement from the Available Distribution Amount for the series and the Distribution Date. Except as otherwise specified in the related prospectus supplement, distributions other than the final distribution will be made to the persons in whose names the certificates are registered on the Record Date, and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each Distribution Date will be allocated pro rata among the outstanding certificates in the class or by random selection, as described in the related prospectus supplement or otherwise established by the related trustee.

     Payments will be made either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities to receive payments by wire transfer, if the certificateholder has so notified the trustee or other person required to make the payments no later than the date specified in the related prospectus supplement and, if so provided in the related prospectus supplement, holds certificates in the requisite amount specified in the related prospectus supplement, or by check mailed to the address of the person entitled to receive payments as it appears on the Certificate Register. However, the final distribution in retirement of the certificates, whether definitive certificates or book-entry certificates, will be made only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of the final distribution.

AVAILABLE DISTRIBUTION AMOUNT

     All distributions on the certificates of each series on each Distribution
Date will be made from the Available Distribution Amount described in this paragraph, in accordance with the terms described in the related prospectus supplement. The Available Distribution Amount for each Distribution Date generally equals the sum of the following amounts:

          1.   the total amount of all cash on deposit in the related
               Certificate Account as of the corresponding Determination Date, exclusive of:

               o    all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period;

               o    unless the related prospectus supplement provides otherwise, all prepayments, together with related payments of the
                    interest thereon and related prepayment premiums,
                    Liquidation Proceeds, Insurance Proceeds and other
                    unscheduled recoveries received subsequent to the related
                    Due Period; and

               o    all amounts in the Certificate Account that are due or
                    reimbursable to Morgan Stanley Capital I Inc., the trustee, an asset seller, a subservicer, a special servicer, the
                    master servicer or any other entity as specified in the
                    related prospectus supplement or that are payable in respect of certain expenses of the related trust fund;

                                      -42-

          2.   if the related prospectus supplement so provides, interest or investment income on amounts on deposit in the Certificate
               Account, including any net amounts paid under any Cash Flow
               Agreements;

          3.   all advances made by a master servicer or any other entity as specified in the related prospectus supplement with respect to the Distribution Date;

          4.   if and to the extent the related prospectus supplement so
               provides, amounts paid by a master servicer or any other entity as specified in the related prospectus supplement with respect to interest shortfalls resulting from prepayments during the related
               Prepayment Period; and

          5.   if the related prospectus supplement so provides, to the extent not on deposit in the related Certificate Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to the
               Distribution Date.

     The entire Available Distribution Amount will be distributed among the related certificates, including any certificates not offered hereby, on each
Distribution Date, and accordingly will be released from the trust fund and will not be available for any future distributions. The related prospectus supplement may provide for an alternative calculation of the Available Distribution Amount or for separate distribution amounts for separate groups of assets or classes of certificates.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates, other than classes of Stripped Principal
Certificates that have no pass-through rate, may have a different pass-through rate, which will be a fixed, floating, variable or adjustable rate at which interest will accrue on the class or a component thereof. Such interest rates may include, without limitation, a rate based on a specified portion of the interest on some or all of the related mortgage assets, a rate based on the weighted average of the interest rates for some or all of the related mortgage assets or a rate based on a differential between the rates on some or all of the related mortgage assets and the rates of some or all of the other certificates of the related series, or a rate based on a percentage or combination of any one or more of the foregoing rates. A floating, variable or adjustable rate class of certificates may accrue interest based on the interest rates of some or all of the underlying mortgage assets, or based on an index (with respect to which a margin may be added or subtracted), including the one month, three-month, six-month or one-year London interbank offered rate for U.S. dollar deposits, or another index which will be described in the related prospectus supplement and will be an index similar to that used in an interest rate or currency exchange agreement. Any such rate may be subject to a maximum rate, including without limitation a maximum rate based on the weighted average interest rate of the mortgage assets or a portion thereof or a maximum rate based on funds available for payment, or may be subject to a minimum rate.

     If so specified in the related prospectus supplement, an interest rate exchange agreement or other derivative instrument may be used to permit issuance of a series or class of certificates that accrues interest on a different basis than the underlying assets; for example, one or more classes of floating rate certificates may be issued from a trust fund that contains fixed rate assets, or one or more classes of fixed rate certificates may be issued from a trust fund that contains floating rate assets, by using an interest rate exchange agreement or other derivative instrument to alter the payment characteristics of such assets. The related prospectus supplement will specify the pass-through rate for each class or component or, in the case of a floating, variable or adjustable pass-through rate, the method for determining the pass-through rate. Interest on the certificates will be calculated either (i) on the basis of a 360-day year consisting of twelve 30-day months, (ii) on the basis of the actual number of days elapsed in the related interest accrual period and a 360-day year or (iii)
on such other basis as is specified in the related prospectus supplement.

     In general, distributions of interest in respect of the certificates of any class will be made on each Distribution Date based on the Accrued Certificate
Interest for the class and the Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to the class on the
Distribution Date. Accrual Certificates, however, will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related prospectus supplement. In addition, any class of Stripped Principal Certificates are not entitled to any distributions of interest. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on the class will be added to the Certificate Balance thereof on each Distribution Date. Accrued Certificate Interest on Stripped
Interest

                                      -43-

Certificates generally will be equal to interest accrued for a specified period on the outstanding Notional Amount thereof immediately prior to each
Distribution Date, at the applicable pass-through rate, reduced as described below in the next paragraph.

     The method of determining the Notional Amount for any class of Stripped
Interest Certificates will be described in the related prospectus supplement.
Reference to Notional Amount is solely for convenience in calculations and does not represent the right to receive any distributions of principal. If so provided in the related prospectus supplement, the Accrued Certificate Interest on a series of certificates will be reduced in the event of prepayment interest shortfalls. Prepayment interest shortfalls are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in the accrual period on the mortgage loans comprising or underlying the mortgage loans or MBS in the trust fund for the series. The particular manner in which these shortfalls are to be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage loans comprising or underlying the mortgage loans or MBS in the related trust fund. Similarly, with respect to Accrual Certificates, the related prospectus supplement will describe the extent to which the amount of
Accrued Certificate Interest that may be added to the Certificate Balance of a
Class of Offered Certificates may be reduced. If so provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate
Interest otherwise distributable on a class of certificates by reason of the allocation to the class of a portion of any deferred interest on the mortgage loans comprising or underlying the mortgage loans or MBS in the related trust fund will result in a corresponding increase in the Certificate Balance of the class. See "Risk Factors--Prepayments And Repurchases May Reduce The Yield On
Your Certificates," and "--If Prepayment Premiums Are Not Enforced, Your
Certificates May Be Adversely Affected," and "Yield Considerations."

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

     The certificates of each series, other than certain classes of Stripped
Interest Certificates, will have a Certificate Balance. The Certificate Balance will equal the maximum principal amount that the holder will be entitled to receive out of future cash flow on the assets in the trust fund. The outstanding
Certificate Balance of a certificate will be reduced to the extent of distributions of principal and, if and to the extent so provided in the related prospectus supplement, by the amount of losses incurred in respect of the related assets. The outstanding Certificate Balance may be increased in respect of deferred interest on the related mortgage loans to the extent provided in the related prospectus supplement. The outstanding Certificate Balance may be increased in the case of Accrual Certificates, prior to the Distribution Date on which distributions of interest are required to commence, by any related Accrued
Certificate Interest. Generally, the initial aggregate Certificate Balance of all classes of certificates of a series will not be greater than the outstanding aggregate principal balance of the related assets as of the applicable Cut-off
Date; however if so specified in the related prospectus supplement; such certificate balance may be greater or less than that of the related assets. The initial aggregate Certificate Balance of a series and each class thereof will be specified in the related prospectus supplement. Distributions of principal will be made on each Distribution Date to the class or classes of certificates entitled thereto in accordance with the provisions described in the prospectus supplement until the Certificate Balance of that class has been reduced to zero.
Stripped Interest Certificates with no Certificate Balance are not entitled to any distributions of principal.

COMPONENTS

     To the extent specified in the related prospectus supplement, distribution on a class of certificates may be based on a combination of two or more different components as described under "--General" above. To the extent, the descriptions set forth under "--Distributions of Interests on the Certificates"
and "--Distributions of Principal of the Certificates" above also relate to components of a class of certificates. In this case, references to Certificate
Balance and pass-through rate refer to the principal balance, if any, of any component and the pass-through rate, if any, on any component, respectively.

                                      -44-

DISTRIBUTIONS ON THE CERTIFICATES OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY
PARTICIPATIONS

     If so provided in the related prospectus supplement, prepayment premiums or payments in respect of Equity Participations that are collected on the mortgage loans or MBS in the related trust fund will be distributed on each Distribution
Date to the class or classes of certificates entitled thereto in accordance with the provisions described in the prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of Subordinate Certificates, on any
Distribution Date in respect of which losses or shortfalls in collections on the mortgage loans or MBS or both have been incurred, the amount of losses or shortfalls will be borne first by a class of Subordinate Certificates in the priority and manner and subject to the limitations specified in the prospectus supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a trust fund against losses and shortfalls on mortgage loans or MBS comprising the trust fund.

ADVANCES

     With respect to any series of certificates evidencing an interest in a trust fund, if so specified in the related prospectus supplement, the master servicer or another entity described in the prospectus supplement will be required as part of its servicing responsibilities to advance on or before each
Distribution Date its own funds or funds held in the Certificate Account that are not included in the Available Distribution Amount for the Distribution Date.
The master servicer or other entity required to make advances will do so, in an amount equal to the aggregate of payments of principal, other than any balloon payments, and interest, net of related servicing fees and Retained Interest, that were due on the Whole Loans in the trust fund during the related Due Period and were delinquent on the related Determination Date. In addition, if so specified in the related prospectus supplement, advances may also be made to cover property protection expenses, such as, for example, taxes, insurance payments and ground rent, and other servicing expenses, such as, for example, the costs of realizing on a defaulted mortgage loan, or any other items specified in the related prospectus supplement. The master servicer or other entity required to make advances will advance, subject to that entity's good faith determination that the advances will be reimbursable from Related
Proceeds. In the case of a series of certificates that includes one or more classes of Subordinate Certificates and if so provided in the related prospectus supplement, the master servicer's or another entity's advance obligation may be limited only to the portion of the delinquencies necessary to make the required distributions on one or more classes of Senior Certificates and may be subject to the master servicer's or another entity's good faith determination that the advances will be reimbursable not only from Related Proceeds but also from collections on other assets otherwise distributable on one or more classes of
Subordinate Certificates. See "Description of Credit Support."

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates. Advances do not guaranty or insure against losses. Generally, advances of the master servicer's or another entity's funds will be reimbursable only out of Related
Proceeds and, if so provided in the prospectus supplement, out of any amounts otherwise distributable on one or more classes of Subordinate Certificates of the series; provided that the related prospectus supplement may specify other sources for reimbursement of advances. However, advances will be reimbursable from amounts in the Certificate Account prior to distributions being made on the certificates, to the extent that the master servicer or another entity shall determine in good faith that the advance is a Nonrecoverable Advance. If advances have been made by the master servicer from excess funds in the
Certificate Account, the master servicer is required to replace the funds in the
Certificate Account on any future Distribution Date to the extent that funds in the Certificate Account on the Distribution Date are less than payments required to be made to certificateholders on that date. If so specified in the related prospectus supplement, the obligations of the master servicer or another entity to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any surety bond, will be set forth in the related prospectus supplement.

     If and to the extent so provided in the related prospectus supplement, the master servicer or another entity will be entitled to receive interest at the rate specified in the prospectus supplement on its outstanding advances and will

                                      -45-

be entitled to pay itself interest periodically from general collections on the assets prior to any payment to certificateholders or as otherwise provided in the related Agreement and described in the prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any corresponding advancing obligation of any person in connection with the MBS.

REPORTS TO CERTIFICATEHOLDERS

     Generally, with each distribution to holders of any class of certificates of a series, the master servicer, the trustee or the paying agent, as provided in the related prospectus supplement, will forward or cause to be forwarded to each holder, to Morgan Stanley Capital I Inc. and to the other parties as may be specified in the related Agreement, a statement setting forth, in each case to the extent applicable and available:

     (1)  the amount of the distribution to holders of certificates of that class applied to reduce the Certificate Balance thereof;

     (2)  the amount of the distribution to holders of certificates of that class allocable to Accrued Certificate Interest;

     (3)  the amount of the distribution allocable to

          o    prepayment premiums and

          o    payments on account of Equity Participations;

     (4)  the amount of related servicing compensation received by a master servicer and, if payable directly out of the related trust fund, by any special servicer and any subservicer and any other customary information as that master servicer or trustee deem necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

     (5)  the aggregate amount of advances included in that distribution, and the aggregate amount of unreimbursed advances at the close of business on that Distribution Date;

     (6)  the aggregate principal balance of the assets at the close of business on that Distribution Date;

     (7)  the number and aggregate principal balance of Whole Loans in respect of which:

          o    one scheduled payment is delinquent,

          o    two scheduled payments are delinquent,

          o    three or more scheduled payments are delinquent and

          o    foreclosure proceedings have been commenced;

     (8)  with respect to each Whole Loan that is delinquent two or more months:

          o    the loan number thereof,

          o    the unpaid balance thereof,

          o    whether the delinquency is in respect of any balloon payment,

          o    the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof,

                                      -46-

          o    if applicable, the aggregate amount of any interest accrued and payable on related servicing expenses and related advances assuming the mortgage loan is subsequently liquidated through foreclosure,

          o    whether a notice of acceleration has been sent to the borrower and, if so, the date of the notice,

          o    whether foreclosure proceedings have been commenced and, if so, the date so commenced and

          o    if the mortgage loan is more than three months delinquent and foreclosure has not been commenced, the reason therefor;

     (9)  with respect to any Whole Loan liquidated during the related Due
          Period other than by payment in full:

          o    the loan number thereof,

          o    the manner in which it was liquidated and

          o    the aggregate amount of liquidation proceeds received;

     (10) with respect to any Whole Loan liquidated during the related Due
          Period,

          o    the portion of the liquidation proceeds payable or reimbursable to the master servicer, or any other entity, in respect of the mortgage loan and

          o    the amount of any loss to certificateholders;

     (11) with respect to each REO Property relating to a Whole Loan and included in the trust fund as of the end of the related Due Period,

          o    the loan number of the related mortgage loan and

          o    the date of acquisition;

     (12) with respect to each REO Property relating to a Whole Loan and included in the trust fund as of the end of the related Due Period:

          o    the book value,

          o    the principal balance of the related mortgage loan immediately following the Distribution Date, calculated as if the mortgage loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the Agreement,

          o    the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof and

          o    if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

     (13) with respect to any REO Property sold during the related Due Period

          o    the loan number of the related mortgage loan,

          o    the aggregate amount of sale proceeds,

          o    the portion of sales proceeds payable or reimbursable to the master servicer or a special servicer in respect of the REO
               Property or the related mortgage loan and

          o    the amount of any loss to certificateholders in respect of the related mortgage loan;

                                      -47-

     (14) the aggregate Certificate Balance or Notional Amount, as the case may be, of each class of certificates including any class of certificates not offered hereby at the close of business on the Distribution Date, separately identifying any reduction in the Certificate Balance due to the allocation of any loss and increase in the Certificate Balance of a class of Accrual Certificates in the event that Accrued Certificate
          Interest has been added to the balance;

     (15) the aggregate amount of principal prepayments made during the related
          Due Period;

     (16) the amount deposited in the reserve fund, if any, on the Distribution
          Date;

     (17) the amount remaining in the reserve fund, if any, as of the close of business on the Distribution Date;

     (18) the aggregate unpaid Accrued Certificate Interest, if any, on each class of certificates at the close of business on the Distribution
          Date;

     (19) in the case of certificates with a variable pass-through rate, the pass-through rate applicable to the Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the related prospectus supplement;

     (20) in the case of certificates with an adjustable pass-through rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable pass-through rate applicable to the
          Distribution Date and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the related prospectus supplement;

     (21) as to any series which includes Credit Support, the amount of coverage of each instrument of Credit Support included in the Series as of the close of business on the Distribution Date; and

     (22) the aggregate amount of payments by the borrowers of:

          o    default interest,

          o    late charges and

          o    assumption and modification fees collected during the related Due
               Period.

     In the case of information furnished pursuant to subclauses (1)-(4) above, the amounts generally will be expressed as a dollar amount per minimum denomination of certificates. In addition, in the case of information furnished pursuant to subclauses (1), (2), (14), (18) and (19) above, the amounts shall also be provided with respect to each component, if any, of a class of certificates. The master servicer or the trustee, as specified in the related prospectus supplement, will forward or cause to be forwarded to each holder, to
Morgan Stanley Capital I Inc. and to any other parties as may be specified in the Agreement, a copy of any statements or reports received by the master servicer or the trustee, as applicable, with respect to any MBS. The prospectus supplement for each series of offered certificates will describe any additional or alternative information to be included in reports to the holders of the certificates.

     Within a reasonable period of time after the end of each calendar year, the master servicer or the trustee, as provided in the related prospectus supplement, shall furnish to each person who at any time during the calendar year was a holder of a certificate a statement containing the information set forth in subclauses (1)-(4) above, aggregated for the calendar year or the applicable portion thereof during which the person was a certificateholder. This obligation of the master servicer or the trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the master servicer or the trustee pursuant to any requirements of the Code as are from time to time in force. See "Description of the
Certificates--Book-entry Registration and Definitive Certificates."

                                      -48-

TERMINATION

     The obligations created by the Agreement for each series of certificates will terminate upon the payment to certificateholders of that series of all amounts held in the Certificate Account or by the master servicer, if any, or the trustee and required to be paid to them pursuant to the Agreement following the earlier of

          o    the final payment or other liquidation of the last asset subject thereto or the disposition of all property acquired upon
               foreclosure of any Whole Loan subject thereto and

          o    the purchase of all of the assets of the trust fund by the party entitled to effect the termination, under the circumstances and in the manner set forth in the related prospectus supplement.

In no event, however, will the trust fund created by the Agreement continue beyond the date specified in the related prospectus supplement. Written notice of termination of the Agreement will be given to each certificateholder, and the final distribution will be made only upon presentation and surrender of the certificates at the location to be specified in the notice of termination.

     If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the assets in the related trust fund by the party specified in the prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the Certificate Balance of a specified class or classes of certificates by a specified percentage or amount, the party specified in the prospectus supplement will solicit bids for the purchase of all assets of the trust fund, or of a sufficient portion of the assets to retire the class or classes or purchase the class or classes at a price set forth in the related prospectus supplement, in each case, under the circumstances and in the manner set forth in the prospectus supplement.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be issued as book-entry certificates, and each class will be represented by one or more single certificates registered in the name of a nominee for the depository, the
Depository Trust Company ("DTC").

     DTC is a limited-purpose trust company organized under the laws of the
State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities
Exchange Act of 1934, as amended. DTC was created to hold securities for its
Participants and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, eliminating the need for physical movement of certificates.
Participants include Morgan Stanley & Co. Incorporated, securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. Indirect access to the DTC system also is available to Indirect
Participants.

     Investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry certificates may do so only through Participants and Indirect
Participants. In addition, these Certificate Owners will receive all distributions on the book-entry certificates through DTC and its Participants.
Under a book-entry format, Certificate Owners will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede, as nominee for DTC, on each Distribution Date, DTC will forward the payments to its Participants which thereafter will be required to forward them to Indirect Participants or Certificate Owners. The only certificateholder will be Cede, as nominee of DTC, and the Certificate Owners will not be recognized by the trustee as certificateholders under the Agreement. Certificate Owners will be permitted to exercise the rights of certificateholders under the related
Agreement only indirectly through the Participants who in turn will exercise their rights through DTC.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the book-entry certificates and is required to receive and transmit distributions of principal of and interest on the book-entry certificates. Participants and Indirect Participants with which
Certificate Owners have accounts with respect to the book-entry

                                      -49-

certificates similarly are required to make book-entry transfers and receive and transmit the payments on behalf of their respective Certificate Owners.

     Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificate
Owner to pledge its interest in the book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in the book-entry certificates, may be limited due to the lack of a physical certificate evidencing the interest.

     DTC has advised Morgan Stanley Capital I Inc. that it will take any action permitted to be taken by a certificateholder under the Agreement only at the direction of one or more Participants to whose account with DTC interests in the book-entry certificates are credited.

     Generally, certificates initially issued in book-entry form will be issued as definitive certificates, rather than to DTC or its nominee only if

          o    Morgan Stanley Capital I Inc. advises the trustee in writing that
               DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the certificates and Morgan Stanley Capital I Inc. is unable to locate a qualified successor, or

          o    Morgan Stanley Capital I Inc., at its option, elects to terminate the book-entry system through DTC.

     Upon the occurrence of either of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of definitive certificates for the Certificate Owners.
Upon surrender by DTC of the certificate or certificates representing the book-entry certificates, together with instructions for reregistration, the trustee will issue, or cause to be issued, to the Certificate Owners identified in the instructions the definitive certificates to which they are entitled, and thereafter the trustee will recognize the holders of the definitive certificates as certificateholders under the Agreement.

                          DESCRIPTION OF THE AGREEMENTS

     The certificates will be offered pursuant to a Pooling Agreement or a Trust
Agreement.

          o    A Pooling Agreement will be used where the trust fund includes
               Whole Loans. The parties to a Pooling Agreement will be Morgan
               Stanley Capital I Inc., a trustee, a master servicer and any special servicer appointed as of the date of the Pooling
               Agreement. If a master servicer is not appointed, a servicer, with, generally, the same obligations as described in this prospectus with respect to the master servicer, except to the extent specified in the prospectus supplement, will be appointed.
               This servicer will service all or a significant number of Whole
               Loans directly without a subservicer. References in this
               prospectus to master servicer and its rights and obligations, to the extent set forth in the related prospectus supplement, shall be deemed to also be references to any servicer servicing Whole
               Loans directly.

          o    A Trust Agreement will be used where the trust fund does not include Whole Loans. The parties to a Trust Agreement will be
               Morgan Stanley Capital I Inc. and a trustee. A manager or
               administrator may be appointed pursuant to the Trust Agreement for any trust fund to administer the trust fund.

     The provisions of each Agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. A form of a Pooling Agreement has been filed as an exhibit to the Registration
Statement of which this prospectus is a part. Any Trust Agreement will generally conform to the form of Pooling Agreement filed herewith, but will not contain provisions with respect to the servicing and maintenance of Whole Loans. The following summaries describe some of the provisions that may appear in each
Agreement. The prospectus supplement for a series of certificates will describe any provision of the Agreement relating to a series that materially differs from the description thereof contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the

                                      -50-

provisions of the Agreement for each trust fund and the description of the provisions in the related prospectus supplement. Morgan Stanley Capital I Inc.
will provide a copy of the Agreement, without exhibits, relating to any series of certificates without charge upon written request of a holder of a certificate of a series addressed to Morgan Stanley Capital I Inc., c/o Morgan Stanley & Co.
Incorporated, 1585 Broadway, New York, New York 10036, Attention: John E.
Westerfield.

ASSIGNMENT OF ASSETS; REPURCHASES

     At the time of issuance of any series of certificates, Morgan Stanley
Capital I Inc. will assign or cause to be assigned to the designated trustee the assets to be included in the related trust fund, together with all principal and interest to be received on or with respect to the assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The trustee will, concurrently with the assignment, deliver the certificates to Morgan Stanley Capital I Inc. in exchange for the assets and the other assets comprising the trust fund for the series. Each mortgage loan and MBS will be identified in a schedule appearing as an exhibit to the related Agreement. The schedule generally will include detailed information

          o    in respect of each Whole Loan included in the related trust fund, including without limitation, the address of the related
               mortgaged property and type of the property, the mortgage rate and, if applicable, the applicable Index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Value, Loan-to-Value Ratio and the
               Debt Service Coverage Ratio as of the date indicated and payment and prepayment provisions, if applicable, and

          o    in respect of each MBS included in the related trust fund, including without limitation, the MBS issuer, MBS servicer and
               MBS trustee, the pass-through or bond rate or formula for
               determining the rate, the issue date and original and remaining term to maturity, if applicable, the original and outstanding principal amount and payment provisions, if applicable.

     With respect to each Whole Loan, Morgan Stanley Capital I Inc. will deliver or cause to be delivered to the trustee or to the custodian, certain loan documents, which to the extent set forth in the related prospectus supplement will include the original mortgage note endorsed, without recourse, in blank or to the order of the trustee, the original mortgage or a certified copy thereof with evidence of recording indicated thereon and an assignment of the mortgage to the trustee in recordable form. Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if Morgan Stanley Capital I Inc. delivers to the trustee or the custodian a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to these mortgage loans, the trustee or its nominee may not be able to enforce the mortgage note against the related borrower. Unless otherwise specified in the related prospectus supplement, the asset seller will be required to agree to repurchase, or substitute for, this type of mortgage loan that is subsequently in default if the enforcement thereof or of the related mortgage is materially adversely affected by the absence of the original mortgage note. Unless otherwise provided in the related prospectus supplement
(which may provide for other arrangements, including electronic registration of transfer of such documents), the related Agreement will require Morgan Stanley
Capital I Inc. or another party specified in the Agreement to promptly cause each assignment of mortgage to be recorded in the appropriate public office for real property records. However, in the State of California or in other states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the related Whole Loan against the claim of any subsequent transferee or any successor to or creditor of Morgan
Stanley Capital I Inc., the master servicer, the relevant asset seller or any other prior holder of the Whole Loan, the assignment of mortgage for each related Whole Loan may not be recorded.

     The trustee or a custodian will review the Whole Loan documents within a specified period of days after receipt thereof, and the trustee or a custodian will hold the documents in trust for the benefit of the certificateholders.
Generally, if any of these documents are found to be missing or defective in any material respect, the trustee or custodian shall immediately notify the master servicer and Morgan Stanley Capital I Inc., and the master servicer shall immediately notify the relevant asset seller. If the asset seller cannot cure the omission or defect within a specified number of days after receipt of notice, then to the extent set forth in the related prospectus supplement, the asset seller will be obligated, within a specified number of days of receipt of notice, to repurchase the related Whole

                                      -51-

Loan from the trustee at the Purchase Price or substitute the mortgage loan.
There can be no assurance that an asset seller will fulfill this repurchase or substitution obligation, and neither the master servicer nor Morgan Stanley
Capital I Inc. will be obligated to repurchase or substitute the mortgage loan if the asset seller defaults on its obligation. This repurchase or substitution obligation constitutes the sole remedy available to the certificateholders or the trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related prospectus supplement, in lieu of curing any omission or defect in the asset or repurchasing or substituting for the asset, the asset seller may agree to cover any losses suffered by the trust fund as a result of this type of breach or defect.

     If so provided in the related prospectus supplement, Morgan Stanley Capital
I Inc. will, as to some or all of the mortgage loans, assign or cause to be assigned to the trustee the related lease assignments. In certain cases, the trustee, or master servicer, as applicable, may collect all moneys under the related leases and distribute amounts, if any, required under the lease for the payment of maintenance, insurance and taxes, to the extent specified in the related lease agreement. The trustee, or if so specified in the prospectus supplement, the master servicer, as agent for the trustee, may hold the lease in trust for the benefit of the certificateholders.

     With respect to each Government Security or MBS in certificated form,
Morgan Stanley Capital I Inc. will deliver or cause to be delivered to the trustee or the custodian the original certificate or other definitive evidence of the Government Security or MBS, as applicable, together with bond power or other instruments, certifications or documents required to transfer fully the
Government Security or MBS, as applicable, to the trustee for the benefit of the certificateholders. With respect to each Government Security or MBS in uncertificated or book-entry form or held through a "clearing corporation"
within the meaning of the UCC, Morgan Stanley Capital I Inc. and the trustee will cause the Government Security or MBS to be registered directly or on the books of the clearing corporation or of a financial intermediary in the name of the trustee for the benefit of the certificateholders. Generally, the related
Agreement will require that either Morgan Stanley Capital I Inc. or the trustee promptly cause any MBS and government securities in certificated form not registered in the name of the trustee to be re registered, with the applicable persons, in the name of the trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Generally, Morgan Stanley Capital I Inc. will, with respect to each Whole
Loan, make or assign certain representations and warranties, as of a specified date covering, by way of example, the following types of matters:

          o    the accuracy of the information set forth for the Whole Loan on the schedule of assets appearing as an exhibit to the related
               Agreement;

          o    the existence of title insurance insuring the lien priority of the Whole Loan;

          o    the authority of the Warrantying Party to sell the Whole Loan;

          o    the payment status of the Whole Loan and the status of payments of taxes, assessments and other charges affecting the related mortgaged property;

          o    the existence of customary provisions in the related mortgage note and mortgage to permit realization against the mortgaged property of the benefit of the security of the mortgage; and

          o    the existence of hazard and extended perils insurance coverage on the mortgaged property.

     Any Warrantying Party, if other than Morgan Stanley Capital I Inc., shall be an asset seller or an affiliate thereof or another person acceptable to
Morgan Stanley Capital I Inc. and shall be identified in the related prospectus supplement.

     Representations and warranties made in respect of a Whole Loan may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between the date on which the representations are made and the date of initial issuance of the related series of certificates evidencing an interest in the Whole Loan. Generally, in the event of a breach of any representation or warranty, the Warrantying Party will be obligated to reimburse the trust fund for losses caused by the breach or either cure the breach or repurchase or

                                      -52-

replace the affected Whole Loan as described in the next paragraph; however the prospectus supplement may specify an alternative remedy or procedure. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warrantying Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of a representation and warranty only if the relevant event that causes such breach occurs prior to the date on which they were made. The Warranting
Party would have no obligations if the relevant event that causes the breach occurs after that date.

     Generally, the Agreements will provide that the master servicer or trustee, or both, will be required to notify promptly the relevant Warrantying Party of any breach of any representation or warranty made by it in respect of a Whole
Loan that materially and adversely affects the value of the Whole Loan or the interests in the Whole Loan of the certificateholders. If the Warrantying Party cannot cure the breach within a specified period following the date on which the party was notified of the breach, then

          o    the Warrantying Party will be obligated to repurchase the Whole
               Loan from the trustee within a specified period from the date on which the Warrantying Party was notified of the breach, at the
               Purchase Price; or

          o    if so provided in the prospectus supplement for a series, the
               Warrantying Party, will have the option, within a specified period after initial issuance of such series of certificates, to cause the Whole Loan to be removed from the trust fund and substitute in its place one or more other Whole Loans, in
               accordance with the standards described in the related prospectus supplement; or

          o    if so provided in the prospectus supplement for a series, the
               Warrantying Party, will have the option to reimburse the trust fund or the certificateholders for any losses caused by the breach.

This reimbursement, repurchase or substitution obligation will constitute the sole remedy available to holders of certificates or the trustee for a breach of representation by a Warrantying Party.

     Neither Morgan Stanley Capital I Inc., except to the extent that it is the
Warrantying Party, nor the master servicer will be obligated to purchase or substitute for a Whole Loan if a Warrantying Party defaults on its obligation to do so, and no assurance can be given that Warrantying Parties will carry out their obligations with respect to Whole Loans.

     Generally, the Warrantying Party will, with respect to a trust fund that includes government securities or MBS, make or assign certain representations or warranties, as of a specified date, with respect to the government securities or
MBS, covering

          o    the accuracy of the information set forth therefor on the
               schedule of assets appearing as an exhibit to the related
               Agreement and

          o    the authority of the Warrantying Party to sell the assets.

The related prospectus supplement will describe the remedies for a breach thereof.

     A master servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any of these representations which materially and adversely affects the interests of the certificateholders and which continues unremedied for thirty days after the giving of written notice of the breach to the master servicer, the trustee or Morgan Stanley Capital I Inc. will constitute an Event of Default under the Agreement. See "--Events of Default"
and "--Rights Upon Event of Default," below.

                                      -53-

CERTIFICATE ACCOUNT AND OTHER COLLECTION ACCOUNTS

     GENERAL

     The master servicer or the trustee or both will, as to each trust fund, establish and maintain or cause to be established and maintained, the
Certificate Account, which must be either:

          o    an account or accounts the deposits in which are insured by the
               Bank Insurance Fund or the Savings Association Insurance Fund of
               the FDIC, to the limits established by the FDIC, and the
               uninsured deposits in which are otherwise secured such that the certificateholders have a claim with respect to the funds in the
               Certificate Account or a perfected first priority security interest against any collateral securing the funds that is superior to the claims of any other depositors or general
               creditors of the institution with which the Certificate Account is maintained or

          o    otherwise maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agency or Agencies rating any class of certificates of the series.

The collateral eligible to secure amounts in the Certificate Account is limited to Permitted Investments. A Certificate Account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held in the account may be invested pending each succeeding Distribution Date in short-term
Permitted Investments. Interest or other income earned on funds in the
Certificate Account will be paid to a master servicer or its designee, or another service provider as additional servicing compensation, or may be added to the funds in such account and used for the same purpose. The Certificate
Account may be maintained with an institution that is an affiliate of the master servicer, if applicable, provided that the institution meets the standards imposed by the Rating Agency or Agencies. If permitted by the Rating Agency or
Agencies and so specified in the related prospectus supplement, a Certificate
Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the master servicer or serviced or master serviced by it on behalf of others.

DEPOSITS

     Generally, a master servicer or the trustee will deposit or cause to be deposited in the Certificate Account for one or more trust funds the following payments and collections received, or advances made, by the master servicer or the trustee or on its behalf subsequent to the Cut-off Date, other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a
Retained Interest, all payments on account of principal, including principal prepayments, on the assets;

     (1)  all payments on account of interest on the assets, including any default interest collected, in each case net of any portion thereof retained by a master servicer, a subservicer or a special servicer as its servicing compensation and net of any Retained Interest;

     (2)  all proceeds of the hazard, business interruption and general liability insurance policies to be maintained in respect of each mortgaged property securing a Whole Loan in the trust fund, to the extent the proceeds are not applied to the restoration of the property or released to the borrower in accordance with normal servicing procedures and all Insurance Proceeds and all Liquidation Proceeds,
          together with the net proceeds on a monthly basis with respect to any mortgaged properties acquired for the benefit of certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise;

     (3)  any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of certificates as described under "Description of Credit Support";

     (4)  any advances made as described under "Description of the
          Certificates--Advances in Respect of Delinquencies";

     (5)  any amounts representing prepayment premiums;

                                      -54-

     (6)  any amounts paid under any Cash Flow Agreement, as described under
          "Description of the Trust Funds--Cash Flow Agreements";

     (7)  all proceeds of any asset or, with respect to a Whole Loan, property acquired in respect thereof purchased by Morgan Stanley Capital I
          Inc., any asset seller or any other specified person as described above under "--Assignment of Assets; Repurchases" and
          "--Representations and Warranties; Repurchases," all proceeds of any defaulted mortgage loan purchased as described below under
          "--Realization Upon Defaulted Whole Loans," and all proceeds of any asset purchased as described above under "Description of the
          Certificates--Termination";

     (8)  any amounts paid by a master servicer to cover certain interest shortfalls arising out of the prepayment of Whole Loans in the trust fund as described under "Description of the Agreements--Retained
          Interest; Servicing Compensation and Payment of Expenses";

     (9)  to the extent that any item does not constitute additional servicing compensation to a master servicer, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or Equity Participations on the mortgage loans or MBS or both;

     (10) all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described below under "--Hazard Insurance Policies";

     (11) any amount required to be deposited by a master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the Certificate Account; and

     (12) any other amounts required to be deposited in the Certificate Account as provided in the related Agreement and described in the related prospectus supplement.

WITHDRAWALS

     Generally, a master servicer or the trustee may, from time to time make withdrawals from the Certificate Account for each trust fund for any of the following purposes:

     (1)  to make distributions to the certificateholders on each Distribution
          Date;

     (2)  to reimburse a master servicer for unreimbursed amounts advanced as described above under "Description of the Certificates--Advances in
          Respect of Delinquencies," the reimbursement to be made out of amounts received which were identified and applied by the master servicer as late collections of interest, net of related servicing fees and
          Retained Interest, on and principal of the particular Whole Loans with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to those Whole Loans;

     (3)  to reimburse a master servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to Whole
          Loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and
          Insurance Proceeds collected on the particular Whole Loans and properties, and net income collected on the particular properties, with respect to which the fees were earned or the expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Whole Loans and properties;

     (4)  to reimburse a master servicer for any advances described in clause
          (2) above and any servicing expenses described in clause (3) above which, in the master servicer's good faith judgment, will not be recoverable from the amounts described in clauses (2) and (3), respectively, the reimbursement to be made from amounts collected on other assets or, if and to the extent so provided by the related
          Agreement and described in the related prospectus supplement, just from that portion of amounts collected on other assets that is otherwise distributable on one or more classes of Subordinate
          Certificates, if any, remain outstanding, and otherwise any outstanding class of certificates, of the related series;

                                      -55-

     (5)  if and to the extent described in the related prospectus supplement, to pay a master servicer interest accrued on the advances described in clause (2) above and the servicing expenses described in clause (3)
          above while these amounts remain outstanding and unreimbursed;

     (6)  to pay for costs and expenses incurred by the trust fund for environmental site assessments with respect to, and for containment, clean-up or remediation of hazardous wastes, substances and materials on, mortgaged properties securing defaulted Whole Loans as described below under "--Realization Upon Defaulted Whole Loans";

     (7)  to reimburse a master servicer, Morgan Stanley Capital I Inc., or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described below under "--Matters
          Regarding a Master Servicer and the Depositor";

     (8)  if and to the extent described in the related prospectus supplement, to pay or to transfer to a separate account for purposes of escrowing for the payment of the trustee's fees;

     (9)  to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described below under "--Matters Regarding the Trustee";

     (10) unless otherwise provided in the related prospectus supplement, to pay a master servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Certificate
          Account;

     (11) to pay the person entitled thereto any amounts deposited in the
          Certificate Account that were identified and applied by the master servicer as recoveries of Retained Interest;

     (12) to pay for costs reasonably incurred in connection with the proper operation, management and maintenance of any mortgaged property acquired for the benefit of certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise, these payments to be made out of income received on this type of property;

     (13) if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described below under "Federal Income Tax
          Consequences--REMICs--Prohibited Transactions Tax and Other Taxes";

     (14) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Whole Loan or a property acquired in respect thereof in connection with the liquidation of the defaulted Whole Loan or property;

     (15) to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of certificateholders;

     (16) to pay for the costs of recording the related Agreement if recordation materially and beneficially affects the interests of
          certificateholders, provided that the payment shall not constitute a waiver with respect to the obligation of the Warrantying Party to remedy any breach of representation or warranty under the Agreement;

     (17) to pay the person entitled thereto any amounts deposited in the
          Certificate Account in error, including amounts received on any asset after its removal from the trust fund whether by reason of purchase or substitution as contemplated by "--Assignment of Assets; Repurchase"
          and "--Representations and Warranties; Repurchases" or otherwise;

     (18) to make any other withdrawals permitted by the related Agreement and described in the related prospectus supplement; and

     (19) to clear and terminate the Certificate Account at the termination of the trust fund.

                                      -56-

OTHER COLLECTION ACCOUNTS

     Notwithstanding the foregoing, if so specified in the related prospectus supplement, the Agreement for any series of certificates may provide for the establishment and maintenance of a separate collection account into which the master servicer or any related subservicer or special servicer will deposit on a daily basis the amounts described under "--Deposits" above for one or more series of certificates. Any amounts on deposit in any collection account will be withdrawn therefrom and deposited into the appropriate Certificate Account by a time specified in the related prospectus supplement. To the extent specified in the related prospectus supplement, any amounts which could be withdrawn from the
Certificate Account as described under "--Withdrawals" above, may also be withdrawn from any collection account. The prospectus supplement will set forth any restrictions with respect to any collection account, including investment restrictions and any restrictions with respect to financial institutions with which any collection account may be maintained.

COLLECTION AND OTHER SERVICING PROCEDURES

     The master servicer, directly or through subservicers, is required to make reasonable efforts to collect all scheduled payments under the Whole Loans and will follow or cause to be followed the collection procedures as it would follow with respect to mortgage loans that are comparable to the Whole Loans and held for its own account, provided the procedures are consistent with the Servicing
Standard. In connection therewith, the master servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late Whole Loan payment.

     Each master servicer will also be required to perform other customary functions of a servicer of comparable loans, including the following:

          o    maintaining, or causing the borrower or lessee on each mortgage or lease to maintain, hazard, business interruption and general liability insurance policies and, if applicable, rental
               interruption policies as described in this prospectus and in any related prospectus supplement, and filing and settling claims thereunder;

          o    maintaining escrow or impoundment accounts of borrowers for payment of taxes, insurance and other items required to be paid by any borrower pursuant to the Whole Loan;

          o    processing assumptions or substitutions in those cases where the master servicer has determined not to enforce any applicable
               Due-on-Sale clause; attempting to cure delinquencies;

          o    inspecting and managing mortgaged properties under certain circumstances; and

          o    maintaining accounting records relating to the Whole Loans.
               Generally the master servicer or another service provider, as specified in the related prospectus supplement, will be
               responsible for filing and settling claims in respect of
               particular Whole Loans under any applicable instrument of Credit
               Support. See "Description of Credit Support."

     The master servicer may agree to modify, waive or amend any term of any
Whole Loan in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not

          o    affect the amount or timing of any scheduled payments of
               principal or interest on the Whole Loan or

          o    in its judgment, materially impair the security for the Whole
               Loan or reduce the likelihood of timely payment of amounts due thereon.

                                      -57-

Except to the extent another standard is specified in the related prospectus supplement, the special servicer may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a
Whole Loan if,

          o    in its judgment, a material default on the Whole Loan has
               occurred or a payment default is imminent and

          o    in its judgment, that modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Whole Loan on a present value basis than would liquidation.

The master servicer or special servicer is required to notify the trustee in the event of any modification, waiver or amendment of any Whole Loan.

SUBSERVICERS

     A master servicer may delegate its servicing obligations in respect of the
Whole Loans to a subservicer, but the master servicer will remain obligated under the related Agreement. Each subservicing agreement must be consistent with the terms of the related Agreement and must provide that, if for any reason the master servicer for the related series of certificates is no longer acting in the capacity of master servicer, the trustee or any successor master servicer may assume the master servicer's rights and obligations under the subservicing agreement.

     Generally, the master servicer will be solely liable for all fees owed by it to any subservicer, irrespective of whether the master servicer's compensation pursuant to the related Agreement is sufficient to pay those fees;
however, if so specified in the related prospectus supplement, a subservicer may be compensated directly from the trust fund, or in another manner. A subservicer may be entitled to a Retained Interest in certain Whole Loans. Each subservicer will be reimbursed by the master servicer for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under an Agreement. See "--Retained Interest; Servicing Compensation and Payment
of Expenses" below.

SPECIAL SERVICERS

     To the extent so specified in the related prospectus supplement, a special servicer may be appointed. A special servicer will generally be appointed for the purpose of servicing mortgage loans that are in default or as to which a default is imminent. The related prospectus supplement will describe the rights, obligations and compensation of a special servicer. The master servicer will only be responsible for the duties and obligations of a special servicer to the extent set forth in the prospectus supplement.

REALIZATION UPON DEFAULTED WHOLE LOANS

     A borrower's failure to make required payments may reflect inadequate income or the diversion of that income from the service of payments due under the mortgage loan, and may call into question the borrower's ability to make timely payment of taxes and to pay for necessary maintenance of the related mortgaged property. Unless otherwise provided in the related prospectus supplement, the special servicer is required to:

          o    monitor any Whole Loan which is in default,

          o    contact the borrower concerning the default,

          o    evaluate whether the causes of the default can be cured over a reasonable period without significant impairment of the value of the mortgaged property,

          o    initiate corrective action in cooperation with the borrower if cure is likely,

          o    inspect the mortgaged property, and

          o    take any other actions as are consistent with the Servicing
               Standard.

                                      -58-

A significant period of time may elapse before the special servicer is able to assess the success of the corrective action or the need for additional initiatives.

     The time within which the special servicer makes the initial determination of appropriate action, evaluates the success of corrective action, develops additional initiatives, institutes foreclosure proceedings and actually forecloses or takes a deed to a mortgaged property in lieu of foreclosure on behalf of the certificateholders, may vary considerably depending on the particular Whole Loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the Whole Loan and the laws of the jurisdiction in which the mortgaged property is located. Under federal bankruptcy law, the special servicer in certain cases may not be permitted to accelerate a Whole
Loan or to foreclose on a mortgaged property for a considerable period of time.
See "Legal Aspects of the Mortgage Loans and the Leases."

     Any Agreement relating to a trust fund that includes Whole Loans may grant to the loan seller, the special or master servicer or the holder or holders of certain classes of certificates, or all of them, an option to purchase from the trust fund at its fair value any Whole Loan as to which a specified number of scheduled payments thereunder or a balloon payment are delinquent, or as to which there are other defaults specified in the related prospectus supplement.
In addition, a Whole Loan that is in default may be subject to a purchase option on the part of another lender whose loan is secured by the related real estate collateral or by a security interest in the equity in the related borrower.
Further, if so specified in the related prospectus supplement, a special servicer or other specified party for a trust fund may be obligated to sell a mortgage asset that is in default. Any such option granted to the holder of an offered certificate will be described in the related prospectus supplement. Any such option may be assignable to any person or entity. If so specified in the related prospectus supplement, additional or alternative procedures may be used to sell a defaulted mortgage loan.

     If a default on a Whole Loan has occurred or, in the master servicer's or special servicer's judgment is imminent, and the action is consistent with the servicing standard, the special servicer, on behalf of the trustee, may at any time:

          o    institute foreclosure proceedings,

          o    exercise any power of sale contained in any mortgage,

          o    obtain a deed in lieu of foreclosure, or

          o    otherwise acquire title to a mortgaged property securing the
               Whole Loan.

Unless otherwise specified in the related prospectus supplement, the special servicer may not acquire title to any related mortgaged property or take any other action that would cause the trustee, for the benefit of certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator"
of that mortgaged property within the meaning of federal environmental laws, unless the special servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust fund, that either:

          o    the mortgaged property is in compliance with applicable
               environmental laws, and there are no circumstances present at the mortgaged property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or
               petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be
               required under any federal, state or local law or regulation; or

          o    if the mortgaged property is not so in compliance or such
               circumstances are so present, then it would be in the best economic interest of the trust fund to acquire title to the mortgaged property and further to take the actions as would be necessary and appropriate to effect the compliance and respond to the circumstances, the cost of which actions will be an expense of the trust fund.

     Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer, on behalf of the trust fund, will be

                                      -59-

required to sell the mortgaged property prior to the close of the third calendar year following the year of acquisition of the mortgaged property by the trust fund, unless

          o    the Internal Revenue Service grants an extension of time to sell the property or

          o    the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund
               subsequent to that period will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding.

Subject to the foregoing, the special servicer will be required to

          o    solicit bids for any mortgaged property so acquired by the trust fund as will be reasonably likely to realize a fair price for the property and

          o    accept the first and, if multiple bids are contemporaneously received, the highest cash bid received from any person that constitutes a fair price.

     If the trust fund acquires title to any mortgaged property, the special servicer, on behalf of the trust fund, may retain an independent contractor to manage and operate the property. The retention of an independent contractor, however, will not relieve the special servicer of any of its obligations with respect to the management and operation of that property. Unless otherwise specified in the related prospectus supplement, any property acquired by the trust fund will be managed in a manner consistent with the management and operation of similar property by a prudent lending institution.

     The limitations imposed by the related Agreement and the REMIC Provisions of the Code, if a REMIC election has been made with respect to the related trust fund, on the operations and ownership of any mortgaged property acquired on behalf of the trust fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Legal Aspects of the Mortgage
Loans and the Leases--Foreclosure."

     If recovery on a defaulted Whole Loan under any related instrument of
Credit Support is not available, the special servicer nevertheless will be obligated to follow or cause to be followed normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Whole Loan. If the proceeds of any liquidation of the property securing the defaulted Whole Loan are less than the outstanding principal balance of the defaulted Whole Loan plus interest accrued thereon at the mortgage rate plus the aggregate amount of expenses incurred by the special servicer in connection with such proceedings and which are reimbursable under the Agreement, the trust fund will realize a loss in the amount of that difference. The special servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of the
Liquidation Proceeds recovered on any defaulted Whole Loan, prior to the distribution of the Liquidation Proceeds to certificateholders, amounts representing its normal servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan.

     If any property securing a defaulted Whole Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related instrument of Credit Support, if any, the special servicer is not required to expend its own funds to restore the damaged property unless it determines

          o    that the restoration will increase the proceeds to
               certificateholders on liquidation of the Whole Loan after
               reimbursement of the special servicer for its expenses and

          o    that the expenses will be recoverable by it from related
               Insurance Proceeds or Liquidation Proceeds.

     As servicer of the Whole Loans, a master servicer, on behalf of itself, the trustee and the certificateholders, will present claims to the obligor under each instrument of Credit Support, and will take reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Whole Loans.

                                      -60-

     If a master servicer, special servicer, or its designee recovers payments under any instrument of Credit Support with respect to any defaulted Whole Loan, the master or special servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of those proceeds, prior to distribution thereof to certificateholders, amounts representing master and special servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan. See "--Hazard
Insurance Policies" and "Description of Credit Support."

HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related prospectus supplement, each
Agreement for a trust fund that includes Whole Loans will require the master servicer to cause the borrower on each Whole Loan to maintain a hazard insurance policy providing for the coverage required under the related mortgage or, if any mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, then the coverage that is consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the coverage will be in general in an amount equal to the lesser of the principal balance owing on the Whole Loan and the amount necessary to fully compensate for any damage or loss to the improvements on the mortgaged property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below in this section, or upon the extent to which information in this regard is furnished by borrowers. All amounts collected by the master servicer under any policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures, subject to the terms and conditions of the related mortgage and mortgage note, will be deposited in the Certificate Account. The
Agreement will provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by the master servicer's maintaining a blanket policy insuring against hazard losses on the
Whole Loans. If the blanket policy contains a deductible clause, the master servicer will be required to deposit in the Certificate Account all sums that would have been deposited in the Certificate Account but for that clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.
Although the policies relating to the Whole Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most of these policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin, domestic animals and other kinds of uninsured risks.

     The hazard insurance policies covering the mortgaged properties securing the Whole Loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the co-insurance clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of

          o    the replacement cost of the improvements less physical
               depreciation and

          o    the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

     Each Agreement for a trust fund that includes Whole Loans will require the master servicer to cause the borrower on each Whole Loan, or, in certain cases, the related lessee, to maintain all other insurance coverage with respect to the related mortgaged property as is consistent with the terms of the related mortgage and the Servicing Standard, which insurance may typically include flood insurance if the related mortgaged property was located at the

                                      -61-

time of origination in a federally designated flood area.

     In addition, to the extent required by the related mortgage, the master servicer may require the borrower or related lessee to maintain other forms of insurance including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance, and the related Agreement may require the master servicer, subservicer or special servicer to maintain public liability insurance with respect to any REO
Properties. Any cost incurred by the master servicer in maintaining any insurance policy will be added to the amount owing under the mortgage loan where the terms of the mortgage loan so permit; provided, however, that the addition of this cost will not be taken into account for purposes of calculating the distribution to be made to certificateholders. These costs may be recovered by the master servicer, subservicer or special servicer, as the case may be, from the Collection Account, with interest thereon, as provided by the Agreement.

     Under the terms of the Whole Loans, borrowers will generally be required to present claims to insurers under hazard insurance policies maintained on the related mortgaged properties. The master servicer, on behalf of the trustee and certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on mortgaged properties securing the Whole Loans. However, the ability of the master servicer to present or cause to be presented these claims is dependent upon the extent to which information in this regard is furnished to the master servicer by borrowers.

RENTAL INTERRUPTION INSURANCE POLICY

     If so specified in the related prospectus supplement, the master servicer or the borrowers will maintain rental interruption insurance policies in full force and effect with respect to some or all of the leases. Although the terms of these policies vary to some degree, a rental interruption insurance policy typically provides that, to the extent that a lessee fails to make timely rental payments under the related lease due to a casualty event, the losses will be reimbursed to the insured. If so specified in the related prospectus supplement, the master servicer will be required to pay from its servicing compensation the premiums on the rental interruption policy on a timely basis. If so specified in the prospectus supplement, if the rental interruption policy is canceled or terminated for any reason other than the exhaustion of total policy coverage, the master servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the rental interruption policy with a total coverage that is equal to the then existing coverage of the terminated rental interruption policy. However, if the cost of any replacement policy is greater than the cost of the terminated rental interruption policy, the amount of coverage under the replacement policy will, to the extent set forth in the related prospectus supplement, be reduced to a level such that the applicable premium does not exceed, by a percentage that may be set forth in the related prospectus supplement, the cost of the rental interruption policy that was replaced. Any amounts collected by the master servicer under the rental interruption policy in the nature of insurance proceeds will be deposited in the
Certificate Account.

FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

     Unless otherwise specified in the related prospectus supplement, each
Agreement will require that the master servicer and any special servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage which may provide blanket coverage or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the master servicer or the special servicer, as applicable. The related Agreement will allow the master servicer and any special servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the master servicer or the special servicer so long as criteria set forth in the Agreement are met.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some of the Whole Loans may contain clauses requiring the consent of the lender to any sale or other transfer of the related mortgaged property, or
Due-on-Sale clauses entitling the lender to accelerate payment of the Whole Loan upon any sale or other transfer of the related mortgaged property. Some of the
Whole Loans may contain clauses requiring the consent of the lender to the creation of any other lien or encumbrance on the mortgaged property or
Due-on-Encumbrance clauses entitling the lender to accelerate payment of the
Whole Loan upon the

                                      -62-

creation of any other lien or encumbrance upon the mortgaged property. Unless otherwise provided in the related prospectus supplement, the master servicer, on behalf of the trust fund, will exercise any right the trustee may have as lender to accelerate payment of the Whole Loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the Servicing
Standard. Unless otherwise specified in the related prospectus supplement, any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. See "Legal Aspects of the Mortgage Loans and the Leases--Due-on-Sale and Due-on-Encumbrance."

RETAINED INTEREST; SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The prospectus supplement for a series of certificates will specify whether there will be any Retained Interest in the assets, and, if so, the initial owner thereof. If so, the Retained Interest will be established on a loan by loan basis and will be specified on an exhibit to the related Agreement.

     Unless otherwise specified in the related prospectus supplement, the master servicer's and a subservicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a portion of the interest payment on each asset. Since any Retained Interest and a master servicer's primary compensation are percentages of the principal balance of each asset, these amounts will decrease in accordance with the amortization of the assets. The prospectus supplement with respect to a series of certificates evidencing interests in a trust fund that includes Whole Loans may provide that, as additional compensation, the master servicer or the subservicers may retain all or a portion of assumption fees, modification fees, late payment charges or prepayment premiums collected from borrowers and any interest or other income which may be earned on funds held in the Certificate Account or any account established by a subservicer pursuant to the Agreement.

     The master servicer may, to the extent provided in the related prospectus supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the assets, including, without limitation, payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to certificateholders, and payment of any other expenses described in the related prospectus supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the Whole Loans and, to the extent so provided in the related prospectus supplement, interest thereon at the rate specified in the related prospectus supplement, and the fees of any special servicer, may be borne by the trust fund.

EVIDENCE AS TO COMPLIANCE

     The related prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer or us, as applicable, on or before the date specified in the applicable pooling and servicing agreement, an officer's certificate stating that (i) a review of that party's servicing activities during the preceding calendar year and of performance under the pooling and servicing agreement has been made under the officer's supervision, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the pooling and servicing agreement throughout the year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure.

     In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an "Assessment of Compliance") that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation
AB (17 CFR 229.1122) that contains the following:

     (a)  a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;

     (b)  a statement that the party used the criteria in Item 1122(d) of
          Regulation AB to assess compliance with the applicable servicing criteria;

     (c)  the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identified by the party;
          and

                                      -63-

     (d)  a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

     Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an "Attestation Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting
Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

MATTERS REGARDING A MASTER SERVICER, A SPECIAL SERVICER AND THE DEPOSITOR

     The master servicer, if any, a special servicer, or a servicer for substantially all the Whole Loans under each Agreement will be named in the related prospectus supplement. The entity serving as master servicer, as special servicer or as servicer may be an affiliate of Morgan Stanley Capital I Inc. and may have other normal business relationships with Morgan Stanley Capital I Inc.
or Morgan Stanley Capital I Inc.'s affiliates. Reference to the master servicer shall be deemed to be to the servicer of substantially all of the Whole Loans, if applicable.

     Generally, the related Agreement will provide that the master servicer may resign from its obligations and duties only if (i) (A) a successor servicer is available, willing to assume the obligations, responsibilities, and covenants to be performed by the master servicer on substantially the same terms and conditions, and for not more than equivalent compensation, and assumes all obligations of the resigning master servicer under any primary servicing agreements; (B) the resigning master servicer bears all costs associated with its resignation and the transfer of servicing; and (C) each rating agency rating the applicable series delivers written confirmation that such transfer of servicing will not result in the downgrade, qualification or withdrawal of its ratings of the certificates of such series or (ii) upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with another activity carried on by it that was performed by the master servicer on the date of the Agreement.
No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the Agreement.

     Generally the Agreements will further provide that neither any master servicer, any special servicer, Morgan Stanley Capital I Inc. nor any director, officer, employee, or agent of a master servicer, a special servicer or Morgan
Stanley Capital I Inc. will be under any liability to the related trust fund or certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement. However, neither a master servicer, a special servicer, Morgan Stanley Capital I Inc. nor any director, officer, employee, or agent of a master servicer, a special servicer or Morgan
Stanley Capital I Inc. will be protected against any breach of a representation, warranty or covenant made in the Agreement, or against any liability specifically imposed by the Agreement, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder. The Agreements will further provide that any master servicer, any special servicer, Morgan Stanley
Capital I Inc. and any director, officer, employee or agent of a master servicer or Morgan Stanley Capital I Inc. will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the certificates; provided, however, that generally the indemnification will not extend to any loss, liability or expense:

          o    specifically imposed by the Agreement or otherwise incidental to the performance of obligations and duties thereunder, including, in the case of a master servicer or special servicer, the
               prosecution of an enforcement action in respect of any specific
               Whole Loan or Whole Loans, except as any loss, liability or expense shall be otherwise reimbursable pursuant to the
               Agreement;

          o    incurred in connection with any breach of a representation, warranty or covenant made in the Agreement;

          o    incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of its obligations or duties.

                                      -64-

In addition, each Agreement will provide that none of any master servicer, any special servicer or Morgan Stanley Capital I Inc. will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The master servicer, the special servicer or Morgan Stanley Capital I Inc. may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In this event, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the certificateholders, and the master servicer, the special servicer or Morgan Stanley Capital I Inc., as the case may be, will be entitled to be reimbursed therefor and to charge the Certificate Account.

     Any person into which the master servicer, the special servicer or Morgan
Stanley Capital I Inc. may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer or Morgan Stanley Capital I Inc. is a party, or any person succeeding to the business of the master servicer, the special servicer or Morgan Stanley
Capital I Inc., will be the successor of the master servicer, the special servicer or Morgan Stanley Capital I Inc., as the case may be, under the related
Agreement.

EVENTS OF DEFAULT

     Unless otherwise provided in the related prospectus supplement for a trust fund that includes Whole Loans, Events of Default under the related Agreement will include:

     (1)  any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders, any required payment;

     (2)  any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the
          Agreement which continues unremedied for thirty days after written notice of the failure has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer,
          Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights;

     (3)  any breach of a representation or warranty made by the master servicer under the Agreement which materially and adversely affects the interests of certificateholders and which continues unremedied for thirty days after written notice of that breach has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting
          Rights; and

     (4)  certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

Material variations to the foregoing Events of Default--other than to shorten cure periods or eliminate notice requirements--will be specified in the related prospectus supplement. The trustee shall, not later than the later of 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and five days after certain officers of the trustee become aware of the occurrence of such an event, transmit by mail to Morgan Stanley Capital I Inc. and all certificateholders of the applicable series notice of the occurrence, unless the default shall have been cured or waived.

     With respect to any series of certificates as to which there is a special servicer, similar Events of Default will generally exist under the related
Agreement with respect to the special servicer.

RIGHTS UPON EVENT OF DEFAULT

     So long as an Event of Default under an Agreement remains unremedied,
Morgan Stanley Capital I Inc. or the trustee may, and at the direction of holders of certificates evidencing not less than 51% of the Voting Rights, the trustee shall, terminate all of the rights and obligations of the applicable servicer under the Agreement and in and to the mortgage loans, other than as a certificateholder or as the owner of any Retained Interest, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the applicable servicer (provided, that in the case of

                                      -65-

an Event of Default of the special servicer, the master servicer may instead succeed to the obligations of the special servicer) under the Agreement, except that if the trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, or if the related prospectus supplement so specifies, then the trustee will not be obligated to make the advances, and will be entitled to similar compensation arrangements. In the event that the trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution as to which each Rating Agency rating the certificates has confirmed that such appointment will not result in the downgrade, qualification or withdrawal of the ratings of the certificates of the applicable series. Pending appointment, the trustee (or master servicer, with respect to the special servicer) is obligated to act in the capacity of the applicable servicer. The trustee and any successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the
Agreement. Generally, the Agreements will provide that expenses relating to any removal of a servicer upon an Event of Default or its voluntary resignation will be required to be paid by such servicer.

     Unless otherwise described in the related prospectus supplement, the holders of certificates representing at least 66 2/3% of the Voting Rights allocated to the respective classes of certificates affected by any Event of
Default will be entitled to waive that Event of Default; provided, however, that an Event of Default involving a failure to distribute a required payment to certificateholders described in clause (1) under "--Events of Default" may be waived only by all of the certificateholders. Upon any waiver of an Event of
Default, the Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

     No certificateholder will have the right under any Agreement to institute any proceeding with respect thereto unless the holder previously has given to the trustee written notice of default and unless the holders of certificates evidencing not less than 25% of the Voting Rights have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for sixty days has neglected or refused to institute any proceeding. The trustee, however, is under no obligation to

          o    exercise any of the powers vested in it by any Agreement;

          o    make any investigation of matters arising under any Agreement; or

          o    institute, conduct or defend any litigation under any Agreement or related to any Agreement.

If any of the holders of certificates request, order or direct the trustee to take any action, the trustee may require reasonable security or indemnity against the costs, expenses and liabilities which may be incurred.

AMENDMENT

     Each Agreement may be amended by the parties to the Agreement without the consent of any of the holders of certificates covered by the Agreement:

     (1)  to cure any ambiguity;

     (2)  to correct, modify or supplement any provision in the Agreement which may be inconsistent with any other provision in the Agreement;

     (3)  to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof; or

     (4)  to comply with any requirements imposed by the Code;

provided that the amendment--other than an amendment for the purpose specified in clause (4) above--will not, as evidenced by an opinion of counsel to that effect, adversely affect in any material respect the interests of any holder of certificates covered by the Agreement.

     Each Agreement may also be amended by Morgan Stanley Capital I Inc., the master servicer, if any, and the trustee, with the consent of the holders of certificates affected evidencing not less than 51% (or such other

                                      -66-

percentage as may be specified in the related prospectus supplement) of the
Voting Rights, for any purpose. However, to the extent set forth in the related prospectus supplement, no amendment may:

     (1)  reduce in any manner the amount of or delay the timing of, payments received or advanced on mortgage loans which are required to be distributed on any certificate without the consent of the holder of that certificate;

     (2)  adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in
          (1), without the consent of the holders of all certificates of that class; or

     (3)  modify the provisions of the Agreement described in this paragraph without the consent of the holders of all certificates covered by the
          Agreement then outstanding.

However, with respect to any series of certificates as to which a REMIC election is to be made, the trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund to fail to qualify as a REMIC at any time that the related certificates are outstanding.

THE TRUSTEE

     The trustee under each Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company serving as trustee may have a banking relationship with Morgan Stanley Capital I Inc. and its affiliates and with any master servicer and its affiliates.

DUTIES OF THE TRUSTEE

     The trustee will make no representations as to the validity or sufficiency of any Agreement, the certificates or any asset or related document and is not accountable for the use or application by or on behalf of any master servicer of any funds paid to the master servicer or its designee or any special servicer in respect of the certificates or the assets, or deposited into or withdrawn from the Certificate Account or any other account by or on behalf of the master servicer or any special servicer. If no Event of Default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the related Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine the documents and to determine whether they conform to the requirements of the Agreement.

MATTERS REGARDING THE TRUSTEE

     Generally, the trustee and each of its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons is entitled to indemnification from the trust for any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action incurred without negligence or willful misconduct on their respective part, arising out of, or in connection with the related Agreement, the assets, the certificates and the acceptance or administration of the trusts or duties created under the related Agreement
(including, without limitation, any unanticipated loss, liability or expense incurred in connection with any action or inaction of any master servicer, any special servicer or the Depositor but only to the extent the trustee is unable to recover within a reasonable period of time such amount from such third party pursuant to the related Agreement) including the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder and the trustee and each of its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons shall be entitled to indemnification from the trust for any unanticipated loss, liability or expense incurred in connection with the provision by it of the reports required to be provided by it pursuant to the related Agreement.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee may at any time resign from its obligations and duties under an
Agreement by giving written notice thereof to Morgan Stanley Capital I Inc., the master servicer, if any, and all certificateholders. Upon receiving the

                                      -67-

notice of resignation, Morgan Stanley Capital I Inc. is required promptly to appoint a successor trustee acceptable to the master servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within 30-days after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     If at any time the trustee (i) shall cease to be eligible to continue as trustee under the related Agreement, or (ii) shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the trustee or of its property shall be appointed, or any public officer shall take charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or (iii) a tax is imposed or threatened with respect to the trust or any REMIC by any state in which the trustee or the trust held by the trustee is located solely because of the location of the trustee in such state; provided, however, that, if the trustee agrees to indemnify the trust for such taxes, it shall not be removed pursuant to this clause (iii), or (iv) the continuation of the trustee as such would result in a downgrade, qualification or withdrawal of the rating by the Rating
Agencies of any class of certificates with a rating as evidenced in writing by the Rating Agencies, then Morgan Stanley Capital I Inc. may remove the trustee and appoint a successor trustee meeting the eligibility requirements set forth in the related Agreement. If specified in the related Prospectus Supplement, holders of the certificates of any series entitled to a specified percentage of the Voting Rights for that series may at any time remove the trustee for cause
(or if specified in the related Prospectus Supplement, without cause) and appoint a successor trustee.

     Any resignation or removal of the trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee. Generally, the Agreements will provide that expenses relating to resignation of the Trustee or any removal of the Trustee for cause will be required to be paid by the Trustee, and expenses relating to removal of the
Trustee without cause will be paid by the parties effecting such removal.

ADDITIONAL PARTIES TO THE AGREEMENTS

     If so specified in the prospectus supplement for a series, there may be one or more additional parties to the related pooling and servicing agreement, including but not limited to (i) a paying agent, which will make payments and perform other specified duties with respect to the certificates, (ii) a certificate registrar, which will maintain the register of certificates and perform certain duties with respect to certificate transfer, (iii) an authenticating agent, which will countersign the certificates on behalf of the trustee and/or (iv) a fiscal agent, which will be required to make advances if the trustee fails to do so when required.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

     For any series of certificates, Credit Support may be provided with respect to one or more classes thereof or the related assets. Credit Support may be in the form of the subordination of one or more classes of certificates, cross-support provisions, insurance or guarantees for the loans, letters of credit, insurance policies and surety bonds, the establishment of one or more reserve funds or any combination of the foregoing.

     Unless otherwise provided in the related prospectus supplement for a series of certificates, the Credit Support will not provide protection against all risks of loss and will not guarantee repayment of the entire Certificate Balance of the certificates and interest thereon. If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by Credit
Support, certificateholders will bear their allocable share of deficiencies.

     If Credit Support is provided with respect to one or more classes of certificates of a series, or the related assets, the related prospectus supplement will include a description of:

     (1)  the nature and amount of coverage under the Credit Support;

     (2)  any conditions to payment thereunder not otherwise described in this prospectus;

                                      -68-

     (3)  the conditions, if any, under which the amount of coverage under the
          Credit Support may be reduced and under which the Credit Support may be terminated or replaced;

     (4)  the material provisions relating to the Credit Support; and

     (5)  information regarding the obligor under any instrument of Credit
          Support, including:

          o    a brief description of its principal business activities;

          o    its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

          o    if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business; and

          o    its total assets, and its stockholders' or policyholders'
               surplus, if applicable, as of the date specified in the
               prospectus supplement.

See "Risk Factors--Credit Support May Not Cover Losses or Risks Which Could
Adversely Affect Payment On Your Certificates."

SUBORDINATE CERTIFICATES

     If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of
Subordinate Certificates to receive distributions of principal and interest from the Certificate Account on any Distribution Date will be subordinated to the rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of or may be limited to certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Certificates in a series, the circumstances in which the subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

CROSS-SUPPORT PROVISIONS

     If the assets for a series are divided into separate groups, each supporting a separate class or classes of certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage loans or MBS prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage loans or MBS within the trust fund.
The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying these provisions.

INSURANCE OR GUARANTEES FOR THE WHOLE LOANS

     If so provided in the prospectus supplement for a series of certificates, the Whole Loans in the related trust fund will be covered for various default risks by insurance policies or guarantees. A copy of any material instrument for a series will be filed with the Commission as an exhibit to a Current Report on
Form 8-K to be filed within 15 days of issuance of the certificates of the related series.

LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by one or more letters of credit, issued by the letter of credit bank. Under a letter of credit, the letter of credit bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans or MBS or both on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws in the event of only certain

                                      -69-

types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of any letter of credit for a series will be filed with the
Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the certificates of the related series.

INSURANCE POLICIES AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. The instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. A copy of any such instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the certificates of the related series.

RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in the prospectus supplement. The reserve funds for a series may also be funded over time by depositing in the reserve funds a specified amount of the distributions received on the related assets as specified in the related prospectus supplement.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the certificates. If so specified in the related prospectus supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each
Distribution Date amounts in a reserve fund in excess of any amount required to be maintained in the reserve fund may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement and will not be available for further application to the certificates.

     Moneys deposited in any Reserve Funds will be invested in Permitted
Investments, except as otherwise specified in the related prospectus supplement.
Generally, any reinvestment income or other gain from these investments will be credited to the related Reserve Fund for the series, and any loss resulting from the investments will be charged to the Reserve Fund. However, the income may be payable to any related master servicer or another service provider as additional compensation.

     Additional information concerning any Reserve Fund will be set forth in the related prospectus supplement, including the initial balance of the Reserve
Fund, the balance required to be maintained in the Reserve Fund, the manner in which the required balance will decrease over time, the manner of funding the
Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make distributions to certificateholders and use of investment earnings from the
Reserve Fund, if any.

CREDIT SUPPORT FOR MBS

     If so provided in the prospectus supplement for a series of certificates, the MBS in the related trust fund or the mortgage loans underlying the MBS may be covered by one or more of the types of Credit Support described in this prospectus. The related prospectus supplement will specify as to each form of
Credit Support the information indicated above under "Description of Credit
Support--General," to the extent the information is material and available.

                                      -70-

               LEGAL ASPECTS OF THE MORTGAGE LOANS AND THE LEASES

     The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties that are general in nature. The legal aspects are governed by applicable state law, which laws may differ substantially. As such, the summaries DO NOT:

          o    purport to be complete;

          o    purport to reflect the laws of any particular state; or

          o    purport to encompass the laws of all states in which the security for the mortgage loans is situated.

The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans. See "Description of the
Trust Funds--Assets."

GENERAL

     All of the mortgage loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property. The instrument granting a security interest may be a mortgage, deed of trust, security deed or deed to secure debt, depending upon the prevailing practice and law in the state in which the mortgaged property is located. Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property. The priority of the mortgage will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to the instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     A mortgage either creates a lien against or constitutes a conveyance of real property between two parties--

          o    a borrower--the borrower and usually the owner of the subject property, and

          o    a mortgagee--the lender.

     In contrast, a deed of trust is a three-party instrument, among

          o    a trustor--the equivalent of a mortgagor or borrower,

          o    a trustee to whom the mortgaged property is conveyed, and

          o    a beneficiary--the lender--for whose benefit the conveyance is made.

Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties.

     By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the time that the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. If a borrower under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The lender's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws including, without limitation, the Soldiers' and Sailors' Civil Relief Act of
1940 and, in some cases, in deed of trust transactions, the directions of the beneficiary.

                                      -71-

INTEREST IN REAL PROPERTY

     The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements.
However, the mortgage, or other instrument, may encumber other interests in real property such as:

          o    a tenant's interest in a lease of land or improvements, or both,
               and

          o    the leasehold estate created by the lease.

A mortgage, or other instrument, covering an interest in real property other than the fee estate requires special provisions in the instrument creating the interest to protect the lender against termination of the interest before the note secured by the mortgage, deed of trust, security deed or deed to secure debt is paid. If so specified in the prospectus supplement, Morgan Stanley
Capital I Inc. or the asset seller will make representations and warranties in the Agreement with respect to the mortgage loans which are secured by an interest in a leasehold estate. The representations and warranties will be set forth in the prospectus supplement if applicable.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases. Typically, under an assignment of rents and leases:

          o    the borrower assigns its right, title and interest as landlord under each lease and the income derived from each lease to the lender, and

          o    the borrower retains a revocable license to collect the rents for so long as there is no default under the loan documents.

The manner of perfecting the lender's interest in rents may depend on whether the borrower's assignment was absolute or one granted as security for the loan.
Failure to properly perfect the lender's interest in rents may result in the loss of substantial pool of funds, which could otherwise serve as a source of repayment for the loan. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and obtain a court-appointed receiver before becoming entitled to collect the rents. In most states, hotel and motel room revenues are considered accounts receivable under the UCC; generally these revenues are either assigned by the borrower, which remains entitled to collect the revenues absent a default, or pledged by the borrower, as security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the revenues and must file continuation statements, generally every five years, to maintain perfection of the security interest.
Even if the lender's security interest in room revenues is perfected under the
UCC, the lender will generally be required to commence a foreclosure or otherwise take possession of the property in order to collect the room revenues after a default.

     Even after a foreclosure, the potential rent payments from the property may be less than the periodic payments that had been due under the mortgage. For instance, the net income that would otherwise be generated from the property may be less than the amount that would have been needed to service the mortgage debt if the leases on the property are at below-market rents, or as the result of excessive maintenance, repair or other obligations which a lender succeeds to as landlord.

     Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee-in-possession. The risks include liability for environmental clean-up costs and other risks inherent in property ownership. See "--Environmental Legislation" below.

PERSONALITY

     Certain types of mortgaged properties, such as hotels, motels and industrial plants, are likely to derive a significant part of their value from personal property which does not constitute "fixtures" under applicable state real property law and, hence, would not be subject to the lien of a mortgage.
The property is generally pledged or assigned as security to the lender under the UCC. In order to perfect its security interest in the property, the lender

                                      -72-

generally must file UCC financing statements and, to maintain perfection of the security interest, file continuation statements generally every five years.

FORECLOSURE

     GENERAL

     Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

     Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

     JUDICIAL FORECLOSURE

     A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment.
The sales are made in accordance with procedures that vary from state to state.

     EQUITABLE LIMITATIONS ON ENFORCEABILITY OF CERTAIN PROVISIONS

     United States courts have traditionally imposed general equitable principles to limit the remedies available to a lender in connection with foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of mortgage defaults, to the extent that the effect is perceived as harsh or unfair. Relying on these principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the borrower failed to maintain the mortgaged property adequately or the borrower executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes require several years to complete. Moreover, a non collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and that the sale occurred while the borrower was insolvent or the borrower was rendered insolvent as a result of the sale and within one year -- or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law -- of the filing of bankruptcy.

                                      -73-

     NON JUDICIAL FORECLOSURE/POWER OF SALE

     Foreclosure of a deed of trust is generally accomplished by a non judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the borrower under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears, without acceleration, plus the expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

     PUBLIC SALE

     A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of the property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make the repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property.
The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run the operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's, including franchisors', perception of the quality of the operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.
Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "--Environmental Legislation." Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees that may be recovered by a lender.

     A junior lender may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "Due-on-Sale" clause contained in a senior mortgage, the junior lender may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those mortgage loans, if

                                      -74-

any, that are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

     The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the borrower. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by these holders.

     REO PROPERTIES

     If title to any mortgaged property is acquired by the trustee on behalf of the certificateholders, the master servicer or any related subservicer or the special servicer, on behalf of the holders, will be required to sell the mortgaged property prior to the close of the third calendar year following the year of acquisition of such mortgaged property by the trust fund, unless:

          o    the Internal Revenue Service grants an REO Extension, or

          o    It obtains an opinion of counsel generally to the effect that the holding of the property beyond the close of the third calendar year after its acquisition will not result in the imposition of a tax on the trust fund or cause any REMIC created pursuant to the
               Agreement to fail to qualify as a REMIC under the Code.

Subject to the foregoing, the master servicer or any related subservicer or the special servicer will generally be required to solicit bids for any mortgaged property so acquired in a manner as will be reasonably likely to realize a fair price for the property. The master servicer or any related subservicer or the special servicer may retain an independent contractor to operate and manage any
REO Property; however, the retention of an independent contractor will not relieve the master servicer or any related subservicer or the special servicer of its obligations with respect to the REO Property.

     In general, the master servicer or any related subservicer or the special servicer or an independent contractor employed by the master servicer or any related subservicer or the special servicer at the expense of the trust fund will be obligated to operate and manage any mortgaged property acquired as REO
Property in a manner that would, to the extent commercially feasible, maximize the trust fund's net after-tax proceeds from the property. After the master servicer or any related subservicer or the special servicer reviews the operation of the property and consults with the trustee to determine the trust fund's federal income tax reporting position with respect to the income it is anticipated that the trust fund would derive from the property, the master servicer or any related subservicer or the special servicer could determine, particularly in the case of an REO Property that is a hospitality or residential health care facility, that it would not be commercially feasible to manage and operate the property in a manner that would avoid the imposition of an REO Tax at the highest marginal corporate tax rate--currently 35%. The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Any REO Tax imposed on the trust fund's income from an REO Property would reduce the amount available for distribution to certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs. See "Federal Income Tax Consequences" in
this prospectus and "Federal Income Tax Consequences" in the prospectus supplement.

RIGHTS OF REDEMPTION

     The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action

                                      -75-

has been commenced, the redeeming party must pay certain costs of the action.
Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be
Cut-off and terminated.

     The equity of redemption is a common law or non statutory right which exists prior to completion of the foreclosure, is not waivable by the borrower, must be exercised prior to foreclosure sale and should be distinguished from the post sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held beyond the close of the third calendar year following the year of acquisition. Unless otherwise provided in the related prospectus supplement, with respect to a series of certificates for which an election is made to qualify the trust fund or a part thereof as a REMIC, the
Agreement will permit foreclosed property to be held beyond the close of the third calendar year following the year of acquisition if the Internal Revenue
Service grants an extension of time within which to sell the property or independent counsel renders an opinion to the effect that holding the property for such additional period is permissible under the REMIC Provisions.

ANTI DEFICIENCY LEGISLATION

     Some or all of the mortgage loans may be nonrecourse loans, as to which recourse may be had only against the specific property securing the related mortgage loan and a personal money judgment may not be obtained against the borrower. Even if a mortgage loan by its terms provides for recourse to the borrower, some states impose prohibitions or limitations on recourse to the borrower. For example, statutes in some states limit the right of the lender to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on a personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

     LEASEHOLD RISKS

     Mortgage loans may be secured by a mortgage on a ground lease. Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the borrower. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, leaving the leasehold lender without its security. The ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. This risk may be minimized if the ground lease contains certain provisions protective of the lender, but the ground leases that

                                      -76-

secure mortgage loans may not contain some of these protective provisions, and mortgages may not contain the other protections discussed in the next paragraph.
Protective ground lease provisions include:

     (1)  the right of the leasehold lender to receive notices from the ground lessor of any defaults by the borrower;

     (2)  the right to cure those defaults, with adequate cure periods;

     (3)  if a default is not susceptible of cure by the leasehold lender, the right to acquire the leasehold estate through foreclosure or otherwise;

     (4)  the ability of the ground lease to be assigned to and by the leasehold lender or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities thereunder;

     (5)  the right of the leasehold lender to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination thereof;

     (6)  a ground lease or leasehold mortgage that prohibits the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor ground lessor; and

     (7)  A leasehold mortgage that provides for the assignment of the debtor ground lessee's right to reject a lease pursuant to Section 365 of the
          Bankruptcy Code.

     Without the protections described in (1) - (7) above, a leasehold lender may lose the collateral securing its leasehold mortgage. However, the enforceability of clause (7) has not been established. In addition, terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold lender with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.

BANKRUPTCY LAWS

     The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified under certain circumstances. In many jurisdictions, the outstanding amount of the loan secured by the real property may be reduced to the then current value of the property, with a corresponding partial reduction of the amount of lender's security interest pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest or the alteration of the repayment schedule with or without affecting the unpaid principal balance of the loan, or an extension or reduction of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court provided no sale of the property had yet occurred, prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid.

                                      -77-

     Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to such effect or because of certain other similar events. This prohibition on so called "ipso facto clauses" could limit the ability of the trustee for a series of certificates to exercise certain contractual remedies with respect to the leases. In addition, Section 362 of the
Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a trustee's exercise of remedies for a related series of certificates in the event that a related lessee or a related borrower becomes the subject of a proceeding under the Bankruptcy Code. For example, a lender would be stayed from enforcing a lease assignment by a borrower related to a mortgaged property if the related borrower was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment thereof if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding. See "--Leases and
Rents" above.

     In addition, the Bankruptcy Code generally provides that a trustee or debtor in possession may, subject to approval of the court,

          o    assume the lease and retain it or assign it to a third party or

          o    reject the lease.

     If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor in possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the rejected lease, such as the borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15%, not to exceed three years, of the remaining term of the lease.

     If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor in possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any renewal or extension thereof, any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date. To the extent provided in the related prospectus supplement, the lessee will agree under certain leases to pay all amounts owing thereunder to the master servicer without offset. To the extent that a contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

     In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business.
Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

                                      -78-

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of some states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the lender have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     To the extent described in the related prospectus supplement, some of the
Borrowers may be partnerships. The laws governing limited partnerships in some states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. To the extent described in the related prospectus supplement, some of the limited partnership agreements of the Borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal--assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld--that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless

          o    at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or

          o    The written provisions of the limited partnership agreement permit the limited partner to agree within a specified time frame
               -- often 60 days -- after such withdrawal to continue the
               business of the limited partnership and to the appointment of one or more general partners and the limited partners do so.

In addition, the laws governing general partnerships in some states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of such partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. The state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a Borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related mortgage loan, which may reduce the yield on the related series of certificates in the same manner as a principal prepayment.

     In addition, the bankruptcy of the general partner of a Borrower that is a partnership may provide the opportunity for a trustee in bankruptcy for the general partner, such general partner as a debtor in possession, or a creditor of the general partner to obtain an order from a court consolidating the assets and liabilities of the general partner with those of the Borrower pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt general partner. Not only would the mortgaged property be available to satisfy the claims of creditors of the general partner, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect the trustee's status as a secured creditor with respect to the Borrower or its security interest in the mortgaged property.

JUNIOR MORTGAGES; RIGHTS OF SENIOR LENDERS OR BENEFICIARIES

     To the extent specified in the related prospectus supplement, some of the mortgage loans for a series will be secured by junior mortgages or deeds of trust which are subordinated to senior mortgages or deeds of trust held by other lenders or institutional investors. The rights of the trust fund, and therefore the related certificateholders, as beneficiary under a junior deed of trust or as lender under a junior mortgage, are subordinate to those of the lender or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior lender or beneficiary:

          o    to receive rents, hazard insurance and condemnation proceeds, and

                                      -79-

          o    To cause the mortgaged property securing the mortgage loan to be sold upon default of the Borrower or trustor. This would
               extinguish the junior lender's or junior beneficiary's lien.
               However, the master servicer or special servicer, as applicable, could assert its subordinate interest in the mortgaged property in foreclosure litigation or satisfy the defaulted senior loan.

In many states a junior lender or beneficiary may satisfy a defaulted senior loan in full, or may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan.
Absent a provision in the senior mortgage, no notice of default is required to be given to the junior lender unless otherwise required by law.

     The form of the mortgage or deed of trust used by many institutional lenders confers on the lender or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the lender or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the lender or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under the hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed. The laws of some states may limit the ability of lenders to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In these states, the borrower must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the lender has been impaired. Similarly, in certain states, the lender is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

     The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides in essence, that additional amounts advanced to or on behalf of the borrower by the lender are to be secured by the mortgage or deed of trust. While this type of clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or
"optional" advance. If the lender is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the lender or beneficiary had actual knowledge of the intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the lender is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinated to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a
"credit limit" amount stated in the recorded mortgage.

     Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the borrower or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the lender or beneficiary under the mortgage or deed of trust. Upon a failure of the borrower to perform any of these obligations, the lender or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the borrower agreeing to reimburse the lender on behalf of the borrower.
All sums so expended by the lender become part of the indebtedness secured by the mortgage or deed of trust.

     The form of mortgage or deed of trust used by many institutional lenders typically requires the borrower to obtain the consent of the lender in respect of actions affecting the mortgaged property, including, without limitation, leasing activities, including new leases and termination or modification of existing leases, alterations and improvements to buildings forming a part of the mortgaged property and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the lender or beneficiary executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure.

                                      -80-

A senior lender or beneficiary may refuse to consent to matters approved by a junior lender or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior lender or beneficiary may decide not to approve the lease or to refuse to grant a tenant a non disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

ENVIRONMENTAL LEGISLATION

     Real property pledged as security to a lender may be subject to unforeseen environmental liabilities. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or disposal activity. These environmental liabilities may give rise to:

          o    a diminution in value of property securing any mortgage loan;

          o    limitation on the ability to foreclose against the property; or

          o    in certain circumstances, liability for clean-up costs or other remedial actions, which liability could exceed the value of the principal balance of the related mortgage loan or of the
               mortgaged property.

     Under federal law and the laws of certain states, contamination on a property may give rise to a lien on the property for cleanup costs. In several states, the lien has priority over existing liens (a "superlien") including those of existing mortgages; in these states, the lien of a mortgage contemplated by this transaction may lose its priority to a superlien.

     The presence of hazardous or toxic substances, or the failure to remediate the property properly, may adversely affect the market value of the property, as well as the owner's ability to sell or use the real estate or to borrow using the real estate as collateral. In addition, certain environmental laws and common law principles govern the responsibility for the removal, encapsulation or disturbance of asbestos containing materials ("ACM") when ACM are in poor condition or when a property with ACM is undergoing repair, renovation or demolition. These laws could also be used to impose liability upon owners and operators of real properties for release of ACM into the air that cause personal injury or other damage. In addition to cleanup and natural resource damages actions brought by federal and state agencies, the presence of hazardous substances on a property may lead to claims of personal injury, property damage, or other claims by private plaintiffs.

     Under the federal Comprehensive Environmental Response, Compensation and
Liability Act of 1980 and under other federal law and the law of some states, a secured party such as a lender which takes a deed in lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in some circumstances for cleanup costs, even if the lender does not cause or contribute to the contamination. Liability under some federal or state statutes may not be limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan.
CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property, regardless of whether they caused or contributed to the contamination. Certain states have laws similar to CERCLA.

     Lenders may be held liable under CERCLA as owners or operators of a contaminated facility. Excluded from CERCLA's definition of "owner or operator,"
however, is a person "who, without participating in the management of a . . .
facility, holds indicia of ownership primarily to protect his security interest." This exemption for holders of a security interest such as a secured lender applies only in circumstances where the lender acts to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of the facility or property, the lender faces potential liability as an "owner or operator" under CERCLA.
Similarly, when a lender forecloses and takes title to a contaminated facility or property -- whether it holds the facility or property as an investment or leases it to a third party -- under some circumstances the lender may incur potential CERCLA liability.

     Whether actions taken by a lender would constitute participating in the management of a facility or property, so as to render the secured creditor exemption unavailable to the lender, has been a matter of judicial interpretation of the statutory language, and court decisions have historically been inconsistent. This scope of the secured creditor exemption has been somewhat clarified by the enactment of the Asset Conservation, Lender Liability and Deposit

                                      -81-

Insurance Protection Act of 1996 ("Asset Conservation Act"), which lists permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured creditor exemption, subject to certain conditions and limitations. The Asset Conservation
Act provides that in order to be deemed to have participated in the management of a secured property, a lender must actually participate in the management or operational affairs of the facility. The Asset Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed in lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms. However, the protections afforded lenders under the Asset Conservation Act are subject to terms and conditions that have not been clarified by the courts.

     The secured creditor exemption may not protect a lender from liability under CERCLA in cases where the lender arranges for disposal of hazardous substances or for transportation of hazardous substances. In addition, the secured creditor exemption does not govern liability for cleanup costs under federal laws other than CERCLA or under state law. There is a similar secured creditor exemption for reserves of petroleum products from underground storage tanks under the federal Resource Conservation and Recovery Act. However, liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

     In a few states, transfer of some types of properties is conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to cleanup the contamination before selling or otherwise transferring the property.

     Beyond statute based environmental liability, there exist common law causes of action--for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property--related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in these cases, unanticipated or uninsurable liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     If a lender is or becomes liable, it may bring an action for contribution against the owner or operator who created the environmental hazard, but that person or entity may be bankrupt or otherwise judgment proof. It is possible that cleanup costs could become a liability of the trust fund and occasion a loss to certificateholders in certain circumstances if such remedial costs were incurred.

     Unless otherwise provided in the related prospectus supplement, the
Warrantying Party with respect to any Whole Loan included in a trust fund for a particular series of certificates will represent that a "Phase I Assessment" as described in and meeting the requirements of the then current version of Chapter
5 of the Federal National Mortgage Association Multifamily Guide has been received and reviewed. In addition, unless otherwise provided in the related prospectus supplement, the related Agreement will provide that the master servicer, acting on behalf of the trustee, may not acquire title to a mortgaged property or take over its operation unless the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, that:

          o    the mortgaged property is in compliance with applicable
               environmental laws, and there are no circumstances present at the mortgaged property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or
               petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be
               required under any federal, state or local law or regulation; or

          o    If the mortgaged property is not so in compliance or such
               circumstances are so present, then it would be in the best economic interest of the trust fund to acquire title to the mortgaged property and further to take actions as would be necessary and appropriate to effect compliance or respond to such circumstances.

This requirement effectively precludes enforcement of the security for the related mortgage note until a satisfactory environmental inquiry is undertaken or any required remedial action is provided for, reducing the likelihood that a given trust fund will become liable for an Environmental Hazard Condition affecting a mortgaged property, but

                                      -82-

making it more difficult to realize on the security for the mortgage loan.
However, there can be no assurance that any environmental assessment obtained by the master servicer or a special servicer, as the case may be, will detect all possible Environmental Hazard Conditions or that the other requirements of the
Agreement, even if fully observed by the master servicer or special servicer, as the case may be, will in fact insulate a given trust fund from liability for
Environmental Hazard Conditions. See "Description of the Agreements--Realization
upon Defaulted Whole Loans."

     Morgan Stanley Capital I Inc. generally will not have determined whether environmental assessments have been conducted with respect to the mortgaged properties relating to the mortgage loans included in the pool of mortgage loans for a series, and it is likely that any environmental assessments which would have been conducted with respect to any of the mortgaged properties would have been conducted at the time of the origination of the related mortgage loans and not thereafter. If specified in the related prospectus supplement, a Warrantying
Party will represent and warrant that, as of the date of initial issuance of the certificates of a series or as of another specified date, no related mortgaged property is affected by a Disqualifying Condition. In the event that, following a default in payment on a mortgage loan that continues for 60 days,

          o    the environmental inquiry conducted by the master servicer or special servicer, as the case may be, prior to any foreclosure indicates the presence of a Disqualifying Condition that arose prior to the date of initial issuance of the certificates of a series and

          o    the master servicer or the special servicer certify that it has acted in compliance with the Servicing Standard and has not, by any action, created, caused or contributed to a Disqualifying
               Condition,

the Warrantying Party, at its option, will reimburse the trust fund, cure the
Disqualifying Condition or repurchase or substitute the affected Whole Loan, as described under "Description of the Agreements--Representations and Warranties;
Repurchases." No such person will however, be responsible for any Disqualifying
Condition which may arise on a mortgaged property after the date of initial issuance of the certificates of the related series, whether due to actions of the Borrower, the master servicer, the special servicer or any other person. It may not always be possible to determine whether a Disqualifying Condition arose prior or subsequent to the date of the initial issuance of the certificates of a series.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

     Some of the mortgage loans may contain Due-on-Sale and Due-on-Encumbrance clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the borrower sells or otherwise transfers or encumbers the related mortgaged property. Some of these clauses may provide that, upon an attempted sale, transfer or encumbrance of the related mortgaged property by the borrower of an otherwise non-recourse loan, the borrower becomes personally liable for the mortgage debt. The enforceability of Due-on-Sale clauses has been the subject of legislation or litigation in many states and, in some cases; the enforceability of these clauses was limited or denied. However, with respect to some of the loans, the Garn St Germain Depository Institutions Act of 1982
preempts state constitutional, statutory and case law that prohibits the enforcement of Due-on-Sale clauses and permits lenders to enforce these clauses in accordance with their terms subject to limited exceptions. Unless otherwise provided in the related prospectus supplement, a master servicer, on behalf of the trust fund, will determine whether to exercise any right the trustee may have as lender to accelerate payment of any mortgage loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the
Servicing Standard.

     In addition, under federal bankruptcy laws, Due-on-Sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from a bankruptcy proceeding.

SUBORDINATE FINANCING

     Where a borrower encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risks including:

          o    the borrower may have difficulty servicing and repaying multiple loans;

                                      -83-

          o    if the junior loan permits recourse to the borrower--as junior loans often do--and the senior loan does not, a borrower may be more likely to repay sums due on the junior loan than those on the senior loan;

          o    acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened;

          o    if the borrower defaults on the senior loan or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

          o    the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST, PREPAYMENT PREMIUMS AND PREPAYMENTS

     Forms of notes and mortgages used by lenders may contain provisions obligating the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity or prohibit prepayment for a specified period. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. The enforceability, under the laws of a number of states of provisions providing for prepayment fees or penalties upon, or prohibition of, an involuntary prepayment is unclear, and no assurance can be given that, at the time a prepayment premium is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to make the payment, or the provisions of any such prohibition, will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans.

ACCELERATION ON DEFAULT

     It is anticipated that some of the mortgage loans included in the pool of mortgage loans for a series will include a "debt acceleration" clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the Borrower. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default--as long as appropriate notices are given. The equity courts of the state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting the defaulted payments.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980, enacted in March 1980, provides that state usury limitations shall not apply to certain types of residential, including multifamily but not other commercial, first mortgage loans originated by certain lenders after March 31,
1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.
In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits or to limit discount points or other charges.

     Morgan Stanley Capital I Inc. has been advised by counsel that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption.

                                      -84-

Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of mortgage loans, any such limitation under the state's usury law would not apply to the mortgage loans.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of the state action will be eligible for inclusion in a trust fund unless the mortgage loan provides:

          o    for the interest rate, discount points and charges as are
               permitted in that state, or

          o    that the terms of the loan shall be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious, and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

     Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

LAWS AND REGULATIONS; TYPES OF MORTGAGED PROPERTIES

     The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply together with an inability to remedy a failure could result in a material decrease in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property--e.g., a nursing or convalescent home or hospital--result in a failure to realize the full principal amount of the related mortgage loan. Mortgages on mortgaged properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged properties which are hotels or motels may present additional risk. Hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator. In addition, the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchases or foreclosure is subject to the vagaries of local law requirements. Moreover, mortgaged properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of these properties.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, public accommodations such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the
ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the Borrower in its capacity as owner or landlord, the ADA may also impose these types of requirements on a foreclosing lender who succeeds to the interest of the Borrower as owner of landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the Borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the Borrower is subject.

SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Servicemembers Civil Relief Act (formerly the
Soldiers' and Sailors' Civil Relief Act of 1940), as amended, a borrower who enters military service after the origination of a mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be

                                      -85-

charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast
Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to borrowers who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans.
Any shortfalls in interest collections resulting from the application of the
Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, to the extent set forth in the related prospectus supplement, any form of Credit Support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that an affected mortgage loan goes into default, there may be delays and losses occasioned as a result of the Relief Act.

FORFEITURES IN DRUG, RICO AND PATRIOT ACT PROCEEDINGS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of
America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations
Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United
States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

                         FEDERAL INCOME TAX CONSEQUENCES

     The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates is based on the advice of Cadwalader, Wickersham & Taft LLP or Latham & Watkins
LLP or such other counsel as may be specified in the related prospectus supplement, counsel to Morgan Stanley Capital I Inc. This summary is based on laws, regulations, including REMIC Regulations, rulings and decisions now in effect or, with respect to regulations, proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in certificates applicable to all categories of investors, some of which -- for example, banks and insurance companies -- may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of certificates.

GENERAL

     The federal income tax consequences to certificateholders will vary depending on whether an election is made to treat the trust fund relating to a particular series of certificates as a REMIC under the Code. The prospectus supplement for each series of certificates will specify whether one or more
REMIC elections will be made.

REMICS

     The trust fund relating to a series of certificates may elect to be treated as one or more REMICs. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "--Taxation of Owners of REMIC Residual Certificates" and
"--Prohibited

                                      -86-

Transactions and Other Taxes" below), if a trust fund with respect to which a
REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "--Taxation of Owners of REMIC
Residual Certificates," the Code provides that a trust fund will not be treated as a REMIC for the year and thereafter. In that event, the entity may be taxable as a separate corporation, and the REMIC Certificates may not be accorded the status or given the tax treatment described below in this section. While the
Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of the status of a trust fund as a
REMIC, such the regulations have been issued. Any relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each trust fund that elects REMIC status, Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP or such other counsel as may be specified in the related prospectus supplement will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Agreement, the trust fund will qualify as one or more REMICs, and the related certificates will be considered to be REMIC Regular Certificates or a sole class of REMIC Residual Certificates.
The related prospectus supplement for each series of Certificates will indicate whether the trust fund will make one or more REMIC elections and whether a class of certificates will be treated as a regular or residual interest in a REMIC.

     A "qualified mortgage" for REMIC purposes includes any obligation, including certificates of participation in such an obligation and any "regular interest" in another REMIC, that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC.

     In general, with respect to each series of certificates for which a REMIC election is made,

          o    certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Code Section 7701(a)(19)(C);

          o    certificates held by a real estate investment trust will
               constitute "real estate assets" within the meaning of Code
               Section 856(c)(5)(B); and

          o    interest on certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section
               856(c)(3)(B).

     If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Code sections, the certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets.

     Tiered REMIC Structures. For certain series of certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes. Upon the issuance of any such series of certificates, Cadwalader, Wickersham & Taft LLP or Latham & Watkins
LLP or such other counsel as may be specified in the related prospectus supplement, counsel to Morgan Stanley Capital I Inc., will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary REMIC will each qualify as a REMIC, and the REMIC Certificates issued by the Master REMIC and the Subsidiary REMIC or REMICs, respectively, will be considered REMIC Regular
Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

     Other than the residual interest in a Subsidiary REMIC, only REMIC
Certificates issued by the Master REMIC will be offered hereunder. The
Subsidiary REMIC or REMICs and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be:

          o    "real estate assets" within the meaning of Code Section
               856(c)(5)(B);

          o    "loans secured by an interest in real property" under Code
               Section 7701(a)(19)(C); and

          o    whether the income on the certificates is interest described in
               Code Section 856(c)(3)(B).

                                      -87-

     A.   TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

     General. Except as otherwise stated in this discussion, REMIC Regular
Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets.
Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

     Original Issue Discount and Premium. The REMIC Regular Certificates may be
issued with OID. Generally, the OID, if any, will equal the difference between the "stated redemption price at maturity" of a REMIC Regular Certificate and its
"issue price." Holders of any class of certificates issued with OID will be required to include the OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID
Regulations and in part on the provisions of the Tax Reform Act of 1986. Holders of REMIC Regular Certificates should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates.

     Rules governing OID are set forth in Code Sections 1271 through 1273 and
1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the REMIC Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of the discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the
Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The legislative history provides, however, that Congress intended the regulations to require that the
Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such REMIC Regular Certificates. The prospectus supplement for each series of REMIC Regular Certificates will specify the
Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the REMIC Regular
Certificates will prepay at the Prepayment Assumption or at any other rate.

     In general, each REMIC Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its
"stated redemption price at maturity" over its "issue price." The issue price of a REMIC Regular Certificate is the first price at which a substantial amount of
REMIC Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the Closing Date, the issue price for that class will be treated as the fair market value of that class on the Closing Date. The issue price of a
REMIC Regular Certificate also includes the amount paid by an initial certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate. The stated redemption price at maturity of a REMIC Regular Certificate includes the original principal amount of the REMIC Regular Certificate, but generally will not include distributions of interest if the distributions constitute "qualified stated interest."
Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the REMIC Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on REMIC Regular Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of the
REMIC Regular Certificates includes all distributions of interest as well as principal thereon.

     Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is longer than the interval between subsequent
Distribution Dates, the greater of any original issue discount, disregarding the rate in the first period, and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the certificate exceeds its issue price for purposes of the de minimis rule described below in this section. The OID Regulations suggest that all interest on a long first period REMIC Regular Certificate that is issued with non de minimis OID, as determined under the foregoing rule, will be treated as OID.
However, the trust fund will not take this position unless required by applicable regulations. Where the interval between the issue date and the first
Distribution Date on a REMIC Regular Certificate is shorter than the interval between subsequent Distribution Dates, interest due on the first Distribution
Date in excess of the amount that accrued during the first period would be added to the certificate's stated redemption price at maturity. REMIC

                                      -88-

Regular Certificates should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a REMIC Regular
Certificate.

     Under the de minimis rule, OID on a REMIC Regular Certificate will be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average maturity of the REMIC Regular Certificate. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years, i.e., rounding down partial years, from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the REMIC Regular Certificate and the denominator of which is the stated redemption price at maturity of the REMIC
Regular Certificate. Although currently unclear, it appears that the schedule of the distributions should be determined in accordance with the Prepayment
Assumption. The Prepayment Assumption with respect to a series of REMIC Regular
Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and the income will be capital gain if the REMIC Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

     The prospectus supplement with respect to a trust fund may provide for
Super Premium Certificates. The income tax treatment of such REMIC Regular
Certificates is not entirely certain. For information reporting purposes, the trust fund intends to take the position that the stated redemption price at maturity of such REMIC Regular Certificates, including interest-only REMIC
Regular Certificates, is the sum of all payments to be made on such REMIC
Regular Certificates determined under the Prepayment Assumption, with the result that such REMIC Regular Certificates would be issued with OID. The calculation of income in this manner could result in negative original issue discount, which delays future accruals of OID rather than being immediately deductible when prepayments on the mortgage loans or MBS exceed those estimated under the
Prepayment Assumption. The IRS might contend, however, that certain contingent payment rules contained in final regulations issued on June 11, 1996, with respect to original issue discount, should apply to such certificates. Although such rules are not applicable to instruments governed by Code Section
1272(a)(6), they represent the only guidance regarding the current views of the
IRS with respect to contingent payment instruments. These regulations, if applicable, generally would require holders of Regular Interest Certificates to take the payments considered contingent interest payments into income on a yield to maturity basis in accordance with a schedule of projected payments provided by Morgan Stanley Capital I Inc. and to make annual adjustments to income to account for the difference between actual payments received and projected payment amounts accrued. In the alternative, the IRS could assert that the stated redemption price at maturity of such REMIC Regular Certificates (other than interest-only REMIC Regular Certificates) should be limited to their principal amount, subject to the discussion below under "--Accrued Interest
Certificates," so that such REMIC Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If such a position were to prevail, the rules described below under "--Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super Premium
Certificate. It is possible that a holder of a Super Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to such Super Premium Certificate.

     Under the REMIC Regulations, if the issue price of a REMIC Regular
Certificate, other than REMIC Regular Certificate based on a Notional Amount, does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such REMIC Regular Certificate generally should not be treated as a Super Premium Certificate and the rules described below under "--Premium" should apply. However, it is possible that holders of REMIC Regular Certificates issued at a premium, even if the premium is less than 25% of such certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Code Section 171 is made to amortize such premium.

     Generally, a REMIC Regular Certificateholder must include in gross income the "daily portions" of the OID that accrues on a REMIC Regular Certificate for each day a certificateholder holds the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, a calculation will be made of the portion of the OID that accrues during each successive period--"an accrual period"--that ends on the day in the calendar year corresponding to a Distribution Date, or if
Distribution

                                      -89-

Dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month, and begins on the day after the end of the immediately preceding accrual period or on the issue date in the case of the first accrual period. This will be done, in the case of each full accrual period, by

          o    adding (1) the present value at the end of the accrual period --
               determined by using as a discount factor the original yield to maturity of the REMIC Regular Certificates as calculated under the Prepayment Assumption -- of all remaining payments to be received on the REMIC Regular Certificates under the Prepayment
               Assumption and (2) any payments included in the stated redemption price at maturity received during such accrual period, and

          o    subtracting from that total the adjusted issue price of the REMIC
               Regular Certificates at the beginning of such accrual period.

     The adjusted issue price of a REMIC Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a REMIC
Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease -- but never below zero -- in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the
Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the "daily portions" of OID may be determined according to an appropriate allocation under any reasonable method.

     A subsequent purchaser of a REMIC Regular Certificate issued with OID who purchases the REMIC Regular Certificate at a cost less than the remaining stated
redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that REMIC Regular Certificate. In computing the daily portions of OID for such a purchaser, as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity, however, the daily portion is reduced by the amount that would be the daily portion for such day, computed in accordance with the rules set forth above, multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that REMIC Regular Certificate exceeds the following amount:

     (1)  the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original REMIC Regular
          Certificateholder, who purchased the REMIC Regular Certificate at its issue price, less

     (2)  any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that REMIC Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption.

     A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

     The Treasury Department proposed regulations on August 24, 2004 that create a special rule for accruing OID on REMIC Regular Certificates providing for a delay between record and payment dates, such that the period over which OID accrues coincides with the period over which the right of REMIC Regular
Certificateholders to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, REMIC Regular
Certificateholders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC Regular
Certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC Regular Certificate issued after the date the final regulations are published in the Federal
Register.

                                      -90-

     Variable Rate REMIC Regular Certificates. REMIC Regular Certificates may
provide for interest based on a qualifying variable rate. Interest based on a variable rate will constitute qualified stated interest and not contingent interest for OID purposes if, generally:

          o    the interest is unconditionally payable at least annually;

          o    the issue price of the debt instrument does not exceed the total noncontingent principal payments; and

          o    interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more
               "qualified floating rates," one "qualified inverse floating rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on the REMIC Regular Certificates.

     The amount of OID with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under
"--Original Issue Discount and Premium" by assuming generally that the Index used for the variable rate will remain fixed throughout the term of the certificate at the rate applicable on the date they are issued. Appropriate adjustments are made for the actual variable rate.

     Although unclear at present, Morgan Stanley Capital I Inc. intends to treat interest on a REMIC Regular Certificate that is a weighted average of the net interest rates on mortgage loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the REMIC
Regular Certificates will be deemed to be the Index in effect through the life of the REMIC Regular Certificates. It is possible, however, that the IRS may treat some or all of the interest on REMIC Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. No guidance is currently available as to how OID would be determined for debt instruments subject to Code Section 1272(a)(6) that provide for contingent interest. The treatment of REMIC Regular Certificates as contingent payment debt instruments may affect the timing of income accruals on the REMIC Regular Certificates.

     Election to Treat All Interest as OID. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market discount or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See
"--Premium" below. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable without the consent of the IRS.

     Market Discount. A purchaser of a REMIC Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278.
Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of (1) the REMIC Regular Certificate's stated principal amount or, in the case of a REMIC Regular Certificate with OID, the adjusted issue price, determined for this purpose as if the purchaser had purchased such REMIC
Regular Certificate from an original holder, over (2) the price for such REMIC
Regular Certificate paid by the purchaser. A certificateholder that purchases a
REMIC Regular Certificate at a market discount will recognize income upon receipt of each distribution representing amounts included in such certificate's stated redemption price at maturity. In particular, under Section 1276 of the
Code such a holder generally will be required to allocate each such distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies.

     Market discount with respect to a REMIC Regular Certificate will be considered to be zero if the amount allocable to the REMIC Regular Certificate is less than 0.25% of the REMIC Regular Certificate's stated redemption price at maturity multiplied by the REMIC Regular Certificate's weighted average maturity remaining

                                      -91-

after the date of purchase. If market discount on a REMIC Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the REMIC Regular
Certificate, and gain equal to the allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

     The Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment.
Until such time as regulations are issued by the Treasury, rules described in the legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest method rate or according to one of the following methods. For
REMIC Regular Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of

     (1)  the total remaining market discount and

     (2)  a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period.

     For REMIC Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of

     (1)  the total remaining market discount and

     (2)  a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period.

     For purposes of calculating market discount under any of the above methods in the case of instruments such as the REMIC Regular Certificates that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

     A holder who acquired a REMIC Regular Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. A purchaser of a REMIC Regular Certificate that purchases the
REMIC Regular Certificate at a cost, not including accrued qualified stated
interest, greater than its remaining stated redemption price at maturity will be considered to have purchased the REMIC Regular Certificate at a premium and may elect to amortize the premium under a constant yield method. A certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the REMIC Regular Certificate for this purpose. However, the legislative history states that the same rules that apply to accrual of market discount, which rules require use of a Prepayment Assumption in accruing market discount with

                                      -92-

respect to REMIC Regular Certificates without regard to whether such certificates have OID, will also apply in amortizing bond premium under Code
Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on such REMIC Regular Certificates and will be applied as an offset against the interest payment. The Amortizable Bond Premium
Regulations do not apply to prepayable securities described in Section
1272(a)(6) of the Code, such as the REMIC Regular Certificates.
Certificateholders should consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.

     Deferred Interest. Certain classes of REMIC Regular Certificates may provide for the accrual of Deferred Interest with respect to one or more adjustable rate loans. Any Deferred Interest that accrues with respect to a class of REMIC Regular Certificates will constitute income to the holders of such certificates prior to the time distributions of cash with respect to such
Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such certificates will constitute qualified stated
interest or whether all or a portion of the interest payable on such certificates must be included in the stated redemption price at maturity of the certificates and accounted for as OID, which could accelerate such inclusion.
Interest on REMIC Regular Certificates must in any event be accounted for under an accrual method by the holders of such certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such REMIC Regular Certificates.

     Sale, Exchange or Redemption. If a REMIC Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the REMIC Regular Certificate.
Such adjusted basis generally will equal the cost of the REMIC Regular
Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the REMIC Regular Certificate, and reduced, but not below zero, by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium.
Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a REMIC Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder's adjusted basis in the REMIC Regular Certificate. A REMIC Regular
Certificateholder who receives a final payment that is less than the holder's adjusted basis in the REMIC Regular Certificate will generally recognize a loss.
Except as provided in the following paragraph and as provided under "--Market
Discount" above, any such gain or loss will be capital gain or loss, provided that the REMIC Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.

     Such capital gain or loss will generally be long-term capital gain or loss if the REMIC Regular Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individual on capital assets held less than twelve-months are generally subject to ordinary income tax rates. The use of capital losses is limited.

     Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of

          o    the amount that would have been includible in the holder's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in Code
               Section 1274(d) determined as of the date of purchase of such
               REMIC Regular Certificate, over

          o    the amount actually includible in such holder's income.

     Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income if the REMIC
Regular Certificate is held as part of a "conversion transaction" as defined in
Code Section 1258(c), up to the amount of interest that would have accrued on the REMIC Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code
Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, or if the
REMIC Regular Certificate is held as part of a straddle. A sale of a REMIC
Regular Certificate will be part of a "conversion transaction" if substantially all of the holder's expected return is attributable to the time value of the holder's net investment; the holder entered the contract to sell the REMIC
Regular Certificate

                                      -93-

substantially contemporaneously with acquiring the REMIC Regular Certificate;
the REMIC Regular Certificate is part of a straddle; the REMIC Regular
Certificate is marketed or sold as producing capital gains; or other transactions to be specified in Treasury regulations that have not yet been issued. Potential investors should consult their tax advisors with respect to tax consequences of ownership and disposition of an investment in REMIC Regular
Certificates in their particular circumstances.

     The certificates will be "evidences of indebtedness" within the meaning of
Code Section 582(c)(1), so that gain or loss recognized from the sale of a REMIC
Regular Certificate by a bank or a thrift institution to which this section applies will be ordinary income or loss.

     The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only provide information pertaining to the appropriate proportionate method of accruing market discount.

     Accrued Interest Certificates. Payment Lag Certificates may provide for payments of interest based on a period that corresponds to the interval between
Distribution Dates but that ends prior to each Distribution Date. The period between the Closing Date for Payment Lag Certificates and their first
Distribution Date may or may not exceed the interval. Purchasers of Payment Lag
Certificates for which the period between the Closing Date and the first
Distribution Date does not exceed the interval could pay upon purchase of the
REMIC Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the Distribution Date were interest accrued from Distribution Date to Distribution Date. If a portion of the initial purchase price of a REMIC Regular Certificate is allocable to pre issuance accrued interest and the REMIC Regular Certificate provides for a payment of stated interest on the first payment date and the first payment date is within one year of the issue date that equals or exceeds the amount of the pre issuance accrued interest, then the REMIC Regular Certificate's issue price may be computed by subtracting from the issue price the amount of pre issuance accrued interest, rather than as an amount payable on the REMIC Regular Certificate.
However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Certificates. Therefore, in the case of a Payment Lag
Certificate, the trust fund intends to include accrued interest in the issue price and report interest payments made on the first Distribution Date as interest to the extent such payments represent interest for the number of days that the certificateholder has held the Payment Lag Certificate during the first accrual period.

     Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

     Non-interest Expenses of the REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a "single class REMIC," a portion of the
REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those REMIC Regular Certificates that are
"pass-through interest holders." Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Regular Certificates. See "Pass-through of
Non-interest Expenses of the REMIC" under "Taxation of Owners of REMIC Residual
Certificates" below.

     Effects of Defaults, Delinquencies and Losses. Certain series of certificates may contain one or more classes of Subordinate Certificates, and in the event there are defaults or delinquencies on the mortgage loans or MBS, amounts that would otherwise be distributed on the Subordinate Certificates may instead be distributed on the Senior Certificates. Subordinate certificateholders nevertheless will be required to report income with respect to such certificates under an accrual method without giving effect to delays and reductions in distributions on the Subordinate Certificates attributable to defaults and delinquencies on the mortgage loans or MBS, except to the extent that it can be established that the amounts are uncollectible. As a result, the amount of income reported by a Subordinate certificateholder in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Subordinate Certificate is reduced as a result of defaults and delinquencies on the mortgage loans or MBS.

                                      -94-

     Although not entirely clear, it appears that holders of REMIC Regular
Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such certificates becoming wholly or partially worthless, and that, in general, holders of certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such certificates becoming wholly worthless. Potential investors and holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. These taxpayers are advised to consult their tax advisors regarding the treatment of losses on certificates.

     Non-U.S. Persons. Interest, including original issue discount, distributable to REMIC Regular Certificateholders who are nonresident aliens, foreign corporations, or other Non-U.S. Persons, will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that such Non-U.S. Person:

          o    is not a "10-percent shareholder" within the meaning of Code
               Section 871(h)(3)(B) or, or a controlled foreign corporation described in Code Section 881(c)(3)(C) related to, the REMIC (or possibly one or more mortgagors); and

          o    provides the trustee, or the person who would otherwise be required to withhold tax from such distributions under Code
               Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the
               REMIC Regular Certificate is a Non-U.S. Person.

     The appropriate documentation includes Form W-8BEN, if the Non-U.S. Person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the
Non-U.S. Person is eligible for an exemption on the basis of its income from the
REMIC Regular Certificate being effectively connected to a United States trade or business; Form W-8BEN or Form W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the
REMIC Regular Certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership.
An intermediary (other than a partnership) must provide Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A "qualified intermediary" must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders' status without including each beneficial owner's certification. A non-"qualified intermediary" must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term "intermediary" means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a REMIC Regular Certificate. A "qualified intermediary" is generally a foreign financial institution or clearing organization or a non-U.S.
branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS. If such statement, or any other required statement, is not provided, 30% withholding will apply. If the interest on the REMIC Regular Certificate is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Such a non-U.S. REMIC Regular Certificateholder, if such holder is a corporation, also may be subject to the branch profits tax. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a REMIC Regular Certificate.

     Further, a REMIC Regular Certificate will not be included in the estate of a non resident alien individual. This exclusion may not apply if the non-resident alien individual actually or constructively owns 10% or more of the

                                      -95-

residual interest in the related REMIC and will not be subject to United States estate taxes. Certificateholders who are non resident alien individuals should consult their tax advisors concerning this question.

     REMIC Regular Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Residual Certificates and
REMIC Residual Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so. In addition, the IRS may assert that non-U.S. Persons that own directly or indirectly, a greater than 10% interest in any Borrower, and foreign corporations that are "controlled foreign corporations" as to the United States of which such a Borrower is a "United States shareholder" within the meaning of
Section 951(b) of the Code, are subject to United States withholding tax on interest distributed to them to the extent of interest concurrently paid by the related Borrower.

     Information Reporting and Backup Withholding. The paying agent will send, within a reasonable time after the end of each calendar year, to each person who was a REMIC Regular Certificateholder at any time during that year, the information as may be deemed necessary or desirable to assist REMIC Regular
Certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold the REMIC Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding at a rate of 28%
(increasing to 31% after 2010) may be required with respect to any payments with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a REMIC Regular Certificate to, or through, a broker, the broker must withhold at the above rate on the entire purchase price, unless either:

          o    the broker determines that the seller is a corporation or other exempt recipient, or

          o    the seller provides, in the required manner, identifying
               information and, in the case of a non-U.S. Person, certifies that such seller is a Non-U.S. Person, and other conditions are met.

     A sale of a REMIC Regular Certificate to, or through, a broker must also be reported by the broker to the IRS, unless either:

          o    the broker determines that the seller is an exempt recipient, or

          o    the seller certifies its non-U.S. Person status and other
               conditions are met.

     Certification of the registered owner's non-U.S. Person status normally would be made on IRS Form W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

     B.  TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

     Allocation of the Income of the REMIC to the REMIC Residual Certificates.
The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See
"--Prohibited Transactions and Other Taxes" below. Instead, each original holder of a REMIC Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which the holder owns any REMIC Residual
Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder's share of the taxable income of the
REMIC for each day will be based on the portion of the outstanding REMIC
Residual Certificates that the holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of REMIC Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from REMIC Residual
Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses."
As residual interests, the REMIC Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the

                                      -96-

REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the certificates or as debt instruments issued by the REMIC.

     A REMIC Residual Certificateholder may be required to include taxable income from the REMIC Residual Certificate in excess of the cash distributed.
For example, a structure where principal distributions are made serially on regular interests, that is, a fast pay, slow pay structure, may generate such a mismatching of income and cash distributions --that is, "phantom income." This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying mortgage loans or MBS and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a REMIC Residual Certificate to a REMIC Residual Certificateholder or
cause the REMIC Residual Certificate to have negative "value." Investors should consult their own tax advisors concerning the federal income tax treatment of a
REMIC Residual Certificate and the impact of the tax treatment on the after-tax yield of a REMIC Residual Certificate.

     A subsequent REMIC Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that the REMIC Residual Certificateholder owns the REMIC Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original REMIC
Residual Certificateholder, as described above. The legislative history indicates that certain adjustments may be appropriate to reduce or increase the income of a subsequent holder of a REMIC Residual Certificate that purchased the
REMIC Residual Certificate at a price greater than or less than the adjusted basis the REMIC Residual Certificate would have in the hands of an original
REMIC Residual Certificateholder. See "--Sale or Exchange of REMIC Residual
Certificates" below. It is not clear, however, whether the adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC
Regulations do not provide for any such adjustments.

     Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of

          o    the income from the mortgage loans or MBS and the REMIC's other assets and

          o    the deductions allowed to the REMIC for interest and OID on the
               REMIC Regular Certificates and, except as described above under
               "--Taxation of Owners of REMIC Regular Certificates--Non-interest
               Expenses of the REMIC," other expenses.

     REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

          o    the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

          o    all bad loans will be deductible as business bad debts; and

          o    the limitation on the deductibility of interest and expenses related to tax exempt income will apply.

     The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the REMIC Regular Certificates. Note that the timing of cancellation of indebtedness income recognized by REMIC Residual
Certificateholders resulting from defaults and delinquencies on mortgage loans or MBS may differ from the time of the actual loss on the assets. The REMIC's deductions include interest and original issue discount expense on the REMIC
Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC and realized losses on the mortgage loans. The requirement that REMIC Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no certificates of any class of the related series outstanding.

                                      -97-

     For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Certificates and the REMIC Residual Certificates, or, if a
class of certificates is not sold initially, its fair market value. The aggregate basis will be allocated among the mortgage loans or MBS and other assets of the REMIC in proportion to their respective fair market value. A mortgage loan or MBS will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis in the mortgage loan or MBS is less than or greater than its principal balance, respectively. Any such discount, whether market discount or OID, will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to the income, under a method similar to the method described above for accruing OID on the REMIC
Regular Certificates. The REMIC may elect under Code Section 171 to amortize any premium on the mortgage loans or MBS. Premium on any mortgage loan or MBS to which the election applies would be amortized under a constant yield method. It is not clear whether the yield of a mortgage loan or MBS would be calculated for this purpose based on scheduled payments or taking account of the Prepayment
Assumption. Additionally, such an election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27,
1985. Instead, premium with respect to such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

     The REMIC will be allowed a deduction for interest and OID on the REMIC
Regular Certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to REMIC
Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

     A REMIC Residual Certificateholder will not be permitted to amortize the cost of the REMIC Residual Certificate as an offset to its share of the REMIC's taxable income. However, REMIC taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the REMIC Residual Certificates will be added to the issue price of the REMIC Regular Certificates in determining the
REMIC's initial basis in its assets. See "--Sale or Exchange of REMIC Residual
Certificates" below. For a discussion of possible adjustments to income of a subsequent holder of a REMIC Residual Certificate to reflect any difference between the actual cost of the REMIC Residual Certificate to the holder and the adjusted basis the REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder, see "--Allocation of the Income of
the REMIC to the REMIC Residual Certificates" above.

     Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. The net loss would be allocated among the REMIC Residual Certificateholders in the same manner as the
REMIC's taxable income. The net loss allocable to any REMIC Residual Certificate will not be deductible by the holder to the extent that the net loss exceeds the holder's adjusted basis in the REMIC Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by the
REMIC Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of REMIC Residual
Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

     Regulations have been issued addressing the federal income tax treatment of
"inducement fees" received by transferees of non-economic residual interests.
These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related residual interest is expected to generate taxable income or net loss to its holder. Under two safe-harbor methods, inducement fees are included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the applicable prepayment assumption. If the holder of a non-economic residual interest sells or otherwise disposes of the non-economic residual interest, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. Prospective purchasers of the REMIC Residual Certificates should consult with their tax advisors regarding the effect of these regulations.

     Mark-to-Market Rules. Prospective purchasers of a REMIC Residual
Certificate should be aware that the IRS has issued Mark to Market Regulations which provide that a REMIC Residual Certificate cannot be marked to market.

                                      -98-

     Pass-through of Non-interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the
REMIC Residual Certificates. In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the REMIC Regular Certificateholders and the REMIC Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each certificateholder on that day. In general terms, a single class REMIC is one that either:

          o    would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC, treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes, or

          o    is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules.

     Unless otherwise stated in the applicable prospectus supplement, the expenses of the REMIC will be allocated to holders of the related REMIC Residual
Certificates in their entirety and not to holders of the related REMIC Regular
Certificates.

     In the case of individuals or trusts, estates or other persons that compute their income in the same manner as individuals, who own an interest in a REMIC
Regular Certificate or a REMIC Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries, e.g., a partnership, an S corporation or a grantor trust, such expenses will be deductible under Code
Section 67 only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of such individual's adjusted gross income. In addition, Code Section 68 provides that the applicable amount will be reduced by the lesser of

          o    3% of the excess of the individual's adjusted gross income over the applicable amount or

          o    80% of the amount of itemized deductions otherwise allowable for the taxable year.

     Under current law, the applicable limitation is reduced by one third for taxable years beginning in 2006 and 2007, and by two thirds in taxable years beginning in 2008 and 2009. For taxable years beginning after December 31, 2009 the overall limitation on itemized deductions is repealed.

     The amount of additional taxable income recognized by REMIC Residual
Certificateholders who are subject to the limitations of either Code Section 67 or Code Section 68 may be substantial. Further, holders subject to the alternative minimum tax other than corporations may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. Accordingly, investment in
REMIC Residual Certificates will in general not be suitable for individuals or for certain pass-through entities, such as partnerships and S corporations, that have individuals as partners or shareholders.

     Excess Inclusions. A portion of the income on a REMIC Residual Certificate, referred to in the Code as an "excess inclusion," for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion:

          o    may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a REMIC Residual
               Certificateholder;

          o    will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the REMIC Residual
               Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income, as discussed under "--Tax Exempt Investors" below; and

                                      -99-

          o    is not eligible for any reduction in the rate of withholding tax in the case of a REMIC Residual Certificateholder that is a foreign investor, as discussed under "--Residual Certificate
               Payments--Non-U.S. Persons" below.

     Except as discussed in the following paragraph, with respect to any REMIC
Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (1) the income of such REMIC Residual Certificateholder for that calendar quarter from its REMIC Residual Certificate over (2) the sum of the "daily accruals" for all days during the calendar quarter on which the
REMIC Residual Certificateholder holds a REMIC Residual Certificate. For this purpose, the daily accruals with respect to a REMIC Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long term rate" in effect at the time the REMIC Residual Certificate is issued. For this purpose, the "adjusted issue price" of a REMIC Residual Certificate at the beginning of any calendar quarter equals the issue price of the REMIC Residual
Certificate, increased by the amount of daily accruals for all prior quarters, and decreased--but not below zero--by the aggregate amount of payments made on the REMIC Residual Certificate before the beginning of the quarter. The "federal long term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the
IRS.

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC
Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by the shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by the shareholder.
Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

     The Code provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder.
First, alternative minimum taxable income for the residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. Third, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. The effect of this last statutory amendment is to prevent the use of nonrefundable tax credits to reduce a taxpayer's income tax below its tentative minimum tax computed only on excess inclusions.

     Payments. Any distribution made on a REMIC Residual Certificate to a REMIC
Residual Certificateholder will be treated as a non taxable return of capital to the extent it does not exceed the REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate. To the extent a distribution exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC
Residual Certificate.

     Sale or Exchange of REMIC Residual Certificates. If a REMIC Residual
Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the REMIC Residual Certificate except that the recognition of loss may be limited under the "wash sale" rules described in the next paragraph. A holder's adjusted basis in a REMIC Residual Certificate generally equals the cost of the REMIC Residual Certificate to the REMIC
Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of the REMIC Residual Certificateholder with respect to the REMIC Residual Certificate, and decreased -- but not below zero -- by the net losses that have been allowed as deductions to the REMIC Residual
Certificateholder with respect to the REMIC Residual Certificate and by the distributions received thereon by the REMIC Residual Certificateholder. In general, any the gain or loss will be capital gain or loss provided the REMIC
Residual Certificate is held as a capital asset. The capital gain or loss will generally be long-term capital gain or loss if the REMIC Residual Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held twelve-months or less are generally subject to ordinary income tax rates. The use of capital losses is limited. However,
REMIC Residual Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from sale of a REMIC Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss. In addition, a transfer of a
REMIC Residual Certificate that is a "noneconomic residual interest" may be subject to

                                      -100-

different rules. See "--Tax Related Restrictions on Transfers of REMIC Residual
Certificates--Noneconomic REMIC Residual Certificates" below.

     Except as provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other REMIC Residual Certificate, any residual interest in another
REMIC or similar interest in a "taxable mortgage pool," as defined in Code
Section 7701(i), during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Code Section 1091. In that event, any loss realized by the REMIC
Residual Certificateholder on the sale will not be deductible, but, instead, will increase such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

PROHIBITED TRANSACTIONS AND OTHER TAXES

     The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions." In general, subject to certain specified exceptions, a prohibited transaction means:

          o    the disposition of a mortgage loan or MBS,

          o    the receipt of income from a source other than a mortgage loan or
               MBS or certain other permitted investments,

          o    the receipt of compensation for services, or

          o    gain from the disposition of an asset purchased with the payments on the mortgage loans or MBS for temporary investment pending distribution on the certificates.

     It is not anticipated that the trust fund for any series of certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, certain contributions to a trust fund as to which an election has been made to treat the trust fund as a REMIC made after the day on which the trust fund issues all of its interests could result in the imposition of the
Contributions Tax. No trust fund for any series of certificates will accept contributions that would subject it to such tax.

     In addition, a trust fund as to which an election has been made to treat the trust fund as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.

     Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any series of certificates arises out of or results from

          o    a breach of the related servicer's, trustee's or depositor's obligations, as the case may be, under the related Agreement for such series, such tax will be borne by such servicer, trustee or depositor, as the case may be, out of its own funds or

          o    Morgan Stanley Capital I Inc.'s obligation to repurchase a mortgage loan,

     such tax will be borne by Morgan Stanley Capital I Inc.

     In the event that the servicer, trustee or depositor, as the case may be, fails to pay or is not required to pay any Prohibited Transactions Tax,
Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax, the tax will be payable out of the trust fund for the series and will result in a reduction in amounts available to be distributed to the certificateholders of the series.

                                      -101-

LIQUIDATION AND TERMINATION

     If the REMIC adopts a plan of complete liquidation, within the meaning of
Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the
REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets other than cash within a 90-day period beginning on such date, the REMIC will not be subject to any Prohibited Transaction Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash, other than the amounts retained to meet claims, to holders of
Regular and REMIC Residual Certificates within the 90-day period.

     The REMIC will terminate shortly following the retirement of the REMIC
Regular Certificates. If a REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate exceeds the amount of cash distributed to such
REMIC Residual Certificateholder in final liquidation of its interest, then it would appear that the REMIC Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

ADMINISTRATIVE MATTERS

     Solely for the purpose of the administrative provisions of the Code, the
REMIC generally will be treated as a partnership and the REMIC Residual
Certificateholders will be treated as the partners. In general, the holder of the largest percentage interest of a class of REMIC Residual Certificates will be the "tax matters person" of the related REMIC for purposes of representing
REMIC Residual Certificateholders in connection with any IRS proceeding.
However, the duties of the tax matters person will be delegated to the Trustee under the applicable Agreement. Certain tax information will be furnished quarterly to each REMIC Residual Certificateholder who held a REMIC Residual
Certificate on any day in the previous calendar quarter.

     Each REMIC Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the REMIC
Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. Any person that holds a REMIC
Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

TAX EXEMPT INVESTORS

     Any REMIC Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to such tax on that portion of the distributions received on a REMIC Residual
Certificate that is considered an excess inclusion. See "--Taxation of Owners of
REMIC Residual Certificates--Excess Inclusions" above.

RESIDUAL CERTIFICATE PAYMENTS--NON-U.S. PERSONS

     Amounts paid to REMIC Residual Certificateholders who are not U.S. Persons
(see "--Taxation of Owners of REMIC Regular Certificates--Non-U.S. Persons"
above) are treated as interest for purposes of the 30%, or lower treaty rate,
United States withholding tax. Amounts distributed to holders of REMIC Residual
Certificates should qualify as "portfolio interest," subject to the conditions described in "--Taxation of Owners of REMIC Regular Certificates" above, but only to the extent that the underlying mortgage loans were originated after July
18, 1984. Furthermore, the rate of withholding on any income on a REMIC Residual
Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties. See "--Taxation of Owners of REMIC Residual
Certificates--Excess Inclusions" above. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed, or when the REMIC Residual Certificate is disposed of, under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury
Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax, for example, where the REMIC Residual Certificates do not have significant value. See "--Taxation of Owners of REMIC Residual
Certificates--Excess Inclusions" above. If the amounts paid to REMIC Residual
Certificateholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within

                                      -102-

the United States, the 30%, or lower treaty rate, withholding will not apply.
Instead, the amounts paid to such non-U.S. Person will be subject to U.S.
federal income taxation at regular graduated rates. For special restrictions on the transfer of REMIC Residual Certificates, see "--Tax Related Restrictions on
Transfers of REMIC Residual Certificates" below.

     REMIC Regular Certificateholders and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual
Certificateholders and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates, without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

TAX RELATED RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES

     Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in the entity are not held by "disqualified organizations." Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of (A) an amount, as determined under the REMIC Regulations, equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer and (B) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent, including a broker or other middleman, for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "disqualified organization"
means:

          (A)  the United States, any State, possession or political subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing
               (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental agency);

          (B)  any organization, other than certain farmers' cooperatives, generally exempt from federal income taxes unless such
               organization is subject to the tax on "unrelated business taxable income"; and

          (C)  a rural electric or telephone cooperative.

     A tax is imposed on a "pass-through entity" holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity, provided that all partners of an "electing large partnership" as defined in
Section 775 of the Code, are deemed to be disqualified organizations. The amount of the tax is equal to the product of (A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations.
The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a
"pass-through entity" means:

          o    a regulated investment company, real estate investment trust or common trust fund;

          o    a partnership, trust or estate; and

          o    certain cooperatives.

     Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity.
Electing large partnerships -- generally, non-service partnerships with 100 or more members electing to be subject to simplified IRS reporting provisions under
Code sections 771 through 777 -- will be taxable on excess inclusion income as if all partners were disqualified organizations.

                                      -103-

     In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the master servicer. The master servicer will grant consent to a proposed transfer only if it receives the following:

          o    an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the REMIC
               Residual Certificate as a nominee or agent for a disqualified organization, and

          o    a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the REMIC Residual
               Certificate.

     Noneconomic REMIC Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic REMIC Residual
Certificate to a U.S. Person unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A
Noneconomic REMIC Residual Certificate is any REMIC Residual Certificate,
including a REMIC Residual Certificate with a positive value at issuance, unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean-up calls or required liquidation provided for in the REMIC's organizational documents,

          o    the present value of the expected future distributions on the
               REMIC Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and

          o    the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

     A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if:

          (1)  the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor determined that the transferee had historically paid its debts as they came due and found no significant evidence that the
               transferee would not continue to pay its debts as they come due in the future;

          (2)  the transferee represents to the transferor that (i) it understands that, as the holder of the Noneconomic REMIC Residual
               Certificate, the transferee may incur tax liabilities in excess of cash flows generated by the interest, (ii) that the transferee intends to pay taxes associated with holding the residual
               interest as they came due and (iii) that the transferee will not cause income with respect to the REMIC Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such transferee or any other person; and

          (3)  the transfer is not a direct or indirect transfer to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) and either:

               (i)  the present value of the anticipated tax liabilities
                    associated with holding the Noneconomic REMIC Residual
                    Certificate does not exceed the sum of:

                    o    the present value of any consideration given to the
                         transferee to acquire the Noneconomic REMIC Residual
                         Certificate,

                    o    the present value of the expected future distributions
                         on the Noneconomic REMIC Residual Certificate and

                                      -104-

                    o    the present value of the anticipated tax savings
                         associated with holding the Noneconomic REMIC Residual
                         Certificate as the REMIC generates losses. For purposes
                         of the computations under this "minimum transfer price"
                         alternative, the transferee is assumed to pay tax at
                         the highest rate of tax specified in section 11(b)(1)
                         of the Internal Revenue Code (currently 35%) or, in
                         certain circumstances, the alternative minimum tax
                         rate. Further, present values generally are computed
                         using a discount rate equal to the short-term Federal
                         rate set forth in Section 1274(d) of the Internal
                         Revenue Code for the month of such transfer and the
                         compounding period used by the transferee; or

               (ii) (a) at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the year of
                    transfer, the transferee's gross assets for financial
                    reporting purposes exceed $100 million and its net assets
                    for financial reporting purposes exceed $10 million, (b) the transferee is an eligible corporation (as defined in
                    Treasury regulation Section 1.860E-1(c)(6)(i)) that makes a written agreement that any subsequent transfer of the
                    interest will be to another eligible corporation in a
                    transaction which will also satisfy clauses (1) and (2)
                    above and this clause (3)(ii) and (c) the facts and
                    circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with the residual interest will not be paid. For purposes of clause (3)(ii)(c), if the amount of
                    consideration paid in respect of the residual interest is so low that under any set of reasonable assumptions a
                    reasonable person would conclude that the taxes associated with holding the residual interest will not be paid, then
                    the transferor is deemed to know that the transferee cannot or will not pay the taxes associated with the residual
                    interest.

     If a transfer of a Noneconomic REMIC Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the REMIC Residual
Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

     Foreign Investors. The REMIC Regulations provide that the transfer of a
REMIC Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless the transferee's income in respect of the REMIC Residual Certificate is effectively connected with the conduct of a United Sates trade or business. A REMIC Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the REMIC Residual Certificate to a
U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     Unless otherwise stated in the prospectus supplement relating to a series of certificates, a REMIC Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or to a partnership
(including any entity treated as a partnership for U.S. federal income tax purposes) any interest in which is owned (or, may be owned pursuant to the applicable partnership agreement) directly or indirectly (other than through a
U.S. corporation) by any person that is not a U.S. Person.

     In addition, under temporary and final Treasury regulations, effective
August 1, 2006, a U.S. partnership having a partner who is not a U.S. Person will be required to pay withholding tax in respect of excess inclusion income allocable to such non-U.S. partner, even if no cash distributions are made to such partner. Accordingly, the Agreement will prohibit transfer of a REMIC
Residual Certificate to a U.S. Person treated as a partnership for federal income tax purposes, any beneficial owner of which (other than through a U.S.
corporation) is (or is permitted to be under the related partnership agreement)
a Non-U.S. Person.

     Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in REMIC Residual Certificates are advised to consult

                                      -105-

their own tax advisors with respect to transfers of the REMIC Residual
Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

GRANTOR TRUST FUNDS

     If a REMIC election is not made, Cadwalader, Wickersham & Taft LLP or
Latham & Watkins LLP or such other counsel as may be specified in the related prospectus supplement will deliver its opinion that the trust fund will not be classified as an association taxable as a corporation and that the trust fund will be classified as a grantor trust under subpart E, Part I of subchapter J of
Chapter 1 of Subtitle A of the Code. In this case, owners of certificates will be treated for federal income tax purposes as owners of a portion of the trust fund's assets as described in this section of the prospectus.

A.   SINGLE CLASS OF GRANTOR TRUST CERTIFICATES

     Characterization. The trust fund may be created with one class of grantor trust certificates. In this case, each grantor trust certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the trust fund represented by the grantor trust certificates and will be considered the equitable owner of a pro rata undivided interest in each of the mortgage loans and MBS in the pool. Any amounts received by a grantor trust certificateholder in lieu of amounts due with respect to any mortgage loan or MBS because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

     Each grantor trust certificateholder will be required to report on its federal income tax return in accordance with the grantor trust certificateholder's method of accounting its pro rata share of the entire income from the mortgage loans in the trust fund represented by grantor trust certificates, including interest, OID, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the master servicer. Under Code Sections 162 or 212 each grantor trust certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the master servicer, provided that the amounts are reasonable compensation for services rendered to the trust fund.
Grantor trust certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses as itemized deductions only to the extent these expenses plus all other Code Section 212 expenses exceed two percent of its adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount under Code Section
68(b)--which amount will be adjusted for inflation--will be reduced by the lesser of

          o    3% of the excess of adjusted gross income over the applicable amount and

          o    80% of the amount of itemized deductions otherwise allowable for such taxable year.

     Under current law, the applicable limitation is reduced by one third for taxable years beginning in 2006 and 2007, and by two thirds in taxable years beginning in 2008 and 2009. For taxable years beginning after December 31, 2009 the overall limitation on itemized deductions is repealed.

     In general, a grantor trust certificateholder using the CASH METHOD OF
ACCOUNTING must take into account its pro rata share of income as and deductions as and when collected by or paid to the master servicer or, with respect to original issue discount or certain other income items for which the certificateholder has made an election, as the amounts are accrued by the trust fund on a constant interest basis, and will be entitled to claim its pro rata share of deductions, subject to the foregoing limitations, when the amounts are paid or the certificateholder would otherwise be entitled to claim the deductions had it held the mortgage loans or MBS directly. A grantor trust certificateholder using an ACCRUAL METHOD OF ACCOUNTING must take into account its pro rata share of income as payment becomes due or is made to the master servicer, whichever is earlier and may deduct its pro rata share of expense items, subject to the foregoing limitations, when the amounts are paid or the certificateholder otherwise would be entitled to claim the deductions had it held the mortgage loans or MBS directly. If the servicing fees paid to the master servicer are deemed to exceed reasonable servicing compensation, the amount of the excess could be considered as an ownership interest retained by the master servicer or any person to whom the master servicer assigned for value all or a portion of the servicing fees in a portion of the interest payments on the mortgage loans and MBS. The

                                      -106-

mortgage loans and MBS would then be subject to the "coupon stripping" rules of the Code discussed below under "--Stripped Bonds and Coupons."

     Except to the extent otherwise provided in the related prospectus supplement or otherwise provided below in this section of the prospectus, as to each series of certificates, counsel to Morgan Stanley Capital I Inc. will have advised Morgan Stanley Capital I Inc. that:

          o    A grantor trust certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19)
               representing principal and interest payments on mortgage loans or
               MBS will be considered to represent "loans . . . Secured by an interest in real property which is . . . residential property"
               within the meaning of Code Section 7701(a)(19)(C)(v), to the extent that the mortgage loans or MBS represented by that grantor trust certificate are of a type described in that Code section;

          o    a grantor trust certificate owned by a real estate investment trust representing an interest in mortgage loans or MBS will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B), and interest income on the mortgage loans or MBS will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section
               856(c)(3)(B), to the extent that the mortgage loans or MBS represented by that grantor trust certificate are of a type described in that Code section; and

          o    A grantor trust certificate owned by a REMIC will represent
               "obligation[s]... which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3).

     Stripped Bonds and Coupons. Certain trust funds may consist of government securities that constitute "stripped bonds" or "stripped coupons" as those terms are defined in section 1286 of the Code, and, as a result, these assets would be subject to the stripped bond provisions of the Code. Under these rules, these government securities are treated as having original issue discount based on the purchase price and the stated redemption price at maturity of each Security. As such, grantor trust certificateholders would be required to include in income their pro rata share of the original issue discount on each Government Security recognized in any given year on an economic accrual basis even if the grantor trust certificateholder is a cash method taxpayer. Accordingly, the sum of the income includible to the grantor trust certificateholder in any taxable year may exceed amounts actually received during such year.

     Premium. The price paid for a grantor trust certificate by a holder will be allocated to the holder's undivided interest in each mortgage loan or MBS based on each asset's relative fair market value, so that the holder's undivided interest in each asset will have its own tax basis. A grantor trust certificateholder that acquires an interest in mortgage loans or MBS at a premium may elect to amortize the premium under a constant interest method, provided that the underlying mortgage loans with respect to the mortgage loans or MBS were originated after September 27, 1985. Premium allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on such mortgage loans and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on such grantor trust certificate. The basis for such grantor trust certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171. A certificateholder that makes this election for a mortgage loan or MBS or any other debt instrument that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter.

     If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a grantor trust certificate representing an interest in a mortgage loan or MBS acquired at a premium should recognize a loss if a mortgage loan or an Underlying Mortgage Loan with respect to an asset prepays in full, equal to the difference between the portion of the prepaid principal amount of such mortgage loan or underlying mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to such mortgage loan or underlying mortgage loan. If a reasonable prepayment assumption is used to amortize the premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the

                                      -107-

reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     The Internal Revenue Service has issued Amortizable Bond Premium
Regulations. The Amortizable Bond Premium Regulations specifically do not apply to prepayable debt instruments or any pool of debt instruments the yield on which may be affected by prepayments, such as the trust fund, which are subject to Section 1272(a)(6) of the Code. Absent further guidance from the IRS and to the extent set forth in the related prospectus supplement, the trustee will account for amortizable bond premium in the manner described in this section.
Prospective purchasers should consult their tax advisors regarding amortizable bond premium and the Amortizable Bond Premium Regulations.

     Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described in this prospectus, the OID Regulations will be applicable to a grantor trust certificateholder's interest in those mortgage loans or MBS meeting the conditions necessary for these sections to apply. Rules regarding periodic inclusion of OID income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers other than individuals originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such OID could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--Multiple
Classes of Grantor Trust Certificates--Accrual of Original Issue Discount"
below.

     Market Discount. A grantor trust certificateholder that acquires an undivided interest in mortgage loans or MBS may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in the asset is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of the mortgage loan or MBS allocable to the holder's undivided interest over the holder's tax basis in such interest. Market discount with respect to a grantor trust certificate will be considered to be zero if the amount allocable to the grantor trust certificate is less than 0.25%
of the grantor trust certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

     The Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the
Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a grantor trust certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of

          o    the total remaining market discount and

          o    A fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period.

For grantor trust certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of

          o    the total remaining market discount and

                                      -108-

          o    A fraction, the numerator of which is the amount of stated
               interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period.

For purposes of calculating market discount under any of the above methods in the case of instruments, such as the grantor trust certificates, that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a grantor trust certificate purchased at a discount or premium in the secondary market.

     A holder who acquired a grantor trust certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the grantor trust certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Election to Treat All Interest as OID. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for certificates acquired on or after April 4,
1994. If this election were to be made with respect to a grantor trust certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See "--Premium" in this prospectus. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable without consent of the IRS.

     Anti Abuse Rule. The IRS can apply or depart from the rules contained in the OID Regulations as necessary or appropriate to achieve a reasonable result where a principal purpose in structuring a mortgage loan, MBS, or grantor trust certificate or applying the otherwise applicable rules is to achieve a result that is unreasonable in light of the purposes of the applicable statutes, which generally are intended to achieve the clear reflection of income for both issuers and holders of debt instruments.

B.   MULTIPLE CLASSES OF GRANTOR TRUST CERTIFICATES

          1.   Stripped Bonds and Stripped Coupons

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created.

     Excess Servicing will be treated Under the Stripped Bond Rules. If the
Excess Servicing fee is less than 100 basis points, i.e., 1% interest on the principal balance of the assets in the trust fund, or the certificates are initially sold with a de minimis discount, assuming no prepayment assumption is required, any non de minimis discount arising from a subsequent transfer of the certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on an asset by asset basis, which could result in some mortgage loans or MBS being treated as having more than 100 basis points of interest stripped off. See "--Non REMIC Certificates" and
"Multiple Classes of Grantor Trust Certificates--Stripped Bonds and Stripped
Coupons."

                                      -109-

     Although not entirely clear, a Stripped Bond Certificate generally should be treated as an interest in mortgage loans or MBS issued on the day the certificate is purchased for purposes of calculating any OID. Generally, if the discount on a mortgage loan or MBS is larger than a de minimis amount, as calculated for purposes of the OID rules, a purchaser of such a certificate will be required to accrue the discount under the OID rules of the Code. See "--Non
REMIC Certificates" and "--Single Class of Grantor Trust Certificates--Original
Issue Discount." However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the mortgage loans or MBS as market discount rather than OID if either:

          o    the amount of OID with respect to the mortgage loans or MBS is treated as zero under the OID de minimis rule when the
               certificate was stripped or

          o    No more than 100 basis points, including any Excess Servicing, are stripped off of the trust fund's mortgage loans or MBS.

Pursuant to Revenue Procedure 91-49, issued on August 8, 1991, purchasers of
Stripped Bond Certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

     The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that OID computations be made for each payment from each mortgage loan or MBS. Unless otherwise specified in the related prospectus supplement, all payments from a mortgage loan or MBS underlying a Stripped Coupon Certificate will be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from the mortgage loan or MBS would be included in the stated redemption price at maturity for the mortgage loan or MBS for purposes of calculating income on the certificate under the OID rules of the Code.

     It is unclear under what circumstances, if any, the prepayment of mortgage loans or MBS will give rise to a loss to the holder of a Stripped Bond
Certificate purchased at a premium or a Stripped Coupon Certificate. If the certificate is treated as a single instrument rather than an interest in discrete mortgage loans and the effect of prepayments is taken into account in computing yield with respect to the grantor trust certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate sufficiently faster than the assumed prepayment rate so that the certificateholder will not recover its investment. However, if the certificate is treated as an interest in discrete mortgage loans or MBS, or if no prepayment assumption is used, then when a mortgage loan or MBS is prepaid, the holder of the certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the certificate that is allocable to the mortgage loan or MBS.

     In light of the application of Section 1286 of the Code, a beneficial owner of a Stripped Bond Certificate generally will be required to compute accruals of
OID based on its yield, possibly taking into account its own Prepayment
Assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these Stripped Bond Certificates, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of OID for these certificates. Prospective investors therefore should be aware that the timing of accruals of OID applicable to a Stripped Bond
Certificate generally will be different than that reported to holders and the
IRS. You should consult your own tax advisor regarding your obligation to compute and include in income the correct amount of OID accruals and any possible tax consequences to you if you should fail to do so.

     Treatment of Certain Owners. Several Code sections provide beneficial treatment to certain taxpayers that invest in mortgage loans or MBS of the type that make up the trust fund. With respect to these Code sections, no specific legal authority exists regarding whether the character of the grantor trust certificates, for federal income tax purposes, will be the same as that of the underlying mortgage loans or MBS. While Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Code provisions addressing OID, it is not clear whether such characterization would apply with regard to these other Code sections. Although the issue is not free from doubt, each class of grantor trust certificates, to the extent set forth in the related prospectus supplement, should be considered to represent "real estate assets"
within the meaning of Code Section 856(c)(5)(B) and "loans . . . Secured by, an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest income attributable to grantor trust certificates should be considered to

                                      -110-

represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the underlying mortgage loans or MBS and interest on such mortgage loans or MBS qualify for such treatment. Prospective purchasers to which such characterization of an investment in certificates is material should consult their own tax advisors regarding the characterization of the grantor trust certificates and the income therefrom. Unless otherwise specified in the related prospectus supplement, grantor trust certificates will be "obligation[s] . . .
which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A).

          2. Grantor Trust Certificates Representing Interests in Loans Other
Than Adjustable Rate Loans

     The original issue discount rules of Code Sections 1271 through 1275 will be applicable to a certificateholder's interest in those mortgage loans or MBS as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers -- other than individuals -- originated after July 1,
1982, and mortgages of individuals originated after March 2, 1984. Under the OID
Regulations, such original issue discount could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions, or under certain circumstances, by the presence of "teaser" rates on the mortgage loans or MBS. OID on each grantor trust certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of OID required to be included in an owner's income in any taxable year with respect to a grantor trust certificate representing an interest in mortgage loans or MBS other than adjustable rate loans likely will be computed as described below under "--Accrual of Original Issue Discount." The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform
Act of 1986. The holder of a certificate should be aware, however, that the OID
Regulations do not adequately address certain issues relevant to prepayable securities.

     Under the Code, the mortgage loans or MBS underlying the grantor trust certificate will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such mortgage asset's stated redemption price at maturity over its issue price. The issue price of a mortgage loan or MBS is generally the amount lent to the borrower, which may be adjusted to take into account certain loan origination fees. The stated
redemption price at maturity of a mortgage loan or MBS is the sum of all payments to be made on these assets other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described below under "--Accrual of Original Issue Discount," will, to the extent set forth in the related prospectus supplement, utilize the Prepayment Assumption on the issue date of such grantor trust certificate, and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. In the absence of such regulations, the Prepayment Assumption used will be the prepayment assumption that is used in determining the offering price of such certificate. No representation is made that any certificate will prepay at the Prepayment Assumption or at any other rate.

     Accrual of Original Issue Discount. Generally, the owner of a grantor trust certificate must include in gross income the sum of the "daily portions," as defined below in this section, of the OID on the grantor trust certificate for each day on which it owns the certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the master servicer or other entity specified in the related prospectus supplement of the portion of OID that accrues during each successive monthly accrual period, or shorter period from the date of original issue, that ends on the day in the calendar year corresponding to each of the Distribution Dates on the grantor trust certificates, or the day prior to each such date. This will be done, in the case of each full month accrual period, by

          o    adding (1) the present value at the end of the accrual
               period--determined by using as a discount factor the original yield to maturity of the respective component under the
               Prepayment Assumption--of all remaining payments to be received under the Prepayment Assumption on the respective component and
               (2) any payments included in the stated redemption price at maturity received during such accrual period, and

                                      -111-

          o    subtracting from that total the "adjusted issue price" of the respective component at the beginning of such accrual period.

The adjusted issue price of a grantor trust certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a grantor trust certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of
OID must be determined according to an appropriate allocation under any reasonable method.

     Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of original issue discount includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans or MBS acquired by a certificateholder are purchased at a price equal to the then unpaid principal amount of the asset, no original issue discount attributable to the difference between the issue price and the original principal amount of the asset--i.e., points--will be includible by the holder.
Other original issue discount on the mortgage loans or MBS--e.g., that arising from a "teaser" rate--would still need to be accrued.

          3. Grantor Trust Certificates Representing Interests in Adjustable
Rate Loans

     The OID Regulations do not address the treatment of instruments, such as the grantor trust certificates, which represent interests in adjustable rate loans. Additionally, the IRS has not issued guidance under the Code's coupon stripping rules with respect to such instruments. In the absence of any authority, the master servicer will report Stripped ARM Obligations to holders in a manner it believes is consistent with the rules described above under the heading "--Grantor Trust Certificates Representing Interests in Loans Other Than
Adjustable Rate Loans" and with the OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of Deferred Interest to the principal balance of an adjustable rate loan may require the inclusion of the amount in the income of the grantor trust certificateholder when the amount accrues. Furthermore, the addition of Deferred
Interest to the grantor trust certificate's principal balance will result in additional income, including possibly OID income, to the grantor trust certificateholder over the remaining life of such grantor trust certificates.

     Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such certificates.

C.   SALE OR EXCHANGE OF A GRANTOR TRUST CERTIFICATE

     Sale or exchange of a grantor trust certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the grantor trust certificate. Such adjusted basis generally will equal the seller's purchase price for the grantor trust certificate, increased by the OID included in the seller's gross income with respect to the grantor trust certificate, and reduced by principal payments on the grantor trust certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a grantor trust certificate is a "capital asset" within the meaning of Code Section 1221, except to the extent described above with respect to market discount, and will generally be long term capital gain if the grantor trust certificate has been owned for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held twelve-months or less are generally subject to ordinary income tax rates. The use of capital losses is limited.

                                      -112-

     It is possible that capital gain realized by holders of one or more classes of grantor trust certificates could be considered gain realized upon the disposition of property that was part of a "conversion transaction." A sale of a grantor trust certificate will be part of a conversion transaction if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and:

     o    the holder entered the contract to sell the grantor trust certificate substantially contemporaneously with acquiring the grantor trust certificate;

     o    the grantor trust certificate is part of a straddle;

     o    the grantor trust certificate is marketed or sold as producing capital gain; or

     o    other transactions to be specified in Treasury regulations that have not yet been issued.

If the sale or other disposition of a grantor trust certificate is part of a conversion transaction, all or any portion of the gain realized upon the sale or other disposition would be treated as ordinary income instead of capital gain.

     Grantor trust certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a grantor trust certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

D.   NON-U.S. PERSONS

     To the extent that a certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the certificateholder on the sale or exchange of such a certificate also will be subject to federal income tax at the same rate.

     Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be
"portfolio interest" and will be treated in the manner, and such persons will be subject to the same certification requirements, described above under "REMICs --
Taxation of Owners of REMIC Regular Certificates -- Non-U.S. Persons."

E.   INFORMATION REPORTING AND BACKUP WITHHOLDING

     The paying agent will send, within a reasonable time after the end of each calendar year, to each person who was a certificateholder at any time during such year, the information as may be deemed necessary or desirable to assist certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold such certificates as nominees on behalf of beneficial owners.

     On January 24, 2006, the IRS published final regulations which establish a reporting framework for interests in "widely held fixed investment trusts" and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as a "trust" under Treasury regulation section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name.
The trustee will be required to calculate and provide information to the IRS and to requesting persons with respect to the trust fund in accordance with these new regulations beginning with the 2007 calendar year. The trustee, or applicable middleman, will be required to file information returns with the IRS and provide tax information statements to certificateholders in accordance with these new regulations after December 31, 2007.

                                      -113-

     If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding at a rate of 28% (increasing to 31% after 2010) may be required with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a grantor trust certificate to, or through, a broker, the broker must withhold at the above rate on the entire purchase price, unless either

          o    the broker determines that the seller is a corporation or other exempt recipient, or

          o    the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Person, certifies that the seller is a Non-U.S. Person, and other conditions are met.

Such a sale must also be reported by the broker to the IRS, unless either

          o    the broker determines that the seller is an exempt recipient or

          o    the seller certifies its non-U.S. Person status and other
               conditions are met.

Certification of the registered owner's non-U.S. Person status normally would be made on IRS Form W-8BEN under penalties of perjury, although in some cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax liability.

                       STATE AND LOCAL TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Federal
Income Tax Consequences," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the offered certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.
Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS

     GENERAL

     Title I of ERISA and Section 4975 of the Code impose restrictions on ERISA
Plans, certain other Plans and on persons who are parties in interest or disqualified persons with respect to ERISA Plans. Employee benefit plans, such as governmental plans and church plans (if no election has been made under
Section 410(d) of the Code), are not subject to the restrictions of ERISA.
However, such plans (collectively with ERISA Plans, "Plans") may be subject to other applicable federal, state or local law ("Similar Law") materially similar to ERISA and the Code. Moreover, any such governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under
Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the ERISA Plan.

PROHIBITED TRANSACTIONS

     GENERAL

     Section 406 of ERISA prohibits parties in interest with respect to an ERISA
Plan from engaging in certain transactions involving the ERISA Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. In some cases, a civil penalty may be assessed on non exempt prohibited transactions

                                      -114-

pursuant to Section 502(i) of ERISA. Section 4975 of the Code imposes excise taxes on similar transactions between Plans subject thereto and disqualified persons with respect to such.

     The United States Department of Department of Labor has issued a final regulation (29 C.F.R. Section 2510.3 101) containing rules for determining what constitutes the assets of a Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and some other entities in which a Plan makes an "equity investment" will be deemed for purposes of ERISA and Section 4975 of the Code to be assets of the
Plan unless exceptions apply.

     Under the terms of the regulation, the trust fund may be deemed to hold plan assets by reason of a Plan's investment in a certificate; such plan assets would include an undivided interest in the mortgage loans and any other assets held by the trust fund. In such an event, Morgan Stanley Capital I Inc., the master servicer, any subservicer, the trustee, any insurer of the mortgage loans or MBS and other persons, in providing services with respect to the assets of the trust fund, may become fiduciaries subject to the fiduciary responsibility provisions of Title I of ERISA, or may otherwise become parties in interest or disqualified persons, with respect to such Plan. In addition, transactions involving such assets could constitute or result in prohibited transactions under Section 406 of ERISA or Section 4975 of the Code unless such transactions are subject to a statutory, regulatory or administrative exemption.

     The regulations contain a de minimis safe-harbor rule that exempts the assets of an entity from plan assets status as long as the aggregate equity investment in such entity by plans is not significant. For this purpose, equity participation in the entity will be significant if immediately after any acquisition of any equity interest in the entity, "benefit plan investors" in the aggregate, own 25% or more of the value of any class of equity interest, excluding from the calculation, the value of equity interests held by persons who have discretionary authority or control with respect to the assets of the entity or held by affiliates of such persons. "Benefit plan investors" are defined as ERISA Plans as well as employee benefit plans not subject to Title I of ERISA, e.g., governmental plans and foreign plans and entities whose underlying assets include plan assets by reason of plan investment in such entities. To fit within the safe-harbor benefit plan, investors must own less than 25% of each class of equity interests, regardless of the portion of total equity value represented by such class, on an ongoing basis.

     AVAILABILITY OF UNDERWRITER'S EXEMPTION FOR CERTIFICATES

     DOL has granted to Morgan Stanley & Co. Incorporated Prohibited Transaction
Exemption ("PTE") 90 24, Exemption Application No. D 8019, 55 Fed. Reg. 20548
(1990), as amended by PTE 97-34, Exemption Application Nos. D-10245 and D-10246,
55 Fed. Reg. 39021 (1997), PTE 2000-58, Exemption Application No. D-10829, 65
Fed. Reg. 67765 (2000) and PTE 2002-41, Exemption Application No. D-11077, 67
Fed. Reg. 54487 (2002) (the "Exemption") which exempts from the application of the prohibited transaction rules transactions relating to:

          o    the acquisition, sale and holding by ERISA Plans of certain certificates representing an undivided interest in certain asset backed pass-through trusts, with respect to which Morgan Stanley
               & Co. Incorporated or any of its affiliates is the sole
               underwriter or the manager or co manager of the underwriting syndicate; and

          o    the servicing, operation and management of such asset backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are
               satisfied.

     The Exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the certificates or a transaction in connection with the servicing, operation and management of the trust fund may be eligible for exemptive relief thereunder:

     (1)  The acquisition of the certificates by an ERISA Plan is on terms --
          including the price for such certificates--that are at least as favorable to the investing ERISA Plan as they would be in an arm's length transaction with an unrelated party;

                                      -115-

     (2)  The certificates acquired by the ERISA Plan have received a rating at the time of the acquisition that is in one of the four highest generic rating categories from any of Fitch, Inc., Moody's Investors Service,
          Inc. and Standard & Poor's Ratings Services, a division of The
          McGraw-Hill Companies, Inc.;

     (3)  The trustee is not an affiliate of any member of the Restricted Group other than an underwriter;

     (4)  The sum of all payments made to and retained by the underwriter in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates;
          the sum of all payments made to and retained by the Asset Seller pursuant to the sale of the mortgage loans to the trust fund represents not more than the fair market value of the mortgage loans;
          the sum of all payments made to and retained by any servicer represent not more than reasonable compensation for the servicer's services under the Agreement and reimbursement of the servicer's reasonable expenses in connection therewith; and

     (5)  The ERISA Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the
          Securities and Exchange Commission under the Securities Act of 1933 as amended.

     The trust fund must also meet the following requirements:

          o    the corpus of the trust fund must consist solely of assets of the type that have been included in other investment pools;

          o    certificates evidencing interests in other investment pools must have been rated in one of the four highest rating categories of a
               Rating Agency for at least one year prior to the Plan's
               acquisition of the Securities; and

          o    certificates evidencing interests in other investment pools must have been purchased by investors other than ERISA Plans for at least one year prior to any ERISA Plan's acquisition of the
               Securities.

     Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when any person who has discretionary authority or renders investment advice with respect to the investment of plan assets causes an ERISA Plan to acquire certificates in a trust fund, provided that, among other requirements:

          o    the person or its affiliate is an obligor with respect to five percent or less of the fair market value of the obligations or receivables contained in the trust fund;

          o    the Plan is not a plan with respect to which any member of the
               Restricted Group is the "plan sponsor" as defined in Section
               3(16)(B) of ERISA;

          o    in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which ERISA Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group;

          o    an ERISA Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition; and

          o    immediately after the acquisition, no more than twenty-five percent of the assets of any ERISA Plan with respect to which the person has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

The Exemption does not apply to ERISA Plans sponsored by the Restricted Group

                                      -116-

     Before purchasing a certificate in reliance on the Exemption, a fiduciary of an ERISA Plan should itself confirm

          o    that the certificates constitute "securities" for purposes of the
               Exemption and

          o    that the general conditions and other requirements set forth in the Exemption would be satisfied.

REVIEW BY PLAN FIDUCIARIES

     Any Plan fiduciary considering whether to purchase any certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA, the
Code and Similar Law to such investment. Among other things, before purchasing any certificates, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions. In this regard, purchasers that are insurance companies should determine the extent to which Prohibited Transaction Class Exemption 95-60 -- for certain transactions involving insurance company general accounts -- may be available.
The prospectus supplement with respect to a series of certificates may contain additional information regarding the application of any other exemption, with respect to the certificates offered by the related prospectus supplement.

                                LEGAL INVESTMENT

     If so specified in the prospectus supplement, certain classes of
Certificates will constitute "mortgage related securities" for purposes of the
Secondary Mortgage Market Enhancement Act of 1984, as amended. Generally, the only classes of Certificates which will qualify as "mortgage related securities"
will be those that (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a Trust Fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those
Certificates not qualifying as "mortgage related securities" for purposes of
SMMEA ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such
Certificates, may be subject to significant interpretive uncertainties.
Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

     Those classes of Certificates qualifying as "mortgage related securities"
will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities, including depository institutions, insurance companies, trustees, and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or prior to the
October 3, 1991 cut-off for those enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act
of 1994, which amended the definition of "mortgage related security" to include, in relevant part, Certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a
Trust Fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of
Certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in
Certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

                                      -117-

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell, or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the OCC has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities,"
defined in 12 C.F.R. Section 1.2(m) to include certain "residential mortgage-related securities" and "commercial mortgage-related securities." As so defined, "residential mortgage-related security" and "commercial mortgage-related security" mean, in relevant part, "mortgage related security"
within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any of the Certificates will qualify as
"commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The NCUA has adopted rules, codified at 12 C.F.R.
Part 703, which permit federal credit unions to invest in "mortgage related securities," other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. Section 703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R.
Section 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(b)(2).
The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of
Interest Rate Risk, Investment Securities, and Derivatives Activities," and
Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities,"
which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the Certificates.

     All depository institutions considering an investment in the Certificates should review the "Supervisory Policy Statement on Investment Securities and
End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal
Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit
Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks
(including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any Certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of
SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not
"interest-bearing" or "income-paying," and, with regard to any Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of the Certificates as "mortgage related securities," no representations are made as to the proper characterization of the Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Certificates) may adversely affect the liquidity of the
Certificates.

                                      -118-

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Certificates constitute legal investments or are subject to investment, capital, or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                              PLAN OF DISTRIBUTION

     The offered certificates offered hereby and by the supplements to this prospectus will be offered in series. The distribution of the certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement, the offered certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Morgan Stanley & Co. Incorporated acting as underwriter with other underwriters, if any, named in the prospectus supplement. In such event, the prospectus supplement may also specify that the underwriters will not be obligated to pay for any offered certificates agreed to be purchased by purchasers pursuant to purchase agreements acceptable to Morgan
Stanley Capital I Inc. In connection with the sale of offered certificates, underwriters may receive compensation from Morgan Stanley Capital I Inc. or from purchasers of offered certificates in the form of discounts, concessions or commissions. The prospectus supplement will describe any such compensation paid by Morgan Stanley Capital I Inc.

     Alternatively, the prospectus supplement may specify that offered certificates will be distributed by Morgan Stanley & Co. Incorporated acting as agent or in some cases as principal with respect to offered certificates that it has previously purchased or agreed to purchase. If Morgan Stanley & Co.
Incorporated acts as agent in the sale of offered certificates, Morgan Stanley &
Co. Incorporated will receive a selling commission with respect to such offered certificates, depending on market conditions, expressed as a percentage of the aggregate certificate Balance or Notional Amount of such offered certificates as of the Cut-off Date. The exact percentage for each series of certificates will be disclosed in the related prospectus supplement. To the extent that Morgan
Stanley & Co. Incorporated elects to purchase offered certificates as principal,
Morgan Stanley & Co. Incorporated may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between Morgan Stanley Capital I Inc. and purchasers of offered certificates of such series.

     Morgan Stanley Capital I Inc. will indemnify Morgan Stanley & Co.
Incorporated and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments
Morgan Stanley & Co. Incorporated and any underwriters may be required to make.

     In the ordinary course of business, Morgan Stanley & Co. Incorporated and
Morgan Stanley Capital I Inc. may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of
Morgan Stanley Capital I Inc.'s mortgage loans pending the sale of such mortgage loans or interests in the mortgage loans, including the certificates.

     Offered certificates will be sold primarily to institutional investors.
Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of offered certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     If specified in the prospectus supplement relating to certificates of a particular series offered hereby, Morgan Stanley Capital I Inc., any affiliate thereof or any other person or persons specified in the prospectus supplement may purchase some or all of the certificates of any series from Morgan Stanley &
Co. Incorporated and any other underwriters thereof. This purchaser may thereafter from time to time offer and sell, pursuant to this prospectus and the related prospectus supplement, some or all of the certificates so purchased, directly, through one or more underwriters to be designated at the time of the offering of the certificates, through dealers acting as agent or principal or in such other manner as may be specified in the related prospectus supplement. The offering may be restricted in the manner specified in the prospectus supplement.
The transactions may be effected at market prices

                                      -119-

prevailing at the time of sale, at negotiated prices or at fixed prices. Any underwriters and dealers participating in the purchaser's offering of the certificates may receive compensation in the form of underwriting discounts or commissions from such purchaser and such dealers may receive commissions from the investors purchasing the certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of the certificates may be deemed to be an "underwriter" within the meaning of the
Securities Act, and any commissions and discounts received by such dealer and any profit on the resale or such certificates by such dealer might be deemed to be underwriting discounts and commissions under the Securities Act.

     All or part of any Class of certificates may be reacquired by Morgan
Stanley Capital I Inc. or acquired by an affiliate of Morgan Stanley Capital I
Inc. in a secondary market transaction or from an affiliate, including Morgan
Stanley & Co. Incorporated. Such certificates may then be included in a trust fund, the beneficial ownership of which will be evidenced by one or more classes of mortgage-backed certificates, including subsequent series of certificates offered pursuant to this prospectus and a prospectus supplement.

     As to each series of certificates, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby.
Any non investment grade class may be initially retained by Morgan Stanley
Capital I Inc., and may be sold by Morgan Stanley Capital I Inc. at any time in private transactions.

                                  LEGAL MATTERS

     Certain legal matters in connection with the certificates, including certain federal income tax consequences, will be passed upon for Morgan Stanley
Capital I Inc. by Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP, or
such other counsel as may be specified in the related prospectus supplement.

                              FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates.
Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                     RATING

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a Rating Agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                      -120-

                    INCORPORATION OF INFORMATION BY REFERENCE

     Morgan Stanley Capital I Inc., as depositor, will file, or cause to be filed, with the Commission, the periodic reports and the Agreement with respect to each trust fund required under the Exchange Act and the rules and regulations of the Commission.

     All documents and reports filed, or caused to be filed, by Morgan Stanley
Capital I Inc. with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of an offering of certificates are incorporated in this prospectus by reference. Each person to whom this prospectus is delivered may obtain, without charge, from Morgan
Stanley Capital I Inc. a copy of any documents or reports relating to the certificates being offered. (Exhibits to those documents may only be obtained if they are specifically incorporated by reference in those documents.) Requests for this information should be directed in writing to Morgan Stanley Capital I
Inc., c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York
10036, Attention: John E. Westerfield, or by telephone at (212) 761 4000. Morgan
Stanley Capital I Inc. has determined that its financial statements are not material to the offering of any certificates.

     Morgan Stanley Capital I Inc. has filed with the Securities and Exchange
Commission a registration statement (of which this prospectus forms a part)
under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus and the accompanying prospectus supplement do not contain all of the information set forth in the registration statement. For further information regarding the documents referred to in this prospectus and the accompanying prospectus supplement, you should refer to the registration statement and the exhibits thereto. The registration statement and exhibits and the periodic reports, including annual reports on Form 10-K, distribution reports on Form 10-D and current reports on Form 8-K, can be inspected and copied at prescribed rates at the public reference facilities maintained by the
Commission at its Public Reference Room, 450 Fifth Street, N.W., Washington,
D.C. 20549. Additional information regarding the Public Reference Room can be obtained by calling the Commission at 1-800-SEC-0330. The Securities and
Exchange Commission also maintains a site on the World Wide Web at
"http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The depositor has filed the registration statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission's Web site. The Securities and Exchange
Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

     If so specified in the related prospectus supplement, copies of all filings through the EDGAR system of the related issuing entity on Form 10-D, Form 10-K and Form 8-K will be made available on the applicable trustee's or other identified party's website.

     If some or all of the mortgage loans owned by a trust fund are secured by an assignment of lessors' rights in one or more leases, rental payments due from the lessees may be a significant source (or even the sole source) of distributions on the certificates. In these circumstances, reference should be made to the related prospectus supplement for information concerning the lessees and whether any of those lessees are subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

                                      -121-

                                GLOSSARY OF TERMS

     The certificates will be issued pursuant to the Agreement. The following
Glossary of Terms is not complete. You should also refer to the prospectus supplement and the Agreement for additional or more complete definitions. If you send a written request to the trustee at its corporate office, the trustee will provide to you without charge a copy of the Agreement (without exhibits and schedules).

     Unless the context requires otherwise, the definitions contained in this
Glossary of Terms apply only to this series of certificates.

     "Accrual Certificates" means certificates which provide for distributions of accrued interest commencing only following the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series.

     "Accrued Certificate Interest" means, with respect to each class of certificates and each Distribution Date, other than certain classes of Stripped
Interest Certificates, the amount equal to the interest accrued for a specified period on the outstanding Certificate Balance immediately prior to the
Distribution Date, at the applicable pass-through rate, as described in
"Distributions of Interest on the Certificates" in this prospectus.

     "Agreement" means the Pooling Agreement or the Trust Agreement, as applicable.

     "Amortizable Bond Premium Regulations" means final regulations issued by the IRS which deal with the amortizable bond premium.

     "Assets" means the primary assets included in a trust fund.

     "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended
(Title 11 of the United States Code).

     "Book-Entry Certificates" means Certificates which are in book-entry form.

     "Cash Flow Agreements" means guaranteed investment contracts or interest rate exchange or interest rate swap agreements, interest rate cap, floor or collar agreements, currency exchange or swap agreements or other interest rate or currency agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the assets or on one or more classes of certificates.

     "Cede" means Cede & Company.

     "CERCLA" means Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended.

     "Certificate Account" means one or more separate accounts for the collection of payments on the related assets.

     "Certificate Balance" equals the maximum amount that a holder of a certificate will be entitled to receive in respect of principal out of future cash flow on the mortgage loans and other assets included in the trust fund.

     "Certificate Owners" means, with respect to a book-entry certificate, the person who is the beneficial owner of such book-entry certificate, as may be reflected on the books of the clearing agency, or on the books of a Person maintaining an account with such clearing agency, directly or as an indirect participant, in accordance with the rules of such clearing agency.

     "Certificateholder" means, unless otherwise provided in the related prospectus supplement, Cede, as nominee of DTC.

     "Certificates" means any of the certificates issued, in one or more series, by Morgan Stanley Capital I Inc.

     "Closing Date" means the date the REMIC Regular Certificates were initially issued.

                                      -122-

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commercial Loans" means the loans relating to the Commercial Properties.

     "Commercial Properties" means office buildings, shopping centers, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, congregate care facilities, mixed use or other types of commercial properties.

     "Constant Prepayment Rate" or "CPR" means a rate that represents an assumed constant rate of prepayment each month (which is expressed on a per annum basis)
relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans.

     "Contributions Tax" means a tax on the trust fund equal to 100% of the value of the contributed property.

     "Credit Support" means credit support provided by subordination of one or more other classes of certificates in a series, cross-support provisions, insurance or guarantees for the loans, letters of credit, insurance policies and surety bonds, the establishment of one or more reserve funds or any combination of the foregoing.

     "Crime Control Act" means the Comprehensive Crime Control Act of 1984.

     "Cut-off Date" means a day in the month of formation of the related trust fund, as defined in the prospectus supplement.

     "Debt Service Coverage Ratio" means, with respect to a mortgage loan at any given time, the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the mortgage loan.

     "Deferred Interest" means interest deferred by reason of negative amortization.

     "Definitive Certificate" means a fully registered physical certificate.

     "Depositor" means Morgan Stanley Capital I Inc.

     "Determination Date" means the close of business on the date specified in the related prospectus supplement.

     "Disqualifying Condition" means a condition, existing as a result of, or arising from, the presence of Hazardous Materials on a mortgaged property, such that the mortgage loan secured by the affected mortgaged property would be ineligible, solely by reason of such condition, for purchase by FNMA under the relevant provisions of FNMA's Multifamily Seller/Servicer Guide in effect as of the date of initial issuance of the certificates of such series, including a condition that would constitute a material violation of applicable federal state or local law in effect as of their date of initial issuance of the certificates of such series.

     "Distribution Date" means each of the dates on which distributions to certificateholders are to be made.

     "DOL" means the United States Department of Department of Labor.

     "DTC" means the Depository Trust Company.

     "Due Period" means the period which will commence on the second day of the month in which the immediately preceding Distribution Date occurs, or the day after the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution Date.

     "Environmental Hazard Condition" means any condition or circumstance that may give rise to an environmental claim.

                                      -123-

     "Equity Participations" means provisions entitling the lender to a share of profits realized from the operation or disposition of a mortgaged property, as described in the related prospectus supplement.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

     "ERISA Plans" means retirement plans and other employee benefit plans subject to Title I of ERISA or Section 4975 of the Code.

     "Events of Default" means, with respect to the master servicer under the
Pooling Agreement, any one of the following events:

          o    any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders, any required payment;

          o    any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling Agreement which continues unremedied for thirty days after written notice of such failure has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than
               25% of the Voting Rights;

          o    any breach of a representation or warranty made by the master servicer under the Pooling Agreement which materially and
               adversely affects the interests of certificateholders and which continues unremedied for thirty days after written notice of such breach has been given to the master servicer by the trustee or
               Morgan Stanley Capital I Inc., or to the master servicer, Morgan
               Stanley Capital I Inc. and the trustee by the holders of
               certificates evidencing not less than 25% of the Voting Rights;
               and

          o    certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

     "Excess Servicing" means servicing fees in excess of reasonable servicing fees.

     "FDIC" means the Federal Deposit Insurance Corporation.

     "FHLMC" means the Federal Home Loan Mortgage Corporation.

     "FNMA" means the Federal National Mortgage Association.

     "Government Securities" means direct obligations of the United States, agencies thereof or agencies created thereby which are not subject to redemption prior to maturity at the option of the issuer and are:

     (a) interest-bearing securities;

     (b) non-interest-bearing securities;

     (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed; or

     (d) interest-bearing securities from which the right to payment of principal has been removed.

     "Index" means the source for determination of an interest rate, to be defined, if applicable, in the related prospectus supplement.

     "Indirect Participants" means entities, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a
Participant, either directly or indirectly.

                                      -124-

     "Insurance Proceeds" means proceeds of rental interruption policies, if any, insuring against losses arising from the failure of lessees under a lease to make timely rental payments because of casualty events.

     "IRS" means the Internal Revenue Service.

     "Liquidation Proceeds" means all other amounts received and retained in connection with the liquidation of defaulted mortgage loans in the trust fund, by foreclosure or otherwise.

     "Lockout Date" means the expiration of the Lockout Period.

     "Lockout Period" means a period during which prepayments on a mortgage loan are prohibited.

     "Market-to-Market Regulations" means the finalized IRS regulations which provide that a REMIC Residual Certificate acquired after January 3, 1995 cannot be marked to market.

     "Master Servicer" means an entity as named in the prospectus supplement.

     "MBS" means mortgage pass-through certificates or other mortgage backed securities evidencing interests in or secured by one or more mortgage loans or other certificates or securities.

     "MBS Agreement" means any servicing agreement, pooling agreement, trust agreement, an indenture or similar agreement with respect to the MBS.

     "Mortgage" means a mortgage, deed of trust or other similar security instrument.

     "Mortgage Loans" means the multifamily mortgage loans or the commercial mortgage loans or both included in a trust fund. As used in this prospectus, mortgage loans refers to both whole mortgage loans and mortgage loans underlying
MBS.

     "Mortgage Note" means a promissory note evidencing a respective mortgage loan.

     "Mortgage Rate" means the interest rate for a mortgage loan which provides for no accrual of interest or for accrual of interest thereon at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed mortgage rate, or from a fixed to an adjustable mortgage rate, from time to time pursuant to an election or as otherwise specified on the related mortgage note, in each case as described in the related prospectus supplement.

     "Multifamily Loans" means the loans relating to the Multifamily Properties.

     "Multifamily Properties" means residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings.

     "NCUA" means the National Credit Union Administration.

     "Net Operating Income" means, for any given period, to the extent set forth in the related prospectus supplement, the total operating revenues derived from a mortgaged property during that period, minus the total operating expenses incurred in respect of the mortgaged property during that period other than:

          o    non-cash items such as depreciation and amortization;

          o    capital expenditures; and

          o    debt service on loans secured by the mortgaged property.

     "Nonrecoverable Advance" means an advance that is not ultimately recoverable from Related Proceeds or from collections on other assets otherwise distributable on Subordinate Certificates.

                                      -125-

     "Non-SMMEA Certificates" means Certificates not qualifying as "mortgage related securities" for purposes of SMMEA.

     "Non-U.S.Person" means any person who is not a U.S. Person.

     "OCC" means the Office of the Comptroller of the Currency.

     "OID" means original issue discount.

     "OID Regulations" means the special rules of the Code relating to OID
(currently Code Sections 1271 through 1273 and 1275) and Treasury regulations issued thereunder.

     "OTS" means the Office of Thrift Supervision.

     "Participants" means the participating organizations of DTC.

     "Pass-Through Rate" means the fixed, variable or adjustable rate per annum at which any class of certificates accrues interest.

     "Payment Lag Certificates" means the REMIC Regular Certificates that provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each Distribution
Date.

     "Permitted Investments" means United States government securities and other investment grade obligations specified in the Pooling Agreement.

     "Plans" means ERISA Plans and other plans subject to applicable federal, state or local law materially similar to Title I of ERISA or Section 4975 of the
Code.

     "Pooling Agreement" means the Agreement under which certificates of a series evidencing interests in a trust fund including Whole Loans will be issued.

     "Pre-Issuance Accrued Interest" means interest that has accrued prior to the issue date.

     "Prepayment Assumption" means the original yield to maturity of the grantor trust certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the grantor trust certificates.

     "Prepayment Premium" means with respect to any Distribution Date, the aggregate of all Yield Maintenance Payments, or Percentage Premiums, if any,
received during the related Collection Period in connection with Principal
Prepayments.

     "Prohibited Transactions Tax" means the tax the Code imposes on REMICs equal to 100% of the net income derived from "prohibited transactions."

     "Purchase Price" means, with respect to any Whole Loan and to the extent set forth in the related prospectus supplement, the amount that is equal to the sum of the unpaid principal balance, plus unpaid accrued interest at the mortgage rate from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to the master servicer.

     "Rating Agency" means any of Fitch Ratings, Moody's Investors Service, Inc.
and Standard & Poor's Ratings Services.

     "RCRA" means the Resource Conservation and Recovery Act.

     "Record Date" means the last business day of the month immediately preceding the month in which the Distribution Date for a class of certificates occurs.

     "Refinance Loans" means mortgage loans made to refinance existing loans.

                                      -126-

     "Related Proceeds" means related recoveries on the mortgage loans, including amounts received under any form of Credit Support, for which advances were made.

     "Relief Act" means the Servicemembers Civil Relief Act, as amended.

     "REMIC Certificates" means a certificate issued by a trust fund relating to a series of certificate where an election is made to treat the trust fund as a
REMIC.

     "REMIC Provisions" means provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Internal Revenue Code of 1986,
as amended from time to time, and related provisions, and regulations (including any proposed regulations) and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

     "REMIC Regular Certificates" means REMIC Certificates issued by the trust fund that qualify as REMIC Certificates and are considered to be regular interests.

     "REMIC Regular Certificateholders" means holders of REMIC Regular
Certificates.

     "REMIC Regulations" means the REMIC regulations promulgated by the Treasury
Department.

     "REMIC Residual Certificates" means the sole class of residual interests in the REMIC.

     "REMIC Residual Certificateholders" means holders of REMIC Regular
Certificates.

     "REO Extension" means the extension of time the IRS grants to sell the mortgaged property.

     "REO Tax" means a tax on "net income from foreclosure property," within the meaning of Section 857(b)(4)(B) of the Code.

     "Restricted Group" means the Seller, depositor, any underwriter, any servicer, the trustee, any insurer of the mortgage loans or MBS, any borrower whose obligations under one or more mortgage loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the trust fund, or any of their respective affiliates.

     "Retained Interest" means an interest in an asset which represents a specified portion of the interest payable. The Retained Interest will be deducted from borrower payments as received and will not be part of the related trust fund.

     "RICO" means the Racketeer Influenced and Corrupt Organizations statute.

     "Senior Certificates" means certificates which are senior to one or more other classes of certificates in respect of certain distributions on the certificates.

     "Servicing Standard" means:

     A.   the standard for servicing the servicer must follow as defined by the terms of the related Pooling Agreement and any related hazard, business interruption, rental interruption or general liability insurance policy or instrument of Credit Support included in the related trust fund as described in this prospectus under "Description of Credit Support" and in the prospectus supplement;

     B.   applicable law; and

     C.   the general servicing standard specified in the related prospectus supplement or, if no such standard is so specified, its normal servicing practices.

     "Similar Law" means any federal, state or local law materially similar to
Title I of ERISA or Section 4975 of the Code.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as
amended.

     "SMMEA Certificates" means "mortgage related securities" for purposes of
SMMEA.

                                      -127-

     "Special Servicer" means an entity as named in the prospectus supplement.

     "Stripped ARM Obligations" means OID on grantor trust certificates attributable to adjustable rate loans

     "Stripped Bond Certificates" means a class of grantor trust certificates that represents the right to principal and interest, or principal only, on all or a portion of the mortgage loans or MBS, if a trust fund is created with two classes of grantor trust certificates.

     "Stripped Coupon Certificates" means a class of grantor trust certificates that represents the right to some or all of the interest on a portion of the mortgage loans or MBS, if a trust fund is created with two classes of grantor trust certificates.

     "Stripped Interest Certificates" means certificates which are entitled to interest distributions with disproportionately low, nominal or no principal distributions.

     "Stripped Principal Certificates" means certificates which are entitled to principal distributions with disproportionately low, nominal or no interest distributions.

     "Subordinate Certificates" means certificates which are subordinate to one or more other classes of certificates in respect of certain distributions on the certificates.

     "Subservicer" means third-party servicers.

     "Subservicing Agreement" means a sub-servicing agreement between a master servicer and a Subservicer.

     "Super-Premium Certificates" means certain REMIC Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances.

     "Title V" means Title V of the depository Institutions Deregulation and
Monetary Control Act of 1980.

     "Trust Agreement" means the Agreement under certificates of a series evidencing interests in a trust fund not including Whole Loans will be issued.

     "Trust Fund" means the trust fund created by the Agreement consisting primarily of:

          o    Mortgage Loans

          o    MBS

          o    direct obligations of the United States, agencies thereof or agencies created thereby which are not subject to redemption prior to maturity at the option of the issuer and are (a)
               interest-bearing securities, (b) non-interest-bearing securities,
               (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or (d) government securities, or

          o    a combination of mortgage loans, MBS and government securities.

     "Underlying MBS" means any mortgage participations, pass-through certificates or other asset-backed certificates in which an MBS evidences an interest or which secure an MBS.

     "Underlying Mortgage Loans" means the mortgage loans that secure, or the interests in which are evidenced by, MBS.

     "U.S. Person" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof (other than a partnership that is not treated as a U.S. Person under any applicable Treasury regulations), an estate the income of which from sources outside the United States is included in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust if a court within the United States is able to exercise

                                      -128-

primary supervision of the administration of the trust and one or more U.S.
Persons have the authority to control all substantial decisions of the trust. In addition, certain trusts treated as U.S. Persons before August 20, 1996 may elect to continue to be so treated to the extent provided in regulations.

     "Value" means,

     (a)  the appraised value determined in an appraisal obtained by the originator at origination of that loan, or

     (b)  the lesser of

          o    the appraised value determined in an appraisal obtained at the time of origination of the Refinance Loan and

          o    the sales price for that property; or

     (c)  the value as determined in accordance with another method specified in the prospectus supplement, including without limitation by applying a capitalization rate to underwritten net cash flow.

     "Warranting Party" means the person making representations and warranties.

     "Whole Loans" means the mortgage loans that are not Underlying Mortgage
Loans.

                                      -129-

Morgan Stanley Capital I Inc.,

Depositor

Commercial Mortgage Pass-through Certificates
(Issuable in Series by Separate Issuing Entities)

Morgan Stanley Capital I Inc. will periodically offer certificates in one or more series and each series of certificates will represent beneficial ownership interests in a different trust fund.

Each trust fund will consist primarily of one or more segregated pools of:

1)	multifamily and/or commercial mortgage loans;

2)	mortgage pass-through certificates or other mortgage backed securities;

3)	direct obligations of the United States or other governmental agencies; or

4)	any combination of 1-3, above.

The certificates of any series may consist of one or more classes. A given class may:

•	provide for the accrual of interest based on fixed, floating, variable or adjustable rates;

•	be senior or subordinate to one or more other classes in respect of distributions;

•	be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;

•	be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;

•	provide for distributions of accrued interest commencing only following the occurrence of certain events, such as the retirement of one or more other classes;

•	provide for sequential distributions of principal; and

•	provide for distributions based on a combination of any of the foregoing characteristics; or any combination of the above.

Investing in the certificates offered to you involves risks. See ‘‘Risk Factors’’ beginning on page 12 in this prospectus and on page S-45 of the related prospectus supplement.

If specified in the related prospectus supplement, the trust fund for a series of certificates may include insurance or guarantees for the loans, letters of credit, insurance policies and surety bonds, the establishment of one or more reserve funds or any combination of the foregoing, or guaranteed investment contracts, interest rate exchange or interest rate swap agreements, interest rate cap, floor or collar agreements or currency exchange or swap agreements as described in this prospectus.

Structural credit enhancement will generally be provided for the respective classes of offered certificates through the subordination of more junior classes of offered and/or non-offered certificates.

This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series. The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities in any state where the offer or sale is not permitted.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the certificates to be offered to you or determined if this prospectus or the accompanying prospectus supplement are truthful or complete. Any representation to the contrary is a criminal offense.

Morgan Stanley

The date of this Prospectus is June 22, 2007

Important Notice About Information Presented In This Prospectus And
The Accompanying Prospectus Supplement

Information about the certificates being offered to you is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of certificates; and (b) the accompanying prospectus supplement, which describes the specific terms of your series of certificates, including:

•	the timing of interest and principal payments;

•	applicable interest rates;

•	information about the trust fund’s assets;

•	information about any credit support or cash flow agreement;

•	the rating for each class of certificates;

•	information regarding the nature of any subordination;

•	any circumstance in which the trust fund may be subject to early termination;

•	whether any elections will be made to treat the trust fund or a designated portion thereof as a ‘‘real estate mortgage investment conduit’’ for federal income tax purposes;

•	the aggregate principal amount of each class of certificates;

•	information regarding any master servicer, sub-servicer or special servicer; and

•	whether the certificates will be initially issued in definitive or book-entry form.

You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. Morgan Stanley Capital I Inc. has not authorized anyone to provide you with information that is different.

Distributions on the certificates will be made only from the assets of the related trust fund. The certificates of each series will not be an obligation of Morgan Stanley Capital I Inc. or any of its affiliates. Neither the certificates nor any assets in the related trust fund will be insured or guaranteed by any governmental agency or instrumentality or any other person unless the related prospectus supplement so provides.

This prospectus and the accompanying prospectus supplement include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus and the prospectus supplement identify the pages where these sections are located.

Morgan Stanley Capital I Inc.’s principal executive office is located at 1585 Broadway, New York, New York 10036, and the telephone number is (212) 761-4000.

Until 90-days after the date of each prospectus supplement, all dealers that buy, sell or trade the certificates offered by that prospectus supplement, whether or not participating in the offering, may be required to deliver a prospectus supplement and this prospectus. This is in addition to the dealers’ obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

v

Summary of Prospectus

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of an offering of certificates, read this entire document and the accompanying prospectus supplement carefully.

What You Will Own

Title of Certificates	Mortgage Pass-Through Certificates, issuable in series.

Mortgage Pool	Each trust fund will consist primarily of one or more segregated pools of:

(1)	multifamily and/or commercial mortgage loans;

(2)	mortgage pass-through certificates or other mortgage backed securities;

(3)	direct obligations of the United States or other governmental agencies; or

(4)	any combination of 1-3 above.

as to some or all of the mortgage loans, assignments of the leases of the related mortgaged properties or assignments of the rental payments due under those leases.

Each trust fund for a series of certificates may also include:

•	insurance or guarantees for the loans, letters of credit, insurance policies and surety bonds, the establishment of one or more reserve funds or any combination of the foregoing; and

•	guaranteed investment contracts, interest rate exchange or interest rate swap, cap, floor or collar agreements or currency exchange or swap agreements.

Relevant Parties And Dates

Issuing entity	The issuing entity with respect to each series will be a New York common law trust formed by the depositor and containing the assets described in this prospectus and specified in the related prospectus supplement.

Depositor	Morgan Stanley Capital I Inc., a Delaware corporation and a wholly-owned subsidiary of Morgan Stanley.

Master Servicer	Each master servicer, if any, for each series of certificates will be named in the related prospectus supplement. A master servicer may be an affiliate of Morgan Stanley Capital I Inc.

Primary Servicer	Each primary servicer, if any, for each series of certificates will be named in the related prospectus supplement. A primary servicer may be an affiliate of Morgan Stanley Capital I Inc.

Special Servicer	Each special servicer, if any, for each series of certificates will be named, or the circumstances in accordance with which a special servicer will be appointed will be described, in the related prospectus supplement. A special servicer may be an affiliate of Morgan Stanley Capital I Inc.

Trustee	The trustee for each series of certificates will be named in the related prospectus supplement.

Other Parties	If so specified in the prospectus supplement for a series, there may be one or more additional parties to the related pooling and servicing agreement, including, but not limited to, (i) a paying agent, which will make payments and perform other specified duties with respect to the certificates, (ii) a certificate registrar, which will maintain the register of certificates and perform certain duties with respect to certificate transfer, (iii) an authenticating agent, which will countersign the certificates on behalf of the trustee and/or (iv) a fiscal agent, which will be required to make advances if the trustee fails to do so when required.

Sponsor	The sponsor or sponsors for each series of certificates will be named in the related prospectus supplement. The sponsor will initiate the issuance of a series of certificates and will sell mortgage loans to the depositor. If specified in the related prospectus supplement, the sponsor may be Morgan Stanley Mortgage Capital Inc., an affiliate of the depositor.

Sellers	The seller or sellers of the mortgage loans or other assets will be named in the related prospectus supplement. A seller may be an affiliate of Morgan Stanley Capital I Inc. Morgan Stanley Capital I Inc. will purchase the mortgage loans or other assets, on or before the issuance of the related series of certificates.

Originators	If the mortgage loans or other assets have been originated by an entity other than the related sponsor or loan seller, the prospectus supplement will identify the related originator and set forth certain information with respect thereto.

Information About The Mortgage Pool

The Trust Fund Assets	Each series of certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund consisting primarily of:

(a) Mortgage Assets	The mortgage loans and the mortgage backed securities, or one or the other, with respect to each series of certificates will consist of a pool of:

•	multifamily and/or commercial mortgage loans;

•	mortgage pass-through certificates or other mortgage backed securities evidencing interests in or secured by mortgage loans; or

•	a combination of mortgage loans and mortgage backed securities.

The mortgage loans will not be guaranteed or insured by:

•	Morgan Stanley Capital I Inc. or any of its affiliates; or

•	unless the prospectus supplement so provides, any governmental agency or instrumentality or other person.

The mortgage loans will be secured by first liens or junior liens on, or security interests in:

•	residential properties consisting of five or more rental or cooperatively owned dwelling units; or

•	office buildings, shopping centers, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, congregate care facilities, mixed use commercial properties or other types of commercial properties.

Generally, the mortgage loans:

•	will be secured by properties located in any of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico;

•	will have individual principal balances at origination of at least $25,000;

•	will have original terms to maturity of not more than 40 years; and

•	will be originated by persons other than Morgan Stanley Capital I Inc.

Each mortgage loan may provide for the following payment terms:

•	Each mortgage loan may provide for no accrual of interest or for accrual of interest at a fixed or adjustable rate or at a rate that may be converted from adjustable to fixed, or vice versa, from time to time at the borrower’s election. Adjustable mortgage rates may be based on one or more indices.

•	Each mortgage loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events.

•	Each mortgage loan may provide for negative amortization or accelerated amortization.

•	Each mortgage loan may be fully amortizing or require a balloon payment due on the loan’s stated maturity date.

•	Each mortgage loan may contain prohibitions on prepayment or require payment of a premium or a yield maintenance penalty in connection with a prepayment.

•	Each mortgage loan may provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at another interval as specified in the related prospectus supplement.

(b) Government Securities	If the related prospectus supplement so specifies, the trust fund may include direct obligations of the United States, agencies of the United States or agencies created by government entities which provide for payment of interest or principal or both.

(c) Collection Accounts	Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders. The person(s) designated in the related prospectus supplement will, to the extent described in this prospectus and the prospectus supplement, deposit into this account all payments and collections received or advanced with respect to the trust fund’s assets. The collection account may be either interest-bearing or non-interest-bearing, and funds may be held in the account as cash or invested in short-term, investment grade obligations.

(d) Credit Support	If the related prospectus supplement so specifies, one or more classes of certificates may be provided with partial or full protection against certain defaults and losses on a trust fund’s mortgage loans and mortgage backed securities.

This protection may be provided by one or more of the following means:

•	subordination of one or more other classes of certificates,

•	cross-support provisions

•	loan insurance policies or guarantees,

•	letters of credit,

•	certificate insurance policies or surety bonds,

•	reserve fund or funds or

•	a combination thereof.

The related prospectus supplement will describe the amount and types of credit support, the entity providing the credit support, if applicable, and related information. If a particular trust fund includes mortgage backed securities, the related prospectus supplement will describe any similar forms of credit support applicable to those mortgage backed securities.

(e) Cash Flow Agreements	If the related prospectus supplement so provides, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the collection accounts will be invested at a specified rate. The trust fund also may include agreements (as described below) designed to reduce the effects of interest rate or currency exchange rate fluctuations on the trust fund’s assets or on one or more classes of certificates.

Agreements of this sort may include:

•	interest rate exchange or interest rate swap agreements,

•	interest rate cap, floor or collar agreements,

•	currency exchange or swap agreements, or

•	other interest rate or currency agreements. Currency exchange or swap agreements might be included in a trust fund if some or all of the mortgage loans or mortgage backed securities, such as mortgage loans secured by mortgaged properties located outside the United States, are denominated in a non United States currency.

The related prospectus supplement will describe the principal terms of any guaranteed investment contract or other such agreement and provide information with respect to the obligor. If a particular trust fund includes mortgage backed securities, the related prospectus supplement will describe any guaranteed investment contract or other agreements applicable to those mortgage backed securities.

Repurchases and Substitutions of Mortgage Assets; Acquisition of Additional Mortgage Assets	If and to the extent described in the related prospectus supplement, Morgan Stanley Capital I Inc. a mortgage asset seller or another specified person or entity may make or assign to or for the benefit of one of our trusts various representations and warranties, or may be obligated to deliver to one of our trusts various documents, in either case relating to some or all of the mortgage assets transferred to that trust. A material breach of one of those representations and warranties or a failure to deliver a material document may, under the circumstances described in the related prospectus supplement, give rise to an obligation to repurchase the affected mortgage asset(s) out of the subject trust or to replace the affected mortgage asset(s) with other mortgage asset(s) that satisfy the criteria specified in the related prospectus supplement or to reimburse the related trust fund for any related losses. See ‘‘Description of the Agreements — Assignment of Assets — Repurchases’’ and ‘‘— Representations and Warranties — Repurchases’’ herein.

In addition, if so specified in the related prospectus supplement, if a mortgage loan backing a series of certificates defaults, it may be subject to a fair value purchase option or other purchase option under the related pooling and servicing agreement or another agreement, or may be subject to a purchase option on the part of another lender whose loan is secured by the related real estate collateral or by a security interest in the equity in the related borrower. Further, if so specified in the related prospectus supplement, a special servicer or other specified party for a trust fund may be obligated to sell a mortgage asset that is in default. See ‘‘Description of the Agreements — Realization Upon Defaulted Whole Loans’’ herein.

In general, the initial total principal balance of the mortgage assets in a trust will equal or exceed the initial total principal balance of the related certificates. If the initial total principal balance of the related mortgage assets is less than the initial total principal balance of any series, we may arrange an interim deposit of cash or liquid investments with the trustee to cover the shortfall. For the period specified in the related prospectus supplement, following the initial issuance of that series, we will be entitled to obtain a release of the deposited cash or investments in exchange for the deposit of a corresponding amount of mortgage assets. If we fail to deliver mortgage assets sufficient to make up the entire shortfall within that specified period, any of the cash or investments remaining on deposit with the related trustee will be used to pay down the principal balance of the related certificates, as described in the related prospectus supplement.

If so specified in the related prospectus supplement, the related trustee may be authorized or required to apply collections on the mortgage assets underlying a series of offered certificates to acquire new mortgage assets that conform to the description of mortgage assets in this prospectus, and satisfy the criteria set forth in the related prospectus supplement.

If the subject securitization transaction involves a prefunding or revolving period, then we will indicate in the related prospectus supplement, among other things, (i) the term or duration of the prefunding or revolving period and for prefunding periods, the amount of proceeds to be deposited in the prefunding account and the percentage of the mortgage asset pool represented by those proceeds, (ii) for revolving periods, the maximum amount of additional assets that may be acquired during the revolving period, if applicable, and the percentage of the mortgage asset pool represented by those assets and (iii) any limitation on the ability to add pool assets.

Distributions on Certificates	Each series of certificates will have the following characteristics:

•	if the certificates evidence an interest in a trust fund that includes mortgage loans, the certificates will be issued pursuant to a pooling agreement;

•	if the certificates evidence an interest in a trust fund that does not include mortgage loans, the certificates will be issued pursuant to a trust agreement;

•	each series of certificates will include one or more classes of certificates;

•	each series of certificates, including any class or classes not offered by this prospectus, will represent, in the aggregate, the entire beneficial ownership interest in the related trust fund;

•	each class of certificates being offered to you, other than certain stripped interest certificates, will have a stated principal amount; and

•	each class of certificates being offered to you, other than certain stripped principal certificates, will accrue interest based on a fixed, floating, variable or adjustable interest rate.

The related prospectus supplement will specify the principal amount, if any, and the interest rate, if any, for each class of certificates. In the case of a floating, variable or adjustable interest rate, the related prospectus supplement will specify the method for determining the rate.

The certificates will not be guaranteed or insured by Morgan Stanley Capital I Inc. or any of its affiliates. If the related prospectus supplement so provides, the certificates may be insured or guaranteed by an entity specified therein. Otherwise, the certificates also will not be guaranteed or insured by any governmental agency or instrumentality or by any other person.

(a) Interest	Each class of certificates offered to you, other than stripped principal certificates and certain classes of stripped interest certificates, will accrue interest at the rate indicated in the prospectus supplement. Interest will be distributed to you as provided in the related prospectus supplement.

Interest distributions:

•	on stripped interest certificates may be made on the basis of the notional amount for that class, as described in the related prospectus supplement; and

•	may be reduced to the extent of certain delinquencies, losses, prepayment interest shortfalls, and other contingencies described in this prospectus and the related prospectus supplement.

(b) Principal	The certificates of each series initially will have an aggregate principal balance no greater than the outstanding principal balance of the trust fund’s assets as of the close of business on the first day of the month during which the trust fund is formed, after application of scheduled payments due on or before that date, whether or not received. The related prospectus supplement may provide that the principal balance of the trust fund’s assets will be determined as of a different date. The principal balance of a certificate at a given time represents the maximum amount that the holder is then entitled to receive of principal from future cash flow on the assets in the related trust fund.

Unless the prospectus supplement provides otherwise, distributions of principal:

•	will be made on each distribution date to the holders of the class or classes of certificates entitled to principal distributions, until the principal balances of those certificates have been reduced to zero; and

•	will be made on a pro rata basis among all of the certificates of a given class or by random selection, as described in the prospectus supplement or otherwise established by the trustee.

Stripped interest or interest-only certificates will not have a principal balance and will not receive distributions of principal.

Advances	Unless the related prospectus supplement otherwise provides, if a scheduled payment on a mortgage loan is delinquent and the master servicer determines that an advance would be recoverable, the master servicer will, in most cases, be required to advance the shortfall. Neither Morgan Stanley Capital I Inc. nor any of its affiliates will have any responsibility to make those advances.

The master servicer:

•	will be reimbursed for advances from subsequent recoveries from the delinquent mortgage loan or from other sources, as described in this prospectus and the related prospectus supplement; and

•	will be entitled to interest on advances, if specified in the related prospectus supplement.

If a particular trust fund includes mortgage backed securities, the prospectus supplement will describe any advance obligations applicable to those mortgage backed securities.

Termination	The related prospectus supplement may provide for the optional early termination of the series of certificates through repurchase of the trust fund’s assets by a specified party, under specified circumstances.

The related prospectus supplement may provide for the early termination of the series of certificates in various ways, including:

•	optional early termination where a party identified in the prospectus supplement could repurchase the trust fund assets pursuant to circumstances specified in the prospectus supplement; and

•	termination through the solicitation of bids for the sale of all or a portion of the trust fund assets in the event the principal amount of a specified class or classes declines by a specified percentage amount on or after a specified date.

Registration of Certificates	If the related prospectus supplement so provides, one or more classes of the certificates being offered to you will initially be represented by one or more certificates registered in the name of Cede & Co., as the nominee of the Depository Trust Company. If the certificate you purchase is registered in the name of Cede & Co., you will not be entitled to receive a definitive certificate, except under the limited circumstances described in this prospectus.

Tax Status of the Certificates	The certificates of each series will constitute either:

•	regular interests and residual interests in a trust treated as a real estate mortgage investment conduit – known as a REMIC – under Sections 860A through 860G of the Internal Revenue Code; or

•	interests in a trust treated as a grantor trust under applicable provisions of the Internal Revenue Code.

(a) REMIC	The regular certificates of the REMIC generally will be treated as debt obligations of the applicable REMIC for federal income tax purposes. Some of the regular certificates of the REMIC may be issued with original issue discount for federal income tax purposes.

A portion or, in certain cases, all of the income from REMIC residual certificates:

•	may not be offset by any losses from other activities of the holder of those certificates;

•	may be treated as unrelated business taxable income for holders of the residual certificates of the REMIC that are subject to tax on unrelated business taxable income, as defined in Section 511 of the Internal Revenue Code; and

•	may be subject to U.S. withholding tax.

To the extent described in this prospectus and the related prospectus supplement, the certificates offered to you will be treated as:

•	assets described in section 7701(a)(19)(C) of the Internal Revenue Code; and

•	‘‘real estate assets’’ within the meaning of sections 856(c)(4)(A) and 856(c)(5)(B) of the Internal Revenue Code.

(b) Grantor Trust	If no election is made to treat the trust fund relating to a series of certificates as a REMIC, the trust fund will be classified as a grantor trust and not as an association taxable as a corporation for federal income tax purposes. If the trust fund is a grantor trust, you will be treated as an owner of an undivided pro rata interest in the mortgage pool or pool of securities and any other assets held by the trust fund. In certain cases the certificates may represent interests in a portion of a trust fund as to which one or more REMIC elections, as described above, are also made.

Investors are advised to consult their tax advisors and to review ‘‘Federal Income Tax Consequences’’ in this prospectus and the related prospectus supplement.

ERISA Considerations	If you are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended – also known as ERISA, or Section 4975 of the Internal Revenue Code, you should carefully review with your legal advisors whether the purchase or holding of certificates could give rise to a transaction that is prohibited or is not otherwise permissible under either statute.

In general, the related prospectus supplement will specify that some of the classes of certificates may not be transferred unless the trustee and Morgan Stanley Capital I Inc. receive a letter of representations or an opinion of counsel to the effect that:

•	the transfer will not result in a violation of the prohibited transaction provisions of ERISA or the Internal Revenue Code;

•	the transfer will not cause the assets of the trust fund to be deemed ‘‘plan assets’’ for purposes of ERISA or the Internal Revenue Code; and

•	the transfer will not subject any of the trustee, Morgan Stanley Capital I Inc. or any servicer to additional obligations.

Legal Investment	The related prospectus supplement will specify whether any classes of the offered certificates will constitute ‘‘mortgage related securities’’ for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and the sale of the offered certificates.

Rating	At the date of issuance, each class of certificates of each series that are offered to you will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies.

Risk Factors

You should carefully consider the risks involved in owning a certificate before purchasing a certificate. In particular, the timing and payments you receive on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

The risks and uncertainties described below under Risk Factors, together with those described in the related prospectus supplement under Risk Factors, summarize the material risks relating to your certificates.

The Lack Of A Secondary Market May Make It Difficult For You To Resell Your Certificates	Secondary market considerations may make your certificates difficult to resell or less valuable than you anticipated for a variety of reasons, including:

•	there may not be a secondary market for the certificates;

•	if a secondary market develops, we cannot assure you that it will continue or will provide you with the liquidity of investment you may have anticipated. Lack of liquidity could result in a substantial decrease in the market value of your certificates;

•	the market value of your certificates will fluctuate with changes in interest rates;

•	the secondary market for certificates backed by residential mortgages may be more liquid than the secondary market for certificates backed by multifamily and commercial mortgages so if your liquidity assumptions were based on the secondary market for certificates backed by residential mortgages, your assumptions may not be correct;

•	certificateholders have no redemption rights; and

•	secondary market purchasers are limited to this prospectus, the related prospectus supplement and to the reports delivered to certificateholders for information concerning the certificates.

Morgan Stanley & Co. Incorporated currently expects to make a secondary market in your certificates, but it has no obligation to do so.

The Trust Fund’s Assets May Be Insufficient To Allow For Repayment In Full On Your Certificates	Unless the related prospectus supplement so specifies, the sole source of payment on your certificates will be proceeds from the assets included in the trust fund for each series of certificates and any form of credit enhancement specified in the related prospectus supplement. You will not have any claim against, or security interest in, the trust fund for any other series. In addition, in general, there is no recourse to Morgan Stanley Capital I Inc. or any other entity, and neither the certificates nor the underlying mortgage loans are guaranteed or insured by any governmental agency or instrumentality or any other entity. Therefore, if the trust fund’s assets are insufficient to pay you your expected return, in most situations you will not receive payment from any other source. Exceptions include:

•	loan repurchase obligations in connection with a breach of certain of the representations and warranties; and

•	advances on delinquent loans, to the extent the master servicer deems the advance will be recoverable.

Because some of the representations and warranties with respect to the mortgage loans or mortgage backed securities may have been made or assigned in connection with transfers of the mortgage loans or mortgage backed securities prior to the closing date, the rights of the trustee and the certificateholders with respect to those representations or warranties will be limited to their rights as assignees. Unless the related prospectus supplement so specifies, neither Morgan Stanley Capital I Inc., the master servicer nor any affiliate thereof will have any obligation with respect to representations or warranties made by any other entity.

There may be accounts, as described in the related prospectus supplement, maintained as credit support. The amounts in these accounts may be withdrawn, under conditions described in the related prospectus supplement. Any withdrawn amounts will not be available for the future payment of principal or interest on the certificates.

If a series of certificates consists of one or more classes of subordinate certificates, the amount of any losses or shortfalls in collections of assets on any distribution date will be borne first by one or more classes of the subordinate certificates, as described in the related prospectus supplement. Thereafter, those losses or shortfalls will be borne by the remaining classes of certificates, in the priority and manner and subject to the limitations specified in the related prospectus supplement.

Prepayments And Repurchases May Reduce The Yield On Your Certificates	The yield on your certificates may be reduced by prepayments on the mortgage loans or mortgage backed securities because prepayments affect the average life of the certificates. Prepayments can be voluntary, if permitted, and involuntary, such as prepayments resulting from casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties. The investment performance of your certificates may vary materially and adversely from your expectation if the actual rate of prepayment is higher or lower than you anticipated.

Voluntary prepayments may require the payment of a yield maintenance or prepayment premium. Nevertheless, we cannot assure you that the existence of the prepayment premium will cause a borrower to refrain from prepaying its mortgage loan nor can we assure you of the rate at which prepayments will occur. Morgan Stanley Mortgage Capital Inc., under certain circumstances, may be required to repurchase a mortgage loan from the trust fund if there has been a breach of a representation or warranty. The repurchase price paid will be passed through to you, as a certificateholder, with the same effect as if the mortgage loan had been prepaid in part or in full, except that no prepayment premium or yield maintenance charge would be payable. Such a repurchase may therefore adversely affect the yield to maturity on your certificates.

In a pool of mortgage loans, the rate of prepayment is unpredictable as it is influenced by a variety of factors including:

•	the terms of the mortgage loans;

•	the length of any prepayment lockout period;

•	the prevailing interest rates;

•	the availability of mortgage credit;

•	the applicable yield maintenance charges or prepayment premiums;

•	the servicer’s ability to enforce those yield maintenance charges or prepayment premiums;

•	the occurrence of casualties or natural disasters; and

•	economic, demographic, tax, legal or other factors.

There can be no assurance that the rate of prepayments will conform to any model described in this prospectus or in the related prospectus supplement.

Some of the certificates may be more sensitive to prepayments than other certificates and in certain cases, the certificateholder holding these certificates may fail to recoup its original investment. You should carefully consider the specific characteristics of the certificates you purchase, as well as your investment approach and strategy. For instance, if you purchase a certificate at a premium, a prepayment may reduce the stream of interest payments you are entitled to receive on your certificate and your actual yield may be lower than your anticipated yield. Similarly, if you purchase a certificate which provides for the payment of interest only, or a certificate which provides for the payment of interest only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of a series, you will probably be extremely sensitive to prepayments because a prepayment may reduce the stream of interest payments you are entitled to receive on your certificate.

If Prepayment Premiums Are Not Enforced, Your Certificates May Be Adversely Affected	The yield on your certificates may be less than anticipated because the prepayment premium or yield maintenance required under certain prepayment scenarios may not be enforceable in some states or under federal bankruptcy laws.

•	Some courts may consider the prepayment premium to be usurious.

•	Even if the prepayment premium is enforceable, we cannot assure you that foreclosure proceeds will be sufficient to pay the prepayment premium.

•	Although the collateral substitution provisions related to defeasance are not suppose to be treated as a prepayment and should not affect your certificates, we cannot assure you that a court will not interpret the defeasance provisions as requiring a prepayment premium; nor can we assure you that if it is treated as a prepayment premium, the court will find the defeasance income stream enforceable.

The Timing Of Mortgage Loan Amortization May Adversely Affect Payment On Your Certificates	As principal payments or prepayments are made on a mortgage loan, the mortgage pool will be exposed to concentration risks with respect to the diversity of mortgaged properties, types of mortgaged properties and number of borrowers. Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to these concentration risks than are classes with an earlier sequential designation or higher priority. This is so because principal on the certificates will be payable in sequential order, and no class entitled to a distribution of principal will receive its principal until the principal amount of the preceding class or classes entitled to receive principal have been reduced to zero.

Ratings Do Not Guaranty Payment	Any rating assigned by a rating agency to a class of certificates reflects the rating agency’s assessment of the likelihood that holders of the class of certificates will receive the payments to which they are entitled.

•	The ratings do not assess the likelihood that you will receive timely payments on your certificates.

•	The ratings do not assess the likelihood of prepayments, including those caused by defaults.

•	The ratings do not assess the likelihood of early optional termination of the certificates.

Each rating agency rating classes of a particular series will determine the amount, type and nature of credit support required for that series. This determination may be based on an actuarial analysis of the behavior of mortgage loans in a larger group taking into account the appraised value of the real estate and the commercial and multifamily real estate market.

•	We cannot assure you that the historical data supporting the actuarial analysis will accurately reflect or predict the rate of delinquency, foreclosure or loss that will be experienced by the mortgage loans in a particular series.

•	We cannot assure you that the appraised value of any property securing a mortgage loan in a particular series will remain stable throughout the life of your certificate.

•	We cannot assure you that the real estate market will not experience an overall decline in property values nor can we assure you that the outstanding balance of any mortgage loan in a particular series will always be less than the market value of the property securing the mortgage loan.

Ratings Do Not Guaranty Value	If one or more rating agencies downgrade certificates of a series, your certificate will decrease in value. Because none of Morgan Stanley Capital I Inc., the seller, the master servicer, the trustee or any affiliate has any obligation to maintain a rating of a class of certificates, you will have no recourse if your certificate decreases in value.

Cash Flow From The Properties May Be Volatile And Insufficient To Allow Timely Payment On Your Certificates	Repayment of a commercial or multifamily mortgage loan is dependent on the income produced by the property. Therefore, the borrower’s ability to repay a mortgage loan depends primarily on the successful operation of the property and the net operating income derived from the property. Net operating income can be volatile and may be adversely affected by factors such as:

•	economic conditions causing plant closings or industry slowdowns;

•	an oversupply of available retail space, office space or multifamily housing;

•	changes in consumer tastes and preferences;

•	decrease in consumer confidence;

•	retroactive changes in building codes;

•	the age, design and construction quality of the property, including perceptions regarding the attractiveness, convenience or safety of the property;

•	the age, design, construction quality and proximity of competing properties;

•	increases in operating expenses due to external factors such as increases in heating or electricity costs;

•	increases in operating expenses due to maintenance or improvements required at the property;

•	a decline in the financial condition of a major tenant;

•	a decline in rental rates as leases are renewed or entered into with new tenants;

•	the concentration of a particular business type in a building;

•	the length of tenant leases;

•	the creditworthiness of tenants; and

•	the property’s ‘‘operating leverage.’’

Operating leverage refers to the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenue and the level of capital expenditures required to maintain the property and retain or replace tenants.

If a commercial property is designed for a specific tenant, net operating income may be adversely affected if that tenant defaults under its obligations because properties designed for a specific tenant often require substantial renovation before it is suitable for a new tenant. As a result, the proceeds from liquidating this type of property following foreclosure might be insufficient to cover the principal and interest due under the loan.

It is anticipated that a substantial portion of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. Therefore, if a borrower defaults, recourse may be had only against the specific property and any other assets that have been pledged to secure the related mortgage loan.

Property Value May Be Adversely Affected Even When There Is No Change In Current Operating Income	Various factors may adversely affect the value of the mortgaged properties without affecting the properties’ current net operating income. These factors include among others:

•	changes in governmental regulations, fiscal policy, zoning or tax laws;

•	potential environmental legislation or liabilities or other legal liabilities;

•	the availability of refinancing; and

•	changes in interest rate levels or yields required by investors in income-producing commercial properties.

The Prospective Performance of the Commercial and Multifamily Mortgage Loans Included in Each Trust Should Be Evaluated Separately from the Performance of the Mortgage Loans in any of our Other Trusts	While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan. Each income-producing real property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of the depositor’s trusts requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying the offered certificates independently from the performance of mortgage loans underlying any other series of offered certificates.

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsor of assets of the type to be securitized (known as ‘‘static pool data’’). Because of the highly heterogeneous nature of the assets in commercial mortgage backed securities transactions, static pool data for prior securitized pools, even those involving the same asset types (e.g., hotels or office buildings), may be misleading, since the economics of the properties and terms of the loans may be materially different. In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor. Therefore, investors should evaluate this offering on the basis of the information set forth in the related prospectus supplement with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

Various Types of Income-Producing Properties May Secure Mortgage Loans Underlying a Series of Certificates and Each Type of Income-Producing Property May Present Special Risks	The mortgage loans underlying a series of certificates may be secured by numerous types of multifamily and commercial properties. The adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. The relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property, and the type and use of a particular income-producing property may present special risks. Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use.

The Operation Of Commercial Properties Is Dependent Upon Successful Management	The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

•	responding to changes in the local market;

•	planning and implementing the rental structure;

•	operating the property and providing building services;

•	managing operating expenses; and

•	assuring that maintenance and capital improvements are carried out in a timely fashion.

A good property manager, by controlling costs, providing appropriate service to tenants and seeing to the maintenance of improvements, can improve cash flow, reduce vacancy, leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long term viability of an income-producing property. Properties deriving revenues primarily from short-term sources are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

Morgan Stanley Capital I Inc. makes no representation or warranty as to the skills of any present or future managers. Additionally, Morgan Stanley Capital I Inc. cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

You Should Consider The Number Of Mortgage Loans In The Pool	Assuming pools of equal aggregate unpaid principal balances, the concentration of default, foreclosure and loss in a trust fund containing fewer mortgage loans will generally be higher than that in trust fund containing more mortgage loans.

Your Investment Is Not Insured Or Guaranteed And Your Source For Repayments Is Limited	Payments under the mortgage loans are generally not insured or guaranteed by any person or entity.

In general, the borrowers under the mortgage loans will be entities created to own or purchase the related commercial property. The borrowers are set up this way, in significant part, to isolate the property from the debts and liabilities of the person creating the entity. In most cases, the loan will represent a nonrecourse obligation of the related borrower secured by the lien of the related mortgage and the related lease assignments. Even if the loan is recourse, the borrower generally will not have any significant assets other than the property or properties and the related leases, which will be pledged to the trustee. Therefore, payments on the loans and, in turn, payments of principal and interest on your certificates, will depend primarily or solely on rental payments by the lessees. Those rental payments will, in turn, depend on continued occupancy by, or the creditworthiness of, those lessees. Both continued occupancy and creditworthiness may be adversely affected by a general economic downturn or an adverse change in the lessees’ financial conditions.

Borrower May Be Unable To Repay The Remaining Principal Balance On Its Maturity Date Which Would Adversely Affect Payment On Your Certificates	Some of the mortgage loans may not be fully amortizing over their terms to maturity and will require substantial principal payments – i.e., balloon payments – at their stated maturity. Mortgage loans with balloon payments involve a greater degree of risk because a borrower’s ability to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the mortgaged property. However, refinancing a loan or selling the property will be affected by a number of factors, including:

•	interest rates;

•	the borrower’s equity in the property;

•	the financial condition and operating history of the borrower and the property;

•	tax laws;

•	renewability of operating licenses;

•	prevailing economic conditions and the availability of credit for commercial and multifamily properties;

•	with respect to certain multifamily properties and mobile home parks, rent control laws; and

•	with respect to hospitals, nursing homes and convalescent homes, reimbursement rates from private and public coverage providers.

Your Certificates Will Bear Losses If Insufficient Funds Are Available To Satisfy Any Junior Mortgage Loans	If the prospectus supplement so specifies, some of the mortgage loans may be secured primarily by junior mortgages. In the event of a liquidation, satisfaction of a mortgage loan secured by a junior mortgage will be subordinate to the satisfaction of the related senior mortgage loan. If the proceeds are insufficient to satisfy the junior mortgage and the related senior mortgage, the junior mortgage loan in the trust fund would suffer a loss and the class of certificate you own may bear that loss. Therefore, any risks of deficiencies associated with first mortgage loans will be even greater in the case of junior mortgage loans. See ‘‘— Risks Factors.’’

Obligor Default May Adversely Affect Payment On Your Certificates	If the related prospectus supplement so specifies, a master servicer, a sub servicer or a special servicer will be permitted, within prescribed parameters, to extend and modify whole loans that are in default or as to which a payment default is imminent. Any ability to extend or modify may apply, in particular, to whole loans with balloon payments. In addition, a master servicer, a sub servicer or a special servicer may receive a workout fee based on receipts from, or proceeds of, those whole loans. While any entity granting this type of extension or modification generally will be required to determine that the extension or modification is reasonably likely to produce a greater recovery on a present value basis than liquidation, there is no assurance this will be the case. Additionally, if the related prospectus supplement so specifies, some of the mortgage loans included in the mortgage pool may have been subject to workouts or similar arrangements following prior periods of delinquency and default.

Tenant Bankruptcy May Adversely Affect Payment On Your Certificates	The bankruptcy or insolvency of a major tenant, or of a number of smaller tenants may adversely affect the income produced by a mortgaged property. Under the Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord’s claim would be a general unsecured claim against the tenant, absent collateral securing the claim. The claim would be limited to the unpaid rent reserved for the periods prior to the bankruptcy petition or the earlier surrender of the leased premises, which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining rent reserved under the lease, but not more than three years’ rent to cover any rejection related claims.

Borrower Bankruptcy May Adversely Affect Payment On Your Certificates	Under the Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the real property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property, subject to certain protections available to the lender. As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-value of the mortgaged property. Such an action would make the lender a general unsecured creditor for the difference between the then-value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may:

•	grant a debtor a reasonable time to cure a payment default on a mortgage loan;

•	reduce monthly payments due under a mortgage loan;

•	change the rate of interest due on a mortgage loan; or

•	otherwise alter the mortgage loan’s repayment schedule.

Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the mortgaged property in a manner that would substantially diminish the position of the junior lien. Additionally, the borrower’s trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under the Bankruptcy Code, the lender will be stayed from enforcing a borrower’s assignment of rents and leases. The Bankruptcy Code also may interfere with the lender’s ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

As a result of the foregoing, the lender’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

Sophistication Of The Borrower May Adversely Affect Payment On Your Certificates	In general, the mortgage loans will be made to partnerships, corporations or other entities rather than individuals. This may entail greater risks of loss from delinquency and foreclosure than do single family mortgage loans. In addition, the borrowers under commercial mortgage loans may be more sophisticated than the average single family home borrower. This may increase the likelihood of protracted litigation or the likelihood of bankruptcy in default situations.

Credit Support May Not Cover Losses Or Risks Which Could Adversely Affect Payment On Your Certificates	Although the prospectus supplement for a series of certificates will describe the credit support for the related trust fund, the credit support will be limited in amount and coverage and may not cover all potential losses or risks. Use of credit support will be subject to the conditions and limitations described in the prospectus and in the related prospectus supplement. Moreover, any applicable credit support may not cover all potential losses or risks. For example, credit support may not cover fraud or negligence by a mortgage loan originator or other parties.

A series of certificates may include one or more classes of subordinate certificates, which may include certificates being offered to you. Although subordination is intended to reduce the senior certificateholders’ risk of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments are made in a specified order of priority, and limits exist with respect to the aggregate amount of claims under any related credit support, the credit support may be exhausted before the principal of the certificate classes with lower priority has been repaid. Significant losses and shortfalls on the assets consequently may fall primarily upon classes of certificates having a lower payment priority.

The amount of any credit support supporting one or more classes of certificates being offered to you, including the subordination of one or more classes will be determined on the basis of criteria established by each pertinent rating agency. Those criteria will be based on an assumed level of defaults, delinquencies, other losses or other factors. However, the loss experience on the related mortgage loans or mortgage backed securities may exceed the assumed levels. See ‘‘Description of Credit Support.’’

Regardless of the form of any credit enhancement, the amount of coverage will be limited and, in most cases, will be subject to periodic reduction, in accordance with a schedule or formula. The master servicer generally will be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of certificates, if the applicable rating agency indicates that the then current ratings will not be adversely affected. A rating agency may lower the ratings of any series of certificates if the obligations of any credit support provider are downgraded. The ratings also may be lowered if losses on the related mortgage loans or MBS substantially exceed the level contemplated by the rating agency at the time of its initial rating analysis. Neither Morgan Stanley Capital I Inc., the master servicer nor any of their affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any ratings of any series of certificates.

Investors In Subordinate Classes Of Certificates May Be Subject To Delays In Payment And May Not Recover Their Initial Investments	To the extent described in this prospectus, the subordinate certificateholders’ rights to receive distributions with respect to the assets to which they would otherwise be entitled will be subordinate to the rights of the senior certificateholders and of the master servicer, if the master servicer is paid its servicing fee, including any unpaid servicing fees with respect to one or more prior periods, and is reimbursed for certain unreimbursed advances and unreimbursed liquidation expenses. As a result, investors in subordinate certificates must be prepared to bear the risk that they may be subject to delays in payment and may not recover their initial investments.

The yields on the subordinate certificates may be extremely sensitive to the loss experience of the assets and the timing of any losses. If the actual rate and amount of losses experienced by the assets exceed the rate and amount assumed by an investor, the yields to maturity on the subordinate certificates may be lower than anticipated.

Difficulties In Enforcement Of Loan Provisions May Adversely Affect Payment On Your Certificates	The mortgage loans may contain due-on-sale clauses, which permit a lender to accelerate the maturity of the mortgage loan if the borrower sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property and debt-acceleration clauses, which permit a lender to accelerate the loan upon a monetary or non-monetary default by the borrower. These clauses are generally enforceable. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts, however, may refuse to enforce these clauses if acceleration of the indebtedness would be inequitable, unjust or unconscionable.

If the related prospectus supplement so specifies, the mortgage loans will be secured by an assignment of leases and rents. Pursuant to those assignments, the borrower typically assigns its right, title and interest as landlord under the leases on the related mortgaged property and the income derived from the leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents as long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. These assignments are typically not perfected as security interests prior to actual possession of the cash flows. Some state laws may require that the lender take possession of the mortgaged property and obtain judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. See ‘‘Legal Aspects of the Mortgage Loans and the Leases — Leases and Rents.’’

Environmental Issues At The Mortgaged Properties May Adversely Affect Payment On Your Certificates	Real property pledged as security for a mortgage loan may be subject to environmental risks. Under federal law and the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, this type of lien has priority over the lien of an existing mortgage against the property. Moreover, the presence of hazardous or toxic substances, or the failure to remediate the property, may adversely affect the owner or operator’s ability to borrow using the property as collateral. In addition, under the laws of some states and under CERCLA and other federal law, a lender may become liable, as an ‘‘owner operator,’’ for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the management or operations of the borrower. Liability may be imposed even if the environmental damage or threat was caused by a prior owner.

Under certain circumstances, a lender also risks this type of liability on foreclosure of the mortgage. Unless the related prospectus supplement specifies otherwise, neither the master servicer, the sub-servicer nor the special servicer may acquire title to a mortgaged property or take over its operation unless the master servicer has previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that:

•	the mortgaged property is in compliance with applicable environmental laws, and there are no circumstances present at the mortgaged property for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or

•	if the mortgaged property is not in compliance with applicable environmental laws or circumstances requiring any of the foregoing actions are present, that it would be in the best economic interest of the trust fund to acquire title to the mortgaged property and take the actions as would be necessary and appropriate to effect compliance or respond to those circumstances.

See ‘‘Legal Aspects of the Mortgage Loans and Leases — Environmental Legislation.’’

If You Are Subject To ERISA, You May Not Be Eligible To Purchase Certificates	Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans. Due to the complexity of regulations governing those plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the offered certificates of any series.

The Income Tax Considerations Should Impact Your Decision To Purchase A REMIC Residual Certificate	Except as provided in the prospectus supplement, REMIC residual certificates are anticipated to have ‘‘phantom income’’ associated with them. That is, taxable income is anticipated to be allocated to the REMIC residual certificates in the early years of the existence of the related REMIC – even if the REMIC residual certificates receive no distributions from the related REMIC – with a corresponding amount of losses allocated to the REMIC residual certificates in later years. Accordingly, the present value of the tax detriments associated with the REMIC residual certificates may significantly exceed the present value of the tax benefits related thereto, and the REMIC residual certificates may have a negative ‘‘value.’’

Moreover, the REMIC residual certificates will, in effect, be allocated an amount of gross income equal to the non-interest expenses of the REMIC, but those expenses will be deductible only as itemized deductions, and will be subject to all the limitations applicable to itemized deductions, by holders of REMIC residual certificates that are individuals. Accordingly, investment in the REMIC residual certificates generally will not be suitable for individuals or for certain pass-through entities, such as partnerships or S corporations, that have individuals as partners or shareholders. In addition, REMIC residual certificates are subject to restrictions on transfer. Finally, prospective purchasers of a REMIC residual certificate should be aware that Treasury Department regulations do not permit certain REMIC residual interests to be marked to market.

Required Consent In Connection With Servicing The Properties May Effect The Timing Of Payments On Your Certificates	Under certain circumstances, the consent or approval of the holders of a specified percentage of the aggregate principal balance of all outstanding certificates of a series or a similar means of allocating decision-making will be required to direct certain actions. The actions may include directing the special servicer or the master servicer regarding measures to be taken with respect to some of the mortgage loans and real estate owned properties and amending the relevant pooling agreement or trust agreement. The consent or approval of these holders will be sufficient to bind all certificateholders of the relevant series. See ‘‘Description of the Agreements — Events of Default,’’ ‘‘— Rights Upon Event of Default,’’ and ‘‘— Amendment.’’

Litigation Arising Out Of Ordinary Business May Adversely Affect Payment On Your Certificates	There may be pending or threatened legal proceedings against the borrowers and managers of the mortgaged properties and their respective affiliates arising out of the ordinary business of the borrowers, managers and affiliates. This litigation could cause a delay in the payment on your certificates. Therefore, we cannot assure you that this type of litigation would not have a material adverse effect on your certificates.

Compliance With The Americans With Disabilities Act Of 1990 May Be Expensive And May Adversely Affect Payment On Your Certificates	Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet federal requirements related to access and use by disabled persons. Borrowers may incur costs complying with the Americans with Disabilities Act of 1990. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants. These costs of complying with the Americans with Disabilities Act of 1990 and the possible imposition of fines for noncompliance would result in additional expenses on the mortgaged properties, which could have an adverse effect on your certificates.

If Your Certificate Is Book-Entry, You Will Not Be Recognized As A Certificateholder By The Trustee	If the prospectus supplement so provides, one or more classes of the certificates offered to you will be initially represented by one or more certificates for each class registered in the name of Cede & Co., the nominee for the Depository Trust Company. If you purchase this type of certificate:

•	your certificate will not be registered in your name or the name of your nominee;

•	you will not be recognized by the trustee as a certificateholder; and

•	you will be able to exercise your right as a certificateholder only through the Depository Trust Company and its participating organizations.

You will be recognized as a certificateholder only if and when definitive certificates are issued. See ‘‘Description of the Certificates — Book-Entry Registration and Definitive Certificates.’’

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described above under ‘‘Risk Factors’’ and elsewhere in this prospectus.

Description of The Trust Funds

Capitalized terms are defined in the ‘‘Glossary of Terms’’ beginning on page 133.

Assets

Each series of certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund. The primary assets of each trust fund will include:

•	multifamily mortgage loans, commercial mortgage loans or both;

•	mortgage pass-through certificates or other mortgage-backed securities evidencing interests in or secured by one or more mortgage loans or other similar certificates or securities;

•	direct obligations of the United States, agencies of the United States or agencies created by government entities which are not subject to redemption prior to maturity at the option of the issuer and are (a) interest-bearing securities, (b) non-interest-bearing securities, (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or (d) interest-bearing securities from which the right to payment of principal has been removed; or

•	a combination of mortgage loans, mortgage backed securities and government securities.

Neither the mortgage loans nor the mortgage backed securities will be guaranteed or insured by Morgan Stanley Capital I Inc. or any of its affiliates. If so specified in the related prospectus supplement, the mortgage loans or mortgage backed securities may be insured or guaranteed by an entity specified therein. Otherwise, such mortgage loans or mortgage backed securities will not be insured or guaranteed by any government agency or instrumentality or by any other person. Each asset will be selected by Morgan Stanley Capital I Inc. for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder thereof, which may be an affiliate of Morgan Stanley Capital I Inc. and, with respect to mortgage loans or mortgage backed securities, which prior holder may or may not be the originator of the mortgage loan or the issuer of the mortgage backed securities.

The certificates of any series will generally be entitled to payment only from the assets of the related trust fund and will not be entitled to payments in respect of the assets of any other trust fund established by Morgan Stanley Capital I Inc. If specified in the related prospectus supplement, the assets of a trust fund will consist of certificates representing beneficial ownership interests in another trust fund that contains the assets.

Mortgage Loans

General

The mortgage loans will be secured by liens on, or security interests in, mortgaged properties consisting of:

•	Multifamily Properties which are residential properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings; or

•	Commercial Properties which are office buildings, shopping centers, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, congregate care facilities, mixed use or other types of commercial properties.

The mortgaged properties will be located in any one of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico, or, in another location, if specified in the related prospectus supplement. The mortgage loans in the mortgage pool will be evidenced by promissory notes secured by first or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on the mortgaged property. Multifamily Properties may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations. The mortgaged properties may include leasehold interests in properties, the title to which is held by third party lessors. The term of any leasehold will exceed the term of the related mortgage note by at least five years or such other period as shall be specified in the related prospectus supplement. Each mortgage loan will have been originated by a person other than Morgan Stanley Capital I Inc. The related prospectus supplement will indicate if any originator or a mortgage loan is an affiliate of Morgan Stanley Capital I Inc. Mortgage loans will generally also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the mortgage loan.

Leases

If specified in the related prospectus supplement, some or all of the mortgage loans will include assignments of the leases of the related mortgaged properties and assignments of the rental payments due from lessee to lessor under the leases. To the extent specified in the related prospectus supplement, the commercial properties may be leased to lessees that respectively occupy all or a portion of the properties. Pursuant to an assignment of a lease, the related borrower may assign its rights, title and interest as lessor under each lease and the income derived from the lease to the related lender, while retaining a license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender or its agent is entitled to collect the rents from the related lessee or lessees for application to the monetary obligations of the borrower. State law may limit or restrict the enforcement of the lease assignments by a lender until it takes possession of the related mortgaged property or a receiver is appointed. See ‘‘Legal Aspects of the Mortgage Loans and the Leases — Leases and Rents.’’ Alternatively, if specified in the related prospectus supplement, the borrower and the lender may agree that payments under leases are to be made directly to the master servicer.

If described in the related prospectus supplement, the leases may require the lessees to pay rent that is sufficient in the aggregate to cover all scheduled payments of principal and interest on the related mortgage loans. In some cases, the leases may require the lessees to pay their pro rata share of the operating expenses, insurance premiums and real estate taxes associated with the mortgaged properties. Some of the leases may require the borrower to bear costs associated with structural repairs or the maintenance of the exterior or other portions of the mortgaged property or provide for certain limits on the aggregate amount of operating expenses, insurance premiums, taxes and other expenses that the lessees are required to pay. If so specified in the related prospectus supplement, under certain circumstances the lessees may be permitted to set off their rental obligations against the obligations of the borrowers under the leases. In those cases where payments under the leases, net of any operating expenses payable by the borrowers are insufficient to pay all of the scheduled principal and interest on the related mortgage loans, the borrowers must rely on other income or sources, including security deposits, generated by the related mortgaged property to make payments on the related mortgage loan.

To the extent specified in the related prospectus supplement, some commercial properties may be leased entirely to one lessee. In these cases, absent the availability of other funds, the borrower must rely entirely on rent paid by the lessee in order for the borrower to pay all of the scheduled principal and interest on the related mortgage loan. To the extent specified in the related prospectus supplement, some of the leases may expire prior to the stated maturity of the related mortgage loan. In these cases, upon expiration of the leases the borrowers will have to look to alternative sources of income, including rent payment by any new lessees or proceeds from the sale or refinancing of the mortgaged property, to cover the payments of principal and interest due on these mortgage loans unless the lease is renewed. As specified in the related prospectus supplement, some of the leases may provide that upon the occurrence of a casualty affecting a mortgaged property, the lessee will have the right to terminate its lease, unless the borrower, as lessor, is able to cause the mortgaged property to be restored within a specified period of time. Some leases may provide that it is the lessor’s responsibility, while other leases provide that it is the lessee’s responsibility, to restore the mortgaged property after a casualty to its original condition. Some leases may provide a right of termination to the related lessee if a taking of a material or specified percentage of the leased space in the mortgaged property occurs, or if the ingress or egress to the leased space has been materially impaired.

Default and Loss Considerations with Respect to the Mortgage Loans

Mortgage loans secured by commercial and multifamily properties are markedly different from owner occupied single family mortgage loans. The repayment of loans secured by commercial or multifamily properties is typically dependent upon the successful operation of the property rather than upon the liquidation value of the real estate. The mortgage loans generally will be non-recourse loans, which means that, absent special facts, the lender may look only to the Net Operating Income from the property for repayment of the mortgage debt, and not to any other of the borrower’s assets, in the event of the borrower’s default. Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on a loan. The ‘‘Debt Service Coverage Ratio’’ of a mortgage loan at any given time is the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the mortgage loan. ‘‘Net Operating Income’’ means, for any given period, to the extent set forth in the related prospectus supplement, the total operating revenues derived from a mortgaged property during that period, minus the total operating expenses incurred in respect of the mortgaged property during that period other than:

•	non-cash items such as depreciation and amortization;

•	capital expenditures; and

•	debt service on loans secured by the mortgaged property.

The Net Operating Income of a mortgaged property will fluctuate over time and may be sufficient or insufficient to cover debt service on the related mortgage loan at any given time.

As the primary component of Net Operating Income, rental income as well as maintenance payments from tenant stockholders of a cooperative is subject to the vagaries of the applicable real estate market or business climate. Properties typically leased, occupied or used on a short-term basis, such as health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties leased, occupied or used for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial loans may be secured by owner occupied mortgaged properties or mortgaged properties leased to a single tenant. Accordingly, a decline in the financial condition of the borrower or single tenant, as applicable, may have a disproportionately greater effect on the Net Operating Income from the mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

Changes in the expense components of Net Operating Income due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate and personal property tax rates and other operating expenses, including energy costs; changes in governmental rules, regulations and fiscal policies, including environmental legislation; and acts of God may also affect the risk of default on the related mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower, is responsible for payment of some or all of these expenses; however, because leases are subject to default risks as well when a tenant’s income is insufficient to cover its rent and operating expenses, the existence of ‘‘net of expense’’ provisions will only temper, not eliminate, the impact of expense increases on the performance of the related mortgage loan. See ‘‘— Leases’’ above.

The duration of leases and the existence of any ‘‘net of expense’’ provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties. However, that risk may be affected equally or to a greater extent by changes in government regulation of the operator of the property. Examples of the latter include mortgage loans secured by health care-related facilities and hospitals, the income from which and the operating expenses of which are subject to state and federal regulations, such as Medicare and

Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property. Low and moderate-income housing in particular may be subject to legal limitations and regulations but, because of these regulations, may also be less sensitive to fluctuations in market rents generally.

The Debt Service Coverage Ratio should not be relied upon as the sole measure of the risk of default because other factors may outweigh a high Debt Service Coverage Ratio. For instance, where a mortgage loan requires substantial principal payments at the stated maturity, the risk of default if the balloon payment cannot be refinanced at maturity is significant, even though the related Debt Service Coverage Ratio may be high.

The liquidation value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including declines in rental or occupancy rates. Lenders generally use the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated upon a default by the borrower.

Appraised values for income-producing properties may be based on:

•	the recent resale value of comparable properties at the date of the appraisal;

•	the cost of replacing the property;

•	a projection of value based upon the property’s projected net cash flow; or

•	a selection from or interpolation of the values derived from the methods listed here.

Each of these appraisal methods presents analytical challenges for the following reasons:

•	it is often difficult to find truly comparable properties that have recently been sold;

•	the replacement cost of a property may have little to do with its current market value;

•	income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate;

•	more than one of the appraisal methods may be used and each may produce significantly different results; and

•	if a high Loan-to-Value Ratio accompanies a high Debt Service Coverage Ratio or vice versa, the analysis of default and loss risks is difficult.

While Morgan Stanley Capital I Inc. believes that the foregoing considerations are important factors that generally distinguish the multifamily and commercial loans from single family mortgage loans and provide insight to the risks associated with income-producing real estate, there is no assurance that these factors will in fact have been considered by the originators of the multifamily and commercial loans, or that, for any of the mortgage loans, they are complete or relevant. See ‘‘Risk Factors — Borrower May Be Unable To Repay The Remaining Principal Balance On Its Maturity Date Which Would Adversely Affect Payment On Your Certificates,’’ ‘‘— Your Certificates Will Bear Losses If Insufficient Funds Are Available to Satisfy Any Junior Mortgage Loans,’’ and ‘‘— Obligor Default May Adversely Affect Payment on Your Certificates.’’

Loan-to-Value Ratio

The Loan-to-Value Ratio of a mortgage loan at any given time is the ratio, expressed as a percentage, of the then outstanding principal balance of the mortgage loan to the Value of the related mortgaged property. The Value of a mortgaged property, other than with respect to Refinance Loans, is generally the lesser of

•	the appraised value determined in an appraisal obtained by the originator at origination of that loan and

•	the sales price for that property.

Refinance Loans are loans made to refinance existing loans. Unless the related prospectus supplement provides otherwise, the Value of the mortgaged property securing a Refinance Loan is the appraised value determined in an appraisal obtained at the time of origination of the Refinance Loan. The Value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the Value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

Loan Combinations

Certain of the mortgage loans included in one of our trust funds may be part of a loan combination. A loan combination will generally consist of the particular mortgage loan or loans that we will include in the subject trust fund and one or more other mortgage loans that we will not include in the trust fund. Each mortgage loan comprising a particular loan combination is evidenced by a separate promissory note. The aggregate debt represented by the entire loan combination, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged property or properties. The mortgage loans constituting a particular loan combination are obligations of the same borrower and are cross-defaulted. The allocation of payments to the respective mortgage loans comprising a loan combination, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is either effected through a co-lender agreement or other intercreditor arrangement to which the respective holders of the subject promissory notes are parties and/or may be reflected in the subject promissory notes and/or a common loan agreement. Such co-lender agreement or other intercreditor arrangement will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a loan combination. Further, each such co-lender agreement or other intercreditor arrangement may impose restrictions on the transferability of the ownership of any mortgage loan that is part of a loan combination.

Mortgage Loan Information in Prospectus Supplements

Each prospectus supplement will contain information, as of the date of that prospectus supplement or the Cut-off Date, if applicable and specifically known to Morgan Stanley Capital I Inc., with respect to the mortgage loans, including:

•	the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans, unless the related prospectus supplement provides otherwise, the close of business on the Cut-off Date, which is a day of the month of formation of the related trust fund, as designated in the prospectus supplement;

•	the type of property securing the mortgage loans, e.g., multifamily property or commercial property and the type of property in each category;

•	the weighted average, by principal balance, of the original and remaining terms to maturity of the mortgage loans;

•	the earliest and latest origination date and maturity date of the mortgage loans;

•	the weighted average, by principal balance, of the Loan-to-Value Ratios at origination of the mortgage loans;

•	the mortgage rates or range of mortgage rates and the weighted average mortgage rate borne by the mortgage loans;

•	the state or states in which most of the mortgaged properties are located;

•	information with respect to the prepayment provisions, if any, of the mortgage loans;

•	the weighted average Retained Interest, if any;

•	with respect to mortgage loans with adjustable mortgage rates, the Index, the frequency of the adjustment dates, the highest, lowest and weighted average note margin and pass-through margin, and the maximum mortgage rate or monthly payment variation at the time of any adjustment thereof and over the life of the adjustable rate loan and the frequency of monthly payment adjustments;

•	the Debt Service Coverage Ratio either at origination or as of a more recent date, or both; and

•	information regarding the payment characteristics of the mortgage loans, including without limitation balloon payment and other amortization provisions.

The related prospectus supplement will also contain certain information available to Morgan Stanley Capital I Inc. with respect to the provisions of leases and the nature of tenants of the mortgaged properties and other information referred to in a general manner under ‘‘— Default and Loss Considerations with Respect to the Mortgage Loans’’ above. If specific information respecting the mortgage loans is not known to Morgan Stanley Capital I Inc. at the time certificates are initially offered, more general information of the nature described in the bullet points in this section will be provided in the prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of the related certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days after the initial issuance.

Payment Provisions of the Mortgage Loans

Generally, the mortgage loans will:

•	have individual principal balances at origination of not less than $25,000;

•	have original terms to maturity of not more than 40 years; and

•	provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at another interval as specified in the related prospectus supplement.

Each mortgage loan may provide for no accrual of interest or for accrual of interest thereon at a mortgage rate. Each mortgage loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of certain events, and may provide for negative amortization or accelerated amortization, in each case as described in the related prospectus supplement. Each mortgage loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related prospectus supplement. Each mortgage loan may contain a Lockout Period and Lockout Date, the date of expiration of the Lockout Period, or require payment of a prepayment premium in connection with a prepayment, in each case as described in the related prospectus supplement.

In the event that holders of any class or classes of the offered certificates in this prospectus supplement will be entitled to all or a portion of any prepayment premiums collected in respect of mortgage loans, the related prospectus supplement will specify the method or methods by which these amounts will be allocated. A mortgage loan may also contain provisions entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property, as described in the related prospectus supplement. In the event that holders of any class or classes of offered certificates will be entitled to all or a portion of an Equity Participation, the related prospectus supplement will specify the terms and provisions of the Equity Participation and the method or methods by which distributions in respect thereof will be allocated among the certificates.

Mortgage Backed Securities

Any MBS will have been issued pursuant to an MBS Agreement. A seller, the MBS issuer, or the servicer of the underlying mortgage loans or Underlying MBS, or a combination of those entities, will have entered into the MBS Agreement with an MBS trustee, if any, or with the original purchaser of the interest in the underlying mortgage loans or MBS evidenced by the MBS.

Distributions of any principal or interest, as applicable, will be made on MBS on the dates specified in the related prospectus supplement. The MBS may be issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. Any principal or interest distributions will be made on the MBS by the MBS trustee or the MBS servicer. The MBS issuer or the MBS servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

The MBS either will have been previously registered under the Securities Act of 1933, as amended, or each of the following will have been satisfied with respect to the MBS: (1) neither the issuer of the MBS nor any of its affiliates has a direct or indirect agreement, arrangement, relationship or understanding relating to the MBS and the related series of securities to be issued; (2) neither the issuer of the MBS nor any of its affiliates is an affiliate of the sponsor, depositor, issuing entity or underwriter of the related series of securities to be issued and (3) the depositor would be free to publicly resell the MBS without registration under the Securities Act of 1933, as amended.

Enhancement in the form of reserve funds, subordination or other forms of credit support similar to that described for the certificates under ‘‘Description of Credit Support’’ may be provided with respect to the MBS. The type, characteristics and amount of the credit support, if any, will be a function of certain characteristics of the mortgage loans or Underlying MBS evidenced by or securing the MBS and other factors and generally will have been established for the MBS on the basis of requirements of any Rating Agency that may have assigned a rating to the MBS or the initial purchasers of the MBS.

The prospectus supplement for a series of certificates evidencing interests in assets that include MBS will specify, to the extent available:

•	the aggregate approximate initial and outstanding principal amount or Notional Amount, as applicable, and type of the MBS to be included in the trust fund;

•	the original and remaining term to stated maturity of the MBS, if applicable;

•	whether the MBS is entitled only to interest payments, only to principal payments or to both;

•	the pass-through or bond rate of the MBS or formula for determining the rates, if any;

•	the applicable payment provisions for the MBS, including, but not limited to, any priorities, payment schedules and subordination features;

•	the MBS issuer, MBS servicer and MBS trustee, as applicable;

•	characteristics of the credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the related Underlying Mortgage Loans, the Underlying MBS or directly to the MBS;

•	the terms on which the MBS or the related Underlying Mortgage Loans or Underlying MBS may, or are required to, be purchased prior to their maturity;

•	the terms on which mortgage loans or Underlying MBS may be substituted for those originally underlying the MBS;

•	the servicing fees payable under the MBS Agreement;

•	the type of information in respect of the Underlying Mortgage Loans described under ‘‘— Mortgage Loans — Mortgage Loan Information in Prospectus Supplements’’ above, and the type of information in respect of the Underlying MBS described in this paragraph;

•	the characteristics of any cash flow agreements that are included as part of the trust fund evidenced or secured by the MBS;

•	whether the MBS is in certificated form, book-entry form or held through a depository such as The Depository Trust Company or the Participants Trust Company;

•	the market price of the MBS and the basis on which the market price was determined; and

•	if the issuer of the MBS is required to file reports under the Exchange Act of 1934, as amended, how to locate the reports of the MBS issuer.

If specified in the prospectus supplement for a series of certificates, a trust fund may contain one or more MBS issued by Morgan Stanley Capital I Inc. that each represent an interest in one or more

Underlying Mortgage Loans. The prospectus supplement for a series will contain the disclosure concerning the MBS described in the preceding paragraph and, in particular, will disclose the Underlying Mortgage Loans appropriately in light of the percentage of the aggregate principal balance of all assets represented by the principal balance of the MBS.

Government Securities

The prospectus supplement for a series of certificates evidencing interests in assets of a trust fund that include government securities will specify, to the extent available:

•	the aggregate approximate initial and outstanding principal amounts or Notional Amounts, as applicable, and types of the government securities to be included in the trust fund;

•	the original and remaining terms to stated maturity of the government securities;

•	whether the government securities are entitled only to interest payments, only to principal payments or to both;

•	the interest rates of the government securities or the formula to determine the rates, if any;

•	the applicable payment provisions for the government securities; and

•	to what extent, if any, the obligation evidenced by the related series of certificates is backed by the full faith and credit of the United States.

Accounts

Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in the related prospectus supplement deposit all payments and collections received or advanced with respect to the assets and other assets in the trust fund. Such an account may be maintained as an interest-bearing or a non-interest-bearing account, and funds held in that account may be held as cash or invested in short-term, investment grade obligations, in each case as described in the related prospectus supplement. See ‘‘Description of the Agreements — Certificate Account and Other Collection Accounts.’’

Credit Support

If so provided in the related prospectus supplement, partial or full protection against certain defaults and losses on the assets in the related trust fund may be provided to one or more classes of certificates in the related series. Credit support may be provided in the form of subordination of one or more other classes of certificates in the series, by cross-support provisions, insurance or guarantees for the loans, letters of credit, insurance policies and surety bonds, the establishment of one or more reserve funds or any combination of the foregoing. The amount and types of coverage, the identification of the entity providing the coverage if applicable and related information with respect to each type of Credit Support, if any, will be described in the prospectus supplement for a series of certificates. See ‘‘Risk Factors — Credit Support May Not Cover Losses Or Risks Which Could Adversely Affect Payment On Your Certificates.’’

Cash Flow Agreements

If so provided in the related prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds may be invested, or interest rate exchange or interest rate swap agreements, interest rate cap, floor or collar agreements, currency exchange or swap agreements or other interest rate or currency agreements provided to reduce the effect s of interest rate or currency exchange rate fluctuations on the assets or on one or more classes of certificates. Currency exchange or swap agreements might be included in the trust fund if some or all of the mortgage loans or MBS, such as mortgage loans secured by mortgaged properties located outside the United States, were denominated in a non United States currency. The principal terms of any guaranteed investment contract or other such agreement, including, without limitation, provisions relating to the timing, manner and amount of payments and provisions relating to termination, will be described in the prospectus supplement for the related series. In addition, the related prospectus supplement will provide information with respect to the obligor under any Cash Flow Agreement.

Use of Proceeds

The net proceeds to be received from the sale of the certificates will be applied by Morgan Stanley Capital I Inc. to the purchase of assets and to pay for certain expenses incurred in connection with the purchase of assets and sale of certificates. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of assets acquired by Morgan Stanley Capital I Inc., prevailing interest rates, availability of funds and general market conditions.

Yield Considerations

General

The yield on any offered certificate will depend on the price paid by the certificateholder will accrue interest thereon based on a pass-through rate of the certificate, the receipt and timing of receipt of distributions on the certificate and the weighted average life of the assets in the related trust fund, which may be affected by prepayments, defaults, liquidations or repurchases. See ‘‘Risk Factors.’’

Pass-through Rate

Certificates of any class within a series may have fixed, variable or adjustable pass-through rates, which may or may not be based upon the interest rates borne by the assets in the related trust fund. The prospectus supplement with respect to any series of certificates will specify

•	the pass-through rate for each class of certificates or, in the case of a variable or adjustable pass-through rate, the method of determining the pass-through rate;

•	the effect, if any, of the prepayment of any mortgage loan or MBS on the pass-through rate of one or more classes of certificates; and

•	whether the distributions of interest on the certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

The effective yield to maturity to each holder of certificates entitled to payments of interest will be below that otherwise produced by the applicable pass-through rate and purchase price of the certificate because, while interest may accrue on each asset during a certain period, the distribution of interest will be made on a day which may be several days, weeks or months following the period of accrual.

Timing of Payment of Interest

Each payment of interest on the certificates will have a stated principal amount in addition to the certificate Balance of a class of Accrual Certificates, and will be distributed to certificateholders as provided in the related prospectus supplement and will include interest accrued during the Interest Accrual Period for that Distribution Date. As indicated in this prospectus under ‘‘— Pass-through Rate’’ above, if the Interest Accrual Period ends on a date other than a Distribution Date for the related series, the yield realized by the holders of the certificates may be lower than the yield that would result if the Interest Accrual Period ended on that Distribution Date. In addition, if so specified in the related prospectus supplement, interest accrued for an Interest Accrual Period for one or more classes of certificates may be calculated on the assumption that distributions of principal, additions to the Certificate Balance of Accrual Certificates and allocations of losses on the assets may be made on the first day of the Interest Accrual Period for a Distribution Date and not on that Distribution Date. This method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during an Interest Accrual Period. The Interest Accrual Period for any class of offered certificates will be described in the related prospectus supplement.

Payments of Principal; Prepayments

The yield to maturity on the certificates will be affected by the rate of principal payments on the assets including principal prepayments on mortgage loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations. These payments may be directly dependent upon the payments on leases underlying the mortgage loans. The rate at which principal prepayments occur on the mortgage loans will be affected by a variety of factors, including, without limitation, the terms of the mortgage loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the mortgage rates on the mortgage loans comprising or underlying the assets in a particular trust fund, the mortgage loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by the mortgage loans. In this regard, it should be noted that assets may consist of mortgage loans with different mortgage rates and the stated pass-through or pay-through interest rate of certain MBS may be a number of percentage points higher or lower than the underlying mortgage loans. The rate of principal payments on some or all of the classes of certificates of a series

•	will correspond to the rate of principal payments on the assets in the related trust fund;

•	is likely to be affected by the existence of Lockout Periods and Prepayment Premium provisions of the mortgage loans underlying or comprising the assets; and

•	is likely to be affected to the extent the servicer of any mortgage loan is able to enforce the Lockout Period and Prepayment Premium provisions.

Mortgage loans with a Lockout Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical mortgage loans without these provisions, with shorter Lockout Periods or with lower Prepayment Premiums.

If the purchaser of a certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the prospectus supplement for a series of certificates, the effect on yield on one or more classes of the certificates of the series of prepayments of the assets in the related trust fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to these classes.

When a full prepayment is made on a mortgage loan, the borrower is charged interest on the principal amount of the mortgage loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment. Generally, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of certificates entitled to payments of interest because interest on the principal amount of any mortgage loan so prepaid will be paid only to the date of prepayment rather than for a full month. In most cases, a partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related mortgage loan as of the Due Date in the month in which the partial prepayment is received. As a result, to the extent set forth in the related prospectus supplement, the effect of a partial prepayment on a mortgage loan will be to reduce the amount of interest passed through to holders of certificates in the month following the receipt of the partial prepayment by an amount equal to one month’s interest at the applicable pass-through rate on the prepaid amount.

The timing of changes in the rate of principal payments on the mortgage loans or MBS may significantly affect an investor’s actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor’s expectation. In general, the earlier a principal payment is received on the mortgage loans or the MBS and distributed on a certificate, the greater the effect on the investor’s yield to maturity. The effect on an investor’s yield of principal payments occurring at a rate higher or lower than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease or increase in the rate of principal payments.

Prepayments — Maturity and Weighted Average Life

The rates at which principal payments are received on the assets included in or comprising a trust fund and the rate at which payments are made from any Credit Support or Cash Flow Agreement for the related series of certificates may affect the ultimate maturity and the weighted average life of each class of a series. Prepayments on the mortgage loans comprising or underlying the mortgage loans or MBS in a particular trust fund will generally accelerate the rate at which principal is paid on some or all of the classes of the certificates of the related series.

If so provided in the prospectus supplement for a series of certificates, one or more classes of certificates may have a final scheduled Distribution Date, which is the date on or prior to which the certificate Balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to that series set forth in the related prospectus supplement.

Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of the security will be repaid to the investor. The weighted average life of a class of certificates of a series will be influenced by the rate at which principal on the mortgage loans comprising or underlying the mortgage loans or MBS is paid to that class, which may be in the form of scheduled amortization or prepayments which include prepayments, in whole or in part, and liquidations due to default.

In addition, the weighted average life of the certificates may be affected by the varying maturities of the mortgage loans comprising or underlying the MBS. If any mortgage loans comprising or underlying the assets in a particular trust fund have actual terms to maturity of less than those assumed in calculating final scheduled Distribution Dates for the classes of certificates of the related series, one or more classes of certificates may be fully paid prior to their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the assets will, to some extent, be a function of the mix of mortgage rates and maturities of the mortgage loans comprising or underlying the assets. See ‘‘Description of the Trust Funds.’’

Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate prepayment model. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of the loans.

Neither CPR nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the mortgage loans underlying or comprising the mortgage loans, the MBS or both. Moreover, CPR was developed based upon historical prepayment experience for single family loans. Thus, it is likely that prepayment of any mortgage loans comprising or underlying the mortgage loans or the MBS for any series will not conform to any particular level of CPR.

Morgan Stanley Capital I Inc. is not aware of any meaningful publicly available prepayment statistics for multifamily or commercial mortgage loans.

The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of the series and the percentage of the initial certificate Balance of each class that would be outstanding on specified Distribution Dates. The information in these tables will be based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the mortgage loans comprising or underlying the related assets are made at rates corresponding to various percentages of CPR or at other rates specified in the prospectus supplement. These tables and assumptions are intended to illustrate the sensitivity of weighted average life of the certificates to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the certificates. It is unlikely that prepayment of any mortgage loans comprising or underlying the mortgage loans or MBS for any series will conform to any particular level of CPR or any other rate specified in the related prospectus supplement.

Other Factors Affecting Weighted Average Life

Type of Mortgage Asset

A number of mortgage loans may have balloon payments due at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a risk that mortgage loans having balloon payments may default at maturity, or that the servicer may extend the maturity of this type of mortgage loan in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the servicer may, to the extent and under the circumstances set forth in the related prospectus supplement, be permitted to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan will tend to extend the weighted average life of the certificates. This would lengthen the period of time elapsed from the date of issuance of a certificate until it is retired.

Foreclosures and Payment Plans

The number of foreclosures and the principal amount of the mortgage loans comprising or underlying the mortgage loans or MBS that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average life of the mortgage loans comprising or underlying the mortgage loans or MBS and that of the related series of certificates. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average life of the certificates.

Due-on-Sale and Due-on-Encumbrance Clauses

Acceleration of mortgage payments as a result of transfers of or the creation of encumbrances upon underlying mortgaged property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant prospectus supplement. A number of the mortgage loans comprising or underlying the assets may include ‘‘Due-on-Sale’’ clauses or ‘‘Due-on-Encumbrance’’ clauses that allow the holder of the mortgage loans to demand payment in full of the remaining principal balance of the mortgage loans upon sale or other transfers of or the creation of encumbrances upon the related mortgaged property. With respect to any Whole Loans, the master servicer, on behalf of the trust fund, will be required to exercise – or waive its right to exercise – any rights that the trustee may have as lender to accelerate payment of the Whole Loan in a manner consistent with the Servicing Standard, and in accordance with such procedures as may be set forth in the related prospectus supplement. See ‘‘Legal Aspects of the Mortgage Loans and the Leases — Due-on-Sale and Due-on-Encumbrance’’ and ‘‘Description of the Agreements — Due-on-Sale and Due-on-Encumbrance Provisions.’’

THE DEPOSITOR

Morgan Stanley Capital I Inc., the depositor, is a direct wholly-owned subsidiary of Morgan Stanley and was incorporated in the State of Delaware on January 28, 1985. The principal executive offices of Morgan Stanley Capital I Inc. are located at 1585 Broadway, New York, New York 10036. Its telephone number is (212) 761-4000. Morgan Stanley Capital I Inc. does not have, nor is it expected in the future to have, any significant assets. See ‘‘The Depositor’’ in the prospectus supplement.

THE SPONSOR

General

It is anticipated that Morgan Stanley Mortgage Capital Inc., a New York corporation formed in 1984 (‘‘MSMC’’) will be a sponsor or co-sponsor for each series; however, if so specified in the related prospectus supplement, MSMC may not be a sponsor for a given series. The prospectus supplement for each series of securities will identify any co-sponsors for the related series. MSMC is an affiliate of the depositor and a direct wholly-owned subsidiary of Morgan Stanley (NYSE: MS). The executive offices of MSMC are located at 1585 Broadway, New York, New York 10036, telephone number (212) 761-4000. MSMC also has offices in Chicago, Illinois, Los Angeles, California and Irvine, California. MSMC originates and purchases commercial and multifamily mortgage loans primarily for securitization or resale. MSMC also provides warehouse and repurchase financing to residential mortgage lenders, purchases residential mortgage loans for securitization or resale, or for its own investment, and acts as sponsor of residential mortgage loan securitizations. Neither MSMC nor any of its affiliates currently acts as servicer of the mortgage loans in its securitizations.

MSMC’s Commercial Mortgage Securitization Program

MSMC has been active as a sponsor of securitizations of commercial mortgage loans since its formation. As a sponsor, MSMC originates or acquires mortgage loans and either by itself or together with other sponsors or mortgage loan sellers, initiates the securitization of them by transferring the mortgage loans to a securitization depositor, including Morgan Stanley Capital I Inc., or another entity that acts in a similar capacity. In coordination with its affiliate, Morgan Stanley & Co. Incorporated, and other underwriters, MSMC works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction. MSMC acts as sponsor and mortgage loan seller both in transactions in which it is the sole sponsor or mortgage loan seller and transactions in which other entities act as sponsor or mortgage loan seller. MSMC’s ‘‘IQ,’’ ‘‘HQ’’ and ‘‘TOP’’ securitization programs typically involve multiple mortgage loan sellers.

Substantially all mortgage loans originated by MSMC are sold to securitizations as to which MSMC acts as either sponsor or mortgage loan seller. Loans originated and securitized by MSMC, and included in the table below include both fixed rate and floating rate loans and both large loans and conduit loans. MSMC also originates subordinate and mezzanine debt which is generally not securitized. The following table sets forth information with respect to originations and securitizations of commercial and multifamily mortgage loans by MSMC for the four years ending on December 31, 2006.

Year (Approximate Amts in billions-$’s)	Total MSMC Loans*	Total MSMC Loans Securitized with Affiliated Depositor	Total MSMC Loans Securitized with Non-Affiliated Depositor	Total MSMC Loans Securitized
2006	16.9	8.9	1.9	10.7
2005	12.9	8.2	1.5	9.6
2004	7.7	5.1	1.3	6.4
2003	6.4	3.5	1.3	4.8

*	MSMC Loans means all loans originated or purchased by MSMC in the relevant year. Loans originated in a given year that were not securitized in that year generally were held for securitization in the following year. Total MSMC Loans Securitized includes loans in both public and private securitizations.

MSMC’s large mortgage loan program typically originates loans larger than $75 million, although MSMC’s conduit mortgage loan program also sometimes originates such large loans. MSMC originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing and self-storage properties. The largest property concentrations of MSMC’s securitized loans have been in retail and office properties, and the largest geographic concentrations have been in California and New York.

Underwriting Standards

Conduit mortgage loans originated by MSMC will generally be originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific loan. The underwriting criteria are general, and in many cases exceptions to one or more of these guidelines may be approved. Accordingly, no representation is made that every mortgage loan will comply in all respects with the criteria set forth below.

The MSMC credit underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, rent rolls, current and historical real estate taxes, and a review of tenant leases. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the loan. This analysis generally includes a review of historical financial statements (which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property collateral involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the MSMC underwriting team visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility and visibility and demand generators. As part of its underwriting procedures, MSMC also generally performs the procedures and obtains the third party reports or other documents described in the prospectus supplement under ‘‘Description of the Mortgage Pool — Assessments of Property Value and Condition,’’ ‘‘— Appraisals,’’ ‘‘— Environmental Assessments,’’ ‘‘— Property Condition Assessments,’’ ‘‘— Seismic Review Process’’ and ‘‘— Zoning and Building Code Compliance.’’    MSMC typically retains outside consultants to conduct its credit underwriting.

Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from MSMC and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms, or reject a mortgage loan.

Debt Service Coverage Ratio and LTV Ratio.    MSMC’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and maximum LTV Ratio of 80%. However, these requirements constitute solely guidelines, and exceptions to these guidelines may be approved based on the individual characteristics of a mortgage loan. For example, MSMC may originate a mortgage loan with a lower debt service coverage ratio or higher LTV Ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, MSMC’s judgment of improved property performance in the future and/or other relevant factors. In addition, with respect to certain mortgage loans originated by MSMC there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher LTV Ratio, if such subordinate or mezzanine debt is taken into account.

The debt service coverage ratio guidelines set forth above are calculated based on Underwritten Net Cash Flow at origination. Therefore, the debt service coverage ratio for each Mortgage Loan as reported in the prospectus supplement and Annex A-1 thereto may differ from the amount calculated at the time of origination. In addition, MSMC’s underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See ‘‘Description of the Mortgage Pool’’ in the prospectus supplement.

Escrow Requirements.    MSMC often requires a borrower to fund various escrows for taxes and insurance, and may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. MSMC conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by MSMC.

Servicing

MSMC currently contracts with third party servicers for servicing the mortgage loans that it originates or acquires. Third party servicers are assessed based upon the credit quality of the servicing institution. The servicers may be reviewed for their systems and reporting capabilities, review of collection procedures and confirmation of servicers’ ability to provide loan-level data. In addition, Morgan Stanley Mortgage Capital Inc. may conduct background checks, meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis.

OTHER SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS

Any additional sponsors, loan sellers and originators for a given series will be identified in the related prospectus supplement, which will provide additional information regarding such additional sponsors, loan sellers and originators, including with respect to any entity that originated 20% or more of the principal balance of the mortgage loans in the related trust fund, information regarding such entity’s origination program and underwriting or credit-granting criteria.

Description of The Certificates

General

The certificates of each series, including any class of certificates not offered by this prospectus, will represent the entire beneficial ownership interest in the trust fund created pursuant to the related Agreement. Each series of certificates will consist of one or more classes of certificates that may:

•	provide for the accrual of interest thereon based on fixed, floating, variable or adjustable rates;

•	be senior or subordinate to one or more other classes of certificates in respect of distributions on the certificates;

•	be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;

•	be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;

•	provide for distributions of accrued interest thereon commencing only following the occurrence of events, such as the retirement of one or more other classes of certificates of the series;

•	provide for payments of interest and/or principal sequentially, based on specified payment schedules, from only a portion of the assets in the trust fund or based on specified calculations, to the extent of available funds, in each case as described in the related prospectus supplement;

•	provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a Stripped Principal Certificate component and a Stripped Interest Certificate component; or

•	do all or any combination of the above.

Any of the foregoing may be included in the certificates being offered to you.

Each class of offered certificates of a series will be issued in minimum denominations corresponding to the Certificate Balances or, in case of Stripped Interest Certificates, Notional Amounts or percentage interests specified in the related prospectus supplement. The transfer of any offered certificates may be registered and these certificates may be exchanged without the payment of any service charge payable in connection with the registration of transfer or exchange. However Morgan Stanley Capital I Inc. or the trustee or any of its agents may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of certificates of a series may be issued in definitive form or in book-entry form, as provided in the related prospectus supplement. See ‘‘Risk Factors — If Your Certificate Is Book-Entry, You Will Not Be Recognized As Certificateholder By The Trustee.’’ Under limited circumstances, definitive certificates will be exchangeable for other certificates of the same class and series of a like aggregate Certificate Balance, Notional Amount or percentage interest but of different authorized denominations.

Generally, the initial total principal balance of the mortgage assets in a trust will equal or exceed the initial total principal balance of the related certificates. If the initial total principal balance of the related mortgage assets is less than the initial total principal balance of any series, we may arrange an interim deposit of cash or liquid investments with the trustee to cover the shortfall. For the period specified in the related prospectus supplement, following the initial issuance of that series, we will be entitled to obtain a release of the deposited cash or investments in exchange for the deposit of a corresponding amount of mortgage assets. If we fail to deliver mortgage assets sufficient to make up the entire shortfall within that specified period, any of the cash or investments remaining on deposit with the related trustee will be used to pay down the principal balance of the related certificates, as described in the related prospectus supplement.

If so specified in the related prospectus supplement, the related trustee may be authorized or required to apply collections on the mortgage assets underlying a series of offered certificates to acquire new mortgage assets that conform to the description of mortgage assets in this prospectus, and satisfy the criteria set forth in the related prospectus supplement.

If the subject securitization transaction involves a prefunding or revolving period, then we will indicate in the related prospectus supplement, among other things, (i) the term or duration of the prefunding or revolving period and for prefunding periods, the amount of proceeds to be deposited in the prefunding account and the percentage of the mortgage asset pool represented by those proceeds, (ii) for revolving periods, the maximum amount of additional assets that may be acquired during the revolving period, if applicable, and the percentage of the mortgage asset pool represented by those assets and (iii) any limitation on the ability to add pool assets.

Distributions

Distributions on the certificates of each series will be made by or on behalf of the trustee on each Distribution Date as specified in the related prospectus supplement from the Available Distribution Amount for the series and the Distribution Date. Except as otherwise specified in the related prospectus supplement, distributions other than the final distribution will be made to the persons in whose names the certificates are registered on the Record Date, and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each Distribution Date will be allocated pro rata among the outstanding certificates in the class or by random selection, as described in the related prospectus supplement or otherwise established by the related trustee.

Payments will be made either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities to receive payments by wire transfer, if the certificateholder has so notified the trustee or other person required to make the payments no later than the date specified in the related prospectus supplement and, if so provided in the related prospectus supplement, holds certificates in the requisite amount specified in the related prospectus supplement, or by check mailed to the address of the person entitled to receive payments as it appears on the Certificate Register. However, the final distribution in retirement of the certificates, whether definitive certificates or book-entry certificates, will be made only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of the final distribution.

Available Distribution Amount

All distributions on the certificates of each series on each Distribution Date will be made from the Available Distribution Amount described in this paragraph, in accordance with the terms described in the related prospectus supplement. The Available Distribution Amount for each Distribution Date generally equals the sum of the following amounts:

1.	the total amount of all cash on deposit in the related Certificate Account as of the corresponding Determination Date, exclusive of:

•	all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period;

•	unless the related prospectus supplement provides otherwise, all prepayments, together with related payments of the interest thereon and related prepayment premiums, Liquidation Proceeds, Insurance Proceeds and other unscheduled recoveries received subsequent to the related Due Period; and

•	all amounts in the Certificate Account that are due or reimbursable to Morgan Stanley Capital I Inc., the trustee, an asset seller, a subservicer, a special servicer, the master servicer or any other entity as specified in the related prospectus supplement or that are payable in respect of certain expenses of the related trust fund;

2.	if the related prospectus supplement so provides, interest or investment income on amounts on deposit in the Certificate Account, including any net amounts paid under any Cash Flow Agreements;

3.	all advances made by a master servicer or any other entity as specified in the related prospectus supplement with respect to the Distribution Date;

4.	if and to the extent the related prospectus supplement so provides, amounts paid by a master servicer or any other entity as specified in the related prospectus supplement with respect to interest shortfalls resulting from prepayments during the related Prepayment Period; and

5.	if the related prospectus supplement so provides, to the extent not on deposit in the related Certificate Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to the Distribution Date.

The entire Available Distribution Amount will be distributed among the related certificates, including any certificates not offered hereby, on each Distribution Date, and accordingly will be released from the trust fund and will not be available for any future distributions. The related prospectus supplement may provide for an alternative calculation of the Available Distribution Amount or for separate distribution amounts for separate groups of assets or classes of certificates.

Distributions of Interest on the Certificates

Each class of certificates, other than classes of Stripped Principal Certificates that have no pass-through rate, may have a different pass-through rate, which will be a fixed, floating, variable or adjustable rate at which interest will accrue on the class or a component thereof. Such interest rates may include, without limitation, a rate based on a specified portion of the interest on some or all of the related mortgage assets, a rate based on the weighted average of the interest rates for some or all of the related mortgage assets or a rate based on a differential between the rates on some or all of the related mortgage assets and the rates of some or all of the other certificates of the related series, or a rate based on a percentage or combination of any one or more of the foregoing rates. A floating, variable or adjustable rate class of certificates may accrue interest based on the interest rates of some or all of the underlying mortgage assets, or based on an index (with respect to which a margin may be added or subtracted), including the one month, three-month, six-month or one-year London interbank offered rate for U.S. dollar deposits, or another index which will be described in the related prospectus supplement and will be an index similar to that used in an interest rate or currency exchange agreement. Any such rate may be subject to a maximum rate, including without limitation a maximum rate based on the weighted average interest rate of the mortgage assets or a portion thereof or a maximum rate based on funds available for payment, or may be subject to a minimum rate.

If so specified in the related prospectus supplement, an interest rate exchange agreement or other derivative instrument may be used to permit issuance of a series or class of certificates that accrues interest on a different basis than the underlying assets; for example, one or more classes of floating rate certificates may be issued from a trust fund that contains fixed rate assets, or one or more classes of fixed rate certificates may be issued from a trust fund that contains floating rate assets, by using an interest rate exchange agreement or other derivative instrument to alter the payment characteristics of such assets. The related prospectus supplement will specify the pass-through rate for each class or component or, in the case of a floating, variable or adjustable pass-through rate, the method for determining the pass-through rate. Interest on the certificates will be calculated either (i) on the basis of a 360-day year consisting of twelve 30-day months, (ii) on the basis of the actual number of days elapsed in the related interest accrual period and a 360-day year or (iii) on such other basis as is specified in the related prospectus supplement.

In general, distributions of interest in respect of the certificates of any class will be made on each Distribution Date based on the Accrued Certificate Interest for the class and the Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to the class on the Distribution Date. Accrual Certificates, however, will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related prospectus supplement. In addition, any class of Stripped Principal Certificates are not entitled to any distributions of interest. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on the class will be added to the Certificate Balance thereof on each Distribution Date. Accrued Certificate Interest on

Stripped Interest Certificates generally will be equal to interest accrued for a specified period on the outstanding Notional Amount thereof immediately prior to each Distribution Date, at the applicable pass-through rate, reduced as described below in the next paragraph.

The method of determining the Notional Amount for any class of Stripped Interest Certificates will be described in the related prospectus supplement. Reference to Notional Amount is solely for convenience in calculations and does not represent the right to receive any distributions of principal. If so provided in the related prospectus supplement, the Accrued Certificate Interest on a series of certificates will be reduced in the event of prepayment interest shortfalls. Prepayment interest shortfalls are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in the accrual period on the mortgage loans comprising or underlying the mortgage loans or MBS in the trust fund for the series. The particular manner in which these shortfalls are to be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage loans comprising or underlying the mortgage loans or MBS in the related trust fund. Similarly, with respect to Accrual Certificates, the related prospectus supplement will describe the extent to which the amount of Accrued Certificate Interest that may be added to the Certificate Balance of a Class of Offered Certificates may be reduced. If so provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to the class of a portion of any deferred interest on the mortgage loans comprising or underlying the mortgage loans or MBS in the related trust fund will result in a corresponding increase in the Certificate Balance of the class. See ‘‘Risk Factors — Prepayments And Repurchases May Reduce The Yield On Your Certificates,’’ and ‘‘— If Prepayment Premiums Are Not Enforced, Your Certificates May Be Adversely Affected,’’ and ‘‘Yield Considerations.’’

Distributions of Principal of the Certificates

The certificates of each series, other than certain classes of Stripped Interest Certificates, will have a Certificate Balance. The Certificate Balance will equal the maximum principal amount that the holder will be entitled to receive out of future cash flow on the assets in the trust fund. The outstanding Certificate Balance of a certificate will be reduced to the extent of distributions of principal and, if and to the extent so provided in the related prospectus supplement, by the amount of losses incurred in respect of the related assets. The outstanding Certificate Balance may be increased in respect of deferred interest on the related mortgage loans to the extent provided in the related prospectus supplement. The outstanding Certificate Balance may be increased in the case of Accrual Certificates, prior to the Distribution Date on which distributions of interest are required to commence, by any related Accrued Certificate Interest. Generally, the initial aggregate Certificate Balance of all classes of certificates of a series will not be greater than the outstanding aggregate principal balance of the related assets as of the applicable Cut-off Date; however if so specified in the related prospectus supplement; such certificate balance may be greater or less than that of the related assets. The initial aggregate Certificate Balance of a series and each class thereof will be specified in the related prospectus supplement. Distributions of principal will be made on each Distribution Date to the class or classes of certificates entitled thereto in accordance with the provisions described in the prospectus supplement until the Certificate Balance of that class has been reduced to zero. Stripped Interest Certificates with no Certificate Balance are not entitled to any distributions of principal.

Components

To the extent specified in the related prospectus supplement, distribution on a class of certificates may be based on a combination of two or more different components as described under ‘‘— General’’ above. To the extent, the descriptions set forth under ‘‘— Distributions of Interests on the Certificates’’ and ‘‘— Distributions of Principal of the Certificates’’ above also relate to components of a class of certificates. In this case, references to Certificate Balance and pass-through rate refer to the principal balance, if any, of any component and the pass-through rate, if any, on any component, respectively.

Distributions on the Certificates of Prepayment Premiums or in Respect of Equity Participations

If so provided in the related prospectus supplement, prepayment premiums or payments in respect of Equity Participations that are collected on the mortgage loans or MBS in the related trust fund will be distributed on each Distribution Date to the class or classes of certificates entitled thereto in accordance with the provisions described in the prospectus supplement.

Allocation of Losses and Shortfalls

If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the mortgage loans or MBS or both have been incurred, the amount of losses or shortfalls will be borne first by a class of Subordinate Certificates in the priority and manner and subject to the limitations specified in the prospectus supplement. See ‘‘Description of Credit Support’’ for a description of the types of protection that may be included in a trust fund against losses and shortfalls on mortgage loans or MBS comprising the trust fund.

Advances

With respect to any series of certificates evidencing an interest in a trust fund, if so specified in the related prospectus supplement, the master servicer or another entity described in the prospectus supplement will be required as part of its servicing responsibilities to advance on or before each Distribution Date its own funds or funds held in the Certificate Account that are not included in the Available Distribution Amount for the Distribution Date. The master servicer or other entity required to make advances will do so, in an amount equal to the aggregate of payments of principal, other than any balloon payments, and interest, net of related servicing fees and Retained Interest, that were due on the Whole Loans in the trust fund during the related Due Period and were delinquent on the related Determination Date. In addition, if so specified in the related prospectus supplement, advances may also be made to cover property protection expenses, such as, for example, taxes, insurance payments and ground rent, and other servicing expenses, such as, for example, the costs of realizing on a defaulted mortgage loan, or any other items specified in the related prospectus supplement. The master servicer or other entity required to make advances will advance, subject to that entity’s good faith determination that the advances will be reimbursable from Related Proceeds. In the case of a series of certificates that includes one or more classes of Subordinate Certificates and if so provided in the related prospectus supplement, the master servicer’s or another entity’s advance obligation may be limited only to the portion of the delinquencies necessary to make the required distributions on one or more classes of Senior Certificates and may be subject to the master servicer’s or another entity’s good faith determination that the advances will be reimbursable not only from Related Proceeds but also from collections on other assets otherwise distributable on one or more classes of Subordinate Certificates. See ‘‘Description of Credit Support.’’

Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates. Advances do not guaranty or insure against losses. Generally, advances of the master servicer’s or another entity’s funds will be reimbursable only out of Related Proceeds and, if so provided in the prospectus supplement, out of any amounts otherwise distributable on one or more classes of Subordinate Certificates of the series; provided that the related prospectus supplement may specify other sources for reimbursement of advances. However, advances will be reimbursable from amounts in the Certificate Account prior to distributions being made on the certificates, to the extent that the master servicer or another entity shall determine in good faith that the advance is a Nonrecoverable Advance. If advances have been made by the master servicer from excess funds in the Certificate Account, the master servicer is required to replace the funds in the Certificate Account on any future Distribution Date to the extent that funds in the Certificate Account on the Distribution Date are less than payments required to be made to certificateholders on that date. If so specified in the related prospectus supplement, the obligations of the master servicer or another entity to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any surety bond, will be set forth in the related prospectus supplement.

If and to the extent so provided in the related prospectus supplement, the master servicer or another entity will be entitled to receive interest at the rate specified in the prospectus supplement on its outstanding advances and will be entitled to pay itself interest periodically from general collections on the assets prior to any payment to certificateholders or as otherwise provided in the related Agreement and described in the prospectus supplement.

The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any corresponding advancing obligation of any person in connection with the MBS.

Reports to Certificateholders

Generally, with each distribution to holders of any class of certificates of a series, the master servicer, the trustee or the paying agent, as provided in the related prospectus supplement, will forward or cause to be forwarded to each holder, to Morgan Stanley Capital I Inc. and to the other parties as may be specified in the related Agreement, a statement setting forth, in each case to the extent applicable and available:

(1)	the amount of the distribution to holders of certificates of that class applied to reduce the Certificate Balance thereof;

(2)	the amount of the distribution to holders of certificates of that class allocable to Accrued Certificate Interest;

(3)	the amount of the distribution allocable to

•	prepayment premiums and

•	payments on account of Equity Participations;

(4)	the amount of related servicing compensation received by a master servicer and, if payable directly out of the related trust fund, by any special servicer and any subservicer and any other customary information as that master servicer or trustee deem necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

(5)	the aggregate amount of advances included in that distribution, and the aggregate amount of unreimbursed advances at the close of business on that Distribution Date;

(6)	the aggregate principal balance of the assets at the close of business on that Distribution Date;

(7)	the number and aggregate principal balance of Whole Loans in respect of which:

•	one scheduled payment is delinquent,

•	two scheduled payments are delinquent,

•	three or more scheduled payments are delinquent and

•	foreclosure proceedings have been commenced;

(8)	with respect to each Whole Loan that is delinquent two or more months:

•	the loan number thereof,

•	the unpaid balance thereof,

•	whether the delinquency is in respect of any balloon payment,

•	the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof,

•	if applicable, the aggregate amount of any interest accrued and payable on related servicing expenses and related advances assuming the mortgage loan is subsequently liquidated through foreclosure,

•	whether a notice of acceleration has been sent to the borrower and, if so, the date of the notice,

•	whether foreclosure proceedings have been commenced and, if so, the date so commenced and

•	if the mortgage loan is more than three months delinquent and foreclosure has not been commenced, the reason therefor;

(9)	with respect to any Whole Loan liquidated during the related Due Period other than by payment in full:

•	the loan number thereof,

•	the manner in which it was liquidated and

•	the aggregate amount of liquidation proceeds received;

(10)	with respect to any Whole Loan liquidated during the related Due Period,

•	the portion of the liquidation proceeds payable or reimbursable to the master servicer, or any other entity, in respect of the mortgage loan and

•	the amount of any loss to certificateholders;

(11)	with respect to each REO Property relating to a Whole Loan and included in the trust fund as of the end of the related Due Period,

•	the loan number of the related mortgage loan and

•	the date of acquisition;

(12)	with respect to each REO Property relating to a Whole Loan and included in the trust fund as of the end of the related Due Period:

•	the book value,

•	the principal balance of the related mortgage loan immediately following the Distribution Date, calculated as if the mortgage loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the Agreement,

•	the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof and

•	if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

(13)	with respect to any REO Property sold during the related Due Period

•	the loan number of the related mortgage loan,

•	the aggregate amount of sale proceeds,

•	the portion of sales proceeds payable or reimbursable to the master servicer or a special servicer in respect of the REO Property or the related mortgage loan and

•	the amount of any loss to certificateholders in respect of the related mortgage loan;

(14)	the aggregate Certificate Balance or Notional Amount, as the case may be, of each class of certificates including any class of certificates not offered hereby at the close of business on the Distribution Date, separately identifying any reduction in the Certificate Balance due to the allocation of any loss and increase in the Certificate Balance of a class of Accrual Certificates in the event that Accrued Certificate Interest has been added to the balance;

(15)	the aggregate amount of principal prepayments made during the related Due Period;

(16)	the amount deposited in the reserve fund, if any, on the Distribution Date;

(17)	the amount remaining in the reserve fund, if any, as of the close of business on the Distribution Date;

(18)	the aggregate unpaid Accrued Certificate Interest, if any, on each class of certificates at the close of business on the Distribution Date;

(19)	in the case of certificates with a variable pass-through rate, the pass-through rate applicable to the Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the related prospectus supplement;

(20)	in the case of certificates with an adjustable pass-through rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable pass-through rate applicable to the Distribution Date and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the related prospectus supplement;

(21)	as to any series which includes Credit Support, the amount of coverage of each instrument of Credit Support included in the Series as of the close of business on the Distribution Date; and

(22)	the aggregate amount of payments by the borrowers of:

•	default interest,

•	late charges and

•	assumption and modification fees collected during the related Due Period.

In the case of information furnished pursuant to subclauses (1)-(4) above, the amounts generally will be expressed as a dollar amount per minimum denomination of certificates. In addition, in the case of information furnished pursuant to subclauses (1), (2), (14), (18) and (19) above, the amounts shall also be provided with respect to each component, if any, of a class of certificates. The master servicer or the trustee, as specified in the related prospectus supplement, will forward or cause to be forwarded to each holder, to Morgan Stanley Capital I Inc. and to any other parties as may be specified in the Agreement, a copy of any statements or reports received by the master servicer or the trustee, as applicable, with respect to any MBS. The prospectus supplement for each series of offered certificates will describe any additional or alternative information to be included in reports to the holders of the certificates.

Within a reasonable period of time after the end of each calendar year, the master servicer or the trustee, as provided in the related prospectus supplement, shall furnish to each person who at any time during the calendar year was a holder of a certificate a statement containing the information set forth in subclauses (1)-(4) above, aggregated for the calendar year or the applicable portion thereof during which the person was a certificateholder. This obligation of the master servicer or the trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the master servicer or the trustee pursuant to any requirements of the Code as are from time to time in force. See ‘‘Description of the Certificates — Book-entry Registration and Definitive Certificates.’’

Termination

The obligations created by the Agreement for each series of certificates will terminate upon the payment to certificateholders of that series of all amounts held in the Certificate Account or by the master servicer, if any, or the trustee and required to be paid to them pursuant to the Agreement following the earlier of

•	the final payment or other liquidation of the last asset subject thereto or the disposition of all property acquired upon foreclosure of any Whole Loan subject thereto and

•	the purchase of all of the assets of the trust fund by the party entitled to effect the termination, under the circumstances and in the manner set forth in the related prospectus supplement.

In no event, however, will the trust fund created by the Agreement continue beyond the date specified in the related prospectus supplement. Written notice of termination of the Agreement will be given to each certificateholder, and the final distribution will be made only upon presentation and surrender of the certificates at the location to be specified in the notice of termination.

If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the assets in the related trust fund by the party specified in the prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the Certificate Balance of a specified class or classes of certificates by a specified percentage or amount, the party specified in the prospectus supplement will solicit bids for the purchase of all assets of the trust fund, or of a sufficient portion of the assets to retire the class or classes or purchase the class or classes at a price set forth in the related prospectus supplement, in each case, under the circumstances and in the manner set forth in the prospectus supplement.

Book-entry Registration and Definitive Certificates

If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be issued as book-entry certificates, and each class will be represented by one or more single certificates registered in the name of a nominee for the depository, the Depository Trust Company (‘‘DTC’’).

DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a ‘‘clearing corporation’’ within the meaning of the Uniform Commercial Code and a ‘‘clearing agency’’ registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, eliminating the need for physical movement of certificates. Participants include Morgan Stanley & Co. Incorporated, securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. Indirect access to the DTC system also is available to Indirect Participants.

Investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry certificates may do so only through Participants and Indirect Participants. In addition, these Certificate Owners will receive all distributions on the book-entry certificates through DTC and its Participants. Under a book-entry format, Certificate Owners will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede, as nominee for DTC, on each Distribution Date, DTC will forward the payments to its Participants which thereafter will be required to forward them to Indirect Participants or Certificate Owners. The only certificateholder will be Cede, as nominee of DTC, and the Certificate Owners will not be recognized by the trustee as certificateholders under the Agreement. Certificate Owners will be permitted to exercise the rights of certificateholders under the related Agreement only indirectly through the Participants who in turn will exercise their rights through DTC.

Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the book-entry certificates and is required to receive and transmit distributions of principal of and interest on the book-entry certificates. Participants and Indirect Participants with which Certificate Owners have accounts with respect to the book-entry certificates similarly are required to make book-entry transfers and receive and transmit the payments on behalf of their respective Certificate Owners.

Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificate Owner to pledge its interest in the book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in the book-entry certificates, may be limited due to the lack of a physical certificate evidencing the interest.

DTC has advised Morgan Stanley Capital I Inc. that it will take any action permitted to be taken by a certificateholder under the Agreement only at the direction of one or more Participants to whose account with DTC interests in the book-entry certificates are credited.

Generally, certificates initially issued in book-entry form will be issued as definitive certificates, rather than to DTC or its nominee only if

•	Morgan Stanley Capital I Inc. advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the certificates and Morgan Stanley Capital I Inc. is unable to locate a qualified successor, or

•	Morgan Stanley Capital I Inc., at its option, elects to terminate the book-entry system through DTC.

Upon the occurrence of either of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of definitive certificates for the Certificate Owners. Upon surrender by DTC of the certificate or certificates representing the book-entry certificates, together with instructions for reregistration, the trustee will issue, or cause to be issued, to the Certificate Owners identified in the instructions the definitive certificates to which they are entitled, and thereafter the trustee will recognize the holders of the definitive certificates as certificateholders under the Agreement.

Description of The Agreements

The certificates will be offered pursuant to a Pooling Agreement or a Trust Agreement.

•	A Pooling Agreement will be used where the trust fund includes Whole Loans. The parties to a Pooling Agreement will be Morgan Stanley Capital I Inc., a trustee, a master servicer and any special servicer appointed as of the date of the Pooling Agreement. If a master servicer is not appointed, a servicer, with, generally, the same obligations as described in this prospectus with respect to the master servicer, except to the extent specified in the prospectus supplement, will be appointed. This servicer will service all or a significant number of Whole Loans directly without a subservicer. References in this prospectus to master servicer and its rights and obligations, to the extent set forth in the related prospectus supplement, shall be deemed to also be references to any servicer servicing Whole Loans directly.

•	A Trust Agreement will be used where the trust fund does not include Whole Loans. The parties to a Trust Agreement will be Morgan Stanley Capital I Inc. and a trustee. A manager or administrator may be appointed pursuant to the Trust Agreement for any trust fund to administer the trust fund.

The provisions of each Agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. A form of a Pooling Agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. Any Trust Agreement will generally conform to the form of Pooling Agreement filed herewith, but will not contain provisions with respect to the servicing and maintenance of Whole Loans. The following summaries describe some of the provisions that may appear in each Agreement. The prospectus supplement for a series of certificates will describe any provision of the Agreement relating to a series that materially differs from the description thereof contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each trust fund and the description of the provisions in the related prospectus supplement. Morgan Stanley Capital I Inc. will provide a copy of the Agreement, without exhibits, relating to any series of certificates without charge upon written request of a holder of a certificate of a series addressed to Morgan Stanley Capital I Inc., c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, Attention: John E. Westerfield.

Assignment of Assets; Repurchases

At the time of issuance of any series of certificates, Morgan Stanley Capital I Inc. will assign or cause to be assigned to the designated trustee the assets to be included in the related trust fund,

together with all principal and interest to be received on or with respect to the assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The trustee will, concurrently with the assignment, deliver the certificates to Morgan Stanley Capital I Inc. in exchange for the assets and the other assets comprising the trust fund for the series. Each mortgage loan and MBS will be identified in a schedule appearing as an exhibit to the related Agreement. The schedule generally will include detailed information

•	in respect of each Whole Loan included in the related trust fund, including without limitation, the address of the related mortgaged property and type of the property, the mortgage rate and, if applicable, the applicable Index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Value, Loan-to-Value Ratio and the Debt Service Coverage Ratio as of the date indicated and payment and prepayment provisions, if applicable, and

•	in respect of each MBS included in the related trust fund, including without limitation, the MBS issuer, MBS servicer and MBS trustee, the pass-through or bond rate or formula for determining the rate, the issue date and original and remaining term to maturity, if applicable, the original and outstanding principal amount and payment provisions, if applicable.

With respect to each Whole Loan, Morgan Stanley Capital I Inc. will deliver or cause to be delivered to the trustee or to the custodian, certain loan documents, which to the extent set forth in the related prospectus supplement will include the original mortgage note endorsed, without recourse, in blank or to the order of the trustee, the original mortgage or a certified copy thereof with evidence of recording indicated thereon and an assignment of the mortgage to the trustee in recordable form. Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if Morgan Stanley Capital I Inc. delivers to the trustee or the custodian a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to these mortgage loans, the trustee or its nominee may not be able to enforce the mortgage note against the related borrower. Unless otherwise specified in the related prospectus supplement, the asset seller will be required to agree to repurchase, or substitute for, this type of mortgage loan that is subsequently in default if the enforcement thereof or of the related mortgage is materially adversely affected by the absence of the original mortgage note. Unless otherwise provided in the related prospectus supplement (which may provide for other arrangements, including electronic registration of transfer of such documents), the related Agreement will require Morgan Stanley Capital I Inc. or another party specified in the Agreement to promptly cause each assignment of mortgage to be recorded in the appropriate public office for real property records. However, in the State of California or in other states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee’s interest in the related Whole Loan against the claim of any subsequent transferee or any successor to or creditor of Morgan Stanley Capital I Inc., the master servicer, the relevant asset seller or any other prior holder of the Whole Loan, the assignment of mortgage for each related Whole Loan may not be recorded.

The trustee or a custodian will review the Whole Loan documents within a specified period of days after receipt thereof, and the trustee or a custodian will hold the documents in trust for the benefit of the certificateholders. Generally, if any of these documents are found to be missing or defective in any material respect, the trustee or custodian shall immediately notify the master servicer and Morgan Stanley Capital I Inc., and the master servicer shall immediately notify the relevant asset seller. If the asset seller cannot cure the omission or defect within a specified number of days after receipt of notice, then to the extent set forth in the related prospectus supplement, the asset seller will be obligated, within a specified number of days of receipt of notice, to repurchase the related Whole Loan from the trustee at the Purchase Price or substitute the mortgage loan. There can be no assurance that an asset seller will fulfill this repurchase or substitution obligation, and neither the master servicer nor Morgan Stanley Capital I Inc. will be obligated to repurchase or substitute the mortgage loan if the asset seller defaults on its obligation. This repurchase or substitution obligation constitutes the sole remedy available to the certificateholders or the trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related prospectus supplement, in lieu of curing any omission or defect in the asset or repurchasing or substituting for the asset, the asset seller may agree to cover any losses suffered by the trust fund as a result of this type of breach or defect.

If so provided in the related prospectus supplement, Morgan Stanley Capital I Inc. will, as to some or all of the mortgage loans, assign or cause to be assigned to the trustee the related lease assignments. In certain cases, the trustee, or master servicer, as applicable, may collect all moneys under the related leases and distribute amounts, if any, required under the lease for the payment of maintenance, insurance and taxes, to the extent specified in the related lease agreement. The trustee, or if so specified in the prospectus supplement, the master servicer, as agent for the trustee, may hold the lease in trust for the benefit of the certificateholders.

With respect to each Government Security or MBS in certificated form, Morgan Stanley Capital I Inc. will deliver or cause to be delivered to the trustee or the custodian the original certificate or other definitive evidence of the Government Security or MBS, as applicable, together with bond power or other instruments, certifications or documents required to transfer fully the Government Security or MBS, as applicable, to the trustee for the benefit of the certificateholders. With respect to each Government Security or MBS in uncertificated or book-entry form or held through a ‘‘clearing corporation’’ within the meaning of the UCC, Morgan Stanley Capital I Inc. and the trustee will cause the Government Security or MBS to be registered directly or on the books of the clearing corporation or of a financial intermediary in the name of the trustee for the benefit of the certificateholders. Generally, the related Agreement will require that either Morgan Stanley Capital I Inc. or the trustee promptly cause any MBS and government securities in certificated form not registered in the name of the trustee to be re registered, with the applicable persons, in the name of the trustee.

Representations and Warranties; Repurchases

Generally, Morgan Stanley Capital I Inc. will, with respect to each Whole Loan, make or assign certain representations and warranties, as of a specified date covering, by way of example, the following types of matters:

•	the accuracy of the information set forth for the Whole Loan on the schedule of assets appearing as an exhibit to the related Agreement;

•	the existence of title insurance insuring the lien priority of the Whole Loan;

•	the authority of the Warrantying Party to sell the Whole Loan;

•	the payment status of the Whole Loan and the status of payments of taxes, assessments and other charges affecting the related mortgaged property;

•	the existence of customary provisions in the related mortgage note and mortgage to permit realization against the mortgaged property of the benefit of the security of the mortgage; and

•	the existence of hazard and extended perils insurance coverage on the mortgaged property.

Any Warrantying Party, if other than Morgan Stanley Capital I Inc., shall be an asset seller or an affiliate thereof or another person acceptable to Morgan Stanley Capital I Inc. and shall be identified in the related prospectus supplement.

Representations and warranties made in respect of a Whole Loan may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between the date on which the representations are made and the date of initial issuance of the related series of certificates evidencing an interest in the Whole Loan. Generally, in the event of a breach of any representation or warranty, the Warrantying Party will be obligated to reimburse the trust fund for losses caused by the breach or either cure the breach or repurchase or replace the affected Whole Loan as described in the next paragraph; however the prospectus supplement may specify an alternative remedy or procedure. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warrantying Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of a representation and warranty only if the relevant event that causes such breach occurs prior to the date on which they were made. The Warranting Party would have no obligations if the relevant event that causes the breach occurs after that date.

Generally, the Agreements will provide that the master servicer or trustee, or both, will be required to notify promptly the relevant Warrantying Party of any breach of any representation or warranty made by it in respect of a Whole Loan that materially and adversely affects the value of the Whole Loan or the interests in the Whole Loan of the certificateholders. If the Warrantying Party cannot cure the breach within a specified period following the date on which the party was notified of the breach, then

•	the Warrantying Party will be obligated to repurchase the Whole Loan from the trustee within a specified period from the date on which the Warrantying Party was notified of the breach, at the Purchase Price; or

•	if so provided in the prospectus supplement for a series, the Warrantying Party, will have the option, within a specified period after initial issuance of such series of certificates, to cause the Whole Loan to be removed from the trust fund and substitute in its place one or more other Whole Loans, in accordance with the standards described in the related prospectus supplement; or

•	if so provided in the prospectus supplement for a series, the Warrantying Party, will have the option to reimburse the trust fund or the certificateholders for any losses caused by the breach.

This reimbursement, repurchase or substitution obligation will constitute the sole remedy available to holders of certificates or the trustee for a breach of representation by a Warrantying Party.

Neither Morgan Stanley Capital I Inc., except to the extent that it is the Warrantying Party, nor the master servicer will be obligated to purchase or substitute for a Whole Loan if a Warrantying Party defaults on its obligation to do so, and no assurance can be given that Warrantying Parties will carry out their obligations with respect to Whole Loans.

Generally, the Warrantying Party will, with respect to a trust fund that includes government securities or MBS, make or assign certain representations or warranties, as of a specified date, with respect to the government securities or MBS, covering

•	the accuracy of the information set forth therefor on the schedule of assets appearing as an exhibit to the related Agreement and

•	the authority of the Warrantying Party to sell the assets.

The related prospectus supplement will describe the remedies for a breach thereof.

A master servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any of these representations which materially and adversely affects the interests of the certificateholders and which continues unremedied for thirty days after the giving of written notice of the breach to the master servicer, the trustee or Morgan Stanley Capital I Inc. will constitute an Event of Default under the Agreement. See ‘‘— Events of Default’’ and ‘‘— Rights Upon Event of Default,’’ below.

Certificate Account and Other Collection Accounts

General

The master servicer or the trustee or both will, as to each trust fund, establish and maintain or cause to be established and maintained, the Certificate Account, which must be either:

•	an account or accounts the deposits in which are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC, to the limits established by the FDIC, and the uninsured deposits in which are otherwise secured such that the certificateholders have a claim with respect to the funds in the Certificate Account or a perfected first priority security interest against any collateral securing the funds that is superior to the claims of any other depositors or general creditors of the institution with which the Certificate Account is maintained or

•	otherwise maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agency or Agencies rating any class of certificates of the series.

The collateral eligible to secure amounts in the Certificate Account is limited to Permitted Investments. A Certificate Account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held in the account may be invested pending each succeeding Distribution Date in short-term Permitted Investments. Interest or other income earned on funds in the Certificate Account will be paid to a master servicer or its designee, or another service provider as additional servicing compensation, or may be added to the funds in such account and used for the same purpose. The Certificate Account may be maintained with an institution that is an affiliate of the master servicer, if applicable, provided that the institution meets the standards imposed by the Rating Agency or Agencies. If permitted by the Rating Agency or Agencies and so specified in the related prospectus supplement, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the master servicer or serviced or master serviced by it on behalf of others.

Deposits

Generally, a master servicer or the trustee will deposit or cause to be deposited in the Certificate Account for one or more trust funds the following payments and collections received, or advances made, by the master servicer or the trustee or on its behalf subsequent to the Cut-off Date, other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest, all payments on account of principal, including principal prepayments, on the assets;

(1)	all payments on account of interest on the assets, including any default interest collected, in each case net of any portion thereof retained by a master servicer, a subservicer or a special servicer as its servicing compensation and net of any Retained Interest;

(2)	all proceeds of the hazard, business interruption and general liability insurance policies to be maintained in respect of each mortgaged property securing a Whole Loan in the trust fund, to the extent the proceeds are not applied to the restoration of the property or released to the borrower in accordance with normal servicing procedures and all Insurance Proceeds and all Liquidation Proceeds, together with the net proceeds on a monthly basis with respect to any mortgaged properties acquired for the benefit of certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise;

(3)	any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of certificates as described under ‘‘Description of Credit Support’’;

(4)	any advances made as described under ‘‘Description of the Certificates — Advances in Respect of Delinquencies’’;

(5)	any amounts representing prepayment premiums;

(6)	any amounts paid under any Cash Flow Agreement, as described under ‘‘Description of the Trust Funds — Cash Flow Agreements’’;

(7)	all proceeds of any asset or, with respect to a Whole Loan, property acquired in respect thereof purchased by Morgan Stanley Capital I Inc., any asset seller or any other specified person as described above under ‘‘— Assignment of Assets; Repurchases’’ and ‘‘— Representations and Warranties; Repurchases,’’ all proceeds of any defaulted mortgage loan purchased as described below under ‘‘— Realization Upon Defaulted Whole Loans,’’ and all proceeds of any asset purchased as described above under ‘‘Description of the Certificates — Termination’’;

(8)	any amounts paid by a master servicer to cover certain interest shortfalls arising out of the prepayment of Whole Loans in the trust fund as described under ‘‘Description of the Agreements — Retained Interest; Servicing Compensation and Payment of Expenses’’;

(9)	to the extent that any item does not constitute additional servicing compensation to a master servicer, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or Equity Participations on the mortgage loans or MBS or both;

(10)	all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described below under ‘‘— Hazard Insurance Policies’’;

(11)	any amount required to be deposited by a master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the Certificate Account; and

(12)	any other amounts required to be deposited in the Certificate Account as provided in the related Agreement and described in the related prospectus supplement.

Withdrawals

Generally, a master servicer or the trustee may, from time to time make withdrawals from the Certificate Account for each trust fund for any of the following purposes:

(1)	to make distributions to the certificateholders on each Distribution Date;

(2)	to reimburse a master servicer for unreimbursed amounts advanced as described above under ‘‘Description of the Certificates — Advances in Respect of Delinquencies,’’ the reimbursement to be made out of amounts received which were identified and applied by the master servicer as late collections of interest, net of related servicing fees and Retained Interest, on and principal of the particular Whole Loans with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to those Whole Loans;

(3)	to reimburse a master servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to Whole Loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Whole Loans and properties, and net income collected on the particular properties, with respect to which the fees were earned or the expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Whole Loans and properties;

(4)	to reimburse a master servicer for any advances described in clause (2) above and any servicing expenses described in clause (3) above which, in the master servicer’s good faith judgment, will not be recoverable from the amounts described in clauses (2) and (3), respectively, the reimbursement to be made from amounts collected on other assets or, if and to the extent so provided by the related Agreement and described in the related prospectus supplement, just from that portion of amounts collected on other assets that is otherwise distributable on one or more classes of Subordinate Certificates, if any, remain outstanding, and otherwise any outstanding class of certificates, of the related series;

(5)	if and to the extent described in the related prospectus supplement, to pay a master servicer interest accrued on the advances described in clause (2) above and the servicing expenses described in clause (3) above while these amounts remain outstanding and unreimbursed;

(6)	to pay for costs and expenses incurred by the trust fund for environmental site assessments with respect to, and for containment, clean-up or remediation of hazardous wastes, substances and materials on, mortgaged properties securing defaulted Whole Loans as described below under ‘‘— Realization Upon Defaulted Whole Loans’’;

(7)	to reimburse a master servicer, Morgan Stanley Capital I Inc., or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described below under ‘‘— Matters Regarding a Master Servicer and the Depositor’’;

(8)	if and to the extent described in the related prospectus supplement, to pay or to transfer to a separate account for purposes of escrowing for the payment of the trustee’s fees;

(9)	to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described below under ‘‘— Matters Regarding the Trustee’’;

(10)	unless otherwise provided in the related prospectus supplement, to pay a master servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Certificate Account;

(11)	to pay the person entitled thereto any amounts deposited in the Certificate Account that were identified and applied by the master servicer as recoveries of Retained Interest;

(12)	to pay for costs reasonably incurred in connection with the proper operation, management and maintenance of any mortgaged property acquired for the benefit of certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise, these payments to be made out of income received on this type of property;

(13)	if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described below under ‘‘Federal Income Tax Consequences — REMICs — Prohibited Transactions Tax and Other Taxes’’;

(14)	to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Whole Loan or a property acquired in respect thereof in connection with the liquidation of the defaulted Whole Loan or property;

(15)	to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of certificateholders;

(16)	to pay for the costs of recording the related Agreement if recordation materially and beneficially affects the interests of certificateholders, provided that the payment shall not constitute a waiver with respect to the obligation of the Warrantying Party to remedy any breach of representation or warranty under the Agreement;

(17)	to pay the person entitled thereto any amounts deposited in the Certificate Account in error, including amounts received on any asset after its removal from the trust fund whether by reason of purchase or substitution as contemplated by ‘‘— Assignment of Assets; Repurchase’’ and ‘‘— Representations and Warranties; Repurchases’’ or otherwise;

(18)	to make any other withdrawals permitted by the related Agreement and described in the related prospectus supplement; and

(19)	to clear and terminate the Certificate Account at the termination of the trust fund.

Other Collection Accounts

Notwithstanding the foregoing, if so specified in the related prospectus supplement, the Agreement for any series of certificates may provide for the establishment and maintenance of a separate collection account into which the master servicer or any related subservicer or special servicer will deposit on a daily basis the amounts described under ‘‘— Deposits’’ above for one or more series of certificates. Any amounts on deposit in any collection account will be withdrawn therefrom and deposited into the appropriate Certificate Account by a time specified in the related prospectus supplement. To the extent specified in the related prospectus supplement, any amounts which could be withdrawn from the Certificate Account as described under ‘‘— Withdrawals’’ above, may also be withdrawn from any collection account. The prospectus supplement will set forth any restrictions with respect to any collection account, including investment restrictions and any restrictions with respect to financial institutions with which any collection account may be maintained.

Collection and Other Servicing Procedures

The master servicer, directly or through subservicers, is required to make reasonable efforts to collect all scheduled payments under the Whole Loans and will follow or cause to be followed the collection procedures as it would follow with respect to mortgage loans that are comparable to the Whole Loans and held for its own account, provided the procedures are consistent with the Servicing Standard. In connection therewith, the master servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late Whole Loan payment.

Each master servicer will also be required to perform other customary functions of a servicer of comparable loans, including the following:

•	maintaining, or causing the borrower or lessee on each mortgage or lease to maintain, hazard, business interruption and general liability insurance policies and, if applicable, rental interruption policies as described in this prospectus and in any related prospectus supplement, and filing and settling claims thereunder;

•	maintaining escrow or impoundment accounts of borrowers for payment of taxes, insurance and other items required to be paid by any borrower pursuant to the Whole Loan;

•	processing assumptions or substitutions in those cases where the master servicer has determined not to enforce any applicable Due-on-Sale clause; attempting to cure delinquencies;

•	inspecting and managing mortgaged properties under certain circumstances; and

•	maintaining accounting records relating to the Whole Loans. Generally the master servicer or another service provider, as specified in the related prospectus supplement, will be responsible for filing and settling claims in respect of particular Whole Loans under any applicable instrument of Credit Support. See ‘‘Description of Credit Support.’’

The master servicer may agree to modify, waive or amend any term of any Whole Loan in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not

•	affect the amount or timing of any scheduled payments of principal or interest on the Whole Loan or

•	in its judgment, materially impair the security for the Whole Loan or reduce the likelihood of timely payment of amounts due thereon.

Except to the extent another standard is specified in the related prospectus supplement, the special servicer may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a Whole Loan if,

•	in its judgment, a material default on the Whole Loan has occurred or a payment default is imminent and

•	in its judgment, that modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Whole Loan on a present value basis than would liquidation.

The master servicer or special servicer is required to notify the trustee in the event of any modification, waiver or amendment of any Whole Loan.

Subservicers

A master servicer may delegate its servicing obligations in respect of the Whole Loans to a subservicer, but the master servicer will remain obligated under the related Agreement. Each subservicing agreement must be consistent with the terms of the related Agreement and must provide that, if for any reason the master servicer for the related series of certificates is no longer acting in the capacity of master servicer, the trustee or any successor master servicer may assume the master servicer’s rights and obligations under the subservicing agreement.

Generally, the master servicer will be solely liable for all fees owed by it to any subservicer, irrespective of whether the master servicer’s compensation pursuant to the related Agreement is sufficient to pay those fees; however, if so specified in the related prospectus supplement, a subservicer may be compensated directly from the trust fund, or in another manner. A subservicer may be entitled to a Retained Interest in certain Whole Loans. Each subservicer will be reimbursed by the master servicer for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under an Agreement. See ‘‘— Retained Interest; Servicing Compensation and Payment of Expenses’’ below.

Special Servicers

To the extent so specified in the related prospectus supplement, a special servicer may be appointed. A special servicer will generally be appointed for the purpose of servicing mortgage loans that are in default or as to which a default is imminent. The related prospectus supplement will describe the rights, obligations and compensation of a special servicer. The master servicer will only be responsible for the duties and obligations of a special servicer to the extent set forth in the prospectus supplement.

Realization Upon Defaulted Whole Loans

A borrower’s failure to make required payments may reflect inadequate income or the diversion of that income from the service of payments due under the mortgage loan, and may call into question the borrower’s ability to make timely payment of taxes and to pay for necessary maintenance of the related mortgaged property. Unless otherwise provided in the related prospectus supplement, the special servicer is required to:

•	monitor any Whole Loan which is in default,

•	contact the borrower concerning the default,

•	evaluate whether the causes of the default can be cured over a reasonable period without significant impairment of the value of the mortgaged property,

•	initiate corrective action in cooperation with the borrower if cure is likely,

•	inspect the mortgaged property, and

•	take any other actions as are consistent with the Servicing Standard.

A significant period of time may elapse before the special servicer is able to assess the success of the corrective action or the need for additional initiatives.

The time within which the special servicer makes the initial determination of appropriate action, evaluates the success of corrective action, develops additional initiatives, institutes foreclosure proceedings and actually forecloses or takes a deed to a mortgaged property in lieu of foreclosure on behalf of the certificateholders, may vary considerably depending on the particular Whole Loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the Whole Loan and the laws of the jurisdiction in which the mortgaged property is located. Under federal bankruptcy law, the special servicer in certain cases may not be permitted to accelerate a Whole Loan or to foreclose on a mortgaged property for a considerable period of time. See ‘‘Legal Aspects of the Mortgage Loans and the Leases.’’

Any Agreement relating to a trust fund that includes Whole Loans may grant to the loan seller, the special or master servicer or the holder or holders of certain classes of certificates, or all of them, an option to purchase from the trust fund at its fair value any Whole Loan as to which a specified number of scheduled payments thereunder or a balloon payment are delinquent, or as to which there are other defaults specified in the related prospectus supplement. In addition, a Whole Loan that is in default may be subject to a purchase option on the part of another lender whose loan is secured by the related real estate collateral or by a security interest in the equity in the related borrower. Further, if so specified in the related prospectus supplement, a special servicer or other specified party for a trust fund may be obligated to sell a mortgage asset that is in default. Any such option granted to the holder of an offered certificate will be described in the related prospectus supplement. Any such option may be assignable to any person or entity. If so specified in the related prospectus supplement, additional or alternative procedures may be used to sell a defaulted mortgage loan.

If a default on a Whole Loan has occurred or, in the master servicer’s or special servicer’s judgment is imminent, and the action is consistent with the servicing standard, the special servicer, on behalf of the trustee, may at any time:

•	institute foreclosure proceedings,

•	exercise any power of sale contained in any mortgage,

•	obtain a deed in lieu of foreclosure, or

•	otherwise acquire title to a mortgaged property securing the Whole Loan.

Unless otherwise specified in the related prospectus supplement, the special servicer may not acquire title to any related mortgaged property or take any other action that would cause the trustee, for the benefit of certificateholders, or any other specified person to be considered to hold title to, to be a ‘‘mortgagee-in-possession’’ of, or to be an ‘‘owner’’ or an ‘‘operator’’ of that mortgaged property within the meaning of federal environmental laws, unless the special servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust fund, that either:

•	the mortgaged property is in compliance with applicable environmental laws, and there are no circumstances present at the mortgaged property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or

•	if the mortgaged property is not so in compliance or such circumstances are so present, then it would be in the best economic interest of the trust fund to acquire title to the mortgaged property and further to take the actions as would be necessary and appropriate to effect the compliance and respond to the circumstances, the cost of which actions will be an expense of the trust fund.

Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer, on behalf of the trust fund, will be required to sell the mortgaged property prior to the close of the third calendar year following the year of acquisition of the mortgaged property by the trust fund, unless

•	the Internal Revenue Service grants an extension of time to sell the property or

•	the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund subsequent to that period will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding.

Subject to the foregoing, the special servicer will be required to

•	solicit bids for any mortgaged property so acquired by the trust fund as will be reasonably likely to realize a fair price for the property and

•	accept the first and, if multiple bids are contemporaneously received, the highest cash bid received from any person that constitutes a fair price.

If the trust fund acquires title to any mortgaged property, the special servicer, on behalf of the trust fund, may retain an independent contractor to manage and operate the property. The retention of an independent contractor, however, will not relieve the special servicer of any of its obligations with respect to the management and operation of that property. Unless otherwise specified in the related prospectus supplement, any property acquired by the trust fund will be managed in a manner consistent with the management and operation of similar property by a prudent lending institution.

The limitations imposed by the related Agreement and the REMIC Provisions of the Code, if a REMIC election has been made with respect to the related trust fund, on the operations and ownership of any mortgaged property acquired on behalf of the trust fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See ‘‘Legal Aspects of the Mortgage Loans and the Leases — Foreclosure.’’

If recovery on a defaulted Whole Loan under any related instrument of Credit Support is not available, the special servicer nevertheless will be obligated to follow or cause to be followed normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Whole Loan. If the proceeds of any liquidation of the property securing the defaulted Whole Loan are less than the outstanding principal balance of the defaulted Whole Loan plus interest accrued thereon at the mortgage rate plus the aggregate amount of expenses incurred by the special servicer in connection with such proceedings and which are reimbursable under the Agreement, the trust fund will realize a loss in the amount of that difference. The special servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of the Liquidation Proceeds recovered on any defaulted Whole Loan, prior to the distribution of the Liquidation Proceeds to certificateholders, amounts representing its normal servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan.

If any property securing a defaulted Whole Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related instrument of Credit Support, if any, the special servicer is not required to expend its own funds to restore the damaged property unless it determines

•	that the restoration will increase the proceeds to certificateholders on liquidation of the Whole Loan after reimbursement of the special servicer for its expenses and

•	that the expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

As servicer of the Whole Loans, a master servicer, on behalf of itself, the trustee and the certificateholders, will present claims to the obligor under each instrument of Credit Support, and will take reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Whole Loans.

If a master servicer, special servicer, or its designee recovers payments under any instrument of Credit Support with respect to any defaulted Whole Loan, the master or special servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of those proceeds, prior to distribution thereof to certificateholders, amounts representing master and special servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan. See ‘‘— Hazard Insurance Policies’’ and ‘‘Description of Credit Support.’’

Hazard Insurance Policies

Unless otherwise specified in the related prospectus supplement, each Agreement for a trust fund that includes Whole Loans will require the master servicer to cause the borrower on each Whole Loan to maintain a hazard insurance policy providing for the coverage required under the related mortgage or, if any mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, then the coverage that is consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the coverage will be in general in an amount equal to the lesser of the principal balance owing on the Whole Loan and the amount necessary to fully compensate for any damage or loss to the improvements on the mortgaged property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below in this section, or upon the extent to which information in this regard is furnished by borrowers. All amounts collected by the master servicer under any policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer’s normal servicing procedures, subject to the terms and conditions of the related mortgage and mortgage note, will be deposited in the Certificate Account. The Agreement will provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by the master servicer’s maintaining a blanket policy insuring against hazard losses on the Whole Loans. If the blanket policy contains a deductible clause, the master servicer will be required to deposit in the Certificate Account all sums that would have been deposited in the Certificate Account but for that clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Whole Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most of these policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin, domestic animals and other kinds of uninsured risks.

The hazard insurance policies covering the mortgaged properties securing the Whole Loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, the co-insurance clause generally provides that the insurer’s liability in the event of partial loss does not exceed the lesser of

•	the replacement cost of the improvements less physical depreciation and

•	the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

Each Agreement for a trust fund that includes Whole Loans will require the master servicer to cause the borrower on each Whole Loan, or, in certain cases, the related lessee, to maintain all other insurance coverage with respect to the related mortgaged property as is consistent with the terms of the related mortgage and the Servicing Standard, which insurance may typically include flood insurance if the related mortgaged property was located at the time of origination in a federally designated flood area.

In addition, to the extent required by the related mortgage, the master servicer may require the borrower or related lessee to maintain other forms of insurance including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance, and the related Agreement may require the master servicer, subservicer or special servicer to maintain public liability insurance with respect to any REO Properties. Any cost incurred by the master servicer in maintaining any insurance policy will be added to the amount owing under the mortgage loan where the terms of the mortgage loan so permit; provided, however, that the addition of this cost will not be taken into account for purposes of calculating the distribution to be made to certificateholders. These costs may be recovered by the master servicer, subservicer or special servicer, as the case may be, from the Collection Account, with interest thereon, as provided by the Agreement.

Under the terms of the Whole Loans, borrowers will generally be required to present claims to insurers under hazard insurance policies maintained on the related mortgaged properties. The master servicer, on behalf of the trustee and certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on mortgaged properties securing the Whole Loans. However, the ability of the master servicer to present or cause to be presented these claims is dependent upon the extent to which information in this regard is furnished to the master servicer by borrowers.

Rental Interruption Insurance Policy

If so specified in the related prospectus supplement, the master servicer or the borrowers will maintain rental interruption insurance policies in full force and effect with respect to some or all of the leases. Although the terms of these policies vary to some degree, a rental interruption insurance policy typically provides that, to the extent that a lessee fails to make timely rental payments under the related lease due to a casualty event, the losses will be reimbursed to the insured. If so specified in the related prospectus supplement, the master servicer will be required to pay from its servicing compensation the premiums on the rental interruption policy on a timely basis. If so specified in the prospectus supplement, if the rental interruption policy is canceled or terminated for any reason other than the exhaustion of total policy coverage, the master servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the rental interruption policy with a total coverage that is equal to the then existing coverage of the terminated rental interruption policy. However, if the cost of any replacement policy is greater than the cost of the terminated rental interruption policy, the amount of coverage under the replacement policy will, to the extent set forth in the related prospectus supplement, be reduced to a level such that the applicable premium does not exceed, by a percentage that may be set forth in the related prospectus supplement, the cost of the rental interruption policy that was replaced. Any amounts collected by the master servicer under the rental interruption policy in the nature of insurance proceeds will be deposited in the Certificate Account.

Fidelity Bonds and Errors and Omissions Insurance

Unless otherwise specified in the related prospectus supplement, each Agreement will require that the master servicer and any special servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage which may provide blanket coverage or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the master servicer or the special servicer, as applicable. The related Agreement will allow the master servicer and any special servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the master servicer or the special servicer so long as criteria set forth in the Agreement are met.

Due-on-Sale and Due-on-Encumbrance Provisions

Some of the Whole Loans may contain clauses requiring the consent of the lender to any sale or other transfer of the related mortgaged property, or Due-on-Sale clauses entitling the lender to accelerate payment of the Whole Loan upon any sale or other transfer of the related mortgaged property. Some of the Whole Loans may contain clauses requiring the consent of the lender to the creation of any other lien or encumbrance on the mortgaged property or Due-on-Encumbrance clauses entitling the lender to accelerate payment of the Whole Loan upon the creation of any other lien or encumbrance upon the mortgaged property. Unless otherwise provided in the related prospectus supplement, the master servicer, on behalf of the trust fund, will exercise any right the trustee may have as lender to accelerate payment of the Whole Loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. See ‘‘Legal Aspects of the Mortgage Loans and the Leases — Due-on-Sale and Due-on-Encumbrance.’’

Retained Interest; Servicing Compensation and Payment of Expenses

The prospectus supplement for a series of certificates will specify whether there will be any Retained Interest in the assets, and, if so, the initial owner thereof. If so, the Retained Interest will be established on a loan by loan basis and will be specified on an exhibit to the related Agreement.

Unless otherwise specified in the related prospectus supplement, the master servicer’s and a subservicer’s primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a portion of the interest payment on each asset. Since any Retained Interest and a master servicer’s primary compensation are percentages of the principal balance of each asset, these amounts will decrease in accordance with the amortization of the assets. The prospectus supplement with respect to a series of certificates evidencing interests in a trust fund that includes Whole Loans may provide that, as additional compensation, the master servicer or the subservicers may retain all or a portion of assumption fees, modification fees, late payment charges or prepayment premiums collected from borrowers and any interest or other income which may be earned on funds held in the Certificate Account or any account established by a subservicer pursuant to the Agreement.

The master servicer may, to the extent provided in the related prospectus supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the assets, including, without limitation, payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to certificateholders, and payment of any other expenses described in the related prospectus supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the Whole Loans and, to the extent so provided in the related prospectus supplement, interest thereon at the rate specified in the related prospectus supplement, and the fees of any special servicer, may be borne by the trust fund.

Evidence as to Compliance

The related prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer or us, as applicable, on or before the date specified in the applicable pooling and servicing agreement, an officer’s certificate stating that (i) a review of that party’s servicing activities during the preceding calendar year and of performance under the pooling and servicing agreement has been made under the officer’s supervision, and (ii) to the best of the officer’s knowledge, based on the review, such party has fulfilled all its obligations under the pooling and servicing agreement throughout the year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure.

In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an ‘‘Assessment of Compliance’’) that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) that contains the following:

(a)	a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

(b)	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

(c)	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identified by the party; and

(d)	a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an ‘‘Attestation Report’’) of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

Matters Regarding a Master Servicer, a Special Servicer and the Depositor

The master servicer, if any, a special servicer, or a servicer for substantially all the Whole Loans under each Agreement will be named in the related prospectus supplement. The entity serving as master servicer, as special servicer or as servicer may be an affiliate of Morgan Stanley Capital I Inc. and may have other normal business relationships with Morgan Stanley Capital I Inc. or Morgan Stanley Capital I Inc.’s affiliates. Reference to the master servicer shall be deemed to be to the servicer of substantially all of the Whole Loans, if applicable.

Generally, the related Agreement will provide that the master servicer may resign from its obligations and duties only if (i) (A) a successor servicer is available, willing to assume the obligations, responsibilities, and covenants to be performed by the master servicer on substantially the same terms and conditions, and for not more than equivalent compensation, and assumes all obligations of the resigning master servicer under any primary servicing agreements; (B) the resigning master servicer bears all costs associated with its resignation and the transfer of servicing; and (C) each rating agency rating the applicable series delivers written confirmation that such transfer of servicing will not result in the downgrade, qualification or withdrawal of its ratings of the certificates of such series or (ii) upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with another activity carried on by it that was performed by the master servicer on the date of the Agreement. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer’s obligations and duties under the Agreement.

Generally the Agreements will further provide that neither any master servicer, any special servicer, Morgan Stanley Capital I Inc. nor any director, officer, employee, or agent of a master servicer, a special servicer or Morgan Stanley Capital I Inc. will be under any liability to the related trust fund or certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement. However, neither a master servicer, a special servicer, Morgan Stanley Capital I Inc. nor any director, officer, employee, or agent of a master servicer, a special servicer or Morgan Stanley Capital I Inc. will be protected against any breach of a representation, warranty or covenant made in the Agreement, or against any liability specifically imposed by the Agreement, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder. The Agreements will further provide that any master servicer, any special servicer, Morgan Stanley Capital I Inc. and any director, officer, employee or agent of a master servicer or Morgan Stanley Capital I Inc. will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the certificates; provided, however, that generally the indemnification will not extend to any loss, liability or expense:

•	specifically imposed by the Agreement or otherwise incidental to the performance of obligations and duties thereunder, including, in the case of a master servicer or special servicer, the prosecution of an enforcement action in respect of any specific Whole Loan or Whole Loans, except as any loss, liability or expense shall be otherwise reimbursable pursuant to the Agreement;

•	incurred in connection with any breach of a representation, warranty or covenant made in the Agreement;

•	incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of its obligations or duties.

In addition, each Agreement will provide that none of any master servicer, any special servicer or Morgan Stanley Capital I Inc. will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The master servicer, the special servicer or Morgan Stanley Capital I Inc. may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In this event, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the certificateholders, and the master servicer, the special servicer or Morgan Stanley Capital I Inc., as the case may be, will be entitled to be reimbursed therefor and to charge the Certificate Account.

Any person into which the master servicer, the special servicer or Morgan Stanley Capital I Inc. may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer or Morgan Stanley Capital I Inc. is a party, or any person succeeding to the business of the master servicer, the special servicer or Morgan Stanley Capital I Inc., will be the successor of the master servicer, the special servicer or Morgan Stanley Capital I Inc., as the case may be, under the related Agreement.

Events of Default

Unless otherwise provided in the related prospectus supplement for a trust fund that includes Whole Loans, Events of Default under the related Agreement will include:

(1)	any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders, any required payment;

(2)	any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement which continues unremedied for thirty days after written notice of the failure has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights;

(3)	any breach of a representation or warranty made by the master servicer under the Agreement which materially and adversely affects the interests of certificateholders and which continues unremedied for thirty days after written notice of that breach has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights; and

(4)	certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

Material variations to the foregoing Events of Default – other than to shorten cure periods or eliminate notice requirements – will be specified in the related prospectus supplement. The trustee shall, not later than the later of 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and five days after certain officers of the trustee become aware of the occurrence of such an event, transmit by mail to Morgan Stanley Capital I Inc. and all certificateholders of the applicable series notice of the occurrence, unless the default shall have been cured or waived.

With respect to any series of certificates as to which there is a special servicer, similar Events of Default will generally exist under the related Agreement with respect to the special servicer.

Rights Upon Event of Default

So long as an Event of Default under an Agreement remains unremedied, Morgan Stanley Capital I Inc. or the trustee may, and at the direction of holders of certificates evidencing not less than 51% of the Voting Rights, the trustee shall, terminate all of the rights and obligations of the applicable servicer under the Agreement and in and to the mortgage loans, other than as a certificateholder or as the owner of any Retained Interest, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the applicable servicer (provided, that in the case of an Event of Default of the special servicer, the master servicer may instead succeed to the obligations of the special servicer) under the Agreement, except that if the trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, or if the related prospectus supplement so specifies, then the trustee will not be obligated to make the advances, and will be entitled to similar compensation arrangements. In the event that the trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution as to which each Rating Agency rating the certificates has confirmed that such appointment will not result in the downgrade, qualification or withdrawal of the ratings of the certificates of the applicable series. Pending appointment, the trustee (or master servicer, with respect to the special servicer) is obligated to act in the capacity of the applicable servicer. The trustee and any successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the Agreement. Generally, the Agreements will provide that expenses relating to any removal of a servicer upon an Event of Default or its voluntary resignation will be required to be paid by such servicer.

Unless otherwise described in the related prospectus supplement, the holders of certificates representing at least 66 2/3% of the Voting Rights allocated to the respective classes of certificates affected by any Event of Default will be entitled to waive that Event of Default; provided, however, that an Event of Default involving a failure to distribute a required payment to certificateholders described in clause (1) under ‘‘— Events of Default’’ may be waived only by all of the certificateholders. Upon any waiver of an Event of Default, the Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

No certificateholder will have the right under any Agreement to institute any proceeding with respect thereto unless the holder previously has given to the trustee written notice of default and unless the holders of certificates evidencing not less than 25% of the Voting Rights have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for sixty days has neglected or refused to institute any proceeding. The trustee, however, is under no obligation to

•	exercise any of the powers vested in it by any Agreement;

•	make any investigation of matters arising under any Agreement; or

•	institute, conduct or defend any litigation under any Agreement or related to any Agreement.

If any of the holders of certificates request, order or direct the trustee to take any action, the trustee may require reasonable security or indemnity against the costs, expenses and liabilities which may be incurred.

Amendment

Each Agreement may be amended by the parties to the Agreement without the consent of any of the holders of certificates covered by the Agreement:

(1)	to cure any ambiguity;

(2)	to correct, modify or supplement any provision in the Agreement which may be inconsistent with any other provision in the Agreement;

(3)	to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof; or

(4)	to comply with any requirements imposed by the Code;

provided that the amendment – other than an amendment for the purpose specified in clause (4) above – will not, as evidenced by an opinion of counsel to that effect, adversely affect in any material respect the interests of any holder of certificates covered by the Agreement.

Each Agreement may also be amended by Morgan Stanley Capital I Inc., the master servicer, if any, and the trustee, with the consent of the holders of certificates affected evidencing not less than 51% (or such other percentage as may be specified in the related prospectus supplement) of the Voting Rights, for any purpose. However, to the extent set forth in the related prospectus supplement, no amendment may:

(1)	reduce in any manner the amount of or delay the timing of, payments received or advanced on mortgage loans which are required to be distributed on any certificate without the consent of the holder of that certificate;

(2)	adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in (1), without the consent of the holders of all certificates of that class; or

(3)	modify the provisions of the Agreement described in this paragraph without the consent of the holders of all certificates covered by the Agreement then outstanding.

However, with respect to any series of certificates as to which a REMIC election is to be made, the trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund to fail to qualify as a REMIC at any time that the related certificates are outstanding.

The Trustee

The trustee under each Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company serving as trustee may have a banking relationship with Morgan Stanley Capital I Inc. and its affiliates and with any master servicer and its affiliates.

Duties of the Trustee

The trustee will make no representations as to the validity or sufficiency of any Agreement, the certificates or any asset or related document and is not accountable for the use or application by or on behalf of any master servicer of any funds paid to the master servicer or its designee or any special servicer in respect of the certificates or the assets, or deposited into or withdrawn from the Certificate Account or any other account by or on behalf of the master servicer or any special servicer. If no Event of Default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the related Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine the documents and to determine whether they conform to the requirements of the Agreement.

Matters Regarding the Trustee

Generally, the trustee and each of its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons is entitled to indemnification from the trust for any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action incurred without negligence or willful misconduct on their respective part, arising out of, or in connection with the related Agreement, the assets, the certificates and the acceptance or administration of the trusts or duties created under the related Agreement (including, without limitation, any unanticipated loss, liability or expense incurred in connection with any action or inaction of any master servicer, any special servicer or the Depositor but only to the extent the trustee is unable to recover within a reasonable period of time such amount from such third party pursuant to the related Agreement) including the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder and the trustee and each of its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons shall be entitled to indemnification from the trust for any unanticipated loss, liability or expense incurred in connection with the provision by it of the reports required to be provided by it pursuant to the related Agreement.

Resignation and Removal of the Trustee

The trustee may at any time resign from its obligations and duties under an Agreement by giving written notice thereof to Morgan Stanley Capital I Inc., the master servicer, if any, and all certificateholders. Upon receiving the notice of resignation, Morgan Stanley Capital I Inc. is required promptly to appoint a successor trustee acceptable to the master servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within 30-days after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

If at any time the trustee (i) shall cease to be eligible to continue as trustee under the related Agreement, or (ii) shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the trustee or of its property shall be appointed, or any public officer shall take charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or (iii) a tax is imposed or threatened with respect to the trust or any REMIC by any state in which the trustee or the trust held by the trustee is located solely because of the location of the trustee in such state; provided, however, that, if the trustee agrees to indemnify the trust for such taxes, it shall not be removed pursuant to this clause (iii), or (iv) the continuation of the trustee as such would result in a downgrade, qualification or withdrawal of the rating by the Rating Agencies of any class of certificates with a rating as evidenced in writing by the Rating Agencies, then Morgan Stanley Capital I Inc. may remove the trustee and appoint a successor trustee meeting the eligibility requirements set forth in the related Agreement. If specified in the related Prospectus Supplement, holders of the certificates of any series entitled to a specified percentage of the Voting Rights for that series may at any time remove the trustee for cause (or if specified in the related Prospectus Supplement, without cause) and appoint a successor trustee.

Any resignation or removal of the trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee. Generally, the Agreements will provide that expenses relating to resignation of the Trustee or any removal of the Trustee for cause will be required to be paid by the Trustee, and expenses relating to removal of the Trustee without cause will be paid by the parties effecting such removal.

Additional Parties to the Agreements

If so specified in the prospectus supplement for a series, there may be one or more additional parties to the related pooling and servicing agreement, including but not limited to (i) a paying agent, which will make payments and perform other specified duties with respect to the certificates, (ii) a certificate registrar, which will maintain the register of certificates and perform certain duties with respect to certificate transfer, (iii) an authenticating agent, which will countersign the certificates on behalf of the trustee and/or (iv) a fiscal agent, which will be required to make advances if the trustee fails to do so when required.

DESCRIPTION OF CREDIT SUPPORT

General

For any series of certificates, Credit Support may be provided with respect to one or more classes thereof or the related assets. Credit Support may be in the form of the subordination of one or more classes of certificates, cross-support provisions, insurance or guarantees for the loans, letters of credit, insurance policies and surety bonds, the establishment of one or more reserve funds or any combination of the foregoing.

Unless otherwise provided in the related prospectus supplement for a series of certificates, the Credit Support will not provide protection against all risks of loss and will not guarantee repayment of the entire Certificate Balance of the certificates and interest thereon. If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by Credit Support, certificateholders will bear their allocable share of deficiencies.

If Credit Support is provided with respect to one or more classes of certificates of a series, or the related assets, the related prospectus supplement will include a description of:

(1)	the nature and amount of coverage under the Credit Support;

(2)	any conditions to payment thereunder not otherwise described in this prospectus;

(3)	the conditions, if any, under which the amount of coverage under the Credit Support may be reduced and under which the Credit Support may be terminated or replaced;

(4)	the material provisions relating to the Credit Support; and

(5)	information regarding the obligor under any instrument of Credit Support, including:

•	a brief description of its principal business activities;

•	its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

•	if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business; and

•	its total assets, and its stockholders’ or policyholders’ surplus, if applicable, as of the date specified in the prospectus supplement.

See ‘‘Risk Factors — Credit Support May Not Cover Losses or Risks Which Could Adversely Affect Payment On Your Certificates.’’

Subordinate Certificates

If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of Subordinate Certificates to receive distributions of principal and interest from the Certificate Account on any Distribution Date will be subordinated to the rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of or may be limited to certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Certificates in a series, the circumstances in which the subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

Cross-support Provisions

If the assets for a series are divided into separate groups, each supporting a separate class or classes of certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage loans or MBS prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage loans or MBS within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying these provisions.

Insurance or Guarantees for the Whole Loans

If so provided in the prospectus supplement for a series of certificates, the Whole Loans in the related trust fund will be covered for various default risks by insurance policies or guarantees. A copy of any material instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the certificates of the related series.

Letter of Credit

If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by one or more letters of credit, issued by the letter of credit bank. Under a letter of credit, the letter of credit bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans or MBS or both on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws in the event of only certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of any letter of credit for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the certificates of the related series.

Insurance Policies and Surety Bonds

If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. The instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. A copy of any such instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the certificates of the related series.

Reserve Funds

If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in the prospectus supplement. The reserve funds for a series may also be funded over time by depositing in the reserve funds a specified amount of the distributions received on the related assets as specified in the related prospectus supplement.

Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the certificates. If so specified in the related prospectus supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each Distribution Date amounts in a reserve fund in excess of any amount required to be maintained in the reserve fund may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement and will not be available for further application to the certificates.

Moneys deposited in any Reserve Funds will be invested in Permitted Investments, except as otherwise specified in the related prospectus supplement. Generally, any reinvestment income or other gain from these investments will be credited to the related Reserve Fund for the series, and any loss resulting from the investments will be charged to the Reserve Fund. However, the income may be payable to any related master servicer or another service provider as additional compensation.

Additional information concerning any Reserve Fund will be set forth in the related prospectus supplement, including the initial balance of the Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which the required balance will decrease over time, the manner of funding the Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make distributions to certificateholders and use of investment earnings from the Reserve Fund, if any.

Credit Support for MBS

If so provided in the prospectus supplement for a series of certificates, the MBS in the related trust fund or the mortgage loans underlying the MBS may be covered by one or more of the types of Credit Support described in this prospectus. The related prospectus supplement will specify as to each form of Credit Support the information indicated above under ‘‘Description of Credit Support — General,’’ to the extent the information is material and available.

Legal Aspects of the Mortgage Loans and the Leases

The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties that are general in nature. The legal aspects are governed by applicable state law, which laws may differ substantially. As such, the summaries do not:

•	purport to be complete;

•	purport to reflect the laws of any particular state; or

•	purport to encompass the laws of all states in which the security for the mortgage loans is situated.

The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans. See ‘‘Description of the Trust Funds — Assets.’’

General

All of the mortgage loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property. The instrument granting a security interest may be a mortgage, deed of trust, security deed or deed to secure debt, depending upon the prevailing practice and law in the state in which the mortgaged property is located. Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property. The priority of the mortgage will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to the instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

A mortgage either creates a lien against or constitutes a conveyance of real property between two parties –

•	a borrower – the borrower and usually the owner of the subject property, and

•	a mortgagee – the lender.

In contrast, a deed of trust is a three-party instrument, among

•	a trustor – the equivalent of a mortgagor or borrower,

•	a trustee to whom the mortgaged property is conveyed, and

•	a beneficiary – the lender – for whose benefit the conveyance is made.

Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties.

By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the time that the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. If a borrower under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The lender’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws including, without limitation, the Soldiers’ and Sailors’ Civil Relief Act of 1940 and, in some cases, in deed of trust transactions, the directions of the beneficiary.

Interest in Real Property

The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, the mortgage, or other instrument, may encumber other interests in real property such as:

•	a tenant’s interest in a lease of land or improvements, or both, and

•	the leasehold estate created by the lease.

A mortgage, or other instrument, covering an interest in real property other than the fee estate requires special provisions in the instrument creating the interest to protect the lender against termination of the interest before the note secured by the mortgage, deed of trust, security deed or deed to secure debt is paid. If so specified in the prospectus supplement, Morgan Stanley Capital I Inc. or the asset seller will make representations and warranties in the Agreement with respect to the mortgage loans which are secured by an interest in a leasehold estate. The representations and warranties will be set forth in the prospectus supplement if applicable.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases. Typically, under an assignment of rents and leases:

•	the borrower assigns its right, title and interest as landlord under each lease and the income derived from each lease to the lender, and

•	the borrower retains a revocable license to collect the rents for so long as there is no default under the loan documents.

The manner of perfecting the lender’s interest in rents may depend on whether the borrower’s assignment was absolute or one granted as security for the loan. Failure to properly perfect the lender’s interest in rents may result in the loss of substantial pool of funds, which could otherwise serve as a source of repayment for the loan. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and obtain a court-appointed receiver before becoming entitled to collect the rents. In most states, hotel and motel room revenues are considered accounts receivable under the UCC; generally these revenues are either assigned by the borrower, which remains entitled to collect the revenues absent a default, or pledged by the borrower, as security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the revenues and must file continuation statements, generally every five years, to maintain perfection of the security interest. Even if the lender’s security interest in room revenues is perfected under the UCC, the lender will generally be required to commence a foreclosure or otherwise take possession of the property in order to collect the room revenues after a default.

Even after a foreclosure, the potential rent payments from the property may be less than the periodic payments that had been due under the mortgage. For instance, the net income that would otherwise be generated from the property may be less than the amount that would have been needed to service the mortgage debt if the leases on the property are at below-market rents, or as the result of excessive maintenance, repair or other obligations which a lender succeeds to as landlord.

Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee-in-possession. The risks include liability for environmental clean-up costs and other risks inherent in property ownership. See ‘‘— Environmental Legislation’’ below.

Personality

Certain types of mortgaged properties, such as hotels, motels and industrial plants, are likely to derive a significant part of their value from personal property which does not constitute ‘‘fixtures’’ under applicable state real property law and, hence, would not be subject to the lien of a mortgage.

The property is generally pledged or assigned as security to the lender under the UCC. In order to perfect its security interest in the property, the lender generally must file UCC financing statements and, to maintain perfection of the security interest, file continuation statements generally every five years.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. The sales are made in accordance with procedures that vary from state to state.

Equitable Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to a lender in connection with foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of mortgage defaults, to the extent that the effect is perceived as harsh or unfair. Relying on these principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the borrower failed to maintain the mortgaged property adequately or the borrower executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes require several years to complete.

Moreover, a non collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties’ intent, if a court determines that the sale was for less than fair consideration and that the sale occurred while the borrower was insolvent or the borrower was rendered insolvent as a result of the sale and within one year – or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law – of the filing of bankruptcy.

Non Judicial Foreclosure/Power of Sale

Foreclosure of a deed of trust is generally accomplished by a non judicial trustee’s sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the borrower under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears, without acceleration, plus the expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of the property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make the repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run the operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of the operations. The lender will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See ‘‘— Environmental Legislation.’’ Generally state law controls the amount of foreclosure expenses and costs, including attorneys’ fees that may be recovered by a lender.

A junior lender may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a ‘‘Due-on-Sale’’ clause contained in a senior mortgage, the junior lender may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those mortgage loans, if any, that are junior mortgage loans, if the lender purchases the property, the lender’s title will be subject to all senior mortgages, prior liens and certain governmental liens.

The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the borrower. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by these holders.

REO Properties

If title to any mortgaged property is acquired by the trustee on behalf of the certificateholders, the master servicer or any related subservicer or the special servicer, on behalf of the holders, will be required to sell the mortgaged property prior to the close of the third calendar year following the year of acquisition of such mortgaged property by the trust fund, unless:

•	the Internal Revenue Service grants an REO Extension, or

•	It obtains an opinion of counsel generally to the effect that the holding of the property beyond the close of the third calendar year after its acquisition will not result in the imposition of a tax on the trust fund or cause any REMIC created pursuant to the Agreement to fail to qualify as a REMIC under the Code.

Subject to the foregoing, the master servicer or any related subservicer or the special servicer will generally be required to solicit bids for any mortgaged property so acquired in a manner as will be reasonably likely to realize a fair price for the property. The master servicer or any related subservicer or the special servicer may retain an independent contractor to operate and manage any REO Property; however, the retention of an independent contractor will not relieve the master servicer or any related subservicer or the special servicer of its obligations with respect to the REO Property.

In general, the master servicer or any related subservicer or the special servicer or an independent contractor employed by the master servicer or any related subservicer or the special servicer at the expense of the trust fund will be obligated to operate and manage any mortgaged property acquired as REO Property in a manner that would, to the extent commercially feasible, maximize the trust fund’s net after-tax proceeds from the property. After the master servicer or any related subservicer or the special servicer reviews the operation of the property and consults with the trustee to determine the trust fund’s federal income tax reporting position with respect to the income it is anticipated that the trust fund would derive from the property, the master servicer or any related subservicer or the special servicer could determine, particularly in the case of an REO Property that is a hospitality or residential health care facility, that it would not be commercially feasible to manage and operate the property in a manner that would avoid the imposition of an REO Tax at the highest marginal corporate tax rate – currently 35%. The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Any REO Tax imposed on the trust fund’s income from an REO Property would reduce the amount available for distribution to certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs. See ‘‘Federal Income Tax Consequences’’ in this prospectus and ‘‘Federal Income Tax Consequences’’ in the prospectus supplement.

Rights of Redemption

The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their ‘‘equity of redemption.’’ The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of the action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be Cut-off and terminated.

The equity of redemption is a common law or non statutory right which exists prior to completion of the foreclosure, is not waivable by the borrower, must be exercised prior to foreclosure sale and should be distinguished from the post sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held beyond the close of the third calendar year following the year of acquisition. Unless otherwise provided in the related prospectus supplement, with respect to a series of certificates for which an election is made to qualify the trust fund or a part thereof as a REMIC, the Agreement will permit foreclosed property to be held beyond the close of the third calendar year following the year of acquisition if the Internal Revenue Service grants an extension of time within which to sell the property or independent counsel renders an opinion to the effect that holding the property for such additional period is permissible under the REMIC Provisions.

Anti Deficiency Legislation

Some or all of the mortgage loans may be nonrecourse loans, as to which recourse may be had only against the specific property securing the related mortgage loan and a personal money judgment may not be obtained against the borrower. Even if a mortgage loan by its terms provides for recourse to the borrower, some states impose prohibitions or limitations on recourse to the borrower. For example, statutes in some states limit the right of the lender to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on a personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

Leasehold Risks

Mortgage loans may be secured by a mortgage on a ground lease. Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the borrower. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, leaving the leasehold lender without its security. The ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. This risk may be minimized if the ground lease contains certain provisions protective of the lender, but the ground leases that secure mortgage loans may not contain some of these protective provisions, and mortgages may not contain the other protections discussed in the next paragraph. Protective ground lease provisions include:

(1)	the right of the leasehold lender to receive notices from the ground lessor of any defaults by the borrower;

(2)	the right to cure those defaults, with adequate cure periods;

(3)	if a default is not susceptible of cure by the leasehold lender, the right to acquire the leasehold estate through foreclosure or otherwise;

(4)	the ability of the ground lease to be assigned to and by the leasehold lender or purchaser at a foreclosure sale and for the concomitant release of the ground lessee’s liabilities thereunder;

(5)	the right of the leasehold lender to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination thereof;

(6)	a ground lease or leasehold mortgage that prohibits the ground lessee from treating the ground lease as terminated in the event of the ground lessor’s bankruptcy and rejection of the ground lease by the trustee for the debtor ground lessor; and

(7)	A leasehold mortgage that provides for the assignment of the debtor ground lessee’s right to reject a lease pursuant to Section 365 of the Bankruptcy Code.

Without the protections described in (1) – (7) above, a leasehold lender may lose the collateral securing its leasehold mortgage. However, the enforceability of clause (7) has not been established. In addition, terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold lender with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.

Bankruptcy Laws

The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified under certain circumstances. In many jurisdictions, the outstanding amount of the loan secured by the real property may be reduced to the then current value of the property, with a corresponding partial reduction of the amount of lender’s security interest pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest or the alteration of the repayment schedule with or without affecting the unpaid principal balance of the loan, or an extension or reduction of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court provided no sale of the property had yet occurred, prior to the filing of the debtor’s petition. This may be done even if the full amount due under the original loan is never repaid.

Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to such effect or because of certain other similar events. This prohibition on so called ‘‘ipso facto clauses’’ could limit the ability of the trustee for a series of certificates to exercise certain contractual remedies with respect to the leases. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a trustee’s exercise of remedies for a related series of certificates in the event that a related lessee or a related borrower becomes the subject of a proceeding under the Bankruptcy Code. For example, a lender would be stayed from enforcing a lease assignment by a borrower related to a mortgaged property if the related borrower was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee’s petition. Rents and other proceeds of a mortgage loan may also escape an assignment thereof if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding. See
‘‘— Leases and Rents’’ above.

In addition, the Bankruptcy Code generally provides that a trustee or debtor in possession may, subject to approval of the court,

•	assume the lease and retain it or assign it to a third party or

•	reject the lease.

If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor in possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with ‘‘adequate assurance’’ of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the rejected lease, such as the borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15%, not to exceed three years, of the remaining term of the lease.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor in possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any renewal or extension thereof, any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date. To the extent provided in the related prospectus supplement, the lessee will agree under certain leases to pay all amounts owing thereunder to the master servicer without offset. To the extent that a contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of some states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the lender have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

To the extent described in the related prospectus supplement, some of the Borrowers may be partnerships. The laws governing limited partnerships in some states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an ‘‘ipso facto’’ clause and, in the event of the general partner’s bankruptcy, may not be enforceable. To the extent described in the related prospectus supplement, some of the limited partnership agreements of the Borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal – assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld – that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless

•	at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or

•	The written provisions of the limited partnership agreement permit the limited partner to agree within a specified time frame – often 60 days – after such withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so.

In addition, the laws governing general partnerships in some states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of such partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. The state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a Borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related mortgage loan, which may reduce the yield on the related series of certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general partner of a Borrower that is a partnership may provide the opportunity for a trustee in bankruptcy for the general partner, such general partner as a debtor in possession, or a creditor of the general partner to obtain an order from a court consolidating the assets and liabilities of the general partner with those of the Borrower pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt general partner. Not only would the mortgaged property be available to satisfy the claims of creditors of the general partner, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect the trustee’s status as a secured creditor with respect to the Borrower or its security interest in the mortgaged property.

Junior Mortgages; Rights of Senior Lenders or Beneficiaries

To the extent specified in the related prospectus supplement, some of the mortgage loans for a series will be secured by junior mortgages or deeds of trust which are subordinated to senior mortgages or deeds of trust held by other lenders or institutional investors. The rights of the trust fund, and therefore the related certificateholders, as beneficiary under a junior deed of trust or as lender under a junior mortgage, are subordinate to those of the lender or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior lender or beneficiary:

•	to receive rents, hazard insurance and condemnation proceeds, and

•	To cause the mortgaged property securing the mortgage loan to be sold upon default of the Borrower or trustor. This would extinguish the junior lender’s or junior beneficiary’s lien. However, the master servicer or special servicer, as applicable, could assert its subordinate interest in the mortgaged property in foreclosure litigation or satisfy the defaulted senior loan.

In many states a junior lender or beneficiary may satisfy a defaulted senior loan in full, or may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior lender unless otherwise required by law.

The form of the mortgage or deed of trust used by many institutional lenders confers on the lender or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the lender or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the lender or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under the hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed. The laws of some states may limit the ability of lenders to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In these states, the borrower must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the lender has been impaired. Similarly, in certain states, the lender is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

The form of mortgage or deed of trust used by many institutional lenders typically contains a ‘‘future advance’’ clause, which provides in essence, that additional amounts advanced to or on behalf of the borrower by the lender are to be secured by the mortgage or deed of trust. While this type of clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an ‘‘obligatory’’ or ‘‘optional’’ advance. If the lender is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the lender or beneficiary had actual knowledge of the intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the lender is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinated to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a ‘‘future advance’’ clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a ‘‘credit limit’’ amount stated in the recorded mortgage.

Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the borrower or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the lender or beneficiary under the mortgage or deed of trust. Upon a failure of the borrower to perform any of these obligations, the lender or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the borrower agreeing to reimburse the lender on behalf of the borrower. All sums so expended by the lender become part of the indebtedness secured by the mortgage or deed of trust.

The form of mortgage or deed of trust used by many institutional lenders typically requires the borrower to obtain the consent of the lender in respect of actions affecting the mortgaged property, including, without limitation, leasing activities, including new leases and termination or modification of existing leases, alterations and improvements to buildings forming a part of the mortgaged property and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the lender or beneficiary executes a written agreement with the tenant not to disturb the tenant’s possession of its premises in the event of a foreclosure. A senior lender or beneficiary may refuse to consent to matters approved by a junior lender or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior lender or beneficiary may decide not to approve the lease or to refuse to grant a tenant a non disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

Environmental Legislation

Real property pledged as security to a lender may be subject to unforeseen environmental liabilities. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or disposal activity. These environmental liabilities may give rise to:

•	a diminution in value of property securing any mortgage loan;

•	limitation on the ability to foreclose against the property; or

•	in certain circumstances, liability for clean-up costs or other remedial actions, which liability could exceed the value of the principal balance of the related mortgage loan or of the mortgaged property.

Under federal law and the laws of certain states, contamination on a property may give rise to a lien on the property for cleanup costs. In several states, the lien has priority over existing liens (a ‘‘superlien’’) including those of existing mortgages; in these states, the lien of a mortgage contemplated by this transaction may lose its priority to a superlien.

The presence of hazardous or toxic substances, or the failure to remediate the property properly, may adversely affect the market value of the property, as well as the owner’s ability to sell or use the real estate or to borrow using the real estate as collateral. In addition, certain environmental laws and common law principles govern the responsibility for the removal, encapsulation or disturbance of asbestos containing materials (‘‘ACM’’) when ACM are in poor condition or when a property with ACM is undergoing repair, renovation or demolition. These laws could also be used to impose liability upon owners and operators of real properties for release of ACM into the air that cause personal injury or other damage. In addition to cleanup and natural resource damages actions brought by federal and state agencies, the presence of hazardous substances on a property may lead to claims of personal injury, property damage, or other claims by private plaintiffs.

Under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 and under other federal law and the law of some states, a secured party such as a lender which takes a deed in lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in some circumstances for cleanup costs, even if the lender does not cause or contribute to the contamination. Liability under some federal or state statutes may not be limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property, regardless of whether they caused or contributed to the contamination. Certain states have laws similar to CERCLA.

Lenders may be held liable under CERCLA as owners or operators of a contaminated facility. Excluded from CERCLA’s definition of ‘‘owner or operator,’’ however, is a person ‘‘who, without participating in the management of a . . . facility, holds indicia of ownership primarily to protect his security interest.’’ This exemption for holders of a security interest such as a secured lender applies only in circumstances where the lender acts to protect its security interest in the contaminated facility or property. Thus, if a lender’s activities encroach on the actual management of the facility or property, the lender faces potential liability as an ‘‘owner or operator’’ under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property – whether it holds the facility or property as an investment or leases it to a third party – under some circumstances the lender may incur potential CERCLA liability.

Whether actions taken by a lender would constitute participating in the management of a facility or property, so as to render the secured creditor exemption unavailable to the lender, has been a matter of judicial interpretation of the statutory language, and court decisions have historically been inconsistent. This scope of the secured creditor exemption has been somewhat clarified by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (‘‘Asset Conservation Act’’), which lists permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured creditor exemption, subject to certain conditions and limitations. The Asset Conservation Act provides that in order to be deemed to have participated in the management of a secured property, a lender must actually participate in the management or operational affairs of the facility. The Asset Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed in lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms. However, the protections afforded lenders under the Asset Conservation Act are subject to terms and conditions that have not been clarified by the courts.

The secured creditor exemption may not protect a lender from liability under CERCLA in cases where the lender arranges for disposal of hazardous substances or for transportation of hazardous substances. In addition, the secured creditor exemption does not govern liability for cleanup costs under federal laws other than CERCLA or under state law. There is a similar secured creditor exemption for reserves of petroleum products from underground storage tanks under the federal Resource Conservation and Recovery Act. However, liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

In a few states, transfer of some types of properties is conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to cleanup the contamination before selling or otherwise transferring the property.

Beyond statute based environmental liability, there exist common law causes of action – for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property – related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in these cases, unanticipated or uninsurable liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations.

If a lender is or becomes liable, it may bring an action for contribution against the owner or operator who created the environmental hazard, but that person or entity may be bankrupt or otherwise judgment proof. It is possible that cleanup costs could become a liability of the trust fund and occasion a loss to certificateholders in certain circumstances if such remedial costs were incurred.

Unless otherwise provided in the related prospectus supplement, the Warrantying Party with respect to any Whole Loan included in a trust fund for a particular series of certificates will represent that a ‘‘Phase I Assessment’’ as described in and meeting the requirements of the then current version of Chapter 5 of the Federal National Mortgage Association Multifamily Guide has been received and reviewed. In addition, unless otherwise provided in the related prospectus supplement, the related Agreement will provide that the master servicer, acting on behalf of the trustee, may not acquire title to a mortgaged property or take over its operation unless the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, that:

•	the mortgaged property is in compliance with applicable environmental laws, and there are no circumstances present at the mortgaged property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or

•	If the mortgaged property is not so in compliance or such circumstances are so present, then it would be in the best economic interest of the trust fund to acquire title to the mortgaged property and further to take actions as would be necessary and appropriate to effect compliance or respond to such circumstances.

This requirement effectively precludes enforcement of the security for the related mortgage note until a satisfactory environmental inquiry is undertaken or any required remedial action is provided for, reducing the likelihood that a given trust fund will become liable for an Environmental Hazard Condition affecting a mortgaged property, but making it more difficult to realize on the security for the mortgage loan. However, there can be no assurance that any environmental assessment obtained by the master servicer or a special servicer, as the case may be, will detect all possible Environmental Hazard Conditions or that the other requirements of the Agreement, even if fully observed by the master servicer or special servicer, as the case may be, will in fact insulate a given trust fund from liability for Environmental Hazard Conditions. See ‘‘Description of the Agreements — Realization upon Defaulted Whole Loans.’’

Morgan Stanley Capital I Inc. generally will not have determined whether environmental assessments have been conducted with respect to the mortgaged properties relating to the mortgage loans included in the pool of mortgage loans for a series, and it is likely that any environmental assessments which would have been conducted with respect to any of the mortgaged properties would have been conducted at the time of the origination of the related mortgage loans and not thereafter. If specified in the related prospectus supplement, a Warrantying Party will represent and warrant that, as of the date of initial issuance of the certificates of a series or as of another specified date, no related mortgaged property is affected by a Disqualifying Condition. In the event that, following a default in payment on a mortgage loan that continues for 60 days,

•	the environmental inquiry conducted by the master servicer or special servicer, as the case may be, prior to any foreclosure indicates the presence of a Disqualifying Condition that arose prior to the date of initial issuance of the certificates of a series and

•	the master servicer or the special servicer certify that it has acted in compliance with the Servicing Standard and has not, by any action, created, caused or contributed to a Disqualifying Condition, the Warrantying Party, at its option, will reimburse the trust fund, cure the Disqualifying Condition or repurchase or substitute the affected Whole Loan, as described under ‘‘Description of the Agreements — Representations and Warranties; Repurchases.’’ No such person will however, be responsible for any Disqualifying Condition which may arise on a mortgaged property after the date of initial issuance of the certificates of the related series, whether due to actions of the Borrower, the master servicer, the special servicer or any other person. It may not always be possible to determine whether a Disqualifying Condition arose prior or subsequent to the date of the initial issuance of the certificates of a series.

Due-on-Sale and Due-on-Encumbrance

Some of the mortgage loans may contain Due-on-Sale and Due-on-Encumbrance clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the borrower sells or otherwise transfers or encumbers the related mortgaged property. Some of these clauses may provide that, upon an attempted sale, transfer or encumbrance of the related mortgaged property by the borrower of an otherwise non-recourse loan, the borrower becomes personally liable for the mortgage debt. The enforceability of Due-on-Sale clauses has been the subject of legislation or litigation in many states and, in some cases; the enforceability of these clauses was limited or denied. However, with respect to some of the loans, the Garn St Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of Due-on-Sale clauses and permits lenders to enforce these clauses in accordance with their terms subject to limited exceptions. Unless otherwise provided in the related prospectus supplement, a master servicer, on behalf of the trust fund, will determine whether to exercise any right the trustee may have as lender to accelerate payment of any mortgage loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the Servicing Standard.

In addition, under federal bankruptcy laws, Due-on-Sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from a bankruptcy proceeding.

Subordinate Financing

Where a borrower encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risks including:

•	the borrower may have difficulty servicing and repaying multiple loans;

•	if the junior loan permits recourse to the borrower – as junior loans often do – and the senior loan does not, a borrower may be more likely to repay sums due on the junior loan than those on the senior loan;

•	acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened;

•	if the borrower defaults on the senior loan or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

•	the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest, Prepayment Premiums and Prepayments

Forms of notes and mortgages used by lenders may contain provisions obligating the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity or prohibit prepayment for a specified period. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. The enforceability, under the laws of a number of states of provisions providing for prepayment fees or penalties upon, or prohibition of, an involuntary prepayment is unclear, and no assurance can be given that, at the time a prepayment premium is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to make the payment, or the provisions of any such prohibition, will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans.

Acceleration on Default

It is anticipated that some of the mortgage loans included in the pool of mortgage loans for a series will include a ‘‘debt acceleration’’ clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the Borrower. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default – as long as appropriate notices are given. The equity courts of the state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys’ fees incurred by the lender in collecting the defaulted payments.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980, provides that state usury limitations shall not apply to certain types of residential, including multifamily but not other commercial, first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits or to limit discount points or other charges.

Morgan Stanley Capital I Inc. has been advised by counsel that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of mortgage loans, any such limitation under the state’s usury law would not apply to the mortgage loans.

In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of the state action will be eligible for inclusion in a trust fund unless the mortgage loan provides:

•	for the interest rate, discount points and charges as are permitted in that state, or

•	that the terms of the loan shall be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious, and the borrower’s counsel has rendered an opinion that the choice of law provision would be given effect.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Laws and Regulations; Types of Mortgaged Properties

The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply together with an inability to remedy a failure could result in a material decrease in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property – e.g., a nursing or convalescent home or hospital – result in a failure to realize the full principal amount of the related mortgage loan. Mortgages on mortgaged properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged properties which are hotels or motels may present additional risk. Hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator. In addition, the transferability of the hotel’s operating, liquor and other licenses to the entity acquiring the hotel either through purchases or foreclosure is subject to the vagaries of local law requirements. Moreover, mortgaged properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of these properties.

Americans With Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, public accommodations such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent ‘‘readily achievable.’’ In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The ‘‘readily achievable’’ standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the Borrower in its capacity as owner or landlord, the ADA may also impose these types of requirements on a foreclosing lender who succeeds to the interest of the Borrower as owner of landlord. Furthermore, since the ‘‘readily achievable’’ standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the Borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the Borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act (formerly the Soldiers’ and Sailors’ Civil Relief Act of 1940), as amended, a borrower who enters military service after the origination of a mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower’s active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to borrowers who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, to the extent set forth in the related prospectus supplement, any form of Credit Support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that an affected mortgage loan goes into default, there may be delays and losses occasioned as a result of the Relief Act.

Forfeitures in Drug, RICO and Patriot Act Proceedings

Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, ‘‘did not know or was reasonably without cause to believe that the property was subject to forfeiture.’’ However, there is no assurance that such a defense will be successful.

Federal Income Tax Consequences

The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates is based on the advice of Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP or such other counsel as may be specified in the related prospectus supplement, counsel to Morgan Stanley Capital I Inc. This summary is based on laws, regulations, including REMIC Regulations, rulings and decisions now in effect or, with respect to regulations, proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in certificates applicable to all categories of investors, some of which – for example, banks and insurance companies – may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of certificates.

General

The federal income tax consequences to certificateholders will vary depending on whether an election is made to treat the trust fund relating to a particular series of certificates as a REMIC under the Code. The prospectus supplement for each series of certificates will specify whether one or more REMIC elections will be made.

REMICs

The trust fund relating to a series of certificates may elect to be treated as one or more REMICs. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however ‘‘— Taxation of Owners of REMIC Residual Certificates’’ and ‘‘— Prohibited Transactions and Other Taxes’’ below), if a trust fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the

Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under ‘‘—Taxation of Owners of REMIC Residual Certificates,’’ the Code provides that a trust fund will not be treated as a REMIC for the year and thereafter. In that event, the entity may be taxable as a separate corporation, and the REMIC Certificates may not be accorded the status or given the tax treatment described below in this section. While the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of the status of a trust fund as a REMIC, such the regulations have been issued. Any relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC’s income for the period in which the requirements for such status are not satisfied. With respect to each trust fund that elects REMIC status, Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP or such other counsel as may be specified in the related prospectus supplement will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Agreement, the trust fund will qualify as one or more REMICs, and the related certificates will be considered to be REMIC Regular Certificates or a sole class of REMIC Residual Certificates. The related prospectus supplement for each series of Certificates will indicate whether the trust fund will make one or more REMIC elections and whether a class of certificates will be treated as a regular or residual interest in a REMIC.

A ‘‘qualified mortgage’’ for REMIC purposes includes any obligation, including certificates of participation in such an obligation and any ‘‘regular interest’’ in another REMIC, that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC.

In general, with respect to each series of certificates for which a REMIC election is made,

•	certificates held by a thrift institution taxed as a ‘‘domestic building and loan association’’ will constitute assets described in Code Section 7701(a)(19)(C);

•	certificates held by a real estate investment trust will constitute ‘‘real estate assets’’ within the meaning of Code Section 856(c)(5)(B); and

•	interest on certificates held by a real estate investment trust will be considered ‘‘interest on obligations secured by mortgages on real property’’ within the meaning of Code Section 856(c)(3)(B).

If less than 95% of the REMIC’s assets are assets qualifying under any of the foregoing Code sections, the certificates will be qualifying assets only to the extent that the REMIC’s assets are qualifying assets.

Tiered REMIC Structures. For certain series of certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes. Upon the issuance of any such series of certificates, Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP or such other counsel as may be specified in the related prospectus supplement, counsel to Morgan Stanley Capital I Inc., will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary REMIC will each qualify as a REMIC, and the REMIC Certificates issued by the Master REMIC and the Subsidiary REMIC or REMICs, respectively, will be considered REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

Other than the residual interest in a Subsidiary REMIC, only REMIC Certificates issued by the Master REMIC will be offered hereunder. The Subsidiary REMIC or REMICs and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be:

•	‘‘real estate assets’’ within the meaning of Code Section 856(c)(5)(B);

•	‘‘loans secured by an interest in real property’’ under Code Section 7701(a)(19)(C); and

•	whether the income on the certificates is interest described in Code Section 856(c)(3)(B).

a.    Taxation of Owners of REMIC Regular Certificates

General.    Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

Original Issue Discount and Premium.    The REMIC Regular Certificates may be issued with OID. Generally, the OID, if any, will equal the difference between the ‘‘stated redemption price at maturity’’ of a REMIC Regular Certificate and its ‘‘issue price.’’ Holders of any class of certificates issued with OID will be required to include the OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986. Holders of REMIC Regular Certificates should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates.

Rules governing OID are set forth in Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the REMIC Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of the discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The legislative history provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such REMIC Regular Certificates. The prospectus supplement for each series of REMIC Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the REMIC Regular Certificates will prepay at the Prepayment Assumption or at any other rate.

In general, each REMIC Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its ‘‘stated redemption price at maturity’’ over its ‘‘issue price.’’ The issue price of a REMIC Regular Certificate is the first price at which a substantial amount of REMIC Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the Closing Date, the issue price for that class will be treated as the fair market value of that class on the Closing Date. The issue price of a REMIC Regular Certificate also includes the amount paid by an initial certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate. The stated redemption price at maturity of a REMIC Regular Certificate includes the original principal amount of the REMIC Regular Certificate, but generally will not include distributions of interest if the distributions constitute ‘‘qualified stated interest.’’ Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the REMIC Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on REMIC Regular Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of the REMIC Regular Certificates includes all distributions of interest as well as principal thereon.

Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is longer than the interval between subsequent Distribution Dates, the greater of any original issue discount, disregarding the rate in the first period, and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the certificate exceeds its issue price for purposes of the de minimis rule described below in this section. The OID

Regulations suggest that all interest on a long first period REMIC Regular Certificate that is issued with non de minimis OID, as determined under the foregoing rule, will be treated as OID. However, the trust fund will not take this position unless required by applicable regulations. Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is shorter than the interval between subsequent Distribution Dates, interest due on the first Distribution Date in excess of the amount that accrued during the first period would be added to the certificate’s stated redemption price at maturity. REMIC Regular Certificates should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a REMIC Regular Certificate.

Under the de minimis rule, OID on a REMIC Regular Certificate will be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average maturity of the REMIC Regular Certificate. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years, i.e., rounding down partial years, from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the REMIC Regular Certificate and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Although currently unclear, it appears that the schedule of the distributions should be determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a series of REMIC Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and the income will be capital gain if the REMIC Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

The prospectus supplement with respect to a trust fund may provide for Super Premium Certificates. The income tax treatment of such REMIC Regular Certificates is not entirely certain. For information reporting purposes, the trust fund intends to take the position that the stated redemption price at maturity of such REMIC Regular Certificates, including interest-only REMIC Regular Certificates, is the sum of all payments to be made on such REMIC Regular Certificates determined under the Prepayment Assumption, with the result that such REMIC Regular Certificates would be issued with OID. The calculation of income in this manner could result in negative original issue discount, which delays future accruals of OID rather than being immediately deductible when prepayments on the mortgage loans or MBS exceed those estimated under the Prepayment Assumption. The IRS might contend, however, that certain contingent payment rules contained in final regulations issued on June 11, 1996, with respect to original issue discount, should apply to such certificates. Although such rules are not applicable to instruments governed by Code Section 1272(a)(6), they represent the only guidance regarding the current views of the IRS with respect to contingent payment instruments. These regulations, if applicable, generally would require holders of Regular Interest Certificates to take the payments considered contingent interest payments into income on a yield to maturity basis in accordance with a schedule of projected payments provided by Morgan Stanley Capital I Inc. and to make annual adjustments to income to account for the difference between actual payments received and projected payment amounts accrued. In the alternative, the IRS could assert that the stated redemption price at maturity of such REMIC Regular Certificates (other than interest-only REMIC Regular Certificates) should be limited to their principal amount, subject to the discussion below under ‘‘— Accrued Interest Certificates,’’ so that such REMIC Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If such a position were to prevail, the rules described below under ‘‘— Premium’’ would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super Premium Certificate. It is possible that a holder of a Super Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to such Super Premium Certificate.

Under the REMIC Regulations, if the issue price of a REMIC Regular Certificate, other than REMIC Regular Certificate based on a Notional Amount, does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such REMIC Regular Certificate generally should not be treated as a Super Premium Certificate and the rules described below under ‘‘— Premium’’ should apply. However, it is possible that holders of REMIC Regular Certificates issued at a premium, even if the premium is less than 25% of such certificate’s actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Code Section 171 is made to amortize such premium.

Generally, a REMIC Regular Certificateholder must include in gross income the ‘‘daily portions’’ of the OID that accrues on a REMIC Regular Certificate for each day a certificateholder holds the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, a calculation will be made of the portion of the OID that accrues during each successive period – ‘‘an accrual period’’ – that ends on the day in the calendar year corresponding to a Distribution Date, or if Distribution Dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month, and begins on the day after the end of the immediately preceding accrual period or on the issue date in the case of the first accrual period. This will be done, in the case of each full accrual period, by

•	adding (1) the present value at the end of the accrual period – determined by using as a discount factor the original yield to maturity of the REMIC Regular Certificates as calculated under the Prepayment Assumption – of all remaining payments to be received on the REMIC Regular Certificates under the Prepayment Assumption and (2) any payments included in the stated redemption price at maturity received during such accrual period, and

•	subtracting from that total the adjusted issue price of the REMIC Regular Certificates at the beginning of such accrual period.

The adjusted issue price of a REMIC Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a REMIC Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease – but never below zero – in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the ‘‘daily portions’’ of OID may be determined according to an appropriate allocation under any reasonable method.

A subsequent purchaser of a REMIC Regular Certificate issued with OID who purchases the REMIC Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that REMIC Regular Certificate. In computing the daily portions of OID for such a purchaser, as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity, however, the daily portion is reduced by the amount that would be the daily portion for such day, computed in accordance with the rules set forth above, multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that REMIC Regular Certificate exceeds the following amount:

(1)	the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original REMIC Regular Certificateholder, who purchased the REMIC Regular Certificate at its issue price, less

(2)	any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that REMIC Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption.

A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

The Treasury Department proposed regulations on August 24, 2004 that create a special rule for accruing OID on REMIC Regular Certificates providing for a delay between record and payment dates, such that the period over which OID accrues coincides with the period over which the right of REMIC Regular Certificateholders to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, REMIC Regular Certificateholders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC Regular Certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC Regular Certificate issued after the date the final regulations are published in the Federal Register.

Variable Rate REMIC Regular Certificates.    REMIC Regular Certificates may provide for interest based on a qualifying variable rate. Interest based on a variable rate will constitute qualified stated interest and not contingent interest for OID purposes if, generally:

•	the interest is unconditionally payable at least annually;

•	the issue price of the debt instrument does not exceed the total noncontingent principal payments; and

•	interest is based on a ‘‘qualified floating rate,’’ an ‘‘objective rate,’’ a combination of a single fixed rate and one or more ‘‘qualified floating rates,’’ one ‘‘qualified inverse floating rate,’’ or a combination of ‘‘qualified floating rates’’ that do not operate in a manner that significantly accelerates or defers interest payments on the REMIC Regular Certificates.

The amount of OID with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under ‘‘— Original Issue Discount and Premium’’ by assuming generally that the Index used for the variable rate will remain fixed throughout the term of the certificate at the rate applicable on the date they are issued. Appropriate adjustments are made for the actual variable rate.

Although unclear at present, Morgan Stanley Capital I Inc. intends to treat interest on a REMIC Regular Certificate that is a weighted average of the net interest rates on mortgage loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the REMIC Regular Certificates will be deemed to be the Index in effect through the life of the REMIC Regular Certificates. It is possible, however, that the IRS may treat some or all of the interest on REMIC Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. No guidance is currently available as to how OID would be determined for debt instruments subject to Code Section 1272(a)(6) that provide for contingent interest. The treatment of REMIC Regular Certificates as contingent payment debt instruments may affect the timing of income accruals on the REMIC Regular Certificates.

Election to Treat All Interest as OID.    The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market discount or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See ‘‘— Premium’’ below. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable without the consent of the IRS.

Market Discount.    A purchaser of a REMIC Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278. Under these provisions and the OID

Regulations, ‘‘market discount’’ equals the excess, if any, of (1) the REMIC Regular Certificate’s stated principal amount or, in the case of a REMIC Regular Certificate with OID, the adjusted issue price, determined for this purpose as if the purchaser had purchased such REMIC Regular Certificate from an original holder, over (2) the price for such REMIC Regular Certificate paid by the purchaser. A certificateholder that purchases a REMIC Regular Certificate at a market discount will recognize income upon receipt of each distribution representing amounts included in such certificate’s stated redemption price at maturity. In particular, under Section 1276 of the Code such a holder generally will be required to allocate each such distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies.

Market discount with respect to a REMIC Regular Certificate will be considered to be zero if the amount allocable to the REMIC Regular Certificate is less than 0.25% of the REMIC Regular Certificate’s stated redemption price at maturity multiplied by the REMIC Regular Certificate’s weighted average maturity remaining after the date of purchase. If market discount on a REMIC Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the REMIC Regular Certificate, and gain equal to the allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

The Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury, rules described in the legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest method rate or according to one of the following methods. For REMIC Regular Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of

(1)	the total remaining market discount and

(2)	a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period.

For REMIC Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of

(1)	the total remaining market discount and

(2)	a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period.

For purposes of calculating market discount under any of the above methods in the case of instruments such as the REMIC Regular Certificates that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

A holder who acquired a REMIC Regular Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

Premium.    A purchaser of a REMIC Regular Certificate that purchases the REMIC Regular Certificate at a cost, not including accrued qualified stated interest, greater than its remaining stated redemption price at maturity will be considered to have purchased the REMIC Regular Certificate at a premium and may elect to amortize the premium under a constant yield method. A certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the REMIC Regular Certificate for this purpose. However, the legislative history states that the same rules that apply to accrual of market discount, which rules require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such certificates have OID, will also apply in amortizing bond premium under Code Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on such REMIC Regular Certificates and will be applied as an offset against the interest payment. The Amortizable Bond Premium Regulations do not apply to prepayable securities described in Section 1272(a)(6) of the Code, such as the REMIC Regular Certificates. Certificateholders should consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.

Deferred Interest.    Certain classes of REMIC Regular Certificates may provide for the accrual of Deferred Interest with respect to one or more adjustable rate loans. Any Deferred Interest that accrues with respect to a class of REMIC Regular Certificates will constitute income to the holders of such certificates prior to the time distributions of cash with respect to such Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such certificates will constitute qualified stated interest or whether all or a portion of the interest payable on such certificates must be included in the stated redemption price at maturity of the certificates and accounted for as OID, which could accelerate such inclusion. Interest on REMIC Regular Certificates must in any event be accounted for under an accrual method by the holders of such certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such REMIC Regular Certificates.

Sale, Exchange or Redemption.    If a REMIC Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller’s adjusted basis in the REMIC Regular Certificate. Such adjusted basis generally will equal the cost of the REMIC Regular Certificate to the seller, increased by any OID and market discount included in the seller’s gross income with respect to the REMIC Regular Certificate, and reduced, but not below zero, by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a REMIC Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder’s adjusted basis in the REMIC Regular Certificate. A REMIC Regular Certificateholder who receives a final payment that is less than the holder’s adjusted basis in the REMIC Regular Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under ‘‘— Market Discount’’ above, any such gain or loss will be capital gain or loss, provided that the REMIC Regular Certificate is held as a ‘‘capital asset’’ (generally, property held for investment) within the meaning of Code Section 1221.

Such capital gain or loss will generally be long-term capital gain or loss if the REMIC Regular Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individual on capital assets held less than twelve-months are generally subject to ordinary income tax rates. The use of capital losses is limited.

Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of

•	the amount that would have been includible in the holder’s income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in Code Section 1274(d) determined as of the date of purchase of such REMIC Regular Certificate, over

•	the amount actually includible in such holder’s income.

Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income if the REMIC Regular Certificate is held as part of a ‘‘conversion transaction’’ as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the REMIC Regular Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, or if the REMIC Regular Certificate is held as part of a straddle. A sale of a REMIC Regular Certificate will be part of a ‘‘conversion transaction’’ if substantially all of the holder’s expected return is attributable to the time value of the holder’s net investment; the holder entered the contract to sell the REMIC Regular Certificate substantially contemporaneously with acquiring the REMIC Regular Certificate; the REMIC Regular Certificate is part of a straddle; the REMIC Regular Certificate is marketed or sold as producing capital gains; or other transactions to be specified in Treasury regulations that have not yet been issued. Potential investors should consult their tax advisors with respect to tax consequences of ownership and disposition of an investment in REMIC Regular Certificates in their particular circumstances.

The certificates will be ‘‘evidences of indebtedness’’ within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a REMIC Regular Certificate by a bank or a thrift institution to which this section applies will be ordinary income or loss.

The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder’s purchase price which the REMIC may not have, it appears that the information reports will only provide information pertaining to the appropriate proportionate method of accruing market discount.

Accrued Interest Certificates.    Payment Lag Certificates may provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each Distribution Date. The period between the Closing Date for Payment Lag Certificates and their first Distribution Date may or may not exceed the interval. Purchasers of Payment Lag Certificates for which the period between the Closing Date and the first Distribution Date does not exceed the interval could pay upon purchase of the REMIC Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the Distribution Date were interest accrued from Distribution Date to Distribution Date. If a portion of the initial purchase price of a REMIC Regular Certificate is allocable to pre issuance accrued interest and the REMIC Regular Certificate provides for a payment of stated interest on the first payment date and the first payment date is within one year of the issue date that equals or exceeds the amount of the pre issuance accrued interest, then the REMIC Regular Certificate’s issue price may be computed by subtracting from the issue price the amount of pre issuance accrued interest, rather than as an amount payable on the REMIC Regular

Certificate. However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Certificates. Therefore, in the case of a Payment Lag Certificate, the trust fund intends to include accrued interest in the issue price and report interest payments made on the first Distribution Date as interest to the extent such payments represent interest for the number of days that the certificateholder has held the Payment Lag Certificate during the first accrual period.

Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

Non-interest Expenses of the REMIC.    Under temporary Treasury regulations, if the REMIC is considered to be a ‘‘single class REMIC,’’ a portion of the REMIC’s servicing, administrative and other non-interest expenses will be allocated as a separate item to those REMIC Regular Certificates that are ‘‘pass-through interest holders.’’ Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Regular Certificates. See ‘‘Pass-through of Non-interest Expenses of the REMIC’’ under ‘‘Taxation of Owners of REMIC Residual Certificates’’ below.

Effects of Defaults, Delinquencies and Losses.    Certain series of certificates may contain one or more classes of Subordinate Certificates, and in the event there are defaults or delinquencies on the mortgage loans or MBS, amounts that would otherwise be distributed on the Subordinate Certificates may instead be distributed on the Senior Certificates. Subordinate certificateholders nevertheless will be required to report income with respect to such certificates under an accrual method without giving effect to delays and reductions in distributions on the Subordinate Certificates attributable to defaults and delinquencies on the mortgage loans or MBS, except to the extent that it can be established that the amounts are uncollectible. As a result, the amount of income reported by a Subordinate certificateholder in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Subordinate Certificate is reduced as a result of defaults and delinquencies on the mortgage loans or MBS.

Although not entirely clear, it appears that holders of REMIC Regular Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such certificates becoming wholly or partially worthless, and that, in general, holders of certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such certificates becoming wholly worthless. Potential investors and holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. These taxpayers are advised to consult their tax advisors regarding the treatment of losses on certificates.

Non-U.S. Persons.    Interest, including original issue discount, distributable to REMIC Regular Certificateholders who are nonresident aliens, foreign corporations, or other Non-U.S. Persons, will be considered ‘‘portfolio interest’’ and, therefore, generally will not be subject to 30% United States withholding tax, provided that such Non-U.S. Person:

•	is not a ‘‘10-percent shareholder’’ within the meaning of Code Section 871(h)(3)(B) or, or a controlled foreign corporation described in Code Section 881(c)(3)(C) related to, the REMIC (or possibly one or more mortgagors); and

•	provides the trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the REMIC Regular Certificate is a Non-U.S. Person.

The appropriate documentation includes Form W-8BEN, if the Non-U.S. Person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the REMIC Regular Certificate being effectively connected to a United States trade or business; Form W-8BEN or Form W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the REMIC Regular Certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. An intermediary (other than a partnership) must provide Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A ‘‘qualified intermediary’’ must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A non-‘‘qualified intermediary’’ must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term ‘‘intermediary’’ means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a REMIC Regular Certificate. A ‘‘qualified intermediary’’ is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS. If such statement, or any other required statement, is not provided, 30% withholding will apply. If the interest on the REMIC Regular Certificate is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Such a non-U.S. REMIC Regular Certificateholder, if such holder is a corporation, also may be subject to the branch profits tax. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a REMIC Regular Certificate.

Further, a REMIC Regular Certificate will not be included in the estate of a non resident alien individual. This exclusion may not apply if the non-resident alien individual actually or constructively owns 10% or more of the residual interest in the related REMIC and will not be subject to United States estate taxes. Certificateholders who are non resident alien individuals should consult their tax advisors concerning this question.

REMIC Regular Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Residual Certificates and REMIC Residual Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so. In addition, the IRS may assert that non-U.S. Persons that own directly or indirectly, a greater than 10% interest in any Borrower, and foreign corporations that are ‘‘controlled foreign corporations’’ as to the United States of which such a Borrower is a ‘‘United States shareholder’’ within the meaning of Section 951(b) of the Code, are subject to United States withholding tax on interest distributed to them to the extent of interest concurrently paid by the related Borrower.

Information Reporting and Backup Withholding. The paying agent will send, within a reasonable time after the end of each calendar year, to each person who was a REMIC Regular Certificateholder at any time during that year, the information as may be deemed necessary or desirable to assist REMIC Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold the REMIC Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding at a rate of 28% (increasing to 31% after 2010) may be required with respect to any payments with respect to any payments to registered owners who are not ‘‘exempt recipients.’’

In addition, upon the sale of a REMIC Regular Certificate to, or through, a broker, the broker must withhold at the above rate on the entire purchase price, unless either:

•	the broker determines that the seller is a corporation or other exempt recipient, or

•	the seller provides, in the required manner, identifying information and, in the case of a non-U.S. Person, certifies that such seller is a Non-U.S. Person, and other conditions are met.

A sale of a REMIC Regular Certificate to, or through, a broker must also be reported by the broker to the IRS, unless either:

•	the broker determines that the seller is an exempt recipient, or

•	the seller certifies its non-U.S. Person status and other conditions are met.

Certification of the registered owner’s non-U.S. Person status normally would be made on IRS Form W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient’s federal income tax liability.

b.    Taxation of Owners of REMIC Residual Certificates

Allocation of the Income of the REMIC to the REMIC Residual Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See ‘‘— Prohibited Transactions and Other Taxes’’ below. Instead, each original holder of a REMIC Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which the holder owns any REMIC Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder’s share of the taxable income of the REMIC for each day will be based on the portion of the outstanding REMIC Residual Certificates that the holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of REMIC Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be ‘‘portfolio income’’ for purposes of the taxation of taxpayers subject to the limitations on the deductibility of ‘‘passive losses.’’ As residual interests, the REMIC Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the certificates or as debt instruments issued by the REMIC.

A REMIC Residual Certificateholder may be required to include taxable income from the REMIC Residual Certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests, that is, a fast pay, slow pay structure, may generate such a mismatching of income and cash distributions – that is, ‘‘phantom income.’’ This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying mortgage loans or MBS and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a REMIC Residual Certificate to a REMIC Residual Certificateholder or cause the REMIC Residual Certificate to have negative ‘‘value.’’ Investors should consult their own tax advisors concerning the federal income tax treatment of a REMIC Residual Certificate and the impact of the tax treatment on the after-tax yield of a REMIC Residual Certificate.

A subsequent REMIC Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that the REMIC Residual Certificateholder owns the REMIC Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original REMIC Residual Certificateholder, as described above. The legislative history indicates that certain adjustments may be appropriate to reduce or increase the income of a subsequent holder of a REMIC Residual Certificate that purchased the REMIC Residual Certificate at a price greater than or less than the adjusted basis the REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder. See ‘‘— Sale or Exchange of REMIC Residual Certificates’’ below. It is not clear, however, whether the adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for any such adjustments.

Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of

•	the income from the mortgage loans or MBS and the REMIC’s other assets and

•	the deductions allowed to the REMIC for interest and OID on the REMIC Regular Certificates and, except as described above under ‘‘— Taxation of Owners of REMIC Regular Certificates – Non-interest Expenses of the REMIC,’’ other expenses.

REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

•	the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

•	all bad loans will be deductible as business bad debts; and

•	the limitation on the deductibility of interest and expenses related to tax exempt income will apply.

The REMIC’s gross income includes interest, original issue discount income, and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the REMIC Regular Certificates. Note that the timing of cancellation of indebtedness income recognized by REMIC Residual Certificateholders resulting from defaults and delinquencies on mortgage loans or MBS may differ from the time of the actual loss on the assets. The REMIC’s deductions include interest and original issue discount expense on the REMIC Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC and realized losses on the mortgage loans. The requirement that REMIC Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no certificates of any class of the related series outstanding.

For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Certificates and the REMIC Residual Certificates, or, if a class of certificates is not sold initially, its fair market value. The aggregate basis will be allocated among the mortgage loans or MBS and other assets of the REMIC in proportion to their respective fair market value. A mortgage loan or MBS will be deemed to have been acquired with discount or premium to the extent that the REMIC’s basis in the mortgage loan or MBS is less than or greater than its principal balance, respectively. Any such discount, whether market discount or OID, will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to the income, under a method similar to the method described above for accruing OID on the REMIC Regular Certificates. The REMIC may elect under Code Section 171 to amortize any premium on the mortgage loans or MBS. Premium on any mortgage loan or MBS to which the election applies would be amortized under a constant yield method. It is not clear whether the yield of a mortgage loan or MBS would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Additionally, such an election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27, 1985. Instead, premium with respect to such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

The REMIC will be allowed a deduction for interest and OID on the REMIC Regular Certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to REMIC Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

A REMIC Residual Certificateholder will not be permitted to amortize the cost of the REMIC Residual Certificate as an offset to its share of the REMIC’s taxable income. However, REMIC taxable income will not include cash received by the REMIC that represents a recovery of the REMIC’s basis in its assets, and, as described above, the issue price of the REMIC Residual Certificates will be added to the issue price of the REMIC Regular Certificates in determining the REMIC’s initial basis in its assets. See ‘‘— Sale or Exchange of REMIC Residual Certificates’’ below. For a discussion of possible adjustments to income of a subsequent holder of a REMIC Residual Certificate to reflect any difference between the actual cost of the REMIC Residual Certificate to the holder and the adjusted basis the REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder, see ‘‘— Allocation of the Income of the REMIC to the REMIC Residual Certificates’’ above.

Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. The net loss would be allocated among the REMIC Residual Certificateholders in the same manner as the REMIC’s taxable income. The net loss allocable to any REMIC Residual Certificate will not be deductible by the holder to the extent that the net loss exceeds the holder’s adjusted basis in the REMIC Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by the REMIC Residual Certificateholder to offset its share of the REMIC’s taxable income in future periods (but not otherwise). The ability of REMIC Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

Regulations have been issued addressing the federal income tax treatment of ‘‘inducement fees’’ received by transferees of non-economic residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related residual interest is expected to generate taxable income or net loss to its holder. Under two safe-harbor methods, inducement fees are included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the applicable prepayment assumption. If the holder of a non-economic residual interest sells or otherwise disposes of the non-economic residual interest, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. Prospective purchasers of the REMIC Residual Certificates should consult with their tax advisors regarding the effect of these regulations.

Mark-to-Market Rules.    Prospective purchasers of a REMIC Residual Certificate should be aware that the IRS has issued Mark to Market Regulations which provide that a REMIC Residual Certificate cannot be marked to market.

Pass-through of Non-interest Expenses of the REMIC.    As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the REMIC Residual Certificates. In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the REMIC Regular Certificateholders and the REMIC Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each certificateholder on that day. In general terms, a single class REMIC is one that either:

•	would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC, treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes, or

•	is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules.

Unless otherwise stated in the applicable prospectus supplement, the expenses of the REMIC will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to holders of the related REMIC Regular Certificates.

In the case of individuals or trusts, estates or other persons that compute their income in the same manner as individuals, who own an interest in a REMIC Regular Certificate or a REMIC Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries, e.g., a partnership, an S corporation or a grantor trust, such expenses will be deductible under Code Section 67 only to the extent that such expenses, plus other ‘‘miscellaneous itemized deductions’’ of the individual, exceed 2% of such individual’s adjusted gross income. In addition, Code Section 68 provides that the applicable amount will be reduced by the lesser of

•	3% of the excess of the individual’s adjusted gross income over the applicable amount or

•	80% of the amount of itemized deductions otherwise allowable for the taxable year.

Under current law, the applicable limitation is reduced by one third for taxable years beginning in 2006 and 2007, and by two thirds in taxable years beginning in 2008 and 2009. For taxable years beginning after December 31, 2009 the overall limitation on itemized deductions is repealed.

The amount of additional taxable income recognized by REMIC Residual Certificateholders who are subject to the limitations of either Code Section 67 or Code Section 68 may be substantial. Further, holders subject to the alternative minimum tax other than corporations may not deduct miscellaneous itemized deductions in determining such holders’ alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the IRS such holder’s allocable share, if any, of the REMIC’s non-interest expenses. The term ‘‘pass-through interest holder’’ generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. Accordingly, investment in REMIC Residual Certificates will in general not be suitable for individuals or for certain pass-through entities, such as partnerships and S corporations, that have individuals as partners or shareholders.

Excess Inclusions.    A portion of the income on a REMIC Residual Certificate, referred to in the Code as an ‘‘excess inclusion,’’ for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion:

•	may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a REMIC Residual Certificateholder;

•	will be treated as ‘‘unrelated business taxable income’’ within the meaning of Code Section 512 if the REMIC Residual Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income, as discussed under ‘‘— Tax Exempt Investors’’ below; and

•	is not eligible for any reduction in the rate of withholding tax in the case of a REMIC Residual Certificateholder that is a foreign investor, as discussed under ‘‘— Residual Certificate Payments — Non-U.S. Persons’’ below.

Except as discussed in the following paragraph, with respect to any REMIC Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (1) the income of such REMIC Residual Certificateholder for that calendar quarter from its REMIC Residual Certificate over (2) the sum of the ‘‘daily accruals’’ for all days during the calendar quarter on which the REMIC Residual Certificateholder holds a REMIC Residual Certificate. For this purpose, the daily accruals with respect to a REMIC Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the ‘‘adjusted issue price’’ of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the ‘‘Federal long term rate’’ in effect at the time the REMIC Residual Certificate is issued. For this purpose, the ‘‘adjusted issue price’’ of a REMIC Residual Certificate at the beginning of any calendar quarter equals the issue price of the REMIC Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased – but not below zero – by the aggregate amount of payments made on the REMIC Residual Certificate before the beginning of the quarter. The ‘‘federal long term rate’’ is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by the shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by the shareholder. Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

The Code provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for the residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. Third, a residual holder’s alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. The effect of this last statutory amendment is to prevent the use of nonrefundable tax credits to reduce a taxpayer’s income tax below its tentative minimum tax computed only on excess inclusions.

Payments.    Any distribution made on a REMIC Residual Certificate to a REMIC Residual Certificateholder will be treated as a non taxable return of capital to the extent it does not exceed the REMIC Residual Certificateholder’s adjusted basis in the REMIC Residual Certificate. To the extent a distribution exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate.

Sale or Exchange of REMIC Residual Certificates. If a REMIC Residual Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the REMIC Residual Certificate except that the recognition of loss may be limited under the ‘‘wash sale’’ rules described in the next paragraph. A holder’s adjusted basis in a REMIC Residual Certificate generally equals the cost of the REMIC Residual Certificate to the REMIC Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of the REMIC Residual Certificateholder with respect to the REMIC Residual Certificate, and decreased – but not below zero – by the net losses that have been allowed as deductions to the REMIC Residual Certificateholder with respect to the REMIC Residual Certificate and by the distributions received thereon by the REMIC Residual Certificateholder. In general, any the gain or loss will be capital gain or loss provided the REMIC Residual Certificate is held as a capital asset. The capital gain or loss will generally be long-term capital gain or loss if the REMIC Residual Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held twelve-months or less are generally subject to ordinary income tax rates. The use of capital losses is limited. However, REMIC Residual Certificates will be ‘‘evidences of indebtedness’’ within the meaning of Code Section 582(c)(1), so that gain or loss recognized from sale of a REMIC Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss. In addition, a transfer of a REMIC Residual Certificate that is a ‘‘noneconomic residual interest’’ may be subject to different rules. See ‘‘— Tax Related Restrictions on Transfers of REMIC Residual Certificates — Noneconomic REMIC Residual Certificates’’ below.

Except as provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other REMIC Residual Certificate, any residual interest in another REMIC or similar interest in a ‘‘taxable mortgage pool,’’ as defined in Code Section 7701(i), during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the ‘‘wash sale’’ rules of Code Section 1091. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but, instead, will increase such REMIC Residual Certificateholder’s adjusted basis in the newly acquired asset.

Prohibited Transactions and Other Taxes

The Code imposes a tax on REMICs equal to 100% of the net income derived from ‘‘prohibited transactions.’’ In general, subject to certain specified exceptions, a prohibited transaction means:

•	the disposition of a mortgage loan or MBS,

•	the receipt of income from a source other than a mortgage loan or MBS or certain other permitted investments,

•	the receipt of compensation for services, or

•	gain from the disposition of an asset purchased with the payments on the mortgage loans or MBS for temporary investment pending distribution on the certificates.

It is not anticipated that the trust fund for any series of certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

In addition, certain contributions to a trust fund as to which an election has been made to treat the trust fund as a REMIC made after the day on which the trust fund issues all of its interests could result in the imposition of the Contributions Tax. No trust fund for any series of certificates will accept contributions that would subject it to such tax.

In addition, a trust fund as to which an election has been made to treat the trust fund as a REMIC may also be subject to federal income tax at the highest corporate rate on ‘‘net income from foreclosure property,’’ determined by reference to the rules applicable to real estate investment trusts. ‘‘Net income from foreclosure property’’ generally means income from foreclosure property other than qualifying income for a real estate investment trust.

Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any series of certificates arises out of or results from

•	a breach of the related servicer’s, trustee’s or depositor’s obligations, as the case may be, under the related Agreement for such series, such tax will be borne by such servicer, trustee or depositor, as the case may be, out of its own funds or

•	Morgan Stanley Capital I Inc.’s obligation to repurchase a mortgage loan,

such tax will be borne by Morgan Stanley Capital I Inc.

In the event that the servicer, trustee or depositor, as the case may be, fails to pay or is not required to pay any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax, the tax will be payable out of the trust fund for the series and will result in a reduction in amounts available to be distributed to the certificateholders of the series.

Liquidation and Termination

If the REMIC adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC’s final tax return a date on which such adoption is deemed to occur, and sells all of its assets other than cash within a 90-day period beginning on such date, the REMIC will not be subject to any Prohibited Transaction Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash, other than the amounts retained to meet claims, to holders of Regular and REMIC Residual Certificates within the 90-day period.

The REMIC will terminate shortly following the retirement of the REMIC Regular Certificates. If a REMIC Residual Certificateholder’s adjusted basis in the REMIC Residual Certificate exceeds the amount of cash distributed to such REMIC Residual Certificateholder in final liquidation of its interest, then it would appear that the REMIC Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

Administrative Matters

Solely for the purpose of the administrative provisions of the Code, the REMIC generally will be treated as a partnership and the REMIC Residual Certificateholders will be treated as the partners. In general, the holder of the largest percentage interest of a class of REMIC Residual Certificates will be the ‘‘tax matters person’’ of the related REMIC for purposes of representing REMIC Residual Certificateholders in connection with any IRS proceeding. However, the duties of the tax matters person will be delegated to the Trustee under the applicable Agreement. Certain tax information will be furnished quarterly to each REMIC Residual Certificateholder who held a REMIC Residual Certificate on any day in the previous calendar quarter.

Each REMIC Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC’s return, unless the REMIC Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

Tax Exempt Investors

Any REMIC Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its ‘‘unrelated business taxable income’’ within the meaning of Code Section 512 will be subject to such tax on that portion of the distributions received on a REMIC Residual Certificate that is considered an excess inclusion. See ‘‘— Taxation of Owners of REMIC Residual Certificates — Excess Inclusions’’ above.

Residual Certificate Payments – Non-U.S. Persons

Amounts paid to REMIC Residual Certificateholders who are not U.S. Persons (see ‘‘— Taxation of Owners of REMIC Regular Certificates — Non-U.S. Persons’’ above) are treated as interest for purposes of the 30%, or lower treaty rate, United States withholding tax. Amounts distributed to holders of REMIC Residual Certificates should qualify as ‘‘portfolio interest,’’ subject to the conditions described in ‘‘— Taxation of Owners of REMIC Regular Certificates’’ above, but only to the extent that the underlying mortgage loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a REMIC Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties. See ‘‘— Taxation of Owners of REMIC Residual Certificates — Excess Inclusions’’ above. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed, or when the REMIC Residual Certificate is disposed of, under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax, for example, where the REMIC Residual Certificates do not have significant value. See ‘‘— Taxation of Owners of REMIC Residual Certificates — Excess Inclusions’’ above. If the amounts paid to REMIC Residual Certificateholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within the United States, the 30%, or lower treaty rate, withholding will not apply. Instead, the amounts paid to such non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions on the transfer of REMIC Residual Certificates, see ‘‘— Tax Related Restrictions on Transfers of REMIC Residual Certificates’’ below.

REMIC Regular Certificateholders and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual Certificateholders and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates, without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

Tax Related Restrictions on Transfers of REMIC Residual Certificates

Disqualified Organizations.    An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in the entity are not held by ‘‘disqualified organizations.’’ Further, a tax is imposed on the transfer of a residual interest in a REMIC to a ‘‘disqualified organization.’’ The amount of the tax equals the product of (A) an amount, as determined under the REMIC Regulations, equal to the present value of the total anticipated ‘‘excess inclusions’’ with respect to such interest for periods after the transfer and (B) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent, including a broker or other middleman, for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A ‘‘disqualified organization’’ means:

(A)	the United States, any State, possession or political subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental agency);

(B)	any organization, other than certain farmers’ cooperatives, generally exempt from federal income taxes unless such organization is subject to the tax on ‘‘unrelated business taxable income’’; and

(C)	a rural electric or telephone cooperative.

A tax is imposed on a ‘‘pass-through entity’’ holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity, provided that all partners of an ‘‘electing large partnership’’ as defined in Section 775 of the Code, are deemed to be disqualified organizations. The amount of the tax is equal to the product of (A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a ‘‘pass-through entity’’ means:

•	a regulated investment company, real estate investment trust or common trust fund;

•	a partnership, trust or estate; and

•	certain cooperatives.

Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity. Electing large partnerships – generally, non-service partnerships with 100 or more members electing to be subject to simplified IRS reporting provisions under Code sections 771 through 777 – will be taxable on excess inclusion income as if all partners were disqualified organizations.

In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the master servicer. The master servicer will grant consent to a proposed transfer only if it receives the following:

•	an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the REMIC Residual Certificate as a nominee or agent for a disqualified organization, and

•	a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the REMIC Residual Certificate.

Noneconomic REMIC Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic REMIC Residual Certificate to a U.S. Person unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A Noneconomic REMIC Residual Certificate is any REMIC Residual Certificate, including a REMIC Residual Certificate with a positive value at issuance, unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean-up calls or required liquidation provided for in the REMIC’s organizational documents,

•	the present value of the expected future distributions on the REMIC Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and

•	the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if:

(1)	the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor determined that the transferee had historically paid its debts as they came due and found no significant evidence that the transferee would not continue to pay its debts as they come due in the future;

(2)	the transferee represents to the transferor that (i) it understands that, as the holder of the Noneconomic REMIC Residual Certificate, the transferee may incur tax liabilities in excess of cash flows generated by the interest, (ii) that the transferee intends to pay taxes associated with holding the residual interest as they came due and (iii) that the transferee will not cause income with respect to the REMIC Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such transferee or any other person; and

(3)	the transfer is not a direct or indirect transfer to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) and either:

(i)	the present value of the anticipated tax liabilities associated with holding the Noneconomic REMIC Residual Certificate does not exceed the sum of:

•	the present value of any consideration given to the transferee to acquire the Noneconomic REMIC Residual Certificate,

•	the present value of the expected future distributions on the Noneconomic REMIC Residual Certificate and

•	the present value of the anticipated tax savings associated with holding the Noneconomic REMIC Residual Certificate as the REMIC generates losses. For purposes of the computations under this ‘‘minimum transfer price’’ alternative, the transferee is assumed to pay tax at the highest rate of tax specified in section 11(b)(1) of the Internal Revenue Code (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Internal Revenue Code for the month of such transfer and the compounding period used by the transferee; or

(ii)	(a) at the time of the transfer, and at the close of each of the transferee’s two fiscal years preceding the year of transfer, the transferee’s gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million, (b) the transferee is an eligible corporation (as defined in Treasury regulation Section 1.860E-1(c)(6)(i)) that makes a written agreement that any subsequent transfer of the interest will be to another eligible corporation in a transaction which will also satisfy clauses (1) and (2) above and this clause (3)(ii) and (c) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with the residual interest will not be paid. For purposes of clause (3)(ii)(c), if the amount of consideration paid in respect of the residual interest is so low that under any set of reasonable assumptions a reasonable person would conclude that the taxes associated with holding the residual interest will not be paid, then the transferor is deemed to know that the transferee cannot or will not pay the taxes associated with the residual interest.

If a transfer of a Noneconomic REMIC Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the REMIC Residual Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

Foreign Investors.    The REMIC Regulations provide that the transfer of a REMIC Residual Certificate that has a ‘‘tax avoidance potential’’ to a ‘‘foreign person’’ will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless the transferee’s income in respect of the REMIC Residual Certificate is effectively connected with the conduct of a United Sates trade or business. A REMIC Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the REMIC Residual Certificate to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions.

Unless otherwise stated in the prospectus supplement relating to a series of certificates, a REMIC Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or to a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) any interest in which is owned (or, may be owned pursuant to the applicable partnership agreement) directly or indirectly (other than through a U.S. corporation) by any person that is not a U.S. Person.

In addition, under temporary and final Treasury regulations, effective August 1, 2006, a U.S. partnership having a partner who is not a U.S. Person will be required to pay withholding tax in respect of excess inclusion income allocable to such non-U.S. partner, even if no cash distributions are made to such partner. Accordingly, the Agreement will prohibit transfer of a REMIC Residual Certificate to a U.S. Person treated as a partnership for federal income tax purposes, any beneficial owner of which (other than through a U.S. corporation) is (or is permitted to be under the related partnership agreement) a Non-U.S. Person.

Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in REMIC Residual Certificates are advised to consult their own tax advisors with respect to transfers of the REMIC Residual Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

Grantor Trust Funds

If a REMIC election is not made, Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP or such other counsel as may be specified in the related prospectus supplement will deliver its opinion that the trust fund will not be classified as an association taxable as a corporation and that the trust fund will be classified as a grantor trust under subpart E, Part I of subchapter J of Chapter 1 of Subtitle A of the Code. In this case, owners of certificates will be treated for federal income tax purposes as owners of a portion of the trust fund’s assets as described in this section of the prospectus.

a.    Single Class of Grantor Trust Certificates

Characterization.    The trust fund may be created with one class of grantor trust certificates. In this case, each grantor trust certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the trust fund represented by the grantor trust certificates and will be considered the equitable owner of a pro rata undivided interest in each of the mortgage loans and MBS in the pool. Any amounts received by a grantor trust certificateholder in lieu of amounts due with respect to any mortgage loan or MBS because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

Each grantor trust certificateholder will be required to report on its federal income tax return in accordance with the grantor trust certificateholder’s method of accounting its pro rata share of the entire income from the mortgage loans in the trust fund represented by grantor trust certificates, including interest, OID, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the master servicer. Under Code Sections 162 or 212 each grantor trust certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the master servicer, provided that the amounts are reasonable compensation for services rendered to the trust fund. Grantor trust certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses as itemized deductions only to the extent these expenses plus all other Code Section 212 expenses exceed two percent of its adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount under Code Section 68(b) – which amount will be adjusted for inflation – will be reduced by the lesser of

•	3% of the excess of adjusted gross income over the applicable amount and

•	80% of the amount of itemized deductions otherwise allowable for such taxable year.

Under current law, the applicable limitation is reduced by one third for taxable years beginning in 2006 and 2007, and by two thirds in taxable years beginning in 2008 and 2009. For taxable years beginning after December 31, 2009 the overall limitation on itemized deductions is repealed.

In general, a grantor trust certificateholder using the cash method of accounting must take into account its pro rata share of income as and deductions as and when collected by or paid to the master servicer or, with respect to original issue discount or certain other income items for which the certificateholder has made an election, as the amounts are accrued by the trust fund on a constant interest basis, and will be entitled to claim its pro rata share of deductions, subject to the foregoing limitations, when the amounts are paid or the certificateholder would otherwise be entitled to claim the deductions had it held the mortgage loans or MBS directly. A grantor trust certificateholder using an accrual method of accounting must take into account its pro rata share of income as payment becomes due or is made to the master servicer, whichever is earlier and may deduct its pro rata share of expense items, subject to the foregoing limitations, when the amounts are paid or the certificateholder otherwise would be entitled to claim the deductions had it held the mortgage loans or MBS directly. If the servicing fees paid to the master servicer are deemed to exceed reasonable servicing compensation, the amount of the excess could be considered as an ownership interest retained by the master servicer or any person to whom the master servicer assigned for value all or a portion of the servicing fees in a portion of the interest payments on the mortgage loans and MBS. The mortgage loans and MBS would then be subject to the ‘‘coupon stripping’’ rules of the Code discussed below under ‘‘— Stripped Bonds and Coupons.’’

Except to the extent otherwise provided in the related prospectus supplement or otherwise provided below in this section of the prospectus, as to each series of certificates, counsel to Morgan Stanley Capital I Inc. will have advised Morgan Stanley Capital I Inc. that:

•	A grantor trust certificate owned by a ‘‘domestic building and loan association’’ within the meaning of Code Section 7701(a)(19) representing principal and interest payments on mortgage loans or MBS will be considered to represent ‘‘loans . . . Secured by an interest in real property which is . . . residential property’’ within the meaning of Code Section 7701(a)(19)(C)(v), to the extent that the mortgage loans or MBS represented by that grantor trust certificate are of a type described in that Code section;

•	a grantor trust certificate owned by a real estate investment trust representing an interest in mortgage loans or MBS will be considered to represent ‘‘real estate assets’’ within the meaning of Code Section 856(c)(5)(B), and interest income on the mortgage loans or MBS will be considered ‘‘interest on obligations secured by mortgages on real property’’ within the meaning of Code Section 856(c)(3)(B), to the extent that the mortgage loans or MBS represented by that grantor trust certificate are of a type described in that Code section; and

•	A grantor trust certificate owned by a REMIC will represent ‘‘obligation[s] . . . which [are] principally secured by an interest in real property’’ within the meaning of Code Section 860G(a)(3).

Stripped Bonds and Coupons.    Certain trust funds may consist of government securities that constitute ‘‘stripped bonds’’ or ‘‘stripped coupons’’ as those terms are defined in section 1286 of the Code, and, as a result, these assets would be subject to the stripped bond provisions of the Code. Under these rules, these government securities are treated as having original issue discount based on the purchase price and the stated redemption price at maturity of each Security. As such, grantor trust certificateholders would be required to include in income their pro rata share of the original issue discount on each Government Security recognized in any given year on an economic accrual basis even if the grantor trust certificateholder is a cash method taxpayer. Accordingly, the sum of the income includible to the grantor trust certificateholder in any taxable year may exceed amounts actually received during such year.

Premium.    The price paid for a grantor trust certificate by a holder will be allocated to the holder’s undivided interest in each mortgage loan or MBS based on each asset’s relative fair market value, so that the holder’s undivided interest in each asset will have its own tax basis. A grantor trust certificateholder that acquires an interest in mortgage loans or MBS at a premium may elect to amortize the premium under a constant interest method, provided that the underlying mortgage loans with respect to the mortgage loans or MBS were originated after September 27, 1985. Premium allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on such mortgage loans and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on such grantor trust certificate. The basis for such grantor trust certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171. A certificateholder that makes this election for a mortgage loan or MBS or any other debt instrument that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter.

If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a grantor trust certificate representing an interest in a mortgage loan or MBS acquired at a premium should recognize a loss if a mortgage loan or an Underlying Mortgage Loan with respect to an asset prepays in full, equal to the difference between the portion of the prepaid principal amount of such mortgage loan or underlying mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to such mortgage loan or underlying mortgage loan. If a reasonable prepayment assumption is used to amortize the premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

The Internal Revenue Service has issued Amortizable Bond Premium Regulations.    The Amortizable Bond Premium Regulations specifically do not apply to prepayable debt instruments or any pool of debt instruments the yield on which may be affected by prepayments, such as the trust fund, which are subject to Section 1272(a)(6) of the Code. Absent further guidance from the IRS and to the extent set forth in the related prospectus supplement, the trustee will account for amortizable bond premium in the manner described in this section. Prospective purchasers should consult their tax advisors regarding amortizable bond premium and the Amortizable Bond Premium Regulations.

Original Issue Discount.    The IRS has stated in published rulings that, in circumstances similar to those described in this prospectus, the OID Regulations will be applicable to a grantor trust certificateholder’s interest in those mortgage loans or MBS meeting the conditions necessary for these sections to apply. Rules regarding periodic inclusion of OID income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers other than individuals originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such OID could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See ‘‘— Multiple Classes of Grantor Trust Certificates — Accrual of Original Issue Discount’’ below.

Market Discount.    A grantor trust certificateholder that acquires an undivided interest in mortgage loans or MBS may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in the asset is considered to have been purchased at a ‘‘market discount.’’ Generally, the amount of market discount is equal to the excess of the portion of the principal amount of the mortgage loan or MBS allocable to the holder’s undivided interest over the holder’s tax basis in such interest. Market discount with respect to a grantor trust certificate will be considered to be zero if the amount allocable to the grantor trust certificate is less than 0.25% of the grantor trust certificate’s stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

The Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a grantor trust certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of

•	the total remaining market discount and

•	A fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period.

For grantor trust certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of

•	the total remaining market discount and

•	A fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period.

For purposes of calculating market discount under any of the above methods in the case of instruments, such as the grantor trust certificates, that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a grantor trust certificate purchased at a discount or premium in the secondary market.

A holder who acquired a grantor trust certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the grantor trust certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

Election to Treat All Interest as OID.    The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for certificates acquired on or after April 4, 1994. If this election were to be made with respect to a grantor trust certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See ‘‘— Premium’’ in this prospectus. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable without consent of the IRS.

Anti Abuse Rule.    The IRS can apply or depart from the rules contained in the OID Regulations as necessary or appropriate to achieve a reasonable result where a principal purpose in structuring a mortgage loan, MBS, or grantor trust certificate or applying the otherwise applicable rules is to achieve a result that is unreasonable in light of the purposes of the applicable statutes, which generally are intended to achieve the clear reflection of income for both issuers and holders of debt instruments.

b.	Multiple Classes of Grantor Trust Certificates

1.	Stripped Bonds and Stripped Coupons

Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of ‘‘stripped bonds’’ with respect to principal payments and ‘‘stripped coupons’’ with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created.

Excess Servicing will be treated Under the Stripped Bond Rules.    If the Excess Servicing fee is less than 100 basis points, i.e., 1% interest on the principal balance of the assets in the trust fund, or the certificates are initially sold with a de minimis discount, assuming no prepayment assumption is required, any non de minimis discount arising from a subsequent transfer of the certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on an asset by asset basis, which could result in some mortgage loans or MBS being treated as having more than 100 basis points of interest stripped off. See ‘‘— Non REMIC Certificates’’ and ‘‘Multiple Classes of Grantor Trust Certificates — Stripped Bonds and Stripped Coupons.’’

Although not entirely clear, a Stripped Bond Certificate generally should be treated as an interest in mortgage loans or MBS issued on the day the certificate is purchased for purposes of calculating any OID. Generally, if the discount on a mortgage loan or MBS is larger than a de minimis amount, as calculated for purposes of the OID rules, a purchaser of such a certificate will be required to accrue the discount under the OID rules of the Code. See ‘‘— Non REMIC Certificates’’ and ‘‘— Single Class of Grantor Trust Certificates — Original Issue Discount.’’    However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the mortgage loans or MBS as market discount rather than OID if either:

•	the amount of OID with respect to the mortgage loans or MBS is treated as zero under the OID de minimis rule when the certificate was stripped or

•	No more than 100 basis points, including any Excess Servicing, are stripped off of the trust fund’s mortgage loans or MBS.

Pursuant to Revenue Procedure 91-49, issued on August 8, 1991, purchasers of Stripped Bond Certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that OID computations be made for each payment from each mortgage loan or MBS. Unless otherwise specified in the related prospectus supplement, all payments from a mortgage loan or MBS underlying a Stripped Coupon Certificate will be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from the mortgage loan or MBS would be included in the stated redemption price at maturity for the mortgage loan or MBS for purposes of calculating income on the certificate under the OID rules of the Code.

It is unclear under what circumstances, if any, the prepayment of mortgage loans or MBS will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate. If the certificate is treated as a single instrument rather than an interest in discrete mortgage loans and the effect of prepayments is taken into account in computing yield with respect to the grantor trust certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate sufficiently faster than the assumed prepayment rate so that the certificateholder will not recover its investment. However, if the certificate is treated as an interest in discrete mortgage loans or MBS, or if no prepayment assumption is used, then when a mortgage loan or MBS is prepaid, the holder of the certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the certificate that is allocable to the mortgage loan or MBS.

In light of the application of Section 1286 of the Code, a beneficial owner of a Stripped Bond Certificate generally will be required to compute accruals of OID based on its yield, possibly taking into account its own Prepayment Assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these Stripped Bond Certificates, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of OID for these certificates. Prospective investors therefore should be aware that the timing of accruals of OID applicable to a Stripped Bond Certificate generally will be different than that reported to holders and the IRS. You should consult your own tax advisor regarding your obligation to compute and include in income the correct amount of OID accruals and any possible tax consequences to you if you should fail to do so.

Treatment of Certain Owners.    Several Code sections provide beneficial treatment to certain taxpayers that invest in mortgage loans or MBS of the type that make up the trust fund. With respect to these Code sections, no specific legal authority exists regarding whether the character of the grantor trust certificates, for federal income tax purposes, will be the same as that of the underlying mortgage loans or MBS. While Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Code provisions addressing OID, it is not clear whether such characterization would apply with regard to these other Code sections. Although the issue is not free from doubt, each class of grantor trust certificates, to the extent set forth in the related prospectus supplement, should be considered to represent ‘‘real estate assets’’ within the meaning of Code Section 856(c)(5)(B) and ‘‘loans . . . Secured by, an interest in real property which is . . . residential real property’’ within the meaning of Code Section 7701(a)(19)(C)(v), and interest income attributable to grantor trust certificates should be considered to represent ‘‘interest on obligations secured by mortgages on real property’’ within the meaning of Code Section 856(c)(3)(B), provided that in each case the underlying mortgage loans or MBS and interest on such mortgage loans or MBS qualify for such treatment. Prospective purchasers to which such characterization of an investment in certificates is material should consult their own tax advisors regarding the characterization of the grantor trust certificates and the income therefrom. Unless otherwise specified in the related prospectus supplement, grantor trust certificates will be ‘‘obligation[s] . . . which [are] principally secured by an interest in real property’’ within the meaning of Code Section 860G(a)(3)(A).

2. Grantor Trust Certificates Representing Interests in Loans Other Than Adjustable Rate Loans

The original issue discount rules of Code Sections 1271 through 1275 will be applicable to a certificateholder’s interest in those mortgage loans or MBS as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers – other than individuals – originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions, or under certain circumstances, by the presence of ‘‘teaser’’ rates on the mortgage loans or MBS. OID on each grantor trust certificate must be included in the owner’s ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of OID required to be included in an owner’s income in any taxable year with respect to a grantor trust certificate representing an interest in mortgage loans or MBS other than adjustable rate loans likely will be computed as described below under ‘‘— Accrual of Original Issue Discount.’’    The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986. The holder of a certificate should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities.

Under the Code, the mortgage loans or MBS underlying the grantor trust certificate will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such mortgage asset’s stated redemption price at maturity over its issue price. The issue price of a mortgage loan or MBS is generally the amount lent to the borrower, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a mortgage loan or MBS is the sum of all payments to be made on these assets other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described below under ‘‘— Accrual of Original Issue Discount,’’ will, to the extent set forth in the related prospectus supplement, utilize the Prepayment Assumption on the issue date of such grantor trust certificate, and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. In the absence of such regulations, the Prepayment Assumption used will be the prepayment assumption that is used in determining the offering price of such certificate. No representation is made that any certificate will prepay at the Prepayment Assumption or at any other rate.

Accrual of Original Issue Discount.    Generally, the owner of a grantor trust certificate must include in gross income the sum of the ‘‘daily portions,’’ as defined below in this section, of the OID on the grantor trust certificate for each day on which it owns the certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the master servicer or other entity specified in the related prospectus supplement of the portion of OID that accrues during each successive monthly accrual period, or shorter period from the date of original issue, that ends on the day in the calendar year corresponding to each of the Distribution Dates on the grantor trust certificates, or the day prior to each such date. This will be done, in the case of each full month accrual period, by

•	adding (1) the present value at the end of the accrual period – determined by using as a discount factor the original yield to maturity of the respective component under the Prepayment Assumption – of all remaining payments to be received under the Prepayment Assumption on the respective component and (2) any payments included in the stated redemption price at maturity received during such accrual period, and

•	subtracting from that total the ‘‘adjusted issue price’’ of the respective component at the beginning of such accrual period.

The adjusted issue price of a grantor trust certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a grantor trust certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of original issue discount includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans or MBS acquired by a certificateholder are purchased at a price equal to the then unpaid principal amount of the asset, no original issue discount attributable to the difference between the issue price and the original principal amount of the asset – i.e., points – will be includible by the holder. Other original issue discount on the mortgage loans or MBS – e.g., that arising from a ‘‘teaser’’ rate – would still need to be accrued.

3.	Grantor Trust Certificates Representing Interests in Adjustable Rate Loans

The OID Regulations do not address the treatment of instruments, such as the grantor trust certificates, which represent interests in adjustable rate loans. Additionally, the IRS has not issued guidance under the Code’s coupon stripping rules with respect to such instruments. In the absence of any authority, the master servicer will report Stripped ARM Obligations to holders in a manner it believes is consistent with the rules described above under the heading ‘‘— Grantor Trust Certificates Representing Interests in Loans Other Than Adjustable Rate Loans’’ and with the OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of Deferred Interest to the principal balance of an adjustable rate loan may require the inclusion of the amount in the income of the grantor trust certificateholder when the amount accrues. Furthermore, the addition of Deferred Interest to the grantor trust certificate’s principal balance will result in additional income, including possibly OID income, to the grantor trust certificateholder over the remaining life of such grantor trust certificates.

Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such certificates.

c.	Sale or Exchange of a Grantor Trust Certificate

Sale or exchange of a grantor trust certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner’s adjusted basis in the grantor trust certificate. Such adjusted basis generally will equal the seller’s purchase price for the grantor trust certificate, increased by the OID included in the seller’s gross income with respect to the grantor trust certificate, and reduced by principal payments on the grantor trust certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a grantor trust certificate is a ‘‘capital asset’’ within the meaning of Code Section 1221, except to the extent described above with respect to market discount, and will generally be long term capital gain if the grantor trust certificate has been owned for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held twelve-months or less are generally subject to ordinary income tax rates. The use of capital losses is limited.

It is possible that capital gain realized by holders of one or more classes of grantor trust certificates could be considered gain realized upon the disposition of property that was part of a ‘‘conversion transaction.’’ A sale of a grantor trust certificate will be part of a conversion transaction if substantially all of the holder’s expected return is attributable to the time value of the holder’s net investment, and:

•	the holder entered the contract to sell the grantor trust certificate substantially contemporaneously with acquiring the grantor trust certificate;

•	the grantor trust certificate is part of a straddle;

•	the grantor trust certificate is marketed or sold as producing capital gain; or

•	other transactions to be specified in Treasury regulations that have not yet been issued.

If the sale or other disposition of a grantor trust certificate is part of a conversion transaction, all or any portion of the gain realized upon the sale or other disposition would be treated as ordinary income instead of capital gain.

Grantor trust certificates will be ‘‘evidences of indebtedness’’ within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a grantor trust certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

d.	Non-U.S. Persons

To the extent that a certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the certificateholder on the sale or exchange of such a certificate also will be subject to federal income tax at the same rate.

Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be ‘‘portfolio interest’’ and will be treated in the manner, and such persons will be subject to the same certification requirements, described above under ‘‘REMICs — Taxation of Owners of REMIC Regular Certificates — Non-U.S. Persons.’’

e.	Information Reporting and Backup Withholding

The paying agent will send, within a reasonable time after the end of each calendar year, to each person who was a certificateholder at any time during such year, the information as may be deemed necessary or desirable to assist certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold such certificates as nominees on behalf of beneficial owners.

On January 24, 2006, the IRS published final regulations which establish a reporting framework for interests in ‘‘widely held fixed investment trusts’’ and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as a ‘‘trust’’ under Treasury regulation section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person’s account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name. The trustee will be required to calculate and provide information to the IRS and to requesting persons with respect to the trust fund in accordance with these new regulations beginning with the 2007 calendar year. The trustee, or applicable middleman, will be required to file information returns with the IRS and provide tax information statements to certificateholders in accordance with these new regulations after December 31, 2007.

If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding at a rate of 28% (increasing to 31% after 2010) may be required with respect to any payments to registered owners who are not ‘‘exempt recipients.’’ In addition, upon the sale of a grantor trust certificate to, or through, a broker, the broker must withhold at the above rate on the entire purchase price, unless either

•	the broker determines that the seller is a corporation or other exempt recipient, or

•	the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Person, certifies that the seller is a Non-U.S. Person, and other conditions are met.

Such a sale must also be reported by the broker to the IRS, unless either

•	the broker determines that the seller is an exempt recipient or

•	the seller certifies its non-U.S. Person status and other conditions are met.

Certification of the registered owner’s non-U.S. Person status normally would be made on IRS Form W-8BEN under penalties of perjury, although in some cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient’s federal income tax liability.

State and Local Tax Considerations

In addition to the federal income tax consequences described in ‘‘Federal Income Tax Consequences,’’ potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the offered certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the offered certificates.

ERISA Considerations

General

Title I of ERISA and Section 4975 of the Code impose restrictions on ERISA Plans, certain other Plans and on persons who are parties in interest or disqualified persons with respect to ERISA Plans. Employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Code), are not subject to the restrictions of ERISA. However, such plans (collectively with ERISA Plans, ‘‘Plans’’) may be subject to other applicable federal, state or local law (‘‘Similar Law’’) materially similar to ERISA and the Code. Moreover, any such governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

Investments by ERISA Plans are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that an ERISA Plan’s investments be made in accordance with the documents governing the ERISA Plan.

Prohibited Transactions

General

Section 406 of ERISA prohibits parties in interest with respect to an ERISA Plan from engaging in certain transactions involving the ERISA Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. In some cases, a civil penalty may be assessed on non exempt prohibited transactions pursuant to Section 502(i) of ERISA. Section 4975 of the Code imposes excise taxes on similar transactions between Plans subject thereto and disqualified persons with respect to such.

The United States Department of Department of Labor has issued a final regulation (29 C.F.R. Section 2510.3 101) containing rules for determining what constitutes the assets of a Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and some other entities in which a Plan makes an ‘‘equity investment’’ will be deemed for purposes of ERISA and Section 4975 of the Code to be assets of the Plan unless exceptions apply.

Under the terms of the regulation, the trust fund may be deemed to hold plan assets by reason of a Plan’s investment in a certificate; such plan assets would include an undivided interest in the mortgage loans and any other assets held by the trust fund. In such an event, Morgan Stanley Capital I Inc., the master servicer, any subservicer, the trustee, any insurer of the mortgage loans or MBS and other persons, in providing services with respect to the assets of the trust fund, may become fiduciaries subject to the fiduciary responsibility provisions of Title I of ERISA, or may otherwise become parties in interest or disqualified persons, with respect to such Plan. In addition, transactions involving such assets could constitute or result in prohibited transactions under Section 406 of ERISA or Section 4975 of the Code unless such transactions are subject to a statutory, regulatory or administrative exemption.

The regulations contain a de minimis safe-harbor rule that exempts the assets of an entity from plan assets status as long as the aggregate equity investment in such entity by plans is not significant. For this purpose, equity participation in the entity will be significant if immediately after any acquisition of any equity interest in the entity, ‘‘benefit plan investors’’ in the aggregate, own 25% or more of the value of any class of equity interest, excluding from the calculation, the value of equity interests held by persons who have discretionary authority or control with respect to the assets of the entity or held by affiliates of such persons. ‘‘Benefit plan investors’’ are defined as ERISA Plans as well as employee benefit plans not subject to Title I of ERISA, e.g., governmental plans and foreign plans and entities whose underlying assets include plan assets by reason of plan investment in such entities. To fit within the safe-harbor benefit plan, investors must own less than 25% of each class of equity interests, regardless of the portion of total equity value represented by such class, on an ongoing basis.

Availability of Underwriter’s Exemption for Certificates

DOL has granted to Morgan Stanley & Co. Incorporated Prohibited Transaction Exemption (‘‘PTE’’) 90 24, Exemption Application No. D 8019, 55 Fed. Reg. 20548 (1990), as amended by PTE 97-34, Exemption Application Nos. D-10245 and D-10246, 55 Fed. Reg. 39021 (1997), PTE 2000-58, Exemption Application No. D-10829, 65 Fed. Reg. 67765 (2000) and PTE 2002-41, Exemption Application No. D-11077, 67 Fed. Reg. 54487 (2002) (the ‘‘Exemption’’) which exempts from the application of the prohibited transaction rules transactions relating to:

•	the acquisition, sale and holding by ERISA Plans of certain certificates representing an undivided interest in certain asset backed pass-through trusts, with respect to which Morgan Stanley & Co. Incorporated or any of its affiliates is the sole underwriter or the manager or co manager of the underwriting syndicate; and

•	the servicing, operation and management of such asset backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are satisfied.

The Exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the certificates or a transaction in connection with the servicing, operation and management of the trust fund may be eligible for exemptive relief thereunder:

(1)	The acquisition of the certificates by an ERISA Plan is on terms – including the price for such certificates – that are at least as favorable to the investing ERISA Plan as they would be in an arm’s length transaction with an unrelated party;

(2)	The certificates acquired by the ERISA Plan have received a rating at the time of the acquisition that is in one of the four highest generic rating categories from any of Fitch, Inc., Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.;

(3)	The trustee is not an affiliate of any member of the Restricted Group other than an underwriter;

(4)	The sum of all payments made to and retained by the underwriter in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the Asset Seller pursuant to the sale of the mortgage loans to the trust fund represents not more than the fair market value of the mortgage loans; the sum of all payments made to and retained by any servicer represent not more than reasonable compensation for the servicer’s services under the Agreement and reimbursement of the servicer’s reasonable expenses in connection therewith; and

(5)	The ERISA Plan investing in the certificates is an ‘‘accredited investor’’ as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933 as amended.

The trust fund must also meet the following requirements:

•	the corpus of the trust fund must consist solely of assets of the type that have been included in other investment pools;

•	certificates evidencing interests in other investment pools must have been rated in one of the four highest rating categories of a Rating Agency for at least one year prior to the Plan’s acquisition of the Securities; and

•	certificates evidencing interests in other investment pools must have been purchased by investors other than ERISA Plans for at least one year prior to any ERISA Plan’s acquisition of the Securities.

Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when any person who has discretionary authority or renders investment advice with respect to the investment of plan assets causes an ERISA Plan to acquire certificates in a trust fund, provided that, among other requirements:

•	the person or its affiliate is an obligor with respect to five percent or less of the fair market value of the obligations or receivables contained in the trust fund;

•	the Plan is not a plan with respect to which any member of the Restricted Group is the ‘‘plan sponsor’’ as defined in Section 3(16)(B) of ERISA;

•	in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which ERISA Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group;

•	an ERISA Plan’s investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition; and

•	immediately after the acquisition, no more than twenty-five percent of the assets of any ERISA Plan with respect to which the person has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

The Exemption does not apply to ERISA Plans sponsored by the Restricted Group

Before purchasing a certificate in reliance on the Exemption, a fiduciary of an ERISA Plan should itself confirm

•	that the certificates constitute ‘‘securities’’ for purposes of the Exemption and

•	that the general conditions and other requirements set forth in the Exemption would be satisfied.

Review by Plan Fiduciaries

Any Plan fiduciary considering whether to purchase any certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA, the Code and Similar Law to such investment. Among other things, before purchasing any certificates, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions. In this regard, purchasers that are insurance companies should determine the extent to which Prohibited Transaction Class Exemption 95-60 – for certain transactions involving insurance company general accounts – may be available. The prospectus supplement with respect to a series of certificates may contain additional information regarding the application of any other exemption, with respect to the certificates offered by the related prospectus supplement.

Legal Investment

If so specified in the prospectus supplement, certain classes of Certificates will constitute ‘‘mortgage related securities’’ for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. Generally, the only classes of Certificates which will qualify as ‘‘mortgage related securities’’ will be those that (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a Trust Fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those Certificates not qualifying as ‘‘mortgage related securities’’ for purposes of SMMEA (‘‘Non-SMMEA Certificates’’) under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

Those classes of Certificates qualifying as ‘‘mortgage related securities’’ will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities, including depository institutions, insurance companies, trustees, and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

Under SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cut-off for those enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in ‘‘mortgage related securities’’ secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of ‘‘mortgage related security’’ to include, in relevant part, Certificates satisfying the rating and qualified originator requirements for ‘‘mortgage related securities,’’ but evidencing interests in a Trust Fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of Certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in Certificates qualifying as ‘‘mortgage related securities’’ only to the extent provided in that legislation.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell, or otherwise deal in ‘‘mortgage related securities’’ without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. § 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the OCC has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank’s capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. § 1.5 concerning ‘‘safety and soundness’’ and retention of credit information), certain ‘‘Type IV securities,’’ defined in 12 C.F.R. § 1.2(m) to include certain ‘‘residential mortgage-related securities’’ and ‘‘commercial mortgage-related securities.’’ As so defined, ‘‘residential mortgage-related security’’ and ‘‘commercial mortgage-related security’’ mean, in relevant part, ‘‘mortgage related security’’ within the meaning of SMMEA, provided that, in the case of a ‘‘commercial mortgage-related security,’’ it ‘‘represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors.’’ In the absence of any rule or administrative interpretation by the OCC defining the term ‘‘numerous obligors,’’ no representation is made as to whether any of the Certificates will qualify as ‘‘commercial mortgage-related securities,’’ and thus as ‘‘Type IV securities,’’ for investment by national banks. The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in ‘‘mortgage related securities,’’ other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. § 703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA’s ‘‘investment pilot program’’ under 12 C.F.R. § 703.19 may be able to invest in those prohibited forms of securities, while ‘‘RegFlex credit unions’’ may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. § 742.4(b)(2). The OTS has issued Thrift Bulletin 13a (December 1, 1998), ‘‘Management of Interest Rate Risk, Investment Securities, and Derivatives Activities,’’ and Thrift Bulletin 73a (December 18, 2001), ‘‘Investing in Complex Securities,’’ which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the Certificates.

All depository institutions considering an investment in the Certificates should review the ‘‘Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities’’ (the ‘‘1998 Policy Statement’’) of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any Certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, ‘‘prudent investor’’ provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not ‘‘interest-bearing’’ or ‘‘income-paying,’’ and, with regard to any Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

Except as to the status of certain classes of the Certificates as ‘‘mortgage related securities,’’ no representations are made as to the proper characterization of the Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Certificates) may adversely affect the liquidity of the Certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Certificates constitute legal investments or are subject to investment, capital, or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

Plan of Distribution

The offered certificates offered hereby and by the supplements to this prospectus will be offered in series. The distribution of the certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement, the offered certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Morgan Stanley & Co. Incorporated acting as underwriter with other underwriters, if any, named in the prospectus supplement. In such event, the prospectus supplement may also specify that the underwriters will not be obligated to pay for any offered certificates agreed to be purchased by purchasers pursuant to purchase agreements acceptable to Morgan Stanley Capital I Inc. In connection with the sale of offered certificates, underwriters may receive compensation from Morgan Stanley Capital I Inc. or from purchasers of offered certificates in the form of discounts, concessions or commissions. The prospectus supplement will describe any such compensation paid by Morgan Stanley Capital I Inc.

Alternatively, the prospectus supplement may specify that offered certificates will be distributed by Morgan Stanley & Co. Incorporated acting as agent or in some cases as principal with respect to offered certificates that it has previously purchased or agreed to purchase. If Morgan Stanley & Co. Incorporated acts as agent in the sale of offered certificates, Morgan Stanley & Co. Incorporated will receive a selling commission with respect to such offered certificates, depending on market conditions, expressed as a percentage of the aggregate certificate Balance or Notional Amount of such offered certificates as of the Cut-off Date. The exact percentage for each series of certificates will be disclosed in the related prospectus supplement. To the extent that Morgan Stanley & Co. Incorporated elects to purchase offered certificates as principal, Morgan Stanley & Co. Incorporated may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between Morgan Stanley Capital I Inc. and purchasers of offered certificates of such series.

Morgan Stanley Capital I Inc. will indemnify Morgan Stanley & Co. Incorporated and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Morgan Stanley & Co. Incorporated and any underwriters may be required to make.

In the ordinary course of business, Morgan Stanley & Co. Incorporated and Morgan Stanley Capital I Inc. may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of Morgan Stanley Capital I Inc.’s mortgage loans pending the sale of such mortgage loans or interests in the mortgage loans, including the certificates.

Offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be ‘‘underwriters’’ within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of offered certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

If specified in the prospectus supplement relating to certificates of a particular series offered hereby, Morgan Stanley Capital I Inc., any affiliate thereof or any other person or persons specified in the prospectus supplement may purchase some or all of the certificates of any series from Morgan Stanley & Co. Incorporated and any other underwriters thereof. This purchaser may thereafter from time to time offer and sell, pursuant to this prospectus and the related prospectus supplement, some or all of the certificates so purchased, directly, through one or more underwriters to be designated at the time of the offering of the certificates, through dealers acting as agent or principal or in such other manner as may be specified in the related prospectus supplement. The offering may be restricted in the manner specified in the prospectus supplement. The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Any underwriters and dealers participating in the purchaser’s offering of the certificates may receive compensation in the form of underwriting discounts or commissions from such purchaser and such dealers may receive commissions from the investors purchasing the certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of the certificates may be deemed to be an ‘‘underwriter’’ within the meaning of the Securities Act, and any commissions and discounts received by such dealer and any profit on the resale or such certificates by such dealer might be deemed to be underwriting discounts and commissions under the Securities Act.

All or part of any Class of certificates may be reacquired by Morgan Stanley Capital I Inc. or acquired by an affiliate of Morgan Stanley Capital I Inc. in a secondary market transaction or from an affiliate, including Morgan Stanley & Co. Incorporated. Such certificates may then be included in a trust fund, the beneficial ownership of which will be evidenced by one or more classes of mortgage-backed certificates, including subsequent series of certificates offered pursuant to this prospectus and a prospectus supplement.

As to each series of certificates, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby. Any non investment grade class may be initially retained by Morgan Stanley Capital I Inc., and may be sold by Morgan Stanley Capital I Inc. at any time in private transactions.

Legal Matters

Certain legal matters in connection with the certificates, including certain federal income tax consequences, will be passed upon for Morgan Stanley Capital I Inc. by Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP, or such other counsel as may be specified in the related prospectus supplement.

Financial Information

A new trust fund will be formed with respect to each series of certificates and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

Rating

It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a Rating Agency.

Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

Incorporation of Information by Reference

Morgan Stanley Capital I Inc., as depositor, will file, or cause to be filed, with the Commission, the periodic reports and the Agreement with respect to each trust fund required under the Exchange Act and the rules and regulations of the Commission.

All documents and reports filed, or caused to be filed, by Morgan Stanley Capital I Inc. with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of an offering of certificates are incorporated in this prospectus by reference. Each person to whom this prospectus is delivered may obtain, without charge, from Morgan Stanley Capital I Inc. a copy of any documents or reports relating to the certificates being offered. (Exhibits to those documents may only be obtained if they are specifically incorporated by reference in those documents.) Requests for this information should be directed in writing to Morgan Stanley Capital I Inc., c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, Attention: John E. Westerfield, or by telephone at (212) 761 4000. Morgan Stanley Capital I Inc. has determined that its financial statements are not material to the offering of any certificates.

Morgan Stanley Capital I Inc. has filed with the Securities and Exchange Commission a registration statement (of which this prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus and the accompanying prospectus supplement do not contain all of the information set forth in the registration statement. For further information regarding the documents referred to in this prospectus and the accompanying prospectus supplement, you should refer to the registration statement and the exhibits thereto. The registration statement and exhibits and the periodic reports, including annual reports on Form 10-K, distribution reports on Form 10-D and current reports on Form 8-K, can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549. Additional information regarding the Public Reference Room can be obtained by calling the Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains a site on the World Wide Web at ‘‘http://www.sec.gov’’ at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval (‘‘EDGAR’’) system. The depositor has filed the registration statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission’s Web site. The Securities and Exchange Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

If so specified in the related prospectus supplement, copies of all filings through the EDGAR system of the related issuing entity on Form 10-D, Form 10-K and Form 8-K will be made available on the applicable trustee’s or other identified party’s website.

If some or all of the mortgage loans owned by a trust fund are secured by an assignment of lessors’ rights in one or more leases, rental payments due from the lessees may be a significant source (or even the sole source) of distributions on the certificates. In these circumstances, reference should be made to the related prospectus supplement for information concerning the lessees and whether any of those lessees are subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

Glossary of Terms

The certificates will be issued pursuant to the Agreement. The following Glossary of Terms is not complete. You should also refer to the prospectus supplement and the Agreement for additional or more complete definitions. If you send a written request to the trustee at its corporate office, the trustee will provide to you without charge a copy of the Agreement (without exhibits and schedules).

Unless the context requires otherwise, the definitions contained in this Glossary of Terms apply only to this series of certificates.

‘‘Accrual Certificates’’ means certificates which provide for distributions of accrued interest commencing only following the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series.

‘‘Accrued Certificate Interest’’ means, with respect to each class of certificates and each Distribution Date, other than certain classes of Stripped Interest Certificates, the amount equal to the interest accrued for a specified period on the outstanding Certificate Balance immediately prior to the Distribution Date, at the applicable pass-through rate, as described in ‘‘Distributions of Interest on the Certificates’’ in this prospectus.

‘‘Agreement’’ means the Pooling Agreement or the Trust Agreement, as applicable.

‘‘Amortizable Bond Premium Regulations’’ means final regulations issued by the IRS which deal with the amortizable bond premium.

‘‘Assets’’ means the primary assets included in a trust fund.

‘‘Bankruptcy Code’’ means the Bankruptcy Reform Act of 1978, as amended (Title 11 of the United States Code).

‘‘Book-Entry Certificates’’ means Certificates which are in book-entry form.

‘‘Cash Flow Agreements’’ means guaranteed investment contracts or interest rate exchange or interest rate swap agreements, interest rate cap, floor or collar agreements, currency exchange or swap agreements or other interest rate or currency agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the assets or on one or more classes of certificates.

‘‘Cede’’ means Cede & Company.

‘‘CERCLA’’ means Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

‘‘Certificate Account’’ means one or more separate accounts for the collection of payments on the related assets.

‘‘Certificate Balance’’ equals the maximum amount that a holder of a certificate will be entitled to receive in respect of principal out of future cash flow on the mortgage loans and other assets included in the trust fund.

‘‘Certificate Owners’’ means, with respect to a book-entry certificate, the person who is the beneficial owner of such book-entry certificate, as may be reflected on the books of the clearing agency, or on the books of a Person maintaining an account with such clearing agency, directly or as an indirect participant, in accordance with the rules of such clearing agency.

‘‘Certificateholder’’ means, unless otherwise provided in the related prospectus supplement, Cede, as nominee of DTC.

‘‘Certificates’’ means any of the certificates issued, in one or more series, by Morgan Stanley Capital I Inc.

‘‘Closing Date’’ means the date the REMIC Regular Certificates were initially issued.

‘‘Code’’ means the Internal Revenue Code of 1986, as amended.

‘‘Commercial Loans’’ means the loans relating to the Commercial Properties.

‘‘Commercial Properties’’ means office buildings, shopping centers, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, congregate care facilities, mixed use or other types of commercial properties.

‘‘Constant Prepayment Rate’’ or ‘‘CPR’’ means a rate that represents an assumed constant rate of prepayment each month (which is expressed on a per annum basis) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans.

‘‘Contributions Tax’’ means a tax on the trust fund equal to 100% of the value of the contributed property.

‘‘Credit Support’’ means credit support provided by subordination of one or more other classes of certificates in a series, cross-support provisions, insurance or guarantees for the loans, letters of credit, insurance policies and surety bonds, the establishment of one or more reserve funds or any combination of the foregoing.

‘‘Crime Control Act’’ means the Comprehensive Crime Control Act of 1984.

‘‘Cut-off Date’’ means a day in the month of formation of the related trust fund, as defined in the prospectus supplement.

‘‘Debt Service Coverage Ratio’’ means, with respect to a mortgage loan at any given time, the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the mortgage loan.

‘‘Deferred Interest’’ means interest deferred by reason of negative amortization.

‘‘Definitive Certificate’’ means a fully registered physical certificate.

‘‘Depositor’’ means Morgan Stanley Capital I Inc.

‘‘Determination Date’’ means the close of business on the date specified in the related prospectus supplement.

‘‘Disqualifying Condition’’ means a condition, existing as a result of, or arising from, the presence of Hazardous Materials on a mortgaged property, such that the mortgage loan secured by the affected mortgaged property would be ineligible, solely by reason of such condition, for purchase by FNMA under the relevant provisions of FNMA’s Multifamily Seller/Servicer Guide in effect as of the date of initial issuance of the certificates of such series, including a condition that would constitute a material violation of applicable federal state or local law in effect as of their date of initial issuance of the certificates of such series.

‘‘Distribution Date’’ means each of the dates on which distributions to certificateholders are to be made.

‘‘DOL’’ means the United States Department of Department of Labor.

‘‘DTC’’ means the Depository Trust Company.

‘‘Due Period’’ means the period which will commence on the second day of the month in which the immediately preceding Distribution Date occurs, or the day after the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution Date.

‘‘Environmental Hazard Condition’’ means any condition or circumstance that may give rise to an environmental claim.

‘‘Equity Participations’’ means provisions entitling the lender to a share of profits realized from the operation or disposition of a mortgaged property, as described in the related prospectus supplement.

‘‘ERISA’’ means the Employee Retirement Income Security Act of 1974, as amended.

‘‘ERISA Plans’’ means retirement plans and other employee benefit plans subject to Title I of ERISA or Section 4975 of the Code.

‘‘Events of Default’’ means, with respect to the master servicer under the Pooling Agreement, any one of the following events:

•	any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders, any required payment;

•	any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling Agreement which continues unremedied for thirty days after written notice of such failure has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights;

•	any breach of a representation or warranty made by the master servicer under the Pooling Agreement which materially and adversely affects the interests of certificateholders and which continues unremedied for thirty days after written notice of such breach has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights; and

•	certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

‘‘Excess Servicing’’ means servicing fees in excess of reasonable servicing fees.

‘‘FDIC’’ means the Federal Deposit Insurance Corporation.

‘‘FHLMC’’ means the Federal Home Loan Mortgage Corporation.

‘‘FNMA’’ means the Federal National Mortgage Association.

‘‘Government Securities’’ means direct obligations of the United States, agencies thereof or agencies created thereby which are not subject to redemption prior to maturity at the option of the issuer and are:

(a)    interest-bearing securities;

(b)    non-interest-bearing securities;

(c)    originally interest-bearing securities from which coupons representing the right to payment of interest have been removed; or

(d)    interest-bearing securities from which the right to payment of principal has been removed.

‘‘Index’’ means the source for determination of an interest rate, to be defined, if applicable, in the related prospectus supplement.

‘‘Indirect Participants’’ means entities, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

‘‘Insurance Proceeds’’ means proceeds of rental interruption policies, if any, insuring against losses arising from the failure of lessees under a lease to make timely rental payments because of casualty events.

‘‘IRS’’ means the Internal Revenue Service.

‘‘Liquidation Proceeds’’ means all other amounts received and retained in connection with the liquidation of defaulted mortgage loans in the trust fund, by foreclosure or otherwise.

‘‘Lockout Date’’ means the expiration of the Lockout Period.

‘‘Lockout Period’’ means a period during which prepayments on a mortgage loan are prohibited.

‘‘Market-to-Market Regulations’’ means the finalized IRS regulations which provide that a REMIC Residual Certificate acquired after January 3, 1995 cannot be marked to market.

‘‘Master Servicer’’ means an entity as named in the prospectus supplement.

‘‘MBS’’ means mortgage pass-through certificates or other mortgage backed securities evidencing interests in or secured by one or more mortgage loans or other certificates or securities.

‘‘MBS Agreement’’ means any servicing agreement, pooling agreement, trust agreement, an indenture or similar agreement with respect to the MBS.

‘‘Mortgage’’ means a mortgage, deed of trust or other similar security instrument.

‘‘Mortgage Loans’’ means the multifamily mortgage loans or the commercial mortgage loans or both included in a trust fund. As used in this prospectus, mortgage loans refers to both whole mortgage loans and mortgage loans underlying MBS.

‘‘Mortgage Note’’ means a promissory note evidencing a respective mortgage loan.

‘‘Mortgage Rate’’ means the interest rate for a mortgage loan which provides for no accrual of interest or for accrual of interest thereon at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed mortgage rate, or from a fixed to an adjustable mortgage rate, from time to time pursuant to an election or as otherwise specified on the related mortgage note, in each case as described in the related prospectus supplement.

‘‘Multifamily Loans’’ means the loans relating to the Multifamily Properties.

‘‘Multifamily Properties’’ means residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings.

‘‘NCUA’’ means the National Credit Union Administration.

‘‘Net Operating Income’’ means, for any given period, to the extent set forth in the related prospectus supplement, the total operating revenues derived from a mortgaged property during that period, minus the total operating expenses incurred in respect of the mortgaged property during that period other than:

•	non-cash items such as depreciation and amortization;

•	capital expenditures; and

•	debt service on loans secured by the mortgaged property.

‘‘Nonrecoverable Advance’’ means an advance that is not ultimately recoverable from Related Proceeds or from collections on other assets otherwise distributable on Subordinate Certificates.

‘‘Non-SMMEA Certificates’’ means Certificates not qualifying as ‘‘mortgage related securities’’ for purposes of SMMEA.

‘‘Non-U.S.Person’’ means any person who is not a U.S. Person.

‘‘OCC’’ means the Office of the Comptroller of the Currency.

‘‘OID’’ means original issue discount.

‘‘OID Regulations’’ means the special rules of the Code relating to OID (currently Code Sections 1271 through 1273 and 1275) and Treasury regulations issued thereunder.

‘‘OTS’’ means the Office of Thrift Supervision.

‘‘Participants’’ means the participating organizations of DTC.

‘‘Pass-Through Rate’’ means the fixed, variable or adjustable rate per annum at which any class of certificates accrues interest.

‘‘Payment Lag Certificates’’ means the REMIC Regular Certificates that provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each Distribution Date.

‘‘Permitted Investments’’ means United States government securities and other investment grade obligations specified in the Pooling Agreement.

‘‘Plans’’ means ERISA Plans and other plans subject to applicable federal, state or local law materially similar to Title I of ERISA or Section 4975 of the Code.

‘‘Pooling Agreement’’ means the Agreement under which certificates of a series evidencing interests in a trust fund including Whole Loans will be issued.

‘‘Pre-Issuance Accrued Interest’’ means interest that has accrued prior to the issue date.

‘‘Prepayment Assumption’’ means the original yield to maturity of the grantor trust certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the grantor trust certificates.

‘‘Prepayment Premium’’ means with respect to any Distribution Date, the aggregate of all Yield Maintenance Payments, or Percentage Premiums, if any, received during the related Collection Period in connection with Principal Prepayments.

‘‘Prohibited Transactions Tax’’ means the tax the Code imposes on REMICs equal to 100% of the net income derived from ‘‘prohibited transactions.’’

‘‘Purchase Price’’ means, with respect to any Whole Loan and to the extent set forth in the related prospectus supplement, the amount that is equal to the sum of the unpaid principal balance, plus unpaid accrued interest at the mortgage rate from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to the master servicer.

‘‘Rating Agency’’ means any of Fitch Ratings, Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services.

‘‘RCRA’’ means the Resource Conservation and Recovery Act.

‘‘Record Date’’ means the last business day of the month immediately preceding the month in which the Distribution Date for a class of certificates occurs.

‘‘Refinance Loans’’ means mortgage loans made to refinance existing loans.

‘‘Related Proceeds’’ means related recoveries on the mortgage loans, including amounts received under any form of Credit Support, for which advances were made.

‘‘Relief Act’’ means the Servicemembers Civil Relief Act, as amended.

‘‘REMIC Certificates’’ means a certificate issued by a trust fund relating to a series of certificate where an election is made to treat the trust fund as a REMIC.

‘‘REMIC Provisions’’ means provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Internal Revenue Code of 1986, as amended from time to time, and related provisions, and regulations (including any proposed regulations) and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

‘‘REMIC Regular Certificates’’ means REMIC Certificates issued by the trust fund that qualify as REMIC Certificates and are considered to be regular interests.

‘‘REMIC Regular Certificateholders’’ means holders of REMIC Regular Certificates.

‘‘REMIC Regulations’’ means the REMIC regulations promulgated by the Treasury Department.

‘‘REMIC Residual Certificates’’ means the sole class of residual interests in the REMIC.

‘‘REMIC Residual Certificateholders’’ means holders of REMIC Regular Certificates.

‘‘REO Extension’’ means the extension of time the IRS grants to sell the mortgaged property.

‘‘REO Tax’’ means a tax on ‘‘net income from foreclosure property,’’ within the meaning of Section 857(b)(4)(B) of the Code.

‘‘Restricted Group’’ means the Seller, depositor, any underwriter, any servicer, the trustee, any insurer of the mortgage loans or MBS, any borrower whose obligations under one or more mortgage loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the trust fund, or any of their respective affiliates.

‘‘Retained Interest’’ means an interest in an asset which represents a specified portion of the interest payable. The Retained Interest will be deducted from borrower payments as received and will not be part of the related trust fund.

‘‘RICO’’ means the Racketeer Influenced and Corrupt Organizations statute.

‘‘Senior Certificates’’ means certificates which are senior to one or more other classes of certificates in respect of certain distributions on the certificates.

‘‘Servicing Standard’’ means:

A.	the standard for servicing the servicer must follow as defined by the terms of the related Pooling Agreement and any related hazard, business interruption, rental interruption or general liability insurance policy or instrument of Credit Support included in the related trust fund as described in this prospectus under ‘‘Description of Credit Support’’ and in the prospectus supplement;

B.	applicable law; and

C.	the general servicing standard specified in the related prospectus supplement or, if no such standard is so specified, its normal servicing practices.

‘‘Similar Law’’ means any federal, state or local law materially similar to Title I of ERISA or Section 4975 of the Code.

‘‘SMMEA’’ means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

‘‘SMMEA Certificates’’ means ‘‘mortgage related securities’’ for purposes of SMMEA.

‘‘Special Servicer’’ means an entity as named in the prospectus supplement.

‘‘Stripped ARM Obligations’’ means OID on grantor trust certificates attributable to adjustable rate loans

‘‘Stripped Bond Certificates’’ means a class of grantor trust certificates that represents the right to principal and interest, or principal only, on all or a portion of the mortgage loans or MBS, if a trust fund is created with two classes of grantor trust certificates.

‘‘Stripped Coupon Certificates’’ means a class of grantor trust certificates that represents the right to some or all of the interest on a portion of the mortgage loans or MBS, if a trust fund is created with two classes of grantor trust certificates.

‘‘Stripped Interest Certificates’’ means certificates which are entitled to interest distributions with disproportionately low, nominal or no principal distributions.

‘‘Stripped Principal Certificates’’ means certificates which are entitled to principal distributions with disproportionately low, nominal or no interest distributions.

‘‘Subordinate Certificates’’ means certificates which are subordinate to one or more other classes of certificates in respect of certain distributions on the certificates.

‘‘Subservicer’’ means third-party servicers.

‘‘Subservicing Agreement’’ means a sub-servicing agreement between a master servicer and a Subservicer.

‘‘Super-Premium Certificates’’ means certain REMIC Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances.

‘‘Title V’’ means Title V of the depository Institutions Deregulation and Monetary Control Act of 1980.

‘‘Trust Agreement’’ means the Agreement under certificates of a series evidencing interests in a trust fund not including Whole Loans will be issued.

‘‘Trust Fund’’ means the trust fund created by the Agreement consisting primarily of:

•	Mortgage Loans

•	MBS

•	direct obligations of the United States, agencies thereof or agencies created thereby which are not subject to redemption prior to maturity at the option of the issuer and are (a) interest-bearing securities, (b) non-interest-bearing securities, (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or (d) government securities, or

•	a combination of mortgage loans, MBS and government securities.

‘‘Underlying MBS’’ means any mortgage participations, pass-through certificates or other asset-backed certificates in which an MBS evidences an interest or which secure an MBS.

‘‘Underlying Mortgage Loans’’ means the mortgage loans that secure, or the interests in which are evidenced by, MBS.

‘‘U.S. Person’’ means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof (other than a partnership that is not treated as a U.S. Person under any applicable Treasury regulations), an estate the income of which from sources outside the United States is included in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust. In addition, certain trusts treated as U.S. Persons before August 20, 1996 may elect to continue to be so treated to the extent provided in regulations.

‘‘Value’’ means,

(a)	the appraised value determined in an appraisal obtained by the originator at origination of that loan, or

(b)	the lesser of

•	the appraised value determined in an appraisal obtained at the time of origination of the Refinance Loan and

•	the sales price for that property; or

(c)	the value as determined in accordance with another method specified in the prospectus supplement, including without limitation by applying a capitalization rate to underwritten net cash flow.

‘‘Warranting Party’’ means the person making representations and warranties.

‘‘Whole Loans’’ means the mortgage loans that are not Underlying Mortgage Loans.